                                                                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                     One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes  American Skandia ApexSM, a flexible premium deferred annuity (the "Annuity") offered by American Skandia
Life  Assurance  Corporation  ("American  Skandia",  "we",  "our" or "us").  The  Annuity  may be offered as an  individual  annuity contract or as an  interest  in a group  annuity.  This  Prospectus  describes  the  important  features of the Annuity and what you should  consider  before  purchasing the Annuity.  We have also filed a Statement of Additional  Information  that is available from us,  without  charge,  upon your  request.  The contents of the Statement of  Additional  Information  are described on page 64. The
Annuity or certain of its  investment  options and/or  features may not be available in all states.  Various rights and benefits may differ between states to meet applicable laws and/or  regulations.  Certain terms are  capitalized in this  Prospectus.  Those terms are either defined in the Glossary of Terms or in the context of the particular section.

====================================================================================================================================
American  Skandia offers several  different  annuities  which your investment  professional  may be authorized to offer to you. Each annuity has different  features and benefits that may be  appropriate  for you based on your financial  situation,  your age and how you intend to use the annuity.  The different features and benefits include variations in death benefit  protection,  the ability to access your  annuity's  account value and the charges that you will be subject to if you choose to surrender  the annuity.  The fees and charges may also be different between each annuity.
====================================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should  consider any  surrender or penalty  charges you may incur when  replacing  your  existing  coverage and that this Annuity may be subject to a contingent  deferred  sales charge if you elect to surrender  the Annuity or take a partial  withdrawal.  You should  consider  your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently  used for  retirement  planning  because it allows you to accumulate  retirement  savings and also offers annuity payment options when you are ready to begin  receiving  income.  The Annuity also offers one or more death benefits that can protect  your  retirement  savings if you die during a period of  declining  markets.  It may be used as an  investment  vehicle for
"qualified"  investments,  including an IRA,  SEP-IRA,  Roth IRA or Tax  Sheltered  Annuity (or  403(b)).  It may also be used as an investment  vehicle  for  "non-qualified"  investments.  The  Annuity  allows  you to  invest  your  money in a number  of  variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a  "non-qualified"  investment,  you  generally  are not taxed on any  investment  gains the Annuity earns until you make a  withdrawal  or begin to receive  annuity  payments.  This  feature,  referred to as  "tax-deferral",  can be beneficial to the growth of your Account Value  because money that would  otherwise be needed to pay taxes on investment  gains each year remains invested and can earn additional money.  However,  because the Annuity is designed for long-term  retirement savings, a
10%  penalty  tax may be  applied  on  withdrawals  you make  before  you  reach age 59 1/2.  Annuities  purchased  as a  non-qualified investment  are not subject to the maximum  contribution  limits  that may apply to a qualified  investment,  and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified"  investment,  you should consider that the Annuity does not provide any tax advantages in addition to the  preferential  treatment  already  available  through your  retirement  plan under the Internal  Revenue Code. An
Annuity may offer  features  and  benefits in addition to  providing  tax  deferral  that other  investment  vehicles may not offer, including  death benefit  protection for your  beneficiaries,  lifetime income  options,  and the ability to make transfers  between numerous  variable  investment  options  offered  under the Annuity.  You should  consult with your  investment  professional  as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

These  annuities are NOT deposits or obligations  of, or issued,  guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S.  government,  the Federal  Deposit  Insurance  Corporation  (FDIC),  the Federal  Reserve Board or any other agency.  An investment in this annuity involves investment risks, including possible loss of value.

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THESE  SECURITIES  HAVE NOT BEEN  APPROVED  OR  DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION  TO THE CONTRARY IS A CRIMINAL  OFFENSE.  PLEASE READ THIS  PROSPECTUS AND THE CURRENT  PROSPECTUS FOR THE UNDERLYING
MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
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                                            FOR FURTHER INFORMATION CALL 1-800-766-4530.
Prospectus Dated: May 1, 2002                                                 Statement of Additional Information Dated: May 1, 2002
revised effective November 18, 2002                                                              revised effective November 18, 2002
ASAPEXPROS- (11/2002)                                                                                                     ASAPEXPROS

                            PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

|X|      This Annuity is a "flexible  premium  deferred  annuity." It is called  "flexible  premium"  because you have  considerable flexibility in the timing and amount of premium  payments.  Generally,  investors  "defer"  receiving  annuity payments until after an accumulation period.

|X|      This  Annuity  offers  both  variable  and fixed  investment  options.  If you  allocate  your  Account  Value to  variable investment  options,  the value of your  Annuity  will vary daily to reflect the  investment  performance  of the  underlying investment  options.  Fixed investment  options of different  durations are offered that are guaranteed by us, but may have a
       Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.

|X|      The Annuity  features  two  distinct  periods - the  accumulation  period and the payout  period.  During the  accumulation period  your  Account  Value is  allocated  to one or more  investment  options.  The  variable  investment  options,  each a
       Sub-account  of  American  Skandia  Life  Assurance  Corporation  Variable  Account B,  invest in an  underlying  mutual fund portfolio.  Currently,  portfolios  of the following  underlying  mutual funds are being  offered:  American  Skandia  Trust,
       Montgomery Variable Series,  Wells Fargo Variable Trust,  INVESCO Variable Investment Funds, Inc., Evergreen Variable Annuity
       Trust, ProFunds VP, First Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.

|X|      During the payout period,  commonly called  "annuitization,"  you can elect to receive  annuity  payments (1) for life; (2)
       for life with a  guaranteed  minimum  number  of  payments;  (3)  based on joint  lives;  or (4) for a  guaranteed  number of payments.  We currently make annuity payments available on a fixed or variable basis.

|X|      This Annuity  offers a basic Death  Benefit.  It also offers  optional  Death  Benefits  that provide an enhanced  level of protection for your beneficiary(ies) for an additional charge.

|X|      Annuity  Owners can purchase an optional  life  insurance  rider called  Plus40(TM)which  provides an income  tax-free  life insurance benefit to the Owner's beneficiary(ies) equal to 40% of the Account Value of your Annuity.

|X|      You are allowed to withdraw a limited  amount of money from your  Annuity on an annual  basis  without any  charges.  Other product  features  allow you to access your Account  Value as necessary,  although a charge may apply.  After Annuity Year 4, you are allowed to make unlimited withdrawals from your Annuity without any charges.

|X|      Transfers  between  investment  options are tax-free.  Currently,  you may make twenty  transfers each year free of charge.
       We also  offer  several  programs  that  enable you to manage  your  Account  Value as your  financial  needs and  investment performance change.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed,  registered  investment  professionals.  You must complete an application and submit a minimum initial  purchase  payment of $10,000.  We may allow you to make a lower  initial  purchase  payment  provided you  establish a bank drafting program under which purchase  payments  received in the first Annuity Year total at least $10,000.  If the Annuity is owned by an individual or  individuals,  the oldest of those  persons must be age 85 or under.  If the Annuity is owned by an entity,  the annuitant must be age 85 or under.

   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED

APPENDIX E - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL
  DEATH BENEFIT AND THE GUARANTEED MINIMUM DEATH BENEFITS..........................................................................1

                                                         GLOSSARY OF TERMS

Many terms used within this  Prospectus  are described  within the text where they appear.  The  description  of those terms are not repeated in this Glossary of Terms.

Account Value:  The value of each  allocation to a Sub-account or a Fixed  Allocation  prior to the Annuity Date, plus any earnings, and/or less any losses,  distributions  and charges.  The Account Value is  calculated  before we assess any  applicable  Contingent
Deferred Sales Charge ("CDSC") and/or any Annual  Maintenance  Fee. The Account Value is determined  separately for each Sub-account and for each Fixed  Allocation,  and then totaled to determine the Account Value for your entire Annuity.  The Account Value of each
Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization:  The application of Account Value to one of the available  annuity options to begin receiving  periodic  payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An allocation of Account Value that is to be credited a fixed rate of interest for a specified  Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim  Value:  The value of a Fixed  Allocation  on any date other  than the  Maturity  Date.  The  Interim  Value is equal to the initial value allocated to the Fixed Allocation plus all interest  credited to the Fixed Allocation as of the date calculated,  less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation  on a day more than 30 days prior to the Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual  annuity  contract,  the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.  With an Annuity issued as a certificate  under a group annuity  contract,  the "Owner"
refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender  Value:  The value of your Annuity  available upon surrender  prior to the Annuity Date. It equals the Account Value as of the date we price the  surrender  minus any  applicable  CDSC,  Annual  Maintenance  Fee, Tax Charge and the charge for any optional benefits.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day:  Every day the New York Stock  Exchange is open for trading or any other day the  Securities and Exchange  Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and  expenses we charge for the  Annuity.  Some  charges are  assessed  against  your  Annuity  while others are assessed  against  assets  allocated  to the  variable  investment  options.  The charges  that are assessed  against the
Annuity  include the  Contingent  Deferred Sales Charge,  Annual  Maintenance  Fee,  Transfer Fee, the Tax Charge and any charge for optional  benefits.  The charge that is assessed  against the variable  investment  options is the  Insurance  Charge,  which is the combination  of a mortality and expense risk charge and a charge for  administration  of the Annuity.  Each  underlying  mutual fund portfolio  assesses a charge for investment  management,  other expenses and with some mutual funds, a 12b-1 charge.  The prospectus for each underlying  mutual fund provides more detailed  information  about the expenses for the underlying mutual funds. In certain states,  a premium  tax charge  may be  applicable.  All of these  fees and  expenses  are  described  in more  detail  within  this
Prospectus.

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                                                       YOUR TRANSACTION EXPENSES
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---------------------------------------- -------------------------------------------------------------- --------------------------------
                                                               AMOUNT DEDUCTED/
---------------------------------------                      DESCRIPTION OF CHARGE                               WHEN DEDUCTED
              FEE/EXPENSE
---------------------------------------- -------------------------------------------------------------- --------------------------------
---------------------------------------- ------------ ------------ ------------ ------------ ---------- --------------------------------

                                            Yr. 1        Yr. 2        Yr. 3        Yr. 4      Yrs. 5+
Contingent Deferred Sales Charge                                                                               Upon Surrender or
                                                                                                              Partial Withdrawal

---------------------------------------- ------------ ------------ ------------ ------------ ---------- --------------------------------
---------------------------------------- ------------ ------------ ------------ ------------ ---------- --------------------------------

                                            8.5%         8.0%         7.0%         6.0%        0.0%
---------------------------------------- ------------ ------------ ------------ ------------ ---------- --------------------------------
---------------------------------------- -------------------------------------------------------------- --------------------------------
                                            The charge is a percentage of each applicable Purchase
                                          Payment. The period is measured from the Issue Date of the
                                                                   Annuity.
---------------------------------------- -------------------------------------------------------------- --------------------------------
---------------------------------------- -------------------------------------------------------------- --------------------------------
Annual Maintenance Fee                               Smaller of $35 or 2% of Account Value                 Annually on the Annuity's
                                           (Only applicable if Account Value is less than $100,000)        anniversary date or upon
                                                                                                                   surrender
---------------------------------------- -------------------------------------------------------------- --------------------------------
----------------------------------------
Transfer Fee                                                        $10.00                               After the 20th transfer each
                                                                                                                 Annuity Year
---------------------------------------- -------------------------------------------------------------- --------------------------------
---------------------------------------- -------------------------------------------------------------- --------------------------------
Tax Charge                                Depends on the requirements of the applicable jurisdiction                Various

---------------------------------------- -------------------------------------------------------------- --------------------------------

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                                                  ANNUAL CHARGES OF THE SUB-ACCOUNTS
                                 (as a percentage of the average daily net assets of the Sub-accounts)
---------------------------------------- -------------------------------------------------------------- --------------------------------
Mortality & Expense Risk Charge
                                                                     1.25%
Administration Charge                                                                                                Daily
                                                                     0.15%
Total Annual Charges of the                                                                             Applies to Variable Investment
Sub-accounts*                                   1.40% per year of the value of each Sub-account                  Options only

---------------------------------------- -------------------------------------------------------------- --------------------------------
*  The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge"
elsewhere in this Prospectus.

------------------------------------------------------------------------------------------- --------------------- ----------------------
                                    OPTIONAL BENEFITS                                         Optional Benefit     Total Annual Charge
                                                                                                   Charge         (including Insurance
                                                                                                                         Charge)
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
GUARANTEED RETURN OPTION                                                                                                  1.65%
We offer a program  that  guarantees  a  "return  of  premium"  at a future  date,  while     0.25% of average
allowing you to allocate all or a portion of your Account  Value to the  Sub-accounts  of   daily net assets of
your choice.                                                                                  the Sub-accounts
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT                                                                             1.65%
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average
your  beneficiary(ies)  by providing  amounts in addition to the basic Death Benefit that   daily net assets of
can be used to offset  federal  and state  taxes  payable  on any  taxable  gains in your     the Sub-accounts
Annuity at the time of your death.
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
HIGHEST ANNIVERSARY VALUE DEATH BENEFIT
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average
your  beneficiary(ies)  by  providing a death  benefit  equal to the greater of the basic   daily net assets of           1.65%
Death Benefit or the Highest Anniversary Value.                                               the Sub-accounts
------------------------------------------------------------------------------------------- --------------------- ----------------------
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Please  refer to the section of the  Prospectus  that  describes  each  optional  benefit for a complete  description  of the  benefit, including any restrictions or limitations that may apply.
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                                                     OPTIONAL LIFE INSURANCE RIDER
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------------------------------------------------------------------------------------------------------- --------------------------------
Plus40(TM)OPTIONAL LIFE INSURANCE RIDER                                                                   The current charge is based on
We offer an income tax-free life insurance  benefit for your  Beneficiary(ies)  that may be useful in     age and is a percentage of
offsetting  federal and state taxes  payable on any taxable gains in your Annuity at the time of your    your Account Value as of the
death.  Please refer to the Appendix for a detailed description of this Rider.                           anniversary of the Issue Date
                                                                                                          of your Annuity. The charge
                                                                                                          ranges from .80% for Owners
                                                                                                           age 40 - 75 to 10.50% for
                                                                                                          Owners age 95. Please refer
                                                                                                        to the Appendix for a complete
                                                                                                          description of the charge.
------------------------------------------------------------------------------------------------------- --------------------------------

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                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------------

The following are the investment  management  fees, other expenses,  12b-1 fees (if  applicable),  and the total annual expenses for each underlying  mutual fund  ("Portfolio") as of December 31, 2001,  except as noted.  Each figure is stated as a percentage of the underlying  Portfolio's  average daily net assets.  For certain of the  underlying  Portfolios,  a portion of the  management fee is being waived and/or other  expenses are being  partially  reimbursed.  "N/A"  indicates that no portion of the management fee and/or other expenses is being waived and/or  reimbursed.  The "Net Annual  Portfolio  Operating  Expenses"  reflect the combination of the underlying  Portfolio's  investment  management  fee,  other  expenses  and any  12b-1  fees,  net of any fee  waivers  and  expense reimbursements.  The  following  expenses are deducted by the  underlying  Portfolio  before it provides  American  Skandia with the daily net asset  value.  Any  footnotes  about  expenses  appear  after the list of all the  Portfolios.  The  underlying  Portfolio information  was provided by the underlying  mutual funds and has not been  independently  verified by us. See the  prospectuses  or statements of additional  information of the  underlying  Portfolios for further  details.  The current  prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee         Net
                                                       Fees         Expenses                    Portfolio    Waivers      Annual
              UNDERLYING PORTFOLIO                                                              Operating    and          Portfolio
                                                                                                 Expenses    Expense      Operating
                                                                                                             Reimburse-mentExpenses
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
American Skandia Trust: 1
  AST Strong International Equity                     0.87%          0.22%          0.05%         1.14%          N/A         1.14%
  AST William Blair International Growth 5            1.00%          0.22%          0.02%         1.24%         0.10%        1.14%
  AST American Century International Growth           1.00%          0.28%          0.00%         1.28%          N/A         1.28%
  AST DeAM International Equity                       1.00%          0.32%          0.00%         1.32%         0.15%        1.17%
  AST MFS Global Equity                               1.00%          0.40%          0.00%         1.40%          N/A         1.40%
  AST PBHG Small-Cap Growth                           0.90%          0.23%          0.03%         1.16%          N/A         1.16%
  AST DeAM Small-Cap Growth                           0.95%          0.19%          0.03%         1.17%         0.01%        1.16%
  AST Federated Aggressive Growth                     0.95%          0.83%          0.00%         1.78%         0.43%        1.35%
  AST Goldman Sachs Small-Cap Value                   0.95%          0.16%          0.07%         1.18%          N/A         1.18%
  AST Gabelli Small-Cap Value                         0.90%          0.18%          0.00%         1.08%          N/A         1.08%
  AST DeAM Small-Cap Value 2                          0.95%          0.22%          0.02%         1.19%         0.15%        1.04%
  AST Goldman Sachs Mid-Cap Growth 5                  1.00%          0.26%          0.08%         1.34%         0.10%        1.24%
  AST Neuberger Berman Mid-Cap Growth                 0.90%          0.18%          0.04%         1.12%          N/A         1.12%
  AST Neuberger Berman Mid-Cap Value                  0.90%          0.16%          0.16%         1.22%          N/A         1.22%
  AST Alger All-Cap Growth                            0.95%          0.16%          0.09%         1.20%          N/A         1.20%
  AST Gabelli All-Cap Value                           0.95%          0.24%          0.01%         1.20%          N/A         1.20%
  AST T. Rowe Price Natural Resources                 0.90%          0.20%          0.01%         1.11%          N/A         1.11%
  AST Alliance Growth                                 0.90%          0.19%          0.04%         1.13%          N/A         1.13%
  AST MFS Growth                                      0.90%          0.17%          0.04%         1.11%          N/A         1.11%
  AST Marsico Capital Growth                          0.90%          0.16%          0.02%         1.08%         0.02%        1.06%
  AST Goldman Sachs Concentrated Growth 5             0.90%          0.14%          0.03%         1.07%         0.06%        1.01%
  AST DeAM Large-Cap Growth 2                         0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST DeAM Large-Cap Value                            0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST Alliance/Bernstein Growth + Value               0.90%          0.55%          0.00%         1.45%         0.10%        1.35%
  AST Sanford Bernstein Core Value                    0.75%          0.40%          0.00%         1.15%          N/A         1.15%
  AST Cohen & Steers Realty                           1.00%          0.19%          0.02%         1.21%          N/A         1.21%
  AST Sanford Bernstein Managed Index 500             0.60%          0.16%          0.02%         0.78%          N/A         0.78%
  AST American Century Income & Growth                0.75%          0.19%          0.00%         0.94%          N/A         0.94%
  AST Alliance Growth and Income                      0.75%          0.14%          0.07%         0.96%         0.02%        0.94%
  AST MFS Growth with Income                          0.90%          0.18%          0.03%         1.11%          N/A         1.11%
  AST INVESCO Capital Income                          0.75%          0.16%          0.01%         0.92%         0.01%        0.91%
  AST DeAM Global Allocation                          0.10%          0.17%          0.00%         0.27%          N/A         0.27%
  AST American Century Strategic Balanced             0.85%          0.23%          0.00%         1.08%          N/A         1.08%
  AST T. Rowe Price Asset Allocation                  0.85%          0.25%          0.00%         1.10%          N/A         1.10%
  AST T. Rowe Price Global Bond                       0.80%          0.28%          0.00%         1.08%          N/A         1.08%
  AST Federated High Yield                            0.75%          0.20%          0.00%         0.95%          N/A         0.95%
  AST Lord Abbett Bond-Debenture                      0.80%          0.30%          0.00%         1.10%          N/A         1.10%
  AST DeAM Bond 2                                     0.85%          0.22%          0.00%         1.07%         0.15%        0.92%
  AST PIMCO Total Return Bond                         0.65%          0.16%          0.00%         0.81%         0.02%        0.79%
  AST PIMCO Limited Maturity Bond                     0.65%          0.18%          0.00%         0.83%          N/A         0.83%
  AST Money Market                                    0.50%          0.14%          0.00%         0.64%         0.05%        0.59%

Montgomery Variable Series:
  Emerging Markets                                    1.25%          0.42%            N/A          1.67%         N/A         1.67%

Wells Fargo Variable Trust:
  Equity Income                                       0.55%          0.43%          0.25%         1.23%         0.23%        1.00%

INVESCO Variable Investment Funds, Inc.:
  Dynamics                                             0.75%         0.33%            N/A          1.08%          N/A         1.08%
  Technology                                           0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Health Sciences                                      0.75%         0.31%            N/A          1.06%          N/A         1.06%
  Financial Services                                   0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Telecommunications                                   0.75%         0.34%            N/A          1.09%          N/A         1.09%

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee         Net
                                                       Fees         Expenses                    Portfolio    Waivers      Annual
              UNDERLYING PORTFOLIO                                                              Operating    and          Portfolio
                                                                                                 Expenses    Expense      Operating
                                                                                                             Reimburse-mentExpenses
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
Evergreen Variable Annuity Trust:
  Global Leaders                                       0.87%         0.28%            N/A          1.15%         0.15%        1.00%
  Special Equity                                       0.92%         0.23%            N/A          1.15%         0.12%        1.03%
  Omega                                                0.52%         0.20%            N/A          0.72%          N/A         0.72%

ProFund VP:
  Europe 30                                            0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Asia 30 3                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Japan 3                                              0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Banks 3                                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Basic Materials 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Biotechnology                                        0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Consumer Cyclical 3                                  0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Consumer Non-Cyclical 3                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Energy                                               0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Financial                                            0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Healthcare                                           0.75%         1.06%           0.25%         2.06%         0.08%        1.98%
  Industrial 3                                         0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Internet 3                                           0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Pharmaceuticals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Precious Metals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Real Estate                                          0.75%         0.99%           0.25%         1.99%         0.01%        1.98%
  Semiconductor 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Technology                                           0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Telecommunications                                   0.75%         1.17%           0.25%         2.17%         0.19%        1.98%
  Utilities                                            0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Bull                                                 0.75%         1.25%           0.25%         2.25%         0.27%        1.98%
  Bear                                                 0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Bull Plus                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  OTC                                                  0.75%         0.91%           0.25%         1.91%          N/A         1.91%
  Short OTC 3                                          0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  UltraOTC                                             0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  Mid-Cap Value 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Mid-Cap Growth 3                                     0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  UltraMid-Cap 3                                       0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Value 3                                    0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Growth 3                                   0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  UltraSmall-Cap                                       0.75%         1.11%           0.25%         2.11%         0.13%        1.98%
  U.S. Government Plus 3                               0.50%         0.95%           0.25%         1.70%          N/A         1.70%
  Rising Rates Opportunity 3                           0.75%         0.95%           0.25%         1.95%          N/A         1.95%

First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values 4                   0.60%          2.47%          0.25%         3.32%         1.95%        1.37%

The Prudential Series Fund, Inc.:
SP Jennison International Growth                      0.85%          1.16%          0.25%         2.26%         0.62%        1.64%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

1        The  Investment  Manager of American  Skandia  Trust (the  "Trust") has agreed to  reimburse  and/or waive fees for certain
     Portfolios  until at least April 30, 2003. The caption "Total Annual  Portfolio  Operating  Expenses"  reflects the Portfolios'
     fees and expenses before such waivers and reimbursements,  while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and  reimbursements.  The Trust adopted a  Distribution  Plan (the  "Distribution  Plan") under Rule
     12b-1 of the  Investment  Company Act of 1940 to permit an affiliate  of the Trust's  Investment  Manager to receive  brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these  commissions to promote  the sale of shares of such  Portfolios.  While the  brokerage  commission  rates and  amounts  paid by the  various
     Portfolios  are not  expected  to increase as a result of the  Distribution  Plan,  the staff of the  Securities  and  Exchange
     Commission takes the position that commission  amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios.  The Distribution Fee estimates are derived and annualized from data regarding  commission  amounts directed  under the  Distribution  Plan for the fiscal year ended  December 31,  2001.  Although  there are no maximum  amounts allowable,  actual  commission  amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.
2        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  and "12b-1 Fees" shown are based on estimated amounts for the fiscal year ending December 31, 2002.
3        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  shown are based on estimated  amounts for the fiscal year ending December 31, 2002.
4        Included  in the charge for Other  Expenses  is a fee of 0.325% of average  daily net assets  paid to  American  Skandia to reimburse  it for  administrative  costs.  The  investment  advisor  has agreed to waive fees and  reimburse  expenses  through
     September  30,  2003 in  order to  prevent  Total  Annual  Portfolio  Operating  Expenses  (excluding  brokerage  expenses  and extraordinary expenses) from exceeding 1.47% of the average daily net asset value of the respective Portfolio.

5    Net Annual Portfolio Operating Expenses reflect fee waivers and expense reimbursements in effect as of November 11, 2002.

EXPENSE EXAMPLES
These  examples  are  designed to assist you in  understanding  the various  costs and expenses you will incur with the Annuity over certain  periods of time based on specific  assumptions.  The examples  reflect the  Insurance  Charge,  Contingent  Deferred  Sales
Charges (when  applicable),  the Annual  Maintenance Fee (when applicable),  the charges deducted by the underlying  Portfolios,  as well as the charges for the optional  benefits that are offered under the Annuity.  The Securities and Exchange  Commission  ("SEC")
requires these examples.

Below are  examples  showing  what you would pay in  expenses at the end of the stated time  periods  for each  Sub-account  had you invested $1,000 in the Annuity and received a 5% annual return on assets.

The examples  shown assume that:  (a) you only  allocate  Account  Value to the  Sub-accounts,  not to a Fixed  Allocation;  (b) the
Insurance  Charge is assessed as 1.40% per year;  (c) the Annual  Maintenance  Fee (when  applicable) is reflected as an asset-based charge based on an assumed  average  contract size;  (d) you make no  withdrawals of Account Value during the period shown;  (e) you make no transfers,  withdrawals,  surrender or other  transactions for which we charge a fee for during the period shown; (f) no tax charge applies;  (g) the expenses for the underlying  Portfolios  reflect the continued  waiver of fees or reimbursement of expenses throughout each period shown (refer to the "Net Annual Portfolio  Operating  Expenses," in the section entitled  "Underlying  Mutual
Fund Portfolio Annual  Expenses");  and (h) the charge for each optional benefit is reflected as an additional charge equal to 0.25%
per year,  respectively,  for the Guaranteed Return Option, the Enhanced  Beneficiary  Protection and the Highest  Anniversary Value
Death Benefit.  The Insurance  Charge and the charges for the optional  benefits are deducted  daily.  Amounts shown in the examples are rounded to the nearest dollar.

Expense  Examples are provided as follows:  1.) for the basic  Annuity  contract  without any optional  benefits;  2.) for the basic
Annuity contract assuming that you elect any one of the available  optional  benefits:  the Guaranteed  Return Option,  the Enhanced
Beneficiary  Protection or the Highest  Anniversary  Value Death Benefit;  3.) for the basic Annuity contract assuming you elect any combination of two of the available  optional  benefits;  and 4.) for the basic Annuity contract assuming you elect all three of the available  optional  benefits.  You cannot elect to purchase the Enhanced  Beneficiary  Protection  Optional  Death Benefit with the
Plus40(TM)Optional Life Insurance Rider.

Expense  Examples are not provided for the Plus40(TM)Optional  Life  Insurance  Rider  because it is supported by American  Skandia's general  account and is not subject to, or registered  as a security  under,  either the  Securities  Act of 1933 or the  Investment
Company Act of 1940 and because  Owners can pay the annual,  age-based  charge  through funds  outside of the Annuity.  If the Owner elects to pay the annual  charge  from the  Annuity,  charges are  deducted as a partial  withdrawal  from the  Annuity,  subject to applicable taxes.  Please refer to the Appendix for a detailed description of this Rider.

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE EXPENSES OF THE UNDERLYING
MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

If your Account Value is less than $100,000, so that the Annual Maintenance Fee does apply.  Please see the description below regarding how the Expense Examples change for Annuities with Account Value greater than $100,000.

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years    Year     Years   Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST Strong International Equity            27       83      141      298      30      91       154     323      32       98      166      347      35      106      179     370
AST William Blair International Growth     27       83      141      298      30      91       154     323      32       98      166      347      35      106      179     370
AST American Century International
Growth                                     29       88      149      312      31      95       161     337      34       103     174      361      36      110      186     383
AST DeAM International Equity              27       84      143      301      30      91       155     325      32       99      168      350      35      107      181     375
AST MFS Global Equity                      30       91      154      324      32      98       166     347      35       106     179      370      37      113      191     394
AST PBHG Small-Cap Growth                  27       83      142      300      30      91       155     325      32       98      167      348      35      106      179     371
AST DeAM Small-Cap Growth                  27       83      142      300      30      91       155     325      32       98      167      348      35      106      179     371
AST Federated Aggressive Growth            29       89      152      319      32      97       164     343      34       104     176      366      37      112      189     390
AST Goldman Sachs Small Cap Value          27       84      143      301      30      92       156     327      33       100     169      351      35      107      181     375
AST Gabelli Small-Cap Value                26       81      138      293      29      89       151     318      32       97      164      342      34      104      176     365
AST DeAM Small-Cap Value                   26       80      136      288      29      88       149     314      31       95      161      337      34      103      174     361
AST Goldman Sachs Mid-Cap Growth           28       86      146      308      31      94       159     333      33       101     171      356      36      109      184     380
AST Neuberger Berman Mid-Cap Growth        27       82      140      297      29      90       153     321      32       98      166      346      35      106      179     370
AST Neuberger Berman Mid-Cap Value         28       85      145      307      30      93       158     331      33       101     171      355      36      109      184     380
AST Alger All-Cap Growth                   28       85      144      304      30      92       157     329      33       100     169      353      35      107      181     375
AST Gabelli All-Cap Value                  28       85      144      304      30      92       157     329      33       100     169      353      35      107      181     375
AST T. Rowe Price Natural Resources        27       82      140      296      29      89       152     320      32       97      165      344      34      104      176     367
AST Alliance Growth                        27       83      141      298      30      91       154     322      32       98      166      346      35      106      179     370
AST MFS Growth                             27       82      140      296      29      89       152     320      32       97      165      344      34      104      176     367
AST Marsico Capital Growth                 26       80      137      290      29      88       150     315      31       95      162      339      34      103      174     362
AST Goldman Sachs Concentrated Growth      26       79      135      286      28      86       147     310      31       94      160      335      33      101      172     358
AST DeAM Large-Cap Growth                  26       79      134      284      28      86       146     308      31       94      159      333      33      101      171     356
AST DeAM Large-Cap Value                   26       79      134      284      28      86       146     308      31       94      159      333      33      101      171     356
AST Alliance/Bernstein Growth + Value      29       89      152      319      32      97       164     343      34       104     176      366      37      112      189     390
AST Sanford Bernstein Core Value           27       83      142      300      30      91       154     324      32       98      166      347      35      106      179     370
AST Cohen & Steers Realty                  28       85      145      306      30      92       157     329      33       100     170      354      35      107      181     375
AST Sanford Bernstein Managed Index 500    23       72      123      262      26      80       136     288      29       88      149      312      31      95       161     337
AST American Century Income & Growth       25       77      131      278      28      85       144     304      30       92      156      328      33      100      169     352
AST Alliance Growth and Income             25       77      131      278      28      85       144     304      30       92      156      328      33      100      169     352
AST MFS Growth with Income                 27       82      140      296      29      89       152     320      32       97      165      344      34      104      176     367
AST INVESCO Capital Income                 25       76      130      276      27      83       142     300      30       91      155      325      32      98       167     348
AST DeAM Global Allocation                 18       56      96       208      21      64       109     234      23       71      122      260      26      79       135     287
AST American Century Strategic Balanced    26       81      138      293      29      89       151     318      32       97      164      342      34      104      176     365
AST T. Rowe Price Asset Allocation         27       82      139      294      29      89       152     319      32       97      164      343      34      104      176     366
AST T. Rowe Price Global Bond              26       81      138      293      29      89       151     318      32       97      164      342      34      104      176     365
AST Federated High Yield                   25       77      132      280      28      85       144     304      30       92      157      329      33      100      169     353
AST Lord Abbett Bond-Debenture             27       82      139      294      29      89       152     319      32       97      164      343      34      104      176     366
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years    Year     Years   Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST DeAM Bond                              25       76      130      277      27      84       143     301      30       91      155      325      32      99       168     350
AST PIMCO Total Return Bond                23       72      123      263      26      80       136     288      29       88      149      314      31      95       161     337
AST PIMCO Limited Maturity Bond            24       73      125      267      26      81       138     293      29       89      151      318      32      97       164     342
AST Money Market                           21       66      113      241      24      74       126     268      27       82      139      294      29      89       151     318

MV Emerging Markets                        32       99      168      350      35      107      181     375      38       114     192      396      40      122      205     418

WFVT Equity Income                         26       79      134      284      28      86       147     310      31       94      159      333      33      101      171     357

INVESCO VIF Dynamics                       26       81      138      293      29      89       151     318      32       97      164      342      34      104      176     365
INVESCO VIF Technology                     26       81      138      291      29      88       150     316      31       96      163      340      34      104      176     365
INVESCO VIF Health Sciences                26       80      137      290      29      88       150     315      31       95      162      339      34      103      174     362
INVESCO VIF Financial Services             26       81      138      291      29      88       150     316      31       96      163      340      34      104      176     365
INVESCO VIF Telecommunications             27       82      139      294      29      89       151     318      32       97      164      342      34      104      176     365

Evergreen VA Global Leaders                26       79      134      284      28      86       147     310      31       94      159      333      33      101      171     357
Evergreen VA Special Equity                26       80      136      288      29      88       149     312      31       95      161      337      34      103      174     361
Evergreen VA Omega                         23       70      120      256      25      78       133     281      28       85      145      307      30      93       158     331

ProFund VP Europe 30                       35      106      179      370      37      113      191     392      40       121     203      415      42      128      215     437
ProFund VP Asia 30                         35      107      181      375      38      115      194     398      40       122     205      420      43      129      217     440
ProFund VP Japan                           35      107      181      375      38      115      194     398      40       122     205      420      43      129      217     440
ProFund VP Banks                           35      107      181      375      38      115      194     399      41       123     207      422      43      130      218     442
ProFund VP Basic Materials                 35      107      181      375      38      115      194     399      41       123     207      422      43      130      218     442
ProFund VP Biotechnology                   36      109      184      380      38      116      195     401      41       123     207      423      43      131      219     445
ProFund VP Consumer Cyclical               35      107      181      375      38      115      194     399      41       123     207      422      43      130      218     442
ProFund VP Consumer Non-Cyclical           35      107      181      375      38      115      194     399      41       123     207      422      43      130      218     442
ProFund VP Energy                          36      109      184      380      38      116      195     401      41       123     207      423      43      131      219     445
ProFund VP Financial                       36      109      184      380      38      116      195     401      41       123     207      423      43      131      219     445
ProFund VP Healthcare                      36      109      184      380      38      116      195     401      41       123     207      423      43      131      219     445
ProFund VP Industrial                      35      107      181      375      38      115      194     399      41       123     207      422      43      130      218     442
ProFund VP Internet                        35      107      181      375      38      115      194     399      41       123     207      422      43      130      218     442
ProFund VP Pharmaceuticals                 35      107      181      375      38      115      194     399      41       123     207      422      43      130      218     442
ProFund VP Precious Metals                 35      107      181      375      38      115      194     399      41       123     207      422      43      130      218     442
ProFund VP Real Estate                     36      109      184      380      38      116      195     401      41       123     207      423      43      131      219     445
ProFund VP Semiconductor                   35      107      181      375      38      115      194     399      41       123     207      422      43      130      218     442
ProFund VP Technology                      36      109      184      380      38      116      195     401      41       123     207      423      43      131      219     445
ProFund VP Telecommunications              36      109      184      380      38      116      195     401      41       123     207      423      43      131      219     445
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years    Year     Years   Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
ProFund VP Utilities                       36      109      184      380      38      116      195     401      41       123     207      423      43      131      219     445
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
ProFund VP Bull                            36      109      184      380      38      116      195     401      41       123     207      423      43      131      219     445
ProFund VP Bear                            35      106      179      370      37      113      191     392      40       121     203      415      42      128      215     437
ProFund VP Bull Plus                       35      107      181      375      38      115      194     398      40       122     205      420      43      129      217     440
ProFund VP OTC                             35      106      179      371      38      114      192     396      40       121     203      416      43      129      216     439
ProFund VP Short OTC                       35      107      181      375      38      115      194     398      40       122     206      421      43      130      218     442
ProFund VP UltraOTC                        35      107      181      375      38      115      194     398      40       122     206      421      43      130      218     442
ProFund VP Mid-Cap Value                   35      107      181      375      38      115      194     399      41       123     207      422      43      130      218     442
ProFund VP Mid-Cap Growth                  35      107      181      375      38      115      194     399      41       123     207      422      43      130      218     442
ProFund VP UltraMid-Cap                    36      109      184      380      38      116      195     401      41       123     207      422      43      131      219     445
ProFund VP Small-Cap Value                 36      109      184      380      38      116      195     401      41       123     207      422      43      131      219     445
ProFund VP Small-Cap Growth                36      109      184      380      38      116      195     401      41       123     207      422      43      131      219     445
ProFund VP UltraSmall-Cap                  36      109      184      380      38      116      195     401      41       123     207      423      43      131      219     445
ProFund VP U.S. Government Plus            33      100      169      353      35      107      181     375      38       115     194      398      40      122      206     421
ProFund VP Rising Rates Opportunity        35      107      181      375      38      115      194     398      40       122     206      421      43      130      218     442

First Trust(R)10 Uncommon Values            29       90      153      321      32      98       166     346      35       106     179      370      37      113      190     391

SP Jennison International Growth           32       98      166      347      35      106      179     370      37       113     191      392      40      121      203     415
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- --------------------------------- ---------------------------------- --------------------------------- ----------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected      One Optional Benefit Elected        Any Two Optional Benefits        All Optional Benefits Elected
your   Annuity   at  the   end  of  the                                                                                   Elected
applicable period
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years   Years    Year     Years    Years   Years    Year     Years   Years   Years    Year     Years    Years   Years
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
AST Strong International Equity            112     153      141     298      115      161      154     323      117      168     166     347      120      176      179     370
AST William Blair International Growth     112     153      141     298      115      161      154     323      117      168     166     347      120      176      179     370
AST American Century International
Growth                                     114     158      149     312      116      165      161     337      119      173     174     361      121      180      186     383
AST DeAM International Equity              112     154      143     301      115      161      155     325      117      169     168     350      120      177      181     375
AST MFS Global Equity                      115     161      154     324      117      168      166     347      120      176     179     370      122      183      191     394
AST PBHG Small-Cap Growth                  112     153      142     300      115      161      155     325      117      168     167     348      120      176      179     371
AST DeAM Small-Cap Growth                  112     153      142     300      115      161      155     325      117      168     167     348      120      176      179     371
AST Federated Aggressive Growth            114     159      152     319      117      167      164     343      119      174     176     366      122      182      189     390
AST Goldman Sachs Small Cap Value          112     154      143     301      115      162      156     327      118      170     169     351      120      177      181     375
AST Gabelli Small-Cap Value                111     151      138     293      114      159      151     318      117      167     164     342      119      174      176     365
AST DeAM Small-Cap Value                   111     150      136     288      114      158      149     314      116      165     161     337      119      173      174     361
AST Goldman Sachs Mid-Cap Growth           113     156      146     308      116      164      159     333      118      171     171     356      121      179      184     380
AST Neuberger Berman Mid-Cap Growth        112     152      140     297      114      160      153     321      117      168     166     346      120      176      179     370
AST Neuberger Berman Mid-Cap Value         113     155      145     307      115      163      158     331      118      171     171     355      121      179      184     380
AST Alger All-Cap Growth                   113     155      144     304      115      162      157     329      118      170     169     353      120      177      181     375
AST Gabelli All-Cap Value                  113     155      144     304      115      162      157     329      118      170     169     353      120      177      181     375
AST T. Rowe Price Natural Resources        112     152      140     296      114      159      152     320      117      167     165     344      119      174      176     367
AST Alliance Growth                        112     153      141     298      115      161      154     322      117      168     166     346      120      176      179     370
AST MFS Growth                             112     152      140     296      114      159      152     320      117      167     165     344      119      174      176     367
AST Marsico Capital Growth                 111     150      137     290      114      158      150     315      116      165     162     339      119      173      174     362
AST Goldman Sachs Concentrated Growth      111     149      135     286      113      156      147     310      116      164     160     335      118      171      172     358
AST DeAM Large-Cap Growth                  111     149      134     284      113      156      146     308      116      164     159     333      118      171      171     356
AST DeAM Large-Cap Value                   111     149      134     284      113      156      146     308      116      164     159     333      118      171      171     356
AST Alliance/Bernstein Growth + Value      114     159      152     319      117      167      164     343      119      174     176     366      122      182      189     390
AST Sanford Bernstein Core Value           112     153      142     300      115      161      154     324      117      168     166     347      120      176      179     370
AST Cohen & Steers Realty                  113     155      145     306      115      162      157     329      118      170     170     354      120      177      181     375
AST Sanford Bernstein Managed Index 500    108     142      123     262      111      150      136     288      114      158     149     312      116      165      161     337
AST American Century Income & Growth       110     147      131     278      113      155      144     304      115      162     156     328      118      170      169     352
AST Alliance Growth and Income             110     147      131     278      113      155      144     304      115      162     156     328      118      170      169     352
AST MFS Growth with Income                 112     152      140     296      114      159      152     320      117      167     165     344      119      174      176     367
AST INVESCO Capital Income                 110     146      130     276      112      153      142     300      115      161     155     325      117      168      167     348
AST DeAM Global Allocation                 103     126      96      208      106      134      109     234      108      141     122     260      111      149      135     287
AST American Century Strategic Balanced    111     151      138     293      114      159      151     318      117      167     164     342      119      174      176     365
AST T. Rowe Price Asset Allocation         112     152      139     294      114      159      152     319      117      167     164     343      119      174      176     366
AST T. Rowe Price Global Bond              111     151      138     293      114      159      151     318      117      167     164     342      119      174      176     365
AST Federated High Yield                   110     147      132     280      113      155      144     304      115      162     157     329      118      170      169     353
AST Lord Abbett Bond-Debenture             112     152      139     294      114      159      152     319      117      167     164     343      119      174      176     366
AST DeAM Bond                              110     146      130     277      112      154      143     301      115      161     155     325      117      169      168     350
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
your   Annuity   at  the   end  of  the
applicable period
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years    Year     Years   Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST PIMCO Total Return Bond                108     142      123      263     111      150      136     288      114      158     149      314     116      165      161     337
AST PIMCO Limited Maturity Bond            109     143      125      267     111      151      138     293      114      159     151      318     117      167      164     342
AST Money Market                           106     136      113      241     109      144      126     268      112      152     139      294     114      159      151     318

MV Emerging Markets                        117     169      168      350     120      177      181     375      123      184     192      396     125      192      205     418

WFVT Equity Income                         111     149      134      284     113      156      147     310      116      164     159      333     118      171      171     357

INVESCO VIF Dynamics                       111     151      138      293     114      159      151     318      117      167     164      342     119      174      176     365
INVESCO VIF Technology                     111     151      138      291     114      158      150     316      116      166     163      340     119      174      176     365
INVESCO VIF Health Sciences                111     150      137      290     114      158      150     315      116      165     162      339     119      173      174     362
INVESCO VIF Financial Services             111     151      138      291     114      158      150     316      116      166     163      340     119      174      176     365
INVESCO VIF Telecommunications             112     152      139      294     114      159      151     318      117      167     164      342     119      174      176     365

Evergreen VA Global Leaders                111     149      134      284     113      156      147     310      116      164     159      333     118      171      171     357
Evergreen VA Special Equity                111     150      136      288     114      158      149     312      116      165     161      337     119      173      174     361
Evergreen VA Omega                         108     140      120      256     110      148      133     281      113      155     145      307     115      163      158     331

ProFund VP Europe 30                       120     176      179      370     122      183      191     392      125      191     203      415     127      198      215     437
ProFund VP Asia 30                         120     177      181      375     123      185      194     398      125      192     205      420     128      199      217     440
ProFund VP Japan                           120     177      181      375     123      185      194     398      125      192     205      420     128      199      217     440
ProFund VP Banks                           120     177      181      375     123      185      194     399      126      193     207      422     128      200      218     442
ProFund VP Basic Materials                 120     177      181      375     123      185      194     399      126      193     207      422     128      200      218     442
ProFund VP Biotechnology                   121     179      184      380     123      186      195     401      126      193     207      423     128      201      219     445
ProFund VP Consumer Cyclical               120     177      181      375     123      185      194     399      126      193     207      422     128      200      218     442
ProFund VP Consumer Non-Cyclical           120     177      181      375     123      185      194     399      126      193     207      422     128      200      218     442
ProFund VP Energy                          121     179      184      380     123      186      195     401      126      193     207      423     128      201      219     445
ProFund VP Financial                       121     179      184      380     123      186      195     401      126      193     207      423     128      201      219     445
ProFund VP Healthcare                      121     179      184      380     123      186      195     401      126      193     207      423     128      201      219     445
ProFund VP Industrial                      120     177      181      375     123      185      194     399      126      193     207      422     128      200      218     442
ProFund VP Internet                        120     177      181      375     123      185      194     399      126      193     207      422     128      200      218     442
ProFund VP Pharmaceuticals                 120     177      181      375     123      185      194     399      126      193     207      422     128      200      218     442
ProFund VP Precious Metals                 120     177      181      375     123      185      194     399      126      193     207      422     128      200      218     442
ProFund VP Real Estate                     121     179      184      380     123      186      195     401      126      193     207      423     128      201      219     445
ProFund VP Semiconductor                   120     177      181      375     123      185      194     399      126      193     207      422     128      200      218     442
ProFund VP Technology                      121     179      184      380     123      186      195     401      126      193     207      423     128      201      219     445
ProFund VP Telecommunications              121     179      184      380     123      186      195     401      126      193     207      423     128      201      219     445
ProFund VP Utilities                       121     179      184      380     123      186      195     401      126      193     207      423     128      201      219     445
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
your   Annuity   at  the   end  of  the
applicable period
---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years    Year     Years   Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
ProFund VP Bull                            121     179      184      380     123      186      195     401      126      193     207      423     128      201      219     445
ProFund VP Bear                            120     176      179      370     122      183      191     392      125      191     203      415     127      198      215     437
ProFund VP Bull Plus                       120     177      181      375     123      185      194     398      125      192     205      420     128      199      217     440
ProFund VP OTC                             120     176      179      371     123      184      192     396      125      191     203      416     128      199      216     439
ProFund VP Short OTC                       120     177      181      375     123      185      194     398      125      192     206      421     128      200      218     442
ProFund VP UltraOTC                        120     177      181      375     123      185      194     398      125      192     206      421     128      200      218     442
ProFund VP Mid-Cap Value                   120     177      181      375     123      185      194     399      126      193     207      422     128      200      218     442
ProFund VP Mid-Cap Growth                  120     177      181      375     123      185      194     399      126      193     207      422     128      200      218     442
ProFund VP UltraMid-Cap                    121     179      184      380     123      186      195     401      126      193     207      422     128      201      219     445
ProFund VP Small-Cap Value                 121     179      184      380     123      186      195     401      126      193     207      422     128      201      219     445
ProFund VP Small-Cap Growth                121     179      184      380     123      186      195     401      126      193     207      422     128      201      219     445
ProFund VP UltraSmall-Cap                  121     179      184      380     123      186      195     401      126      193     207      423     128      201      219     445
ProFund VP U.S. Government Plus            118     170      169      353     120      177      181     375      123      185     194      398     125      192      206     421
ProFund VP Rising Rates Opportunity        120     177      181      375     123      185      194     398      125      192     206      421     128      200      218     442

First Trust(R)10 Uncommon Values            114     160      153      321     117      168      166     346      120      176     179      370     122      183      190     391

SP Jennison International Growth           117     168      166      347     120      176      179     370      122      183     191      392     125      191      203     415
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

------------------------------------------------------------------------------------------------------------------------------------
The Expense  Examples  shown above assume your Account Value is less than $100,000 so that the Annual  Maintenance  Fee applies.  If your Account  Value is greater than  $100,000  such that the Annual  Maintenance  Fee does not apply,  the amounts  indicated in the
Expense Examples shown above would be reduced.
------------------------------------------------------------------------------------------------------------------------------------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment option is a Sub-account of American Skandia Life Assurance  Corporation  Variable Account B (see "What are
Separate  Accounts" for more detailed  information.)  Each Sub-account  invests  exclusively in one Portfolio.  You should carefully read the prospectus for any Portfolio in which you are interested.  The following chart  classifies each of the Portfolios  based on our  assessment  of their  investment  style (as of the date of this  Prospectus).  The chart also  provides a  description  of each
Portfolio's  investment  objective (in italics) and a short,  summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective.

The name of the  advisor/sub-advisor  for each Portfolio  appears next to the description.  Those Portfolios whose name includes the prefix "AST" are Portfolios of American  Skandia Trust.  The investment  manager for AST is American  Skandia  Investment  Services,
Incorporated,  an affiliated company of American Skandia.  However, a sub-advisor,  as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds.  They are only available as investment  options in variable  annuity  contracts and variable  life  insurance  policies  issued by insurance  companies,  or in some cases,  to  participants  in certain  qualified retirement  plans.  However,  some of the Portfolios  available as Sub-accounts  under the Annuity are managed by the same portfolio advisor or  sub-advisor  as a retail  mutual fund of the same or similar name that the  Portfolio may have been modeled after at its inception.  Certain retail mutual funds may also have been modeled after a Portfolio.  While the  investment  objective and policies of the retail  mutual  funds and the  Portfolios  may be  substantially  similar,  the  actual  investments  will  differ to varying degrees.  Differences  in the  performance  of the funds can be  expected,  and in some cases could be  substantial.  You should not compare the  performance  of a publicly  traded mutual fund with the  performance  of any  similarly  named  Portfolio  offered as a
Sub-account.  Details about the  investment  objectives,  policies,  risks,  costs and management of the Portfolios are found in the prospectuses  for the underlying  mutual funds.  The current  prospectus and statement of additional  information for the underlying
Portfolios can be obtained by calling 1-800-766-4530.

====================================================================================================================================
Effective  close of business June 28, 2002, the AST Goldman Sachs  Small-Cap  Value  portfolio is no longer offered as a Sub-account under the  Annuity,  except as noted below.  Annuity  contracts  with Account  Value  allocated to the AST Goldman  Sachs  Small-Cap
Value  Sub-account  on or before June 28, 2002 may continue to allocate  Account Value and make transfers into the AST Goldman Sachs
Small-Cap  Value  Sub-account,  including any bank drafting,  dollar cost  averaging,  asset  allocation and  rebalancing  programs.
Owners of Annuitues  issued after June 28, 2002 will not be allowed to allocate  Account  Value to the AST Goldman  Sachs  Small-Cap
Value Sub-account.

The AST Goldman Sachs Small-Cap Value  Sub-account may be offered to new Owners at some future date;  however,  at the present time,
American Skandia has no intention to do so.
====================================================================================================================================

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST Strong International Equity (f/k/a AST AIM International  Equity):  seeks long-term capital growth by investing in a diversified  portfolio of international  equity securities the issuers of which are  considered to have strong  earnings  momentum.  The  Portfolio  seeks to meet its
                    objective by investing,  under normal market conditions,  at least 80% of its total assets in a      Strong Capital
                    diversified  portfolio  of equity  securities  of  companies  located or operating in developed     Management, Inc.
      EQUITY        non-U.S.  countries  and emerging  markets of the world.  The  Sub-advisor  intends to focus on companies  with an  above-average  potential  for  long-term  growth  and  attractive  relative valuations.  The Sub-advisor  selects companies based on five key factors:  growth,  valuation, management, risk and sentiment.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST William Blair  International  Growth (f/k/a AST Janus  Overseas  Growth):  seeks  long-term growth of capital.  The  Portfolio  pursues its  objective  primarily  through  investments  in
                    equity  securities  of issuers  located  outside  the United  States.  The  Portfolio  normally     William Blair &
                    invests at least 80% of its total assets in securities of issuers from at least five  different     Company, L.L.C.
      EQUITY        countries,  excluding the United States.  The Portfolio invests primarily in companies selected for their growth  potential.  Securities are generally  selected  without regard to any defined allocation among countries,  geographic regions or industry sectors, or other similar selection procedure.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to achieve its investment  objective by investing  primarily in equity securities of international companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal
                    conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of     American Century
                    issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a        Investment
      EQUITY        growth  investment  strategy it developed  that looks for  companies  with earnings and revenue     Management, Inc.
                    growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment selections,  including the prospects for relative  economic  growth among countries or regions, economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations and tax considerations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  International  Equity  (f/k/a AST  Founders  Passport):  seeks  capital  growth.  The
                    Portfolio  pursues its  objective  by  investing at least 80% of its total assets in the equity securities of companies in developed non-U.S.  countries that are represented in the MSCI EAFE(R)
  INTER-NATIONAL    Index.  The  target of this  Portfolio  is to track the  performance  of the MSCI  EAFE(R)Index      Deutsche Asset
      EQUITY        within 4% with normal deviation  expected of 1%. The Sub-advisor  considers a number of factors     Management, Inc.
                    in  determining  whether  to invest  in a stock,  including  earnings  growth  rate,  analysts'
                    estimates of future earnings and industry-relative price multiples.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Global Equity:  seeks capital growth.  Under normal circumstances the Portfolio invests
                    at least 80% of its assets in equity securities of U.S. and foreign issuers  (including issuers      Massachusetts
  GLOBAL EQUITY     in developing  countries).  The Portfolio  generally seeks to purchase  securities of companies    Financial Services
                    with relatively large market capitalizations relative to the market in which they are traded.           Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST PBHG  Small-Cap  Growth  (f/k/a AST Janus  Small-Cap  Growth):  seeks capital  growth.  The
                    Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the
 SMALL CAP GROWTH   common stocks of  small-sized  companies,  whose market  capitalizations  are similar to market     Pilgrim Baxter &
                    capitalizations  of the  companies  in  the  Russell  2000(R)Index.  Following  the  change  in     Associates, Ltd.
                    sub-advisor, the AST PBHG Small-Cap Growth sub-account is now re-opened to all Contract Owners.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP GROWTH   AST DeAM  Small-Cap  Growth  (f/k/a AST Scudder  Small-Cap  Growth):  seeks  maximum  growth of investors'  capital  from a portfolio  of growth  stocks of smaller  companies.  The  Portfolio
                    pursues its  objective  by normally  investing  at least 80% of its total  assets in the equity      Deutsche Asset
                    securities  of  small-sized   companies  included  in  the  Russell  2000  Growth(R)Index.  The     Management, Inc.
                    Sub-advisor  employs  an  investment  strategy  designed  to  maintain  a  portfolio  of equity securities  which  approximates  the market risk of those  stocks  included in the Russell 2000
                    Growth(R)Index, but which attempts to outperform the Russell 2000 Growth(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    SMALL CAP       AST Federated  Aggressive  Growth:  seeks capital growth.  The Portfolio pursues its investment objective by investing  in equity  securities  of companies  offering  superior  prospects  for earnings  growth.  The Portfolio  focuses its  investments on the equity  securities of smaller
                    companies,  but it is not  subject to any  specific  market  capitalization  requirements.  The   Federated Investment
      GROWTH        Portfolio may invest in foreign issuers through American Depositary  Receipts.  The Portfolio's   Counseling/Federated
                    strategies with respect to security analysis,  market  capitalization and sector allocation are    Global Investment
                    designed to produce a portfolio of stocks whose long-term  growth  prospects are  significantly     Management Corp.
                    above those of the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman Sachs Small-Cap Value:  seeks long-term  capital  appreciation.  The Portfolio will seek its objective through  investments  primarily in equity securities that are believed to be undervalued in the marketplace.  The Portfolio  primarily seeks companies that are small-sized, based on the value of their outstanding stock.  Specifically,  under normal  circumstances,  at least 65% of the Portfolio's  total assets will be invested in common stocks issued by smaller,
 SMALL CAP VALUE    less well-known  companies (with market  capitalizations of less than $4 billion at the time of   Goldman Sachs Asset
                    investment).                                                                                           Management
                    Effective  July 31, 2002,  the Portfolio will have a  non-fundamental  policy to invest,  under normal  circumstances,  at  least  80% of the  value  of its  assets  in  small  capitalization companies.  The 80%  investment  requirement  applies  at the time the  Portfolio  invests  its assets.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST Gabelli Small-Cap Value:  seeks to provide long-term capital growth by investing  primarily in  small-capitalization  stocks that appear to be  undervalued.  The  Portfolio  will normally invest at least  65% of its total  assets in  stocks  and  equity-related  securities  of small companies  ($1  billion  or less in market  capitalization).  Reflecting  a value  approach  to
                    investing,  the Portfolio  will seek the stocks of companies  whose current stock prices do not          GAMCO
                    appear to adequately reflect their underlying value as measured by assets,  earnings, cash flow     Investors, Inc.
                    or business franchises.
                    Effective  July 31, 2002,  the Portfolio will have a  non-fundamental  policy to invest,  under normal  circumstances,  at  least  80% of the  value  of its  assets  in  small  capitalization companies.  Effective  September  30, 2002,  the stated  market  capitalization  range has been increased to $1.5 billion or less.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST DeAM Small-Cap Value:  seeks maximum growth of investors'  capital.  The Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the equity  securities
                    of small-sized  companies  included in the Russell 2000(R)Value Index.  The Sub-advisor  employs      Deutsche Asset
                    an  investment   strategy   designed  to  maintain  a  portfolio  of  equity  securities  which      Management, Inc.
                    approximates  the market risk of those stocks  included in the Russell  2000(R)Value Index,  but which attempts to outperform the Russell 2000(R)Value Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP GROWTH    AST Goldman Sachs Mid-Cap  Growth (f/k/a AST Janus Mid-Cap  Growth):  seeks  long-term  capital growth.  The  Portfolio  pursues its  investment  objective,  by investing  primarily in equity securities  selected for their growth  potential,  and normally invests at least 80% of its net
                    assets in medium-sized  companies.  For purposes of the Portfolio,  medium-sized  companies are   Goldman Sachs Asset
                    those whose market  capitalizations  (measured at the time of investment) fall within the range        Management
                    of companies  in the  Standard & Poor's  MidCap 400 Index.  The  Sub-advisor  seeks to identify individual  companies with earnings  growth  potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP GROWTH    AST Neuberger  Berman Mid-Cap  Growth:  seeks capital growth.  Under normal market  conditions, the Portfolio  primarily invests at least 80% of its net assets in the common stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that
                    fall within the range of the Russell Midcap(R)Index,  at the time of investment,  are considered     Neuberger Berman
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of        Management
                    large-cap companies as well as in small-cap  companies.  The Sub-advisor looks for fast-growing       Incorporated
                    companies that are in new or rapidly evolving industries.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MID-CAP VALUE    AST Neuberger Berman Mid-Cap Value: seeks capital growth.  Under normal market conditions,  the
                    Portfolio  primarily  invests at least 80% of its net  assets in the  common  stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell  Midcap(R)Index at the time of investment  are  considered
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of     Neuberger Berman
                    large-cap  companies as well as in small-cap  companies.  Under the Portfolio's  value-oriented        Management
                    investment  approach,  the Sub-advisor looks for well-managed  companies whose stock prices are       Incorporated
                    undervalued and that may rise in price before other investors realize their worth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      ALL-CAP       AST Alger All-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in        Fred Alger
                    equity securities,  such as common or preferred stocks, that are listed on U.S. exchanges or in the  over-the-counter  market.  The Portfolio may invest in the equity  securities of companies
      GROWTH        of all sizes,  and may emphasize  either  larger or smaller  companies at a given time based on
                    the Sub-advisor's assessment of particular companies and market conditions.                         Management, Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Gabelli  All-Cap  Value:  seeks  capital  growth.  The  Portfolio  pursues its objective by investing primarily in readily marketable equity securities including common stocks,  preferred stocks and  securities  that may be converted at a later time into common stock.  The Portfolio
      ALL-CAP       may invest in the  securities  of companies of all sizes,  and may  emphasize  either larger or
       VALUE        smaller  companies  at a  given  time  based  on the  Sub-advisor's  assessment  of  particular  GAMCO Investors, Inc.
                    companies and market  conditions.  The Portfolio  focuses on companies that appear  underpriced relative  to their  private  market  value  ("PMV").  PMV is the  value  that  the  Portfolio's
                    Sub-advisor believes informed investors would be willing to pay for a company.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST T. Rowe Price Natural  Resources:  seeks  long-term  capital growth  primarily  through the common stocks of companies  that own or develop  natural  resources  (such as energy  products, precious  metals and forest  products)  and other basic  commodities.  The  Portfolio  normally invests  primarily (at least 80% of its total assets) in the common stocks of natural  resource
      SECTOR        companies whose earnings and tangible  assets could benefit from  accelerating  inflation.  The      T. Rowe Price
                    Portfolio looks for companies that have the ability to expand production,  to maintain superior     Associates, Inc.
                    exploration  programs  and  production   facilities,   and  the  potential  to  accumulate  new
                    resources.  At least 50% of Portfolio assets will be invested in U.S. securities,  up to 50% of total assets also may be invested in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance  Growth:  seeks long-term  capital growth.  The Portfolio  invests at least 80% of its total assets in the equity  securities of a limited  number of large,  carefully  selected, high-quality  U.S.  companies  that are judged  likely to  achieve  superior  earnings  growth.
 LARGE CAP GROWTH   Normally,  about 40-60  companies will be  represented in the Portfolio,  with the 25 companies     Alliance Capital
                    most  highly  regarded  by  the  Sub-advisor  usually  constituting  approximately  70%  of the     Management, L.P.
                    Portfolio's  net assets.  An emphasis is placed on identifying  companies  whose  substantially above average prospective earnings growth is not fully reflected in current market valuations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and related securities,  such as preferred stocks,  convertible securities and depositary receipts,
                    of companies that the  Sub-advisor  believes offer better than average  prospects for long-term      Massachusetts
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run    Financial Services
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign         Company
                    securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments
                    for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis     Marsico Capital
                    with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and     Management, LLC
                    companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor then looks for individual  companies with earnings growth  potential that may not be recognized by the market at large, a "bottom up" stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman Sachs Concentrated  Growth (f/k/a AST JanCap Growth):  seeks growth of capital in a
                    manner  consistent  with  the  preservation  of  capital.   Realization  of  income  is  not  a
                    significant  investment  consideration and any income realized on the Portfolio's  investments, therefore,  will be  incidental to the  Portfolio's  objective.  The Portfolio  will pursue its
 LARGE CAP GROWTH   objective  by investing  primarily  in equity  securities  of  companies  that the  Sub-advisor   Goldman Sachs Asset
                    believes are experiencing  favorable demand for their products and services,  and which operate        Management
                    in a favorable  competitive  and  regulatory  environment.  The  Sub-advisor  seeks to identify individual  companies with earnings  growth  potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  Large-Cap  Growth:  seeks  maximum  growth of capital by  investing  primarily in the growth stocks of larger companies.  The Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the equity securities of large-sized  companies included in
 LARGE CAP GROWTH   the Russell 1000(R)Growth Index.  The  Sub-advisor  employs an investment  strategy  designed to      Deutsche Asset
                    maintain a portfolio of equity  securities  which  approximates the market risk of those stocks     Management, Inc.
                    included in the Russell 1000(R)Growth Index,  but which attempts to outperform the Russell 1000(R)
                    Growth Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Large-Cap Value (f/k/a AST Janus Strategic Value):  seeks maximum growth of capital by investing  primarily  in the value  stocks of  larger  companies.  The  Portfolio  pursues  its objective by normally  investing at least 80% of its total assets in the equity  securities  of
  LARGE CAP VALUE   large-sized  companies  included in the Russell 1000(R)Value Index.  The Sub-advisor  employs an      Deutsche Asset
                    investment  strategy designed to maintain a portfolio of equity  securities which  approximates     Management, Inc.
                    the market risk of those stocks  included in the Russell 1000(R)Value Index,  but which attempts to outperform the Russell 1000(R)Value Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    LARGE CAP       AST Alliance/Bernstein  Growth + Value: seeks capital growth by investing  approximately 50% of its assets in growth  stocks of large  companies and  approximately  50% of its assets in value stocks of large  companies.  The Portfolio will invest primarily in commons tocks of large U.S.
                    companies  included in the Russell  1000(R)Index (the "Russell  1000(R)").  The Russell 1000(R)is a
                    market  capitalization-weighted  index that measures the  performance of the 1,000 largest U.S.
                    companies.  Normally,  about 60-85  companies will be represented in the Portfolio,  with 25-35     Alliance Capital
      BLEND         companies  primarily from the Russell 1000(R)Growth Index constituting  approximately 50% of the     Management, L.P.
                    Portfolio's  net assets and 35-50  companies  primarily  from the  Russell  1000(R)Value  Index
                    constituting  the  remainder  of  the  Portfolio's  net  assets.   There  will  be  a  periodic
                    rebalancing  of each  segment's  assets  to take  account  of market  fluctuations  in order to maintain the approximately equal allocation.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  LARGE CAP VALUE   AST Sanford  Bernstein Core Value:  seeks  long-term  capital growth by investing  primarily in common stocks.  The  Sub-advisor  expects that the majority of the  Portfolio's  assets will be
                    invested in the common stocks of large  companies  that appear to be  undervalued.  Among other   Sanford C. Bernstein
                    things, the Portfolio seeks to identify compelling buying opportunities  created when companies        & Co., LLC
                    are undervalued on the basis of investor  reactions to near-term problems or circumstances even though their long-term  prospects  remain sound. The Sub-advisor  seeks to identify  individual companies with earnings growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   REAL ESTATE      AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate securities.  The  Portfolio  pursues  its  investment  objective  by  investing,  under  normal circumstances,  at least 80% of its net assets in  securities  of real  estate  issuers.  Under
                    normal  circumstances,  the Portfolio will invest substantially all of its assets in the equity      Cohen & Steers
      (REIT)        securities of real estate companies,  i.e., a company that derives at least 50% of its revenues   Capital Management,
                    from the ownership,  construction,  financing, management or sale of real estate or that has at           Inc.
                    least  50% of its  assets in real  estate.  Real  estate  companies  may  include  real  estate investment trusts or REITs.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Sanford Bernstein Managed Index 500: will invest, under normal circumstances,  at least 80%
                    of its net assets in  securities  included in the Standard & Poor's 500  Composite  Stock Price
                    Index  (the  "S&P(R)500 ").  The  Portfolio  seeks  to  outperform  the S&P 500  through  stock selection  resulting  in  different  weightings  of common  stocks  relative to the index.  The
                    Portfolio will invest  primarily in the common stocks of companies  included in the S&P 500. In seeking  to  outperform  the S&P  500,  the  Sub-advisor  starts  with a  portfolio  of  stocks
  MANAGED INDEX     representative  of the holdings of the index.  It then uses a set of  fundamental  quantitative   Sanford C. Bernstein
                    criteria  that are designed to indicate  whether a particular  stock will  predictably  perform        & Co., LLC
                    better or worse than the S&P 500. Based on these criteria,  the Sub-advisor  determines whether the  Portfolio  should  over-weight,  under-weight  or hold a  neutral  position  in the  stock relative  to the  proportion  of the S&P 500  that  the  stock  represents.  In  addition,  the
                    Sub-advisor  also  may  determine  that  based on the  quantitative  criteria,  certain  equity securities that are not included in the S&P 500 should be held by the Portfolio.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST American  Century Income & Growth:  seeks capital growth with current income as a secondary objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital
      GROWTH        growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer     American Century
       AND          potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique        Investment
      INCOME        with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500     Management, Inc.
                    Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance Growth and Income:  seeks long-term  growth of capital and income while attempting to avoid excessive  fluctuations in market value. The Portfolio  normally will invest in common
      GROWTH        stocks  (and  securities   convertible  into  common  stocks).  The  Sub-advisor  will  take  a
       AND          value-oriented  approach,  in that it will  try to keep  the  Portfolio's  assets  invested  in     Alliance Capital
      INCOME        securities that are selling at reasonable  valuations in relation to their fundamental business     Management, L.P.
                    prospects.  The  stocks  that the  Portfolio  will  normally  invest in are  those of  seasoned companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Growth with  Income:  seeks long term growth of capital  with a secondary  objective to seek  reasonable  current  income.  Under normal market  conditions,  the Portfolio  invests at least 65% of its total  assets in common  stocks  and  related  securities,  such as  preferred
      GROWTH        stocks,  convertible  securities  and  depositary  receipts.  The stocks in which the Portfolio      Massachusetts
       AND          invests  generally  will pay  dividends.  While the  Portfolio  may invest in  companies of any    Financial Services
      INCOME        size, the Portfolio generally focuses on companies with larger market  capitalizations that the         Company
                    Sub-advisor  believes have  sustainable  growth  prospects and attractive  valuations  based on current and  expected  earnings  or cash flow.  The  Portfolio  may invest up to 20% of its net assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     AST INVESCO Capital Income (f/k/a AST INVESCO Equity Income):  seeks capital growth and current income  while  following  sound  investment  practices.  The  Portfolio  seeks to  achieve  its
                    objective by investing in  securities  that are expected to produce  relatively  high levels of   INVESCO Funds Group,
                    income and consistent,  stable returns.  The Portfolio normally will invest at least 65% of its           Inc.
                    assets in  dividend-paying  common and preferred stocks of domestic and foreign issuers.  Up to
                    30% of the  Portfolio's  assets may be  invested in equity  securities  that do not pay regular dividends.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
     BALANCED       AST DeAM Global  Allocation  (f/k/a AST AIM  Balanced):  seeks a high level of total  return by investing  primarily in a diversified  portfolio of mutual funds. The Portfolio  initially will invest  in  equity  securities  and in  fixed  income  securities  as  well as  other  open-end management  investment  companies  affiliated  with the  Sub-advisor.  The  Portfolio  also may
                    diversify its assets by investing in several other AST  Portfolios  ("Underlying  Portfolios").      Deutsche Asset
                    The Portfolio seeks to achieve its investment objective by investing in different  combinations     Management, Inc.
                    of  the  Underlying  Portfolios  and  equity  and  fixed-income  securities.  Once  assets  are allocated  to AST  Portfolios,  the  Portfolio  is expected to be invested in at least six such
                    Underlying  Portfolios at any time. It is expected that the  investment  objectives of such AST
                    Portfolios will be diversified.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST  American  Century  Strategic  Balanced:  seeks  capital  growth and  current  income.  The
                    Sub-advisor  intends  to  maintain  approximately  60%  of the  Portfolio's  assets  in  equity
                    securities and the remainder in bonds and other fixed income  securities.  Both the Portfolio's     American Century
     BALANCED       equity and fixed  income  investments  will  fluctuate  in value.  The equity  securities  will        Investment
                    fluctuate  depending on the  performance of the companies that issued them,  general market and     Management, Inc.
                    economic  conditions,  and investor  confidence.  The fixed income investments will be affected primarily by rising or falling interest rates and the credit quality of the issuers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
ASSET ALLOCA-TION   AST T. Rowe Price Asset Allocation:  seeks a high level of total return by investing  primarily in a  diversified  portfolio  of fixed income and equity  securities.  The  Portfolio  normally invests  approximately  60% of its total  assets in equity  securities  and 40% in fixed income
                    securities.  The Sub-advisor  concentrates common stock investments in larger, more established      T. Rowe Price
                    companies,  but the  Portfolio may include small and  medium-sized  companies  with good growth     Associates, Inc.
                    prospects.  The fixed income portion of the Portfolio will be allocated among  investment grade securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   GLOBAL BOND      AST T. Rowe Price Global  Bond:  seeks to provide  high  current  income and capital  growth by investing  in  high-quality  foreign and U.S.  dollar-denominated  bonds.  The  Portfolio  will invest at least 80% of its total  assets in all types of high  quality  bonds  including  those issued  or  guaranteed  by U.S.  or  foreign  governments  or  their  agencies  and by  foreign
                    authorities,  provinces and  municipalities  as well as investment  grade  corporate  bonds and      T. Rowe Price
                    mortgage and  asset-backed  securities of U.S. and foreign  issuers.  The  Portfolio  generally   International, Inc.
                    invests in countries where the combination of fixed-income  returns and currency exchange rates appears attractive,  or, if the currency trend is unfavorable,  where the Sub-advisor  believes that the currency risk can be minimized  through  hedging.  The Portfolio may also invest up to
                    20% of its assets in the aggregate in below  investment-grade,  high-risk bonds ("junk bonds").
                    In addition,  the  Portfolio may invest up to 30% of its assets in  mortgage-backed  (including derivatives,  such as collateralized mortgage obligations and stripped mortgage securities) and asset-backed securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 HIGH YIELD BOND    AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified portfolio of fixed income  securities.  The Portfolio will invest at least 80% of its assets in fixed  income  securities  rated BBB and below.  These  fixed  income  securities  may  include
                    preferred  stocks,   convertible  securities,   bonds,   debentures,   notes,  equipment  lease   Federated Investment
                    certificates  and equipment trust  certificates.  A fund that invests  primarily in lower-rated        Counseling
                    fixed  income  securities  will be subject to greater risk and share price  fluctuation  than a typical  fixed income fund,  and may be subject to an amount of risk that is  comparable  to or greater than many equity funds.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST Lord Abbett  Bond-Debenture:  seeks high  current  income and the  opportunity  for capital appreciation  to produce a high total  return.  To pursue its  objective,  the  Portfolio  will invest,  under  normal  circumstances,  at least 80% of the value of its assets in fixed income securities and normally  invests  primarily in high yield and investment grade debt securities, securities  convertible  in common stock and  preferred  stocks.  The  Portfolio  may find good
                    value in high yield  securities,  sometimes  called  "lower-rated  bonds" or "junk  bonds," and    Lord, Abbett & Co.
                    frequently  may have more than half of its assets  invested in those  securities.  At least 20%
                    of the  Portfolio's  assets  must be  invested  in any  combination  of  investment  grade debt securities,  U.S.  Government  securities  and cash  equivalents.  The  Portfolio may also make significant  investments  in  mortgage-backed  securities.  Although the  Portfolio  expects to maintain  a  weighted  average  maturity  in the  range of seven to nine  years,  there  are no restrictions on the overall Portfolio or on individual securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Bond:  seeks a high level of income,  consistent  with the  preservation  of  capital.
                    Under  normal  circumstances,  the  Portfolio  invests  at least  80% of its  total  assets  in
                    intermediate-term  U.S.  Treasury,   corporate,   mortgage-backed  and  asset-backed,   taxable
       BOND         municipal and tax-exempt  municipal bonds. The Portfolio  invests primarily in investment grade      Deutsche Asset
                    fixed  income  securities  rated  within  the  top  three  rating  categories  of a  nationally     Management, Inc.
                    recognized  rating  organization.  Fixed  income  securities  may be issued by U.S. and foreign corporations or entities including banks and various government entities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of
                    capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified    Pacific Investment
                    portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of    Management Company
                    the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the
                    Sub-advisor's forecast for interest rates.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the    Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                         Management Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MONEY MARKET     AST Money Market:  seeks to maximize current income and maintain high levels of liquidity.  The
                    Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average      Wells Capital
                    maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective     Management, Inc.
                    maturities of not more than 397 days.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 EMERGING MARKETS   Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under normal  conditions  by investing at least 65% of its total assets in stocks of companies of any
                    size based in the world's  developing  economies.  Under  normal  conditions,  investments  are     Montgomery Asset
                    maintained  in at least six  countries at all times and no more than 35% of total assets in any     Management, LLC
                    single  one of them.  Effective  July 31,  2002,  the  Portfolio  will seek  long-term  capital appreciation  under normal  conditions  by investing at least 80% of its total assets in stocks of companies of any size based in the world's developing economies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.
                    The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large,
                    domestic companies with  above-average  return potential based on current market valuations and    Wells Fargo Funds
                    above-average  dividend income. Under normal market conditions,  the Portfolio invests at least     Management, LLC
                    80% of its total assets in income producing  equity  securities and in issues of companies with market capitalizations of $3 billion or more.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    INVESCO  Variable  Investment  Funds -  Dynamics:  seek  capital  appreciation.  The  Portfolio normally  invests at least 65% of its assets in common  stocks of  mid-sized  companies - those companies that are included in the Russell  Midcap Growth Index at the time of purchase,  or if
                    not  included  in that Index,  have  market  capitalizations  of between  $2.5  billion and $15   INVESCO Funds Group,
                    billion at the time of purchase.  The core of the Portfolio's  investments are in securities of           Inc.
                    established  companies  that are leaders in attractive  growth markets with a history of strong returns.  The  remainder of the  Portfolio  is invested in  securities  of companies  that show accelerating  growth,  driven by product cycles,  favorable industry or sector conditions,  and other  factors  that the  investment  advisor  believes  will lead to rapid  sales or  earnings growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Technology:  seeks capital  appreciation.  The Portfolio normally  invests  at least  80% of its  assets in the  equity  securities  and  equity-related
                    instruments of companies engaged in technology-related  industries.  These include, but are not   INVESCO Funds Group,
                    limited  to,  applied  technology,  biotechnology,   communications,   computers,  electronics,           Inc.
                    Internet, IT services and consulting,  software,  telecommunication  equipment and services, IT infrastructure and networking companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds  -  Health  Sciences:  seeks  capital  appreciation.   The
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies
                    that  develop,  produce or  distribute  products  or  services  related to health  care.  These   INVESCO Funds Group,
                    companies  include,  but are not limited to,  medical  equipment or supplies,  pharmaceuticals,           Inc.
                    biotechnology and healthcare  providers and service companies.  The investment advisor attempts to blend  well-established  healthcare  firms with  faster-growing,  more  dynamic  health care companies.
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Financial  Services:  seeks  capital  appreciation.  The
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies involved in the financial  services sector.  These companies  include,  but are not limited to,
                    banks (regional and  money-centers),  insurance  companies  (life,  property and casualty,  and   INVESCO Funds Group,
                    multiline),  investment and  miscellaneous  industries  (asset  managers,  brokerage firms, and           Inc.
                    government-sponsored  agencies) and suppliers to financial services  companies.  The investment advisor seeks  companies which it believes can grow their revenues and earnings in a variety of interest  rate  environments  - although  securities  prices of  financial  services  companies generally are interest rate-sensitive.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds -  Telecommunications:  seeks  capital  appreciation.  The
                    Portfolio  normally  invests at least 65% (80%  effective  July 31,  2002) of its assets in the equity  securities  of  companies  that are  engaged in the design,  development,  manufacture,
                    distribution,  or sale of  communications  services  and  equipment,  and  companies  that  are   INVESCO Funds Group,
                    involved in supplying equipment or services to such companies.  The  telecommunications  sector           Inc.
                    includes  companies  that  offer  telephone  services,   wireless   communications,   satellite
                    communications,  television and movie programming,  broadcasting and Internet access. Normally, the  Portfolio  will  invest  primarily  in  companies  located  in at  least  three  different countries, although U.S. issuers will often dominate the holdings.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The
                    Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and
                    non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized
                    countries.  The Portfolio  will invest in no less than three  countries,  which may include the
  GLOBAL EQUITY     U.S.,  but may invest more than 25% of its assets in one country.  The  Portfolio  invests only   Evergreen Investment
                    in the best 100 companies,  which are selected by the  investment  advisor based on qualitative   Management Company,
                    and  quantitative  criteria  such as high  return on  equity,  consistent  earnings  growth and           LLC
                    established market presence.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
-------------------
 SMALL CAP EQUITY   Evergreen VA Special Equity:  seeks capital  growth.  The Portfolio  normally  invests at least
                    80% of its assets in common  stocks of small  U.S.  companies  (i.e.,  companies  whose  market
                    capitalizations  fall within the range of the Russell  2000(R)Index,  at the time of  purchase).   Evergreen Investment
                    The remaining 20% of the  Portfolio's  assets may be represented by cash or invested in various   Management Company,
                    cash  equivalents.  The Portfolio's  advisor selects stocks of companies which it believes have           LLC
                    the potential for accelerated growth in earnings and price.
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  MID-CAP EQUITY    Evergreen VA Omega:  seeks long-term capital growth.  The Portfolio invests primarily in common stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market capitalizations.  The  Portfolio  utilizes the  fully-managed  investment  concept  whereby the
                    Portfolio's  manager  will  continuously  review the  Portfolio's  holdings  in light of market   Evergreen Investment
                    conditions,  business  developments  and  economic  trends.  During  this review  process,  the   Management Company,
                    Portfolio's  manager  seeks to identify and invest in industries  that are growing  faster than           LLC
                    the economy.  The Portfolio  invests in companies of all sizes. The continuous  review may lead to high portfolio  turnover,  but that will not limit investment  decisions.  The Portfolio may also invest up to 25% of its assets in foreign securities.
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  INTER-NATIONAL

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                    ProFund  VP  Europe  30:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the ProFunds  Europe 30 Index.  The ProFunds  Europe 30
                    Index,  created by ProFund Advisors,  is composed of the 30 European companies whose securities are traded on U.S.  exchanges or on the NASDAQ as ADRs with the highest market  capitalization, as determined annually.
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                    ------------------------------------------------------------------------------------------------ -----------------------

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  INTER-NATIONAL    ProFund VP Asia 30: seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the ProFunds Asia 30 Index.  The ProFunds Asia 30 Index,  created by ProFund  Advisors,  is composed of 30 of the companies  located in the Asia/Pacific  region, except  Japan with the  highest  market  capitalization,  whose  securities  are traded on U.S.
      EQUITY        exchanges as  depository  receipts or ordinary  shares.  The  component  stocks of the ProFunds
                    Asia 30 Index are  determined  based on the market  capitalization  of each  company  and their relative weights are determined based on the modified market capitalization.
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                    ProFund VP Japan: seeks daily investment results,  before fees and expenses, that correspond to the daily  performance  of the Nikkei  225 Stock  Average.  The  Nikkei 225 Stock  Average is a
  INTER-NATIONAL    price-weighted  index of 225 large,  actively  traded Japanese stocks traded on the Tokyo Stock
      EQUITY        Exchange.  Since the Japanese markets are not open when this Portfolio  values its shares,  its   ProFund Advisors LLC
                    success in meeting its  investment  objective is  determined by comparing its daily return on a given day with the daily performance of related futures contracts traded in the United States.
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      SECTOR        ProFund VP Banks: seeks daily investment results,  before fees and expenses, that correspond to   ProFund Advisors LLC
                    the daily  performance  of the Dow Jones  U.S.  Banks  Sector  Index.  The Index  measures  the performance of the banking  economic  sector of the U.S.  equity market.  This industry  covers the banking industry,  including regional banks and savings and loans, but excluding investment and merchant banks. The Portfolio  primarily  invests in banking  companies,  or in instruments that provide exposure to these companies.
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      SECTOR        ProFund VP Basic Materials:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S. Basic  Materials  Sector Index.  The
                    Index  measures the  performance  of the basic  materials  economic  sector of the U.S.  equity market.  The Portfolio  primarily invests in basic material  companies,  or in instruments that provide  exposure  to these  companies,  including  companies  involved  in the  production  of aluminum,  chemicals,  commodities,  chemical specialty products, forest products,  non-ferrous mining products, paper products, precious metals and steel.
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      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
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      SECTOR        ProFund VP  Biotechnology:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Biotechnology  Index.  The Index
                    measures the performance of the biotechnology  sector of the U.S. equity market.  The Portfolio invests primarily in biotechnology  companies, or in instruments that provide exposure to these
                    companies,   including  companies  engaged  in  genetic  research,  and/or  the  marketing  and development  of  recombinant  DNA  products.  Companies  represented  in  this  sector  include companies that may be newly formed and that have relatively small market capitalizations.
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                    ProFund VP Consumer Cyclical:  seeks daily investment results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Consumer Cyclical Sector Index. The
                    Index measures the  performance of the consumer  cyclical  economic  sector of the U.S.  equity market.  The Portfolio  primarily  invests in consumer  cyclical  companies,  or in instruments that provide exposure to these companies,  including  airlines,  auto  manufacturers,  tire and
      SECTOR        rubber  manufacturers,  auto parts suppliers,  casinos,  toy manufacturers,  restaurant chains,   ProFund Advisors LLC
                    home  construction  companies,  lodging  chains,  broadline  retailers,   specialty  retailers,
                    footwear  and  clothing/fabric   manufacturers,   and  media  companies,  such  as  advertising
                    companies,  entertainment and leisure companies,  consumer electronic  companies,  broadcasters and publishers.
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                    ProFund VP Consumer  Non-Cyclical:  seeks daily investment  results,  before fees and expenses, that correspond to the daily  performance of the Dow Jones U.S.  Consumer  Non-Cyclical  Sector
                    Index. The Index measures the performance of the consumer  non-cyclical  economic sector of the
                    U.S. equity market. The Portfolio invests primarily in consumer non-cyclical  companies,  or in
      SECTOR        instruments  that  provide  exposure to these  companies,  including  distillers  and  brewers,   ProFund Advisors LLC
                    producers  of soft  drinks,  consumer  service  companies,  durable and  non-durable  household product manufacturers,  cosmetic companies, food retailers,  other food companies,  tobacco and agricultural companies.
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      SECTOR        ProFund VP Energy:  seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the Dow Jones U.S.  Energy Sector Index.  The Index  measures the performance of the energy sector of the U.S.  equity market.  The Portfolio  invests  primarily in energy companies, or in instruments that provide exposure to these companies,  including oil equipment and services companies, oil-major, oil-secondary and pipelines.
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      SECTOR        ProFund  VP  Financial:  seeks  daily  investment  results,  before  fees  and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Financial  Sector Index.  The Index
                    measures the performance of the financial  services  economic sector of the U.S. equity market.
                    The  Portfolio  invests  primarily  in  securities  of  financial  services  companies,  or  in instruments  that  provide  exposure  to  these  companies,  including  regional  banks,  major international  banks,  insurance  companies,  companies that invest,  directly or indirectly in real estate,  Fannie Mae,  credit card insurers,  check cashing  companies,  mortgage  lenders, investment  advisors,  savings and loans,  savings banks,  thrifts,  building  associations and societies,  credit unions, securities broker-dealers,  investment banks, merchant banks, online brokers, publicly traded stock exchanges and specialty finance companies.
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                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Healthcare:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Healthcare  Sector Index. The Index
                    measures the  performance of the  healthcare  sector of the U.S.  equity market.  The Portfolio invests  primarily in  securities  of  healthcare  companies,  or in  instruments  that provide exposure to these  companies,  including  health care  providers,  biotechnology  companies and manufacturers of medical supplies, advanced medical devices and pharmaceuticals.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
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      SECTOR        ProFund  VP  Industrial:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Industrial  Sector Index. The Index
                    measures the  performance of the  industrial  sector of the U.S.  equity market.  The Portfolio primarily  invests in industrial  companies,  or in instruments  that provide exposure to these companies,  including aerospace and defense companies, advanced industrial companies, equipment manufacturers,  air freight companies,  building material  manufacturers,  packaging companies,
                    manufacturers  of  electrical   components  and  equipment,   heavy   construction   companies,
                    manufacturers of heavy machinery,  industrial services companies,  industrial companies, marine transportation companies, railroads, shipbuilders and trucking companies.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Internet:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to the  daily  performance  of the Dow Jones  U.S.  Internet  Index.  The  Index  measures  the performance  of  companies  in the U.S.  equity  markets  that  generate  the majority of their revenues  from the  Internet.  The  Portfolio  primarily  invests in internet  companies  or in instruments  that provide  exposure to these  companies,  including  companies  that derive the majority of their revenues from providing goods and/or services  through an open network,  such as a web site or from  providing  access to the  Internet  or  providing  enabling  services to people using the Internet.
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      SECTOR        ProFund VP  Pharmaceuticals:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Pharmaceuticals  Sector Index.  The
                    Index measures the performance of the  pharmaceuticals  sector of the U.S.  equity market.  The
                    Portfolio  primarily  invests in  pharmaceutical  companies,  or in  instruments  that  provide exposure to these companies,  including makers of prescription and  over-the-counter  drugs, as well as companies engaged in contract drug research.
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                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Precious Metals:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the  Philadelphia  Stock Exchange Gold & Silver Index.
                    The Index measures the  performance of the precious  metals  economic sector of the U.S. equity
                    market.  The  Portfolio  primarily  invests  in  gold  and  silver  mining  companies,   or  in
                    instruments that provide exposure to these companies.
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                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Real  Estate:  seeks  daily  investment  results,  before  fees and  expenses,  that correspond  to the daily  performance  of the Dow  Jones  U.S.  Real  Estate  Index.  The Index
                    measures the  performance of the real estate  industry  sector of the U.S.  equity market.  The
                    Portfolio invests  primarily in real estate companies,  or in instruments that provide exposure
      SECTOR        to these  companies,  including hotel and resort  companies and real estate  investment  trusts   ProFund Advisors LLC
                    (REITs) that invest in apartments,  office and retail properties.  REITs are passive investment vehicles that invest primarily in income-producing  real estate or real estate related loans or interests.
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      SECTOR        ProFund VP  Semiconductor:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Semiconductor  Index.  The Index
                    measures the performance of the semiconductor  sector of the U.S. equity market.  The Portfolio primarily  invests  in  companies  engaged  in  the  production  of  semiconductors  and  other integrated  chips, as well as other related  products such as circuit boards and mother boards, or in  instruments  that  provide  exposure to these  companies.  The  Portfolio  may invest in companies that may be newly-formed and that have relatively small market capitalizations.
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                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Technology:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Technology  Sector Index. The Index
                    measures the  performance of the  technology  sector of the U.S.  equity market.  The Portfolio invests  primarily in technology  companies,  or in instruments  that provide exposure to these companies,  including  companies  involved in the  development  and  production  of  technology
                    products,   including   computer   hardware   and   software,   telecommunications   equipment,
                    microcomputer   components,   integrated  computer  circuits  and  office  equipment  utilizing technology.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Telecommunications:  seeks daily investment results,  before fees and expenses, that   ProFund Advisors LLC
                    correspond to the daily performance of the Dow Jones U.S.  Telecommunications Sector Index. The
                    Index measures the  performance  of the  telecommunications  sector of the U.S.  equity market.
                    The  Portfolio  invests  primarily in  telecommunications  companies,  or in  instruments  that provide  exposure  to  these  companies,  including  fixed  line  communications  and  wireless communications companies.
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                    ProFund  VP  Utilities:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Utilities  Sector Index.  The Index
      SECTOR        measures the  performance  of the utilities  sector of the U.S.  equity  market.  The Portfolio   ProFund Advisors LLC
                    invests  primarily in utility  companies,  or in  instruments  that  provide  exposure to these companies, including electric utilities, gas utilities and water utilities.
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THE PROFUND VP PORTFOLIOS  DESCRIBED  BELOW ARE AVAILABLE AS  SUB-ACCOUNTS  TO ALL ANNUITY  OWNERS.  EACH  PORTFOLIO  PURSUES AN INVESTMENT
STRATEGY THAT SEEKS TO PROVIDE DAILY  INVESTMENT  RESULTS,  BEFORE FEES AND EXPENSES,  THAT MATCH A WIDELY  FOLLOWED  INDEX,  INCREASE BY A
SPECIFIED FACTOR RELATIVE TO THE INDEX,  MATCH THE INVERSE OF THE INDEX OR THE INVERSE OF THE INDEX MULTIPLIED BY A SPECIFIED  FACTOR.  THE
INVESTMENT  STRATEGY OF SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH POSITIVELY AND NEGATIVELY) THE DAILY INVESTMENT  RESULTS OF THE APPLICABLE
INDEX.  IT IS RECOMMENDED  THAT ONLY THOSE ANNUITY OWNERS WHO ENGAGE A FINANCIAL  ADVISOR TO ALLOCATE THEIR ACCOUNT VALUE USING A STRATEGIC
OR TACTICAL  ASSET  ALLOCATION  STRATEGY  INVEST IN THESE  PORTFOLIOS.  WE HAVE  ARRANGED THE  PORTFOLIOS  BASED ON THE INDEX ON WHICH IT'S
INVESTMENT STRATEGY IS BASED.
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The S&P 500 Index(R)is a widely  used  measure of large U.S.  company  stock  performance.  It  consists  of the common  stocks of 500 major corporations  selected by Standard & Poor's(R)for their size and the frequency and ease with which their stocks trade,  reflecting  the full range and diversity of the U.S. economy.
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                    ProFund VP Bull: seeks daily investment results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
     S&P 500        the daily performance of the S&P 500(R)Index.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bear: seeks daily investment results,  before fees and expenses,  that correspond to the inverse (opposite) of the daily  performance of the S&P 500(R)Index. If the Portfolio is successful  in meeting its  objective,  the net asset value of the  Portfolio's  shares  should
     S&P 500    increase in proportion  to any daily decrease in the level of the S&P 500(R). Conversely, the    ProFund Advisors LLC
                    Portfolio's  net asset value should  decrease in proportion to any daily  increase in the level of the S&P 500 Index(R).
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                    ProFund  VP Bull  Plus:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond  to one and a half times  (150%) the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately  one and a
     S&P 500        half  times as much as the S&P 500(R)Index  when the  prices of the  securities  in the S&P 500(R) ProFund Advisors LLC
                    Index rise on a given day and should lose  approximately one and a half times as much when such prices decline on a given day.
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The NASDAQ 100 Index(TM)contains 100 of the largest market capitalization and most active non-financial domestic and international  companies listed on the NASDAQ Stock Market based on market capitalization.
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    NASDAQ 100      ProFund VP OTC: seeks daily investment  results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
                    the daily performance of the NASDAQ 100 Index(TM).
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    NASDAQ 100      ProFund  VP  Short  OTC:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the inverse  (opposite)  of the daily  performance  of the NASDAQ 100(TM)Index.  If the  Portfolio is  successful  in meeting its  objective,  the net asset value of the Portfolio shares  should  increase in  proportion  to any daily  decrease in the level of the NASDAQ 100(TM)
                    Index.  Conversely,  the net  asset  value  of  shares  of the  Portfolio  should  decrease  in proportion to any daily increase in the level of the NASDAQ 100(TM)Index.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP UltraOTC:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to  twice  (200%)  the  daily  performance  of the  NASDAQ  100(TM)Index.  If the  Portfolio  is
                    successful in meeting its objective,  it should gain approximately  twice as much as the growth oriented  NASDAQ 100(TM)Index when the prices of the securities in that index rise on a given day and should lose approximately twice as much when such prices decline on that day.
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The S&P MidCap 400 Index(R)is a widely used measure of medium capitalized U.S. company stock  performance.  It consists of the common stocks of 400 major corporations selected by Standard & Poor's(R)for their market size, industry group  representation,  and the frequency and ease with which their stocks trade, reflecting the full range and diversity of the U.S. economy.
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  S&P MIDCAP 400    ProFund VP Mid-Cap  Value:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the  daily  performance  of the  S&P  MidCap  400/Barra  Value  Index(R).  The S&P
                    MidCap400/Barra  Value  Index(R)is a  capitalization-weighted  index that  comprises  all of the stocks in the S&P MidCap 400 Index(R)that have low price-to-book ratios.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Mid-Cap  Growth:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the S&P MidCap 400/Barra Growth Index(R).  The S&P MidCap
  S&P MIDCAP 400    400/Barra Growth Index(R)is a capitalization-weighted  index that comprises all of the stocks in   ProFund Advisors LLC
                    the S&P MidCap 400 Index(R)that have high price-to-book ratios.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  UltraMid-Cap:  seeks  daily  investment  results,  before fees and  expenses,  that correspond  to twice  (200%)  the  daily  performance  of the S&P  MidCap  400  Index(R).  If the
                    Portfolio is successful in meeting its objective,  it should gain  approximately  twice as much
  S&P MIDCAP 400    as the S&P  MidCap 400 Index(R)when the prices of the  securities  in the S&P MidCap 400 Index(R) ProFund Advisors LLC
                    rise on a given day and should lose  approximately  twice as much when such prices decline on a given day.
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The S&P SmallCap 600 Index(R)is an unmanaged index comprising 600 domestic stocks, with a market  capitalization valued at under one billion dollars,  chosen for market size, liquidity,  and industry group representation.  The index comprises stocks from the industrial,  utility, financial, and transportation sectors, reflecting the full range and diversity of the U.S. economy.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Value:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P  SmallCap  600/Barra  Value  Index(R).  The S&P
                    SmallCap  600/Barra Value Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have low price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Growth:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P SmallCap  600/Barra  Growth  Index(R).  The S&P
                    SmallCap 600/Barra Growth Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have high price-to-book ratios.
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The Russell  2000 Index(R)is an  unmanaged  index  consisting  of 2,000 small  company  common  stocks.  The Russell  2000 Index(R)comprises approximately 2000 of the smallest U.S. domiciled publicly traded common stocks that are included in the Russell 3000 Index(R).
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
   RUSSELL 2000     ProFund VP UltraSmall-Cap (f/k/a ProFund VP SmallCap):  seeks daily investment results,  before   ProFund Advisors LLC
                    fees and expenses,  that correspond to twice (200%) the daily  performance of the Russell 2000(R)
                    Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately twice as much as the Russell 2000 Index(R)when the prices of the  securities  in that index rise on a given day and should lose  approximately  twice as much when such  prices  decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP U.S.  Government  Plus: seeks daily  investment  results,  before fees and expenses,   ProFund Advisors LLC
                    that  correspond to 125% of the daily price  movement of the most recently  issued 30-year U.S.
                    Treasury Bond.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

-------------------- ------------------------------------------------------------------------------------------------ ----------------------
       STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
        TYPE                                                                                                                ADVISOR/
                                                                                                                           SUB-ADVISOR
-------------------- ------------------------------------------------------------------------------------------------
                     ------------------------------------------------------------------------------------------------ ----------------------
  U.S. GOV'T BOND    ProFund VP Rising Rates Opportunity:  seeks daily investment results, before fees and expenses,  ProFund Advisors LLC that  correspond  to 125% of the inverse  (opposite)  of the daily  price  movement of the most recently  issued  30-year U.S.  Treasury  Bond.  If the  Portfolio is successful in meeting its objective,  the net asset value of the Portfolio's  shares should decrease in proportion to any daily increase in the price of the 30-year U.S. Treasury Bond on a given day.  Conversely,  the net asset value of shares of the Portfolio  should increase in proportion to any daily decrease in the price of the 30-year U.S. Treasury Bond on a given day.
-------------------- ------------------------------------------------------------------------------------------------ ----------------------
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The First Trust(R)10 Uncommon Values Portfolio of the First Defined  Portfolio Fund LLC invests in the securities of a relatively few number of issuers.  Since the assets of the  Portfolio  are invested in a limited  number of issuers,  the net asset value of the Portfolio may be more susceptible to a single adverse economic,  political or regulatory occurrence.  The Portfolio may also be subject to additional market risk due to its policy of investing  based on an investment  strategy and generally not buying or selling  securities in response to market fluctuations.  The  Portfolio's  relative lack of diversity and limited  ongoing  management may subject Owners to greater market risk than other portfolios.
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-------------------- ------------------------------------------------------------------------------------------------ ----------------------
     LARGE CAP       First Trust(R)10 Uncommon  Values:  seeks to provide  above-average  capital  appreciation.  The
                     Portfolio  seeks to achieve its  objective  by  investing  primarily  in the ten common  stocks selected by the Investment  Policy Committee of Lehman Brothers Inc.  ("Lehman  Brothers") with  First Trust Advisors
                     the assistance of the Research  Department of Lehman  Brothers which, in their opinion have the          L.P.
       BLEND         greatest  potential for capital  appreciation  during the next year. The stocks included in the
                     Portfolio  are adjusted  annually on or about July 1st in  accordance  with the  selections  of
                     Lehman Brothers.
-------------------- ------------------------------------------------------------------------------------------------ ----------------------
                     ------------------------------------------------------------------------------------------------ ----------------------
      INTER-         The  Prudential  Series  Fund,  Inc.  - SP  Jennison  International  Growth:  seeks to  provide
                     long-term   growth  of  capital.   The   Portfolio   pursues  its  objective  by  investing  in
                     equity-related  securities of foreign  issuers that the  Sub-advisor  believes will increase in value over a period of years.  The  Portfolio  invests  primarily  in the common stock of large and  medium-sized  foreign  companies.  Under normal  circumstances,  the Portfolio  invests at
  NATIONAL EQUITY    least 65% of its total  assets in common  stock of foreign  companies  operating or based in at       Prudential
                     least five different  countries.  The Portfolio  looks  primarily for stocks of companies whose    Investments LLC/
                     earnings are growing at a faster rate than other companies and that have  above-average  actual   Jennison Associates
                     and  potential  earnings  growth  over  the long  term and  strong  financial  and  operational           LLC
                     characteristics.
-------------------- ------------------------------------------------------------------------------------------------ ----------------------

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill  Companies,  Inc. and have been licensed for use by American Skandia Investment Services,  Incorporated.  The Portfolio is not sponsored,  endorsed,  sold or promoted by Standard & Poor's and  Standard & Poor's  makes no  representation  regarding  the  advisability  of investing in the
Portfolio.

The First Trust(R)10 Uncommon Values  portfolio is not sponsored or created by Lehman  Brothers,  Inc.  ("Lehman  Brothers").  Lehman
Brothers' only  relationship  to First Trust is the licensing of certain  trademarks  and trade names of Lehman  Brothers and of the
"10 Uncommon  Values" which is  determined,  composed and calculated by Lehman  Brothers  without regard to First Trust or the First
Trust(R)10 Uncommon Values portfolio.

Dow Jones has no  relationship  to the ProFunds VP, other than the  licensing of the Dow Jones sector  indices and its service marks for use in  connection  with the ProFunds VP. The ProFunds VP are not  sponsored,  endorsed,  sold, or promoted by Standard & Poor's or NASDAQ,  and neither  Standard & Poor's nor NASDAQ  makes any  representations  regarding  the  advisability  of investing in the
ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed  investment  options of  different  durations  during the  accumulation  period.  These  "Fixed  Allocations"  earn a guaranteed  fixed rate of interest for a specified  period of time,  called the "Guarantee  Period." In most states,  we offer Fixed
Allocations  with Guarantee  Periods from 1 to 10 years.  We may also offer special  purpose Fixed  Allocations for use with certain optional  investment  programs.  We guarantee the fixed rate for the entire Guarantee Period.  However,  if you withdraw or transfer
Account Value before the end of the Guarantee  Period,  we will adjust the value of your  withdrawal or transfer based on a formula, called a "Market Value  Adjustment."  The Market Value  Adjustment can either be positive or negative,  depending on the movement of applicable  interest  rates  payable on Strips of the  appropriate  duration.  Please  refer to the section  entitled  "How does the
Market Value  Adjustment  Work?" for a  description  of the formula along with  examples of how it is  calculated.  You may allocate
Account Value to more than one Fixed Allocation at a time.

Fixed  Allocations  may not be available in all states.  Availability  of Fixed  Allocations  is subject to change and may differ by state and by the annuity product you purchase.  Please call American Skandia at  1-800-766-4530  to determine  availability of Fixed
Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent  Deferred  Sales Charge:  We do not deduct a sales charge from Purchase  Payments you make to your Annuity.  However,  we may deduct a Contingent  Deferred  Sales Charge or CDSC if you  surrender  your Annuity or when you make a partial  withdrawal.  The
CDSC reimburses us for expenses related to sales and distribution of the Annuity,  including  commissions,  marketing  materials and other  promotional  expenses.  The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable  Annuity Year.  For purposes of  calculating  the CDSC, we consider the year following the Issue Date of your Annuity as Year 1. The amount of the CDSC  decreases  over time,  measured  from the Issue Date of the  Annuity.  The CDSC  percentages  are shown below.

                           ------------------ ------------- ------------- ------------ ------------- -------------

                           YEARS                   1             2             3            4             5+
                           ------------------ ------------- ------------- ------------ ------------- -------------
                           ------------------ ------------- ------------- ------------ ------------- -------------

                           CHARGE (%)             8.5%          8.0%         7.0%          6.0%          0.0%
                           ------------------ ------------- ------------- ------------ ------------- -------------

The CDSC  period is based on the Issue Date of the  Annuity,  not on the date each  Purchase  Payment  is  applied  to the  Annuity.
Purchase  Payments  applied  to the  Annuity  after the Issue  Date do not have  their own CDSC  period.  During  the first four (4)
Annuity  Years,  under certain  circumstances  you can withdraw a limited  amount of Account Value  without  paying a CDSC.  This is referred to as a "Free  Withdrawal."  After four (4)  complete  Annuity  Years,  you can  surrender  your  Annuity or make a partial withdrawal  without a CDSC being  deducted  from the amount being  withdrawn.  Free  Withdrawals  are not treated as a withdrawal of
Purchase  Payments for purposes of calculating  the CDSC on a subsequent  withdrawal or surrender.  Withdrawals  of amounts  greater than the  maximum  Free  Withdrawal  amount are treated as a  withdrawal  of  Purchase  Payments  and will be assessed a CDSC during
Annuity  Years 1 through 4. For purposes of  calculating  the CDSC on a surrender  or a partial  withdrawal,  the Purchase  Payments being withdrawn may be greater than your remaining  Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior withdrawals  under the Free Withdrawal  provision or if your Account Value has declined in value due to negative market performance.

We may  waive  the CDSC  under  certain  medically-related  circumstances  or when  taking a Minimum  Distribution  from an  Annuity purchased  as a  "qualified"  investment.  Free  Withdrawals,  Medically-Related  Surrenders  and  Minimum  Distributions  are  each explained more fully in the section entitled "Access to Your Account Value".

Annual  Maintenance Fee: During the accumulation  period we deduct an Annual  Maintenance Fee. The Annual  Maintenance Fee is $35.00
or 2% of your Account Value invested in the variable  investment  options,  whichever is less. This fee will be deducted annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity  during the Annuity Year, the fee is deducted at the time of  surrender.  Currently,  the Annual  Maintenance  Fee is only deducted if your Account Value is less than $100,000 on the anniversary of the Issue Date or at the time of surrender.  We may increase the Annual  Maintenance Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Optional  Benefits:  If you elect to purchase one or more optional  benefits,  we will deduct an additional  charge on a daily basis from your  Account  Value  allocated  to the  Sub-accounts.  The charge for each  optional  benefit is  deducted  in addition to the
Insurance Charge due to the increased  insurance risk associated with the optional  benefits.  The additional  charge is included in the  daily  calculation  of the Unit  Price for each  Sub-account.  Please  refer to the  section  entitled  "Death  Benefit"  for a description of the charge for each Optional Death Benefit.  Please refer to the section  entitled  "Managing Your Account Value - Do you offer  programs  designed  to  guarantee  a "return  of  premium"  at a future  date?" for a  description  of the charge for the
Guaranteed Return Option.

Transfer  Fee:  Currently,  you may make twenty (20) free  transfers  between  investment  options each Annuity Year. We will charge
$10.00 for each  transfer  after the  twentieth in each Annuity  Year.  We do not consider  transfers  made as part of a dollar cost averaging  program when we count the twenty free  transfers.  Transfers made as part of a rebalancing,  market timing or third party investment  advisory  service will be subject to the  twenty-transfer  limit.  However,  all transfers  made on the same day will be treated as one (1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its  Guarantee  Period
are not  subject  to the  Transfer  Fee and are not  counted  toward  the twenty  free  transfers.  We may reduce the number of free transfers  allowable  each  Annuity  Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of electronic  means to transmit  your  transfer  requests.  We may  eliminate  the  Transfer  Fee for  transfer  requests  transmitted electronically or through other means that reduce our processing costs.

Tax  Charges:  Several  states and some  municipalities  charge  premium  taxes or similar  taxes.  The amount of tax will vary from jurisdiction  to  jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges from each  Purchase  Payment at the time of a withdrawal  or surrender of your Annuity or at the time you elect to begin  receiving  annuity  payments.  We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an  Insurance  Charge  daily  against the average  daily assets  allocated  to the  Sub-accounts.  The
Insurance  Charge is the  combination  of the Mortality & Expense Risk Charge (1.25%) and the  Administration  Charge  (0.15%).  The
total charge is equal to 1.40% on an annual basis.  The Insurance  Charge is intended to compensate  American  Skandia for providing the insurance  benefits under the Annuity,  including the Annuity's  basic death benefit that provides  guaranteed  benefits to your beneficiaries  even if the market  declines  and the risk that persons we  guarantee  annuity  payments to will live longer than our assumptions.  The charge also covers  administrative costs associated with providing the Annuity benefits,  including preparation of the contract,  confirmation  statements,  annual account statements and annual reports, legal and accounting fees as well as various related  expenses.  Finally,  the charge  covers the risk that our  assumptions  about the mortality  risks and expenses  under this
Annuity are  incorrect and that we have agreed not to increase  these  charges over time despite our actual  costs.  We may increase the portion of the total  Insurance  Charge that is deducted for  administrative  costs;  however,  any increase  will only apply to
Annuities issued after the date of the increase.

American  Skandia may make a profit on the Insurance  Charge if, over time,  the actual cost of providing the  guaranteed  insurance obligations  under the Annuity are less than the amount we deduct for the  Insurance  Charge.  To the extent we make a profit on the
Insurance  Charge,  such profit may be used for any other  corporate  purpose,  including  payment of other  expenses  that American
Skandia incurs in promoting, distributing, issuing and administering the Annuity.

The  Insurance  Charge is not deducted  against  assets  allocated  to a Fixed  Allocation.  However,  the amount we credit to Fixed
Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly  against the Portfolios.  However,  each Portfolio  charges a total annual fee comprised of an investment  management  fee,  operating  expenses  and any  distribution  and service  (12b-1)  fees that may apply.  These fees are deducted  daily by each  Portfolio  before it provides  American  Skandia with the net asset value as of the close of business  each day.  More  detailed  information  about fees and  charges  can be found in the  prospectuses  for the  Portfolios.  Please also see
"Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against Account Value allocated to the  Sub-accounts,  we also take into  consideration mortality, expense,  administration,  profit and other factors in determining the interest rates we credit to Fixed Allocations. Any
CDSC or Tax Charge  applies to  amounts  that are taken from the  variable  investment  options or the Fixed  Allocations.  A Market
Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain states a tax is due if and when you exercise your right to receive  periodic  annuity  payments.  The amount payable will depend on the applicable  jurisdiction  and on the annuity  payment  option you select.  If you select a fixed payment  option,  the amount of each fixed payment will depend on the Account  Value of your Annuity when you elected to  annuitize.  There is no specific charge  deducted  from these  payments;  however,  the amount of each  annuity  payment  reflects  assumptions  about our  insurance expenses.  If you select a variable  payment option that we may offer,  then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain  fees and charges or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may  reduce  the  amount of the CDSC or the length of time it  applies,  reduce or  eliminate  the amount of the Annual
Maintenance  Fee or reduce the  portion of the total  Insurance  Charge that is deducted  as an  Administration  Charge.  Generally, these types of changes will be based on a reduction to our sales,  maintenance or  administrative  expenses due to the nature of the individual or group  purchasing  the Annuity.  Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities  purchased by an Owner;  (c) the amount of Purchase  Payments or likelihood of additional
Purchase Payments;  and/or (d) other transactions where sales,  maintenance or administrative  expenses are likely to be reduced. We will not discriminate  unfairly between Annuity  purchasers if and when we reduce the portion of the Insurance Charge  attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial  Purchase  Payment:  You must make a minimum initial Purchase  Payment of $10,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial Purchase  Payment provided that,  within the first Annuity Year, you make at least $10,000 in total Purchase Payments.

Where allowed by law,  initial  Purchase  Payments in excess of $1,000,000  require our approval prior to  acceptance.  We may apply certain limitations and/or  restrictions on the Annuity as a condition of our acceptance,  including limiting the liquidity features or the Death Benefit protection provided under the Annuity,  limiting the right to make additional  Purchase Payments,  changing the number of transfers  allowable  under the Annuity or restricting  the  Sub-accounts  that are available.  Other  limitations  and/or restrictions may apply.

Except as noted below,  Purchase  Payments  must be submitted by check drawn on a U.S.  bank, in U.S.  dollars,  and made payable to
American  Skandia.  Purchase  Payments  may also be  submitted  via 1035  exchange  or  direct  transfer  of  funds.  Under  certain circumstances,  Purchase  Payments may be transmitted to American  Skandia via wiring funds through your  investment  professional's broker-dealer  firm.  Additional  Purchase Payments may also be applied to your Annuity under an arrangement  called "bank drafting"
where you  authorize  us to deduct  money  directly  from your bank  account.  We may reject any  payment  if it is  received  in an unacceptable form.  Our acceptance of a check is subject to our ability to collect funds.

Age  Restrictions:  The Owner must be age 85 or under as of the Issue Date of the  Annuity.  If the  Annuity is owned  jointly,  the oldest of the Owners must be age 85 or under on the Issue  Date.  If the Annuity is owned by an entity,  the  Annuitant  must be age
85 or under as of the Issue Date.  You should  consider your need to access your Account  Value and whether the Annuity's  liquidity features  will satisfy that need. If you take a  distribution  prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  The  availability  of certain  optional  benefits may vary based on the age of the Owner on the
Issue Date of the Annuity.

Owner,  Annuitant and Beneficiary  Designations:  On your  Application,  we will ask you to name the Owner(s),  Annuitant and one or more Beneficiaries for your Annuity.

|X|      Owner:  The  Owner(s)  holds all rights  under the  Annuity.  You may name more than one Owner in which case all  ownership
         -----
       rights are held  jointly.  However,  this  Annuity does not provide a right of  survivorship.  Refer to the Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant is the person we agree to make annuity  payments to and upon whose life we continue to make such
         ---------
       payments.  You must name an Annuitant who is a natural  person.  We do not accept a designation  of joint  Annuitants  during the accumulation  period. Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent Annuitant will become the Annuitant if the Annuitant  dies before the Annuity Date.  Please refer to the discussion of  "Considerations  for
       Contingent Annuitants" in the Tax Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s) or entity you name to receive the death  benefit.  If no  beneficiary  is
         -----------
       named the death benefit will be paid to you or your estate.

Your right to make  certain  designations  may be limited if your  Annuity is to be used as an IRA or other  "qualified"  investment that is given  beneficial  tax treatment  under the Code.  You should seek  competent tax advice on the income,  estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner,  Annuitant and  Beneficiary  designations  by sending us a request in writing.  Where allowed by law, such changes will be subject to our acceptance.  Some of the changes we will not accept include, but are not limited to:
|X|      a new  Owner  subsequent  to  the  death  of the  Owner  or  the  first  of  any  joint  Owners  to  die,  except  where  a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary is the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative  Beneficiary  designation,  upon the death of either spousal
Owner,  the surviving  spouse may elect to assume  ownership of the Annuity instead of taking the Death Benefit  payment.  The Death
Benefit  that would have been  payable  will be the new  Account  Value of the  Annuity as of the date of due proof of death and any required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the  surviving  spouse will have all the rights and  benefits  that would be  available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of determining  any future Death Benefit for the beneficiary of the surviving  spouse,  the new Account Value will be considered as the initial Purchase  Payment.  No CDSC will apply to the new Account Value.  However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent  Annuitant,  upon the death of the Annuitant, the  surviving  spouse  will  become the  Annuitant.  No Death  Benefit is payable  upon the death of the  Annuitant.  However,  the
Account  Value  of the  Annuity  as of the  date of due  proof of death of the  Annuitant  (and any  required  proof of the  spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
If after  purchasing  your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel  period.  This is often  referred  to as a  "free-look."  Depending  on the state in which you purchased your Annuity and, in some states,  if you purchased the Annuity as a replacement  for a prior  contract,  the right to cancel period may be ten (10) days,  twenty-one (21) days or longer,  measured from the time that you received your Annuity.  If you return your Annuity during the  applicable  period,  we will refund your current  Account Value plus any tax charge  deducted.  This amount may be higher or lower than your  original  Purchase  Payment.  Where  required by law, we will return your  current  Account
Value or the amount of your  initial  Purchase  Payment,  whichever  is  greater.  The same  rules may apply to an  Annuity  that is purchased as an IRA. In any situation  where we are required to return the greater of your  Purchase  Payment or Account  Value,  we may  allocate  your  Account  Value to the AST Money  Market  Sub-account  during the right to cancel  period  and for a  reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The  minimum  amount  that we accept as an  additional  Purchase  Payment  is $100  unless you  participate  in  American  Skandia's
Systematic  Investment Plan or a periodic  purchase  payment  program.  We will allocate any additional  Purchase  Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your Annuity by  authorizing  us to deduct money directly from your bank account and
              ----------
applying it to your  Annuity.  This type of program is often called "bank  drafting".  We call our bank drafting  program  "American
Skandia's  Systematic  Investment  Plan."  Purchase  Payments  made  through  bank  drafting  may only be  allocated to the variable investment  options when applied.  Bank  drafting  allows you to invest in your Annuity with a lower initial  Purchase  Payment,  as long as you  authorize  payments  that will equal at least  $10,000  during the first 12 months of your  Annuity.  We may suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable  financial  institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified  investments.  If your employer  sponsors such a program, we may agree to accept periodic  Purchase  Payments through a salary  reduction  program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $10,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.  The net Purchase
Payment is your initial  Purchase  Payment minus any tax charges that may apply.  On your  application we ask you to provide us with instructions  for  allocating  your Account  Value.  You can allocate  Account Value to one or more variable  investment  options or
Fixed Allocations.

In those  states  where we are  required  to return your  Purchase  Payment if you  exercise  your right to return the  Annuity,  we initially  allocate  all  amounts  that  you  choose  to  allocate  to the  variable  investment  options  to the AST  Money  Market
Sub-account.  At the end of the  right to cancel  period  we will  reallocate  your  Account  Value  according  to your most  recent allocation  instructions.  Where permitted by law, we will allocate your Purchase Payments  according to your initial  instructions, without  temporarily  allocating  to the AST Money Market  Sub-account.  To do this,  we will ask that you execute our form called a
"return  waiver" that authorizes us to allocate your Purchase  Payment to your chosen  Sub-accounts  immediately.  If you submit the
"return  waiver" and then decide to return your Annuity  during the right to cancel  period,  you will receive your current  Account
Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent  Purchase  Payments:  We will allocate any additional  Purchase  Payments you make  according to your current  allocation instructions.  If any rebalancing or asset  allocation  programs are in effect,  the allocation  should conform with such a program.
We assume that your current  allocation  instructions  are valid for subsequent  Purchase  Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation period you may transfer Account Value between investment  options.  Transfers are not subject to taxation on any gain.  We  currently  limit the  number of  Sub-accounts  you can  invest in at any one time to twenty  (20).  However,  you can invest in an unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account  you  allocate  Account
Value to at the time of any  allocation  or transfer.  If you request a transfer  and, as a result of the  transfer,  there would be less than $500 in the Sub-account,  we may transfer the remaining  Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We may  impose  specific  restrictions  on  financial  transactions  for  certain  Portfolios  based on the  Portfolio's  investment restrictions.  Currently,  any purchase,  redemption or transfer  involving the ProFunds VP  Sub-accounts  must be received by us no later than one hour prior to any announced closing of the applicable  securities exchange (generally,  3:00 p.m. Eastern time) to be processed on the current  Valuation  Day. The "cut-off"  time for such  financial  transactions  involving a ProFunds VP Sub-account will be  extended  to1/2hour  prior to any  announced  closing  (generally,  3:30  p.m.  Eastern  time) for  transactions  submitted electronically through American Skandia's Internet website (www.americanskandia.com).

Currently,  we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year,  including transfers made as part of any rebalancing,  market timing,  asset allocation or similar program which you have authorized.  Transfers made as part of a dollar cost  averaging  program do not count toward the twenty free  transfer  limit.  Renewals or transfers of Account  Value from a Fixed
Allocation at the end of its Guarantee  Period are not subject to the transfer  charge.  We may reduce the number of free  transfers allowable  each  Annuity Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of  electronic means to transmit your transfer  requests.  We may eliminate the Transfer Fee for transfer  requests  transmitted  electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of  transfers  in any Annuity  Year for all  existing  or new Owners.  We also  reserve the right to limit the number of  transfers in any Annuity  Year or to refuse any  transfer  request for an Owner or certain  Owners if:
(a) we believe that excessive  trading or a specific  transfer request or group of transfer  requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are informed by one or more of the Portfolios that the purchase or redemption  of shares must be  restricted  because of  excessive  trading or a specific  transfer or group of transfers is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without  limiting the above, the most likely scenario where either of the above could occur would be if the aggregate  amount of a trade or trades  represented a relatively large proportion of the total assets of a particular  Portfolio.  Under such a circumstance,  we will process  transfers  according to our rules then in effect and provide  notice if the  transfer  request was denied.  If a transfer  request is denied,  a new  transfer  request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation  period.  Dollar Cost Averaging  allows you to  systematically  transfer an amount  each month from one  investment  option to one or more other  investment  options.  You can choose to  transfer  earnings only,  principal  plus  earnings  or a flat  dollar  amount.  Dollar  Cost  Averaging  allows you to invest  regularly  each  month, regardless  of the current unit value (or price) of the  Sub-account(s)  you invest in. This enables you to purchase more units when the market  price is low and fewer  units  when the market  price is high.  This may  result in a lower  average  cost of units over time.  However,  there is no guarantee that Dollar Cost  Averaging will result in a profit or protect  against a loss in a declining market.  We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost Averaging from Fixed  Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal  plus  earnings.  If  transferring  principal  plus  earnings,  the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE:  When a Dollar Cost Averaging  program is established  from a Fixed  Allocation,  the fixed rate of interest we credit to your
Account  Value is applied to a declining  balance due to the  transfers of Account  Value to the  Sub-accounts  during the Guarantee
Period.  This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation  period,  we offer automatic  rebalancing  among the variable  investment  options you choose.  You can choose to have your Account  Value  rebalanced  quarterly,  semi-annually,  or annually.  On the  appropriate  date,  your  variable investment  options are  rebalanced  to the  allocation  percentages  you request.  For example,  over time the  performance  of the variable  investment  options will differ,  causing your percentage  allocations to shift. With automatic  rebalancing,  we transfer the appropriate amount from the "overweighted"  Sub-accounts to the  "underweighted"  Sub-accounts to return your allocations to the percentages  you request.  If you request a transfer  from or into any variable  investment  option  participating  in the automatic rebalancing  program,  we will assume that you wish to change your rebalancing  percentages as well, and will  automatically  adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum  Account Value of at least $10,000 to enroll in automatic  rebalancing.  All  rebalancing  transfers made on the same day as part of an automatic  rebalancing  program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two different  programs for investors who wish to invest in the variable  investment  options but also wish to protect their  principal,  at least as of a specific date in the future.  You may not want to use either of these  programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program where a portion of your Account Value is allocated to a Fixed  Allocation and the remaining
Account  Value is  allocated  to the  variable  investment  options  that you  select.  When you enroll in the  Balanced  Investment
Program,  you choose the duration that you wish the program to last.  This  determines the duration of the Guarantee  Period for the
Fixed  Allocation.  Based on the fixed rate for the  Guarantee  Period  chosen,  we calculate the portion of your Account Value that must be allocated to the Fixed  Allocation to grow to a specific  "principal  amount" (such as your initial  Purchase  Payment).  We determine  the amount based on the rates then in effect for the Guarantee  Period you choose.  If you continue the program until the end of the Guarantee  Period and make no withdrawals or transfers,  at the end of the Guarantee  Period,  the Fixed  Allocation will have grown to equal the  "principal  amount".  Withdrawals or transfers  from the Fixed  Allocation  before the end of the Guarantee
Period will  terminate the program and may be subject to a Market Value  Adjustment.  You can transfer the Account Value that is not allocated to the Fixed  Allocation  between any of the Sub-accounts  available under the Annuity.  Account Value you allocate to the variable  investment options is subject to market  fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

         Example
         Assume  you invest  $100,000.  You  choose a 10-year  program  and  allocate  a portion  of your  Account  Value to a Fixed
         Allocation  with a 10-year  Guarantee  Period.  The rate for the  10-year  Guarantee  Period is 5.33%*.  Based on the fixed interest rate for the Guarantee  Period chosen,  the factor is 0.594948 for determining how much of your Account Value will be  allocated  to the Fixed  Allocation.  That  means  that  $59,495  will be  allocated  to the Fixed  Allocation  and the remaining  Account Value  ($41,505)  will be allocated to the variable  investment  options.  Assuming that you do not make any  withdrawals  from the Fixed  Allocation,  it will grow to $100,000 at the end of the  Guarantee  Period.  Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)SM
We also offer a seven-year  program  where we monitor your Account Value daily and  systematically  transfer  amounts  between Fixed
Allocations and the variable  investment  options you choose.  American Skandia guarantees that at the end of the seventh (7th) year from  commencement  of the program (or any program  restart date),  you will receive no less than your Account Value on the date you elected to  participate  in the program  ("commencement  value").  On the program  maturity date, if your Account Value is below the commencement  value,  American  Skandia will apply additional  amounts to your Annuity so that it is equal to commencement  value or your  Account  Value on the date you elect to restart the program  duration.  Any amounts  added to your  Annuity will be applied to the AST Money Market Sub-account,  unless you provide us with alternative  instructions.  We will notify you of any amounts added to your Annuity  under the program.  We do not consider  amounts  added to your Annuity to be  "investment  in the contract" for income tax purposes.

Account Value is only  transferred  to and  maintained in Fixed  Allocations  to the extent we, in our sole  discretion,  deem it is
                 ----
necessary to support our  guarantee  under the program.  This differs  from the Balanced  Investment  Program  where a set amount is allocated to a Fixed Allocation  regardless of the performance of the underlying  Sub-accounts.  With the Guaranteed  Return Option, your  Annuity  is able to  participate  in the  upside  potential  of the  Sub-accounts  while  only  transferring  amounts to Fixed
Allocations  to  protect  against  significant  market  downturns.   NOTE:  If  a  significant  amount  of  your  Account  Value  is systematically  transferred to Fixed  Allocations  during prolonged  market declines,  less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the  performance of your Account Value to determine  whether it is greater than,  equal to or below our
"reallocation  trigger",  described  below.  Based on the  performance  of the  Sub-accounts  in which you choose to  allocate  your
Account  Value  relative  to the  reallocation  trigger,  we may  transfer  some or all of  your  Account  Value  to or from a Fixed
Allocation.  You have  complete  discretion  over the  allocation  of your  Account  Value that  remains  allocated  in the variable investment options.  However, we reserve the right to restrict certain Portfolios if you participate in the program.

|X|      Account  Value  greater than or equal to  reallocation  trigger:  Your Account  Value in the  variable  investment  options remains allocated according to your most recent  instructions.  If a portion of Account Value was previously allocated to a Fixed  Allocation,  those amounts may be transferred  from the Fixed  Allocation and re-allocated to the variable investment options pro-rata according to your current allocations.  A Market Value Adjustment will apply.

|X|      Account  Value  below  reallocation  trigger:  A portion  of your  Account  Value in the  variable  investment  options  is transferred  to a new  Fixed  Allocation.  These  amounts  are  transferred  on a  pro-rata  basis  from the  variable investment  options.  The new Fixed  Allocation  will have a Guarantee  Period equal to the remaining  duration in the
              Guaranteed  Return  Option.  The Account  Value  applied to the new Fixed  Allocation  will be credited with the fixed interest rate then being  applied to a new Fixed  Allocation  of the next higher  yearly  duration.  The Account Value will remain invested in the Fixed Allocation  until the maturity date of the program unless,  at an earlier date, your
              Account  Value is at or above the  reallocation  trigger and amounts can be  transferred  to the  variable  investment options (as described above) while maintaining the guarantee protection under the program.

American  Skandia uses an allocation  mechanism  based on  assumptions  of expected and maximum  market  volatility to determine the reallocation  trigger.  The allocation  mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose.  American  Skandia reserves the right to change the allocation  mechanism and the reallocation  trigger at its discretion,  subject to regulatory  approval where required.  Any change to the allocation  mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination
The Guaranteed  Return Option will  terminate on its maturity  date. You can elect to participate in a new Guaranteed  Return Option or re-allocate  your Account Value at that time.  Upon  termination,  any Account Value allocated to the Fixed  Allocations  will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate  the  Guaranteed  Return  Option at any time.  American  Skandia  does not provide any  guarantees  upon termination of the program.
|X|      Withdrawals  from your  Annuity  while the  program is in effect  will reduce the  guaranteed  amount  under the program in proportion  to your Account Value at the time of the  withdrawal.  Withdrawals  will be subject to all other  provisions of the
     Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.
|X|      Additional  Purchase  Payments  applied  to the  Annuity  while the  program  is in effect  will only  increase  the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X|      Annuity Owners cannot transfer Account Value to or from a Fixed  Allocation  while  participating in the program and cannot participate  in any dollar cost  averaging  program  that  transfers  Account  Value from a Fixed  Allocation  to the  variable investment options.
|X|      Transfers from Fixed  Allocations will be subject to the Market Value Adjustment  formula under the Annuity;  however,  the
     0.10%  "cushion"  feature of the  formula  will not apply.  A Market  Value  Adjustment  may be either  positive  or  negative.
     Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X|      Transfers from the Sub-accounts to Fixed Allocations or from Fixed  Allocations to the Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The  Guaranteed  Return  Option  will  terminate:  (a) upon the death of the  Owner or the  Annuitant  (in an entity  owned contract); and (b) as of the date Account Value is applied to begin annuity payments.
|X|      You can elect to restart the seven (7) year  program  duration on any  anniversary  of the Issue Date of the  Annuity.  The
     Account  Value on the date the restart is  effective  will become the new  commencement  value.  You can only elect the program once per Annuity Year.

Charges under the Program
We deduct a charge equal to 0.25% per year to  participate  in the  Guaranteed  Return  Option.  The annual charge is deducted daily against your Account Value  allocated to the  Sub-accounts.  Account Value allocated to Fixed  Allocations  under the program is not subject to the charge.  The charge is deducted to  compensate  American  Skandia for:  (a) the risk that your  Account  Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

--------------------------------------------------------------------------------------------------------------------------------
     Effective  November 18, 2002,  American  Skandia  changed the manner in which the annual charge for the  Guaranteed  Return
     Option is deducted  to the method  described  above.  The annual  charge for the  Guaranteed  Return  Option for Owners who elected the  benefit  between  May 1, 2001 and  November  15, 2002 is  deducted  annually,  in  arrears,  according  to the prospectus  in effect as of the date the program  was  elected.  Owners who  terminate  and then  re-elect  the  Guaranteed
     Return Option or elect to restart the  Guaranteed  Return Option at any time after November 18, 2002 will be subject to the charge method described above.
--------------------------------------------------------------------------------------------------------------------------------

MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may  authorize  your  investment  professional  to direct the  allocation  of your Account  Value and to request  financial transactions  between  investment  options while you are living,  subject to our rules.  You must contact us immediately if and when you revoke such authority.  We will not be responsible for acting on instructions  from your investment  professional if you fail to inform us that such  person's  authority has been revoked.  We may also  suspend,  cancel or limit these  privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide  administrative  support to  licensed,  registered  investment  professionals  or  investment advisors who you authorize to make financial  transactions on your behalf.  These investment  professionals  may be firms or persons who also are  appointed by us as  authorized  sellers of the  Annuity.  However,  we do not offer advice about how to allocate  your
Account Value under any  circumstance.  Any investment  professionals  you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any  recommendations  such investment  professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require  investment  professionals or investment  advisors,  who are authorized by multiple contract owners to make financial transactions,  to enter into an administrative  agreement with American Skandia as a condition of our accepting transactions on your behalf. The  administrative  agreement may impose  limitations on the investment  professional's or investment  advisor's ability to request financial  transactions on your behalf.  These limitations are intended to minimize the detrimental  impact of an investment professional  who is in a position to transfer  large  amounts of money for multiple  clients in a  particular  Portfolio or type of
portfolio  or  to  comply  with  specific   restrictions  or  limitations  imposed  by  a  Portfolio(s)  on  American  Skandia.  The administrative agreement may limit the available investment options,  require advance notice of large transactions,  or impose other trading limitations on your investment  professional.  Your investment  professional will be informed of all such restrictions on an ongoing  basis.  We may also require that your  investment  professional  transmit all financial  transactions  using the electronic trading  functionality  available  through our Internet  website  (www.americanskandia.com).  Limitations that we may impose on your investment  professional  or  investment  advisor  under  the  terms of the  administrative  agreement  do not  apply  to  financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?
We credit the fixed  interest  rate to the Fixed  Allocation  throughout  a set period of time called a  "Guarantee  Period."  Fixed
Allocations  currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed  Allocations of different  durations available in the future,  including Fixed Allocations offered exclusively for use with certain optional investment  programs.  Fixed
Allocations  may not be  available  in all states and may not always be  available  for all  Guarantee  Periods  depending on market factors and other considerations.

The interest rate credited to a Fixed  Allocation is the rate in effect when the Guarantee  Period begins and does not change during the  Guarantee  Period.  The rates are an  effective  annual rate of  interest.  We  determine  the  interest  rates for the various
Guarantee  Periods.  At the time that we confirm your Fixed  Allocation,  we will advise you of the interest  rate in effect and the date your Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations  at any time. Any change in interest rate does not affect Fixed  Allocations  that were in effect  before the date of the change.  To inquire as to the current rates for
Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish  different  interest rates for Fixed  Allocations  offered to a class of Owners who choose to participate in various optional  investment  programs we make available.  This may include,  but is not limited to, Owners who elect to use Fixed  Allocations  under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment  program (see "Do you offer programs  designed to guarantee a "Return of Premium" at a future date?").  The interest rate credited to Fixed  Allocations  offered to this class of  purchasers  may be different  than those offered to other  purchasers  who choose the same Guarantee  Period but who do not  participate  in an optional  investment  program.  Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for determining the fixed interest rates for Fixed  Allocations.  Generally the interest rates we offer for Fixed  Allocations will reflect the investment  returns available on the types of investments we make to support our fixed rate  guarantees.  These  investment  types may include cash,  debt  securities  guaranteed by the United States  government and its agencies and  instrumentalities,  money market instruments,  corporate debt obligations of different durations,  private placements, asset-backed  obligations  and municipal  bonds. In determining  rates we also consider  factors such as the length of the Guarantee
Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity of the markets for the type of investments we make, commissions,  administrative and investment  expenses,  our insurance risks in relation to the Fixed  Allocations,  general economic trends and competition.  Some of these  considerations  are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed  Allocation in an existing  Annuity at a rate not less than the rate we are then crediting to
Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The  interest  rate we credit  for a Fixed  Allocation  is  subject  to a  minimum.  Please  refer to the  Statement  of  Additional
Information.  In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?

If you transfer or withdraw  Account  Value from a Fixed  Allocation  more than 30 days before the end of its Guarantee  Period,  we will  adjust the value of your  investment  based on a  formula,  called a "Market  Value  Adjustment"  or "MVA".  The amount of any
Market Value  Adjustment  can be either  positive or negative,  depending on the movement of a combination of Strip Yields on Strips and an  Option-adjusted  Spread  between  the time  that you  purchase  the Fixed  Allocation  and the time you make a  transfer  or withdrawal.  The Market Value  Adjustment  formula  compares  the  combination  of Strip  Yields for Strips and the  Option-adjusted
Spreads as of the date the Guarantee  Period began with the combination of Strip Yields for Strips and the  Option-adjusted  Spreads as of the date the MVA is being  calculated.  In  certain  states the amount of any Market  Value  Adjustment  may be limited  under state law or regulation.  If your Annuity is governed by the laws of that state,  any Market Value  Adjustment  that applies will be subject to our rules for complying with such law or regulation.

|X|      "Strips"  are a form of  security  where  ownership  of the  interest  portion of United  States  Treasury  securities  are separated from ownership of the underlying principal amount or corpus.
|X|      "Strip Yields" are the yields payable on coupon Strips of United States Treasury securities.
|X|      "Option-adjusted  Spread" is the difference between the yields on corporate debt securities  (adjusted to disregard options on such  securities)  and government debt  securities of comparable  duration.  We currently use the Merrill Lynch 1 to 10 year
     Investment Grade Corporate Bond Index of Option-adjusted Spreads.

MVA Formula
The MVA formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed  Allocation  on a
particular date.  The formula is as follows:

                                                    [(1+I) / (1+J+0.0010)]N/365
                                                               where:

                  I is the Strip Yield as of the start date of the Guarantee  Period for coupon Strips  maturing at the end of the  applicable  Guarantee  Period plus the  Option-adjusted  Spread.  If there are no
                  Strips  maturing  at that time,  we will use the Strip  Yield for the Strips  maturing as soon as possible after the Guarantee Period ends.

                  J is the Strip Yield as of the date the MVA formula is being applied for coupon  Strips  maturing at the end of the applicable  Guarantee Period plus the  Option-adjusted  Spread. If there are no
                  Strips  maturing  at that time,  we will use the Strip  Yield for the Strips  maturing as soon as possible after the Guarantee Period ends.

                  N is the number of days remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/365.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value.  Assume the following:
|X|      On December 31, 2000, you allocate  $50,000 into a Fixed  Allocation with a Guarantee  Period of 5 years (e.g. the Maturity
         Date is December 31, 2005).
|X|      The  Strip  Yields  for  coupon  Strips  beginning  on  December  31,  2000 and  maturing  on  December  31,  2005 plus the
         Option-adjusted Spread is 5.50% (I = 5.50%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire Fixed  Allocation  after exactly three (3)
         years, therefore 730 days remain before the Maturity Date (N = 730).

Example of Positive MVA
Assume  that at the time you  request  the  withdrawal,  the  Strip  Yields  for  Strips  maturing  on  December  31,  2005 plus the
Option-adjusted Spread is 4.00%  (J = 4.00%).  Based on these assumptions, the MVA would be calculated as follows:

                                 MVA Factor = [(1+I)/(1+J+0.0010)]N/365 = [1.055/1.041]2 = 1.027078
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $59,448.56

Example of Negative MVA
Assume  that at the time you  request  the  withdrawal,  the  Strip  Yields  for  Strips  maturing  on  December  31,  2005 plus the
Option-adjusted Spread is 7.00% (J = 7.00%).  Based on these assumptions, the MVA would be calculated as follows:

                                MVA Factor = [(1+I)/(1+J+0.0010)]N/365 = [1.055/1.071)]2 = 0.970345
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $56,164.78.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date, you may choose to renew the Fixed  Allocation  for a new  Guarantee  Period of the same or  different  length or you may  transfer all or part of that
Fixed  Allocation's  Account  Value to another  Fixed  Allocation  or to one or more  Sub-accounts.  We will not charge a MVA if you choose to renew a Fixed  Allocation on its Maturity Date or transfer the Account Value to one or more variable  investment  options.
We will notify you before the end of the Guarantee  Period about the fixed  interest  rates that we are  currently  crediting to all
Fixed Allocations that are being offered.  The rates being credited to Fixed Allocations may change before the Maturity Date.

If you do not specify how you want a Fixed  Allocation  to be  allocated  on its Maturity  Date,  we will then  transfer the Account
Value of the Fixed  Allocation to the AST Money Market  Sub-account.  You can then elect to allocate the Account Value to any of the
Sub-accounts or to a new Fixed Allocation.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation  period you can access your Account Value through Partial  Withdrawals,  Systematic  Withdrawals,  and where required for tax  purposes,  Minimum  Distributions.  You can also  surrender  your Annuity at any time.  We may deduct a portion of the Account Value being  withdrawn or surrendered  as a CDSC. If you surrender your Annuity,  in addition to any CDSC, we may deduct the Annual  Maintenance  Fee,  any Tax Charge that  applies  and the charge for any  optional  benefits.  We may also apply a Market
Value  Adjustment  to any Fixed  Allocations.  Certain  amounts may be  available to you each Annuity Year that are not subject to a
CDSC.  These are called "Free  Withdrawals."  In addition,  under certain  circumstances,  we may waive the CDSC for surrenders made for  qualified  medical  reasons  or for  withdrawals  made to  satisfy  Minimum  Distribution  requirements.  Unless  you notify us differently,  withdrawals  are taken  pro-rata  based on the Account  Value in the  investment  options at the time we receive  your withdrawal request.  Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A  distribution  during the  accumulation  period is deemed to come first from any "gain" in your  Annuity and second as a return of your "tax basis",  if any.  Distributions  from your Annuity are generally  subject to ordinary income taxation on the amount of any investment gain unless the distribution  qualifies as a non-taxable  exchange or transfer.  If you take a distribution  prior to the taxpayer's  age 59 1/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the  payment.  The Code and  regulations  have  "exclusionary  rules" that we use to  determine  what portion of each annuity  payment  should be  treated as a return of any tax basis you have in the  Annuity.  Once the tax basis in the  Annuity  has been distributed,  the remaining  annuity payments are taxable as ordinary income.  The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period.

|X|      To meet  liquidity  needs,  you can withdraw a limited  amount from your Annuity during each of Annuity Years 1-4 without a
         CDSC  being  applied.  We call this the "Free  Withdrawal"  amount.  The Free  Withdrawal  amount is not  available  if you choose to surrender your Annuity.  Amounts  withdrawn as a Free  Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of the Annuity.  The minimum Free Withdrawal you may request is $100.

|X|      You can also make  withdrawals in excess of the Free Withdrawal  amount.  We call this a "Partial  Withdrawal."  The amount that you may withdraw  will depend on the Annuity's  Surrender  Value.  The Surrender  Value is equal to your Account Value minus any CDSC,  the Annual  Maintenance  Fee,  the Tax Charge,  any charges for  optional  benefits  and any Market  Value
         Adjustment  that may apply to any Fixed  Allocations.  After any Partial  Withdrawal,  your  Annuity  must have a Surrender
         Value of at least $1,000,  or we may treat the Partial  Withdrawal  request as a request to fully  surrender  your Annuity.
         The minimum Partial Withdrawal you may request is $100.

When we determine if a CDSC applies to Partial  Withdrawals  and  Systematic  Withdrawals,  we will first  determine  what,  if any, amounts  qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawals or Systematic  Withdrawals
of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

You may request a withdrawal  for an exact dollar amount after  deduction of any CDSC that applies  (called a "net  withdrawal")  or request a gross  withdrawal  from which we will deduct any CDSC that applies,  resulting in less money being payable to you than the amount you  requested.  If you request a net  withdrawal,  the amount  deducted  from your Account Value to pay the CDSC may also be subject to a CDSC.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms  necessary  to make a withdrawal  from your  Annuity,  call  1-800-766-4530  or visit our  Internet  Website at
www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?

Annuity Year 1-4
The maximum Free  Withdrawal  amount during each of Annuity Year 1 through  Annuity Year 4 (when a CDSC would  otherwise  apply to a partial  withdrawal  or surrender of your initial  Purchase  Payments)  is 10% of all  Purchase  Payments.  The 10% Free  Withdrawal
amount is not  cumulative.  Withdrawals of amounts  greater than the maximum Free  Withdrawal  amount are treated as a withdrawal of
Purchase  Payments  and will be  assessed  a CDSC  during  Annuity  Years 1 through  4. If,  during  Annuity  Years 1 through 4, all
Purchase  Payments  withdrawn  are  subject  to a CDSC,  then any  subsequent  withdrawals  will be  withdrawn  from any gain in the
Annuity.  If you do not make a Free  Withdrawal  during an Annuity  Year,  you are not  allowed  to carry  over the Free  Withdrawal amount to the next Annuity Year.

Annuity Year 5+
After  Annuity Year 4, you can surrender  your Annuity or make a partial  withdrawal  without a CDSC being  deducted from the amount being withdrawn.

NOTE:  Amounts that you have  withdrawn as a Free  Withdrawal  will not reduce the amount of any CDSC that we deduct if,  during the first four (4) Annuity Years, you make a partial withdrawal or choose to surrender the Annuity.

Examples
1.       Assume you make an initial  Purchase  Payment of  $10,000  and make no  additional  Purchase  Payments.  The  maximum  Free
     Withdrawal amount during each of the first four Annuity Years would be 10% of $10,000, or $1,000.

2.       Assume you make an initial  Purchase  Payment of $10,000 and make an additional  Purchase Payment of $5,000 in Annuity Year
     2. The maximum Free Withdrawal amount during Annuity Year 3 and 4 would be 10% of $15,000,  or $1,500.  From Annuity Year 5 and
     thereafter,  you can surrender  your Annuity or make a partial  withdrawal  without a CDSC being deducted from the amount being withdrawn.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?
A CDSC may be  assessed  against a Partial  Withdrawal  during the first four (4)  Annuity  Years.  Whether a CDSC  applies  and the amount to be charged depends on whether the Partial  Withdrawal  exceeds any Free Withdrawal  amount and, if so, the number of years that have elapsed since the Issue Date of the Annuity.

1.       If you request a Partial  Withdrawal,  we determine if the amount you requested is available as a Free Withdrawal (in which case it would not be subject to a CDSC);
2.       If the amount  requested  exceeds the available Free  Withdrawal  amount,  we determine if a CDSC will apply to the Partial
     Withdrawal  based on the  number of years that have  elapsed  since the  Annuity  was  issued.  Any CDSC will only apply to the amount withdrawn that exceeds the Free Withdrawal amount.

|X|      If the Annuity has been in effect for less than four complete  years,  a CDSC will be charged on the amount of the Purchase
         Payment being withdrawn, according to the CDSC table.
|X|      If the  Annuity  has been in  effect  for more than four  complete  years,  no CDSC will be  charged  on the  amount  being withdrawn.

For purposes of  calculating  the CDSC on a partial  withdrawal,  the Purchase  Payments  being  withdrawn  may be greater than your remaining  Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals." You can receive  Systematic  Withdrawals of earnings only,  principal plus earnings or a flat dollar  amount.  Systematic  Withdrawals  during the first four (4) Annuity Years may be subject to a CDSC. We will determine whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic  Withdrawals  can be made  from  Account  Value  allocated  to the  variable  investment  options  or Fixed  Allocations.
Generally,  Systematic  Withdrawals  from Fixed  Allocations  are  limited  to  earnings  accrued  after the  program of  Systematic
Withdrawals  begins, or payments of fixed dollar amounts that do not exceed such earnings.  Systematic  Withdrawals are available on a monthly,  quarterly,  semi-annual  or annual basis.  The Surrender  Value of your Annuity must be at least $20,000  before we will allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal is $100. If any scheduled  Systematic  Withdrawal is for less than $100, we may postpone  the  withdrawal  and add the  expected  amount to the amount  that is to be  withdrawn  on the next  scheduled  Systematic
Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding  vehicle for certain  retirement  plans that receive  special tax treatment under Sections
401,  403(b) or 408 of the Code,  Section  72(t) of the Code may provide an exception to the 10% penalty tax on  distributions  made prior to age 59 1/2if you elect to  receive  distributions  as a series of  "substantially  equal  periodic  payments".  Distributions received under this provision in any Annuity Year that exceed the maximum amount  available as a free  withdrawal will be subject to a CDSC. To request a program that complies with Section  72(t),  you must provide us with certain  required  information  in writing on a form  acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)  withdrawals.  The Surrender
Value of your Annuity must be at least $20,000  before we will allow you to begin a program for  withdrawals  under  Section  72(t).
The minimum amount for any such withdrawal is $100.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic  Withdrawal we allow to meet distribution  requirements under Sections 401, 403(b) or
408 of the Code.  Under the Code,  you may be required to begin  receiving  periodic  amounts from your  Annuity.  In such case,  we will allow you to make  Systematic  Withdrawals  in amounts that satisfy the minimum  distribution  rules under the Code.  We do not assess a CDSC on Minimum  Distributions  from your Annuity if you are required by law to take such Minimum  Distributions  from your
Annuity at the time it is taken.  However,  a CDSC may be  assessed  on that  portion of a  Systematic  Withdrawal  that is taken to satisfy the minimum  distribution  requirements in relation to other savings or investment  plans under other  qualified  retirement plans not maintained with American Skandia.

The  amount of the  required  Minimum  Distribution  for your  particular  situation  may  depend  on other  annuities,  savings  or investments.  We will only  calculate  the amount of your  required  Minimum  Distribution  based on the value of your  Annuity.  We require three (3) days advance  written notice to calculate and process the amount of your  payments.  You may elect to have Minimum
Distributions  paid out monthly,  quarterly,  semi-annually  or annually.  The $100 minimum that applies to  Systematic  Withdrawals does not apply to Minimum Distributions.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During the  accumulation  period you can surrender your Annuity at any time.  Upon  surrender,  you will receive the Surrender
Value.  Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

For purposes of  calculating  the CDSC on  surrender,  the Purchase  Payments  being  withdrawn  may be greater than your  remaining
Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior  withdrawals under the
Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To  request  the  forms   necessary  to  surrender   your  Annuity,   call   1-800-766-4530   or  visit  our  Internet   Website  at
www.americanskandia.com.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
Where  permitted by law, you may request to surrender  your Annuity prior to the Annuity Date without  application  of any CDSC upon occurrence of a medically-related "Contingency Event".  The amount payable will be your Account Value.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:
|X|      the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
|X|      if the Owner is one or more natural persons, all such Owners must also be alive at such time;
|X|      we must receive  satisfactory  proof of the Annuitant's  confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
|X|      this benefit is not available if the total Purchase  Payments  received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

The  Annuitant  must have been named or any change of  Annuitant  must have been  accepted by us, prior to the  "Contingency  Event"
described above in order to qualify for a medically-related surrender.

The definitions of "Medical Care Facility" and "Fatal  Illness," as well as additional  terms and  conditions,  are provided in your
Annuity.  Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments,  variable  payments or adjustable  payments.  Fixed options  provide the same amount with each  payment.  Variable  options  generally  provide a payment which may increase or decrease depending on the investment  performance of the Sub-accounts.  However,  currently,  we also make a variable payment option that has a guarantee  feature.  Adjustable  options  provide a fixed payment that is periodically  adjusted based on current  interest rates.
We do not guarantee to make any annuity  payment  options  available in the future.  For additional  information on annuity  payment options you may request a Statement of Additional Information.

When you purchase an Annuity,  or at a later date,  you may choose an Annuity Date,  an annuity  option and the frequency of annuity payments.  You may change your  choices up to 30 days before the Annuity  Date.  A maximum  Annuity Date may be required by law. Any change to these  options  must be in  writing.  The  Annuity  Date may depend on the  annuity  option you  choose.  Certain  annuity options may not be available depending on the age of the Annuitant.

Certain of these annuity options may be available to  Beneficiaries  who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments for Life:  Under this option,  income is payable  periodically  until the death of the "key life".  The "key life" (as used in this  section) is the person or persons  upon whose life annuity  payments are based.  No  additional  annuity  payments are made after the death of the key life.  Since no minimum  number of  payments is  guaranteed,  this  option  offers the largest  amount of periodic  payments of the life  contingent  annuity  options.  It is possible  that only one payment will be payable if the death of the key life occurs before the date the second  payment was due, and no other  payments nor death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 2
--------
Payments Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint lifetime of two key lives, and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the survivor's death. No minimum number of payments is  guaranteed  under this option.  It is possible  that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other  payments or death benefits would be payable.  This Option is  currently  available  on a fixed or  variable  basis.  Under this  option,  you cannot make a partial or full  surrender  of the annuity.

Option 3
--------
Payments for Life with a Certain  Period:  Under this option,  income is payable  until the death of the key life.  However,  if the key life dies before the end of the period selected (5, 10 or 15 years),  the remaining  payments are paid to the Beneficiary  until the end of such period.  This Option is  currently  available on a fixed or variable  basis.  If you elect to receive  payments on a variable basis under this option,  you can request  partial or full surrender of the annuity and receive its then current cash value
(if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain  Period:  Under this option,  income is payable  periodically  for a specified  number of years. If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the  Beneficiary  until the end of such period.  Note that under this option,  payments are not based on any assumptions of life  expectancy.  Therefore,  that portion of the  Insurance  Charge  assessed  to cover the risk that key lives  outlive  our  expectations  provides  no  benefit to an Owner selecting this option.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable  Payments for Life with a Cash Value:  Under this  option,  benefits  are payable  periodically  until the death of the key life.  Benefits may  increase or decrease  depending  on the  investment  performance  of the  Sub-accounts.  This option has a cash value that also varies with the  investment  performance  of the  Sub-account.  The cash value  provides a "cushion"  from  volatile investment  performance so that negative investment  performance does not automatically  result in a decrease in the annuity payment each month,  and positive  investment  performance does not  automatically  result in an increase in the annuity payment each month.
The cushion generally  "stabilizes"  monthly annuity payments.  Any cash value remaining on the death of the key life is paid to the
Beneficiary  in a lump sum or as periodic  payments.  Under this option,  you can request  partial or full  surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
--------
Variable  Payments  for Life with a Cash Value and  Guarantee:  Under this  option,  benefits  are payable as described in Option 5;
except that,  while the key life is alive, the annuity payment will not be less than a guaranteed  amount,  which generally is equal
------
to the first annuity  payment.  We charge an additional  amount for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.  Under this  option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
Unless  prohibited  by law, we require that you elect either a life annuity or an annuity with a certain  period of at least 5 years if any CDSC would apply were you to surrender  your  Annuity on the Annuity  Date.  Therefore,  choosing an Annuity Date within four
(4) years of the Issue Date of the Annuity may limit the available  annuity  payment  options.  Certain  annuity payment options may not be available if your Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month  following the later of the  Annuitant's  85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity  payments,  where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity  payments,  you will receive equal  fixed-dollar  payments  throughout the period you select.
The amount of the fixed payment will vary  depending on the annuity  payment  option and payment  frequency  you select.  Generally, the first annuity  payment is determined by  multiplying  the Account  Value,  minus any state premium taxes that may apply,  by the factor  determined  from our table of annuity rates.  The table of annuity rates differs based on the type of annuity chosen and the frequency of payment  selected.  Our rates will not be less than our guaranteed  minimum rates.  These guaranteed  minimum rates are derived from the a2000 Individual  Annuity  Mortality Table with an assumed interest rate of 3% per annum.  Where required by law or regulation,  such annuity  table will have rates that do not differ  according to the gender of the key life.  Otherwise,  the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different  types of variable  annuity payment  options.  The first annuity payment will be calculated  based upon the assumed  investment  return  ("AIR").  You select the AIR before we start to make  annuity  payments.  You will not receive  annuity payments  until you choose an AIR. The remaining  annuity  payments will  fluctuate  based on the  performance  of the  Sub-accounts relative to the AIR, as well as, other  factors  described  below.  The greater the AIR, the greater the first  annuity  payment.  A higher  AIR may result in  smaller  potential  growth in the  annuity  payments.  A lower AIR  results  in a lower  initial  annuity payment.  Within payment options 1-3, if the  Sub-accounts  you choose perform exactly the same as the AIR, then subsequent  annuity payments  will be the same as the  first  annuity  payment.  If the  Sub-accounts  you  choose  perform  better  than the AIR,  then subsequent  annuity  payments will be higher than the first annuity  payment.  If the Sub-accounts you choose perform worse than the
AIR,  then  subsequent  annuity  payments  will be lower  than the  first.  Within  payment  options 5 and 6, the cash value for the
Annuitant  (while alive) and a variable  period of time during which  annuity  payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts  relative to the AIR; however,  subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

|X|      Variable Payments (Options 1-3)
         -----------------
         We calculate each annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units for each  Sub-account by the Unit Value of each  Sub-account  on the annuity  payment date. We determine the schedule of units  based on your  Account  Value  (minus any  premium  tax that  applies)  at the time you elect to begin  receiving annuity  payments.  The  schedule  of units will vary  based on the  annuity  payment  option  selected,  the length of any certain  period  (if  applicable),  the  Annuitant's  age and  gender  (if  annuity  payments  are due for the  life of the
         Annuitant) and the Unit Value of the  Sub-accounts  you initially  selected on the Issue Date. The calculation is performed for each Sub-account,  and the sum of the Sub-account  calculations  equals the amount of your annuity payment.  Other than to fund annuity  payments,  the number of units allocated to each Sub-account will not change unless you transfer among the
         Sub-accounts or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|

     Stabilized Variable Payments (Option 5)
     ----------------------------
         This option provides  guaranteed  payments for life, a cash value for the Annuitant  (while alive) and a variable period of time during which  annuity  payments  will be made whether or not the  Annuitant is still alive.  We calculate  the initial
                                                                                                                             -------
         annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units by the Unit
         Values  determined on the  annuitization  date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable  benchmark rate,  meaning the AIR, and the annuity factors.  The annuity factors reflect our assumptions  regarding the costs we expect to bear in guaranteeing  payments for the lives of the Annuitant and will depend on the benchmark  rate, the annuitant's  attained age and gender (where  permitted).  Unlike variable  payments
         (described  above)  where each  payment  can vary based on  Sub-account  performance,  this  payment  option  cushions  the immediate  impact of  Sub-account  performance  by adjusting the length of the time during which  annuity  payments will be made whether or not the  Annuitant  is alive while  generally  maintaining  a level  annuity  payment  amount.  Sub-account performance that exceeds a benchmark rate will generally  extend this time period,  while  Sub-account  performance that is less than a benchmark  rate will  generally  shorten the period.  If the period  reaches  zero and the  Annuitant  is still alive,  Annuity  Payments  continue,  however,  the annuity payment amount will vary depending on Sub-account  performance, similar to conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
         ------------------------------------------------------
         This option provides  guaranteed  payments for life in the same manner as Stabilized  Variable Payments  (described above).
         In addition to the  stabilization  feature,  this option also  guarantees that variable  annuity  payments will not be less than the initial annuity payment amount regardless of Sub-account performance.  The AIR for this option is 3%.

The variable  annuity payment options are described in greater detail in a separate  prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available.  Adjustable  annuity payments are calculated  similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving  annuity payments,  the annuity payment amount is adjusted upward or downward  depending on the rate we are currently  crediting to annuity  payments.  The  adjustment in the annuity  payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity provides a Death Benefit during its  accumulation  period.  If the Annuity is owned by one or more natural persons,  the
Death  Benefit is payable  upon the first  death of an Owner.  If the  Annuity is owned by an entity,  the Death  Benefit is payable upon the Annuitant's  death, if there is no Contingent  Annuitant.  If a Contingent  Annuitant was designated before the Annuitant's death and the  Annuitant  dies,  then the  Contingent  Annuitant  becomes the Annuitant and a Death Benefit will not be paid at that time.  The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

Basic Death Benefit

The Annuity  provides a basic Death Benefit at no additional  charge.  The Insurance  Charge we deduct daily from your Account Value allocated to the  Sub-accounts  is used, in part,  to pay us for the risk we assume in providing  the basic Death Benefit  guarantee under the  Annuity.  The Annuity  also offers two  different  optional  Death  Benefits.  Either  benefit  can be  purchased  for an additional charge. The additional charge is deducted to compensate  American Skandia for providing  increased  insurance  protection under the optional Death  Benefits.  Notwithstanding  the additional  protection  provided  under the optional Death  Benefits,  the additional cost has the impact of reducing the net performance of the investment options.

The basic Death Benefit is the greater of:
|X|      The sum of all Purchase Payments less the sum of all proportional withdrawals.
|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal represented  when  withdrawn.  For example,  a withdrawal of 50% of Account Value would be considered as a 50% reduction in Purchase
Payments for purposes of calculating the basic Death Benefit.

OPTIONAL DEATH BENEFITS

Two  optional  Death  Benefits  are offered for  purchase  with your  Annuity to provide an enhanced  level of  protection  for your beneficiaries.

------------------------------------------------------------------------------------------------------------------------------------
Currently,  these  benefits  are only  offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date,  allow  existing  Annuity Owners to purchase  either of the optional  Death  Benefits  subject to our rules and any changes or restrictions  in the  benefits.  Certain  terms and  conditions  may differ if you  purchase  your  Annuity as part of an  exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.
------------------------------------------------------------------------------------------------------------------------------------

Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above;

     PLUS

2.       40% of your "Growth" under the Annuity, as defined below.

"Growth" means the sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations,
 ------
minus the total of all Purchase Payments reduced by the sum of all proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal
 -------------------------
represented when withdrawn.

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The Enhanced  Beneficiary  Protection Optional Death Benefit is subject to a maximum of 100% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
------------------------------------------------------------------------------------------------------------------------------------

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The Enhanced  Beneficiary  Protection Optional Death Benefit described above is currently being offered in those jurisdictions where we have received  regulatory  approval.  Certain terms and  conditions may differ between  jurisdictions  once approved.  Please see
Appendix E for a description  of the Enhanced  Beneficiary  Protection  Optional Death Benefit  offered before  November 18, 2002 in those  jurisdictions  where we received  regulatory  approval.  Please  refer to the section  entitled  "Tax  Considerations"  for a discussion of special tax considerations for purchasers of this benefit.
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NOTE: You may not elect the Enhanced  Beneficiary  Protection  Optional Death Benefit if you have elected the Plus40TM Optional Life
Insurance Rider.

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Highest Anniversary Value Death Benefit
If the Annuity has one Owner,  the Owner must be age 79 or less at the time Highest  Anniversary  Value  Optional  Death  Benefit is
purchased.  If the Annuity has joint  Owners,  the oldest  Owner must be age 79 or less.  If the Annuity is owned by an entity,  the
Annuitant must be age 79 or less.

Certain of the Portfolios offered as Sub-accounts under the Annuity are not available if you elect the Highest Anniversary Value
Death Benefit.

Key Terms Used with the Highest Anniversary Value Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest Anniversary Value equals the highest of all previous  "Anniversary  Value" less proportional  withdrawals since
             -------------------------
     such anniversary and plus any Purchase Payments since such anniversary.

|X|      The  Anniversary  Value is the Account  Value as of each  anniversary  of the Issue Date of the  Annuity.  The  Anniversary
              ------------------
     Value on the Issue Date is equal to your Purchase Payment.

|X|      Proportional  withdrawals  result in a  reduction  to the  Highest  Anniversary  Value by  reducing  such value in the same
         -------------------------
     proportion as the Account Value was reduced by the  withdrawal as of the date the  withdrawal  occurred.  For example,  if your
     Highest  Anniversary  Value is $125,000 and you  subsequently  withdraw  $10,000 at a time when your Account  Value is equal to
     $100,000 (a 10%  reduction),  when  calculating  the  optional  Death  Benefit we will reduce your  Highest  Anniversary  Value
     ($125,000) by 10% or $12,500.

Calculation of Highest Anniversary Value Death Benefit
The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the basic Death Benefit described above; and
2.       the Highest Anniversary Value as of the Owner's date of death.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the basic Death Benefit described above; and
2.       the Highest  Anniversary  Value on the Death Benefit Target Date plus the sum of all Purchase  Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

         The amount  determined by this calculation is increased by any Purchase  Payments  received after the Owner's date of death and decreased by any proportional withdrawals since such date.

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The Highest  Anniversary  Value Death  Benefit  described  above is currently  being  offered in those  jurisdictions  where we have received regulatory  approval.  Certain terms and conditions may differ between  jurisdictions once approved.  Please see Appendix E for a  description  of the  Guaranteed  Minimum Death  Benefit  offered  before  November 18, 2002 in those  jurisdictions  where we received regulatory approval.
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See Appendix C for examples of how the Highest Anniversary Value Death Benefit is calculated.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can terminate the Enhanced  Beneficiary  Protection  Optional Death Benefit and Highest Anniversary Value Optional Death Benefit
at any time.  Both optional  Death  Benefits will  terminate  automatically  on the Annuity Date. We may also terminate any optional
Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge equal to 0.25% per year,  respectively,  if you elect the Highest Anniversary Value Optional Death Benefit or the
Enhanced  Beneficiary  Protection  Optional Death Benefit.  If you elect both optional Death Benefits,  the total charge is equal to
0.50% per year.  We deduct the charge to  compensate  American  Skandia  for  providing  increased  insurance  protection  under the optional Death Benefit.  The additional annual charge is deducted daily against your Account Value allocated to the Sub-accounts.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments  not  extending  beyond the life  expectancy  of the  Beneficiary  or over the life of the
         Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an  election  prior to death  benefit  proceeds  becoming  due, a  Beneficiary  can elect to receive  the Death
Benefit  proceeds as a series of fixed annuity  payments  (annuity  payment options 1-4) or as a series of variable annuity payments
(annuity payment options 1-3 or 5 and 6).  See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your  spouse own the Annuity  jointly,  we assume that the sole  primary
Beneficiary will be the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative
Beneficiary  designation,  the spouse  Beneficiary may elect to assume  ownership of the Annuity instead of taking the Death Benefit payment.  Any Death Benefit  (including any optional Death  Benefits)  that would have been payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption is  effective,  the  surviving  spouse will have all the rights and benefits that would be available  under the
Annuity to a new  purchaser of the same  attained  age.  For purposes of  determining  any future  Death  Benefit for the  surviving spouse,  the new Account Value will be  considered as the initial  Purchase  Payment.  No CDSC will apply to the new Account  Value.
However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including any CDSC that may apply to the additional Purchase Payments.

See the section  entitled  "Managing  Your Annuity - Spousal  Contingent  Annuitant"  for a discussion of the treatment of a spousal
Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code  provides for  alternative  death benefit  payment  options when an Annuity is used as an IRA,  403(b) or other  "qualified investment" that requires Minimum  Distributions.  Upon the Owner's death under an IRA, 403(b) or other  "qualified  investment",  a
Beneficiary  may generally elect to continue the Annuity and receive  Minimum  Distributions  under the Annuity instead of receiving the death benefit in a single  payment.  The available  payment  options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X|      If death  occurs  before the date Minimum  Distributions  must begin under the Code,  the Death  Benefit can be paid out in either a lump  sum,  within  five  years  from the date of death,  or over the life or life  expectancy  of the  designated
         Beneficiary  (as long as payments begin by December 31st of the year following the year of death).  However,  if the spouse is the  Beneficiary,  the Death  Benefit can be paid out over the life or life  expectancy of the spouse with such payments beginning no earlier than December  31st of the year  following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X|      If death occurs  after the date  Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum  Distribution  rules.  Until withdrawn, amounts in an IRA,  403(b) or other  "qualified  investment"  continue to be tax deferred.  Amounts  withdrawn each year,  including amounts  that are  required to be  withdrawn  under the Minimum  Distribution  rules,  are subject to tax. You may wish to consult a professional  tax advisor for tax advice as to your  particular  situation.  See the section  entitled "How are  Distributions  From
Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X|      the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X|      the Account Value will be equal to any Death Benefit  (including  any optional  Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X|      the Beneficiary may request  transfers among  Sub-accounts,  subject to the same limitations and restrictions  that applied to the Owner.  NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|      no additional Purchase Payments can be applied to the Annuity.
|X|      the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
|X|      the  Beneficiary  can request a withdrawal  of all or a portion of the Account Value at any time without  application  of a
              CDSC.
|X|      upon the death of the  Beneficiary,  any remaining  Account Value will be paid in a lump sum to the person(s)  named by the
              Beneficiary.
|X|      all amounts in the Annuity  must be paid out to the  Beneficiary  according  to the Minimum  Distribution  rules  described above.

Please contact American Skandia for additional  information on the  availability,  restrictions and limitations that will apply to a
Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the Death Benefit if the  decedent  was not the Owner or  Annuitant  as of the Issue  Date and did not  become  the Owner or  Annuitant  due to the prior
Owner's or  Annuitant's  death.  Any Death Benefit  (including  either  optional Death Benefit) that applies will be suspended for a two-year  period from the date he or she first became Owner or Annuitant.  After the two-year  suspension  period is completed,  the
Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We  determine  the amount of the Death  Benefit as of the date we receive  "due  proof of  death",  any  instructions  we require to determine  the method of payment and any other  written  representations  we require to  determine  the proper  payment of the Death
Benefit to all  Beneficiaries.  "Due proof of death" may  include a certified  copy of a death  certificate,  a certified  copy of a decree of a court of competent  jurisdiction as to the finding of death or other  satisfactory  proof of death.  Upon our receipt of
"due proof of death" we  automatically  transfer the Death Benefit to the AST Money Market  Sub-account  until we further  determine the universe of eligible  Beneficiaries.  Once the universe of eligible  Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each  Beneficiary  must make an  election  as to the method  they wish to receive  their  portion  of the Death  Benefit.  Absent an election  of a  Death  Benefit  payment  method,  no  Death  Benefit  can  be  paid  to the  Beneficiary.  We  may  require  written acknowledgment  of all named  Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

NOTE:  You may not elect the Plus40(TM)Optional Life Insurance Rider if you have elected the Enhanced Beneficiary Protection
Optional Death Benefit.

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The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included in this  Prospectus to help you understand the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this information.  However,  the information may be subject to certain  generally  applicable  provisions of the Federal  securities laws regarding accuracy and completeness.
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The Plus40(TM)rider provides an income tax-free life insurance benefit to your  Beneficiary(ies)  equal to 40% of the Account Value of your  Annuity as of the date we receive  due proof of death,  subject to certain  adjustments,  restrictions  and  limitations.  The
Rider may be  especially  useful in  offsetting  federal and state taxes payable on any taxable gains in your Annuity at the time of your death.  The Rider is available in addition to the death  benefit  payable under the Annuity.  Whether the Rider is  appropriate for you  may  depend  on  your  particular  circumstances,  including  other  financial  resources  that  may be  available  to your
Beneficiary(ies)  to pay taxes on the gain in your Annuity  should you die during the  accumulation  period.  No amounts are payable under the Rider if you die on or after the date your  Account  Value is applied to begin  receiving  annuity  payments  or after you surrender the Annuity.  The Rider has no cash value.

Currently,  the Plus40(TM)rider is only offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date, allow existing Annuity Owners to purchase the Plus40(TM)rider subject to our rules and any changes or restrictions.

Please refer to Appendix D for a more complete description of the Plus40(TM)rider.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation  period,  the Annuity has an Account Value. The Account Value is determined  separately for each Sub-account allocation and for each Fixed  Allocation.  The Account Value is the sum of the values of each Sub-account  allocation and the value of each  Fixed  Allocation.  The  Account  Value  does not  reflect  any CDSC  that may apply to a  withdrawal  or  surrender.  When determining  the  Account  Value on a day more than 30 days prior to a Fixed  Allocation's  Maturity  Date,  the  Account  Value may
include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value  available to you on any day during the  accumulation  period.  The Surrender Value is equal to your Account Value minus any CDSC, the Annual  Maintenance Fee and the charge for any optional  benefits.  The Surrender
Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you  allocate  Account  Value  to a  Sub-account,  you are  purchasing  units  of the  Sub-account.  Each  Sub-account  invests exclusively  in  shares  of an  underlying  Portfolio.  The  value of the  Units  fluctuates  with the  market  fluctuations  of the
Portfolios.  The value of the Units  also  reflects  the daily  accrual  for the  Insurance  Charge and if you  elected  one or more optional  benefits  whose annual  charge is deducted  daily,  the  additional  charge made for such  benefits.  There may be several different  Unit Prices for each  Sub-account  to reflect the Insurance  Charge and the charges for any optional  benefits.  The Unit
Price for the Units you purchase will be based on the total  charges for the benefits  that apply to your  Annuity.  See the section entitled  "What Happens to My Units When There is a Change in Daily  Asset-Based  Charges?"  for a detailed  discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each  Valuation  Day, we determine  the price for a Unit of each  Sub-account,  called the "Unit  Price." The Unit Price is used for determining  the value of  transactions  involving  Units of the  Sub-accounts.  We  determine  the number of Units  involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a Sub-account.  On the Valuation Day you make the allocation,  the Unit Price is $14.83.  Your $5,000 buys  337.154  Units of the  Sub-account.  Assume  that  later,  you wish to  transfer  $3,000  of your  Account  Value  out of that
Sub-account  and  into  another  Sub-account.  On the  Valuation  Day you  request  the  transfer,  the Unit  Price of the  original
Sub-account  has  increased to $16.79.  To transfer  $3,000,  we sell 178.677  Units at the current Unit Price,  leaving you 158.477
Units.  We then buy $3,000 of Units of the new  Sub-account  at the Unit Price of $17.83.  You would then have 168.255  Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed  Allocation plus all interest  credited to a Fixed  Allocation as of the date  calculated.
The Interim  Value does not include the impact of any Market  Value  Adjustment.  If you made any  transfers or  withdrawals  from a
Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were  withdrawn.  To determine  the Account  Value of a Fixed  Allocation  on any day other than its Maturity Date or within 30 days prior to its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process  financial  transactions on those days that the New York Stock Exchange (NYSE) is open for  trading.  There  may be  circumstances  where  the NYSE  does not open on a  regularly  scheduled  date or time or closes at an earlier time than scheduled  (normally  4:00 p.m. EST).  Financial  transactions  requested  before the close of the NYSE which meet our requirements will be processed according to the value next determined  following the close of business.  Financial  transactions requested  on a  non-business  day or after the close of the NYSE will be  processed  based on the value next  computed  on the next business  day.  There may be  circumstances  when the  opening or closing  time of the NYSE is  different  than  other  major  stock exchanges,  such as NASDAQ or the  American  Stock  Exchange.  Under such  circumstances,  the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances  where the NYSE is open,  however,  due to inclement  weather,  natural  disaster or other  circumstances beyond  our  control,  our  offices  may  be  closed  or  our  business  processing  capabilities  may be  restricted.  Under  those circumstances,  your Account Value may fluctuate  based on changes in the Unit Values,  but you may not be able to transfer  Account
Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally  recognized  holidays:  New Year's Day, Martin Luther King, Jr. Day, Presidents' Day,
Good Friday,  Memorial Day,  Independence  Day,  Labor Day,  Thanksgiving,  and Christmas.  On those dates,  we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
|X|      trading on the NYSE is restricted;
|X|      an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X|      the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial  Purchase  Payments:  We are required to allocate  your initial  Purchase  Payment to the  Sub-accounts  within two (2) days after we receive  all of our  requirements  to issue the  Annuity.  If we do not have all the  required  information  to allow us to issue your  Annuity,  we may retain  the  Purchase  Payment  while we try to reach you or your  representative  to obtain all of our requirements.  If we are unable to obtain all of our  required  information  within  five (5) days,  we are  required  to return the
Purchase  Payment to you at that time,  unless you  specifically  consent to our retaining the Purchase  Payment while we gather the required  information.  Once we obtain the required  information,  we will invest the Purchase  Payment and issue the Annuity within two (2) days.  During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase  Payments:  We will apply any  additional  Purchase  Payments on the Valuation Day that we receive the Purchase
Payment with satisfactory allocation instructions.

Scheduled  Transactions:  "Scheduled"  transactions  include  transfers  under  a  Dollar  Cost  Averaging,  rebalancing,  or  asset allocation program,  Systematic  Withdrawals,  Minimum Distributions or annuity payments.  Scheduled  transactions are processed and valued as of the date they are scheduled,  unless the scheduled day is not a Valuation Day. In that case,  the  transaction  will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled  Transactions:   "Unscheduled"  transactions  include  any  other  non-scheduled  transfers  and  requests  for  Partial
Withdrawals  or Free  Withdrawals  or  Surrenders.  Unscheduled  transactions  are  processed  and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Medically-related  Surrenders & Death  Benefits:  Medically-related  surrender  requests and Death Benefit claims require our review and evaluation before  processing.  We price such transactions as of the date we receive at our Office all supporting  documentation we require for such transactions and that are satisfactory to us.

Transactions in ProFunds VP Sub-accounts:  Generally,  purchase or redemption  orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current  Valuation  Day.  However,  any purchase or  redemption  order or transfer  request  involving  the  ProFunds VP  Sub-accounts  must be  received by us no later than one hour prior to any  announced closing of the applicable  securities  exchange  (generally,  3:00 p.m. Eastern time) to be processed on the current  Valuation Day.
The "cut-off"  time for such  financial  transactions  involving a ProFunds VP  Sub-account  will be extended to1/2hour prior to any announced  closing  (generally,  3:30 p.m.  Eastern time) for  transactions  submitted  electronically  through  American  Skandia's
Internet  website  (www.americanskandia.com).  You cannot  request a transaction  involving the purchase,  redemption or transfer of units in one of the ProFunds VP Sub-account  between the applicable  "cut-off" time and 4:00 p.m.  Transactions  received after 4:00
p.m. will be treated as received by us on the next Valuation Day.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional  Benefits:  If you terminate the Guaranteed Return Option program or either Optional Death Benefit,  we will no longer  deduct the charge we apply to purchase  the  optional  benefit.  On the date the charge no longer  applies,  your Annuity will become subject to a different daily  asset-based  charge.  We will process a transaction  where your Account Value allocated to the Sub-accounts  will be used to purchase new Units of the Sub-accounts  that reflect the Insurance Charge and any optional benefit or program  still  elected,  but not the charge  for the  optional  benefit  or  program  that you  terminated.  The number of Units attributed  to your Annuity  will be decreased  and the Unit Price of each unit of the  Sub-accounts  in which you invested  will be increased.  The  adjustment in the number of Units and Unit Price will not affect your Account Value.  Beginning on that date,  your
Account  Value  will be  determined  based on the  change in the value of Units  that  reflect  the  Insurance  Charge and any other optional benefits that you have elected.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences are affected by your individual  circumstances,  this summary of our interpretation of the relevant tax laws is not  intended  to be  fully  comprehensive  nor is it  intended  as tax  advice.  Therefore,  you  may  wish  to  consult  a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance  company under Part I, subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or  long-term  capital  gains  earned by the
Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit  sharing plan or other  retirement  arrangement  that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity  until an amount is received (a  "distribution").  This is  commonly  referred to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity  payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the Annuity must currently  include  any  increase in the value of the Annuity  during a tax year in its gross  income.  An  exception  from  current taxation  applies for annuities held by an employer with respect to a terminated  tax-qualified  retirement plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt  entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity  payments begin are generally  treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated  as receipt of  "income  on the  contract"  is  includible  in the  taxpayer's  gross  income and  taxable in the year it is received.  The amount of any  distribution  treated as a return of the  "investment  in the  contract"  is not  includible  in gross income.

|X|      "Income on the  contract" is calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is equal to  total  purchase  payments  for all  "related  contracts"  minus  any  previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible  in gross income.
     "Investment  in the  contract"  may be affected by whether an annuity or any  "related  contract"  was  purchased  as part of a tax-free  exchange of life insurance,  endowment,  or annuity  contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received on or after the Annuity  Date will  generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the  exclusion  ratio  differs  between fixed and variable annuity  payments.  When annuity  payments  cease  because of the death of the person upon whose life  payments are based and, as of the date of death,  the  amount of  annuity  payments  excluded  from  taxable  income by the  exclusion  ratio  does not exceed the
"investment in the contract," then the remaining  portion of unrecovered  investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on  Distributions:  Generally,  any  distribution  from an annuity  not used in  conjunction  with a Qualified  Contract
(Qualified  Contracts are  discussed  below) is subject to a penalty  equal to 10% of the amount  includible  in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled;
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life  expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary);
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity contract when determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related contracts."  In situations  involving  related  contracts we believe that the values under such  contracts and the investment in the contracts  will be added  together to determine the proper  taxation of a  distribution  from any one contract  described  under the section  "Distributions  before  Annuitization."  Generally,  distributions  will be  treated  as coming  first  from  income on the contract  until all of the  income on all such  related  contracts  is  withdrawn,  and then as a return  of the  investment  in the contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue Service would view related  contracts when one or more  contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue  Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are  particularly  cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding  "substantially  equal  periodic  payments":  (also  known as  "72(t)" or  "72(q)"  distributions)  Any modification to a program of  distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such payments will result in the  requirement to pay the 10%  premature  distribution  penalty  that would have been due had the payments  been  treated as subject to the 10%  premature distribution  penalty in the years  received,  plus  interest.  This does not apply when the  modification  is by reason of death or disability.  American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the
10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract  were  contributed  or deemed to be  contributed more than one year  prior to the  annuity  starting  date  under the  immediate  annuity;  and (b) the  annuity  payments  under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free  exchanges under Section 1035:  Section 1035 of the Code permits certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased  through a tax-free exchange of a life insurance,  annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions  other than as annuity payments will be considered to come:
|X|      First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any "income on the  contract"  that is  attributable  to the  purchase  payments  made prior to August 14, 1982
       (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a distribution is equal to or less than the remaining  investment in the contract made prior to August 14,
1982,  such amounts are not included in taxable  income.  Further,  distributions  received  that are  considered  to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding  current taxation  of any gains in the  contract  as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has  reserved  the right to treat  transactions it considers abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions may be considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations after a  partial  exchange.  As of the  date of this  prospectus,  we will  treat a  partial  surrender  of this  type  involving  a non-qualified  annuity  contract as a "tax-free"  exchange  for future tax  reporting  purposes,  except to the extent that we, as a reporting and withholding agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance companies may not recognize  these partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as subjecting the taxable  portion of the  distribution  to the 10% IRS early  distribution penalty.  We  strongly  urge you to  discuss  any  transaction  of this  type  with  your tax  advisor  before  proceeding  with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment  under Section 1035 of the Code. We will continue to report a partial  surrender of a life insurance policy as subject to current  taxation to the extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction  on the remaining  life  insurance  policy,  particularly  as to the subsequent methods  to be used to test for  compliance  under  the Code for both the  definition  of life  insurance  and the  definition  of a modified endowment contract.

Special  Considerations  for  Purchasers of the Enhanced  Beneficiary  Protection  Optional  Death  Benefit:  As of the date of this
Prospectus,  it is our understanding  that the charges related to the optional Death Benefit are not subject to current taxation and we will not  report  them as such.  However,  the IRS could  take the  position  that  these  charges  should be  treated as partial withdrawals  subject to current  taxation to the extent of any gain and, if  applicable,  the 10% tax penalty.  We reserve the right to report charges for the optional Death Benefit as partial  withdrawals if we, as a reporting and withholding  agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of  tax-qualified  retirement  plans.  We have provided  summaries below of the  types of  tax-qualified  retirement  plans  with  which we may  issue an  Annuity.  These  summaries  provide  general information  about the tax rules and are not  intended to be  complete  discussions.  The tax rules  regarding  qualified  plans are complex.  These rules may include limitations on contributions and restrictions on distributions,  including  additional taxation of distributions  and  additional  penalties.  The  terms  and  conditions  of the  tax-qualified  retirement  plan  may  impose  other limitations  and  restrictions  that are in  addition  to the terms of the  Annuity.  The  application  of these  rules  depends  on individual  facts and  circumstances.  Before  purchasing an Annuity for use in a qualified  plan,  you should obtain  competent tax advice,  both as to the tax treatment and  suitability of such an investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief  Reconciliation  Act (EGTRRA):  Certain states do not conform to the pension  provisions  included in
EGTRRA.  We  recommend  that you consult with your tax advisor to  determine  the status of your state's  statutes as they relate to
EGTRRA and your tax qualified retirement plan.

Corporate  Pension and  Profit-sharing  Plans:  Annuities may be used to fund  employee  benefits of various  corporate  pension and profit-sharing  plans established by corporate  employers under Section 401(a) of the Code including 401(k) plans.  Contributions to such plans are not taxable to the employee until  distributions  are made from the retirement plan. The Code imposes  limitations on the amount that may be  contributed  and the timing of  distributions.  The tax  treatment  of  distributions  is subject to special provisions of the Code, and also depends on the design of the specific  retirement plan.  There are also special  requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of retirement  plans  established  by  self-employed  individuals  for themselves and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".  These plans are subject to most of the same types of limitations and  requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which  contributions may be  made  by  certain  qualifying  employers  such  as  public  schools  and  certain  charitable,  educational  and  scientific organizations  specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable to the employee  until  distributions  are made from the TSA.  The Code  imposes  limits on  contributions,  transfers  and  distributions.
Nondiscrimination requirements also apply.

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental and certain other tax exempt  employers  for their  employees  may invest in annuity  contracts.  The Code limits  contributions  and  distributions,  and imposes  eligibility  requirements as well.  Contributions  are not taxable to employees until  distributed from the plan.  However, plan assets  remain the  property of the  employer  and are subject to the claims of the  employer's  general  creditors  until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Arrangements  or "IRAs":  Section  408 of the Code allows  eligible  individuals  to maintain an  individual retirement  account  or  individual  retirement  annuity  ("IRA").  IRAs  are  subject  to  limitations  on the  amount  that may be contributed,  the  contributions  that may be deducted from taxable income,  the persons who may be eligible to establish an IRA and the time when  distributions  must commence.  Further,  an Annuity may be established  with "roll-over"  distributions  from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs:  A form of IRA is also  available  called a "Roth  IRA".  Contributions  to a Roth IRA are not tax  deductible.  However, distributions  from a Roth IRA are free from  Federal  income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion from a traditional  IRA was made and the  distribution is made
                                                                                                       ---
(a) once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer,  or (c) for qualified  first-time home buyer expenses,  subject to certain  limitations.  Distributions  from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth  IRAs  will  receive a  special  disclosure  document,  which  describes  limitations  on  eligibility, contributions,  transferability  and  distributions.  It also  describes  the  conditions  under which  distributions  from IRAs and qualified  plans  may be  rolled  over or  transferred  into an IRA or  another  qualified  plan,  on a  tax-deferred  basis and the conditions  under which  distributions  from  traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may  establish  Simplified  Employee  Pensions or SEP IRAs.  Employer
contributions  that may be made to employee SEP IRAs are larger than the amounts that may be  contributed  to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under  Section 72 of the Code.  Under these rules,  a portion of each distribution  may be excludable  from income.  The  excludable  amount is the proportion of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7)
     of the Code);
|X|      is part of a series  of  substantially  equal  periodic  payments  to be paid not less  frequently  than  annually  for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*;
|X|      is made pursuant to an IRS levy;
|X|      is made to pay qualified acquisition costs for a first time home purchase (IRA only);
|X|      is made to pay qualified higher education expenses (IRA only); and
|X|      is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.  The  retirement option is not available to IRAs.

The IRS has released Treasury  regulations  containing new Minimum Distribution rules. For Minimum  Distributions  required in 2002, the  individual  may utilize the 2002 Final  Regulations,  the 2001  Proposed  Regulations  or the 1987  Proposed  Regulations.  For
Minimum Distributions  required in 2003 and later,  individuals are required to use the rules under the 2002 Final Regulations.  The
2002 Final  Regulations  contain a  provision  which  could  increase  the  amount of minimum  distributions  required  for  certain individuals.  Under the 2002 Final  Regulations,  individuals are required to include in their annuity  contract value the actuarial value of any other  benefits  that will be  provided  under the  annuity.  We and other  annuity  providers  are  currently  seeking clarification  of this new rule.  You  should  consult  your tax  adviser  to  determine  the  impact  of this rule on your  Minimum
Distributions.

Under the new Minimum  Distribution  rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten (10)  years  younger  than the  participant.  In that case,  the new rules  permit  the  participant  to utilize the actual life  expectancies of the participant  and the spouse.  In most cases,  the beneficiary may be changed during the participant's  lifetime with no affect on the Minimum  Distributions.  At death,  the  designated  Beneficiary  may  generally  take
Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount  distributed is less than the minimum  required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly  distributed.  Because of the many recent changes to the Minimum  Distribution  rules,  we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification:  Section  817(h) of the Code provides that a variable  annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of  insurance  companies).  If the  diversification  requirements  under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations prescribe the  diversification  requirements  for variable  annuity  contracts.  We expect the underlying  mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment  Options:  Transfers between investment  options are not subject to taxation.  The Treasury  Department may  promulgate  guidelines  under  which a variable  annuity  will not be treated as an annuity for tax  purposes  if persons  with ownership  rights have excessive  control over the  investments  underlying  such variable  annuity.  Such guidelines may or may not address the number of investment  options or the number of transfers  between  investment  options offered under a variable annuity.
It is not known whether such guidelines,  if in fact promulgated,  would have retroactive  effect. It is also not known what effect, if any, such guidelines may have on transfers  between the investment  options of the Annuity offered  pursuant to this  Prospectus.
We will take any action,  including  modifications to your Annuity or the  Sub-accounts,  required to comply with such guidelines if promulgated.

Federal  Income Tax  Withholding:  Section  3405 of the Code  provides  for  Federal  income  tax  withholding  on the  portion of a distribution  which is  includible  in the gross  income of the  recipient.  Amounts to be  withheld  depend  upon the nature of the distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income  taxes withheld at a different rate by filing a completed election form with us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject  to  automatic  20%
withholding for Federal income taxes. The following  distributions  are not eligible  rollover  distributions and not subject to 20%
withholding:
|X|      any portion of a distribution paid as a Minimum Distribution;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal periodic  payments for the life or life  expectancy of the  participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of substantial  periodic  payments pursuant to Section 72(q) or 72(t) of the Code;
     and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments  and Pledges:  Any amount  received  directly or indirectly  as a loan from, or any  assignment or pledge of any portion of the value of, an annuity  before annuity  payments have begun is treated as a distribution  subject to taxation under the distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity and while such  assignment  or pledge  remains  in effect is  treated as  "income  on the  contract"  in the year in which it is  earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code  certain  taxes may be due when all or part of an  annuity is  transferred  to, or a death  benefit is paid to, an  individual  two or more  generations  younger than the  contract  holder.  These  generation-skipping transfers  generally  include those subject to federal estate or gift tax rules.  There is an aggregate $1.1 million  exemption from taxes for all such  transfers.  We may be required to determine  whether a  transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant  succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed  to prevent  indefinite  deferral  of tax.  Continuing  the benefit of tax  deferral by naming one or more contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable  law or  regulation  to you at your last known  address of record.  You should  therefore give us prompt notice of any address change.  We reserve the right, to the extent  permitted by law and subject to your prior  consent,  to provide  any  prospectus,  prospectus  supplements,  confirmations,  statements  and  reports  required  by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic  means, including  diskettes or CD ROMs. We send a confirmation  statement to you each time a transaction  is made affecting  Account Value, such as making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter.  We may confirm regularly  scheduled  transactions,  such as the Annual
Maintenance  Fee, in quarterly  statements  instead of  confirming  them  immediately.  You should review the  information  in these statements  carefully.  You may  request  additional  reports.  We  reserve  the right to charge up to $50 for each such  additional report.

Any errors or  corrections  on  transactions  for your  Annuity  must be  reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed  immediately,  we assume all transactions are accurate unless you notify us otherwise  within 30 days from the date you receive the  confirmation.  For  transactions  that are first confirmed on the quarterly  statement,  we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly  statement.  All transactions  confirmed  immediately or by quarterly statement are deemed conclusive after the applicable
30-day  period.  We may also send an annual report and a semi-annual  report  containing  applicable  financial  statements  for the
Separate Account and the Portfolios,  as of December 31 and June 30, respectively,  to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in Connecticut with licenses in all 50 states,  the District of Columbia and Puerto Rico.  American  Skandia is a  wholly-owned  subsidiary  of American
Skandia,  Inc., whose ultimate parent is Skandia  Insurance  Company Ltd., a Swedish company.  American Skandia markets its products to broker-dealers  and financial  planners through an internal field marketing staff. In addition,  American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing variable annuity and variable life insurance contracts.  American Skandia currently offers the following products: (a) flexible premium deferred annuities and single premium fixed deferred annuities that are registered with the SEC; (b) certain other fixed deferred annuities that are not registered with the SEC; (c) both fixed and variable immediate adjustable annuities; and (d) a single premium variable life insurance policy that is registered with the SEC.
No company other than American Skandia has any legal responsibility to pay amounts that it owes under its variable annuity and variable life insurance contracts.

WHAT ARE SEPARATE ACCOUNTS?
The separate  accounts are where American  Skandia sets aside and invests the assets of some of our annuities.  In the  accumulation period,  assets  supporting  Account Values of the Annuities are held in a separate account  established under the laws of the State of Connecticut.  We are the legal owner of assets in the separate  accounts.  In the payout period,  assets supporting fixed annuity payments  and any  adjustable  annuity  payments we make  available  are held in our general  account.  Assets  supporting  variable annuity  payment  options  may be invested in our  separate  accounts.  Income,  gains and losses  from  assets  allocated  to these separate  accounts are credited to or charged against each such separate account without regard to other income,  gains or losses of
American Skandia or of any other of our separate  accounts.  These assets may only be charged with liabilities  which arise from the
Annuities  issued by American  Skandia.  The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts.  However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in  Sub-accounts  of American  Skandia Life  Assurance  Corporation  Variable  Account B, also referred to as "Separate  Account B".
Separate  Account B was  established by us pursuant to Connecticut  law on November 25, 1987.  Separate  Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate  Account B consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or mutual fund portfolio.  The name of each  Sub-account  generally  corresponds  to the name of the  underlying  Portfolio.  Each  Sub-account  in
Separate  Account B may have  several  different  Unit Prices to reflect  the  Insurance  Charge and the  charges  for any  optional benefits that are offered under this Annuity and other  annuities  issued by us through  Separate  Account B. Separate  Account B is registered with the SEC under the Investment  Company Act of 1940 ("Investment  Company Act") as a unit investment trust, which is a type of investment company.  The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002,  Separate Account B was organized as a single separate account with six different  Sub-account  classes, each of which was registered as a distinct unit  investment  trust under the  Investment  Company Act.  Effective  November 18, 2002
each  Sub-account  class of Separate  Account B will be consolidated  into the unit investment trust formerly named American Skandia
Life Assurance  Corporation  Variable  Account B (Class 1  Sub-accounts),  which will  subsequently be renamed American Skandia Life
Assurance  Corporation  Variable  Account B. Each  Sub-account  of Separate  Account B will have multiple Unit Prices to reflect the daily charge  deducted for each  combination of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for each optional benefit offered under Annuity  contracts  funded through Separate Account B. The  consolidation of Separate
Account B will have no impact on Annuity Owners.

We reserve the right to make  changes to the  Sub-accounts  available  under the Annuity as we determine  appropriate.  We may offer new  Sub-accounts,  eliminate  Sub-accounts,  or combine  Sub-accounts  at our sole  discretion.  We may also close  Sub-accounts to additional  Purchase  Payments on existing Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after specified dates.  We may also substitute an underlying  mutual fund or portfolio of an underlying  mutual fund for another  underlying  mutual fund or  portfolio  of an  underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are required to obtain under the Investment Company Act.  We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on  allocations to the  Sub-accounts  will vary with the investment  performance of the underlying  mutual funds or fund  portfolios,  as  applicable.  We do not  guarantee  the  investment  results of any  Sub-account.  Your Account Value allocated  to the  Sub-accounts  may increase or  decrease.  You bear the entire  investment  risk.  There is no assurance  that the
Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the  accumulation  period,  assets  supporting our obligations  based on Fixed  Allocations are held in American Skandia Life
Assurance  Corporation  Separate  Account D, also  referred to as  "Separate  Account D".  Such  obligations  are based on the fixed interest  rates we credit to Fixed  Allocations  and the terms of the Annuities.  These  obligations do not depend on the investment performance of the assets in Separate Account D.  Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate  Account D. The Fixed  Allocations  are  guaranteed  by our  general  account.  An Annuity  Owner who allocates a portion of their Account  Value to Separate  Account D does not  participate  in the  investment  gain or loss on assets maintained  in  Separate  Account  D. Such gain or loss  accrues  solely to us. We retain  the risk that the value of the  assets in
Separate  Account D may drop below the reserves and other  liabilities we must maintain.  Should the value of the assets in Separate
Account D drop below the reserve and other  liabilities we must maintain in relation to the annuities  supported by such assets,  we will transfer  assets from our general  account to Separate  Account D to make up the  difference.  We have the right to transfer to our  general  account any assets of Separate  Account D in excess of such  reserves  and other  liabilities.  We maintain  assets in
Separate Account D supporting a number of annuities we offer.

We  currently  employ  investment  managers  to manage the  assets  maintained  in  Separate  Account  D. Each  manager we employ is responsible  for  investment  management  of a different  portion of  Separate  Account D. From time to time  additional  investment managers  may be employed or  investment  managers may cease being  employed.  We are under no  obligation  to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest  according to specific  guidelines or strategies  except as may be required by Connecticut  and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying  mutual fund is registered as an open-end  management  investment  company under the Investment  Company Act. Shares of the underlying  mutual fund portfolios are sold to separate  accounts of life insurance  companies  offering variable annuity and variable life insurance products.  The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying  mutual funds in which the  Sub-accounts  invest.  However,  under SEC rules, you have voting  rights in relation  to Account  Value  maintained  in the  Sub-accounts.  If an  underlying  mutual fund  portfolio requests a vote of  shareholders,  we will vote our shares based on  instructions  received from Owners with Account Value allocated to that  Sub-account.  Owners have the right to vote an amount equal to the number of shares  attributable  to their  contracts.  If we do not receive voting  instructions  in relation to certain  shares,  we will vote those shares in the same manner and proportion as the shares  for which we have  received  instructions.  We will  furnish  those  Owners who have  Account  Value  allocated  to a
Sub-account  whose  underlying  mutual fund portfolio has requested a "proxy" vote with proxy  materials and the necessary  forms to provide us with their voting  instructions.  Generally,  you will be asked to provide instructions for us to vote on matters such as changes in a  fundamental  investment  strategy,  adoption  of a new  investment  advisory  agreement,  or matters  relating  to the structure of the underlying mutual fund that require a vote of shareholders.

American  Skandia  Trust (the  "Trust") has obtained an  exemption  from the  Securities  and Exchange  Commission  that permits its investment adviser,  American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of Trustees of the Trust, to change  sub-advisors  for a Portfolio and to enter into new sub-advisory  agreements,  without  obtaining  shareholder approval of the changes.  This exemption (which is similar to exemptions  granted to other  investment  companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient  supervision  and management of the  sub-advisors by ASISI and the  Trustees.  The Trust is  required,  under the terms of the  exemption,  to  provide  certain  information  to  shareholders following these types of changes.

Material Conflicts
It is possible that  differences  may occur between  companies  that offer shares of an  underlying  mutual fund  portfolio to their respective  separate  accounts  issuing  variable  annuities  and/or  variable life insurance  products.  Differences may also occur surrounding the offering of an underlying  mutual fund portfolio to variable life insurance  policies and variable annuity contracts that we offer.  Under certain  circumstances,  these  differences could be considered  "material  conflicts," in which case we would take  necessary  action to protect  persons with voting rights under our variable  annuity  contracts  and variable  life  insurance policies  against  persons  with  voting  rights  under other  insurance  companies'  variable  insurance  products.  If a "material conflict" were to arise between owners of variable  annuity  contracts and variable life  insurance  policies  issued by us we would take  necessary  action to treat such  persons  equitably  in  resolving  the  conflict.  "Material  conflicts"  could  arise due to differences  in voting  instructions  between  owners of variable  life  insurance  and  variable  annuity  contracts of the same or different companies.  We monitor any potential conflicts that may exist.

Service Fees Payable by Underlying Funds
American  Skandia or our  affiliates  have  entered  into  agreements  with the  investment  adviser or  distributor  of many of the underlying  Portfolios.  Under the terms of these agreements,  American Skandia provides  administrative and support services to the
Portfolios for which a fee is paid that is generally based on a percentage of the average assets  allocated to the Portfolios  under the Annuity.  Any fees payable  will be  consistent  with the services  rendered or the  expected  cost savings  resulting  from the arrangement.  These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American  Skandia,  Inc., is the distributor and principal  underwriter of the securities  offered  through this  prospectus.  ASM acts as the distributor of a number of annuity and life  insurance  products we offer and both American  Skandia Trust and American  Skandia  Advisor  Funds,  Inc., a family of retail mutual  funds.  ASM also acts as an  introducing  broker-dealer  through  which it receives a portion of  brokerage  commissions  in connection  with  purchases  and sales of securities  held by  portfolios of American  Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive,  Shelton,  Connecticut 06484. ASM is registered as broker-dealer  under the
Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous  basis.  ASM enters into  distribution  agreements with  independent  broker-dealers  who are registered  under the Exchange Act and with entities that may offer the Annuity but are exempt from  registration.  Applications for the Annuity are solicited by registered  representatives of those firms. Such  representatives  will also be our appointed insurance agents under state insurance law.  In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation  is paid to firms on sales of the Annuity  according  to one or more  schedules.  The  individual  representative  will receive a portion of the  compensation,  depending on the practice of the firm.  Compensation  is generally based on a percentage of
Purchase  Payments  made, up to a maximum of 5.5%.  Alternative  compensation  schedules are available  that provide a lower initial commission  plus ongoing  annual  compensation  based on all or a portion of Account  Value.  We may also provide  compensation  for providing  ongoing  service to you in relation to the Annuity.  Commissions and other  compensation  paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

In addition,  firms may receive  separate  compensation  or  reimbursement  for,  among other things,  training of sales  personnel, marketing or other services they provide to us or our affiliates.  We or ASM may enter into  compensation  arrangements with certain firms.  These  arrangements  will not be offered to all firms and the terms of such  arrangements may differ between firms. Any such compensation  will be paid by us or ASM and will not result in any additional  charge to you. To the extent  permitted by NASD rules and other  applicable laws and  regulations,  ASM may pay or allow other  promotional  incentives or payments in the form of cash or other compensation.

Advertising:  We may  advertise  certain  information  regarding  the  performance  of the  investment  options.  Details  on how we calculate  performance for the  Sub-accounts  are found in the Statement of Additional  Information.  This  information may help you review the performance of the investment  options and provide a basis for comparison with other  annuities.  This information may be less useful when  comparing  the  performance  of the  investment  options with other  savings or  investment  vehicles.  Such other investments  may not  provide  some of the  benefits  of  annuities,  or may not be  designed  for  long-term  investment  purposes.
Additionally  other savings or investment  vehicles may not be receive the  beneficial  tax treatment  given to annuities  under the
Code.

We may advertise the performance of the Portfolios in the form of "Standard" and  "Non-standard"  Total Returns  calculated for each
Sub-account.  "Standard Total Return" figures assume a hypothetical  initial  investment of $1,000 allocated to a Sub-account during the most recent,  one, five and ten year periods (or since the inception  date that the Portfolio has been offered as a Sub-account, if less).  "Standard Total Return" figures assume that the applicable  Insurance Charge and the Annual  Maintenance Fee are deducted and that the Annuity is  surrendered  at the end of the applicable  period,  meaning that any Contingent  Deferred Sales Charge that would apply upon surrender is also deducted.  "Non-standard  Total Return" figures include any performance  figures that do not meet the SEC's rules for Standard  Total Returns.  Non-standard  Total Returns may also assume that the Annual  Maintenance  Fee does not apply due to the average  Account  Value being greater than  $100,000,  where the charge is waived.  Non-standard  Total Returns are calculated  in the same  manner  as  standardized  returns  except  that the  figures  may not  reflect  all  fees and  charges.  In particular,  they may  assume  no  surrender  at the end of the  applicable  period so that the CDSC does not  apply.  Standard  and
Non-standard  Total  Returns will not reflect the  additional  asset-based  charges  that are  deducted  when you elect any optional benefits.  The additional cost associated with any optional  benefits you elected will reduce your performance.  Non-Standard  Total
Returns must be accompanied by Standard Total Returns.

Some of the  underlying  Portfolios  existed  prior to the  inception  of these  Sub-accounts.  Performance  quoted  in  advertising regarding  such  Sub-accounts  may indicate  periods during which the  Sub-accounts  have been in existence but prior to the initial offering of the Annuities,  or periods during which the underlying  Portfolios  have been in existence,  but the  Sub-accounts  have not. Such hypothetical  historical  performance is calculated using the same assumptions  employed in calculating actual performance since inception of the  Sub-accounts.  Hypothetical  historical  performance of the underlying  Portfolios prior to the existence of the Sub-accounts may only be presented as Non-Standard Total Returns.

We may advertise the  performance  of money  market-type  Sub-accounts  using a measure of the "current and  effective  yield".  The current yield of a money  market-type  Sub-account  is  calculated  based upon the previous  seven-day  period ending on the date of calculation.  The effective yield of a money  market-type  Sub-account  reflects the  reinvestment of net income earned daily on the assets of such a  Sub-account.  The current  and  effective  yields  reflect the  Insurance  Charge and the charge for any  optional benefits (if  applicable)  deducted  against the  Sub-account.  In a low interest  rate  environment,  yields for money  market-type
Sub-accounts,  after  deduction of the Insurance  Charge,  and the charge for any optional  benefits (if applicable) may be negative even though the yield (before  deducting for such charges) is positive.  Current and effective  yield  information  will  fluctuate.
This information may not provide a basis for comparisons with deposits in banks or other  institutions  which pay a fixed yield over a stated period of time, or with investment  companies which do not serve as underlying  mutual funds for variable  annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance  information on the Sub-accounts is based on past performance only and is not an indication or  representation of future performance.  Performance of the Sub-accounts is not fixed.  Actual  performance  will depend on the type,  quality and, for some of the  Sub-accounts,  the maturities of the investments held by the underlying  mutual funds or portfolios and upon prevailing  market conditions and the response of the underlying  mutual funds to such  conditions.  Actual  performance will also depend on changes in the expenses of the underlying  mutual funds or portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such  underlying  mutual  fund or  portfolio.  In  addition,  the total  amount of  asset-based  charges  assessed  against  each
Sub-account will affect your performance.

The information we may advertise  regarding the Fixed  Allocations  may include the then current  interest rates we are crediting to new Fixed  Allocations.  Information  on  current  rates  will be as of the date  specified  in such  advertisement.  Rates  will be included in  advertisements  to the extent  permitted by law. Given that the actual rates  applicable to any Fixed Allocation are as of the date of any such Fixed  Allocation's  Guarantee  Period begins,  the rate credited to a Fixed  Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance of our  Sub-accounts  with: (a) certain  unmanaged  market  indices, including but not limited to the Dow Jones Industrial  Average,  the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond
Index,  the Frank Russell  non-U.S.  Universal Mean, the Morgan Stanley  Capital  International  Index of Europe,  Asia and Far East
Funds, and the Morgan Stanley Capital  International World Index; and/or (b) other management  investment  companies with investment objectives  similar to the mutual fund or portfolio  underlying the  Sub-accounts  being compared.  This may include the performance ranking assigned by various publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune, Money, Barron's,
Business Week, USA Today and  statistical  services,  including but not limited to Lipper  Analytical  Services Mutual Funds Survey,
Lipper Annuity and Closed End Survey,  the Variable  Annuity Research Data Survey,  SEI, the Morningstar  Mutual Fund Sourcebook and
the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance  Corporation may advertise its rankings and/or ratings by independent  financial  ratings  services.
Such rankings may help you in evaluating  our ability to meet our  obligations in relation to Fixed  Allocations,  pay minimum death benefits,  pay annuity  payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of
Separate Account B.

AVAILABLE INFORMATION
A Statement of  Additional  Information  is available  from us without  charge upon your  request.  This  Prospectus  is part of the registration  statement we filed with the SEC regarding this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference  Section,  450 Fifth Street N.W.,  Washington,  D.C., 20549. You may inspect and copy those  registration statements  and  exhibits  thereto at the SEC's  public  reference  facilities  at the above  address,  Room 1024,  and at the SEC's
Regional Offices,  The Woolworth Building,  233 Broadway,  New York, NY and 175 W. Jackson Boulevard,  Suite 900, Chicago, IL. These
documents,   as  well  as  documents  incorporated  by  reference,   may  also  be  obtained  through  the  SEC's  Internet  Website
(http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or  superseded  by a statement in this  Prospectus  or in a  later-filed  document,  such  statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2001  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated  by reference in this  Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X|      writing  to us via  regular  mail at  American  Skandia  -  Variable  Annuities,  P.O.  Box 7040,  Bridgeport,  Connecticut
       06601-7040 OR for express mail American  Skandia - Variable  Annuities,  One Corporate  Drive,  Shelton,  Connecticut  06484.
       NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X|      sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com.
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com.

You can obtain account information  through Skandia's  Telephone  Automated Response System (STARS) and at  www.americanskandia.com, our  Internet  Website.  Our  Customer  Service  representatives  are also  available  during  business  hours to  provide  you with information  about your account.  You can request certain  transactions  through our telephone voice response  system,  our Internet
Website  or  through  a  customer  service  representative.  You  can  provide  authorization  for a  third  party,  including  your attorney-in-fact  acting  pursuant to a power of attorney or an  investment  professional,  to access your account  information  and perform certain  transactions on your account.  You will need to complete a form provided by us which identifies those  transactions that you wish to authorize via telephonic  and electronic  means and whether you wish to authorize a third party to perform any such transactions.  We require that you or your  representative  provide proper  identification  before performing  transactions over the telephone  or through our Internet  Website.  This may include a Personal  Identification  Number (PIN) that will be provided to you upon issue of your  Annuity or you may  establish  or change your PIN through  STARS and at  www.americanskandia.com,  our  Internet
Website.  Any third party that you  authorize  to perform  financial  transactions  on your  account will be assigned a PIN for your account.

Transactions  requested  via  telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims, loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic  means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your  Annuity  using  verification  methods  which may  include a request  for your  Social  Security  number,  PIN or other form of electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent  instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic,  facsimile,  Internet or any other electronic  information or that we will be able to accept  transaction  instructions  via such means at all times.  Regular  and/or  express  mail will be the only means by which we will accept  transaction  instructions when telephonic,  facsimile,  Internet or any other electronic means are unavailable or delayed.  American  Skandia  reserves the right to limit,  restrict or  terminate  telephonic,  facsimile,  Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 (the  "Securities  Act") may be permitted to directors,  officers or persons  controlling the registrant pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the SEC such  indemnification  is against  public policy as expressed in the  Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  American  Skandia and its affiliates are not involved in any legal  proceedings  outside of the ordinary course of business.  American  Skandia and its affiliates are involved in pending and threatened  legal  proceedings in the normal course of its business,  however,  we do not anticipate that the outcome of any such legal  proceedings  will have a material adverse  affect on the  Separate  Account,  or American  Skandia's  ability to meet its  obligations  under the  Annuity,  or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements
|X|      Appendix A - American Skandia Life Assurance Corporation Variable Account B

A-35

                                     APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA

The following table summarizes information with respect to the operations of the Company:

(table in thousands)                                         For the Year Ended December 31,
                                              2001          2000           1999          1998          1997
                                              ----          ----           ----          ----          ----
STATEMENT OF OPERATIONS DATA
Revenues:
Annuity and life insurance charges and fee$*   378,693  $    424,578   $    289,989  $    186,211  $    121,158
Fee income                                     111,196       130,610         83,243        50,839        27,593
Net investment income                           20,126        11,656         10,441        11,130         8,181
Premium income and other revenues                3,368         4,778          3,688         1,360         1,082
                                          ------------  ------------   ------------  ------------  ------------

Total revenues                            $    513,383  $    571,622   $    387,361  $    249,540  $    158,014
                                          ============  ============   ============  ============  ============

Benefits and Expenses:
Annuity and life insurance benefits       $      1,955  $        751   $        612  $        558  $      2,033
Change in annuity and life insurance
     policy reserves                           (39,898)       45,018          3,078         1,053            37
Cost of minimum death benefit                        -             -          2,945         5,144         4,545
reinsurance
Return credited to contractowners               16,833         9,046         (1,639)       (8,930)       (2,018)
Underwriting, acquisition and other
     insurance expenses                        420,802       335,213        206,350       167,790        90,496
Interest expense                                73,424        85,998         69,502        41,004        24,895
                                          ------------  ------------   ------------  ------------  ------------

Total benefits and expenses               $    473,116  $    476,026   $    280,848  $    206,619  $    119,988
                                          ============  ============   ============  ============  ============

Income tax expense                        $      7,168  $     30,779   $     30,344  $      8,154  $     10,478
                                          ============  ============   ============  ============  ============

Net income                                $     33,099  $     64,817   $     76,169  $     34,767  $     27,548
                                          ============  ============   ============  ============  ============

STATEMENT OF FINANCIAL CONDITION DATA
Total Assets                              $ 28,036,860  $ 31,702,705   $ 30,881,579  $ 18,848,273  $ 12,894,290
                                          ============  ============   ============  ============  ============

Future fees payable to parent             $    797,055  $    934,410   $    576,034  $    368,978  $    233,034
                                          ============  ============   ============  ============  ============

Surplus Notes                             $    144,000  $    159,000   $    179,000  $    193,000  $    213,000
                                          ============  ============   ============  ============  ============

Shareholder's Equity                      $    577,668  $    496,911   $    359,434  $    250,417  $    184,421
                                          ============  ============   ============  ============  ============

*        On annuity and life insurance sales of $3,834,167,  $8,216,167,  $6,862,968,  $4,159,662, and $3,697,990,  during the years ended December 31, 2001, 2000, 1999, 1998 and 1997,  respectively,  with contractowner  assets under management of $26,017,847,
     $29,751,822, $29,396,693, $17,854,761, and $12,119,191, as of December 31, 2001, 2000, 1999, 1998, and 1997, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's  Discussion  and Analysis of Financial  Condition  and Results of  Operations  should be read in  conjunction  with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations
---------------------

Annuity and life  insurance  sales  decreased 53% in 2001 to  $3,834,167,000  as compared to a 20% increase in 2000. The decrease in sales in 2001 was consistent with the general decline in sales  throughout the variable annuity  industry,  attributed in large part to the decline in the equity  markets.  The sales  growth in 2000 was driven by  significant  sales  volume in the first  quarter of
2000 due to the strong  equity  market  performance.  However,  the decline in the equity  markets  during the remainder of the year negatively  impacted sales as the first quarter level of sales was not  sustained.  The Company has announced its intention to focus on the growth of its core variable  annuity  business,  with a continuing  focus on  increasing  sales  through  innovative  product development  activities,  the expansion of its wholesaling force through  recruitment and retention of top producers,  and providing consistently good customer service.

Average assets under management totaled  $27,020,489,000 in 2001,  $31,413,809,000 in 2000 and $21,984,759,000 in 1999, representing a decrease of 14% in 2001 and an increase of 46% in 2000.  As a result of the  decrease  in sales  volume and average  assets  under management,  annuity and life  insurance  charges and fees  decreased  11% in 2001,  as compared to an increase of 46% in 2000.  Fee income generated from transfer agency-type and investment support activities decreased 15% in 2001 and increased 57% in 2000.

Net  investment  income  increased 73% in 2001 compared to 2000 and increased 12% in 2000 compared to 1999. The increase in 2001 was primarily  due to a higher level of fixed  maturity  investments  in support of the Company's  risk-based  capital  objectives.  The increase  in 2000 was  primarily  due to the  higher  level  of  fixed  maturity  investments  partially  offset  by  $6,939,000  of amortization of premiums paid on derivative  instruments.  Excluding the derivative  amortization,  net investment  income increased
62% in 2000 as a result of increased fixed maturity investments in support of the Company's risk-based capital objectives.

Premium income represents  premiums earned on the sale of ancillary  contracts such as immediate  annuities with life contingencies, supplementary  contracts  with life  contingencies  and certain life  insurance  products.  Sales of these products will increase or decrease over time  depending on the payout  elections of the  policyholders.  Management  expects  supplementary  contracts to grow over time with the maturing of the core business lines.

Net  realized  investment  gains  totaled  $928,000 in 2001,  compared  to losses of  $688,000  in 2000.  The gross gain in 2001 was partially  offset by losses on securities in the fixed maturity  portfolio.  The most  significant  loss was  $2,636,000  related to
Enron  securities.  In addition net realized  losses were  incurred due to  redemption's  of mutual fund  holdings in support of the
Company's  non-qualified  deferred  compensation program. The change from 1999 to 2000 was primarily due to realized losses on sales of securities in the fixed  maturity  portfolio.  These losses were  partially  offset by realized  gains on sales of fixed maturity investments and mutual funds.

The change in annuity policy  reserves  includes  changes in reserves  related to annuity  contracts with mortality risks as well as the company's  guaranteed minimum death benefit ("GMDB")  liability.  The GMDB reserve decreased  $43,984,000 in 2001, as the result of an update of certain  reserve  assumptions  during 2001 to reflect more realistic  expectations  as to risks inherent in the GMDB liability.  These changes  reduced the GMDB liability  significantly.  Previous  assumptions  had been based on statutory  valuation principles as an  approximation  for  accounting  principles  generally  accepted in the United States ("U.S.  GAAP").  In addition, future  mortality  rates have been lowered to reflect  favorable past  experience.  This decrease in 2001 compares to an increase in
GMDB reserves of $44,186,000 in 2000.

Certain assumptions were also updated in the calculation of the deferred acquisition cost asset,  however,  offsetting the resulting increase in earnings and equity as a result of changes in the GMDB  liability.  The  amortization  of such costs are  determined  in large part by changes in the  expectations  of future  gross  profits of the  variable  annuity  business.  In 2001,  the decline in equity  markets  resulted in a  significantly  lower estimate of future gross profits,  thereby  increasing the expenses  recognized through amortization.

In 1999,  the Company began to develop a program  utilizing  equity put options to manage the risks  embedded in the GMDB in annuity contracts that would result from significant  declines in the equity markets.  Prior to the  implementation  of the hedge strategies utilizing equity put options,  the Company had reinsured  substantially  all of its exposure on the GMDB liability.  The reinsurance was terminated during the second quarter of 1999 as the reinsurer exited this market.

Return  credited to  contractowners  consists of revenues on the variable  and market value  adjusted  annuities  and variable  life insurance,  offset by the benefit  payments  and changes in  reserves  required on this  business.  Market  value  adjusted  annuity activity  has the  largest  impact on this  benefit.  In 2001 and 2000,  the  Separate  Account  investment  returns  on the  assets supporting  market value adjusted  annuities were less than the expected returns as calculated in the reserves,  contributing to the significant  increase in the return credited to  contractholders  benefit.  In addition,  this benefit  increased as a result of the amortization of unearned  Performance  Advantage target value credits,  which increased  $12,814,581 in 2001 over 2000 due primarily to increased  sales of products  containing  this feature.  Other  significant  contributors to the change from 2000 to 2001 include guaranteed minimum death benefit payments on variable  annuities,  which were driven up due to the market declines in 2001, totaling
$2,569,000  net of gains on equity put  options as well as  increased  costs  associated  with  processing  of  backdated  financial transactions.

Underwriting, acquisition and other insurance expenses for 2001, 2000 and 1999 were as follows:

                 (table in thousands)                        2001               2000              1999
                                                             ----               ----              ----
Commissions and purchase credits                           $ 238,847         $ 393,494      $     358,279
General operating expenses                                   167,044           252,206            214,269
Acquisition costs deferred during the year                  (209,136)         (495,103)          (450,059)
Acquisition costs amortized during the year                  224,047           184,616             83,861
                                                           ---------         ---------          ---------
Net amortization of deferred acquisition costs                14,911          (310,487)          (366,198)
                                                           ---------         ----------         ----------
Underwriting, acquisition and other insurance
     expenses                                              $ 420,802         $ 335,213          $ 206,350
                                                           =========         =========          =========

Underwriting,  acquisition  and other  insurance  expenses  increased  26% and 62% in 2001 and 2000,  respectively.  Lower sales and asset levels in 2001 led to a 39% decease in  commissions  and purchase  credits.  Partially  offsetting  this decline,  the company launched a  commission  promotion  program  during  2001,  which  increased  commissions  as a  percentage  of new sales.  Increased commissions and purchase credits reflect the increase in sales in both 2000 and 1999.

General  operating  expenses  decreased 34% from 2000 as a result of lower sales-based  compensation and expense reduction  programs implemented  in 2001 (see Note 18 to the  consolidated  financial  statements).  In addition,  variable  compensation  and long-term incentive plan expense have  decreased due to the slowdown in sales and decline in equity  markets.  Significant  investments in new product development and Internet-based technology contributed to general operating expense increases in both 2001 and 2000.

The company  updated  certain  assumptions in the calculation of expected gross profits used to develop  deferred  acquisition  cost amortization  rates to reflect more recent  experience and current equity market  conditions.  As a result of this the  amortization of such costs increased significantly over the year 2000.

The  amortization of acquisition  costs increased  substantially  in 2000 compared to 1999 as the associated costs from record sales in late 1999 and early 2000 were recognized in accordance with profit and expense recognition models under U.S. GAAP.

Interest  expense  decreased  $12,574,000  in 2001 as a result of the reduction in borrowing and increased  $16,496,000 in 2000 as a result of additional  securitized  financing  transactions,  which consist of the transfer of rights to receive  future fees to ASI,
which  fees   collateralize   notes  issued  in  private   placements  by  ASI  through  special  purpose  trusts   ("securitization
transactions").  In  addition,  the Company paid down surplus  notes on December 3, 2001 and  December 10, 2000 of  $15,000,000  and
$20,000,000  respectively.  Surplus  notes  outstanding  as of December 31, 2001 and 2000  totaled  $144,000,000  and  $159,000,000, respectively.

The  effective  income tax rates for the years ended  December 31,  2001,  2000 and 1999 were 18%,  32% and 28%,  respectively.  The effective  rate is lower than the  corporate  rate of 35% due to permanent  differences,  with the most  significant  item being the dividend  received  deduction.  Management  believes that,  based on the taxable income  produced in the past two years,  as well as continued  growth in annuity sales, the Company will produce  sufficient  taxable income in future years to realize its deferred tax assets.

The Company  generated net income after tax of  $33,099,000,  $64,817,000  and  $76,169,000  in 2001,  2000 and 1999,  respectively.
Equity market  volatility  during 2001 directly  impacted  revenues,  sales and ultimately  expenses for the company.  Revenues were lower than expected due to the  significant  drop in sales year over year, as well as the negative  performance  of the mutual funds underlying  annuity and  insurance  contracts.  Benefits  were higher than  expected  due to the death  claims paid in excess of the account values of the specific  contracts due to GMDB  provisions in such  contracts.  Expenses were  relatively  higher compared to sales and assets than in prior  periods.  Expense  reduction  programs  were  implemented  during the year to better match  expenses incurred  with sales  activity and  management  of the book of business.  Revenue  increases in 2000 were more than offset by higher benefits and expenses driven primarily from the increase in the reserve  requirement  related to the GMDB as a result of the decline in the equity markets.  Investments in new product development and technology also contributed to the increase in expenses.

The Company  considers  Mexico an emerging market and has invested in the Skandia Vida operations with the expectation of generating profits from long-term  savings products in future years. As such,  Skandia Vida has generated net losses of $2,619,000,  $2,540,000 and $2,523,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Total assets declined 12% in 2001 as a direct result of the decrease in separate  account assets.  Separate  account assets declined consistent with the drop in the equity market, offset in part by new net sales activity.

Liabilities  declined 12% in 2001 as a result of several  factors.  Reserves and Separate  Account  liabilities  required to support the annuity and life insurance  business declined  consistent with market valuing of the underlying assets as well as the changes in the GMDB reserve.  Payable to affiliate  increased due to borrowing from ASI to support  temporary  operating cash needs.  Reduction in Future Fees Payable to ASI declined,  consistent with the  securitization  transaction cash flow realized on the designated block of contracts.

Significant Accounting Policies
-------------------------------

For information on the Company's significant  accounting policies,  see Notes to Consolidated  Financial  Statements.  Specifically,
for Deferred  Acquisition  Costs,  see Note 21, for Separate  Accounts,  see Note 20 and for the Company's  employee  profit sharing programs, see Note 13.

Liquidity and Capital Resources
-------------------------------

The Company's liquidity requirement was met by cash from insurance operations, investment activities and borrowings from ASI.

In 2001, the Company had net positive  operating  cash flow as a result of increased cash from insurance  operations and a decreased acquisition  cost cash flow strain due to the  reduction in sales  activity.  In 2000,  the majority of the  operating  cash outflow resulted from the sale of variable  annuity and variable life products that carry a contingent  deferred sales charge.  This type of product  causes a temporary  cash strain in that 100% of the  proceeds  are  invested in separate  accounts  supporting  the product leaving a cash (but not  capital)  strain  caused by the  acquisition  cost for the new  business.  This cash  strain  required  the
Company to look beyond the cash made available by insurance  operations  and  investments of the Company to financing in the form of surplus notes, capital contributions, cash advances, securitization transactions and modified coinsurance reinsurance arrangements:

During 2001 and 2000, the Company  received  $45,500,000 and  $69,000,000,  respectively,  from ASI to support the solvency  capital needs and anticipated growth in business of its U.S.  operations.  In addition,  the Company received $2,500,000 and $2,450,000 from
ASI in 2001 and 2000, respectively, to support its investment in Skandia Vida.

In 2001, in anticipation of more permanent financing,  the Company received approximately  $100,000,000 from ASI in the form of cash advances.  These amounts are reported as Payable to Affiliates in the Consolidated Statements of Financial Condition.

Funds received from new  securitization  transactions  amounted to  $476,288,000 in 2000 (see Note 8 to the  consolidated  financial statements).

During 2001 and 2000, the Company extended its reinsurance  agreements.  The Company also entered into a reinsurance  agreement with
SICL in 2000. The reinsurance  agreements are modified  coinsurance  arrangements  where the reinsurer shares in the experience of a specific book of business.

The Company expects the continued use of reinsurance and  securitization  transactions to fund the cash strain  anticipated from the acquisition costs on future years' sales volume.

As of December 31, 2001 and 2000,  shareholder's  equity totaled  $577,668,000 and  $496,911,000,  respectively.  The increases were driven by the previously mentioned capital contributions received from ASI and net income from operations.

The Company has long-term surplus notes and short-term borrowings from ASI.  No dividends have been paid to ASI.

The National Association of Insurance  Commissioners  ("NAIC") requires insurance companies to report information  regarding minimum
Risk Based Capital ("RBC")  requirements.  These requirements are intended to allow insurance  regulators to identify companies that may need regulatory  attention.  The RBC model law requires that insurance  companies  apply various  factors to asset,  premium and reserve items,  all of which have inherent risks.  The formula  includes  components for asset risk,  insurance risk,  interest rate risk and business risk.  The Company has complied with the NAIC's RBC reporting  requirements  and has total  adjusted  capital well above required capital.

Effects of Inflation
--------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company believes that it is well positioned to retain and enhance its position as a leading  provider of financial  products for long-term  savings and retirement  purposes as well as to address the economic impact of premature death,  estate planning  concerns and supplemental  retirement  needs. The Company has renewed its focus on its core variable annuity  business,  offering  innovative long-term  savings and income products,  strengthening its wholesaling  efforts and providing  consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999 (the Financial Services  Modernization Act) permits  affiliation among banks,  securities firms and insurance  companies.  This legislative change has created  opportunities for continued  consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company  such as pension  reform,  capital  gains and estate tax changes, privacy  standards and Internet  regulation.  Additional  pension reform may change  current tax deferral rules and allow  increased contributions to retirement plans,  which may lead to higher  investments in tax-deferred  products and create growth  opportunities for the Company.  A capital gains tax  reduction may cause  tax-deferred  products to be less  attractive to consumers,  which could adversely  impact the Company.  New privacy  standards  and Internet  regulation  may impact the  Company's  strategic  initiatives, especially related to potential business relationships with web-based technology providers.

Forward Looking Information
---------------------------

The Private Securities  Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking  statements,  so long as those statements are identified as forward-looking,  and the statements are accompanied by meaningful  cautionary statements that identify  important  factors that could cause actual results to differ  materially  from those  discussed in the statement.  We want to take advantage of these safe harbor provisions.

Certain  information  contained in the  Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations is
forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These  forward-looking  statements  rely on a number  of  assumptions  concerning  future  events,  and are  subject  to a number of significant  uncertainties  and  results to differ  materially  from these  statements.  You should not put undue  reliance on these forward-looking  statements.  We disclaim any intention or obligation to update or revise forward-looking  statements,  whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential  fluctuations in earnings and the fair value of certain of its assets and  liabilities,  as well as variations in expected cash flows due to changes in market  interest rates and equity prices.  The following  discussion  focuses on specific  exposures the Company has to interest rate and equity price risk and describes  strategies  used to manage these risks, and includes  "forward-looking  statements" that involve risk and uncertainties.  The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk
------------------

Fluctuations  in interest rates can  potentially  impact the Company's  profitability  and cash flows.  At December 31, 2001, 97% of assets  held under  management  by the Company are in  non-guaranteed  Separate  Accounts  for which the  Company's  exposure is not significant,  as the contractowner  assumes  substantially all the investment risk. On the remaining 3% of assets, the interest rate risk from  contracts  that carry  interest rate exposure is managed  through an  asset/liability  matching  program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2001, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate  annuities,  fixed supplementary  contracts,  the fixed investment option offered in its variable life insurance  contracts,  and in support of the Company's target solvency  capital.  The
Company has a conservative  investment  philosophy with regard to these investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's  deferred  annuity  products  offer a fixed option which  subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the  contractowner.  Guarantee  period options  available range from one to ten years.  Withdrawal of funds, or transfer of funds to variable  investment  options,  before the end of the guarantee period subjects the  contractowner  to a market value  adjustment  ("MVA").  In the event of rising  interest rates,  which make the fixed maturity  securities  underlying the guarantee less valuable,  the MVA could be negative.  In the event of declining  interest rates, which make the fixed maturity  securities  underlying the guarantee more valuable,  the MVA could be positive.  The resulting increase or decrease in the value of the fixed option,  from  calculation of the MVA,  should  substantially  offset the increase or decrease in the market value of the securities underlying the guarantee.  The Company maintains strict  asset/liability  matching to enable this offset.  However, the Company still takes on the default risk for the underlying  securities,  the interest rate risk of reinvestment  of  interest  payments  and the risk of failing to maintain  the  asset/liability  matching  program  with  respect to duration and convexity.

Liabilities  held in the  Company's  guaranteed  separate  account as of December  31, 2001  totaled  $1,092,944,000.  Fixed  income investments  supporting  those  liabilities  had a fair value of  $1,092,944,000.  The Company  performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2001. The analysis showed that an immediate  decrease of 100 basis points in interest rates would result in a net increase in liabilities and the  corresponding  assets of  approximately  $37,300,000 and  $41,500,000,  respectively.  An  analysis  of a 100 basis point  decline in  interest  rates at December  31, 2000 showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800,000 and $39,900,000, respectively.

Equity Market Exposure
----------------------

The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the
Company.  Various  fees and  charges  earned  are  substantially  derived  as a  percentage  of the  market  value of  assets  under management.  In a market decline,  this income would be reduced.  This could be further compounded by customer  withdrawals,  net of applicable  surrender  charge  revenues,  partially  offset by transfers to the fixed option  discussed  above. A 10% decline in the market value of the assets under  management at December 31, 2001,  sustained  throughout  2002, would result in an approximate drop in related annual fee income of  $49,727,000.  This result was not materially  different than the result  obtained from the analysis performed as of December 31, 2000.

Another equity market risk exposure of the Company  relates to the guaranteed  minimum death benefit  liability.  Declines in equity markets and,  correspondingly,  the  performance  of the mutual funds  underlying  the Company's  products,  increase the guaranteed minimum death benefit liabilities.  As discussed in Note 2E of the consolidated  financial  statements,  the Company uses derivative instruments to hedge against the risk of  significant  decreases in equity  markets.  Prior to the  implementation  of this program, the Company used reinsurance to mitigate this risk.

The  Company  has a small  portfolio  of equity  investments  consisting  of mutual  funds,  which are held in support of a deferred compensation  program.  In the event of a decline  in market  values of  underlying  securities,  the value of the  portfolio  would decline;  however the accrued  benefits  payable under the related  deferred  compensation  program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were  obtained  using  computer  models that take into  consideration  various assumptions  about the future.  Given the  uncertainty  of future  interest rate  movements,  volatility  in the equity  markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                            AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

Report of Independent Auditors

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the "Company"
which is a  wholly-owned  subsidiary  of  Skandia  Insurance  Company  Ltd.) as of  December  31,  2001 and  2000,  and the  related consolidated  statements  of income,  shareholder's  equity and cash flows for each of the three years in the period ended  December
31, 2001. These  consolidated  financial  statements are the  responsibility of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing  standards  generally  accepted in the United States.  Those  standards  require that we plan and perform the audit to obtain  reasonable  assurance  about  whether the  financial  statements  are free of material misstatement.  An audit  includes  examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates made by management,  as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the consolidated  financial position of American  Skandia Life  Assurance  Corporation  at December  31, 2001 and 2000,  and the  consolidated  results of their operations  and their cash flows for each of the three years in the period ended  December 31, 2001 in  conformity  with  accounting principles generally accepted in the United States.

As discussed in Note 2, the Company adopted Financial Accounting Standards (FAS) No. 133, Accounting for Derivative Instruments
and Hedging Activities.

/s/ Ernst & Young LLP
------------------------------------

Hartford, Connecticut
February 2, 2002

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Financial Condition
                                                        (table in thousands)

                                                                           As of December 31,
                                                                          2001            2000
                                                                          ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value                                  $       362,831 $       285,708
   Equity securities - at fair value                                          45,083          20,402
   Derivative instruments                                                      5,525           3,015
   Policy loans                                                                6,559           3,746
                                                                     --------------- ---------------

     Total investments                                                       419,998         312,871

Cash and cash equivalents                                                     32,231          76,499
Accrued investment income                                                      4,737           5,209
Deferred acquisition costs                                                 1,383,281       1,398,192
Reinsurance receivable                                                         5,863           3,642
Receivable from affiliates                                                     3,283           3,327
Income tax receivable                                                         30,537          34,620
State insurance licenses                                                       3,963           4,113
Fixed assets                                                                  20,734          10,737
Other assets                                                                  96,967          96,403
Separate account assets                                                   26,038,549      29,757,092
                                                                     --------------- ---------------

     Total assets                                                    $    28,040,143 $    31,702,705
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future insurance policy and contract benefits           $        89,740 $       135,545
Drafts outstanding                                                            64,438          63,758
Accounts payable and accrued expenses                                        160,261         137,040
Deferred income taxes                                                         54,980           8,949
Payable to affiliates                                                        103,452               -
Future fees payable to American Skandia, Inc. ("ASI")                        797,055         934,410
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                144,000         159,000
Separate account liabilities                                              26,038,549      29,757,092
                                                                     --------------- ---------------

     Total Liabilities                                                    27,462,475      31,205,794
                                                                     --------------- ---------------

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   335,329         287,329
Retained earnings                                                            239,078         205,979
Accumulated other comprehensive income                                           761           1,103
                                                                     --------------- ---------------

     Total Shareholder's equity                                              577,668         496,911
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    28,040,143 $    31,702,705
                                                                     =============== ===============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Income
                                                       (tables in thousands)

                                                                       For the Year Ended December 31,
                                                                      2001          2000           1999
                                                                      ----          ----           ----

REVENUES
--------

Annuity and life insurance charges and fees                       $    378,693  $    424,578  $    289,989
Fee income                                                             111,196       130,610        83,243
Net investment income                                                   20,126        11,656        10,441
Premium income                                                           1,218         3,118         1,278
Net realized capital gains (losses)                                        928          (688)          578
Other                                                                    1,222         2,348         1,832
                                                                  ------------  ------------  ------------

   Total revenues                                                      513,383       571,622       387,361
                                                                  ------------  ------------  ------------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   1,955           751           612
   Change in annuity and life insurance policy reserves                (39,898)       45,018         3,078
   Cost of minimum death benefit reinsurance                                 -             -         2,945
   Return credited to contractowners                                    16,833         9,046        (1,639)
                                                                  ------------  ------------  -------------

                                                                       (21,110)       54,815         4,996

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          420,802       335,213       206,350
   Interest expense                                                     73,424        85,998        69,502
                                                                  ------------  ------------  ------------

                                                                       494,226       421,211       275,852
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         473,116       476,026       280,848
                                                                  ------------  ------------  ------------

     Income from operations before income tax                           40,267        95,596       106,513

       Income tax expense                                                7,168        30,779        30,344
                                                                  ------------  ------------  ------------

         Net income                                               $     33,099  $     64,817  $     76,169
                                                                  ============  ============  ============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                          Consolidated Statements of Shareholder's Equity
                                                        (table in thousands)

                                                                  For the Year Ended December 31,
                                                               2001             2000             1999
                                                               ----             ----             ----

Common stock:
   Beginning balance                                        $     2,500      $     2,500      $     2,000
   Increase in par value                                              -                -              500
                                                            -----------      -----------      -----------

     Ending balance                                               2,500            2,500            2,500
                                                            -----------      -----------      -----------

Additional paid in capital:
   Beginning balance                                            287,329          215,879          179,889
   Transferred to common stock                                        -                -             (500)
   Additional contributions                                      48,000           71,450           36,490
                                                            -----------      -----------      -----------

     Ending balance                                             335,329          287,329          215,879
                                                            -----------      -----------      -----------

Retained earnings:
   Beginning balance                                            205,979          141,162           64,993
   Net income                                                    33,099           64,817           76,169
                                                            -----------      -----------      -----------

     Ending balance                                             239,078          205,979          141,162
                                                            -----------      -----------      -----------

Accumulated other comprehensive income (loss):
   Beginning balance                                              1,103             (107)           3,535
   Other comprehensive income                                      (342)           1,210           (3,642)
                                                            ------------     -----------      ------------

     Ending balance                                                 761            1,103             (107)
                                                            -----------      -----------      ------------

       Total shareholder's equity                           $   577,668      $   496,911      $   359,434
                                                            ===========      ===========      ===========

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                               Consolidated Statements of Cash Flows
                                                        (table in thousands)

                                                                          For the Year Ended December 31,
                                                                           2001        2000        1999
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net income                                                           $    33,099 $    64,817 $    76,169
   Adjustments to reconcile net income to net
     cash provided by (used in) operating activities:
     Amortization and depreciation                                            1,833       7,565       1,495
     Deferred tax expense                                                    46,215      60,023     (10,903)
     (Decrease) increase in policy reserves                                 (34,679)     50,892       4,367
     Increase (decrease) in payable to affiliates, net                      103,496     (72,063)     69,897
     Change in income tax receivable                                          4,083     (58,888)     17,611
     Increase in other assets                                                  (564)    (59,987)    (32,954)
     Decrease in accrued investment income                                      472      (1,155)     (1,174)
     (Increase) decrease in reinsurance receivable                           (2,221)        420         129
     Net decrease (increase) in deferred acquisition costs                   14,911    (310,487)   (366,198)
     Increase (decrease) in accounts payable and accrued
expenses                                                                     23,221     (21,550)     66,763
     Increase in drafts outstanding                                             680      12,699      22,118
     Investment losses (gains) on derivatives                                 2,902      (3,435)      3,749
     Net realized capital (gains) losses on investments                        (928)        688        (578)
                                                                        ----------------------- ------------
       Net cash provided by (used in) operating activities                  192,520    (330,461)   (149,509)
                                                                        ----------- ------------------------

Cash flow from investing activities:
     Purchase of fixed maturity investments                                (462,820)   (380,737)    (99,250)
     Proceeds from sale and maturity of fixed
       maturity investments                                                 390,816     303,736      36,226
     Purchase of derivatives                                                (66,487)     (6,722)     (4,974)
     Proceeds from exercise of derivative instruments                        61,075           -           -
     Purchase of shares in equity securities                                (55,430)    (18,136)    (17,703)
     Proceeds from sale of shares in equity securities                       25,228       8,345      14,657
     Purchase of fixed assets                                               (10,773)     (7,348)     (3,178)
     Increase in policy loans                                                (2,813)     (2,476)       (701)
                                                                        ------------------------------------
       Net cash used in investing activities                               (121,204)   (103,338)    (74,923)
                                                                        ------------------------------------

Cash flow from financing activities:
     Capital contribution from parent                                        48,000      71,450      36,490
     Repayment of surplus notes                                             (15,000)    (20,000)    (14,000)
     (Decrease) increase in future fees payable to ASI, net                (137,355)    358,376     207,056
     Net (withdrawals) deposits (from) to contractowner accounts            (11,126)     11,361       5,872
                                                                        -----------------------------------
       Net cash (used in) provided by financing activities                 (115,481)    421,187     235,418
                                                                        ----------------------- -----------

       Net (decrease) increase in cash and cash equivalents                 (44,165)    (12,612)     10,986
       Cash and cash equivalents at beginning of period                      76,499      89,212      77,525
       Change in foreign currency translation, net                             (103)       (101)        701
                                                                        -----------------------------------
       Cash and cash equivalents at end of period                       $    32,231 $    76,499 $    89,212
                                                                        =========== =========== ===========
     Income taxes (received) paid                                       $   (43,130)$    29,644 $    23,637
                                                                        ======================= ===========
     Interest paid                                                      $    43,843 $    85,551 $    69,697
                                                                        ===========  ========== ===========
                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                             Notes to Consolidated Financial Statements
                                                         December 31, 2001

1.       ORGANIZATION AND OPERATION

         American  Skandia Life  Assurance  Corporation  (the  "Company") is a  wholly-owned  subsidiary of American  Skandia,  Inc.
         ("ASI") whose ultimate parent is Skandia Insurance Company Ltd., ("SICL") a Swedish Corporation.

         The Company develops long-term savings and retirement products which are distributed  through its affiliated  broker/dealer company,  American Skandia Marketing,  Incorporated  ("ASM"). The Company currently issues variable and term life insurance and variable,  fixed, market value adjusted deferred and immediate annuities for individuals,  groups and qualified pension plans.  The Company has announced its  intention to focus on its core  variable  annuity  business by exiting the qualified pension plan market and limiting its variable life insurance  offerings to single premium  products,  as well as term life.
         The Company does not expect to incur any significant costs to exit these businesses.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A.  de C.V.  ("Skandia  Vida"),  which is a life  insurance  company domiciled  in Mexico.  Skandia  Vida had total  shareholder's  equity of  approximately  $4,179,000  and  $4,402,000  as of
         December  31,  2001,  and 2000,  respectively.  The Company  considers  Mexico an emerging  market and has  invested in the
         Skandia Vida  operations  with the expectation of generating  profits from long-term  savings  products in future years. As such,  Skandia Vida has generated net losses of  approximately  $2,619,000,  $2,540,000  and  $2,523,000 in 2001,  2000 and
         1999, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The accompanying  consolidated  financial  statements have been prepared in conformity with accounting  principles generally  accepted in the United  States  ("U.S.  GAAP").  Intercompany  transactions  and  balances  between the
                  Company and Skandia Vida have been eliminated in consolidation.

                  Certain reclassifications have been made to prior year amounts to conform with current year presentation.

         B.       New Accounting Standard
                  -----------------------

                  Effective January 1, 2001, the Company adopted Statement of Financial  Accounting  Standards No. 133,  "Accounting
                  for  Derivative  Instruments  and Hedging  Activities,"  as amended by SFAS 137 and SFAS 138  (collectively  "SFAS
                  133").  Derivative  instruments  held by the Company  consist of equity  option  contracts  utilized to manage the economic risks associated with the guaranteed  minimum death benefits ("GMDB").  These derivative  instruments are carried at fair value.  Realized and  unrealized  gains and losses are reported in the  Consolidated  Statement of
                  Income,  consistent with the item being hedged, as a component of return credited to contractowners.  The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20,  "Recognition of
                  Interest Income and Impairment on Purchased and Retained  Beneficial  Interests in Securitized  Financial Assets."
                  Under the  consensus,  investors  in certain  asset-backed  securities  are  required  to record  changes in their estimated  yield on a prospective  basis and to evaluate these  securities for an other than temporary  decline in value.  If the fair value of the  asset-backed  security has declined below its carrying amount and the decline is determined  to be other than  temporary,  the security is written  down to fair value.  The adoption of EITF Issue
                  99-20 did not have a significant effect on the Company's financial statements.

         C.       Future Accounting Standard
                  --------------------------

                  In July 2001,  the  Financial  Accounting  Standards  Board  ("FASB")  issued  Statement of  Financial  Accounting
                  Standards.  No. 142  "Accounting  for Goodwill and  Intangible  Assets."  ("SFAS  142").  Under the new  standard, goodwill and intangible  assets deemed to have indefinite lives will no longer be amortized but will be subject to annual  impairment  tests in  accordance  with the new  standard.  Other  intangible  assets  will  continue to be amortized over their useful lives.

                  The Company will apply the new rules on the accounting for goodwill and other  intangible  assets beginning in the first quarter of 2002.  The Company is still  assessing the impact of the new standard,  however,  the adoption of
                  SFAS 142 is not expected to have a significant impact on the Company's financial statements.

         D.       Investments
                  -----------

                  The Company has classified its fixed maturity investments as available-for-sale  and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

                  The Company has classified its mutual fund investments held in support of a deferred  compensation  plan (see Note
                  13) as  available-for-sale.  Such  investments  are  carried at fair value with  changes in  unrealized  gains and losses reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized gains and losses on disposal of investments are determined by the specific  identification method and are included in revenues.

         E.       Derivative Instruments
                  ----------------------

                  The Company uses derivative  instruments  which consist of equity option  contracts for risk management  purposes, and not for trading or  speculation.  The Company  economically  hedges the GMDB exposure  associated  with market value fluctuations.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Based on  criteria  described  in SFAS 133,  the  Company's  hedges do not  qualify  as  "effective"  hedges  and, therefore,  hedge  accounting  may not be applied.  Accordingly,  the derivative  investments  are carried at fair value  with  changes  in  unrealized  gains and losses  being  recorded  in income.  As such,  both  realized  and unrealized gains and losses are reported in the Consolidated Statements of Income,  consistent with the item being hedged, as a component of return credited to contractowners.

         F.       Cash Equivalents
                  ----------------

                  The Company  considers all highly liquid time deposits,  commercial  paper and money market mutual funds purchased with a maturity at date of acquisition of three months or less to be cash equivalents.

         G.       Fair Values of Financial Instruments
                  ------------------------------------

                  The methods and assumptions used to determine the fair value of financial instruments are as follows:

                  Fair values of fixed  maturities with active markets are based on quoted market prices.  For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

                  Fair values of equity securities are based on quoted market prices.

                  The fair value of derivative instruments is determined based on the current value of the underlying index.

                  The carrying value of cash and cash equivalents  (cost)  approximates  fair value due to the short-term  nature of these investments.

                  The carrying value of short-term  borrowings (cost)  approximates fair value due to the short-term nature of these liabilities.

                  Fair  values of certain  financial  instruments,  such as future  fees  payable to ASI and  surplus  notes are not readily determinable and are excluded from fair value disclosure requirements.

         H.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the purchase  price of  $6,000,000 less  accumulated  amortization.  The cost of the  licenses is being  amortized on a  straight-line  basis over 40 years.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         I.       Software Capitalization
                  -----------------------

                  The Company  capitalizes  certain costs  associated  with  internal use software in  accordance  with the American
                  Institute of  Certified  Public  Accountants  Statement of Position  98-1,  "Accounting  for the Costs of Software
                  Developed or Obtained for Internal Use" ("SOP 98-1").  SOP 98-1, which was adopted  prospectively as of January 1,
                  1999,  requires the  capitalization of certain costs incurred in connection with developing or obtaining  internal use software.  Prior to the adoption of SOP 98-1, the Company  expensed all internal use software related costs as incurred.  Details  of  the  capitalized  software  costs,  which  are  included  in  fixed  assets,  and  related amortization for the years ended December 31, are as follows:

                  (table in thousands)                                  2001          2000         1999
                                                                        ----          ----         ----
                  Balance at beginning of year                        $    7,212   $    2,920    $        -
                  Software costs capitalized during the year               5,210        4,804         3,035
                  Software costs amortized during the year               (2,660)        (512)         (115)
                                                                     -----------  -----------   -----------
                  Balance at end of year                              $    9,762   $    7,212    $    2,920
                                                                     ===========  ===========   ===========

                  Capitalized software costs are amortized on a straight-line basis over three years.

         J.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return filed by Skandia  U.S.  Inc. and its U.S.
                  subsidiaries.  In accordance  with the tax sharing  agreement,  the federal  income tax provision is computed on a separate return basis as adjusted for  consolidated  items.  Pursuant to the terms of this agreement,  the Company has the right to recover the value of losses utilized by the  consolidated  group in the year of  utilization.  To the extent the Company  generates  income in future years,  the Company is entitled to offset future taxes on that income through the application of its loss carryforward generated in the current year.

                  Deferred income taxes reflect the net tax effects of temporary  differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         K.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges against  contractowner  account values for mortality and expense risks,  administration  fees,  surrender charges and an annual maintenance fee per contract.
                  Benefit reserves for variable annuity  contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Fee income from mutual fund  organizations  is realized based on assets under management.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Revenues for variable immediate annuity and supplementary  contracts with and without life  contingencies  consist of certain charges against  contractowner  account values including mortality and expense risks and administration fees. Benefit reserves for variable  immediate annuity contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Revenues for market value  adjusted  fixed annuity  contracts consist of separate  account  investment  income reduced by benefit payments and changes in reserves in support of contractowner  obligations,  all of which are included in return credited to contractowners.  Benefit reserves for these contracts represent the account value of the contracts,  and are included in the general account reserve for future contractowner benefits to the extent in excess of the separate account assets.

                  Revenues for fixed immediate annuity and fixed supplementary  contracts without life contingencies  consist of net investment  income.  Revenues for fixed  immediate  annuity  contracts with life  contingencies  consist of single premium  payments  recognized as annuity  considerations  when received.  Benefit reserves for these contracts are based on applicable  actuarial  standards with assumed  interest rates that vary by issue year.  Assumed  interest rates ranged from 6.25% to 8.25% at December 31, 2001 and 2000.

                  Revenues for variable  life  insurance  contracts  consist of charges  against  contractowner  account  values for mortality  and expense risk fees,  administration  fees,  cost of insurance  fees,  taxes and  surrender  charges.
                  Certain  contracts also include charges against premium to pay state premium taxes.  Benefit reserves for variable life  insurance  contracts  represent the account value of the contracts and are included in the separate  account liabilities.

         L.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new business,  which vary with and are primarily related to the production of new business, are being deferred, net of reinsurance.  These costs include commissions,  costs of contract issuance, and certain selling  expenses that vary with production.  These costs are being amortized  generally in proportion to expected gross  profits  from  surrender  charges,  policy and asset based fees and  mortality  and expense  margins.  This amortization is adjusted  retrospectively  and prospectively when estimates of current and future gross profits to be realized from a group of products are revised.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Details of the  deferred  acquisition  costs and  related  amortization  for the years ended  December  31, are as follows:

                  (in thousands)                                   2001           2000            1999
                                                                   ----           ----            ----
                  Balance at beginning of year                $  1,398,192    $  1,087,705   $    721,507
                  Acquisition costs deferred during the year
                                                                   209,136         495,103        450,059
                  Acquisition costs amortized during the
                       year                                       (224,047)       (184,616)       (83,861)
                                                              -------------   -------------  -------------
                  Balance at end of year                      $  1,383,281    $  1,398,192   $  1,087,705
                                                              ============    ============   ============

         M.       Reinsurance
                  -----------

                  The Company cedes reinsurance under modified  co-insurance  arrangements.  These reinsurance  arrangements provide additional  capacity  for growth in  supporting  the cash flow  strain  from the  Company's  variable  annuity and variable life insurance business.  The reinsurance is effected under quota share contracts.

                  The Company reinsured its exposure to market fluctuations  associated with its GMDB liability in the first half of
                  1999. Under this reinsurance  agreement,  the Company ceded premiums of approximately  $2,945,000;  received claim reimbursements of approximately $242,000;  and, recorded a decrease in ceded reserves of approximately  $2,763,000 in 1999.

At December 31, 2001 and 2000, in accordance with the provisions of modified coinsurance agreements, the Company accrued approximately
                  $7,733,000 and $4,339,000, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

         N.       Translation of Foreign Currency
                  -------------------------------

The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency.  Assets and liabilities are translated at the exchange rate in effect at each year-end.  Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year.  Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

         O.       Separate Accounts
                  -----------------

                  Assets and liabilities in Separate  Accounts are included as separate  captions in the consolidated  statements of financial  condition.  Separate  Account  assets  consist  principally  of long term bonds,  investments in mutual funds,  short-term  securities  and  cash and cash  equivalents,  all of which  are  carried  at fair  value.  The investments are managed predominately through the Company's investment advisory affiliate,

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  American Skandia  Investment  Services,  Inc.  ("ASISI"),  utilizing  various fund managers as  sub-advisors.  The remaining  investments are managed by independent  investment firms. The contractowner has the option of directing funds to a wide variety of investment  options,  most of which invest in mutual funds.  The investment risk on the variable  portion of a contract is borne by the  contractowner.  Fixed  options with minimum  guaranteed  interest rates are also available.  The Company bears the credit risk  associated  with the investments  that support these fixed options.

                  Included in Separate  Account  liabilities are reserves of  approximately  $1,092,944,000  and  $1,059,987,000  at
                  December 31, 2001 and 2000, respectively,  relating to annuity contracts for which the contractowner is guaranteed a fixed rate of return.  Separate Account assets of approximately  $1,092,944,000  and  $1,059,987,000 at December
                  31, 2001 and 2000,  respectively,  consisting of long term bonds,  short-term  securities,  transfers due from the general account and cash and cash equivalents are held in support of these annuity obligations,  pursuant to state regulation.

         P.       Estimates
                  ---------

                  The  preparation of financial  statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting  period.  The more  significant  estimates and assumptions  are  related  to  deferred  acquisition  costs and  involve  policy  lapses,  investment  return  and maintenance expenses.  Actual results could differ from those estimates.

3.       COMPREHENSIVE INCOME

         The components of comprehensive income, net of tax, for the years ended December 31 were as follows:

         (table in thousands)                                                 2001        2000       1999
                                                                              ----        ----       ----
         Net income                                                        $  33,099  $  64,817   $  76,169
         Other comprehensive income:
            Unrealized investment losses on available sale securities
                                                                                (448)    (1,681)     (3,438)
            Reclassification adjustment for realized losses (gains)
              included in investment income                                      173      2,957        (660)
                                                                           ---------  ---------   ----------
            Net unrealized gains (losses) on securities                         (275)     1,276      (4,098)
            Foreign currency translation                                         (67)       (66)        456
                                                                           ---------- ----------  ---------
         Other comprehensive (loss) income                                      (342)     1,210      (3,642)
                                                                           ---------- ---------   ----------
         Comprehensive income                                              $  32,757  $  66,027   $  72,527
                                                                           =========  =========   =========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       COMPREHENSIVE INCOME (continued)

         Other comprehensive (loss) income is shown net of tax (benefit) expense of approximately ($184) thousand,  $651 thousand and
         ($1,961) thousand for 2001, 2000 and 1999 respectively.

         The components of accumulated other comprehensive income, net of tax, as of December 31 were as follows:

         (table in thousands)                                                  2001         2000
                                                                               ----         ----
         Unrealized investment gains                                           $  746    $  1,021
         Foreign currency translation                                              15          82
                                                                               ------    --------
         Accumulated other comprehensive income                                $  761    $  1,103
                                                                               ======    ========

4.       INVESTMENTS

         The amortized  cost,  gross  unrealized  gains and losses and estimated fair value of fixed  maturities and  investments in equity  securities  as of December 31, 2001 and 2000 are shown  below.  All  securities  held at December 31, 2001 and 2000 were publicly traded.

         Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                      -------          -----           -----       -------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          ======      ========

         The amortized  cost and fair value of fixed  maturities,  by  contractual  maturity,  at December 31, 2001 are shown below.
         Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                       Amortized
         (table in thousands)                             Cost      Fair Value
                                                          ----      ----------
         Due in one year or less                      $    14,755   $    14,784
         Due after one through five years                 232,199       235,845
         Due after five through ten years                  92,984        94,289
         Due after ten years                               16,944        17,913
                                                      -----------   -----------
           Total                                      $   356,882   $   362,831
                                                      ===========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS (continued)

         Investments in fixed maturities as of December 31, 2000 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    206,041   $      4,445   $        (11)  $    210,475
         Foreign government obligations                  2,791            195              -          2,986
         Obligations of state and political
              subdivisions                                 253              1              -            254
         Corporate securities                           72,237          1,565         (1,809)        71,993
                                                  ------------   ------------   -------------  ------------
              Totals                              $    281,322   $      6,206   $     (1,820)  $    285,708
                                                  ============   ============   =============  ============

         Proceeds from sales of fixed maturities during 2001, 2000 and 1999 and were  approximately  $386,816,000,  $302,632,000 and
         $32,196,000,  respectively.  Proceeds from maturities during 2001, 2000 and 1999 were approximately $4,000,000,  $1,104,000 and $4,030,000,  respectively.  The cost, gross unrealized  gains/losses and fair value of investments in equity securities at December 31are shown below:

         (table in thousands)                              Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2001                             $  49,886       $   122       $(4,925)       $45,083
         2000                             $  23,218       $   372       $(3,188)       $20,402

         Net realized investment gains (losses) were as follows for the years ended December 31:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                  $  7,597      $  1,002       $    253
           Gross losses                                   (4,387)       (3,450)          (228)

         Investment in equity securities:
           Gross gains                                     1,910         1,913            990
           Gross losses                                   (4,192)         (153)          (437)
                                                        ---------     ---------      ---------
              Totals                                    $    928      $   (688)      $    578
                                                        ========      =========      ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities                              $  18,788     $  13,502      $   9,461
         Cash and cash equivalents                           773         5,154          2,159
         Investment in equity securities                     622            99             32
         Policy loans                                        244            97             31
         Derivative instruments                                -        (6,939)        (1,036)
                                                      ----------    -----------    -----------
         Total investment income                          20,427        11,913         10,647
         Investment expenses                                (301)         (257)          (206)
                                                      -----------   -----------    -----------
         Net investment income                         $  20,126     $  11,656      $  10,441
                                                       ==========    ============   =========

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Current tax (benefit) expense                $   (39,047)  $   (29,244)   $    41,248
         Deferred tax expense (benefit)                    46,215        60,023        (10,904)
                                                      -----------   -----------    ------------
           Total income tax expense                   $     7,168   $    30,779    $    30,344
                                                      ===========   ===========    ===========

         Deferred tax assets (liabilities) include the following at December 31:

         (table in thousands)                              2001          2000
                                                           ----          ----
         Deferred tax assets:
           GAAP to tax reserve differences             $   241,503   $   382,826
           Future fees payable to ASI                       63,240             -
           Deferred compensation                            20,520        17,869
           Net operating loss carryforward                  14,372             -
           Surplus notes interest                            9,040         5,536
           AMT credit carryforward                           5,451             -
           Other                                             1,114           907
                                                       -----------   -----------
              Total deferred tax assets                    355,240       407,138
                                                       -----------   -----------

         Deferred tax liabilities:
           Deferred acquisition costs                     (404,758)     (411,417)
           Internal use software                            (3,417)       (2,524)
           Policy fees                                      (1,634)       (1,551)
           Net unrealized gains                               (411)         (595)
              Total deferred tax liabilities              (410,220)     (416,087)
                                                       ------------  ------------
                Net deferred tax asset (liability)     $   (54,980)  $    (8,949)
                                                       ============  ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         The income tax expense  was  different  from the amount  computed by  applying  the  federal  statutory  tax rate of 35% to pre-tax income from continuing operations as follows:

         (table in thousands)                                          2001          2000          1999
                                                                       ----          ----          ----
         Income (loss) before taxes
           Domestic                                                $   42,886    $   98,136    $  109,036
           Foreign                                                     (2,619)       (2,540)       (2,523)
                                                                   -----------   -----------   -----------
           Total                                                       40,267        95,596       106,513
           Income tax rate                                                 35%           35%           35%
                                                                   -----------   -----------   -----------
         Tax expense at federal statutory income tax rate              14,094        33,459        37,280

         Tax effect of:
           Dividend received deduction                                 (8,400)       (7,350)       (9,572)
           Losses of foreign subsidiary                                   917           889           883
           Meals and entertainment                                        603           841           664
           State income taxes                                             (62)         (524)        1,071
           Other                                                           16         3,464            18
                                                                   ----------    ----------    ----------
              Income tax expense                                   $    7,168    $   30,779    $   30,344
                                                                   ==========    ==========    ==========

         The Company's net operating loss  carryforwards,  totaling  approximately  $41,063,000 at December 31, 2001, will expire in
         2016.

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain operating costs (including personnel,  rental of office space,  furniture,  and equipment) have been charged to the
         Company at cost by American Skandia  Information  Services and Technology  Corporation  ("ASIST"),  an affiliated  company.
         The Company has also charged  operating costs to several of its  affiliates.  The total cost to the Company for these items was  approximately  $6,179,000,  $13,974,000  and  $11,136,000 in 2001,  2000 and 1999,  respectively.  Income received for these items was approximately $13,166,000, $11,186,000 and $3,919,000 in 2001, 2000 and 1999, respectively.

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution  related costs  associated with the sales of business through an investment firm where ASM serves as an introducing  broker dealer.  Under this agreement,  the expenses reimbursed were approximately  $6,391,000,  $5,842,000 and $1,441,000 in 2001, 2000 and 1999, respectively.  As of December
         31, 2001 and 2000, amounts receivable under this agreement were approximately $639,000 and $492,000, respectively.

                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

         The proceeds from the transfers  have been recorded as a liability  and are being  amortized  over the remaining  surrender charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection  with these  transactions,  ASI,  through  special purpose  trusts,  issued  collateralized  notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the Purchase  Agreements,  the rights  transferred  provide for ASI to receive a percentage (60%, 80% or
         100% depending on the underlying  commission option) of future mortality and expense charges and contingent  deferred sales charges,  after  reinsurance,  expected  to be  realized  over the  remaining  surrender  charge  period of the  designated contracts (generally 6 to 8 years).

         Payments,  representing  fees and  charges  in the  aggregate  amount,  of  approximately  $207,731,000,  $219,454,000  and
         $131,420,000  were  made by the  Company  to ASI in  2001,  2000  and  1999,  respectively.  Related  interest  expense  of approximately  $59,873,000,  $70,667,000  and  $52,840,000  has been  included in the  statement  of income for 2001,  2000 and1999, respectively.

         The  Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the Company becomes subject to an order of liquidation or  rehabilitation,  the  Commissioner  has the ability to stop the payments due to ASI under the Purchase Agreement subject to certain terms and conditions.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI (continued)

         The present values of the transactions as of the respective effective date were as follows:

                           Closing      Effective       Contract Issue        Discount       Present
        Transaction         Date          Date              Period              Rate          Value
        -----------         ----          ----              ------              ----          -----

           1996-1          12/17/96        9/1/96        1/1/94 - 6/30/96       7.5%           $50,221
           1997-1           7/23/97        6/1/97        3/1/96 - 4/30/97       7.5%            58,767
           1997-2          12/30/97       12/1/97        5/1/95 - 12/31/96      7.5%            77,552
           1997-3          12/30/97       12/1/97        5/1/96 - 10/31/97      7.5%            58,193
           1998-1           6/30/98        6/1/98        1/1/97 - 5/31/98       7.5%            61,180
           1998-2          11/10/98       10/1/98        5/1/97 - 8/31/98       7.0%            68,573
           1998-3          12/30/98       12/1/98        7/1/96 - 10/31/98      7.0%            40,128
           1999-1           6/23/99        6/1/99        4/1/94 - 4/30/99       7.5%           120,632
           1999-2          12/14/99       10/1/99       11/1/98 - 7/31/99       7.5%           145,078
           2000-1           3/22/00        2/1/00        8/1/99 - 1/31/00       7.5%           169,459
           2000-2           7/18/00        6/1/00        2/1/00 - 4/30/00      7.25%            92,399
           2000-3          12/28/00       12/1/00        5/1/00 - 10/31/00     7.25%           107,291
           2000-4          12/28/00       12/1/00        1/1/98 - 10/31/00     7.25%           107,139

         Expected payments of future fees payable to ASI as of December 31, 2001 are as follows:

           (table in thousands)           Year             Amount
                                          ----             ------

                                          2002      $   175,357
                                          2003          171,345
                                          2004          156,842
                                          2005          132,702
                                          2006          102,188
                                          2007           50,821
                                          2008            7,800
                                                    -----------
                                          Total         $797,055
                                                        ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

9.       LEASES

         The Company leases office space under a lease  agreement  established in 1989 with ASIST.  The Company entered into a lease agreement for office space in  Westminster,  Colorado,  effective  January 1, 2001.  Lease expense for 2001,  2000 and 1999 was  approximately  $8,404,000,  $6,593,000  and  $5,003,000,  respectively.  Future minimum lease payments per year and in aggregate as of December 31, 2001 are as follows:

              (table in thousands)       2002                          $   7,913
                                         2003                              8,087
                                         2004                              8,570
                                         2005                              8,609
                                         2006                              8,698
                                         2007 and thereafter              41,711
                                                                       ---------
                                         Total                         $  83,588
                                                                       =========

10.      RESTRICTED ASSETS

         To comply with certain state insurance  departments'  requirements,  the Company maintains cash, bonds and notes on deposit with various  states.  The carrying  value of these  deposits  amounted to  approximately  $4,822,000  and $4,636,000 as of
         December  31,  2001  and  2000,  respectively.  These  deposits  are  required  to be  maintained  for  the  protection  of contractowners within the individual states.

11.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory  basis  shareholder's  equity was  approximately  $226,780,000  and  $342,804,000  at December 31, 2001 and 2000,
         respectively.

         The Company  incurred  statutory  basis net losses for 2001 of  approximately  $121,957,000  due  primarily to  significant declines in the equity  markets  during the year as well as increased  levels of operating  expenses  relative to revenues.
         Statutory basis net income for 2000 was $11,550,000, as compared to losses of $17,672,000 in 1999.

         Under  various  state  insurance  laws,  the maximum  amount of dividends  that can be paid to  shareholders  without prior approval of the state  insurance  department  is subject to  restrictions  relating to statutory  surplus and net gain from operations.  At December 31, 2001, no amounts may be distributed without prior approval.

         On November 8, 1999,  the Board of Directors  authorized  the Company to increase  the par value of its capital  stock from
         $80 per share to $100 per share in order to comply with minimum  capital  levels as required by the  California  Department of Insurance.  This  transaction  resulted in a corresponding  decrease in paid in and contributed  surplus of $500,000 and had no effect on capital and surplus.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

12.      STATUTORY ACCOUNTING PRACTICES

         The Company  prepares its statutory basis financial  statements in accordance with accounting  practices  prescribed by the
         State  of  Connecticut  Insurance  Department.  Prescribed  statutory  accounting  practices  include  publications  of the
         National  Association of Insurance  Commissioners  (NAIC),  as well as state laws,  regulations and general  administrative rules.

         The NAIC adopted the  Codification  of Statutory  Accounting  Principles  (Codification)  in March 1998. The effective date for  codification  was January 1, 2001. The Company's  state of domicile,  Connecticut,  has adopted  codification  and the
         Company has made the  necessary  changes in its  statutory  accounting  and  reporting  required  for  implementation.  The overall impact of adopting  codification  was a one-time,  cumulative  change in accounting  benefit  recorded  directly in statutory surplus of approximately $12,047,000.

         In addition,  during 2001,  based on a  recommendation  from the State of  Connecticut  Insurance  Department,  the Company
         changed its statutory  method of accounting for its liability  associated with  securitized  variable  annuity fees.  Under the new method of accounting,  the liability for securitized  fees is established  consistent with the method of accounting for the liability  associated with variable annuity fees ceded under reinsurance  contracts.  This equates to the statutory liability at any valuation date being equal to the  Commissioners  Annuity Reserve  Valuation Method (CARVM) offset related to the  securitized  contracts.  The impact of this change in  accounting,  representing  the  difference  in the liability calculated  under the old method  versus the new method as of January 1,  2001,  was  reported  as a  cumulative  effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215,000.

13.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially  all employees are eligible.  Under this plan, the Company  provides a 50% match on  employees'  contributions  up to 6% of an  employee's  salary  (for an  aggregate  match of up to 3% of the employee's  salary).  Additionally,  the Company may contribute  additional  amounts based on  profitability of the Company and  certain  of its  affiliates.  Company  contributions  to this plan on behalf of the  participants  were  approximately
         $2,738,000, $3,734,000 and $3,164,000 in 2001, 2000 and 1999, respectively.

         The  Company  has a  deferred  compensation  plan,  which is  available  to the field  marketing  staff and  certain  other employees.  Company  contributions to this plan on behalf of the participants  were  approximately  $345,000,  $399,000 and
         $193,000 in 2001, 2000 and 1999, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

13.      EMPLOYEE BENEFITS (continued)

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to executive  officers and other  personnel.  The Company and certain  affiliates  also have a profit sharing  program,  which benefits all employees  below the officer level.  These programs  consist of multiple plans with new plans  instituted each year.  Generally,  participants  must remain  employed by the Company or its  affiliates at the time such units are payable in order to receive any  payments  under the  programs.  The accrued  liability  representing  the value of these units was approximately  $13,645,000  and $31,632,000 as of December 31, 2001 and 2000,  respectively.  Payments under these programs were approximately $8,377,000, $13,542,000, and $4,079,000 in 2001, 2000 and 1999, respectively.

14.      REINSURANCE

         The Company  cedes  insurance to other  insurers in order to limit its risk  exposure.  Such  transfer does not relieve the
         Company of its primary  liability and, as such,  failure of reinsurers to honor their  obligation could result in losses to the Company.  The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

         The effect of reinsurance for the 2001, 2000 and 1999 was as follows:

         (table in thousands)

        2001                                                             Gross         Ceded           Net
        ----                                                             -----         -----           ---
        Annuity and life insurance charges and fees                  $   430,913    $   (52,220)  $   378,693
        Change in annuity and life insurance policy reserves         $   (35,835)   $    (4,063)  $   (39,898)
        Return credited to contractowners                            $    16,741    $        92   $    16,833

        2000
        ----
        Annuity and life insurance charges and fees                  $   477,802    $   (53,224)  $   424,578
        Change in annuity and life insurance policy reserves         $    45,784    $      (766)  $    45,018
        Return credited to contractowners                            $    13,607    $    (4,561)  $     9,046

        1999
        ----
        Annuity and life insurance charges and fees                  $   326,670    $   (36,681)  $   289,989
        Change in annuity and life insurance policy reserves         $     4,151    $    (1,073)  $     3,078
        Return credited to contractowners                            $    (1,382)   $      (257)  $    (1,639)

         In December 2000, the Company  entered into a modified  coinsurance  agreement with SICL covering  certain  contracts  issued since January 1996. The impact of this treaty to the Company was a pre tax loss of  approximately  $4,917,000 in 2001 and pre tax income of  approximately  $7,067,453 in 2000. At December 31, 2001 and 2000,  approximately  $12,983,000  and $6,109,000, respectively, was payable to SICL under this agreement.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

15.      SURPLUS NOTES

         The Company has issued  surplus notes to ASI in exchange for cash.  Surplus notes  outstanding  as of December 31, 2001 and
         2000, and interest expense for 2001, 2000 and 1999 were as follows:

                                                     Liability as of
         (table in thousands)                         December 31,                    Interest Expense
                                   Interest                                            For the Years
            Note Issue Date          Rate          2001          2000          2001         2000         1999
         ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
         ----------------------    ---------     ----------

         February 18, 1994           7.28%               -             -             -          732          738
         March 28, 1994              7.90%               -             -             -          794          801
         September 30, 1994          9.13%               -        15,000         1,282        1,392        1,389
         December 28, 1994           9.78%               -             -             -            -        1,308
         December 19, 1995           7.52%          10,000        10,000           763          765          762
         December 20, 1995           7.49%          15,000        15,000         1,139        1,142        1,139
         December 22, 1995           7.47%           9,000         9,000           682          684          682
         June 28, 1996               8.41%          40,000        40,000         3,411        3,420        3,411
         December 30, 1996           8.03%          70,000        70,000         5,699        5,715        5,698
                                                 ----------    ----------    ---------    ---------    ---------
                                                 ----------    ----------    ---------    ---------    ---------

         Total                                    $144,000      $159,000       $12,976      $14,644      $15,928
                                                 ==========    ==========    =========    =========    =========

         On December 3, 2001, a surplus note,  dated September 30, 1994, for $15,000,000 was repaid.  On December 27, 2000,  surplus notes for  $10,000,000,  dated  February 18, 1994,  and  $10,000,000,  dated March 28, 1994,  were repaid.  On December 10,
         1999, a surplus note,  dated December 28, 1994, for $14,000,000  was repaid.  All surplus notes mature seven years from the issue date.

         Payment of interest and repayment of principal  for these notes is subject to certain  conditions  and require  approval by the Insurance  Commissioner  of the State of  Connecticut.  At December 31, 2001 and 2000,  approximately  $25,829,000  and
         $15,816,000, respectively, of accrued interest on surplus notes was not approved for payment under these criteria.

16.      SHORT-TERM BORROWING

         The Company had a  $10,000,000  short-term  loan payable to ASI at December  31, 2001 and 2000 as part of a revolving  loan agreement.  The loan has an interest  rate of 3.67% and matures on March 12, 2002.  The total related  interest  expense to the Company was  approximately  $522,000,  $687,000 and $585,000 in 2001,  2000 and 1999,  respectively.  Accrued  interest payable was approximately $113,000 and $222,000 as of December 31, 2001 and 2000, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

17.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately 99% of the Company's separate account  liabilities are subject to discretionary  withdrawal by contractowners at market value or with market value  adjustment.  Separate  account assets,  which are carried at fair value, are adequate to pay such  withdrawals,  which are generally  subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

18.      RESTRUCTURING CHARGES

         On March 22, 2001,  and  December 3, 2001,  the Company  announced  separate  plans to reduce  expenses to better align its operating  infrastructure  with  the  current  investment  market  environment.  As part of the two  plans,  the  Company's workforce was reduced by approximately  140 positions and 115 positions,  respectively,  affecting  substantially all areas of the  Company.  Estimated  pre-tax  severance  benefits  of  approximately  $8,500,000  have been  charged  against  2001 operations  related to these  reductions.  These charges have been reported in the  Consolidated  Statements of Income as a
         component  of  Underwriting,   Acquisition  and  Other  Insurance  Expenses.   As  of  December  31,  2001,  the  remaining
         restructuring liability, relating primarily to the December 3, 2001 plan, was approximately $4,104,000.

19.      COMMITMENTS AND CONTINGENT LIABILITIES

         As of the date of this filing,  the Company is not involved in any legal proceedings  outside of the ordinary course of its business  operations.  The Company is involved in pending and threatened  legal  proceedings in the ordinary  course of its
         business   operations.   While  the  outcome  of  these  legal  proceedings  cannot  be  determined  at  this  time,  after consideration  of  the  defenses  available  to the  Company,  applicable  insurance  coverage  and  any  related  reserves established,  these legal  proceedings  are not  expected to result in  liability  for  amounts  material to the  financial condition of the Company, although they may adversely affect results of operations in future periods.

20.      SEGMENT REPORTING

         In recent  years,  in order to complete  the array of products  offered by the  Company and its  affiliates  to meet a wide variety of financial  planning,  the Company  developed  variable  life  insurance and  qualified  retirement  plan annuity products.  Assets under management and sales for products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures  as required by SFAS 131,  "Disclosures  about  Segments of an Enterprise  and Related
         Information,"  and the  Company  does not  anticipate  that they will do so in the future due to a change in the  Company's strategy.  On March 15,  2002,  the  Company  announced  that it will no longer  accept  new  business  for the  funding of qualified  retirement  plans,  effective July 31, 2002 and will not accept  applications for it's flexible premium variable insurance  products that are signed after April 1, 2002 or received after April 15, 2002.  The Company  intends to continue to accept additional  contributions to existing qualified plans, to service and accept additional premiums for its existing flexible  premium  variable  insurance  contracts,  and to  continue  to offer and sell its single  premium  variable  life insurance products.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   131,096   $   128,665    $   114,714    $   117,854
        Net investment income*                           5,381         4,997          5,006          4,742
        Net realized capital gains (losses)              1,902           373            376         (1,723)
                                                  ------------  ------------   ------------   -------------
        Total revenues                                 138,379       134,035        120,096        120,873
        Benefits and expenses*                         122,940       110,644        115,313        124,219
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              15,439        23,391          4,783         (3,346)
        Income taxes                                     4,034         7,451           (480)        (3,837)
                                                  ------------  ------------   -------------  -------------
        Net income                                 $    11,405   $    15,940    $     5,263    $       491
                                                  ============  ============   ============   ============

        *     For the quarters  ended March 31, 2001,  June 30, 2001 and  September  30, 2001,  the Company had reported  investment
              performance   associated  with  its  derivatives  as  net  investment  income.  The  above  presentation   reflects  a
              reclassification of these amounts to benefits and expenses.

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   137,255   $   139,317    $   147,923    $   136,159
        Net investment income                            2,876         3,628          4,186            966
        Net realized capital gains (losses)                729        (1,436)          (858)           877
                                                  ------------  -------------  -------------  ------------
        Total revenues                                 140,860       141,509        151,251        138,002
        Benefits and expenses                          106,641       121,356        137,514        110,515
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              34,219        20,153         13,737         27,487
        Income taxes                                    10,038         5,225          3,167         12,349
                                                  ------------  ------------   ------------   ------------
        Net income                                 $    24,181   $    14,928    $    10,570    $    15,138
                                                  ============  ============   ============   ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          1999                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $    78,509   $    88,435    $    97,955    $   111,443
        Net investment income                            2,654         2,842          2,735          2,210
        Net realized capital gains                         295            25            206             52
        Total revenues                                  81,458        91,302        100,896        113,705
        Benefits and expenses                           64,204        67,803         71,597         77,244
        Pre-tax net income                              17,254        23,499         29,299         36,461
        Income taxes                                     3,844         7,142          7,898         11,460
        Net income                                 $    13,410   $    16,357    $    21,401    $    25,001
                                                  ============  ============   ============   ============

                               APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

Separate  Account B consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or mutual fund portfolio.  All or some of these  Sub-accounts  are available as investment  options for other variable  annuities we offer pursuant to different prospectuses.

Unit Prices And Numbers Of Units:  The following table shows:  (a) the Unit Price,  as of the dates shown,  for Units in each of the
Sub-accounts of Separate Account B that are being offered pursuant to this  Prospectus;  and (b) the number of Units  outstanding in each  such  Sub-account  as of the  dates  shown.  The year in which  operations  commenced  in each  such  Sub-account  is noted in parentheses.  To the extent a Sub-account  commenced  operations during a particular  calendar year, the Unit Price as of the end of the period reflects only the partial year results from the  commencement of operations  until December 31st of the applicable  year.
The  portfolios  in  which a  particular  Sub-account  invests  may or may not have  commenced  operations  prior  to the date  such
Sub-account  commenced  operations.  The initial offering price for each Sub-account was $10.00.  Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1, 2002.

Beginning  November 18, 2002,  multiple Unit Prices will be calculated  for each  Sub-account  of Separate  Account B to reflect the daily charge  deducted for each  combination of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for each optional benefit offered under this Annuity.

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                          2001        2000         1999         1998        1997       1996       1995       1994       1993       1992
-------------------------------------------------------------------------------------------------------------------------------------------
AST Strong
International Equity 1
(1989)
Unit Price                 $24.28         31.88       43.99        27.18      22.95      19.70      18.23      16.80      16.60      12.37
Number of Units        17,388,860    19,112,622  16,903,883   17,748,560 17,534,233 17,220,688 14,393,137 14,043,215  9,063,464  1,948,773
                                                                                                                                -----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST American Century
International Growth
2
(1997)                     $12.85         17.92       21.66        13.30      11.35          -          -          -          -          -
Unit Price             37,487,425    17,007,352   6,855,601    5,670,336  2,857,188          -          -          -          -          -
Number of Units
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST DeAM
International
Equity 3
(1994)
Unit Price                 $10.77         16.12       23.45        12.54      11.46      11.39      10.23          -          -          -
Number of Units        13,627,264    16,245,805   8,818,599    9,207,623  9,988,104  9,922,698  2,601,283          -          -          -
                                                                                                                                -----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST MFS Global
Equity
(1999)
Unit Price                  $8.94         10.08       11.01            -          -          -          -          -          -          -
Number of Units         5,806,567     2,803,013     116,756            -          -          -          -          -          -          -
                                                                                                                                -----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST PBHG Small-
Cap Growth 4
(1994)
Unit Price                 $19.84         21.51       42.08        17.64      17.28      16.54      13.97      10.69          -          -
Number of Units        23,048,821    25,535,093  32,134,969   15,003,001 14,662,728 12,282,211  6,076,373  2,575,105          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
AST DeAM Small-
Cap Growth 5
(1999)
Unit Price                  $8.46         11.98       15.37            -          -          -          -          -          -          -
Number of Units        60,703,791    63,621,279  53,349,003            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                          2001        2000         1999         1998        1997       1996       1995       1994       1993       1992
--------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Federated
Aggressive Growth
(2000)
Unit Price                  $7.10          9.08           -            -          -          -          -          -          -          -
Number of Units         6,499,066       196,575           -            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Goldman Sachs
Small-Cap Value 6
(1998)
Unit Price                 $15.12         13.95       10.57         9.85          -          -          -          -          -          -
Number of Units        26,220,860    15,193,053   6,597,544    4,081,870          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Gabelli Small-Cap
Value 7
(1997)
Unit Price                 $14.08         13.35       11.11        11.20      12.70          -          -          -          -          -
Number of Units        35,483,530    23,298,524  21,340,168   24,700,211 14,612,510          -          -          -          -          -
                                                                                                                                -----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Janus Mid-Cap
Growth
(2000)
Unit Price                  $3.88          6.58           -            -          -          -          -          -          -          -
Number of Units        17,045,776     9,426,102           -            -          -          -          -          -          -          -
                                                                                                                                -----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Neuberger
Berman Mid-Cap
Growth 8
(1994)
Unit Price                 $18.95         25.90       28.58        19.15      16.10      13.99      12.20       9.94          -          -
Number of Units        25,717,164    26,517,850  13,460,525   13,389,289 11,293,799  9,563,858  3,658,836    301,267          -          -
                                                                                                                                -----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Neuberger
Berman Mid-Cap
Value 9
(1993)
Unit Price                 $20.16         21.09       16.78        16.10      16.72      13.41      12.20       9.81      10.69          -
Number of Units        47,298,313    44,558,699  37,864,586   16,410,121 11,745,440  9,062,152  8,642,186  7,177,232  5,390,887          -
                                                                                                                                -----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Alger All-Cap
Growth
(2000)
Unit Price                  $5.54          6.74           -            -          -          -          -          -          -          -
Number of Units        125,442,916   28,229,631           -            -          -          -          -          -          -          -
                                                                                                                                -----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Gabelli All-Cap
Value
(2000)
Unit Price                  $9.71         10.06           -            -          -          -          -          -          -          -
Number of Units        14,934,570     1,273,094           -            -          -          -          -          -          -          -
                                                                                                                                -----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price
Natural Resources
(1995)
Unit Price                 $19.71         19.86       15.88        12.57      14.46      14.19      11.01          -          -          -
Number of Units         6,565,088     6,520,983   6,201,327    5,697,453  7,550,076  6,061,852    808,605          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                          2001        2000         1999         1998        1997       1996       1995       1994       1993       1992
--------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Alliance
Growth 10
(1996)
Unit Price                 $14.61         17.38       20.44        15.48      12.33      10.89          -          -          -          -
Number of Units        29,478,257    25,796,792  17,059,819   19,009,242 18,736,994  4,324,161          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST MFS Growth
(1999)
Unit Price                  $8.02         10.38       11.27            -          -          -          -          -          -          -
Number of Units        117,716,242    7,515,486     409,467            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                -----------
AST Marsico Capital
Growth
(1997)
Unit Price                 $13.74         17.81       21.06        14.00      10.03          -          -          -          -          -
Number of Units        85,895,802    94,627,691  78,684,943   40,757,449    714,309          -          -          -          -          -
                                                                                                                                -----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST JanCap Growth
(1992)
Unit Price                 $27.71         41.14       60.44        39.54      23.83      18.79      14.85      10.91      11.59      10.51
Number of Units        84,116,221    99,250,773  94,850,623   80,631,598 62,486,302 46,779,164 28,662,737 22,354,170 13,603,637  1,476,139
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST DeAM Large-
Cap Value 11
(2000)
Unit Price                  $9.15          9.82           -            -          -          -          -          -          -          -
Number of Units         4,575,558       586,058           -            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Alliance/Bernstein
Growth + Value 12
(2001)
Unit Price                  $9.63             -           -            -          -          -          -          -          -          -
Number of Units         3,351,836             -           -            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Sanford Bernstein
Core Value 12
(2001)
Unit Price                 $10.04             -           -            -          -          -          -          -          -          -
Number of Units         4,207,869             -           -            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Cohen & Steers
Realty
(1998)
Unit Price                 $10.54         10.39        8.35         8.28          -          -          -          -          -          -
Number of Units        12,268,426    11,891,188   6,224,365    3,771,461          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                -----------
AST Sanford Bernstein
Managed Index 500 13
(1998)
Unit Price                 $12.03         13.55       15.08        12.61          -          -          -          -          -          -
Number of Units        48,018,721    48,835,089  39,825,951   22,421,754          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
AST American Century
Income & Growth 14
(1997)
Unit Price                 $12.86         14.24       16.19        13.35      12.06          -          -          -          -          -
Number of Units        27,386,278    32,388,202  21,361,995   13,845,190  9,523,815          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                          2001        2000         1999         1998        1997       1996       1995       1994       1993       1992
--------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Alliance Growth
and Income 15
(1992)
Unit Price                 $28.18         28.72       27.60        24.11      21.74      17.79      15.22      11.98      11.88      10.60
Number of Units        63,123,316    53,536,296  52,766,579   47,979,349 42,197,002 28,937,085 18,411,759  7,479,449  4,058,228    956,949
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                -----------
AST MFS Growth with
Income
(1999)
Unit Price                  $8.64         10.36       10.49            -          -          -          -          -          -          -
Number of Units        11,896,688     6,937,627     741,323            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                -----------
AST INVESCO Capital
Income 16
(1994)
Unit Price                 $19.84         22.01       21.31        19.34      17.31      14.23      12.33       9.61          -          -
Number of Units        48,595,962    50,171,495  46,660,160   40,994,187 33,420,274 23,592,226 13,883,712  6,633,333          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST DeAM Global
Allocation 17
(1993)
Unit Price                 $17.39         19.98       21.19        17.78      15.98      13.70      12.49      10.34      10.47          -
Number of Units        26,641,422    30,290,413  23,102,272   22,634,344 22,109,373 20,691,852 20,163,848 13,986,604  8,743,758          -
-------------------------------------------------------------------------------------------------------------------------------------------
AST American Century
Strategic Balanced
(1997)
Unit Price                 $13.50         14.23       14.90        13.37      11.18          -          -          -          -          -
Number of Units        14,369,895    14,498,180  13,944,535    6,714,065  2,560,866          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price
Asset Allocation
(1994)
Unit Price                 $18.15         19.33       19.70        18.12      15.53      13.30      11.92       9.80          -          -
Number of Units        17,579,107    19,704,198  22,002,028   18,469,315 13,524,781  8,863,840  4,868,956  2,320,063          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price
Global Bond 18
(1994)
Unit Price                 $10.62         10.49       10.69        11.82      10.45      10.98      10.51       9.59          -          -
Number of Units         9,668,062    11,219,503  12,533,037   12,007,692 12,089,872  8,667,712  4,186,695  1,562,364          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Federated High
Yield
(1994)
Unit Price                 $12.64         12.80       14.38        14.30      14.13      12.62      11.27       9.56          -          -
Number of Units        39,130,467    36,914,825  41,588,401   40,170,144 29,663,242 15,460,522  6,915,158  2,106,791          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
AST Lord Abbett
Bond-Debenture
(2000)
Unit Price                 $10.28         10.12           -            -          -          -          -          -          -          -
Number of Units         5,506,982       650,253           -            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
AST PIMCO Total
Return Bond
(1994)
Unit Price                 $15.46         14.40       13.09        13.43      12.44      11.48      11.26       9.61          -          -
Number of Units        99,028,465    82,545,240  73,530,507   64,224,618 44,098,036 29,921,643 19,061,840  4,577,708          -          -
-------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                         2001         2000         1999         1998        1997       1996       1995       1994       1993       1992
--------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST PIMCO Limited
Maturity Bond
(1995)
Unit Price                 $13.61         12.79       11.96        11.73      11.26      10.62      10.37          -          -          -
Number of Units        42,410,807    31,046,956  32,560,943   28,863,932 25,008,310 18,894,375 15,058,644          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
AST Money Market
(1992)
Unit Price                 $13.24         12.94       12.38        12.00      11.57      11.16      10.77      10.35      10.12      10.01
Number of Units       184,612,059   172,493,206 187,609,708   75,855,442 66,869,998 42,435,169 30,564,442 27,491,389 11,422,783    457,872

The Montgomery
Variable Series - MV
Emerging Markets
(1996)
Unit Price                  $6.50          7.09       10.06         6.19      10.05      10.25          -          -          -          -
Number of Units        14,095,135    12,899,472  12,060,036   10,534,383 10,371,104  2,360,940          -          -          -          -

Wells Fargo Variable
Trust - Equity Income
(1999)
Unit Price                  $9.37         10.05        9.96            -          -          -          -          -          -          -
Number of Units         1,019,937       502,986     136,006            -          -          -          -          -          -          -

INVESCO VIF -
Dynamics
(1999)
Unit Price                  $8.98         13.23       13.91            -          -          -          -          -          -          -
Number of Units        13,391,660    11,409,827   2,022,585            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Technology
(1999)
Unit Price                  $6.66         12.48       16.52            -          -          -          -          -          -          -
Number of Units        26,652,622    29,491,113   4,622,242            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Health Sciences
(1999)
Unit Price                 $12.58         14.59       11.34            -          -          -          -          -          -          -
Number of Units        17,419,141    19,381,405     786,518            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Financial Services
(1999)
Unit Price                 $12.48         14.04       11.41            -          -          -          -          -          -          -
Number of Units        11,612,048    14,091,636     759,104            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Telecommunications
(1999)
Unit Price                  $5.01         11.05       15.17            -          -          -          -          -          -          -
Number of Units        13,553,158    17,856,118   4,184,526            -          -          -          -          -          -          -

-------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                          2001        2000         1999         1998        1997       1996       1995       1994       1993       1992
-------------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA -  Global
Leaders
(1999)
Unit Price                  $9.00         10.55       11.72            -          -          -          -          -          -          -
Number of Units         1,520,376       887,758      23,101            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA -
Special Equity
(1999)
Unit Price                  $9.98         11.01       12.19            -          -          -          -          -          -          -
Number of Units         2,540,062     1,731,145     152,342            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA - Omega
(2000)
Unit Price                  $6.71          7.98           -            -          -          -          -          -          -          -
Number of Units         2,585,848     1,637,475           -            -          -          -          -          -          -          -

ProFund VP -
Europe 30
(1999)
Unit Price                  $7.87         10.52       12.24            -          -          -          -          -          -          -
Number of Units         5,711,763     2,327,562     273,963            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
UltraSmall-Cap 19
(1999)
Unit Price                  $8.37          9.18       11.96            -          -          -          -          -          -          -
Number of Units        10,010,482     3,258,574     813,904            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP - OTC 20
(2001)
Unit Price                  $5.77             -           -            -          -          -          -          -          -          -
Number of Units        11,681,189             -           -            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
UltraOTC
(1999)
Unit Price                  $1.91          6.19       23.58            -          -          -          -          -          -          -
Number of Units        50,124,696    17,597,528   2,906,024            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP - Bear 20
(2001)
Unit Price                 $11.54             -           -            -          -          -          -          -          -          -
Number of Units         3,059,897             -           -            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
Bull Plus 20
(2001)
Unit Price                  $7.47             -           -            -          -          -          -          -          -          -
Number of Units         7,628,819             -           -            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
Biotechnology 20
(2001)
Unit Price                  $8.37             -           -            -          -          -          -          -          -          -
Number of Units         5,093,235             -           -            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001        2000        1999         1998        1997       1996       1995       1994       1993       1992
--------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP - Energy 20
(2001)
Unit Price                    $9.19           -           -            -          -          -          -          -          -          -
Number of Units           2,299,149           -           -            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
Financial 20
(2001)
Unit Price                    $9.22           -           -            -          -          -          -          -          -          -
Number of Units           2,154,106           -           -            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
Healthcare 20
(2001)
Unit Price                    $9.35           -           -            -          -          -          -          -          -          -
Number of Units           3,489,097           -           -            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
Real Estate 20
(2001)
Unit Price                   $10.76           -           -            -          -          -          -          -          -          -
Number of Units           3,592,834           -           -            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
Technology 20
(2001)
Unit Price                    $5.91           -           -            -          -          -          -          -          -          -
Number of Units           2,524,295           -           -            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
Telecommunications 20
(2001)
Unit Price                    $7.10           -           -            -          -          -          -          -          -          -
Number of Units             583,065           -           -            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
Utilities 20
(2001)
Unit Price                    $8.12           -           -            -          -          -          -          -          -          -
Number of Units           1,589,344           -           -            -          -          -          -          -          -          -

First Trust(R)10
Uncommon Values
(2000)
Unit Price                    $4.72        7.43           -            -          -          -          -          -          -          -
Number of Units           2,255,266   2,690,435           -            -          -          -          -          -          -          -

Prudential - SP
Jennison International
Growth 21
(2001)
Unit Price                    $7.39           -           -            -          -          -          -          -          -          -
Number of Units             273,843           -           -            -          -          -          -          -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------

1.       Effective December 10, 2001, Strong Capital  Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to December 10,
     2001, A I M Capital  Management,  Inc.  served as  Sub-advisor  of the Portfolio,  then named "AST AIM  International  Equity."
     Between October 15, 1996 and May 3, 1999,  Putnam  Investment  Management,  Inc.  served as Sub-advisor of the Portfolio,  then named "AST Putnam  International  Equity."  Prior to October 15, 1996,  Seligman  Henderson  Co. served as  Sub-advisor  of the
     Portfolio, then named "Seligman Henderson International Equity Portfolio."
2.       This  Portfolio  reflects the  addition of the net assets of the AST American  Century  International  Growth  Portfolio II
     ("Portfolio II") as a result of the merger between the Portfolio and Portfolio II.
3.       Effective  May 1, 2002,  Deutsche  Asset  Management,  Inc.  became  Sub-advisor  of the  Portfolio.  Prior to May 1, 2002,
     Founders Asset Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Founders  Passport." Prior to October
     15, 1996,  Seligman Henderson Co. served as Sub-advisor of the Portfolio,  then named "Seligman  Henderson  International Small
     Cap Portfolio."
4.       Effective  September 17, 2001, Pilgrim Baxter & Associates,  Ltd. became  Sub-advisor of the Portfolio.  Prior to September
     17, 2001, Janus Capital  Corporation served as Sub-advisor of the Portfolio,  then named "AST Janus Small-Cap Growth." Prior to
     December 31, 1998,  Founders  Asset  Management,  LLC served as  Sub-advisor of the  Portfolio,  then named  "Founders  Capital
     Appreciation Portfolio."
5.       Effective December 10, 2001,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to December 10,
     2001,  Zurich Scudder  Investments,  Inc.  served as Sub-advisor of the  Portfolio,  then named "AST Scudder  Small-Cap  Growth
     Portfolio".  Prior to May 1, 2001, the Portfolio was named "AST Kemper Small-Cap Growth Portfolio."
6.       Effective May 1, 2001,  Goldman Sachs Asset  Management  became  Sub-advisor of the Portfolio.  Prior to May 1, 2001, Lord,
     Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Small Cap Value."
7.       Effective  October 23, 2000,  GAMCO  Investors,  Inc.  became  Sub-advisor of the Portfolio.  Prior to October 23, 2000, T.
     Rowe Price  Associates,  Inc.  served as  Sub-advisor  of the  Portfolio,  then named "AST T. Rowe Price  Small  Company  Value
     Portfolio."
8.       Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Berger Associates, Inc. served as Sub-advisor of the Portfolio, then named "Berger Capital Growth Portfolio."
9.       Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Federated Investment Counseling served as Sub-advisor of the Portfolio, then named "Federated Utility Income Portfolio."
10.      Effective May 1, 2000,  Alliance Capital  Management,  L.P. became Sub-advisor of the Portfolio.  Between December 31, 1998 and May 1, 2000,  OppenheimerFunds,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Oppenheimer Large-Cap Growth
     Portfolio." Prior to December 31, 1998,  Robertson,  Stephens & Company  Investment  Management,  L.P. served as Sub-advisor of the Portfolio, then named "Robertson Stephens Value + Growth Portfolio."
11.      Effective May 1, 2002,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to May 1, 2002, Janus
     Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Strategic Value."
12.      These Portfolios commenced operations on May 1, 2001.
13.      Effective  May 1, 2000,  Sanford C.  Bernstein & Co.,  Inc.  became  Sub-advisor  of the  Portfolio.  Prior to May 1, 2000,
     Bankers Trust Company served as Sub-advisor of the Portfolio, then named "AST Bankers Trust Managed Index 500 Portfolio."
14.      Effective May 3, 1999, American Century Investment  Management,  Inc. became Sub-advisor of the Portfolio.  Between October
     15, 1996 and May 3, 1999, Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam
     Value Growth & Income."
15.      Effective May 1, 2000,  Alliance  Capital  Management,  L.P.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 2000,
     Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Growth and Income Portfolio."

16.      Effective July 1, 2002, the AST INVESCO Equity Income portfolio changed its name to AST INVESCO Capital Income.

17.      Effective May 1, 2002,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to May 1, 2002, A I M
     Capital  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST AIM Balanced." Between October 15, 1996 and
     May 3, 1999,  Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam  Balanced."
     Prior to October 15, 1996, Phoenix  Investment  Counsel,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Phoenix
     Balanced Asset Portfolio."
18.      Effective August 8, 2000, T. Rowe Price  International,  Inc. became  Sub-advisor of the Portfolio.  Effective May 1, 2000, the name of the  Portfolio  was changed to the "AST T. Rowe Price  Global  Bond".  Effective  May 1, 1996,  Rowe  Price-Fleming
     International,  Inc.  became  Sub-advisor of the Portfolio.  Prior to May 1, 1996,  Scudder,  Stevens & Clark,  Inc.  served as
     Sub-advisor of the Portfolio, then named "AST Scudder International Bond Portfolio."
19.      Prior to May 1, 2000, ProFund VP UltraSmall-Cap was named "ProFund VP Small Cap" and sought daily investment results that corresponded to the performance of the Russell 2000(R)Index.
20.      These Portfolios were first offered as Sub-accounts on January 22, 2001.
21.      This Portfolio was first offered as a Sub-account on April 15, 2001.

                                        APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000  initial  Purchase  Payment is made. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account  Value is maintained in the variable  investment  options.  The formula for  determining  the Enhanced  Beneficiary
Protection Optional Death Benefit is as follows:

           Growth =               Account Value of variable             minus         Purchase Payments - proportional
                               investment options plus Interim
                                Value of Fixed Allocations (no
                                         MVA applies)                                           withdrawals

Example with market increase
Assume that the Owner has made no withdrawals  and that the Account Value has been  increasing due to positive  market  performance.
On the date we receive  due proof of death,  the  Account  Value is  $75,000.  The basic  Death  Benefit is  calculated  as Purchase
Payments minus proportional  withdrawals,  or Account Value, which ever is greater.  Therefore,  the basic Death Benefit is equal to
$75,000.  The Enhanced  Beneficiary  Protection  Optional Death Benefit is equal to the amount payable under the basic Death Benefit
($75,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $75,000 - [$50,000 - $0]
                  =        $25,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $25,000 * 0.40
                  =        $10,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $85,000

Examples with market decline
Assume  that the  Owner  has made no  withdrawals  and that  the  Account  Value  has been  decreasing  due to  declines  in  market performance.  On the date we receive due proof of death,  the Account  Value is $45,000.  The basic Death  Benefit is  calculated as
Purchase Payments minus proportional  withdrawals,  or Account Value, which ever is greater.  Therefore,  the basic Death Benefit is equal to $50,000.  The Enhanced  Beneficiary  Protection Optional Death Benefit is equal to the amount payable under the basic Death
Benefit ($50,000) PLUS the "Growth" under the Annuity.

         Growth   =        $45,000 - [$50,000 - $0]
                  =        $-5,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  NO BENEFIT IS PAYABLE

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $50,000

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Example with market increase and withdrawals
Assume that the Account Value has been increasing due to positive  market  performance and the Owner made a withdrawal of $15,000 in
Annuity Year 5 when the Account  Value was $75,000.  On the date we receive due proof of death,  the Account  Value is $90,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals,  or Account Value,  which ever is greater.
Therefore,  the basic Death Benefit is equal to $90,000.  The Enhanced  Beneficiary  Protection  Optional  Death Benefit is equal to the amount payable under the basic Death Benefit ($90,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $90,000 - [$50,000 - ($50,000 * $15,000/$75,000)]
                  =        $90,000 - [$50,000 - $10,000]
                  =        $90,000 - $40,000
                  =        $50,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $50,000 * 0.40
                  =        $20,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $110,000

Examples of Highest Anniversary Value Death Benefit Calculation
The  following  are examples of how the Highest  Anniversary  Value Death  Benefit is  calculated.  Each example  assumes an initial
Purchase  Payment of  $50,000.  Each  example  assumes  that there is one Owner who is age 70 on the Issue Date and that all Account
Value is maintained in the variable investment options.

Example with market increase and death before Death Benefit Target Date
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance  and that no withdrawals have been made.  On the date we receive due proof of death,  the Account Value is $75,000;  however,  the  Anniversary  Value on the
5th  anniversary  of the Issue Date was $90,000.  Assume as well that the Owner has died before the Death Benefit  Target Date.  The
Death Benefit is equal to the greater of the Highest  Anniversary  Value or the basic Death Benefit.  The Death Benefit would be the
Highest  Anniversary  Value  ($90,000)  because it is greater  than the amount  that would have been  payable  under the basic Death
Benefit ($75,000).

Example with withdrawals
Assume that the Account Value has been increasing due to positive  market  performance and the Owner made a withdrawal of $15,000 in
Annuity  Year 7 when the  Account  Value was  $75,000.  On the date we receive  due proof of death,  the  Account  Value is $80,000;
however,  the  Anniversary  Value on the 5th  anniversary  of the  Issue  Date was  $90,000.  Assume as well that the Owner has died before the Death  Benefit  Target  Date.  The Death  Benefit is equal to the greater of the Highest  Anniversary  Value or the basic
Death Benefit.

Highest Anniversary Value  = $90,000 - [$90,000 * $15,000/$75,000]
                                    = $90,000 - $18,000
                                    = $72,000

Basic Death Benefit                 = $80,000 - [$80,000 * $15,000/$75,000]
                                    = $80,000 - $16,000
                                    = $64,000

Example with death after Death Benefit Target Date
Assume that the Owner's Account Value has generally been  increasing due to positive market  performance and that no withdrawals had been made prior to the Death  Benefit  Target Date.  Further  assume that the Owner dies after the Death Benefit  Target Date,  when the Account Value is $75,000.  The Highest  Anniversary Value on the Death Benefit Target Date was $80,000;  however,  following the
Death  Benefit  Target  Date,  the Owner made a Purchase  Payment of $15,000 and had taken a  withdrawal  of $5,000 when the Account
Value was  $70,000.  The Death  Benefit is equal to the  greater of the  Highest  Anniversary  Value plus  Purchase  Payments  minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.

Highest Anniversary Value  = $80,000 + $15,000 - [$80,000 * $5,000/$70,000]
                                    = $80,000 + $15,000 - $5,714
                                    = $100,714

Basic Death Benefit                 = $75,000

                                         APPENDIX D -PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER

------------------------------------------------------------------------------------------------------------------------------------
The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included as an Appendix to this  Prospectus to help you  understand  the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this  information.  However,  the  information  may be subject to certain  generally  applicable  provisions of the
Federal securities laws regarding accuracy and completeness.
------------------------------------------------------------------------------------------------------------------------------------

The income  tax-free life insurance  payable to your  Beneficiary(ies)  under the Plus40(TM)rider is equal to 40% of the Account Value of your  Annuity  as of the date we  receive  due proof of death,  subject  to certain  adjustments,  restrictions  and  limitations described below.

ELIGIBILITY
The Plus40(TM)rider may be purchased as a rider on your  Annuity.  The Rider must cover those  persons upon whose death the Annuity's death benefit  becomes payable - the Annuity's  owner or owners,  or the Annuitant (in the case of an entity owned Annuity).  If the
Annuity has two Owners,  the Rider's death  benefit is payable upon the first death of such  persons.  If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum  allowable  age to purchase the Plus40(TM)rider is 40; the maximum  allowable age is 75. If the Rider is purchased on two lives,  both persons must meet the age  eligibility  requirements.  The Plus40(TM)rider is not  available to purchasers  who use their
Annuity as a funding  vehicle for a Tax  Sheltered  Annuity (or 403(b)) or as a funding  vehicle for a qualified  plan under Section
401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS
|X|      If you die during the first 24 months  following the  effective  date of the Plus40(TM)rider  (generally,  the Issue Date of your  Annuity),  the death  benefit will be limited to the amount of any charges paid for the Rider while it was in effect.
         While we will return the charges you have paid during the  applicable  period as the death benefit,  your  Beneficiary(ies)
         will receive no  additional  life  insurance  benefit from the Plus40(TM)rider if you die within 24 months of its  effective
                          ----------
         date.

|X|      If you make a Purchase  Payment  within 24 months  prior to the date of death,  the  Account  Value used to  determine  the amount of the death  benefit  will be reduced by the amount of such  Purchase  Payment(s).  If we reduce the death  benefit payable  under the Plus40(TM)rider based on this  provision,  we will return 50% of any charges  paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

|X|      If we apply Credits to your Annuity based on Purchase  Payments,  such Credits are treated as Account Value for purposes of determining  the death  benefit  payable under the Plus40(TM)rider.  However,  if Credits were applied to Purchase  Payments made within 24 months  prior to the date of death,  the Account  Value used to  determine  the amount of the death  benefit will be reduced by the amount of such  Credits.  If we reduce the death  benefit  payable  under the Plus40(TM)rider based on this  provision,  we will  return 50% of any  charges  paid for the Rider  based on such  Credits as an  additional  amount included in the death benefit under the Rider.

|X|      If you become  terminally  ill (as  defined in the Rider)  and elect to  receive a portion  of the  Plus40(TM)rider's  death benefit  under the  Accelerated  Death Benefit  provision,  the amount that will be payable under the Rider upon your death will be reduced.  Please refer to the Accelerated Death Benefit provision described below.

|X|      If  charges  for the  Plus40(TM)rider are due and are  unpaid as of the date the death  benefit  is being  determined,  such charges will be deducted from the amount paid to your Beneficiary(ies).

|X|      If the age of any person  covered  under the Plus40(TM)rider is  misstated,  we will adjust any coverage  under the Rider to conform to the facts. For example,  if, due to the  misstatement,  we overcharged you for coverage under the Rider, we will add any  additional  charges  paid to the  amount  payable  to  your  Beneficiary(ies).  If,  due to the  misstatement,  we undercharged  you for coverage  under the Rider,  we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

|X|

     On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately  after the 95th  birthday),  coverage  will  terminate.  No charge will be made for an Owner  following  the expiry date. If there are two Owners,  the expiry date  applies  separately  to each Owner;  therefore,  coverage  may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT
The Plus40(TM)rider is subject to a Maximum  Death  Benefit  Amount  based on the  Purchase  Payments  applied to your  Annuity.  The
Plus40(TM)rider may also be subject to a Per Life Maximum  Benefit  that is based on all amounts  paid under any annuity  contract we
                                                                                                             ---
issue to you under which you have elected the Plus40(TM)rider or similar life insurance coverage.

|X|      The Maximum  Death  Benefit  Amount is 100% of the Purchase  Payments  increasing  at 5% per year  following  the date each
             -------------------------------
         Purchase  Payment is applied to the  Annuity  until the date of death.  If  Purchase  Payments  are  applied to the Annuity within 24 months prior to the date of death,  the Maximum Death Benefit  Amount is decreased by the amount of such Purchase
         Payments.

|X|      The Per Life Maximum Benefit applies to Purchase  Payments  applied to any such annuity  contracts more than 24 months from
             ------------------------
         the date of death that  exceed  $1,000,000.  If you make  Purchase  Payments  in excess of  $1,000,000,  we will reduce the aggregate death benefit  payable under all Plus40(TM)riders,  or similar riders issued by us, based on the combined amount of
         Purchase  Payments in excess of $1,000,000  multiplied by 40%. If the Per Life Maximum Benefit applies,  we will reduce the amount  payable under each  applicable  Plus40(TM)rider on a pro-rata  basis.  If the Per Life Maximum  Benefit  applies upon your death,  we will return any excess  charges that you paid on the portion of your  Account  Value on which no benefit is payable.  The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION
If you become  terminally  ill,  you may request  that a portion of the death  benefit  payable  under the Plus40(TM)rider be prepaid instead of being paid to your  Beneficiary(ies)  upon your  death.  Subject to our  requirements  and where  allowed by law, we will make a one time, lump sum payment.  Our  requirements  include proof  satisfactory to us, in writing,  of terminal illness after the
Rider's Effective Date.

The maximum we will pay,  before any  reduction,  is the lesser of 50% of the Rider's  death  benefit or  $100,000.  If you elect to accelerate  payment of a portion of the death benefit under the Plus40(TM)rider,  the amount of the remaining death benefit is reduced by the prepaid amount  accumulating at an annualized  interest rate of 6.0%.  Eligibility for an accelerated  payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any  medically-related  surrender  provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER
The Plus40(TM)rider has a current  charge and a guaranteed  maximum  charge.  The current  charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity.  The applicable  percentages  differ based on the attained age,  last birthday of the Owner(s) or Annuitant (in the case of an entity owned  Annuity) as of the date the charge is due. We reserve the right to change the current charge,  at any time,  subject to regulatory  approval where  required.  If there are two Owners,  we calculate  the current  charge that  applies to each Owner  individually  and deduct the combined  amount as the charge for the Rider.  There is no charge  based on a person's  life after  coverage  expires as to that person.  However,  a charge will still apply to the second of two Owners (and  coverage  will  continue for such Owner) if such Owner has not reached the expiry date.

                                           Attained Age                  Percentage of
                                                                         Account Value
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 40-75                       .80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 76-80                       1.60%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 81-85                       3.20%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 86-90                       4.80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 91                         6.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 92                         7.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 93                         8.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 94                         9.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 95                        10.50%
                                   ------------------------------ ----------------------------

The charge for the Plus40(TM)rider may also be subject to a guaranteed  maximum  charge that will apply if the current  charge,  when applied to the Account  Value,  exceeds the  guaranteed  maximum  charge.  The  guaranteed  maximum  charge is based on a charge per
$1,000 of insurance.

We determine the charge for the Rider annually,  in arrears.  We deduct the charge:  (1) upon your death; (2) on each anniversary of the Issue  Date;  (3) on the date that you begin  receiving  annuity  payments;  (4) if you  surrender  your  Annuity  other  than a medically-related  surrender;  or (5) if you  choose to  terminate  the  Rider.  If the Rider  terminates  for any of the  preceding reasons on a date other than the  anniversary  of the  Annuity's  Issue  Date,  the charge will be  prorated.  During the first year after the  Annuity's  Issue Date,  the charge will be prorated  from the Issue Date.  In all  subsequent  years,  the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual  charge  through a redemption  from your  Annuity's  Account Value or through funds other than those within the Annuity.  If you do not elect a method of payment,  we will  automatically  deduct the annual charge from your  Annuity's
Account Value.  The manner in which you elect to pay for the Rider may have tax implications.

|X|      If you elect to pay the charge through a redemption of your Annuity's  Account Value,  the withdrawal  will be treated as a taxable  distribution,  and will  generally  be  subject  to  ordinary  income  tax on the  amount of any  investment  gain withdrawn.  If you are under age 59 1/2,  the  distribution  may also be subject to a 10%  penalty on any gain  withdrawn,  in addition to  ordinary  income  taxes.  We first  deduct the amount of the charge  pro-rata  from the  Account  Value in the variable  investment  options.  We only  deduct the  charge  pro-rata  from the Fixed  Allocations  to the extent  there is insufficient Account Value in the variable investment options to pay the charge.

|X|      If you elect to pay the  charge  through  funds  other  than  those from your  Annuity,  we  require  that  payment be made electronically in U.S. currency through a U.S.  financial  institution.  If you elect to pay the charge through  electronic transfer  of funds and  payment  has not been  received  within 31 days from the due date,  we will  deduct the charge as a redemption from your Annuity, as described above.

TERMINATION
You can terminate  the Plus40(TM)rider at any time.  Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the Rider.  The Plus40(TM)rider will terminate  automatically  on the date your Account Value is applied to begin receiving annuity  payments,  on the date you  surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date.  We may also  terminate  the Plus40(TM)rider,  if  necessary,  to comply  with our  interpretation  of the Code and  applicable regulations.  Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS
Changes in  ownership  and  annuitant  designations  under the Annuity may result in changes in  eligibility  and charges  under the
Plus40(TM)rider.  These changes may include termination of the Rider.  Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION
A spousal  beneficiary  may elect to assume  ownership  of the  Annuity  instead of taking the  Annuity's  Death  Benefit.  However, regardless  of whether a spousal  beneficiary  assumes  ownership of the Annuity,  the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity  will  continue.  The spousal  beneficiary  can apply the death  benefit  proceeds  under the
Plus40(TM)rider to the Annuity as a new Purchase  Payment,  can purchase a new annuity  contract or use the death benefit proceeds for any other  purpose.  Certain  restrictions  may apply to an Annuity that is used as a qualified  investment.  Spousal  beneficiaries may also be eligible to purchase the Plus40(TM)rider,  in which case the Annuity's  Account  Value,  as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION
The  Plus40(TM)rider  was  designed  to  qualify  as a life  insurance  contract  under  the  Code.  As life  insurance,  under  most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual  Retirement  Annuity (IRA),  we consider the Plus40(TM)rider to be outside of your IRA, since  premium for the Rider is paid for either with funds  outside of your Annuity or with  withdrawals  previously  subject to tax and any applicable tax penalty.

We believe  payments under the accelerated  payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free  payments.  To the extent  permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally  ill, or any other  applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

 APPENDIX E - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT AND THE GUARANTEED MINIMUM
                                                           DEATH BENEFIT

If you purchased  your Annuity  before  November 18, 2002 and were not a resident of the State of New York,  the following  optional death benefits were offered:

Enhanced Beneficiary Protection Optional Death Benefit

The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above;

     PLUS

2.       50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

"Death  Benefit  Amount"  includes your Account  Value and any amounts  added to your Account Value under the Annuity's  basic Death
------------------------
Benefit when the Death  Benefit is  calculated.  Under the basic Death  Benefit,  amounts are added to your  Account  Value when the
Account Value is less than Purchase Payments minus proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal
---------------------------
represented when withdrawn.

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The Enhanced  Beneficiary  Protection  Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
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Please refer to the section  entitled "Tax  Considerations"  for a discussion of special tax  considerations  for purchasers of this benefit.
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NOTE:  You may not elect the Enhanced  Beneficiary  Protection  Optional  Death Benefit if you have elected any other Optional Death
Benefit.

Guaranteed Minimum Death Benefit

If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased.  If the
Annuity has joint Owners, the oldest Owner must be age 80 or less.  If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value  equals the highest of all  previous  "Anniversary  Values" on or before the earlier of the
             ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase  Payments
             ------------------
     on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.       the Account Value in the  Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2.       the sum of all Purchase  Payments minus the sum of all  Proportional  Reductions,  each increasing  daily until the Owner's date of  death  at a rate of  5.0%,  subject  to a limit of 200% of the  difference  between  the sum of all  Purchase
              Payments and the sum of all withdrawals as of the Owner's date of death; and
3.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the Account  Value as of the date we receive in writing  "due proof of death" (an MVA may be  applicable  to amounts in any
              Fixed Allocations); and
2.       the greater of Item 2 & 3 above on the Death  Benefit  Target Date plus the sum of all  Purchase  Payments  less the sum of all Proportional Reductions since the Death Benefit Target Date.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can  terminate the Enhanced  Beneficiary  Protection  Optional  Death  Benefit and the  Guaranteed  Minimum Death Benefit at any
time. Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the benefit.  Both optional Death
Benefits  will  terminate  automatically  on the Annuity  Date.  We may also  terminate  any optional  Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge from your  Account  Value if you elect to purchase  either  optional  Death  Benefit.  The  Enhanced  Beneficiary
Protection  Death  Benefit  costs 0.25% of Account  Value.  The  Guaranteed  Minimum  Death Benefit costs 0.30% of the current Death
Benefit.  The charges for these death  benefits  are  deducted in arrears each Annuity  Year.  No charge  applies  after the Annuity
Date.  We deduct the charge:
1.       on each anniversary of the Issue Date;
2.       when Account Value is transferred to our general account prior to the Annuity Date;
3.       if you surrender your Annuity; and
4.       if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only)

If you  surrender  the  Annuity,  elect to begin  receiving  annuity  payments  or  terminate  the  benefit  on a date other than an anniversary  of the Issue  Date,  the charge  will be  prorated.  During the first year  after the Issue  Date,  the charge  will be prorated from the Issue Date.  In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge  pro-rata from the Account  Value in the variable  investment  options.  We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient  Account Value in the variable  investment options to pay the charge.  If your Annuity's  Account Value is insufficient to pay the charge,  we may deduct your remaining Account Value and terminate  your  Annuity.  We will notify you if your  Account  Value is  insufficient  to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

ADDITIONAL CALCULATIONS
-----------------------

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000 initial  Purchase  Payment is made and that no withdrawals are made prior to the Owner's death.  Each example assumes that  there is one Owner  who is age 50 on the Issue  Date and that all  Account  Value is  maintained  in the  variable  investment options.

Example with market increase
Assume that the Owner's Account Value has been increasing due to positive  market  performance.  On the date we receive due proof of death,  the Account Value is $75,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals, or Account  Value,  which ever is  greater.  Therefore,  the basic  Death  Benefit is equal to  $75,000.  The  Enhanced  Beneficiary
Protection  Optional  Death Benefit is equal to the amount  payable under the basic Death Benefit  ($75,000)  PLUS 50% of the "Death
Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $75,000
         Basic Death Benefit =      $75,000
         Death Benefit Amount =     $75,000 - $50,000 = $25,000

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $75,000 + $12,500 = $87,500

Examples with market decline
Assume that the Owner's  Account Value has been decreasing due to declines in market  performance.  On the date we receive due proof of death,  the  Account  Value is  $45,000.  The  basic  Death  Benefit  is  calculated  as  Purchase  Payments  minus  proportional withdrawals,  or Account  Value,  which ever is greater.  Therefore,  the basic  Death  Benefit is equal to  $50,000.  The  Enhanced
Beneficiary  Protection  Optional Death Benefit is equal to the amount  payable under the basic Death Benefit  ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $40,000
         Basic Death Benefit =      $50,000
         Death Benefit Amount =     $50,000 - $50,000 = $0

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $50,000 + $0 = $50,000

         In this example you would  receive no additional  benefit from  purchasing  the Enhanced  Beneficiary  Protection  Optional
         Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the Guaranteed  Minimum Death Benefit is calculated.  Each example  assumes that a $50,000 initial
Purchase  Payment is made and that no  withdrawals  are made prior to the Owner's  death.  Each  example  assumes  that there is one
Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example of market increase
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance.  On the date we receive due proof of death, the Account Value is $90,000.  The Highest  Anniversary Value at the end of any previous period is $72,000.  The
Death Benefit would be the Account Value  ($90,000)  because it is greater than the Highest  Anniversary  Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease
Assume that the Owner's Account Value generally  increased until the fifth  anniversary but generally has been decreasing  since the fifth  contract  anniversary.  On the date we receive due proof of death,  the Account  Value is  $48,000.  The Highest  Anniversary
Value at the end of any previous  period is $54,000.  The Death Benefit  would be the sum of prior  Purchase  Payments  increased by
5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's  Account Value  increased  significantly  during the first six years  following the Issue Date. On the sixth anniversary  date the Account  Value is  $90,000.  During the seventh  Annuity  Year,  the  Account  Value  increases  to as high as
$100,000 but then  subsequently  falls to $80,000 on the date we receive due proof of death.  The Death Benefit would be the Highest
Anniversary Value at the end of any previous period ($90,000),  which occurred on the sixth anniversary,  although the Account Value was higher  during the  subsequent  period.  The Account Value on the date we receive due proof of death  ($80,000) is lower,  as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

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                  PLEASE SEND ME A STATEMENT OF  ADDITIONAL  INFORMATION  THAT CONTAINS  FURTHER  DETAILS ABOUT THE
                  AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS ASAPEX-PROS (11/2002).
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                                       -------------------------------------------------------
                                                          (print your name)

                                       -------------------------------------------------------
                                                              (address)

                                       -------------------------------------------------------
                                                        (city/state/zip code)

Variable Annuity Issued by:                                                                  Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                                                                      AMERICAN SKANDIA
ASSURANCE CORPORATION                                                                               MARKETING, INCORPORATED
One Corporate Drive                                                                                     One Corporate Drive
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-766-4530                                                                           Telephone: 203-926-1888
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                         MAILING ADDRESSES:

                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                           P.O. Box 7040
                                                     Bridgeport, CT 06601-7040

                                                           EXPRESS MAIL:
                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                        One Corporate Drive
                                                         Shelton, CT 06484

                                                                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                     One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes  American  Skandia Advisor PlanSM III, a flexible  premium  deferred  annuity (the "Annuity")  offered by
American  Skandia  Life  Assurance  Corporation  ("American  Skandia",  "we",  "our" or "us").  The  Annuity  may be  offered  as an individual  annuity contract or as an interest in a group annuity.  This Prospectus  describes the important features of the Annuity and what you should  consider  before  purchasing  the Annuity.  We have also filed a Statement of  Additional  Information  that is available from us,  without  charge,  upon your request.  The contents of the Statement of Additional  Information  are described on page 66. The Annuity or certain of its  investment  options and/or  features may not be available in all states.  Various rights and benefits may differ between states to meet applicable  laws and/or  regulations.  Certain terms are capitalized in this  Prospectus.
Those terms are either defined in the Glossary of Terms or in the context of the particular section.

====================================================================================================================================
American  Skandia offers several  different  annuities  which your investment  professional  may be authorized to offer to you. Each annuity has different  features and benefits that may be  appropriate  for you based on your financial  situation,  your age and how you intend to use the annuity.  The different features and benefits include variations in death benefit  protection,  the ability to access your  annuity's  account value and the charges that you will be subject to if you choose to surrender  the annuity.  The fees and charges may also be different between each annuity.
====================================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should  consider any  surrender or penalty  charges you may incur when  replacing  your  existing  coverage and that this Annuity may be subject to a contingent  deferred  sales charge if you elect to surrender  the Annuity or take a partial  withdrawal.  You should  consider  your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently  used for  retirement  planning  because it allows you to accumulate  retirement  savings and also offers annuity payment options when you are ready to begin  receiving  income.  The Annuity also offers one or more death benefits that can protect  your  retirement  savings if you die during a period of  declining  markets.  It may be used as an  investment  vehicle for
"qualified"  investments,  including an IRA,  SEP-IRA,  Roth IRA or Tax  Sheltered  Annuity (or  403(b)).  It may also be used as an investment  vehicle  for  "non-qualified"  investments.  The  Annuity  allows  you to  invest  your  money in a number  of  variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a  "non-qualified"  investment,  you  generally  are not taxed on any  investment  gains the Annuity earns until you make a  withdrawal  or begin to receive  annuity  payments.  This  feature,  referred to as  "tax-deferral",  can be beneficial to the growth of your Account Value  because money that would  otherwise be needed to pay taxes on investment  gains each year remains invested and can earn additional money.  However,  because the Annuity is designed for long-term  retirement savings, a
10%  penalty  tax may be  applied  on  withdrawals  you make  before  you  reach age 59 1/2.  Annuities  purchased  as a  non-qualified investment  are not subject to the maximum  contribution  limits  that may apply to a qualified  investment,  and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified"  investment,  you should consider that the Annuity does not provide any tax advantages in addition to the  preferential  treatment  already  available  through your  retirement  plan under the Internal  Revenue Code. An
Annuity may offer  features  and  benefits in addition to  providing  tax  deferral  that other  investment  vehicles may not offer, including  death benefit  protection for your  beneficiaries,  lifetime income  options,  and the ability to make transfers  between numerous  variable  investment  options  offered  under the Annuity.  You should  consult with your  investment  professional  as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

These  annuities are NOT deposits or obligations  of, or issued,  guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S.  government,  the Federal  Deposit  Insurance  Corporation  (FDIC),  the Federal  Reserve Board or any other agency.  An investment in this annuity involves investment risks, including possible loss of value.

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THESE  SECURITIES  HAVE NOT BEEN  APPROVED  OR  DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION  TO THE CONTRARY IS A CRIMINAL  OFFENSE.  PLEASE READ THIS  PROSPECTUS AND THE CURRENT  PROSPECTUS FOR THE UNDERLYING
MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
------------------------------------------------------------------------------------------------------------------------------------
                                            FOR FURTHER INFORMATION CALL 1-800-766-4530.
Prospectus Dated: November 18, 2002                                     Statement of Additional Information Dated: November 18, 2002
ASAPIIIPROS - (11/2002)                                                                                                    ASIIIPROS

                            PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

|X|      This Annuity is a "flexible  premium  deferred  annuity." It is called  "flexible  premium"  because you have  considerable flexibility in the timing and amount of premium  payments.  Generally,  investors  "defer"  receiving  annuity payments until after an accumulation period.

|X|      This  Annuity  offers  both  variable  and fixed  investment  options.  If you  allocate  your  Account  Value to  variable investment  options,  the value of your  Annuity  will vary daily to reflect the  investment  performance  of the  underlying investment  options.  Fixed investment  options of different  durations are offered that are guaranteed by us, but may have a
       Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.

|X|      The Annuity  features  two  distinct  periods - the  accumulation  period and the payout  period.  During the  accumulation period  your  Account  Value is  allocated  to one or more  investment  options.  The  variable  investment  options,  each a
       Sub-account  of  American  Skandia  Life  Assurance  Corporation  Variable  Account B,  invest in an  underlying  mutual fund portfolio.  Currently,  portfolios  of the following  underlying  mutual funds are being  offered:  American  Skandia  Trust,
       Montgomery Variable Series,  Wells Fargo Variable Trust,  INVESCO Variable Investment Funds, Inc., Evergreen Variable Annuity
       Trust, ProFunds VP, First Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.

|X|      During the payout period,  commonly called  "annuitization,"  you can elect to receive  annuity  payments (1) for life; (2)
       for life with a  guaranteed  minimum  number  of  payments;  (3)  based on joint  lives;  or (4) for a  guaranteed  number of payments.  We currently make annuity payments available on a fixed or variable basis.

|X|      This Annuity  offers a basic Death  Benefit.  It also offers  optional  Death  Benefits  that provide an enhanced  level of protection for your beneficiary(ies) for an additional charge.

|X|      Annuity  Owners can purchase an optional  life  insurance  rider called  Plus40(TM)which  provides an income  tax-free  life insurance benefit to the Owner's beneficiary(ies) equal to 40% of the Account Value of your Annuity.

|X|      You are allowed to withdraw a limited  amount of money from your  Annuity on an annual  basis  without any  charges.  Other product  features  allow you to access your Account  Value as necessary,  although a charge may apply.  After Annuity Year 8, you are allowed to make unlimited withdrawals from your Annuity without any charges.

|X|      Transfers  between  investment  options are tax-free.  Currently,  you may make twenty  transfers each year free of charge.
       We also  offer  several  programs  that  enable you to manage  your  Account  Value as your  financial  needs and  investment performance change.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed,  registered  investment  professionals.  You must complete an application and submit a minimum initial  purchase  payment of $1,000.  We may allow you to make a lower  initial  purchase  payment  provided  you  establish a bank drafting  program under which purchase  payments  received in the first Annuity Year total at least $1,000.  If the Annuity is owned by an individual or  individuals,  the oldest of those  persons must be age 80 or under.  If the Annuity is owned by an entity,  the annuitant must be age 80 or under.

   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN SKANDIA
  LIFE ASSURANCE CORPORATION.......................................................................................................2
   SELECTED FINANCIAL DATA........................................................................................................17
   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..........................................18
   QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.....................................................................22
AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN SKANDIA LIFE ASSURANCE CORPORATION..........................................25
   Report of Independent Auditors.................................................................................................26
APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B..............................................................1
APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS................................................................................1
APPENDIX D - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER.................................................................................1

                                                         GLOSSARY OF TERMS

Many terms used within this  Prospectus  are described  within the text where they appear.  The  description  of those terms are not repeated in this Glossary of Terms.

Account Value:  The value of each  allocation to a Sub-account or a Fixed  Allocation  prior to the Annuity Date, plus any earnings, and/or less any losses,  distributions  and charges.  The Account Value is  calculated  before we assess any  applicable  Contingent
Deferred Sales Charge ("CDSC") and/or any Annual  Maintenance  Fee. The Account Value is determined  separately for each Sub-account and for each Fixed  Allocation,  and then totaled to determine the Account Value for your entire Annuity.  The Account Value of each
Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization:  The application of Account Value to one of the available  annuity options to begin receiving  periodic  payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An allocation of Account Value that is to be credited a fixed rate of interest for a specified  Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim  Value:  The value of a Fixed  Allocation  on any date other  than the  Maturity  Date.  The  Interim  Value is equal to the initial value allocated to the Fixed Allocation plus all interest  credited to the Fixed Allocation as of the date calculated,  less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation  on a day more than 30 days prior to the Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual  annuity  contract,  the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.  With an Annuity issued as a certificate  under a group annuity  contract,  the "Owner"
refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender  Value:  The value of your Annuity  available upon surrender  prior to the Annuity Date. It equals the Account Value as of the date we price the  surrender  minus any  applicable  CDSC,  Annual  Maintenance  Fee, Tax Charge and the charge for any optional benefits.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day:  Every day the New York Stock  Exchange is open for trading or any other day the  Securities and Exchange  Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and  expenses we charge for the  Annuity.  Some  charges are  assessed  against  your  Annuity  while others are assessed  against  assets  allocated  to the  variable  investment  options.  The charges  that are assessed  against the
Annuity  include the  Contingent  Deferred Sales Charge,  Annual  Maintenance  Fee,  Transfer Fee, the Tax Charge and any charge for optional  benefits.  The charge that is assessed  against the variable  investment  options is the  Insurance  Charge,  which is the combination  of a mortality and expense risk charge and a charge for  administration  of the Annuity.  Each  underlying  mutual fund portfolio  assesses a charge for investment  management,  other expenses and with some mutual funds, a 12b-1 charge.  The prospectus for each underlying  mutual fund provides more detailed  information  about the expenses for the underlying mutual funds. In certain states,  a premium  tax charge  may be  applicable.  All of these  fees and  expenses  are  described  in more  detail  within  this
Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                       YOUR TRANSACTION EXPENSES
----------------------------------------------------------------------------------------------------------------------------------------
----------------------------- -------------------------------------------------------------------------- -------------------------------
        FEE/EXPENSE                             Amount Deducted/Description Of Charge                            When Deducted
----------------------------- -------------------------------------------------------------------------- -------------------------------
----------------------------- ------- -------- ------- ------- -------- ------- ------- ------- -------- -------------------------------
                              Yr. 1    Yr. 2   Yr. 3   Yr. 4    Yr. 5   Yr. 6   Yr. 7   Yr. 8   Yr. 9+
----------------------------                                                                                   Upon Surrender or
Contingent Deferred Sales                                                                                      Partial Withdrawal
Charge

----------------------------- ------- -------- ------- ------- -------- ------- ------- ------- -------- -------------------------------
----------------------------- ------- -------- ------- ------- -------- ------- ------- ------- -------- -------------------------------
                               7.5%    7.0%     6.5%    6.0%    5.0%     4.0%    3.0%    2.0%   0.0%
----------------------------- ------- -------- ------- ------- -------- ------- ------- ------- -------- -------------------------------
----------------------------- -------------------------------------------------------------------------- -------------------------------
                                 The charge is a percentage of each applicable Purchase Payment. The period is measured from the Issue Date of the Annuity.
----------------------------- -------------------------------------------------------------------------- -------------------------------
----------------------------- -------------------------------------------------------------------------- -------------------------------
Annual Maintenance Fee                          Smaller of $35 or 2% of Account Value                      Annually on the Annuity's
                                      (Only applicable if Account Value is less than $100,000)              anniversary date or upon
                                                                                                                   surrender
----------------------------- -------------------------------------------------------------------------- -------------------------------
-----------------------------
Transfer Fee                                                   $10.00                                     After the 20th transfer each
                                                                                                                  Annuity Year
----------------------------- -------------------------------------------------------------------------- -------------------------------
----------------------------- -------------------------------------------------------------------------- -------------------------------
Tax Charge                           Depends on the requirements of the applicable jurisdiction                     Various

----------------------------- -------------------------------------------------------------------------- -------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                                  ANNUAL CHARGES OF THE SUB-ACCOUNTS
                                 (as a percentage of the average daily net assets of the Sub-accounts)
------------------------------- ------------------------------------------------------------------------ -------------------------------
Insurance Charge                                                 0.65%

Distribution Charge                      0.60% in Annuity Years 1-8; 0.00% in Annuity Years 9+                       Daily

Total  Annual  Charges  of the   1.25% per year of the value of each Sub-account in Annuity Years 1-8         Applies to Variable
Sub-accounts                      0.65% per year of the value of each Sub-account in Annuity Years 9+       Investment Options only
------------------------------- ------------------------------------------------------------------------ -------------------------------

------------------------------------------------------------------------------------------- --------------------- ----------------------
                                    OPTIONAL BENEFITS                                         Optional Benefit     Total Annual Charge
                                                                                                   Charge         (including Insurance
                                                                                                                         Charge)
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
GUARANTEED RETURN OPTION                                                                                            1.50% in Annuity
We offer a program  that  guarantees  a  "return  of  premium"  at a future  date,  while     0.25% of average          Years 1-8
allowing you to allocate all or a portion of your Account  Value to the  Sub-accounts  of   daily net assets of     0.90% in Annuity
your choice.                                                                                  the Sub-accounts          Years 9+
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT                                                                       1.50% in Annuity
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average          Years 1-8
your  beneficiary(ies)  by providing  amounts in addition to the basic Death Benefit that   daily net assets of     0.90% in Annuity
can be used to offset  federal  and state  taxes  payable  on any  taxable  gains in your     the Sub-accounts          Years 9+
Annuity at the time of your death.
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
HIGHEST ANNIVERSARY VALUE DEATH BENEFIT                                                                             1.50% in Annuity
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average          Years 1-8
your  beneficiary(ies)  by  providing a death  benefit  equal to the greater of the basic   daily net assets of     0.90% in Annuity
Death Benefit or the Highest Anniversary Value.                                               the Sub-accounts          Years 9+
------------------------------------------------------------------------------------------- --------------------- ----------------------
----------------------------------------------------------------------------------------------------------------------------------------
Please  refer to the section of the  Prospectus  that  describes  each  optional  benefit for a complete  description  of the  benefit, including any restrictions or limitations that may apply.
----------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                                     OPTIONAL LIFE INSURANCE RIDER
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
Plus40(TM)OPTIONAL LIFE INSURANCE RIDER                                                                   The current  charge is based on
We offer an income  tax-free life insurance  benefit to your  Beneficiary(ies)  that may be useful in   age  and  is  a  percentage  of
offsetting  federal and state taxes  payable on any taxable gains in your Annuity at the time of your   your  Account  Value  as of the
death.  Please refer to the Appendix for a detailed description of this Rider.                          anniversary  of the Issue  Date
                                                                                                        of  your  Annuity.  The  charge
                                                                                                        ranges  from  .80%  for  Owners
                                                                                                        age  40  -  75  to  10.50%  for
                                                                                                        Owners  age  95.  Please  refer
                                                                                                        to the  Appendix for a complete
                                                                                                        description of the charge.
------------------------------------------------------------------------------------------------------- --------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------------

The following are the investment  management  fees, other expenses,  12b-1 fees (if  applicable),  and the total annual expenses for each underlying  mutual fund  ("Portfolio") as of December 31, 2001,  except as noted.  Each figure is stated as a percentage of the underlying  Portfolio's  average daily net assets.  For certain of the  underlying  Portfolios,  a portion of the  management fee is being waived and/or other  expenses are being  partially  reimbursed.  "N/A"  indicates that no portion of the management fee and/or other expenses is being waived and/or  reimbursed.  The "Net Annual  Portfolio  Operating  Expenses"  reflect the combination of the underlying  Portfolio's  investment  management  fee,  other  expenses  and any  12b-1  fees,  net of any fee  waivers  and  expense reimbursements.  The  following  expenses are deducted by the  underlying  Portfolio  before it provides  American  Skandia with the daily net asset  value.  Any  footnotes  about  expenses  appear  after the list of all the  Portfolios.  The  underlying  Portfolio information  was provided by the underlying  mutual funds and has not been  independently  verified by us. See the  prospectuses  or statements of additional  information of the  underlying  Portfolios for further  details.  The current  prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee         Net
                                                       Fees         Expenses                    Portfolio    Waivers      Annual
              UNDERLYING PORTFOLIO                                                              Operating    and          Portfolio
                                                                                                 Expenses    Expense      Operating
                                                                                                             Reimburse-mentExpenses
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
American Skandia Trust: 1
  AST Strong International Equity                     0.87%          0.22%          0.05%         1.14%          N/A         1.14%
  AST William Blair International Growth 5            1.00%          0.22%          0.02%         1.24%         0.10%        1.14%
  AST American Century International Growth           1.00%          0.28%          0.00%         1.28%          N/A         1.28%
  AST DeAM International Equity                       1.00%          0.32%          0.00%         1.32%         0.15%        1.17%
  AST MFS Global Equity                               1.00%          0.40%          0.00%         1.40%          N/A         1.40%
  AST PBHG Small-Cap Growth                           0.90%          0.23%          0.03%         1.16%          N/A         1.16%
  AST DeAM Small-Cap Growth                           0.95%          0.19%          0.03%         1.17%         0.01%        1.16%
  AST Federated Aggressive Growth                     0.95%          0.83%          0.00%         1.78%         0.43%        1.35%
  AST Gabelli Small-Cap Value                         0.90%          0.18%          0.00%         1.08%          N/A         1.08%
  AST DeAM Small-Cap Value 2                          0.95%          0.22%          0.02%         1.19%         0.15%        1.04%
  AST Goldman Sachs Mid-Cap Growth 5                  1.00%          0.26%          0.08%         1.34%         0.10%        1.24%
  AST Neuberger Berman Mid-Cap Growth                 0.90%          0.18%          0.04%         1.12%          N/A         1.12%
  AST Neuberger Berman Mid-Cap Value                  0.90%          0.16%          0.16%         1.22%          N/A         1.22%
  AST Alger All-Cap Growth                            0.95%          0.16%          0.09%         1.20%          N/A         1.20%
  AST Gabelli All-Cap Value                           0.95%          0.24%          0.01%         1.20%          N/A         1.20%
  AST T. Rowe Price Natural Resources                 0.90%          0.20%          0.01%         1.11%          N/A         1.11%
  AST Alliance Growth                                 0.90%          0.19%          0.04%         1.13%          N/A         1.13%
  AST MFS Growth                                      0.90%          0.17%          0.04%         1.11%          N/A         1.11%
  AST Marsico Capital Growth                          0.90%          0.16%          0.02%         1.08%         0.02%        1.06%
  AST Goldman Sachs Concentrated Growth 5             0.90%          0.14%          0.03%         1.07%         0.06%        1.01%
  AST DeAM Large-Cap Growth 2                         0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST DeAM Large-Cap Value                            0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST Alliance/Bernstein Growth + Value               0.90%          0.55%          0.00%         1.45%         0.10%        1.35%
  AST Sanford Bernstein Core Value                    0.75%          0.40%          0.00%         1.15%          N/A         1.15%
  AST Cohen & Steers Realty                           1.00%          0.19%          0.02%         1.21%          N/A         1.21%
  AST Sanford Bernstein Managed Index 500             0.60%          0.16%          0.02%         0.78%          N/A         0.78%
  AST American Century Income & Growth                0.75%          0.19%          0.00%         0.94%          N/A         0.94%
  AST Alliance Growth and Income                      0.75%          0.14%          0.07%         0.96%         0.02%        0.94%
  AST MFS Growth with Income                          0.90%          0.18%          0.03%         1.11%          N/A         1.11%
  AST INVESCO Capital Income                          0.75%          0.16%          0.01%         0.92%         0.01%        0.91%
  AST DeAM Global Allocation                          0.10%          0.17%          0.00%         0.27%          N/A         0.27%
  AST American Century Strategic Balanced             0.85%          0.23%          0.00%         1.08%          N/A         1.08%
  AST T. Rowe Price Asset Allocation                  0.85%          0.25%          0.00%         1.10%          N/A         1.10%
  AST T. Rowe Price Global Bond                       0.80%          0.28%          0.00%         1.08%          N/A         1.08%
  AST Federated High Yield                            0.75%          0.20%          0.00%         0.95%          N/A         0.95%
  AST Lord Abbett Bond-Debenture                      0.80%          0.30%          0.00%         1.10%          N/A         1.10%
  AST DeAM Bond 2                                     0.85%          0.22%          0.00%         1.07%         0.15%        0.92%
  AST PIMCO Total Return Bond                         0.65%          0.16%          0.00%         0.81%         0.02%        0.79%
  AST PIMCO Limited Maturity Bond                     0.65%          0.18%          0.00%         0.83%          N/A         0.83%
  AST Money Market                                    0.50%          0.14%          0.00%         0.64%         0.05%        0.59%

Montgomery Variable Series:
  Emerging Markets                                    1.25%          0.42%            N/A          1.67%         N/A         1.67%

Wells Fargo Variable Trust:
  Equity Income                                       0.55%          0.43%          0.25%         1.23%         0.23%        1.00%

INVESCO Variable Investment Funds, Inc.:
  Dynamics                                             0.75%         0.33%            N/A          1.08%          N/A         1.08%
  Technology                                           0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Health Sciences                                      0.75%         0.31%            N/A          1.06%          N/A         1.06%
  Financial Services                                   0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Telecommunications                                   0.75%         0.34%            N/A          1.09%          N/A         1.09%

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee         Net
                                                       Fees         Expenses                    Portfolio    Waivers      Annual
              UNDERLYING PORTFOLIO                                                              Operating    and          Portfolio
                                                                                                 Expenses    Expense      Operating
                                                                                                             Reimburse-mentExpenses
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
Evergreen Variable Annuity Trust:
  Global Leaders                                       0.87%         0.28%            N/A          1.15%         0.15%        1.00%
  Special Equity                                       0.92%         0.23%            N/A          1.15%         0.12%        1.03%
  Omega                                                0.52%         0.20%            N/A          0.72%          N/A         0.72%

ProFund VP:
  Europe 30                                            0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Asia 30 3                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Japan 3                                              0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Banks 3                                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Basic Materials 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Biotechnology                                        0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Consumer Cyclical 3                                  0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Consumer Non-Cyclical 3                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Energy                                               0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Financial                                            0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Healthcare                                           0.75%         1.06%           0.25%         2.06%         0.08%        1.98%
  Industrial 3                                         0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Internet 3                                           0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Pharmaceuticals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Precious Metals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Real Estate                                          0.75%         0.99%           0.25%         1.99%         0.01%        1.98%
  Semiconductor 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Technology                                           0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Telecommunications                                   0.75%         1.17%           0.25%         2.17%         0.19%        1.98%
  Utilities                                            0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Bull                                                 0.75%         1.25%           0.25%         2.25%         0.27%        1.98%
  Bear                                                 0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Bull Plus                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  OTC                                                  0.75%         0.91%           0.25%         1.91%          N/A         1.91%
  Short OTC 3                                          0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  UltraOTC                                             0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  Mid-Cap Value 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Mid-Cap Growth 3                                     0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  UltraMid-Cap 3                                       0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Value 3                                    0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Growth 3                                   0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  UltraSmall-Cap                                       0.75%         1.11%           0.25%         2.11%         0.13%        1.98%
  U.S. Government Plus 3                               0.50%         0.95%           0.25%         1.70%          N/A         1.70%
  Rising Rates Opportunity 3                           0.75%         0.95%           0.25%         1.95%          N/A         1.95%

First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values 4                   0.60%          2.47%          0.25%         3.32%         1.95%        1.37%

The Prudential Series Fund, Inc.:
SP Jennison International Growth                      0.85%          1.16%          0.25%         2.26%         0.62%        1.64%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

1        The  Investment  Manager of American  Skandia  Trust (the  "Trust") has agreed to  reimburse  and/or waive fees for certain
     Portfolios  until at least April 30, 2003. The caption "Total Annual  Portfolio  Operating  Expenses"  reflects the Portfolios'
     fees and expenses before such waivers and reimbursements,  while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and  reimbursements.  The Trust adopted a  Distribution  Plan (the  "Distribution  Plan") under Rule
     12b-1 of the  Investment  Company Act of 1940 to permit an affiliate  of the Trust's  Investment  Manager to receive  brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these  commissions to promote  the sale of shares of such  Portfolios.  While the  brokerage  commission  rates and  amounts  paid by the  various
     Portfolios  are not  expected  to increase as a result of the  Distribution  Plan,  the staff of the  Securities  and  Exchange
     Commission takes the position that commission  amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios.  The Distribution Fee estimates are derived and annualized from data regarding  commission  amounts directed  under the  Distribution  Plan for the fiscal year ended  December 31,  2001.  Although  there are no maximum  amounts allowable,  actual  commission  amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.
2        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  and "12b-1 Fees" shown are based on estimated amounts for the fiscal year ending December 31, 2002.
3        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  shown are based on estimated  amounts for the fiscal year ending December 31, 2002.
4        Included  in the charge for Other  Expenses  is a fee of 0.325% of average  daily net assets  paid to  American  Skandia to reimburse  it for  administrative  costs.  The  investment  advisor  has agreed to waive fees and  reimburse  expenses  through
     September  30,  2003 in  order to  prevent  Total  Annual  Portfolio  Operating  Expenses  (excluding  brokerage  expenses  and extraordinary expenses) from exceeding 1.47% of the average daily net asset value of the respective Portfolio.
5        Net Annual Portfolio Operating Expenses reflect fee waivers and expense reimbursements in effect as of November 11, 2002.

EXPENSE EXAMPLES
These  examples  are  designed to assist you in  understanding  the various  costs and expenses you will incur with the Annuity over certain  periods of time based on specific  assumptions.  The  examples  reflect the  Insurance  Charge,  Distribution  Charge (when applicable),  Contingent  Deferred  Sales  Charges  (when  applicable),  the Annual  Maintenance  Fee,  the charges  deducted by the underlying  Portfolios,  as well as the charges for the optional  benefits that are offered under the Annuity.  The  Securities  and
Exchange Commission ("SEC") requires these examples.

Below are  examples  showing  what you would pay in  expenses at the end of the stated time  periods  for each  Sub-account  had you invested $1,000 in the Annuity and received a 5% annual return on assets.

The examples  shown assume that:  (a) you only  allocate  Account  Value to the  Sub-accounts,  not to a Fixed  Allocation;  (b) the
Insurance  Charge is assessed as 0.65% per year;  (c) the  Distribution  Charge is assessed as 0.60% per year in Annuity Years 1 - 8
(d) the Annual  Maintenance Fee (when  applicable) is reflected as an asset-based  charge based on an assumed average contract size;
(e) you make no withdrawals  of Account Value during the period shown;  (f) you make no transfers,  withdrawals,  surrender or other transactions  for which we charge a fee during the period  shown;  (g) no tax charge  applies;  (h) the expenses for the  underlying
Portfolios  reflect the  continued  waiver of fees or  reimbursement  of expenses  throughout  each period  shown (refer to the "Net
Annual Portfolio  Operating  Expenses," in the section entitled  "Underlying  Mutual Fund Portfolio Annual  Expenses");  and (i) the
charge for each optional  benefit is reflected as an additional  charge equal to 0.25% per year,  respectively,  for the  Guaranteed
Return Option,  the Enhanced  Beneficiary  Protection and the Highest  Anniversary Value Death Benefit.  The Insurance  Charge,  the
Distribution  Charge and the charges for the  optional  benefits are deducted  daily.  Amounts  shown in the examples are rounded to the nearest dollar.

Expense  Examples are provided as follows:  1.) for the basic  Annuity  contract  without any optional  benefits;  2.) for the basic
Annuity contract assuming that you elect any one of the available  optional  benefits:  the Guaranteed  Return Option,  the Enhanced
Beneficiary  Protection or the Highest  Anniversary  Value Death Benefit;  3.) for the basic Annuity contract assuming you elect any combination of two of the available  optional  benefits;  and 4.) for the basic Annuity contract assuming you elect all three of the available  optional  benefits.  You cannot elect to purchase the Enhanced  Beneficiary  Protection  Optional  Death Benefit with the
Plus40(TM)Optional Life Insurance Rider.

Expense  Examples are not provided for the Plus40(TM)Optional  Life  Insurance  Rider  because it is supported by American  Skandia's general  account and is not subject to, or registered  as a security  under,  either the  Securities  Act of 1933 or the  Investment
Company Act of 1940 and because  Owners can pay the annual,  age-based  charge  through funds  outside of the Annuity.  If the Owner elects to pay the annual  charge  from the  Annuity,  charges are  deducted as a partial  withdrawal  from the  Annuity,  subject to applicable taxes.  Please refer to the Appendix for a detailed description of this Rider.

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE EXPENSES OF THE UNDERLYING
MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

16

These examples assume your Account Value is less than $100,000 so that the Annual Maintenance Fee applies.  Please see the description below regarding how the Expense Examples change for Annuities with Account Value greater than $100,000.
---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years    Year     Years   Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST Strong International Equity            25       77      132      266      28      85       145     291      30       92      157      315      33      100      169     339
AST William Blair International Growth     25       77      132      266      28      85       145     291      30       92      157      315      33      100      169     339
AST American Century International
Growth                                     27       82      139      279      29      89       152     305      32       97      164      329      34      104      176     352
AST DeAM International Equity              25       78      133      268      28      86       146     294      31       94      159      319      33      101      171     342
AST MFS Global Equity                      28       85      145      292      30      93       158     317      33       100     170      340      35      107      181     362
AST PBHG Small-Cap Growth                  25       78      133      267      28      85       145     292      30       93      158      317      33      101      171     342
AST DeAM Small-Cap Growth                  25       78      133      267      28      85       145     292      30       93      158      317      33      101      171     342
AST Federated Aggressive Growth            27       84      143      287      30      91       155     311      32       98      167      335      35      106      179     358
AST Gabelli Small-Cap Value                25       76      129      259      27      83       142     286      30       91      154      309      32      98       166     334
AST DeAM Small-Cap Value                   24       74      127      255      27      82       140     281      29       89      152      306      32      97       164     329
AST Goldman Sachs Mid-Cap Growth           26       80      137      276      29      88       150     300      31       95      162      325      34      103      174     348
AST Neuberger Berman Mid-Cap Growth        25       77      131      263      28      85       144     289      30       92      156      314      33      100      169     338
AST Neuberger Berman Mid-Cap Value         26       80      136      273      29      88       149     299      31       95      161      323      34      103      174     347
AST Alger All-Cap Growth                   26       79      135      272      28      87       148     297      31       94      160      321      33      101      172     345
AST Gabelli All-Cap Value                  26       79      135      272      28      87       148     297      31       94      160      321      33      101      172     345
AST T. Rowe Price Natural Resources        25       76      130      262      27      84       143     287      30       92      156      313      33      100      169     337
AST Alliance Growth                        25       77      132      265      28      85       144     289      30       92      157      315      33      100      169     339
AST MFS Growth                             25       76      130      262      27      84       143     287      30       92      156      313      33      100      169     337
AST Marsico Capital Growth                 24       75      128      257      27      83       141     283      29       90      153      307      32      98       166     332
AST Goldman Sachs Concentrated Growth      24       73      125      252      26      81       138     278      29       89      151      303      32      97       164     328
AST DeAM Large-Cap Growth                  24       73      124      249      26      80       137     276      29       88      150      301      31      95       162     325
AST DeAM Large-Cap Value                   24       73      124      249      26      80       137     276      29       88      150      301      31      95       162     325
AST Alliance/Bernstein Growth + Value      27       84      143      287      30      91       155     311      32       98      167      335      35      106      179     358
AST Sanford Bernstein Core Value           25       77      132      266      28      85       145     292      30       93      158      317      33      100      170     340
AST Cohen & Steers Realty                  26       79      135      272      28      87       148     297      31       95      161      322      34      103      174     347
AST Sanford Bernstein Managed Index 500    21       66      113      228      24      74       126     254      27       82      139      279      29      89       152     305
AST American Century Income & Growth       23       71      122      245      26      79       134     269      28       86      147      296      31      94       160     321
AST Alliance Growth and Income             23       71      122      245      26      79       134     269      28       86      147      296      31      94       160     321
AST MFS Growth with Income                 25       76      130      262      27      84       143     287      30       92      156      313      33      100      169     337
AST INVESCO Capital Income                 23       70      120      241      25      78       133     268      28       86      146      293      30      93       158     317
AST DeAM Global Allocation                 16       50      86       171      19      58       100     200      21       66      113      228      24      74       126     253
AST American Century Strategic Balanced    25       76      129      259      27      83       142     286      30       91      154      309      32      98       166     334
AST T. Rowe Price Asset Allocation         25       76      130      261      27      84       143     287      30       91      155      311      32      98       167     335
AST T. Rowe Price Global Bond              25       76      129      259      27      83       142     286      30       91      154      309      32      98       166     334
AST Federated High Yield                   23       71      122      246      26      79       135     272      28       87      148      297      31      94       160     321
AST Lord Abbett Bond-Debenture             25       76      130      261      27      84       143     287      30       91      155      311      32      98       167     335
AST DeAM Bond                              23       71      121      243      25      78       133     268      28       86      146      294      31      94       159     319
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years    Year     Years   Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST PIMCO Total Return Bond                22       67      114      229      24      74       127     256      27       82      140      281      29      89       152     306
AST PIMCO Limited Maturity Bond            22       68      116      233      25      76       129     259      27       83      142      286      30      91       154     309
AST Money Market                           20       61      104      208      22      68       117     235      25       76      129      259      27      83       142     286

MV Emerging Markets                        31       94      159      318      33      101      171     342      36       109     184      367      38      116      195     388

WFVT Equity Income                         24       73      125      251      26      80       137     276      29       88      150      302      31      95       162     325

INVESCO VIF Dynamics                       25       76      129      259      27      83       142     286      30       91      154      309      32      98       166     334
INVESCO VIF Technology                     24       75      128      258      27      83       141     283      30       91      154      309      32      98       166     333
INVESCO VIF Health Sciences                24       75      128      257      27      83       141     283      29       90      153      307      32      98       166     332
INVESCO VIF Financial Services             24       75      128      258      27      83       141     283      30       91      154      309      32      98       166     333
INVESCO VIF Telecommunications             25       76      129      259      27      83       142     286      30       91      155      311      32      98       167     335

Evergreen VA Global Leaders                24       73      125      251      26      80       137     276      29       88      150      302      31      95       162     325
Evergreen VA Special Equity                24       74      126      254      27      82       139     279      29       89      152      305      32      97       164     329
Evergreen VA Omega                         21       64      110      221      23      72       123     248      26       80      136      274      29      88       149     299

ProFund VP Europe 30                       33      100      169      339      35      107      181     362      38       115     194      386      40      122      206     408
ProFund VP Asia 30                         33      101      171      343      36      109      184     367      38       116     196      390      41      124      208     412
ProFund VP Japan                           33      101      171      343      36      109      184     367      38       116     196      390      41      124      208     412
ProFund VP Banks                           34      103      174      347      36      110      185     368      39       117     197      392      41      124      208     412
ProFund VP Basic Materials                 34      103      174      347      36      110      185     368      39       117     197      392      41      124      208     412
ProFund VP Biotechnology                   34      103      174      348      36      110      186     371      39       118     198      393      41      125      210     415
ProFund VP Consumer Cyclical               34      103      174      347      36      110      185     368      39       117     197      392      41      124      208     412
ProFund VP Consumer Non-Cyclical           34      103      174      347      36      110      185     368      39       117     197      392      41      124      208     412
ProFund VP Energy                          34      103      174      348      36      110      186     371      39       118     198      393      41      125      210     415
ProFund VP Financial                       34      103      174      348      36      110      186     371      39       118     198      393      41      125      210     415
ProFund VP Healthcare                      34      103      174      348      36      110      186     371      39       118     198      393      41      125      210     415
ProFund VP Industrial                      34      103      174      347      36      110      185     368      39       117     197      392      41      124      208     412
ProFund VP Internet                        34      103      174      347      36      110      185     368      39       117     197      392      41      124      208     412
ProFund VP Pharmaceuticals                 34      103      174      347      36      110      185     368      39       117     197      392      41      124      208     412
ProFund VP Precious Metals                 34      103      174      347      36      110      185     368      39       117     197      392      41      124      208     412
ProFund VP Real Estate                     34      103      174      348      36      110      186     371      39       118     198      393      41      125      210     415
ProFund VP Semiconductor                   34      103      174      347      36      110      185     368      39       117     197      392      41      124      208     412
ProFund VP Technology                      34      103      174      348      36      110      186     371      39       118     198      393      41      125      210     415
ProFund VP Telecommunications              34      103      174      348      36      110      186     371      39       118     198      393      41      125      210     415
ProFund VP Utilities                       34      103      174      348      36      110      186     371      39       118     198      393      41      125      210     415
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years    Year     Years   Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
ProFund VP Bull                            34      103      174      348      36      110      186     371      39       118     198      393      41      125      210     415
ProFund VP Bear                            33      100      169      339      35      107      181     362      38       115     194      386      40      122      206     408
ProFund VP Bull Plus                       33      101      171      343      36      109      184     367      38       116     196      390      41      124      208     412
ProFund VP OTC                             33      101      171      341      36      109      184     366      38       116     195      387      41      123      207     410
ProFund VP Short OTC                       33      102      173      346      36      109      184     367      39       117     197      391      41      124      208     412
ProFund VP UltraOTC                        33      102      173      346      36      109      184     367      39       117     197      391      41      124      208     412
ProFund VP Mid-Cap Value                   34      103      174      347      36      110      185     368      39       117     197      392      41      124      208     412
ProFund VP Mid-Cap Growth                  34      103      174      347      36      110      185     368      39       117     197      392      41      124      208     412
ProFund VP UltraMid-Cap                    34      103      174      347      36      110      186     371      39       118     198      393      41      125      210     415
ProFund VP Small-Cap Value                 34      103      174      347      36      110      186     371      39       118     198      393      41      125      210     415
ProFund VP Small-Cap Growth                34      103      174      347      36      110      186     371      39       118     198      393      41      125      210     415
ProFund VP UltraSmall-Cap                  34      103      174      348      36      110      186     371      39       118     198      393      41      125      210     415
ProFund VP U.S. Government Plus            31       94      160      321      33      101      172     345      36       109     184      367      39      117      197     391
ProFund VP Rising Rates Opportunity        33      102      173      346      36      109      184     367      39       117     197      391      41      124      208     412

First Trust(R)10 Uncommon Values            28       85      144      289      30      92       156     313      33       100     169      338      35      107      181     361

SP Jennison International Growth           30       92      157      315      33      100      169     339      35       107     181      362      38      115      194     386
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- --------------------------------- ---------------------------------- --------------------------------- ----------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected      One Optional Benefit Elected        Any Two Optional Benefits        All Optional Benefits Elected
your   Annuity   at  the   end  of  the                                                                                   Elected
applicable period
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
Sub-account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years   Years    Year     Years    Years   Years    Year     Years   Years   Years    Year     Years    Years   Years
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
AST Strong International Equity            100     142      182     266      103      150      195     291      105      157     207     315      108      165      219     339
AST William Blair International Growth     100     142      182     266      103      150      195     291      105      157     207     315      108      165      219     339
AST American Century International
Growth                                     102     147      189     279      104      154      202     305      107      162     214     329      109      169      226     352
AST DeAM International Equity              100     143      183     268      103      151      196     294      106      159     209     319      108      166      221     342
AST MFS Global Equity                      103     150      195     292      105      158      208     317      108      165     220     340      110      172      231     362
AST PBHG Small-Cap Growth                  100     143      183     267      103      150      195     292      105      158     208     317      108      166      221     342
AST DeAM Small-Cap Growth                  100     143      183     267      103      150      195     292      105      158     208     317      108      166      221     342
AST Federated Aggressive Growth            102     149      193     287      105      156      205     311      107      163     217     335      110      171      229     358
AST Gabelli Small-Cap Value                100     141      179     259      102      148      192     286      105      156     204     309      107      163      216     334
AST DeAM Small-Cap Value                   99      139      177     255      102      147      190     281      104      154     202     306      107      162      214     329
AST Goldman Sachs Mid-Cap Growth           101     145      187     276      104      153      200     300      106      160     212     325      109      168      224     348
AST Neuberger Berman Mid-Cap Growth        100     142      181     263      103      150      194     289      105      157     206     314      108      165      219     338
AST Neuberger Berman Mid-Cap Value         101     145      186     273      104      153      199     299      106      160     211     323      109      168      224     347
AST Alger All-Cap Growth                   101     144      185     272      103      152      198     297      106      159     210     321      108      166      222     345
AST Gabelli All-Cap Value                  101     144      185     272      103      152      198     297      106      159     210     321      108      166      222     345
AST T. Rowe Price Natural Resources        100     141      180     262      102      149      193     287      105      157     206     313      108      165      219     337
AST Alliance Growth                        100     142      182     265      103      150      194     289      105      157     207     315      108      165      219     339
AST MFS Growth                             100     141      180     262      102      149      193     287      105      157     206     313      108      165      219     337
AST Marsico Capital Growth                 99      140      178     257      102      148      191     283      104      155     203     307      107      163      216     332
AST Goldman Sachs Concentrated Growth      99      138      175     252      101      146      188     278      104      154     201     303      107      162      214     328
AST DeAM Large-Cap Growth                  99      138      174     249      101      145      187     276      104      153     200     301      106      160      212     325
AST DeAM Large-Cap Value                   99      138      174     249      101      145      187     276      104      153     200     301      106      160      212     325
AST Alliance/Bernstein Growth + Value      102     149      193     287      105      156      205     311      107      163     217     335      110      171      229     358
AST Sanford Bernstein Core Value           100     142      182     266      103      150      195     292      105      158     208     317      108      165      220     340
AST Cohen & Steers Realty                  101     144      185     272      103      152      198     297      106      160     211     322      109      168      224     347
AST Sanford Bernstein Managed Index 500    96      131      163     228      99       139      176     254      102      147     189     279      104      154      202     305
AST American Century Income & Growth       98      136      172     245      101      144      184     269      103      151     197     296      106      159      210     321
AST Alliance Growth and Income             98      136      172     245      101      144      184     269      103      151     197     296      106      159      210     321
AST MFS Growth with Income                 100     141      180     262      102      149      193     287      105      157     206     313      108      165      219     337
AST INVESCO Capital Income                 98      135      170     241      100      143      183     268      103      151     196     293      105      158      208     317
AST DeAM Global Allocation                 91      115      136     171      94       123      150     200      96       131     163     228      99       139      176     253
AST American Century Strategic Balanced    100     141      179     259      102      148      192     286      105      156     204     309      107      163      216     334
AST T. Rowe Price Asset Allocation         100     141      180     261      102      149      193     287      105      156     205     311      107      163      217     335
AST T. Rowe Price Global Bond              100     141      179     259      102      148      192     286      105      156     204     309      107      163      216     334
AST Federated High Yield                   98      136      172     246      101      144      185     272      103      152     198     297      106      159      210     321
AST Lord Abbett Bond-Debenture             100     141      180     261      102      149      193     287      105      156     205     311      107      163      217     335
AST DeAM Bond                              98      136      171     243      100      143      183     268      103      151     196     294      106      159      209     319
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
your   Annuity   at  the   end  of  the
applicable period
                                         ---------------------------------- ---------------------------------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years    Year     Years   Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST PIMCO Total Return Bond                97      132      164      229      99      139      177     256      102      147     190      281     104      154      202     306
AST PIMCO Limited Maturity Bond            97      133      166      233     100      141      179     259      102      148     192      286     105      156      204     309
AST Money Market                           95      126      154      208      97      133      167     235      100      141     179      259     102      148      192     286

MV Emerging Markets                        106     159      209      318     108      166      221     342      111      174     234      367     113      181      245     388

WFVT Equity Income                         99      138      175      251     101      145      187     276      104      153     200      302     106      160      212     325

INVESCO VIF Dynamics                       100     141      179      259     102      148      192     286      105      156     204      309     107      163      216     334
INVESCO VIF Technology                     99      140      178      258     102      148      191     283      105      156     204      309     107      163      216     333
INVESCO VIF Health Sciences                99      140      178      257     102      148      191     283      104      155     203      307     107      163      216     332
INVESCO VIF Financial Services             99      140      178      258     102      148      191     283      105      156     204      309     107      163      216     333
INVESCO VIF Telecommunications             100     141      179      259     102      148      192     286      105      156     205      311     107      163      217     335
                                           100     141      179      259     102      148      192     286      105      156     204      309     107      163      216     334
Evergreen VA Global Leaders                99      138      175      251     101      145      187     276      104      153     200      302     106      160      212     325
Evergreen VA Special Equity                99      139      176      254     102      147      189     279      104      154     202      305     107      162      214     329
Evergreen VA Omega                         96      129      160      221      98      137      173     248      101      145     186      274     104      153      199     299

ProFund VP Europe 30                       108     165      219      339     110      172      231     362      113      180     244      386     115      187      256     408
ProFund VP Asia 30                         108     166      221      343     111      174      234     367      113      181     246      390     116      189      258     412
ProFund VP Japan                           108     166      221      343     111      174      234     367      113      181     246      390     116      189      258     412
ProFund VP Banks                           109     168      224      347     111      175      235     368      114      182     247      392     116      189      258     412
ProFund VP Basic Materials                 109     168      224      347     111      175      235     368      114      182     247      392     116      189      258     412
ProFund VP Biotechnology                   109     168      224      348     111      175      236     371      114      183     248      393     116      190      260     415
ProFund VP Consumer Cyclical               109     168      224      347     111      175      235     368      114      182     247      392     116      189      258     412
ProFund VP Consumer Non-Cyclical           109     168      224      347     111      175      235     368      114      182     247      392     116      189      258     412
ProFund VP Energy                          109     168      224      348     111      175      236     371      114      183     248      393     116      190      260     415
ProFund VP Financial                       109     168      224      348     111      175      236     371      114      183     248      393     116      190      260     415
ProFund VP Healthcare                      109     168      224      348     111      175      236     371      114      183     248      393     116      190      260     415
ProFund VP Industrial                      109     168      224      347     111      175      235     368      114      182     247      392     116      189      258     412
ProFund VP Internet                        109     168      224      347     111      175      235     368      114      182     247      392     116      189      258     412
ProFund VP Pharmaceuticals                 109     168      224      347     111      175      235     368      114      182     247      392     116      189      258     412
ProFund VP Precious Metals                 109     168      224      347     111      175      235     368      114      182     247      392     116      189      258     412
ProFund VP Real Estate                     109     168      224      348     111      175      236     371      114      183     248      393     116      190      260     415
ProFund VP Semiconductor                   109     168      224      347     111      175      235     368      114      182     247      392     116      189      258     412
ProFund VP Technology                      109     168      224      348     111      175      236     371      114      183     248      393     116      190      260     415
ProFund VP Telecommunications              109     168      224      348     111      175      236     371      114      183     248      393     116      190      260     415
ProFund VP Utilities                       109     168      224      348     111      175      236     371      114      183     248      393     116      190      260     415
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
your   Annuity   at  the   end  of  the
applicable period
                                         ---------------------------------- ---------------------------------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years    Year     Years   Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
ProFund VP Bull                            109     168      224      348     111      175      236     371      114      183     248      393     116      190      260     415
ProFund VP Bear                            108     165      219      339     110      172      231     362      113      180     244      386     115      187      256     408
ProFund VP Bull Plus                       108     166      221      343     111      174      234     367      113      181     246      390     116      189      258     412
ProFund VP OTC                             108     166      221      341     111      174      234     366      113      181     245      387     116      188      257     410
ProFund VP Short OTC                       108     167      223      346     111      174      234     367      114      182     247      391     116      189      258     412
ProFund VP UltraOTC                        108     167      223      346     111      174      234     367      114      182     247      391     116      189      258     412
ProFund VP Mid-Cap Value                   109     168      224      347     111      175      235     368      114      182     247      392     116      189      258     412
ProFund VP Mid-Cap Growth                  109     168      224      347     111      175      235     368      114      182     247      392     116      189      258     412
ProFund VP UltraMid-Cap                    109     168      224      347     111      175      236     371      114      183     248      393     116      190      260     415
ProFund VP Small-Cap Value                 109     168      224      347     111      175      236     371      114      183     248      393     116      190      260     415
ProFund VP Small-Cap Growth                109     168      224      347     111      175      236     371      114      183     248      393     116      190      260     415
ProFund VP UltraSmall-Cap                  109     168      224      348     111      175      236     371      114      183     248      393     116      190      260     415
ProFund VP U.S. Government Plus            106     159      210      321     108      166      222     345      111      174     234      367     114      182      247     391
ProFund VP Rising Rates Opportunity        108     167      223      346     111      174      234     367      114      182     247      391     116      189      258     412

First Trust(R)10 Uncommon Values            103     150      194      289     105      157      206     313      108      165     219      338     110      172      231     361

SP Jennison International Growth           105     157      207      315     108      165      219     339      110      172     231      362     113      180      244     386
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

------------------------------------------------------------------------------------------------------------------------------------
The Expense  Examples  shown above assume your Account Value is less than $100,000 so that the Annual  Maintenance  Fee applies.  If your Account  Value is greater than  $100,000  such that the Annual  Maintenance  Fee does not apply,  the amounts  indicated in the
Expense Examples shown above would be reduced.
------------------------------------------------------------------------------------------------------------------------------------

60

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment option is a Sub-account of American Skandia Life Assurance  Corporation  Variable Account B (see "What are
Separate  Accounts" for more detailed  information.)  Each Sub-account  invests  exclusively in one Portfolio.  You should carefully read the prospectus for any Portfolio in which you are interested.  The following chart  classifies each of the Portfolios  based on our  assessment  of their  investment  style (as of the date of this  Prospectus).  The chart also  provides a  description  of each
Portfolio's  investment  objective (in italics) and a short,  summary description of their key policies to assist you in determining which  Portfolios  may be of  interest  to you.  There is no  guarantee  that any  underlying  Portfolio  will  meet its  investment objective.

The name of the  advisor/sub-advisor  for each Portfolio  appears next to the description.  Those Portfolios whose name includes the prefix "AST" are Portfolios of American  Skandia Trust.  The investment  manager for AST is American  Skandia  Investment  Services,
Incorporated,  an affiliated company of American Skandia.  However, a sub-advisor,  as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds.  They are only available as investment  options in variable  annuity  contracts and variable  life  insurance  policies  issued by insurance  companies,  or in some cases,  to  participants  in certain  qualified retirement  plans.  However,  some of the Portfolios  available as Sub-accounts  under the Annuity are managed by the same portfolio advisor or  sub-advisor  as a retail  mutual fund of the same or similar name that the  Portfolio may have been modeled after at its inception.  Certain retail mutual funds may also have been modeled after a Portfolio.  While the  investment  objective and policies of the retail  mutual  funds and the  Portfolios  may be  substantially  similar,  the  actual  investments  will  differ to varying degrees.  Differences  in the  performance  of the funds can be  expected,  and in some cases could be  substantial.  You should not compare the  performance  of a publicly  traded mutual fund with the  performance  of any  similarly  named  Portfolio  offered as a
Sub-account.  Details about the  investment  objectives,  policies,  risks,  costs and management of the Portfolios are found in the prospectuses  for the underlying  mutual funds.  The current  prospectus and statement of additional  information for the underlying
Portfolios can be obtained by calling 1-800-766-4530.

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST Strong International Equity (f/k/a AST AIM International  Equity):  seeks long-term capital      Strong Capital
                    growth by investing in a diversified  portfolio of international  equity securities the issuers of which are  considered to have strong  earnings  momentum.  The  Portfolio  seeks to meet its objective by investing,  under normal market conditions,  at least 80% of its total assets in a diversified  portfolio  of equity  securities  of  companies  located or operating in developed
      EQUITY        non-U.S.  countries  and emerging  markets of the world.  The  Sub-advisor  intends to focus on companies  with an  above-average  potential  for  long-term  growth  and  attractive  relative
                    valuations.  The Sub-advisor  selects companies based on five key factors:  growth,  valuation,     Management, Inc.
                    management, risk and sentiment.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST William Blair  International  Growth (f/k/a AST Janus  Overseas  Growth):  seeks  long-term     William Blair &
                    growth of capital.  The  Portfolio  pursues its  objective  primarily  through  investments  in equity  securities  of issuers  located  outside  the United  States.  The  Portfolio  normally invests at least 80% of its total assets in securities of issuers from at least five  different
      EQUITY        countries,  excluding the United States.  The Portfolio invests primarily in companies selected for their growth  potential.  Securities are generally  selected  without regard to any defined
                    allocation among countries,  geographic regions or industry sectors, or other similar selection     Company, L.L.C.
                    procedure.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to     American Century
                    achieve its investment  objective by investing  primarily in equity securities of international companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a
      EQUITY        growth  investment  strategy it developed  that looks for  companies  with earnings and revenue growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment
                    selections,  including the prospects for relative  economic  growth among countries or regions,        Investment
                    economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations     Management, Inc.
                    and tax considerations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  International  Equity  (f/k/a AST  Founders  Passport):  seeks  capital  growth.  The
                    Portfolio  pursues its  objective  by  investing at least 80% of its total assets in the equity securities of companies in developed non-U.S.  countries that are represented in the MSCI EAFE(R)
  INTER-NATIONAL    Index.  The  target of this  Portfolio  is to track the  performance  of the MSCI  EAFE(R)Index      Deutsche Asset
      EQUITY        within 4% with normal deviation  expected of 1%. The Sub-advisor  considers a number of factors     Management, Inc.
                    in  determining  whether  to invest  in a stock,  including  earnings  growth  rate,  analysts'
                    estimates of future earnings and industry-relative price multiples.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Global Equity:  seeks capital growth.  Under normal circumstances the Portfolio invests
                    at least 80% of its assets in equity securities of U.S. and foreign issuers  (including issuers      Massachusetts
  GLOBAL EQUITY     in developing  countries).  The Portfolio  generally seeks to purchase  securities of companies    Financial Services
                    with relatively large market capitalizations relative to the market in which they are traded.           Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST PBHG  Small-Cap  Growth  (f/k/a AST Janus  Small-Cap  Growth):  seeks capital  growth.  The
                    Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the
 SMALL CAP GROWTH   common stocks of  small-sized  companies,  whose market  capitalizations  are similar to market     Pilgrim Baxter &
                    capitalizations  of the  companies  in  the  Russell  2000(R)Index.  Following  the  change  in     Associates, Ltd.
                    sub-advisor, the AST PBHG Small-Cap Growth sub-account is now re-opened to all Contract Owners.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP GROWTH   AST DeAM  Small-Cap  Growth  (f/k/a AST Scudder  Small-Cap  Growth):  seeks  maximum  growth of      Deutsche Asset
                    investors'  capital  from a portfolio  of growth  stocks of smaller  companies.  The  Portfolio pursues its  objective  by normally  investing  at least 80% of its total  assets in the equity
                    securities  of  small-sized   companies  included  in  the  Russell  2000  Growth(R)Index.  The
                    Sub-advisor  employs  an  investment  strategy  designed  to  maintain  a  portfolio  of equity
                    securities  which  approximates  the market risk of those  stocks  included in the Russell 2000     Management, Inc.
                    Growth(R)Index, but which attempts to outperform the Russell 2000 Growth(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    SMALL CAP       AST Federated  Aggressive  Growth:  seeks capital growth.  The Portfolio pursues its investment   Federated Investment
                    objective by investing  in equity  securities  of companies  offering  superior  prospects  for earnings  growth.  The Portfolio  focuses its  investments on the equity  securities of smaller companies,  but it is not  subject to any  specific  market  capitalization  requirements.  The
      GROWTH        Portfolio may invest in foreign issuers through American Depositary  Receipts.  The Portfolio's   Counseling/Federated
                    strategies with respect to security analysis,  market  capitalization and sector allocation are    Global Investment
                    designed to produce a portfolio of stocks whose long-term  growth  prospects are  significantly     Management Corp.
                    above those of the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST Gabelli Small-Cap Value:  seeks to provide long-term capital growth by investing  primarily          GAMCO
                    in  small-capitalization  stocks that appear to be  undervalued.  The  Portfolio  will normally invest at least  65% of its total  assets in  stocks  and  equity-related  securities  of small companies  ($1  billion  or less in market  capitalization).  Reflecting  a value  approach  to investing,  the Portfolio  will seek the stocks of companies  whose current stock prices do not appear to adequately reflect their underlying value as measured by assets,  earnings, cash flow or business franchises.
                    Effective  July 31, 2002,  the Portfolio will have a  non-fundamental  policy to invest,  under
                    normal  circumstances,  at  least  80% of the  value  of its  assets  in  small  capitalization     Investors, Inc.
                    companies.  Effective  September  30, 2002,  the stated  market  capitalization  range has been increased to $1.5 billion or less.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST DeAM Small-Cap Value:  seeks maximum growth of investors'  capital.  The Portfolio  pursues      Deutsche Asset
                    its objective by normally  investing at least 80% of its total assets in the equity  securities of small-sized  companies  included in the Russell 2000(R)Value Index.  The Sub-advisor  employs
                    an  investment   strategy   designed  to  maintain  a  portfolio  of  equity  securities  which
                    approximates  the market risk of those stocks  included in the Russell  2000(R)Value Index,  but     Management, Inc
                    which attempts to outperform the Russell 2000(R)Value Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP GROWTH    AST Goldman Sachs Mid-Cap  Growth (f/k/a AST Janus Mid-Cap  Growth):  seeks  long-term  capital   Goldman Sachs Asset
                    growth.  The  Portfolio  pursues its  investment  objective,  by investing  primarily in equity securities  selected for their growth  potential,  and normally invests at least 80% of its net assets in medium-sized  companies.  For purposes of the Portfolio,  medium-sized  companies are those whose market  capitalizations  (measured at the time of investment) fall within the range of companies  in the  Standard & Poor's  MidCap 400 Index.  The  Sub-advisor  seeks to identify
                    individual  companies with earnings  growth  potential that may not be recognized by the market        Management
                    at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Neuberger  Berman Mid-Cap  Growth:  seeks capital growth.  Under normal market  conditions, the Portfolio  primarily invests at least 80% of its net assets in the common stocks of mid-cap
                    companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that     Neuberger Berman
  MID-CAP GROWTH    fall within the range of the Russell Midcap(R)Index,  at the time of investment,  are considered        Management
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of       Incorporated
                    large-cap companies as well as in small-cap  companies.  The Sub-advisor looks for fast-growing companies that are in new or rapidly evolving industries.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MID-CAP VALUE    AST Neuberger Berman Mid-Cap Value: seeks capital growth.  Under normal market conditions,  the     Neuberger Berman
                    Portfolio  primarily  invests at least 80% of its net  assets in the  common  stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell  Midcap(R)Index at the time of investment  are  considered mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of
                    large-cap  companies as well as in small-cap  companies.  Under the Portfolio's  value-oriented        Management
                    investment  approach,  the Sub-advisor looks for well-managed  companies whose stock prices are       Incorporated
                    undervalued and that may rise in price before other investors realize their worth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      ALL-CAP       AST Alger All-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in        Fred Alger
                    equity securities,  such as common or preferred stocks, that are listed on U.S. exchanges or in the  over-the-counter  market.  The Portfolio may invest in the equity  securities of companies
      GROWTH        of all sizes,  and may emphasize  either  larger or smaller  companies at a given time based on
                    the Sub-advisor's assessment of particular companies and market conditions.                         Management, Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Gabelli  All-Cap  Value:  seeks  capital  growth.  The  Portfolio  pursues its objective by investing primarily in readily marketable equity securities including common stocks,  preferred stocks and  securities  that may be converted at a later time into common stock.  The Portfolio
      ALL-CAP       may invest in the  securities  of companies of all sizes,  and may  emphasize  either larger or
       VALUE        smaller  companies  at a  given  time  based  on the  Sub-advisor's  assessment  of  particular  GAMCO Investors, Inc.
                    companies and market  conditions.  The Portfolio  focuses on companies that appear  underpriced relative  to their  private  market  value  ("PMV").  PMV is the  value  that  the  Portfolio's
                    Sub-advisor believes informed investors would be willing to pay for a company.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST T. Rowe Price Natural  Resources:  seeks  long-term  capital growth  primarily  through the common stocks of companies  that own or develop  natural  resources  (such as energy  products, precious  metals and forest  products)  and other basic  commodities.  The  Portfolio  normally invests  primarily (at least 80% of its total assets) in the common stocks of natural  resource
      SECTOR        companies whose earnings and tangible  assets could benefit from  accelerating  inflation.  The      T. Rowe Price
                    Portfolio looks for companies that have the ability to expand production,  to maintain superior     Associates, Inc.
                    exploration  programs  and  production   facilities,   and  the  potential  to  accumulate  new
                    resources.  At least 50% of Portfolio assets will be invested in U.S. securities,  up to 50% of total assets also may be invested in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance  Growth:  seeks long-term  capital growth.  The Portfolio  invests at least 80% of its total assets in the equity  securities of a limited  number of large,  carefully  selected, high-quality  U.S.  companies  that are judged  likely to  achieve  superior  earnings  growth.
 LARGE CAP GROWTH   Normally,  about 40-60  companies will be  represented in the Portfolio,  with the 25 companies     Alliance Capital
                    most  highly  regarded  by  the  Sub-advisor  usually  constituting  approximately  70%  of the     Management, L.P.
                    Portfolio's  net assets.  An emphasis is placed on identifying  companies  whose  substantially above average prospective earnings growth is not fully reflected in current market valuations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and
                    related securities,  such as preferred stocks,  convertible securities and depositary receipts,      Massachusetts
 LARGE CAP GROWTH   of companies that the  Sub-advisor  believes offer better than average  prospects for long-term    Financial Services
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run         Company
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment     Marsico Capital
                    objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor
                    then looks for individual  companies with earnings growth  potential that may not be recognized     Management, LLC
                    by the market at large, a "bottom up" stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST Goldman Sachs Concentrated  Growth (f/k/a AST JanCap Growth):  seeks growth of capital in a   Goldman Sachs Asset
                    manner  consistent  with  the  preservation  of  capital.   Realization  of  income  is  not  a
                    significant  investment  consideration and any income realized on the Portfolio's  investments, therefore,  will be  incidental to the  Portfolio's  objective.  The Portfolio  will pursue its objective  by investing  primarily  in equity  securities  of  companies  that the  Sub-advisor believes are experiencing  favorable demand for their products and services,  and which operate in a favorable  competitive  and  regulatory  environment.  The  Sub-advisor  seeks to identify
                    individual  companies with earnings  growth  potential that may not be recognized by the market        Management
                    at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  Large-Cap  Growth:  seeks  maximum  growth of capital by  investing  primarily in the growth stocks of larger companies.  The Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the equity securities of large-sized  companies included in
 LARGE CAP GROWTH   the Russell 1000(R)Growth Index.  The  Sub-advisor  employs an investment  strategy  designed to      Deutsche Asset
                    maintain a portfolio of equity  securities  which  approximates the market risk of those stocks     Management, Inc.
                    included in the Russell 1000(R)Growth Index,  but which attempts to outperform the Russell 1000(R)
                    Growth Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Large-Cap Value (f/k/a AST Janus Strategic Value):  seeks maximum growth of capital by investing  primarily  in the value  stocks of  larger  companies.  The  Portfolio  pursues  its objective by normally  investing at least 80% of its total assets in the equity  securities  of
  LARGE CAP VALUE   large-sized  companies  included in the Russell 1000(R)Value Index.  The Sub-advisor  employs an      Deutsche Asset
                    investment  strategy designed to maintain a portfolio of equity  securities which  approximates     Management, Inc.
                    the market risk of those stocks  included in the Russell 1000(R)Value Index,  but which attempts to outperform the Russell 1000(R)Value Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    LARGE CAP       AST Alliance/Bernstein  Growth + Value: seeks capital growth by investing  approximately 50% of     Alliance Capital
                    its assets in growth  stocks of large  companies and  approximately  50% of its assets in value stocks of large  companies.  The Portfolio will invest primarily in commons tocks of large U.S.
                    companies  included in the Russell  1000(R)Index (the "Russell  1000(R)").  The Russell 1000(R)is a
                    market  capitalization-weighted  index that measures the  performance of the 1,000 largest U.S.
                    companies.  Normally,  about 60-85  companies will be represented in the Portfolio,  with 25-35
      BLEND         companies  primarily from the Russell 1000(R)Growth Index constituting  approximately 50% of the
                    Portfolio's  net assets and 35-50  companies  primarily  from the  Russell  1000(R)Value  Index
                    constituting  the  remainder  of  the  Portfolio's  net  assets.   There  will  be  a  periodic     Management, L.P.
                    rebalancing  of each  segment's  assets  to take  account  of market  fluctuations  in order to maintain the approximately equal allocation.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  LARGE CAP VALUE   AST Sanford  Bernstein Core Value:  seeks  long-term  capital growth by investing  primarily in   Sanford C. Bernstein
                    common stocks.  The  Sub-advisor  expects that the majority of the  Portfolio's  assets will be invested in the common stocks of large  companies  that appear to be  undervalued.  Among other things, the Portfolio seeks to identify compelling buying opportunities  created when companies are undervalued on the basis of investor  reactions to near-term problems or circumstances even
                    though their long-term  prospects  remain sound. The Sub-advisor  seeks to identify  individual        & Co., LLC
                    companies with earnings growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   REAL ESTATE      AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate      Cohen & Steers
                    securities.  The  Portfolio  pursues  its  investment  objective  by  investing,  under  normal circumstances,  at least 80% of its net assets in  securities  of real  estate  issuers.  Under normal  circumstances,  the Portfolio will invest substantially all of its assets in the equity
      (REIT)        securities of real estate companies,  i.e., a company that derives at least 50% of its revenues
                    from the ownership,  construction,  financing, management or sale of real estate or that has at   Capital Management,
                    least  50% of its  assets in real  estate.  Real  estate  companies  may  include  real  estate           Inc.
                    investment trusts or REITs.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MANAGED INDEX     AST Sanford Bernstein Managed Index 500: will invest, under normal circumstances,  at least 80%   Sanford C. Bernstein
                    of its net assets in  securities  included in the Standard & Poor's 500  Composite  Stock Price
                    Index  (the  "S&P(R)500 ").  The  Portfolio  seeks  to  outperform  the S&P 500  through  stock selection  resulting  in  different  weightings  of common  stocks  relative to the index.  The
                    Portfolio will invest  primarily in the common stocks of companies  included in the S&P 500. In seeking  to  outperform  the S&P  500,  the  Sub-advisor  starts  with a  portfolio  of  stocks representative  of the holdings of the index.  It then uses a set of  fundamental  quantitative criteria  that are designed to indicate  whether a particular  stock will  predictably  perform better or worse than the S&P 500. Based on these criteria,  the Sub-advisor  determines whether the  Portfolio  should  over-weight,  under-weight  or hold a  neutral  position  in the  stock
                    relative  to the  proportion  of the S&P 500  that  the  stock  represents.  In  addition,  the        & Co., LLC
                    Sub-advisor  also  may  determine  that  based on the  quantitative  criteria,  certain  equity securities that are not included in the S&P 500 should be held by the Portfolio.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST American  Century Income & Growth:  seeks capital growth with current income as a secondary objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital
      GROWTH        growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer     American Century
       AND          potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique        Investment
      INCOME        with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500     Management, Inc.
                    Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance Growth and Income:  seeks long-term  growth of capital and income while attempting to avoid excessive  fluctuations in market value. The Portfolio  normally will invest in common
      GROWTH        stocks  (and  securities   convertible  into  common  stocks).  The  Sub-advisor  will  take  a
       AND          value-oriented  approach,  in that it will  try to keep  the  Portfolio's  assets  invested  in     Alliance Capital
      INCOME        securities that are selling at reasonable  valuations in relation to their fundamental business     Management, L.P.
                    prospects.  The  stocks  that the  Portfolio  will  normally  invest in are  those of  seasoned companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Growth with  Income:  seeks long term growth of capital  with a secondary  objective to seek  reasonable  current  income.  Under normal market  conditions,  the Portfolio  invests at least 65% of its total  assets in common  stocks  and  related  securities,  such as  preferred
      GROWTH        stocks,  convertible  securities  and  depositary  receipts.  The stocks in which the Portfolio      Massachusetts
       AND          invests  generally  will pay  dividends.  While the  Portfolio  may invest in  companies of any    Financial Services
      INCOME        size, the Portfolio generally focuses on companies with larger market  capitalizations that the         Company
                    Sub-advisor  believes have  sustainable  growth  prospects and attractive  valuations  based on current and  expected  earnings  or cash flow.  The  Portfolio  may invest up to 20% of its net assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     AST INVESCO Capital Income (f/k/a AST INVESCO Equity Income):  seeks capital growth and current   INVESCO Funds Group,
                    income  while  following  sound  investment  practices.  The  Portfolio  seeks to  achieve  its objective by investing in  securities  that are expected to produce  relatively  high levels of income and consistent,  stable returns.  The Portfolio normally will invest at least 65% of its assets in  dividend-paying  common and preferred stocks of domestic and foreign issuers.  Up to
                    30% of the  Portfolio's  assets may be  invested in equity  securities  that do not pay regular           Inc.
                    dividends.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
     BALANCED       AST DeAM Global  Allocation  (f/k/a AST AIM  Balanced):  seeks a high level of total  return by      Deutsche Asset
                    investing  primarily in a diversified  portfolio of mutual funds. The Portfolio  initially will invest  in  equity  securities  and in  fixed  income  securities  as  well as  other  open-end management  investment  companies  affiliated  with the  Sub-advisor.  The  Portfolio  also may diversify its assets by investing in several other AST  Portfolios  ("Underlying  Portfolios").
                    The Portfolio seeks to achieve its investment objective by investing in different  combinations of  the  Underlying  Portfolios  and  equity  and  fixed-income  securities.  Once  assets  are
                    allocated  to AST  Portfolios,  the  Portfolio  is expected to be invested in at least six such     Management, Inc.
                    Underlying  Portfolios at any time. It is expected that the  investment  objectives of such AST
                    Portfolios will be diversified.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST  American  Century  Strategic  Balanced:  seeks  capital  growth and  current  income.  The
                    Sub-advisor  intends  to  maintain  approximately  60%  of the  Portfolio's  assets  in  equity
                    securities and the remainder in bonds and other fixed income  securities.  Both the Portfolio's     American Century
     BALANCED       equity and fixed  income  investments  will  fluctuate  in value.  The equity  securities  will        Investment
                    fluctuate  depending on the  performance of the companies that issued them,  general market and     Management, Inc.
                    economic  conditions,  and investor  confidence.  The fixed income investments will be affected primarily by rising or falling interest rates and the credit quality of the issuers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
ASSET ALLOCA-TION   AST T. Rowe Price Asset Allocation:  seeks a high level of total return by investing  primarily      T. Rowe Price
                    in a  diversified  portfolio  of fixed income and equity  securities.  The  Portfolio  normally invests  approximately  60% of its total  assets in equity  securities  and 40% in fixed income securities.  The Sub-advisor  concentrates common stock investments in larger, more established companies,  but the  Portfolio may include small and  medium-sized  companies  with good growth
                    prospects.  The fixed income portion of the Portfolio will be allocated among  investment grade     Associates, Inc.
                    securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   GLOBAL BOND      AST T. Rowe Price Global  Bond:  seeks to provide  high  current  income and capital  growth by      T. Rowe Price
                    investing  in  high-quality  foreign and U.S.  dollar-denominated  bonds.  The  Portfolio  will invest at least 80% of its total  assets in all types of high  quality  bonds  including  those issued  or  guaranteed  by U.S.  or  foreign  governments  or  their  agencies  and by  foreign authorities,  provinces and  municipalities  as well as investment  grade  corporate  bonds and mortgage and  asset-backed  securities of U.S. and foreign  issuers.  The  Portfolio  generally invests in countries where the combination of fixed-income  returns and currency exchange rates appears attractive,  or, if the currency trend is unfavorable,  where the Sub-advisor  believes that the currency risk can be minimized  through  hedging.  The Portfolio may also invest up to
                    20% of its assets in the aggregate in below  investment-grade,  high-risk bonds ("junk bonds").
                    In addition,  the  Portfolio may invest up to 30% of its assets in  mortgage-backed  (including   International, Inc.
                    derivatives,  such as collateralized mortgage obligations and stripped mortgage securities) and asset-backed securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 HIGH YIELD BOND    AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified   Federated Investment
                    portfolio of fixed income  securities.  The Portfolio will invest at least 80% of its assets in fixed  income  securities  rated BBB and below.  These  fixed  income  securities  may  include
                    preferred  stocks,   convertible  securities,   bonds,   debentures,   notes,  equipment  lease
                    certificates  and equipment trust  certificates.  A fund that invests  primarily in lower-rated fixed  income  securities  will be subject to greater risk and share price  fluctuation  than a
                    typical  fixed income fund,  and may be subject to an amount of risk that is  comparable  to or        Counseling
                    greater than many equity funds.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST Lord Abbett  Bond-Debenture:  seeks high  current  income and the  opportunity  for capital    Lord, Abbett & Co.
                    appreciation  to produce a high total  return.  To pursue its  objective,  the  Portfolio  will invest,  under  normal  circumstances,  at least 80% of the value of its assets in fixed income securities and normally  invests  primarily in high yield and investment grade debt securities, securities  convertible  in common stock and  preferred  stocks.  The  Portfolio  may find good value in high yield  securities,  sometimes  called  "lower-rated  bonds" or "junk  bonds," and frequently  may have more than half of its assets  invested in those  securities.  At least 20%
                    of the  Portfolio's  assets  must be  invested  in any  combination  of  investment  grade debt securities,  U.S.  Government  securities  and cash  equivalents.  The  Portfolio may also make significant  investments  in  mortgage-backed  securities.  Although the  Portfolio  expects to maintain  a  weighted  average  maturity  in the  range of seven to nine  years,  there  are no restrictions on the overall Portfolio or on individual securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Bond:  seeks a high level of income,  consistent  with the  preservation  of  capital.
                    Under  normal  circumstances,  the  Portfolio  invests  at least  80% of its  total  assets  in
                    intermediate-term  U.S.  Treasury,   corporate,   mortgage-backed  and  asset-backed,   taxable
       BOND         municipal and tax-exempt  municipal bonds. The Portfolio  invests primarily in investment grade      Deutsche Asset
                    fixed  income  securities  rated  within  the  top  three  rating  categories  of a  nationally     Management, Inc.
                    recognized  rating  organization.  Fixed  income  securities  may be issued by U.S. and foreign corporations or entities including banks and various government entities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of    Pacific Investment
                    capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the
                    Sub-advisor's forecast for interest rates.                                                         Management Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the    Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                         Management Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MONEY MARKET     AST Money Market:  seeks to maximize current income and maintain high levels of liquidity.  The      Wells Capital
                    Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective
                    maturities of not more than 397 days.                                                               Management, Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 EMERGING MARKETS   Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under     Montgomery Asset
                    normal  conditions  by investing at least 65% of its total assets in stocks of companies of any size based in the world's  developing  economies.  Under  normal  conditions,  investments  are maintained  in at least six  countries at all times and no more than 35% of total assets in any single  one of them.  Effective  July 31,  2002,  the  Portfolio  will seek  long-term  capital
                    appreciation  under normal  conditions  by investing at least 80% of its total assets in stocks     Management, LLC
                    of companies of any size based in the world's developing economies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.    Wells Fargo Funds
                    The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large, domestic companies with  above-average  return potential based on current market valuations and above-average  dividend income. Under normal market conditions,  the Portfolio invests at least
                    80% of its total assets in income producing  equity  securities and in issues of companies with     Management, LLC
                    market capitalizations of $3 billion or more.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    INVESCO  Variable  Investment  Funds -  Dynamics:  seek  capital  appreciation.  The  Portfolio   INVESCO Funds Group,
                    normally  invests at least 65% of its assets in common  stocks of  mid-sized  companies - those companies that are included in the Russell  Midcap Growth Index at the time of purchase,  or if not  included  in that Index,  have  market  capitalizations  of between  $2.5  billion and $15 billion at the time of purchase.  The core of the Portfolio's  investments are in securities of established  companies  that are leaders in attractive  growth markets with a history of strong returns.  The  remainder of the  Portfolio  is invested in  securities  of companies  that show
                    accelerating  growth,  driven by product cycles,  favorable industry or sector conditions,  and           Inc.
                    other  factors  that the  investment  advisor  believes  will lead to rapid  sales or  earnings growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Technology:  seeks capital  appreciation.  The Portfolio   INVESCO Funds Group,
                    normally  invests  at least  80% of its  assets in the  equity  securities  and  equity-related instruments of companies engaged in technology-related  industries.  These include, but are not
                    limited  to,  applied  technology,  biotechnology,   communications,   computers,  electronics,
                    Internet, IT services and consulting,  software,  telecommunication  equipment and services, IT           Inc.
                    infrastructure and networking companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds  -  Health  Sciences:  seeks  capital  appreciation.   The   INVESCO Funds Group,
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies that  develop,  produce or  distribute  products  or  services  related to health  care.  These companies  include,  but are not limited to,  medical  equipment or supplies,  pharmaceuticals, biotechnology and healthcare  providers and service companies.  The investment advisor attempts
                    to blend  well-established  healthcare  firms with  faster-growing,  more  dynamic  health care           Inc.
                    companies.
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Financial  Services:  seeks  capital  appreciation.  The   INVESCO Funds Group,
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies involved in the financial  services sector.  These companies  include,  but are not limited to, banks (regional and  money-centers),  insurance  companies  (life,  property and casualty,  and multiline),  investment and  miscellaneous  industries  (asset  managers,  brokerage firms, and government-sponsored  agencies) and suppliers to financial services  companies.  The investment advisor seeks  companies which it believes can grow their revenues and earnings in a variety of
                    interest  rate  environments  - although  securities  prices of  financial  services  companies           Inc.
                    generally are interest rate-sensitive.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds -  Telecommunications:  seeks  capital  appreciation.  The   INVESCO Funds Group,
                    Portfolio  normally  invests at least 65% (80%  effective  July 31,  2002) of its assets in the equity  securities  of  companies  that are  engaged in the design,  development,  manufacture, distribution,  or sale of  communications  services  and  equipment,  and  companies  that  are involved in supplying equipment or services to such companies.  The  telecommunications  sector
                    includes  companies  that  offer  telephone  services,   wireless   communications,   satellite
                    communications,  television and movie programming,  broadcasting and Internet access. Normally,
                    the  Portfolio  will  invest  primarily  in  companies  located  in at  least  three  different           Inc.
                    countries, although U.S. issuers will often dominate the holdings.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The
                    Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and
                    non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized
                    countries.  The Portfolio  will invest in no less than three  countries,  which may include the
  GLOBAL EQUITY     U.S.,  but may invest more than 25% of its assets in one country.  The  Portfolio  invests only   Evergreen Investment
                    in the best 100 companies,  which are selected by the  investment  advisor based on qualitative   Management Company,
                    and  quantitative  criteria  such as high  return on  equity,  consistent  earnings  growth and           LLC
                    established market presence.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
-------------------
 SMALL CAP EQUITY   Evergreen VA Special Equity:  seeks capital  growth.  The Portfolio  normally  invests at least   Evergreen Investment
                    80% of its assets in common  stocks of small  U.S.  companies  (i.e.,  companies  whose  market capitalizations  fall within the range of the Russell  2000(R)Index,  at the time of  purchase).
                    The remaining 20% of the  Portfolio's  assets may be represented by cash or invested in various
                    cash  equivalents.  The Portfolio's  advisor selects stocks of companies which it believes have   Management Company,
                    the potential for accelerated growth in earnings and price.                                               LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    Evergreen VA Omega:  seeks long-term capital growth.  The Portfolio invests primarily in common   Evergreen Investment
                    stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market capitalizations.  The  Portfolio  utilizes the  fully-managed  investment  concept  whereby the
                    Portfolio's  manager  will  continuously  review the  Portfolio's  holdings  in light of market conditions,  business  developments  and  economic  trends.  During  this review  process,  the
                    Portfolio's  manager  seeks to identify and invest in industries  that are growing  faster than
                    the economy.  The Portfolio  invests in companies of all sizes. The continuous  review may lead   Management Company,
                    to high portfolio  turnover,  but that will not limit investment  decisions.  The Portfolio may           LLC
                    also invest up to 25% of its assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Europe  30:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the ProFunds  Europe 30 Index.  The ProFunds  Europe 30
                    Index,  created by ProFund Advisors,  is composed of the 30 European companies whose securities are traded on U.S.  exchanges or on the NASDAQ as ADRs with the highest market  capitalization, as determined annually.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    ProFund VP Asia 30: seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the ProFunds Asia 30 Index.  The ProFunds Asia 30 Index,  created by ProFund  Advisors,  is composed of 30 of the companies  located in the Asia/Pacific  region, except  Japan with the  highest  market  capitalization,  whose  securities  are traded on U.S.
      EQUITY        exchanges as  depository  receipts or ordinary  shares.  The  component  stocks of the ProFunds
                    Asia 30 Index are  determined  based on the market  capitalization  of each  company  and their relative weights are determined based on the modified market capitalization.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Japan: seeks daily investment results,  before fees and expenses, that correspond to the daily  performance  of the Nikkei  225 Stock  Average.  The  Nikkei 225 Stock  Average is a
  INTER-NATIONAL    price-weighted  index of 225 large,  actively  traded Japanese stocks traded on the Tokyo Stock
      EQUITY        Exchange.  Since the Japanese markets are not open when this Portfolio  values its shares,  its   ProFund Advisors LLC
                    success in meeting its  investment  objective is  determined by comparing its daily return on a given day with the daily performance of related futures contracts traded in the United States.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Banks: seeks daily investment results,  before fees and expenses, that correspond to   ProFund Advisors LLC
                    the daily  performance  of the Dow Jones  U.S.  Banks  Sector  Index.  The Index  measures  the performance of the banking  economic  sector of the U.S.  equity market.  This industry  covers the banking industry,  including regional banks and savings and loans, but excluding investment and merchant banks. The Portfolio  primarily  invests in banking  companies,  or in instruments that provide exposure to these companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Basic Materials:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S. Basic  Materials  Sector Index.  The
                    Index  measures the  performance  of the basic  materials  economic  sector of the U.S.  equity market.  The Portfolio  primarily invests in basic material  companies,  or in instruments that provide  exposure  to these  companies,  including  companies  involved  in the  production  of aluminum,  chemicals,  commodities,  chemical specialty products, forest products,  non-ferrous mining products, paper products, precious metals and steel.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Biotechnology:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Biotechnology  Index.  The Index
                    measures the performance of the biotechnology  sector of the U.S. equity market.  The Portfolio invests primarily in biotechnology  companies, or in instruments that provide exposure to these
                    companies,   including  companies  engaged  in  genetic  research,  and/or  the  marketing  and development  of  recombinant  DNA  products.  Companies  represented  in  this  sector  include companies that may be newly formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Consumer Cyclical:  seeks daily investment results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Consumer Cyclical Sector Index. The
                    Index measures the  performance of the consumer  cyclical  economic  sector of the U.S.  equity market.  The Portfolio  primarily  invests in consumer  cyclical  companies,  or in instruments that provide exposure to these companies,  including  airlines,  auto  manufacturers,  tire and
      SECTOR        rubber  manufacturers,  auto parts suppliers,  casinos,  toy manufacturers,  restaurant chains,   ProFund Advisors LLC
                    home  construction  companies,  lodging  chains,  broadline  retailers,   specialty  retailers,
                    footwear  and  clothing/fabric   manufacturers,   and  media  companies,  such  as  advertising
                    companies,  entertainment and leisure companies,  consumer electronic  companies,  broadcasters and publishers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Consumer  Non-Cyclical:  seeks daily investment  results,  before fees and expenses, that correspond to the daily  performance of the Dow Jones U.S.  Consumer  Non-Cyclical  Sector
                    Index. The Index measures the performance of the consumer  non-cyclical  economic sector of the
                    U.S. equity market. The Portfolio invests primarily in consumer non-cyclical  companies,  or in
      SECTOR        instruments  that  provide  exposure to these  companies,  including  distillers  and  brewers,   ProFund Advisors LLC
                    producers  of soft  drinks,  consumer  service  companies,  durable and  non-durable  household product manufacturers,  cosmetic companies, food retailers,  other food companies,  tobacco and agricultural companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Energy:  seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the Dow Jones U.S.  Energy Sector Index.  The Index  measures the performance of the energy sector of the U.S.  equity market.  The Portfolio  invests  primarily in energy companies, or in instruments that provide exposure to these companies,  including oil equipment and services companies, oil-major, oil-secondary and pipelines.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Financial:  seeks  daily  investment  results,  before  fees  and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Financial  Sector Index.  The Index
                    measures the performance of the financial  services  economic sector of the U.S. equity market.
                    The  Portfolio  invests  primarily  in  securities  of  financial  services  companies,  or  in instruments  that  provide  exposure  to  these  companies,  including  regional  banks,  major international  banks,  insurance  companies,  companies that invest,  directly or indirectly in real estate,  Fannie Mae,  credit card insurers,  check cashing  companies,  mortgage  lenders, investment  advisors,  savings and loans,  savings banks,  thrifts,  building  associations and societies,  credit unions, securities broker-dealers,  investment banks, merchant banks, online brokers, publicly traded stock exchanges and specialty finance companies.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Healthcare:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Healthcare  Sector Index. The Index
                    measures the  performance of the  healthcare  sector of the U.S.  equity market.  The Portfolio invests  primarily in  securities  of  healthcare  companies,  or in  instruments  that provide exposure to these  companies,  including  health care  providers,  biotechnology  companies and manufacturers of medical supplies, advanced medical devices and pharmaceuticals.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Industrial:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Industrial  Sector Index. The Index
                    measures the  performance of the  industrial  sector of the U.S.  equity market.  The Portfolio primarily  invests in industrial  companies,  or in instruments  that provide exposure to these companies,  including aerospace and defense companies, advanced industrial companies, equipment manufacturers,  air freight companies,  building material  manufacturers,  packaging companies,
                    manufacturers  of  electrical   components  and  equipment,   heavy   construction   companies,
                    manufacturers of heavy machinery,  industrial services companies,  industrial companies, marine transportation companies, railroads, shipbuilders and trucking companies.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Internet:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to the  daily  performance  of the Dow Jones  U.S.  Internet  Index.  The  Index  measures  the performance  of  companies  in the U.S.  equity  markets  that  generate  the majority of their revenues  from the  Internet.  The  Portfolio  primarily  invests in internet  companies  or in instruments  that provide  exposure to these  companies,  including  companies  that derive the majority of their revenues from providing goods and/or services  through an open network,  such as a web site or from  providing  access to the  Internet  or  providing  enabling  services to people using the Internet.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Pharmaceuticals:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Pharmaceuticals  Sector Index.  The
                    Index measures the performance of the  pharmaceuticals  sector of the U.S.  equity market.  The
                    Portfolio  primarily  invests in  pharmaceutical  companies,  or in  instruments  that  provide exposure to these companies,  including makers of prescription and  over-the-counter  drugs, as well as companies engaged in contract drug research.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Precious Metals:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the  Philadelphia  Stock Exchange Gold & Silver Index.
                    The Index measures the  performance of the precious  metals  economic sector of the U.S. equity
                    market.  The  Portfolio  primarily  invests  in  gold  and  silver  mining  companies,   or  in
                    instruments that provide exposure to these companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Real  Estate:  seeks  daily  investment  results,  before  fees and  expenses,  that correspond  to the daily  performance  of the Dow  Jones  U.S.  Real  Estate  Index.  The Index
                    measures the  performance of the real estate  industry  sector of the U.S.  equity market.  The
                    Portfolio invests  primarily in real estate companies,  or in instruments that provide exposure
      SECTOR        to these  companies,  including hotel and resort  companies and real estate  investment  trusts   ProFund Advisors LLC
                    (REITs) that invest in apartments,  office and retail properties.  REITs are passive investment vehicles that invest primarily in income-producing  real estate or real estate related loans or interests.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Semiconductor:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Semiconductor  Index.  The Index
                    measures the performance of the semiconductor  sector of the U.S. equity market.  The Portfolio primarily  invests  in  companies  engaged  in  the  production  of  semiconductors  and  other integrated  chips, as well as other related  products such as circuit boards and mother boards, or in  instruments  that  provide  exposure to these  companies.  The  Portfolio  may invest in companies that may be newly-formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Technology:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Technology  Sector Index. The Index
                    measures the  performance of the  technology  sector of the U.S.  equity market.  The Portfolio invests  primarily in technology  companies,  or in instruments  that provide exposure to these companies,  including  companies  involved in the  development  and  production  of  technology
                    products,   including   computer   hardware   and   software,   telecommunications   equipment,
                    microcomputer   components,   integrated  computer  circuits  and  office  equipment  utilizing technology.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Telecommunications:  seeks daily investment results,  before fees and expenses, that   ProFund Advisors LLC
                    correspond to the daily performance of the Dow Jones U.S.  Telecommunications Sector Index. The
                    Index measures the  performance  of the  telecommunications  sector of the U.S.  equity market.
                    The  Portfolio  invests  primarily in  telecommunications  companies,  or in  instruments  that provide  exposure  to  these  companies,  including  fixed  line  communications  and  wireless communications companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Utilities:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Utilities  Sector Index.  The Index
      SECTOR        measures the  performance  of the utilities  sector of the U.S.  equity  market.  The Portfolio   ProFund Advisors LLC
                    invests  primarily in utility  companies,  or in  instruments  that  provide  exposure to these companies, including electric utilities, gas utilities and water utilities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
THE PROFUND VP PORTFOLIOS  DESCRIBED  BELOW ARE AVAILABLE AS  SUB-ACCOUNTS  TO ALL ANNUITY  OWNERS.  EACH  PORTFOLIO  PURSUES AN INVESTMENT
STRATEGY THAT SEEKS TO PROVIDE DAILY  INVESTMENT  RESULTS,  BEFORE FEES AND EXPENSES,  THAT MATCH A WIDELY  FOLLOWED  INDEX,  INCREASE BY A
SPECIFIED FACTOR RELATIVE TO THE INDEX,  MATCH THE INVERSE OF THE INDEX OR THE INVERSE OF THE INDEX MULTIPLIED BY A SPECIFIED  FACTOR.  THE
INVESTMENT  STRATEGY OF SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH POSITIVELY AND NEGATIVELY) THE DAILY INVESTMENT  RESULTS OF THE APPLICABLE
INDEX.  IT IS RECOMMENDED  THAT ONLY THOSE ANNUITY OWNERS WHO ENGAGE A FINANCIAL  ADVISOR TO ALLOCATE THEIR ACCOUNT VALUE USING A STRATEGIC
OR TACTICAL  ASSET  ALLOCATION  STRATEGY  INVEST IN THESE  PORTFOLIOS.  WE HAVE  ARRANGED THE  PORTFOLIOS  BASED ON THE INDEX ON WHICH IT'S
INVESTMENT STRATEGY IS BASED.
--------------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P 500 Index(R)is a widely  used  measure of large U.S.  company  stock  performance.  It  consists  of the common  stocks of 500 major corporations  selected by Standard & Poor's(R)for their size and the frequency and ease with which their stocks trade,  reflecting  the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bull: seeks daily investment results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
     S&P 500        the daily performance of the S&P 500(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bear: seeks daily investment results,  before fees and expenses,  that correspond to the inverse  (opposite)  of the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful  in meeting its  objective,  the net asset value of the  Portfolio's  shares  should
     S&P 500        increase in  proportion  to any daily  decrease in the level of the S&P 500(R).  Conversely,  the   ProFund Advisors LLC
                    Portfolio's  net asset value should  decrease in proportion to any daily  increase in the level of the S&P 500 Index(R).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP Bull  Plus:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond  to one and a half times  (150%) the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately  one and a
     S&P 500        half  times as much as the S&P 500(R)Index  when the  prices of the  securities  in the S&P 500(R) ProFund Advisors LLC
                    Index rise on a given day and should lose  approximately one and a half times as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The NASDAQ 100 Index(TM)contains 100 of the largest market capitalization and most active non-financial domestic and international  companies listed on the NASDAQ Stock Market based on market capitalization.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP OTC: seeks daily investment  results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
                    the daily performance of the NASDAQ 100 Index(TM).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund  VP  Short  OTC:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the inverse  (opposite)  of the daily  performance  of the NASDAQ 100(TM)Index.  If the  Portfolio is  successful  in meeting its  objective,  the net asset value of the Portfolio shares  should  increase in  proportion  to any daily  decrease in the level of the NASDAQ 100(TM)
                    Index.  Conversely,  the net  asset  value  of  shares  of the  Portfolio  should  decrease  in proportion to any daily increase in the level of the NASDAQ 100(TM)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP UltraOTC:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to  twice  (200%)  the  daily  performance  of the  NASDAQ  100(TM)Index.  If the  Portfolio  is
                    successful in meeting its objective,  it should gain approximately  twice as much as the growth oriented  NASDAQ 100(TM)Index when the prices of the securities in that index rise on a given day and should lose approximately twice as much when such prices decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P MidCap 400 Index(R)is a widely used measure of medium capitalized U.S. company stock  performance.  It consists of the common stocks of 400 major corporations selected by Standard & Poor's(R)for their market size, industry group  representation,  and the frequency and ease with which their stocks trade, reflecting the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P MIDCAP 400    ProFund VP Mid-Cap  Value:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the  daily  performance  of the  S&P  MidCap  400/Barra  Value  Index(R).  The S&P
                    MidCap400/Barra  Value  Index(R)is a  capitalization-weighted  index that  comprises  all of the stocks in the S&P MidCap 400 Index(R)that have low price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Mid-Cap  Growth:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the S&P MidCap 400/Barra Growth Index(R).  The S&P MidCap
  S&P MIDCAP 400    400/Barra Growth Index(R)is a capitalization-weighted  index that comprises all of the stocks in   ProFund Advisors LLC
                    the S&P MidCap 400 Index(R)that have high price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  UltraMid-Cap:  seeks  daily  investment  results,  before fees and  expenses,  that correspond  to twice  (200%)  the  daily  performance  of the S&P  MidCap  400  Index(R).  If the
                    Portfolio is successful in meeting its objective,  it should gain  approximately  twice as much
  S&P MIDCAP 400    as the S&P  MidCap 400 Index(R)when the prices of the  securities  in the S&P MidCap 400 Index(R) ProFund Advisors LLC
                    rise on a given day and should lose  approximately  twice as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P SmallCap 600 Index(R)is an unmanaged index comprising 600 domestic stocks, with a market  capitalization valued at under one billion dollars,  chosen for market size, liquidity,  and industry group representation.  The index comprises stocks from the industrial,  utility, financial, and transportation sectors, reflecting the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Value:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P  SmallCap  600/Barra  Value  Index(R).  The S&P
                    SmallCap  600/Barra Value Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have low price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Growth:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P SmallCap  600/Barra  Growth  Index(R).  The S&P
                    SmallCap 600/Barra Growth Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have high price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The Russell  2000 Index(R)is an  unmanaged  index  consisting  of 2,000 small  company  common  stocks.  The Russell  2000 Index(R)comprises approximately 2000 of the smallest U.S. domiciled publicly traded common stocks that are included in the Russell 3000 Index(R).
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   RUSSELL 2000     ProFund VP UltraSmall-Cap (f/k/a ProFund VP SmallCap):  seeks daily investment results,  before   ProFund Advisors LLC
                    fees and expenses,  that correspond to twice (200%) the daily  performance of the Russell 2000(R)
                    Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately twice as much as the Russell 2000 Index(R)when the prices of the  securities  in that index rise on a given day and should lose  approximately  twice as much when such  prices  decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP U.S.  Government  Plus: seeks daily  investment  results,  before fees and expenses,   ProFund Advisors LLC
                    that  correspond to 125% of the daily price  movement of the most recently  issued 30-year U.S.
                    Treasury Bond.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP Rising Rates Opportunity:  seeks daily investment results, before fees and expenses,   ProFund Advisors LLC
                    that  correspond  to 125% of the inverse  (opposite)  of the daily  price  movement of the most recently  issued  30-year U.S.  Treasury  Bond.  If the  Portfolio is successful in meeting its objective,  the net asset value of the Portfolio's  shares should decrease in proportion to any daily increase in the price of the 30-year U.S. Treasury Bond on a given day.  Conversely,  the net asset value of shares of the Portfolio  should increase in proportion to any daily decrease in the price of the 30-year U.S. Treasury Bond on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
The First Trust(R)10 Uncommon Values Portfolio of the First Defined  Portfolio Fund LLC invests in the securities of a relatively few number of issuers.  Since the assets of the  Portfolio  are invested in a limited  number of issuers,  the net asset value of the Portfolio may be more susceptible to a single adverse economic,  political or regulatory occurrence.  The Portfolio may also be subject to additional market risk due to its policy of investing  based on an investment  strategy and generally not buying or selling  securities in response to market fluctuations.  The  Portfolio's  relative lack of diversity and limited  ongoing  management may subject Owners to greater market risk than other portfolios.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    LARGE CAP       First Trust(R)10 Uncommon  Values:  seeks to provide  above-average  capital  appreciation.  The   First Trust Advisors
                    Portfolio  seeks to achieve its  objective  by  investing  primarily  in the ten common  stocks selected by the Investment  Policy Committee of Lehman Brothers Inc.  ("Lehman  Brothers") with the assistance of the Research  Department of Lehman  Brothers which, in their opinion have the
      BLEND         greatest  potential for capital  appreciation  during the next year. The stocks included in the
                    Portfolio  are adjusted  annually on or about July 1st in  accordance  with the  selections  of           L.P.
                    Lehman Brothers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      INTER-        The  Prudential  Series  Fund,  Inc.  - SP  Jennison  International  Growth:  seeks to  provide        Prudential
                    long-term   growth  of  capital.   The   Portfolio   pursues  its  objective  by  investing  in
                    equity-related  securities of foreign  issuers that the  Sub-advisor  believes will increase in value over a period of years.  The  Portfolio  invests  primarily  in the common stock of large and  medium-sized  foreign  companies.  Under normal  circumstances,  the Portfolio  invests at
 NATIONAL EQUITY    least 65% of its total  assets in common  stock of foreign  companies  operating or based in at
                    least five different  countries.  The Portfolio  looks  primarily for stocks of companies whose     Investments LLC/
                    earnings are growing at a faster rate than other companies and that have  above-average  actual   Jennison Associates
                    and  potential  earnings  growth  over  the long  term and  strong  financial  and  operational           LLC
                    characteristics.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill  Companies,  Inc. and have been licensed for use by American Skandia Investment Services,  Incorporated.  The Portfolio is not sponsored,  endorsed,  sold or promoted by Standard & Poor's and  Standard & Poor's  makes no  representation  regarding  the  advisability  of investing in the
Portfolio.

The First Trust(R)10 Uncommon Values  portfolio is not sponsored or created by Lehman  Brothers,  Inc.  ("Lehman  Brothers").  Lehman
Brothers' only  relationship  to First Trust is the licensing of certain  trademarks  and trade names of Lehman  Brothers and of the
"10 Uncommon  Values" which is  determined,  composed and calculated by Lehman  Brothers  without regard to First Trust or the First
Trust(R)10 Uncommon Values portfolio.

Dow Jones has no  relationship  to the ProFunds VP, other than the  licensing of the Dow Jones sector  indices and its service marks for use in  connection  with the ProFunds VP. The ProFunds VP are not  sponsored,  endorsed,  sold, or promoted by Standard & Poor's or NASDAQ,  and neither  Standard & Poor's nor NASDAQ  makes any  representations  regarding  the  advisability  of investing in the
ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed  investment  options of  different  durations  during the  accumulation  period.  These  "Fixed  Allocations"  earn a guaranteed  fixed rate of interest for a specified  period of time,  called the "Guarantee  Period." In most states,  we offer Fixed
Allocations  with Guarantee  Periods from 1 to 10 years.  We may also offer special  purpose Fixed  Allocations for use with certain optional  investment  programs.  We guarantee the fixed rate for the entire Guarantee Period.  However,  if you withdraw or transfer
Account Value before the end of the Guarantee  Period,  we will adjust the value of your  withdrawal or transfer based on a formula, called a "Market Value  Adjustment."  The Market Value  Adjustment can either be positive or negative,  depending on the movement of applicable  interest  rates  payable on Strips of the  appropriate  duration.  Please  refer to the section  entitled  "How does the
Market Value  Adjustment  Work?" for a  description  of the formula along with  examples of how it is  calculated.  You may allocate
Account Value to more than one Fixed Allocation at a time.

Fixed  Allocations  may not be available in all states.  Availability  of Fixed  Allocations  is subject to change and may differ by state and by the annuity product you purchase.  Please call American Skandia at  1-800-766-4530  to determine  availability of Fixed
Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent  Deferred  Sales Charge:  We do not deduct a sales charge from Purchase  Payments you make to your Annuity.  However,  we may deduct a Contingent  Deferred  Sales Charge or CDSC if you  surrender  your Annuity or when you make a partial  withdrawal.  The
CDSC reimburses us for expenses related to sales and distribution of the Annuity,  including  commissions,  marketing  materials and other  promotional  expenses.  The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable  Annuity Year.  For purposes of  calculating  the CDSC, we consider the year following the Issue Date of your Annuity as Year 1. The amount of the CDSC  decreases  over time,  measured  from the Issue Date of the  Annuity.  The CDSC  percentages  are shown below.

       ---------------------- ---------- ---------- --------- ---------- ---------- ---------- ---------- ---------- ----------

       YEARS                      1          2         3          4          5          6          7          8         9+
       ---------------------- ---------- ---------- --------- ---------- ---------- ---------- ---------- ---------- ----------
       ---------------------- ---------- ---------- --------- ---------- ---------- ---------- ---------- ---------- ----------

       CHARGE (%)               7.5%       7.0%       6.5%      6.0%       5.0%       4.0%       3.0%       2.0%       0.0%
       ---------------------- ---------- ---------- --------- ---------- ---------- ---------- ---------- ---------- ----------

The CDSC  period is based on the Issue Date of the  Annuity,  not on the date each  Purchase  Payment  is  applied  to the  Annuity.
Purchase  Payments  applied  to the  Annuity  after the Issue  Date do not have their own CDSC  period.  During the first  eight (8)
Annuity  Years,  under certain  circumstances  you can withdraw a limited  amount of Account Value  without  paying a CDSC.  This is referred to as a "Free  Withdrawal."  After eight (8)  complete  Annuity  Years,  you can  surrender  your Annuity or make a partial withdrawal  without a CDSC being  deducted  from the amount being  withdrawn.  Free  Withdrawals  are not treated as a withdrawal of
Purchase  Payments for purposes of calculating  the CDSC on a subsequent  withdrawal or surrender.  Withdrawals  of amounts  greater than the  maximum  Free  Withdrawal  amount are treated as a  withdrawal  of  Purchase  Payments  and will be assessed a CDSC during
Annuity  Years 1 through 8. For purposes of  calculating  the CDSC on a surrender  or a partial  withdrawal,  the Purchase  Payments being withdrawn may be greater than your remaining  Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior withdrawals  under the Free Withdrawal  provision or if your Account Value has declined in value due to negative market performance.

We may  waive  the CDSC  under  certain  medically-related  circumstances  or when  taking a Minimum  Distribution  from an  Annuity purchased  as a  "qualified"  investment.  Free  Withdrawals,  Medically-Related  Surrenders  and  Minimum  Distributions  are  each explained more fully in the section entitled "Access to Your Account Value".

Annual  Maintenance Fee: During the accumulation  period we deduct an Annual  Maintenance Fee. The Annual  Maintenance Fee is $35.00
or 2% of your Account Value invested in the variable  investment  options,  whichever is less. This fee will be deducted annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity  during the Annuity Year, the fee is deducted at the time of  surrender.  Currently,  the Annual  Maintenance  Fee is only deducted if your Account Value is less than $100,000 on the anniversary of the Issue Date or at the time of surrender.  We may increase the Annual  Maintenance Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Optional  Benefits:  If you elect to purchase one or more optional  benefits,  we will deduct an additional  charge on a daily basis from your  Account  Value  allocated  to the  Sub-accounts.  The charge for each  optional  benefit is  deducted  in addition to the
Insurance Charge due to the increased  insurance risk associated with the optional  benefits.  The additional  charge is included in the  daily  calculation  of the Unit  Price for each  Sub-account.  Please  refer to the  section  entitled  "Death  Benefit"  for a description of the charge for each Optional Death Benefit.  Please refer to the section  entitled  "Managing Your Account Value - Do you offer  programs  designed  to  guarantee  a "return  of  premium"  at a future  date?" for a  description  of the charge for the
Guaranteed Return Option.

Transfer  Fee:  Currently,  you may make twenty (20) free  transfers  between  investment  options each Annuity Year. We will charge
$10.00 for each  transfer  after the  twentieth in each Annuity  Year.  We do not consider  transfers  made as part of a dollar cost averaging  program when we count the twenty free  transfers.  Transfers made as part of a rebalancing,  market timing or third party investment  advisory  service will be subject to the  twenty-transfer  limit.  However,  all transfers  made on the same day will be treated as one (1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its  Guarantee  Period
are not  subject  to the  Transfer  Fee and are not  counted  toward  the twenty  free  transfers.  We may reduce the number of free transfers  allowable  each  Annuity  Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of electronic  means to transmit  your  transfer  requests.  We may  eliminate  the  Transfer  Fee for  transfer  requests  transmitted electronically or through other means that reduce our processing costs.

Tax  Charges:  Several  states and some  municipalities  charge  premium  taxes or similar  taxes.  The amount of tax will vary from jurisdiction  to  jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges from each  Purchase  Payment at the time of a withdrawal  or surrender of your Annuity or at the time you elect to begin  receiving  annuity  payments.  We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an  Insurance  Charge  daily  against the average  daily assets  allocated  to the  Sub-accounts.  The
Insurance  Charge is equal to 0.65% on an annual  basis.  The  Insurance  Charge is  intended  to  compensate  American  Skandia for providing the insurance benefits under the Annuity,  including the Annuity's basic death benefit that provides  guaranteed  benefits to your  beneficiaries  even if the market declines and the risk that persons we guarantee annuity payments to will live longer than our  assumptions.  The  charge  also  covers  administrative  costs  associated  with  providing  the  Annuity  benefits,  including preparation of the contract,  confirmation  statements,  annual account statements and annual reports,  legal and accounting fees as well as various related  expenses.  Finally,  the charge covers the risk that our assumptions about the mortality risks and expenses under this Annuity are  incorrect and that we have agreed not to increase  these charges over time despite our actual costs.  We may increase the portion of the total  Insurance  Charge that is deducted for  administrative  costs;  however,  any increase  will only apply to Annuities issued after the date of the increase.

American  Skandia may make a profit on the Insurance  Charge if, over time,  the actual cost of providing the  guaranteed  insurance obligations  under the Annuity are less than the amount we deduct for the  Insurance  Charge.  To the extent we make a profit on the
Insurance  Charge,  such profit may be used for any other  corporate  purpose,  including  payment of other  expenses  that American
Skandia incurs in promoting, distributing, issuing and administering the Annuity.

The  Insurance  Charge is not deducted  against  assets  allocated  to a Fixed  Allocation.  However,  the amount we credit to Fixed
Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

Distribution  Charge:  We deduct a  Distribution  Charge  daily  against the  average  assets  allocated  to the  Sub-accounts.  The
Distribution  Charge is equal to 0.60% on an annual  basis in Annuity  Years 1 through 8. After the end of the first  eight  Annuity
Years, the 0.60% charge for  distribution  will no longer be assessed.  The  Distribution  Charge is intended to compensate us for a portion of our  acquisition  expenses under the Annuity,  including  promotion and  distribution  of the Annuity.  The  Distribution
Charge is deducted  against your  Annuity's  Account  Value and any  increases  or  decreases in your Account  Value based on market fluctuations  of the  Sub-accounts.  A portion of the proceeds  that American  Skandia  receives  from the  Distribution  Charge may include amounts based on market appreciation of the Sub-account values.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly  against the Portfolios.  However,  each Portfolio  charges a total annual fee comprised of an investment  management  fee,  operating  expenses  and any  distribution  and service  (12b-1)  fees that may apply.  These fees are deducted  daily by each  Portfolio  before it provides  American  Skandia with the net asset value as of the close of business  each day.  More  detailed  information  about fees and  charges  can be found in the  prospectuses  for the  Portfolios.  Please also see
"Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against Account Value allocated to the  Sub-accounts,  we also take into  consideration mortality,  expense,  administration,  profit and other factors in determining  the interest  rates we credit to Fixed  Allocations.
Any CDSC or Tax Charge applies to amounts that are taken from the variable  investment  options or the Fixed  Allocations.  A Market
Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain states a tax is due if and when you exercise your right to receive  periodic  annuity  payments.  The amount payable will depend on the applicable  jurisdiction  and on the annuity  payment  option you select.  If you select a fixed payment  option,  the amount of each fixed payment will depend on the Account  Value of your Annuity when you elected to  annuitize.  There is no specific charge  deducted  from these  payments;  however,  the amount of each  annuity  payment  reflects  assumptions  about our  insurance expenses.  If you select a variable  payment option that we may offer,  then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain  fees and charges or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may  reduce  the  amount of the CDSC or the length of time it  applies,  reduce or  eliminate  the amount of the Annual
Maintenance  Fee or reduce the  portion of the total  Insurance  Charge that is deducted  as an  Administration  Charge.  Generally, these types of changes will be based on a reduction to our sales,  maintenance or  administrative  expenses due to the nature of the individual or group  purchasing  the Annuity.  Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities  purchased by an Owner;  (c) the amount of Purchase  Payments or likelihood of additional
Purchase Payments;  and/or (d) other transactions where sales,  maintenance or administrative  expenses are likely to be reduced. We will not discriminate  unfairly between Annuity  purchasers if and when we reduce the portion of the Insurance Charge  attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial  Purchase  Payment:  You must make a minimum initial  Purchase  Payment of $1,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial Purchase  Payment provided that,  within the first Annuity Year, you make at least $1,000 in total Purchase Payments.

Where allowed by law,  initial  Purchase  Payments in excess of $1,000,000  require our approval prior to  acceptance.  We may apply certain limitations and/or  restrictions on the Annuity as a condition of our acceptance,  including limiting the liquidity features or the Death Benefit protection provided under the Annuity,  limiting the right to make additional  Purchase Payments,  changing the number of transfers  allowable  under the Annuity or restricting  the  Sub-accounts  that are available.  Other  limitations  and/or restrictions may apply.

Except as noted below,  Purchase  Payments  must be submitted by check drawn on a U.S.  bank, in U.S.  dollars,  and made payable to
American  Skandia.  Purchase  Payments  may also be  submitted  via 1035  exchange  or  direct  transfer  of  funds.  Under  certain circumstances,  Purchase  Payments may be transmitted to American  Skandia via wiring funds through your  investment  professional's broker-dealer  firm.  Additional  Purchase Payments may also be applied to your Annuity under an arrangement  called "bank drafting"
                      ----------
where you  authorize  us to deduct  money  directly  from your bank  account.  We may reject any  payment  if it is  received  in an unacceptable form.  Our acceptance of a check is subject to our ability to collect funds.

Age  Restrictions:  The Owner must be age 80 or under as of the Issue Date of the  Annuity.  If the  Annuity is owned  jointly,  the oldest of the Owners must be age 80 or under on the Issue  Date.  If the Annuity is owned by an entity,  the  Annuitant  must be age
80 or under as of the Issue Date.  You should  consider your need to access your Account  Value and whether the Annuity's  liquidity features  will satisfy that need. If you take a  distribution  prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  The  availability  of certain  optional  benefits may vary based on the age of the Owner on the
Issue Date of the Annuity.

Owner,  Annuitant and Beneficiary  Designations:  On your  Application,  we will ask you to name the Owner(s),  Annuitant and one or more Beneficiaries for your Annuity.

|X|      Owner:  The  Owner(s)  holds all rights  under the  Annuity.  You may name more than one Owner in which case all  ownership
         -----
       rights are held  jointly.  However,  this  Annuity does not provide a right of  survivorship.  Refer to the Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant is the person we agree to make annuity  payments to and upon whose life we continue to make such
         ---------
       payments.  You must name an Annuitant who is a natural  person.  We do not accept a designation  of joint  Annuitants  during the accumulation  period. Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent Annuitant will become the Annuitant if the Annuitant  dies before the Annuity Date.  Please refer to the discussion of  "Considerations  for
       Contingent Annuitants" in the Tax Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s) or entity you name to receive the death  benefit.  If no  beneficiary  is
         -----------
       named the death benefit will be paid to you or your estate.

Your right to make  certain  designations  may be limited if your  Annuity is to be used as an IRA or other  "qualified"  investment that is given  beneficial  tax treatment  under the Code.  You should seek  competent tax advice on the income,  estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner,  Annuitant and  Beneficiary  designations  by sending us a request in writing.  Where allowed by law, such changes will be subject to our acceptance.  Some of the changes we will not accept include, but are not limited to:
|X|      a new  Owner  subsequent  to  the  death  of the  Owner  or  the  first  of  any  joint  Owners  to  die,  except  where  a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary is the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative  Beneficiary  designation,  upon the death of either spousal
Owner,  the surviving  spouse may elect to assume  ownership of the Annuity instead of taking the Death Benefit  payment.  The Death
Benefit  that would have been  payable  will be the new  Account  Value of the  Annuity as of the date of due proof of death and any required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the  surviving  spouse will have all the rights and  benefits  that would be  available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of determining  any future Death Benefit for the beneficiary of the surviving  spouse,  the new Account Value will be considered as the initial Purchase  Payment.  No CDSC will apply to the new Account Value.  However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent  Annuitant,  upon the death of the Annuitant, the  surviving  spouse  will  become the  Annuitant.  No Death  Benefit is payable  upon the death of the  Annuitant.  However,  the
Account  Value  of the  Annuity  as of the  date of due  proof of death of the  Annuitant  (and any  required  proof of the  spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
If after  purchasing  your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel  period.  This is often  referred  to as a  "free-look."  Depending  on the state in which you purchased your Annuity and, in some states,  if you purchased the Annuity as a replacement  for a prior  contract,  the right to cancel period may be ten (10) days,  twenty-one (21) days or longer,  measured from the time that you received your Annuity.  If you return your Annuity during the  applicable  period,  we will refund your current  Account Value plus any tax charge  deducted.  This amount may be higher or lower than your  original  Purchase  Payment.  Where  required by law, we will return your  current  Account
Value or the amount of your  initial  Purchase  Payment,  whichever  is  greater.  The same  rules may apply to an  Annuity  that is purchased as an IRA. In any situation  where we are required to return the greater of your  Purchase  Payment or Account  Value,  we may  allocate  your  Account  Value to the AST Money  Market  Sub-account  during the right to cancel  period  and for a  reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The  minimum  amount  that we accept as an  additional  Purchase  Payment  is $100  unless you  participate  in  American  Skandia's
Systematic  Investment Plan or a periodic  purchase  payment  program.  We will allocate any additional  Purchase  Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your Annuity by  authorizing  us to deduct money directly from your bank account and
              ----------
applying it to your  Annuity.  This type of program is often called "bank  drafting".  We call our bank drafting  program  "American
Skandia's  Systematic  Investment  Plan."  Purchase  Payments  made  through  bank  drafting  may only be  allocated to the variable investment  options when applied.  Bank  drafting  allows you to invest in your Annuity with a lower initial  Purchase  Payment,  as long as you  authorize  payments  that will equal at least  $1,000  during the first 12 months of your  Annuity.  We may  suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable  financial  institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified  investments.  If your employer  sponsors such a program, we may agree to accept periodic  Purchase  Payments through a salary  reduction  program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $1,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.  The net Purchase
Payment is your initial  Purchase  Payment minus any tax charges that may apply.  On your  application we ask you to provide us with instructions  for  allocating  your Account  Value.  You can allocate  Account Value to one or more variable  investment  options or
Fixed Allocations.

In those  states  where we are  required  to return your  Purchase  Payment if you  exercise  your right to return the  Annuity,  we initially  allocate  all  amounts  that  you  choose  to  allocate  to the  variable  investment  options  to the AST  Money  Market
Sub-account.  At the end of the  right to cancel  period  we will  reallocate  your  Account  Value  according  to your most  recent allocation  instructions.  Where permitted by law, we will allocate your Purchase Payments  according to your initial  instructions, without  temporarily  allocating  to the AST Money Market  Sub-account.  To do this,  we will ask that you execute our form called a
"return  waiver" that authorizes us to allocate your Purchase  Payment to your chosen  Sub-accounts  immediately.  If you submit the
"return  waiver" and then decide to return your Annuity  during the right to cancel  period,  you will receive your current  Account
Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent  Purchase  Payments:  We will allocate any additional  Purchase  Payments you make  according to your current  allocation instructions.  If any rebalancing or asset  allocation  programs are in effect,  the allocation  should conform with such a program.
We assume that your current  allocation  instructions  are valid for subsequent  Purchase  Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation period you may transfer Account Value between investment  options.  Transfers are not subject to taxation on any gain.  We  currently  limit the  number of  Sub-accounts  you can  invest in at any one time to twenty  (20).  However,  you can invest in an unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account  you  allocate  Account
Value to at the time of any  allocation  or transfer.  If you request a transfer  and, as a result of the  transfer,  there would be less than $500 in the Sub-account,  we may transfer the remaining  Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We may  impose  specific  restrictions  on  financial  transactions  for  certain  Portfolios  based on the  Portfolio's  investment restrictions.  Currently,  any purchase,  redemption or transfer  involving the ProFunds VP  Sub-accounts  must be received by us no later than one hour prior to any announced closing of the applicable  securities exchange (generally,  3:00 p.m. Eastern time) to be processed on the current  Valuation  Day. The "cut-off"  time for such  financial  transactions  involving a ProFunds VP Sub-account will be  extended  to1/2hour  prior to any  announced  closing  (generally,  3:30  p.m.  Eastern  time) for  transactions  submitted electronically through American Skandia's Internet website (www.americanskandia.com).

Currently,  we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year,  including transfers made as part of any rebalancing,  market timing,  asset allocation or similar program which you have authorized.  Transfers made as part of a dollar cost  averaging  program do not count toward the twenty free  transfer  limit.  Renewals or transfers of Account  Value from a Fixed
Allocation at the end of its Guarantee  Period are not subject to the transfer  charge.  We may reduce the number of free  transfers allowable  each  Annuity Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of  electronic means to transmit your transfer  requests.  We may eliminate the Transfer Fee for transfer  requests  transmitted  electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of  transfers  in any Annuity  Year for all  existing  or new Owners.  We also  reserve the right to limit the number of  transfers in any Annuity  Year or to refuse any  transfer  request for an Owner or certain  Owners if:
(a) we believe that excessive  trading or a specific  transfer request or group of transfer  requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are informed by one or more of the Portfolios that the purchase or redemption  of shares must be  restricted  because of  excessive  trading or a specific  transfer or group of transfers is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without  limiting the above, the most likely scenario where either of the above could occur would be if the aggregate  amount of a trade or trades  represented a relatively large proportion of the total assets of a particular  Portfolio.  Under such a circumstance,  we will process  transfers  according to our rules then in effect and provide  notice if the  transfer  request was denied.  If a transfer  request is denied,  a new  transfer  request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation  period.  Dollar Cost Averaging  allows you to  systematically  transfer an amount  each month from one  investment  option to one or more other  investment  options.  You can choose to  transfer  earnings only,  principal  plus  earnings  or a flat  dollar  amount.  Dollar  Cost  Averaging  allows you to invest  regularly  each  month, regardless  of the current unit value (or price) of the  Sub-account(s)  you invest in. This enables you to purchase more units when the market  price is low and fewer  units  when the market  price is high.  This may  result in a lower  average  cost of units over time.  However,  there is no guarantee that Dollar Cost  Averaging will result in a profit or protect  against a loss in a declining market.  We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost Averaging from Fixed  Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal  plus  earnings.  If  transferring  principal  plus  earnings,  the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE:  When a Dollar Cost Averaging  program is established  from a Fixed  Allocation,  the fixed rate of interest we credit to your
Account  Value is applied to a declining  balance due to the  transfers of Account  Value to the  Sub-accounts  during the Guarantee
Period.  This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

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American  Skandia may offer Fixed  Allocations  with Guarantee  Periods of 6 months or 12 months  exclusively  for use with a Dollar
Cost Averaging  program ("DCA Fixed  Allocations").  DCA Fixed  Allocations are designed to automatically  transfer Account Value in either 6 or 12 payments  under a Dollar Cost  Averaging  program.  Dollar Cost  Averaging  transfers will begin on the day following the date the DCA Fixed  Allocation  is  established  and each month  following  until the entire  principal  amount plus earnings is transferred.  DCA Fixed  Allocations may only be established  with your initial Purchase  Payment or additional  Purchase  Payments.
You may not transfer  existing  Account Value to a DCA Fixed  Allocation.  We reserve the right to terminate  offering these special purpose Fixed Allocations at any time.
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Account  Value  allocated to the DCA Fixed  Allocation  will be  transferred  to the  Sub-accounts  you choose under the Dollar Cost
Averaging  program.  If you terminate the Dollar Cost Averaging  program before the entire  principal  amount plus earnings has been transferred  to the  Sub-account(s),  you must  transfer all  remaining  Account Value to any other  investment  option.  Unless you provide  alternate  instructions at the time you terminate the Dollar Cost Averaging  program,  Account Value will be transferred to the AST Money Market  Sub-account.  Transfers from Fixed  Allocations as part of a Dollar Cost Averaging  program are not subject to a Market Value  Adjustment.  However,  a Market Value  Adjustment  will apply if you  terminate  the Dollar Cost  Averaging  program before the entire principal amount plus earnings has been transferred to the Sub-account(s).

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation  period,  we offer automatic  rebalancing  among the variable  investment  options you choose.  You can choose to have your Account  Value  rebalanced  quarterly,  semi-annually,  or annually.  On the  appropriate  date,  your  variable investment  options are  rebalanced  to the  allocation  percentages  you request.  For example,  over time the  performance  of the variable  investment  options will differ,  causing your percentage  allocations to shift. With automatic  rebalancing,  we transfer the appropriate amount from the "overweighted"  Sub-accounts to the  "underweighted"  Sub-accounts to return your allocations to the percentages  you request.  If you request a transfer  from or into any variable  investment  option  participating  in the automatic rebalancing  program,  we will assume that you wish to change your rebalancing  percentages as well, and will  automatically  adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum  Account Value of at least $10,000 to enroll in automatic  rebalancing.  All  rebalancing  transfers made on the same day as part of an automatic  rebalancing  program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two different  programs for investors who wish to invest in the variable  investment  options but also wish to protect their  principal,  at least as of a specific date in the future.  You may not want to use either of these  programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program where a portion of your Account Value is allocated to a Fixed  Allocation and the remaining
Account  Value is  allocated  to the  variable  investment  options  that you  select.  When you enroll in the  Balanced  Investment
Program,  you choose the duration that you wish the program to last.  This  determines the duration of the Guarantee  Period for the
Fixed  Allocation.  Based on the fixed rate for the  Guarantee  Period  chosen,  we calculate the portion of your Account Value that must be allocated to the Fixed  Allocation to grow to a specific  "principal  amount" (such as your initial  Purchase  Payment).  We determine  the amount based on the rates then in effect for the Guarantee  Period you choose.  If you continue the program until the end of the Guarantee  Period and make no withdrawals or transfers,  at the end of the Guarantee  Period,  the Fixed  Allocation will have grown to equal the  "principal  amount".  Withdrawals or transfers  from the Fixed  Allocation  before the end of the Guarantee
Period will  terminate the program and may be subject to a Market Value  Adjustment.  You can transfer the Account Value that is not allocated to the Fixed  Allocation  between any of the Sub-accounts  available under the Annuity.  Account Value you allocate to the variable  investment options is subject to market  fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

         Example
         Assume  you invest  $100,000.  You  choose a 10-year  program  and  allocate  a portion  of your  Account  Value to a Fixed
         Allocation  with a 10-year  Guarantee  Period.  The rate for the  10-year  Guarantee  Period is 5.33%*.  Based on the fixed interest rate for the Guarantee  Period chosen,  the factor is 0.594948 for determining how much of your Account Value will be  allocated  to the Fixed  Allocation.  That  means  that  $59,495  will be  allocated  to the Fixed  Allocation  and the remaining  Account Value  ($41,505)  will be allocated to the variable  investment  options.  Assuming that you do not make any  withdrawals  from the Fixed  Allocation,  it will grow to $100,000 at the end of the  Guarantee  Period.  Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)SM
We also offer a seven-year  program  where we monitor your Account Value daily and  systematically  transfer  amounts  between Fixed
Allocations and the variable  investment  options you choose.  American Skandia guarantees that at the end of the seventh (7th) year from  commencement  of the program (or any program  restart date),  you will receive no less than your Account Value on the date you elected to  participate  in the program  ("commencement  value").  On the program  maturity date, if your Account Value is below the commencement  value,  American  Skandia will apply additional  amounts to your Annuity so that it is equal to commencement  value or your  Account  Value on the date you elect to restart the program  duration.  Any amounts  added to your  Annuity will be applied to the AST Money Market Sub-account,  unless you provide us with alternative  instructions.  We will notify you of any amounts added to your Annuity  under the program.  We do not consider  amounts  added to your Annuity to be  "investment  in the contract" for income tax purposes.

Account Value is only  transferred  to and  maintained in Fixed  Allocations  to the extent we, in our sole  discretion,  deem it is
                 ----
necessary to support our  guarantee  under the program.  This differs  from the Balanced  Investment  Program  where a set amount is allocated to a Fixed Allocation  regardless of the performance of the underlying  Sub-accounts.  With the Guaranteed  Return Option, your  Annuity  is able to  participate  in the  upside  potential  of the  Sub-accounts  while  only  transferring  amounts to Fixed
Allocations  to  protect  against  significant  market  downturns.   NOTE:  If  a  significant  amount  of  your  Account  Value  is systematically  transferred to Fixed  Allocations  during prolonged  market declines,  less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the  performance of your Account Value to determine  whether it is greater than,  equal to or below our
"reallocation  trigger",  described  below.  Based on the  performance  of the  Sub-accounts  in which you choose to  allocate  your
Account  Value  relative  to the  reallocation  trigger,  we may  transfer  some or all of  your  Account  Value  to or from a Fixed
Allocation.  You have  complete  discretion  over the  allocation  of your  Account  Value that  remains  allocated  in the variable investment options.  However, we reserve the right to restrict certain Portfolios if you participate in the program.

|X|      Account  Value  greater than or equal to  reallocation  trigger:  Your Account  Value in the  variable  investment  options remains allocated according to your most recent  instructions.  If a portion of Account Value was previously allocated to a Fixed  Allocation,  those amounts may be transferred  from the Fixed  Allocation and re-allocated to the variable investment options pro-rata according to your current allocations.  A Market Value Adjustment will apply.

|X|      Account  Value  below  reallocation  trigger:  A portion  of your  Account  Value in the  variable  investment  options  is transferred  to a new  Fixed  Allocation.  These  amounts  are  transferred  on a  pro-rata  basis  from the  variable investment  options.  The new Fixed  Allocation  will have a Guarantee  Period equal to the remaining  duration in the
              Guaranteed  Return  Option.  The Account  Value  applied to the new Fixed  Allocation  will be credited with the fixed interest rate then being  applied to a new Fixed  Allocation  of the next higher  yearly  duration.  The Account Value will remain invested in the Fixed Allocation  until the maturity date of the program unless,  at an earlier date, your
              Account  Value is at or above the  reallocation  trigger and amounts can be  transferred  to the  variable  investment options (as described above) while maintaining the guarantee protection under the program.

American  Skandia uses an allocation  mechanism  based on  assumptions  of expected and maximum  market  volatility to determine the reallocation  trigger.  The allocation  mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose.  American  Skandia reserves the right to change the allocation  mechanism and the reallocation  trigger at its discretion,  subject to regulatory  approval where required.  Any change to the allocation  mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination
The Guaranteed  Return Option will  terminate on its maturity  date. You can elect to participate in a new Guaranteed  Return Option or re-allocate  your Account Value at that time.  Upon  termination,  any Account Value allocated to the Fixed  Allocations  will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate  the  Guaranteed  Return  Option at any time.  American  Skandia  does not provide any  guarantees  upon termination of the program.
|X|      Withdrawals  from your  Annuity  while the  program is in effect  will reduce the  guaranteed  amount  under the program in proportion  to your Account Value at the time of the  withdrawal.  Withdrawals  will be subject to all other  provisions of the
     Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.
|X|      Additional  Purchase  Payments  applied  to the  Annuity  while the  program  is in effect  will only  increase  the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X|      Annuity Owners cannot transfer Account Value to or from a Fixed  Allocation  while  participating in the program and cannot participate  in any dollar cost  averaging  program  that  transfers  Account  Value from a Fixed  Allocation  to the  variable investment options.
|X|      Transfers from Fixed  Allocations will be subject to the Market Value Adjustment  formula under the Annuity;  however,  the
     0.10%  "cushion"  feature of the  formula  will not apply.  A Market  Value  Adjustment  may be either  positive  or  negative.
     Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X|      Transfers from the Sub-accounts to Fixed Allocations or from Fixed  Allocations to the Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The  Guaranteed  Return  Option  will  terminate:  (a) upon the death of the  Owner or the  Annuitant  (in an entity  owned contract); and (b) as of the date Account Value is applied to begin annuity payments.
|X|      You can elect to restart the seven (7) year  program  duration on any  anniversary  of the Issue Date of the  Annuity.  The
     Account  Value on the date the restart is  effective  will become the new  commencement  value.  You can only elect the program once per Annuity Year.

Charges under the Program
We deduct a charge equal to 0.25% per year to  participate  in the  Guaranteed  Return  Option.  The annual charge is deducted daily against your Account Value  allocated to the  Sub-accounts.  Account Value allocated to Fixed  Allocations  under the program is not subject to the charge.  The charge is deducted to  compensate  American  Skandia for:  (a) the risk that your  Account  Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may  authorize  your  investment  professional  to direct the  allocation  of your Account  Value and to request  financial transactions  between  investment  options while you are living,  subject to our rules.  You must contact us immediately if and when you revoke such authority.  We will not be responsible for acting on instructions  from your investment  professional if you fail to inform us that such  person's  authority has been revoked.  We may also  suspend,  cancel or limit these  privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide  administrative  support to  licensed,  registered  investment  professionals  or  investment advisors who you authorize to make financial  transactions on your behalf.  These investment  professionals  may be firms or persons who also are  appointed by us as  authorized  sellers of the  Annuity.  However,  we do not offer advice about how to allocate  your
Account Value under any  circumstance.  Any investment  professionals  you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any  recommendations  such investment  professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require  investment  professionals or investment  advisors,  who are authorized by multiple contract owners to make financial transactions,  to enter into an administrative  agreement with American Skandia as a condition of our accepting transactions on your behalf. The  administrative  agreement may impose  limitations on the investment  professional's or investment  advisor's ability to request financial  transactions on your behalf.  These limitations are intended to minimize the detrimental  impact of an investment professional  who is in a position to transfer  large  amounts of money for multiple  clients in a  particular  Portfolio or type of
portfolio  or  to  comply  with  specific   restrictions  or  limitations  imposed  by  a  Portfolio(s)  on  American  Skandia.  The administrative agreement may limit the available investment options,  require advance notice of large transactions,  or impose other trading limitations on your investment  professional.  Your investment  professional will be informed of all such restrictions on an ongoing  basis.  We may also require that your  investment  professional  transmit all financial  transactions  using the electronic trading  functionality  available  through our Internet  website  (www.americanskandia.com).  Limitations that we may impose on your investment  professional  or  investment  advisor  under  the  terms of the  administrative  agreement  do not  apply  to  financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?
We credit the fixed  interest  rate to the Fixed  Allocation  throughout  a set period of time called a  "Guarantee  Period."  Fixed
Allocations  currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed  Allocations of different  durations available in the future,  including Fixed Allocations offered exclusively for use with certain optional investment  programs.  Fixed
Allocations  may not be  available  in all states and may not always be  available  for all  Guarantee  Periods  depending on market factors and other considerations.

The interest rate credited to a Fixed  Allocation is the rate in effect when the Guarantee  Period begins and does not change during the  Guarantee  Period.  The rates are an  effective  annual rate of  interest.  We  determine  the  interest  rates for the various
Guarantee  Periods.  At the time that we confirm your Fixed  Allocation,  we will advise you of the interest  rate in effect and the date your Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations  at any time. Any change in interest rate does not affect Fixed  Allocations  that were in effect  before the date of the change.  To inquire as to the current rates for
Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish  different  interest rates for Fixed  Allocations  offered to a class of Owners who choose to participate in various optional  investment  programs we make available.  This may include,  but is not limited to, Owners who elect to use Fixed  Allocations  under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment  program (see "Do you offer programs  designed to guarantee a "Return of Premium" at a future date?").  The interest rate credited to Fixed  Allocations  offered to this class of  purchasers  may be different  than those offered to other  purchasers  who choose the same Guarantee  Period but who do not  participate  in an optional  investment  program.  Any such program is at our sole discretion.

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American  Skandia may offer Fixed  Allocations  with Guarantee  Periods of 3 months or 6 months  exclusively for use as a short-term
Fixed  Allocation  ("Short-term  Fixed  Allocations").  Short-term  Fixed  Allocations  may only be  established  with your  initial
Purchase Payment or additional  Purchase  Payments.  You may not transfer  existing Account Value to a Short-term Fixed  Allocation.
We reserve the right to terminate offering these special purpose Fixed Allocations at any time.
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On the Maturity Date of the Short-term Fixed Allocation,  the Account Value will be transferred to the  Sub-account(s) you choose at the inception of the program.  If no  instructions  are provided,  such Account  Value will be  transferred  to the AST Money Market
Sub-account.  Short-term  Fixed  Allocations  may not be renewed on the Maturity  Date. If you surrender the Annuity or transfer any
Account Value from the Short-term Fixed Allocation to any other investment  option before the end of the Guarantee  Period, a Market
Value Adjustment will apply.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for determining the fixed interest rates for Fixed  Allocations.  Generally the interest rates we offer for Fixed  Allocations will reflect the investment  returns available on the types of investments we make to support our fixed rate  guarantees.  These  investment  types may include cash,  debt  securities  guaranteed by the United States  government and its agencies and  instrumentalities,  money market instruments,  corporate debt obligations of different durations,  private placements, asset-backed  obligations  and municipal  bonds. In determining  rates we also consider  factors such as the length of the Guarantee
Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity of the markets for the type of investments we make, commissions,  administrative and investment  expenses,  our insurance risks in relation to the Fixed  Allocations,  general economic trends and competition.  Some of these  considerations  are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed  Allocation in an existing  Annuity at a rate not less than the rate we are then crediting to
Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The  interest  rate we credit  for a Fixed  Allocation  is  subject  to a  minimum.  Please  refer to the  Statement  of  Additional
Information.  In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw  Account  Value from a Fixed  Allocation  more than 30 days before the end of its Guarantee  Period,  we will  adjust the value of your  investment  based on a  formula,  called a "Market  Value  Adjustment"  or "MVA".  The amount of any
Market Value  Adjustment  can be either  positive or negative,  depending on the movement of a combination of Strip Yields on Strips and an  Option-adjusted  Spread (each as defined  below)  between the time that you purchase the Fixed  Allocation  and the time you make a transfer or  withdrawal.  The Market Value  Adjustment  formula  compares the  combination of Strip Yields for Strips and the
Option-adjusted  Spreads  as of the date the  Guarantee  Period  began  with the  combination  of Strip  Yields  for  Strips and the
Option-adjusted  Spreads as of the date the MVA is being  calculated.  In certain  states the amount of any Market Value  Adjustment may be limited under state law or  regulation.  If your Annuity is governed by the laws of that state,  any Market Value  Adjustment that applies will be subject to our rules for complying with such law or regulation.

|X|      "Strips"  are a form of  security  where  ownership  of the  interest  portion of United  States  Treasury  securities  are separated from ownership of the underlying principal amount or corpus.
|X|      "Strip Yields" are the yields payable on coupon Strips of United States Treasury securities.
|X|      "Option-adjusted  Spread" is the difference between the yields on corporate debt securities  (adjusted to disregard options on such  securities)  and government debt  securities of comparable  duration.  We currently use the Merrill Lynch 1 to 10 year
     Investment Grade Corporate Bond Index of Option-adjusted Spreads.

MVA Formula
The MVA formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed  Allocation  on a
particular date.  The formula is as follows:

                                                    [(1+I) / (1+J+0.0010)]N/365
                                                               where:

                  I is the Strip Yield as of the start date of the Guarantee  Period for coupon Strips  maturing at the end of the  applicable  Guarantee  Period plus the  Option-adjusted  Spread.  If there are no
                  Strips  maturing  at that time,  we will use the Strip  Yield for the Strips  maturing as soon as possible after the Guarantee Period ends.

                  J is the Strip Yield as of the date the MVA formula is being applied for coupon  Strips  maturing at the end of the applicable  Guarantee Period plus the  Option-adjusted  Spread. If there are no
                  Strips  maturing  at that time,  we will use the Strip  Yield for the Strips  maturing as soon as possible after the Guarantee Period ends.

                  N is the number of days remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/365.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value.  Assume the following:
|X|      On December 31, 2000, you allocate  $50,000 into a Fixed  Allocation with a Guarantee  Period of 5 years (e.g. the Maturity
         Date is December 31, 2005).
|X|      The  Strip  Yields  for  coupon  Strips  beginning  on  December  31,  2000 and  maturing  on  December  31,  2005 plus the
         Option-adjusted Spread is 5.50% (I = 5.50%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire Fixed  Allocation  after exactly three (3)
         years, therefore 730 days remain before the Maturity Date (N = 730).

Example of Positive MVA
Assume  that at the time you  request  the  withdrawal,  the  Strip  Yields  for  Strips  maturing  on  December  31,  2005 plus the
Option-adjusted Spread is 4.00%  (J = 4.00%).  Based on these assumptions, the MVA would be calculated as follows:

                                 MVA Factor = [(1+I)/(1+J+0.0010)]N/365 = [1.055/1.041]2 = 1.027078
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $59,448.56

Example of Negative MVA
Assume  that at the time you  request  the  withdrawal,  the  Strip  Yields  for  Strips  maturing  on  December  31,  2005 plus the
Option-adjusted Spread is 7.00% (J = 7.00%).  Based on these assumptions, the MVA would be calculated as follows:

                                MVA Factor = [(1+I)/(1+J+0.0010)]N/365 = [1.055/1.071)]2 = 0.970345
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $56,164.78.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date, you may choose to renew the Fixed  Allocation  for a new  Guarantee  Period of the same or  different  length or you may  transfer all or part of that
Fixed  Allocation's  Account  Value to another  Fixed  Allocation  or to one or more  Sub-accounts.  We will not charge a MVA if you choose to renew a Fixed  Allocation on its Maturity Date or transfer the Account Value to one or more variable  investment  options.
We will notify you before the end of the Guarantee  Period about the fixed  interest  rates that we are  currently  crediting to all
Fixed Allocations that are being offered.  The rates being credited to Fixed Allocations may change before the Maturity Date.

If you do not specify how you want a Fixed  Allocation  to be  allocated  on its Maturity  Date,  we will then  transfer the Account
Value of the Fixed  Allocation to the AST Money Market  Sub-account.  You can then elect to allocate the Account Value to any of the
Sub-accounts or to a new Fixed Allocation.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation  period you can access your Account Value through Partial  Withdrawals,  Systematic  Withdrawals,  and where required for tax  purposes,  Minimum  Distributions.  You can also  surrender  your Annuity at any time.  We may deduct a portion of the Account Value being  withdrawn or surrendered  as a CDSC. If you surrender your Annuity,  in addition to any CDSC, we may deduct the Annual  Maintenance  Fee,  any Tax Charge that  applies  and the charge for any  optional  benefits.  We may also apply a Market
Value  Adjustment  to any Fixed  Allocations.  Certain  amounts may be  available to you each Annuity Year that are not subject to a
CDSC.  These are called "Free  Withdrawals."  In addition,  under certain  circumstances,  we may waive the CDSC for surrenders made for  qualified  medical  reasons  or for  withdrawals  made to  satisfy  Minimum  Distribution  requirements.  Unless  you notify us differently,  withdrawals  are taken  pro-rata  based on the Account  Value in the  investment  options at the time we receive  your withdrawal request.  Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A  distribution  during the  accumulation  period is deemed to come first from any "gain" in your  Annuity and second as a return of your "tax basis",  if any.  Distributions  from your Annuity are generally  subject to ordinary income taxation on the amount of any investment gain unless the distribution  qualifies as a non-taxable  exchange or transfer.  If you take a distribution  prior to the taxpayer's  age 59 1/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the  payment.  The Code and  regulations  have  "exclusionary  rules" that we use to  determine  what portion of each annuity  payment  should be  treated as a return of any tax basis you have in the  Annuity.  Once the tax basis in the  Annuity  has been distributed,  the remaining  annuity payments are taxable as ordinary income.  The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period.

|X|      To meet  liquidity  needs,  you can withdraw a limited  amount from your Annuity during each of Annuity Years 1-8 without a
         CDSC  being  applied.  We call this the "Free  Withdrawal"  amount.  The Free  Withdrawal  amount is not  available  if you choose to surrender your Annuity.  Amounts  withdrawn as a Free  Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of the Annuity.  The minimum Free Withdrawal you may request is $100.

|X|      You can also make  withdrawals in excess of the Free Withdrawal  amount.  We call this a "Partial  Withdrawal."  The amount that you may withdraw  will depend on the Annuity's  Surrender  Value.  The Surrender  Value is equal to your Account Value minus any CDSC,  the Annual  Maintenance  Fee,  the Tax Charge,  any charges for  optional  benefits  and any Market  Value
         Adjustment  that may apply to any Fixed  Allocations.  After any Partial  Withdrawal,  your  Annuity  must have a Surrender
         Value of at least $1,000,  or we may treat the Partial  Withdrawal  request as a request to fully  surrender  your Annuity.
         The minimum Partial Withdrawal you may request is $100.

When we determine if a CDSC applies to Partial  Withdrawals  and  Systematic  Withdrawals,  we will first  determine  what,  if any, amounts  qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawals or Systematic  Withdrawals
of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

You may request a withdrawal  for an exact dollar amount after  deduction of any CDSC that applies  (called a "net  withdrawal")  or request a gross  withdrawal  from which we will deduct any CDSC that applies,  resulting in less money being payable to you than the amount you  requested.  If you request a net  withdrawal,  the amount  deducted  from your Account Value to pay the CDSC may also be subject to a CDSC.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms  necessary  to make a withdrawal  from your  Annuity,  call  1-800-766-4530  or visit our  Internet  Website at
www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?

Annuity Years 1-8
The  maximum  Free  Withdrawal  amount  during  each of Annuity  Years 1 through 8 (when a CDSC would  otherwise  apply to a partial withdrawal or surrender of your initial Purchase  Payments) is 10% of all Purchase  Payments.  The 10% Free Withdrawal amount is not cumulative.  Withdrawals  of amounts  greater  than the  maximum  Free  Withdrawal  amount are treated as a  withdrawal  of Purchase
Payments  and will be  assessed  a CDSC  during  Annuity  Years 1 through 8. If,  during  Annuity  Years 1 through  8, all  Purchase
Payments  withdrawn are subject to a CDSC, then any subsequent  withdrawals  will be withdrawn from any gain in the Annuity.  If you do not make a Free  Withdrawal  during an Annuity  Year,  you are not allowed to carry over the Free  Withdrawal  amount to the next
Annuity Year.

Annuity Years 9+
After  Annuity Year 8, you can surrender  your Annuity or make a partial  withdrawal  without a CDSC being  deducted from the amount being withdrawn.

NOTE:  Amounts that you have  withdrawn as a Free  Withdrawal  will not reduce the amount of any CDSC that we deduct if,  during the first eight (8) Annuity Years, you make a partial withdrawal or choose to surrender the Annuity.

Examples
1.       Assume you make an initial  Purchase  Payment of  $10,000  and make no  additional  Purchase  Payments.  The  maximum  Free
     Withdrawal amount during each of the first eight Annuity Years would be 10% of $10,000, or $1,000.

2.       Assume you make an initial  Purchase  Payment of $10,000 and make an additional  Purchase Payment of $5,000 in Annuity Year
     6. The maximum Free  Withdrawal  amount during Annuity Years 7 and 8 would be 10% of $15,000,  or $1,500.  Beginning in Annuity
     Year 9 and  thereafter,  you can surrender  your Annuity or make a partial  withdrawal  without a CDSC being  deducted from the amount being withdrawn.

3.

Assume you make an initial  Purchase  Payment of $10,000 and take a Free  Withdrawal of $500 in Annuity Year 6 and $1,000 in Annuity
     Year 7. If you  surrender  your  Annuity in Annuity  Year 8, the CDSC will be assessed  against the  initial  Purchase  Payment amount  ($10,000),  not the amount of Purchase  Payments  reduced by the amounts that were withdrawn  under the Free Withdrawal provision.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?
A CDSC may be  assessed  against a Partial  Withdrawal  during the first  eight (8) Annuity  Years.  Whether a CDSC  applies and the amount to be charged depends on whether the Partial  Withdrawal  exceeds any Free Withdrawal  amount and, if so, the number of years that have elapsed since the Issue Date of the Annuity.

1.       If you request a Partial  Withdrawal,  we determine if the amount you requested is available as a Free Withdrawal (in which case it would not be subject to a CDSC);
2.       If the amount  requested  exceeds the available Free  Withdrawal  amount,  we determine if a CDSC will apply to the Partial
     Withdrawal  based on the number of years that have elapsed  since the Annuity was issued.  The maximum Free  Withdrawal  amount during each of Annuity  Years 1 through 8 is 10% of all  Purchase  Payments.  Withdrawals  of amounts  greater than the maximum
     Free Withdrawal  amount are treated as a withdrawal of Purchase  Payments and will be assessed a CDSC. If, during Annuity Years
     1 through 8, all Purchase Payments are withdrawn subject to a CDSC, then any subsequent  withdrawals will be withdrawn from any gain in the Annuity.

3.       If the amount  requested  exceeds the amounts  available  under Item #2 above,  we withdraw the  remaining  amount from any other Account Value.
|X|      If the  Annuity  has been in effect  for less than  eight  complete  years,  a CDSC will be  charged  on the  amount of the
         Purchase Payment being withdrawn, according to the CDSC table.
|X|      If the  Annuity  has been in effect  for more than eight  complete  years,  no CDSC will be  charged  on the  amount  being withdrawn.

For purposes of  calculating  the CDSC on a partial  withdrawal,  the Purchase  Payments  being  withdrawn  may be greater than your remaining  Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals." You can receive  Systematic  Withdrawals of earnings only,  principal plus earnings or a flat  dollar  amount.  Systematic  Withdrawals  during  the  first  eight (8)  Annuity  Years may be  subject  to a CDSC.  We will determine whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic  Withdrawals  can be made  from  Account  Value  allocated  to the  variable  investment  options  or Fixed  Allocations.
Generally,  Systematic  Withdrawals  from Fixed  Allocations  are  limited  to  earnings  accrued  after the  program of  Systematic
Withdrawals  begins, or payments of fixed dollar amounts that do not exceed such earnings.  Systematic  Withdrawals are available on a monthly,  quarterly,  semi-annual  or annual basis.  The Surrender  Value of your Annuity must be at least $20,000  before we will allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal is $100. If any scheduled  Systematic  Withdrawal is for less than $100, we may postpone  the  withdrawal  and add the  expected  amount to the amount  that is to be  withdrawn  on the next  scheduled  Systematic
Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding  vehicle for certain  retirement  plans that receive  special tax treatment under Sections
401,  403(b) or 408 of the Code,  Section  72(t) of the Code may provide an exception to the 10% penalty tax on  distributions  made prior to age 59 1/2if you elect to  receive  distributions  as a series of  "substantially  equal  periodic  payments".  Distributions received under this provision in any Annuity Year that exceed the maximum amount  available as a free  withdrawal will be subject to a CDSC. To request a program that complies with Section  72(t),  you must provide us with certain  required  information  in writing on a form  acceptable  to us.  We may  require  advance  notice  to allow us to  calculate  the  amount  of 72(t)  withdrawals.  The
Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for  withdrawals  under Section
72(t).  The minimum amount for any such withdrawal is $100.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic  Withdrawal we allow to meet distribution  requirements under Sections 401, 403(b) or
408 of the Code.  Under the Code,  you may be required to begin  receiving  periodic  amounts from your  Annuity.  In such case,  we will allow you to make  Systematic  Withdrawals  in amounts that satisfy the minimum  distribution  rules under the Code.  We do not assess a CDSC on Minimum  Distributions  from your Annuity if you are required by law to take such Minimum  Distributions  from your
Annuity at the time it is taken.  However,  a CDSC may be  assessed  on that  portion of a  Systematic  Withdrawal  that is taken to satisfy the minimum  distribution  requirements in relation to other savings or investment  plans under other  qualified  retirement plans not maintained with American Skandia.

The  amount of the  required  Minimum  Distribution  for your  particular  situation  may  depend  on other  annuities,  savings  or investments.  We will only  calculate  the amount of your  required  Minimum  Distribution  based on the value of your  Annuity.  We require three (3) days advance  written notice to calculate and process the amount of your  payments.  You may elect to have Minimum
Distributions  paid out monthly,  quarterly,  semi-annually  or annually.  The $100 minimum that applies to  Systematic  Withdrawals does not apply to Minimum Distributions.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During the  accumulation  period you can surrender your Annuity at any time.  Upon  surrender,  you will receive the Surrender
Value.  Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

For purposes of  calculating  the CDSC on  surrender,  the Purchase  Payments  being  withdrawn  may be greater than your  remaining
Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior  withdrawals under the
Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To  request  the  forms   necessary  to  surrender   your  Annuity,   call   1-800-766-4530   or  visit  our  Internet   Website  at
www.americanskandia.com.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
Where  permitted by law, you may request to surrender  your Annuity prior to the Annuity Date without  application  of any CDSC upon occurrence of a medically-related "Contingency Event".  The amount payable will be your Account Value.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:
|X|      the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
|X|      if the Owner is one or more natural persons, all such Owners must also be alive at such time;
|X|      we must receive  satisfactory  proof of the Annuitant's  confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
|X|      this benefit is not available if the total Purchase  Payments  received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

The  Annuitant  must have been named or any change of  Annuitant  must have been  accepted by us, prior to the  "Contingency  Event"
described above in order to qualify for a medically-related surrender.

The definitions of "Medical Care Facility" and "Fatal  Illness," as well as additional  terms and  conditions,  are provided in your
Annuity.  Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments,  variable  payments or adjustable  payments.  Fixed options  provide the same amount with each  payment.  Variable  options  generally  provide a payment which may increase or decrease depending on the investment  performance of the Sub-accounts.  However,  currently,  we also make a variable payment option that has a guarantee  feature.  Adjustable  options  provide a fixed payment that is periodically  adjusted based on current  interest rates.
We do not guarantee to make any annuity  payment  options  available in the future.  For additional  information on annuity  payment options you may request a Statement of Additional Information.

When you purchase an Annuity,  or at a later date,  you may choose an Annuity Date,  an annuity  option and the frequency of annuity payments.  You may change your  choices up to 30 days before the Annuity  Date.  A maximum  Annuity Date may be required by law. Any change to these  options  must be in  writing.  The  Annuity  Date may depend on the  annuity  option you  choose.  Certain  annuity options may not be available depending on the age of the Annuitant.

Certain of these annuity options may be available to  Beneficiaries  who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments for Life:  Under this option,  income is payable  periodically  until the death of the "key life".  The "key life" (as used in this  section) is the person or persons  upon whose life annuity  payments are based.  No  additional  annuity  payments are made after the death of the key life.  Since no minimum  number of  payments is  guaranteed,  this  option  offers the largest  amount of periodic  payments of the life  contingent  annuity  options.  It is possible  that only one payment will be payable if the death of the key life occurs before the date the second  payment was due, and no other  payments nor death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 2
--------
Payments Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint lifetime of two key lives, and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the survivor's death. No minimum number of payments is  guaranteed  under this option.  It is possible  that only one payment will be payable if the death of all the key lives  occurs  before the date the second  payment was due,  and no other  payments  or death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 3
--------
Payments for Life with a Certain  Period:  Under this option,  income is payable  until the death of the key life.  However,  if the key life dies before the end of the period selected (5, 10 or 15 years),  the remaining  payments are paid to the Beneficiary  until the end of such period.  This Option is  currently  available on a fixed or variable  basis.  If you elect to receive  payments on a variable basis under this option,  you can request  partial or full surrender of the annuity and receive its then current cash value
(if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain  Period:  Under this option,  income is payable  periodically  for a specified  number of years. If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the  Beneficiary  until the end of such period.  Note that under this option,  payments are not based on any assumptions of life  expectancy.  Therefore,  that portion of the  Insurance  Charge  assessed  to cover the risk that key lives  outlive  our  expectations  provides  no  benefit to an Owner selecting this option.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable  Payments for Life with a Cash Value:  Under this  option,  benefits  are payable  periodically  until the death of the key life.  Benefits may  increase or decrease  depending  on the  investment  performance  of the  Sub-accounts.  This option has a cash value that also varies with the  investment  performance  of the  Sub-account.  The cash value  provides a "cushion"  from  volatile investment  performance so that negative investment  performance does not automatically  result in a decrease in the annuity payment each month,  and positive  investment  performance does not  automatically  result in an increase in the annuity payment each month.
The cushion generally  "stabilizes"  monthly annuity payments.  Any cash value remaining on the death of the key life is paid to the
Beneficiary  in a lump sum or as periodic  payments.  Under this option,  you can request  partial or full  surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
--------
Variable  Payments  for Life with a Cash Value and  Guarantee:  Under this  option,  benefits  are payable as described in Option 5;
except that,  while the key life is alive, the annuity payment will not be less than a guaranteed  amount,  which generally is equal
------
to the first annuity  payment.  We charge an additional  amount for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.  Under this  option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
Unless  prohibited  by law, we require that you elect either a life annuity or an annuity with a certain  period of at least 5 years if any CDSC would apply were you to surrender  your  Annuity on the Annuity  Date.  Therefore,  choosing an Annuity Date within four
(4) years of the Issue Date of the Annuity may limit the available  annuity  payment  options.  Certain  annuity payment options may not be available if your Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month  following the later of the  Annuitant's  85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity  payments,  where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity  payments,  you will receive equal  fixed-dollar  payments  throughout the period you select.
The amount of the fixed payment will vary  depending on the annuity  payment  option and payment  frequency  you select.  Generally, the first annuity  payment is determined by  multiplying  the Account  Value,  minus any state premium taxes that may apply,  by the factor  determined  from our table of annuity rates.  The table of annuity rates differs based on the type of annuity chosen and the frequency of payment  selected.  Our rates will not be less than our guaranteed  minimum rates.  These guaranteed  minimum rates are derived from the a2000 Individual  Annuity  Mortality Table with an assumed interest rate of 3% per annum.  Where required by law or regulation,  such annuity  table will have rates that do not differ  according to the gender of the key life.  Otherwise,  the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different  types of variable  annuity payment  options.  The first annuity payment will be calculated  based upon the assumed  investment  return  ("AIR").  You select the AIR before we start to make  annuity  payments.  You will not receive  annuity payments  until you choose an AIR. The remaining  annuity  payments will  fluctuate  based on the  performance  of the  Sub-accounts relative to the AIR, as well as, other  factors  described  below.  The greater the AIR, the greater the first  annuity  payment.  A higher  AIR may result in  smaller  potential  growth in the  annuity  payments.  A lower AIR  results  in a lower  initial  annuity payment.  Within payment options 1-3, if the  Sub-accounts  you choose perform exactly the same as the AIR, then subsequent  annuity payments  will be the same as the  first  annuity  payment.  If the  Sub-accounts  you  choose  perform  better  than the AIR,  then subsequent  annuity  payments will be higher than the first annuity  payment.  If the Sub-accounts you choose perform worse than the
AIR,  then  subsequent  annuity  payments  will be lower  than the  first.  Within  payment  options 5 and 6, the cash value for the
Annuitant  (while alive) and a variable  period of time during which  annuity  payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts  relative to the AIR; however,  subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

|X|      Variable Payments (Options 1-3)
         -----------------
         We calculate each annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units for each  Sub-account by the Unit Value of each  Sub-account  on the annuity  payment date. We determine the schedule of units  based on your  Account  Value  (minus any  premium  tax that  applies)  at the time you elect to begin  receiving annuity  payments.  The  schedule  of units will vary  based on the  annuity  payment  option  selected,  the length of any certain  period  (if  applicable),  the  Annuitant's  age and  gender  (if  annuity  payments  are due for the  life of the
         Annuitant) and the Unit Value of the  Sub-accounts  you initially  selected on the Issue Date. The calculation is performed for each Sub-account,  and the sum of the Sub-account  calculations  equals the amount of your annuity payment.  Other than to fund annuity  payments,  the number of units allocated to each Sub-account will not change unless you transfer among the
         Sub-accounts or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 5)
         ----------------------------
         This option provides  guaranteed  payments for life, a cash value for the Annuitant  (while alive) and a variable period of time during which  annuity  payments  will be made whether or not the  Annuitant is still alive.  We calculate  the initial
                                                                                                                             -------
         annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units by the Unit
         Values  determined on the  annuitization  date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable  benchmark rate,  meaning the AIR, and the annuity factors.  The annuity factors reflect our assumptions  regarding the costs we expect to bear in guaranteeing  payments for the lives of the Annuitant and will depend on the benchmark  rate, the annuitant's  attained age and gender (where  permitted).  Unlike variable  payments
         (described  above)  where each  payment  can vary based on  Sub-account  performance,  this  payment  option  cushions  the immediate  impact of  Sub-account  performance  by adjusting the length of the time during which  annuity  payments will be made whether or not the  Annuitant  is alive while  generally  maintaining  a level  annuity  payment  amount.  Sub-account performance that exceeds a benchmark rate will generally  extend this time period,  while  Sub-account  performance that is less than a benchmark  rate will  generally  shorten the period.  If the period  reaches  zero and the  Annuitant  is still alive,  Annuity  Payments  continue,  however,  the annuity payment amount will vary depending on Sub-account  performance, similar to conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
         ------------------------------------------------------
         This option provides  guaranteed  payments for life in the same manner as Stabilized  Variable Payments  (described above).
         In addition to the  stabilization  feature,  this option also  guarantees that variable  annuity  payments will not be less than the initial annuity payment amount regardless of Sub-account performance.  The AIR for this option is 3%.

The variable  annuity payment options are described in greater detail in a separate  prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available.  Adjustable  annuity payments are calculated  similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving  annuity payments,  the annuity payment amount is adjusted upward or downward  depending on the rate we are currently  crediting to annuity  payments.  The  adjustment in the annuity  payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?
The Annuity provides a Death Benefit during its  accumulation  period.  If the Annuity is owned by one or more natural persons,  the
Death  Benefit is payable  upon the first  death of an Owner.  If the  Annuity is owned by an entity,  the Death  Benefit is payable upon the Annuitant's  death, if there is no Contingent  Annuitant.  If a Contingent  Annuitant was designated before the Annuitant's death and the  Annuitant  dies,  then the  Contingent  Annuitant  becomes the Annuitant and a Death Benefit will not be paid at that time.  The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

Basic Death Benefit
The Annuity  provides a basic Death Benefit at no additional  charge.  The Insurance  Charge we deduct daily from your Account Value allocated to the  Sub-accounts  is used, in part,  to pay us for the risk we assume in providing  the basic Death Benefit  guarantee under the  Annuity.  The Annuity  also offers two  different  optional  Death  Benefits.  Either  benefit  can be  purchased  for an additional charge. The additional charge is deducted to compensate  American Skandia for providing  increased  insurance  protection under the optional Death  Benefits.  Notwithstanding  the additional  protection  provided  under the optional Death  Benefits,  the additional cost has the impact of reducing the net performance of the investment options.

The basic Death Benefit is the greater of:
|X|      The sum of all Purchase Payments less the sum of all proportional withdrawals.
|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal represented  when  withdrawn.  For example,  a withdrawal of 50% of Account Value would be considered as a 50% reduction in Purchase
Payments for purposes of calculating the basic Death Benefit.

OPTIONAL DEATH BENEFITS

Two  optional  Death  Benefits  are offered for  purchase  with your  Annuity to provide an enhanced  level of  protection  for your beneficiaries.

------------------------------------------------------------------------------------------------------------------------------------
Currently,  these  benefits  are only  offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date,  allow  existing  Annuity Owners to purchase  either of the optional  Death  Benefits  subject to our rules and any changes or restrictions  in the  benefits.  Certain  terms and  conditions  may differ if you  purchase  your  Annuity as part of an  exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.
------------------------------------------------------------------------------------------------------------------------------------

Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

------------------------------------------------------------------------------------------------------------------------------------
The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit is being  offered  in those  jurisdictions  where we have  received regulatory  approval.  Certain terms and  conditions  may differ between  jurisdictions  once approved.  Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.
------------------------------------------------------------------------------------------------------------------------------------

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above;

     PLUS

2.       40% of your "Growth" under the Annuity, as defined below.

"Growth"  means the sum of your Account Value in the variable  investment  options and your Interim Value in the Fixed  Allocations,
 ------
minus the total of all Purchase Payments reduced by the sum of all proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal
 -------------------------
represented when withdrawn.

------------------------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection Optional Death Benefit is subject to a maximum of 100% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
------------------------------------------------------------------------------------------------------------------------------------

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

NOTE: You may not elect the Enhanced  Beneficiary  Protection  Optional Death Benefit if you have elected the Plus40TM Optional Life
Insurance Rider.

Highest Anniversary Value Death Benefit
If the Annuity has one Owner, the Owner must be age 79 or less at the time the Highest  Anniversary  Value Optional Death Benefit is
purchased.  If the Annuity has joint  Owners,  the oldest  Owner must be age 79 or less.  If the Annuity is owned by an entity,  the
Annuitant must be age 79 or less.

Certain of the Portfolios  offered as Sub-accounts  under the Annuity are not available if you elect the Highest  Anniversary  Value
Death Benefit.

Key Terms Used with the Highest Anniversary Value Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest Anniversary Value equals the highest of all previous  "Anniversary  Value" less proportional  withdrawals since
             -------------------------
     such anniversary and plus any Purchase Payments since such anniversary.

|X|      The  Anniversary  Value is the Account  Value as of each  anniversary  of the Issue Date of the  Annuity.  The  Anniversary
              ------------------
     Value on the Issue Date is equal to your Purchase Payment.

|X|      Proportional  withdrawals  result in a  reduction  to the  Highest  Anniversary  Value by  reducing  such value in the same
         -------------------------
     proportion as the Account Value was reduced by the  withdrawal as of the date the  withdrawal  occurred.  For example,  if your
     Highest  Anniversary  Value is $125,000 and you  subsequently  withdraw  $10,000 at a time when your Account  Value is equal to
     $100,000 (a 10%  reduction),  when  calculating  the  optional  Death  Benefit we will reduce your  Highest  Anniversary  Value
     ($125,000) by 10% or $12,500.

Calculation of Highest Anniversary Value Death Benefit
The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the basic Death Benefit described above; and
2.       the Highest Anniversary Value as of the Owner's date of death.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the basic Death Benefit described above; and
2.       the Highest  Anniversary  Value on the Death Benefit Target Date plus the sum of all Purchase  Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

         The amount  determined by this calculation is increased by any Purchase  Payments  received after the Owner's date of death and decreased by any proportional withdrawals since such date.

See Appendix C for examples of how the Highest Anniversary Value Death Benefit is calculated.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can terminate the Enhanced  Beneficiary  Protection  Optional Death Benefit and the Highest  Anniversary  Value Death Benefit at
any time.  Both  optional  Death  Benefits will  terminate  automatically  on the Annuity  Date. We may also  terminate any optional
Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge equal to 0.25% per year,  respectively,  if you elect the Highest Anniversary Value Optional Death Benefit or the
Enhanced  Beneficiary  Protection  Optional Death Benefit.  If you elect both optional Death Benefits,  the total charge is equal to
0.50% per year.  We deduct the charge to  compensate  American  Skandia  for  providing  increased  insurance  protection  under the optional Death Benefit.  The additional annual charge is deducted daily against your Account Value allocated to the Sub-accounts.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

AMERICAN SKANDIA'S ANNUITY REWARDS

What is the Annuity Rewards benefit?
The Annuity  Rewards  benefit  offers  Owners the ability to capture  any market  gains since the Issue Date of their  Annuity as an enhancement  to their  current Death Benefit so their  Beneficiaries  will not receive less than the Annuity's  value as of the date the Owner elects the benefit.  Under the Annuity Rewards  benefit,  American  Skandia  guarantees that the Death Benefit will not be less than:

         your Account Value in the variable  investment  options plus the Interim Value in any Fixed Allocations as of the effective date of the Owner's election

         MINUS any proportional withdrawals* following the date of election
         -----

         PLUS any additional Purchase Payments applied to the Annuity following the date of election.
         ----

*    "Proportional  withdrawals" are determined by calculating the percentage of the Account Value that each withdrawal  represented when  withdrawn.  For example,  a withdrawal  of 50% of your  Account  Value would be treated as a 50%  reduction in the amount payable under the Death Benefit.

The Annuity Rewards Death Benefit  enhancement  does not affect the basic Death Benefit  calculation and any Optional Death Benefits available  under the Annuity.  If the Death Benefit amount  payable under your  Annuity's  basic Death Benefit or any Optional Death
Benefits you purchase is greater than the enhanced  Death  Benefit under the Annuity  Rewards  benefit on the date the Death Benefit is calculated, your Beneficiary will receive the higher amount.

Who is eligible for the Annuity Rewards benefit?
Owners can elect the Annuity  Rewards  Death  Benefit  enhancement  following the eighth (8th)  anniversary  of the Annuity's  Issue
Date.  However,  the  election is subject to the  requirement  that their  Account  Value on the  election  date is greater than the amount  that would be payable to their  Beneficiary  under the Death  Benefit  provided  under the Annuity as of the  election  date
(including  any amounts  payable  under the Highest  Anniversary  Value Death  Benefit).  If an Owner is  ineligible  when he or she applies for the optional benefit,  the Owner can elect the Annuity Rewards Death Benefit  enhancement on any subsequent date if they otherwise  qualify.  The election  must occur before  annuity  payments  begin.  An Owner can only elect the Annuity  Rewards  Death
Benefit enhancement once.  There is no additional charge for electing the Annuity Rewards Death Benefit enhancement.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments  not  extending  beyond the life  expectancy  of the  Beneficiary  or over the life of the
         Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an  election  prior to death  benefit  proceeds  becoming  due, a  Beneficiary  can elect to receive  the Death
Benefit  proceeds as a series of fixed annuity  payments  (annuity  payment options 1-4) or as a series of variable annuity payments
(annuity payment options 1-3 or 5 and 6).  See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your  spouse own the Annuity  jointly,  we assume that the sole  primary
Beneficiary will be the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative
Beneficiary  designation,  the spouse  Beneficiary may elect to assume  ownership of the Annuity instead of taking the Death Benefit payment.  Any Death Benefit  (including any optional Death  Benefits)  that would have been payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption is  effective,  the  surviving  spouse will have all the rights and benefits that would be available  under the
Annuity to a new  purchaser of the same  attained  age.  For purposes of  determining  any future  Death  Benefit for the  surviving spouse,  the new Account Value will be  considered as the initial  Purchase  Payment.  No CDSC will apply to the new Account  Value.
However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including any CDSC that may apply to the additional Purchase Payments.

See the section  entitled  "Managing  Your Annuity - Spousal  Contingent  Annuitant"  for a discussion of the treatment of a spousal
Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code  provides for  alternative  death benefit  payment  options when an Annuity is used as an IRA,  403(b) or other  "qualified investment" that requires Minimum  Distributions.  Upon the Owner's death under an IRA, 403(b) or other  "qualified  investment",  a
Beneficiary  may generally elect to continue the Annuity and receive  Minimum  Distributions  under the Annuity instead of receiving the death benefit in a single  payment.  The available  payment  options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X|      If death  occurs  before the date Minimum  Distributions  must begin under the Code,  the Death  Benefit can be paid out in either a lump  sum,  within  five  years  from the date of death,  or over the life or life  expectancy  of the  designated
         Beneficiary  (as long as payments begin by December 31st of the year following the year of death).  However,  if the spouse is the  Beneficiary,  the Death  Benefit can be paid out over the life or life  expectancy of the spouse with such payments beginning no earlier than December  31st of the year  following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X|      If death occurs  after the date  Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum  Distribution  rules.  Until withdrawn, amounts in an IRA,  403(b) or other  "qualified  investment"  continue to be tax deferred.  Amounts  withdrawn each year,  including amounts  that are  required to be  withdrawn  under the Minimum  Distribution  rules,  are subject to tax. You may wish to consult a professional  tax advisor for tax advice as to your  particular  situation.  See the section  entitled "How are  Distributions  From
Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X|      the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X|      the Account Value will be equal to any Death Benefit  (including  any optional  Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X|      the Beneficiary may request  transfers among  Sub-accounts,  subject to the same limitations and restrictions  that applied to the Owner.  NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|      no additional Purchase Payments can be applied to the Annuity.
|X|      the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
|X|      the  Beneficiary  can request a withdrawal  of all or a portion of the Account Value at any time without  application  of a
              CDSC.
|X|      upon the death of the  Beneficiary,  any remaining  Account Value will be paid in a lump sum to the person(s)  named by the
              Beneficiary.
|X|      all amounts in the Annuity  must be paid out to the  Beneficiary  according  to the Minimum  Distribution  rules  described above.

Please contact American Skandia for additional  information on the  availability,  restrictions and limitations that will apply to a
Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the Death Benefit if the  decedent  was not the Owner or  Annuitant  as of the Issue  Date and did not  become  the Owner or  Annuitant  due to the prior
Owner's or  Annuitant's  death.  Any Death Benefit  (including  either  optional Death Benefit) that applies will be suspended for a two-year  period from the date he or she first became Owner or Annuitant.  After the two-year  suspension  period is completed,  the
Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We  determine  the amount of the Death  Benefit as of the date we receive  "due  proof of  death",  any  instructions  we require to determine  the method of payment and any other  written  representations  we require to  determine  the proper  payment of the Death
Benefit to all  Beneficiaries.  "Due proof of death" may  include a certified  copy of a death  certificate,  a certified  copy of a decree of a court of competent  jurisdiction as to the finding of death or other  satisfactory  proof of death.  Upon our receipt of
"due proof of death" we  automatically  transfer the Death Benefit to the AST Money Market  Sub-account  until we further  determine the universe of eligible  Beneficiaries.  Once the universe of eligible  Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each  Beneficiary  must make an  election  as to the method  they wish to receive  their  portion  of the Death  Benefit.  Absent an election  of a  Death  Benefit  payment  method,  no  Death  Benefit  can  be  paid  to the  Beneficiary.  We  may  require  written acknowledgment  of all named  Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

NOTE:  You may not elect the Plus40(TM)Optional Life Insurance Rider if you have elected the Enhanced Beneficiary Protection
Optional Death Benefit.

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The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included in this  Prospectus to help you understand the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this information.  However,  the information may be subject to certain  generally  applicable  provisions of the Federal  securities laws regarding accuracy and completeness.
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The Plus40(TM)rider provides an income tax-free life insurance benefit to your  Beneficiary(ies)  equal to 40% of the Account Value of your  Annuity as of the date we receive  due proof of death,  subject to certain  adjustments,  restrictions  and  limitations.  The
Rider may be  especially  useful in  offsetting  federal and state taxes payable on any taxable gains in your Annuity at the time of your death.  The Rider is available in addition to the death  benefit  payable under the Annuity.  Whether the Rider is  appropriate for you  may  depend  on  your  particular  circumstances,  including  other  financial  resources  that  may be  available  to your
Beneficiary(ies)  to pay taxes on the gain in your Annuity  should you die during the  accumulation  period.  No amounts are payable under the Rider if you die on or after the date your  Account  Value is applied to begin  receiving  annuity  payments  or after you surrender the Annuity.  The Rider has no cash value.

Currently,  the Plus40(TM)rider is only offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date, allow existing Annuity Owners to purchase the Plus40(TM)rider subject to our rules and any changes or restrictions.

Please refer to Appendix D for a more complete description of the Plus40(TM)rider.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation  period,  the Annuity has an Account Value. The Account Value is determined  separately for each Sub-account allocation and for each Fixed  Allocation.  The Account Value is the sum of the values of each Sub-account  allocation and the value of each  Fixed  Allocation.  The  Account  Value  does not  reflect  any CDSC  that may apply to a  withdrawal  or  surrender.  When determining  the  Account  Value on a day more than 30 days prior to a Fixed  Allocation's  Maturity  Date,  the  Account  Value may
include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value  available to you on any day during the  accumulation  period.  The Surrender Value is equal to your Account Value minus any CDSC, the Annual  Maintenance Fee and the charge for any optional  benefits.  The Surrender
Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you  allocate  Account  Value  to a  Sub-account,  you are  purchasing  units  of the  Sub-account.  Each  Sub-account  invests exclusively  in  shares  of an  underlying  Portfolio.  The  value of the  Units  fluctuates  with the  market  fluctuations  of the
Portfolios.  The value of the Units  also  reflects  the daily  accrual  for the  Insurance  Charge,  the  Distribution  Charge  (if
applicable),  and if you elected one or more optional  benefits whose annual charge is deducted  daily,  the additional  charge made for such benefits.  There may be several  different Unit Prices for each Sub-account to reflect the Insurance  Charge,  Distribution
Charge and the charges for any  optional  benefits.  The Unit Price for the Units you  purchase  will be based on the total  charges for the benefits  that apply to your  Annuity.  See the section  entitled  "What Happens to My Units When There is a Change in Daily
Asset-Based  Charges?" for a detailed  discussion  of how Units are  purchased and redeemed to reflect  changes in the daily charges that apply to your Annuity.

Each  Valuation  Day, we determine  the price for a Unit of each  Sub-account,  called the "Unit  Price." The Unit Price is used for determining  the value of  transactions  involving  Units of the  Sub-accounts.  We  determine  the number of Units  involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a Sub-account.  On the Valuation Day you make the allocation,  the Unit Price is $14.83.  Your $5,000 buys  337.154  Units of the  Sub-account.  Assume  that  later,  you wish to  transfer  $3,000  of your  Account  Value  out of that
Sub-account  and  into  another  Sub-account.  On the  Valuation  Day you  request  the  transfer,  the Unit  Price of the  original
Sub-account  has  increased to $16.79.  To transfer  $3,000,  we sell 178.677  Units at the current Unit Price,  leaving you 158.477
Units.  We then buy $3,000 of Units of the new  Sub-account  at the Unit Price of $17.83.  You would then have 168.255  Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed  Allocation plus all interest  credited to a Fixed  Allocation as of the date  calculated.
The Interim  Value does not include the impact of any Market  Value  Adjustment.  If you made any  transfers or  withdrawals  from a
Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were  withdrawn.  To determine  the Account  Value of a Fixed  Allocation  on any day other than its Maturity Date or within 30 days prior to its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process  financial  transactions on those days that the New York Stock Exchange (NYSE) is open for  trading.  There  may be  circumstances  where  the NYSE  does not open on a  regularly  scheduled  date or time or closes at an earlier time than scheduled  (normally  4:00 p.m. EST).  Financial  transactions  requested  before the close of the NYSE which meet our requirements will be processed according to the value next determined  following the close of business.  Financial  transactions requested  on a  non-business  day or after the close of the NYSE will be  processed  based on the value next  computed  on the next business  day.  There may be  circumstances  when the  opening or closing  time of the NYSE is  different  than  other  major  stock exchanges,  such as NASDAQ or the  American  Stock  Exchange.  Under such  circumstances,  the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances  where the NYSE is open,  however,  due to inclement  weather,  natural  disaster or other  circumstances beyond  our  control,  our  offices  may  be  closed  or  our  business  processing  capabilities  may be  restricted.  Under  those circumstances,  your Account Value may fluctuate  based on changes in the Unit Values,  but you may not be able to transfer  Account
Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally  recognized  holidays:  New Year's Day, Martin Luther King, Jr. Day, Presidents' Day,
Good Friday,  Memorial Day,  Independence  Day,  Labor Day,  Thanksgiving,  and Christmas.  On those dates,  we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
|X|      trading on the NYSE is restricted;
|X|      an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X|      the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial  Purchase  Payments:  We are required to allocate  your initial  Purchase  Payment to the  Sub-accounts  within two (2) days after we receive  all of our  requirements  to issue the  Annuity.  If we do not have all the  required  information  to allow us to issue your  Annuity,  we may retain  the  Purchase  Payment  while we try to reach you or your  representative  to obtain all of our requirements.  If we are unable to obtain all of our  required  information  within  five (5) days,  we are  required  to return the
Purchase  Payment to you at that time,  unless you  specifically  consent to our retaining the Purchase  Payment while we gather the required  information.  Once we obtain the required  information,  we will invest the Purchase  Payment and issue the Annuity within two (2) days.  During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase  Payments:  We will apply any  additional  Purchase  Payments on the Valuation Day that we receive the Purchase
Payment with satisfactory allocation instructions.

Scheduled  Transactions:  "Scheduled"  transactions  include  transfers  under  a  Dollar  Cost  Averaging,  rebalancing,  or  asset allocation program,  Systematic  Withdrawals,  Minimum Distributions or annuity payments.  Scheduled  transactions are processed and valued as of the date they are scheduled,  unless the scheduled day is not a Valuation Day. In that case,  the  transaction  will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled  Transactions:   "Unscheduled"  transactions  include  any  other  non-scheduled  transfers  and  requests  for  Partial
Withdrawals  or Free  Withdrawals  or  Surrenders.  Unscheduled  transactions  are  processed  and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Medically-related  Surrenders & Death  Benefits:  Medically-related  surrender  requests and Death Benefit claims require our review and evaluation before  processing.  We price such transactions as of the date we receive at our Office all supporting  documentation we require for such transactions and that are satisfactory to us.

Transactions in ProFunds VP Sub-accounts:  Generally,  purchase or redemption  orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current  Valuation  Day.  However,  any purchase or  redemption  order or transfer  request  involving  the  ProFunds VP  Sub-accounts  must be  received by us no later than one hour prior to any  announced closing of the applicable  securities  exchange  (generally,  3:00 p.m. Eastern time) to be processed on the current  Valuation Day.
The "cut-off"  time for such  financial  transactions  involving a ProFunds VP  Sub-account  will be extended to1/2hour prior to any announced  closing  (generally,  3:30 p.m.  Eastern time) for  transactions  submitted  electronically  through  American  Skandia's
Internet  website  (www.americanskandia.com).  You cannot  request a transaction  involving the purchase,  redemption or transfer of units in one of the ProFunds VP Sub-accounts  between the applicable "cut-off" time and 4:00 p.m.  Transactions  received after 4:00
p.m. will be treated as received by us on the next Valuation Day.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Distribution  Charge:  The  Distribution  Charge is deducted  under your  Annuity  during  Annuity  Years 1-8. At the end of the 8th
Annuity  Year,  we will no longer  deduct the  Distribution  Charge.  On the date the charge no longer  applies,  your  Annuity will become subject to a different  daily  asset-based  charge.  We will process a transaction  where your Account Value allocated to the
Sub-accounts  will be used to purchase  new Units of the  Sub-accounts  that  reflect the  Insurance  Charge (and the charge for any optional  benefits  you have  elected)  but not the  Distribution  Charge.  The number of Units  attributed  to your Annuity will be decreased  and the Unit Price of each unit of the  Sub-accounts  in which you invested  will be  increased.  The  adjustment  in the number of Units and Unit Price will not affect your Account  Value.  Beginning on that date,  your Account  Value will be determined based on the change in the value of Units that reflect the Insurance Charge and any other optional benefits that you have elected.

Termination of Optional  Benefits:  If you terminate the Guaranteed Return Option program or either Optional Death Benefit,  we will no longer  deduct the charge we apply to purchase  the  optional  benefit.  On the date the charge no longer  applies,  your Annuity will become subject to a different daily  asset-based  charge.  We will process a transaction  where your Account Value allocated to the Sub-accounts will be used to purchase new Units of the Sub-accounts that reflect the Insurance Charge,  the Distribution  Charge
(if applicable) and any optional  benefit or program still elected,  but not the charge for the optional benefit or program that you terminated.  The number of Units  attributed to your Annuity will be decreased  and the Unit Price of each unit of the  Sub-accounts in which you  invested  will be  increased.  The  adjustment  in the number of Units and Unit Price  will not  affect  your  Account
Value.  Beginning on that date,  your Account  Value will be  determined  based on the change in the value of Units that reflect the
Insurance Charge, the Distribution Charge (if applicable) and any other optional benefits that you have elected.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences are affected by your individual  circumstances,  this summary of our interpretation of the relevant tax laws is not  intended  to be  fully  comprehensive  nor is it  intended  as tax  advice.  Therefore,  you  may  wish  to  consult  a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance  company under Part I, subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or  long-term  capital  gains  earned by the
Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit  sharing plan or other  retirement  arrangement  that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity  until an amount is received (a  "distribution").  This is  commonly  referred to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity  payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the Annuity must currently  include  any  increase in the value of the Annuity  during a tax year in its gross  income.  An  exception  from  current taxation  applies for annuities held by an employer with respect to a terminated  tax-qualified  retirement plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt  entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity  payments begin are generally  treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated  as receipt of  "income  on the  contract"  is  includible  in the  taxpayer's  gross  income and  taxable in the year it is received.  The amount of any  distribution  treated as a return of the  "investment  in the  contract"  is not  includible  in gross income.

|X|      "Income on the  contract" is calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is equal to  total  purchase  payments  for all  "related  contracts"  minus  any  previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible  in gross income.
     "Investment  in the  contract"  may be affected by whether an annuity or any  "related  contract"  was  purchased  as part of a tax-free  exchange of life insurance,  endowment,  or annuity  contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received on or after the Annuity  Date will  generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the  exclusion  ratio  differs  between fixed and variable annuity  payments.  When annuity  payments  cease  because of the death of the person upon whose life  payments are based and, as of the date of death,  the  amount of  annuity  payments  excluded  from  taxable  income by the  exclusion  ratio  does not exceed the
"investment in the contract," then the remaining  portion of unrecovered  investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on  Distributions:  Generally,  any  distribution  from an annuity  not used in  conjunction  with a Qualified  Contract
(Qualified  Contracts are  discussed  below) is subject to a penalty  equal to 10% of the amount  includible  in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled;
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life  expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity contract when determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related contracts."  In situations  involving  related  contracts we believe that the values under such  contracts and the investment in the contracts  will be added  together to determine the proper  taxation of a  distribution  from any one contract  described  under the section  "Distributions  before  Annuitization."  Generally,  distributions  will be  treated  as coming  first  from  income on the contract  until all of the  income on all such  related  contracts  is  withdrawn,  and then as a return  of the  investment  in the contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue Service would view related  contracts when one or more  contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue  Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are  particularly  cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding  "substantially  equal  periodic  payments":  (also  known as  "72(t)" or  "72(q)"  distributions)  Any modification to a program of  distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such payments will result in the  requirement to pay the 10%  premature  distribution  penalty  that would have been due had the payments  been  treated as subject to the 10%  premature distribution  penalty in the years  received,  plus  interest.  This does not apply when the  modification  is by reason of death or disability.  American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the
10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract  were  contributed  or deemed to be  contributed more than one year  prior to the  annuity  starting  date  under the  immediate  annuity;  and (b) the  annuity  payments  under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free  exchanges under Section 1035:  Section 1035 of the Code permits certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased  through a tax-free exchange of a life insurance,  annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions  other than as annuity payments will be considered to come:
|X|      First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any "income on the  contract"  that is  attributable  to the  purchase  payments  made prior to August 14, 1982
       (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a distribution is equal to or less than the remaining  investment in the contract made prior to August 14,
1982,  such amounts are not included in taxable  income.  Further,  distributions  received  that are  considered  to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding  current taxation  of any gains in the  contract  as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has  reserved  the right to treat  transactions it considers abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions may be considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations after a  partial  exchange.  As of the  date of this  prospectus,  we will  treat a  partial  surrender  of this  type  involving  a non-qualified  annuity  contract as a "tax-free"  exchange  for future tax  reporting  purposes,  except to the extent that we, as a reporting and withholding agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance companies may not recognize  these partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as subjecting the taxable  portion of the  distribution  to the 10% IRS early  distribution penalty.  We  strongly  urge you to  discuss  any  transaction  of this  type  with  your tax  advisor  before  proceeding  with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment  under Section 1035 of the Code. We will continue to report a partial  surrender of a life insurance policy as subject to current  taxation to the extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction  on the remaining  life  insurance  policy,  particularly  as to the subsequent methods  to be used to test for  compliance  under  the Code for both the  definition  of life  insurance  and the  definition  of a modified endowment contract.

Special  Considerations  for  Purchasers of the Enhanced  Beneficiary  Protection  Optional  Death  Benefit:  As of the date of this
Prospectus,  it is our understanding  that the charges related to the optional Death Benefit are not subject to current taxation and we will not  report  them as such.  However,  the IRS could  take the  position  that  these  charges  should be  treated as partial withdrawals  subject to current  taxation to the extent of any gain and, if  applicable,  the 10% tax penalty.  We reserve the right to report charges for the optional Death Benefit as partial  withdrawals if we, as a reporting and withholding  agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of  tax-qualified  retirement  plans.  We have provided  summaries below of the  types of  tax-qualified  retirement  plans  with  which we may  issue an  Annuity.  These  summaries  provide  general information  about the tax rules and are not  intended to be  complete  discussions.  The tax rules  regarding  qualified  plans are complex.  These rules may include limitations on contributions and restrictions on distributions,  including  additional taxation of distributions  and  additional  penalties.  The  terms  and  conditions  of the  tax-qualified  retirement  plan  may  impose  other limitations  and  restrictions  that are in  addition  to the terms of the  Annuity.  The  application  of these  rules  depends  on individual  facts and  circumstances.  Before  purchasing an Annuity for use in a qualified  plan,  you should obtain  competent tax advice,  both as to the tax treatment and  suitability of such an investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief  Reconciliation  Act (EGTRRA):  Certain states do not conform to the pension  provisions  included in
EGTRRA.  We  recommend  that you consult with your tax advisor to  determine  the status of your state's  statutes as they relate to
EGTRRA and your tax qualified retirement plan.

Corporate  Pension and  Profit-sharing  Plans:  Annuities may be used to fund  employee  benefits of various  corporate  pension and profit-sharing  plans established by corporate  employers under Section 401(a) of the Code including 401(k) plans.  Contributions to such plans are not taxable to the employee until  distributions  are made from the retirement plan. The Code imposes  limitations on the amount that may be  contributed  and the timing of  distributions.  The tax  treatment  of  distributions  is subject to special provisions of the Code, and also depends on the design of the specific  retirement plan.  There are also special  requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of retirement  plans  established  by  self-employed  individuals  for themselves and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".  These plans are subject to most of the same types of limitations and  requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which  contributions may be  made  by  certain  qualifying  employers  such  as  public  schools  and  certain  charitable,  educational  and  scientific organizations  specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable to the employee  until  distributions  are made from the TSA.  The Code  imposes  limits on  contributions,  transfers  and  distributions.
Nondiscrimination requirements also apply.

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental and certain other tax exempt  employers  for their  employees  may invest in annuity  contracts.  The Code limits  contributions  and  distributions,  and imposes  eligibility  requirements as well.  Contributions  are not taxable to employees until  distributed from the plan.  However, plan assets  remain the  property of the  employer  and are subject to the claims of the  employer's  general  creditors  until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Arrangements  or "IRAs":  Section  408 of the Code allows  eligible  individuals  to maintain an  individual retirement  account  or  individual  retirement  annuity  ("IRA").  IRAs  are  subject  to  limitations  on the  amount  that may be contributed,  the  contributions  that may be deducted from taxable income,  the persons who may be eligible to establish an IRA and the time when  distributions  must commence.  Further,  an Annuity may be established  with "roll-over"  distributions  from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs:  A form of IRA is also  available  called a "Roth  IRA".  Contributions  to a Roth IRA are not tax  deductible.  However, distributions  from a Roth IRA are free from  Federal  income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion from a traditional  IRA was made and the  distribution is made
                                                                                                       ---
(a) once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer,  or (c) for qualified  first-time home buyer expenses,  subject to certain  limitations.  Distributions  from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth  IRAs  will  receive a  special  disclosure  document,  which  describes  limitations  on  eligibility, contributions,  transferability  and  distributions.  It also  describes  the  conditions  under which  distributions  from IRAs and qualified  plans  may be  rolled  over or  transferred  into an IRA or  another  qualified  plan,  on a  tax-deferred  basis and the conditions  under which  distributions  from  traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may  establish  Simplified  Employee  Pensions or SEP IRAs.  Employer
contributions  that may be made to employee SEP IRAs are larger than the amounts that may be  contributed  to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under  Section 72 of the Code.  Under these rules,  a portion of each distribution  may be excludable  from income.  The  excludable  amount is the proportion of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7)
     of the Code);
|X|      is part of a series  of  substantially  equal  periodic  payments  to be paid not less  frequently  than  annually  for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*;
|X|      is made pursuant to an IRS levy;
|X|      is made to pay qualified acquisition costs for a first time home purchase (IRA only);
|X|      is made to pay qualified higher education expenses (IRA only); and
|X|      is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.  The  retirement option is not available to IRAs.

The IRS has released Treasury  regulations  containing new Minimum Distribution rules. For Minimum  Distributions  required in 2002, the  individual  may utilize the 2002 Final  Regulations,  the 2001  Proposed  Regulations  or the 1987  Proposed  Regulations.  For
Minimum Distributions  required in 2003 and later,  individuals are required to use the rules under the 2002 Final Regulations.  The
2002 Final  Regulations  contain a  provision  which  could  increase  the  amount of minimum  distributions  required  for  certain individuals.  Under the 2002 Final  Regulations,  individuals are required to include in their annuity  contract value the actuarial value of any other  benefits  that will be  provided  under the  annuity.  We and other  annuity  providers  are  currently  seeking clarification  of this new rule.  You  should  consult  your tax  adviser  to  determine  the  impact  of this rule on your  Minimum
Distributions.

Under the new Minimum  Distribution  rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten (10)  years  younger  than the  participant.  In that case,  the new rules  permit  the  participant  to utilize the actual life  expectancies of the participant  and the spouse.  In most cases,  the beneficiary may be changed during the participant's  lifetime with no affect on the Minimum  Distributions.  At death,  the  designated  Beneficiary  may  generally  take
Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount  distributed is less than the minimum  required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly  distributed.  Because of the many recent changes to the Minimum  Distribution  rules,  we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification:  Section  817(h) of the Code provides that a variable  annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of  insurance  companies).  If the  diversification  requirements  under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations prescribe the  diversification  requirements  for variable  annuity  contracts.  We expect the underlying  mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment  Options:  Transfers between investment  options are not subject to taxation.  The Treasury  Department may  promulgate  guidelines  under  which a variable  annuity  will not be treated as an annuity for tax  purposes  if persons  with ownership  rights have excessive  control over the  investments  underlying  such variable  annuity.  Such guidelines may or may not address the number of investment  options or the number of transfers  between  investment  options offered under a variable annuity.
It is not known whether such guidelines,  if in fact promulgated,  would have retroactive  effect. It is also not known what effect, if any, such guidelines may have on transfers  between the investment  options of the Annuity offered  pursuant to this  Prospectus.
We will take any action,  including  modifications to your Annuity or the  Sub-accounts,  required to comply with such guidelines if promulgated.

Federal  Income Tax  Withholding:  Section  3405 of the Code  provides  for  Federal  income  tax  withholding  on the  portion of a distribution  which is  includible  in the gross  income of the  recipient.  Amounts to be  withheld  depend  upon the nature of the distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income  taxes withheld at a different rate by filing a completed election form with us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject  to  automatic  20%
withholding for Federal income taxes. The following  distributions  are not eligible  rollover  distributions and not subject to 20%
withholding:
|X|      any portion of a distribution paid as a Minimum Distribution;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal periodic  payments for the life or life  expectancy of the  participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of substantial  periodic  payments pursuant to Section 72(q) or 72(t) of the Code;
     and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments  and Pledges:  Any amount  received  directly or indirectly  as a loan from, or any  assignment or pledge of any portion of the value of, an annuity  before annuity  payments have begun is treated as a distribution  subject to taxation under the distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity and while such  assignment  or pledge  remains  in effect is  treated as  "income  on the  contract"  in the year in which it is  earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code  certain  taxes may be due when all or part of an  annuity is  transferred  to, or a death  benefit is paid to, an  individual  two or more  generations  younger than the  contract  holder.  These  generation-skipping transfers  generally  include those subject to federal estate or gift tax rules.  There is an aggregate $1.1 million  exemption from taxes for all such  transfers.  We may be required to determine  whether a  transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant  succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed  to prevent  indefinite  deferral  of tax.  Continuing  the benefit of tax  deferral by naming one or more contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable  law or  regulation  to you at your last known  address of record.  You should  therefore give us prompt notice of any address change.  We reserve the right, to the extent  permitted by law and subject to your prior  consent,  to provide  any  prospectus,  prospectus  supplements,  confirmations,  statements  and  reports  required  by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic  means, including  diskettes or CD ROMs. We send a confirmation  statement to you each time a transaction  is made affecting  Account Value, such as making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter.  We may confirm regularly  scheduled  transactions,  such as the Annual
Maintenance  Fee, in quarterly  statements  instead of  confirming  them  immediately.  You should review the  information  in these statements  carefully.  You may  request  additional  reports.  We  reserve  the right to charge up to $50 for each such  additional report.

Any errors or  corrections  on  transactions  for your  Annuity  must be  reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed  immediately,  we assume all transactions are accurate unless you notify us otherwise  within 30 days from the date you receive the  confirmation.  For  transactions  that are first confirmed on the quarterly  statement,  we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly  statement.  All transactions  confirmed  immediately or by quarterly statement are deemed conclusive after the applicable
30-day  period.  We may also send an annual report and a semi-annual  report  containing  applicable  financial  statements  for the
Separate Account and the Portfolios,  as of December 31 and June 30, respectively,  to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in Connecticut with licenses in all 50 states,  the District of Columbia and Puerto Rico.  American  Skandia is a  wholly-owned  subsidiary  of American
Skandia,  Inc., whose ultimate parent is Skandia  Insurance  Company Ltd., a Swedish company.  American Skandia markets its products to broker-dealers  and financial  planners through an internal field marketing staff. In addition,  American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing variable annuity and variable life insurance  contracts.  American Skandia  currently offers the following  products:  (a) flexible  premium  deferred  annuities and single  premium fixed  deferred  annuities  that are registered  with the SEC;  (b) certain  other fixed  deferred  annuities  that are not  registered  with the SEC; (c) both fixed and variable immediate  adjustable  annuities;  and (d) a single premium variable life insurance policy that is registered with the SEC.
No company  other than  American  Skandia has any legal  responsibility  to pay amounts that it owes under its variable  annuity and variable life insurance contracts.

WHAT ARE SEPARATE ACCOUNTS?
The separate  accounts are where American  Skandia sets aside and invests the assets of some of our annuities.  In the  accumulation period,  assets  supporting  Account Values of the Annuities are held in a separate account  established under the laws of the State of Connecticut.  We are the legal owner of assets in the separate  accounts.  In the payout period,  assets supporting fixed annuity payments  and any  adjustable  annuity  payments we make  available  are held in our general  account.  Assets  supporting  variable annuity  payment  options  may be invested in our  separate  accounts.  Income,  gains and losses  from  assets  allocated  to these separate  accounts are credited to or charged against each such separate account without regard to other income,  gains or losses of
American Skandia or of any other of our separate  accounts.  These assets may only be charged with liabilities  which arise from the
Annuities  issued by American  Skandia.  The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts.  However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in  Sub-accounts  of American  Skandia Life  Assurance  Corporation  Variable  Account B, also referred to as "Separate  Account B".
Separate  Account B was  established by us pursuant to Connecticut  law on November 25, 1987.  Separate  Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate  Account B consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or mutual fund portfolio.  The name of each  Sub-account  generally  corresponds  to the name of the  underlying  Portfolio.  Each  Sub-account  in
Separate Account B may have several  different Unit Prices to reflect the Insurance  Charge,  Distribution  Charge (when applicable)
and the charges for any optional  benefits that are offered  under this Annuity and other  annuities  issued by us through  Separate
Account B. Separate Account B is registered with the SEC under the Investment  Company Act of 1940  ("Investment  Company Act") as a
unit  investment  trust,  which is a type of investment  company.  The SEC does not  supervise  investment  policies,  management or practices of Separate Account B.

Prior to November 18, 2002,  Separate Account B was organized as a single separate account with six different  Sub-account  classes, each of which was registered as a distinct unit  investment  trust under the Investment  Company Act.  Effective  November 18, 2002,
each  Sub-account  class of Separate  Account B will be consolidated  into the unit investment trust formerly named American Skandia
Life Assurance  Corporation  Variable  Account B (Class 1  Sub-accounts),  which will  subsequently be renamed American Skandia Life
Assurance  Corporation  Variable  Account B. Each  Sub-account  of Separate  Account B will have multiple Unit Prices to reflect the daily charge  deducted for each  combination of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for each optional benefit offered under Annuity  contracts  funded through Separate Account B. The  consolidation of Separate
Account B will have no impact on Annuity Owners.

We reserve the right to make  changes to the  Sub-accounts  available  under the Annuity as we determine  appropriate.  We may offer new  Sub-accounts,  eliminate  Sub-accounts,  or combine  Sub-accounts  at our sole  discretion.  We may also close  Sub-accounts to additional  Purchase  Payments on existing Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after specified dates.  We may also substitute an underlying  mutual fund or portfolio of an underlying  mutual fund for another  underlying  mutual fund or  portfolio  of an  underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are required to obtain under the Investment Company Act.  We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on  allocations to the  Sub-accounts  will vary with the investment  performance of the underlying  mutual funds or fund  portfolios,  as  applicable.  We do not  guarantee  the  investment  results of any  Sub-account.  Your Account Value allocated  to the  Sub-accounts  may increase or  decrease.  You bear the entire  investment  risk.  There is no assurance  that the
Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the  accumulation  period,  assets  supporting our obligations  based on Fixed  Allocations are held in American Skandia Life
Assurance  Corporation  Separate  Account D, also  referred to as  "Separate  Account D".  Such  obligations  are based on the fixed interest  rates we credit to Fixed  Allocations  and the terms of the Annuities.  These  obligations do not depend on the investment performance of the assets in Separate Account D.  Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate  Account D. The Fixed  Allocations  are  guaranteed  by our  general  account.  An Annuity  Owner who allocates a portion of their Account  Value to Separate  Account D does not  participate  in the  investment  gain or loss on assets maintained  in  Separate  Account  D. Such gain or loss  accrues  solely to us. We retain  the risk that the value of the  assets in
Separate  Account D may drop below the reserves and other  liabilities we must maintain.  Should the value of the assets in Separate
Account D drop below the reserve and other  liabilities we must maintain in relation to the annuities  supported by such assets,  we will transfer  assets from our general  account to Separate  Account D to make up the  difference.  We have the right to transfer to our  general  account any assets of Separate  Account D in excess of such  reserves  and other  liabilities.  We maintain  assets in
Separate Account D supporting a number of annuities we offer.

We  currently  employ  investment  managers  to manage the  assets  maintained  in  Separate  Account  D. Each  manager we employ is responsible  for  investment  management  of a different  portion of  Separate  Account D. From time to time  additional  investment managers  may be employed or  investment  managers may cease being  employed.  We are under no  obligation  to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest  according to specific  guidelines or strategies  except as may be required by Connecticut  and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying  mutual fund is registered as an open-end  management  investment  company under the Investment  Company Act. Shares of the underlying  mutual fund portfolios are sold to separate  accounts of life insurance  companies  offering variable annuity and variable life insurance products.  The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying  mutual funds in which the  Sub-accounts  invest.  However,  under SEC rules, you have voting  rights in relation  to Account  Value  maintained  in the  Sub-accounts.  If an  underlying  mutual fund  portfolio requests a vote of  shareholders,  we will vote our shares based on  instructions  received from Owners with Account Value allocated to that  Sub-account.  Owners have the right to vote an amount equal to the number of shares  attributable  to their  contracts.  If we do not receive voting  instructions  in relation to certain  shares,  we will vote those shares in the same manner and proportion as the shares  for which we have  received  instructions.  We will  furnish  those  Owners who have  Account  Value  allocated  to a
Sub-account  whose  underlying  mutual fund portfolio has requested a "proxy" vote with proxy  materials and the necessary  forms to provide us with their voting  instructions.  Generally,  you will be asked to provide instructions for us to vote on matters such as changes in a  fundamental  investment  strategy,  adoption  of a new  investment  advisory  agreement,  or matters  relating  to the structure of the underlying mutual fund that require a vote of shareholders.

American  Skandia  Trust (the  "Trust") has obtained an  exemption  from the  Securities  and Exchange  Commission  that permits its investment adviser,  American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of Trustees of the Trust, to change  sub-advisors  for a Portfolio and to enter into new sub-advisory  agreements,  without  obtaining  shareholder approval of the changes.  This exemption (which is similar to exemptions  granted to other  investment  companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient  supervision  and management of the  sub-advisors by ASISI and the  Trustees.  The Trust is  required,  under the terms of the  exemption,  to  provide  certain  information  to  shareholders following these types of changes.

Material Conflicts
It is possible that  differences  may occur between  companies  that offer shares of an  underlying  mutual fund  portfolio to their respective  separate  accounts  issuing  variable  annuities  and/or  variable life insurance  products.  Differences may also occur surrounding the offering of an underlying  mutual fund portfolio to variable life insurance  policies and variable annuity contracts that we offer.  Under certain  circumstances,  these  differences could be considered  "material  conflicts," in which case we would take  necessary  action to protect  persons with voting rights under our variable  annuity  contracts  and variable  life  insurance policies  against  persons  with  voting  rights  under other  insurance  companies'  variable  insurance  products.  If a "material conflict" were to arise between owners of variable  annuity  contracts and variable life  insurance  policies  issued by us we would take  necessary  action to treat such  persons  equitably  in  resolving  the  conflict.  "Material  conflicts"  could  arise due to differences  in voting  instructions  between  owners of variable  life  insurance  and  variable  annuity  contracts of the same or different companies.  We monitor any potential conflicts that may exist.

Service Fees Payable by Underlying Funds
American  Skandia or our  affiliates  have  entered  into  agreements  with the  investment  adviser or  distributor  of many of the underlying  Portfolios.  Under the terms of these agreements,  American Skandia provides  administrative and support services to the
Portfolios for which a fee is paid that is generally based on a percentage of the average assets  allocated to the Portfolios  under the Annuity.  Any fees payable  will be  consistent  with the services  rendered or the  expected  cost savings  resulting  from the arrangement.  These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American  Skandia,  Inc., is the distributor and principal  underwriter of the securities  offered  through this  prospectus.  ASM acts as the distributor of a number of annuity and life  insurance  products we offer and both American  Skandia Trust and American  Skandia  Advisor  Funds,  Inc., a family of retail mutual  funds.  ASM also acts as an  introducing  broker-dealer  through  which it receives a portion of  brokerage  commissions  in connection  with  purchases  and sales of securities  held by  portfolios of American  Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive,  Shelton,  Connecticut 06484. ASM is registered as broker-dealer  under the
Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous  basis.  ASM enters into  distribution  agreements with  independent  broker-dealers  who are registered  under the Exchange Act and with entities that may offer the Annuity but are exempt from  registration.  Applications for the Annuity are solicited by registered  representatives of those firms. Such  representatives  will also be our appointed insurance agents under state insurance law.  In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation  is paid to firms on sales of the Annuity  according  to one or more  schedules.  The  individual  representative  will receive a portion of the  compensation,  depending on the practice of the firm.  Compensation  is generally based on a percentage of
Purchase  Payments  made, up to a maximum of 7.0%.  Alternative  compensation  schedules are available  that provide a lower initial commission  plus ongoing  annual  compensation  based on all or a portion of Account  Value.  We may also provide  compensation  for providing  ongoing  service to you in relation to the Annuity.  Commissions and other  compensation  paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

In addition,  firms may receive  separate  compensation  or  reimbursement  for,  among other things,  training of sales  personnel, marketing or other services they provide to us or our affiliates.  We or ASM may enter into  compensation  arrangements with certain firms.  These  arrangements  will not be offered to all firms and the terms of such  arrangements may differ between firms. Any such compensation  will be paid by us or ASM and will not result in any additional  charge to you. To the extent  permitted by NASD rules and other  applicable laws and  regulations,  ASM may pay or allow other  promotional  incentives or payments in the form of cash or other compensation.

Advertising:  We may  advertise  certain  information  regarding  the  performance  of the  investment  options.  Details  on how we calculate  performance for the  Sub-accounts  are found in the Statement of Additional  Information.  This  information may help you review the performance of the investment  options and provide a basis for comparison with other  annuities.  This information may be less useful when  comparing  the  performance  of the  investment  options with other  savings or  investment  vehicles.  Such other investments  may not  provide  some of the  benefits  of  annuities,  or may not be  designed  for  long-term  investment  purposes.
Additionally  other savings or investment  vehicles may not be receive the  beneficial  tax treatment  given to annuities  under the
Code.

We may advertise the performance of the Portfolios in the form of "Standard" and  "Non-standard"  Total Returns  calculated for each
Sub-account.  "Standard Total Return" figures assume a hypothetical  initial  investment of $1,000 allocated to a Sub-account during the most recent,  one, five and ten year periods (or since the inception  date that the Portfolio has been offered as a Sub-account, if less).  "Standard  Total  Return"  figures  assume  that the  applicable  Insurance  Charge,  Distribution  Charge and the Annual
Maintenance  Fee are deducted and that the Annuity is surrendered at the end of the applicable  period,  meaning that any Contingent
Deferred  Sales  Charge  that would  apply upon  surrender  is also  deducted.  "Non-standard  Total  Return"  figures  include  any performance  figures that do not meet the SEC's rules for Standard Total Returns.  Non-standard  Total Returns are calculated in the same manner as  standardized  returns except that the figures may not reflect all fees and charges.  In particular,  they may assume no surrender  at the end of the  applicable  period so that the CDSC does not apply.  "Non-standard  Total  Returns" may also assume that the Annual  Maintenance  Fee does not apply due to the average  Account Value being greater than $100,000,  where the charge is waived.  Standard and  Non-standard  Total Returns will not reflect the  additional  asset-based  charges that are deducted when you elect any optional  benefits.  The additional cost associated with any optional  benefits you elected will reduce your  performance.
Non-Standard Total Returns must be accompanied by Standard Total Returns.

Some of the  underlying  Portfolios  existed  prior to the  inception  of these  Sub-accounts.  Performance  quoted  in  advertising regarding  such  Sub-accounts  may indicate  periods during which the  Sub-accounts  have been in existence but prior to the initial offering of the Annuities,  or periods during which the underlying  Portfolios  have been in existence,  but the  Sub-accounts  have not. Such hypothetical  historical  performance is calculated using the same assumptions  employed in calculating actual performance since inception of the  Sub-accounts.  Hypothetical  historical  performance of the underlying  Portfolios prior to the existence of the Sub-accounts may only be presented as Non-Standard Total Returns.

We may advertise the  performance  of money  market-type  Sub-accounts  using a measure of the "current and  effective  yield".  The current yield of a money  market-type  Sub-account  is  calculated  based upon the previous  seven-day  period ending on the date of calculation.  The effective yield of a money  market-type  Sub-account  reflects the  reinvestment of net income earned daily on the assets of such a Sub-account.  The current and effective yields reflect the Insurance  Charge,  Distribution  Charge (if applicable)
and the charge for any optional  benefits (if applicable)  deducted  against the  Sub-account.  In a low interest rate  environment, yields for money  market-type  Sub-accounts,  after deduction of the Insurance Charge,  Distribution  Charge (if applicable) and the charge for any optional  benefits (if  applicable)  may be negative  even though the yield  (before  deducting  for such charges) is positive.  Current and effective yield  information  will fluctuate.  This  information may not provide a basis for comparisons with deposits in banks or other  institutions  which pay a fixed yield over a stated period of time, or with  investment  companies which do not serve as underlying mutual funds for variable  annuities and/or do not have additional  asset-based  charges deducted for the insurance protection provided by the Annuity.

Performance  information on the Sub-accounts is based on past performance only and is not an indication or  representation of future performance.  Performance of the Sub-accounts is not fixed.  Actual  performance  will depend on the type,  quality and, for some of the  Sub-accounts,  the maturities of the investments held by the underlying  mutual funds or portfolios and upon prevailing  market conditions and the response of the underlying  mutual funds to such  conditions.  Actual  performance will also depend on changes in the expenses of the underlying  mutual funds or portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such  underlying  mutual  fund or  portfolio.  In  addition,  the total  amount of  asset-based  charges  assessed  against  each
Sub-account will affect your performance.

The information we may advertise  regarding the Fixed  Allocations  may include the then current  interest rates we are crediting to new Fixed  Allocations.  Information  on  current  rates  will be as of the date  specified  in such  advertisement.  Rates  will be included in  advertisements  to the extent  permitted by law. Given that the actual rates  applicable to any Fixed Allocation are as of the date of any such Fixed  Allocation's  Guarantee  Period begins,  the rate credited to a Fixed  Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance of our  Sub-accounts  with: (a) certain  unmanaged  market  indices, including but not limited to the Dow Jones Industrial  Average,  the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond
Index,  the Frank Russell  non-U.S.  Universal Mean, the Morgan Stanley  Capital  International  Index of Europe,  Asia and Far East
Funds, and the Morgan Stanley Capital  International World Index; and/or (b) other management  investment  companies with investment objectives  similar to the mutual fund or portfolio  underlying the  Sub-accounts  being compared.  This may include the performance ranking assigned by various publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune, Money, Barron's,
Business Week, USA Today and  statistical  services,  including but not limited to Lipper  Analytical  Services Mutual Funds Survey,
Lipper Annuity and Closed End Survey,  the Variable  Annuity Research Data Survey,  SEI, the Morningstar  Mutual Fund Sourcebook and
the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance  Corporation may advertise its rankings and/or ratings by independent  financial  ratings  services.
Such rankings may help you in evaluating  our ability to meet our  obligations in relation to Fixed  Allocations,  pay minimum death benefits,  pay annuity  payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of
Separate Account B.

AVAILABLE INFORMATION
A Statement of  Additional  Information  is available  from us without  charge upon your  request.  This  Prospectus  is part of the registration  statement we filed with the SEC regarding this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference  Section,  450 Fifth Street N.W.,  Washington,  D.C., 20549. You may inspect and copy those  registration statements  and  exhibits  thereto at the SEC's  public  reference  facilities  at the above  address,  Room 1024,  and at the SEC's
Regional Offices,  The Woolworth Building,  233 Broadway,  New York, NY and 175 W. Jackson Boulevard,  Suite 900, Chicago, IL. These
documents,   as  well  as  documents  incorporated  by  reference,   may  also  be  obtained  through  the  SEC's  Internet  Website
(http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or  superseded  by a statement in this  Prospectus  or in a  later-filed  document,  such  statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2001  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated  by reference in this  Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X|      writing  to us via  regular  mail at  American  Skandia  -  Variable  Annuities,  P.O.  Box 7040,  Bridgeport,  Connecticut
       06601-7040 OR for express mail American  Skandia - Variable  Annuities,  One Corporate  Drive,  Shelton,  Connecticut  06484.
       NOTE:  Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X|      sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com.
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com.

You can obtain account information  through Skandia's  Telephone  Automated Response System (STARS) and at  www.americanskandia.com, our  Internet  Website.  Our  Customer  Service  representatives  are also  available  during  business  hours to  provide  you with information  about your account.  You can request certain  transactions  through our telephone voice response  system,  our Internet
Website  or  through  a  customer  service  representative.  You  can  provide  authorization  for a  third  party,  including  your attorney-in-fact  acting  pursuant to a power of attorney or an  investment  professional,  to access your account  information  and perform certain  transactions on your account.  You will need to complete a form provided by us which identifies those  transactions that you wish to authorize via telephonic  and electronic  means and whether you wish to authorize a third party to perform any such transactions.  We require that you or your  representative  provide proper  identification  before performing  transactions over the telephone  or through our Internet  Website.  This may include a Personal  Identification  Number (PIN) that will be provided to you upon issue of your  Annuity or you may  establish  or change your PIN through  STARS and at  www.americanskandia.com,  our  Internet
Website.  Any third party that you  authorize  to perform  financial  transactions  on your  account will be assigned a PIN for your account.

Transactions  requested  via  telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims, loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic  means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your  Annuity  using  verification  methods  which may  include a request  for your  Social  Security  number,  PIN or other form of electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent  instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic,  facsimile,  Internet or any other electronic  information or that we will be able to accept  transaction  instructions  via such means at all times.  Regular  and/or  express  mail will be the only means by which we will accept  transaction  instructions when telephonic,  facsimile,  Internet or any other electronic means are unavailable or delayed.  American  Skandia  reserves the right to limit,  restrict or  terminate  telephonic,  facsimile,  Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 (the  "Securities  Act") may be permitted to directors,  officers or persons  controlling the registrant pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the SEC such  indemnification  is against  public policy as expressed in the  Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  American  Skandia and its affiliates are not involved in any legal  proceedings  outside of the ordinary course of business.  American  Skandia and its affiliates are involved in pending and threatened  legal  proceedings in the normal course of its business,  however,  we do not anticipate that the outcome of any such legal  proceedings  will have a material adverse  affect on the  Separate  Account,  or American  Skandia's  ability to meet its  obligations  under the  Annuity,  or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements

A-50

                                     APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

                                           UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Financial Condition
                                      (in thousands except for number of shares and par value)

                                                                        June 30,      December 31,
                                                                          2002            2001
                                                                          ----            ----
                                                                       (unaudited)
ASSETS
------
Investments:
   Fixed maturities - at fair value                                  $       378,483 $       362,831
   Equity securities - at fair value                                          51,009          45,083
   Derivative instruments - at fair value                                     12,650           5,525
   Policy loans                                                                6,977           6,559
                                                                     --------------- ---------------

     Total investments                                                       449,119         419,998

Cash and cash equivalents                                                    100,341          32,231
Accrued investment income                                                      4,540           4,737
Deferred acquisition costs                                                 1,357,100       1,383,281
Reinsurance receivable                                                         6,629           7,249
Receivable from affiliates                                                     5,345           3,283
Income tax receivable                                                         36,336          30,537
Fixed assets                                                                  17,930          17,752
Other assets                                                                 101,862         103,912
Separate account assets                                                   23,981,429      26,038,549
                                                                     --------------- ---------------

     Total assets                                                    $    26,060,631 $    28,041,529
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future policy and contract benefits                     $       109,008 $        91,126
Drafts outstanding                                                            74,582          64,438
Accounts payable and accrued expenses                                        136,229         160,261
Deferred income taxes                                                         49,225          54,980
Payable to affiliates                                                          3,951         103,452
Future fees payable to American Skandia, Inc. ("ASI")                        808,896         797,055
Short-term borrowing                                                         125,270          10,000
Surplus notes                                                                144,000         144,000
Separate account liabilities                                              23,981,429      26,038,549
                                                                     --------------- ---------------

     Total liabilities                                                    25,432,590      27,463,861
                                                                     --------------- ---------------

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   397,309         335,329
Retained earnings                                                            227,307         239,078
Accumulated other comprehensive income                                           925             761
                                                                     --------------- ---------------

     Total shareholder's equity                                              628,041         577,668
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    26,060,631 $    28,041,529
                                                                     =============== ===============

                                     See notes to unaudited consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Income
                                                           (in thousands)

                                                                      Six Months Ended June 30,
                                                                        2002             2001
                                                                        ----             ----
                                                                             (unaudited)
REVENUES
--------

Annuity and life insurance charges and fees                          $   182,155      $   200,146
Fee income                                                                52,169           57,976
Net investment income                                                      9,679           10,378
Premium income                                                               806            1,012
Net realized capital (losses) gains                                       (3,424)           2,275
Other                                                                        543              627
                                                                     -----------      -----------

   Total revenues                                                        241,928          272,414
                                                                     -----------      -----------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                     1,538              759
   Change in annuity and life insurance policy reserves                    1,402          (29,817)
   Return credited to contractowners                                       4,480            9,190
                                                                     -----------      -----------

                                                                           7,420          (19,868)

Expenses:
   Underwriting, acquisition and other insurance expenses                 91,161           99,999
    Amortization of deferred acquisition costs                           154,839          119,349
   Interest expense                                                       10,322           34,104
                                                                     -----------      -----------

                                                                         256,322          253,452
                                                                     -----------      -----------

   Total benefits and expenses                                           263,742          233,584
                                                                     -----------      -----------

     (Loss) income from operations before income tax (benefit)
expense                                                                  (21,814)          38,830

       Income tax (benefit) expense                                      (10,043)          11,485
                                                                     ------------     -----------

         Net (loss) income                                           $   (11,771)     $    27,345
                                                                     ============     ===========

                                     See notes to unaudited consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Income
                                                           (in thousands)

                                                                     Three Months Ended June 30,
                                                                        2002             2001
                                                                        ----             ----
                                                                             (unaudited)

REVENUES
--------

Annuity and life insurance charges and fees                          $    96,506      $    99,646
Fee income                                                                26,001           28,464
Net investment income                                                      4,714            4,997
Premium income                                                               609              171
Net realized capital (losses) gains                                       (1,584)             373
Other                                                                        308              384
                                                                     -----------      -----------

   Total revenues                                                        126,554          134,035
                                                                     -----------      -----------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                       813              428
   Change in annuity and life insurance policy reserves                    1,029          (33,013)
   Return credited to contractowners                                      (2,477)          (5,089)
                                                                     ------------     ------------

                                                                            (635)         (37,674)

Expenses:
   Underwriting, acquisition and other insurance expenses                 44,043           50,905
    Amortization of deferred acquisition costs                           107,912           82,763
   Interest expense                                                        6,211           14,650
                                                                     -----------      -----------

                                                                         158,166          148,318
                                                                     -----------      -----------

   Total benefits and expenses                                           157,531          110,644
                                                                     -----------      -----------

     (Loss) income from operations before income tax (benefit)
expense                                                                  (30,977)          23,391

       Income tax (benefit) expense                                      (11,746)           7,451
                                                                     ------------     -----------

         Net (loss) income                                           $   (19,231)     $    15,940
                                                                     ============     ===========

                                     See notes to unaudited consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                          Consolidated Statements of Shareholder's Equity
                                                           (in thousands)

                                                                        June 30,      December 31,
                                                                          2002            2001
                                                                          ----            ----
                                                                       (unaudited)

Common stock:
   Beginning and ending balance                                         $     2,500     $     2,500
                                                                        -----------     -----------

Additional paid in capital:
   Beginning balance                                                        335,329         287,329
   Capital contributions                                                     61,980          48,000
                                                                        -----------     -----------

     Ending balance                                                         397,309         335,329
                                                                        -----------     -----------

Retained earnings:
   Beginning balance                                                        239,078         205,979
   Net (loss) income                                                        (11,771)         33,099
                                                                        ------------    -----------

     Ending balance                                                         227,307         239,078
                                                                        -----------     -----------

Accumulated other comprehensive income (loss):
   Beginning balance                                                            761           1,103
   Other comprehensive income (loss)                                            164            (342)
                                                                        -----------     ------------

     Ending balance                                                             925             761
                                                                        -----------     -----------

       Total shareholder's equity                                       $   628,041     $   577,668
                                                                        ===========     ===========

                                     See notes to unaudited consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                               Consolidated Statements of Cash Flows
                                                           (in thousands)
                                                                            Six Months Ended June 30,
                                                                              2002              2001
                                                                              ----              ----
                                                                                   (unaudited)

Cash flow from operating activities:
   Net (loss) income                                                       $    (11,771)     $     27,345
   Adjustments to reconcile net (loss) income to net
     cash (used in) provided by operating activities:
     Amortization and depreciation                                                3,230               771
     Deferred tax (benefit) expense                                              (6,121)           23,301
     Change in unrealized gains on derivatives                                   (9,197)           (6,044)
     Increase (decrease) in policy reserves                                       1,530           (24,140)
     (Decrease) increase in net receivable/payable to affiliates               (101,563)           48,618
     (Increase) decrease in income tax receivable                                (5,799)           32,478
     Decrease (increase) in other assets                                          2,050            (8,842)
     Decrease (increase) in accrued investment income                               197              (286)
     (Decrease) increase in reinsurance receivable                                  620           (17,975)
     Net decrease (increase) in deferred acquisition costs                       26,181            (1,303)
     (Decrease) increase in accounts payable and accrued expenses               (24,632)           19,535
     Increase (decrease) in drafts outstanding                                   10,144           (15,329)
     Net realized capital (gains) losses on derivatives                         (10,882)            5,061
     Net realized capital losses (gains) on investments                           3,424            (2,275)
                                                                           ------------      -------------
       Net cash (used in) provided by operating activities                     (122,589)           80,915
                                                                           -------------     ------------

Cash flow from investing activities:
     Purchase of fixed maturity investments                                    (206,479)         (220,174)
     Proceeds from sale and maturity of fixed maturity investments              192,320           216,224
     Purchase of derivatives                                                    (22,814)          (11,383)
     Proceeds from exercise or sale of derivative instruments                    35,768             4,816
     Purchase of shares in equity securities                                    (20,262)          (47,673)
     Proceeds from sale of shares in equity securities                           10,133            18,273
     Purchase of fixed assets                                                    (2,476)           (1,684)
     Increase in policy loans                                                      (418)           (1,519)
                                                                           -------------     -------------
       Net cash used in investing activities                                    (14,228)          (43,120)
                                                                           -------------     -------------

Cash flow from financing activities:
     Capital contribution                                                        61,980             2,000
     Increase (decrease) in future fees payable to ASI, net                      11,841           (74,623)
     Increase in short-term borrowing                                           115,270                 -
     Net deposits (withdrawals) to contractowner accounts                        16,352              (507)
                                                                           ------------      -------------
       Net cash provided by (used in) financing activities                      205,443           (73,130)
                                                                           ------------      -------------

       Net increase (decrease) in cash and cash equivalents                      68,626           (35,335)
       Change in foreign currency translation, net                                 (516)              261
       Cash and cash equivalents at beginning of period                          32,231            76,499
                                                                           ------------      ------------
       Cash and cash equivalents at end of period                          $    100,341      $     41,425
                                                                           ============      ============
     Income taxes paid (received)                                          $      1,598      $    (44,294)
                                                                           ============      =============
     Interest paid                                                         $      4,009      $     27,676
                                                                           ============      ============
                                     See notes to unaudited consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                                           June 30, 2002

1.       BASIS OF PRESENTATION

         The  accompanying  unaudited  consolidated  financial  statements  of American  Skandia Life  Assurance  Corporation  ("the
         Company")  have been prepared in  accordance  with  accounting  principles  generally  accepted in the United States ("U.S.
         GAAP") for interim  financial  information  and with the  instructions to Form 10-Q and Article 10 of Regulation S-X of the
         Securities and Exchange  Commission.  Accordingly,  they do not include all of the  information  and footnotes  required by
         U.S.  GAAP for  complete  financial  statements.  In the  opinion of  management,  all  adjustments  (consisting  of normal recurring accruals)  considered  necessary for a fair presentation have been included.  Operating results for the six-month period  ended June 30,  2002 are not  necessarily  indicative  of the  results  that may be  expected  for the year  ending
         December 31, 2002. For further  information,  refer to the consolidated  financial  statements and footnotes thereto in the
         Company's audited consolidated financial statements on Form 10-K for the year ended December 31, 2001.

         Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

2.       NEW ACCOUNTING STANDARD

         Effective  January 1, 2002,  the Company  adopted  Statement of Financial  Accounting  Standards No. 142,  "Accounting  for
         Goodwill and  Intangible  Assets"  ("SFAS 142").  Under the new  standard,  goodwill and  intangible  assets deemed to have indefinite  lives will no longer be amortized but will be subject to annual  impairment  tests in  accordance  with the new standard.  Other  intangible  assets will be  amortized  over their useful  lives.  The adoption of SFAS 142 did not have a significant impact on the Company's financial statements.

3.       COMPREHENSIVE INCOME

         The  components  of  comprehensive  income  (loss),  net of tax,  for the six months  ended June 30,  2002 and 2001 were as follows:

          (table in thousands)                                                    2002        2001
                                                                                  ----        ----

          Net (loss) income                                                    $  (11,771) $   27,345

          Other comprehensive income (loss):

               Change in net unrealized gains on securities                           680         759

               Foreign currency translation                                          (516)        170
                                                                               -----------  ---------

          Other comprehensive income                                                  164         929
                                                                               ----------   ---------

          Comprehensive income                                                 $  (11,607) $   28,274
                                                                               =========== ==========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd. )

                                  NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                                           June 30, 2002

3.       COMPREHENSIVE INCOME (continued)

         Other  comprehensive  income is shown net of taxes of  approximately  $88,000 and $500,000 for the six months ended June 30,
         2002 and 2001, respectively.

         The components of accumulated  other  comprehensive  income,  net of tax, as of June 30, 2002 and December 31, 2001 were as follows:

          (table in thousands)                                                    2002        2001
                                                                                  ----        ----

          Net unrealized gains on securities                                     $  1,426     $  746

          Foreign currency translation                                               (501)        15
                                                                                 ---------        --

          Accumulated other comprehensive income                                 $    925     $  761
                                                                                 ========     ======

4.       SHORT-TERM BORROWING

         As of June 30, 2002, the Company had a $10,000,000  short-term loan payable to its parent company,  American Skandia,  Inc.
         ("ASI") as part of a revolving loan agreement.  This loan has an interest rate of 2.58% and matures on September 12, 2002.

         On January 3, 2002,  the Company  entered into a credit  facility  agreement with ASI. This credit  facility  terminates on
         December  31, 2005 and bears  interest at the offered  rate in the London  interbank  market  (LIBOR) plus 0.35 percent per annum for the relevant  interest  period.  Interest expense related to these  borrowings was  approximately  $1,238,000 for the six  months  ended June 30,  2002.  As of June 30,  2002,  the  amount  outstanding  under  this  credit  facility  was approximately $115,270,000.

5.       FOREIGN ENTITY

         The Company has a 99.9%  ownership  in Skandia  Vida,  S.A. de C.V.  ("Skandia  Vida")  which is a life  insurance  company domiciled in Mexico,  selling  long-term savings products within Mexico.  Skandia Vida, which is fully  consolidated in the accompanying  financial  statements,  had total  shareholders'  equity of approximately  $3,755,000 as of June 30, 2002 and approximately  $4,179,000 as of December 31, 2001 and has generated losses of  approximately  $1,410,000 and $1,467,000 for the six months ended June 30, 2002 and 2001, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd. )

                                  NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (continued)

                                                           June 30, 2002

6.       SEGMENT REPORTING

         In recent  years,  in order to complete  the array of products  offered by the  Company and its  affiliates  to meet a wide variety of financial  planning,  the Company  developed  variable  life  insurance and  qualified  retirement  plan annuity products.  Assets under management and sales for products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures  as required by Statement of  Financial  Accounting  Standards  No. 131,  "Disclosures
         about  Segments of an Enterprise and Related  Information"  ("SFAS 131"),  and the Company does not  anticipate  that those sales or assets under  management  will be  significant in the future due to a change in the Company's  strategy.  On March
         15, 2002, the Company  announced that it will no longer accept new business for the funding of qualified  retirement plans, effective July 31, 2002, and will not accept  applications for its flexible  premium variable life insurance  products that were signed after April 1, 2002 or received  after April 15,  2002.  The Company  intends to continue to accept  additional contributions to existing  qualified  plans, to service and accept  additional  premiums for its existing  flexible premium variable life insurance contracts, and to continue to offer and sell its single premium variable life insurance products.

7.       FUTURE FEES PAYABLE TO ASI

         In a series of transactions  with ASI, the Company has  transferred  certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

         The proceeds from the transfers  have been recorded as a liability  and are being  amortized  over the remaining  surrender charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection  with these  transactions,  ASI,  through  special purpose  trusts,  issued  collateralized  notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of Purchase  Agreements  between the Company and ASI, the rights  transferred  provide for ASI to receive a percentage  (60%, 80% or 100% depending on the underlying  commission  option) of future  mortality and expense charges and contingent  deferred sales charges,  after reinsurance,  expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years).

         On April 12, 2002, the Company entered into a new Purchase  Agreement with ASI. This transaction  covers  designated blocks of business  issued from November 1, 2000 through  December 31, 2001.  The estimated  present value of the  transaction  at
         April 12, 2002, using a discount rate of 7.00%, was approximately $101,713,000.
         *********************************************************************************

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                                                      AND RESULTS OF OPERATIONS

                                                   Six Months ended June 30, 2002

Management's  Discussion and Analysis of Financial  Condition and Results of Operations  should be read in conjunction with the June
30, 2002  financial  statements  and the notes  included  herein,  as well as  Management's  Discussion  and  Analysis of  Financial
Condition and Results of Operations  contained in American Skandia Life Assurance  Corporation's  ("the Company") 2001 Annual Report
on Form 10-K.

General
-------

The Company,  with its principal offices in Shelton,  Connecticut,  is a wholly owned subsidiary of American Skandia,  Inc. ("ASI"), whose ultimate parent is Skandia  Insurance  Company Ltd. (publ) ("SICL"),  a Swedish  corporation.  The Company has 99.9% ownership in Skandia Vida, S.A. de C.V. ("Skandia Vida") which is a life insurance company domiciled in Mexico.

The Company was established in 1988 and is one of the larger  providers of variable annuity  contracts for the individual  market in the United States,  according to Info-One's  Variable  Annuity Research & Data Service  ("VARDS").  The Company also offers variable life insurance and fixed annuity  products.  Affiliates of the Company also sponsor and distribute  shares of registered  investment companies  (mutual  funds).  Because  these mutual funds are not  sponsored or  distributed  by the Company,  such  products are not discussed herein and are not reflected in the Company's financial statements.

The Company's  products are sold primarily to individuals  to provide for long-term  savings and retirement  purposes and to address the economic impact of premature death,  estate planning concerns and supplemental  retirement needs. The investment  performance of the mutual funds supporting the variable annuity and variable life insurance  contracts can significantly  impact the market for the
Company's products.

Products and Distribution
-------------------------

 The Company offers a wide array of annuities,  including:  a) certain deferred and immediate annuities that are registered with the
Securities  and Exchange  Commission,  including  variable  annuities and fixed  interest rate annuities that include a market value adjustment feature;  b) certain other fixed deferred annuities that are not registered with the Securities and Exchange  Commission;
c)  non-registered  group variable  annuities  designed as funding vehicles for various types of qualified  retirement plans; and d)
fixed,  adjustable and variable  immediate  annuities.  On March 15, 2002, the Company  announced that,  effective July 31, 2002, it would no longer  accept new  business  for the funding of  qualified  retirement  plans.  The Company  intends to continue to accept additional contributions to existing qualified plans following July 31, 2002.

 During 1998 and 1999, the Company  expanded its product  offerings  with the  introduction  of single premium and flexible  premium variable life  insurance  products and a term life  insurance  product.  On March 15, 2002,  the Company  announced that it would no longer accept  applications  for it's flexible  premium  variable  life  insurance  products that were signed after April 1, 2002 or received  after  April 15,  2002.  The  Company  intends to continue to service  and accept  additional  premiums  for its  existing flexible  premium  variable life insurance  contracts after that time, and to continue to offer and sell its single premium variable life insurance products.

The Company sells its annuity products through multiple  distribution channels including,  (a) independent  financial planners;  (b)
broker-dealers that generally are members of the New York Stock Exchange,  including  "wirehouse" and regional  broker-dealer firms;
and (c)  broker-dealers  affiliated  with banks or that specialize in marketing to customers of banks.  The Company  continues to be successful in expanding the number of selling agreements to include  relationships with approximately  1,200 broker/dealer firms and financial institutions.

The Company  believes its  continued  success is dependent on its ability to enhance its  relationships  with both the selling firms
and  their  registered   representatives.   In  cooperation  with  its  affiliated   broker-dealer,   American  Skandia   Marketing,
Incorporated,  the Company uses marketing teams to provide support to its primary distribution  channels.  In addition,  the Company also offers a number of private label and proprietary products distributed by select large distributors.

Results of Operations
---------------------

Annuity and life insurance sales for the six months ended June 30, 2002 totaled approximately  $1,763,271,000,  compared to sales of approximately  $2,160,319,000  for the first six months of 2001.  The  decrease  in sales was  primarily  the result of the  general decline in sales in the industry, attributed in large part to the continued uncertainty in the equity markets.

Average  assets  under  management  totaled  approximately  $25,272,685,000  in the  first  six  months  of 2002  and  approximately
$28,347,335,000  in the first six months of 2001,  representing  a decrease  of 11%.  Contractowner  fees and  charges  and  charges generated from transfer  agency-type and investment support activities  decreased  approximately  $23,797,000,  or 9%, for the first six months of 2002 compared to the same period in 2001, primarily as a result of the decline in assets under management.

Net  investment  income  decreased  approximately  $699,000,  or 7%, for the first six months of 2002 compared to the same period in
2001. This decrease was principally  driven by increased  amortization of premium paid for bonds in lower interest rate  environment and reduced yields on both short-term money as well as fixed maturity investments in 2002 as compared to the same period in 2001.

Premium income represents  premiums earned on the sale of ancillary  contracts such as immediate  annuities with life contingencies, supplementary  contracts with life  contingencies  and certain life insurance  products.  Decreased sales of these products led to a decrease  in  premium  income  in the first  six  months of 2002  compared  to the  first  six  months of 2001.  Management  expects supplementary contracts to grow over time with the maturing of core business lines.

Net  realized  investment  losses  totaled  approximately  $3,424,000  for the first six  months of 2002,  as  compared  to gains of approximately  $2,275,000  for the first six  months of 2001.  During the first six  months of 2002  losses on sales of mutual  fund investments that are held in support of a deferred  compensation  program for certain of the Company's  employees were approximately
$3,772,000.  The  participants in this program bear the investment risk of these assets and,  accordingly,  there was a reduction in the deferred  compensation  liability that offset these investment losses. The deferred  compensation  program losses were offset by net gains of  approximately  $348,000 on sales of fixed  maturities.  Included in the net gains was a realized loss of approximately
$1,236,000 on the sale of a Worldcom,  Inc. bond. The  investment  gains in the first six months of 2001 related  primarily to sales of fixed maturity investments.

The change in annuity and life insurance policy reserves  includes  changes in reserves related to annuity  contracts with mortality risks as well as the Company's  guaranteed  minimum  death  benefit  ("GMDB")  liability.  In the first quarter of 2001,  the equity markets,  and, as a result,  underlying fund performance,  declined.  In addition, in the first quarter of 2001, the Company updated certain  assumptions  embedded in the calculation of the GMDB liability to reflect more realistic  expectations as to risks inherent in the  benefit.  Previous  assumptions  had been  based on  statutory  valuation  principles  as an  approximation  for  accounting principles  generally  accepted in the United States. As a result,  the GMDB reserve decreased  $32,902,000 for the six months ended
June 30, 2001.  During the remainder of 2001, the Company  continued to refine certain  assumptions  embedded in the  calculation of the GMDB  liability  which  resulted in further  decreases in the GMDB  liability  throughout  the  remainder of the year.  However, offsetting the resulting increase in earnings and equity as a result of changes in the GMDB liability in 2001,  certain  assumptions were also updated in the  calculation of the deferred  acquisition  cost asset.  The  amortizations  of such costs are determined in large part by changes in the  expectations  of future  gross  profits of the  variable  annuity  business.  In 2001,  the decline in equity  markets  resulted in a  significantly  lower estimate of future gross profits,  thereby  increasing the expenses  recognized through amortization.  The GMDB liability decreased approximately $623,000 during the first six months of 2002.

Return credited to  contractowners  consists  primarily of guaranteed  minimum death benefit  claims,  as well as the results of the
Company's  hedging  program  used to mitigate  the  economic  impact of the minimum  death  benefit  guarantees  and revenues on the variable and market value adjusted  annuities and variable life  insurance,  offset by the benefit  payments and changes in reserves required on this business.  Return  credited to  contractowners  decreased for the first six months of 2002 as compared to the first six months of 2001. The most significant  fluctuation was driven by hedge related benefits of approximately  $20,079,000  during the first six  months of 2002 as  compared  to  benefits  of  approximately  $983,000  during  the first six  months of 2001.  The hedge benefits were  partially  offset by increased  guaranteed  minimum death benefit claims and lower  investment  returns on the market value adjusted  annuities.  The lower investment  returns in 2002 were led by  approximately  $8,837,000 of realized losses on sales and impairments of certain securities, of which approximately $6,333,000 related to Worldcom, Inc. bonds.

The Company generally  amortizes deferred  acquisition costs in proportion to expected gross profits from surrender charges,  policy and asset based fees and mortality and expense  margins.  This  amortization  is adjusted  retrospectively  and  prospectively  when estimates  of current  and future  gross  profits to be realized  from a group of products  are  revised.  Amortization  of deferred acquisition  costs for the first six months of 2002  increased  $35,490,000  or 30% as compared  to same period in 2001.  Due to the depressed  equity markets during the first six months of 2002 as compared to 2001,  expectations  of future gross profits from asset based fees and surrender  charges have decreased.  In addition,  the Company updated its future estimated gross profits with respect to mortality assumptions reflecting actual experience and the decline in the equity markets resulting in increased amortization.

 Underwriting, acquisition and other insurance expenses for the six months ended June 30, 2002 and 2001 were as follows:

 (table in thousands)                                                 2002          2001
                                                                      ----          ----

 Commissions and purchase credits                                 $   150,936    $136,256
 General operating expenses                                            68,882   84,395

 Acquisition costs deferred during the first six months              (128,657)  (120,652)
                                                                     ---------  ---------

 Underwriting, acquisition and other insurance expenses           $    91,161   $ 99,999
                                                                  ===========   ========

 A  variety  of sales  promotional  activities  that  were in place for the  first  six  months  of 2002 led to an 11%  increase  in commissions  and  purchase  credits.  General  operating  expenses  decreased  18% from a year ago as a result of lower  sales-based compensation,  as well as expense reduction programs  implemented during 2001.  Variable  compensation and long-term  incentive plan expenses have decreased due to the slowdown in sales and the decline in the equity  markets.  The increase in  capitalized  deferred acquisition costs was mostly  attributable to purchase credits deferred from one of the Company's  redesigned bonus variable annuity products.

Interest expense, for the six months ended June 30, 2002, decreased  approximately  $23,782,000,  or 70%, compared to the six months ended June 30,  2001,  primarily  due to lower  interest  expense  related to the future  fees  payable to ASI  liability.  Interest expense on these  obligations is driven by the cash flows from the underlying  annuity  contracts  acting as collateral.  Due to the depressed  asset values of those annuity  contracts  driven by the weak equity markets,  the cash flows,  and therefore the interest expense, has decreased from prior year levels.

The Company recorded an income tax benefit of  approximately  $10,043,000 for the six months ended June 30, 2002 due to net increased deferred tax benefits.  The effective  income tax rate for the six months ended June 30, 2002 was 46%. The effective  rate in 2002 is higher than the  corporate  rate of 35% due to the  deduction  for  dividends  received.  Management  believes  that the Company will produce sufficient taxable income in the future to realize its deferred tax assets.

 The Company  considers  Mexico an emerging market and has invested in the Skandia Vida operations with the expectation of generating profits  from  long-term  savings  products  in future  years.  However,  Skandia  Vida has  generated  net  losses of  approximately
$1,410,000 and $1,467,000 for the six months ended June 30, 2002 and 2001, respectively.

 Separate  account assets and liabilities  decreased  $2,057,120 as compared with December 31, 2001.  This change  resulted  primarily from the declining equity markets.

Significant Accounting Policies
-------------------------------

For information on the Company's significant  accounting policies,  see Notes to Consolidated  Financial Statements in the Company's
audited  consolidated  financial  statements  on Form  10-K for the  year  ended  December  31,  2001.  Specifically,  for  Deferred
Acquisition  Costs, see Note 2L, for Separate  Accounts,  see Note 2O and for the Company's  employee profit sharing  programs,  see
Note 13.

 Liquidity and Capital Resources
 -------------------------------

 The Company's liquidity requirements were generally met by cash from insurance operations,  investment activities,  borrowings from
ASI,  reinsurance  and the sale of rights to future fees and charges to ASI.  Additionally,  during the second  quarter of 2002, the
Company received a capital contribution of $60,200,000 from ASI.

During the first six months of 2002 and 2001, the Company received approximately $1,780,000 and $2,000,000,  respectively,  from ASI to support its investment in Skandia Vida.

The  Company  continues  to extend its  reinsurance  agreements  for new blocks of  business.  As of April 1, 2002,  the Company has renegotiated  one of its reinsurance  agreements to  prospectively  increase the quota share on one of its variable annuity products to 75%. The  reinsurance  agreements  are modified  coinsurance  arrangements  where the  reinsurer  shares in the  experience  of a specific book of business.

The Company  expects the continued use of reinsurance  and  securitization  transactions  to fund the cash strain  anticipated  from acquisition  costs on future years' sales  volume.  On April 12, 2002,  the Company  entered into a new  securitization  transaction with ASI.  This  transaction  covers  designated  blocks of business  issued from  November 1, 2000 through  December 31, 2001.  The estimated present value of the transaction at April 12, 2002, using a discount rate of 7.00%, was approximately $101,713,000.

 The Company has long-term surplus notes and short-term borrowings with ASI.  No dividends have been paid to ASI.

 The National Association of Insurance  Commissioners  ("NAIC") requires insurance companies to report information regarding minimum
Risk Based Capital ("RBC")  requirements.  These requirements are intended to allow insurance  regulators to identify companies that may need regulatory  attention.  The RBC model law requires that insurance  companies  apply various  factors to asset,  premium and reserve items,  all of which have inherent risks.  The formula  includes  components for asset risk,  insurance risk,  interest risk and business risk.  The Company has complied with the NAIC's RBC reporting  requirements  and has total adjusted  capital well above required capital.

 On May 8,  2002,  Fitch  Ratings  downgraded  the  Company's  "insurer  financial  strength"  rating to A+ from AA- with a "stable"
outlook.  This ratings action was based primarily on Fitch's  evolving  concerns  surrounding  the risk profile of variable  annuity companies  related to exposure to equity market  performance.  Fitch believes that the Company's  exposure to the equity markets has resulted in, and may continue to result in, earnings volatility.

 On July 30, 2002,  Standard and Poor's placed the Company's A+ rating on CreditWatch  with negative  implications.  This action was concurrent  with  Standard  and Poor's  revision of its outlook on the U.S.  life  insurance  sector to negative  from  stable.  The revision  reflects the sector's  sharply lower fee income on  equity-linked  product  lines and growing  credit losses on companies'
investment  portfolios.  The action by Standard and Poor's was not a result of any specific  analysis of the Company by Standard and
Poor's.

 Forward Looking Information
 ---------------------------

The Private Securities  Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking  statements,  so long as those statements are identified as forward-looking,  and the statements are accompanied by meaningful  cautionary statements that identify  important  factors that could cause actual results to differ  materially  from those  discussed in the statement.  We want to take advantage of these safe harbor provisions.

Certain  information  contained in the  Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations is
forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These  forward-looking  statements  rely on a number  of  assumptions  concerning  future  events,  and are  subject  to a number of significant  uncertainties  and  results to differ  materially  from these  statements.  You should not put undue  reliance on these forward-looking  statements.  We disclaim any intention or obligation to update or revise forward-looking  statements,  whether as a result of new information, future events or otherwise.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                     QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

There have been no material  changes to the  Company's  market risk during the first six months of 2002.  The Company has provided a discussion of its market risks in Item 7A of Part II of the December 31, 2001 Form 10-K.

SELECTED FINANCIAL DATA

The following table summarizes information with respect to the operations of the Company:

(table in thousands)                                         For the Year Ended December 31,
                                              2001          2000           1999          1998          1997
                                              ----          ----           ----          ----          ----
STATEMENT OF OPERATIONS DATA
Revenues:
Annuity and life insurance charges and fee$*   378,693  $    424,578   $    289,989  $    186,211  $    121,158
Fee income                                     111,196       130,610         83,243        50,839        27,593
Net investment income                           20,126        11,656         10,441        11,130         8,181
Premium income and other revenues                3,368         4,778          3,688         1,360         1,082
                                          ------------  ------------   ------------  ------------  ------------

Total revenues                            $    513,383  $    571,622   $    387,361  $    249,540  $    158,014
                                          ============  ============   ============  ============  ============

Benefits and Expenses:
Annuity and life insurance benefits       $      1,955  $        751   $        612  $        558  $      2,033
Change in annuity and life insurance
     policy reserves                           (39,898)       45,018          3,078         1,053            37
Cost of minimum death benefit                        -             -          2,945         5,144         4,545
reinsurance
Return credited to contractowners               16,833         9,046         (1,639)       (8,930)       (2,018)
Underwriting, acquisition and other
     insurance expenses                        420,802       335,213        206,350       167,790        90,496
Interest expense                                73,424        85,998         69,502        41,004        24,895
                                          ------------  ------------   ------------  ------------  ------------

Total benefits and expenses               $    473,116  $    476,026   $    280,848  $    206,619  $    119,988
                                          ============  ============   ============  ============  ============

Income tax expense                        $      7,168  $     30,779   $     30,344  $      8,154  $     10,478
                                          ============  ============   ============  ============  ============

Net income                                $     33,099  $     64,817   $     76,169  $     34,767  $     27,548
                                          ============  ============   ============  ============  ============

STATEMENT OF FINANCIAL CONDITION DATA
Total Assets                              $ 28,036,860  $ 31,702,705   $ 30,881,579  $ 18,848,273  $ 12,894,290
                                          ============  ============   ============  ============  ============

Future fees payable to parent             $    797,055  $    934,410   $    576,034  $    368,978  $    233,034
                                          ============  ============   ============  ============  ============

Surplus Notes                             $    144,000  $    159,000   $    179,000  $    193,000  $    213,000
                                          ============  ============   ============  ============  ============

Shareholder's Equity                      $    577,668  $    496,911   $    359,434  $    250,417  $    184,421
                                          ============  ============   ============  ============  ============

*        On annuity and life insurance sales of $3,834,167,  $8,216,167,  $6,862,968,  $4,159,662, and $3,697,990,  during the years ended December 31, 2001, 2000, 1999, 1998 and 1997,  respectively,  with contractowner  assets under management of $26,017,847,
     $29,751,822, $29,396,693, $17,854,761, and $12,119,191, as of December 31, 2001, 2000, 1999, 1998, and 1997, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's  Discussion  and Analysis of Financial  Condition  and Results of  Operations  should be read in  conjunction  with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations
---------------------

Annuity and life  insurance  sales  decreased 53% in 2001 to  $3,834,167,000  as compared to a 20% increase in 2000. The decrease in sales in 2001 was consistent with the general decline in sales  throughout the variable annuity  industry,  attributed in large part to the decline in the equity  markets.  The sales  growth in 2000 was driven by  significant  sales  volume in the first  quarter of
2000 due to the strong  equity  market  performance.  However,  the decline in the equity  markets  during the remainder of the year negatively  impacted sales as the first quarter level of sales was not  sustained.  The Company has announced its intention to focus on the growth of its core variable  annuity  business,  with a continuing  focus on  increasing  sales  through  innovative  product development  activities,  the expansion of its wholesaling force through  recruitment and retention of top producers,  and providing consistently good customer service.

Average assets under management totaled  $27,020,489,000 in 2001,  $31,413,809,000 in 2000 and $21,984,759,000 in 1999, representing a decrease of 14% in 2001 and an increase of 46% in 2000.  As a result of the  decrease  in sales  volume and average  assets  under management,  annuity and life  insurance  charges and fees  decreased  11% in 2001,  as compared to an increase of 46% in 2000.  Fee income generated from transfer agency-type and investment support activities decreased 15% in 2001 and increased 57% in 2000.

Net  investment  income  increased 73% in 2001 compared to 2000 and increased 12% in 2000 compared to 1999. The increase in 2001 was primarily  due to a higher level of fixed  maturity  investments  in support of the Company's  risk-based  capital  objectives.  The increase  in 2000 was  primarily  due to the  higher  level  of  fixed  maturity  investments  partially  offset  by  $6,939,000  of amortization of premiums paid on derivative  instruments.  Excluding the derivative  amortization,  net investment  income increased
62% in 2000 as a result of increased fixed maturity investments in support of the Company's risk-based capital objectives.

Premium income represents  premiums earned on the sale of ancillary  contracts such as immediate  annuities with life contingencies, supplementary  contracts  with life  contingencies  and certain life  insurance  products.  Sales of these products will increase or decrease over time  depending on the payout  elections of the  policyholders.  Management  expects  supplementary  contracts to grow over time with the maturing of the core business lines.

Net  realized  investment  gains  totaled  $928,000 in 2001,  compared  to losses of  $688,000  in 2000.  The gross gain in 2001 was partially  offset by losses on securities in the fixed maturity  portfolio.  The most  significant  loss was  $2,636,000  related to
Enron  securities.  In addition net realized  losses were  incurred due to  redemption's  of mutual fund  holdings in support of the
Company's  non-qualified  deferred  compensation program. The change from 1999 to 2000 was primarily due to realized losses on sales of securities in the fixed  maturity  portfolio.  These losses were  partially  offset by realized  gains on sales of fixed maturity investments and mutual funds.

The change in annuity policy  reserves  includes  changes in reserves  related to annuity  contracts with mortality risks as well as the company's  guaranteed minimum death benefit ("GMDB")  liability.  The GMDB reserve decreased  $43,984,000 in 2001, as the result of an update of certain  reserve  assumptions  during 2001 to reflect more realistic  expectations  as to risks inherent in the GMDB liability.  These changes  reduced the GMDB liability  significantly.  Previous  assumptions  had been based on statutory  valuation principles as an  approximation  for  accounting  principles  generally  accepted in the United States ("U.S.  GAAP").  In addition, future  mortality  rates have been lowered to reflect  favorable past  experience.  This decrease in 2001 compares to an increase in
GMDB reserves of $44,186,000 in 2000.

Certain assumptions were also updated in the calculation of the deferred acquisition cost asset,  however,  offsetting the resulting increase in earnings and equity as a result of changes in the GMDB  liability.  The  amortization  of such costs are  determined  in large part by changes in the  expectations  of future  gross  profits of the  variable  annuity  business.  In 2001,  the decline in equity  markets  resulted in a  significantly  lower estimate of future gross profits,  thereby  increasing the expenses  recognized through amortization.

In 1999,  the Company began to develop a program  utilizing  equity put options to manage the risks  embedded in the GMDB in annuity contracts that would result from significant  declines in the equity markets.  Prior to the  implementation  of the hedge strategies utilizing equity put options,  the Company had reinsured  substantially  all of its exposure on the GMDB liability.  The reinsurance was terminated during the second quarter of 1999 as the reinsurer exited this market.

Return  credited to  contractowners  consists of revenues on the variable  and market value  adjusted  annuities  and variable  life insurance,  offset by the benefit  payments  and changes in  reserves  required on this  business.  Market  value  adjusted  annuity activity  has the  largest  impact on this  benefit.  In 2001 and 2000,  the  Separate  Account  investment  returns  on the  assets supporting  market value adjusted  annuities were less than the expected returns as calculated in the reserves,  contributing to the significant  increase in the return credited to  contractholders  benefit.  In addition,  this benefit  increased as a result of the amortization of unearned  Performance  Advantage target value credits,  which increased  $12,814,581 in 2001 over 2000 due primarily to increased  sales of products  containing  this feature.  Other  significant  contributors to the change from 2000 to 2001 include guaranteed minimum death benefit payments on variable  annuities,  which were driven up due to the market declines in 2001, totaling
$2,569,000  net of gains on equity put  options as well as  increased  costs  associated  with  processing  of  backdated  financial transactions.

Underwriting, acquisition and other insurance expenses for 2001, 2000 and 1999 were as follows:

                 (table in thousands)                        2001               2000              1999
                                                             ----               ----              ----
Commissions and purchase credits                           $ 238,847         $ 393,494      $     358,279
General operating expenses                                   167,044           252,206            214,269
Acquisition costs deferred during the year                  (209,136)         (495,103)          (450,059)
Acquisition costs amortized during the year                  224,047           184,616             83,861
                                                           ---------         ---------          ---------
Net amortization of deferred acquisition costs                14,911          (310,487)          (366,198)
                                                           ---------         ----------         ----------
Underwriting, acquisition and other insurance
     expenses                                              $ 420,802         $ 335,213          $ 206,350
                                                           =========         =========          =========

Underwriting,  acquisition  and other  insurance  expenses  increased  26% and 62% in 2001 and 2000,  respectively.  Lower sales and asset levels in 2001 led to a 39% decease in  commissions  and purchase  credits.  Partially  offsetting  this decline,  the company launched a  commission  promotion  program  during  2001,  which  increased  commissions  as a  percentage  of new sales.  Increased commissions and purchase credits reflect the increase in sales in both 2000 and 1999.

General  operating  expenses  decreased 34% from 2000 as a result of lower sales-based  compensation and expense reduction  programs implemented  in 2001 (see Note 18 to the  consolidated  financial  statements).  In addition,  variable  compensation  and long-term incentive plan expense have  decreased due to the slowdown in sales and decline in equity  markets.  Significant  investments in new product development and Internet-based technology contributed to general operating expense increases in both 2001 and 2000.

The company  updated  certain  assumptions in the calculation of expected gross profits used to develop  deferred  acquisition  cost amortization  rates to reflect more recent  experience and current equity market  conditions.  As a result of this the  amortization of such costs increased significantly over the year 2000.

The  amortization of acquisition  costs increased  substantially  in 2000 compared to 1999 as the associated costs from record sales in late 1999 and early 2000 were recognized in accordance with profit and expense recognition models under U.S. GAAP.

Interest  expense  decreased  $12,574,000  in 2001 as a result of the reduction in borrowing and increased  $16,496,000 in 2000 as a result of additional  securitized  financing  transactions,  which consist of the transfer of rights to receive  future fees to ASI,
which  fees   collateralize   notes  issued  in  private   placements  by  ASI  through  special  purpose  trusts   ("securitization
transactions").  In  addition,  the Company paid down surplus  notes on December 3, 2001 and  December 10, 2000 of  $15,000,000  and
$20,000,000  respectively.  Surplus  notes  outstanding  as of December 31, 2001 and 2000  totaled  $144,000,000  and  $159,000,000, respectively.

The  effective  income tax rates for the years ended  December 31,  2001,  2000 and 1999 were 18%,  32% and 28%,  respectively.  The effective  rate is lower than the  corporate  rate of 35% due to permanent  differences,  with the most  significant  item being the dividend  received  deduction.  Management  believes that,  based on the taxable income  produced in the past two years,  as well as continued  growth in annuity sales, the Company will produce  sufficient  taxable income in future years to realize its deferred tax assets.

The Company  generated net income after tax of  $33,099,000,  $64,817,000  and  $76,169,000  in 2001,  2000 and 1999,  respectively.
Equity market  volatility  during 2001 directly  impacted  revenues,  sales and ultimately  expenses for the company.  Revenues were lower than expected due to the  significant  drop in sales year over year, as well as the negative  performance  of the mutual funds underlying  annuity and  insurance  contracts.  Benefits  were higher than  expected  due to the death  claims paid in excess of the account values of the specific  contracts due to GMDB  provisions in such  contracts.  Expenses were  relatively  higher compared to sales and assets than in prior  periods.  Expense  reduction  programs  were  implemented  during the year to better match  expenses incurred  with sales  activity and  management  of the book of business.  Revenue  increases in 2000 were more than offset by higher benefits and expenses driven primarily from the increase in the reserve  requirement  related to the GMDB as a result of the decline in the equity markets.  Investments in new product development and technology also contributed to the increase in expenses.

The Company  considers  Mexico an emerging market and has invested in the Skandia Vida operations with the expectation of generating profits from long-term  savings products in future years. As such,  Skandia Vida has generated net losses of $2,619,000,  $2,540,000 and $2,523,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Total assets declined 12% in 2001 as a direct result of the decrease in separate  account assets.  Separate  account assets declined consistent with the drop in the equity market, offset in part by new net sales activity.

Liabilities  declined 12% in 2001 as a result of several  factors.  Reserves and Separate  Account  liabilities  required to support the annuity and life insurance  business declined  consistent with market valuing of the underlying assets as well as the changes in the GMDB reserve.  Payable to affiliate  increased due to borrowing from ASI to support  temporary  operating cash needs.  Reduction in Future Fees Payable to ASI declined,  consistent with the  securitization  transaction cash flow realized on the designated block of contracts.

Significant Accounting Policies
-------------------------------

For information on the Company's significant  accounting policies,  see Notes to Consolidated  Financial  Statements.  Specifically,
for Deferred  Acquisition  Costs,  see Note 21, for Separate  Accounts,  see Note 20 and for the Company's  employee  profit sharing programs, see Note 13.

Liquidity and Capital Resources
-------------------------------

The Company's liquidity requirement was met by cash from insurance operations, investment activities and borrowings from ASI.

In 2001, the Company had net positive  operating  cash flow as a result of increased cash from insurance  operations and a decreased acquisition  cost cash flow strain due to the  reduction in sales  activity.  In 2000,  the majority of the  operating  cash outflow resulted from the sale of variable  annuity and variable life products that carry a contingent  deferred sales charge.  This type of product  causes a temporary  cash strain in that 100% of the  proceeds  are  invested in separate  accounts  supporting  the product leaving a cash (but not  capital)  strain  caused by the  acquisition  cost for the new  business.  This cash  strain  required  the
Company to look beyond the cash made available by insurance  operations  and  investments of the Company to financing in the form of surplus notes, capital contributions, cash advances, securitization transactions and modified coinsurance reinsurance arrangements:

During 2001 and 2000, the Company  received  $45,500,000 and  $69,000,000,  respectively,  from ASI to support the solvency  capital needs and anticipated growth in business of its U.S.  operations.  In addition,  the Company received $2,500,000 and $2,450,000 from
ASI in 2001 and 2000, respectively, to support its investment in Skandia Vida.

In 2001, in anticipation of more permanent financing,  the Company received approximately  $100,000,000 from ASI in the form of cash advances.  These amounts are reported as Payable to Affiliates in the Consolidated Statements of Financial Condition.

Funds received from new  securitization  transactions  amounted to  $476,288,000 in 2000 (see Note 8 to the  consolidated  financial statements).

During 2001 and 2000, the Company extended its reinsurance  agreements.  The Company also entered into a reinsurance  agreement with
SICL in 2000. The reinsurance  agreements are modified  coinsurance  arrangements  where the reinsurer shares in the experience of a specific book of business.

The Company expects the continued use of reinsurance and  securitization  transactions to fund the cash strain  anticipated from the acquisition costs on future years' sales volume.

As of December 31, 2001 and 2000,  shareholder's  equity totaled  $577,668,000 and  $496,911,000,  respectively.  The increases were driven by the previously mentioned capital contributions received from ASI and net income from operations.

The Company has long-term surplus notes and short-term borrowings from ASI.  No dividends have been paid to ASI.

The National Association of Insurance  Commissioners  ("NAIC") requires insurance companies to report information  regarding minimum
Risk Based Capital ("RBC")  requirements.  These requirements are intended to allow insurance  regulators to identify companies that may need regulatory  attention.  The RBC model law requires that insurance  companies  apply various  factors to asset,  premium and reserve items,  all of which have inherent risks.  The formula  includes  components for asset risk,  insurance risk,  interest rate risk and business risk.  The Company has complied with the NAIC's RBC reporting  requirements  and has total  adjusted  capital well above required capital.

Effects of Inflation
--------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company believes that it is well positioned to retain and enhance its position as a leading  provider of financial  products for long-term  savings and retirement  purposes as well as to address the economic impact of premature death,  estate planning  concerns and supplemental  retirement  needs. The Company has renewed its focus on its core variable annuity  business,  offering  innovative long-term  savings and income products,  strengthening its wholesaling  efforts and providing  consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999 (the Financial Services  Modernization Act) permits  affiliation among banks,  securities firms and insurance  companies.  This legislative change has created  opportunities for continued  consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company  such as pension  reform,  capital  gains and estate tax changes, privacy  standards and Internet  regulation.  Additional  pension reform may change  current tax deferral rules and allow  increased contributions to retirement plans,  which may lead to higher  investments in tax-deferred  products and create growth  opportunities for the Company.  A capital gains tax  reduction may cause  tax-deferred  products to be less  attractive to consumers,  which could adversely  impact the Company.  New privacy  standards  and Internet  regulation  may impact the  Company's  strategic  initiatives, especially related to potential business relationships with web-based technology providers.

Forward Looking Information
---------------------------

The Private Securities  Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking  statements,  so long as those statements are identified as forward-looking,  and the statements are accompanied by meaningful  cautionary statements that identify  important  factors that could cause actual results to differ  materially  from those  discussed in the statement.  We want to take advantage of these safe harbor provisions.

Certain  information  contained in the  Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations is
forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These  forward-looking  statements  rely on a number  of  assumptions  concerning  future  events,  and are  subject  to a number of significant  uncertainties  and  results to differ  materially  from these  statements.  You should not put undue  reliance on these forward-looking  statements.  We disclaim any intention or obligation to update or revise forward-looking  statements,  whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential  fluctuations in earnings and the fair value of certain of its assets and  liabilities,  as well as variations in expected cash flows due to changes in market  interest rates and equity prices.  The following  discussion  focuses on specific  exposures the Company has to interest rate and equity price risk and describes  strategies  used to manage these risks, and includes  "forward-looking  statements" that involve risk and uncertainties.  The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk
------------------

Fluctuations  in interest rates can  potentially  impact the Company's  profitability  and cash flows.  At December 31, 2001, 97% of assets  held under  management  by the Company are in  non-guaranteed  Separate  Accounts  for which the  Company's  exposure is not significant,  as the contractowner  assumes  substantially all the investment risk. On the remaining 3% of assets, the interest rate risk from  contracts  that carry  interest rate exposure is managed  through an  asset/liability  matching  program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2001, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate  annuities,  fixed supplementary  contracts,  the fixed investment option offered in its variable life insurance  contracts,  and in support of the Company's target solvency  capital.  The
Company has a conservative  investment  philosophy with regard to these investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's  deferred  annuity  products  offer a fixed option which  subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the  contractowner.  Guarantee  period options  available range from one to ten years.  Withdrawal of funds, or transfer of funds to variable  investment  options,  before the end of the guarantee period subjects the  contractowner  to a market value  adjustment  ("MVA").  In the event of rising  interest rates,  which make the fixed maturity  securities  underlying the guarantee less valuable,  the MVA could be negative.  In the event of declining  interest rates, which make the fixed maturity  securities  underlying the guarantee more valuable,  the MVA could be positive.  The resulting increase or decrease in the value of the fixed option,  from  calculation of the MVA,  should  substantially  offset the increase or decrease in the market value of the securities underlying the guarantee.  The Company maintains strict  asset/liability  matching to enable this offset.  However, the Company still takes on the default risk for the underlying  securities,  the interest rate risk of reinvestment  of  interest  payments  and the risk of failing to maintain  the  asset/liability  matching  program  with  respect to duration and convexity.

Liabilities  held in the  Company's  guaranteed  separate  account as of December  31, 2001  totaled  $1,092,944,000.  Fixed  income investments  supporting  those  liabilities  had a fair value of  $1,092,944,000.  The Company  performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2001. The analysis showed that an immediate  decrease of 100 basis points in interest rates would result in a net increase in liabilities and the  corresponding  assets of  approximately  $37,300,000 and  $41,500,000,  respectively.  An  analysis  of a 100 basis point  decline in  interest  rates at December  31, 2000 showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800,000 and $39,900,000, respectively.

Equity Market Exposure
----------------------

The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the
Company.  Various  fees and  charges  earned  are  substantially  derived  as a  percentage  of the  market  value of  assets  under management.  In a market decline,  this income would be reduced.  This could be further compounded by customer  withdrawals,  net of applicable  surrender  charge  revenues,  partially  offset by transfers to the fixed option  discussed  above. A 10% decline in the market value of the assets under  management at December 31, 2001,  sustained  throughout  2002, would result in an approximate drop in related annual fee income of  $49,727,000.  This result was not materially  different than the result  obtained from the analysis performed as of December 31, 2000.

Another equity market risk exposure of the Company  relates to the guaranteed  minimum death benefit  liability.  Declines in equity markets and,  correspondingly,  the  performance  of the mutual funds  underlying  the Company's  products,  increase the guaranteed minimum death benefit liabilities.  As discussed in Note 2E of the consolidated  financial  statements,  the Company uses derivative instruments to hedge against the risk of  significant  decreases in equity  markets.  Prior to the  implementation  of this program, the Company used reinsurance to mitigate this risk.

The  Company  has a small  portfolio  of equity  investments  consisting  of mutual  funds,  which are held in support of a deferred compensation  program.  In the event of a decline  in market  values of  underlying  securities,  the value of the  portfolio  would decline;  however the accrued  benefits  payable under the related  deferred  compensation  program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were  obtained  using  computer  models that take into  consideration  various assumptions  about the future.  Given the  uncertainty  of future  interest rate  movements,  volatility  in the equity  markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                            AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

Report of Independent Auditors

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the "Company"
which is a  wholly-owned  subsidiary  of  Skandia  Insurance  Company  Ltd.) as of  December  31,  2001 and  2000,  and the  related consolidated  statements  of income,  shareholder's  equity and cash flows for each of the three years in the period ended  December
31, 2001. These  consolidated  financial  statements are the  responsibility of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing  standards  generally  accepted in the United States.  Those  standards  require that we plan and perform the audit to obtain  reasonable  assurance  about  whether the  financial  statements  are free of material misstatement.  An audit  includes  examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates made by management,  as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the consolidated  financial position of American  Skandia Life  Assurance  Corporation  at December  31, 2001 and 2000,  and the  consolidated  results of their operations  and their cash flows for each of the three years in the period ended  December 31, 2001 in  conformity  with  accounting principles generally accepted in the United States.

As discussed in Note 2, the Company adopted Financial Accounting Standards (FAS) No. 133, Accounting for Derivative Instruments
and Hedging Activities.

/s/ Ernst & Young LLP
------------------------------------

Hartford, Connecticut
February 2, 2002

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Financial Condition
                                                        (table in thousands)

                                                                           As of December 31,
                                                                          2001            2000
                                                                          ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value                                  $       362,831 $       285,708
   Equity securities - at fair value                                          45,083          20,402
   Derivative instruments                                                      5,525           3,015
   Policy loans                                                                6,559           3,746
                                                                     --------------- ---------------

     Total investments                                                       419,998         312,871

Cash and cash equivalents                                                     32,231          76,499
Accrued investment income                                                      4,737           5,209
Deferred acquisition costs                                                 1,383,281       1,398,192
Reinsurance receivable                                                         5,863           3,642
Receivable from affiliates                                                     3,283           3,327
Income tax receivable                                                         30,537          34,620
State insurance licenses                                                       3,963           4,113
Fixed assets                                                                  20,734          10,737
Other assets                                                                  96,967          96,403
Separate account assets                                                   26,038,549      29,757,092
                                                                     --------------- ---------------

     Total assets                                                    $    28,040,143 $    31,702,705
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future insurance policy and contract benefits           $        89,740 $       135,545
Drafts outstanding                                                            64,438          63,758
Accounts payable and accrued expenses                                        160,261         137,040
Deferred income taxes                                                         54,980           8,949
Payable to affiliates                                                        103,452               -
Future fees payable to American Skandia, Inc. ("ASI")                        797,055         934,410
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                144,000         159,000
Separate account liabilities                                              26,038,549      29,757,092
                                                                     --------------- ---------------

     Total Liabilities                                                    27,462,475      31,205,794
                                                                     --------------- ---------------

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   335,329         287,329
Retained earnings                                                            239,078         205,979
Accumulated other comprehensive income                                           761           1,103
                                                                     --------------- ---------------

     Total Shareholder's equity                                              577,668         496,911
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    28,040,143 $    31,702,705
                                                                     =============== ===============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Income
                                                       (tables in thousands)

                                                                       For the Year Ended December 31,
                                                                      2001          2000           1999
                                                                      ----          ----           ----

REVENUES
--------

Annuity and life insurance charges and fees                       $    378,693  $    424,578  $    289,989
Fee income                                                             111,196       130,610        83,243
Net investment income                                                   20,126        11,656        10,441
Premium income                                                           1,218         3,118         1,278
Net realized capital gains (losses)                                        928          (688)          578
Other                                                                    1,222         2,348         1,832
                                                                  ------------  ------------  ------------

   Total revenues                                                      513,383       571,622       387,361
                                                                  ------------  ------------  ------------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   1,955           751           612
   Change in annuity and life insurance policy reserves                (39,898)       45,018         3,078
   Cost of minimum death benefit reinsurance                                 -             -         2,945
   Return credited to contractowners                                    16,833         9,046        (1,639)
                                                                  ------------  ------------  -------------

                                                                       (21,110)       54,815         4,996

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          420,802       335,213       206,350
   Interest expense                                                     73,424        85,998        69,502
                                                                  ------------  ------------  ------------

                                                                       494,226       421,211       275,852
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         473,116       476,026       280,848
                                                                  ------------  ------------  ------------

     Income from operations before income tax                           40,267        95,596       106,513

       Income tax expense                                                7,168        30,779        30,344
                                                                  ------------  ------------  ------------

         Net income                                               $     33,099  $     64,817  $     76,169
                                                                  ============  ============  ============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                          Consolidated Statements of Shareholder's Equity
                                                        (table in thousands)

                                                                  For the Year Ended December 31,
                                                               2001             2000             1999
                                                               ----             ----             ----

Common stock:
   Beginning balance                                        $     2,500      $     2,500      $     2,000
   Increase in par value                                              -                -              500
                                                            -----------      -----------      -----------

     Ending balance                                               2,500            2,500            2,500
                                                            -----------      -----------      -----------

Additional paid in capital:
   Beginning balance                                            287,329          215,879          179,889
   Transferred to common stock                                        -                -             (500)
   Additional contributions                                      48,000           71,450           36,490
                                                            -----------      -----------      -----------

     Ending balance                                             335,329          287,329          215,879
                                                            -----------      -----------      -----------

Retained earnings:
   Beginning balance                                            205,979          141,162           64,993
   Net income                                                    33,099           64,817           76,169
                                                            -----------      -----------      -----------

     Ending balance                                             239,078          205,979          141,162
                                                            -----------      -----------      -----------

Accumulated other comprehensive income (loss):
   Beginning balance                                              1,103             (107)           3,535
   Other comprehensive income                                      (342)           1,210           (3,642)
                                                            ------------     -----------      ------------

     Ending balance                                                 761            1,103             (107)
                                                            -----------      -----------      ------------

       Total shareholder's equity                           $   577,668      $   496,911      $   359,434
                                                            ===========      ===========      ===========

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                               Consolidated Statements of Cash Flows
                                                        (table in thousands)

                                                                          For the Year Ended December 31,
                                                                           2001        2000        1999
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net income                                                           $    33,099 $    64,817 $    76,169
   Adjustments to reconcile net income to net
     cash provided by (used in) operating activities:
     Amortization and depreciation                                            1,833       7,565       1,495
     Deferred tax expense                                                    46,215      60,023     (10,903)
     (Decrease) increase in policy reserves                                 (34,679)     50,892       4,367
     Increase (decrease) in payable to affiliates, net                      103,496     (72,063)     69,897
     Change in income tax receivable                                          4,083     (58,888)     17,611
     Increase in other assets                                                  (564)    (59,987)    (32,954)
     Decrease in accrued investment income                                      472      (1,155)     (1,174)
     (Increase) decrease in reinsurance receivable                           (2,221)        420         129
     Net decrease (increase) in deferred acquisition costs                   14,911    (310,487)   (366,198)
     Increase (decrease) in accounts payable and accrued
expenses                                                                     23,221     (21,550)     66,763
     Increase in drafts outstanding                                             680      12,699      22,118
     Investment losses (gains) on derivatives                                 2,902      (3,435)      3,749
     Net realized capital (gains) losses on investments                        (928)        688        (578)
                                                                        ----------------------- ------------
       Net cash provided by (used in) operating activities                  192,520    (330,461)   (149,509)
                                                                        ----------- ------------------------

Cash flow from investing activities:
     Purchase of fixed maturity investments                                (462,820)   (380,737)    (99,250)
     Proceeds from sale and maturity of fixed
       maturity investments                                                 390,816     303,736      36,226
     Purchase of derivatives                                                (66,487)     (6,722)     (4,974)
     Proceeds from exercise of derivative instruments                        61,075           -           -
     Purchase of shares in equity securities                                (55,430)    (18,136)    (17,703)
     Proceeds from sale of shares in equity securities                       25,228       8,345      14,657
     Purchase of fixed assets                                               (10,773)     (7,348)     (3,178)
     Increase in policy loans                                                (2,813)     (2,476)       (701)
                                                                        ------------------------------------
       Net cash used in investing activities                               (121,204)   (103,338)    (74,923)
                                                                        ------------------------------------

Cash flow from financing activities:
     Capital contribution from parent                                        48,000      71,450      36,490
     Repayment of surplus notes                                             (15,000)    (20,000)    (14,000)
     (Decrease) increase in future fees payable to ASI, net                (137,355)    358,376     207,056
     Net (withdrawals) deposits (from) to contractowner accounts            (11,126)     11,361       5,872
                                                                        -----------------------------------
       Net cash (used in) provided by financing activities                 (115,481)    421,187     235,418
                                                                        ----------------------- -----------

       Net (decrease) increase in cash and cash equivalents                 (44,165)    (12,612)     10,986
       Cash and cash equivalents at beginning of period                      76,499      89,212      77,525
       Change in foreign currency translation, net                             (103)       (101)        701
                                                                        -----------------------------------
       Cash and cash equivalents at end of period                       $    32,231 $    76,499 $    89,212
                                                                        =========== =========== ===========
     Income taxes (received) paid                                       $   (43,130)$    29,644 $    23,637
                                                                        ======================= ===========
     Interest paid                                                      $    43,843 $    85,551 $    69,697
                                                                        ===========  ========== ===========
                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                             Notes to Consolidated Financial Statements
                                                         December 31, 2001

1.       ORGANIZATION AND OPERATION

         American  Skandia Life  Assurance  Corporation  (the  "Company") is a  wholly-owned  subsidiary of American  Skandia,  Inc.
         ("ASI") whose ultimate parent is Skandia Insurance Company Ltd., ("SICL") a Swedish Corporation.

         The Company develops long-term savings and retirement products which are distributed  through its affiliated  broker/dealer company,  American Skandia Marketing,  Incorporated  ("ASM"). The Company currently issues variable and term life insurance and variable,  fixed, market value adjusted deferred and immediate annuities for individuals,  groups and qualified pension plans.  The Company has announced its  intention to focus on its core  variable  annuity  business by exiting the qualified pension plan market and limiting its variable life insurance  offerings to single premium  products,  as well as term life.
         The Company does not expect to incur any significant costs to exit these businesses.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A.  de C.V.  ("Skandia  Vida"),  which is a life  insurance  company domiciled  in Mexico.  Skandia  Vida had total  shareholder's  equity of  approximately  $4,179,000  and  $4,402,000  as of
         December  31,  2001,  and 2000,  respectively.  The Company  considers  Mexico an emerging  market and has  invested in the
         Skandia Vida  operations  with the expectation of generating  profits from long-term  savings  products in future years. As such,  Skandia Vida has generated net losses of  approximately  $2,619,000,  $2,540,000  and  $2,523,000 in 2001,  2000 and
         1999, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The accompanying  consolidated  financial  statements have been prepared in conformity with accounting  principles generally  accepted in the United  States  ("U.S.  GAAP").  Intercompany  transactions  and  balances  between the
                  Company and Skandia Vida have been eliminated in consolidation.

                  Certain reclassifications have been made to prior year amounts to conform with current year presentation.

         B.       New Accounting Standard
                  -----------------------

                  Effective January 1, 2001, the Company adopted Statement of Financial  Accounting  Standards No. 133,  "Accounting
                  for  Derivative  Instruments  and Hedging  Activities,"  as amended by SFAS 137 and SFAS 138  (collectively  "SFAS
                  133").  Derivative  instruments  held by the Company  consist of equity  option  contracts  utilized to manage the economic risks associated with the guaranteed  minimum death benefits ("GMDB").  These derivative  instruments are carried at fair value.  Realized and  unrealized  gains and losses are reported in the  Consolidated  Statement of
                  Income,  consistent with the item being hedged, as a component of return credited to contractowners.  The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20,  "Recognition of
                  Interest Income and Impairment on Purchased and Retained  Beneficial  Interests in Securitized  Financial Assets."
                  Under the  consensus,  investors  in certain  asset-backed  securities  are  required  to record  changes in their estimated  yield on a prospective  basis and to evaluate these  securities for an other than temporary  decline in value.  If the fair value of the  asset-backed  security has declined below its carrying amount and the decline is determined  to be other than  temporary,  the security is written  down to fair value.  The adoption of EITF Issue
                  99-20 did not have a significant effect on the Company's financial statements.

         C.       Future Accounting Standard
                  --------------------------

                  In July 2001,  the  Financial  Accounting  Standards  Board  ("FASB")  issued  Statement of  Financial  Accounting
                  Standards.  No. 142  "Accounting  for Goodwill and  Intangible  Assets."  ("SFAS  142").  Under the new  standard, goodwill and intangible  assets deemed to have indefinite lives will no longer be amortized but will be subject to annual  impairment  tests in  accordance  with the new  standard.  Other  intangible  assets  will  continue to be amortized over their useful lives.

                  The Company will apply the new rules on the accounting for goodwill and other  intangible  assets beginning in the first quarter of 2002.  The Company is still  assessing the impact of the new standard,  however,  the adoption of
                  SFAS 142 is not expected to have a significant impact on the Company's financial statements.

         D.       Investments
                  -----------

                  The Company has classified its fixed maturity investments as available-for-sale  and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

                  The Company has classified its mutual fund investments held in support of a deferred  compensation  plan (see Note
                  13) as  available-for-sale.  Such  investments  are  carried at fair value with  changes in  unrealized  gains and losses reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized gains and losses on disposal of investments are determined by the specific  identification method and are included in revenues.

         E.       Derivative Instruments
                  ----------------------

                  The Company uses derivative  instruments  which consist of equity option  contracts for risk management  purposes, and not for trading or  speculation.  The Company  economically  hedges the GMDB exposure  associated  with market value fluctuations.

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Based on  criteria  described  in SFAS 133,  the  Company's  hedges do not  qualify  as  "effective"  hedges  and, therefore,  hedge  accounting  may not be applied.  Accordingly,  the derivative  investments  are carried at fair value  with  changes  in  unrealized  gains and losses  being  recorded  in income.  As such,  both  realized  and unrealized gains and losses are reported in the Consolidated Statements of Income,  consistent with the item being hedged, as a component of return credited to contractowners.

         F.       Cash Equivalents
                  ----------------

                  The Company  considers all highly liquid time deposits,  commercial  paper and money market mutual funds purchased with a maturity at date of acquisition of three months or less to be cash equivalents.

         G.       Fair Values of Financial Instruments
                  ------------------------------------

                  The methods and assumptions used to determine the fair value of financial instruments are as follows:

                  Fair values of fixed  maturities with active markets are based on quoted market prices.  For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

                  Fair values of equity securities are based on quoted market prices.

                  The fair value of derivative instruments is determined based on the current value of the underlying index.

                  The carrying value of cash and cash equivalents  (cost)  approximates  fair value due to the short-term  nature of these investments.

                  The carrying value of short-term  borrowings (cost)  approximates fair value due to the short-term nature of these liabilities.

                  Fair  values of certain  financial  instruments,  such as future  fees  payable to ASI and  surplus  notes are not readily determinable and are excluded from fair value disclosure requirements.

         H.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the purchase  price of  $6,000,000 less  accumulated  amortization.  The cost of the  licenses is being  amortized on a  straight-line  basis over 40 years.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         I.       Software Capitalization
                  -----------------------

                  The Company  capitalizes  certain costs  associated  with  internal use software in  accordance  with the American
                  Institute of  Certified  Public  Accountants  Statement of Position  98-1,  "Accounting  for the Costs of Software
                  Developed or Obtained for Internal Use" ("SOP 98-1").  SOP 98-1, which was adopted  prospectively as of January 1,
                  1999,  requires the  capitalization of certain costs incurred in connection with developing or obtaining  internal use software.  Prior to the adoption of SOP 98-1, the Company  expensed all internal use software related costs as incurred.  Details  of  the  capitalized  software  costs,  which  are  included  in  fixed  assets,  and  related amortization for the years ended December 31, are as follows:

                  (table in thousands)                                  2001          2000         1999
                                                                        ----          ----         ----
                  Balance at beginning of year                        $    7,212   $    2,920    $        -
                  Software costs capitalized during the year               5,210        4,804         3,035
                  Software costs amortized during the year               (2,660)        (512)         (115)
                                                                     -----------  -----------   -----------
                  Balance at end of year                              $    9,762   $    7,212    $    2,920
                                                                     ===========  ===========   ===========

                  Capitalized software costs are amortized on a straight-line basis over three years.

         J.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return filed by Skandia  U.S.  Inc. and its U.S.
                  subsidiaries.  In accordance  with the tax sharing  agreement,  the federal  income tax provision is computed on a separate return basis as adjusted for  consolidated  items.  Pursuant to the terms of this agreement,  the Company has the right to recover the value of losses utilized by the  consolidated  group in the year of  utilization.  To the extent the Company  generates  income in future years,  the Company is entitled to offset future taxes on that income through the application of its loss carryforward generated in the current year.

                  Deferred income taxes reflect the net tax effects of temporary  differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         K.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges against  contractowner  account values for mortality and expense risks,  administration  fees,  surrender charges and an annual maintenance fee per contract.
                  Benefit reserves for variable annuity  contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Fee income from mutual fund  organizations  is realized based on assets under management.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Revenues for variable immediate annuity and supplementary  contracts with and without life  contingencies  consist of certain charges against  contractowner  account values including mortality and expense risks and administration fees. Benefit reserves for variable  immediate annuity contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Revenues for market value  adjusted  fixed annuity  contracts consist of separate  account  investment  income reduced by benefit payments and changes in reserves in support of contractowner  obligations,  all of which are included in return credited to contractowners.  Benefit reserves for these contracts represent the account value of the contracts,  and are included in the general account reserve for future contractowner benefits to the extent in excess of the separate account assets.

                  Revenues for fixed immediate annuity and fixed supplementary  contracts without life contingencies  consist of net investment  income.  Revenues for fixed  immediate  annuity  contracts with life  contingencies  consist of single premium  payments  recognized as annuity  considerations  when received.  Benefit reserves for these contracts are based on applicable  actuarial  standards with assumed  interest rates that vary by issue year.  Assumed  interest rates ranged from 6.25% to 8.25% at December 31, 2001 and 2000.

                  Revenues for variable  life  insurance  contracts  consist of charges  against  contractowner  account  values for mortality  and expense risk fees,  administration  fees,  cost of insurance  fees,  taxes and  surrender  charges.
                  Certain  contracts also include charges against premium to pay state premium taxes.  Benefit reserves for variable life  insurance  contracts  represent the account value of the contracts and are included in the separate  account liabilities.

         L.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new business,  which vary with and are primarily related to the production of new business, are being deferred, net of reinsurance.  These costs include commissions,  costs of contract issuance, and certain selling  expenses that vary with production.  These costs are being amortized  generally in proportion to expected gross  profits  from  surrender  charges,  policy and asset based fees and  mortality  and expense  margins.  This amortization is adjusted  retrospectively  and prospectively when estimates of current and future gross profits to be realized from a group of products are revised.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Details of the  deferred  acquisition  costs and  related  amortization  for the years ended  December  31, are as follows:

                  (in thousands)                                   2001           2000            1999
                                                                   ----           ----            ----
                  Balance at beginning of year                $  1,398,192    $  1,087,705   $    721,507
                  Acquisition costs deferred during the year
                                                                   209,136         495,103        450,059
                  Acquisition costs amortized during the
                       year                                       (224,047)       (184,616)       (83,861)
                                                              -------------   -------------  -------------
                  Balance at end of year                      $  1,383,281    $  1,398,192   $  1,087,705
                                                              ============    ============   ============

         M.       Reinsurance
                  -----------

                  The Company cedes reinsurance under modified  co-insurance  arrangements.  These reinsurance  arrangements provide additional  capacity  for growth in  supporting  the cash flow  strain  from the  Company's  variable  annuity and variable life insurance business.  The reinsurance is effected under quota share contracts.

                  The Company reinsured its exposure to market fluctuations  associated with its GMDB liability in the first half of
                  1999. Under this reinsurance  agreement,  the Company ceded premiums of approximately  $2,945,000;  received claim reimbursements of approximately $242,000;  and, recorded a decrease in ceded reserves of approximately  $2,763,000 in 1999.

At December 31, 2001 and 2000, in accordance with the provisions of modified coinsurance agreements, the Company accrued approximately
                  $7,733,000 and $4,339,000, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

         N.       Translation of Foreign Currency
                  -------------------------------

The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency.  Assets and liabilities are translated at the exchange rate in effect at each year-end.  Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year.  Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

         O.       Separate Accounts
                  -----------------

                  Assets and liabilities in Separate  Accounts are included as separate  captions in the consolidated  statements of financial  condition.  Separate  Account  assets  consist  principally  of long term bonds,  investments in mutual funds,  short-term  securities  and  cash and cash  equivalents,  all of which  are  carried  at fair  value.  The investments are managed predominately through the Company's investment advisory affiliate,

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  American Skandia  Investment  Services,  Inc.  ("ASISI"),  utilizing  various fund managers as  sub-advisors.  The remaining  investments are managed by independent  investment firms. The contractowner has the option of directing funds to a wide variety of investment  options,  most of which invest in mutual funds.  The investment risk on the variable  portion of a contract is borne by the  contractowner.  Fixed  options with minimum  guaranteed  interest rates are also available.  The Company bears the credit risk  associated  with the investments  that support these fixed options.

                  Included in Separate  Account  liabilities are reserves of  approximately  $1,092,944,000  and  $1,059,987,000  at
                  December 31, 2001 and 2000, respectively,  relating to annuity contracts for which the contractowner is guaranteed a fixed rate of return.  Separate Account assets of approximately  $1,092,944,000  and  $1,059,987,000 at December
                  31, 2001 and 2000,  respectively,  consisting of long term bonds,  short-term  securities,  transfers due from the general account and cash and cash equivalents are held in support of these annuity obligations,  pursuant to state regulation.

         P.       Estimates
                  ---------

                  The  preparation of financial  statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting  period.  The more  significant  estimates and assumptions  are  related  to  deferred  acquisition  costs and  involve  policy  lapses,  investment  return  and maintenance expenses.  Actual results could differ from those estimates.

3.       COMPREHENSIVE INCOME

         The components of comprehensive income, net of tax, for the years ended December 31 were as follows:

         (table in thousands)                                                 2001        2000       1999
                                                                              ----        ----       ----
         Net income                                                        $  33,099  $  64,817   $  76,169
         Other comprehensive income:
            Unrealized investment losses on available sale securities
                                                                                (448)    (1,681)     (3,438)
            Reclassification adjustment for realized losses (gains)
              included in investment income                                      173      2,957        (660)
                                                                           ---------  ---------   ----------
            Net unrealized gains (losses) on securities                         (275)     1,276      (4,098)
            Foreign currency translation                                         (67)       (66)        456
                                                                           ---------- ----------  ---------
         Other comprehensive (loss) income                                      (342)     1,210      (3,642)
                                                                           ---------- ---------   ----------
         Comprehensive income                                              $  32,757  $  66,027   $  72,527
                                                                           =========  =========   =========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       COMPREHENSIVE INCOME (continued)

         Other comprehensive (loss) income is shown net of tax (benefit) expense of approximately ($184) thousand,  $651 thousand and
         ($1,961) thousand for 2001, 2000 and 1999 respectively.

         The components of accumulated other comprehensive income, net of tax, as of December 31 were as follows:

         (table in thousands)                                                  2001         2000
                                                                               ----         ----
         Unrealized investment gains                                           $  746    $  1,021
         Foreign currency translation                                              15          82
                                                                               ------    --------
         Accumulated other comprehensive income                                $  761    $  1,103
                                                                               ======    ========

4.       INVESTMENTS

         The amortized  cost,  gross  unrealized  gains and losses and estimated fair value of fixed  maturities and  investments in equity  securities  as of December 31, 2001 and 2000 are shown  below.  All  securities  held at December 31, 2001 and 2000 were publicly traded.

         Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                      -------          -----           -----       -------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          ======      ========

         The amortized  cost and fair value of fixed  maturities,  by  contractual  maturity,  at December 31, 2001 are shown below.
         Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                       Amortized
         (table in thousands)                             Cost      Fair Value
                                                          ----      ----------
         Due in one year or less                      $    14,755   $    14,784
         Due after one through five years                 232,199       235,845
         Due after five through ten years                  92,984        94,289
         Due after ten years                               16,944        17,913
                                                      -----------   -----------
           Total                                      $   356,882   $   362,831
                                                      ===========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS (continued)

         Investments in fixed maturities as of December 31, 2000 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    206,041   $      4,445   $        (11)  $    210,475
         Foreign government obligations                  2,791            195              -          2,986
         Obligations of state and political
              subdivisions                                 253              1              -            254
         Corporate securities                           72,237          1,565         (1,809)        71,993
                                                  ------------   ------------   -------------  ------------
              Totals                              $    281,322   $      6,206   $     (1,820)  $    285,708
                                                  ============   ============   =============  ============

         Proceeds from sales of fixed maturities during 2001, 2000 and 1999 and were  approximately  $386,816,000,  $302,632,000 and
         $32,196,000,  respectively.  Proceeds from maturities during 2001, 2000 and 1999 were approximately $4,000,000,  $1,104,000 and $4,030,000,  respectively.  The cost, gross unrealized  gains/losses and fair value of investments in equity securities at December 31are shown below:

         (table in thousands)                              Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2001                             $  49,886       $   122       $(4,925)       $45,083
         2000                             $  23,218       $   372       $(3,188)       $20,402

         Net realized investment gains (losses) were as follows for the years ended December 31:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                  $  7,597      $  1,002       $    253
           Gross losses                                   (4,387)       (3,450)          (228)

         Investment in equity securities:
           Gross gains                                     1,910         1,913            990
           Gross losses                                   (4,192)         (153)          (437)
                                                        ---------     ---------      ---------
              Totals                                    $    928      $   (688)      $    578
                                                        ========      =========      ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities                              $  18,788     $  13,502      $   9,461
         Cash and cash equivalents                           773         5,154          2,159
         Investment in equity securities                     622            99             32
         Policy loans                                        244            97             31
         Derivative instruments                                -        (6,939)        (1,036)
                                                      ----------    -----------    -----------
         Total investment income                          20,427        11,913         10,647
         Investment expenses                                (301)         (257)          (206)
                                                      -----------   -----------    -----------
         Net investment income                         $  20,126     $  11,656      $  10,441
                                                       ==========    ============   =========

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Current tax (benefit) expense                $   (39,047)  $   (29,244)   $    41,248
         Deferred tax expense (benefit)                    46,215        60,023        (10,904)
                                                      -----------   -----------    ------------
           Total income tax expense                   $     7,168   $    30,779    $    30,344
                                                      ===========   ===========    ===========

         Deferred tax assets (liabilities) include the following at December 31:

         (table in thousands)                              2001          2000
                                                           ----          ----
         Deferred tax assets:
           GAAP to tax reserve differences             $   241,503   $   382,826
           Future fees payable to ASI                       63,240             -
           Deferred compensation                            20,520        17,869
           Net operating loss carryforward                  14,372             -
           Surplus notes interest                            9,040         5,536
           AMT credit carryforward                           5,451             -
           Other                                             1,114           907
                                                       -----------   -----------
              Total deferred tax assets                    355,240       407,138
                                                       -----------   -----------

         Deferred tax liabilities:
           Deferred acquisition costs                     (404,758)     (411,417)
           Internal use software                            (3,417)       (2,524)
           Policy fees                                      (1,634)       (1,551)
           Net unrealized gains                               (411)         (595)
              Total deferred tax liabilities              (410,220)     (416,087)
                                                       ------------  ------------
                Net deferred tax asset (liability)     $   (54,980)  $    (8,949)
                                                       ============  ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         The income tax expense  was  different  from the amount  computed by  applying  the  federal  statutory  tax rate of 35% to pre-tax income from continuing operations as follows:

         (table in thousands)                                          2001          2000          1999
                                                                       ----          ----          ----
         Income (loss) before taxes
           Domestic                                                $   42,886    $   98,136    $  109,036
           Foreign                                                     (2,619)       (2,540)       (2,523)
                                                                   -----------   -----------   -----------
           Total                                                       40,267        95,596       106,513
           Income tax rate                                                 35%           35%           35%
                                                                   -----------   -----------   -----------
         Tax expense at federal statutory income tax rate              14,094        33,459        37,280

         Tax effect of:
           Dividend received deduction                                 (8,400)       (7,350)       (9,572)
           Losses of foreign subsidiary                                   917           889           883
           Meals and entertainment                                        603           841           664
           State income taxes                                             (62)         (524)        1,071
           Other                                                           16         3,464            18
                                                                   ----------    ----------    ----------
              Income tax expense                                   $    7,168    $   30,779    $   30,344
                                                                   ==========    ==========    ==========

         The Company's net operating loss  carryforwards,  totaling  approximately  $41,063,000 at December 31, 2001, will expire in
         2016.

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain operating costs (including personnel,  rental of office space,  furniture,  and equipment) have been charged to the
         Company at cost by American Skandia  Information  Services and Technology  Corporation  ("ASIST"),  an affiliated  company.
         The Company has also charged  operating costs to several of its  affiliates.  The total cost to the Company for these items was  approximately  $6,179,000,  $13,974,000  and  $11,136,000 in 2001,  2000 and 1999,  respectively.  Income received for these items was approximately $13,166,000, $11,186,000 and $3,919,000 in 2001, 2000 and 1999, respectively.

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution  related costs  associated with the sales of business through an investment firm where ASM serves as an introducing  broker dealer.  Under this agreement,  the expenses reimbursed were approximately  $6,391,000,  $5,842,000 and $1,441,000 in 2001, 2000 and 1999, respectively.  As of December
         31, 2001 and 2000, amounts receivable under this agreement were approximately $639,000 and $492,000, respectively.

                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

         The proceeds from the transfers  have been recorded as a liability  and are being  amortized  over the remaining  surrender charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection  with these  transactions,  ASI,  through  special purpose  trusts,  issued  collateralized  notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the Purchase  Agreements,  the rights  transferred  provide for ASI to receive a percentage (60%, 80% or
         100% depending on the underlying  commission option) of future mortality and expense charges and contingent  deferred sales charges,  after  reinsurance,  expected  to be  realized  over the  remaining  surrender  charge  period of the  designated contracts (generally 6 to 8 years).

         Payments,  representing  fees and  charges  in the  aggregate  amount,  of  approximately  $207,731,000,  $219,454,000  and
         $131,420,000  were  made by the  Company  to ASI in  2001,  2000  and  1999,  respectively.  Related  interest  expense  of approximately  $59,873,000,  $70,667,000  and  $52,840,000  has been  included in the  statement  of income for 2001,  2000 and1999, respectively.

         The  Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the Company becomes subject to an order of liquidation or  rehabilitation,  the  Commissioner  has the ability to stop the payments due to ASI under the Purchase Agreement subject to certain terms and conditions.

         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI (continued)

         The present values of the transactions as of the respective effective date were as follows:

                           Closing      Effective       Contract Issue        Discount       Present
        Transaction         Date          Date              Period              Rate          Value
        -----------         ----          ----              ------              ----          -----

           1996-1          12/17/96        9/1/96        1/1/94 - 6/30/96       7.5%           $50,221
           1997-1           7/23/97        6/1/97        3/1/96 - 4/30/97       7.5%            58,767
           1997-2          12/30/97       12/1/97        5/1/95 - 12/31/96      7.5%            77,552
           1997-3          12/30/97       12/1/97        5/1/96 - 10/31/97      7.5%            58,193
           1998-1           6/30/98        6/1/98        1/1/97 - 5/31/98       7.5%            61,180
           1998-2          11/10/98       10/1/98        5/1/97 - 8/31/98       7.0%            68,573
           1998-3          12/30/98       12/1/98        7/1/96 - 10/31/98      7.0%            40,128
           1999-1           6/23/99        6/1/99        4/1/94 - 4/30/99       7.5%           120,632
           1999-2          12/14/99       10/1/99       11/1/98 - 7/31/99       7.5%           145,078
           2000-1           3/22/00        2/1/00        8/1/99 - 1/31/00       7.5%           169,459
           2000-2           7/18/00        6/1/00        2/1/00 - 4/30/00      7.25%            92,399
           2000-3          12/28/00       12/1/00        5/1/00 - 10/31/00     7.25%           107,291
           2000-4          12/28/00       12/1/00        1/1/98 - 10/31/00     7.25%           107,139

         Expected payments of future fees payable to ASI as of December 31, 2001 are as follows:

           (table in thousands)           Year             Amount
                                          ----             ------

                                          2002      $   175,357
                                          2003          171,345
                                          2004          156,842
                                          2005          132,702
                                          2006          102,188
                                          2007           50,821
                                          2008            7,800
                                                    -----------
                                          Total         $797,055
                                                        ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

9.       LEASES

         The Company leases office space under a lease  agreement  established in 1989 with ASIST.  The Company entered into a lease agreement for office space in  Westminster,  Colorado,  effective  January 1, 2001.  Lease expense for 2001,  2000 and 1999 was  approximately  $8,404,000,  $6,593,000  and  $5,003,000,  respectively.  Future minimum lease payments per year and in aggregate as of December 31, 2001 are as follows:

              (table in thousands)       2002                          $   7,913
                                         2003                              8,087
                                         2004                              8,570
                                         2005                              8,609
                                         2006                              8,698
                                         2007 and thereafter              41,711
                                                                       ---------
                                         Total                         $  83,588
                                                                       =========

10.      RESTRICTED ASSETS

         To comply with certain state insurance  departments'  requirements,  the Company maintains cash, bonds and notes on deposit with various  states.  The carrying  value of these  deposits  amounted to  approximately  $4,822,000  and $4,636,000 as of
         December  31,  2001  and  2000,  respectively.  These  deposits  are  required  to be  maintained  for  the  protection  of contractowners within the individual states.

11.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory  basis  shareholder's  equity was  approximately  $226,780,000  and  $342,804,000  at December 31, 2001 and 2000,
         respectively.

         The Company  incurred  statutory  basis net losses for 2001 of  approximately  $121,957,000  due  primarily to  significant declines in the equity  markets  during the year as well as increased  levels of operating  expenses  relative to revenues.
         Statutory basis net income for 2000 was $11,550,000, as compared to losses of $17,672,000 in 1999.

         Under  various  state  insurance  laws,  the maximum  amount of dividends  that can be paid to  shareholders  without prior approval of the state  insurance  department  is subject to  restrictions  relating to statutory  surplus and net gain from operations.  At December 31, 2001, no amounts may be distributed without prior approval.

         On November 8, 1999,  the Board of Directors  authorized  the Company to increase  the par value of its capital  stock from
         $80 per share to $100 per share in order to comply with minimum  capital  levels as required by the  California  Department of Insurance.  This  transaction  resulted in a corresponding  decrease in paid in and contributed  surplus of $500,000 and had no effect on capital and surplus.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

12.      STATUTORY ACCOUNTING PRACTICES

         The Company  prepares its statutory basis financial  statements in accordance with accounting  practices  prescribed by the
         State  of  Connecticut  Insurance  Department.  Prescribed  statutory  accounting  practices  include  publications  of the
         National  Association of Insurance  Commissioners  (NAIC),  as well as state laws,  regulations and general  administrative rules.

         The NAIC adopted the  Codification  of Statutory  Accounting  Principles  (Codification)  in March 1998. The effective date for  codification  was January 1, 2001. The Company's  state of domicile,  Connecticut,  has adopted  codification  and the
         Company has made the  necessary  changes in its  statutory  accounting  and  reporting  required  for  implementation.  The overall impact of adopting  codification  was a one-time,  cumulative  change in accounting  benefit  recorded  directly in statutory surplus of approximately $12,047,000.

         In addition,  during 2001,  based on a  recommendation  from the State of  Connecticut  Insurance  Department,  the Company
         changed its statutory  method of accounting for its liability  associated with  securitized  variable  annuity fees.  Under the new method of accounting,  the liability for securitized  fees is established  consistent with the method of accounting for the liability  associated with variable annuity fees ceded under reinsurance  contracts.  This equates to the statutory liability at any valuation date being equal to the  Commissioners  Annuity Reserve  Valuation Method (CARVM) offset related to the  securitized  contracts.  The impact of this change in  accounting,  representing  the  difference  in the liability calculated  under the old method  versus the new method as of January 1,  2001,  was  reported  as a  cumulative  effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215,000.

13.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially  all employees are eligible.  Under this plan, the Company  provides a 50% match on  employees'  contributions  up to 6% of an  employee's  salary  (for an  aggregate  match of up to 3% of the employee's  salary).  Additionally,  the Company may contribute  additional  amounts based on  profitability of the Company and  certain  of its  affiliates.  Company  contributions  to this plan on behalf of the  participants  were  approximately
         $2,738,000, $3,734,000 and $3,164,000 in 2001, 2000 and 1999, respectively.

         The  Company  has a  deferred  compensation  plan,  which is  available  to the field  marketing  staff and  certain  other employees.  Company  contributions to this plan on behalf of the participants  were  approximately  $345,000,  $399,000 and
         $193,000 in 2001, 2000 and 1999, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

13.      EMPLOYEE BENEFITS (continued)

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to executive  officers and other  personnel.  The Company and certain  affiliates  also have a profit sharing  program,  which benefits all employees  below the officer level.  These programs  consist of multiple plans with new plans  instituted each year.  Generally,  participants  must remain  employed by the Company or its  affiliates at the time such units are payable in order to receive any  payments  under the  programs.  The accrued  liability  representing  the value of these units was approximately  $13,645,000  and $31,632,000 as of December 31, 2001 and 2000,  respectively.  Payments under these programs were approximately $8,377,000, $13,542,000, and $4,079,000 in 2001, 2000 and 1999, respectively.

14.      REINSURANCE

         The Company  cedes  insurance to other  insurers in order to limit its risk  exposure.  Such  transfer does not relieve the
         Company of its primary  liability and, as such,  failure of reinsurers to honor their  obligation could result in losses to the Company.  The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

         The effect of reinsurance for the 2001, 2000 and 1999 was as follows:

         (table in thousands)

        2001                                                             Gross         Ceded           Net
        ----                                                             -----         -----           ---
        Annuity and life insurance charges and fees                  $   430,913    $   (52,220)  $   378,693
        Change in annuity and life insurance policy reserves         $   (35,835)   $    (4,063)  $   (39,898)
        Return credited to contractowners                            $    16,741    $        92   $    16,833

        2000
        ----
        Annuity and life insurance charges and fees                  $   477,802    $   (53,224)  $   424,578
        Change in annuity and life insurance policy reserves         $    45,784    $      (766)  $    45,018
        Return credited to contractowners                            $    13,607    $    (4,561)  $     9,046

        1999
        ----
        Annuity and life insurance charges and fees                  $   326,670    $   (36,681)  $   289,989
        Change in annuity and life insurance policy reserves         $     4,151    $    (1,073)  $     3,078
        Return credited to contractowners                            $    (1,382)   $      (257)  $    (1,639)

         In December 2000, the Company  entered into a modified  coinsurance  agreement with SICL covering  certain  contracts  issued since January 1996. The impact of this treaty to the Company was a pre tax loss of  approximately  $4,917,000 in 2001 and pre tax income of  approximately  $7,067,453 in 2000. At December 31, 2001 and 2000,  approximately  $12,983,000  and $6,109,000, respectively, was payable to SICL under this agreement.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

15.      SURPLUS NOTES

         The Company has issued  surplus notes to ASI in exchange for cash.  Surplus notes  outstanding  as of December 31, 2001 and
         2000, and interest expense for 2001, 2000 and 1999 were as follows:

                                                     Liability as of
         (table in thousands)                         December 31,                    Interest Expense
                                   Interest                                            For the Years
            Note Issue Date          Rate          2001          2000          2001         2000         1999
         ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
         ----------------------    ---------     ----------

         February 18, 1994           7.28%               -             -             -          732          738
         March 28, 1994              7.90%               -             -             -          794          801
         September 30, 1994          9.13%               -        15,000         1,282        1,392        1,389
         December 28, 1994           9.78%               -             -             -            -        1,308
         December 19, 1995           7.52%          10,000        10,000           763          765          762
         December 20, 1995           7.49%          15,000        15,000         1,139        1,142        1,139
         December 22, 1995           7.47%           9,000         9,000           682          684          682
         June 28, 1996               8.41%          40,000        40,000         3,411        3,420        3,411
         December 30, 1996           8.03%          70,000        70,000         5,699        5,715        5,698
                                                 ----------    ----------    ---------    ---------    ---------
                                                 ----------    ----------    ---------    ---------    ---------

         Total                                    $144,000      $159,000       $12,976      $14,644      $15,928
                                                 ==========    ==========    =========    =========    =========

         On December 3, 2001, a surplus note,  dated September 30, 1994, for $15,000,000 was repaid.  On December 27, 2000,  surplus notes for  $10,000,000,  dated  February 18, 1994,  and  $10,000,000,  dated March 28, 1994,  were repaid.  On December 10,
         1999, a surplus note,  dated December 28, 1994, for $14,000,000  was repaid.  All surplus notes mature seven years from the issue date.

         Payment of interest and repayment of principal  for these notes is subject to certain  conditions  and require  approval by the Insurance  Commissioner  of the State of  Connecticut.  At December 31, 2001 and 2000,  approximately  $25,829,000  and
         $15,816,000, respectively, of accrued interest on surplus notes was not approved for payment under these criteria.

16.      SHORT-TERM BORROWING

         The Company had a  $10,000,000  short-term  loan payable to ASI at December  31, 2001 and 2000 as part of a revolving  loan agreement.  The loan has an interest  rate of 3.67% and matures on March 12, 2002.  The total related  interest  expense to the Company was  approximately  $522,000,  $687,000 and $585,000 in 2001,  2000 and 1999,  respectively.  Accrued  interest payable was approximately $113,000 and $222,000 as of December 31, 2001 and 2000, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

17.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately 99% of the Company's separate account  liabilities are subject to discretionary  withdrawal by contractowners at market value or with market value  adjustment.  Separate  account assets,  which are carried at fair value, are adequate to pay such  withdrawals,  which are generally  subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

18.      RESTRUCTURING CHARGES

         On March 22, 2001,  and  December 3, 2001,  the Company  announced  separate  plans to reduce  expenses to better align its operating  infrastructure  with  the  current  investment  market  environment.  As part of the two  plans,  the  Company's workforce was reduced by approximately  140 positions and 115 positions,  respectively,  affecting  substantially all areas of the  Company.  Estimated  pre-tax  severance  benefits  of  approximately  $8,500,000  have been  charged  against  2001 operations  related to these  reductions.  These charges have been reported in the  Consolidated  Statements of Income as a
         component  of  Underwriting,   Acquisition  and  Other  Insurance  Expenses.   As  of  December  31,  2001,  the  remaining
         restructuring liability, relating primarily to the December 3, 2001 plan, was approximately $4,104,000.

19.      COMMITMENTS AND CONTINGENT LIABILITIES

         As of the date of this filing,  the Company is not involved in any legal proceedings  outside of the ordinary course of its business  operations.  The Company is involved in pending and threatened  legal  proceedings in the ordinary  course of its
         business   operations.   While  the  outcome  of  these  legal  proceedings  cannot  be  determined  at  this  time,  after consideration  of  the  defenses  available  to the  Company,  applicable  insurance  coverage  and  any  related  reserves established,  these legal  proceedings  are not  expected to result in  liability  for  amounts  material to the  financial condition of the Company, although they may adversely affect results of operations in future periods.

20.      SEGMENT REPORTING

         In recent  years,  in order to complete  the array of products  offered by the  Company and its  affiliates  to meet a wide variety of financial  planning,  the Company  developed  variable  life  insurance and  qualified  retirement  plan annuity products.  Assets under management and sales for products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures  as required by SFAS 131,  "Disclosures  about  Segments of an Enterprise  and Related
         Information,"  and the  Company  does not  anticipate  that they will do so in the future due to a change in the  Company's strategy.  On March 15,  2002,  the  Company  announced  that it will no longer  accept  new  business  for the  funding of qualified  retirement  plans,  effective July 31, 2002 and will not accept  applications for it's flexible premium variable insurance  products that are signed after April 1, 2002 or received after April 15, 2002.  The Company  intends to continue to accept additional  contributions to existing qualified plans, to service and accept additional premiums for its existing flexible  premium  variable  insurance  contracts,  and to  continue  to offer and sell its single  premium  variable  life insurance products.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   131,096   $   128,665    $   114,714    $   117,854
        Net investment income*                           5,381         4,997          5,006          4,742
        Net realized capital gains (losses)              1,902           373            376         (1,723)
                                                  ------------  ------------   ------------   -------------
        Total revenues                                 138,379       134,035        120,096        120,873
        Benefits and expenses*                         122,940       110,644        115,313        124,219
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              15,439        23,391          4,783         (3,346)
        Income taxes                                     4,034         7,451           (480)        (3,837)
                                                  ------------  ------------   -------------  -------------
        Net income                                 $    11,405   $    15,940    $     5,263    $       491
                                                  ============  ============   ============   ============

        *     For the quarters  ended March 31, 2001,  June 30, 2001 and  September  30, 2001,  the Company had reported  investment
              performance   associated  with  its  derivatives  as  net  investment  income.  The  above  presentation   reflects  a
              reclassification of these amounts to benefits and expenses.

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   137,255   $   139,317    $   147,923    $   136,159
        Net investment income                            2,876         3,628          4,186            966
        Net realized capital gains (losses)                729        (1,436)          (858)           877
                                                  ------------  -------------  -------------  ------------
        Total revenues                                 140,860       141,509        151,251        138,002
        Benefits and expenses                          106,641       121,356        137,514        110,515
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              34,219        20,153         13,737         27,487
        Income taxes                                    10,038         5,225          3,167         12,349
                                                  ------------  ------------   ------------   ------------
        Net income                                 $    24,181   $    14,928    $    10,570    $    15,138
                                                  ============  ============   ============   ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          1999                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $    78,509   $    88,435    $    97,955    $   111,443
        Net investment income                            2,654         2,842          2,735          2,210
        Net realized capital gains                         295            25            206             52
        Total revenues                                  81,458        91,302        100,896        113,705
        Benefits and expenses                           64,204        67,803         71,597         77,244
        Pre-tax net income                              17,254        23,499         29,299         36,461
        Income taxes                                     3,844         7,142          7,898         11,460
        Net income                                 $    13,410   $    16,357    $    21,401    $    25,001
                                                  ============  ============   ============   ============

                               APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

The  Sub-accounts  of Separate  Account B were in operation  prior to December  31,  2001.  However,  no  financial  information  is available  for the  Sub-accounts  reflecting  the  Insurance  Charge and  Distribution  Charge for this  Annuity as it has only been publicly offered since the date the registration  statement  containing this Prospectus was declared effective by the Securities and
Exchange Commission.

                                        APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000  initial  Purchase  Payment is made. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account  Value is maintained in the variable  investment  options.  The formula for  determining  the Enhanced  Beneficiary
Protection Optional Death Benefit is as follows:

                                  Account Value of variable
                               investment options plus Interim
           Growth =             Value of Fixed Allocations (no                        Purchase Payments - proportional
                                         MVA applies)                   minus                   withdrawals

Example with market increase
Assume that the Owner has made no withdrawals  and that the Account Value has been  increasing due to positive  market  performance.
On the date we receive  due proof of death,  the  Account  Value is  $75,000.  The basic  Death  Benefit is  calculated  as Purchase
Payments minus proportional  withdrawals,  or Account Value, which ever is greater.  Therefore,  the basic Death Benefit is equal to
$75,000.  The Enhanced  Beneficiary  Protection  Optional Death Benefit is equal to the amount payable under the basic Death Benefit
($75,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $75,000 - [$50,000 - $0]
                  =        $25,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $25,000 * 0.40
                  =        $10,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $85,000

Examples with market decline
Assume  that the  Owner  has made no  withdrawals  and that  the  Account  Value  has been  decreasing  due to  declines  in  market performance.  On the date we receive due proof of death,  the Account  Value is $45,000.  The basic Death  Benefit is  calculated as
Purchase Payments minus proportional  withdrawals,  or Account Value, which ever is greater.  Therefore,  the basic Death Benefit is equal to $50,000.  The Enhanced  Beneficiary  Protection Optional Death Benefit is equal to the amount payable under the basic Death
Benefit ($50,000) PLUS the "Growth" under the Annuity.

         Growth   =        $45,000 - [$50,000 - $0]
                  =        $-5,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  NO BENEFIT IS PAYABLE

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $50,000

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Example with market increase and withdrawals
Assume that the Account Value has been increasing due to positive  market  performance and the Owner made a withdrawal of $15,000 in
Annuity Year 5 when the Account  Value was $75,000.  On the date we receive due proof of death,  the Account  Value is $90,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals,  or Account Value,  which ever is greater.
Therefore,  the basic Death Benefit is equal to $90,000.  The Enhanced  Beneficiary  Protection  Optional  Death Benefit is equal to the amount payable under the basic Death Benefit ($90,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $90,000 - [$50,000 - ($50,000 * $15,000/$75,000)]
                  =        $90,000 - [$50,000 - $10,000]
                  =        $90,000 - $40,000
                  =        $50,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $50,000 * 0.40
                  =        $20,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $110,000

Examples of Highest Anniversary Value Death Benefit Calculation
The  following  are examples of how the Highest  Anniversary  Value Death  Benefit is  calculated.  Each example  assumes an initial
Purchase  Payment of  $50,000.  Each  example  assumes  that there is one Owner who is age 70 on the Issue Date and that all Account
Value is maintained in the variable investment options.

Example with market increase and death before Death Benefit Target Date
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance  and that no withdrawals have been made.  On the date we receive due proof of death,  the Account Value is $75,000;  however,  the  Anniversary  Value on the
5th  anniversary  of the Issue Date was $90,000.  Assume as well that the Owner has died before the Death Benefit  Target Date.  The
Death Benefit is equal to the greater of the Highest  Anniversary  Value or the basic Death Benefit.  The Death Benefit would be the
Highest  Anniversary  Value  ($90,000)  because it is greater  than the amount  that would have been  payable  under the basic Death
Benefit ($75,000).

Example with withdrawals
Assume that the Account Value has been increasing due to positive  market  performance and the Owner made a withdrawal of $15,000 in
Annuity  Year 7 when the  Account  Value was  $75,000.  On the date we receive  due proof of death,  the  Account  Value is $80,000;
however,  the  Anniversary  Value on the 5th  anniversary  of the  Issue  Date was  $90,000.  Assume as well that the Owner has died before the Death  Benefit  Target  Date.  The Death  Benefit is equal to the greater of the Highest  Anniversary  Value or the basic
Death Benefit.

Highest Anniversary Value  = $90,000 - [$90,000 * $15,000/$75,000]
                                    = $90,000 - $18,000
                                    = $72,000

Basic Death Benefit                 = $80,000 - [$80,000 * $15,000/$75,000]
                                    = $80,000 - $16,000
                                    = $64,000

Example with death after Death Benefit Target Date
Assume that the Owner's Account Value has generally been  increasing due to positive market  performance and that no withdrawals had been made prior to the Death  Benefit  Target Date.  Further  assume that the Owner dies after the Death Benefit  Target Date,  when the Account Value is $75,000.  The Highest  Anniversary Value on the Death Benefit Target Date was $80,000;  however,  following the
Death  Benefit  Target  Date,  the Owner made a Purchase  Payment of $15,000 and had taken a  withdrawal  of $5,000 when the Account
Value was  $70,000.  The Death  Benefit is equal to the  greater of the  Highest  Anniversary  Value plus  Purchase  Payments  minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.

Highest Anniversary Value  = $80,000 + $15,000 - [$80,000 * $5,000/$70,000]
                                    = $80,000 + $15,000 - $5,714
                                    = $100,714

Basic Death Benefit                 = $75,000

                                         APPENDIX D - Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

------------------------------------------------------------------------------------------------------------------------------------
The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included as an Appendix to this  Prospectus to help you  understand  the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this  information.  However,  the  information  may be subject to certain  generally  applicable  provisions of the
Federal securities laws regarding accuracy and completeness.
------------------------------------------------------------------------------------------------------------------------------------

The income  tax-free life insurance  payable to your  Beneficiary(ies)  under the Plus40(TM)rider is equal to 40% of the Account Value of your  Annuity  as of the date we  receive  due proof of death,  subject  to certain  adjustments,  restrictions  and  limitations described below.

ELIGIBILITY
The Plus40(TM)rider may be purchased as a rider on your  Annuity.  The Rider must cover those  persons upon whose death the Annuity's death benefit  becomes payable - the Annuity's  owner or owners,  or the Annuitant (in the case of an entity owned Annuity).  If the
Annuity has two Owners,  the Rider's death  benefit is payable upon the first death of such  persons.  If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum  allowable  age to purchase the Plus40(TM)rider is 40; the maximum  allowable age is 75. If the Rider is purchased on two lives,  both persons must meet the age  eligibility  requirements.  The Plus40(TM)rider is not  available to purchasers  who use their
Annuity as a funding  vehicle for a Tax  Sheltered  Annuity (or 403(b)) or as a funding  vehicle for a qualified  plan under Section
401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS
|X|      If you die during the first 24 months  following the  effective  date of the Plus40(TM)rider  (generally,  the Issue Date of your  Annuity),  the death  benefit will be limited to the amount of any charges paid for the Rider while it was in effect.
         While we will return the charges you have paid during the  applicable  period as the death benefit,  your  Beneficiary(ies)
         will receive no  additional  life  insurance  benefit from the Plus40(TM)rider if you die within 24 months of its  effective
                          ----------
         date.

|X|      If you make a Purchase  Payment  within 24 months  prior to the date of death,  the  Account  Value used to  determine  the amount of the death  benefit  will be reduced by the amount of such  Purchase  Payment(s).  If we reduce the death  benefit payable  under the Plus40(TM)rider based on this  provision,  we will return 50% of any charges  paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

|X|      If we apply Credits to your Annuity based on Purchase  Payments,  such Credits are treated as Account Value for purposes of determining  the death  benefit  payable under the Plus40(TM)rider.  However,  if Credits were applied to Purchase  Payments made within 24 months  prior to the date of death,  the Account  Value used to  determine  the amount of the death  benefit will be reduced by the amount of such  Credits.  If we reduce the death  benefit  payable  under the Plus40(TM)rider based on this  provision,  we will  return 50% of any  charges  paid for the Rider  based on such  Credits as an  additional  amount included in the death benefit under the Rider.

|X|      If you become  terminally  ill (as  defined in the Rider)  and elect to  receive a portion  of the  Plus40(TM)rider's  death benefit  under the  Accelerated  Death Benefit  provision,  the amount that will be payable under the Rider upon your death will be reduced.  Please refer to the Accelerated Death Benefit provision described below.

|X|      If  charges  for the  Plus40(TM)rider are due and are  unpaid as of the date the death  benefit  is being  determined,  such charges will be deducted from the amount paid to your Beneficiary(ies).

|X|      If the age of any person  covered  under the Plus40(TM)rider is  misstated,  we will adjust any coverage  under the Rider to conform to the facts. For example,  if, due to the  misstatement,  we overcharged you for coverage under the Rider, we will add any  additional  charges  paid to the  amount  payable  to  your  Beneficiary(ies).  If,  due to the  misstatement,  we undercharged  you for coverage  under the Rider,  we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

|X|

     On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately  after the 95th  birthday),  coverage  will  terminate.  No charge will be made for an Owner  following  the expiry date. If there are two Owners,  the expiry date  applies  separately  to each Owner;  therefore,  coverage  may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT
The Plus40(TM)rider is subject to a Maximum  Death  Benefit  Amount  based on the  Purchase  Payments  applied to your  Annuity.  The
Plus40(TM)rider may also be subject to a Per Life Maximum  Benefit  that is based on all amounts  paid under any annuity  contract we
                                                                                                             ---
issue to you under which you have elected the Plus40(TM)rider or similar life insurance coverage.

|X|      The Maximum  Death  Benefit  Amount is 100% of the Purchase  Payments  increasing  at 5% per year  following  the date each
             -------------------------------
         Purchase  Payment is applied to the  Annuity  until the date of death.  If  Purchase  Payments  are  applied to the Annuity within 24 months prior to the date of death,  the Maximum Death Benefit  Amount is decreased by the amount of such Purchase
         Payments.

|X|      The Per Life Maximum Benefit applies to Purchase  Payments  applied to any such annuity  contracts more than 24 months from
             ------------------------
         the date of death that  exceed  $1,000,000.  If you make  Purchase  Payments  in excess of  $1,000,000,  we will reduce the aggregate death benefit  payable under all Plus40(TM)riders,  or similar riders issued by us, based on the combined amount of
         Purchase  Payments in excess of $1,000,000  multiplied by 40%. If the Per Life Maximum Benefit applies,  we will reduce the amount  payable under each  applicable  Plus40(TM)rider on a pro-rata  basis.  If the Per Life Maximum  Benefit  applies upon your death,  we will return any excess  charges that you paid on the portion of your  Account  Value on which no benefit is payable.  The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION
If you become  terminally  ill,  you may request  that a portion of the death  benefit  payable  under the Plus40(TM)rider be prepaid instead of being paid to your  Beneficiary(ies)  upon your  death.  Subject to our  requirements  and where  allowed by law, we will make a one time, lump sum payment.  Our  requirements  include proof  satisfactory to us, in writing,  of terminal illness after the
Rider's Effective Date.

The maximum we will pay,  before any  reduction,  is the lesser of 50% of the Rider's  death  benefit or  $100,000.  If you elect to accelerate  payment of a portion of the death benefit under the Plus40(TM)rider,  the amount of the remaining death benefit is reduced by the prepaid amount  accumulating at an annualized  interest rate of 6.0%.  Eligibility for an accelerated  payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any  medically-related  surrender  provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER
The Plus40(TM)rider has a current  charge and a guaranteed  maximum  charge.  The current  charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity.  The applicable  percentages  differ based on the attained age,  last birthday of the Owner(s) or Annuitant (in the case of an entity owned  Annuity) as of the date the charge is due. We reserve the right to change the current charge,  at any time,  subject to regulatory  approval where  required.  If there are two Owners,  we calculate  the current  charge that  applies to each Owner  individually  and deduct the combined  amount as the charge for the Rider.  There is no charge  based on a person's  life after  coverage  expires as to that person.  However,  a charge will still apply to the second of two Owners (and  coverage  will  continue for such Owner) if such Owner has not reached the expiry date.

                                           Attained Age                  Percentage of
                                                                         Account Value
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 40-75                       .80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 76-80                       1.60%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 81-85                       3.20%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 86-90                       4.80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 91                         6.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 92                         7.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 93                         8.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 94                         9.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 95                        10.50%
                                   ------------------------------ ----------------------------

The charge for the Plus40(TM)rider may also be subject to a guaranteed  maximum  charge that will apply if the current  charge,  when applied to the Account  Value,  exceeds the  guaranteed  maximum  charge.  The  guaranteed  maximum  charge is based on a charge per
$1,000 of insurance.

We determine the charge for the Rider annually,  in arrears.  We deduct the charge:  (1) upon your death; (2) on each anniversary of the Issue  Date;  (3) on the date that you begin  receiving  annuity  payments;  (4) if you  surrender  your  Annuity  other  than a medically-related  surrender;  or (5) if you  choose to  terminate  the  Rider.  If the Rider  terminates  for any of the  preceding reasons on a date other than the  anniversary  of the  Annuity's  Issue  Date,  the charge will be  prorated.  During the first year after the  Annuity's  Issue Date,  the charge will be prorated  from the Issue Date.  In all  subsequent  years,  the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual  charge  through a redemption  from your  Annuity's  Account Value or through funds other than those within the Annuity.  If you do not elect a method of payment,  we will  automatically  deduct the annual charge from your  Annuity's
Account Value.  The manner in which you elect to pay for the Rider may have tax implications.

|X|      If you elect to pay the charge through a redemption of your Annuity's  Account Value,  the withdrawal  will be treated as a taxable  distribution,  and will  generally  be  subject  to  ordinary  income  tax on the  amount of any  investment  gain withdrawn.  If you are under age 59 1/2,  the  distribution  may also be subject to a 10%  penalty on any gain  withdrawn,  in addition to  ordinary  income  taxes.  We first  deduct the amount of the charge  pro-rata  from the  Account  Value in the variable  investment  options.  We only  deduct the  charge  pro-rata  from the Fixed  Allocations  to the extent  there is insufficient Account Value in the variable investment options to pay the charge.

|X|      If you elect to pay the  charge  through  funds  other  than  those from your  Annuity,  we  require  that  payment be made electronically in U.S. currency through a U.S.  financial  institution.  If you elect to pay the charge through  electronic transfer  of funds and  payment  has not been  received  within 31 days from the due date,  we will  deduct the charge as a redemption from your Annuity, as described above.

TERMINATION
You can terminate  the Plus40(TM)rider at any time.  Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the Rider.  The Plus40(TM)rider will terminate  automatically  on the date your Account Value is applied to begin receiving annuity  payments,  on the date you  surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date.  We may also  terminate  the Plus40(TM)rider,  if  necessary,  to comply  with our  interpretation  of the Code and  applicable regulations.  Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS
Changes in  ownership  and  annuitant  designations  under the Annuity may result in changes in  eligibility  and charges  under the
Plus40(TM)rider.  These changes may include termination of the Rider.  Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION
A spousal  beneficiary  may elect to assume  ownership  of the  Annuity  instead of taking the  Annuity's  Death  Benefit.  However, regardless  of whether a spousal  beneficiary  assumes  ownership of the Annuity,  the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity  will  continue.  The spousal  beneficiary  can apply the death  benefit  proceeds  under the
Plus40(TM)rider to the Annuity as a new Purchase  Payment,  can purchase a new annuity  contract or use the death benefit proceeds for any other  purpose.  Certain  restrictions  may apply to an Annuity that is used as a qualified  investment.  Spousal  beneficiaries may also be eligible to purchase the Plus40(TM)rider,  in which case the Annuity's  Account  Value,  as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION
The  Plus40(TM)rider  was  designed  to  qualify  as a life  insurance  contract  under  the  Code.  As life  insurance,  under  most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual  Retirement  Annuity (IRA),  we consider the Plus40(TM)rider to be outside of your IRA, since  premium for the Rider is paid for either with funds  outside of your Annuity or with  withdrawals  previously  subject to tax and any applicable tax penalty.

We believe  payments under the accelerated  payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free  payments.  To the extent  permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally  ill, or any other  applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

1.

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                  PLEASE SEND ME A STATEMENT OF  ADDITIONAL  INFORMATION  THAT CONTAINS  FURTHER  DETAILS ABOUT THE
                  AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS ASAPIII-PROS (11/2002).
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                                                          (print your name)

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                                                              (address)

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Variable Annuity Issued by:                                                                  Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                                                                      AMERICAN SKANDIA
ASSURANCE CORPORATION                                                                               MARKETING, INCORPORATED
One Corporate Drive                                                                                     One Corporate Drive
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-766-4530                                                                           Telephone: 203-926-1888
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                         MAILING ADDRESSES:

                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                           P.O. Box 7040
                                                     Bridgeport, CT 06601-7040

                                                           EXPRESS MAIL:
                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                        One Corporate Drive
                                                         Shelton, CT 06484

                                                                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                     One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes  StagecoachTM  ApexSM, a flexible  premium  deferred annuity (the "Annuity")  offered by American Skandia
Life Assurance  Corporation  ("American  Skandia",  "we", "our" or "us") exclusively  through Wells Fargo Bank, N.A. The Annuity may be offered as an  individual  annuity  contract  or as an interest in a group  annuity.  This  Prospectus  describes  the  important features of the Annuity and what you should  consider  before  purchasing the Annuity.  We have also filed a Statement of Additional
Information that is available from us, without charge,  upon your request.  The contents of the Statement of Additional  Information are  described  on page 50. The Annuity or certain of its  investment  options  and/or  features may not be available in all states.
Various rights and benefits may differ between states to meet  applicable  laws and/or  regulations.  Certain terms are  capitalized in this Prospectus.  Those terms are either defined in the Glossary of Terms or in the context of the particular section.

====================================================================================================================================
American  Skandia offers several  different  annuities  which your investment  professional  may be authorized to offer to you. Each annuity has different  features and benefits that may be  appropriate  for you based on your financial  situation,  your age and how you intend to use the annuity.  The different features and benefits include variations in death benefit  protection,  the ability to access your  annuity's  account value and the charges that you will be subject to if you choose to surrender  the annuity.  The fees and charges may also be different between each annuity.
====================================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should  consider any  surrender or penalty  charges you may incur when  replacing  your  existing  coverage and that this Annuity may be subject to a contingent  deferred  sales charge if you elect to surrender  the Annuity or take a partial  withdrawal.  You should  consider  your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently  used for  retirement  planning  because it allows you to accumulate  retirement  savings and also offers annuity payment options when you are ready to begin  receiving  income.  The Annuity also offers one or more death benefits that can protect  your  retirement  savings if you die during a period of  declining  markets.  It may be used as an  investment  vehicle for
"qualified"  investments,  including an IRA,  SEP-IRA,  Roth IRA or Tax  Sheltered  Annuity (or  403(b)).  It may also be used as an investment  vehicle  for  "non-qualified"  investments.  The  Annuity  allows  you to  invest  your  money in a number  of  variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a  "non-qualified"  investment,  you  generally  are not taxed on any  investment  gains the Annuity earns until you make a  withdrawal  or begin to receive  annuity  payments.  This  feature,  referred to as  "tax-deferral",  can be beneficial to the growth of your Account Value  because money that would  otherwise be needed to pay taxes on investment  gains each year remains invested and can earn additional money.  However,  because the Annuity is designed for long-term  retirement savings, a
10%  penalty  tax may be  applied  on  withdrawals  you make  before  you  reach age 59 1/2.  Annuities  purchased  as a  non-qualified investment  are not subject to the maximum  contribution  limits  that may apply to a qualified  investment,  and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified"  investment,  you should consider that the Annuity does not provide any tax advantages in addition to the  preferential  treatment  already  available  through your  retirement  plan under the Internal  Revenue Code. An
Annuity may offer  features  and  benefits in addition to  providing  tax  deferral  that other  investment  vehicles may not offer, including  death benefit  protection for your  beneficiaries,  lifetime income  options,  and the ability to make transfers  between numerous  variable  investment  options  offered  under the Annuity.  You should  consult with your  investment  professional  as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

These annuities are NOT deposits or obligations  of, or issued,  guaranteed or endorsed by, any bank subsidiary of Wells Fargo Bank,
N.A. are NOT insured or guaranteed by the U.S.  government,  the Federal Deposit Insurance  Corporation  (FDIC), the Federal Reserve
Board or any other agency.  An investment in this annuity involves investment risks, including possible loss of value.
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THESE  SECURITIES  HAVE NOT BEEN  APPROVED  OR  DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION  TO THE CONTRARY IS A CRIMINAL  OFFENSE.  PLEASE READ THIS  PROSPECTUS AND THE CURRENT  PROSPECTUS FOR THE UNDERLYING
MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
------------------------------------------------------------------------------------------------------------------------------------
                                            FOR FURTHER INFORMATION CALL 1-800-680-8920.
Prospectus Dated: May 1, 2002                                                 Statement of Additional Information Dated: May 1, 2002
revised effective November 18, 2002                                                              revised effective November 18, 2002
WFVAPEXPROS- (11/2002)                                                                                                   WFVAPEXPROS

                            PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

|X|      This Annuity is a "flexible  premium  deferred  annuity." It is called  "flexible  premium"  because you have  considerable flexibility in the timing and amount of premium  payments.  Generally,  investors  "defer"  receiving  annuity payments until after an accumulation period.

|X|      This  Annuity  offers  both  variable  and fixed  investment  options.  If you  allocate  your  Account  Value to  variable investment  options,  the value of your  Annuity  will vary daily to reflect the  investment  performance  of the  underlying investment  options.  Fixed investment  options of different  durations are offered that are guaranteed by us, but may have a
       Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.

|X|      The Annuity  features  two  distinct  periods - the  accumulation  period and the payout  period.  During the  accumulation period  your  Account  Value is  allocated  to one or more  investment  options.  The  variable  investment  options,  each a
       Sub-account  of  American  Skandia  Life  Assurance  Corporation  Variable  Account B,  invest in an  underlying  mutual fund portfolio.  Currently,  portfolios of the following  underlying  mutual funds are being offered:  Wells Fargo Variable Trust,
       American Skandia Trust, Montgomery Variable Series and INVESCO Variable Investment Funds, Inc.

|X|      During the payout period,  commonly called  "annuitization,"  you can elect to receive  annuity  payments (1) for life; (2)
       for life with a  guaranteed  minimum  number  of  payments;  (3)  based on joint  lives;  or (4) for a  guaranteed  number of payments.  We currently make annuity payments available on a fixed or variable basis.

|X|      This Annuity  offers a basic Death  Benefit.  It also offers  optional  Death  Benefits  that provide an enhanced  level of protection for your beneficiary(ies) for an additional charge.

|X|      Annuity  Owners can purchase an optional  life  insurance  rider called  Plus40(TM)which  provides an income  tax-free  life insurance benefit to the Owner's beneficiary(ies) equal to 40% of the Account Value of your Annuity.

|X|      You are allowed to withdraw a limited  amount of money from your  Annuity on an annual  basis  without any  charges.  Other product  features  allow you to access your Account  Value as necessary,  although a charge may apply.  After Annuity Year 4, you are allowed to make unlimited withdrawals from your Annuity without any charges.

|X|      Transfers  between  investment  options are tax-free.  Currently,  you may make twenty  transfers each year free of charge.
       We also  offer  several  programs  that  enable you to manage  your  Account  Value as your  financial  needs and  investment performance change.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed,  registered  investment  professionals.  You must complete an application and submit a minimum initial  purchase  payment of $10,000.  We may allow you to make a lower  initial  purchase  payment  provided you  establish a bank drafting program under which purchase  payments  received in the first Annuity Year total at least $10,000.  If the Annuity is owned by an individual or  individuals,  the oldest of those  persons must be age 85 or under.  If the Annuity is owned by an entity,  the annuitant must be age 85 or under.

   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED

APPENDIX E - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL
  DEATH BENEFIT AND THE GUARANTEED MINIMUM DEATH BENEFIT...........................................................................1

                                                         GLOSSARY OF TERMS

Many terms used within this  Prospectus  are described  within the text where they appear.  The  description  of those terms are not repeated in this Glossary of Terms.

Account Value:  The value of each  allocation to a Sub-account or a Fixed  Allocation  prior to the Annuity Date, plus any earnings, and/or less any losses,  distributions  and charges.  The Account Value is  calculated  before we assess any  applicable  Contingent
Deferred Sales Charge ("CDSC") and/or any Annual  Maintenance  Fee. The Account Value is determined  separately for each Sub-account and for each Fixed  Allocation,  and then totaled to determine the Account Value for your entire Annuity.  The Account Value of each
Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization:  The application of Account Value to one of the available  annuity options to begin receiving  periodic  payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An allocation of Account Value that is to be credited a fixed rate of interest for a specified  Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim  Value:  The value of a Fixed  Allocation  on any date other  than the  Maturity  Date.  The  Interim  Value is equal to the initial value allocated to the Fixed Allocation plus all interest  credited to the Fixed Allocation as of the date calculated,  less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation  on a day more than 30 days prior to the Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual  annuity  contract,  the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.  With an Annuity issued as a certificate  under a group annuity  contract,  the "Owner"
refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender  Value:  The value of your Annuity  available upon surrender  prior to the Annuity Date. It equals the Account Value as of the date we price the  surrender  minus any  applicable  CDSC,  Annual  Maintenance  Fee, Tax Charge and the charge for any optional benefits.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day:  Every day the New York Stock  Exchange is open for trading or any other day the  Securities and Exchange  Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and  expenses we charge for the  Annuity.  Some  charges are  assessed  against  your  Annuity  while others are assessed  against  assets  allocated  to the  variable  investment  options.  The charges  that are assessed  against the
Annuity  include the  Contingent  Deferred Sales Charge,  Annual  Maintenance  Fee,  Transfer Fee, the Tax Charge and any charge for optional  benefits.  The charge that is assessed  against the variable  investment  options is the  Insurance  Charge,  which is the combination  of a mortality and expense risk charge and a charge for  administration  of the Annuity.  Each  underlying  mutual fund portfolio  assesses a charge for investment  management,  other expenses and with some mutual funds, a 12b-1 charge.  The prospectus for each underlying  mutual fund provides more detailed  information  about the expenses for the underlying mutual funds. In certain states,  a premium  tax charge  may be  applicable.  All of these  fees and  expenses  are  described  in more  detail  within  this
Prospectus.

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                                                       YOUR TRANSACTION EXPENSES
----------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------- -------------------------------------------------------------- --------------------------------
                                                               AMOUNT DEDUCTED/
---------------------------------------                      DESCRIPTION OF CHARGE                               WHEN DEDUCTED
              FEE/EXPENSE
---------------------------------------- -------------------------------------------------------------- --------------------------------
---------------------------------------- ------------ ------------ ------------ ------------ ---------- --------------------------------

                                            Yr. 1        Yr. 2        Yr. 3        Yr. 4      Yrs. 5+
Contingent Deferred Sales Charge                                                                               Upon Surrender or
                                                                                                              Partial Withdrawal

---------------------------------------- ------------ ------------ ------------ ------------ ---------- --------------------------------
---------------------------------------- ------------ ------------ ------------ ------------ ---------- --------------------------------

                                            8.5%         8.0%         7.0%         6.0%        0.0%
---------------------------------------- ------------ ------------ ------------ ------------ ---------- --------------------------------
---------------------------------------- -------------------------------------------------------------- --------------------------------
                                            The charge is a percentage of each applicable Purchase
                                          Payment. The period is measured from the Issue Date of the
                                                                   Annuity.
---------------------------------------- -------------------------------------------------------------- --------------------------------
---------------------------------------- -------------------------------------------------------------- --------------------------------
Annual Maintenance Fee                               Smaller of $35 or 2% of Account Value                 Annually on the Annuity's
                                           (Only applicable if Account Value is less than $100,000)        anniversary date or upon
                                                                                                                   surrender
---------------------------------------- -------------------------------------------------------------- --------------------------------
----------------------------------------
Transfer Fee                                                        $10.00                               After the 20th transfer each
                                                                                                                 Annuity Year
---------------------------------------- -------------------------------------------------------------- --------------------------------
---------------------------------------- -------------------------------------------------------------- --------------------------------
Tax Charge                                Depends on the requirements of the applicable jurisdiction                Various

---------------------------------------- -------------------------------------------------------------- --------------------------------

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                                                  ANNUAL CHARGES OF THE SUB-ACCOUNTS
                                 (as a percentage of the average daily net assets of the Sub-accounts)
---------------------------------------- -------------------------------------------------------------- --------------------------------
Mortality & Expense Risk Charge
                                                                     1.25%
Administration Charge                                                                                                Daily
                                                                     0.15%
Total Annual Charges of the                                                                             Applies to Variable Investment
Sub-accounts*                                   1.40% per year of the value of each Sub-account                  Options only

---------------------------------------- -------------------------------------------------------------- --------------------------------
*  The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge"
elsewhere in this Prospectus.

------------------------------------------------------------------------------------------- --------------------- ----------------------
                                    OPTIONAL BENEFITS                                         Optional Benefit     Total Annual Charge
                                                                                                   Charge         (including Insurance
                                                                                                                         Charge)
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
GUARANTEED RETURN OPTION                                                                                                  1.65%
We offer a program  that  guarantees  a  "return  of  premium"  at a future  date,  while     0.25% of average
allowing you to allocate all or a portion of your Account  Value to the  Sub-accounts  of   daily net assets of
your choice.                                                                                  the Sub-accounts
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT                                                                             1.65%
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average
your  beneficiary(ies)  by providing  amounts in addition to the basic Death Benefit that   daily net assets of
can be used to offset  federal  and state  taxes  payable  on any  taxable  gains in your     the Sub-accounts
Annuity at the time of your death.
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
HIGHEST ANNIVERSARY VALUE DEATH BENEFIT
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average
your  beneficiary(ies)  by  providing a death  benefit  equal to the greater of the basic   daily net assets of           1.65%
Death Benefit or the Highest Anniversary Value.                                               the Sub-accounts
------------------------------------------------------------------------------------------- --------------------- ----------------------
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Please  refer to the section of the  Prospectus  that  describes  each  optional  benefit for a complete  description  of the  benefit, including any restrictions or limitations that may apply.
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                                                     OPTIONAL LIFE INSURANCE RIDER
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------------------------------------------------------------------------------------------------------- --------------------------------
Plus40(TM)OPTIONAL LIFE INSURANCE RIDER                                                                   The current charge is based on
We offer an income tax-free life insurance  benefit for your  Beneficiary(ies)  that may be useful in     age and is a percentage of
offsetting  federal and state taxes  payable on any taxable gains in your Annuity at the time of your    your Account Value as of the
death.  Please refer to the Appendix for a detailed description of this Rider.                           anniversary of the Issue Date
                                                                                                          of your Annuity. The charge
                                                                                                          ranges from .80% for Owners
                                                                                                           age 40 - 75 to 10.50% for
                                                                                                          Owners age 95. Please refer
                                                                                                        to the Appendix for a complete
                                                                                                          description of the charge.
------------------------------------------------------------------------------------------------------- --------------------------------

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                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------------

The following are the investment  management  fees, other expenses,  12b-1 fees (if  applicable),  and the total annual expenses for each underlying  mutual fund  ("Portfolio") as of December 31, 2001,  except as noted.  Each figure is stated as a percentage of the underlying  Portfolio's  average daily net assets.  For certain of the  underlying  Portfolios,  a portion of the  management fee is being waived and/or other  expenses are being  partially  reimbursed.  "N/A"  indicates that no portion of the management fee and/or other expenses is being waived and/or  reimbursed.  The "Net Annual  Portfolio  Operating  Expenses"  reflect the combination of the underlying  Portfolio's  investment  management  fee,  other  expenses  and any  12b-1  fees,  net of any fee  waivers  and  expense reimbursements.  The  following  expenses are deducted by the  underlying  Portfolio  before it provides  American  Skandia with the daily net asset  value.  Any  footnotes  about  expenses  appear  after the list of all the  Portfolios.  The  underlying  Portfolio information  was provided by the underlying  mutual funds and has not been  independently  verified by us. See the  prospectuses  or statements of additional  information of the  underlying  Portfolios for further  details.  The current  prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-680-8920.

-------------------------------------------------- --------------- ------------ ------------- -------------- ------------ -------------
                                                     Management     Other        12b-1        Total Annual    Fee         Net
                                                        Fees        Expenses       Fees         Portfolio    Waivers      Annual
              UNDERLYING PORTFOLIO                                                              Operating    and          Portfolio
                                                                                                Expenses     Expense      Operating
                                                                                                             Reimburse-mentExpenses
-------------------------------------------------- --------------- ------------ ------------- -------------- ------------ -------------
Wells Fargo Variable Trust:
  International Equity                                 0.75%         2.40%         0.25%         3.40%         2.40%         1.00%
  Small Cap Growth                                     0.75%         0.32%         0.25%         1.32%         0.12%         1.20%
  Growth                                               0.55%         0.47%         0.25%         1.27%         0.27%         1.00%
  Large Company Growth                                 0.55%         0.21%         0.25%         1.01%         0.01%         1.00%
  Equity Value                                         0.55%         0.36%         0.25%         1.16%         0.16%         1.00%
  Equity Income                                        0.55%         0.43%         0.25%         1.23%         0.23%         1.00%
  Asset Allocation                                     0.55%         0.24%         0.25%         1.04%         0.04%         1.00%
  Corporate Bond                                       0.45%         0.44%         0.25%         1.14%         0.24%         0.90%
  Money Market                                         0.40%         0.33%         0.25%         0.98%         0.13%         0.85%

American Skandia Trust: 1
  AST William Blair International Growth 2             1.00%         0.22%         0.02%         1.24%         0.10%         1.14%
  AST American Century International Growth            1.00%         0.28%         0.00%         1.28%          N/A          1.28%
  AST PBHG Small-Cap Growth                            0.90%         0.23%         0.03%         1.16%          N/A          1.16%
  AST DeAM Small-Cap Growth                            0.95%         0.19%         0.03%         1.17%         0.01%         1.16%
  AST Goldman Sachs Small-Cap Value                    0.95%         0.16%         0.07%         1.18%          N/A          1.18%
  AST Gabelli Small-Cap Value                          0.90%         0.18%         0.00%         1.08%          N/A          1.08%
  AST Goldman Sachs Mid-Cap Growth 2                   1.00%         0.26%         0.08%         1.34%         0.10%         1.24%
  AST Neuberger Berman Mid-Cap Growth                  0.90%         0.18%         0.04%         1.12%          N/A          1.12%
  AST Neuberger Berman Mid-Cap Value                   0.90%         0.16%         0.16%         1.22%          N/A          1.22%
  AST Alger All-Cap Growth                             0.95%         0.16%         0.09%         1.20%          N/A          1.20%
  AST MFS Growth                                       0.90%         0.17%         0.04%         1.11%          N/A          1.11%
  AST Marsico Capital Growth                           0.90%         0.16%         0.02%         1.08%         0.02%         1.06%
  AST Goldman Sachs Concentrated Growth 2              0.90%         0.14%         0.03%         1.07%         0.06%         1.01%
  AST Cohen & Steers Realty                            1.00%         0.19%         0.02%         1.21%          N/A          1.21%
  AST American Century Income & Growth                 0.75%         0.19%         0.00%         0.94%          N/A          0.94%
  AST INVESCO Capital Income                           0.75%         0.16%         0.01%         0.92%         0.01%         0.91%
  AST PIMCO Total Return Bond                          0.65%         0.16%         0.00%         0.81%         0.02%         0.79%
  AST PIMCO Limited Maturity Bond                      0.65%         0.18%         0.00%         0.83%          N/A          0.83%

Montgomery Variable Series:
  Emerging Markets                                     1.25%         0.42%           N/A          1.67%         N/A          1.67%

INVESCO Variable Investment Funds, Inc.:
  Technology                                            0.75%        0.32%           N/A          1.07%          N/A          1.07%
  Health Sciences                                       0.75%        0.31%           N/A          1.06%          N/A          1.06%
---------------------------------------------------------------------------------------------------------------------------------------

1        The  Investment  Manager of American  Skandia  Trust (the  "Trust") has agreed to  reimburse  and/or waive fees for certain
     Portfolios  until at least April 30, 2003. The caption "Total Annual  Portfolio  Operating  Expenses"  reflects the Portfolios'
     fees and expenses before such waivers and reimbursements,  while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and  reimbursements.  The Trust adopted a  Distribution  Plan (the  "Distribution  Plan") under Rule
     12b-1 of the  Investment  Company Act of 1940 to permit an affiliate  of the Trust's  Investment  Manager to receive  brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these  commissions to promote  the sale of shares of such  Portfolios.  While the  brokerage  commission  rates and  amounts  paid by the  various
     Portfolios  are not  expected  to increase as a result of the  Distribution  Plan,  the staff of the  Securities  and  Exchange
     Commission takes the position that commission  amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios.  The Distribution Fee estimates are derived and annualized from data regarding  commission  amounts directed  under the  Distribution  Plan for the fiscal year ended  December 31,  2001.  Although  there are no maximum  amounts allowable,  actual  commission  amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.

2        Net Annual Portfolio Operating Expenses reflect fee waivers and expense reimbursements in effect as of November 11, 2002.

EXPENSE EXAMPLES
These  examples  are  designed to assist you in  understanding  the various  costs and expenses you will incur with the Annuity over certain  periods of time based on specific  assumptions.  The examples  reflect the  Insurance  Charge,  Contingent  Deferred  Sales
Charges (when  applicable),  the Annual  Maintenance Fee (when applicable),  the charges deducted by the underlying  Portfolios,  as well as the charges for the optional  benefits that are offered under the Annuity.  The Securities and Exchange  Commission  ("SEC")
requires these examples.

Below are  examples  showing  what you would pay in  expenses at the end of the stated time  periods  for each  Sub-account  had you invested $1,000 in the Annuity and received a 5% annual return on assets.

The examples  shown assume that:  (a) you only  allocate  Account  Value to the  Sub-accounts,  not to a Fixed  Allocation;  (b) the
Insurance  Charge is assessed as 1.40% per year;  (c) the Annual  Maintenance  Fee (when  applicable) is reflected as an asset-based charge based on an assumed  average  contract size;  (d) you make no  withdrawals of Account Value during the period shown;  (e) you make no transfers,  withdrawals,  surrender or other  transactions for which we charge a fee for during the period shown; (f) no tax charge applies;  (g) the expenses for the underlying  Portfolios  reflect the continued  waiver of fees or reimbursement of expenses throughout each period shown (refer to the "Net Annual Portfolio  Operating  Expenses," in the section entitled  "Underlying  Mutual
Fund Portfolio Annual  Expenses");  and (h) the charge for each optional benefit is reflected as an additional charge equal to 0.25%
per year,  respectively,  for the Guaranteed Return Option, the Enhanced  Beneficiary  Protection and the Highest  Anniversary Value
Death Benefit.  The Insurance  Charge and the charges for the optional  benefits are deducted  daily.  Amounts shown in the examples are rounded to the nearest dollar.

Expense  Examples are provided as follows:  1.) for the basic  Annuity  contract  without any optional  benefits;  2.) for the basic
Annuity contract assuming that you elect any one of the available  optional  benefits:  the Guaranteed  Return Option,  the Enhanced
Beneficiary  Protection or the Highest  Anniversary  Value Death Benefit;  3.) for the basic Annuity contract assuming you elect any combination of two of the available  optional  benefits;  and 4.) for the basic Annuity contract assuming you elect all three of the available  optional  benefits.  You cannot elect to purchase the Enhanced  Beneficiary  Protection  Optional  Death Benefit with the
Plus40(TM)Optional Life Insurance Rider.

Expense  Examples are not provided for the Plus40(TM)Optional  Life  Insurance  Rider  because it is supported by American  Skandia's general  account and is not subject to, or registered  as a security  under,  either the  Securities  Act of 1933 or the  Investment
Company Act of 1940 and because  Owners can pay the annual,  age-based  charge  through funds  outside of the Annuity.  If the Owner elects to pay the annual  charge  from the  Annuity,  charges are  deducted as a partial  withdrawal  from the  Annuity,  subject to applicable taxes.  Please refer to the Appendix for a detailed description of this Rider.

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE EXPENSES OF THE UNDERLYING
MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

50

If your Account Value is less than $100,000, so that the Annual Maintenance Fee does apply.  Please see the description below regarding how the Expense Examples change for Annuities with Account Value greater than $100,000.

---------------------------------------- --------------------------------- ---------------------------------- --------------------------------- ----------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected      One Optional Benefit Elected        Any Two Optional Benefits        All Optional Benefits Elected
surrender  your  Annuity  at the end of                                                                                   Elected
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years   Years    Year     Years    Years   Years    Year     Years   Years   Years    Year     Years    Years   Years
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
WFVT International Equity                  26       79      134     284      28       86       147     310      31       94      159     333      33       101      171     357
WFVT Small Cap Growth                      28       85      144     304      30       92       157     329      33       100     169     353      35       107      181     375
WFVT Growth                                26       79      134     284      28       86       147     310      31       94      159     333      33       101      171     357
WFVT Large Company Growth                  26       79      134     284      28       86       147     310      31       94      159     333      33       101      171     357
WFVT Equity Value                          26       79      134     284      28       86       147     310      31       94      159     333      33       101      171     357
WFVT Equity Income                         26       79      134     284      28       86       147     310      31       94      159     333      33       101      171     357
WFVT Asset Allocation                      26       79      134     284      28       86       147     310      31       94      159     333      33       101      171     357
WFVT Corporate Bond                        25       76      129     274      28       86       147     310      30       91      154     324      32       98       166     347
WFVT Money Market                          24       74      127     270      30       92       157     329      29       89      152     319      32       97       164     343

AST William Blair International Growth     27       83      141     298      30       91       154     323      32       98      166     347      35       106      179     370
AST American Century International
Growth                                     29       88      149     312      27       82       139     294      34       103     174     361      36       110      186     383
AST PBHG Small-Cap Growth                  27       83      142     300      31       94       159     333      32       98      167     348      35       106      179     371
AST DeAM Small-Cap Growth                  27       83      142     300      31       95       161     337      32       98      167     348      35       106      179     371
AST Goldman Sachs Small-Cap Value          27       84      143     301      30       91       155     325      33       100     169     351      35       107      181     375
AST Gabelli Small-Cap Value                26       81      138     293      30       91       155     325      32       97      164     342      34       104      176     365
AST Goldman Sachs Mid-Cap Growth           28       86      146     308      31       94       159     333      33       101     171     356      36       109      184     380
AST Neuberger Berman Mid-Cap Growth        27       82      140     297      29       89       151     318      32       98      166     346      35       106      179     370
AST Neuberger Berman Mid-Cap Value         28       85      145     307      32       97       164     342      33       101     171     355      36       109      184     380
AST Alger All-Cap Growth                   28       85      144     304      29       90       153     321      33       100     169     353      35       107      181     375
AST MFS Growth                             27       82      140     296      30       93       158     331      32       97      165     344      34       104      176     367
AST Marsico Capital Growth                 26       80      137     290      30       92       157     329      31       95      162     339      34       103      174     362
AST Goldman Sachs Concentrated Growth      26       79      135     286      28       86       147     310      31       94      160     335      33       101      172     358
AST Cohen & Steers Realty                  28       85      145     306      29       88       150     315      33       100     170     354      35       107      181     375
AST American Century Income & Growth       25       77      131     278      29       88       149     314      30       92      156     328      33       100      169     352
AST INVESCO Capital Income                 25       76      130     276      30       92       157     329      30       91      155     325      32       98       167     348
AST PIMCO Total Return Bond                23       72      123     263      28       85       144     304      29       88      149     314      31       95       161     337
AST PIMCO Limited Maturity Bond            24       73      125     267      27       83       142     300      29       89      151     318      32       97       164     342

MV Emerging Markets                        32       99      168     350      35       107      181     375      38       114     192     396      40       122      205     418

INVESCO VIF Technology                     26       81      138     291      29       88       150     316      31       96      163     340      34       104      176     365
INVESCO VIF Health Sciences                26       80      137     290      29       88       150     315      31       95      162     339      34       103      174     362
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
your   Annuity   at  the   end  of  the
applicable period
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years    Year     Years   Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
WFVT International Equity                  111     149      134      284     113      156      147     310      116      164     159      333     118      171      171     357
WFVT Small Cap Growth                      113     155      144      304     115      162      157     329      118      170     169      353     120      177      181     375
WFVT Growth                                111     149      134      284     113      156      147     310      116      164     159      333     118      171      171     357
WFVT Large Company Growth                  111     149      134      284     113      156      147     310      116      164     159      333     118      171      171     357
WFVT Equity Value                          111     149      134      284     113      156      147     310      116      164     159      333     118      171      171     357
WFVT Equity Income                         111     149      134      284     113      156      147     310      116      164     159      333     118      171      171     357
WFVT Asset Allocation                      111     149      134      284     113      156      147     310      116      164     159      333     118      171      171     357
WFVT Corporate Bond                        110     146      129      274     112      153      142     300      115      161     154      324     117      168      166     347
WFVT Money Market                          109     144      127      270     112      152      139     294      114      159     152      319     117      167      164     343

AST William Blair International Growth     112     153      141      298     115      161      154     323      117      168     166      347     120      176      179     370
AST American Century International
Growth                                     114     158      149      312     116      165      161     337      119      173     174      361     121      180      186     383
AST PBHG Small-Cap Growth                  112     153      142      300     115      161      155     325      117      168     167      348     120      176      179     371
AST DeAM Small-Cap Growth                  112     153      142      300     115      161      155     325      117      168     167      348     120      176      179     371
AST Goldman Sachs Small-Cap Value          112     154      143      301     115      162      156     327      118      170     169      351     120      177      181     375
AST Gabelli Small-Cap Value                111     151      138      293     114      159      151     318      117      167     164      342     119      174      176     365
AST Goldman Sachs Mid-Cap Growth           113     156      146      308     116      164      159     333      118      171     171      356     121      179      184     380
AST Neuberger Berman Mid-Cap Growth        112     152      140      297     114      160      153     321      117      168     166      346     120      176      179     370
AST Neuberger Berman Mid-Cap Value         113     155      145      307     115      163      158     331      118      171     171      355     121      179      184     380
AST Alger All-Cap Growth                   113     155      144      304     115      162      157     329      118      170     169      353     120      177      181     375
AST MFS Growth                             112     152      140      296     114      159      152     320      117      167     165      344     119      174      176     367
AST Marsico Capital Growth                 111     150      137      290     114      158      150     315      116      165     162      339     119      173      174     362
AST Goldman Sachs Concentrated Growth      111     149      135      286     113      156      147     310      116      164     160      335     118      171      172     358
AST Cohen & Steers Realty                  113     155      145      306     115      162      157     329      118      170     170      354     120      177      181     375
AST American Century Income & Growth       110     147      131      278     113      155      144     304      115      162     156      328     118      170      169     352
AST INVESCO Capital Income                 110     146      130      276     112      153      142     300      115      161     155      325     117      168      167     348
AST PIMCO Total Return Bond                108     142      123      263     111      150      136     288      114      158     149      314     116      165      161     337
AST PIMCO Limited Maturity Bond            109     143      125      267     111      151      138     293      114      159     151      318     117      167      164     342

MV Emerging Markets                        117     169      168      350     120      177      181     375      123      184     192      396     125      192      205     418

INVESCO VIF Technology                     111     151      138      291     114      158      150     316      116      166     163      340     119      174      176     365
INVESCO VIF Health Sciences                111     150      137      290     114      158      150     315      116      165     162      339     119      173      174     362
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

------------------------------------------------------------------------------------------------------------------------------------
The Expense  Examples  shown above assume your Account Value is less than $100,000 so that the Annual  Maintenance  Fee applies.  If your Account  Value is greater than  $100,000  such that the Annual  Maintenance  Fee does not apply,  the amounts  indicated in the
Expense Examples shown above would be reduced.
------------------------------------------------------------------------------------------------------------------------------------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment option is a Sub-account of American Skandia Life Assurance  Corporation  Variable Account B (see "What are
Separate  Accounts" for more detailed  information.)  Each Sub-account  invests  exclusively in one Portfolio.  You should carefully read the prospectus for any Portfolio in which you are interested.  The following chart  classifies each of the Portfolios  based on our  assessment  of their  investment  style (as of the date of this  Prospectus).  The chart also  provides a  description  of each
Portfolio's  investment  objective (in italics) and a short,  summary description of their key policies to assist you in determining which  Portfolios  may be of  interest  to you.  There is no  guarantee  that any  underlying  Portfolio  will  meet its  investment objective.

The name of the  advisor/sub-advisor  for each Portfolio  appears next to the description.  Those Portfolios whose name includes the prefix "AST" are Portfolios of American  Skandia Trust.  The investment  manager for AST is American  Skandia  Investment  Services,
Incorporated,  an affiliated company of American Skandia.  However, a sub-advisor,  as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds.  They are only available as investment  options in variable  annuity  contracts and variable  life  insurance  policies  issued by insurance  companies,  or in some cases,  to  participants  in certain  qualified retirement  plans.  However,  some of the Portfolios  available as Sub-accounts  under the Annuity are managed by the same portfolio advisor or  sub-advisor  as a retail  mutual fund of the same or similar name that the  Portfolio may have been modeled after at its inception.  Certain retail mutual funds may also have been modeled after a Portfolio.  While the  investment  objective and policies of the retail  mutual  funds and the  Portfolios  may be  substantially  similar,  the  actual  investments  will  differ to varying degrees.  Differences  in the  performance  of the funds can be  expected,  and in some cases could be  substantial.  You should not compare the  performance  of a publicly  traded mutual fund with the  performance  of any  similarly  named  Portfolio  offered as a
Sub-account.  Details about the  investment  objectives,  policies,  risks,  costs and management of the Portfolios are found in the prospectuses  for the underlying  mutual funds.  The current  prospectus and statement of additional  information for the underlying
Portfolios can be obtained by calling 1-800-766-4530.

====================================================================================================================================
Effective  close of business June 28, 2002, the AST Goldman Sachs  Small-Cap  Value  portfolio is no longer offered as a Sub-account under the  Annuity,  except as noted below.  Annuity  contracts  with Account  Value  allocated to the AST Goldman  Sachs  Small-Cap
Value  Sub-account  on or before June 28, 2002 may continue to allocate  Account Value and make transfers into the AST Goldman Sachs
Small-Cap  Value  Sub-account,  including any bank drafting,  dollar cost  averaging,  asset  allocation and  rebalancing  programs.
Owners of Annuities  issued after June 28, 2002 will not be allowed to allocate  Account  Value to the AST Goldman  Sachs  Small-Cap
Value Sub-account.

The AST Goldman  Sachs  Small-Cap  Value  Sub-account  may be offered to new contract  Owners at some future date;  however,  at the present time, American Skandia has no intention to do so.
====================================================================================================================================

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      INTER-        WFVT International Equity: seeks total return, with an emphasis on capital  appreciation,  over the  long-term.  The Portfolio  pursues its  objective by investing  primarily in a diversified portfolio of equity  securities  of  companies  based in developed  non-U.S.  countries  and in emerging markets of the world. Under normal market  conditions,  the Portfolio invests at least
                    80% of its total  assets in equity  securities  of companies  located or operating  outside the
 NATIONAL EQUITY    U.S. and in a minimum of five  countries  exclusive of the U.S. The  Portfolio may invest up to
                    50% of its total assets in any one country and up to 25% of total  assets in emerging  markets.    Wells Fargo Funds
                    Generally,  the  Portfolio  invests in issuers  with an average  market  capitalization  of $10     Management, LLC
                    billion  or  more,  although  it may  invest  in  equity  securities  of  issuers  with  market capitalization as low as $250 million.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP EQUITY   WFVT Small Cap  Growth:  seeks  long-term  capital  appreciation.  The  Portfolio  pursues  its objective by investing in a diversified  portfolio of common  stocks issued by companies  whose market  capitalization  falls with the range of the Russell 2000 Index.  The Portfolio  invests in common stocks of domestic and foreign  companies that the Investment  Advisor  believes have above-average  prospects  for capital  growth,  or that may be  involved  in new or  innovative products,  services and processes.  Under normal market conditions, the Portfolio invests in an
                    actively managed, broadly diversified portfolio of small-cap  growth-oriented common stocks and    Wells Fargo Funds
                    in at least 20 common stock issues spread across  multiple  industry  groups and sectors of the     Management, LLC
                    economy.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    WFVT Growth:  seeks  long-term  capital  appreciation.  The Portfolio  pursues its objective by investing  primarily in common  stocks and other  equity  securities  of companies  that have a strong earnings growth trend that the Investment Advisor believes have above-average  prospects
 LARGE CAP EQUITY   for future  growth.  Under normal  market  conditions,  the  Portfolio  invests at least 65% of
                    total  assets in equity  securities,  including  common and  preferred  stocks  and  securities    Wells Fargo Funds
                    convertible  into common stocks.  The investment  strategy is focused on larger  capitalization     Management, LLC
                    stocks that fall within, but towards the higher end of, the range of the Russell 1000 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    WFVT Large Company Growth:  seeks long-term  capital  appreciation.  The Portfolio  pursues its objective by investing  primarily in common stocks of large,  high-quality  domestic  companies that the Investment  Advisor believes have superior growth  potential.  The Investment  Advisor
 LARGE CAP EQUITY   looks for companies  whose growth  potential is generally  unrecognized  or misperceived by the    Wells Fargo Funds
                    market.  The  Portfolio  may invest,  under  normal  market  conditions,  at least 80% of total     Management, LLC
                    assets in securities with market  capitalizations of $3 billion or more, and up to 20% of total assets in securities of foreign companies..
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   WFVT Equity Value:  seeks long-term  capital  appreciation and  above-average  dividend income.
                    The  Portfolio  pursues its  objective by  investing  primarily  in equity  securities  of U.S.
                    companies  with strong  return  potential  based on current  market  valuations.  Under  normal
                    circumstances,  the Portfolio  invests at least 80% of its assets in equity securities with the    Wells Fargo Funds
                    same  characteristics  as common stocks, and in preferred stocks,  warrants,  and securities of     Management, LLC
                    foreign companies through ADRs and similar investments.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.
                    The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large, domestic companies with  above-average  return potential based on current market valuations and
                    above-average  dividend income. Under normal market conditions,  the Portfolio invests at least    Wells Fargo Funds
                    80% of its total assets in income producing  equity  securities and in issues of companies with     Management, LLC
                    market capitalizations of $3 billion or more.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
ASSET ALLOCA-TION   WFVT Asset  Allocation:  seeks  long-term total return,  consistent  with reasonable  risk. The
                    Portfolio  pursues its objective by allocating and  reallocating its assets among common stocks and U.S.  Treasury Bonds.  The Investment  Advisor manages the allocation of investments in the
                    Portfolio  assuming a  "neutral"  target  allocation  of 60%  stocks  and 40% bonds.  The stock      Wells Capital
                    portion of the  Portfolio is invested to replicate the  weightings  of each company  comprising        Management
                    the S&P 500 Index.  The bond  portion of the  Portfolio  is  invested to  replicate  the Lehman       Incorporated
                    Brothers 20+ Year Treasury Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         WFVT Corporate  Bond:  seeks a high level of current income,  consistent with reasonable  risk.
                    The Portfolio  pursues its objective by actively  managing a diversified  portfolio  consisting primarily of corporate  debt  securities of any maturity.  Under normal market  conditions,  it expects to maintain a  dollar-weighted  average maturity for portfolio  securities of between 3
                    and 15 years.  The Portfolio may invest up to 35% of its total assets in debt  securities  that    Wells Fargo Funds
                    are below  investment  grade (junk  bonds).  The Portfolio  also may invest in U.S.  Government     Management, LLC
                    obligations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    WFVT Money Market:  seeks high current  income,  while  preserving  capital and liquidity.  The
                    Investment  Advisor  actively  manages a  portfolio  of U.S.  dollar-denominated  high-quality,    Wells Fargo Funds
   MONEY MARKET     short-term  money market  instruments.  They also make  certain  other  investments,  including     Management, LLC
                    repurchase agreements.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST William Blair  International  Growth (f/k/a AST Janus  Overseas  Growth):  seeks  long-term growth of capital.  The  Portfolio  pursues its  objective  primarily  through  investments  in equity  securities  of issuers  located  outside  the United  States.  The  Portfolio  normally invests at least 80% of its total assets in securities of issuers from at least five  different
      EQUITY        countries,  excluding the United States.  The Portfolio invests primarily in companies selected
                    for their growth  potential.  Securities are generally  selected  without regard to any defined     William Blair &
                    allocation among countries,  geographic regions or industry sectors, or other similar selection     Company, L.L.C.
                    procedure.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to achieve its investment  objective by investing  primarily in equity securities of international companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a
      EQUITY        growth  investment  strategy it developed  that looks for  companies  with earnings and revenue
                    growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment     American Century
                    selections,  including the prospects for relative  economic  growth among countries or regions,        Investment
                    economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations     Management, Inc.
                    and tax considerations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST PBHG  Small-Cap  Growth  (f/k/a AST Janus  Small-Cap  Growth):  seeks capital  growth.  The
                    Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the
 SMALL CAP GROWTH   common stocks of  small-sized  companies,  whose market  capitalizations  are similar to market     Pilgrim Baxter &
                    capitalizations  of the  companies  in  the  Russell  2000(R)Index.  Following  the  change  in     Associates, Ltd.
                    sub-advisor, the AST PBHG Small-Cap Growth sub-account is now re-opened to all Contract Owners.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP GROWTH   AST DeAM  Small-Cap  Growth  (f/k/a AST Scudder  Small-Cap  Growth):  seeks  maximum  growth of investors'  capital  from a portfolio  of growth  stocks of smaller  companies.  The  Portfolio pursues its  objective  by normally  investing  at least 80% of its total  assets in the equity
                    securities  of  small-sized   companies  included  in  the  Russell  2000  Growth(R)Index.  The
                    Sub-advisor  employs  an  investment  strategy  designed  to  maintain  a  portfolio  of equity      Deutsche Asset
                    securities  which  approximates  the market risk of those  stocks  included in the Russell 2000     Management, Inc.
                    Growth(R)Index, but which attempts to outperform the Russell 2000 Growth(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST Goldman Sachs Small-Cap Value:  seeks long-term  capital  appreciation.  The Portfolio will seek its objective through  investments  primarily in equity securities that are believed to be undervalued in the marketplace.  The Portfolio  primarily seeks companies that are small-sized, based on the value of their outstanding stock.  Specifically,  under normal  circumstances,  at least 65% of the Portfolio's  total assets will be invested in common stocks issued by smaller, less well-known  companies (with market  capitalizations of less than $4 billion at the time of investment).
                    Effective  July 31, 2002,  the Portfolio will have a  non-fundamental  policy to invest,  under   Goldman Sachs Asset
                    normal  circumstances,  at  least  80% of the  value  of its  assets  in  small  capitalization        Management
                    companies.  The 80%  investment  requirement  applies  at the time the  Portfolio  invests  its assets.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST Gabelli Small-Cap Value:  seeks to provide long-term capital growth by investing  primarily in  small-capitalization  stocks that appear to be  undervalued.  The  Portfolio  will normally invest at least  65% of its total  assets in  stocks  and  equity-related  securities  of small companies  ($1  billion  or less in market  capitalization).  Reflecting  a value  approach  to investing,  the Portfolio  will seek the stocks of companies  whose current stock prices do not appear to adequately reflect their underlying value as measured by assets,  earnings, cash flow or business franchises.
                    Effective  July 31, 2002,  the Portfolio will have a  non-fundamental  policy to invest,  under          GAMCO
                    normal  circumstances,  at  least  80% of the  value  of its  assets  in  small  capitalization     Investors, Inc.
                    companies.  Effective  September  30, 2002,  the stated  market  capitalization  range has been increased to $1.5 billion or less.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP GROWTH    AST Goldman Sachs Mid-Cap  Growth (f/k/a AST Janus Mid-Cap  Growth):  seeks  long-term  capital growth.  The  Portfolio  pursues its  investment  objective,  by investing  primarily in equity securities  selected for their growth  potential,  and normally invests at least 80% of its net assets in medium-sized  companies.  For purposes of the Portfolio,  medium-sized  companies are those whose market  capitalizations  (measured at the time of investment) fall within the range
                    of companies  in the  Standard & Poor's  MidCap 400 Index.  The  Sub-advisor  seeks to identify   Goldman Sachs Asset
                    individual  companies with earnings  growth  potential that may not be recognized by the market        Management
                    at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Neuberger  Berman Mid-Cap  Growth:  seeks capital growth.  Under normal market  conditions, the Portfolio  primarily invests at least 80% of its net assets in the common stocks of mid-cap
                    companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that     Neuberger Berman
  MID-CAP GROWTH    fall within the range of the Russell Midcap(R)Index,  at the time of investment,  are considered        Management
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of       Incorporated
                    large-cap companies as well as in small-cap  companies.  The Sub-advisor looks for fast-growing companies that are in new or rapidly evolving industries.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MID-CAP VALUE    AST Neuberger Berman Mid-Cap Value: seeks capital growth.  Under normal market conditions,  the
                    Portfolio  primarily  invests at least 80% of its net  assets in the  common  stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell  Midcap(R)Index at the time of investment  are  considered
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of     Neuberger Berman
                    large-cap  companies as well as in small-cap  companies.  Under the Portfolio's  value-oriented        Management
                    investment  approach,  the Sub-advisor looks for well-managed  companies whose stock prices are       Incorporated
                    undervalued and that may rise in price before other investors realize their worth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      ALL-CAP       AST Alger All-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in equity securities,  such as common or preferred stocks, that are listed on U.S. exchanges or in the  over-the-counter  market.  The Portfolio may invest in the equity  securities of companies
      GROWTH        of all sizes,  and may emphasize  either  larger or smaller  companies at a given time based on        Fred Alger
                    the Sub-advisor's assessment of particular companies and market conditions.                         Management, Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and related securities,  such as preferred stocks,  convertible securities and depositary receipts,
                    of companies that the  Sub-advisor  believes offer better than average  prospects for long-term      Massachusetts
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run    Financial Services
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign         Company
                    securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and
                    companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor     Marsico Capital
                    then looks for individual  companies with earnings growth  potential that may not be recognized     Management, LLC
                    by the market at large, a "bottom up" stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman Sachs Concentrated  Growth (f/k/a AST JanCap Growth):  seeks growth of capital in a
                    manner  consistent  with  the  preservation  of  capital.   Realization  of  income  is  not  a
                    significant  investment  consideration and any income realized on the Portfolio's  investments, therefore,  will be  incidental to the  Portfolio's  objective.  The Portfolio  will pursue its
 LARGE CAP GROWTH   objective  by investing  primarily  in equity  securities  of  companies  that the  Sub-advisor   Goldman Sachs Asset
                    believes are experiencing  favorable demand for their products and services,  and which operate        Management
                    in a favorable  competitive  and  regulatory  environment.  The  Sub-advisor  seeks to identify individual  companies with earnings  growth  potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   REAL ESTATE      AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate securities.  The  Portfolio  pursues  its  investment  objective  by  investing,  under  normal circumstances,  at least 80% of its net assets in  securities  of real  estate  issuers.  Under normal  circumstances,  the Portfolio will invest substantially all of its assets in the equity
      (REIT)        securities of real estate companies,  i.e., a company that derives at least 50% of its revenues      Cohen & Steers
                    from the ownership,  construction,  financing, management or sale of real estate or that has at   Capital Management,
                    least  50% of its  assets in real  estate.  Real  estate  companies  may  include  real  estate           Inc.
                    investment trusts or REITs.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST American  Century Income & Growth:  seeks capital growth with current income as a secondary objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital
      GROWTH        growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer     American Century
       AND          potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique        Investment
      INCOME        with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500     Management, Inc.
                    Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     AST INVESCO Capital Income (f/k/a AST INVESCO Equity Income):  seeks capital growth and current income  while  following  sound  investment  practices.  The  Portfolio  seeks to  achieve  its objective by investing in  securities  that are expected to produce  relatively  high levels of income and consistent,  stable returns.  The Portfolio normally will invest at least 65% of its
                    assets in  dividend-paying  common and preferred stocks of domestic and foreign issuers.  Up to   INVESCO Funds Group,
                    30% of the  Portfolio's  assets may be  invested in equity  securities  that do not pay regular           Inc.
                    dividends.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the    Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                         Management Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the    Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                         Management Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 EMERGING MARKETS   Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under normal  conditions  by investing at least 65% of its total assets in stocks of companies of any size based in the world's  developing  economies.  Under  normal  conditions,  investments  are maintained  in at least six  countries at all times and no more than 35% of total assets in any
                    single  one of them.  Effective  July 31,  2002,  the  Portfolio  will seek  long-term  capital     Montgomery Asset
                    appreciation  under normal  conditions  by investing at least 80% of its total assets in stocks     Management, LLC
                    of companies of any size based in the world's developing economies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    INVESCO  Variable  Investment  Funds - Technology:  seeks capital  appreciation.  The Portfolio normally  invests  at least  80% of its  assets in the  equity  securities  and  equity-related instruments of companies engaged in technology-related  industries.  These include, but are not
      SECTOR        limited  to,  applied  technology,  biotechnology,   communications,   computers,  electronics,   INVESCO Funds Group,
                    Internet, IT services and consulting,  software,  telecommunication  equipment and services, IT           Inc.
                    infrastructure and networking companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds  -  Health  Sciences:  seeks  capital  appreciation.   The
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies that  develop,  produce or  distribute  products  or  services  related to health  care.  These companies  include,  but are not limited to,  medical  equipment or supplies,  pharmaceuticals,
                    biotechnology and healthcare  providers and service companies.  The investment advisor attempts   INVESCO Funds Group,
                    to blend  well-established  healthcare  firms with  faster-growing,  more  dynamic  health care           Inc.
                    companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed  investment  options of  different  durations  during the  accumulation  period.  These  "Fixed  Allocations"  earn a guaranteed  fixed rate of interest for a specified  period of time,  called the "Guarantee  Period." In most states,  we offer Fixed
Allocations  with Guarantee  Periods from 1 to 10 years.  We may also offer special  purpose Fixed  Allocations for use with certain optional  investment  programs.  We guarantee the fixed rate for the entire Guarantee Period.  However,  if you withdraw or transfer
Account Value before the end of the Guarantee  Period,  we will adjust the value of your  withdrawal or transfer based on a formula, called a "Market Value  Adjustment."  The Market Value  Adjustment can either be positive or negative,  depending on the movement of applicable  interest  rates  payable on Strips of the  appropriate  duration.  Please  refer to the section  entitled  "How does the
Market Value  Adjustment  Work?" for a  description  of the formula along with  examples of how it is  calculated.  You may allocate
Account Value to more than one Fixed Allocation at a time.

Fixed  Allocations  may not be available in all states.  Availability  of Fixed  Allocations  is subject to change and may differ by state and by the annuity product you purchase.  Please call American Skandia at  1-800-766-4530  to determine  availability of Fixed
Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent  Deferred  Sales Charge:  We do not deduct a sales charge from Purchase  Payments you make to your Annuity.  However,  we may deduct a Contingent  Deferred  Sales Charge or CDSC if you  surrender  your Annuity or when you make a partial  withdrawal.  The
CDSC reimburses us for expenses related to sales and distribution of the Annuity,  including  commissions,  marketing  materials and other  promotional  expenses.  The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable  Annuity Year.  For purposes of  calculating  the CDSC, we consider the year following the Issue Date of your Annuity as Year 1. The amount of the CDSC  decreases  over time,  measured  from the Issue Date of the  Annuity.  The CDSC  percentages  are shown below.

                           ------------------ ------------- ------------- ------------ ------------- -------------

                           YEARS                   1             2             3            4             5+
                           ------------------ ------------- ------------- ------------ ------------- -------------
                           ------------------ ------------- ------------- ------------ ------------- -------------

                           CHARGE (%)             8.5%          8.0%         7.0%          6.0%          0.0%
                           ------------------ ------------- ------------- ------------ ------------- -------------

The CDSC  period is based on the Issue Date of the  Annuity,  not on the date each  Purchase  Payment  is  applied  to the  Annuity.
Purchase  Payments  applied  to the  Annuity  after the Issue  Date do not have  their own CDSC  period.  During  the first four (4)
Annuity  Years,  under certain  circumstances  you can withdraw a limited  amount of Account Value  without  paying a CDSC.  This is referred to as a "Free  Withdrawal."  After four (4)  complete  Annuity  Years,  you can  surrender  your  Annuity or make a partial withdrawal  without a CDSC being  deducted  from the amount being  withdrawn.  Free  Withdrawals  are not treated as a withdrawal of
Purchase  Payments for purposes of calculating  the CDSC on a subsequent  withdrawal or surrender.  Withdrawals  of amounts  greater than the  maximum  Free  Withdrawal  amount are treated as a  withdrawal  of  Purchase  Payments  and will be assessed a CDSC during
Annuity  Years 1 through 4. For purposes of  calculating  the CDSC on a surrender  or a partial  withdrawal,  the Purchase  Payments being withdrawn may be greater than your remaining  Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior withdrawals  under the Free Withdrawal  provision or if your Account Value has declined in value due to negative market performance.

We may  waive  the CDSC  under  certain  medically-related  circumstances  or when  taking a Minimum  Distribution  from an  Annuity purchased  as a  "qualified"  investment.  Free  Withdrawals,  Medically-Related  Surrenders  and  Minimum  Distributions  are  each explained more fully in the section entitled "Access to Your Account Value".

Annual  Maintenance Fee: During the accumulation  period we deduct an Annual  Maintenance Fee. The Annual  Maintenance Fee is $35.00
or 2% of your Account Value invested in the variable  investment  options,  whichever is less. This fee will be deducted annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity  during the Annuity Year, the fee is deducted at the time of  surrender.  Currently,  the Annual  Maintenance  Fee is only deducted if your Account Value is less than $100,000 on the anniversary of the Issue Date or at the time of surrender.  We may increase the Annual  Maintenance Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Optional  Benefits:  If you elect to purchase one or more optional  benefits,  we will deduct an additional  charge on a daily basis from your  Account  Value  allocated  to the  Sub-accounts.  The charge for each  optional  benefit is  deducted  in addition to the
Insurance Charge due to the increased  insurance risk associated with the optional  benefits.  The additional  charge is included in the  daily  calculation  of the Unit  Price for each  Sub-account.  Please  refer to the  section  entitled  "Death  Benefit"  for a description of the charge for each Optional Death Benefit.  Please refer to the section  entitled  "Managing Your Account Value - Do you offer  programs  designed  to  guarantee  a "return  of  premium"  at a future  date?" for a  description  of the charge for the
Guaranteed Return Option.

Transfer  Fee:  Currently,  you may make twenty (20) free  transfers  between  investment  options each Annuity Year. We will charge
$10.00 for each  transfer  after the  twentieth in each Annuity  Year.  We do not consider  transfers  made as part of a dollar cost averaging  program when we count the twenty free  transfers.  Transfers made as part of a rebalancing,  market timing or third party investment  advisory  service will be subject to the  twenty-transfer  limit.  However,  all transfers  made on the same day will be treated as one (1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its  Guarantee  Period
are not  subject  to the  Transfer  Fee and are not  counted  toward  the twenty  free  transfers.  We may reduce the number of free transfers  allowable  each  Annuity  Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of electronic  means to transmit  your  transfer  requests.  We may  eliminate  the  Transfer  Fee for  transfer  requests  transmitted electronically or through other means that reduce our processing costs.

Tax  Charges:  Several  states and some  municipalities  charge  premium  taxes or similar  taxes.  The amount of tax will vary from jurisdiction  to  jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges from each  Purchase  Payment at the time of a withdrawal  or surrender of your Annuity or at the time you elect to begin  receiving  annuity  payments.  We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an  Insurance  Charge  daily  against the average  daily assets  allocated  to the  Sub-accounts.  The
Insurance  Charge is the  combination  of the Mortality & Expense Risk Charge (1.25%) and the  Administration  Charge  (0.15%).  The
total charge is equal to 1.40% on an annual basis.  The Insurance  Charge is intended to compensate  American  Skandia for providing the insurance  benefits under the Annuity,  including the Annuity's  basic death benefit that provides  guaranteed  benefits to your beneficiaries  even if the market  declines  and the risk that persons we  guarantee  annuity  payments to will live longer than our assumptions.  The charge also covers  administrative costs associated with providing the Annuity benefits,  including preparation of the contract,  confirmation  statements,  annual account statements and annual reports, legal and accounting fees as well as various related  expenses.  Finally,  the charge  covers the risk that our  assumptions  about the mortality  risks and expenses  under this
Annuity are  incorrect and that we have agreed not to increase  these  charges over time despite our actual  costs.  We may increase the portion of the total  Insurance  Charge that is deducted for  administrative  costs;  however,  any increase  will only apply to
Annuities issued after the date of the increase.

American  Skandia may make a profit on the Insurance  Charge if, over time,  the actual cost of providing the  guaranteed  insurance obligations  under the Annuity are less than the amount we deduct for the  Insurance  Charge.  To the extent we make a profit on the
Insurance  Charge,  such profit may be used for any other  corporate  purpose,  including  payment of other  expenses  that American
Skandia incurs in promoting, distributing, issuing and administering the Annuity.

The  Insurance  Charge is not deducted  against  assets  allocated  to a Fixed  Allocation.  However,  the amount we credit to Fixed
Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly  against the Portfolios.  However,  each Portfolio  charges a total annual fee comprised of an investment  management  fee,  operating  expenses  and any  distribution  and service  (12b-1)  fees that may apply.  These fees are deducted  daily by each  Portfolio  before it provides  American  Skandia with the net asset value as of the close of business  each day.  More  detailed  information  about fees and  charges  can be found in the  prospectuses  for the  Portfolios.  Please also see
"Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against Account Value allocated to the  Sub-accounts,  we also take into  consideration mortality, expense,  administration,  profit and other factors in determining the interest rates we credit to Fixed Allocations. Any
CDSC or Tax Charge  applies to  amounts  that are taken from the  variable  investment  options or the Fixed  Allocations.  A Market
Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain states a tax is due if and when you exercise your right to receive  periodic  annuity  payments.  The amount payable will depend on the applicable  jurisdiction  and on the annuity  payment  option you select.  If you select a fixed payment  option,  the amount of each fixed payment will depend on the Account  Value of your Annuity when you elected to  annuitize.  There is no specific charge  deducted  from these  payments;  however,  the amount of each  annuity  payment  reflects  assumptions  about our  insurance expenses.  If you select a variable  payment option that we may offer,  then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain  fees and charges or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may  reduce  the  amount of the CDSC or the length of time it  applies,  reduce or  eliminate  the amount of the Annual
Maintenance  Fee or reduce the  portion of the total  Insurance  Charge that is deducted  as an  Administration  Charge.  Generally, these types of changes will be based on a reduction to our sales,  maintenance or  administrative  expenses due to the nature of the individual or group  purchasing  the Annuity.  Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities  purchased by an Owner;  (c) the amount of Purchase  Payments or likelihood of additional
Purchase Payments;  and/or (d) other transactions where sales,  maintenance or administrative  expenses are likely to be reduced. We will not discriminate  unfairly between Annuity  purchasers if and when we reduce the portion of the Insurance Charge  attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial  Purchase  Payment:  You must make a minimum initial Purchase  Payment of $10,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial Purchase  Payment provided that,  within the first Annuity Year, you make at least $10,000 in total Purchase Payments.

Where allowed by law,  initial  Purchase  Payments in excess of $1,000,000  require our approval prior to  acceptance.  We may apply certain limitations and/or  restrictions on the Annuity as a condition of our acceptance,  including limiting the liquidity features or the Death Benefit protection provided under the Annuity,  limiting the right to make additional  Purchase Payments,  changing the number of transfers  allowable  under the Annuity or restricting  the  Sub-accounts  that are available.  Other  limitations  and/or restrictions may apply.

Except as noted below,  Purchase  Payments  must be submitted by check drawn on a U.S.  bank, in U.S.  dollars,  and made payable to
American  Skandia.  Purchase  Payments  may also be  submitted  via 1035  exchange  or  direct  transfer  of  funds.  Under  certain circumstances,  Purchase  Payments may be transmitted to American  Skandia via wiring funds through your  investment  professional's broker-dealer  firm.  Additional  Purchase Payments may also be applied to your Annuity under an arrangement  called "bank drafting"
where you  authorize us to deduct money  directly from your bank account.  We call our bank  drafting  program "Auto Saver".  We may reject any  payment if it is  received  in an  unacceptable  form.  Our  acceptance  of a check is subject to our ability to collect funds.

Age  Restrictions:  The Owner must be age 85 or under as of the Issue Date of the  Annuity.  If the  Annuity is owned  jointly,  the oldest of the Owners must be age 85 or under on the Issue  Date.  If the Annuity is owned by an entity,  the  Annuitant  must be age
85 or under as of the Issue Date.  You should  consider your need to access your Account  Value and whether the Annuity's  liquidity features  will satisfy that need. If you take a  distribution  prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  The  availability  of certain  optional  benefits may vary based on the age of the Owner on the
Issue Date of the Annuity.

Owner,  Annuitant and Beneficiary  Designations:  On your  Application,  we will ask you to name the Owner(s),  Annuitant and one or more Beneficiaries for your Annuity.

|X|      Owner:  The  Owner(s)  holds all rights  under the  Annuity.  You may name more than one Owner in which case all  ownership
         -----
       rights are held  jointly.  However,  this  Annuity does not provide a right of  survivorship.  Refer to the Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant is the person we agree to make annuity  payments to and upon whose life we continue to make such
         ---------
       payments.  You must name an Annuitant who is a natural  person.  We do not accept a designation  of joint  Annuitants  during the accumulation  period. Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent Annuitant will become the Annuitant if the Annuitant  dies before the Annuity Date.  Please refer to the discussion of  "Considerations  for
       Contingent Annuitants" in the Tax Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s) or entity you name to receive the death  benefit.  If no  beneficiary  is
         -----------
       named the death benefit will be paid to you or your estate.

Your right to make  certain  designations  may be limited if your  Annuity is to be used as an IRA or other  "qualified"  investment that is given  beneficial  tax treatment  under the Code.  You should seek  competent tax advice on the income,  estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner,  Annuitant and  Beneficiary  designations  by sending us a request in writing.  Where allowed by law, such changes will be subject to our acceptance.  Some of the changes we will not accept include, but are not limited to:
|X|      a new  Owner  subsequent  to  the  death  of the  Owner  or  the  first  of  any  joint  Owners  to  die,  except  where  a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary is the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative  Beneficiary  designation,  upon the death of either spousal
Owner,  the surviving  spouse may elect to assume  ownership of the Annuity instead of taking the Death Benefit  payment.  The Death
Benefit  that would have been  payable  will be the new  Account  Value of the  Annuity as of the date of due proof of death and any required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the  surviving  spouse will have all the rights and  benefits  that would be  available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of determining  any future Death Benefit for the beneficiary of the surviving  spouse,  the new Account Value will be considered as the initial Purchase  Payment.  No CDSC will apply to the new Account Value.  However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent  Annuitant,  upon the death of the Annuitant, the  surviving  spouse  will  become the  Annuitant.  No Death  Benefit is payable  upon the death of the  Annuitant.  However,  the
Account  Value  of the  Annuity  as of the  date of due  proof of death of the  Annuitant  (and any  required  proof of the  spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

If after  purchasing  your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel  period.  This is often  referred  to as a  "free-look."  Depending  on the state in which you purchased your Annuity and, in some states,  if you purchased the Annuity as a replacement  for a prior  contract,  the right to cancel period may be ten (10) days,  twenty-one (21) days or longer,  measured from the time that you received your Annuity.  If you return your Annuity during the  applicable  period,  we will refund your current  Account Value plus any tax charge  deducted.  This amount may be higher or lower than your  original  Purchase  Payment.  Where  required by law, we will return your  current  Account
Value or the amount of your  initial  Purchase  Payment,  whichever  is  greater.  The same  rules may apply to an  Annuity  that is purchased as an IRA. In any situation  where we are required to return the greater of your  Purchase  Payment or Account  Value,  we may  allocate  your  Account  Value to the WFVT Money  Market  Sub-account  during the right to cancel  period and for a  reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The minimum  amount that we accept as an additional  Purchase  Payment is $100 unless you  participate in "Auto Saver" or a periodic purchase  payment  program.  We will allocate any additional  Purchase  Payments you make  according to your most recent  allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your Annuity by  authorizing  us to deduct money directly from your bank account and
              ----------
applying  it to your  Annuity.  This type of program is often  called  "bank  drafting".  We call our bank  drafting  program  "Auto
Saver."  Purchase  Payments  made through Auto Saver may only be allocated to the variable  investment  options when  applied.  Auto
Saver allows you to invest in your Annuity with a lower  initial  Purchase  Payment,  as long as you  authorize  payments  that will equal at least  $10,000  during  the first 12  months  of your  Annuity.  We may  suspend  or cancel  bank  drafting  privileges  if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified  investments.  If your employer  sponsors such a program, we may agree to accept periodic  Purchase  Payments through a salary  reduction  program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $10,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.  The net Purchase
Payment is your initial  Purchase  Payment minus any tax charges that may apply.  On your  application we ask you to provide us with instructions  for  allocating  your Account  Value.  You can allocate  Account Value to one or more variable  investment  options or
Fixed Allocations.

In those  states  where we are  required  to return your  Purchase  Payment if you  exercise  your right to return the  Annuity,  we initially  allocate  all  amounts  that you  choose  to  allocate  to the  variable  investment  options  to the WFVT  Money  Market
Sub-account.  At the end of the  right to cancel  period  we will  reallocate  your  Account  Value  according  to your most  recent allocation  instructions.  Where permitted by law, we will allocate your Purchase Payments  according to your initial  instructions, without  temporarily  allocating  to the WFVT Money Market  Sub-account.  To do this, we will ask that you execute our form called a
"return  waiver" that authorizes us to allocate your Purchase  Payment to your chosen  Sub-accounts  immediately.  If you submit the
"return  waiver" and then decide to return your Annuity  during the right to cancel  period,  you will receive your current  Account
Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent  Purchase  Payments:  We will allocate any additional  Purchase  Payments you make  according to your current  allocation instructions.  If any rebalancing or asset  allocation  programs are in effect,  the allocation  should conform with such a program.
We assume that your current  allocation  instructions  are valid for subsequent  Purchase  Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation period you may transfer Account Value between investment  options.  Transfers are not subject to taxation on any gain.  We  currently  limit the  number of  Sub-accounts  you can  invest in at any one time to twenty  (20).  However,  you can invest in an unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account  you  allocate  Account
Value to at the time of any  allocation  or transfer.  If you request a transfer  and, as a result of the  transfer,  there would be less than $500 in the Sub-account,  we may transfer the remaining  Account Value in the Sub-account pro rata to the other investment options to which you transferred.

Currently,  we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year,  including transfers made as part of any rebalancing,  market timing,  asset allocation or similar program which you have authorized.  Transfers made as part of a dollar cost  averaging  program do not count toward the twenty free  transfer  limit.  Renewals or transfers of Account  Value from a Fixed
Allocation at the end of its Guarantee  Period are not subject to the transfer  charge.  We may reduce the number of free  transfers allowable  each  Annuity Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of  electronic means to transmit your transfer  requests.  We may eliminate the Transfer Fee for transfer  requests  transmitted  electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of  transfers  in any Annuity  Year for all  existing  or new Owners.  We also  reserve the right to limit the number of  transfers in any Annuity  Year or to refuse any  transfer  request for an Owner or certain  Owners if:
(a) we believe that excessive  trading or a specific  transfer request or group of transfer  requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are informed by one or more of the Portfolios that the purchase or redemption  of shares must be  restricted  because of  excessive  trading or a specific  transfer or group of transfers is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without  limiting the above, the most likely scenario where either of the above could occur would be if the aggregate  amount of a trade or trades  represented a relatively large proportion of the total assets of a particular  Portfolio.  Under such a circumstance,  we will process  transfers  according to our rules then in effect and provide  notice if the  transfer  request was denied.  If a transfer  request is denied,  a new  transfer  request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation  period.  Dollar Cost Averaging  allows you to  systematically  transfer an amount  each month from one  investment  option to one or more other  investment  options.  You can choose to  transfer  earnings only,  principal  plus  earnings  or a flat  dollar  amount.  Dollar  Cost  Averaging  allows you to invest  regularly  each  month, regardless  of the current unit value (or price) of the  Sub-account(s)  you invest in. This enables you to purchase more units when the market  price is low and fewer  units  when the market  price is high.  This may  result in a lower  average  cost of units over time.  However,  there is no guarantee that Dollar Cost  Averaging will result in a profit or protect  against a loss in a declining market.  We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost Averaging from Fixed  Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal  plus  earnings.  If  transferring  principal  plus  earnings,  the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE:  When a Dollar Cost Averaging  program is established  from a Fixed  Allocation,  the fixed rate of interest we credit to your
Account  Value is applied to a declining  balance due to the  transfers of Account  Value to the  Sub-accounts  during the Guarantee
Period.  This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation  period,  we offer automatic  rebalancing  among the variable  investment  options you choose.  You can choose to have your Account  Value  rebalanced  quarterly,  semi-annually,  or annually.  On the  appropriate  date,  your  variable investment  options are  rebalanced  to the  allocation  percentages  you request.  For example,  over time the  performance  of the variable  investment  options will differ,  causing your percentage  allocations to shift. With automatic  rebalancing,  we transfer the appropriate amount from the "overweighted"  Sub-accounts to the  "underweighted"  Sub-accounts to return your allocations to the percentages  you request.  If you request a transfer  from or into any variable  investment  option  participating  in the automatic rebalancing  program,  we will assume that you wish to change your rebalancing  percentages as well, and will  automatically  adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum  Account Value of at least $10,000 to enroll in automatic  rebalancing.  All  rebalancing  transfers made on the same day as part of an automatic  rebalancing  program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two different  programs for investors who wish to invest in the variable  investment  options but also wish to protect their  principal,  at least as of a specific date in the future.  You may not want to use either of these  programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program where a portion of your Account Value is allocated to a Fixed  Allocation and the remaining
Account  Value is  allocated  to the  variable  investment  options  that you  select.  When you enroll in the  Balanced  Investment
Program,  you choose the duration that you wish the program to last.  This  determines the duration of the Guarantee  Period for the
Fixed  Allocation.  Based on the fixed rate for the  Guarantee  Period  chosen,  we calculate the portion of your Account Value that must be allocated to the Fixed  Allocation to grow to a specific  "principal  amount" (such as your initial  Purchase  Payment).  We determine  the amount based on the rates then in effect for the Guarantee  Period you choose.  If you continue the program until the end of the Guarantee  Period and make no withdrawals or transfers,  at the end of the Guarantee  Period,  the Fixed  Allocation will have grown to equal the  "principal  amount".  Withdrawals or transfers  from the Fixed  Allocation  before the end of the Guarantee
Period will  terminate the program and may be subject to a Market Value  Adjustment.  You can transfer the Account Value that is not allocated to the Fixed  Allocation  between any of the Sub-accounts  available under the Annuity.  Account Value you allocate to the variable  investment options is subject to market  fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

         Example
         Assume  you invest  $100,000.  You  choose a 10-year  program  and  allocate  a portion  of your  Account  Value to a Fixed
         Allocation  with a 10-year  Guarantee  Period.  The rate for the  10-year  Guarantee  Period is 5.33%*.  Based on the fixed interest rate for the Guarantee  Period chosen,  the factor is 0.594948 for determining how much of your Account Value will be  allocated  to the Fixed  Allocation.  That  means  that  $59,495  will be  allocated  to the Fixed  Allocation  and the remaining  Account Value  ($41,505)  will be allocated to the variable  investment  options.  Assuming that you do not make any  withdrawals  from the Fixed  Allocation,  it will grow to $100,000 at the end of the  Guarantee  Period.  Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)SM
We also offer a seven-year  program  where we monitor your Account Value daily and  systematically  transfer  amounts  between Fixed
Allocations and the variable  investment  options you choose.  American Skandia guarantees that at the end of the seventh (7th) year from  commencement  of the program (or any program  restart date),  you will receive no less than your Account Value on the date you elected to  participate  in the program  ("commencement  value").  On the program  maturity date, if your Account Value is below the commencement  value,  American  Skandia will apply additional  amounts to your Annuity so that it is equal to commencement  value or your  Account  Value on the date you elect to restart the program  duration.  Any amounts  added to your  Annuity will be applied to the WFVT Money Market  Sub-account,  unless you provide us with  alternative  instructions.  We will notify you of any amounts added to your Annuity under the program.  We do not consider  amounts added to your Annuity to be  "investment in the contract" for income tax purposes.

Account Value is only  transferred  to and  maintained in Fixed  Allocations  to the extent we, in our sole  discretion,  deem it is
                 ----
necessary to support our  guarantee  under the program.  This differs  from the Balanced  Investment  Program  where a set amount is allocated to a Fixed Allocation  regardless of the performance of the underlying  Sub-accounts.  With the Guaranteed  Return Option, your  Annuity  is able to  participate  in the  upside  potential  of the  Sub-accounts  while  only  transferring  amounts to Fixed
Allocations  to  protect  against  significant  market  downturns.   NOTE:  If  a  significant  amount  of  your  Account  Value  is systematically  transferred to Fixed  Allocations  during prolonged  market declines,  less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the  performance of your Account Value to determine  whether it is greater than,  equal to or below our
"reallocation  trigger",  described  below.  Based on the  performance  of the  Sub-accounts  in which you choose to  allocate  your
Account  Value  relative  to the  reallocation  trigger,  we may  transfer  some or all of  your  Account  Value  to or from a Fixed
Allocation.  You have  complete  discretion  over the  allocation  of your  Account  Value that  remains  allocated  in the variable investment options.  However, we reserve the right to restrict certain Portfolios if you participate in the program.

|X|      Account  Value  greater than or equal to  reallocation  trigger:  Your Account  Value in the  variable  investment  options remains allocated according to your most recent  instructions.  If a portion of Account Value was previously allocated to a Fixed  Allocation,  those amounts may be transferred  from the Fixed  Allocation and re-allocated to the variable investment options pro-rata according to your current allocations.  A Market Value Adjustment will apply.

|X|      Account  Value  below  reallocation  trigger:  A portion  of your  Account  Value in the  variable  investment  options  is transferred  to a new  Fixed  Allocation.  These  amounts  are  transferred  on a  pro-rata  basis  from the  variable investment  options.  The new Fixed  Allocation  will have a Guarantee  Period equal to the remaining  duration in the
              Guaranteed  Return  Option.  The Account  Value  applied to the new Fixed  Allocation  will be credited with the fixed interest rate then being  applied to a new Fixed  Allocation  of the next higher  yearly  duration.  The Account Value will remain invested in the Fixed Allocation  until the maturity date of the program unless,  at an earlier date, your
              Account  Value is at or above the  reallocation  trigger and amounts can be  transferred  to the  variable  investment options (as described above) while maintaining the guarantee protection under the program.

American  Skandia uses an allocation  mechanism  based on  assumptions  of expected and maximum  market  volatility to determine the reallocation  trigger.  The allocation  mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose.  American  Skandia reserves the right to change the allocation  mechanism and the reallocation  trigger at its discretion,  subject to regulatory  approval where required.  Any change to the allocation  mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination
The Guaranteed  Return Option will  terminate on its maturity  date. You can elect to participate in a new Guaranteed  Return Option or re-allocate  your Account Value at that time.  Upon  termination,  any Account Value allocated to the Fixed  Allocations  will be transferred to the WFVT Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate  the  Guaranteed  Return  Option at any time.  American  Skandia  does not provide any  guarantees  upon termination of the program.
|X|      Withdrawals  from your  Annuity  while the  program is in effect  will reduce the  guaranteed  amount  under the program in proportion  to your Account Value at the time of the  withdrawal.  Withdrawals  will be subject to all other  provisions of the
     Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.
|X|      Additional  Purchase  Payments  applied  to the  Annuity  while the  program  is in effect  will only  increase  the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X|      Annuity Owners cannot transfer Account Value to or from a Fixed  Allocation  while  participating in the program and cannot participate  in any dollar cost  averaging  program  that  transfers  Account  Value from a Fixed  Allocation  to the  variable investment options.
|X|      Transfers from Fixed  Allocations will be subject to the Market Value Adjustment  formula under the Annuity;  however,  the
     0.10%  "cushion"  feature of the  formula  will not apply.  A Market  Value  Adjustment  may be either  positive  or  negative.
     Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X|      Transfers from the Sub-accounts to Fixed Allocations or from Fixed  Allocations to the Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The  Guaranteed  Return  Option  will  terminate:  (a) upon the death of the  Owner or the  Annuitant  (in an entity  owned contract); and (b) as of the date Account Value is applied to begin annuity payments.
|X|      You can elect to restart the seven (7) year  program  duration on any  anniversary  of the Issue Date of the  Annuity.  The
     Account  Value on the date the restart is  effective  will become the new  commencement  value.  You can only elect the program once per Annuity Year.

Charges under the Program
We deduct a charge equal to 0.25% per year to  participate  in the  Guaranteed  Return  Option.  The annual charge is deducted daily against your Account Value  allocated to the  Sub-accounts.  Account Value allocated to Fixed  Allocations  under the program is not subject to the charge.  The charge is deducted to  compensate  American  Skandia for:  (a) the risk that your  Account  Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

--------------------------------------------------------------------------------------------------------------------------------
     Effective  November 18, 2002,  American  Skandia  changed the manner in which the annual charge for the  Guaranteed  Return
     Option is deducted  to the method  described  above.  The annual  charge for the  Guaranteed  Return  Option for Owners who elected the benefit  between  November 9, 2001 and November  15, 2002 is deducted  annually,  in arrears,  according to the prospectus  in effect as of the date the program  was  elected.  Owners who  terminate  and then  re-elect  the  Guaranteed
     Return Option or elect to restart the  Guaranteed  Return Option at any time after November 18, 2002 will be subject to the charge method described above.
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MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may  authorize  your  investment  professional  to direct the  allocation  of your Account  Value and to request  financial transactions  between  investment  options while you are living,  subject to our rules.  You must contact us immediately if and when you revoke such authority.  We will not be responsible for acting on instructions  from your investment  professional if you fail to inform us that such  person's  authority has been revoked.  We may also  suspend,  cancel or limit these  privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide  administrative  support to  licensed,  registered  investment  professionals  or  investment advisors who you authorize to make financial  transactions on your behalf.  These investment  professionals  may be firms or persons who also are  appointed by us as  authorized  sellers of the  Annuity.  However,  we do not offer advice about how to allocate  your
Account Value under any  circumstance.  Any investment  professionals  you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any  recommendations  such investment  professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require  investment  professionals or investment  advisors,  who are authorized by multiple contract owners to make financial transactions,  to enter into an administrative  agreement with American Skandia as a condition of our accepting transactions on your behalf. The  administrative  agreement may impose  limitations on the investment  professional's or investment  advisor's ability to request financial  transactions on your behalf.  These limitations are intended to minimize the detrimental  impact of an investment professional  who is in a position to transfer  large  amounts of money for multiple  clients in a  particular  Portfolio or type of
portfolio  or  to  comply  with  specific   restrictions  or  limitations  imposed  by  a  Portfolio(s)  on  American  Skandia.  The administrative agreement may limit the available investment options,  require advance notice of large transactions,  or impose other trading limitations on your investment  professional.  Your investment  professional will be informed of all such restrictions on an ongoing  basis.  We may also require that your  investment  professional  transmit all financial  transactions  using the electronic trading  functionality  available  through our Internet  website  (www.americanskandia.com).  Limitations that we may impose on your investment  professional  or  investment  advisor  under  the  terms of the  administrative  agreement  do not  apply  to  financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?
We credit the fixed  interest  rate to the Fixed  Allocation  throughout  a set period of time called a  "Guarantee  Period."  Fixed
Allocations  currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed  Allocations of different  durations available in the future,  including Fixed Allocations offered exclusively for use with certain optional investment  programs.  Fixed
Allocations  may not be  available  in all states and may not always be  available  for all  Guarantee  Periods  depending on market factors and other considerations.

The interest rate credited to a Fixed  Allocation is the rate in effect when the Guarantee  Period begins and does not change during the  Guarantee  Period.  The rates are an  effective  annual rate of  interest.  We  determine  the  interest  rates for the various
Guarantee  Periods.  At the time that we confirm your Fixed  Allocation,  we will advise you of the interest  rate in effect and the date your Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations  at any time. Any change in interest rate does not affect Fixed  Allocations  that were in effect  before the date of the change.  To inquire as to the current rates for
Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish  different  interest rates for Fixed  Allocations  offered to a class of Owners who choose to participate in various optional  investment  programs we make available.  This may include,  but is not limited to, Owners who elect to use Fixed  Allocations  under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment  program (see "Do you offer programs  designed to guarantee a "Return of Premium" at a future date?").  The interest rate credited to Fixed  Allocations  offered to this class of  purchasers  may be different  than those offered to other  purchasers  who choose the same Guarantee  Period but who do not  participate  in an optional  investment  program.  Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for determining the fixed interest rates for Fixed  Allocations.  Generally the interest rates we offer for Fixed  Allocations will reflect the investment  returns available on the types of investments we make to support our fixed rate  guarantees.  These  investment  types may include cash,  debt  securities  guaranteed by the United States  government and its agencies and  instrumentalities,  money market instruments,  corporate debt obligations of different durations,  private placements, asset-backed  obligations  and municipal  bonds. In determining  rates we also consider  factors such as the length of the Guarantee
Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity of the markets for the type of investments we make, commissions,  administrative and investment  expenses,  our insurance risks in relation to the Fixed  Allocations,  general economic trends and competition.  Some of these  considerations  are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed  Allocation in an existing  Annuity at a rate not less than the rate we are then crediting to
Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The  interest  rate we credit  for a Fixed  Allocation  is  subject  to a  minimum.  Please  refer to the  Statement  of  Additional
Information.  In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw  Account  Value from a Fixed  Allocation  more than 30 days before the end of its Guarantee  Period,  we will  adjust the value of your  investment  based on a  formula,  called a "Market  Value  Adjustment"  or "MVA".  The amount of any
Market Value  Adjustment  can be either  positive or negative,  depending on the movement of a combination of Strip Yields on Strips and an  Option-adjusted  Spread (each as defined  below)  between the time that you purchase the Fixed  Allocation  and the time you make a transfer or  withdrawal.  The Market Value  Adjustment  formula  compares the  combination of Strip Yields for Strips and the
Option-adjusted  Spreads  as of the date the  Guarantee  Period  began  with the  combination  of Strip  Yields  for  Strips and the
Option-adjusted  Spreads as of the date the MVA is being  calculated.  In certain  states the amount of any Market Value  Adjustment may be limited under state law or  regulation.  If your Annuity is governed by the laws of that state,  any Market Value  Adjustment that applies will be subject to our rules for complying with such law or regulation.

|X|      "Strips"  are a form of  security  where  ownership  of the  interest  portion of United  States  Treasury  securities  are separated from ownership of the underlying principal amount or corpus.
|X|      "Strip Yields" are the yields payable on coupon Strips of United States Treasury securities.
|X|      "Option-adjusted  Spread" is the difference between the yields on corporate debt securities  (adjusted to disregard options on such  securities)  and government debt  securities of comparable  duration.  We currently use the Merrill Lynch 1 to 10 year
     Investment Grade Corporate Bond Index of Option-adjusted Spreads.

MVA Formula
The MVA formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed  Allocation  on a
particular date.  The formula is as follows:

                                                    [(1+I) / (1+J+0.0010)]N/365
                                                               where:

                  I is the Strip Yield as of the start date of the Guarantee  Period for coupon Strips  maturing at the end of the  applicable  Guarantee  Period plus the  Option-adjusted  Spread.  If there are no
                  Strips  maturing  at that time,  we will use the Strip  Yield for the Strips  maturing as soon as possible after the Guarantee Period ends.

                  J is the Strip Yield as of the date the MVA formula is being applied for coupon  Strips  maturing at the end of the applicable  Guarantee Period plus the  Option-adjusted  Spread. If there are no
                  Strips  maturing  at that time,  we will use the Strip  Yield for the Strips  maturing as soon as possible after the Guarantee Period ends.

                  N is the number of days remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/365.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value.  Assume the following:
|X|      On December 31, 2000, you allocate  $50,000 into a Fixed  Allocation with a Guarantee  Period of 5 years (e.g. the Maturity
         Date is December 31, 2005).
|X|      The  Strip  Yields  for  coupon  Strips  beginning  on  December  31,  2000 and  maturing  on  December  31,  2005 plus the
         Option-adjusted Spread is 5.50% (I = 5.50%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire Fixed  Allocation  after exactly three (3)
         years, therefore 730 days remain before the Maturity Date (N = 730).

Example of Positive MVA
Assume  that at the time you  request  the  withdrawal,  the  Strip  Yields  for  Strips  maturing  on  December  31,  2005 plus the
Option-adjusted Spread is 4.00%  (J = 4.00%).  Based on these assumptions, the MVA would be calculated as follows:

                                 MVA Factor = [(1+I)/(1+J+0.0010)]N/365 = [1.055/1.041]2 = 1.027078
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $59,448.56

Example of Negative MVA
Assume  that at the time you  request  the  withdrawal,  the  Strip  Yields  for  Strips  maturing  on  December  31,  2005 plus the
Option-adjusted Spread is 7.00% (J = 7.00%).  Based on these assumptions, the MVA would be calculated as follows:

                                MVA Factor = [(1+I)/(1+J+0.0010)]N/365 = [1.055/1.071)]2 = 0.970345
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $56,164.78.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date, you may choose to renew the Fixed  Allocation  for a new  Guarantee  Period of the same or  different  length or you may  transfer all or part of that
Fixed  Allocation's  Account  Value to another  Fixed  Allocation  or to one or more  Sub-accounts.  We will not charge a MVA if you choose to renew a Fixed  Allocation on its Maturity Date or transfer the Account Value to one or more variable  investment  options.
We will notify you before the end of the Guarantee  Period about the fixed  interest  rates that we are  currently  crediting to all
Fixed Allocations that are being offered.  The rates being credited to Fixed Allocations may change before the Maturity Date.

If you do not specify how you want a Fixed  Allocation  to be  allocated  on its Maturity  Date,  we will then  transfer the Account
Value of the Fixed  Allocation  to the WFVT Money Market  Sub-account.  You can then elect to allocate  the Account  Value to any of the Sub-accounts or to a new Fixed Allocation.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation  period you can access your Account Value through Partial  Withdrawals,  Systematic  Withdrawals,  and where required for tax  purposes,  Minimum  Distributions.  You can also  surrender  your Annuity at any time.  We may deduct a portion of the Account Value being  withdrawn or surrendered  as a CDSC. If you surrender your Annuity,  in addition to any CDSC, we may deduct the Annual  Maintenance  Fee,  any Tax Charge that  applies  and the charge for any  optional  benefits.  We may also apply a Market
Value  Adjustment  to any Fixed  Allocations.  Certain  amounts may be  available to you each Annuity Year that are not subject to a
CDSC.  These are called "Free  Withdrawals."  In addition,  under certain  circumstances,  we may waive the CDSC for surrenders made for  qualified  medical  reasons  or for  withdrawals  made to  satisfy  Minimum  Distribution  requirements.  Unless  you notify us differently,  withdrawals  are taken  pro-rata  based on the Account  Value in the  investment  options at the time we receive  your withdrawal request.  Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A  distribution  during the  accumulation  period is deemed to come first from any "gain" in your  Annuity and second as a return of your "tax basis",  if any.  Distributions  from your Annuity are generally  subject to ordinary income taxation on the amount of any investment gain unless the distribution  qualifies as a non-taxable  exchange or transfer.  If you take a distribution  prior to the taxpayer's  age 59 1/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the  payment.  The Code and  regulations  have  "exclusionary  rules" that we use to  determine  what portion of each annuity  payment  should be  treated as a return of any tax basis you have in the  Annuity.  Once the tax basis in the  Annuity  has been distributed,  the remaining  annuity payments are taxable as ordinary income.  The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period.

|X|      To meet  liquidity  needs,  you can withdraw a limited  amount from your Annuity during each of Annuity Years 1-4 without a
         CDSC  being  applied.  We call this the "Free  Withdrawal"  amount.  The Free  Withdrawal  amount is not  available  if you choose to surrender your Annuity.  Amounts  withdrawn as a Free  Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of the Annuity.  The minimum Free Withdrawal you may request is $100.

|X|      You can also make  withdrawals in excess of the Free Withdrawal  amount.  We call this a "Partial  Withdrawal."  The amount that you may withdraw  will depend on the Annuity's  Surrender  Value.  The Surrender  Value is equal to your Account Value minus any CDSC,  the Annual  Maintenance  Fee,  the Tax Charge,  any charges for  optional  benefits  and any Market  Value
         Adjustment  that may apply to any Fixed  Allocations.  After any Partial  Withdrawal,  your  Annuity  must have a Surrender
         Value of at least $1,000,  or we may treat the Partial  Withdrawal  request as a request to fully  surrender  your Annuity.
         The minimum Partial Withdrawal you may request is $100.

When we determine if a CDSC applies to Partial  Withdrawals  and  Systematic  Withdrawals,  we will first  determine  what,  if any, amounts  qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawals or Systematic  Withdrawals
of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

You may request a withdrawal  for an exact dollar amount after  deduction of any CDSC that applies  (called a "net  withdrawal")  or request a gross  withdrawal  from which we will deduct any CDSC that applies,  resulting in less money being payable to you than the amount you  requested.  If you request a net  withdrawal,  the amount  deducted  from your Account Value to pay the CDSC may also be subject to a CDSC.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms  necessary to make a withdrawal  from your  Annuity,  contact our Customer  Service Team at  1-800-680-8920  or visit our Internet Website at www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?

Annuity Year 1-4
The maximum Free  Withdrawal  amount during each of Annuity Year 1 through  Annuity Year 4 (when a CDSC would  otherwise  apply to a partial  withdrawal  or surrender of your initial  Purchase  Payments)  is 10% of all  Purchase  Payments.  The 10% Free  Withdrawal
amount is not  cumulative.  Withdrawals of amounts  greater than the maximum Free  Withdrawal  amount are treated as a withdrawal of
Purchase  Payments  and will be  assessed  a CDSC  during  Annuity  Years 1 through  4. If,  during  Annuity  Years 1 through 4, all
Purchase  Payments  withdrawn  are  subject  to a CDSC,  then any  subsequent  withdrawals  will be  withdrawn  from any gain in the
Annuity.  If you do not make a Free  Withdrawal  during an Annuity  Year,  you are not  allowed  to carry  over the Free  Withdrawal amount to the next Annuity Year.

Annuity Year 5+
After  Annuity Year 4, you can surrender  your Annuity or make a partial  withdrawal  without a CDSC being  deducted from the amount being withdrawn.

NOTE:  Amounts that you have  withdrawn as a Free  Withdrawal  will not reduce the amount of any CDSC that we deduct if,  during the first four (4) Annuity Years, you make a partial withdrawal or choose to surrender the Annuity.

Examples
1.       Assume you make an initial  Purchase  Payment of  $10,000  and make no  additional  Purchase  Payments.  The  maximum  Free
     Withdrawal amount during each of the first four Annuity Years would be 10% of $10,000, or $1,000.

2.       Assume you make an initial  Purchase  Payment of $10,000 and make an additional  Purchase Payment of $5,000 in Annuity Year
     2. The maximum Free Withdrawal amount during Annuity Year 3 and 4 would be 10% of $15,000,  or $1,500.  From Annuity Year 5 and
     thereafter,  you can surrender  your Annuity or make a partial  withdrawal  without a CDSC being deducted from the amount being withdrawn.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?
A CDSC may be  assessed  against a Partial  Withdrawal  during the first four (4)  Annuity  Years.  Whether a CDSC  applies  and the amount to be charged depends on whether the Partial  Withdrawal  exceeds any Free Withdrawal  amount and, if so, the number of years that have elapsed since the Issue Date of the Annuity.

1.       If you request a Partial  Withdrawal,  we determine if the amount you requested is available as a Free Withdrawal (in which case it would not be subject to a CDSC);
2.       If the amount  requested  exceeds the available Free  Withdrawal  amount,  we determine if a CDSC will apply to the Partial
     Withdrawal  based on the  number of years that have  elapsed  since the  Annuity  was  issued.  Any CDSC will only apply to the amount withdrawn that exceeds the Free Withdrawal amount.

|X|      If the Annuity has been in effect for less than four complete  years,  a CDSC will be charged on the amount of the Purchase
         Payment being withdrawn, according to the CDSC table.
|X|      If the  Annuity  has been in  effect  for more than four  complete  years,  no CDSC will be  charged  on the  amount  being withdrawn.

     For purposes of calculating the CDSC on a partial  withdrawal,  the Purchase  Payments being withdrawn may be greater than your remaining  Account  Value or the  amount of your  withdrawal  request.  This is most  likely  to occur if you have  made  prior withdrawals  under the Free  Withdrawal  provision  or if your  Account  Value has  declined  in value due to  negative  market performance.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals." You can receive  Systematic  Withdrawals of earnings only,  principal plus earnings or a flat dollar  amount.  Systematic  Withdrawals  during the first four (4) Annuity Years may be subject to a CDSC. We will determine whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic  Withdrawals  can be made  from  Account  Value  allocated  to the  variable  investment  options  or Fixed  Allocations.
Generally,  Systematic  Withdrawals  from Fixed  Allocations  are  limited  to  earnings  accrued  after the  program of  Systematic
Withdrawals  begins, or payments of fixed dollar amounts that do not exceed such earnings.  Systematic  Withdrawals are available on a monthly,  quarterly,  semi-annual  or annual basis.  The Surrender  Value of your Annuity must be at least $20,000  before we will allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal is $100. If any scheduled  Systematic  Withdrawal is for less than $100, we may postpone  the  withdrawal  and add the  expected  amount to the amount  that is to be  withdrawn  on the next  scheduled  Systematic
Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding  vehicle for certain  retirement  plans that receive  special tax treatment under Sections
401,  403(b) or 408 of the Code,  Section  72(t) of the Code may provide an exception to the 10% penalty tax on  distributions  made prior to age 59 1/2if you elect to  receive  distributions  as a series of  "substantially  equal  periodic  payments".  Distributions received under this provision in any Annuity Year that exceed the maximum amount  available as a free  withdrawal will be subject to a CDSC. To request a program that complies with Section  72(t),  you must provide us with certain  required  information  in writing on a form  acceptable  to us.  We may  require  advance  notice  to allow us to  calculate  the  amount  of 72(t)  withdrawals.  The
Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for  withdrawals  under Section
72(t).  The minimum amount for any such withdrawal is $100.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic  Withdrawal we allow to meet distribution  requirements under Sections 401, 403(b) or
408 of the Code.  Under the Code,  you may be required to begin  receiving  periodic  amounts from your  Annuity.  In such case,  we will allow you to make  Systematic  Withdrawals  in amounts that satisfy the minimum  distribution  rules under the Code.  We do not assess a CDSC on Minimum  Distributions  from your Annuity if you are required by law to take such Minimum  Distributions  from your
Annuity at the time it is taken.  However,  a CDSC may be  assessed  on that  portion of a  Systematic  Withdrawal  that is taken to satisfy the minimum  distribution  requirements in relation to other savings or investment  plans under other  qualified  retirement plans not maintained with American Skandia.

The  amount of the  required  Minimum  Distribution  for your  particular  situation  may  depend  on other  annuities,  savings  or investments.  We will only  calculate  the amount of your  required  Minimum  Distribution  based on the value of your  Annuity.  We require three (3) days advance  written notice to calculate and process the amount of your  payments.  You may elect to have Minimum
Distributions  paid out monthly,  quarterly,  semi-annually  or annually.  The $100 minimum that applies to  Systematic  Withdrawals does not apply to Minimum Distributions.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During the  accumulation  period you can surrender your Annuity at any time.  Upon  surrender,  you will receive the Surrender
Value.  Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

For purposes of  calculating  the CDSC on  surrender,  the Purchase  Payments  being  withdrawn  may be greater than your  remaining
Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior  withdrawals under the
Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms  necessary  to  surrender  your  Annuity,  contact our Customer  Service  Team at  1-800-680-8920  or visit our
Internet Website at www.americanskandia.com.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
Where  permitted by law, you may request to surrender  your Annuity prior to the Annuity Date without  application  of any CDSC upon occurrence of a medically-related "Contingency Event".  The amount payable will be your Account Value.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:
|X|      the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
|X|      if the Owner is one or more natural persons, all such Owners must also be alive at such time;
|X|      we must receive  satisfactory  proof of the Annuitant's  confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
|X|      this benefit is not available if the total Purchase  Payments  received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

The  Annuitant  must have been named or any change of  Annuitant  must have been  accepted by us, prior to the  "Contingency  Event"
described above in order to qualify for a medically-related surrender.

The definitions of "Medical Care Facility" and "Fatal  Illness," as well as additional  terms and  conditions,  are provided in your
Annuity.  Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments,  variable  payments or adjustable  payments.  Fixed options  provide the same amount with each  payment.  Variable  options  generally  provide a payment which may increase or decrease depending on the investment  performance of the Sub-accounts.  However,  currently,  we also make a variable payment option that has a guarantee  feature.  Adjustable  options  provide a fixed payment that is periodically  adjusted based on current  interest rates.
We do not guarantee to make any annuity  payment  options  available in the future.  For additional  information on annuity  payment options you may request a Statement of Additional Information.

When you purchase an Annuity,  or at a later date,  you may choose an Annuity Date,  an annuity  option and the frequency of annuity payments.  You may change your  choices up to 30 days before the Annuity  Date.  A maximum  Annuity Date may be required by law. Any change to these  options  must be in  writing.  The  Annuity  Date may depend on the  annuity  option you  choose.  Certain  annuity options may not be available depending on the age of the Annuitant.

Certain of these annuity options may be available to  Beneficiaries  who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments for Life:  Under this option,  income is payable  periodically  until the death of the "key life".  The "key life" (as used in this  section) is the person or persons  upon whose life annuity  payments are based.  No  additional  annuity  payments are made after the death of the key life.  Since no minimum  number of  payments is  guaranteed,  this  option  offers the largest  amount of periodic  payments of the life  contingent  annuity  options.  It is possible  that only one payment will be payable if the death of the key life occurs before the date the second  payment was due, and no other  payments nor death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 2
--------
Payments Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint lifetime of two key lives, and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the survivor's death. No minimum number of payments is  guaranteed  under this option.  It is possible  that only one payment will be payable if the death of all the key lives  occurs  before the date the second  payment was due,  and no other  payments  or death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 3
--------
Payments for Life with a Certain  Period:  Under this option,  income is payable  until the death of the key life.  However,  if the key life dies before the end of the period selected (5, 10 or 15 years),  the remaining  payments are paid to the Beneficiary  until the end of such period.  This Option is  currently  available on a fixed or variable  basis.  If you elect to receive  payments on a variable basis under this option,  you can request  partial or full surrender of the annuity and receive its then current cash value
(if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain  Period:  Under this option,  income is payable  periodically  for a specified  number of years. If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the  Beneficiary  until the end of such period.  Note that under this option,  payments are not based on any assumptions of life  expectancy.  Therefore,  that portion of the  Insurance  Charge  assessed  to cover the risk that key lives  outlive  our  expectations  provides  no  benefit to an Owner selecting this option.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable  Payments for Life with a Cash Value:  Under this  option,  benefits  are payable  periodically  until the death of the key life.  Benefits may  increase or decrease  depending  on the  investment  performance  of the  Sub-accounts.  This option has a cash value that also varies with the  investment  performance  of the  Sub-account.  The cash value  provides a "cushion"  from  volatile investment  performance so that negative investment  performance does not automatically  result in a decrease in the annuity payment each month,  and positive  investment  performance does not  automatically  result in an increase in the annuity payment each month.
The cushion generally  "stabilizes"  monthly annuity payments.  Any cash value remaining on the death of the key life is paid to the
Beneficiary  in a lump sum or as periodic  payments.  Under this option,  you can request  partial or full  surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
--------
Variable  Payments  for Life with a Cash Value and  Guarantee:  Under this  option,  benefits  are payable as described in Option 5;
except that,  while the key life is alive, the annuity payment will not be less than a guaranteed  amount,  which generally is equal
------
to the first annuity  payment.  We charge an additional  amount for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.  Under this  option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
Unless  prohibited  by law, we require that you elect either a life annuity or an annuity with a certain  period of at least 5 years if any CDSC would apply were you to surrender  your  Annuity on the Annuity  Date.  Therefore,  choosing an Annuity Date within four
(4) years of the Issue Date of the Annuity may limit the available  annuity  payment  options.  Certain  annuity payment options may not be available if your Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month  following the later of the  Annuitant's  85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity  payments,  where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity  payments,  you will receive equal  fixed-dollar  payments  throughout the period you select.
The amount of the fixed payment will vary  depending on the annuity  payment  option and payment  frequency  you select.  Generally, the first annuity  payment is determined by  multiplying  the Account  Value,  minus any state premium taxes that may apply,  by the factor  determined  from our table of annuity rates.  The table of annuity rates differs based on the type of annuity chosen and the frequency of payment  selected.  Our rates will not be less than our guaranteed  minimum rates.  These guaranteed  minimum rates are derived from the a2000 Individual  Annuity  Mortality Table with an assumed interest rate of 3% per annum.  Where required by law or regulation,  such annuity  table will have rates that do not differ  according to the gender of the key life.  Otherwise,  the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different  types of variable  annuity payment  options.  The first annuity payment will be calculated  based upon the assumed  investment  return  ("AIR").  You select the AIR before we start to make  annuity  payments.  You will not receive  annuity payments  until you choose an AIR. The remaining  annuity  payments will  fluctuate  based on the  performance  of the  Sub-accounts relative to the AIR, as well as, other  factors  described  below.  The greater the AIR, the greater the first  annuity  payment.  A higher  AIR may result in  smaller  potential  growth in the  annuity  payments.  A lower AIR  results  in a lower  initial  annuity payment.  Within payment options 1-3, if the  Sub-accounts  you choose perform exactly the same as the AIR, then subsequent  annuity payments  will be the same as the  first  annuity  payment.  If the  Sub-accounts  you  choose  perform  better  than the AIR,  then subsequent  annuity  payments will be higher than the first annuity  payment.  If the Sub-accounts you choose perform worse than the
AIR,  then  subsequent  annuity  payments  will be lower  than the  first.  Within  payment  options 5 and 6, the cash value for the
Annuitant  (while alive) and a variable  period of time during which  annuity  payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts  relative to the AIR; however,  subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

|X|      Variable Payments (Options 1-3)
         -----------------
         We calculate each annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units for each  Sub-account by the Unit Value of each  Sub-account  on the annuity  payment date. We determine the schedule of units  based on your  Account  Value  (minus any  premium  tax that  applies)  at the time you elect to begin  receiving annuity  payments.  The  schedule  of units will vary  based on the  annuity  payment  option  selected,  the length of any certain  period  (if  applicable),  the  Annuitant's  age and  gender  (if  annuity  payments  are due for the  life of the
         Annuitant) and the Unit Value of the  Sub-accounts  you initially  selected on the Issue Date. The calculation is performed for each Sub-account,  and the sum of the Sub-account  calculations  equals the amount of your annuity payment.  Other than to fund annuity  payments,  the number of units allocated to each Sub-account will not change unless you transfer among the
         Sub-accounts or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 5)
         ----------------------------
         This option provides  guaranteed  payments for life, a cash value for the Annuitant  (while alive) and a variable period of time during which  annuity  payments  will be made whether or not the  Annuitant is still alive.  We calculate  the initial
                                                                                                                             -------
         annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units by the Unit
         Values  determined on the  annuitization  date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable  benchmark rate,  meaning the AIR, and the annuity factors.  The annuity factors reflect our assumptions  regarding the costs we expect to bear in guaranteeing  payments for the lives of the Annuitant and will depend on the benchmark  rate, the annuitant's  attained age and gender (where  permitted).  Unlike variable  payments
         (described  above)  where each  payment  can vary based on  Sub-account  performance,  this  payment  option  cushions  the immediate  impact of  Sub-account  performance  by adjusting the length of the time during which  annuity  payments will be made whether or not the  Annuitant  is alive while  generally  maintaining  a level  annuity  payment  amount.  Sub-account performance that exceeds a benchmark rate will generally  extend this time period,  while  Sub-account  performance that is less than a benchmark  rate will  generally  shorten the period.  If the period  reaches  zero and the  Annuitant  is still alive,  Annuity  Payments  continue,  however,  the annuity payment amount will vary depending on Sub-account  performance, similar to conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
         ------------------------------------------------------
         This option provides  guaranteed  payments for life in the same manner as Stabilized  Variable Payments  (described above).
         In addition to the  stabilization  feature,  this option also  guarantees that variable  annuity  payments will not be less than the initial annuity payment amount regardless of Sub-account performance.  The AIR for this option is 3%.

The variable  annuity payment options are described in greater detail in a separate  prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available.  Adjustable  annuity payments are calculated  similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving  annuity payments,  the annuity payment amount is adjusted upward or downward  depending on the rate we are currently  crediting to annuity  payments.  The  adjustment in the annuity  payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity provides a Death Benefit during its  accumulation  period.  If the Annuity is owned by one or more natural persons,  the
Death  Benefit is payable  upon the first  death of an Owner.  If the  Annuity is owned by an entity,  the Death  Benefit is payable upon the Annuitant's  death, if there is no Contingent  Annuitant.  If a Contingent  Annuitant was designated before the Annuitant's death and the  Annuitant  dies,  then the  Contingent  Annuitant  becomes the Annuitant and a Death Benefit will not be paid at that time.  The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

BASIC DEATH BENEFIT

The Annuity  provides a basic Death Benefit at no additional  charge.  The Insurance  Charge we deduct daily from your Account Value allocated to the  Sub-accounts  is used, in part,  to pay us for the risk we assume in providing  the basic Death Benefit  guarantee under the  Annuity.  The Annuity  also offers two  different  optional  Death  Benefits.  Either  benefit  can be  purchased  for an additional charge. The additional charge is deducted to compensate  American Skandia for providing  increased  insurance  protection under the optional Death  Benefits.  Notwithstanding  the additional  protection  provided  under the optional Death  Benefits,  the additional cost has the impact of reducing the net performance of the investment options.

The basic Death Benefit is the greater of:
|X|      The sum of all Purchase Payments less the sum of all proportional withdrawals.
|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal represented  when  withdrawn.  For example,  a withdrawal of 50% of Account Value would be considered as a 50% reduction in Purchase
Payments for purposes of calculating the basic Death Benefit.

OPTIONAL DEATH BENEFITS

Two  optional  Death  Benefits  are offered for  purchase  with your  Annuity to provide an enhanced  level of  protection  for your beneficiaries.

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Currently,  these  benefits  are only  offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date,  allow  existing  Annuity Owners to purchase  either of the optional  Death  Benefits  subject to our rules and any changes or restrictions  in the  benefits.  Certain  terms and  conditions  may differ if you  purchase  your  Annuity as part of an  exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.
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Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above;

     PLUS

2.       40% of your "Growth" under the Annuity, as defined below.

"Growth" means the sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations,
 ------
minus the total of all Purchase Payments reduced by the sum of all proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal
 -------------------------
represented when withdrawn.

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The Enhanced  Beneficiary  Protection Optional Death Benefit is subject to a maximum of 100% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
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The Enhanced  Beneficiary  Protection Optional Death Benefit described above is currently being offered in those jurisdictions where we have received  regulatory  approval.  Certain terms and  conditions may differ between  jurisdictions  once approved.  Please see
Appendix E for a description  of the Enhanced  Beneficiary  Protection  Optional Death Benefit  offered before  November 18, 2002 in those  jurisdictions  where we received  regulatory  approval.  Please  refer to the section  entitled  "Tax  Considerations"  for a discussion of special tax considerations for purchasers of this benefit.
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NOTE: You may not elect the Enhanced  Beneficiary  Protection  Optional Death Benefit if you have elected the Plus40TM Optional Life
Insurance Rider.

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Highest Anniversary Value Death Benefit
If the Annuity has one Owner,  the Owner must be age 79 or less at the time Highest  Anniversary  Value  Optional  Death  Benefit is
purchased.  If the Annuity has joint  Owners,  the oldest  Owner must be age 79 or less.  If the Annuity is owned by an entity,  the
Annuitant must be age 79 or less.

Certain of the Portfolios offered as Sub-accounts under the Annuity are not available if you elect the Highest Anniversary Value
Death Benefit.

Key Terms Used with the Highest Anniversary Value Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest Anniversary Value equals the highest of all previous  "Anniversary  Value" less proportional  withdrawals since
             -------------------------
     such anniversary and plus any Purchase Payments since such anniversary.

|X|      The  Anniversary  Value is the Account  Value as of each  anniversary  of the Issue Date of the  Annuity.  The  Anniversary
              ------------------
     Value on the Issue Date is equal to your Purchase Payment.

|X|      Proportional  withdrawals  result in a  reduction  to the  Highest  Anniversary  Value by  reducing  such value in the same
         -------------------------
     proportion as the Account Value was reduced by the  withdrawal as of the date the  withdrawal  occurred.  For example,  if your
     Highest  Anniversary  Value is $125,000 and you  subsequently  withdraw  $10,000 at a time when your Account  Value is equal to
     $100,000 (a 10%  reduction),  when  calculating  the  optional  Death  Benefit we will reduce your  Highest  Anniversary  Value
     ($125,000) by 10% or $12,500.

Calculation of Highest Anniversary Value Death Benefit
The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the basic Death Benefit described above; and
2.       the Highest Anniversary Value as of the Owner's date of death.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the basic Death Benefit described above; and
2.       the Highest  Anniversary  Value on the Death Benefit Target Date plus the sum of all Purchase  Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

         The amount  determined by this calculation is increased by any Purchase  Payments  received after the Owner's date of death and decreased by any proportional withdrawals since such date.

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The Highest  Anniversary  Value Death  Benefit  described  above is currently  being  offered in those  jurisdictions  where we have received regulatory  approval.  Certain terms and conditions may differ between  jurisdictions once approved.  Please see Appendix E for a  description  of the  Guaranteed  Minimum Death  Benefit  offered  before  November 18, 2002 in those  jurisdictions  where we received regulatory approval.
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See Appendix C for examples of how the Highest Anniversary Value Death Benefit is calculated.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can terminate the Enhanced  Beneficiary  Protection  Optional Death Benefit and Highest Anniversary Value Optional Death Benefit
at any time.  Both optional  Death  Benefits will  terminate  automatically  on the Annuity Date. We may also terminate any optional
Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge equal to 0.25% per year,  respectively,  if you elect the Highest Anniversary Value Optional Death Benefit or the
Enhanced  Beneficiary  Protection  Optional Death Benefit.  If you elect both optional Death Benefits,  the total charge is equal to
0.50% per year.  We deduct the charge to  compensate  American  Skandia  for  providing  increased  insurance  protection  under the optional Death Benefit.  The additional annual charge is deducted daily against your Account Value allocated to the Sub-accounts.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments  not  extending  beyond the life  expectancy  of the  Beneficiary  or over the life of the
         Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an  election  prior to death  benefit  proceeds  becoming  due, a  Beneficiary  can elect to receive  the Death
Benefit  proceeds as a series of fixed annuity  payments  (annuity  payment options 1-4) or as a series of variable annuity payments
(annuity payment options 1-3 or 5 and 6).  See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your  spouse own the Annuity  jointly,  we assume that the sole  primary
Beneficiary will be the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative
Beneficiary  designation,  the spouse  Beneficiary may elect to assume  ownership of the Annuity instead of taking the Death Benefit payment.  Any Death Benefit  (including any optional Death  Benefits)  that would have been payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption is  effective,  the  surviving  spouse will have all the rights and benefits that would be available  under the
Annuity to a new  purchaser of the same  attained  age.  For purposes of  determining  any future  Death  Benefit for the  surviving spouse,  the new Account Value will be  considered as the initial  Purchase  Payment.  No CDSC will apply to the new Account  Value.
However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including any CDSC that may apply to the additional Purchase Payments.

See the section  entitled  "Managing  Your Annuity - Spousal  Contingent  Annuitant"  for a discussion of the treatment of a spousal
Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code  provides for  alternative  death benefit  payment  options when an Annuity is used as an IRA,  403(b) or other  "qualified investment" that requires Minimum  Distributions.  Upon the Owner's death under an IRA, 403(b) or other  "qualified  investment",  a
Beneficiary  may generally elect to continue the Annuity and receive  Minimum  Distributions  under the Annuity instead of receiving the death benefit in a single  payment.  The available  payment  options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X|      If death  occurs  before the date Minimum  Distributions  must begin under the Code,  the Death  Benefit can be paid out in either a lump  sum,  within  five  years  from the date of death,  or over the life or life  expectancy  of the  designated
         Beneficiary  (as long as payments begin by December 31st of the year following the year of death).  However,  if the spouse is the  Beneficiary,  the Death  Benefit can be paid out over the life or life  expectancy of the spouse with such payments beginning no earlier than December  31st of the year  following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X|      If death occurs  after the date  Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum  Distribution  rules.  Until withdrawn, amounts in an IRA,  403(b) or other  "qualified  investment"  continue to be tax deferred.  Amounts  withdrawn each year,  including amounts  that are  required to be  withdrawn  under the Minimum  Distribution  rules,  are subject to tax. You may wish to consult a professional  tax advisor for tax advice as to your  particular  situation.  See the section  entitled "How are  Distributions  From
Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X|      the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X|      the Account Value will be equal to any Death Benefit  (including  any optional  Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X|      the Beneficiary may request  transfers among  Sub-accounts,  subject to the same limitations and restrictions  that applied to the Owner.  NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|      no additional Purchase Payments can be applied to the Annuity.
|X|      the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
|X|      the  Beneficiary  can request a withdrawal  of all or a portion of the Account Value at any time without  application  of a
              CDSC.
|X|      upon the death of the  Beneficiary,  any remaining  Account Value will be paid in a lump sum to the person(s)  named by the
              Beneficiary.
|X|      all amounts in the Annuity  must be paid out to the  Beneficiary  according  to the Minimum  Distribution  rules  described above.

Please contact American Skandia for additional  information on the  availability,  restrictions and limitations that will apply to a
Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the Death Benefit if the  decedent  was not the Owner or  Annuitant  as of the Issue  Date and did not  become  the Owner or  Annuitant  due to the prior
Owner's or  Annuitant's  death.  Any Death Benefit  (including  either  optional Death Benefit) that applies will be suspended for a two-year  period from the date he or she first became Owner or Annuitant.  After the two-year  suspension  period is completed,  the
Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We  determine  the amount of the Death  Benefit as of the date we receive  "due  proof of  death",  any  instructions  we require to determine  the method of payment and any other  written  representations  we require to  determine  the proper  payment of the Death
Benefit to all  Beneficiaries.  "Due proof of death" may  include a certified  copy of a death  certificate,  a certified  copy of a decree of a court of competent  jurisdiction as to the finding of death or other  satisfactory  proof of death.  Upon our receipt of
"due proof of death" we automatically  transfer the Death Benefit to the WFVT Money Market  Sub-account  until we further  determine the universe of eligible  Beneficiaries.  Once the universe of eligible  Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each  Beneficiary  must make an  election  as to the method  they wish to receive  their  portion  of the Death  Benefit.  Absent an election  of a  Death  Benefit  payment  method,  no  Death  Benefit  can  be  paid  to the  Beneficiary.  We  may  require  written acknowledgment  of all named  Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

NOTE:  You may not elect the Plus40(TM)Optional Life Insurance Rider if you have elected the Enhanced Beneficiary Protection
Optional Death Benefit.

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The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included in this  Prospectus to help you understand the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this information.  However,  the information may be subject to certain  generally  applicable  provisions of the Federal  securities laws regarding accuracy and completeness.
------------------------------------------------------------------------------------------------------------------------------------

The Plus40(TM)rider provides an income tax-free life insurance benefit to your  Beneficiary(ies)  equal to 40% of the Account Value of your  Annuity as of the date we receive  due proof of death,  subject to certain  adjustments,  restrictions  and  limitations.  The
Rider may be  especially  useful in  offsetting  federal and state taxes payable on any taxable gains in your Annuity at the time of your death.  The Rider is available in addition to the death  benefit  payable under the Annuity.  Whether the Rider is  appropriate for you  may  depend  on  your  particular  circumstances,  including  other  financial  resources  that  may be  available  to your
Beneficiary(ies)  to pay taxes on the gain in your Annuity  should you die during the  accumulation  period.  No amounts are payable under the Rider if you die on or after the date your  Account  Value is applied to begin  receiving  annuity  payments  or after you surrender the Annuity.  The Rider has no cash value.

Currently,  the Plus40(TM)rider is only offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date, allow existing Annuity Owners to purchase the Plus40(TM)rider subject to our rules and any changes or restrictions.

Please refer to Appendix D for a more complete description of the Plus40(TM)rider.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation  period,  the Annuity has an Account Value. The Account Value is determined  separately for each Sub-account allocation and for each Fixed  Allocation.  The Account Value is the sum of the values of each Sub-account  allocation and the value of each  Fixed  Allocation.  The  Account  Value  does not  reflect  any CDSC  that may apply to a  withdrawal  or  surrender.  When determining  the  Account  Value on a day more than 30 days prior to a Fixed  Allocation's  Maturity  Date,  the  Account  Value may
include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value  available to you on any day during the  accumulation  period.  The Surrender Value is equal to your Account Value minus any CDSC, the Annual  Maintenance Fee and the charge for any optional  benefits.  The Surrender
Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you  allocate  Account  Value  to a  Sub-account,  you are  purchasing  units  of the  Sub-account.  Each  Sub-account  invests exclusively  in  shares  of an  underlying  Portfolio.  The  value of the  Units  fluctuates  with the  market  fluctuations  of the
Portfolios.  The value of the Units  also  reflects  the daily  accrual  for the  Insurance  Charge and if you  elected  one or more optional  benefits  whose annual  charge is deducted  daily,  the  additional  charge made for such  benefits.  There may be several different  Unit Prices for each  Sub-account  to reflect the Insurance  Charge and the charges for any optional  benefits.  The Unit
Price for the Units you purchase will be based on the total  charges for the benefits  that apply to your  Annuity.  See the section entitled  "What Happens to My Units When There is a Change in Daily  Asset-Based  Charges?"  for a detailed  discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each  Valuation  Day, we determine  the price for a Unit of each  Sub-account,  called the "Unit  Price." The Unit Price is used for determining  the value of  transactions  involving  Units of the  Sub-accounts.  We  determine  the number of Units  involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a Sub-account.  On the Valuation Day you make the allocation,  the Unit Price is $14.83.  Your $5,000 buys  337.154  Units of the  Sub-account.  Assume  that  later,  you wish to  transfer  $3,000  of your  Account  Value  out of that
Sub-account  and  into  another  Sub-account.  On the  Valuation  Day you  request  the  transfer,  the Unit  Price of the  original
Sub-account  has  increased to $16.79.  To transfer  $3,000,  we sell 178.677  Units at the current Unit Price,  leaving you 158.477
Units.  We then buy $3,000 of Units of the new  Sub-account  at the Unit Price of $17.83.  You would then have 168.255  Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed  Allocation plus all interest  credited to a Fixed  Allocation as of the date  calculated.
The Interim  Value does not include the impact of any Market  Value  Adjustment.  If you made any  transfers or  withdrawals  from a
Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were  withdrawn.  To determine  the Account  Value of a Fixed  Allocation  on any day other than its Maturity Date or within 30 days prior to its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process  financial  transactions on those days that the New York Stock Exchange (NYSE) is open for  trading.  There  may be  circumstances  where  the NYSE  does not open on a  regularly  scheduled  date or time or closes at an earlier time than scheduled  (normally  4:00 p.m. EST).  Financial  transactions  requested  before the close of the NYSE which meet our requirements will be processed according to the value next determined  following the close of business.  Financial  transactions requested  on a  non-business  day or after the close of the NYSE will be  processed  based on the value next  computed  on the next business  day.  There may be  circumstances  when the  opening or closing  time of the NYSE is  different  than  other  major  stock exchanges,  such as NASDAQ or the  American  Stock  Exchange.  Under such  circumstances,  the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances  where the NYSE is open,  however,  due to inclement  weather,  natural  disaster or other  circumstances beyond  our  control,  our  offices  may  be  closed  or  our  business  processing  capabilities  may be  restricted.  Under  those circumstances,  your Account Value may fluctuate  based on changes in the Unit Values,  but you may not be able to transfer  Account
Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally  recognized  holidays:  New Year's Day, Martin Luther King, Jr. Day, Presidents' Day,
Good Friday,  Memorial Day,  Independence  Day,  Labor Day,  Thanksgiving,  and Christmas.  On those dates,  we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
|X|      trading on the NYSE is restricted;
|X|      an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X|      the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial  Purchase  Payments:  We are required to allocate  your initial  Purchase  Payment to the  Sub-accounts  within two (2) days after we receive  all of our  requirements  to issue the  Annuity.  If we do not have all the  required  information  to allow us to issue your  Annuity,  we may retain  the  Purchase  Payment  while we try to reach you or your  representative  to obtain all of our requirements.  If we are unable to obtain all of our  required  information  within  five (5) days,  we are  required  to return the
Purchase  Payment to you at that time,  unless you  specifically  consent to our retaining the Purchase  Payment while we gather the required  information.  Once we obtain the required  information,  we will invest the Purchase  Payment and issue the Annuity within two (2) days.  During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase  Payments:  We will apply any  additional  Purchase  Payments on the Valuation Day that we receive the Purchase
Payment with satisfactory allocation instructions.

Scheduled  Transactions:  "Scheduled"  transactions  include  transfers  under  a  Dollar  Cost  Averaging,  rebalancing,  or  asset allocation program,  Systematic  Withdrawals,  Minimum Distributions or annuity payments.  Scheduled  transactions are processed and valued as of the date they are scheduled,  unless the scheduled day is not a Valuation Day. In that case,  the  transaction  will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled  Transactions:   "Unscheduled"  transactions  include  any  other  non-scheduled  transfers  and  requests  for  Partial
Withdrawals  or Free  Withdrawals  or  Surrenders.  Unscheduled  transactions  are  processed  and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Medically-related  Surrenders & Death  Benefits:  Medically-related  surrender  requests and Death Benefit claims require our review and evaluation before  processing.  We price such transactions as of the date we receive at our Office all supporting  documentation we require for such transactions and that are satisfactory to us.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional  Benefits:  If you terminate the Guaranteed Return Option program or either Optional Death Benefit,  we will no longer  deduct the charge we apply to purchase  the  optional  benefit.  On the date the charge no longer  applies,  your Annuity will become subject to a different daily  asset-based  charge.  We will process a transaction  where your Account Value allocated to the Sub-accounts  will be used to purchase new Units of the Sub-accounts  that reflect the Insurance Charge and any optional benefit or program  still  elected,  but not the charge  for the  optional  benefit  or  program  that you  terminated.  The number of Units attributed  to your Annuity  will be decreased  and the Unit Price of each unit of the  Sub-accounts  in which you invested  will be increased.  The  adjustment in the number of Units and Unit Price will not affect your Account Value.  Beginning on that date,  your
Account  Value  will be  determined  based on the  change in the value of Units  that  reflect  the  Insurance  Charge and any other optional benefits that you have elected.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences are affected by your individual  circumstances,  this summary of our interpretation of the relevant tax laws is not  intended  to be  fully  comprehensive  nor is it  intended  as tax  advice.  Therefore,  you  may  wish  to  consult  a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance  company under Part I, subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or  long-term  capital  gains  earned by the
Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit  sharing plan or other  retirement  arrangement  that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity  until an amount is received (a  "distribution").  This is  commonly  referred to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity  payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the Annuity must currently  include  any  increase in the value of the Annuity  during a tax year in its gross  income.  An  exception  from  current taxation  applies for annuities held by an employer with respect to a terminated  tax-qualified  retirement plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt  entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity  payments begin are generally  treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated  as receipt of  "income  on the  contract"  is  includible  in the  taxpayer's  gross  income and  taxable in the year it is received.  The amount of any  distribution  treated as a return of the  "investment  in the  contract"  is not  includible  in gross income.

|X|      "Income on the  contract" is calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is equal to  total  purchase  payments  for all  "related  contracts"  minus  any  previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible  in gross income.
     "Investment  in the  contract"  may be affected by whether an annuity or any  "related  contract"  was  purchased  as part of a tax-free  exchange of life insurance,  endowment,  or annuity  contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received on or after the Annuity  Date will  generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the  exclusion  ratio  differs  between fixed and variable annuity  payments.  When annuity  payments  cease  because of the death of the person upon whose life  payments are based and, as of the date of death,  the  amount of  annuity  payments  excluded  from  taxable  income by the  exclusion  ratio  does not exceed the
"investment in the contract," then the remaining  portion of unrecovered  investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on  Distributions:  Generally,  any  distribution  from an annuity  not used in  conjunction  with a Qualified  Contract
(Qualified  Contracts are  discussed  below) is subject to a penalty  equal to 10% of the amount  includible  in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled;
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life  expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity contract when determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related contracts."  In situations  involving  related  contracts we believe that the values under such  contracts and the investment in the contracts  will be added  together to determine the proper  taxation of a  distribution  from any one contract  described  under the section  "Distributions  before  Annuitization."  Generally,  distributions  will be  treated  as coming  first  from  income on the contract  until all of the  income on all such  related  contracts  is  withdrawn,  and then as a return  of the  investment  in the contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue Service would view related  contracts when one or more  contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue  Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are  particularly  cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding  "substantially  equal  periodic  payments":  (also  known as  "72(t)" or  "72(q)"  distributions)  Any modification to a program of  distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such payments will result in the  requirement to pay the 10%  premature  distribution  penalty  that would have been due had the payments  been  treated as subject to the 10%  premature distribution  penalty in the years  received,  plus  interest.  This does not apply when the  modification  is by reason of death or disability.  American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the
10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract  were  contributed  or deemed to be  contributed more than one year  prior to the  annuity  starting  date  under the  immediate  annuity;  and (b) the  annuity  payments  under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free  exchanges under Section 1035:  Section 1035 of the Code permits certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased  through a tax-free exchange of a life insurance,  annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions  other than as annuity payments will be considered to come:
|X|      First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any "income on the  contract"  that is  attributable  to the  purchase  payments  made prior to August 14, 1982
       (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a distribution is equal to or less than the remaining  investment in the contract made prior to August 14,
1982,  such amounts are not included in taxable  income.  Further,  distributions  received  that are  considered  to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding  current taxation  of any gains in the  contract  as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has  reserved  the right to treat  transactions it considers abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions may be considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations after a  partial  exchange.  As of the  date of this  prospectus,  we will  treat a  partial  surrender  of this  type  involving  a non-qualified  annuity  contract as a "tax-free"  exchange  for future tax  reporting  purposes,  except to the extent that we, as a reporting and withholding agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance companies may not recognize  these partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as subjecting the taxable  portion of the  distribution  to the 10% IRS early  distribution penalty.  We  strongly  urge you to  discuss  any  transaction  of this  type  with  your tax  advisor  before  proceeding  with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment  under Section 1035 of the Code. We will continue to report a partial  surrender of a life insurance policy as subject to current  taxation to the extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction  on the remaining  life  insurance  policy,  particularly  as to the subsequent methods  to be used to test for  compliance  under  the Code for both the  definition  of life  insurance  and the  definition  of a modified endowment contract.

Special  Considerations  for  Purchasers of the Enhanced  Beneficiary  Protection  Optional  Death  Benefit:  As of the date of this
Prospectus,  it is our understanding  that the charges related to the optional Death Benefit are not subject to current taxation and we will not  report  them as such.  However,  the IRS could  take the  position  that  these  charges  should be  treated as partial withdrawals  subject to current  taxation to the extent of any gain and, if  applicable,  the 10% tax penalty.  We reserve the right to report charges for the optional Death Benefit as partial  withdrawals if we, as a reporting and withholding  agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of  tax-qualified  retirement  plans.  We have provided  summaries below of the  types of  tax-qualified  retirement  plans  with  which we may  issue an  Annuity.  These  summaries  provide  general information  about the tax rules and are not  intended to be  complete  discussions.  The tax rules  regarding  qualified  plans are complex.  These rules may include limitations on contributions and restrictions on distributions,  including  additional taxation of distributions  and  additional  penalties.  The  terms  and  conditions  of the  tax-qualified  retirement  plan  may  impose  other limitations  and  restrictions  that are in  addition  to the terms of the  Annuity.  The  application  of these  rules  depends  on individual  facts and  circumstances.  Before  purchasing an Annuity for use in a qualified  plan,  you should obtain  competent tax advice,  both as to the tax treatment and  suitability of such an investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief  Reconciliation  Act (EGTRRA):  Certain states do not conform to the pension  provisions  included in
EGTRRA.  We  recommend  that you consult with your tax advisor to  determine  the status of your state's  statutes as they relate to
EGTRRA and your tax qualified retirement plan.

Corporate  Pension and  Profit-sharing  Plans:  Annuities may be used to fund  employee  benefits of various  corporate  pension and profit-sharing  plans  established by corporate  employers  under Section 401(a) of the Code including  401(k) plans.  Contributions to such plans are not taxable to the employee until  distributions  are made from the retirement plan. The Code imposes  limitations on the amount that may be contributed  and the timing of  distributions.  The tax treatment of  distributions  is subject to special provisions of the Code, and also depends on the design of the specific  retirement plan.  There are also special  requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of retirement  plans  established  by  self-employed  individuals  for themselves and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".  These plans are subject to most of the same types of limitations and  requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which  contributions may be  made  by  certain  qualifying  employers  such  as  public  schools  and  certain  charitable,  educational  and  scientific organizations  specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable to the employee  until  distributions  are made from the TSA.  The Code  imposes  limits on  contributions,  transfers  and  distributions.
Nondiscrimination requirements also apply.

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental and certain other tax exempt  employers  for their  employees  may invest in annuity  contracts.  The Code limits  contributions  and  distributions,  and imposes  eligibility  requirements as well.  Contributions  are not taxable to employees until  distributed from the plan.  However, plan assets  remain the  property of the  employer  and are subject to the claims of the  employer's  general  creditors  until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Arrangements  or "IRAs":  Section  408 of the Code allows  eligible  individuals  to maintain an  individual retirement  account  or  individual  retirement  annuity  ("IRA").  IRAs  are  subject  to  limitations  on the  amount  that may be contributed,  the  contributions  that may be deducted from taxable income,  the persons who may be eligible to establish an IRA and the time when  distributions  must commence.  Further,  an Annuity may be established  with "roll-over"  distributions  from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs:  A form of IRA is also  available  called a "Roth  IRA".  Contributions  to a Roth IRA are not tax  deductible.  However, distributions  from a Roth IRA are free from  Federal  income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion from a traditional  IRA was made and the  distribution is made
                                                                                                       ---
(a) once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer,  or (c) for qualified  first-time home buyer expenses,  subject to certain  limitations.  Distributions  from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth  IRAs  will  receive a  special  disclosure  document,  which  describes  limitations  on  eligibility, contributions,  transferability  and  distributions.  It also  describes  the  conditions  under which  distributions  from IRAs and qualified  plans  may be  rolled  over or  transferred  into an IRA or  another  qualified  plan,  on a  tax-deferred  basis and the conditions  under which  distributions  from  traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may  establish  Simplified  Employee  Pensions or SEP IRAs.  Employer
contributions  that may be made to employee SEP IRAs are larger than the amounts that may be  contributed  to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under  Section 72 of the Code.  Under these rules,  a portion of each distribution  may be excludable  from income.  The  excludable  amount is the proportion of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7)
         of the Code);
|X|      is part of a series  of  substantially  equal  periodic  payments  to be paid not less  frequently  than  annually  for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*;
|X|      is made pursuant to an IRS levy;
|X|      is made to pay qualified acquisition costs for a first time home purchase (IRA only);
|X|      is made to pay qualified higher education expenses (IRA only); and
|X|      is not more than the cost of your medical insurance (IRA only.

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.  The  retirement option is not available to IRAs.

The IRS has released Treasury  regulations  containing new Minimum Distribution rules. For Minimum  Distributions  required in 2002, the  individual  may utilize the 2002 Final  Regulations,  the 2001  Proposed  Regulations  or the 1987  Proposed  Regulations.  For
Minimum Distributions  required in 2003 and later,  individuals are required to use the rules under the 2002 Final Regulations.  The
2002 Final  Regulations  contain a  provision  which  could  increase  the  amount of minimum  distributions  required  for  certain individuals.  Under the 2002 Final  Regulations,  individuals are required to include in their annuity  contract value the actuarial value of any other  benefits  that will be  provided  under the  annuity.  We and other  annuity  providers  are  currently  seeking clarification  of this new rule.  You  should  consult  your tax  adviser  to  determine  the  impact  of this rule on your  Minimum
Distributions.

Under the new Minimum  Distribution  rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten (10)  years  younger  than the  participant.  In that case,  the new rules  permit  the  participant  to utilize the actual life  expectancies of the participant  and the spouse.  In most cases,  the beneficiary may be changed during the participant's  lifetime with no affect on the Minimum  Distributions.  At death,  the  designated  Beneficiary  may  generally  take
Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount  distributed is less than the minimum  required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly  distributed.  Because of the many recent changes to the Minimum  Distribution  rules,  we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification:  Section  817(h) of the Code provides that a variable  annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of  insurance  companies).  If the  diversification  requirements  under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations prescribe the  diversification  requirements  for variable  annuity  contracts.  We expect the underlying  mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment  Options:  Transfers between investment  options are not subject to taxation.  The Treasury  Department may  promulgate  guidelines  under  which a variable  annuity  will not be treated as an annuity for tax  purposes  if persons  with ownership  rights have excessive  control over the  investments  underlying  such variable  annuity.  Such guidelines may or may not address the number of investment  options or the number of transfers  between  investment  options offered under a variable annuity.
It is not known whether such guidelines,  if in fact promulgated,  would have retroactive  effect. It is also not known what effect, if any, such guidelines may have on transfers  between the investment  options of the Annuity offered  pursuant to this  Prospectus.
We will take any action,  including  modifications to your Annuity or the  Sub-accounts,  required to comply with such guidelines if promulgated.

Federal  Income Tax  Withholding:  Section  3405 of the Code  provides  for  Federal  income  tax  withholding  on the  portion of a distribution  which is  includible  in the gross  income of the  recipient.  Amounts to be  withheld  depend  upon the nature of the distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income  taxes withheld at a different rate by filing a completed election form with us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject  to  automatic  20%
withholding for Federal income taxes. The following  distributions  are not eligible  rollover  distributions and not subject to 20%
withholding:
|X|      any portion of a distribution paid as a Minimum Distribution;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal periodic  payments for the life or life  expectancy of the  participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of substantial  periodic  payments pursuant to Section 72(q) or 72(t) of the Code;
     and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments  and Pledges:  Any amount  received  directly or indirectly  as a loan from, or any  assignment or pledge of any portion of the value of, an annuity  before annuity  payments have begun is treated as a distribution  subject to taxation under the distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity and while such  assignment  or pledge  remains  in effect is  treated as  "income  on the  contract"  in the year in which it is  earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code  certain  taxes may be due when all or part of an  annuity is  transferred  to, or a death  benefit is paid to, an  individual  two or more  generations  younger than the  contract  holder.  These  generation-skipping transfers  generally  include those subject to federal estate or gift tax rules.  There is an aggregate $1.1 million  exemption from taxes for all such  transfers.  We may be required to determine  whether a  transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant  succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed  to prevent  indefinite  deferral  of tax.  Continuing  the benefit of tax  deferral by naming one or more contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable  law or  regulation  to you at your last known  address of record.  You should  therefore give us prompt notice of any address change.  We reserve the right, to the extent  permitted by law and subject to your prior  consent,  to provide  any  prospectus,  prospectus  supplements,  confirmations,  statements  and  reports  required  by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic  means, including  diskettes or CD ROMs. We send a confirmation  statement to you each time a transaction  is made affecting  Account Value, such as making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter.  We may confirm regularly  scheduled  transactions,  such as the Annual
Maintenance  Fee, in quarterly  statements  instead of  confirming  them  immediately.  You should review the  information  in these statements  carefully.  You may  request  additional  reports.  We  reserve  the right to charge up to $50 for each such  additional report.

Any errors or  corrections  on  transactions  for your  Annuity  must be  reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed  immediately,  we assume all transactions are accurate unless you notify us otherwise  within 30 days from the date you receive the  confirmation.  For  transactions  that are first confirmed on the quarterly  statement,  we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly  statement.  All transactions  confirmed  immediately or by quarterly statement are deemed conclusive after the applicable
30-day  period.  We may also send an annual report and a semi-annual  report  containing  applicable  financial  statements  for the
Separate Account and the Portfolios,  as of December 31 and June 30, respectively,  to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in Connecticut with licenses in all 50 states,  the District of Columbia and Puerto Rico.  American  Skandia is a  wholly-owned  subsidiary  of American
Skandia,  Inc., whose ultimate parent is Skandia  Insurance  Company Ltd., a Swedish company.  American Skandia markets its products to broker-dealers  and financial  planners through an internal field marketing staff. In addition,  American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing variable annuity and variable life insurance  contracts.  American Skandia  currently offers the following  products:  (a) flexible  premium  deferred  annuities and single  premium fixed  deferred  annuities  that are registered  with the SEC;  (b) certain  other fixed  deferred  annuities  that are not  registered  with the SEC; (c) both fixed and variable  immediate  adjustable  annuities;  and (d) single premium  variable life insurance policy that is registered with the SEC.
No company  other than  American  Skandia has any legal  responsibility  to pay amounts that it owes under its variable  annuity and variable life insurance contracts.

WHAT ARE SEPARATE ACCOUNTS?
The separate  accounts are where American  Skandia sets aside and invests the assets of some of our annuities.  In the  accumulation period,  assets  supporting  Account Values of the Annuities are held in a separate account  established under the laws of the State of Connecticut.  We are the legal owner of assets in the separate  accounts.  In the payout period,  assets supporting fixed annuity payments  and any  adjustable  annuity  payments we make  available  are held in our general  account.  Assets  supporting  variable annuity  payment  options  may be invested in our  separate  accounts.  Income,  gains and losses  from  assets  allocated  to these separate  accounts are credited to or charged against each such separate account without regard to other income,  gains or losses of
American Skandia or of any other of our separate  accounts.  These assets may only be charged with liabilities  which arise from the
Annuities  issued by American  Skandia.  The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts.  However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in  Sub-accounts  of American  Skandia Life  Assurance  Corporation  Variable  Account B, also referred to as "Separate  Account B".
Separate  Account B was  established by us pursuant to Connecticut  law on November 25, 1987.  Separate  Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate  Account B consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or mutual fund portfolio.  The name of each  Sub-account  generally  corresponds  to the name of the  underlying  Portfolio.  Each  Sub-account  in
Separate  Account B may have  several  different  Unit Prices to reflect  the  Insurance  Charge and the  charges  for any  optional benefits that are offered under this Annuity and other  annuities  issued by us through  Separate  Account B. Separate  Account B is registered with the SEC under the Investment  Company Act of 1940 ("Investment  Company Act") as a unit investment trust, which is a type of investment company.  The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002,  Separate Account B was organized as a single separate account with six different  Sub-account  classes, each of which was registered as a distinct unit  investment  trust under the  Investment  Company Act.  Effective  November 18, 2002
each  Sub-account  class of Separate  Account B will be consolidated  into the unit investment trust formerly named American Skandia
Life Assurance  Corporation  Variable  Account B (Class 1  Sub-accounts),  which will  subsequently be renamed American Skandia Life
Assurance  Corporation  Variable  Account B. Each  Sub-account  of Separate  Account B will have multiple Unit Prices to reflect the daily charge  deducted for each  combination of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for each optional benefit offered under Annuity  contracts  funded through Separate Account B. The  consolidation of Separate
Account B will have no impact on Annuity Owners.

We reserve the right to make  changes to the  Sub-accounts  available  under the Annuity as we determine  appropriate.  We may offer new  Sub-accounts,  eliminate  Sub-accounts,  or combine  Sub-accounts  at our sole  discretion.  We may also close  Sub-accounts to additional  Purchase  Payments on existing Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after specified dates.  We may also substitute an underlying  mutual fund or portfolio of an underlying  mutual fund for another  underlying  mutual fund or  portfolio  of an  underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are required to obtain under the Investment Company Act.  We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on  allocations to the  Sub-accounts  will vary with the investment  performance of the underlying  mutual funds or fund  portfolios,  as  applicable.  We do not  guarantee  the  investment  results of any  Sub-account.  Your Account Value allocated  to the  Sub-accounts  may increase or  decrease.  You bear the entire  investment  risk.  There is no assurance  that the
Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the  accumulation  period,  assets  supporting our obligations  based on Fixed  Allocations are held in American Skandia Life
Assurance  Corporation  Separate  Account D, also  referred to as  "Separate  Account D".  Such  obligations  are based on the fixed interest  rates we credit to Fixed  Allocations  and the terms of the Annuities.  These  obligations do not depend on the investment performance of the assets in Separate Account D.  Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate  Account D. The Fixed  Allocations  are  guaranteed  by our  general  account.  An Annuity  Owner who allocates a portion of their Account  Value to Separate  Account D does not  participate  in the  investment  gain or loss on assets maintained  in  Separate  Account  D. Such gain or loss  accrues  solely to us. We retain  the risk that the value of the  assets in
Separate  Account D may drop below the reserves and other  liabilities we must maintain.  Should the value of the assets in Separate
Account D drop below the reserve and other  liabilities we must maintain in relation to the annuities  supported by such assets,  we will transfer  assets from our general  account to Separate  Account D to make up the  difference.  We have the right to transfer to our  general  account any assets of Separate  Account D in excess of such  reserves  and other  liabilities.  We maintain  assets in
Separate Account D supporting a number of annuities we offer.

We  currently  employ  investment  managers  to manage the  assets  maintained  in  Separate  Account  D. Each  manager we employ is responsible  for  investment  management  of a different  portion of  Separate  Account D. From time to time  additional  investment managers  may be employed or  investment  managers may cease being  employed.  We are under no  obligation  to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest  according to specific  guidelines or strategies  except as may be required by Connecticut  and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying  mutual fund is registered as an open-end  management  investment  company under the Investment  Company Act. Shares of the underlying  mutual fund portfolios are sold to separate  accounts of life insurance  companies  offering variable annuity and variable life insurance products.  The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying  mutual funds in which the  Sub-accounts  invest.  However,  under SEC rules, you have voting  rights in relation  to Account  Value  maintained  in the  Sub-accounts.  If an  underlying  mutual fund  portfolio requests a vote of  shareholders,  we will vote our shares based on  instructions  received from Owners with Account Value allocated to that  Sub-account.  Owners have the right to vote an amount equal to the number of shares  attributable  to their  contracts.  If we do not receive voting  instructions  in relation to certain  shares,  we will vote those shares in the same manner and proportion as the shares  for which we have  received  instructions.  We will  furnish  those  Owners who have  Account  Value  allocated  to a
Sub-account  whose  underlying  mutual fund portfolio has requested a "proxy" vote with proxy  materials and the necessary  forms to provide us with their voting  instructions.  Generally,  you will be asked to provide instructions for us to vote on matters such as changes in a  fundamental  investment  strategy,  adoption  of a new  investment  advisory  agreement,  or matters  relating  to the structure of the underlying mutual fund that require a vote of shareholders.

American  Skandia  Trust (the  "Trust") has obtained an  exemption  from the  Securities  and Exchange  Commission  that permits its investment adviser,  American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of Trustees of the Trust, to change  sub-advisors  for a Portfolio and to enter into new sub-advisory  agreements,  without  obtaining  shareholder approval of the changes.  This exemption (which is similar to exemptions  granted to other  investment  companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient  supervision  and management of the  sub-advisors by ASISI and the  Trustees.  The Trust is  required,  under the terms of the  exemption,  to  provide  certain  information  to  shareholders following these types of changes.

Material Conflicts
It is possible that  differences  may occur between  companies  that offer shares of an  underlying  mutual fund  portfolio to their respective  separate  accounts  issuing  variable  annuities  and/or  variable life insurance  products.  Differences may also occur surrounding the offering of an underlying  mutual fund portfolio to variable life insurance  policies and variable annuity contracts that we offer.  Under certain  circumstances,  these  differences could be considered  "material  conflicts," in which case we would take  necessary  action to protect  persons with voting rights under our variable  annuity  contracts  and variable  life  insurance policies  against  persons  with  voting  rights  under other  insurance  companies'  variable  insurance  products.  If a "material conflict" were to arise between owners of variable  annuity  contracts and variable life  insurance  policies  issued by us we would take  necessary  action to treat such  persons  equitably  in  resolving  the  conflict.  "Material  conflicts"  could  arise due to differences  in voting  instructions  between  owners of variable  life  insurance  and  variable  annuity  contracts of the same or different companies.  We monitor any potential conflicts that may exist.

Service Fees Payable by Underlying Funds
American  Skandia or our  affiliates  have  entered  into  agreements  with the  investment  adviser or  distributor  of many of the underlying  Portfolios.  Under the terms of these agreements,  American Skandia provides  administrative and support services to the
Portfolios for which a fee is paid that is generally based on a percentage of the average assets  allocated to the Portfolios  under the Annuity.  Any fees payable  will be  consistent  with the services  rendered or the  expected  cost savings  resulting  from the arrangement.  These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American  Skandia,  Inc., is the distributor and principal  underwriter of the securities  offered  through this  prospectus.  ASM acts as the distributor of a number of annuity and life  insurance  products we offer and both American  Skandia Trust and American  Skandia  Advisor  Funds,  Inc., a family of retail mutual  funds.  ASM also acts as an  introducing  broker-dealer  through  which it receives a portion of  brokerage  commissions  in connection  with  purchases  and sales of securities  held by  portfolios of American  Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive,  Shelton,  Connecticut 06484. ASM is registered as broker-dealer  under the
Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous  basis.  ASM enters into  distribution  agreements with  independent  broker-dealers  who are registered  under the Exchange Act and with entities that may offer the Annuity but are exempt from  registration.  Applications for the Annuity are solicited by registered  representatives of those firms. Such  representatives  will also be our appointed insurance agents under state insurance law.  In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation  is paid to firms on sales of the Annuity  according  to one or more  schedules.  The  individual  representative  will receive a portion of the  compensation,  depending on the practice of the firm.  Compensation  is generally based on a percentage of
Purchase  Payments  made, up to a maximum of 5.5%.  Alternative  compensation  schedules are available  that provide a lower initial commission  plus ongoing  annual  compensation  based on all or a portion of Account  Value.  We may also provide  compensation  for providing  ongoing  service to you in relation to the Annuity.  Commissions and other  compensation  paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

In addition,  firms may receive  separate  compensation  or  reimbursement  for,  among other things,  training of sales  personnel, marketing or other services they provide to us or our affiliates.  We or ASM may enter into  compensation  arrangements with certain firms.  These  arrangements  will not be offered to all firms and the terms of such  arrangements may differ between firms. Any such compensation  will be paid by us or ASM and will not result in any additional  charge to you. To the extent  permitted by NASD rules and other  applicable laws and  regulations,  ASM may pay or allow other  promotional  incentives or payments in the form of cash or other compensation.

Advertising:  We may  advertise  certain  information  regarding  the  performance  of the  investment  options.  Details  on how we calculate  performance for the  Sub-accounts  are found in the Statement of Additional  Information.  This  information may help you review the performance of the investment  options and provide a basis for comparison with other  annuities.  This information may be less useful when  comparing  the  performance  of the  investment  options with other  savings or  investment  vehicles.  Such other investments  may not  provide  some of the  benefits  of  annuities,  or may not be  designed  for  long-term  investment  purposes.
Additionally  other savings or investment  vehicles may not be receive the  beneficial  tax treatment  given to annuities  under the
Code.

We may advertise the performance of the Portfolios in the form of "Standard" and  "Non-standard"  Total Returns  calculated for each
Sub-account.  "Standard Total Return" figures assume a hypothetical  initial  investment of $1,000 allocated to a Sub-account during the most recent,  one, five and ten year periods (or since the inception  date that the Portfolio has been offered as a Sub-account, if less).  "Standard Total Return" figures assume that the applicable  Insurance Charge and the Annual  Maintenance Fee are deducted and that the Annuity is  surrendered  at the end of the applicable  period,  meaning that any Contingent  Deferred Sales Charge that would apply upon surrender is also deducted.  "Non-standard  Total Return" figures include any performance  figures that do not meet the SEC's rules for Standard  Total Returns.  Non-standard  Total Returns may also assume that the Annual  Maintenance  Fee does not apply due to the average  Account  Value being greater than  $100,000,  where the charge is waived.  Non-standard  Total Returns are calculated  in the same  manner  as  standardized  returns  except  that the  figures  may not  reflect  all  fees and  charges.  In particular,  they may  assume  no  surrender  at the end of the  applicable  period so that the CDSC does not  apply.  Standard  and
Non-standard  Total  Returns will not reflect the  additional  asset-based  charges  that are  deducted  when you elect any optional benefits.  The additional cost associated with any optional  benefits you elected will reduce your performance.  Non-Standard  Total
Returns must be accompanied by Standard Total Returns.

Some of the  underlying  Portfolios  existed  prior to the  inception  of these  Sub-accounts.  Performance  quoted  in  advertising regarding  such  Sub-accounts  may indicate  periods during which the  Sub-accounts  have been in existence but prior to the initial offering of the Annuities,  or periods during which the underlying  Portfolios  have been in existence,  but the  Sub-accounts  have not. Such hypothetical  historical  performance is calculated using the same assumptions  employed in calculating actual performance since inception of the  Sub-accounts.  Hypothetical  historical  performance of the underlying  Portfolios prior to the existence of the Sub-accounts may only be presented as Non-Standard Total Returns.

We may advertise the  performance  of money  market-type  Sub-accounts  using a measure of the "current and  effective  yield".  The current yield of a money  market-type  Sub-account  is  calculated  based upon the previous  seven-day  period ending on the date of calculation.  The effective yield of a money  market-type  Sub-account  reflects the  reinvestment of net income earned daily on the assets of such a  Sub-account.  The current  and  effective  yields  reflect the  Insurance  Charge and the charge for any  optional benefits (if  applicable)  deducted  against the  Sub-account.  In a low interest  rate  environment,  yields for money  market-type
Sub-accounts,  after  deduction of the Insurance  Charge,  and the charge for any optional  benefits (if applicable) may be negative even though the yield (before  deducting for such charges) is positive.  Current and effective  yield  information  will  fluctuate.
This information may not provide a basis for comparisons with deposits in banks or other  institutions  which pay a fixed yield over a stated period of time, or with investment  companies which do not serve as underlying  mutual funds for variable  annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance  information on the Sub-accounts is based on past performance only and is not an indication or  representation of future performance.  Performance of the Sub-accounts is not fixed.  Actual  performance  will depend on the type,  quality and, for some of the  Sub-accounts,  the maturities of the investments held by the underlying  mutual funds or portfolios and upon prevailing  market conditions and the response of the underlying  mutual funds to such  conditions.  Actual  performance will also depend on changes in the expenses of the underlying  mutual funds or portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such  underlying  mutual  fund or  portfolio.  In  addition,  the total  amount of  asset-based  charges  assessed  against  each
Sub-account will affect your performance.

The information we may advertise  regarding the Fixed  Allocations  may include the then current  interest rates we are crediting to new Fixed  Allocations.  Information  on  current  rates  will be as of the date  specified  in such  advertisement.  Rates  will be included in  advertisements  to the extent  permitted by law. Given that the actual rates  applicable to any Fixed Allocation are as of the date of any such Fixed  Allocation's  Guarantee  Period begins,  the rate credited to a Fixed  Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance of our  Sub-accounts  with: (a) certain  unmanaged  market  indices, including but not limited to the Dow Jones Industrial  Average,  the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond
Index,  the Frank Russell  non-U.S.  Universal Mean, the Morgan Stanley  Capital  International  Index of Europe,  Asia and Far East
Funds, and the Morgan Stanley Capital  International World Index; and/or (b) other management  investment  companies with investment objectives  similar to the mutual fund or portfolio  underlying the  Sub-accounts  being compared.  This may include the performance ranking assigned by various publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune, Money, Barron's,
Business Week, USA Today and  statistical  services,  including but not limited to Lipper  Analytical  Services Mutual Funds Survey,
Lipper Annuity and Closed End Survey,  the Variable  Annuity Research Data Survey,  SEI, the Morningstar  Mutual Fund Sourcebook and
the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance  Corporation may advertise its rankings and/or ratings by independent  financial  ratings  services.
Such rankings may help you in evaluating  our ability to meet our  obligations in relation to Fixed  Allocations,  pay minimum death benefits,  pay annuity  payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of
Separate Account B.

AVAILABLE INFORMATION
A Statement of  Additional  Information  is available  from us without  charge upon your  request.  This  Prospectus  is part of the registration  statement we filed with the SEC regarding this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference  Section,  450 Fifth Street N.W.,  Washington,  D.C., 20549. You may inspect and copy those  registration statements  and  exhibits  thereto at the SEC's  public  reference  facilities  at the above  address,  Room 1024,  and at the SEC's
Regional Offices,  The Woolworth Building,  233 Broadway,  New York, NY and 175 W. Jackson Boulevard,  Suite 900, Chicago, IL. These
documents,   as  well  as  documents  incorporated  by  reference,   may  also  be  obtained  through  the  SEC's  Internet  Website
(http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or  superseded  by a statement in this  Prospectus  or in a  later-filed  document,  such  statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2001  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated  by reference in this  Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling our  Customer  Service  Team at  1-800-680-8920,  or  Skandia's  Telephone  Automated  Response  System  (STARS) at
       1-800-766-4530.
|X|      writing to us via regular mail at American Skandia - Variable  Annuities,  Attention:  Stagecoach  Annuity,  P.O. Box 7040,
       Bridgeport,  Connecticut 06601-7040 OR for express mail American Skandia - Variable Annuities, Attention: Stagecoach Annuity,
       One Corporate Drive,  Shelton,  Connecticut  06484. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X|      sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com.
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com.

You can obtain account information  through Skandia's  Telephone  Automated Response System (STARS) and at  www.americanskandia.com, our  Internet  Website.  Our  Customer  Service  representatives  are also  available  during  business  hours to  provide  you with information  about your account.  You can request certain  transactions  through our telephone voice response  system,  our Internet
Website  or  through  a  customer  service  representative.  You  can  provide  authorization  for a  third  party,  including  your attorney-in-fact  acting  pursuant to a power of attorney or an  investment  professional,  to access your account  information  and perform certain  transactions on your account.  You will need to complete a form provided by us which identifies those  transactions that you wish to authorize via telephonic  and electronic  means and whether you wish to authorize a third party to perform any such transactions.  We require that you or your  representative  provide proper  identification  before performing  transactions over the telephone  or through our Internet  Website.  This may include a Personal  Identification  Number (PIN) that will be provided to you upon issue of your  Annuity or you may  establish  or change your PIN through  STARS and at  www.americanskandia.com,  our  Internet
Website.  Any third party that you  authorize  to perform  financial  transactions  on your  account will be assigned a PIN for your account.

Transactions  requested  via  telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims, loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic  means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your  Annuity  using  verification  methods  which may  include a request  for your  Social  Security  number,  PIN or other form of electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent  instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic,  facsimile,  Internet or any other electronic  information or that we will be able to accept  transaction  instructions  via such means at all times.  Regular  and/or  express  mail will be the only means by which we will accept  transaction  instructions when telephonic,  facsimile,  Internet or any other electronic means are unavailable or delayed.  American  Skandia  reserves the right to limit,  restrict or  terminate  telephonic,  facsimile,  Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 (the  "Securities  Act") may be permitted to directors,  officers or persons  controlling the registrant pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the SEC such  indemnification  is against  public policy as expressed in the  Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  American  Skandia and its affiliates are not involved in any legal  proceedings  outside of the ordinary course of business.  American  Skandia and its affiliates are involved in pending and threatened  legal  proceedings in the normal course of its business,  however,  we do not anticipate that the outcome of any such legal  proceedings  will have a material adverse  affect on the  Separate  Account,  or American  Skandia's  ability to meet its  obligations  under the  Annuity,  or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements
|X|      Appendix A - American Skandia Life Assurance Corporation Variable Account B

                                               THIS PAGE IS INTENTIONALLY LEFT BLANK.

                                     APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA

The following table summarizes information with respect to the operations of the Company:

(table in thousands)                                         For the Year Ended December 31,
                                              2001          2000           1999          1998          1997
                                              ----          ----           ----          ----          ----
STATEMENT OF OPERATIONS DATA
Revenues:
Annuity and life insurance charges and fee$*   378,693  $    424,578   $    289,989  $    186,211  $    121,158
Fee income                                     111,196       130,610         83,243        50,839        27,593
Net investment income                           20,126        11,656         10,441        11,130         8,181
Premium income and other revenues                3,368         4,778          3,688         1,360         1,082
                                          ------------  ------------   ------------  ------------  ------------

Total revenues                            $    513,383  $    571,622   $    387,361  $    249,540  $    158,014
                                          ============  ============   ============  ============  ============

Benefits and Expenses:
Annuity and life insurance benefits       $      1,955  $        751   $        612  $        558  $      2,033
Change in annuity and life insurance
     policy reserves                           (39,898)       45,018          3,078         1,053            37
Cost of minimum death benefit                        -             -          2,945         5,144         4,545
reinsurance
Return credited to contractowners               16,833         9,046         (1,639)       (8,930)       (2,018)
Underwriting, acquisition and other
     insurance expenses                        420,802       335,213        206,350       167,790        90,496
Interest expense                                73,424        85,998         69,502        41,004        24,895
                                          ------------  ------------   ------------  ------------  ------------

Total benefits and expenses               $    473,116  $    476,026   $    280,848  $    206,619  $    119,988
                                          ============  ============   ============  ============  ============

Income tax expense                        $      7,168  $     30,779   $     30,344  $      8,154  $     10,478
                                          ============  ============   ============  ============  ============

Net income                                $     33,099  $     64,817   $     76,169  $     34,767  $     27,548
                                          ============  ============   ============  ============  ============

STATEMENT OF FINANCIAL CONDITION DATA
Total Assets                              $ 28,036,860  $ 31,702,705   $ 30,881,579  $ 18,848,273  $ 12,894,290
                                          ============  ============   ============  ============  ============

Future fees payable to parent             $    797,055  $    934,410   $    576,034  $    368,978  $    233,034
                                          ============  ============   ============  ============  ============

Surplus Notes                             $    144,000  $    159,000   $    179,000  $    193,000  $    213,000
                                          ============  ============   ============  ============  ============

Shareholder's Equity                      $    577,668  $    496,911   $    359,434  $    250,417  $    184,421
                                          ============  ============   ============  ============  ============

*        On annuity and life insurance sales of $3,834,167,  $8,216,167,  $6,862,968,  $4,159,662, and $3,697,990,  during the years ended December 31, 2001, 2000, 1999, 1998 and 1997,  respectively,  with contractowner  assets under management of $26,017,847,
     $29,751,822, $29,396,693, $17,854,761, and $12,119,191, as of December 31, 2001, 2000, 1999, 1998, and 1997, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's  Discussion  and Analysis of Financial  Condition  and Results of  Operations  should be read in  conjunction  with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations
---------------------

Annuity and life  insurance  sales  decreased 53% in 2001 to  $3,834,167,000  as compared to a 20% increase in 2000. The decrease in sales in 2001 was consistent with the general decline in sales  throughout the variable annuity  industry,  attributed in large part to the decline in the equity  markets.  The sales  growth in 2000 was driven by  significant  sales  volume in the first  quarter of
2000 due to the strong  equity  market  performance.  However,  the decline in the equity  markets  during the remainder of the year negatively  impacted sales as the first quarter level of sales was not  sustained.  The Company has announced its intention to focus on the growth of its core variable  annuity  business,  with a continuing  focus on  increasing  sales  through  innovative  product development  activities,  the expansion of its wholesaling force through  recruitment and retention of top producers,  and providing consistently good customer service.

Average assets under management totaled  $27,020,489,000 in 2001,  $31,413,809,000 in 2000 and $21,984,759,000 in 1999, representing a decrease of 14% in 2001 and an increase of 46% in 2000.  As a result of the  decrease  in sales  volume and average  assets  under management,  annuity and life  insurance  charges and fees  decreased  11% in 2001,  as compared to an increase of 46% in 2000.  Fee income generated from transfer agency-type and investment support activities decreased 15% in 2001 and increased 57% in 2000.

Net  investment  income  increased 73% in 2001 compared to 2000 and increased 12% in 2000 compared to 1999. The increase in 2001 was primarily  due to a higher level of fixed  maturity  investments  in support of the Company's  risk-based  capital  objectives.  The increase  in 2000 was  primarily  due to the  higher  level  of  fixed  maturity  investments  partially  offset  by  $6,939,000  of amortization of premiums paid on derivative  instruments.  Excluding the derivative  amortization,  net investment  income increased
62% in 2000 as a result of increased fixed maturity investments in support of the Company's risk-based capital objectives.

Premium income represents  premiums earned on the sale of ancillary  contracts such as immediate  annuities with life contingencies, supplementary  contracts  with life  contingencies  and certain life  insurance  products.  Sales of these products will increase or decrease over time  depending on the payout  elections of the  policyholders.  Management  expects  supplementary  contracts to grow over time with the maturing of the core business lines.

Net  realized  investment  gains  totaled  $928,000 in 2001,  compared  to losses of  $688,000  in 2000.  The gross gain in 2001 was partially  offset by losses on securities in the fixed maturity  portfolio.  The most  significant  loss was  $2,636,000  related to
Enron  securities.  In addition net realized  losses were  incurred due to  redemption's  of mutual fund  holdings in support of the
Company's  non-qualified  deferred  compensation program. The change from 1999 to 2000 was primarily due to realized losses on sales of securities in the fixed  maturity  portfolio.  These losses were  partially  offset by realized  gains on sales of fixed maturity investments and mutual funds.

The change in annuity policy  reserves  includes  changes in reserves  related to annuity  contracts with mortality risks as well as the company's  guaranteed minimum death benefit ("GMDB")  liability.  The GMDB reserve decreased  $43,984,000 in 2001, as the result of an update of certain  reserve  assumptions  during 2001 to reflect more realistic  expectations  as to risks inherent in the GMDB liability.  These changes  reduced the GMDB liability  significantly.  Previous  assumptions  had been based on statutory  valuation principles as an  approximation  for  accounting  principles  generally  accepted in the United States ("U.S.  GAAP").  In addition, future  mortality  rates have been lowered to reflect  favorable past  experience.  This decrease in 2001 compares to an increase in
GMDB reserves of $44,186,000 in 2000.

Certain assumptions were also updated in the calculation of the deferred acquisition cost asset,  however,  offsetting the resulting increase in earnings and equity as a result of changes in the GMDB  liability.  The  amortization  of such costs are  determined  in large part by changes in the  expectations  of future  gross  profits of the  variable  annuity  business.  In 2001,  the decline in equity  markets  resulted in a  significantly  lower estimate of future gross profits,  thereby  increasing the expenses  recognized through amortization.

In 1999,  the Company began to develop a program  utilizing  equity put options to manage the risks  embedded in the GMDB in annuity contracts that would result from significant  declines in the equity markets.  Prior to the  implementation  of the hedge strategies utilizing equity put options,  the Company had reinsured  substantially  all of its exposure on the GMDB liability.  The reinsurance was terminated during the second quarter of 1999 as the reinsurer exited this market.

Return  credited to  contractowners  consists of revenues on the variable  and market value  adjusted  annuities  and variable  life insurance,  offset by the benefit  payments  and changes in  reserves  required on this  business.  Market  value  adjusted  annuity activity  has the  largest  impact on this  benefit.  In 2001 and 2000,  the  Separate  Account  investment  returns  on the  assets supporting  market value adjusted  annuities were less than the expected returns as calculated in the reserves,  contributing to the significant  increase in the return credited to  contractholders  benefit.  In addition,  this benefit  increased as a result of the amortization of unearned  Performance  Advantage target value credits,  which increased  $12,814,581 in 2001 over 2000 due primarily to increased  sales of products  containing  this feature.  Other  significant  contributors to the change from 2000 to 2001 include guaranteed minimum death benefit payments on variable  annuities,  which were driven up due to the market declines in 2001, totaling
$2,569,000  net of gains on equity put  options as well as  increased  costs  associated  with  processing  of  backdated  financial transactions.

Underwriting, acquisition and other insurance expenses for 2001, 2000 and 1999 were as follows:

                 (table in thousands)                        2001               2000              1999
                                                             ----               ----              ----
Commissions and purchase credits                           $ 238,847         $ 393,494      $     358,279
General operating expenses                                   167,044           252,206            214,269
Acquisition costs deferred during the year                  (209,136)         (495,103)          (450,059)
Acquisition costs amortized during the year                  224,047           184,616             83,861
                                                           ---------         ---------          ---------
Net amortization of deferred acquisition costs                14,911          (310,487)          (366,198)
                                                           ---------         ----------         ----------
Underwriting, acquisition and other insurance
     expenses                                              $ 420,802         $ 335,213          $ 206,350
                                                           =========         =========          =========

Underwriting,  acquisition  and other  insurance  expenses  increased  26% and 62% in 2001 and 2000,  respectively.  Lower sales and asset levels in 2001 led to a 39% decease in  commissions  and purchase  credits.  Partially  offsetting  this decline,  the company launched a  commission  promotion  program  during  2001,  which  increased  commissions  as a  percentage  of new sales.  Increased commissions and purchase credits reflect the increase in sales in both 2000 and 1999.

General  operating  expenses  decreased 34% from 2000 as a result of lower sales-based  compensation and expense reduction  programs implemented  in 2001 (see Note 18 to the  consolidated  financial  statements).  In addition,  variable  compensation  and long-term incentive plan expense have  decreased due to the slowdown in sales and decline in equity  markets.  Significant  investments in new product development and Internet-based technology contributed to general operating expense increases in both 2001 and 2000.

The company  updated  certain  assumptions in the calculation of expected gross profits used to develop  deferred  acquisition  cost amortization  rates to reflect more recent  experience and current equity market  conditions.  As a result of this the  amortization of such costs increased significantly over the year 2000.

The  amortization of acquisition  costs increased  substantially  in 2000 compared to 1999 as the associated costs from record sales in late 1999 and early 2000 were recognized in accordance with profit and expense recognition models under U.S. GAAP.

Interest  expense  decreased  $12,574,000  in 2001 as a result of the reduction in borrowing and increased  $16,496,000 in 2000 as a result of additional  securitized  financing  transactions,  which consist of the transfer of rights to receive  future fees to ASI,
which  fees   collateralize   notes  issued  in  private   placements  by  ASI  through  special  purpose  trusts   ("securitization
transactions").  In  addition,  the Company paid down surplus  notes on December 3, 2001 and  December 10, 2000 of  $15,000,000  and
$20,000,000  respectively.  Surplus  notes  outstanding  as of December 31, 2001 and 2000  totaled  $144,000,000  and  $159,000,000, respectively.

The  effective  income tax rates for the years ended  December 31,  2001,  2000 and 1999 were 18%,  32% and 28%,  respectively.  The effective  rate is lower than the  corporate  rate of 35% due to permanent  differences,  with the most  significant  item being the dividend  received  deduction.  Management  believes that,  based on the taxable income  produced in the past two years,  as well as continued  growth in annuity sales, the Company will produce  sufficient  taxable income in future years to realize its deferred tax assets.

The Company  generated net income after tax of  $33,099,000,  $64,817,000  and  $76,169,000  in 2001,  2000 and 1999,  respectively.
Equity market  volatility  during 2001 directly  impacted  revenues,  sales and ultimately  expenses for the company.  Revenues were lower than expected due to the  significant  drop in sales year over year, as well as the negative  performance  of the mutual funds underlying  annuity and  insurance  contracts.  Benefits  were higher than  expected  due to the death  claims paid in excess of the account values of the specific  contracts due to GMDB  provisions in such  contracts.  Expenses were  relatively  higher compared to sales and assets than in prior  periods.  Expense  reduction  programs  were  implemented  during the year to better match  expenses incurred  with sales  activity and  management  of the book of business.  Revenue  increases in 2000 were more than offset by higher benefits and expenses driven primarily from the increase in the reserve  requirement  related to the GMDB as a result of the decline in the equity markets.  Investments in new product development and technology also contributed to the increase in expenses.

The Company  considers  Mexico an emerging market and has invested in the Skandia Vida operations with the expectation of generating profits from long-term  savings products in future years. As such,  Skandia Vida has generated net losses of $2,619,000,  $2,540,000 and $2,523,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Total assets declined 12% in 2001 as a direct result of the decrease in separate  account assets.  Separate  account assets declined consistent with the drop in the equity market, offset in part by new net sales activity.

Liabilities  declined 12% in 2001 as a result of several  factors.  Reserves and Separate  Account  liabilities  required to support the annuity and life insurance  business declined  consistent with market valuing of the underlying assets as well as the changes in the GMDB reserve.  Payable to affiliate  increased due to borrowing from ASI to support  temporary  operating cash needs.  Reduction in Future Fees Payable to ASI declined,  consistent with the  securitization  transaction cash flow realized on the designated block of contracts.

Significant Accounting Policies
-------------------------------

For information on the Company's significant  accounting policies,  see Notes to Consolidated  Financial  Statements.  Specifically,
for Deferred  Acquisition  Costs,  see Note 21, for Separate  Accounts,  see Note 20 and for the Company's  employee  profit sharing programs, see Note 13.

Liquidity and Capital Resources
-------------------------------

The Company's liquidity requirement was met by cash from insurance operations, investment activities and borrowings from ASI.

In 2001, the Company had net positive  operating  cash flow as a result of increased cash from insurance  operations and a decreased acquisition  cost cash flow strain due to the  reduction in sales  activity.  In 2000,  the majority of the  operating  cash outflow resulted from the sale of variable  annuity and variable life products that carry a contingent  deferred sales charge.  This type of product  causes a temporary  cash strain in that 100% of the  proceeds  are  invested in separate  accounts  supporting  the product leaving a cash (but not  capital)  strain  caused by the  acquisition  cost for the new  business.  This cash  strain  required  the
Company to look beyond the cash made available by insurance  operations  and  investments of the Company to financing in the form of surplus notes, capital contributions, cash advances, securitization transactions and modified coinsurance reinsurance arrangements:

During 2001 and 2000, the Company  received  $45,500,000 and  $69,000,000,  respectively,  from ASI to support the solvency  capital needs and anticipated growth in business of its U.S.  operations.  In addition,  the Company received $2,500,000 and $2,450,000 from
ASI in 2001 and 2000, respectively, to support its investment in Skandia Vida.

In 2001, in anticipation of more permanent financing,  the Company received approximately  $100,000,000 from ASI in the form of cash advances.  These amounts are reported as Payable to Affiliates in the Consolidated Statements of Financial Condition.

Funds received from new  securitization  transactions  amounted to  $476,288,000 in 2000 (see Note 8 to the  consolidated  financial statements).

During 2001 and 2000, the Company extended its reinsurance  agreements.  The Company also entered into a reinsurance  agreement with
SICL in 2000. The reinsurance  agreements are modified  coinsurance  arrangements  where the reinsurer shares in the experience of a specific book of business.

The Company expects the continued use of reinsurance and  securitization  transactions to fund the cash strain  anticipated from the acquisition costs on future years' sales volume.

As of December 31, 2001 and 2000,  shareholder's  equity totaled  $577,668,000 and  $496,911,000,  respectively.  The increases were driven by the previously mentioned capital contributions received from ASI and net income from operations.

The Company has long-term surplus notes and short-term borrowings from ASI.  No dividends have been paid to ASI.

The National Association of Insurance  Commissioners  ("NAIC") requires insurance companies to report information  regarding minimum
Risk Based Capital ("RBC")  requirements.  These requirements are intended to allow insurance  regulators to identify companies that may need regulatory  attention.  The RBC model law requires that insurance  companies  apply various  factors to asset,  premium and reserve items,  all of which have inherent risks.  The formula  includes  components for asset risk,  insurance risk,  interest rate risk and business risk.  The Company has complied with the NAIC's RBC reporting  requirements  and has total  adjusted  capital well above required capital.

Effects of Inflation
--------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company believes that it is well positioned to retain and enhance its position as a leading  provider of financial  products for long-term  savings and retirement  purposes as well as to address the economic impact of premature death,  estate planning  concerns and supplemental  retirement  needs. The Company has renewed its focus on its core variable annuity  business,  offering  innovative long-term  savings and income products,  strengthening its wholesaling  efforts and providing  consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999 (the Financial Services  Modernization Act) permits  affiliation among banks,  securities firms and insurance  companies.  This legislative change has created  opportunities for continued  consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company  such as pension  reform,  capital  gains and estate tax changes, privacy  standards and Internet  regulation.  Additional  pension reform may change  current tax deferral rules and allow  increased contributions to retirement plans,  which may lead to higher  investments in tax-deferred  products and create growth  opportunities for the Company.  A capital gains tax  reduction may cause  tax-deferred  products to be less  attractive to consumers,  which could adversely  impact the Company.  New privacy  standards  and Internet  regulation  may impact the  Company's  strategic  initiatives, especially related to potential business relationships with web-based technology providers.

Forward Looking Information
---------------------------

The Private Securities  Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking  statements,  so long as those statements are identified as forward-looking,  and the statements are accompanied by meaningful  cautionary statements that identify  important  factors that could cause actual results to differ  materially  from those  discussed in the statement.  We want to take advantage of these safe harbor provisions.

Certain  information  contained in the  Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations is
forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These  forward-looking  statements  rely on a number  of  assumptions  concerning  future  events,  and are  subject  to a number of significant  uncertainties  and  results to differ  materially  from these  statements.  You should not put undue  reliance on these forward-looking  statements.  We disclaim any intention or obligation to update or revise forward-looking  statements,  whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential  fluctuations in earnings and the fair value of certain of its assets and  liabilities,  as well as variations in expected cash flows due to changes in market  interest rates and equity prices.  The following  discussion  focuses on specific  exposures the Company has to interest rate and equity price risk and describes  strategies  used to manage these risks, and includes  "forward-looking  statements" that involve risk and uncertainties.  The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk
------------------

Fluctuations  in interest rates can  potentially  impact the Company's  profitability  and cash flows.  At December 31, 2001, 97% of assets  held under  management  by the Company are in  non-guaranteed  Separate  Accounts  for which the  Company's  exposure is not significant,  as the contractowner  assumes  substantially all the investment risk. On the remaining 3% of assets, the interest rate risk from  contracts  that carry  interest rate exposure is managed  through an  asset/liability  matching  program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2001, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate  annuities,  fixed supplementary  contracts,  the fixed investment option offered in its variable life insurance  contracts,  and in support of the Company's target solvency  capital.  The
Company has a conservative  investment  philosophy with regard to these investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's  deferred  annuity  products  offer a fixed option which  subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the  contractowner.  Guarantee  period options  available range from one to ten years.  Withdrawal of funds, or transfer of funds to variable  investment  options,  before the end of the guarantee period subjects the  contractowner  to a market value  adjustment  ("MVA").  In the event of rising  interest rates,  which make the fixed maturity  securities  underlying the guarantee less valuable,  the MVA could be negative.  In the event of declining  interest rates, which make the fixed maturity  securities  underlying the guarantee more valuable,  the MVA could be positive.  The resulting increase or decrease in the value of the fixed option,  from  calculation of the MVA,  should  substantially  offset the increase or decrease in the market value of the securities underlying the guarantee.  The Company maintains strict  asset/liability  matching to enable this offset.  However, the Company still takes on the default risk for the underlying  securities,  the interest rate risk of reinvestment  of  interest  payments  and the risk of failing to maintain  the  asset/liability  matching  program  with  respect to duration and convexity.

Liabilities  held in the  Company's  guaranteed  separate  account as of December  31, 2001  totaled  $1,092,944,000.  Fixed  income investments  supporting  those  liabilities  had a fair value of  $1,092,944,000.  The Company  performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2001. The analysis showed that an immediate  decrease of 100 basis points in interest rates would result in a net increase in liabilities and the  corresponding  assets of  approximately  $37,300,000 and  $41,500,000,  respectively.  An  analysis  of a 100 basis point  decline in  interest  rates at December  31, 2000 showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800,000 and $39,900,000, respectively.

Equity Market Exposure
----------------------

The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the
Company.  Various  fees and  charges  earned  are  substantially  derived  as a  percentage  of the  market  value of  assets  under management.  In a market decline,  this income would be reduced.  This could be further compounded by customer  withdrawals,  net of applicable  surrender  charge  revenues,  partially  offset by transfers to the fixed option  discussed  above. A 10% decline in the market value of the assets under  management at December 31, 2001,  sustained  throughout  2002, would result in an approximate drop in related annual fee income of  $49,727,000.  This result was not materially  different than the result  obtained from the analysis performed as of December 31, 2000.

Another equity market risk exposure of the Company  relates to the guaranteed  minimum death benefit  liability.  Declines in equity markets and,  correspondingly,  the  performance  of the mutual funds  underlying  the Company's  products,  increase the guaranteed minimum death benefit liabilities.  As discussed in Note 2E of the consolidated  financial  statements,  the Company uses derivative instruments to hedge against the risk of  significant  decreases in equity  markets.  Prior to the  implementation  of this program, the Company used reinsurance to mitigate this risk.

The  Company  has a small  portfolio  of equity  investments  consisting  of mutual  funds,  which are held in support of a deferred compensation  program.  In the event of a decline  in market  values of  underlying  securities,  the value of the  portfolio  would decline;  however the accrued  benefits  payable under the related  deferred  compensation  program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were  obtained  using  computer  models that take into  consideration  various assumptions  about the future.  Given the  uncertainty  of future  interest rate  movements,  volatility  in the equity  markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                            AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

Report of Independent Auditors

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the "Company"
which is a  wholly-owned  subsidiary  of  Skandia  Insurance  Company  Ltd.) as of  December  31,  2001 and  2000,  and the  related consolidated  statements  of income,  shareholder's  equity and cash flows for each of the three years in the period ended  December
31, 2001. These  consolidated  financial  statements are the  responsibility of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing  standards  generally  accepted in the United States.  Those  standards  require that we plan and perform the audit to obtain  reasonable  assurance  about  whether the  financial  statements  are free of material misstatement.  An audit  includes  examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates made by management,  as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the consolidated  financial position of American  Skandia Life  Assurance  Corporation  at December  31, 2001 and 2000,  and the  consolidated  results of their operations  and their cash flows for each of the three years in the period ended  December 31, 2001 in  conformity  with  accounting principles generally accepted in the United States.

As discussed in Note 2, the Company adopted Financial Accounting Standards (FAS) No. 133, Accounting for Derivative Instruments
and Hedging Activities.

/s/ Ernst & Young LLP
------------------------------------

Hartford, Connecticut
February 2, 2002

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Financial Condition
                                                        (table in thousands)

                                                                           As of December 31,
                                                                          2001            2000
                                                                          ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value                                  $       362,831 $       285,708
   Equity securities - at fair value                                          45,083          20,402
   Derivative instruments                                                      5,525           3,015
   Policy loans                                                                6,559           3,746
                                                                     --------------- ---------------

     Total investments                                                       419,998         312,871

Cash and cash equivalents                                                     32,231          76,499
Accrued investment income                                                      4,737           5,209
Deferred acquisition costs                                                 1,383,281       1,398,192
Reinsurance receivable                                                         5,863           3,642
Receivable from affiliates                                                     3,283           3,327
Income tax receivable                                                         30,537          34,620
State insurance licenses                                                       3,963           4,113
Fixed assets                                                                  20,734          10,737
Other assets                                                                  96,967          96,403
Separate account assets                                                   26,038,549      29,757,092
                                                                     --------------- ---------------

     Total assets                                                    $    28,040,143 $    31,702,705
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future insurance policy and contract benefits           $        89,740 $       135,545
Drafts outstanding                                                            64,438          63,758
Accounts payable and accrued expenses                                        160,261         137,040
Deferred income taxes                                                         54,980           8,949
Payable to affiliates                                                        103,452               -
Future fees payable to American Skandia, Inc. ("ASI")                        797,055         934,410
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                144,000         159,000
Separate account liabilities                                              26,038,549      29,757,092
                                                                     --------------- ---------------

     Total Liabilities                                                    27,462,475      31,205,794
                                                                     --------------- ---------------

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   335,329         287,329
Retained earnings                                                            239,078         205,979
Accumulated other comprehensive income                                           761           1,103
                                                                     --------------- ---------------

     Total Shareholder's equity                                              577,668         496,911
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    28,040,143 $    31,702,705
                                                                     =============== ===============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Income
                                                       (tables in thousands)

                                                                       For the Year Ended December 31,
                                                                      2001          2000           1999
                                                                      ----          ----           ----

REVENUES
--------

Annuity and life insurance charges and fees                       $    378,693  $    424,578  $    289,989
Fee income                                                             111,196       130,610        83,243
Net investment income                                                   20,126        11,656        10,441
Premium income                                                           1,218         3,118         1,278
Net realized capital gains (losses)                                        928          (688)          578
Other                                                                    1,222         2,348         1,832
                                                                  ------------  ------------  ------------

   Total revenues                                                      513,383       571,622       387,361
                                                                  ------------  ------------  ------------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   1,955           751           612
   Change in annuity and life insurance policy reserves                (39,898)       45,018         3,078
   Cost of minimum death benefit reinsurance                                 -             -         2,945
   Return credited to contractowners                                    16,833         9,046        (1,639)
                                                                  ------------  ------------  -------------

                                                                       (21,110)       54,815         4,996

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          420,802       335,213       206,350
   Interest expense                                                     73,424        85,998        69,502
                                                                  ------------  ------------  ------------

                                                                       494,226       421,211       275,852
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         473,116       476,026       280,848
                                                                  ------------  ------------  ------------

     Income from operations before income tax                           40,267        95,596       106,513

       Income tax expense                                                7,168        30,779        30,344
                                                                  ------------  ------------  ------------

         Net income                                               $     33,099  $     64,817  $     76,169
                                                                  ============  ============  ============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                          Consolidated Statements of Shareholder's Equity
                                                        (table in thousands)

                                                                  For the Year Ended December 31,
                                                               2001             2000             1999
                                                               ----             ----             ----

Common stock:
   Beginning balance                                        $     2,500      $     2,500      $     2,000
   Increase in par value                                              -                -              500
                                                            -----------      -----------      -----------

     Ending balance                                               2,500            2,500            2,500
                                                            -----------      -----------      -----------

Additional paid in capital:
   Beginning balance                                            287,329          215,879          179,889
   Transferred to common stock                                        -                -             (500)
   Additional contributions                                      48,000           71,450           36,490
                                                            -----------      -----------      -----------

     Ending balance                                             335,329          287,329          215,879
                                                            -----------      -----------      -----------

Retained earnings:
   Beginning balance                                            205,979          141,162           64,993
   Net income                                                    33,099           64,817           76,169
                                                            -----------      -----------      -----------

     Ending balance                                             239,078          205,979          141,162
                                                            -----------      -----------      -----------

Accumulated other comprehensive income (loss):
   Beginning balance                                              1,103             (107)           3,535
   Other comprehensive income                                      (342)           1,210           (3,642)
                                                            ------------     -----------      ------------

     Ending balance                                                 761            1,103             (107)
                                                            -----------      -----------      ------------

       Total shareholder's equity                           $   577,668      $   496,911      $   359,434
                                                            ===========      ===========      ===========

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                               Consolidated Statements of Cash Flows
                                                        (table in thousands)

                                                                          For the Year Ended December 31,
                                                                           2001        2000        1999
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net income                                                           $    33,099 $    64,817 $    76,169
   Adjustments to reconcile net income to net
     cash provided by (used in) operating activities:
     Amortization and depreciation                                            1,833       7,565       1,495
     Deferred tax expense                                                    46,215      60,023     (10,903)
     (Decrease) increase in policy reserves                                 (34,679)     50,892       4,367
     Increase (decrease) in payable to affiliates, net                      103,496     (72,063)     69,897
     Change in income tax receivable                                          4,083     (58,888)     17,611
     Increase in other assets                                                  (564)    (59,987)    (32,954)
     Decrease in accrued investment income                                      472      (1,155)     (1,174)
     (Increase) decrease in reinsurance receivable                           (2,221)        420         129
     Net decrease (increase) in deferred acquisition costs                   14,911    (310,487)   (366,198)
     Increase (decrease) in accounts payable and accrued
expenses                                                                     23,221     (21,550)     66,763
     Increase in drafts outstanding                                             680      12,699      22,118
     Investment losses (gains) on derivatives                                 2,902      (3,435)      3,749
     Net realized capital (gains) losses on investments                        (928)        688        (578)
                                                                        ----------------------- ------------
       Net cash provided by (used in) operating activities                  192,520    (330,461)   (149,509)
                                                                        ----------- ------------------------

Cash flow from investing activities:
     Purchase of fixed maturity investments                                (462,820)   (380,737)    (99,250)
     Proceeds from sale and maturity of fixed
       maturity investments                                                 390,816     303,736      36,226
     Purchase of derivatives                                                (66,487)     (6,722)     (4,974)
     Proceeds from exercise of derivative instruments                        61,075           -           -
     Purchase of shares in equity securities                                (55,430)    (18,136)    (17,703)
     Proceeds from sale of shares in equity securities                       25,228       8,345      14,657
     Purchase of fixed assets                                               (10,773)     (7,348)     (3,178)
     Increase in policy loans                                                (2,813)     (2,476)       (701)
                                                                        ------------------------------------
       Net cash used in investing activities                               (121,204)   (103,338)    (74,923)
                                                                        ------------------------------------

Cash flow from financing activities:
     Capital contribution from parent                                        48,000      71,450      36,490
     Repayment of surplus notes                                             (15,000)    (20,000)    (14,000)
     (Decrease) increase in future fees payable to ASI, net                (137,355)    358,376     207,056
     Net (withdrawals) deposits (from) to contractowner accounts            (11,126)     11,361       5,872
                                                                        -----------------------------------
       Net cash (used in) provided by financing activities                 (115,481)    421,187     235,418
                                                                        ----------------------- -----------

       Net (decrease) increase in cash and cash equivalents                 (44,165)    (12,612)     10,986
       Cash and cash equivalents at beginning of period                      76,499      89,212      77,525
       Change in foreign currency translation, net                             (103)       (101)        701
                                                                        -----------------------------------
       Cash and cash equivalents at end of period                       $    32,231 $    76,499 $    89,212
                                                                        =========== =========== ===========
     Income taxes (received) paid                                       $   (43,130)$    29,644 $    23,637
                                                                        ======================= ===========
     Interest paid                                                      $    43,843 $    85,551 $    69,697
                                                                        ===========  ========== ===========
                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                             Notes to Consolidated Financial Statements
                                                         December 31, 2001

1.       ORGANIZATION AND OPERATION

         American  Skandia Life  Assurance  Corporation  (the  "Company") is a  wholly-owned  subsidiary of American  Skandia,  Inc.
         ("ASI") whose ultimate parent is Skandia Insurance Company Ltd., ("SICL") a Swedish Corporation.

         The Company develops long-term savings and retirement products which are distributed  through its affiliated  broker/dealer company,  American Skandia Marketing,  Incorporated  ("ASM"). The Company currently issues variable and term life insurance and variable,  fixed, market value adjusted deferred and immediate annuities for individuals,  groups and qualified pension plans.  The Company has announced its  intention to focus on its core  variable  annuity  business by exiting the qualified pension plan market and limiting its variable life insurance  offerings to single premium  products,  as well as term life.
         The Company does not expect to incur any significant costs to exit these businesses.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A.  de C.V.  ("Skandia  Vida"),  which is a life  insurance  company domiciled  in Mexico.  Skandia  Vida had total  shareholder's  equity of  approximately  $4,179,000  and  $4,402,000  as of
         December  31,  2001,  and 2000,  respectively.  The Company  considers  Mexico an emerging  market and has  invested in the
         Skandia Vida  operations  with the expectation of generating  profits from long-term  savings  products in future years. As such,  Skandia Vida has generated net losses of  approximately  $2,619,000,  $2,540,000  and  $2,523,000 in 2001,  2000 and
         1999, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The accompanying  consolidated  financial  statements have been prepared in conformity with accounting  principles generally  accepted in the United  States  ("U.S.  GAAP").  Intercompany  transactions  and  balances  between the
                  Company and Skandia Vida have been eliminated in consolidation.

                  Certain reclassifications have been made to prior year amounts to conform with current year presentation.

         B.       New Accounting Standard
                  -----------------------

                  Effective January 1, 2001, the Company adopted Statement of Financial  Accounting  Standards No. 133,  "Accounting
                  for  Derivative  Instruments  and Hedging  Activities,"  as amended by SFAS 137 and SFAS 138  (collectively  "SFAS
                  133").  Derivative  instruments  held by the Company  consist of equity  option  contracts  utilized to manage the economic risks associated with the guaranteed  minimum death benefits ("GMDB").  These derivative  instruments are carried at fair value.  Realized and  unrealized  gains and losses are reported in the  Consolidated  Statement of
                  Income,  consistent with the item being hedged, as a component of return credited to contractowners.  The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20,  "Recognition of
                  Interest Income and Impairment on Purchased and Retained  Beneficial  Interests in Securitized  Financial Assets."
                  Under the  consensus,  investors  in certain  asset-backed  securities  are  required  to record  changes in their estimated  yield on a prospective  basis and to evaluate these  securities for an other than temporary  decline in value.  If the fair value of the  asset-backed  security has declined below its carrying amount and the decline is determined  to be other than  temporary,  the security is written  down to fair value.  The adoption of EITF Issue
                  99-20 did not have a significant effect on the Company's financial statements.

         C.       Future Accounting Standard
                  --------------------------

                  In July 2001,  the  Financial  Accounting  Standards  Board  ("FASB")  issued  Statement of  Financial  Accounting
                  Standards.  No. 142  "Accounting  for Goodwill and  Intangible  Assets."  ("SFAS  142").  Under the new  standard, goodwill and intangible  assets deemed to have indefinite lives will no longer be amortized but will be subject to annual  impairment  tests in  accordance  with the new  standard.  Other  intangible  assets  will  continue to be amortized over their useful lives.

                  The Company will apply the new rules on the accounting for goodwill and other  intangible  assets beginning in the first quarter of 2002.  The Company is still  assessing the impact of the new standard,  however,  the adoption of
                  SFAS 142 is not expected to have a significant impact on the Company's financial statements.

         D.       Investments
                  -----------

                  The Company has classified its fixed maturity investments as available-for-sale  and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

                  The Company has classified its mutual fund investments held in support of a deferred  compensation  plan (see Note
                  13) as  available-for-sale.  Such  investments  are  carried at fair value with  changes in  unrealized  gains and losses reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized gains and losses on disposal of investments are determined by the specific  identification method and are included in revenues.

         E.       Derivative Instruments
                  ----------------------

                  The Company uses derivative  instruments  which consist of equity option  contracts for risk management  purposes, and not for trading or  speculation.  The Company  economically  hedges the GMDB exposure  associated  with market value fluctuations.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Based on  criteria  described  in SFAS 133,  the  Company's  hedges do not  qualify  as  "effective"  hedges  and, therefore,  hedge  accounting  may not be applied.  Accordingly,  the derivative  investments  are carried at fair value  with  changes  in  unrealized  gains and losses  being  recorded  in income.  As such,  both  realized  and unrealized gains and losses are reported in the Consolidated Statements of Income,  consistent with the item being hedged, as a component of return credited to contractowners.

         F.       Cash Equivalents
                  ----------------

                  The Company  considers all highly liquid time deposits,  commercial  paper and money market mutual funds purchased with a maturity at date of acquisition of three months or less to be cash equivalents.

         G.       Fair Values of Financial Instruments
                  ------------------------------------

                  The methods and assumptions used to determine the fair value of financial instruments are as follows:

                  Fair values of fixed  maturities with active markets are based on quoted market prices.  For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

                  Fair values of equity securities are based on quoted market prices.

                  The fair value of derivative instruments is determined based on the current value of the underlying index.

                  The carrying value of cash and cash equivalents  (cost)  approximates  fair value due to the short-term  nature of these investments.

                  The carrying value of short-term  borrowings (cost)  approximates fair value due to the short-term nature of these liabilities.

                  Fair  values of certain  financial  instruments,  such as future  fees  payable to ASI and  surplus  notes are not readily determinable and are excluded from fair value disclosure requirements.

         H.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the purchase  price of  $6,000,000 less  accumulated  amortization.  The cost of the  licenses is being  amortized on a  straight-line  basis over 40 years.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         I.       Software Capitalization
                  -----------------------

                  The Company  capitalizes  certain costs  associated  with  internal use software in  accordance  with the American
                  Institute of  Certified  Public  Accountants  Statement of Position  98-1,  "Accounting  for the Costs of Software
                  Developed or Obtained for Internal Use" ("SOP 98-1").  SOP 98-1, which was adopted  prospectively as of January 1,
                  1999,  requires the  capitalization of certain costs incurred in connection with developing or obtaining  internal use software.  Prior to the adoption of SOP 98-1, the Company  expensed all internal use software related costs as incurred.  Details  of  the  capitalized  software  costs,  which  are  included  in  fixed  assets,  and  related amortization for the years ended December 31, are as follows:

                  (table in thousands)                                  2001          2000         1999
                                                                        ----          ----         ----
                  Balance at beginning of year                        $    7,212   $    2,920    $        -
                  Software costs capitalized during the year               5,210        4,804         3,035
                  Software costs amortized during the year               (2,660)        (512)         (115)
                                                                     -----------  -----------   -----------
                  Balance at end of year                              $    9,762   $    7,212    $    2,920
                                                                     ===========  ===========   ===========

                  Capitalized software costs are amortized on a straight-line basis over three years.

         J.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return filed by Skandia  U.S.  Inc. and its U.S.
                  subsidiaries.  In accordance  with the tax sharing  agreement,  the federal  income tax provision is computed on a separate return basis as adjusted for  consolidated  items.  Pursuant to the terms of this agreement,  the Company has the right to recover the value of losses utilized by the  consolidated  group in the year of  utilization.  To the extent the Company  generates  income in future years,  the Company is entitled to offset future taxes on that income through the application of its loss carryforward generated in the current year.

                  Deferred income taxes reflect the net tax effects of temporary  differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         K.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges against  contractowner  account values for mortality and expense risks,  administration  fees,  surrender charges and an annual maintenance fee per contract.
                  Benefit reserves for variable annuity  contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Fee income from mutual fund  organizations  is realized based on assets under management.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Revenues for variable immediate annuity and supplementary  contracts with and without life  contingencies  consist of certain charges against  contractowner  account values including mortality and expense risks and administration fees. Benefit reserves for variable  immediate annuity contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Revenues for market value  adjusted  fixed annuity  contracts consist of separate  account  investment  income reduced by benefit payments and changes in reserves in support of contractowner  obligations,  all of which are included in return credited to contractowners.  Benefit reserves for these contracts represent the account value of the contracts,  and are included in the general account reserve for future contractowner benefits to the extent in excess of the separate account assets.

                  Revenues for fixed immediate annuity and fixed supplementary  contracts without life contingencies  consist of net investment  income.  Revenues for fixed  immediate  annuity  contracts with life  contingencies  consist of single premium  payments  recognized as annuity  considerations  when received.  Benefit reserves for these contracts are based on applicable  actuarial  standards with assumed  interest rates that vary by issue year.  Assumed  interest rates ranged from 6.25% to 8.25% at December 31, 2001 and 2000.

                  Revenues for variable  life  insurance  contracts  consist of charges  against  contractowner  account  values for mortality  and expense risk fees,  administration  fees,  cost of insurance  fees,  taxes and  surrender  charges.
                  Certain  contracts also include charges against premium to pay state premium taxes.  Benefit reserves for variable life  insurance  contracts  represent the account value of the contracts and are included in the separate  account liabilities.

         L.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new business,  which vary with and are primarily related to the production of new business, are being deferred, net of reinsurance.  These costs include commissions,  costs of contract issuance, and certain selling  expenses that vary with production.  These costs are being amortized  generally in proportion to expected gross  profits  from  surrender  charges,  policy and asset based fees and  mortality  and expense  margins.  This amortization is adjusted  retrospectively  and prospectively when estimates of current and future gross profits to be realized from a group of products are revised.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Details of the  deferred  acquisition  costs and  related  amortization  for the years ended  December  31, are as follows:

                  (in thousands)                                   2001           2000            1999
                                                                   ----           ----            ----
                  Balance at beginning of year                $  1,398,192    $  1,087,705   $    721,507
                  Acquisition costs deferred during the year
                                                                   209,136         495,103        450,059
                  Acquisition costs amortized during the
                       year                                       (224,047)       (184,616)       (83,861)
                                                              -------------   -------------  -------------
                  Balance at end of year                      $  1,383,281    $  1,398,192   $  1,087,705
                                                              ============    ============   ============

         M.       Reinsurance
                  -----------

                  The Company cedes reinsurance under modified  co-insurance  arrangements.  These reinsurance  arrangements provide additional  capacity  for growth in  supporting  the cash flow  strain  from the  Company's  variable  annuity and variable life insurance business.  The reinsurance is effected under quota share contracts.

                  The Company reinsured its exposure to market fluctuations  associated with its GMDB liability in the first half of
                  1999. Under this reinsurance  agreement,  the Company ceded premiums of approximately  $2,945,000;  received claim reimbursements of approximately $242,000;  and, recorded a decrease in ceded reserves of approximately  $2,763,000 in 1999.

At December 31, 2001 and 2000, in accordance with the provisions of modified coinsurance agreements, the Company accrued approximately
                  $7,733,000 and $4,339,000, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

         N.       Translation of Foreign Currency
                  -------------------------------

The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency.  Assets and liabilities are translated at the exchange rate in effect at each year-end.  Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year.  Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

         O.       Separate Accounts
                  -----------------

                  Assets and liabilities in Separate  Accounts are included as separate  captions in the consolidated  statements of financial  condition.  Separate  Account  assets  consist  principally  of long term bonds,  investments in mutual funds,  short-term  securities  and  cash and cash  equivalents,  all of which  are  carried  at fair  value.  The investments are managed predominately through the Company's investment advisory affiliate,

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  American Skandia  Investment  Services,  Inc.  ("ASISI"),  utilizing  various fund managers as  sub-advisors.  The remaining  investments are managed by independent  investment firms. The contractowner has the option of directing funds to a wide variety of investment  options,  most of which invest in mutual funds.  The investment risk on the variable  portion of a contract is borne by the  contractowner.  Fixed  options with minimum  guaranteed  interest rates are also available.  The Company bears the credit risk  associated  with the investments  that support these fixed options.

                  Included in Separate  Account  liabilities are reserves of  approximately  $1,092,944,000  and  $1,059,987,000  at
                  December 31, 2001 and 2000, respectively,  relating to annuity contracts for which the contractowner is guaranteed a fixed rate of return.  Separate Account assets of approximately  $1,092,944,000  and  $1,059,987,000 at December
                  31, 2001 and 2000,  respectively,  consisting of long term bonds,  short-term  securities,  transfers due from the general account and cash and cash equivalents are held in support of these annuity obligations,  pursuant to state regulation.

         P.       Estimates
                  ---------

                  The  preparation of financial  statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting  period.  The more  significant  estimates and assumptions  are  related  to  deferred  acquisition  costs and  involve  policy  lapses,  investment  return  and maintenance expenses.  Actual results could differ from those estimates.

3.       COMPREHENSIVE INCOME

         The components of comprehensive income, net of tax, for the years ended December 31 were as follows:

         (table in thousands)                                                 2001        2000       1999
                                                                              ----        ----       ----
         Net income                                                        $  33,099  $  64,817   $  76,169
         Other comprehensive income:
            Unrealized investment losses on available sale securities
                                                                                (448)    (1,681)     (3,438)
            Reclassification adjustment for realized losses (gains)
              included in investment income                                      173      2,957        (660)
                                                                           ---------  ---------   ----------
            Net unrealized gains (losses) on securities                         (275)     1,276      (4,098)
            Foreign currency translation                                         (67)       (66)        456
                                                                           ---------- ----------  ---------
         Other comprehensive (loss) income                                      (342)     1,210      (3,642)
                                                                           ---------- ---------   ----------
         Comprehensive income                                              $  32,757  $  66,027   $  72,527
                                                                           =========  =========   =========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       COMPREHENSIVE INCOME (continued)

         Other comprehensive (loss) income is shown net of tax (benefit) expense of approximately ($184) thousand,  $651 thousand and
         ($1,961) thousand for 2001, 2000 and 1999 respectively.

         The components of accumulated other comprehensive income, net of tax, as of December 31 were as follows:

         (table in thousands)                                                  2001         2000
                                                                               ----         ----
         Unrealized investment gains                                           $  746    $  1,021
         Foreign currency translation                                              15          82
                                                                               ------    --------
         Accumulated other comprehensive income                                $  761    $  1,103
                                                                               ======    ========

4.       INVESTMENTS

         The amortized  cost,  gross  unrealized  gains and losses and estimated fair value of fixed  maturities and  investments in equity  securities  as of December 31, 2001 and 2000 are shown  below.  All  securities  held at December 31, 2001 and 2000 were publicly traded.

         Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                      -------          -----           -----       -------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          ======      ========

         The amortized  cost and fair value of fixed  maturities,  by  contractual  maturity,  at December 31, 2001 are shown below.
         Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                       Amortized
         (table in thousands)                             Cost      Fair Value
                                                          ----      ----------
         Due in one year or less                      $    14,755   $    14,784
         Due after one through five years                 232,199       235,845
         Due after five through ten years                  92,984        94,289
         Due after ten years                               16,944        17,913
                                                      -----------   -----------
           Total                                      $   356,882   $   362,831
                                                      ===========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS (continued)

         Investments in fixed maturities as of December 31, 2000 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    206,041   $      4,445   $        (11)  $    210,475
         Foreign government obligations                  2,791            195              -          2,986
         Obligations of state and political
              subdivisions                                 253              1              -            254
         Corporate securities                           72,237          1,565         (1,809)        71,993
                                                  ------------   ------------   -------------  ------------
              Totals                              $    281,322   $      6,206   $     (1,820)  $    285,708
                                                  ============   ============   =============  ============

         Proceeds from sales of fixed maturities during 2001, 2000 and 1999 and were  approximately  $386,816,000,  $302,632,000 and
         $32,196,000,  respectively.  Proceeds from maturities during 2001, 2000 and 1999 were approximately $4,000,000,  $1,104,000 and $4,030,000,  respectively.  The cost, gross unrealized  gains/losses and fair value of investments in equity securities at December 31are shown below:

         (table in thousands)                              Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2001                             $  49,886       $   122       $(4,925)       $45,083
         2000                             $  23,218       $   372       $(3,188)       $20,402

         Net realized investment gains (losses) were as follows for the years ended December 31:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                  $  7,597      $  1,002       $    253
           Gross losses                                   (4,387)       (3,450)          (228)

         Investment in equity securities:
           Gross gains                                     1,910         1,913            990
           Gross losses                                   (4,192)         (153)          (437)
                                                        ---------     ---------      ---------
              Totals                                    $    928      $   (688)      $    578
                                                        ========      =========      ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities                              $  18,788     $  13,502      $   9,461
         Cash and cash equivalents                           773         5,154          2,159
         Investment in equity securities                     622            99             32
         Policy loans                                        244            97             31
         Derivative instruments                                -        (6,939)        (1,036)
                                                      ----------    -----------    -----------
         Total investment income                          20,427        11,913         10,647
         Investment expenses                                (301)         (257)          (206)
                                                      -----------   -----------    -----------
         Net investment income                         $  20,126     $  11,656      $  10,441
                                                       ==========    ============   =========

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Current tax (benefit) expense                $   (39,047)  $   (29,244)   $    41,248
         Deferred tax expense (benefit)                    46,215        60,023        (10,904)
                                                      -----------   -----------    ------------
           Total income tax expense                   $     7,168   $    30,779    $    30,344
                                                      ===========   ===========    ===========

         Deferred tax assets (liabilities) include the following at December 31:

         (table in thousands)                              2001          2000
                                                           ----          ----
         Deferred tax assets:
           GAAP to tax reserve differences             $   241,503   $   382,826
           Future fees payable to ASI                       63,240             -
           Deferred compensation                            20,520        17,869
           Net operating loss carryforward                  14,372             -
           Surplus notes interest                            9,040         5,536
           AMT credit carryforward                           5,451             -
           Other                                             1,114           907
                                                       -----------   -----------
              Total deferred tax assets                    355,240       407,138
                                                       -----------   -----------

         Deferred tax liabilities:
           Deferred acquisition costs                     (404,758)     (411,417)
           Internal use software                            (3,417)       (2,524)
           Policy fees                                      (1,634)       (1,551)
           Net unrealized gains                               (411)         (595)
              Total deferred tax liabilities              (410,220)     (416,087)
                                                       ------------  ------------
                Net deferred tax asset (liability)     $   (54,980)  $    (8,949)
                                                       ============  ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         The income tax expense  was  different  from the amount  computed by  applying  the  federal  statutory  tax rate of 35% to pre-tax income from continuing operations as follows:

         (table in thousands)                                          2001          2000          1999
                                                                       ----          ----          ----
         Income (loss) before taxes
           Domestic                                                $   42,886    $   98,136    $  109,036
           Foreign                                                     (2,619)       (2,540)       (2,523)
                                                                   -----------   -----------   -----------
           Total                                                       40,267        95,596       106,513
           Income tax rate                                                 35%           35%           35%
                                                                   -----------   -----------   -----------
         Tax expense at federal statutory income tax rate              14,094        33,459        37,280

         Tax effect of:
           Dividend received deduction                                 (8,400)       (7,350)       (9,572)
           Losses of foreign subsidiary                                   917           889           883
           Meals and entertainment                                        603           841           664
           State income taxes                                             (62)         (524)        1,071
           Other                                                           16         3,464            18
                                                                   ----------    ----------    ----------
              Income tax expense                                   $    7,168    $   30,779    $   30,344
                                                                   ==========    ==========    ==========

         The Company's net operating loss  carryforwards,  totaling  approximately  $41,063,000 at December 31, 2001, will expire in
         2016.

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain operating costs (including personnel,  rental of office space,  furniture,  and equipment) have been charged to the
         Company at cost by American Skandia  Information  Services and Technology  Corporation  ("ASIST"),  an affiliated  company.
         The Company has also charged  operating costs to several of its  affiliates.  The total cost to the Company for these items was  approximately  $6,179,000,  $13,974,000  and  $11,136,000 in 2001,  2000 and 1999,  respectively.  Income received for these items was approximately $13,166,000, $11,186,000 and $3,919,000 in 2001, 2000 and 1999, respectively.

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution  related costs  associated with the sales of business through an investment firm where ASM serves as an introducing  broker dealer.  Under this agreement,  the expenses reimbursed were approximately  $6,391,000,  $5,842,000 and $1,441,000 in 2001, 2000 and 1999, respectively.  As of December
         31, 2001 and 2000, amounts receivable under this agreement were approximately $639,000 and $492,000, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

         The proceeds from the transfers  have been recorded as a liability  and are being  amortized  over the remaining  surrender charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection  with these  transactions,  ASI,  through  special purpose  trusts,  issued  collateralized  notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the Purchase  Agreements,  the rights  transferred  provide for ASI to receive a percentage (60%, 80% or
         100% depending on the underlying  commission option) of future mortality and expense charges and contingent  deferred sales charges,  after  reinsurance,  expected  to be  realized  over the  remaining  surrender  charge  period of the  designated contracts (generally 6 to 8 years).

         Payments,  representing  fees and  charges  in the  aggregate  amount,  of  approximately  $207,731,000,  $219,454,000  and
         $131,420,000  were  made by the  Company  to ASI in  2001,  2000  and  1999,  respectively.  Related  interest  expense  of approximately  $59,873,000,  $70,667,000  and  $52,840,000  has been  included in the  statement  of income for 2001,  2000 and1999, respectively.

         The  Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the Company becomes subject to an order of liquidation or  rehabilitation,  the  Commissioner  has the ability to stop the payments due to ASI under the Purchase Agreement subject to certain terms and conditions.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI (continued)

         The present values of the transactions as of the respective effective date were as follows:

                           Closing      Effective       Contract Issue        Discount       Present
        Transaction         Date          Date              Period              Rate          Value
        -----------         ----          ----              ------              ----          -----

           1996-1          12/17/96        9/1/96        1/1/94 - 6/30/96       7.5%           $50,221
           1997-1           7/23/97        6/1/97        3/1/96 - 4/30/97       7.5%            58,767
           1997-2          12/30/97       12/1/97        5/1/95 - 12/31/96      7.5%            77,552
           1997-3          12/30/97       12/1/97        5/1/96 - 10/31/97      7.5%            58,193
           1998-1           6/30/98        6/1/98        1/1/97 - 5/31/98       7.5%            61,180
           1998-2          11/10/98       10/1/98        5/1/97 - 8/31/98       7.0%            68,573
           1998-3          12/30/98       12/1/98        7/1/96 - 10/31/98      7.0%            40,128
           1999-1           6/23/99        6/1/99        4/1/94 - 4/30/99       7.5%           120,632
           1999-2          12/14/99       10/1/99       11/1/98 - 7/31/99       7.5%           145,078
           2000-1           3/22/00        2/1/00        8/1/99 - 1/31/00       7.5%           169,459
           2000-2           7/18/00        6/1/00        2/1/00 - 4/30/00      7.25%            92,399
           2000-3          12/28/00       12/1/00        5/1/00 - 10/31/00     7.25%           107,291
           2000-4          12/28/00       12/1/00        1/1/98 - 10/31/00     7.25%           107,139

         Expected payments of future fees payable to ASI as of December 31, 2001 are as follows:

           (table in thousands)           Year             Amount
                                          ----             ------

                                          2002      $   175,357
                                          2003          171,345
                                          2004          156,842
                                          2005          132,702
                                          2006          102,188
                                          2007           50,821
                                          2008            7,800
                                                    -----------
                                          Total         $797,055
                                                        ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

9.       LEASES

         The Company leases office space under a lease  agreement  established in 1989 with ASIST.  The Company entered into a lease agreement for office space in  Westminster,  Colorado,  effective  January 1, 2001.  Lease expense for 2001,  2000 and 1999 was  approximately  $8,404,000,  $6,593,000  and  $5,003,000,  respectively.  Future minimum lease payments per year and in aggregate as of December 31, 2001 are as follows:

              (table in thousands)       2002                          $   7,913
                                         2003                              8,087
                                         2004                              8,570
                                         2005                              8,609
                                         2006                              8,698
                                         2007 and thereafter              41,711
                                                                       ---------
                                         Total                         $  83,588
                                                                       =========

10.      RESTRICTED ASSETS

         To comply with certain state insurance  departments'  requirements,  the Company maintains cash, bonds and notes on deposit with various  states.  The carrying  value of these  deposits  amounted to  approximately  $4,822,000  and $4,636,000 as of
         December  31,  2001  and  2000,  respectively.  These  deposits  are  required  to be  maintained  for  the  protection  of contractowners within the individual states.

11.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory  basis  shareholder's  equity was  approximately  $226,780,000  and  $342,804,000  at December 31, 2001 and 2000,
         respectively.

         The Company  incurred  statutory  basis net losses for 2001 of  approximately  $121,957,000  due  primarily to  significant declines in the equity  markets  during the year as well as increased  levels of operating  expenses  relative to revenues.
         Statutory basis net income for 2000 was $11,550,000, as compared to losses of $17,672,000 in 1999.

         Under  various  state  insurance  laws,  the maximum  amount of dividends  that can be paid to  shareholders  without prior approval of the state  insurance  department  is subject to  restrictions  relating to statutory  surplus and net gain from operations.  At December 31, 2001, no amounts may be distributed without prior approval.

         On November 8, 1999,  the Board of Directors  authorized  the Company to increase  the par value of its capital  stock from
         $80 per share to $100 per share in order to comply with minimum  capital  levels as required by the  California  Department of Insurance.  This  transaction  resulted in a corresponding  decrease in paid in and contributed  surplus of $500,000 and had no effect on capital and surplus.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

12.      STATUTORY ACCOUNTING PRACTICES

         The Company  prepares its statutory basis financial  statements in accordance with accounting  practices  prescribed by the
         State  of  Connecticut  Insurance  Department.  Prescribed  statutory  accounting  practices  include  publications  of the
         National  Association of Insurance  Commissioners  (NAIC),  as well as state laws,  regulations and general  administrative rules.

         The NAIC adopted the  Codification  of Statutory  Accounting  Principles  (Codification)  in March 1998. The effective date for  codification  was January 1, 2001. The Company's  state of domicile,  Connecticut,  has adopted  codification  and the
         Company has made the  necessary  changes in its  statutory  accounting  and  reporting  required  for  implementation.  The overall impact of adopting  codification  was a one-time,  cumulative  change in accounting  benefit  recorded  directly in statutory surplus of approximately $12,047,000.

         In addition,  during 2001,  based on a  recommendation  from the State of  Connecticut  Insurance  Department,  the Company
         changed its statutory  method of accounting for its liability  associated with  securitized  variable  annuity fees.  Under the new method of accounting,  the liability for securitized  fees is established  consistent with the method of accounting for the liability  associated with variable annuity fees ceded under reinsurance  contracts.  This equates to the statutory liability at any valuation date being equal to the  Commissioners  Annuity Reserve  Valuation Method (CARVM) offset related to the  securitized  contracts.  The impact of this change in  accounting,  representing  the  difference  in the liability calculated  under the old method  versus the new method as of January 1,  2001,  was  reported  as a  cumulative  effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215,000.

13.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially  all employees are eligible.  Under this plan, the Company  provides a 50% match on  employees'  contributions  up to 6% of an  employee's  salary  (for an  aggregate  match of up to 3% of the employee's  salary).  Additionally,  the Company may contribute  additional  amounts based on  profitability of the Company and  certain  of its  affiliates.  Company  contributions  to this plan on behalf of the  participants  were  approximately
         $2,738,000, $3,734,000 and $3,164,000 in 2001, 2000 and 1999, respectively.

         The  Company  has a  deferred  compensation  plan,  which is  available  to the field  marketing  staff and  certain  other employees.  Company  contributions to this plan on behalf of the participants  were  approximately  $345,000,  $399,000 and
         $193,000 in 2001, 2000 and 1999, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

13.      EMPLOYEE BENEFITS (continued)

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to executive  officers and other  personnel.  The Company and certain  affiliates  also have a profit sharing  program,  which benefits all employees  below the officer level.  These programs  consist of multiple plans with new plans  instituted each year.  Generally,  participants  must remain  employed by the Company or its  affiliates at the time such units are payable in order to receive any  payments  under the  programs.  The accrued  liability  representing  the value of these units was approximately  $13,645,000  and $31,632,000 as of December 31, 2001 and 2000,  respectively.  Payments under these programs were approximately $8,377,000, $13,542,000, and $4,079,000 in 2001, 2000 and 1999, respectively.

14.      REINSURANCE

         The Company  cedes  insurance to other  insurers in order to limit its risk  exposure.  Such  transfer does not relieve the
         Company of its primary  liability and, as such,  failure of reinsurers to honor their  obligation could result in losses to the Company.  The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

         The effect of reinsurance for the 2001, 2000 and 1999 was as follows:

         (table in thousands)

        2001                                                             Gross         Ceded           Net
        ----                                                             -----         -----           ---
        Annuity and life insurance charges and fees                  $   430,913    $   (52,220)  $   378,693
        Change in annuity and life insurance policy reserves         $   (35,835)   $    (4,063)  $   (39,898)
        Return credited to contractowners                            $    16,741    $        92   $    16,833

        2000
        ----
        Annuity and life insurance charges and fees                  $   477,802    $   (53,224)  $   424,578
        Change in annuity and life insurance policy reserves         $    45,784    $      (766)  $    45,018
        Return credited to contractowners                            $    13,607    $    (4,561)  $     9,046

        1999
        ----
        Annuity and life insurance charges and fees                  $   326,670    $   (36,681)  $   289,989
        Change in annuity and life insurance policy reserves         $     4,151    $    (1,073)  $     3,078
        Return credited to contractowners                            $    (1,382)   $      (257)  $    (1,639)

         In December 2000, the Company  entered into a modified  coinsurance  agreement with SICL covering  certain  contracts  issued since January 1996. The impact of this treaty to the Company was a pre tax loss of  approximately  $4,917,000 in 2001 and pre tax income of  approximately  $7,067,453 in 2000. At December 31, 2001 and 2000,  approximately  $12,983,000  and $6,109,000, respectively, was payable to SICL under this agreement.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

15.      SURPLUS NOTES

         The Company has issued  surplus notes to ASI in exchange for cash.  Surplus notes  outstanding  as of December 31, 2001 and
         2000, and interest expense for 2001, 2000 and 1999 were as follows:

                                                     Liability as of
         (table in thousands)                         December 31,                    Interest Expense
                                   Interest                                            For the Years
            Note Issue Date          Rate          2001          2000          2001         2000         1999
         ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
         ----------------------    ---------     ----------

         February 18, 1994           7.28%               -             -             -          732          738
         March 28, 1994              7.90%               -             -             -          794          801
         September 30, 1994          9.13%               -        15,000         1,282        1,392        1,389
         December 28, 1994           9.78%               -             -             -            -        1,308
         December 19, 1995           7.52%          10,000        10,000           763          765          762
         December 20, 1995           7.49%          15,000        15,000         1,139        1,142        1,139
         December 22, 1995           7.47%           9,000         9,000           682          684          682
         June 28, 1996               8.41%          40,000        40,000         3,411        3,420        3,411
         December 30, 1996           8.03%          70,000        70,000         5,699        5,715        5,698
                                                 ----------    ----------    ---------    ---------    ---------
                                                 ----------    ----------    ---------    ---------    ---------

         Total                                    $144,000      $159,000       $12,976      $14,644      $15,928
                                                 ==========    ==========    =========    =========    =========

         On December 3, 2001, a surplus note,  dated September 30, 1994, for $15,000,000 was repaid.  On December 27, 2000,  surplus notes for  $10,000,000,  dated  February 18, 1994,  and  $10,000,000,  dated March 28, 1994,  were repaid.  On December 10,
         1999, a surplus note,  dated December 28, 1994, for $14,000,000  was repaid.  All surplus notes mature seven years from the issue date.

         Payment of interest and repayment of principal  for these notes is subject to certain  conditions  and require  approval by the Insurance  Commissioner  of the State of  Connecticut.  At December 31, 2001 and 2000,  approximately  $25,829,000  and
         $15,816,000, respectively, of accrued interest on surplus notes was not approved for payment under these criteria.

16.      SHORT-TERM BORROWING

         The Company had a  $10,000,000  short-term  loan payable to ASI at December  31, 2001 and 2000 as part of a revolving  loan agreement.  The loan has an interest  rate of 3.67% and matures on March 12, 2002.  The total related  interest  expense to the Company was  approximately  $522,000,  $687,000 and $585,000 in 2001,  2000 and 1999,  respectively.  Accrued  interest payable was approximately $113,000 and $222,000 as of December 31, 2001 and 2000, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

17.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately 99% of the Company's separate account  liabilities are subject to discretionary  withdrawal by contractowners at market value or with market value  adjustment.  Separate  account assets,  which are carried at fair value, are adequate to pay such  withdrawals,  which are generally  subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

18.      RESTRUCTURING CHARGES

         On March 22, 2001,  and  December 3, 2001,  the Company  announced  separate  plans to reduce  expenses to better align its operating  infrastructure  with  the  current  investment  market  environment.  As part of the two  plans,  the  Company's workforce was reduced by approximately  140 positions and 115 positions,  respectively,  affecting  substantially all areas of the  Company.  Estimated  pre-tax  severance  benefits  of  approximately  $8,500,000  have been  charged  against  2001 operations  related to these  reductions.  These charges have been reported in the  Consolidated  Statements of Income as a
         component  of  Underwriting,   Acquisition  and  Other  Insurance  Expenses.   As  of  December  31,  2001,  the  remaining
         restructuring liability, relating primarily to the December 3, 2001 plan, was approximately $4,104,000.

19.      COMMITMENTS AND CONTINGENT LIABILITIES

         As of the date of this filing,  the Company is not involved in any legal proceedings  outside of the ordinary course of its business  operations.  The Company is involved in pending and threatened  legal  proceedings in the ordinary  course of its
         business   operations.   While  the  outcome  of  these  legal  proceedings  cannot  be  determined  at  this  time,  after consideration  of  the  defenses  available  to the  Company,  applicable  insurance  coverage  and  any  related  reserves established,  these legal  proceedings  are not  expected to result in  liability  for  amounts  material to the  financial condition of the Company, although they may adversely affect results of operations in future periods.

20.      SEGMENT REPORTING

         In recent  years,  in order to complete  the array of products  offered by the  Company and its  affiliates  to meet a wide variety of financial  planning,  the Company  developed  variable  life  insurance and  qualified  retirement  plan annuity products.  Assets under management and sales for products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures  as required by SFAS 131,  "Disclosures  about  Segments of an Enterprise  and Related
         Information,"  and the  Company  does not  anticipate  that they will do so in the future due to a change in the  Company's strategy.  On March 15,  2002,  the  Company  announced  that it will no longer  accept  new  business  for the  funding of qualified  retirement  plans,  effective July 31, 2002 and will not accept  applications for it's flexible premium variable insurance  products that are signed after April 1, 2002 or received after April 15, 2002.  The Company  intends to continue to accept additional  contributions to existing qualified plans, to service and accept additional premiums for its existing flexible  premium  variable  insurance  contracts,  and to  continue  to offer and sell its single  premium  variable  life insurance products.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   131,096   $   128,665    $   114,714    $   117,854
        Net investment income*                           5,381         4,997          5,006          4,742
        Net realized capital gains (losses)              1,902           373            376         (1,723)
                                                  ------------  ------------   ------------   -------------
        Total revenues                                 138,379       134,035        120,096        120,873
        Benefits and expenses*                         122,940       110,644        115,313        124,219
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              15,439        23,391          4,783         (3,346)
        Income taxes                                     4,034         7,451           (480)        (3,837)
                                                  ------------  ------------   -------------  -------------
        Net income                                 $    11,405   $    15,940    $     5,263    $       491
                                                  ============  ============   ============   ============

        *     For the quarters  ended March 31, 2001,  June 30, 2001 and  September  30, 2001,  the Company had reported  investment
              performance   associated  with  its  derivatives  as  net  investment  income.  The  above  presentation   reflects  a
              reclassification of these amounts to benefits and expenses.

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   137,255   $   139,317    $   147,923    $   136,159
        Net investment income                            2,876         3,628          4,186            966
        Net realized capital gains (losses)                729        (1,436)          (858)           877
                                                  ------------  -------------  -------------  ------------
        Total revenues                                 140,860       141,509        151,251        138,002
        Benefits and expenses                          106,641       121,356        137,514        110,515
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              34,219        20,153         13,737         27,487
        Income taxes                                    10,038         5,225          3,167         12,349
                                                  ------------  ------------   ------------   ------------
        Net income                                 $    24,181   $    14,928    $    10,570    $    15,138
                                                  ============  ============   ============   ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          1999                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $    78,509   $    88,435    $    97,955    $   111,443
        Net investment income                            2,654         2,842          2,735          2,210
        Net realized capital gains                         295            25            206             52
        Total revenues                                  81,458        91,302        100,896        113,705
        Benefits and expenses                           64,204        67,803         71,597         77,244
        Pre-tax net income                              17,254        23,499         29,299         36,461
        Income taxes                                     3,844         7,142          7,898         11,460
        Net income                                 $    13,410   $    16,357    $    21,401    $    25,001
                                                  ============  ============   ============   ============

                                               THIS PAGE IS INTENTIONALLY LEFT BLANK.

                               APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

Separate  Account B consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or mutual fund portfolio.  All or some of these  Sub-accounts  are available as investment  options for other variable  annuities we offer pursuant to different prospectuses.

Unit Prices And Numbers Of Units:  The following table shows:  (a) the Unit Price,  as of the dates shown,  for Units in each of the
Sub-accounts of Separate Account B that are being offered pursuant to this  Prospectus;  and (b) the number of Units  outstanding in each  such  Sub-account  as of the  dates  shown.  The year in which  operations  commenced  in each  such  Sub-account  is noted in parentheses.  To the extent a Sub-account  commenced  operations during a particular  calendar year, the Unit Price as of the end of the period reflects only the partial year results from the  commencement of operations  until December 31st of the applicable  year.
The  portfolios  in  which a  particular  Sub-account  invests  may or may not have  commenced  operations  prior  to the date  such
Sub-account  commenced  operations.  The initial offering price for each Sub-account was $10.00.  Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1, 2002.

Beginning  November 18, 2002,  multiple Unit Prices will be calculated  for each  Sub-account  of Separate  Account B to reflect the daily charge  deducted for each  combination of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for each optional benefit offered under this Annuity.

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                            2001       2000       1999        1998       1997        1996       1995       1994        1993       1992
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               ------------
Wells Fargo Variable
Trust - International
Equity
(2000)
Unit Price                    $7.37       8.90           -          -           -          -          -           -          -           -
Number of Units             205,255    127,257           -          -           -          -          -           -          -           -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Variable
Trust - Small Cap
Growth
(1999)
Unit Price                    $9.38      12.58       16.48          -           -          -          -           -          -           -
Number of Units             900,655    902,955     247,735          -           -          -          -           -          -           -
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               ------------
Wells Fargo Variable
Trust -Growth
(1994)
Unit Price                   $18.83      23.64       27.75      23.37       18.40      15.90      13.18       10.34          -           -
Number of Units           3,783,815  4,373,354   4,625,477  4,314,842   3,907,919  2,096,545    823,247     204,067          -           -
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               ------------
Wells Fargo Variable
Trust - Large Company
Growth
(1999)
Unit Price                    $9.16      11.75       11.98          -           -          -          -           -          -           -
Number of Units           1,900,437  1,563,551     189,740          -           -          -          -           -          -           -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Variable
Trust - Equity Value
(1998)
Unit Price                    $8.83       9.56        9.17       9.53           -          -          -           -          -           -
Number of Units           3,705,869  4,442,888   2,826,839  1,148,849           -          -          -           -          -           -
-------------------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Variable
Trust - Equity Income
(1999)
Unit Price                    $9.37      10.05        9.96          -           -          -          -           -          -           -
Number of Units           1,019,937    502,986     136,006          -           -          -          -           -          -           -
-------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                            2001       2000       1999        1998       1997        1996       1995       1994        1993       1992
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               ------------
Wells Fargo Variable
Trust - Asset Allocation
(1994)
Unit Price                   $20.28      22.11       22.20      20.59       16.67      13.99      12.73       10.01          -           -
Number of Units          10,328,629 11,237,827  10,783,373  7,584,157   5,186,216  3,700,609  1,991,150     743,176          -           -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Variable
Trust - Corporate
Bond
(1999)
Unit Price                   $11.44      10.81        9.94          -           -          -          -           -          -           -
Number of Units           2,978,591  3,634,317   3,758,299          -           -          -          -           -          -           -
-------------------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Variable
Trust - Money Market
(1998)
Unit Price                   $12.84      12.55       12.04      11.68       11.31      10.92      10.58       10.18          -           -
Number of Units           5,952,104  3,440,514   3,500,017  2,250,003   1,304,834  1,157,342    521,291     144,050          -           -

AST American Century
International Growth 1
(1997)
Unit Price                   $12.85      17.92       21.66      13.30       11.35          -          -           -          -           -
Number of Units          37,487,425 17,007,352   6,855,601  5,670,336   2,857,188          -          -           -          -           -
-------------------------------------------------------------------------------------------------------------------------------------------
AST PBHG Small-Cap
Growth 2
(1994)
Unit Price                   $19.84      21.51       42.08      17.64       17.28      16.54      13.97       10.69          -           -
Number of Units          23,048,821 25,535,093  32,134,969 15,003,001  14,662,728 12,282,211  6,076,373   2,575,105          -           -
-------------------------------------------------------------------------------------------------------------------------------------------
AST DeAM Small-
Cap Growth 3
(1999)
Unit Price                    $8.46      11.98       15.37          -           -          -          -           -          -           -
Number of Units          60,703,791 63,621,279  53,349,003          -           -          -          -           -          -           -
-------------------------------------------------------------------------------------------------------------------------------------------
AST Goldman Sachs
Small-Cap Value 4
(1998)
Unit Price                   $15.12      13.95       10.57       9.85           -          -          -           -          -           -
Number of Units          26,220,860 15,193,053   6,597,544  4,081,870           -          -          -           -          -           -
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               ------------
AST Gabelli Small-Cap
Value 5
(1997)
Unit Price                   $14.08      13.35       11.11      11.20       12.70          -          -           -          -           -
Number of Units          35,483,530 23,298,524  21,340,168 24,700,211  14,612,510          -          -           -          -           -
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               ------------
AST Janus Mid-Cap
Growth
(2000)
Unit Price                    $3.88       6.58           -          -           -          -          -           -          -           -
Number of Units          17,045,776  9,426,102           -          -           -          -          -           -          -           -
-------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                            2001       2000       1999        1998       1997        1996       1995        1994        1993       1992
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                -----------
AST Neuberger Berman
Mid-Cap Growth 6
(1994)
Unit Price                    $18.95     25.90       28.58      19.15       16.10      13.99       12.20        9.94          -          -
Number of Units           25,717,164 26,517,850 13,460,525 13,389,289  11,293,799  9,563,858   3,658,836     301,267          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                -----------
AST Neuberger Berman
Mid-Cap Value 7
(1993)
Unit Price                    $20.16     21.09       16.78      16.10       16.72      13.41       12.20        9.81      10.69          -
Number of Units           47,298,313 44,558,699 37,864,586 16,410,121  11,745,440  9,062,152   8,642,186   7,177,232  5,390,887          -
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                -----------
AST Alger All-Cap
Growth
(2000)
Unit Price                     $5.54      6.74           -          -           -          -           -           -          -          -
Number of Units          125,442,916 28,229,631          -          -           -          -           -           -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                -----------
AST MFS Growth
(1999)
Unit Price                     $8.02     10.38       11.27          -           -          -           -           -          -          -
Number of Units          117,716,242 7,515,486     409,467          -           -          -           -           -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                -----------
AST Marsico Capital
Growth
(1997)
Unit Price                    $13.74     17.81       21.06      14.00       10.03          -           -           -          -          -
Number of Units           85,895,802 94,627,691 78,684,943 40,757,449     714,309          -           -           -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                -----------
AST JanCap Growth
(1992)
Unit Price                    $27.71     41.14       60.44      39.54       23.83      18.79       14.85       10.91      11.59      10.51
Number of Units           84,116,221 99,250,773 94,850,623 80,631,598  62,486,302 46,779,164  28,662,737  22,354,170 13,603,637  1,476,139
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                -----------
AST Cohen & Steers
Realty
(1998)
Unit Price                    $10.54     10.39        8.35       8.28           -          -           -           -          -          -
Number of Units           12,268,426 11,891,188  6,224,365  3,771,461           -          -           -           -          -          -
                                                                                                                                -----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST American Century                                                                                                          `
Income & Growth 8
(1997)
Unit Price                    $12.86     14.24       16.19      13.35       12.06          -           -           -          -          -
Number of Units           27,386,278 32,388,202 21,361,995 13,845,190   9,523,815          -           -           -          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST INVESCO Capital
Income 9
(1994)
Unit Price                    $19.84     22.01       21.31      19.34       17.31      14.23       12.33        9.61          -          -
Number of Units           48,595,962 50,171,495 46,660,160 40,994,187  33,420,274 23,592,226  13,883,712   6,633,333          -          -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST PIMCO Total
Return Bond
(1994)
Unit Price                    $15.46     14.40       13.09      13.43       12.44      11.48       11.26        9.61          -          -
Number of Units           99,028,465 82,545,240 73,530,507 64,224,618  44,098,036 29,921,643  19,061,840   4,577,708          -          -
-------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                            2001       2000       1999        1998       1997        1996       1995       1994        1993       1992
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST PIMCO Limited
Maturity Bond
(1995)
Unit Price                   $13.61      12.79       11.96      11.73       11.26      10.62      10.37           -          -           -
Number of Units          42,410,807 31,046,956  32,560,943 28,863,932  25,008,310 18,894,375 15,058,644           -          -           -

The Montgomery Variable
Series - MV Emerging
Markets
(1996)
Unit Price                    $6.50       7.09       10.06       6.19       10.05      10.25          -           -          -           -
Number of Units          14,095,135 12,899,472  12,060,036 10,534,383  10,371,104  2,360,940          -           -          -           -

INVESCO VIF -
Technology
(1999)
Unit Price                    $6.66      12.48       16.52          -           -          -          -           -          -           -
Number of Units          26,652,622 29,491,113   4,622,242          -           -          -          -           -          -           -
-------------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF - Health
Sciences
(1999)
Unit Price                   $12.58      14.59       11.34          -           -          -          -           -          -           -
Number of Units          17,419,141 19,381,405     786,518          -           -          -          -           -          -           -
-------------------------------------------------------------------------------------------------------------------------------------------

1.       This  Portfolio  reflects the  addition of the net assets of the AST American  Century  International  Growth  Portfolio II
     ("Portfolio II") as a result of the merger between the Portfolio and Portfolio II.
2.       Effective  September 17, 2001, Pilgrim Baxter & Associates,  Ltd. became  Sub-advisor of the Portfolio.  Prior to September
     17, 2001, Janus Capital  Corporation served as Sub-advisor of the Portfolio,  then named "AST Janus Small-Cap Growth." Prior to
     December 31, 1998,  Founders  Asset  Management,  LLC served as  Sub-advisor of the  Portfolio,  then named  "Founders  Capital
     Appreciation Portfolio."
3.       Effective December 10, 2001,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to December 10,
     2001,  Zurich Scudder  Investments,  Inc.  served as Sub-advisor of the  Portfolio,  then named "AST Scudder  Small-Cap  Growth
     Portfolio".  Prior to May 1, 2001 the Portfolio was named "AST Kemper Small-Cap Growth Portfolio."
4.       Effective May 1, 2001,  Goldman Sachs Asset  Management  became  Sub-advisor of the Portfolio.  Prior to May 1, 2001, Lord,
     Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Small Cap Value."
5.       Effective  October 23, 2000,  GAMCO  Investors,  Inc.  became  Sub-advisor of the Portfolio.  Prior to October 23, 2000, T.
     Rowe Price  Associates,  Inc.  served as  Sub-advisor  of the  Portfolio,  then named "AST T. Rowe Price  Small  Company  Value
     Portfolio."
6.       Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Berger Associates, Inc. served as Sub-advisor of the Portfolio, then named "Berger Capital Growth Portfolio."
7.       Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Federated Investment Counseling served as Sub-advisor of the Portfolio, then named "Federated Utility Income Portfolio."
8.       Effective May 3, 1999, American Century Investment  Management,  Inc. became Sub-advisor of the Portfolio.  Between October
     15, 1996 and May 3, 1999, Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam
     Value Growth & Income."

9.       Effective July 1, 2002, the AST INVESCO Equity Income portfolio changed its name to AST INVESCO Capital Income.

                                        APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000  initial  Purchase  Payment is made. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account  Value is maintained in the variable  investment  options.  The formula for  determining  the Enhanced  Beneficiary
Protection Optional Death Benefit is as follows:

           Growth =               Account Value of variable             minus         Purchase Payments - proportional
                               investment options plus Interim
                                Value of Fixed Allocations (no
                                         MVA applies)                                           withdrawals

Example with market increase
Assume that the Owner has made no withdrawals  and that the Account Value has been  increasing due to positive  market  performance.
On the date we receive  due proof of death,  the  Account  Value is  $75,000.  The basic  Death  Benefit is  calculated  as Purchase
Payments minus proportional  withdrawals,  or Account Value, which ever is greater.  Therefore,  the basic Death Benefit is equal to
$75,000.  The Enhanced  Beneficiary  Protection  Optional Death Benefit is equal to the amount payable under the basic Death Benefit
($75,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $75,000 - [$50,000 - $0]
                  =        $25,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $25,000 * 0.40
                  =        $10,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $85,000

Examples with market decline
Assume  that the  Owner  has made no  withdrawals  and that  the  Account  Value  has been  decreasing  due to  declines  in  market performance.  On the date we receive due proof of death,  the Account  Value is $45,000.  The basic Death  Benefit is  calculated as
Purchase Payments minus proportional  withdrawals,  or Account Value, which ever is greater.  Therefore,  the basic Death Benefit is equal to $50,000.  The Enhanced  Beneficiary  Protection Optional Death Benefit is equal to the amount payable under the basic Death
Benefit ($50,000) PLUS the "Growth" under the Annuity.

         Growth   =        $45,000 - [$50,000 - $0]
                  =        $-5,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  NO BENEFIT IS PAYABLE

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $50,000

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Example with market increase and withdrawals
Assume that the Account Value has been increasing due to positive  market  performance and the Owner made a withdrawal of $15,000 in
Annuity Year 5 when the Account  Value was $75,000.  On the date we receive due proof of death,  the Account  Value is $90,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals,  or Account Value,  which ever is greater.
Therefore,  the basic Death Benefit is equal to $90,000.  The Enhanced  Beneficiary  Protection  Optional  Death Benefit is equal to the amount payable under the basic Death Benefit ($90,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $90,000 - [$50,000 - ($50,000 * $15,000/$75,000)]
                  =        $90,000 - [$50,000 - $10,000]
                  =        $90,000 - $40,000
                  =        $50,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $50,000 * 0.40
                  =        $20,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $110,000

Examples of Highest Anniversary Value Death Benefit Calculation
The  following  are examples of how the Highest  Anniversary  Value Death  Benefit is  calculated.  Each example  assumes an initial
Purchase  Payment of  $50,000.  Each  example  assumes  that there is one Owner who is age 70 on the Issue Date and that all Account
Value is maintained in the variable investment options.

Example with market increase and death before Death Benefit Target Date
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance  and that no withdrawals have been made.  On the date we receive due proof of death,  the Account Value is $75,000;  however,  the  Anniversary  Value on the
5th  anniversary  of the Issue Date was $90,000.  Assume as well that the Owner has died before the Death Benefit  Target Date.  The
Death Benefit is equal to the greater of the Highest  Anniversary  Value or the basic Death Benefit.  The Death Benefit would be the
Highest  Anniversary  Value  ($90,000)  because it is greater  than the amount  that would have been  payable  under the basic Death
Benefit ($75,000).

Example with withdrawals
Assume that the Account Value has been increasing due to positive  market  performance and the Owner made a withdrawal of $15,000 in
Annuity  Year 7 when the  Account  Value was  $75,000.  On the date we receive  due proof of death,  the  Account  Value is $80,000;
however,  the  Anniversary  Value on the 5th  anniversary  of the  Issue  Date was  $90,000.  Assume as well that the Owner has died before the Death  Benefit  Target  Date.  The Death  Benefit is equal to the greater of the Highest  Anniversary  Value or the basic
Death Benefit.

Highest Anniversary Value  = $90,000 - [$90,000 * $15,000/$75,000]
                                    = $90,000 - $18,000
                                    = $72,000

Basic Death Benefit                 = $80,000 - [$80,000 * $15,000/$75,000]
                                    = $80,000 - $16,000
                                    = $64,000

Example with death after Death Benefit Target Date
Assume that the Owner's Account Value has generally been  increasing due to positive market  performance and that no withdrawals had been made prior to the Death  Benefit  Target Date.  Further  assume that the Owner dies after the Death Benefit  Target Date,  when the Account Value is $75,000.  The Highest  Anniversary Value on the Death Benefit Target Date was $80,000;  however,  following the
Death  Benefit  Target  Date,  the Owner made a Purchase  Payment of $15,000 and had taken a  withdrawal  of $5,000 when the Account
Value was  $70,000.  The Death  Benefit is equal to the  greater of the  Highest  Anniversary  Value plus  Purchase  Payments  minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.

Highest Anniversary Value  = $80,000 + $15,000 - [$80,000 * $5,000/$70,000]
                                    = $80,000 + $15,000 - $5,714
                                    = $100,714

Basic Death Benefit                 = $75,000

                                         APPENDIX D - Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

------------------------------------------------------------------------------------------------------------------------------------
The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included as an Appendix to this  Prospectus to help you  understand  the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this  information.  However,  the  information  may be subject to certain  generally  applicable  provisions of the
Federal securities laws regarding accuracy and completeness.
------------------------------------------------------------------------------------------------------------------------------------

The income  tax-free life insurance  payable to your  Beneficiary(ies)  under the Plus40(TM)rider is equal to 40% of the Account Value of your  Annuity  as of the date we  receive  due proof of death,  subject  to certain  adjustments,  restrictions  and  limitations described below.

ELIGIBILITY
The Plus40(TM)rider may be purchased as a rider on your  Annuity.  The Rider must cover those  persons upon whose death the Annuity's death benefit  becomes payable - the Annuity's  owner or owners,  or the Annuitant (in the case of an entity owned Annuity).  If the
Annuity has two Owners,  the Rider's death  benefit is payable upon the first death of such  persons.  If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum  allowable  age to purchase the Plus40(TM)rider is 40; the maximum  allowable age is 75. If the Rider is purchased on two lives,  both persons must meet the age  eligibility  requirements.  The Plus40(TM)rider is not  available to purchasers  who use their
Annuity as a funding  vehicle for a Tax  Sheltered  Annuity (or 403(b)) or as a funding  vehicle for a qualified  plan under Section
401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS
|X|      If you die during the first 24 months  following the  effective  date of the Plus40(TM)rider  (generally,  the Issue Date of your  Annuity),  the death  benefit will be limited to the amount of any charges paid for the Rider while it was in effect.
         While we will return the charges you have paid during the  applicable  period as the death benefit,  your  Beneficiary(ies)
         will receive no  additional  life  insurance  benefit from the Plus40(TM)rider if you die within 24 months of its  effective
                          ----------
         date.

|X|      If you make a Purchase  Payment  within 24 months  prior to the date of death,  the  Account  Value used to  determine  the amount of the death  benefit  will be reduced by the amount of such  Purchase  Payment(s).  If we reduce the death  benefit payable  under the Plus40(TM)rider based on this  provision,  we will return 50% of any charges  paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

|X|      If we apply Credits to your Annuity based on Purchase  Payments,  such Credits are treated as Account Value for purposes of determining  the death  benefit  payable under the Plus40(TM)rider.  However,  if Credits were applied to Purchase  Payments made within 24 months  prior to the date of death,  the Account  Value used to  determine  the amount of the death  benefit will be reduced by the amount of such  Credits.  If we reduce the death  benefit  payable  under the Plus40(TM)rider based on this  provision,  we will  return 50% of any  charges  paid for the Rider  based on such  Credits as an  additional  amount included in the death benefit under the Rider.

|X|      If you become  terminally  ill (as  defined in the Rider)  and elect to  receive a portion  of the  Plus40(TM)rider's  death benefit  under the  Accelerated  Death Benefit  provision,  the amount that will be payable under the Rider upon your death will be reduced.  Please refer to the Accelerated Death Benefit provision described below.

|X|      If  charges  for the  Plus40(TM)rider are due and are  unpaid as of the date the death  benefit  is being  determined,  such charges will be deducted from the amount paid to your Beneficiary(ies).

|X|      If the age of any person  covered  under the Plus40(TM)rider is  misstated,  we will adjust any coverage  under the Rider to conform to the facts. For example,  if, due to the  misstatement,  we overcharged you for coverage under the Rider, we will add any  additional  charges  paid to the  amount  payable  to  your  Beneficiary(ies).  If,  due to the  misstatement,  we undercharged  you for coverage  under the Rider,  we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

|X|

     On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately  after the 95th  birthday),  coverage  will  terminate.  No charge will be made for an Owner  following  the expiry date. If there are two Owners,  the expiry date  applies  separately  to each Owner;  therefore,  coverage  may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT
The Plus40(TM)rider is subject to a Maximum  Death  Benefit  Amount  based on the  Purchase  Payments  applied to your  Annuity.  The
Plus40(TM)rider may also be subject to a Per Life Maximum  Benefit  that is based on all amounts  paid under any annuity  contract we
                                                                                                             ---
issue to you under which you have elected the Plus40(TM)rider or similar life insurance coverage.

|X|      The Maximum  Death  Benefit  Amount is 100% of the Purchase  Payments  increasing  at 5% per year  following  the date each
             -------------------------------
         Purchase  Payment is applied to the  Annuity  until the date of death.  If  Purchase  Payments  are  applied to the Annuity within 24 months prior to the date of death,  the Maximum Death Benefit  Amount is decreased by the amount of such Purchase
         Payments.

|X|      The Per Life Maximum Benefit applies to Purchase  Payments  applied to any such annuity  contracts more than 24 months from
             ------------------------
         the date of death that  exceed  $1,000,000.  If you make  Purchase  Payments  in excess of  $1,000,000,  we will reduce the aggregate death benefit  payable under all Plus40(TM)riders,  or similar riders issued by us, based on the combined amount of
         Purchase  Payments in excess of $1,000,000  multiplied by 40%. If the Per Life Maximum Benefit applies,  we will reduce the amount  payable under each  applicable  Plus40(TM)rider on a pro-rata  basis.  If the Per Life Maximum  Benefit  applies upon your death,  we will return any excess  charges that you paid on the portion of your  Account  Value on which no benefit is payable.  The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION
If you become  terminally  ill,  you may request  that a portion of the death  benefit  payable  under the Plus40(TM)rider be prepaid instead of being paid to your  Beneficiary(ies)  upon your  death.  Subject to our  requirements  and where  allowed by law, we will make a one time, lump sum payment.  Our  requirements  include proof  satisfactory to us, in writing,  of terminal illness after the
Rider's Effective Date.

The maximum we will pay,  before any  reduction,  is the lesser of 50% of the Rider's  death  benefit or  $100,000.  If you elect to accelerate  payment of a portion of the death benefit under the Plus40(TM)rider,  the amount of the remaining death benefit is reduced by the prepaid amount  accumulating at an annualized  interest rate of 6.0%.  Eligibility for an accelerated  payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any  medically-related  surrender  provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER
The Plus40(TM)rider has a current  charge and a guaranteed  maximum  charge.  The current  charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity.  The applicable  percentages  differ based on the attained age,  last birthday of the Owner(s) or Annuitant (in the case of an entity owned  Annuity) as of the date the charge is due. We reserve the right to change the current charge,  at any time,  subject to regulatory  approval where  required.  If there are two Owners,  we calculate  the current  charge that  applies to each Owner  individually  and deduct the combined  amount as the charge for the Rider.  There is no charge  based on a person's  life after  coverage  expires as to that person.  However,  a charge will still apply to the second of two Owners (and  coverage  will  continue for such Owner) if such Owner has not reached the expiry date.

                                           Attained Age                  Percentage of
                                                                         Account Value
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 40-75                       .80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 76-80                       1.60%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 81-85                       3.20%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 86-90                       4.80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 91                         6.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 92                         7.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 93                         8.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 94                         9.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 95                        10.50%
                                   ------------------------------ ----------------------------

The charge for the Plus40(TM)rider may also be subject to a guaranteed  maximum  charge that will apply if the current  charge,  when applied to the Account  Value,  exceeds the  guaranteed  maximum  charge.  The  guaranteed  maximum  charge is based on a charge per
$1,000 of insurance.

We determine the charge for the Rider annually,  in arrears.  We deduct the charge:  (1) upon your death; (2) on each anniversary of the Issue  Date;  (3) on the date that you begin  receiving  annuity  payments;  (4) if you  surrender  your  Annuity  other  than a medically-related  surrender;  or (5) if you  choose to  terminate  the  Rider.  If the Rider  terminates  for any of the  preceding reasons on a date other than the  anniversary  of the  Annuity's  Issue  Date,  the charge will be  prorated.  During the first year after the  Annuity's  Issue Date,  the charge will be prorated  from the Issue Date.  In all  subsequent  years,  the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual  charge  through a redemption  from your  Annuity's  Account Value or through funds other than those within the Annuity.  If you do not elect a method of payment,  we will  automatically  deduct the annual charge from your  Annuity's
Account Value.  The manner in which you elect to pay for the Rider may have tax implications.

|X|      If you elect to pay the charge through a redemption of your Annuity's  Account Value,  the withdrawal  will be treated as a taxable  distribution,  and will  generally  be  subject  to  ordinary  income  tax on the  amount of any  investment  gain withdrawn.  If you are under age 59 1/2,  the  distribution  may also be subject to a 10%  penalty on any gain  withdrawn,  in addition to  ordinary  income  taxes.  We first  deduct the amount of the charge  pro-rata  from the  Account  Value in the variable  investment  options.  We only  deduct the  charge  pro-rata  from the Fixed  Allocations  to the extent  there is insufficient Account Value in the variable investment options to pay the charge.

|X|      If you elect to pay the  charge  through  funds  other  than  those from your  Annuity,  we  require  that  payment be made electronically in U.S. currency through a U.S.  financial  institution.  If you elect to pay the charge through  electronic transfer  of funds and  payment  has not been  received  within 31 days from the due date,  we will  deduct the charge as a redemption from your Annuity, as described above.

TERMINATION
You can terminate  the Plus40(TM)rider at any time.  Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the Rider.  The Plus40(TM)rider will terminate  automatically  on the date your Account Value is applied to begin receiving annuity  payments,  on the date you  surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date.  We may also  terminate  the Plus40(TM)rider,  if  necessary,  to comply  with our  interpretation  of the Code and  applicable regulations.  Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS
Changes in  ownership  and  annuitant  designations  under the Annuity may result in changes in  eligibility  and charges  under the
Plus40(TM)rider.  These changes may include termination of the Rider.  Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION
A spousal  beneficiary  may elect to assume  ownership  of the  Annuity  instead of taking the  Annuity's  Death  Benefit.  However, regardless  of whether a spousal  beneficiary  assumes  ownership of the Annuity,  the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity  will  continue.  The spousal  beneficiary  can apply the death  benefit  proceeds  under the
Plus40(TM)rider to the Annuity as a new Purchase  Payment,  can purchase a new annuity  contract or use the death benefit proceeds for any other  purpose.  Certain  restrictions  may apply to an Annuity that is used as a qualified  investment.  Spousal  beneficiaries may also be eligible to purchase the Plus40(TM)rider,  in which case the Annuity's  Account  Value,  as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION
The  Plus40(TM)rider  was  designed  to  qualify  as a life  insurance  contract  under  the  Code.  As life  insurance,  under  most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual  Retirement  Annuity (IRA),  we consider the Plus40(TM)rider to be outside of your IRA, since  premium for the Rider is paid for either with funds  outside of your Annuity or with  withdrawals  previously  subject to tax and any applicable tax penalty.

We believe  payments under the accelerated  payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free  payments.  To the extent  permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally  ill, or any other  applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

 APPENDIX E - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT AND THE GUARANTEED MINIMUM
                                                           DEATH BENEFIT

If you purchased  your Annuity  before  November 18, 2002 and were not a resident of the State of New York,  the following  optional death benefits were offered:

Enhanced Beneficiary Protection Optional Death Benefit

The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above

     PLUS

2.       50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

"Death  Benefit  Amount"  includes your Account  Value and any amounts  added to your Account Value under the Annuity's  basic Death
------------------------
Benefit when the Death  Benefit is  calculated.  Under the basic Death  Benefit,  amounts are added to your  Account  Value when the
Account Value is less than Purchase Payments minus proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal
---------------------------
represented when withdrawn.

------------------------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection  Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Please refer to the section  entitled "Tax  Considerations"  for a discussion of special tax  considerations  for purchasers of this benefit.
------------------------------------------------------------------------------------------------------------------------------------

NOTE:  You may not elect the Enhanced  Beneficiary  Protection  Optional  Death Benefit if you have elected any other Optional Death
Benefit.

Guaranteed Minimum Death Benefit

If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased.  If the
Annuity has joint Owners, the oldest Owner must be age 80 or less.  If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value  equals the highest of all  previous  "Anniversary  Values" on or before the earlier of the
             ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase  Payments
             ------------------
     on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.       the Account Value in the  Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2.       the sum of all Purchase  Payments minus the sum of all  Proportional  Reductions,  each increasing  daily until the Owner's date of  death  at a rate of  5.0%,  subject  to a limit of 200% of the  difference  between  the sum of all  Purchase
              Payments and the sum of all withdrawals as of the Owner's date of death; and
3.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the Account  Value as of the date we receive in writing  "due proof of death" (an MVA may be  applicable  to amounts in any
              Fixed Allocations); and
2.       the greater of Item 2 & 3 above on the Death  Benefit  Target Date plus the sum of all  Purchase  Payments  less the sum of all Proportional Reductions since the Death Benefit Target Date.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can  terminate the Enhanced  Beneficiary  Protection  Optional  Death  Benefit and the  Guaranteed  Minimum Death Benefit at any
time. Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the benefit.  Both optional Death
Benefits  will  terminate  automatically  on the Annuity  Date.  We may also  terminate  any optional  Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge from your  Account  Value if you elect to purchase  either  optional  Death  Benefit.  The  Enhanced  Beneficiary
Protection  Death  Benefit  costs 0.25% of Account  Value.  The  Guaranteed  Minimum  Death Benefit costs 0.30% of the current Death
Benefit.  The charges for these death  benefits  are  deducted in arrears each Annuity  Year.  No charge  applies  after the Annuity
Date.  We deduct the charge:
1.       on each anniversary of the Issue Date;
2.       when Account Value is transferred to our general account prior to the Annuity Date;
3.       if you surrender your Annuity; and
4.       if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only)

If you  surrender  the  Annuity,  elect to begin  receiving  annuity  payments  or  terminate  the  benefit  on a date other than an anniversary  of the Issue  Date,  the charge  will be  prorated.  During the first year  after the Issue  Date,  the charge  will be prorated from the Issue Date.  In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge  pro-rata from the Account  Value in the variable  investment  options.  We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient  Account Value in the variable  investment options to pay the charge.  If your Annuity's  Account Value is insufficient to pay the charge,  we may deduct your remaining Account Value and terminate  your  Annuity.  We will notify you if your  Account  Value is  insufficient  to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

ADDITIONAL CALCULATIONS
-----------------------

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000 initial  Purchase  Payment is made and that no withdrawals are made prior to the Owner's death.  Each example assumes that  there is one Owner  who is age 50 on the Issue  Date and that all  Account  Value is  maintained  in the  variable  investment options.

Example with market increase
Assume that the Owner's Account Value has been increasing due to positive  market  performance.  On the date we receive due proof of death,  the Account Value is $75,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals, or Account  Value,  which ever is  greater.  Therefore,  the basic  Death  Benefit is equal to  $75,000.  The  Enhanced  Beneficiary
Protection  Optional  Death Benefit is equal to the amount  payable under the basic Death Benefit  ($75,000)  PLUS 50% of the "Death
Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $75,000
         Basic Death Benefit =      $75,000
         Death Benefit Amount =     $75,000 - $50,000 = $25,000

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $75,000 + $12,500 = $87,500

Examples with market decline
Assume that the Owner's  Account Value has been decreasing due to declines in market  performance.  On the date we receive due proof of death,  the  Account  Value is  $45,000.  The  basic  Death  Benefit  is  calculated  as  Purchase  Payments  minus  proportional withdrawals,  or Account  Value,  which ever is greater.  Therefore,  the basic  Death  Benefit is equal to  $50,000.  The  Enhanced
Beneficiary  Protection  Optional Death Benefit is equal to the amount  payable under the basic Death Benefit  ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $40,000
         Basic Death Benefit =      $50,000
         Death Benefit Amount =     $50,000 - $50,000 = $0

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $50,000 + $0 = $50,000

         In this example you would  receive no additional  benefit from  purchasing  the Enhanced  Beneficiary  Protection  Optional
         Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the Guaranteed  Minimum Death Benefit is calculated.  Each example  assumes that a $50,000 initial
Purchase  Payment is made and that no  withdrawals  are made prior to the Owner's  death.  Each  example  assumes  that there is one
Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example of market increase
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance.  On the date we receive due proof of death, the Account Value is $90,000.  The Highest  Anniversary Value at the end of any previous period is $72,000.  The
Death Benefit would be the Account Value  ($90,000)  because it is greater than the Highest  Anniversary  Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease
Assume that the Owner's Account Value generally  increased until the fifth  anniversary but generally has been decreasing  since the fifth  contract  anniversary.  On the date we receive due proof of death,  the Account  Value is  $48,000.  The Highest  Anniversary
Value at the end of any previous  period is $54,000.  The Death Benefit  would be the sum of prior  Purchase  Payments  increased by
5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's  Account  Value  increased  significantly  during the first six years  following the Issue Date. On the sixth anniversary  date the Account Value is $90,000.  During the seventh  Annuity Year, the Account Value increases to as high as $100,000 but then  subsequently  falls to  $80,000  on the date we  receive  due  proof of  death.  The  Death  Benefit  would be the  Highest
Anniversary Value at the end of any previous period ($90,000),  which occurred on the sixth  anniversary,  although the Account Value was higher during the subsequent  period.  The Account Value on the date we receive due proof of death  ($80,000) is lower, as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

-------------------------------------------------------------------------------------------------------------------
                  PLEASE SEND ME A STATEMENT OF  ADDITIONAL  INFORMATION  THAT CONTAINS  FURTHER  DETAILS ABOUT THE
                  AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS WFVAPEX-PROS (11/2002).
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

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                                       -------------------------------------------------------
                                                          (print your name)

                                       -------------------------------------------------------
                                                              (address)

                                       -------------------------------------------------------
                                                        (city/state/zip code)

Variable Annuity Issued by:                                                                  Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                                                                      AMERICAN SKANDIA
ASSURANCE CORPORATION                                                                               MARKETING, INCORPORATED
One Corporate Drive                                                                                     One Corporate Drive
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-766-4530                                                                           Telephone: 203-926-1888
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                         MAILING ADDRESSES:

                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                   Attention: Stagecoach Annuity
                                                           P.O. Box 7040
                                                     Bridgeport, CT 06601-7040

                                                           EXPRESS MAIL:
                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                   Attention: Stagecoach Annuity
                                                        One Corporate Drive
                                                         Shelton, CT 06484

                                                                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                     One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes  American  Skandia APEXSM II, a flexible  premium  deferred  annuity (the "Annuity")  offered by American
Skandia Life Assurance  Corporation  ("American Skandia",  "we", "our" or "us"). The Annuity may be offered as an individual annuity contract or as an  interest  in a group  annuity.  This  Prospectus  describes  the  important  features of the Annuity and what you should  consider  before  purchasing the Annuity.  We have also filed a Statement of Additional  Information  that is available from us,  without  charge,  upon your  request.  The contents of the Statement of  Additional  Information  are described on page 66. The
Annuity or certain of its  investment  options and/or  features may not be available in all states.  Various rights and benefits may differ between states to meet applicable  laws and/or  regulations.  In particular,  please refer to Appendix E for a description of certain  provisions that apply to Annuities sold to New York  residents.  Certain terms are  capitalized in this  Prospectus.  Those terms are either defined in the Glossary of Terms or in the context of the particular section.

====================================================================================================================================
American  Skandia offers several  different  annuities  which your investment  professional  may be authorized to offer to you. Each annuity has different  features and benefits that may be  appropriate  for you based on your financial  situation,  your age and how you intend to use the annuity.  The different features and benefits include variations in death benefit  protection,  the ability to access your  annuity's  account value and the charges that you will be subject to if you choose to surrender  the annuity.  The fees and charges may also be different between each annuity.
====================================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should  consider any  surrender or penalty  charges you may incur when  replacing  your  existing  coverage and that this Annuity may be subject to a contingent  deferred  sales charge if you elect to surrender  the Annuity or take a partial  withdrawal.  You should  consider  your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently  used for  retirement  planning  because it allows you to accumulate  retirement  savings and also offers annuity payment options when you are ready to begin  receiving  income.  The Annuity also offers one or more death benefits that can protect  your  retirement  savings if you die during a period of  declining  markets.  It may be used as an  investment  vehicle for
"qualified"  investments,  including an IRA,  SEP-IRA,  Roth IRA or Tax  Sheltered  Annuity (or  403(b)).  It may also be used as an investment  vehicle  for  "non-qualified"  investments.  The  Annuity  allows  you to  invest  your  money in a number  of  variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a  "non-qualified"  investment,  you  generally  are not taxed on any  investment  gains the Annuity earns until you make a  withdrawal  or begin to receive  annuity  payments.  This  feature,  referred to as  "tax-deferral",  can be beneficial to the growth of your Account Value  because money that would  otherwise be needed to pay taxes on investment  gains each year remains invested and can earn additional money.  However,  because the Annuity is designed for long-term  retirement savings, a
10%  penalty  tax may be  applied  on  withdrawals  you make  before  you  reach age 59 1/2.  Annuities  purchased  as a  non-qualified investment  are not subject to the maximum  contribution  limits  that may apply to a qualified  investment,  and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified"  investment,  you should consider that the Annuity does not provide any tax advantages in addition to the  preferential  treatment  already  available  through your  retirement  plan under the Internal  Revenue Code. An
Annuity may offer  features  and  benefits in addition to  providing  tax  deferral  that other  investment  vehicles may not offer, including  death benefit  protection for your  beneficiaries,  lifetime income  options,  and the ability to make transfers  between numerous  variable  investment  options  offered  under the Annuity.  You should  consult with your  investment  professional  as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

These  annuities are NOT deposits or obligations  of, or issued,  guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S.  government,  the Federal  Deposit  Insurance  Corporation  (FDIC),  the Federal  Reserve Board or any other agency.  An investment in this annuity involves investment risks, including possible loss of value.
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THESE  SECURITIES  HAVE NOT BEEN  APPROVED  OR  DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION  TO THE CONTRARY IS A CRIMINAL  OFFENSE.  PLEASE READ THIS  PROSPECTUS AND THE CURRENT  PROSPECTUS FOR THE UNDERLYING
MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
------------------------------------------------------------------------------------------------------------------------------------
                                            FOR FURTHER INFORMATION CALL 1-800-766-4530.
Prospectus Dated: May 1, 2002                                                 Statement of Additional Information Dated: May 1, 2002
revised effective November 18, 2002                                                              revised effective November 18, 2002
ASAPEXIIPROS- (11/2002)                                                                                                 ASAPEXIIPROS

                            PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

|X|      This Annuity is a "flexible  premium  deferred  annuity." It is called  "flexible  premium"  because you have  considerable flexibility in the timing and amount of premium  payments.  Generally,  investors  "defer"  receiving  annuity payments until after an accumulation period.

|X|      This  Annuity  offers  both  variable  and fixed  investment  options.  If you  allocate  your  Account  Value to  variable investment  options,  the value of your  Annuity  will vary daily to reflect the  investment  performance  of the  underlying investment  options.  Fixed investment  options of different  durations are offered that are guaranteed by us, but may have a
       Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.

|X|      The Annuity  features  two  distinct  periods - the  accumulation  period and the payout  period.  During the  accumulation period  your  Account  Value is  allocated  to one or more  investment  options.  The  variable  investment  options,  each a
       Sub-account  of  American  Skandia  Life  Assurance  Corporation  Variable  Account B,  invest in an  underlying  mutual fund portfolio.  Currently,  portfolios  of the following  underlying  mutual funds are being  offered:  American  Skandia  Trust,
       Montgomery Variable Series,  Wells Fargo Variable Trust,  INVESCO Variable Investment Funds, Inc., Evergreen Variable Annuity
       Trust, ProFunds VP, First Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.

|X|      During the payout period,  commonly called  "annuitization,"  you can elect to receive  annuity  payments (1) for life; (2)
       for life with a  guaranteed  minimum  number  of  payments;  (3)  based on joint  lives;  or (4) for a  guaranteed  number of payments.  We currently make annuity payments available on a fixed or variable basis.

|X|      This Annuity  offers a basic Death  Benefit.  It also offers  optional  Death  Benefits  that provide an enhanced  level of protection for your beneficiary(ies) for an additional charge.

|X|      Annuity  Owners can purchase an optional  life  insurance  rider called  Plus40(TM)which  provides an income  tax-free  life insurance benefit to the Owner's beneficiary(ies) equal to 40% of the Account Value of your Annuity.

|X|      You are allowed to withdraw a limited  amount of money from your  Annuity on an annual  basis  without any  charges.  Other product  features  allow you to access your Account  Value as necessary,  although a charge may apply.  After Annuity Year 4, you are allowed to make unlimited withdrawals from your Annuity without any charges.

|X|      Transfers  between  investment  options are tax-free.  Currently,  you may make twenty  transfers each year free of charge.
       We also  offer  several  programs  that  enable you to manage  your  Account  Value as your  financial  needs and  investment performance change.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed,  registered  investment  professionals.  You must complete an application and submit a minimum initial  purchase  payment of $10,000.  We may allow you to make a lower  initial  purchase  payment  provided you  establish a bank drafting program under which purchase  payments  received in the first Annuity Year total at least $10,000.  If the Annuity is owned by an individual or  individuals,  the oldest of those  persons must be age 85 or under.  If the Annuity is owned by an entity,  the annuitant must be age 85 or under.

   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED

APPENDIX F - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL
  DEATH BENEFIT AND THE GUARANTEED MINIMUM DEATH BENEFIT...........................................................................1

                                                         GLOSSARY OF TERMS

Many terms used within this  Prospectus  are described  within the text where they appear.  The  description  of those terms are not repeated in this Glossary of Terms.

Account Value:  The value of each  allocation to a Sub-account or a Fixed  Allocation  prior to the Annuity Date, plus any earnings, and/or less any losses,  distributions  and charges.  The Account Value is  calculated  before we assess any  applicable  Contingent
Deferred Sales Charge ("CDSC") and/or any Annual  Maintenance  Fee. The Account Value is determined  separately for each Sub-account and for each Fixed  Allocation,  and then totaled to determine the Account Value for your entire Annuity.  The Account Value of each
Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization:  The application of Account Value to one of the available  annuity options to begin receiving  periodic  payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An allocation of Account Value that is to be credited a fixed rate of interest for a specified  Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim  Value:  The value of a Fixed  Allocation  on any date other  than the  Maturity  Date.  The  Interim  Value is equal to the initial value allocated to the Fixed Allocation plus all interest  credited to the Fixed Allocation as of the date calculated,  less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation  on a day more than 30 days prior to the Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual  annuity  contract,  the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.  With an Annuity issued as a certificate  under a group annuity  contract,  the "Owner"
refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender  Value:  The value of your Annuity  available upon surrender  prior to the Annuity Date. It equals the Account Value as of the date we price the  surrender  minus any  applicable  CDSC,  Annual  Maintenance  Fee, Tax Charge and the charge for any optional benefits.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day:  Every day the New York Stock  Exchange is open for trading or any other day the  Securities and Exchange  Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and  expenses we charge for the  Annuity.  Some  charges are  assessed  against  your  Annuity  while others are assessed  against  assets  allocated  to the  variable  investment  options.  The charges  that are assessed  against the
Annuity  include the  Contingent  Deferred Sales Charge,  Annual  Maintenance  Fee,  Transfer Fee, the Tax Charge and any charge for optional  benefits.  The charge that is assessed  against the variable  investment  options is the  Insurance  Charge,  which is the combination  of a mortality and expense risk charge and a charge for  administration  of the Annuity.  Each  underlying  mutual fund portfolio  assesses a charge for investment  management,  other expenses and with some mutual funds, a 12b-1 charge.  The prospectus for each underlying  mutual fund provides more detailed  information  about the expenses for the underlying mutual funds. In certain states,  a premium  tax charge  may be  applicable.  All of these  fees and  expenses  are  described  in more  detail  within  this
Prospectus.

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                                                       YOUR TRANSACTION EXPENSES
----------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------- -------------------------------------------------------------- --------------------------------
                                                               AMOUNT DEDUCTED/
---------------------------------------                      DESCRIPTION OF CHARGE                               WHEN DEDUCTED
              FEE/EXPENSE
---------------------------------------- -------------------------------------------------------------- --------------------------------
---------------------------------------- ------------ ------------ ------------ ------------ ---------- --------------------------------

                                            Yr. 1        Yr. 2        Yr. 3        Yr. 4      Yrs. 5+
Contingent Deferred Sales Charge                                                                               Upon Surrender or
                                                                                                              Partial Withdrawal

---------------------------------------- ------------ ------------ ------------ ------------ ---------- --------------------------------
---------------------------------------- ------------ ------------ ------------ ------------ ---------- --------------------------------

                                            8.5%         8.0%         7.0%         6.0%        0.0%
---------------------------------------- ------------ ------------ ------------ ------------ ---------- --------------------------------
---------------------------------------- -------------------------------------------------------------- --------------------------------
                                            The charge is a percentage of each applicable Purchase
                                          Payment. The period is measured from the Issue Date of the
                                                                   Annuity.
---------------------------------------- -------------------------------------------------------------- --------------------------------
---------------------------------------- -------------------------------------------------------------- --------------------------------
Annual Maintenance Fee                               Smaller of $35 or 2% of Account Value                 Annually on the Annuity's
                                           (Only applicable if Account Value is less than $100,000)        anniversary date or upon
                                                                                                                   surrender
---------------------------------------- -------------------------------------------------------------- --------------------------------
----------------------------------------
Transfer Fee                                                        $10.00                               After the 20th transfer each
                                                                                                                 Annuity Year
---------------------------------------- -------------------------------------------------------------- --------------------------------
---------------------------------------- -------------------------------------------------------------- --------------------------------
Tax Charge                                Depends on the requirements of the applicable jurisdiction                Various

---------------------------------------- -------------------------------------------------------------- --------------------------------

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                                                  ANNUAL CHARGES OF THE SUB-ACCOUNTS
                                 (as a percentage of the average daily net assets of the Sub-accounts)
---------------------------------------- -------------------------------------------------------------- --------------------------------
Mortality & Expense Risk Charge
                                                                     1.50%
Administration Charge                                                                                                Daily
                                                                     0.15%
Total Annual Charges of the                                                                             Applies to Variable Investment
Sub-accounts*                                   1.65% per year of the value of each Sub-account                  Options only

---------------------------------------- -------------------------------------------------------------- --------------------------------
*  The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge"
elsewhere in this Prospectus.

------------------------------------------------------------------------------------------- --------------------- ----------------------
                                    OPTIONAL BENEFITS                                         Optional Benefit     Total Annual Charge
                                                                                                   Charge         (including Insurance
                                                                                                                         Charge)
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
GUARANTEED RETURN OPTION                                                                                                  1.90%
We offer a program  that  guarantees  a  "return  of  premium"  at a future  date,  while     0.25% of average
allowing you to allocate all or a portion of your Account  Value to the  Sub-accounts  of   daily net assets of
your choice.                                                                                  the Sub-accounts
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT                                                                             1.90%
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average
your  beneficiary(ies)  by providing  amounts in addition to the basic Death Benefit that   daily net assets of
can be used to offset  federal  and state  taxes  payable  on any  taxable  gains in your     the Sub-accounts
Annuity at the time of your death.
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
HIGHEST ANNIVERSARY VALUE DEATH BENEFIT
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average
your  beneficiary(ies)  by  providing a death  benefit  equal to the greater of the basic   daily net assets of           1.90%
Death Benefit or the Highest Anniversary Value.                                               the Sub-accounts
------------------------------------------------------------------------------------------- --------------------- ----------------------
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Please  refer to the section of the  Prospectus  that  describes  each  optional  benefit for a complete  description  of the  benefit, including any restrictions or limitations that may apply.
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                                                     OPTIONAL LIFE INSURANCE RIDER
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------------------------------------------------------------------------------------------------------- --------------------------------
Plus40(TM)OPTIONAL LIFE INSURANCE RIDER                                                                   The current charge is based on
We offer an income  tax-free life insurance  benefit to your  Beneficiary(ies)  that may be useful in     age and is a percentage of
offsetting  federal and state taxes  payable on any taxable gains in your Annuity at the time of your    your Account Value as of the
death.  Please refer to the Appendix for a detailed description of this Rider.                           anniversary of the Issue Date
                                                                                                          of your Annuity. The charge
                                                                                                          ranges from .80% for Owners
                                                                                                           age 40 - 75 to 10.50% for
                                                                                                          Owners age 95. Please refer
                                                                                                        to the Appendix for a complete
                                                                                                          description of the charge.
------------------------------------------------------------------------------------------------------- --------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------------

The following are the investment  management  fees, other expenses,  12b-1 fees (if  applicable),  and the total annual expenses for each underlying  mutual fund  ("Portfolio") as of December 31, 2001,  except as noted.  Each figure is stated as a percentage of the underlying  Portfolio's  average daily net assets.  For certain of the  underlying  Portfolios,  a portion of the  management fee is being waived and/or other  expenses are being  partially  reimbursed.  "N/A"  indicates that no portion of the management fee and/or other expenses is being waived and/or  reimbursed.  The "Net Annual  Portfolio  Operating  Expenses"  reflect the combination of the underlying  Portfolio's  investment  management  fee,  other  expenses  and any  12b-1  fees,  net of any fee  waivers  and  expense reimbursements.  The  following  expenses are deducted by the  underlying  Portfolio  before it provides  American  Skandia with the daily net asset  value.  Any  footnotes  about  expenses  appear  after the list of all the  Portfolios.  The  underlying  Portfolio information  was provided by the underlying  mutual funds and has not been  independently  verified by us. See the  prospectuses  or statements of additional  information of the  underlying  Portfolios for further  details.  The current  prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee         Net
                                                       Fees         Expenses                    Portfolio    Waivers      Annual
              UNDERLYING PORTFOLIO                                                              Operating    and          Portfolio
                                                                                                 Expenses    Expense      Operating
                                                                                                             Reimburse-mentExpenses
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
American Skandia Trust: 1
  AST Strong International Equity                     0.87%          0.22%          0.05%         1.14%          N/A         1.14%
  AST William Blair International Growth 5            1.00%          0.22%          0.02%         1.24%         0.10%        1.14%
  AST American Century International Growth           1.00%          0.28%          0.00%         1.28%          N/A         1.28%
  AST DeAM International Equity                       1.00%          0.32%          0.00%         1.32%         0.15%        1.17%
  AST MFS Global Equity                               1.00%          0.40%          0.00%         1.40%          N/A         1.40%
  AST PBHG Small-Cap Growth                           0.90%          0.23%          0.03%         1.16%          N/A         1.16%
  AST DeAM Small-Cap Growth                           0.95%          0.19%          0.03%         1.17%         0.01%        1.16%
  AST Federated Aggressive Growth                     0.95%          0.83%          0.00%         1.78%         0.43%        1.35%
  AST Goldman Sachs Small-Cap Value                   0.95%          0.16%          0.07%         1.18%          N/A         1.18%
  AST Gabelli Small-Cap Value                         0.90%          0.18%          0.00%         1.08%          N/A         1.08%
  AST DeAM Small-Cap Value 2                          0.95%          0.22%          0.02%         1.19%         0.15%        1.04%
  AST Goldman Sachs Mid-Cap Growth 5                  1.00%          0.26%          0.08%         1.34%         0.10%        1.24%
  AST Neuberger Berman Mid-Cap Growth                 0.90%          0.18%          0.04%         1.12%          N/A         1.12%
  AST Neuberger Berman Mid-Cap Value                  0.90%          0.16%          0.16%         1.22%          N/A         1.22%
  AST Alger All-Cap Growth                            0.95%          0.16%          0.09%         1.20%          N/A         1.20%
  AST Gabelli All-Cap Value                           0.95%          0.24%          0.01%         1.20%          N/A         1.20%
  AST T. Rowe Price Natural Resources                 0.90%          0.20%          0.01%         1.11%          N/A         1.11%
  AST Alliance Growth                                 0.90%          0.19%          0.04%         1.13%          N/A         1.13%
  AST MFS Growth                                      0.90%          0.17%          0.04%         1.11%          N/A         1.11%
  AST Marsico Capital Growth                          0.90%          0.16%          0.02%         1.08%         0.02%        1.06%
  AST Goldman Sachs Concentrated Growth 5             0.90%          0.14%          0.03%         1.07%         0.06%        1.01%
  AST DeAM Large-Cap Growth 2                         0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST DeAM Large-Cap Value                            0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST Alliance/Bernstein Growth + Value               0.90%          0.55%          0.00%         1.45%         0.10%        1.35%
  AST Sanford Bernstein Core Value                    0.75%          0.40%          0.00%         1.15%          N/A         1.15%
  AST Cohen & Steers Realty                           1.00%          0.19%          0.02%         1.21%          N/A         1.21%
  AST Sanford Bernstein Managed Index 500             0.60%          0.16%          0.02%         0.78%          N/A         0.78%
  AST American Century Income & Growth                0.75%          0.19%          0.00%         0.94%          N/A         0.94%
  AST Alliance Growth and Income                      0.75%          0.14%          0.07%         0.96%         0.02%        0.94%
  AST MFS Growth with Income                          0.90%          0.18%          0.03%         1.11%          N/A         1.11%
  AST INVESCO Capital Income                          0.75%          0.16%          0.01%         0.92%         0.01%        0.91%
  AST DeAM Global Allocation                          0.10%          0.17%          0.00%         0.27%          N/A         0.27%
  AST American Century Strategic Balanced             0.85%          0.23%          0.00%         1.08%          N/A         1.08%
  AST T. Rowe Price Asset Allocation                  0.85%          0.25%          0.00%         1.10%          N/A         1.10%
  AST T. Rowe Price Global Bond                       0.80%          0.28%          0.00%         1.08%          N/A         1.08%
  AST Federated High Yield                            0.75%          0.20%          0.00%         0.95%          N/A         0.95%
  AST Lord Abbett Bond-Debenture                      0.80%          0.30%          0.00%         1.10%          N/A         1.10%
  AST DeAM Bond 2                                     0.85%          0.22%          0.00%         1.07%         0.15%        0.92%
  AST PIMCO Total Return Bond                         0.65%          0.16%          0.00%         0.81%         0.02%        0.79%
  AST PIMCO Limited Maturity Bond                     0.65%          0.18%          0.00%         0.83%          N/A         0.83%
  AST Money Market                                    0.50%          0.14%          0.00%         0.64%         0.05%        0.59%

Montgomery Variable Series:
  Emerging Markets                                    1.25%          0.42%            N/A          1.67%         N/A         1.67%

Wells Fargo Variable Trust:
  Equity Income                                       0.55%          0.43%          0.25%         1.23%         0.23%        1.00%

INVESCO Variable Investment Funds, Inc.:
  Dynamics                                             0.75%         0.33%            N/A          1.08%          N/A         1.08%
  Technology                                           0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Health Sciences                                      0.75%         0.31%            N/A          1.06%          N/A         1.06%
  Financial Services                                   0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Telecommunications                                   0.75%         0.34%            N/A          1.09%          N/A         1.09%

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee         Net
                                                       Fees         Expenses                    Portfolio    Waivers      Annual
              UNDERLYING PORTFOLIO                                                              Operating    and          Portfolio
                                                                                                 Expenses    Expense      Operating
                                                                                                             Reimburse-mentExpenses
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
Evergreen Variable Annuity Trust:
  Global Leaders                                       0.87%         0.28%            N/A          1.15%         0.15%        1.00%
  Special Equity                                       0.92%         0.23%            N/A          1.15%         0.12%        1.03%
  Omega                                                0.52%         0.20%            N/A          0.72%          N/A         0.72%

ProFund VP:
  Europe 30                                            0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Asia 30 3                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Japan 3                                              0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Banks 3                                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Basic Materials 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Biotechnology                                        0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Consumer Cyclical 3                                  0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Consumer Non-Cyclical 3                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Energy                                               0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Financial                                            0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Healthcare                                           0.75%         1.06%           0.25%         2.06%         0.08%        1.98%
  Industrial 3                                         0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Internet 3                                           0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Pharmaceuticals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Precious Metals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Real Estate                                          0.75%         0.99%           0.25%         1.99%         0.01%        1.98%
  Semiconductor 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Technology                                           0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Telecommunications                                   0.75%         1.17%           0.25%         2.17%         0.19%        1.98%
  Utilities                                            0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Bull                                                 0.75%         1.25%           0.25%         2.25%         0.27%        1.98%
  Bear                                                 0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Bull Plus                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  OTC                                                  0.75%         0.91%           0.25%         1.91%          N/A         1.91%
  Short OTC 3                                          0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  UltraOTC                                             0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  Mid-Cap Value 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Mid-Cap Growth 3                                     0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  UltraMid-Cap 3                                       0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Value 3                                    0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Growth 3                                   0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  UltraSmall-Cap                                       0.75%         1.11%           0.25%         2.11%         0.13%        1.98%
  U.S. Government Plus 3                               0.50%         0.95%           0.25%         1.70%          N/A         1.70%
  Rising Rates Opportunity 3                           0.75%         0.95%           0.25%         1.95%          N/A         1.95%

First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values 4                   0.60%          2.47%          0.25%         3.32%         1.95%        1.37%

The Prudential Series Fund, Inc.:
SP Jennison International Growth                      0.85%          1.16%          0.25%         2.26%         0.62%        1.64%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

1        The  Investment  Manager of American  Skandia  Trust (the  "Trust") has agreed to  reimburse  and/or waive fees for certain
     Portfolios  until at least April 30, 2003. The caption "Total Annual  Portfolio  Operating  Expenses"  reflects the Portfolios'
     fees and expenses before such waivers and reimbursements,  while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and  reimbursements.  The Trust adopted a  Distribution  Plan (the  "Distribution  Plan") under Rule
     12b-1 of the  Investment  Company Act of 1940 to permit an affiliate  of the Trust's  Investment  Manager to receive  brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these  commissions to promote  the sale of shares of such  Portfolios.  While the  brokerage  commission  rates and  amounts  paid by the  various
     Portfolios  are not  expected  to increase as a result of the  Distribution  Plan,  the staff of the  Securities  and  Exchange
     Commission takes the position that commission  amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios.  The Distribution Fee estimates are derived and annualized from data regarding  commission  amounts directed  under the  Distribution  Plan for the fiscal year ended  December 31,  2001.  Although  there are no maximum  amounts allowable,  actual  commission  amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.
2        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  and "12b-1 Fees" shown are based on estimated amounts for the fiscal year ending December 31, 2002.
3        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  shown are based on estimated  amounts for the fiscal year ending December 31, 2002.
4        Included  in the charge for Other  Expenses  is a fee of 0.325% of average  daily net assets  paid to  American  Skandia to reimburse  it for  administrative  costs.  The  investment  advisor  has agreed to waive fees and  reimburse  expenses  through
     September  30,  2003 in  order to  prevent  Total  Annual  Portfolio  Operating  Expenses  (excluding  brokerage  expenses  and extraordinary expenses) from exceeding 1.47% of the average daily net asset value of the respective Portfolio.

5        Net Annual Portfolio Operating Expenses reflect fee waivers and expense reimbursements in effect as of November 11, 2002.

EXPENSE EXAMPLES
These  examples  are  designed to assist you in  understanding  the various  costs and expenses you will incur with the Annuity over certain  periods of time based on specific  assumptions.  The examples  reflect the  Insurance  Charge,  Contingent  Deferred  Sales
Charges (when  applicable),  the Annual  Maintenance Fee (when applicable),  the charges deducted by the underlying  Portfolios,  as well as the charges for the optional  benefits that are offered under the Annuity.  The Securities and Exchange  Commission  ("SEC")
requires these examples.

Below are  examples  showing  what you would pay in  expenses at the end of the stated time  periods  for each  Sub-account  had you invested $1,000 in the Annuity and received a 5% annual return on assets.

The examples  shown assume that:  (a) you only  allocate  Account  Value to the  Sub-accounts,  not to a Fixed  Allocation;  (b) the
Insurance  Charge is assessed as 1.65% per year;  (c) the Annual  Maintenance  Fee (when  applicable) is reflected as an asset-based charge based on an assumed  average  contract size;  (d) you make no  withdrawals of Account Value during the period shown;  (e) you make no transfers,  withdrawals,  surrender or other  transactions for which we charge a fee for during the period shown; (f) no tax charge applies;  (g) the expenses for the underlying  Portfolios  reflect the continued  waiver of fees or reimbursement of expenses throughout each period shown (refer to the "Net Annual Portfolio  Operating  Expenses," in the section entitled  "Underlying  Mutual
Fund Portfolio Annual  Expenses");  and (h) the charge for each optional benefit is reflected as an additional charge equal to 0.25%
per year,  respectively,  for the Guaranteed Return Option, the Enhanced  Beneficiary  Protection and the Highest  Anniversary Value
Death Benefit.  The Insurance  Charge and the charges for the optional  benefits are deducted  daily.  Amounts shown in the examples are rounded to the nearest dollar.

Expense  Examples are provided as follows:  1.) for the basic  Annuity  contract  without any optional  benefits;  2.) for the basic
Annuity contract assuming that you elect any one of the available  optional  benefits:  the Guaranteed  Return Option,  the Enhanced
Beneficiary  Protection or the Highest  Anniversary  Value Death Benefit;  3.) for the basic Annuity contract assuming you elect any combination of two of the available  optional  benefits;  and 4.) for the basic Annuity contract assuming you elect all three of the available  optional  benefits.  You cannot elect to purchase the Enhanced  Beneficiary  Protection  Optional  Death Benefit with the
Plus40(TM)Optional Life Insurance Rider.

Expense  Examples are not provided for the Plus40(TM)Optional  Life  Insurance  Rider  because it is supported by American  Skandia's general  account and is not subject to, or registered  as a security  under,  either the  Securities  Act of 1933 or the  Investment
Company Act of 1940 and because  Owners can pay the annual,  age-based  charge  through funds  outside of the Annuity.  If the Owner elects to pay the annual  charge  from the  Annuity,  charges are  deducted as a partial  withdrawal  from the  Annuity,  subject to applicable taxes.  Please refer to the Appendix for a detailed description of this Rider.

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE EXPENSES OF THE UNDERLYING
MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

66

If your Account Value is less than $100,000, so that the Annual Maintenance Fee does apply.  Please see the description below regarding how the Expense Examples change for Annuities with Account Value greater than $100,000.

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years             Years    Year                     Years    Year             Years    Years    Year                     Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST Strong International Equity            30       91      154      323      32      98       166     347      35       106     179      370      37      113      191     392
AST William Blair International Growth     30       91      154      323      32      98       166     347      35       106     179      370      37      113      191     392
AST American Century International
Growth                                     31       95      161      337      34      103      174     361      36       110     186      383      39      118      198     406
AST DeAM International Equity              30       91      155      325      32      99       168     350      35       107     181      375      38      114      192     396
AST MFS Global Equity                      32       98      166      347      35      106      179     370      37       113     191      394      40      121      203     416
AST PBHG Small-Cap Growth                  30       91      155      325      32      98       167     348      35       106     179      371      38      114      192     396
AST DeAM Small-Cap Growth                  30       91      155      325      32      98       167     348      35       106     179      371      38      114      192     396
AST Federated Aggressive Growth            32       97      164      343      34      104      176     366      37       112     189      390      39      119      201     412
AST Goldman Sachs Small Cap Value          30       92      156      327      33      100      169     351      35       107     181      375      38      115      193     397
AST Gabelli Small-Cap Value                29       89      151      318      32      97       164     342      34       104     176      365      37      112      189     388
AST DeAM Small-Cap Value                   29       88      149      314      31      95       161     337      34       103     174      361      36      110      186     385
AST Goldman Sachs Mid-Cap Growth           31       94      159      333      33      101      171     356      36       109     184      380      38      116      196     402
AST Neuberger Berman Mid-Cap Growth        29       90      153      321      32      98       166     346      35       106     179      370      37      113      190     391
AST Neuberger Berman Mid-Cap Value         30       93      158      331      33      101      171     355      36       109     184      380      38      116      195     401
AST Alger All-Cap Growth                   30       92      157      329      33      100      169     353      35       107     181      375      38      115      194     398
AST Gabelli All-Cap Value                  30       92      157      329      33      100      169     353      35       107     181      375      38      115      194     398
AST T. Rowe Price Natural Resources        29       89      152      320      32      97       165     344      34       104     176      367      37      112      189     390
AST Alliance Growth                        30       91      154      322      32      98       166     346      35       106     179      370      37      113      191     392
AST MFS Growth                             29       89      152      320      32      97       165     344      34       104     176      367      37      112      189     390
AST Marsico Capital Growth                 29       88      150      315      31      95       162     339      34       103     174      362      36      110      186     385
AST Goldman Sachs Concentrated Growth      28       86      147      310      31      94       160     335      33       101     172      358      36      109      184     380
AST DeAM Large-Cap Growth                  28       86      146      308      31      94       159     333      33       101     171      356      36      109      184     380
AST DeAM Large-Cap Value                   28       86      146      308      31      94       159     333      33       101     171      356      36      109      184     380
AST Alliance/Bernstein Growth + Value      32       97      164      343      34      104      176     366      37       112     189      390      39      119      201     412
AST Sanford Bernstein Core Value           30       91      154      324      32      98       166     347      35       106     179      370      37      113      191     394
AST Cohen & Steers Realty                  30       92      157      329      33      100      170     354      35       107     181      375      38      115      194     399
AST Sanford Bernstein Managed Index 500    26       80      136      288      29      88       149     312      31       95      161      337      34      103      174     361
AST American Century Income & Growth       28       85      144      304      30      92       156     328      33       100     169      352      35      107      181     375
AST Alliance Growth and Income             28       85      144      304      30      92       156     328      33       100     169      352      35      107      181     375
AST MFS Growth with Income                 29       89      152      320      32      97       165     344      34       104     176      367      37      112      189     390
AST INVESCO Capital Income                 27       83      142      300      30      91       155     325      32       98      167      348      35      106      179     371
AST DeAM Global Allocation                 21       64      109      234      23      71       122     260      26       79      135      287      28      87       148     311
AST American Century Strategic Balanced    29       89      151      318      32      97       164     342      34       104     176      365      37      112      189     388
AST T. Rowe Price Asset Allocation         29       89      152      319      32      97       164     343      34       104     176      366      37      112      189     390
AST T. Rowe Price Global Bond              29       89      151      318      32      97       164     342      34       104     176      365      37      112      189     388
AST Federated High Yield                   28       85      144      304      30      92       157     329      33       100     169      353      35      107      181     375
AST Lord Abbett Bond-Debenture             29       89      152      319      32      97       164     343      34       104     176      366      37      112      189     390
AST DeAM Bond                              27       84      143      301      30      91       155     325      32       99      168      350      35      107      181     375
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years             Years    Year                     Years    Year             Years    Years    Year                     Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST PIMCO Total Return Bond                26       80      136      288      29      88       149     314      31       95      161      337      34      103      174     361
AST PIMCO Limited Maturity Bond            26       81      138      293      29      89       151     318      32       97      164      342      34      104      176     365
AST Money Market                           24       74      126      268      27      82       139     294      29       89      151      318      32      97       164     342

MV Emerging Markets                        35      107      181      375      38      114      192     396      40       122     205      418      43      129      216     438

WFVT Equity Income                         28       86      147      310      31      94       159     333      33       101     171      357      36      109      184     380

INVESCO VIF Dynamics                       29       89      151      318      32      97       164     342      34       104     176      365      37      112      189     388
INVESCO VIF Technology                     29       88      150      316      31      96       163     340      34       104     176      365      37      112      188     387
INVESCO VIF Health Sciences                29       88      150      315      31      95       162     339      34       103     174      362      36      110      186     385
INVESCO VIF Financial Services             29       88      150      316      31      96       163     340      34       104     176      365      37      112      188     387
INVESCO VIF Telecommunications             29       89      151      318      32      97       164     342      34       104     176      365      37      112      189     389

Evergreen VA Global Leaders                28       86      147      310      31      94       159     333      33       101     171      357      36      109      184     380
Evergreen VA Special Equity                29       88      149      312      31      95       161     337      34       103     174      361      36      110      186     383
Evergreen VA Omega                         25       78      133      281      28      85       145     307      30       93      158      331      33      101      171     355

ProFund VP Europe 30                       37      113      191      392      40      121      203     415      42       128     215      437      45      135      227     458
ProFund VP Asia 30                         38      115      194      398      40      122      205     420      43       129     217      440      46      138      230     462
ProFund VP Japan                           38      115      194      398      40      122      205     420      43       129     217      440      46      138      230     462
ProFund VP Banks                           38      115      194      399      41      123      207     422      43       130     218      442      46      138      230     464
ProFund VP Basic Materials                 38      115      194      399      41      123      207     422      43       130     218      442      46      138      230     464
ProFund VP Biotechnology                   38      116      195      401      41      123      207     423      43       131     219      445      46      138      230     465
ProFund VP Consumer Cyclical               38      115      194      399      41      123      207     422      43       130     218      442      46      138      230     464
ProFund VP Consumer Non-Cyclical           38      115      194      399      41      123      207     422      43       130     218      442      46      138      230     464
ProFund VP Energy                          38      116      195      401      41      123      207     423      43       131     219      445      46      138      230     465
ProFund VP Financial                       38      116      195      401      41      123      207     423      43       131     219      445      46      138      230     465
ProFund VP Healthcare                      38      116      195      401      41      123      207     423      43       131     219      445      46      138      230     465
ProFund VP Industrial                      38      115      194      399      41      123      207     422      43       130     218      442      46      138      230     464
ProFund VP Internet                        38      115      194      399      41      123      207     422      43       130     218      442      46      138      230     464
ProFund VP Pharmaceuticals                 38      115      194      399      41      123      207     422      43       130     218      442      46      138      230     464
ProFund VP Precious Metals                 38      115      194      399      41      123      207     422      43       130     218      442      46      138      230     464
ProFund VP Real Estate                     38      116      195      401      41      123      207     423      43       131     219      445      46      138      230     465
ProFund VP Semiconductor                   38      115      194      399      41      123      207     422      43       130     218      442      46      138      230     464
ProFund VP Technology                      38      116      195      401      41      123      207     423      43       131     219      445      46      138      230     465
ProFund VP Telecommunications              38      116      195      401      41      123      207     423      43       131     219      445      46      138      230     465
ProFund VP Utilities                       38      116      195      401      41      123      207     423      43       131     219      445      46      138      230     465
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years             Years    Year                     Years    Year             Years    Years    Year                     Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
ProFund VP Bull                            38      116      195      401      41      123      207     423      43       131     219      445      46      138      230     465
ProFund VP Bear                            37      113      191      392      40      121      203     415      42       128     215      437      45      135      227     458
ProFund VP Bull Plus                       38      115      194      398      40      122      205     420      43       129     217      440      46      138      230     462
ProFund VP OTC                             38      114      192      396      40      121      203     416      43       129     216      439      45      136      228     460
ProFund VP Short OTC                       38      115      194      398      40      122      206     421      43       130     218      442      46      138      230     463
ProFund VP UltraOTC                        38      115      194      398      40      122      206     421      43       130     218      442      46      138      230     463
ProFund VP Mid-Cap Value                   38      115      194      399      41      123      207     422      43       130     218      442      46      138      230     464
ProFund VP Mid-Cap Growth                  38      115      194      399      41      123      207     422      43       130     218      442      46      138      230     464
ProFund VP UltraMid-Cap                    38      116      195      401      41      123      207     422      43       131     219      445      46      138      230     464
ProFund VP Small-Cap Value                 38      116      195      401      41      123      207     422      43       131     219      445      46      138      230     464
ProFund VP Small-Cap Growth                38      116      195      401      41      123      207     422      43       131     219      445      46      138      230     464
ProFund VP UltraSmall-Cap                  38      116      195      401      41      123      207     423      43       131     219      445      46      138      230     465
ProFund VP U.S. Government Plus            35      107      181      375      38      115      194     398      40       122     206      421      43      130      218     442
ProFund VP Rising Rates Opportunity        38      115      194      398      40      122      206     421      43       130     218      442      46      138      230     463

First Trust(R)10 Uncommon Values            32       98      166      346      35      106      179     370      37       113     190      391      40      120      202     414

SP Jennison International Growth           35      106      179      370      37      113      191     392      40       121     203      415      42      128      215     437
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- --------------------------------- ---------------------------------- --------------------------------- ----------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected      One Optional Benefit Elected        Any Two Optional Benefits        All Optional Benefits Elected
your   Annuity   at  the   end  of  the                                                                                   Elected
applicable period
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years            Years    Year                      Years    Year             Years   Years    Year                      Years
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
AST Strong International Equity            115     161      154     323      117      168      166     347      120      176     179     370      122      183      191     392
AST William Blair International Growth     115     161      154     323      117      168      166     347      120      176     179     370      122      183      191     392
AST American Century International
Growth                                     116     165      161     337      119      173      174     361      121      180     186     383      124      188      198     406
AST DeAM International Equity              115     161      155     325      117      169      168     350      120      177     181     375      123      184      192     396
AST MFS Global Equity                      117     168      166     347      120      176      179     370      122      183     191     394      125      191      203     416
AST PBHG Small-Cap Growth                  115     161      155     325      117      168      167     348      120      176     179     371      123      184      192     396
AST DeAM Small-Cap Growth                  115     161      155     325      117      168      167     348      120      176     179     371      123      184      192     396
AST Federated Aggressive Growth            117     167      164     343      119      174      176     366      122      182     189     390      124      189      201     412
AST Goldman Sachs Small Cap Value          115     162      156     327      118      170      169     351      120      177     181     375      123      185      193     397
AST Gabelli Small-Cap Value                114     159      151     318      117      167      164     342      119      174     176     365      122      182      189     388
AST DeAM Small-Cap Value                   114     158      149     314      116      165      161     337      119      173     174     361      121      180      186     385
AST Goldman Sachs Mid-Cap Growth           116     164      159     333      118      171      171     356      121      179     184     380      123      186      196     402
AST Neuberger Berman Mid-Cap Growth        114     160      153     321      117      168      166     346      120      176     179     370      122      183      190     391
AST Neuberger Berman Mid-Cap Value         115     163      158     331      118      171      171     355      121      179     184     380      123      186      195     401
AST Alger All-Cap Growth                   115     162      157     329      118      170      169     353      120      177     181     375      123      185      194     398
AST Gabelli All-Cap Value                  115     162      157     329      118      170      169     353      120      177     181     375      123      185      194     398
AST T. Rowe Price Natural Resources        114     159      152     320      117      167      165     344      119      174     176     367      122      182      189     390
AST Alliance Growth                        115     161      154     322      117      168      166     346      120      176     179     370      122      183      191     392
AST MFS Growth                             114     159      152     320      117      167      165     344      119      174     176     367      122      182      189     390
AST Marsico Capital Growth                 114     158      150     315      116      165      162     339      119      173     174     362      121      180      186     385
AST Goldman Sachs Concentrated Growth      113     156      147     310      116      164      160     335      118      171     172     358      121      179      184     380
AST DeAM Large-Cap Growth                  113     156      146     308      116      164      159     333      118      171     171     356      121      179      184     380
AST DeAM Large-Cap Value                   113     156      146     308      116      164      159     333      118      171     171     356      121      179      184     380
AST Alliance/Bernstein Growth + Value      117     167      164     343      119      174      176     366      122      182     189     390      124      189      201     412
AST Sanford Bernstein Core Value           115     161      154     324      117      168      166     347      120      176     179     370      122      183      191     394
AST Cohen & Steers Realty                  115     162      157     329      118      170      170     354      120      177     181     375      123      185      194     399
AST Sanford Bernstein Managed Index 500    111     150      136     288      114      158      149     312      116      165     161     337      119      173      174     361
AST American Century Income & Growth       113     155      144     304      115      162      156     328      118      170     169     352      120      177      181     375
AST Alliance Growth and Income             113     155      144     304      115      162      156     328      118      170     169     352      120      177      181     375
AST MFS Growth with Income                 114     159      152     320      117      167      165     344      119      174     176     367      122      182      189     390
AST INVESCO Capital Income                 112     153      142     300      115      161      155     325      117      168     167     348      120      176      179     371
AST DeAM Global Allocation                 106     134      109     234      108      141      122     260      111      149     135     287      113      157      148     311
AST American Century Strategic Balanced    114     159      151     318      117      167      164     342      119      174     176     365      122      182      189     388
AST T. Rowe Price Asset Allocation         114     159      152     319      117      167      164     343      119      174     176     366      122      182      189     390
AST T. Rowe Price Global Bond              114     159      151     318      117      167      164     342      119      174     176     365      122      182      189     388
AST Federated High Yield                   113     155      144     304      115      162      157     329      118      170     169     353      120      177      181     375
AST Lord Abbett Bond-Debenture             114     159      152     319      117      167      164     343      119      174     176     366      122      182      189     390
AST DeAM Bond                              112     154      143     301      115      161      155     325      117      169     168     350      120      177      181     375
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
your   Annuity   at  the   end  of  the
applicable period
                                         ---------------------------------- ---------------------------------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years             Years    Year                     Years    Year             Years    Years    Year                     Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST PIMCO Total Return Bond                111     150      136      288     114      158      149     314      116      165     161      337     119      173      174     361
AST PIMCO Limited Maturity Bond            111     151      138      293     114      159      151     318      117      167     164      342     119      174      176     365
AST Money Market                           109     144      126      268     112      152      139     294      114      159     151      318     117      167      164     342

MV Emerging Markets                        120     177      181      375     123      184      192     396      125      192     205      418     128      199      216     438

WFVT Equity Income                         113     156      147      310     116      164      159     333      118      171     171      357     121      179      184     380

INVESCO VIF Dynamics                       114     159      151      318     116      164      159     333      119      174     176      365     122      182      189     388
INVESCO VIF Technology                     114     158      150      316     116      164      159     333      119      174     176      365     122      182      188     387
INVESCO VIF Health Sciences                114     158      150      315     116      164      159     333      119      173     174      362     121      180      186     385
INVESCO VIF Financial Services             114     158      150      316     116      164      159     333      119      174     176      365     122      182      188     387
INVESCO VIF Telecommunications             114     159      151      318     116      164      159     333      119      174     176      365     122      182      189     389

Evergreen VA Global Leaders                113     156      147      310     116      164      159     333      118      171     171      357     121      179      184     380
Evergreen VA Special Equity                114     158      149      312     116      165      161     337      119      173     174      361     121      180      186     383
Evergreen VA Omega                         110     148      133      281     113      155      145     307      115      163     158      331     118      171      171     355

ProFund VP Europe 30                       122     183      191      392     125      191      203     415      127      198     215      437     130      205      227     458
ProFund VP Asia 30                         123     185      194      398     125      192      205     420      128      199     217      440     131      208      230     462
ProFund VP Japan                           123     185      194      398     125      192      205     420      128      199     217      440     131      208      230     462
ProFund VP Banks                           123     185      194      399     126      193      207     422      128      200     218      442     131      208      230     464
ProFund VP Basic Materials                 123     185      194      399     126      193      207     422      128      200     218      442     131      208      230     464
ProFund VP Biotechnology                   123     186      195      401     126      193      207     423      128      201     219      445     131      208      230     465
ProFund VP Consumer Cyclical               123     185      194      399     126      193      207     422      128      200     218      442     131      208      230     464
ProFund VP Consumer Non-Cyclical           123     185      194      399     126      193      207     422      128      200     218      442     131      208      230     464
ProFund VP Energy                          123     186      195      401     126      193      207     423      128      201     219      445     131      208      230     465
ProFund VP Financial                       123     186      195      401     126      193      207     423      128      201     219      445     131      208      230     465
ProFund VP Healthcare                      123     186      195      401     126      193      207     423      128      201     219      445     131      208      230     465
ProFund VP Industrial                      123     185      194      399     126      193      207     422      128      200     218      442     131      208      230     464
ProFund VP Internet                        123     185      194      399     126      193      207     422      128      200     218      442     131      208      230     464
ProFund VP Pharmaceuticals                 123     185      194      399     126      193      207     422      128      200     218      442     131      208      230     464
ProFund VP Precious Metals                 123     185      194      399     126      193      207     422      128      200     218      442     131      208      230     464
ProFund VP Real Estate                     123     186      195      401     126      193      207     423      128      201     219      445     131      208      230     465
ProFund VP Semiconductor                   123     185      194      399     126      193      207     422      128      200     218      442     131      208      230     464
ProFund VP Technology                      123     186      195      401     126      193      207     423      128      201     219      445     131      208      230     465
ProFund VP Telecommunications              123     186      195      401     126      193      207     423      128      201     219      445     131      208      230     465
ProFund VP Utilities                       123     186      195      401     126      193      207     423      128      201     219      445     131      208      230     465
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
your   Annuity   at  the   end  of  the
applicable period
                                         ---------------------------------- ---------------------------------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years             Years    Year                     Years    Year             Years    Years    Year                     Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
ProFund VP Bull                            123     186      195      401     126      193      207     423      128      201     219      445     131      208      230     465
ProFund VP Bear                            122     183      191      392     125      191      203     415      127      198     215      437     130      205      227     458
ProFund VP Bull Plus                       123     185      194      398     125      192      205     420      128      199     217      440     131      208      230     462
ProFund VP OTC                             123     184      192      396     125      191      203     416      128      199     216      439     130      206      228     460
ProFund VP Short OTC                       123     185      194      398     125      192      206     421      128      200     218      442     131      208      230     463
ProFund VP UltraOTC                        123     185      194      398     125      192      206     421      128      200     218      442     131      208      230     463
ProFund VP Mid-Cap Value                   123     185      194      399     126      193      207     422      128      200     218      442     131      208      230     464
ProFund VP Mid-Cap Growth                  123     185      194      399     126      193      207     422      128      200     218      442     131      208      230     464
ProFund VP UltraMid-Cap                    123     186      195      401     126      193      207     422      128      201     219      445     131      208      230     464
ProFund VP Small-Cap Value                 123     186      195      401     126      193      207     422      128      201     219      445     131      208      230     464
ProFund VP Small-Cap Growth                123     186      195      401     126      193      207     422      128      201     219      445     131      208      230     464
ProFund VP UltraSmall-Cap                  123     186      195      401     126      193      207     423      128      201     219      445     131      208      230     465
ProFund VP U.S. Government Plus            120     177      181      375     123      185      194     398      125      192     206      421     128      200      218     442
ProFund VP Rising Rates Opportunity        123     185      194      398     125      192      206     421      128      200     218      442     131      208      230     463

First Trust(R)10 Uncommon Values            117     168      166      346     120      176      179     370      122      183     190      391     125      190      202     414

SP Jennison International Growth           117     168      166      346     122      183      191     392      125      191     203      415     127      198      215     437
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

------------------------------------------------------------------------------------------------------------------------------------
The Expense  Examples  shown above assume your Account Value is less than $100,000 so that the Annual  Maintenance  Fee applies.  If your Account  Value is greater than  $100,000  such that the Annual  Maintenance  Fee does not apply,  the amounts  indicated in the
Expense Examples shown above would be reduced.
------------------------------------------------------------------------------------------------------------------------------------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment option is a Sub-account of American Skandia Life Assurance  Corporation  Variable Account B (see "What are
Separate  Accounts" for more detailed  information.)  Each Sub-account  invests  exclusively in one Portfolio.  You should carefully read the prospectus for any Portfolio in which you are interested.  The following chart  classifies each of the Portfolios  based on our  assessment  of their  investment  style (as of the date of this  Prospectus).  The chart also  provides a  description  of each
Portfolio's  investment  objective (in italics) and a short,  summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective.

The name of the  advisor/sub-advisor  for each Portfolio  appears next to the description.  Those Portfolios whose name includes the prefix "AST" are Portfolios of American  Skandia Trust.  The investment  manager for AST is American  Skandia  Investment  Services,
Incorporated,  an affiliated company of American Skandia.  However, a sub-advisor,  as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds.  They are only available as investment  options in variable  annuity  contracts and variable  life  insurance  policies  issued by insurance  companies,  or in some cases,  to  participants  in certain  qualified retirement  plans.  However,  some of the Portfolios  available as Sub-accounts  under the Annuity are managed by the same portfolio advisor or  sub-advisor  as a retail  mutual fund of the same or similar name that the  Portfolio may have been modeled after at its inception.  Certain retail mutual funds may also have been modeled after a Portfolio.  While the  investment  objective and policies of the retail  mutual  funds and the  Portfolios  may be  substantially  similar,  the  actual  investments  will  differ to varying degrees.  Differences  in the  performance  of the funds can be  expected,  and in some cases could be  substantial.  You should not compare the  performance  of a publicly  traded mutual fund with the  performance  of any  similarly  named  Portfolio  offered as a
Sub-account.  Details about the  investment  objectives,  policies,  risks,  costs and management of the Portfolios are found in the prospectuses  for the underlying  mutual funds.  The current  prospectus and statement of additional  information for the underlying
Portfolios can be obtained by calling 1-800-766-4530.

====================================================================================================================================
Effective  close of business June 28, 2002, the AST Goldman Sachs  Small-Cap  Value  portfolio is no longer offered as a Sub-account under the  Annuity,  except as noted below.  Annuity  contracts  with Account  Value  allocated to the AST Goldman  Sachs  Small-Cap
Value  Sub-account  on or before June 28, 2002 may continue to allocate  Account Value and make transfers into the AST Goldman Sachs
Small-Cap  Value  Sub-account,  including any bank drafting,  dollar cost  averaging,  asset  allocation and  rebalancing  programs.
Owners of Annuities  issued after June 28, 2002 will not be allowed to allocate  Account  Value to the AST Goldman  Sachs  Small-Cap
Value Sub-account.
====================================================================================================================================
====================================================================================================================================

====================================================================================================================================
====================================================================================================================================
The AST Goldman Sachs Small-Cap Value  Sub-account may be offered to new Owners at some future date;  however,  at the present time,
American Skandia has no intention to do so.
====================================================================================================================================

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST Strong International Equity (f/k/a AST AIM International  Equity):  seeks long-term capital growth by investing in a diversified  portfolio of international  equity securities the issuers of which are  considered to have strong  earnings  momentum.  The  Portfolio  seeks to meet its objective by investing,  under normal market conditions,  at least 80% of its total assets in a diversified  portfolio  of equity  securities  of  companies  located or operating in developed
      EQUITY        non-U.S.  countries  and emerging  markets of the world.  The  Sub-advisor  intends to focus on
                    companies  with an  above-average  potential  for  long-term  growth  and  attractive  relative      Strong Capital
                    valuations.  The Sub-advisor  selects companies based on five key factors:  growth,  valuation,     Management, Inc.
                    management, risk and sentiment.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST William Blair  International  Growth (f/k/a AST Janus  Overseas  Growth):  seeks  long-term growth of capital.  The  Portfolio  pursues its  objective  primarily  through  investments  in equity  securities  of issuers  located  outside  the United  States.  The  Portfolio  normally invests at least 80% of its total assets in securities of issuers from at least five  different
      EQUITY        countries,  excluding the United States.  The Portfolio invests primarily in companies selected
                    for their growth  potential.  Securities are generally  selected  without regard to any defined     William Blair &
                    allocation among countries,  geographic regions or industry sectors, or other similar selection     Company, L.L.C.
                    procedure.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to achieve its investment  objective by investing  primarily in equity securities of international companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a
      EQUITY        growth  investment  strategy it developed  that looks for  companies  with earnings and revenue
                    growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment    American Century
                    selections,  including the prospects for relative  economic  growth among countries or regions,        Investment
                    economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations     Management, Inc.
                    and tax considerations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  International  Equity  (f/k/a AST  Founders  Passport):  seeks  capital  growth.  The
                    Portfolio  pursues its  objective  by  investing at least 80% of its total assets in the equity securities of companies in developed non-U.S.  countries that are represented in the MSCI EAFE(R)
  INTER-NATIONAL    Index.  The  target of this  Portfolio  is to track the  performance  of the MSCI  EAFE(R)Index      Deutsche Asset
      EQUITY        within 4% with normal deviation  expected of 1%. The Sub-advisor  considers a number of factors     Management, Inc.
                    in  determining  whether  to invest  in a stock,  including  earnings  growth  rate,  analysts'
                    estimates of future earnings and industry-relative price multiples.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Global Equity:  seeks capital growth.  Under normal circumstances the Portfolio invests
                    at least 80% of its assets in equity securities of U.S. and foreign issuers  (including issuers      Massachusetts
  GLOBAL EQUITY     in developing  countries).  The Portfolio  generally seeks to purchase  securities of companies    Financial Services
                    with relatively large market capitalizations relative to the market in which they are traded.           Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST PBHG  Small-Cap  Growth  (f/k/a AST Janus  Small-Cap  Growth):  seeks capital  growth.  The
                    Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the
 SMALL CAP GROWTH   common stocks of  small-sized  companies,  whose market  capitalizations  are similar to market     Pilgrim Baxter &
                    capitalizations  of the  companies  in  the  Russell  2000(R)Index.  Following  the  change  in     Associates, Ltd.
                    sub-advisor, the AST PBHG Small-Cap Growth sub-account is now re-opened to all Contract Owners.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP GROWTH   AST DeAM  Small-Cap  Growth  (f/k/a AST Scudder  Small-Cap  Growth):  seeks  maximum  growth of investors'  capital  from a portfolio  of growth  stocks of smaller  companies.  The  Portfolio pursues its  objective  by normally  investing  at least 80% of its total  assets in the equity
                    securities  of  small-sized   companies  included  in  the  Russell  2000  Growth(R)Index.  The
                    Sub-advisor  employs  an  investment  strategy  designed  to  maintain  a  portfolio  of equity     Deutsche Asset
                    securities  which  approximates  the market risk of those  stocks  included in the Russell 2000     Management, Inc.
                    Growth(R)Index, but which attempts to outperform the Russell 2000 Growth(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    SMALL CAP       AST Federated  Aggressive  Growth:  seeks capital growth.  The Portfolio pursues its investment objective by investing  in equity  securities  of companies  offering  superior  prospects  for earnings  growth.  The Portfolio  focuses its  investments on the equity  securities of smaller companies,  but it is not  subject to any  specific  market  capitalization  requirements.  The  Federated Investment
      GROWTH        Portfolio may invest in foreign issuers through American Depositary  Receipts.  The Portfolio's   Counseling/Federated
                    strategies with respect to security analysis,  market  capitalization and sector allocation are    Global Investment
                    designed to produce a portfolio of stocks whose long-term  growth  prospects are  significantly     Management Corp.
                    above those of the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman Sachs Small-Cap Value:  seeks long-term  capital  appreciation.  The Portfolio will seek its objective through  investments  primarily in equity securities that are believed to be undervalued in the marketplace.  The Portfolio  primarily seeks companies that are small-sized, based on the value of their outstanding stock.  Specifically,  under normal  circumstances,  at least 65% of the Portfolio's  total assets will be invested in common stocks issued by smaller,
 SMALL CAP VALUE    less well-known  companies (with market  capitalizations of less than $4 billion at the time of   Goldman Sachs Asset
                    investment).                                                                                           Management
                    Effective  July 31, 2002,  the Portfolio will have a  non-fundamental  policy to invest,  under normal  circumstances,  at  least  80% of the  value  of its  assets  in  small  capitalization companies.  The 80%  investment  requirement  applies  at the time the  Portfolio  invests  its assets.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST Gabelli Small-Cap Value:  seeks to provide long-term capital growth by investing  primarily in  small-capitalization  stocks that appear to be  undervalued.  The  Portfolio  will normally invest at least  65% of its total  assets in  stocks  and  equity-related  securities  of small companies  ($1  billion  or less in market  capitalization).  Reflecting  a value  approach  to investing,  the Portfolio  will seek the stocks of companies  whose current stock prices do not appear to adequately reflect their underlying value as measured by assets,  earnings, cash flow or business franchises.
                    Effective  July 31, 2002,  the Portfolio will have a  non-fundamental  policy to invest,  under      GAMCO
                    normal  circumstances,  at  least  80% of the  value  of its  assets  in  small  capitalization     Investors, Inc.
                    companies.  Effective  September  30, 2002,  the stated  market  capitalization  range has been increased to $1.5 billion or less.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST DeAM Small-Cap Value:  seeks maximum growth of investors'  capital.  The Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the equity  securities of small-sized  companies  included in the Russell 2000(R)Value Index.  The Sub-advisor  employs
                    an  investment   strategy   designed  to  maintain  a  portfolio  of  equity  securities  which      Deutsche Asset
                    approximates  the market risk of those stocks  included in the Russell  2000(R)Value Index,  but     Management, Inc
                    which attempts to outperform the Russell 2000(R)Value Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP GROWTH    AST Goldman Sachs Mid-Cap  Growth (f/k/a AST Janus Mid-Cap  Growth):  seeks  long-term  capital growth.  The  Portfolio  pursues its  investment  objective,  by investing  primarily in equity securities  selected for their growth  potential,  and normally invests at least 80% of its net assets in medium-sized  companies.  For purposes of the Portfolio,  medium-sized  companies are those whose market  capitalizations  (measured at the time of investment) fall within the range
                    of companies  in the  Standard & Poor's  MidCap 400 Index.  The  Sub-advisor  seeks to identify    Goldman Sachs Asset
                    individual  companies with earnings  growth  potential that may not be recognized by the market        Management
                    at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP GROWTH    AST Neuberger  Berman Mid-Cap  Growth:  seeks capital growth.  Under normal market  conditions, the Portfolio  primarily invests at least 80% of its net assets in the common stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that
                    fall within the range of the Russell Midcap(R)Index,  at the time of investment,  are considered   Neuberger Berman
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of        Management
                    large-cap companies as well as in small-cap  companies.  The Sub-advisor looks for fast-growing       Incorporated
                    companies that are in new or rapidly evolving industries.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MID-CAP VALUE    AST Neuberger Berman Mid-Cap Value: seeks capital growth.  Under normal market conditions,  the
                    Portfolio  primarily  invests at least 80% of its net  assets in the  common  stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell  Midcap(R)Index at the time of investment  are  considered
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of     Neuberger Berman
                    large-cap  companies as well as in small-cap  companies.  Under the Portfolio's  value-oriented        Management
                    investment  approach,  the Sub-advisor looks for well-managed  companies whose stock prices are       Incorporated
                    undervalued and that may rise in price before other investors realize their worth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      ALL-CAP       AST Alger All-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in equity securities,  such as common or preferred stocks, that are listed on U.S. exchanges or in the  over-the-counter  market.  The Portfolio may invest in the equity  securities of companies
      GROWTH        of all sizes,  and may emphasize  either  larger or smaller  companies at a given time based on       Fred Alger
                    the Sub-advisor's assessment of particular companies and market conditions.                         Management, Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Gabelli  All-Cap  Value:  seeks  capital  growth.  The  Portfolio  pursues its objective by investing primarily in readily marketable equity securities including common stocks,  preferred stocks and  securities  that may be converted at a later time into common stock.  The Portfolio
      ALL-CAP       may invest in the  securities  of companies of all sizes,  and may  emphasize  either larger or
       VALUE        smaller  companies  at a  given  time  based  on the  Sub-advisor's  assessment  of  particular  GAMCO Investors, Inc.
                    companies and market  conditions.  The Portfolio  focuses on companies that appear  underpriced relative  to their  private  market  value  ("PMV").  PMV is the  value  that  the  Portfolio's
                    Sub-advisor believes informed investors would be willing to pay for a company.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST T. Rowe Price Natural  Resources:  seeks  long-term  capital growth  primarily  through the common stocks of companies  that own or develop  natural  resources  (such as energy  products, precious  metals and forest  products)  and other basic  commodities.  The  Portfolio  normally invests  primarily (at least 80% of its total assets) in the common stocks of natural  resource
      SECTOR        companies whose earnings and tangible  assets could benefit from  accelerating  inflation.  The      T. Rowe Price
                    Portfolio looks for companies that have the ability to expand production,  to maintain superior     Associates, Inc.
                    exploration  programs  and  production   facilities,   and  the  potential  to  accumulate  new
                    resources.  At least 50% of Portfolio assets will be invested in U.S. securities,  up to 50% of total assets also may be invested in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance  Growth:  seeks long-term  capital growth.  The Portfolio  invests at least 80% of its total assets in the equity  securities of a limited  number of large,  carefully  selected, high-quality  U.S.  companies  that are judged  likely to  achieve  superior  earnings  growth.
 LARGE CAP GROWTH   Normally,  about 40-60  companies will be  represented in the Portfolio,  with the 25 companies     Alliance Capital
                    most  highly  regarded  by  the  Sub-advisor  usually  constituting  approximately  70%  of the     Management, L.P.
                    Portfolio's  net assets.  An emphasis is placed on identifying  companies  whose  substantially above average prospective earnings growth is not fully reflected in current market valuations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and related securities,  such as preferred stocks,  convertible securities and depositary receipts,
                    of companies that the  Sub-advisor  believes offer better than average  prospects for long-term    Massachusetts
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run    Financial Services
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign         Company
                    securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and
                    companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor      Marsico Capital
                    then looks for individual  companies with earnings growth  potential that may not be recognized     Management, LLC
                    by the market at large, a "bottom up" stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman Sachs Concentrated  Growth (f/k/a AST JanCap Growth):  seeks growth of capital in a
                    manner  consistent  with  the  preservation  of  capital.   Realization  of  income  is  not  a
                    significant  investment  consideration and any income realized on the Portfolio's  investments, therefore,  will be  incidental to the  Portfolio's  objective.  The Portfolio  will pursue its
 LARGE CAP GROWTH   objective  by investing  primarily  in equity  securities  of  companies  that the  Sub-advisor   Goldman Sachs Asset
                    believes are experiencing  favorable demand for their products and services,  and which operate        Management
                    in a favorable  competitive  and  regulatory  environment.  The  Sub-advisor  seeks to identify individual  companies with earnings  growth  potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  Large-Cap  Growth:  seeks  maximum  growth of capital by  investing  primarily in the growth stocks of larger companies.  The Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the equity securities of large-sized  companies included in
 LARGE CAP GROWTH   the Russell 1000(R)Growth Index.  The  Sub-advisor  employs an investment  strategy  designed to      Deutsche Asset
                    maintain a portfolio of equity  securities  which  approximates the market risk of those stocks     Management, Inc.
                    included in the Russell 1000(R)Growth Index,  but which attempts to outperform the Russell 1000(R)
                    Growth Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Large-Cap Value (f/k/a AST Janus Strategic Value):  seeks maximum growth of capital by investing  primarily  in the value  stocks of  larger  companies.  The  Portfolio  pursues  its objective by normally  investing at least 80% of its total assets in the equity  securities  of
  LARGE CAP VALUE   large-sized  companies  included in the Russell 1000(R)Value Index.  The Sub-advisor  employs an      Deutsche Asset
                    investment  strategy designed to maintain a portfolio of equity  securities which  approximates     Management, Inc.
                    the market risk of those stocks  included in the Russell 1000(R)Value Index,  but which attempts to outperform the Russell 1000(R)Value Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    LARGE CAP       AST Alliance/Bernstein  Growth + Value: seeks capital growth by investing  approximately 50% of its assets in growth  stocks of large  companies and  approximately  50% of its assets in value stocks of large  companies.  The Portfolio will invest primarily in commons tocks of large U.S.
                    companies  included in the Russell  1000(R)Index (the "Russell  1000(R)").  The Russell 1000(R)is a
                    market  capitalization-weighted  index that measures the  performance of the 1,000 largest U.S.
                    companies.  Normally,  about 60-85  companies will be represented in the Portfolio,  with 25-35
      BLEND         companies  primarily from the Russell 1000(R)Growth Index constituting  approximately 50% of the
                    Portfolio's  net assets and 35-50  companies  primarily  from the  Russell  1000(R)Value  Index      Alliance Capital
                    constituting  the  remainder  of  the  Portfolio's  net  assets.   There  will  be  a  periodic     Management, L.P.
                    rebalancing  of each  segment's  assets  to take  account  of market  fluctuations  in order to maintain the approximately equal allocation.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  LARGE CAP VALUE   AST Sanford  Bernstein Core Value:  seeks  long-term  capital growth by investing  primarily in common stocks.  The  Sub-advisor  expects that the majority of the  Portfolio's  assets will be invested in the common stocks of large  companies  that appear to be  undervalued.  Among other things, the Portfolio seeks to identify compelling buying opportunities  created when companies
                    are undervalued on the basis of investor  reactions to near-term problems or circumstances even    Sanford C. Bernstein
                    though their long-term  prospects  remain sound. The Sub-advisor  seeks to identify  individual        & Co., LLC
                    companies with earnings growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   REAL ESTATE      AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate securities.  The  Portfolio  pursues  its  investment  objective  by  investing,  under  normal circumstances,  at least 80% of its net assets in  securities  of real  estate  issuers.  Under normal  circumstances,  the Portfolio will invest substantially all of its assets in the equity
      (REIT)        securities of real estate companies,  i.e., a company that derives at least 50% of its revenues     Cohen & Steers
                    from the ownership,  construction,  financing, management or sale of real estate or that has at   Capital Management,
                    least  50% of its  assets in real  estate.  Real  estate  companies  may  include  real  estate           Inc.
                    investment trusts or REITs.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Sanford Bernstein Managed Index 500: will invest, under normal circumstances,  at least 80%
                    of its net assets in  securities  included in the Standard & Poor's 500  Composite  Stock Price
                    Index  (the  "S&P(R)500 ").  The  Portfolio  seeks  to  outperform  the S&P 500  through  stock selection  resulting  in  different  weightings  of common  stocks  relative to the index.  The
                    Portfolio will invest  primarily in the common stocks of companies  included in the S&P 500. In seeking  to  outperform  the S&P  500,  the  Sub-advisor  starts  with a  portfolio  of  stocks
  MANAGED INDEX     representative  of the holdings of the index.  It then uses a set of  fundamental  quantitative   Sanford C. Bernstein
                    criteria  that are designed to indicate  whether a particular  stock will  predictably  perform        & Co., LLC
                    better or worse than the S&P 500. Based on these criteria,  the Sub-advisor  determines whether the  Portfolio  should  over-weight,  under-weight  or hold a  neutral  position  in the  stock relative  to the  proportion  of the S&P 500  that  the  stock  represents.  In  addition,  the
                    Sub-advisor  also  may  determine  that  based on the  quantitative  criteria,  certain  equity securities that are not included in the S&P 500 should be held by the Portfolio.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST American  Century Income & Growth:  seeks capital growth with current income as a secondary objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital
      GROWTH        growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer     American Century
       AND          potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique        Investment
      INCOME        with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500     Management, Inc.
                    Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance Growth and Income:  seeks long-term  growth of capital and income while attempting to avoid excessive  fluctuations in market value. The Portfolio  normally will invest in common
      GROWTH        stocks  (and  securities   convertible  into  common  stocks).  The  Sub-advisor  will  take  a
       AND          value-oriented  approach,  in that it will  try to keep  the  Portfolio's  assets  invested  in     Alliance Capital
      INCOME        securities that are selling at reasonable  valuations in relation to their fundamental business     Management, L.P.
                    prospects.  The  stocks  that the  Portfolio  will  normally  invest in are  those of  seasoned companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Growth with  Income:  seeks long term growth of capital  with a secondary  objective to seek  reasonable  current  income.  Under normal market  conditions,  the Portfolio  invests at least 65% of its total  assets in common  stocks  and  related  securities,  such as  preferred
      GROWTH        stocks,  convertible  securities  and  depositary  receipts.  The stocks in which the Portfolio      Massachusetts
       AND          invests  generally  will pay  dividends.  While the  Portfolio  may invest in  companies of any    Financial Services
      INCOME        size, the Portfolio generally focuses on companies with larger market  capitalizations that the         Company
                    Sub-advisor  believes have  sustainable  growth  prospects and attractive  valuations  based on current and  expected  earnings  or cash flow.  The  Portfolio  may invest up to 20% of its net assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     AST INVESCO Capital Income (f/k/a AST INVESCO Equity Income):  seeks capital growth and current income  while  following  sound  investment  practices.  The  Portfolio  seeks to  achieve  its objective by investing in  securities  that are expected to produce  relatively  high levels of income and consistent,  stable returns.  The Portfolio normally will invest at least 65% of its
                    assets in  dividend-paying  common and preferred stocks of domestic and foreign issuers.  Up to    INVESCO Funds Group,
                    30% of the  Portfolio's  assets may be  invested in equity  securities  that do not pay regular           Inc.
                    dividends.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
     BALANCED       AST DeAM Global  Allocation  (f/k/a AST AIM  Balanced):  seeks a high level of total  return by investing  primarily in a diversified  portfolio of mutual funds. The Portfolio  initially will invest  in  equity  securities  and in  fixed  income  securities  as  well as  other  open-end management  investment  companies  affiliated  with the  Sub-advisor.  The  Portfolio  also may diversify its assets by investing in several other AST  Portfolios  ("Underlying  Portfolios").
                    The Portfolio seeks to achieve its investment objective by investing in different  combinations
                    of  the  Underlying  Portfolios  and  equity  and  fixed-income  securities.  Once  assets  are      Deutsche Asset
                    allocated  to AST  Portfolios,  the  Portfolio  is expected to be invested in at least six such     Management, Inc.
                    Underlying  Portfolios at any time. It is expected that the  investment  objectives of such AST
                    Portfolios will be diversified.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST  American  Century  Strategic  Balanced:  seeks  capital  growth and  current  income.  The
                    Sub-advisor  intends  to  maintain  approximately  60%  of the  Portfolio's  assets  in  equity
                    securities and the remainder in bonds and other fixed income  securities.  Both the Portfolio's     American Century
     BALANCED       equity and fixed  income  investments  will  fluctuate  in value.  The equity  securities  will        Investment
                    fluctuate  depending on the  performance of the companies that issued them,  general market and     Management, Inc.
                    economic  conditions,  and investor  confidence.  The fixed income investments will be affected primarily by rising or falling interest rates and the credit quality of the issuers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
ASSET ALLOCA-TION   AST T. Rowe Price Asset Allocation:  seeks a high level of total return by investing  primarily in a  diversified  portfolio  of fixed income and equity  securities.  The  Portfolio  normally invests  approximately  60% of its total  assets in equity  securities  and 40% in fixed income securities.  The Sub-advisor  concentrates common stock investments in larger, more established
                    companies,  but the  Portfolio may include small and  medium-sized  companies  with good growth     T. Rowe Price
                    prospects.  The fixed income portion of the Portfolio will be allocated among  investment grade     Associates, Inc.
                    securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   GLOBAL BOND      AST T. Rowe Price Global  Bond:  seeks to provide  high  current  income and capital  growth by investing  in  high-quality  foreign and U.S.  dollar-denominated  bonds.  The  Portfolio  will invest at least 80% of its total  assets in all types of high  quality  bonds  including  those issued  or  guaranteed  by U.S.  or  foreign  governments  or  their  agencies  and by  foreign authorities,  provinces and  municipalities  as well as investment  grade  corporate  bonds and mortgage and  asset-backed  securities of U.S. and foreign  issuers.  The  Portfolio  generally invests in countries where the combination of fixed-income  returns and currency exchange rates appears attractive,  or, if the currency trend is unfavorable,  where the Sub-advisor  believes that the currency risk can be minimized  through  hedging.  The Portfolio may also invest up to
                    20% of its assets in the aggregate in below  investment-grade,  high-risk bonds ("junk bonds").      T. Rowe Price
                    In addition,  the  Portfolio may invest up to 30% of its assets in  mortgage-backed  (including   International, Inc.
                    derivatives,  such as collateralized mortgage obligations and stripped mortgage securities) and asset-backed securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 HIGH YIELD BOND    AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified portfolio of fixed income  securities.  The Portfolio will invest at least 80% of its assets in fixed  income  securities  rated BBB and below.  These  fixed  income  securities  may  include
                    preferred  stocks,   convertible  securities,   bonds,   debentures,   notes,  equipment  lease
                    certificates  and equipment trust  certificates.  A fund that invests  primarily in lower-rated
                    fixed  income  securities  will be subject to greater risk and share price  fluctuation  than a    Federated Investment
                    typical  fixed income fund,  and may be subject to an amount of risk that is  comparable  to or        Counseling
                    greater than many equity funds.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST Lord Abbett  Bond-Debenture:  seeks high  current  income and the  opportunity  for capital    Lord, Abbett & Co.
                    appreciation  to produce a high total  return.  To pursue its  objective,  the  Portfolio  will invest,  under  normal  circumstances,  at least 80% of the value of its assets in fixed income securities and normally  invests  primarily in high yield and investment grade debt securities, securities  convertible  in common stock and  preferred  stocks.  The  Portfolio  may find good value in high yield  securities,  sometimes  called  "lower-rated  bonds" or "junk  bonds," and frequently  may have more than half of its assets  invested in those  securities.  At least 20%
                    of the  Portfolio's  assets  must be  invested  in any  combination  of  investment  grade debt securities,  U.S.  Government  securities  and cash  equivalents.  The  Portfolio may also make significant  investments  in  mortgage-backed  securities.  Although the  Portfolio  expects to maintain  a  weighted  average  maturity  in the  range of seven to nine  years,  there  are no restrictions on the overall Portfolio or on individual securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Bond:  seeks a high level of income,  consistent  with the  preservation  of  capital.
                    Under  normal  circumstances,  the  Portfolio  invests  at least  80% of its  total  assets  in
                    intermediate-term  U.S.  Treasury,   corporate,   mortgage-backed  and  asset-backed,   taxable
       BOND         municipal and tax-exempt  municipal bonds. The Portfolio  invests primarily in investment grade      Deutsche Asset
                    fixed  income  securities  rated  within  the  top  three  rating  categories  of a  nationally     Management, Inc.
                    recognized  rating  organization.  Fixed  income  securities  may be issued by U.S. and foreign corporations or entities including banks and various government entities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the    Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                         Management Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the    Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                         Management Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MONEY MARKET     AST Money Market:  seeks to maximize current income and maintain high levels of liquidity.  The
                    Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average
                    maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective      Wells Capital
                    maturities of not more than 397 days.                                                               Management, Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 EMERGING MARKETS   Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under normal  conditions  by investing at least 65% of its total assets in stocks of companies of any size based in the world's  developing  economies.  Under  normal  conditions,  investments  are maintained  in at least six  countries at all times and no more than 35% of total assets in any
                    single  one of them.  Effective  July 31,  2002,  the  Portfolio  will seek  long-term  capital      Montgomery Asset
                    appreciation  under normal  conditions  by investing at least 80% of its total assets in stocks     Management, LLC
                    of companies of any size based in the world's developing economies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.
                    The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large, domestic companies with  above-average  return potential based on current market valuations and
                    above-average  dividend income. Under normal market conditions,  the Portfolio invests at least   Wells Fargo Funds
                    80% of its total assets in income producing  equity  securities and in issues of companies with     Management, LLC
                    market capitalizations of $3 billion or more.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    INVESCO  Variable  Investment  Funds -  Dynamics:  seek  capital  appreciation.  The  Portfolio normally  invests at least 65% of its assets in common  stocks of  mid-sized  companies - those companies that are included in the Russell  Midcap Growth Index at the time of purchase,  or if not  included  in that Index,  have  market  capitalizations  of between  $2.5  billion and $15 billion at the time of purchase.  The core of the Portfolio's  investments are in securities of established  companies  that are leaders in attractive  growth markets with a history of strong
                    returns.  The  remainder of the  Portfolio  is invested in  securities  of companies  that show      INVESCO Funds Group,
                    accelerating  growth,  driven by product cycles,  favorable industry or sector conditions,  and           Inc.
                    other  factors  that the  investment  advisor  believes  will lead to rapid  sales or  earnings growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Technology:  seeks capital  appreciation.  The Portfolio normally  invests  at least  80% of its  assets in the  equity  securities  and  equity-related instruments of companies engaged in technology-related  industries.  These include, but are not
                    limited  to,  applied  technology,  biotechnology,   communications,   computers,  electronics,    INVESCO Funds Group,
                    Internet, IT services and consulting,  software,  telecommunication  equipment and services, IT           Inc.
                    infrastructure and networking companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds  -  Health  Sciences:  seeks  capital  appreciation.   The
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies that  develop,  produce or  distribute  products  or  services  related to health  care.  These companies  include,  but are not limited to,  medical  equipment or supplies,  pharmaceuticals,
                    biotechnology and healthcare  providers and service companies.  The investment advisor attempts    INVESCO Funds Group,
                    to blend  well-established  healthcare  firms with  faster-growing,  more  dynamic  health care           Inc.
                    companies.
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Financial  Services:  seeks  capital  appreciation.  The
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies involved in the financial  services sector.  These companies  include,  but are not limited to, banks (regional and  money-centers),  insurance  companies  (life,  property and casualty,  and multiline),  investment and  miscellaneous  industries  (asset  managers,  brokerage firms, and government-sponsored  agencies) and suppliers to financial services  companies.  The investment
                    advisor seeks  companies which it believes can grow their revenues and earnings in a variety of    INVESCO Funds Group,
                    interest  rate  environments  - although  securities  prices of  financial  services  companies           Inc.
                    generally are interest rate-sensitive.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds -  Telecommunications:  seeks  capital  appreciation.  The
                    Portfolio  normally  invests at least 65% (80%  effective  July 31,  2002) of its assets in the equity  securities  of  companies  that are  engaged in the design,  development,  manufacture, distribution,  or sale of  communications  services  and  equipment,  and  companies  that  are involved in supplying equipment or services to such companies.  The  telecommunications  sector
                    includes  companies  that  offer  telephone  services,   wireless   communications,   satellite
                    communications,  television and movie programming,  broadcasting and Internet access. Normally,   INVESCO Funds Group,
                    the  Portfolio  will  invest  primarily  in  companies  located  in at  least  three  different           Inc.
                    countries, although U.S. issuers will often dominate the holdings.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The
                    Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and
                    non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized
                    countries.  The Portfolio  will invest in no less than three  countries,  which may include the
  GLOBAL EQUITY     U.S.,  but may invest more than 25% of its assets in one country.  The  Portfolio  invests only   Evergreen Investment
                    in the best 100 companies,  which are selected by the  investment  advisor based on qualitative   Management Company,
                    and  quantitative  criteria  such as high  return on  equity,  consistent  earnings  growth and           LLC
                    established market presence.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
-------------------
 SMALL CAP EQUITY   Evergreen VA Special Equity:  seeks capital  growth.  The Portfolio  normally  invests at least
                    80% of its assets in common  stocks of small  U.S.  companies  (i.e.,  companies  whose  market capitalizations  fall within the range of the Russell  2000(R)Index,  at the time of  purchase).
                    The remaining 20% of the  Portfolio's  assets may be represented by cash or invested in various   Evergreen Investment
                    cash  equivalents.  The Portfolio's  advisor selects stocks of companies which it believes have   Management Company,
                    the potential for accelerated growth in earnings and price.                                               LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    Evergreen VA Omega:  seeks long-term capital growth.  The Portfolio invests primarily in common stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market capitalizations.  The  Portfolio  utilizes the  fully-managed  investment  concept  whereby the
                    Portfolio's  manager  will  continuously  review the  Portfolio's  holdings  in light of market conditions,  business  developments  and  economic  trends.  During  this review  process,  the
                    Portfolio's  manager  seeks to identify and invest in industries  that are growing  faster than   Evergreen Investment
                    the economy.  The Portfolio  invests in companies of all sizes. The continuous  review may lead   Management Company,
                    to high portfolio  turnover,  but that will not limit investment  decisions.  The Portfolio may           LLC
                    also invest up to 25% of its assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Europe  30:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the ProFunds  Europe 30 Index.  The ProFunds  Europe 30
                    Index,  created by ProFund Advisors,  is composed of the 30 European companies whose securities are traded on U.S.  exchanges or on the NASDAQ as ADRs with the highest market  capitalization, as determined annually.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    ProFund VP Asia 30: seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the ProFunds Asia 30 Index.  The ProFunds Asia 30 Index,  created by ProFund  Advisors,  is composed of 30 of the companies  located in the Asia/Pacific  region, except  Japan with the  highest  market  capitalization,  whose  securities  are traded on U.S.
      EQUITY        exchanges as  depository  receipts or ordinary  shares.  The  component  stocks of the ProFunds
                    Asia 30 Index are  determined  based on the market  capitalization  of each  company  and their relative weights are determined based on the modified market capitalization.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Japan: seeks daily investment results,  before fees and expenses, that correspond to the daily  performance  of the Nikkei  225 Stock  Average.  The  Nikkei 225 Stock  Average is a
  INTER-NATIONAL    price-weighted  index of 225 large,  actively  traded Japanese stocks traded on the Tokyo Stock
      EQUITY        Exchange.  Since the Japanese markets are not open when this Portfolio  values its shares,  its   ProFund Advisors LLC
                    success in meeting its  investment  objective is  determined by comparing its daily return on a given day with the daily performance of related futures contracts traded in the United States.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Banks: seeks daily investment results,  before fees and expenses, that correspond to   ProFund Advisors LLC
                    the daily  performance  of the Dow Jones  U.S.  Banks  Sector  Index.  The Index  measures  the performance of the banking  economic  sector of the U.S.  equity market.  This industry  covers the banking industry,  including regional banks and savings and loans, but excluding investment and merchant banks. The Portfolio  primarily  invests in banking  companies,  or in instruments that provide exposure to these companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Basic Materials:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S. Basic  Materials  Sector Index.  The
                    Index  measures the  performance  of the basic  materials  economic  sector of the U.S.  equity market.  The Portfolio  primarily invests in basic material  companies,  or in instruments that provide  exposure  to these  companies,  including  companies  involved  in the  production  of aluminum,  chemicals,  commodities,  chemical specialty products, forest products,  non-ferrous mining products, paper products, precious metals and steel.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Biotechnology:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Biotechnology  Index.  The Index
                    measures the performance of the biotechnology  sector of the U.S. equity market.  The Portfolio invests primarily in biotechnology  companies, or in instruments that provide exposure to these
                    companies,   including  companies  engaged  in  genetic  research,  and/or  the  marketing  and development  of  recombinant  DNA  products.  Companies  represented  in  this  sector  include companies that may be newly formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Consumer Cyclical:  seeks daily investment results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Consumer Cyclical Sector Index. The
                    Index measures the  performance of the consumer  cyclical  economic  sector of the U.S.  equity market.  The Portfolio  primarily  invests in consumer  cyclical  companies,  or in instruments that provide exposure to these companies,  including  airlines,  auto  manufacturers,  tire and
      SECTOR        rubber  manufacturers,  auto parts suppliers,  casinos,  toy manufacturers,  restaurant chains,   ProFund Advisors LLC
                    home  construction  companies,  lodging  chains,  broadline  retailers,   specialty  retailers,
                    footwear  and  clothing/fabric   manufacturers,   and  media  companies,  such  as  advertising
                    companies,  entertainment and leisure companies,  consumer electronic  companies,  broadcasters and publishers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Consumer  Non-Cyclical:  seeks daily investment  results,  before fees and expenses, that correspond to the daily  performance of the Dow Jones U.S.  Consumer  Non-Cyclical  Sector
                    Index. The Index measures the performance of the consumer  non-cyclical  economic sector of the
                    U.S. equity market. The Portfolio invests primarily in consumer non-cyclical  companies,  or in
      SECTOR        instruments  that  provide  exposure to these  companies,  including  distillers  and  brewers,   ProFund Advisors LLC
                    producers  of soft  drinks,  consumer  service  companies,  durable and  non-durable  household product manufacturers,  cosmetic companies, food retailers,  other food companies,  tobacco and agricultural companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Energy:  seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the Dow Jones U.S.  Energy Sector Index.  The Index  measures the performance of the energy sector of the U.S.  equity market.  The Portfolio  invests  primarily in energy companies, or in instruments that provide exposure to these companies,  including oil equipment and services companies, oil-major, oil-secondary and pipelines.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Financial:  seeks  daily  investment  results,  before  fees  and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Financial  Sector Index.  The Index
                    measures the performance of the financial  services  economic sector of the U.S. equity market.
                    The  Portfolio  invests  primarily  in  securities  of  financial  services  companies,  or  in instruments  that  provide  exposure  to  these  companies,  including  regional  banks,  major international  banks,  insurance  companies,  companies that invest,  directly or indirectly in real estate,  Fannie Mae,  credit card insurers,  check cashing  companies,  mortgage  lenders, investment  advisors,  savings and loans,  savings banks,  thrifts,  building  associations and societies,  credit unions, securities broker-dealers,  investment banks, merchant banks, online brokers, publicly traded stock exchanges and specialty finance companies.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Healthcare:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Healthcare  Sector Index. The Index
                    measures the  performance of the  healthcare  sector of the U.S.  equity market.  The Portfolio invests  primarily in  securities  of  healthcare  companies,  or in  instruments  that provide exposure to these  companies,  including  health care  providers,  biotechnology  companies and manufacturers of medical supplies, advanced medical devices and pharmaceuticals.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Industrial:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Industrial  Sector Index. The Index
                    measures the  performance of the  industrial  sector of the U.S.  equity market.  The Portfolio primarily  invests in industrial  companies,  or in instruments  that provide exposure to these companies,  including aerospace and defense companies, advanced industrial companies, equipment manufacturers,  air freight companies,  building material  manufacturers,  packaging companies,
                    manufacturers  of  electrical   components  and  equipment,   heavy   construction   companies,
                    manufacturers of heavy machinery,  industrial services companies,  industrial companies, marine transportation companies, railroads, shipbuilders and trucking companies.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Internet:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to the  daily  performance  of the Dow Jones  U.S.  Internet  Index.  The  Index  measures  the performance  of  companies  in the U.S.  equity  markets  that  generate  the majority of their revenues  from the  Internet.  The  Portfolio  primarily  invests in internet  companies  or in instruments  that provide  exposure to these  companies,  including  companies  that derive the majority of their revenues from providing goods and/or services  through an open network,  such as a web site or from  providing  access to the  Internet  or  providing  enabling  services to people using the Internet.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Pharmaceuticals:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Pharmaceuticals  Sector Index.  The
                    Index measures the performance of the  pharmaceuticals  sector of the U.S.  equity market.  The
                    Portfolio  primarily  invests in  pharmaceutical  companies,  or in  instruments  that  provide exposure to these companies,  including makers of prescription and  over-the-counter  drugs, as well as companies engaged in contract drug research.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Precious Metals:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the  Philadelphia  Stock Exchange Gold & Silver Index.
                    The Index measures the  performance of the precious  metals  economic sector of the U.S. equity
                    market.  The  Portfolio  primarily  invests  in  gold  and  silver  mining  companies,   or  in
                    instruments that provide exposure to these companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Real  Estate:  seeks  daily  investment  results,  before  fees and  expenses,  that correspond  to the daily  performance  of the Dow  Jones  U.S.  Real  Estate  Index.  The Index
                    measures the  performance of the real estate  industry  sector of the U.S.  equity market.  The
                    Portfolio invests  primarily in real estate companies,  or in instruments that provide exposure
      SECTOR        to these  companies,  including hotel and resort  companies and real estate  investment  trusts   ProFund Advisors LLC
                    (REITs) that invest in apartments,  office and retail properties.  REITs are passive investment vehicles that invest primarily in income-producing  real estate or real estate related loans or interests.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Semiconductor:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Semiconductor  Index.  The Index
                    measures the performance of the semiconductor  sector of the U.S. equity market.  The Portfolio primarily  invests  in  companies  engaged  in  the  production  of  semiconductors  and  other integrated  chips, as well as other related  products such as circuit boards and mother boards, or in  instruments  that  provide  exposure to these  companies.  The  Portfolio  may invest in companies that may be newly-formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Technology:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Technology  Sector Index. The Index
                    measures the  performance of the  technology  sector of the U.S.  equity market.  The Portfolio invests  primarily in technology  companies,  or in instruments  that provide exposure to these companies,  including  companies  involved in the  development  and  production  of  technology
                    products,   including   computer   hardware   and   software,   telecommunications   equipment,
                    microcomputer   components,   integrated  computer  circuits  and  office  equipment  utilizing technology.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Telecommunications:  seeks daily investment results,  before fees and expenses, that   ProFund Advisors LLC
                    correspond to the daily performance of the Dow Jones U.S.  Telecommunications Sector Index. The
                    Index measures the  performance  of the  telecommunications  sector of the U.S.  equity market.
                    The  Portfolio  invests  primarily in  telecommunications  companies,  or in  instruments  that provide  exposure  to  these  companies,  including  fixed  line  communications  and  wireless communications companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Utilities:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Utilities  Sector Index.  The Index
      SECTOR        measures the  performance  of the utilities  sector of the U.S.  equity  market.  The Portfolio   ProFund Advisors LLC
                    invests  primarily in utility  companies,  or in  instruments  that  provide  exposure to these companies, including electric utilities, gas utilities and water utilities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
THE PROFUND VP PORTFOLIOS  DESCRIBED  BELOW ARE AVAILABLE AS  SUB-ACCOUNTS  TO ALL ANNUITY  OWNERS.  EACH  PORTFOLIO  PURSUES AN INVESTMENT
STRATEGY THAT SEEKS TO PROVIDE DAILY  INVESTMENT  RESULTS,  BEFORE FEES AND EXPENSES,  THAT MATCH A WIDELY  FOLLOWED  INDEX,  INCREASE BY A
SPECIFIED FACTOR RELATIVE TO THE INDEX,  MATCH THE INVERSE OF THE INDEX OR THE INVERSE OF THE INDEX MULTIPLIED BY A SPECIFIED  FACTOR.  THE
INVESTMENT  STRATEGY OF SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH POSITIVELY AND NEGATIVELY) THE DAILY INVESTMENT  RESULTS OF THE APPLICABLE
INDEX.  IT IS RECOMMENDED  THAT ONLY THOSE ANNUITY OWNERS WHO ENGAGE A FINANCIAL  ADVISOR TO ALLOCATE THEIR ACCOUNT VALUE USING A STRATEGIC
OR TACTICAL  ASSET  ALLOCATION  STRATEGY  INVEST IN THESE  PORTFOLIOS.  WE HAVE  ARRANGED THE  PORTFOLIOS  BASED ON THE INDEX ON WHICH IT'S
INVESTMENT STRATEGY IS BASED.
--------------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P 500 Index(R)is a widely  used  measure of large U.S.  company  stock  performance.  It  consists  of the common  stocks of 500 major corporations  selected by Standard & Poor's(R)for their size and the frequency and ease with which their stocks trade,  reflecting  the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bull: seeks daily investment results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
     S&P 500        the daily performance of the S&P 500(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bear: seeks daily investment results,  before fees and expenses,  that correspond to the inverse  (opposite)  of the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful  in meeting its  objective,  the net asset value of the  Portfolio's  shares  should
     S&P 500        increase in  proportion  to any daily  decrease in the level of the S&P 500(R).  Conversely,  the   ProFund Advisors LLC
                    Portfolio's  net asset value should  decrease in proportion to any daily  increase in the level of the S&P 500 Index(R).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP Bull  Plus:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond  to one and a half times  (150%) the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately  one and a
     S&P 500        half  times as much as the S&P 500(R)Index  when the  prices of the  securities  in the S&P 500(R) ProFund Advisors LLC
                    Index rise on a given day and should lose  approximately one and a half times as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The NASDAQ 100 Index(TM)contains 100 of the largest market capitalization and most active non-financial domestic and international  companies listed on the NASDAQ Stock Market based on market capitalization.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP OTC: seeks daily investment  results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
                    the daily performance of the NASDAQ 100 Index(TM).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund  VP  Short  OTC:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the inverse  (opposite)  of the daily  performance  of the NASDAQ 100(TM)Index.  If the  Portfolio is  successful  in meeting its  objective,  the net asset value of the Portfolio shares  should  increase in  proportion  to any daily  decrease in the level of the NASDAQ 100(TM)
                    Index.  Conversely,  the net  asset  value  of  shares  of the  Portfolio  should  decrease  in proportion to any daily increase in the level of the NASDAQ 100(TM)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP UltraOTC:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to  twice  (200%)  the  daily  performance  of the  NASDAQ  100(TM)Index.  If the  Portfolio  is
                    successful in meeting its objective,  it should gain approximately  twice as much as the growth oriented  NASDAQ 100(TM)Index when the prices of the securities in that index rise on a given day and should lose approximately twice as much when such prices decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P MidCap 400 Index(R)is a widely used measure of medium capitalized U.S. company stock  performance.  It consists of the common stocks of 400 major corporations selected by Standard & Poor's(R)for their market size, industry group  representation,  and the frequency and ease with which their stocks trade, reflecting the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P MIDCAP 400    ProFund VP Mid-Cap  Value:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the  daily  performance  of the  S&P  MidCap  400/Barra  Value  Index(R).  The S&P
                    MidCap400/Barra  Value  Index(R)is a  capitalization-weighted  index that  comprises  all of the stocks in the S&P MidCap 400 Index(R)that have low price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Mid-Cap  Growth:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the S&P MidCap 400/Barra Growth Index(R).  The S&P MidCap
  S&P MIDCAP 400    400/Barra Growth Index(R)is a capitalization-weighted  index that comprises all of the stocks in   ProFund Advisors LLC
                    the S&P MidCap 400 Index(R)that have high price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  UltraMid-Cap:  seeks  daily  investment  results,  before fees and  expenses,  that correspond  to twice  (200%)  the  daily  performance  of the S&P  MidCap  400  Index(R).  If the
                    Portfolio is successful in meeting its objective,  it should gain  approximately  twice as much
  S&P MIDCAP 400    as the S&P  MidCap 400 Index(R)when the prices of the  securities  in the S&P MidCap 400 Index(R) ProFund Advisors LLC
                    rise on a given day and should lose  approximately  twice as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P SmallCap 600 Index(R)is an unmanaged index comprising 600 domestic stocks, with a market  capitalization valued at under one billion dollars,  chosen for market size, liquidity,  and industry group representation.  The index comprises stocks from the industrial,  utility, financial, and transportation sectors, reflecting the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Value:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P  SmallCap  600/Barra  Value  Index(R).  The S&P
                    SmallCap  600/Barra Value Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have low price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Growth:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P SmallCap  600/Barra  Growth  Index(R).  The S&P
                    SmallCap 600/Barra Growth Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have high price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The Russell  2000 Index(R)is an  unmanaged  index  consisting  of 2,000 small  company  common  stocks.  The Russell  2000 Index(R)comprises approximately 2000 of the smallest U.S. domiciled publicly traded common stocks that are included in the Russell 3000 Index(R).
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   RUSSELL 2000     ProFund VP UltraSmall-Cap (f/k/a ProFund VP SmallCap):  seeks daily investment results,  before   ProFund Advisors LLC
                    fees and expenses,  that correspond to twice (200%) the daily  performance of the Russell 2000(R)
                    Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately twice as much as the Russell 2000 Index(R)when the prices of the  securities  in that index rise on a given day and should lose  approximately  twice as much when such  prices  decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP U.S.  Government  Plus: seeks daily  investment  results,  before fees and expenses,   ProFund Advisors LLC
                    that  correspond to 125% of the daily price  movement of the most recently  issued 30-year U.S.
                    Treasury Bond.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ----------------------------------------------------------------------------------------------- -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                        PORTFOLIO
       TYPE                                                                                                                ADVISOR/
                                                                                                                         SUB-ADVISOR
------------------- -----------------------------------------------------------------------------------------------
                    ----------------------------------------------------------------------------------------------- -----------------------
 U.S. GOV'T BOND    ProFund  VP  Rising  Rates  Opportunity:  seeks  daily  investment  results,  before  fees and   ProFund Advisors LLC
                    expenses,  that  correspond to 125% of the inverse  (opposite) of the daily price  movement of the most  recently  issued  30-year U.S.  Treasury  Bond.  If the  Portfolio is  successful in meeting  its  objective,  the net asset value of the  Portfolio's  shares  should  decrease in proportion  to any daily  increase in the price of the 30-year U.S.  Treasury  Bond on a given day.  Conversely,  the  net  asset  value  of  shares  of the  Portfolio  should  increase  in proportion  to any daily  decrease in the price of the 30-year U.S.  Treasury  Bond on a given day.
------------------- ----------------------------------------------------------------------------------------------- -----------------------
-------------------------------------------------------------------------------------------------------------------------------------------
The First Trust(R)10 Uncommon  Values  Portfolio of the First Defined  Portfolio  Fund LLC invests in the  securities  of a relatively  few number of issuers.  Since the assets of the  Portfolio are invested in a limited  number of issuers,  the net asset value of the Portfolio may be more  susceptible  to a single  adverse  economic,  political  or  regulatory  occurrence.  The  Portfolio  may also be  subject to additional  market risk due to its policy of investing based on an investment  strategy and generally not buying or selling  securities in response to market  fluctuations.  The Portfolio's relative lack of diversity and limited ongoing management may subject Owners to greater market risk than other portfolios.
-------------------------------------------------------------------------------------------------------------------------------------------
------------------- ----------------------------------------------------------------------------------------------- -----------------------
    LARGE CAP       First Trust(R)10 Uncommon Values:  seeks to provide  above-average  capital  appreciation.  The   First Trust Advisors
                    Portfolio  seeks to achieve its  objective  by investing  primarily  in the ten common  stocks selected by the Investment Policy Committee of Lehman Brothers Inc.  ("Lehman  Brothers") with the assistance of the Research  Department of Lehman Brothers which, in their opinion have the
      BLEND         greatest potential for capital  appreciation  during the next year. The stocks included in the
                    Portfolio  are adjusted  annually on or about July 1st in  accordance  with the  selections of           L.P.
                    Lehman Brothers.
------------------- ----------------------------------------------------------------------------------------------- -----------------------
                    ----------------------------------------------------------------------------------------------- -----------------------
      INTER-        The  Prudential  Series  Fund,  Inc.  - SP  Jennison  International  Growth:  seeks to provide        Prudential
                    long-term   growth  of  capital.   The  Portfolio   pursues  its  objective  by  investing  in
                    equity-related  securities of foreign issuers that the  Sub-advisor  believes will increase in value over a period of years.  The  Portfolio  invests  primarily in the common stock of large and medium-sized  foreign  companies.  Under normal  circumstances,  the Portfolio  invests at
 NATIONAL EQUITY    least 65% of its total  assets in common stock of foreign  companies  operating or based in at
                    least five different  countries.  The Portfolio  looks primarily for stocks of companies whose     Investments LLC/
                    earnings are growing at a faster rate than other companies and that have above-average  actual   Jennison Associates
                    and  potential  earnings  growth  over the long  term and  strong  financial  and  operational           LLC
                    characteristics.
------------------- ----------------------------------------------------------------------------------------------- -----------------------

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill  Companies,  Inc. and have been licensed for use by American Skandia Investment Services,  Incorporated.  The Portfolio is not sponsored,  endorsed,  sold or promoted by Standard & Poor's and  Standard & Poor's  makes no  representation  regarding  the  advisability  of investing in the
Portfolio.

The First Trust(R)10 Uncommon Values  portfolio is not sponsored or created by Lehman  Brothers,  Inc.  ("Lehman  Brothers").  Lehman
Brothers' only  relationship  to First Trust is the licensing of certain  trademarks  and trade names of Lehman  Brothers and of the
"10 Uncommon  Values" which is  determined,  composed and calculated by Lehman  Brothers  without regard to First Trust or the First
Trust(R)10 Uncommon Values portfolio.

Dow Jones has no  relationship  to the ProFunds VP, other than the  licensing of the Dow Jones sector  indices and its service marks for use in  connection  with the ProFunds VP. The ProFunds VP are not  sponsored,  endorsed,  sold, or promoted by Standard & Poor's or NASDAQ,  and neither  Standard & Poor's nor NASDAQ  makes any  representations  regarding  the  advisability  of investing in the
ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed  investment  options of  different  durations  during the  accumulation  period.  These  "Fixed  Allocations"  earn a guaranteed  fixed rate of interest for a specified  period of time,  called the "Guarantee  Period." In most states,  we offer Fixed
Allocations  with Guarantee  Periods from 1 to 10 years.  We may also offer special  purpose Fixed  Allocations for use with certain optional  investment  programs.  We guarantee the fixed rate for the entire Guarantee Period.  However,  if you withdraw or transfer
Account Value before the end of the Guarantee  Period,  we will adjust the value of your  withdrawal or transfer based on a formula, called a "Market Value  Adjustment."  The Market Value  Adjustment can either be positive or negative,  depending on the movement of applicable  interest  rates  payable on Strips of the  appropriate  duration.  Please  refer to the section  entitled  "How does the
Market Value  Adjustment  Work?" for a  description  of the formula along with  examples of how it is  calculated.  You may allocate
Account Value to more than one Fixed Allocation at a time.

Fixed  Allocations  may not be available in all states.  Availability  of Fixed  Allocations  is subject to change and may differ by state and by the annuity product you purchase.  Please call American Skandia at  1-800-766-4530  to determine  availability of Fixed
Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent  Deferred  Sales Charge:  We do not deduct a sales charge from Purchase  Payments you make to your Annuity.  However,  we may deduct a Contingent  Deferred  Sales Charge or CDSC if you  surrender  your Annuity or when you make a partial  withdrawal.  The
CDSC reimburses us for expenses related to sales and distribution of the Annuity,  including  commissions,  marketing  materials and other  promotional  expenses.  The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable  Annuity Year.  For purposes of  calculating  the CDSC, we consider the year following the Issue Date of your Annuity as Year 1. The amount of the CDSC  decreases  over time,  measured  from the Issue Date of the  Annuity.  The CDSC  percentages  are shown below.

                           ------------------ ------------- ------------- ------------ ------------- -------------

                           YEARS                   1             2             3            4             5+
                           ------------------ ------------- ------------- ------------ ------------- -------------
                           ------------------ ------------- ------------- ------------ ------------- -------------

                           CHARGE (%)             8.5%          8.0%         7.0%          6.0%          0.0%
                           ------------------ ------------- ------------- ------------ ------------- -------------

The CDSC  period is based on the Issue Date of the  Annuity,  not on the date each  Purchase  Payment  is  applied  to the  Annuity.
Purchase  Payments  applied  to the  Annuity  after the Issue  Date do not have  their own CDSC  period.  During  the first four (4)
Annuity  Years,  under certain  circumstances  you can withdraw a limited  amount of Account Value  without  paying a CDSC.  This is referred to as a "Free  Withdrawal."  After four (4)  complete  Annuity  Years,  you can  surrender  your  Annuity or make a partial withdrawal  without a CDSC being  deducted  from the amount being  withdrawn.  Free  Withdrawals  are not treated as a withdrawal of
Purchase  Payments for purposes of calculating  the CDSC on a subsequent  withdrawal or surrender.  Withdrawals  of amounts  greater than the  maximum  Free  Withdrawal  amount are treated as a  withdrawal  of  Purchase  Payments  and will be assessed a CDSC during
Annuity  Years 1 through 4. For purposes of  calculating  the CDSC on a surrender  or a partial  withdrawal,  the Purchase  Payments being withdrawn may be greater than your remaining  Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior withdrawals  under the Free Withdrawal  provision or if your Account Value has declined in value due to negative market performance.

We may  waive  the CDSC  under  certain  medically-related  circumstances  or when  taking a Minimum  Distribution  from an  Annuity purchased  as a  "qualified"  investment.  Free  Withdrawals,  Medically-Related  Surrenders  and  Minimum  Distributions  are  each explained more fully in the section entitled "Access to Your Account Value".

Annual  Maintenance Fee: During the accumulation  period we deduct an Annual  Maintenance Fee. The Annual  Maintenance Fee is $35.00
or 2% of your Account Value invested in the variable  investment  options,  whichever is less. This fee will be deducted annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity  during the Annuity Year, the fee is deducted at the time of  surrender.  Currently,  the Annual  Maintenance  Fee is only deducted if your Account Value is less than $100,000 on the anniversary of the Issue Date or at the time of surrender.  We may increase the Annual  Maintenance Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Optional  Benefits:  If you elect to purchase one or more optional  benefits,  we will deduct an additional  charge on a daily basis from your  Account  Value  allocated  to the  Sub-accounts.  The charge for each  optional  benefit is  deducted  in addition to the
Insurance Charge due to the increased  insurance risk associated with the optional  benefits.  The additional  charge is included in the  daily  calculation  of the Unit  Price for each  Sub-account.  Please  refer to the  section  entitled  "Death  Benefit"  for a description of the charge for each Optional Death Benefit.  Please refer to the section  entitled  "Managing Your Account Value - Do you offer  programs  designed  to  guarantee  a "return  of  premium"  at a future  date?" for a  description  of the charge for the
Guaranteed Return Option.

Transfer  Fee:  Currently,  you may make twenty (20) free  transfers  between  investment  options each Annuity Year. We will charge
$10.00 for each  transfer  after the  twentieth in each Annuity  Year.  We do not consider  transfers  made as part of a dollar cost averaging  program when we count the twenty free  transfers.  Transfers made as part of a rebalancing,  market timing or third party investment  advisory  service will be subject to the  twenty-transfer  limit.  However,  all transfers  made on the same day will be treated as one (1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its  Guarantee  Period
are not  subject  to the  Transfer  Fee and are not  counted  toward  the twenty  free  transfers.  We may reduce the number of free transfers  allowable  each  Annuity  Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of electronic  means to transmit  your  transfer  requests.  We may  eliminate  the  Transfer  Fee for  transfer  requests  transmitted electronically or through other means that reduce our processing costs.

Tax  Charges:  Several  states and some  municipalities  charge  premium  taxes or similar  taxes.  The amount of tax will vary from jurisdiction  to  jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges from each  Purchase  Payment at the time of a withdrawal  or surrender of your Annuity or at the time you elect to begin  receiving  annuity  payments.  We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an  Insurance  Charge  daily  against the average  daily assets  allocated  to the  Sub-accounts.  The
Insurance  Charge is the  combination  of the Mortality & Expense Risk Charge (1.50%) and the  Administration  Charge  (0.15%).  The
total charge is equal to 1.65% on an annual basis.  The Insurance  Charge is intended to compensate  American  Skandia for providing the insurance  benefits under the Annuity,  including the Annuity's  basic death benefit that provides  guaranteed  benefits to your beneficiaries  even if the market  declines  and the risk that persons we  guarantee  annuity  payments to will live longer than our assumptions.  The charge also covers  administrative costs associated with providing the Annuity benefits,  including preparation of the contract,  confirmation  statements,  annual account statements and annual reports, legal and accounting fees as well as various related  expenses.  Finally,  the charge  covers the risk that our  assumptions  about the mortality  risks and expenses  under this
Annuity are  incorrect and that we have agreed not to increase  these  charges over time despite our actual  costs.  We may increase the portion of the total  Insurance  Charge that is deducted for  administrative  costs;  however,  any increase  will only apply to
Annuities issued after the date of the increase.

American  Skandia may make a profit on the Insurance  Charge if, over time,  the actual cost of providing the  guaranteed  insurance obligations  under the Annuity are less than the amount we deduct for the  Insurance  Charge.  To the extent we make a profit on the
Insurance  Charge,  such profit may be used for any other  corporate  purpose,  including  payment of other  expenses  that American
Skandia incurs in promoting, distributing, issuing and administering the Annuity.

The  Insurance  Charge is not deducted  against  assets  allocated  to a Fixed  Allocation.  However,  the amount we credit to Fixed
Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly  against the Portfolios.  However,  each Portfolio  charges a total annual fee comprised of an investment  management  fee,  operating  expenses  and any  distribution  and service  (12b-1)  fees that may apply.  These fees are deducted  daily by each  Portfolio  before it provides  American  Skandia with the net asset value as of the close of business  each day.  More  detailed  information  about fees and  charges  can be found in the  prospectuses  for the  Portfolios.  Please also see
"Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against Account Value allocated to the  Sub-accounts,  we also take into  consideration mortality, expense,  administration,  profit and other factors in determining the interest rates we credit to Fixed Allocations. Any
CDSC or Tax Charge  applies to  amounts  that are taken from the  variable  investment  options or the Fixed  Allocations.  A Market
Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain states a tax is due if and when you exercise your right to receive  periodic  annuity  payments.  The amount payable will depend on the applicable  jurisdiction  and on the annuity  payment  option you select.  If you select a fixed payment  option,  the amount of each fixed payment will depend on the Account  Value of your Annuity when you elected to  annuitize.  There is no specific charge  deducted  from these  payments;  however,  the amount of each  annuity  payment  reflects  assumptions  about our  insurance expenses.  If you select a variable  payment option that we may offer,  then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain  fees and charges or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may  reduce  the  amount of the CDSC or the length of time it  applies,  reduce or  eliminate  the amount of the Annual
Maintenance  Fee or reduce the  portion of the total  Insurance  Charge that is deducted  as an  Administration  Charge.  Generally, these types of changes will be based on a reduction to our sales,  maintenance or  administrative  expenses due to the nature of the individual or group  purchasing  the Annuity.  Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities  purchased by an Owner;  (c) the amount of Purchase  Payments or likelihood of additional
Purchase Payments;  and/or (d) other transactions where sales,  maintenance or administrative  expenses are likely to be reduced. We will not discriminate  unfairly between Annuity  purchasers if and when we reduce the portion of the Insurance Charge  attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial  Purchase  Payment:  You must make a minimum initial Purchase  Payment of $10,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial Purchase  Payment provided that,  within the first Annuity Year, you make at least $10,000 in total Purchase Payments.

Where allowed by law,  initial  Purchase  Payments in excess of $1,000,000  require our approval prior to  acceptance.  We may apply certain limitations and/or  restrictions on the Annuity as a condition of our acceptance,  including limiting the liquidity features or the Death Benefit protection provided under the Annuity,  limiting the right to make additional  Purchase Payments,  changing the number of transfers  allowable  under the Annuity or restricting  the  Sub-accounts  that are available.  Other  limitations  and/or restrictions may apply.

Except as noted below,  Purchase  Payments  must be submitted by check drawn on a U.S.  bank, in U.S.  dollars,  and made payable to
American  Skandia.  Purchase  Payments  may also be  submitted  via 1035  exchange  or  direct  transfer  of  funds.  Under  certain circumstances,  Purchase  Payments may be transmitted to American  Skandia via wiring funds through your  investment  professional's broker-dealer  firm.  Additional  Purchase Payments may also be applied to your Annuity under an arrangement  called "bank drafting"
                      ----------
where you  authorize  us to deduct  money  directly  from your bank  account.  We may reject any  payment  if it is  received  in an unacceptable form.  Our acceptance of a check is subject to our ability to collect funds.

Age  Restrictions:  The Owner must be age 85 or under as of the Issue Date of the  Annuity.  If the  Annuity is owned  jointly,  the oldest of the Owners must be age 85 or under on the Issue  Date.  If the Annuity is owned by an entity,  the  Annuitant  must be age
85 or under as of the Issue Date.  You should  consider your need to access your Account  Value and whether the Annuity's  liquidity features  will satisfy that need. If you take a  distribution  prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  The  availability  of certain  optional  benefits may vary based on the age of the Owner on the
Issue Date of the Annuity.

Owner,  Annuitant and Beneficiary  Designations:  On your  Application,  we will ask you to name the Owner(s),  Annuitant and one or more Beneficiaries for your Annuity.

|X|      Owner:  The  Owner(s)  holds all rights  under the  Annuity.  You may name more than one Owner in which case all  ownership
         -----
       rights are held  jointly.  However,  this  Annuity does not provide a right of  survivorship.  Refer to the Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant is the person we agree to make annuity  payments to and upon whose life we continue to make such
         ---------
       payments.  You must name an Annuitant who is a natural  person.  We do not accept a designation  of joint  Annuitants  during the accumulation  period. Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent Annuitant will become the Annuitant if the Annuitant  dies before the Annuity Date.  Please refer to the discussion of  "Considerations  for
       Contingent Annuitants" in the Tax Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s) or entity you name to receive the death  benefit.  If no  beneficiary  is
         -----------
       named the death benefit will be paid to you or your estate.

Your right to make  certain  designations  may be limited if your  Annuity is to be used as an IRA or other  "qualified"  investment that is given  beneficial  tax treatment  under the Code.  You should seek  competent tax advice on the income,  estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner,  Annuitant and  Beneficiary  designations  by sending us a request in writing.  Where allowed by law, such changes will be subject to our acceptance.  Some of the changes we will not accept include, but are not limited to:
|X|      a new  Owner  subsequent  to  the  death  of the  Owner  or  the  first  of  any  joint  Owners  to  die,  except  where  a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary is the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative  Beneficiary  designation,  upon the death of either spousal
Owner,  the surviving  spouse may elect to assume  ownership of the Annuity instead of taking the Death Benefit  payment.  The Death
Benefit  that would have been  payable  will be the new  Account  Value of the  Annuity as of the date of due proof of death and any required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the  surviving  spouse will have all the rights and  benefits  that would be  available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of determining  any future Death Benefit for the beneficiary of the surviving  spouse,  the new Account Value will be considered as the initial Purchase  Payment.  No CDSC will apply to the new Account Value.  However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent  Annuitant,  upon the death of the Annuitant, the  surviving  spouse  will  become the  Annuitant.  No Death  Benefit is payable  upon the death of the  Annuitant.  However,  the
Account  Value  of the  Annuity  as of the  date of due  proof of death of the  Annuitant  (and any  required  proof of the  spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

If after  purchasing  your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel  period.  This is often  referred  to as a  "free-look."  Depending  on the state in which you purchased your Annuity and, in some states,  if you purchased the Annuity as a replacement  for a prior  contract,  the right to cancel period may be ten (10) days,  twenty-one (21) days or longer,  measured from the time that you received your Annuity.  If you return your Annuity during the  applicable  period,  we will refund your current  Account Value plus any tax charge  deducted.  This amount may be higher or lower than your  original  Purchase  Payment.  Where  required by law, we will return your  current  Account
Value or the amount of your  initial  Purchase  Payment,  whichever  is  greater.  The same  rules may apply to an  Annuity  that is purchased as an IRA. In any situation  where we are required to return the greater of your  Purchase  Payment or Account  Value,  we may  allocate  your  Account  Value to the AST Money  Market  Sub-account  during the right to cancel  period  and for a  reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The  minimum  amount  that we accept as an  additional  Purchase  Payment  is $100  unless you  participate  in  American  Skandia's
Systematic  Investment Plan or a periodic  purchase  payment  program.  We will allocate any additional  Purchase  Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your Annuity by  authorizing  us to deduct money directly from your bank account and
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applying it to your  Annuity.  This type of program is often called "bank  drafting".  We call our bank drafting  program  "American
Skandia's  Systematic  Investment  Plan."  Purchase  Payments  made  through  bank  drafting  may only be  allocated to the variable investment  options when applied.  Bank  drafting  allows you to invest in your Annuity with a lower initial  Purchase  Payment,  as long as you  authorize  payments  that will equal at least  $10,000  during the first 12 months of your  Annuity.  We may suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable  financial  institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified  investments.  If your employer  sponsors such a program, we may agree to accept periodic  Purchase  Payments through a salary  reduction  program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $10,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.  The net Purchase
Payment is your initial  Purchase  Payment minus any tax charges that may apply.  On your  application we ask you to provide us with instructions  for  allocating  your Account  Value.  You can allocate  Account Value to one or more variable  investment  options or
Fixed Allocations.

In those  states  where we are  required  to return your  Purchase  Payment if you  exercise  your right to return the  Annuity,  we initially  allocate  all  amounts  that  you  choose  to  allocate  to the  variable  investment  options  to the AST  Money  Market
Sub-account.  At the end of the  right to cancel  period  we will  reallocate  your  Account  Value  according  to your most  recent allocation  instructions.  Where permitted by law, we will allocate your Purchase Payments  according to your initial  instructions, without  temporarily  allocating  to the AST Money Market  Sub-account.  To do this,  we will ask that you execute our form called a
"return  waiver" that authorizes us to allocate your Purchase  Payment to your chosen  Sub-accounts  immediately.  If you submit the
"return  waiver" and then decide to return your Annuity  during the right to cancel  period,  you will receive your current  Account
Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent  Purchase  Payments:  We will allocate any additional  Purchase  Payments you make  according to your current  allocation instructions.  If any rebalancing or asset  allocation  programs are in effect,  the allocation  should conform with such a program.
We assume that your current  allocation  instructions  are valid for subsequent  Purchase  Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation period you may transfer Account Value between investment  options.  Transfers are not subject to taxation on any gain.  We  currently  limit the  number of  Sub-accounts  you can  invest in at any one time to twenty  (20).  However,  you can invest in an unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account  you  allocate  Account
Value to at the time of any  allocation  or transfer.  If you request a transfer  and, as a result of the  transfer,  there would be less than $500 in the Sub-account,  we may transfer the remaining  Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We may  impose  specific  restrictions  on  financial  transactions  for  certain  Portfolios  based on the  Portfolio's  investment restrictions.  Currently,  any purchase,  redemption or transfer  involving the ProFunds VP  Sub-accounts  must be received by us no later than one hour prior to any announced closing of the applicable  securities exchange (generally,  3:00 p.m. Eastern time) to be processed on the current  Valuation  Day. The "cut-off"  time for such  financial  transactions  involving a ProFunds VP Sub-account will be  extended  to1/2hour  prior to any  announced  closing  (generally,  3:30  p.m.  Eastern  time) for  transactions  submitted electronically through American Skandia's Internet website (www.americanskandia.com).

Currently,  we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year,  including transfers made as part of any rebalancing,  market timing,  asset allocation or similar program which you have authorized.  Transfers made as part of a dollar cost  averaging  program do not count toward the twenty free  transfer  limit.  Renewals or transfers of Account  Value from a Fixed
Allocation at the end of its Guarantee  Period are not subject to the transfer  charge.  We may reduce the number of free  transfers allowable  each  Annuity Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of  electronic means to transmit your transfer  requests.  We may eliminate the Transfer Fee for transfer  requests  transmitted  electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of  transfers  in any Annuity  Year for all  existing  or new Owners.  We also  reserve the right to limit the number of  transfers in any Annuity  Year or to refuse any  transfer  request for an Owner or certain  Owners if:
(a) we believe that excessive  trading or a specific  transfer request or group of transfer  requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are informed by one or more of the Portfolios that the purchase or redemption  of shares must be  restricted  because of  excessive  trading or a specific  transfer or group of transfers is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without  limiting the above, the most likely scenario where either of the above could occur would be if the aggregate  amount of a trade or trades  represented a relatively large proportion of the total assets of a particular  Portfolio.  Under such a circumstance,  we will process  transfers  according to our rules then in effect and provide  notice if the  transfer  request was denied.  If a transfer  request is denied,  a new  transfer  request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation  period.  Dollar Cost Averaging  allows you to  systematically  transfer an amount  each month from one  investment  option to one or more other  investment  options.  You can choose to  transfer  earnings only,  principal  plus  earnings  or a flat  dollar  amount.  Dollar  Cost  Averaging  allows you to invest  regularly  each  month, regardless  of the current unit value (or price) of the  Sub-account(s)  you invest in. This enables you to purchase more units when the market  price is low and fewer  units  when the market  price is high.  This may  result in a lower  average  cost of units over time.  However,  there is no guarantee that Dollar Cost  Averaging will result in a profit or protect  against a loss in a declining market.  We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost Averaging from Fixed  Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal  plus  earnings.  If  transferring  principal  plus  earnings,  the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE:  When a Dollar Cost Averaging  program is established  from a Fixed  Allocation,  the fixed rate of interest we credit to your
Account  Value is applied to a declining  balance due to the  transfers of Account  Value to the  Sub-accounts  during the Guarantee
Period.  This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

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American  Skandia may offer Fixed  Allocations  with Guarantee  Periods of 6 months or 12 months  exclusively  for use with a Dollar
Cost Averaging  program ("DCA Fixed  Allocations").  DCA Fixed  Allocations are designed to automatically  transfer Account Value in either 6 or 12 payments  under a Dollar Cost  Averaging  program.  Dollar Cost  Averaging  transfers will begin on the day following the date the DCA Fixed  Allocation  is  established  and each month  following  until the entire  principal  amount plus earnings is transferred.  DCA Fixed  Allocations may only be established  with your initial Purchase  Payment or additional  Purchase  Payments.
You may not transfer  existing  Account Value to a DCA Fixed  Allocation.  We reserve the right to terminate  offering these special purpose Fixed Allocations at any time.
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Account  Value  allocated to the DCA Fixed  Allocation  will be  transferred  to the  Sub-accounts  you choose under the Dollar Cost
Averaging  program.  If you terminate the Dollar Cost Averaging  program before the entire  principal  amount plus earnings has been transferred  to the  Sub-account(s),  you must  transfer all  remaining  Account Value to any other  investment  option.  Unless you provide  alternate  instructions at the time you terminate the Dollar Cost Averaging  program,  Account Value will be transferred to the AST Money Market  Sub-account.  Transfers from Fixed  Allocations as part of a Dollar Cost Averaging  program are not subject to a Market Value  Adjustment.  However,  a Market Value  Adjustment  will apply if you  terminate  the Dollar Cost  Averaging  program before the entire principal amount plus earnings has been transferred to the Sub-account(s).

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation  period,  we offer automatic  rebalancing  among the variable  investment  options you choose.  You can choose to have your Account  Value  rebalanced  quarterly,  semi-annually,  or annually.  On the  appropriate  date,  your  variable investment  options are  rebalanced  to the  allocation  percentages  you request.  For example,  over time the  performance  of the variable  investment  options will differ,  causing your percentage  allocations to shift. With automatic  rebalancing,  we transfer the appropriate amount from the "overweighted"  Sub-accounts to the  "underweighted"  Sub-accounts to return your allocations to the percentages  you request.  If you request a transfer  from or into any variable  investment  option  participating  in the automatic rebalancing  program,  we will assume that you wish to change your rebalancing  percentages as well, and will  automatically  adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum  Account Value of at least $10,000 to enroll in automatic  rebalancing.  All  rebalancing  transfers made on the same day as part of an automatic  rebalancing  program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two different  programs for investors who wish to invest in the variable  investment  options but also wish to protect their  principal,  at least as of a specific date in the future.  You may not want to use either of these  programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program where a portion of your Account Value is allocated to a Fixed  Allocation and the remaining
Account  Value is  allocated  to the  variable  investment  options  that you  select.  When you enroll in the  Balanced  Investment
Program,  you choose the duration that you wish the program to last.  This  determines the duration of the Guarantee  Period for the
Fixed  Allocation.  Based on the fixed rate for the  Guarantee  Period  chosen,  we calculate the portion of your Account Value that must be allocated to the Fixed  Allocation to grow to a specific  "principal  amount" (such as your initial  Purchase  Payment).  We determine  the amount based on the rates then in effect for the Guarantee  Period you choose.  If you continue the program until the end of the Guarantee  Period and make no withdrawals or transfers,  at the end of the Guarantee  Period,  the Fixed  Allocation will have grown to equal the  "principal  amount".  Withdrawals or transfers  from the Fixed  Allocation  before the end of the Guarantee
Period will  terminate the program and may be subject to a Market Value  Adjustment.  You can transfer the Account Value that is not allocated to the Fixed  Allocation  between any of the Sub-accounts  available under the Annuity.  Account Value you allocate to the variable  investment options is subject to market  fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

         Example
         Assume  you invest  $100,000.  You  choose a 10-year  program  and  allocate  a portion  of your  Account  Value to a Fixed
         Allocation  with a 10-year  Guarantee  Period.  The rate for the  10-year  Guarantee  Period is 5.33%*.  Based on the fixed interest rate for the Guarantee  Period chosen,  the factor is 0.594948 for determining how much of your Account Value will be  allocated  to the Fixed  Allocation.  That  means  that  $59,495  will be  allocated  to the Fixed  Allocation  and the remaining  Account Value  ($41,505)  will be allocated to the variable  investment  options.  Assuming that you do not make any  withdrawals  from the Fixed  Allocation,  it will grow to $100,000 at the end of the  Guarantee  Period.  Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)SM
We also offer a seven-year  program  where we monitor your Account Value daily and  systematically  transfer  amounts  between Fixed
Allocations and the variable  investment  options you choose.  American Skandia guarantees that at the end of the seventh (7th) year from  commencement  of the program (or any program  restart date),  you will receive no less than your Account Value on the date you elected to  participate  in the program  ("commencement  value").  On the program  maturity date, if your Account Value is below the commencement  value,  American  Skandia will apply additional  amounts to your Annuity so that it is equal to commencement  value or your  Account  Value on the date you elect to restart the program  duration.  Any amounts  added to your  Annuity will be applied to the AST Money Market Sub-account,  unless you provide us with alternative  instructions.  We will notify you of any amounts added to your Annuity  under the program.  We do not consider  amounts  added to your Annuity to be  "investment  in the contract" for income tax purposes.

Account Value is only  transferred  to and  maintained in Fixed  Allocations  to the extent we, in our sole  discretion,  deem it is
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necessary to support our  guarantee  under the program.  This differs  from the Balanced  Investment  Program  where a set amount is allocated to a Fixed Allocation  regardless of the performance of the underlying  Sub-accounts.  With the Guaranteed  Return Option, your  Annuity  is able to  participate  in the  upside  potential  of the  Sub-accounts  while  only  transferring  amounts to Fixed
Allocations  to  protect  against  significant  market  downturns.   NOTE:  If  a  significant  amount  of  your  Account  Value  is systematically  transferred to Fixed  Allocations  during prolonged  market declines,  less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the  performance of your Account Value to determine  whether it is greater than,  equal to or below our
"reallocation  trigger",  described  below.  Based on the  performance  of the  Sub-accounts  in which you choose to  allocate  your
Account  Value  relative  to the  reallocation  trigger,  we may  transfer  some or all of  your  Account  Value  to or from a Fixed
Allocation.  You have  complete  discretion  over the  allocation  of your  Account  Value that  remains  allocated  in the variable investment options.  However, we reserve the right to restrict certain Portfolios if you participate in the program.

|X|      Account  Value  greater than or equal to  reallocation  trigger:  Your Account  Value in the  variable  investment  options remains allocated according to your most recent  instructions.  If a portion of Account Value was previously allocated to a Fixed  Allocation,  those amounts may be transferred  from the Fixed  Allocation and re-allocated to the variable investment options pro-rata according to your current allocations.  A Market Value Adjustment will apply.

|X|      Account  Value  below  reallocation  trigger:  A portion  of your  Account  Value in the  variable  investment  options  is transferred  to a new  Fixed  Allocation.  These  amounts  are  transferred  on a  pro-rata  basis  from the  variable investment  options.  The new Fixed  Allocation  will have a Guarantee  Period equal to the remaining  duration in the
              Guaranteed  Return  Option.  The Account  Value  applied to the new Fixed  Allocation  will be credited with the fixed interest rate then being  applied to a new Fixed  Allocation  of the next higher  yearly  duration.  The Account Value will remain invested in the Fixed Allocation  until the maturity date of the program unless,  at an earlier date, your
              Account  Value is at or above the  reallocation  trigger and amounts can be  transferred  to the  variable  investment options (as described above) while maintaining the guarantee protection under the program.

American  Skandia uses an allocation  mechanism  based on  assumptions  of expected and maximum  market  volatility to determine the reallocation  trigger.  The allocation  mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose.  American  Skandia reserves the right to change the allocation  mechanism and the reallocation  trigger at its discretion,  subject to regulatory  approval where required.  Any change to the allocation  mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination
The Guaranteed  Return Option will  terminate on its maturity  date. You can elect to participate in a new Guaranteed  Return Option or re-allocate  your Account Value at that time.  Upon  termination,  any Account Value allocated to the Fixed  Allocations  will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate  the  Guaranteed  Return  Option at any time.  American  Skandia  does not provide any  guarantees  upon termination of the program.
|X|      Withdrawals  from your  Annuity  while the  program is in effect  will reduce the  guaranteed  amount  under the program in proportion  to your Account Value at the time of the  withdrawal.  Withdrawals  will be subject to all other  provisions of the
     Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.
|X|      Additional  Purchase  Payments  applied  to the  Annuity  while the  program  is in effect  will only  increase  the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X|      Annuity Owners cannot transfer Account Value to or from a Fixed  Allocation  while  participating in the program and cannot participate  in any dollar cost  averaging  program  that  transfers  Account  Value from a Fixed  Allocation  to the  variable investment options.
|X|      Transfers from Fixed  Allocations will be subject to the Market Value Adjustment  formula under the Annuity;  however,  the
     0.10%  "cushion"  feature of the  formula  will not apply.  A Market  Value  Adjustment  may be either  positive  or  negative.
     Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X|      Transfers from the Sub-accounts to Fixed Allocations or from Fixed  Allocations to the Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The  Guaranteed  Return  Option  will  terminate:  (a) upon the death of the  Owner or the  Annuitant  (in an entity  owned contract); and (b) as of the date Account Value is applied to begin annuity payments.
|X|      You can elect to restart the seven (7) year  program  duration on any  anniversary  of the Issue Date of the  Annuity.  The
     Account  Value on the date the restart is  effective  will become the new  commencement  value.  You can only elect the program once per Annuity Year.

Charges under the Program
We deduct a charge equal to 0.25% per year to  participate  in the  Guaranteed  Return  Option.  The annual charge is deducted daily against your Account Value  allocated to the  Sub-accounts.  Account Value allocated to Fixed  Allocations  under the program is not subject to the charge.  The charge is deducted to  compensate  American  Skandia for:  (a) the risk that your  Account  Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

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     Effective  November 18, 2002,  American  Skandia  changed the manner in which the annual charge for the  Guaranteed  Return
     Option is deducted  to the method  described  above.  The annual  charge for the  Guaranteed  Return  Option for Owners who elected the benefit  between  January 17, 2002 and November  15, 2002 is deducted  annually,  in arrears,  according to the prospectus  in effect as of the date the program  was  elected.  Owners who  terminate  and then  re-elect  the  Guaranteed
     Return Option or elect to restart the  Guaranteed  Return Option at any time after November 18, 2002 will be subject to the charge method described above.
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MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may  authorize  your  investment  professional  to direct the  allocation  of your Account  Value and to request  financial transactions  between  investment  options while you are living,  subject to our rules.  You must contact us immediately if and when you revoke such authority.  We will not be responsible for acting on instructions  from your investment  professional if you fail to inform us that such  person's  authority has been revoked.  We may also  suspend,  cancel or limit these  privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide  administrative  support to  licensed,  registered  investment  professionals  or  investment advisors who you authorize to make financial  transactions on your behalf.  These investment  professionals  may be firms or persons who also are  appointed by us as  authorized  sellers of the  Annuity.  However,  we do not offer advice about how to allocate  your
Account Value under any  circumstance.  Any investment  professionals  you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any  recommendations  such investment  professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require  investment  professionals or investment  advisors,  who are authorized by multiple contract owners to make financial transactions,  to enter into an administrative  agreement with American Skandia as a condition of our accepting transactions on your behalf. The  administrative  agreement may impose  limitations on the investment  professional's or investment  advisor's ability to request financial  transactions on your behalf.  These limitations are intended to minimize the detrimental  impact of an investment professional  who is in a position to transfer  large  amounts of money for multiple  clients in a  particular  Portfolio or type of
portfolio  or  to  comply  with  specific   restrictions  or  limitations  imposed  by  a  Portfolio(s)  on  American  Skandia.  The administrative agreement may limit the available investment options,  require advance notice of large transactions,  or impose other trading limitations on your investment  professional.  Your investment  professional will be informed of all such restrictions on an ongoing  basis.  We may also require that your  investment  professional  transmit all financial  transactions  using the electronic trading  functionality  available  through our Internet  website  (www.americanskandia.com).  Limitations that we may impose on your investment  professional  or  investment  advisor  under  the  terms of the  administrative  agreement  do not  apply  to  financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

We credit the fixed  interest  rate to the Fixed  Allocation  throughout  a set period of time called a  "Guarantee  Period."  Fixed
Allocations  currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed  Allocations of different  durations available in the future,  including Fixed Allocations offered exclusively for use with certain optional investment  programs.  Fixed
Allocations  may not be  available  in all states and may not always be  available  for all  Guarantee  Periods  depending on market factors and other considerations.

The interest rate credited to a Fixed  Allocation is the rate in effect when the Guarantee  Period begins and does not change during the  Guarantee  Period.  The rates are an  effective  annual rate of  interest.  We  determine  the  interest  rates for the various
Guarantee  Periods.  At the time that we confirm your Fixed  Allocation,  we will advise you of the interest  rate in effect and the date your Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations  at any time. Any change in interest rate does not affect Fixed  Allocations  that were in effect  before the date of the change.  To inquire as to the current rates for
Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish  different  interest rates for Fixed  Allocations  offered to a class of Owners who choose to participate in various optional  investment  programs we make available.  This may include,  but is not limited to, Owners who elect to use Fixed  Allocations  under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment  program (see "Do you offer programs  designed to guarantee a "Return of Premium" at a future date?").  The interest rate credited to Fixed  Allocations  offered to this class of  purchasers  may be different  than those offered to other  purchasers  who choose the same Guarantee  Period but who do not  participate  in an optional  investment  program.  Any such program is at our sole discretion.

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American  Skandia may offer Fixed  Allocations  with Guarantee  Periods of 3 months or 6 months  exclusively for use as a short-term
Fixed  Allocation  ("Short-term  Fixed  Allocations").  Short-term  Fixed  Allocations  may only be  established  with your  initial
Purchase Payment or additional  Purchase  Payments.  You may not transfer  existing Account Value to a Short-term Fixed  Allocation.
We reserve the right to terminate offering these special purpose Fixed Allocations at any time.
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On the Maturity Date of the Short-term Fixed Allocation,  the Account Value will be transferred to the  Sub-account(s) you choose at the inception of the program.  If no  instructions  are provided,  such Account  Value will be  transferred  to the AST Money Market
Sub-account.  Short-term  Fixed  Allocations  may not be renewed on the Maturity  Date. If you surrender the Annuity or transfer any
Account Value from the Short-term Fixed Allocation to any other investment  option before the end of the Guarantee  Period, a Market
Value Adjustment will apply.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for determining the fixed interest rates for Fixed  Allocations.  Generally the interest rates we offer for Fixed  Allocations will reflect the investment  returns available on the types of investments we make to support our fixed rate  guarantees.  These  investment  types may include cash,  debt  securities  guaranteed by the United States  government and its agencies and  instrumentalities,  money market instruments,  corporate debt obligations of different durations,  private placements, asset-backed  obligations  and municipal  bonds. In determining  rates we also consider  factors such as the length of the Guarantee
Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity of the markets for the type of investments we make, commissions,  administrative and investment  expenses,  our insurance risks in relation to the Fixed  Allocations,  general economic trends and competition.  Some of these  considerations  are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed  Allocation in an existing  Annuity at a rate not less than the rate we are then crediting to
Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The  interest  rate we credit  for a Fixed  Allocation  is  subject  to a  minimum.  Please  refer to the  Statement  of  Additional
Information.  In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?

If you transfer or withdraw  Account  Value from a Fixed  Allocation  more than 30 days before the end of its Guarantee  Period,  we will adjust the value of your investment based on a formula,  called a "Market Value  Adjustment" or "MVA". The amount of any Market
Value  Adjustment  can be either  positive or negative,  depending on the movement of a combination of Strip Yields on Strips and an
Option-adjusted  Spread (each as defined  below)  between the time that you purchase  the Fixed  Allocation  and the time you make a transfer  or  withdrawal.  The  Market  Value  Adjustment  formula  compares  the  combination  of Strip  Yields  for Strips and the
Option-adjusted  Spreads  as of the date the  Guarantee  Period  began  with the  combination  of Strip  Yields  for  Strips and the
Option-adjusted  Spreads as of the date the MVA is being  calculated.  In certain  states the amount of any Market Value  Adjustment may be limited under state law or  regulation.  If your Annuity is governed by the laws of that state,  any Market Value  Adjustment that applies will be subject to our rules for complying with such law or regulation.

|X|      "Strips"  are a form of  security  where  ownership  of the  interest  portion of United  States  Treasury  securities  are separated from ownership of the underlying principal amount or corpus.
|X|      "Strip Yields" are the yields payable on coupon Strips of United States Treasury securities.
|X|      "Option-adjusted  Spread" is the difference between the yields on corporate debt securities  (adjusted to disregard options on such  securities)  and government debt  securities of comparable  duration.  We currently use the Merrill Lynch 1 to 10 year
     Investment Grade Corporate Bond Index of Option-adjusted Spreads.

MVA Formula
The MVA formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed  Allocation  on a
particular date.  The formula is as follows:

                                                    [(1+I) / (1+J+0.0010)]N/365
                                                               where:

                  I is the Strip Yield as of the start date of the Guarantee  Period for coupon Strips  maturing at the end of the  applicable  Guarantee  Period plus the  Option-adjusted  Spread.  If there are no
                  Strips  maturing  at that time,  we will use the Strip  Yield for the Strips  maturing as soon as possible after the Guarantee Period ends.

                  J is the Strip Yield as of the date the MVA formula is being applied for coupon  Strips  maturing at the end of the applicable  Guarantee Period plus the  Option-adjusted  Spread. If there are no
                  Strips  maturing  at that time,  we will use the Strip  Yield for the Strips  maturing as soon as possible after the Guarantee Period ends.

                  N is the number of days remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/365.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value.  Assume the following:
|X|      On December 31, 2000, you allocate  $50,000 into a Fixed  Allocation with a Guarantee  Period of 5 years (e.g. the Maturity
         Date is December 31, 2005).
|X|      The  Strip  Yields  for  coupon  Strips  beginning  on  December  31,  2000 and  maturing  on  December  31,  2005 plus the
         Option-adjusted Spread is 5.50% (I = 5.50%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire Fixed  Allocation  after exactly three (3)
         years, therefore 730 days remain before the Maturity Date (N = 730).

Example of Positive MVA
Assume  that at the time you  request  the  withdrawal,  the  Strip  Yields  for  Strips  maturing  on  December  31,  2005 plus the
Option-adjusted Spread is 4.00%  (J = 4.00%).  Based on these assumptions, the MVA would be calculated as follows:

                                 MVA Factor = [(1+I)/(1+J+0.0010)]N/365 = [1.055/1.041]2 = 1.027078
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $59,448.56

Example of Negative MVA
Assume  that at the time you  request  the  withdrawal,  the  Strip  Yields  for  Strips  maturing  on  December  31,  2005 plus the
Option-adjusted Spread is 7.00% (J = 7.00%).  Based on these assumptions, the MVA would be calculated as follows:

                                MVA Factor = [(1+I)/(1+J+0.0010)]N/365 = [1.055/1.071)]2 = 0.970345
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $56,164.78.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date, you may choose to renew the Fixed  Allocation  for a new  Guarantee  Period of the same or  different  length or you may  transfer all or part of that
Fixed  Allocation's  Account  Value to another  Fixed  Allocation  or to one or more  Sub-accounts.  We will not charge a MVA if you choose to renew a Fixed  Allocation on its Maturity Date or transfer the Account Value to one or more variable  investment  options.
We will notify you before the end of the Guarantee  Period about the fixed  interest  rates that we are  currently  crediting to all
Fixed Allocations that are being offered.  The rates being credited to Fixed Allocations may change before the Maturity Date.

If you do not specify how you want a Fixed  Allocation  to be  allocated  on its Maturity  Date,  we will then  transfer the Account
Value of the Fixed  Allocation to the AST Money Market  Sub-account.  You can then elect to allocate the Account Value to any of the
Sub-accounts or to a new Fixed Allocation.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation  period you can access your Account Value through Partial  Withdrawals,  Systematic  Withdrawals,  and where required for tax  purposes,  Minimum  Distributions.  You can also  surrender  your Annuity at any time.  We may deduct a portion of the Account Value being  withdrawn or surrendered  as a CDSC. If you surrender your Annuity,  in addition to any CDSC, we may deduct the Annual  Maintenance  Fee,  any Tax Charge that  applies  and the charge for any  optional  benefits.  We may also apply a Market
Value  Adjustment  to any Fixed  Allocations.  Certain  amounts may be  available to you each Annuity Year that are not subject to a
CDSC.  These are called "Free  Withdrawals."  In addition,  under certain  circumstances,  we may waive the CDSC for surrenders made for  qualified  medical  reasons  or for  withdrawals  made to  satisfy  Minimum  Distribution  requirements.  Unless  you notify us differently,  withdrawals  are taken  pro-rata  based on the Account  Value in the  investment  options at the time we receive  your withdrawal request.  Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A  distribution  during the  accumulation  period is deemed to come first from any "gain" in your  Annuity and second as a return of your "tax basis",  if any.  Distributions  from your Annuity are generally  subject to ordinary income taxation on the amount of any investment gain unless the distribution  qualifies as a non-taxable  exchange or transfer.  If you take a distribution  prior to the taxpayer's  age 59 1/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the  payment.  The Code and  regulations  have  "exclusionary  rules" that we use to  determine  what portion of each annuity  payment  should be  treated as a return of any tax basis you have in the  Annuity.  Once the tax basis in the  Annuity  has been distributed,  the remaining  annuity payments are taxable as ordinary income.  The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period.

|X|      To meet  liquidity  needs,  you can withdraw a limited  amount from your Annuity during each of Annuity Years 1-4 without a
         CDSC  being  applied.  We call this the "Free  Withdrawal"  amount.  The Free  Withdrawal  amount is not  available  if you choose to surrender your Annuity.  Amounts  withdrawn as a Free  Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of the Annuity.  The minimum Free Withdrawal you may request is $100.

|X|      You can also make  withdrawals in excess of the Free Withdrawal  amount.  We call this a "Partial  Withdrawal."  The amount that you may withdraw  will depend on the Annuity's  Surrender  Value.  The Surrender  Value is equal to your Account Value minus any CDSC,  the Annual  Maintenance  Fee,  the Tax Charge,  any charges for  optional  benefits  and any Market  Value
         Adjustment  that may apply to any Fixed  Allocations.  After any Partial  Withdrawal,  your  Annuity  must have a Surrender
         Value of at least $1,000,  or we may treat the Partial  Withdrawal  request as a request to fully  surrender  your Annuity.
         The minimum Partial Withdrawal you may request is $100.

When we determine if a CDSC applies to Partial  Withdrawals  and  Systematic  Withdrawals,  we will first  determine  what,  if any, amounts  qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawals or Systematic  Withdrawals
of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

You may request a withdrawal  for an exact dollar amount after  deduction of any CDSC that applies  (called a "net  withdrawal")  or request a gross  withdrawal  from which we will deduct any CDSC that applies,  resulting in less money being payable to you than the amount you  requested.  If you request a net  withdrawal,  the amount  deducted  from your Account Value to pay the CDSC may also be subject to a CDSC.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms  necessary  to make a withdrawal  from your  Annuity,  call  1-800-766-4530  or visit our  Internet  Website at
www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?

Annuity Year 1-4
The maximum Free  Withdrawal  amount during each of Annuity Year 1 through  Annuity Year 4 (when a CDSC would  otherwise  apply to a partial  withdrawal  or surrender of your initial  Purchase  Payments)  is 10% of all  Purchase  Payments.  The 10% Free  Withdrawal
amount is not  cumulative.  Withdrawals of amounts  greater than the maximum Free  Withdrawal  amount are treated as a withdrawal of
Purchase  Payments  and will be  assessed  a CDSC  during  Annuity  Years 1 through  4. If,  during  Annuity  Years 1 through 4, all
Purchase  Payments  withdrawn  are  subject  to a CDSC,  then any  subsequent  withdrawals  will be  withdrawn  from any gain in the
Annuity.  If you do not make a Free  Withdrawal  during an Annuity  Year,  you are not  allowed  to carry  over the Free  Withdrawal amount to the next Annuity Year.

Annuity Year 5+
After  Annuity Year 4, you can surrender  your Annuity or make a partial  withdrawal  without a CDSC being  deducted from the amount being withdrawn.

NOTE:  Amounts that you have  withdrawn as a Free  Withdrawal  will not reduce the amount of any CDSC that we deduct if,  during the first four (4) Annuity Years, you make a partial withdrawal or choose to surrender the Annuity.

Examples
1.       Assume you make an initial  Purchase  Payment of  $10,000  and make no  additional  Purchase  Payments.  The  maximum  Free
     Withdrawal amount during each of the first four Annuity Years would be 10% of $10,000, or $1,000.

2.       Assume you make an initial  Purchase  Payment of $10,000 and make an additional  Purchase Payment of $5,000 in Annuity Year
     2. The maximum Free Withdrawal amount during Annuity Year 3 and 4 would be 10% of $15,000,  or $1,500.  From Annuity Year 5 and
     thereafter,  you can surrender  your Annuity or make a partial  withdrawal  without a CDSC being deducted from the amount being withdrawn.

3.

Assume you make an initial  Purchase  Payment of $10,000 and take a Free  Withdrawal of $500 in Annuity Year 2 and $1,000 in Annuity
     Year 3. If you  surrender  your  Annuity in Annuity  Year 4, the CDSC will be assessed  against the  initial  Purchase  Payment amount  ($10,000),  not the amount of Purchase  Payments  reduced by the amounts that were withdrawn  under the Free Withdrawal provision.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?
A CDSC may be  assessed  against a Partial  Withdrawal  during the first four (4)  Annuity  Years.  Whether a CDSC  applies  and the amount to be charged depends on whether the Partial  Withdrawal  exceeds any Free Withdrawal  amount and, if so, the number of years that have elapsed since the Issue Date of the Annuity.

1.       If you request a Partial  Withdrawal,  we determine if the amount you requested is available as a Free Withdrawal (in which case it would not be subject to a CDSC);
2.       If the amount  requested  exceeds the available Free  Withdrawal  amount,  we determine if a CDSC will apply to the Partial
     Withdrawal  based on the number of years that have elapsed  since the Annuity was issued.  The maximum Free  Withdrawal  amount during each of Annuity Years 1 through 4 is 10% of all Purchase Payments.  Withdrawals of amounts greater than the maximum Free
     Withdrawal  amount are treated as a withdrawal of Purchase  Payments and will be assessed a CDSC.  If,  during  Annuity Years 1 through 4, all Purchase  Payments are withdrawn  subject to a CDSC, then any subsequent  withdrawals will be withdrawn from any gain in the Annuity.

3.       If the amount  requested  exceeds the amounts  available  under Item #2 above,  we withdraw the  remaining  amount from any other Account Value.
|X|      If the Annuity has been in effect for less than four complete  years,  a CDSC will be charged on the amount of the Purchase
         Payment being withdrawn, according to the CDSC table.
|X|      If the  Annuity  has been in  effect  for more than four  complete  years,  no CDSC will be  charged  on the  amount  being withdrawn.

For purposes of  calculating  the CDSC on a partial  withdrawal,  the Purchase  Payments  being  withdrawn  may be greater than your remaining  Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals." You can receive  Systematic  Withdrawals of earnings only,  principal plus earnings or a flat dollar  amount.  Systematic  Withdrawals  during the first four (4) Annuity Years may be subject to a CDSC. We will determine whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic  Withdrawals  can be made  from  Account  Value  allocated  to the  variable  investment  options  or Fixed  Allocations.
Generally,  Systematic  Withdrawals  from Fixed  Allocations  are  limited  to  earnings  accrued  after the  program of  Systematic
Withdrawals  begins, or payments of fixed dollar amounts that do not exceed such earnings.  Systematic  Withdrawals are available on a monthly,  quarterly,  semi-annual  or annual basis.  The Surrender  Value of your Annuity must be at least $20,000  before we will allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal is $100. If any scheduled  Systematic  Withdrawal is for less than $100, we may postpone  the  withdrawal  and add the  expected  amount to the amount  that is to be  withdrawn  on the next  scheduled  Systematic
Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding  vehicle for certain  retirement  plans that receive  special tax treatment under Sections
401,  403(b) or 408 of the Code,  Section  72(t) of the Code may provide an exception to the 10% penalty tax on  distributions  made prior to age 59 1/2if you elect to  receive  distributions  as a series of  "substantially  equal  periodic  payments".  Distributions received under this provision in any Annuity Year that exceed the maximum amount  available as a free  withdrawal will be subject to a CDSC. To request a program that complies with Section  72(t),  you must provide us with certain  required  information  in writing on a form  acceptable  to us.  We may  require  advance  notice  to allow us to  calculate  the  amount  of 72(t)  withdrawals.  The
Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for  withdrawals  under Section
72(t).  The minimum amount for any such withdrawal is $100.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic  Withdrawal we allow to meet distribution  requirements under Sections 401, 403(b) or
408 of the Code.  Under the Code,  you may be required to begin  receiving  periodic  amounts from your  Annuity.  In such case,  we will allow you to make  Systematic  Withdrawals  in amounts that satisfy the minimum  distribution  rules under the Code.  We do not assess a CDSC on Minimum  Distributions  from your Annuity if you are required by law to take such Minimum  Distributions  from your
Annuity at the time it is taken.  However,  a CDSC may be  assessed  on that  portion of a  Systematic  Withdrawal  that is taken to satisfy the minimum  distribution  requirements in relation to other savings or investment  plans under other  qualified  retirement plans not maintained with American Skandia.

The  amount of the  required  Minimum  Distribution  for your  particular  situation  may  depend  on other  annuities,  savings  or investments.  We will only  calculate  the amount of your  required  Minimum  Distribution  based on the value of your  Annuity.  We require three (3) days advance  written notice to calculate and process the amount of your  payments.  You may elect to have Minimum
Distributions  paid out monthly,  quarterly,  semi-annually  or annually.  The $100 minimum that applies to  Systematic  Withdrawals does not apply to Minimum Distributions.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During the  accumulation  period you can surrender your Annuity at any time.  Upon  surrender,  you will receive the Surrender
Value.  Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

For purposes of  calculating  the CDSC on  surrender,  the Purchase  Payments  being  withdrawn  may be greater than your  remaining
Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior  withdrawals under the
Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To  request  the  forms   necessary  to  surrender   your  Annuity,   call   1-800-766-4530   or  visit  our  Internet   Website  at
www.americanskandia.com.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
Where  permitted by law, you may request to surrender  your Annuity prior to the Annuity Date without  application  of any CDSC upon occurrence of a medically-related "Contingency Event".  The amount payable will be your Account Value.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:
|X|      the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
|X|      if the Owner is one or more natural persons, all such Owners must also be alive at such time;
|X|      we must receive  satisfactory  proof of the Annuitant's  confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
|X|      this benefit is not available if the total Purchase  Payments  received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

The  Annuitant  must have been named or any change of  Annuitant  must have been  accepted by us, prior to the  "Contingency  Event"
described above in order to qualify for a medically-related surrender.

The definitions of "Medical Care Facility" and "Fatal  Illness," as well as additional  terms and  conditions,  are provided in your
Annuity.  Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments,  variable  payments or adjustable  payments.  Fixed options  provide the same amount with each  payment.  Variable  options  generally  provide a payment which may increase or decrease depending on the investment  performance of the Sub-accounts.  However,  currently,  we also make a variable payment option that has a guarantee  feature.  Adjustable  options  provide a fixed payment that is periodically  adjusted based on current  interest rates.
We do not guarantee to make any annuity  payment  options  available in the future.  For additional  information on annuity  payment options you may request a Statement of Additional Information.

When you purchase an Annuity,  or at a later date,  you may choose an Annuity Date,  an annuity  option and the frequency of annuity payments.  You may change your  choices up to 30 days before the Annuity  Date.  A maximum  Annuity Date may be required by law. Any change to these  options  must be in  writing.  The  Annuity  Date may depend on the  annuity  option you  choose.  Certain  annuity options may not be available depending on the age of the Annuitant.

Certain of these annuity options may be available to  Beneficiaries  who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments for Life:  Under this option,  income is payable  periodically  until the death of the "key life".  The "key life" (as used in this  section) is the person or persons  upon whose life annuity  payments are based.  No  additional  annuity  payments are made after the death of the key life.  Since no minimum  number of  payments is  guaranteed,  this  option  offers the largest  amount of periodic  payments of the life  contingent  annuity  options.  It is possible  that only one payment will be payable if the death of the key life occurs before the date the second  payment was due, and no other  payments nor death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 2
--------
Payments Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint lifetime of two key lives, and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the survivor's death. No minimum number of payments is  guaranteed  under this option.  It is possible  that only one payment will be payable if the death of all the key lives  occurs  before the date the second  payment was due,  and no other  payments  or death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 3
--------
Payments for Life with a Certain  Period:  Under this option,  income is payable  until the death of the key life.  However,  if the key life dies before the end of the period selected (5, 10 or 15 years),  the remaining  payments are paid to the Beneficiary  until the end of such period.  This Option is  currently  available on a fixed or variable  basis.  If you elect to receive  payments on a variable basis under this option,  you can request  partial or full surrender of the annuity and receive its then current cash value
(if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain  Period:  Under this option,  income is payable  periodically  for a specified  number of years. If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the  Beneficiary  until the end of such period.  Note that under this option,  payments are not based on any assumptions of life  expectancy.  Therefore,  that portion of the  Insurance  Charge  assessed  to cover the risk that key lives  outlive  our  expectations  provides  no  benefit to an Owner selecting this option.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable  Payments for Life with a Cash Value:  Under this  option,  benefits  are payable  periodically  until the death of the key life.  Benefits may  increase or decrease  depending  on the  investment  performance  of the  Sub-accounts.  This option has a cash value that also varies with the  investment  performance  of the  Sub-account.  The cash value  provides a "cushion"  from  volatile investment  performance so that negative investment  performance does not automatically  result in a decrease in the annuity payment each month,  and positive  investment  performance does not  automatically  result in an increase in the annuity payment each month.
The cushion generally  "stabilizes"  monthly annuity payments.  Any cash value remaining on the death of the key life is paid to the
Beneficiary  in a lump sum or as periodic  payments.  Under this option,  you can request  partial or full  surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
--------
Variable  Payments  for Life with a Cash Value and  Guarantee:  Under this  option,  benefits  are payable as described in Option 5;
except that,  while the key life is alive, the annuity payment will not be less than a guaranteed  amount,  which generally is equal
------
to the first annuity  payment.  We charge an additional  amount for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.  Under this  option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
Unless  prohibited  by law, we require that you elect either a life annuity or an annuity with a certain  period of at least 5 years if any CDSC would apply were you to surrender  your  Annuity on the Annuity  Date.  Therefore,  choosing an Annuity Date within four
(4) years of the Issue Date of the Annuity may limit the available  annuity  payment  options.  Certain  annuity payment options may not be available if your Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month  following the later of the  Annuitant's  85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity  payments,  where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity  payments,  you will receive equal  fixed-dollar  payments  throughout the period you select.
The amount of the fixed payment will vary  depending on the annuity  payment  option and payment  frequency  you select.  Generally, the first annuity  payment is determined by  multiplying  the Account  Value,  minus any state premium taxes that may apply,  by the factor  determined  from our table of annuity rates.  The table of annuity rates differs based on the type of annuity chosen and the frequency of payment  selected.  Our rates will not be less than our guaranteed  minimum rates.  These guaranteed  minimum rates are derived from the a2000 Individual  Annuity  Mortality Table with an assumed interest rate of 3% per annum.  Where required by law or regulation,  such annuity  table will have rates that do not differ  according to the gender of the key life.  Otherwise,  the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different  types of variable  annuity payment  options.  The first annuity payment will be calculated  based upon the assumed  investment  return  ("AIR").  You select the AIR before we start to make  annuity  payments.  You will not receive  annuity payments  until you choose an AIR. The remaining  annuity  payments will  fluctuate  based on the  performance  of the  Sub-accounts relative to the AIR, as well as, other  factors  described  below.  The greater the AIR, the greater the first  annuity  payment.  A higher  AIR may result in  smaller  potential  growth in the  annuity  payments.  A lower AIR  results  in a lower  initial  annuity payment.  Within payment options 1-3, if the  Sub-accounts  you choose perform exactly the same as the AIR, then subsequent  annuity payments  will be the same as the  first  annuity  payment.  If the  Sub-accounts  you  choose  perform  better  than the AIR,  then subsequent  annuity  payments will be higher than the first annuity  payment.  If the Sub-accounts you choose perform worse than the
AIR,  then  subsequent  annuity  payments  will be lower  than the  first.  Within  payment  options 5 and 6, the cash value for the
Annuitant  (while alive) and a variable  period of time during which  annuity  payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts  relative to the AIR; however,  subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

|X|      Variable Payments (Options 1-3)
         -----------------
         We calculate each annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units for each  Sub-account by the Unit Value of each  Sub-account  on the annuity  payment date. We determine the schedule of units  based on your  Account  Value  (minus any  premium  tax that  applies)  at the time you elect to begin  receiving annuity  payments.  The  schedule  of units will vary  based on the  annuity  payment  option  selected,  the length of any certain  period  (if  applicable),  the  Annuitant's  age and  gender  (if  annuity  payments  are due for the  life of the
         Annuitant) and the Unit Value of the  Sub-accounts  you initially  selected on the Issue Date. The calculation is performed for each Sub-account,  and the sum of the Sub-account  calculations  equals the amount of your annuity payment.  Other than to fund annuity  payments,  the number of units allocated to each Sub-account will not change unless you transfer among the
         Sub-accounts or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 5)
         ----------------------------
         This option provides  guaranteed  payments for life, a cash value for the Annuitant  (while alive) and a variable period of time during which  annuity  payments  will be made whether or not the  Annuitant is still alive.  We calculate  the initial
                                                                                                                             -------
         annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units by the Unit
         Values  determined on the  annuitization  date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable  benchmark rate,  meaning the AIR, and the annuity factors.  The annuity factors reflect our assumptions  regarding the costs we expect to bear in guaranteeing  payments for the lives of the Annuitant and will depend on the benchmark  rate, the annuitant's  attained age and gender (where  permitted).  Unlike variable  payments
         (described  above)  where each  payment  can vary based on  Sub-account  performance,  this  payment  option  cushions  the immediate  impact of  Sub-account  performance  by adjusting the length of the time during which  annuity  payments will be made whether or not the  Annuitant  is alive while  generally  maintaining  a level  annuity  payment  amount.  Sub-account performance that exceeds a benchmark rate will generally  extend this time period,  while  Sub-account  performance that is less than a benchmark  rate will  generally  shorten the period.  If the period  reaches  zero and the  Annuitant  is still alive,  Annuity  Payments  continue,  however,  the annuity payment amount will vary depending on Sub-account  performance, similar to conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
         ------------------------------------------------------
         This option provides  guaranteed  payments for life in the same manner as Stabilized  Variable Payments  (described above).
         In addition to the  stabilization  feature,  this option also  guarantees that variable  annuity  payments will not be less than the initial annuity payment amount regardless of Sub-account performance.  The AIR for this option is 3%.

The variable  annuity payment options are described in greater detail in a separate  prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available.  Adjustable  annuity payments are calculated  similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving  annuity payments,  the annuity payment amount is adjusted upward or downward  depending on the rate we are currently  crediting to annuity  payments.  The  adjustment in the annuity  payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity provides a Death Benefit during its  accumulation  period.  If the Annuity is owned by one or more natural persons,  the
Death  Benefit is payable  upon the first  death of an Owner.  If the  Annuity is owned by an entity,  the Death  Benefit is payable upon the Annuitant's  death, if there is no Contingent  Annuitant.  If a Contingent  Annuitant was designated before the Annuitant's death and the  Annuitant  dies,  then the  Contingent  Annuitant  becomes the Annuitant and a Death Benefit will not be paid at that time.  The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

Basic Death Benefit

The Annuity  provides a basic Death Benefit at no additional  charge.  The Insurance  Charge we deduct daily from your Account Value allocated to the  Sub-accounts  is used, in part,  to pay us for the risk we assume in providing  the basic Death Benefit  guarantee under the  Annuity.  The Annuity  also offers two  different  optional  Death  Benefits.  Either  benefit  can be  purchased  for an additional charge. The additional charge is deducted to compensate  American Skandia for providing  increased  insurance  protection under the optional Death  Benefits.  Notwithstanding  the additional  protection  provided  under the optional Death  Benefits,  the additional cost has the impact of reducing the net performance of the investment options.

The basic Death Benefit is the greater of:
|X|      The sum of all Purchase Payments less the sum of all proportional withdrawals.
|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal represented  when  withdrawn.  For example,  a withdrawal of 50% of Account Value would be considered as a 50% reduction in Purchase
Payments for purposes of calculating the basic Death Benefit.

OPTIONAL DEATH BENEFITS

Two  optional  Death  Benefits  are offered for  purchase  with your  Annuity to provide an enhanced  level of  protection  for your beneficiaries.

------------------------------------------------------------------------------------------------------------------------------------
Currently,  these  benefits  are only  offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date,  allow  existing  Annuity Owners to purchase  either of the optional  Death  Benefits  subject to our rules and any changes or restrictions  in the  benefits.  Certain  terms and  conditions  may differ if you  purchase  your  Annuity as part of an  exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.
------------------------------------------------------------------------------------------------------------------------------------

Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above;

     PLUS

2.       40% of your "Growth" under the Annuity, as defined below.

"Growth" means the sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations,
 ------
minus the total of all Purchase Payments reduced by the sum of all proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal
 -------------------------
represented when withdrawn.

------------------------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection Optional Death Benefit is subject to a maximum of 100% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection Optional Death Benefit described above is currently being offered in those jurisdictions where we have received  regulatory  approval.  Certain terms and  conditions may differ between  jurisdictions  once approved.  Please see
Appendix F for a description  of the Enhanced  Beneficiary  Protection  Optional Death Benefit  offered before  November 18, 2002 in those  jurisdictions  where we received  regulatory  approval.  Please  refer to the section  entitled  "Tax  Considerations"  for a discussion of special tax considerations for purchasers of this benefit.
------------------------------------------------------------------------------------------------------------------------------------

NOTE: You may not elect the Enhanced  Beneficiary  Protection  Optional Death Benefit if you have elected the Plus40TM Optional Life
Insurance Rider.

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Highest Anniversary Value Death Benefit
If the Annuity has one Owner,  the Owner must be age 79 or less at the time Highest  Anniversary  Value  Optional  Death  Benefit is
purchased.  If the Annuity has joint  Owners,  the oldest  Owner must be age 79 or less.  If the Annuity is owned by an entity,  the
Annuitant must be age 79 or less.

Certain of the Portfolios offered as Sub-accounts under the Annuity are not available if you elect the Highest Anniversary Value
Death Benefit.

Key Terms Used with the Highest Anniversary Value Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest Anniversary Value equals the highest of all previous  "Anniversary  Value" less proportional  withdrawals since
             -------------------------
     such anniversary and plus any Purchase Payments since such anniversary.

|X|      The  Anniversary  Value is the Account  Value as of each  anniversary  of the Issue Date of the  Annuity.  The  Anniversary
              ------------------
     Value on the Issue Date is equal to your Purchase Payment.

|X|      Proportional  withdrawals  result in a  reduction  to the  Highest  Anniversary  Value by  reducing  such value in the same
         -------------------------
     proportion as the Account Value was reduced by the  withdrawal as of the date the  withdrawal  occurred.  For example,  if your
     Highest  Anniversary  Value is $125,000 and you  subsequently  withdraw  $10,000 at a time when your Account  Value is equal to
     $100,000 (a 10%  reduction),  when  calculating  the  optional  Death  Benefit we will reduce your  Highest  Anniversary  Value
     ($125,000) by 10% or $12,500.

Calculation of Highest Anniversary Value Death Benefit
The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the basic Death Benefit described above; and
2.       the Highest Anniversary Value as of the Owner's date of death.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the basic Death Benefit described above; and
2.       the Highest  Anniversary  Value on the Death Benefit Target Date plus the sum of all Purchase  Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

         The amount  determined by this calculation is increased by any Purchase  Payments  received after the Owner's date of death and decreased by any proportional withdrawals since such date.

------------------------------------------------------------------------------------------------------------------------------------
The Highest  Anniversary  Value Death  Benefit  described  above is currently  being  offered in those  jurisdictions  where we have received regulatory  approval.  Certain terms and conditions may differ between  jurisdictions once approved.  Please see Appendix F for a  description  of the  Guaranteed  Minimum Death  Benefit  offered  before  November 18, 2002 in those  jurisdictions  where we received regulatory approval.
------------------------------------------------------------------------------------------------------------------------------------

See Appendix C for examples of how the Highest Anniversary Value Death Benefit is calculated.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can terminate the Enhanced  Beneficiary  Protection  Optional Death Benefit and Highest Anniversary Value Optional Death Benefit
at any time.  Both optional  Death  Benefits will  terminate  automatically  on the Annuity Date. We may also terminate any optional
Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge equal to 0.25% per year,  respectively,  if you elect the Highest Anniversary Value Optional Death Benefit or the
Enhanced  Beneficiary  Protection  Optional Death Benefit.  If you elect both optional Death Benefits,  the total charge is equal to
0.50% per year.  We deduct the charge to  compensate  American  Skandia  for  providing  increased  insurance  protection  under the optional Death Benefit.  The additional annual charge is deducted daily against your Account Value allocated to the Sub-accounts.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

AMERICAN SKANDIA'S ANNUITY REWARDS

What is the Annuity Rewards benefit?
The Annuity  Rewards  benefit  offers  Owners the ability to capture  any market  gains since the Issue Date of their  Annuity as an enhancement  to their  current Death Benefit so their  Beneficiaries  will not receive less than the Annuity's  value as of the date the Owner elects the benefit.  Under the Annuity Rewards  benefit,  American  Skandia  guarantees that the Death Benefit will not be less than:

         your Account Value in the variable  investment  options plus the Interim Value in any Fixed Allocations as of the effective date of the Owner's election

         MINUS any proportional withdrawals* following the date of election
         -----

         PLUS any additional Purchase Payments applied to the Annuity following the date of election.
         ----

*    "Proportional  withdrawals" are determined by calculating the percentage of the Account Value that each withdrawal  represented when  withdrawn.  For example,  a withdrawal  of 50% of your  Account  Value would be treated as a 50%  reduction in the amount payable under the Death Benefit.

The Annuity Rewards Death Benefit  enhancement  does not affect the basic Death Benefit  calculation and any Optional Death Benefits available  under the Annuity.  If the Death Benefit amount  payable under your  Annuity's  basic Death Benefit or any Optional Death
Benefits you purchase is greater than the enhanced  Death  Benefit under the Annuity  Rewards  benefit on the date the Death Benefit is calculated, your Beneficiary will receive the higher amount.

Who is eligible for the Annuity Rewards benefit?
Owners can elect the Annuity  Rewards  Death  Benefit  enhancement  following the fourth (4th)  anniversary  of the Annuity's  Issue
Date.  However,  the  election is subject to the  requirement  that their  Account  Value on the  election  date is greater than the amount  that would be payable to their  Beneficiary  under the Death  Benefit  provided  under the Annuity as of the  election  date
(including  any amounts  payable  under the Highest  Anniversary  Value Death  Benefit).  If an Owner is  ineligible  when he or she applies for the optional benefit,  the Owner can elect the Annuity Rewards Death Benefit  enhancement on any subsequent date if they otherwise  qualify.  The election  must occur before  annuity  payments  begin.  An Owner can only elect the Annuity  Rewards  Death
Benefit enhancement once.  There is no additional charge for electing the Annuity Rewards Death Benefit enhancement.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments  not  extending  beyond the life  expectancy  of the  Beneficiary  or over the life of the
         Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an  election  prior to death  benefit  proceeds  becoming  due, a  Beneficiary  can elect to receive  the Death
Benefit  proceeds as a series of fixed annuity  payments  (annuity  payment options 1-4) or as a series of variable annuity payments
(annuity payment options 1-3 or 5 and 6).  See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your  spouse own the Annuity  jointly,  we assume that the sole  primary
Beneficiary will be the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative
Beneficiary  designation,  the spouse  Beneficiary may elect to assume  ownership of the Annuity instead of taking the Death Benefit payment.  Any Death Benefit  (including any optional Death  Benefits)  that would have been payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption is  effective,  the  surviving  spouse will have all the rights and benefits that would be available  under the
Annuity to a new  purchaser of the same  attained  age.  For purposes of  determining  any future  Death  Benefit for the  surviving spouse,  the new Account Value will be  considered as the initial  Purchase  Payment.  No CDSC will apply to the new Account  Value.
However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including any CDSC that may apply to the additional Purchase Payments.

See the section  entitled  "Managing  Your Annuity - Spousal  Contingent  Annuitant"  for a discussion of the treatment of a spousal
Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code  provides for  alternative  death benefit  payment  options when an Annuity is used as an IRA,  403(b) or other  "qualified investment" that requires Minimum  Distributions.  Upon the Owner's death under an IRA, 403(b) or other  "qualified  investment",  a
Beneficiary  may generally elect to continue the Annuity and receive  Minimum  Distributions  under the Annuity instead of receiving the death benefit in a single  payment.  The available  payment  options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X|      If death  occurs  before the date Minimum  Distributions  must begin under the Code,  the Death  Benefit can be paid out in either a lump  sum,  within  five  years  from the date of death,  or over the life or life  expectancy  of the  designated
         Beneficiary  (as long as payments begin by December 31st of the year following the year of death).  However,  if the spouse is the  Beneficiary,  the Death  Benefit can be paid out over the life or life  expectancy of the spouse with such payments beginning no earlier than December  31st of the year  following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X|      If death occurs  after the date  Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum  Distribution  rules.  Until withdrawn, amounts in an IRA,  403(b) or other  "qualified  investment"  continue to be tax deferred.  Amounts  withdrawn each year,  including amounts  that are  required to be  withdrawn  under the Minimum  Distribution  rules,  are subject to tax. You may wish to consult a professional  tax advisor for tax advice as to your  particular  situation.  See the section  entitled "How are  Distributions  From
Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X|      the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X|      the Account Value will be equal to any Death Benefit  (including  any optional  Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X|      the Beneficiary may request  transfers among  Sub-accounts,  subject to the same limitations and restrictions  that applied to the Owner.  NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|      no additional Purchase Payments can be applied to the Annuity.
|X|      the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
|X|      the  Beneficiary  can request a withdrawal  of all or a portion of the Account Value at any time without  application  of a
              CDSC.
|X|      upon the death of the  Beneficiary,  any remaining  Account Value will be paid in a lump sum to the person(s)  named by the
              Beneficiary.
|X|      all amounts in the Annuity  must be paid out to the  Beneficiary  according  to the Minimum  Distribution  rules  described above.

Please contact American Skandia for additional  information on the  availability,  restrictions and limitations that will apply to a
Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the Death Benefit if the  decedent  was not the Owner or  Annuitant  as of the Issue  Date and did not  become  the Owner or  Annuitant  due to the prior
Owner's or  Annuitant's  death.  Any Death Benefit  (including  either  optional Death Benefit) that applies will be suspended for a two-year  period from the date he or she first became Owner or Annuitant.  After the two-year  suspension  period is completed,  the
Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We  determine  the amount of the Death  Benefit as of the date we receive  "due  proof of  death",  any  instructions  we require to determine  the method of payment and any other  written  representations  we require to  determine  the proper  payment of the Death
Benefit to all  Beneficiaries.  "Due proof of death" may  include a certified  copy of a death  certificate,  a certified  copy of a decree of a court of competent  jurisdiction as to the finding of death or other  satisfactory  proof of death.  Upon our receipt of
"due proof of death" we  automatically  transfer the Death Benefit to the AST Money Market  Sub-account  until we further  determine the universe of eligible  Beneficiaries.  Once the universe of eligible  Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each  Beneficiary  must make an  election  as to the method  they wish to receive  their  portion  of the Death  Benefit.  Absent an election  of a  Death  Benefit  payment  method,  no  Death  Benefit  can  be  paid  to the  Beneficiary.  We  may  require  written acknowledgment  of all named  Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

NOTE:  You may not elect the Plus40(TM)Optional Life Insurance Rider if you have elected the Enhanced Beneficiary Protection
Optional Death Benefit.

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The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included in this  Prospectus to help you understand the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this information.  However,  the information may be subject to certain  generally  applicable  provisions of the Federal  securities laws regarding accuracy and completeness.
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The Plus40(TM)rider provides an income tax-free life insurance benefit to your  Beneficiary(ies)  equal to 40% of the Account Value of your  Annuity as of the date we receive  due proof of death,  subject to certain  adjustments,  restrictions  and  limitations.  The
Rider may be  especially  useful in  offsetting  federal and state taxes payable on any taxable gains in your Annuity at the time of your death.  The Rider is available in addition to the death  benefit  payable under the Annuity.  Whether the Rider is  appropriate for you  may  depend  on  your  particular  circumstances,  including  other  financial  resources  that  may be  available  to your
Beneficiary(ies)  to pay taxes on the gain in your Annuity  should you die during the  accumulation  period.  No amounts are payable under the Rider if you die on or after the date your  Account  Value is applied to begin  receiving  annuity  payments  or after you surrender the Annuity.  The Rider has no cash value.

Currently,  the Plus40(TM)rider is only offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date, allow existing Annuity Owners to purchase the Plus40(TM)rider subject to our rules and any changes or restrictions.

Please refer to Appendix D for a more complete description of the Plus40(TM)rider.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation  period,  the Annuity has an Account Value. The Account Value is determined  separately for each Sub-account allocation and for each Fixed  Allocation.  The Account Value is the sum of the values of each Sub-account  allocation and the value of each  Fixed  Allocation.  The  Account  Value  does not  reflect  any CDSC  that may apply to a  withdrawal  or  surrender.  When determining  the  Account  Value on a day more than 30 days prior to a Fixed  Allocation's  Maturity  Date,  the  Account  Value may
include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value  available to you on any day during the  accumulation  period.  The Surrender Value is equal to your Account Value minus any CDSC, the Annual  Maintenance Fee and the charge for any optional  benefits.  The Surrender
Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you  allocate  Account  Value  to a  Sub-account,  you are  purchasing  units  of the  Sub-account.  Each  Sub-account  invests exclusively  in  shares  of an  underlying  Portfolio.  The  value of the  Units  fluctuates  with the  market  fluctuations  of the
Portfolios.  The value of the Units  also  reflects  the daily  accrual  for the  Insurance  Charge and if you  elected  one or more optional  benefits  whose annual  charge is deducted  daily,  the  additional  charge made for such  benefits.  There may be several different  Unit Prices for each  Sub-account  to reflect the Insurance  Charge and the charges for any optional  benefits.  The Unit
Price for the Units you purchase will be based on the total  charges for the benefits  that apply to your  Annuity.  See the section entitled  "What Happens to My Units When There is a Change in Daily  Asset-Based  Charges?"  for a detailed  discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each  Valuation  Day, we determine  the price for a Unit of each  Sub-account,  called the "Unit  Price." The Unit Price is used for determining  the value of  transactions  involving  Units of the  Sub-accounts.  We  determine  the number of Units  involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a Sub-account.  On the Valuation Day you make the allocation,  the Unit Price is $14.83.  Your $5,000 buys  337.154  Units of the  Sub-account.  Assume  that  later,  you wish to  transfer  $3,000  of your  Account  Value  out of that
Sub-account  and  into  another  Sub-account.  On the  Valuation  Day you  request  the  transfer,  the Unit  Price of the  original
Sub-account  has  increased to $16.79.  To transfer  $3,000,  we sell 178.677  Units at the current Unit Price,  leaving you 158.477
Units.  We then buy $3,000 of Units of the new  Sub-account  at the Unit Price of $17.83.  You would then have 168.255  Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed  Allocation plus all interest  credited to a Fixed  Allocation as of the date  calculated.
The Interim  Value does not include the impact of any Market  Value  Adjustment.  If you made any  transfers or  withdrawals  from a
Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were  withdrawn.  To determine  the Account  Value of a Fixed  Allocation  on any day other than its Maturity Date or within 30 days prior to its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process  financial  transactions on those days that the New York Stock Exchange (NYSE) is open for  trading.  There  may be  circumstances  where  the NYSE  does not open on a  regularly  scheduled  date or time or closes at an earlier time than scheduled  (normally  4:00 p.m. EST).  Financial  transactions  requested  before the close of the NYSE which meet our requirements will be processed according to the value next determined  following the close of business.  Financial  transactions requested  on a  non-business  day or after the close of the NYSE will be  processed  based on the value next  computed  on the next business  day.  There may be  circumstances  when the  opening or closing  time of the NYSE is  different  than  other  major  stock exchanges,  such as NASDAQ or the  American  Stock  Exchange.  Under such  circumstances,  the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances  where the NYSE is open,  however,  due to inclement  weather,  natural  disaster or other  circumstances beyond  our  control,  our  offices  may  be  closed  or  our  business  processing  capabilities  may be  restricted.  Under  those circumstances,  your Account Value may fluctuate  based on changes in the Unit Values,  but you may not be able to transfer  Account
Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally  recognized  holidays:  New Year's Day, Martin Luther King, Jr. Day, Presidents' Day,
Good Friday,  Memorial Day,  Independence  Day,  Labor Day,  Thanksgiving,  and Christmas.  On those dates,  we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
|X|      trading on the NYSE is restricted;
|X|      an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X|      the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial  Purchase  Payments:  We are required to allocate  your initial  Purchase  Payment to the  Sub-accounts  within two (2) days after we receive  all of our  requirements  to issue the  Annuity.  If we do not have all the  required  information  to allow us to issue your  Annuity,  we may retain  the  Purchase  Payment  while we try to reach you or your  representative  to obtain all of our requirements.  If we are unable to obtain all of our  required  information  within  five (5) days,  we are  required  to return the
Purchase  Payment to you at that time,  unless you  specifically  consent to our retaining the Purchase  Payment while we gather the required  information.  Once we obtain the required  information,  we will invest the Purchase  Payment and issue the Annuity within two (2) days.  During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase  Payments:  We will apply any  additional  Purchase  Payments on the Valuation Day that we receive the Purchase
Payment with satisfactory allocation instructions.

Scheduled  Transactions:  "Scheduled"  transactions  include  transfers  under  a  Dollar  Cost  Averaging,  rebalancing,  or  asset allocation program,  Systematic  Withdrawals,  Minimum Distributions or annuity payments.  Scheduled  transactions are processed and valued as of the date they are scheduled,  unless the scheduled day is not a Valuation Day. In that case,  the  transaction  will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled  Transactions:   "Unscheduled"  transactions  include  any  other  non-scheduled  transfers  and  requests  for  Partial
Withdrawals  or Free  Withdrawals  or  Surrenders.  Unscheduled  transactions  are  processed  and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Medically-related  Surrenders & Death  Benefits:  Medically-related  surrender  requests and Death Benefit claims require our review and evaluation before  processing.  We price such transactions as of the date we receive at our Office all supporting  documentation we require for such transactions and that are satisfactory to us.

Transactions in ProFunds VP Sub-accounts:  Generally,  purchase or redemption  orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current  Valuation  Day.  However,  any purchase or  redemption  order or transfer  request  involving  the  ProFunds VP  Sub-accounts  must be  received by us no later than one hour prior to any  announced closing of the applicable  securities  exchange  (generally,  3:00 p.m. Eastern time) to be processed on the current  Valuation Day.
The "cut-off"  time for such  financial  transactions  involving a ProFunds VP  Sub-account  will be extended to1/2hour prior to any announced  closing  (generally,  3:30 p.m.  Eastern time) for  transactions  submitted  electronically  through  American  Skandia's
Internet  website  (www.americanskandia.com).  You cannot  request a transaction  involving the purchase,  redemption or transfer of units in one of the ProFunds VP Sub-account  between the applicable  "cut-off" time and 4:00 p.m.  Transactions  received after 4:00
p.m. will be treated as received by us on the next Valuation Day.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional  Benefits:  If you terminate the Guaranteed Return Option program or either Optional Death Benefit,  we will no longer  deduct the charge we apply to purchase  the  optional  benefit.  On the date the charge no longer  applies,  your Annuity will become subject to a different daily  asset-based  charge.  We will process a transaction  where your Account Value allocated to the Sub-accounts  will be used to purchase new Units of the Sub-accounts  that reflect the Insurance Charge and any optional benefit or program  still  elected,  but not the charge  for the  optional  benefit  or  program  that you  terminated.  The number of Units attributed  to your Annuity  will be decreased  and the Unit Price of each unit of the  Sub-accounts  in which you invested  will be increased.  The  adjustment in the number of Units and Unit Price will not affect your Account Value.  Beginning on that date,  your
Account  Value  will be  determined  based on the  change in the value of Units  that  reflect  the  Insurance  Charge and any other optional benefits that you have elected.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences are affected by your individual  circumstances,  this summary of our interpretation of the relevant tax laws is not  intended  to be  fully  comprehensive  nor is it  intended  as tax  advice.  Therefore,  you  may  wish  to  consult  a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance  company under Part I, subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or  long-term  capital  gains  earned by the
Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit  sharing plan or other  retirement  arrangement  that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity  until an amount is received (a  "distribution").  This is  commonly  referred to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity  payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the Annuity must currently  include  any  increase in the value of the Annuity  during a tax year in its gross  income.  An  exception  from  current taxation  applies for annuities held by an employer with respect to a terminated  tax-qualified  retirement plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt  entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity  payments begin are generally  treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated  as receipt of  "income  on the  contract"  is  includible  in the  taxpayer's  gross  income and  taxable in the year it is received.  The amount of any  distribution  treated as a return of the  "investment  in the  contract"  is not  includible  in gross income.

|X|      "Income on the  contract" is calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is equal to  total  purchase  payments  for all  "related  contracts"  minus  any  previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible  in gross income.
     "Investment  in the  contract"  may be affected by whether an annuity or any  "related  contract"  was  purchased  as part of a tax-free  exchange of life insurance,  endowment,  or annuity  contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received on or after the Annuity  Date will  generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the  exclusion  ratio  differs  between fixed and variable annuity  payments.  When annuity  payments  cease  because of the death of the person upon whose life  payments are based and, as of the date of death,  the  amount of  annuity  payments  excluded  from  taxable  income by the  exclusion  ratio  does not exceed the
"investment in the contract," then the remaining  portion of unrecovered  investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on  Distributions:  Generally,  any  distribution  from an annuity  not used in  conjunction  with a Qualified  Contract
(Qualified  Contracts are  discussed  below) is subject to a penalty  equal to 10% of the amount  includible  in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled;
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life  expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity contract when determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related contracts."  In situations  involving  related  contracts we believe that the values under such  contracts and the investment in the contracts  will be added  together to determine the proper  taxation of a  distribution  from any one contract  described  under the section  "Distributions  before  Annuitization."  Generally,  distributions  will be  treated  as coming  first  from  income on the contract  until all of the  income on all such  related  contracts  is  withdrawn,  and then as a return  of the  investment  in the contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue Service would view related  contracts when one or more  contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue  Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are  particularly  cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding  "substantially  equal  periodic  payments":  (also  known as  "72(t)" or  "72(q)"  distributions)  Any modification to a program of  distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such payments will result in the  requirement to pay the 10%  premature  distribution  penalty  that would have been due had the payments  been  treated as subject to the 10%  premature distribution  penalty in the years  received,  plus  interest.  This does not apply when the  modification  is by reason of death or disability.  American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the
10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract  were  contributed  or deemed to be  contributed more than one year  prior to the  annuity  starting  date  under the  immediate  annuity;  and (b) the  annuity  payments  under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free  exchanges under Section 1035:  Section 1035 of the Code permits certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased  through a tax-free exchange of a life insurance,  annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions  other than as annuity payments will be considered to come:
|X|      First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any "income on the  contract"  that is  attributable  to the  purchase  payments  made prior to August 14, 1982
       (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a distribution is equal to or less than the remaining  investment in the contract made prior to August 14,
1982,  such amounts are not included in taxable  income.  Further,  distributions  received  that are  considered  to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding  current taxation  of any gains in the  contract  as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has  reserved  the right to treat  transactions it considers abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions may be considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations after a  partial  exchange.  As of the  date of this  prospectus,  we will  treat a  partial  surrender  of this  type  involving  a non-qualified  annuity  contract as a "tax-free"  exchange  for future tax  reporting  purposes,  except to the extent that we, as a reporting and withholding agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance companies may not recognize  these partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as subjecting the taxable  portion of the  distribution  to the 10% IRS early  distribution penalty.  We  strongly  urge you to  discuss  any  transaction  of this  type  with  your tax  advisor  before  proceeding  with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment  under Section 1035 of the Code. We will continue to report a partial  surrender of a life insurance policy as subject to current  taxation to the extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction  on the remaining  life  insurance  policy,  particularly  as to the subsequent methods  to be used to test for  compliance  under  the Code for both the  definition  of life  insurance  and the  definition  of a modified endowment contract.

Special  Considerations  for  Purchasers of the Enhanced  Beneficiary  Protection  Optional  Death  Benefit:  As of the date of this
Prospectus,  it is our understanding  that the charges related to the optional Death Benefit are not subject to current taxation and we will not  report  them as such.  However,  the IRS could  take the  position  that  these  charges  should be  treated as partial withdrawals  subject to current  taxation to the extent of any gain and, if  applicable,  the 10% tax penalty.  We reserve the right to report charges for the optional Death Benefit as partial  withdrawals if we, as a reporting and withholding  agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of  tax-qualified  retirement  plans.  We have provided  summaries below of the  types of  tax-qualified  retirement  plans  with  which we may  issue an  Annuity.  These  summaries  provide  general information  about the tax rules and are not  intended to be  complete  discussions.  The tax rules  regarding  qualified  plans are complex.  These rules may include limitations on contributions and restrictions on distributions,  including  additional taxation of distributions  and  additional  penalties.  The  terms  and  conditions  of the  tax-qualified  retirement  plan  may  impose  other limitations  and  restrictions  that are in  addition  to the terms of the  Annuity.  The  application  of these  rules  depends  on individual  facts and  circumstances.  Before  purchasing an Annuity for use in a qualified  plan,  you should obtain  competent tax advice,  both as to the tax treatment and  suitability of such an investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief  Reconciliation  Act (EGTRRA):  Certain states do not conform to the pension  provisions  included in
EGTRRA.  We  recommend  that you consult with your tax advisor to  determine  the status of your state's  statutes as they relate to
EGTRRA and your tax qualified retirement plan.

Corporate  Pension and  Profit-sharing  Plans:  Annuities may be used to fund  employee  benefits of various  corporate  pension and profit-sharing  plans established by corporate  employers under Section 401(a) of the Code including 401(k) plans.  Contributions to such plans are not taxable to the employee until  distributions  are made from the retirement plan. The Code imposes  limitations on the amount that may be  contributed  and the timing of  distributions.  The tax  treatment  of  distributions  is subject to special provisions of the Code, and also depends on the design of the specific  retirement plan.  There are also special  requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of retirement  plans  established  by  self-employed  individuals  for themselves and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".  These plans are subject to most of the same types of limitations and  requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which  contributions may be  made  by  certain  qualifying  employers  such  as  public  schools  and  certain  charitable,  educational  and  scientific organizations  specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable to the employee  until  distributions  are made from the TSA.  The Code  imposes  limits on  contributions,  transfers  and  distributions.
Nondiscrimination requirements also apply.

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental and certain other tax exempt  employers  for their  employees  may invest in annuity  contracts.  The Code limits  contributions  and  distributions,  and imposes  eligibility  requirements as well.  Contributions  are not taxable to employees until  distributed from the plan.  However, plan assets  remain the  property of the  employer  and are subject to the claims of the  employer's  general  creditors  until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Arrangements  or "IRAs":  Section  408 of the Code allows  eligible  individuals  to maintain an  individual retirement  account  or  individual  retirement  annuity  ("IRA").  IRAs  are  subject  to  limitations  on the  amount  that may be contributed,  the  contributions  that may be deducted from taxable income,  the persons who may be eligible to establish an IRA and the time when  distributions  must commence.  Further,  an Annuity may be established  with "roll-over"  distributions  from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs:  A form of IRA is also  available  called a "Roth  IRA".  Contributions  to a Roth IRA are not tax  deductible.  However, distributions  from a Roth IRA are free from  Federal  income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion from a traditional  IRA was made and the  distribution is made
                                                                                                       ---
(a) once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer,  or (c) for qualified  first-time home buyer expenses,  subject to certain  limitations.  Distributions  from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth  IRAs  will  receive a  special  disclosure  document,  which  describes  limitations  on  eligibility, contributions,  transferability  and  distributions.  It also  describes  the  conditions  under which  distributions  from IRAs and qualified  plans  may be  rolled  over or  transferred  into an IRA or  another  qualified  plan,  on a  tax-deferred  basis and the conditions  under which  distributions  from  traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may  establish  Simplified  Employee  Pensions or SEP IRAs.  Employer
contributions  that may be made to employee SEP IRAs are larger than the amounts that may be  contributed  to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under  Section 72 of the Code.  Under these rules,  a portion of each distribution  may be excludable  from income.  The  excludable  amount is the proportion of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7)
     of the Code);
|X|      is part of a series  of  substantially  equal  periodic  payments  to be paid not less  frequently  than  annually  for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*;
|X|      is made pursuant to an IRS levy;
|X|      is made to pay qualified acquisition costs for a first time home purchase (IRA only);
|X|      is made to pay qualified higher education expenses (IRA only); and
|X|      is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.  The  retirement option is not available to IRAs.

The IRS has released Treasury  regulations  containing new Minimum Distribution rules. For Minimum  Distributions  required in 2002, the  individual  may utilize the 2002 Final  Regulations,  the 2001  Proposed  Regulations  or the 1987  Proposed  Regulations.  For
Minimum Distributions  required in 2003 and later,  individuals are required to use the rules under the 2002 Final Regulations.  The
2002 Final  Regulations  contain a  provision  which  could  increase  the  amount of minimum  distributions  required  for  certain individuals.  Under the 2002 Final  Regulations,  individuals are required to include in their annuity  contract value the actuarial value of any other  benefits  that will be  provided  under the  annuity.  We and other  annuity  providers  are  currently  seeking clarification  of this new rule.  You  should  consult  your tax  adviser  to  determine  the  impact  of this rule on your  Minimum
Distributions.

Under the new Minimum  Distribution  rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten (10)  years  younger  than the  participant.  In that case,  the new rules  permit  the  participant  to utilize the actual life  expectancies of the participant  and the spouse.  In most cases,  the beneficiary may be changed during the participant's  lifetime with no affect on the Minimum  Distributions.  At death,  the  designated  Beneficiary  may  generally  take
Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount  distributed is less than the minimum  required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly  distributed.  Because of the many recent changes to the Minimum  Distribution  rules,  we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification:  Section  817(h) of the Code provides that a variable  annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of  insurance  companies).  If the  diversification  requirements  under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations prescribe the  diversification  requirements  for variable  annuity  contracts.  We expect the underlying  mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment  Options:  Transfers between investment  options are not subject to taxation.  The Treasury  Department may  promulgate  guidelines  under  which a variable  annuity  will not be treated as an annuity for tax  purposes  if persons  with ownership  rights have excessive  control over the  investments  underlying  such variable  annuity.  Such guidelines may or may not address the number of investment  options or the number of transfers  between  investment  options offered under a variable annuity.
It is not known whether such guidelines,  if in fact promulgated,  would have retroactive  effect. It is also not known what effect, if any, such guidelines may have on transfers  between the investment  options of the Annuity offered  pursuant to this  Prospectus.
We will take any action,  including  modifications to your Annuity or the  Sub-accounts,  required to comply with such guidelines if promulgated.

Federal  Income Tax  Withholding:  Section  3405 of the Code  provides  for  Federal  income  tax  withholding  on the  portion of a distribution  which is  includible  in the gross  income of the  recipient.  Amounts to be  withheld  depend  upon the nature of the distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income  taxes withheld at a different rate by filing a completed election form with us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject  to  automatic  20%
withholding for Federal income taxes. The following  distributions  are not eligible  rollover  distributions and not subject to 20%
withholding:
|X|      any portion of a distribution paid as a Minimum Distribution;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal periodic  payments for the life or life  expectancy of the  participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of substantial  periodic  payments pursuant to Section 72(q) or 72(t) of the Code;
     and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments  and Pledges:  Any amount  received  directly or indirectly  as a loan from, or any  assignment or pledge of any portion of the value of, an annuity  before annuity  payments have begun is treated as a distribution  subject to taxation under the distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity and while such  assignment  or pledge  remains  in effect is  treated as  "income  on the  contract"  in the year in which it is  earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code  certain  taxes may be due when all or part of an  annuity is  transferred  to, or a death  benefit is paid to, an  individual  two or more  generations  younger than the  contract  holder.  These  generation-skipping transfers  generally  include those subject to federal estate or gift tax rules.  There is an aggregate $1.1 million  exemption from taxes for all such  transfers.  We may be required to determine  whether a  transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant  succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed  to prevent  indefinite  deferral  of tax.  Continuing  the benefit of tax  deferral by naming one or more contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable  law or  regulation  to you at your last known  address of record.  You should  therefore give us prompt notice of any address change.  We reserve the right, to the extent  permitted by law and subject to your prior  consent,  to provide  any  prospectus,  prospectus  supplements,  confirmations,  statements  and  reports  required  by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic  means, including  diskettes or CD ROMs. We send a confirmation  statement to you each time a transaction  is made affecting  Account Value, such as making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter.  We may confirm regularly  scheduled  transactions,  such as the Annual
Maintenance  Fee, in quarterly  statements  instead of  confirming  them  immediately.  You should review the  information  in these statements  carefully.  You may  request  additional  reports.  We  reserve  the right to charge up to $50 for each such  additional report.

Any errors or  corrections  on  transactions  for your  Annuity  must be  reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed  immediately,  we assume all transactions are accurate unless you notify us otherwise  within 30 days from the date you receive the  confirmation.  For  transactions  that are first confirmed on the quarterly  statement,  we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly  statement.  All transactions  confirmed  immediately or by quarterly statement are deemed conclusive after the applicable
30-day  period.  We may also send an annual report and a semi-annual  report  containing  applicable  financial  statements  for the
Separate Account and the Portfolios,  as of December 31 and June 30, respectively,  to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in Connecticut with licenses in all 50 states,  the District of Columbia and Puerto Rico.  American  Skandia is a  wholly-owned  subsidiary  of American
Skandia,  Inc., whose ultimate parent is Skandia  Insurance  Company Ltd., a Swedish company.  American Skandia markets its products to broker-dealers  and financial  planners through an internal field marketing staff. In addition,  American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing variable annuity and variable life insurance  contracts.  American Skandia  currently offers the following  products:  (a) flexible  premium  deferred  annuities and single  premium fixed  deferred  annuities  that are registered  with the SEC;  (b) certain  other fixed  deferred  annuities  that are not  registered  with the SEC; (c) both fixed and variable immediate  adjustable  annuities;  and (d) a single premium variable life insurance policy that is registered with the SEC.
No company  other than  American  Skandia has any legal  responsibility  to pay amounts that it owes under its variable  annuity and variable life insurance contracts.

WHAT ARE SEPARATE ACCOUNTS?
The separate  accounts are where American  Skandia sets aside and invests the assets of some of our annuities.  In the  accumulation period,  assets  supporting  Account Values of the Annuities are held in a separate account  established under the laws of the State of Connecticut.  We are the legal owner of assets in the separate  accounts.  In the payout period,  assets supporting fixed annuity payments  and any  adjustable  annuity  payments we make  available  are held in our general  account.  Assets  supporting  variable annuity  payment  options  may be invested in our  separate  accounts.  Income,  gains and losses  from  assets  allocated  to these separate  accounts are credited to or charged against each such separate account without regard to other income,  gains or losses of
American Skandia or of any other of our separate  accounts.  These assets may only be charged with liabilities  which arise from the
Annuities  issued by American  Skandia.  The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts.  However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in  Sub-accounts  of American  Skandia Life  Assurance  Corporation  Variable  Account B, also referred to as "Separate  Account B".
Separate  Account B was  established by us pursuant to Connecticut  law on November 25, 1987.  Separate  Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate  Account B consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or mutual fund portfolio.  The name of each  Sub-account  generally  corresponds  to the name of the  underlying  Portfolio.  Each  Sub-account  in
Separate  Account B may have  several  different  Unit Prices to reflect  the  Insurance  Charge and the  charges  for any  optional benefits that are offered under this Annuity and other  annuities  issued by us through  Separate  Account B. Separate  Account B is registered with the SEC under the Investment  Company Act of 1940 ("Investment  Company Act") as a unit investment trust, which is a type of investment company.  The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002,  Separate Account B was organized as a single separate account with six different  Sub-account  classes, each of which was registered as a distinct unit  investment  trust under the  Investment  Company Act.  Effective  November 18, 2002
each  Sub-account  class of Separate  Account B will be consolidated  into the unit investment trust formerly named American Skandia
Life Assurance  Corporation  Variable  Account B (Class 1  Sub-accounts),  which will  subsequently be renamed American Skandia Life
Assurance  Corporation  Variable  Account B. Each  Sub-account  of Separate  Account B will have multiple Unit Prices to reflect the daily charge  deducted for each  combination of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for each optional benefit offered under Annuity  contracts  funded through Separate Account B. The  consolidation of Separate
Account B will have no impact on Annuity Owners.

We reserve the right to make  changes to the  Sub-accounts  available  under the Annuity as we determine  appropriate.  We may offer new  Sub-accounts,  eliminate  Sub-accounts,  or combine  Sub-accounts  at our sole  discretion.  We may also close  Sub-accounts to additional  Purchase  Payments on existing Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after specified dates.  We may also substitute an underlying  mutual fund or portfolio of an underlying  mutual fund for another  underlying  mutual fund or  portfolio  of an  underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are required to obtain under the Investment Company Act.  We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on  allocations to the  Sub-accounts  will vary with the investment  performance of the underlying  mutual funds or fund  portfolios,  as  applicable.  We do not  guarantee  the  investment  results of any  Sub-account.  Your Account Value allocated  to the  Sub-accounts  may increase or  decrease.  You bear the entire  investment  risk.  There is no assurance  that the
Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the  accumulation  period,  assets  supporting our obligations  based on Fixed  Allocations are held in American Skandia Life
Assurance  Corporation  Separate  Account D, also  referred to as  "Separate  Account D".  Such  obligations  are based on the fixed interest  rates we credit to Fixed  Allocations  and the terms of the Annuities.  These  obligations do not depend on the investment performance of the assets in Separate Account D.  Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate  Account D. The Fixed  Allocations  are  guaranteed  by our  general  account.  An Annuity  Owner who allocates a portion of their Account  Value to Separate  Account D does not  participate  in the  investment  gain or loss on assets maintained  in  Separate  Account  D. Such gain or loss  accrues  solely to us. We retain  the risk that the value of the  assets in
Separate  Account D may drop below the reserves and other  liabilities we must maintain.  Should the value of the assets in Separate
Account D drop below the reserve and other  liabilities we must maintain in relation to the annuities  supported by such assets,  we will transfer  assets from our general  account to Separate  Account D to make up the  difference.  We have the right to transfer to our  general  account any assets of Separate  Account D in excess of such  reserves  and other  liabilities.  We maintain  assets in
Separate Account D supporting a number of annuities we offer.

We  currently  employ  investment  managers  to manage the  assets  maintained  in  Separate  Account  D. Each  manager we employ is responsible  for  investment  management  of a different  portion of  Separate  Account D. From time to time  additional  investment managers  may be employed or  investment  managers may cease being  employed.  We are under no  obligation  to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest  according to specific  guidelines or strategies  except as may be required by Connecticut  and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying  mutual fund is registered as an open-end  management  investment  company under the Investment  Company Act. Shares of the underlying  mutual fund portfolios are sold to separate  accounts of life insurance  companies  offering variable annuity and variable life insurance products.  The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying  mutual funds in which the  Sub-accounts  invest.  However,  under SEC rules, you have voting  rights in relation  to Account  Value  maintained  in the  Sub-accounts.  If an  underlying  mutual fund  portfolio requests a vote of  shareholders,  we will vote our shares based on  instructions  received from Owners with Account Value allocated to that  Sub-account.  Owners have the right to vote an amount equal to the number of shares  attributable  to their  contracts.  If we do not receive voting  instructions  in relation to certain  shares,  we will vote those shares in the same manner and proportion as the shares  for which we have  received  instructions.  We will  furnish  those  Owners who have  Account  Value  allocated  to a
Sub-account  whose  underlying  mutual fund portfolio has requested a "proxy" vote with proxy  materials and the necessary  forms to provide us with their voting  instructions.  Generally,  you will be asked to provide instructions for us to vote on matters such as changes in a  fundamental  investment  strategy,  adoption  of a new  investment  advisory  agreement,  or matters  relating  to the structure of the underlying mutual fund that require a vote of shareholders.

American  Skandia  Trust (the  "Trust") has obtained an  exemption  from the  Securities  and Exchange  Commission  that permits its investment adviser,  American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of Trustees of the Trust, to change  sub-advisors  for a Portfolio and to enter into new sub-advisory  agreements,  without  obtaining  shareholder approval of the changes.  This exemption (which is similar to exemptions  granted to other  investment  companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient  supervision  and management of the  sub-advisors by ASISI and the  Trustees.  The Trust is  required,  under the terms of the  exemption,  to  provide  certain  information  to  shareholders following these types of changes.

Material Conflicts
It is possible that  differences  may occur between  companies  that offer shares of an  underlying  mutual fund  portfolio to their respective  separate  accounts  issuing  variable  annuities  and/or  variable life insurance  products.  Differences may also occur surrounding the offering of an underlying  mutual fund portfolio to variable life insurance  policies and variable annuity contracts that we offer.  Under certain  circumstances,  these  differences could be considered  "material  conflicts," in which case we would take  necessary  action to protect  persons with voting rights under our variable  annuity  contracts  and variable  life  insurance policies  against  persons  with  voting  rights  under other  insurance  companies'  variable  insurance  products.  If a "material conflict" were to arise between owners of variable  annuity  contracts and variable life  insurance  policies  issued by us we would take  necessary  action to treat such  persons  equitably  in  resolving  the  conflict.  "Material  conflicts"  could  arise due to differences  in voting  instructions  between  owners of variable  life  insurance  and  variable  annuity  contracts of the same or different companies.  We monitor any potential conflicts that may exist.

Service Fees Payable by Underlying Funds
American  Skandia or our  affiliates  have  entered  into  agreements  with the  investment  adviser or  distributor  of many of the underlying  Portfolios.  Under the terms of these agreements,  American Skandia provides  administrative and support services to the
Portfolios for which a fee is paid that is generally based on a percentage of the average assets  allocated to the Portfolios  under the Annuity.  Any fees payable  will be  consistent  with the services  rendered or the  expected  cost savings  resulting  from the arrangement.  These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American  Skandia,  Inc., is the distributor and principal  underwriter of the securities  offered  through this  prospectus.  ASM acts as the distributor of a number of annuity and life  insurance  products we offer and both American  Skandia Trust and American  Skandia  Advisor  Funds,  Inc., a family of retail mutual  funds.  ASM also acts as an  introducing  broker-dealer  through  which it receives a portion of  brokerage  commissions  in connection  with  purchases  and sales of securities  held by  portfolios of American  Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive,  Shelton,  Connecticut 06484. ASM is registered as broker-dealer  under the
Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous  basis.  ASM enters into  distribution  agreements with  independent  broker-dealers  who are registered  under the Exchange Act and with entities that may offer the Annuity but are exempt from  registration.  Applications for the Annuity are solicited by registered  representatives of those firms. Such  representatives  will also be our appointed insurance agents under state insurance law.  In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation  is paid to firms on sales of the Annuity  according  to one or more  schedules.  The  individual  representative  will receive a portion of the  compensation,  depending on the practice of the firm.  Compensation  is generally based on a percentage of
Purchase  Payments  made, up to a maximum of 5.5%.  Alternative  compensation  schedules are available  that provide a lower initial commission  plus ongoing  annual  compensation  based on all or a portion of Account  Value.  We may also provide  compensation  for providing  ongoing  service to you in relation to the Annuity.  Commissions and other  compensation  paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

In addition,  firms may receive  separate  compensation  or  reimbursement  for,  among other things,  training of sales  personnel, marketing or other services they provide to us or our affiliates.  We or ASM may enter into  compensation  arrangements with certain firms.  These  arrangements  will not be offered to all firms and the terms of such  arrangements may differ between firms. Any such compensation  will be paid by us or ASM and will not result in any additional  charge to you. To the extent  permitted by NASD rules and other  applicable laws and  regulations,  ASM may pay or allow other  promotional  incentives or payments in the form of cash or other compensation.

Advertising:  We may  advertise  certain  information  regarding  the  performance  of the  investment  options.  Details  on how we calculate  performance for the  Sub-accounts  are found in the Statement of Additional  Information.  This  information may help you review the performance of the investment  options and provide a basis for comparison with other  annuities.  This information may be less useful when  comparing  the  performance  of the  investment  options with other  savings or  investment  vehicles.  Such other investments  may not  provide  some of the  benefits  of  annuities,  or may not be  designed  for  long-term  investment  purposes.
Additionally  other savings or investment  vehicles may not be receive the  beneficial  tax treatment  given to annuities  under the
Code.

We may advertise the performance of the Portfolios in the form of "Standard" and  "Non-standard"  Total Returns  calculated for each
Sub-account.  "Standard Total Return" figures assume a hypothetical  initial  investment of $1,000 allocated to a Sub-account during the most recent,  one, five and ten year periods (or since the inception  date that the Portfolio has been offered as a Sub-account, if less).  "Standard Total Return" figures assume that the applicable  Insurance Charge and the Annual  Maintenance Fee are deducted and that the Annuity is  surrendered  at the end of the applicable  period,  meaning that any Contingent  Deferred Sales Charge that would apply upon surrender is also deducted.  "Non-standard  Total Return" figures include any performance  figures that do not meet the SEC's rules for Standard Total Returns.  Non-standard  Total Returns are calculated in the same manner as  standardized  returns except that the  figures  may not  reflect all fees and  charges.  In  particular,  they may assume no  surrender  at the end of the applicable  period so that the CDSC does not apply.  "Non-standard  Total Returns" may also assume that the Annual  Maintenance  Fee does not apply  due to the  average  Account  Value  being  greater  than  $100,000,  where  the  charge  is  waived.  Standard  and
Non-standard  Total  Returns will not reflect the  additional  asset-based  charges  that are  deducted  when you elect any optional benefits.  The additional cost associated with any optional  benefits you elected will reduce your performance.  Non-Standard  Total
Returns must be accompanied by Standard Total Returns.

Some of the  underlying  Portfolios  existed  prior to the  inception  of these  Sub-accounts.  Performance  quoted  in  advertising regarding  such  Sub-accounts  may indicate  periods during which the  Sub-accounts  have been in existence but prior to the initial offering of the Annuities,  or periods during which the underlying  Portfolios  have been in existence,  but the  Sub-accounts  have not. Such hypothetical  historical  performance is calculated using the same assumptions  employed in calculating actual performance since inception of the  Sub-accounts.  Hypothetical  historical  performance of the underlying  Portfolios prior to the existence of the Sub-accounts may only be presented as Non-Standard Total Returns.

We may advertise the  performance  of money  market-type  Sub-accounts  using a measure of the "current and  effective  yield".  The current yield of a money  market-type  Sub-account  is  calculated  based upon the previous  seven-day  period ending on the date of calculation.  The effective yield of a money  market-type  Sub-account  reflects the  reinvestment of net income earned daily on the assets of such a  Sub-account.  The current  and  effective  yields  reflect the  Insurance  Charge and the charge for any  optional benefits (if  applicable)  deducted  against the  Sub-account.  In a low interest  rate  environment,  yields for money  market-type
Sub-accounts,  after  deduction of the Insurance  Charge,  and the charge for any optional  benefits (if applicable) may be negative even though the yield (before  deducting for such charges) is positive.  Current and effective  yield  information  will  fluctuate.
This information may not provide a basis for comparisons with deposits in banks or other  institutions  which pay a fixed yield over a stated period of time, or with investment  companies which do not serve as underlying  mutual funds for variable  annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance  information on the Sub-accounts is based on past performance only and is not an indication or  representation of future performance.  Performance of the Sub-accounts is not fixed.  Actual  performance  will depend on the type,  quality and, for some of the  Sub-accounts,  the maturities of the investments held by the underlying  mutual funds or portfolios and upon prevailing  market conditions and the response of the underlying  mutual funds to such  conditions.  Actual  performance will also depend on changes in the expenses of the underlying  mutual funds or portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such  underlying  mutual  fund or  portfolio.  In  addition,  the total  amount of  asset-based  charges  assessed  against  each
Sub-account will affect performance.

The information we may advertise  regarding the Fixed  Allocations  may include the then current  interest rates we are crediting to new Fixed  Allocations.  Information  on  current  rates  will be as of the date  specified  in such  advertisement.  Rates  will be included in  advertisements  to the extent  permitted by law. Given that the actual rates  applicable to any Fixed Allocation are as of the date of any such Fixed  Allocation's  Guarantee  Period begins,  the rate credited to a Fixed  Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance of our  Sub-accounts  with: (a) certain  unmanaged  market  indices, including but not limited to the Dow Jones Industrial  Average,  the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond
Index,  the Frank Russell  non-U.S.  Universal Mean, the Morgan Stanley  Capital  International  Index of Europe,  Asia and Far East
Funds, and the Morgan Stanley Capital  International World Index; and/or (b) other management  investment  companies with investment objectives  similar to the mutual fund or portfolio  underlying the  Sub-accounts  being compared.  This may include the performance ranking assigned by various publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune, Money, Barron's,
Business Week, USA Today and  statistical  services,  including but not limited to Lipper  Analytical  Services Mutual Funds Survey,
Lipper Annuity and Closed End Survey,  the Variable  Annuity Research Data Survey,  SEI, the Morningstar  Mutual Fund Sourcebook and
the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance  Corporation may advertise its rankings and/or ratings by independent  financial  ratings  services.
Such rankings may help you in evaluating  our ability to meet our  obligations in relation to Fixed  Allocations,  pay minimum death benefits,  pay annuity  payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of
Separate Account B.

AVAILABLE INFORMATION
A Statement of  Additional  Information  is available  from us without  charge upon your  request.  This  Prospectus  is part of the registration  statement we filed with the SEC regarding this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference  Section,  450 Fifth Street N.W.,  Washington,  D.C., 20549. You may inspect and copy those  registration statements  and  exhibits  thereto at the SEC's  public  reference  facilities  at the above  address,  Room 1024,  and at the SEC's
Regional Offices,  The Woolworth Building,  233 Broadway,  New York, NY and 175 W. Jackson Boulevard,  Suite 900, Chicago, IL. These
documents,   as  well  as  documents  incorporated  by  reference,   may  also  be  obtained  through  the  SEC's  Internet  Website
(http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or  superseded  by a statement in this  Prospectus  or in a  later-filed  document,  such  statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2001  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated  by reference in this  Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X|      writing  to us via  regular  mail at  American  Skandia  -  Variable  Annuities,  P.O.  Box 7040,  Bridgeport,  Connecticut
       06601-7040 OR for express mail American  Skandia - Variable  Annuities,  One Corporate  Drive,  Shelton,  Connecticut  06484.
       NOTE:  Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X|      sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com.
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com.

You can obtain account information  through Skandia's  Telephone  Automated Response System (STARS) and at  www.americanskandia.com, our  Internet  Website.  Our  Customer  Service  representatives  are also  available  during  business  hours to  provide  you with information  about your account.  You can request certain  transactions  through our telephone voice response  system,  our Internet
Website  or  through  a  customer  service  representative.  You  can  provide  authorization  for a  third  party,  including  your attorney-in-fact  acting  pursuant to a power of attorney or an  investment  professional,  to access your account  information  and perform certain  transactions on your account.  You will need to complete a form provided by us which identifies those  transactions that you wish to authorize via telephonic  and electronic  means and whether you wish to authorize a third party to perform any such transactions.  We require that you or your  representative  provide proper  identification  before performing  transactions over the telephone  or through our Internet  Website.  This may include a Personal  Identification  Number (PIN) that will be provided to you upon issue of your  Annuity or you may  establish  or change your PIN through  STARS and at  www.americanskandia.com,  our  Internet
Website.  Any third party that you  authorize  to perform  financial  transactions  on your  account will be assigned a PIN for your account.

Transactions  requested  via  telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims, loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic  means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your  Annuity  using  verification  methods  which may  include a request  for your  Social  Security  number,  PIN or other form of electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent  instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic,  facsimile,  Internet or any other electronic  information or that we will be able to accept  transaction  instructions  via such means at all times.  Regular  and/or  express  mail will be the only means by which we will accept  transaction  instructions when telephonic,  facsimile,  Internet or any other electronic means are unavailable or delayed.  American  Skandia  reserves the right to limit,  restrict or  terminate  telephonic,  facsimile,  Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 (the  "Securities  Act") may be permitted to directors,  officers or persons  controlling the registrant pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the SEC such  indemnification  is against  public policy as expressed in the  Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  American  Skandia and its affiliates are not involved in any legal  proceedings  outside of the ordinary course of business.  American  Skandia and its affiliates are involved in pending and threatened  legal  proceedings in the normal course of its business,  however,  we do not anticipate that the outcome of any such legal  proceedings  will have a material adverse  affect on the  Separate  Account,  or American  Skandia's  ability to meet its  obligations  under the  Annuity,  or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements

                                     APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA

The following table summarizes information with respect to the operations of the Company:

(table in thousands)                                         For the Year Ended December 31,
                                              2001          2000           1999          1998          1997
                                              ----          ----           ----          ----          ----
STATEMENT OF OPERATIONS DATA
Revenues:
Annuity and life insurance charges and fee$*   378,693  $    424,578   $    289,989  $    186,211  $    121,158
Fee income                                     111,196       130,610         83,243        50,839        27,593
Net investment income                           20,126        11,656         10,441        11,130         8,181
Premium income and other revenues                3,368         4,778          3,688         1,360         1,082
                                          ------------  ------------   ------------  ------------  ------------

Total revenues                            $    513,383  $    571,622   $    387,361  $    249,540  $    158,014
                                          ============  ============   ============  ============  ============

Benefits and Expenses:
Annuity and life insurance benefits       $      1,955  $        751   $        612  $        558  $      2,033
Change in annuity and life insurance
     policy reserves                           (39,898)       45,018          3,078         1,053            37
Cost of minimum death benefit                        -             -          2,945         5,144         4,545
reinsurance
Return credited to contractowners               16,833         9,046         (1,639)       (8,930)       (2,018)
Underwriting, acquisition and other
     insurance expenses                        420,802       335,213        206,350       167,790        90,496
Interest expense                                73,424        85,998         69,502        41,004        24,895
                                          ------------  ------------   ------------  ------------  ------------

Total benefits and expenses               $    473,116  $    476,026   $    280,848  $    206,619  $    119,988
                                          ============  ============   ============  ============  ============

Income tax expense                        $      7,168  $     30,779   $     30,344  $      8,154  $     10,478
                                          ============  ============   ============  ============  ============

Net income                                $     33,099  $     64,817   $     76,169  $     34,767  $     27,548
                                          ============  ============   ============  ============  ============

STATEMENT OF FINANCIAL CONDITION DATA
Total Assets                              $ 28,036,860  $ 31,702,705   $ 30,881,579  $ 18,848,273  $ 12,894,290
                                          ============  ============   ============  ============  ============

Future fees payable to parent             $    797,055  $    934,410   $    576,034  $    368,978  $    233,034
                                          ============  ============   ============  ============  ============

Surplus Notes                             $    144,000  $    159,000   $    179,000  $    193,000  $    213,000
                                          ============  ============   ============  ============  ============

Shareholder's Equity                      $    577,668  $    496,911   $    359,434  $    250,417  $    184,421
                                          ============  ============   ============  ============  ============

*        On annuity and life insurance sales of $3,834,167,  $8,216,167,  $6,862,968,  $4,159,662, and $3,697,990,  during the years ended December 31, 2001, 2000, 1999, 1998 and 1997,  respectively,  with contractowner  assets under management of $26,017,847,
     $29,751,822, $29,396,693, $17,854,761, and $12,119,191, as of December 31, 2001, 2000, 1999, 1998, and 1997, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's  Discussion  and Analysis of Financial  Condition  and Results of  Operations  should be read in  conjunction  with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations
---------------------

Annuity and life  insurance  sales  decreased 53% in 2001 to  $3,834,167,000  as compared to a 20% increase in 2000. The decrease in sales in 2001 was consistent with the general decline in sales  throughout the variable annuity  industry,  attributed in large part to the decline in the equity  markets.  The sales  growth in 2000 was driven by  significant  sales  volume in the first  quarter of
2000 due to the strong  equity  market  performance.  However,  the decline in the equity  markets  during the remainder of the year negatively  impacted sales as the first quarter level of sales was not  sustained.  The Company has announced its intention to focus on the growth of its core variable  annuity  business,  with a continuing  focus on  increasing  sales  through  innovative  product development  activities,  the expansion of its wholesaling force through  recruitment and retention of top producers,  and providing consistently good customer service.

Average assets under management totaled  $27,020,489,000 in 2001,  $31,413,809,000 in 2000 and $21,984,759,000 in 1999, representing a decrease of 14% in 2001 and an increase of 46% in 2000.  As a result of the  decrease  in sales  volume and average  assets  under management,  annuity and life  insurance  charges and fees  decreased  11% in 2001,  as compared to an increase of 46% in 2000.  Fee income generated from transfer agency-type and investment support activities decreased 15% in 2001 and increased 57% in 2000.

Net  investment  income  increased 73% in 2001 compared to 2000 and increased 12% in 2000 compared to 1999. The increase in 2001 was primarily  due to a higher level of fixed  maturity  investments  in support of the Company's  risk-based  capital  objectives.  The increase  in 2000 was  primarily  due to the  higher  level  of  fixed  maturity  investments  partially  offset  by  $6,939,000  of amortization of premiums paid on derivative  instruments.  Excluding the derivative  amortization,  net investment  income increased
62% in 2000 as a result of increased fixed maturity investments in support of the Company's risk-based capital objectives.

Premium income represents  premiums earned on the sale of ancillary  contracts such as immediate  annuities with life contingencies, supplementary  contracts  with life  contingencies  and certain life  insurance  products.  Sales of these products will increase or decrease over time  depending on the payout  elections of the  policyholders.  Management  expects  supplementary  contracts to grow over time with the maturing of the core business lines.

Net  realized  investment  gains  totaled  $928,000 in 2001,  compared  to losses of  $688,000  in 2000.  The gross gain in 2001 was partially  offset by losses on securities in the fixed maturity  portfolio.  The most  significant  loss was  $2,636,000  related to
Enron  securities.  In addition net realized  losses were  incurred due to  redemption's  of mutual fund  holdings in support of the
Company's  non-qualified  deferred  compensation program. The change from 1999 to 2000 was primarily due to realized losses on sales of securities in the fixed  maturity  portfolio.  These losses were  partially  offset by realized  gains on sales of fixed maturity investments and mutual funds.

The change in annuity policy  reserves  includes  changes in reserves  related to annuity  contracts with mortality risks as well as the company's  guaranteed minimum death benefit ("GMDB")  liability.  The GMDB reserve decreased  $43,984,000 in 2001, as the result of an update of certain  reserve  assumptions  during 2001 to reflect more realistic  expectations  as to risks inherent in the GMDB liability.  These changes  reduced the GMDB liability  significantly.  Previous  assumptions  had been based on statutory  valuation principles as an  approximation  for  accounting  principles  generally  accepted in the United States ("U.S.  GAAP").  In addition, future  mortality  rates have been lowered to reflect  favorable past  experience.  This decrease in 2001 compares to an increase in
GMDB reserves of $44,186,000 in 2000.

Certain assumptions were also updated in the calculation of the deferred acquisition cost asset,  however,  offsetting the resulting increase in earnings and equity as a result of changes in the GMDB  liability.  The  amortization  of such costs are  determined  in large part by changes in the  expectations  of future  gross  profits of the  variable  annuity  business.  In 2001,  the decline in equity  markets  resulted in a  significantly  lower estimate of future gross profits,  thereby  increasing the expenses  recognized through amortization.

In 1999,  the Company began to develop a program  utilizing  equity put options to manage the risks  embedded in the GMDB in annuity contracts that would result from significant  declines in the equity markets.  Prior to the  implementation  of the hedge strategies utilizing equity put options,  the Company had reinsured  substantially  all of its exposure on the GMDB liability.  The reinsurance was terminated during the second quarter of 1999 as the reinsurer exited this market.

Return  credited to  contractowners  consists of revenues on the variable  and market value  adjusted  annuities  and variable  life insurance,  offset by the benefit  payments  and changes in  reserves  required on this  business.  Market  value  adjusted  annuity activity  has the  largest  impact on this  benefit.  In 2001 and 2000,  the  Separate  Account  investment  returns  on the  assets supporting  market value adjusted  annuities were less than the expected returns as calculated in the reserves,  contributing to the significant  increase in the return credited to  contractholders  benefit.  In addition,  this benefit  increased as a result of the amortization of unearned  Performance  Advantage target value credits,  which increased  $12,814,581 in 2001 over 2000 due primarily to increased  sales of products  containing  this feature.  Other  significant  contributors to the change from 2000 to 2001 include guaranteed minimum death benefit payments on variable  annuities,  which were driven up due to the market declines in 2001, totaling
$2,569,000  net of gains on equity put  options as well as  increased  costs  associated  with  processing  of  backdated  financial transactions.

Underwriting, acquisition and other insurance expenses for 2001, 2000 and 1999 were as follows:

                 (table in thousands)                        2001               2000              1999
                                                             ----               ----              ----
Commissions and purchase credits                           $ 238,847         $ 393,494      $     358,279
General operating expenses                                   167,044           252,206            214,269
Acquisition costs deferred during the year                  (209,136)         (495,103)          (450,059)
Acquisition costs amortized during the year                  224,047           184,616             83,861
                                                           ---------         ---------          ---------
Net amortization of deferred acquisition costs                14,911          (310,487)          (366,198)
                                                           ---------         ----------         ----------
Underwriting, acquisition and other insurance
     expenses                                              $ 420,802         $ 335,213          $ 206,350
                                                           =========         =========          =========

Underwriting,  acquisition  and other  insurance  expenses  increased  26% and 62% in 2001 and 2000,  respectively.  Lower sales and asset levels in 2001 led to a 39% decease in  commissions  and purchase  credits.  Partially  offsetting  this decline,  the company launched a  commission  promotion  program  during  2001,  which  increased  commissions  as a  percentage  of new sales.  Increased commissions and purchase credits reflect the increase in sales in both 2000 and 1999.

General  operating  expenses  decreased 34% from 2000 as a result of lower sales-based  compensation and expense reduction  programs implemented  in 2001 (see Note 18 to the  consolidated  financial  statements).  In addition,  variable  compensation  and long-term incentive plan expense have  decreased due to the slowdown in sales and decline in equity  markets.  Significant  investments in new product development and Internet-based technology contributed to general operating expense increases in both 2001 and 2000.

The company  updated  certain  assumptions in the calculation of expected gross profits used to develop  deferred  acquisition  cost amortization  rates to reflect more recent  experience and current equity market  conditions.  As a result of this the  amortization of such costs increased significantly over the year 2000.

The  amortization of acquisition  costs increased  substantially  in 2000 compared to 1999 as the associated costs from record sales in late 1999 and early 2000 were recognized in accordance with profit and expense recognition models under U.S. GAAP.

Interest  expense  decreased  $12,574,000  in 2001 as a result of the reduction in borrowing and increased  $16,496,000 in 2000 as a result of additional  securitized  financing  transactions,  which consist of the transfer of rights to receive  future fees to ASI,
which  fees   collateralize   notes  issued  in  private   placements  by  ASI  through  special  purpose  trusts   ("securitization
transactions").  In  addition,  the Company paid down surplus  notes on December 3, 2001 and  December 10, 2000 of  $15,000,000  and
$20,000,000  respectively.  Surplus  notes  outstanding  as of December 31, 2001 and 2000  totaled  $144,000,000  and  $159,000,000, respectively.

The  effective  income tax rates for the years ended  December 31,  2001,  2000 and 1999 were 18%,  32% and 28%,  respectively.  The effective  rate is lower than the  corporate  rate of 35% due to permanent  differences,  with the most  significant  item being the dividend  received  deduction.  Management  believes that,  based on the taxable income  produced in the past two years,  as well as continued  growth in annuity sales, the Company will produce  sufficient  taxable income in future years to realize its deferred tax assets.

The Company  generated net income after tax of  $33,099,000,  $64,817,000  and  $76,169,000  in 2001,  2000 and 1999,  respectively.
Equity market  volatility  during 2001 directly  impacted  revenues,  sales and ultimately  expenses for the company.  Revenues were lower than expected due to the  significant  drop in sales year over year, as well as the negative  performance  of the mutual funds underlying  annuity and  insurance  contracts.  Benefits  were higher than  expected  due to the death  claims paid in excess of the account values of the specific  contracts due to GMDB  provisions in such  contracts.  Expenses were  relatively  higher compared to sales and assets than in prior  periods.  Expense  reduction  programs  were  implemented  during the year to better match  expenses incurred  with sales  activity and  management  of the book of business.  Revenue  increases in 2000 were more than offset by higher benefits and expenses driven primarily from the increase in the reserve  requirement  related to the GMDB as a result of the decline in the equity markets.  Investments in new product development and technology also contributed to the increase in expenses.

The Company  considers  Mexico an emerging market and has invested in the Skandia Vida operations with the expectation of generating profits from long-term  savings products in future years. As such,  Skandia Vida has generated net losses of $2,619,000,  $2,540,000 and $2,523,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Total assets declined 12% in 2001 as a direct result of the decrease in separate  account assets.  Separate  account assets declined consistent with the drop in the equity market, offset in part by new net sales activity.

Liabilities  declined 12% in 2001 as a result of several  factors.  Reserves and Separate  Account  liabilities  required to support the annuity and life insurance  business declined  consistent with market valuing of the underlying assets as well as the changes in the GMDB reserve.  Payable to affiliate  increased due to borrowing from ASI to support  temporary  operating cash needs.  Reduction in Future Fees Payable to ASI declined,  consistent with the  securitization  transaction cash flow realized on the designated block of contracts.

Significant Accounting Policies
-------------------------------

For information on the Company's significant  accounting policies,  see Notes to Consolidated  Financial  Statements.  Specifically,
for Deferred  Acquisition  Costs,  see Note 21, for Separate  Accounts,  see Note 20 and for the Company's  employee  profit sharing programs, see Note 13.

Liquidity and Capital Resources
-------------------------------

The Company's liquidity requirement was met by cash from insurance operations, investment activities and borrowings from ASI.

In 2001, the Company had net positive  operating  cash flow as a result of increased cash from insurance  operations and a decreased acquisition  cost cash flow strain due to the  reduction in sales  activity.  In 2000,  the majority of the  operating  cash outflow resulted from the sale of variable  annuity and variable life products that carry a contingent  deferred sales charge.  This type of product  causes a temporary  cash strain in that 100% of the  proceeds  are  invested in separate  accounts  supporting  the product leaving a cash (but not  capital)  strain  caused by the  acquisition  cost for the new  business.  This cash  strain  required  the
Company to look beyond the cash made available by insurance  operations  and  investments of the Company to financing in the form of surplus notes, capital contributions, cash advances, securitization transactions and modified coinsurance reinsurance arrangements:

During 2001 and 2000, the Company  received  $45,500,000 and  $69,000,000,  respectively,  from ASI to support the solvency  capital needs and anticipated growth in business of its U.S.  operations.  In addition,  the Company received $2,500,000 and $2,450,000 from
ASI in 2001 and 2000, respectively, to support its investment in Skandia Vida.

In 2001, in anticipation of more permanent financing,  the Company received approximately  $100,000,000 from ASI in the form of cash advances.  These amounts are reported as Payable to Affiliates in the Consolidated Statements of Financial Condition.

Funds received from new  securitization  transactions  amounted to  $476,288,000 in 2000 (see Note 8 to the  consolidated  financial statements).

During 2001 and 2000, the Company extended its reinsurance  agreements.  The Company also entered into a reinsurance  agreement with
SICL in 2000. The reinsurance  agreements are modified  coinsurance  arrangements  where the reinsurer shares in the experience of a specific book of business.

The Company expects the continued use of reinsurance and  securitization  transactions to fund the cash strain  anticipated from the acquisition costs on future years' sales volume.

As of December 31, 2001 and 2000,  shareholder's  equity totaled  $577,668,000 and  $496,911,000,  respectively.  The increases were driven by the previously mentioned capital contributions received from ASI and net income from operations.

The Company has long-term surplus notes and short-term borrowings from ASI.  No dividends have been paid to ASI.

The National Association of Insurance  Commissioners  ("NAIC") requires insurance companies to report information  regarding minimum
Risk Based Capital ("RBC")  requirements.  These requirements are intended to allow insurance  regulators to identify companies that may need regulatory  attention.  The RBC model law requires that insurance  companies  apply various  factors to asset,  premium and reserve items,  all of which have inherent risks.  The formula  includes  components for asset risk,  insurance risk,  interest rate risk and business risk.  The Company has complied with the NAIC's RBC reporting  requirements  and has total  adjusted  capital well above required capital.

Effects of Inflation
--------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company believes that it is well positioned to retain and enhance its position as a leading  provider of financial  products for long-term  savings and retirement  purposes as well as to address the economic impact of premature death,  estate planning  concerns and supplemental  retirement  needs. The Company has renewed its focus on its core variable annuity  business,  offering  innovative long-term  savings and income products,  strengthening its wholesaling  efforts and providing  consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999 (the Financial Services  Modernization Act) permits  affiliation among banks,  securities firms and insurance  companies.  This legislative change has created  opportunities for continued  consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company  such as pension  reform,  capital  gains and estate tax changes, privacy  standards and Internet  regulation.  Additional  pension reform may change  current tax deferral rules and allow  increased contributions to retirement plans,  which may lead to higher  investments in tax-deferred  products and create growth  opportunities for the Company.  A capital gains tax  reduction may cause  tax-deferred  products to be less  attractive to consumers,  which could adversely  impact the Company.  New privacy  standards  and Internet  regulation  may impact the  Company's  strategic  initiatives, especially related to potential business relationships with web-based technology providers.

Forward Looking Information
---------------------------

The Private Securities  Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking  statements,  so long as those statements are identified as forward-looking,  and the statements are accompanied by meaningful  cautionary statements that identify  important  factors that could cause actual results to differ  materially  from those  discussed in the statement.  We want to take advantage of these safe harbor provisions.

Certain  information  contained in the  Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations is
forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These  forward-looking  statements  rely on a number  of  assumptions  concerning  future  events,  and are  subject  to a number of significant  uncertainties  and  results to differ  materially  from these  statements.  You should not put undue  reliance on these forward-looking  statements.  We disclaim any intention or obligation to update or revise forward-looking  statements,  whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential  fluctuations in earnings and the fair value of certain of its assets and  liabilities,  as well as variations in expected cash flows due to changes in market  interest rates and equity prices.  The following  discussion  focuses on specific  exposures the Company has to interest rate and equity price risk and describes  strategies  used to manage these risks, and includes  "forward-looking  statements" that involve risk and uncertainties.  The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk
------------------

Fluctuations  in interest rates can  potentially  impact the Company's  profitability  and cash flows.  At December 31, 2001, 97% of assets  held under  management  by the Company are in  non-guaranteed  Separate  Accounts  for which the  Company's  exposure is not significant,  as the contractowner  assumes  substantially all the investment risk. On the remaining 3% of assets, the interest rate risk from  contracts  that carry  interest rate exposure is managed  through an  asset/liability  matching  program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2001, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate  annuities,  fixed supplementary  contracts,  the fixed investment option offered in its variable life insurance  contracts,  and in support of the Company's target solvency  capital.  The
Company has a conservative  investment  philosophy with regard to these investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's  deferred  annuity  products  offer a fixed option which  subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the  contractowner.  Guarantee  period options  available range from one to ten years.  Withdrawal of funds, or transfer of funds to variable  investment  options,  before the end of the guarantee period subjects the  contractowner  to a market value  adjustment  ("MVA").  In the event of rising  interest rates,  which make the fixed maturity  securities  underlying the guarantee less valuable,  the MVA could be negative.  In the event of declining  interest rates, which make the fixed maturity  securities  underlying the guarantee more valuable,  the MVA could be positive.  The resulting increase or decrease in the value of the fixed option,  from  calculation of the MVA,  should  substantially  offset the increase or decrease in the market value of the securities underlying the guarantee.  The Company maintains strict  asset/liability  matching to enable this offset.  However, the Company still takes on the default risk for the underlying  securities,  the interest rate risk of reinvestment  of  interest  payments  and the risk of failing to maintain  the  asset/liability  matching  program  with  respect to duration and convexity.

Liabilities  held in the  Company's  guaranteed  separate  account as of December  31, 2001  totaled  $1,092,944,000.  Fixed  income investments  supporting  those  liabilities  had a fair value of  $1,092,944,000.  The Company  performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2001. The analysis showed that an immediate  decrease of 100 basis points in interest rates would result in a net increase in liabilities and the  corresponding  assets of  approximately  $37,300,000 and  $41,500,000,  respectively.  An  analysis  of a 100 basis point  decline in  interest  rates at December  31, 2000 showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800,000 and $39,900,000, respectively.

Equity Market Exposure
----------------------

The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the
Company.  Various  fees and  charges  earned  are  substantially  derived  as a  percentage  of the  market  value of  assets  under management.  In a market decline,  this income would be reduced.  This could be further compounded by customer  withdrawals,  net of applicable  surrender  charge  revenues,  partially  offset by transfers to the fixed option  discussed  above. A 10% decline in the market value of the assets under  management at December 31, 2001,  sustained  throughout  2002, would result in an approximate drop in related annual fee income of  $49,727,000.  This result was not materially  different than the result  obtained from the analysis performed as of December 31, 2000.

Another equity market risk exposure of the Company  relates to the guaranteed  minimum death benefit  liability.  Declines in equity markets and,  correspondingly,  the  performance  of the mutual funds  underlying  the Company's  products,  increase the guaranteed minimum death benefit liabilities.  As discussed in Note 2E of the consolidated  financial  statements,  the Company uses derivative instruments to hedge against the risk of  significant  decreases in equity  markets.  Prior to the  implementation  of this program, the Company used reinsurance to mitigate this risk.

The  Company  has a small  portfolio  of equity  investments  consisting  of mutual  funds,  which are held in support of a deferred compensation  program.  In the event of a decline  in market  values of  underlying  securities,  the value of the  portfolio  would decline;  however the accrued  benefits  payable under the related  deferred  compensation  program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were  obtained  using  computer  models that take into  consideration  various assumptions  about the future.  Given the  uncertainty  of future  interest rate  movements,  volatility  in the equity  markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                            AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

Report of Independent Auditors

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the "Company"
which is a  wholly-owned  subsidiary  of  Skandia  Insurance  Company  Ltd.) as of  December  31,  2001 and  2000,  and the  related consolidated  statements  of income,  shareholder's  equity and cash flows for each of the three years in the period ended  December
31, 2001. These  consolidated  financial  statements are the  responsibility of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing  standards  generally  accepted in the United States.  Those  standards  require that we plan and perform the audit to obtain  reasonable  assurance  about  whether the  financial  statements  are free of material misstatement.  An audit  includes  examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates made by management,  as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the consolidated  financial position of American  Skandia Life  Assurance  Corporation  at December  31, 2001 and 2000,  and the  consolidated  results of their operations  and their cash flows for each of the three years in the period ended  December 31, 2001 in  conformity  with  accounting principles generally accepted in the United States.

As discussed in Note 2, the Company adopted Financial Accounting Standards (FAS) No. 133, Accounting for Derivative Instruments
and Hedging Activities.

/s/ Ernst & Young LLP
------------------------------------

Hartford, Connecticut
February 2, 2002

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Financial Condition
                                                        (table in thousands)

                                                                           As of December 31,
                                                                          2001            2000
                                                                          ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value                                  $       362,831 $       285,708
   Equity securities - at fair value                                          45,083          20,402
   Derivative instruments                                                      5,525           3,015
   Policy loans                                                                6,559           3,746
                                                                     --------------- ---------------

     Total investments                                                       419,998         312,871

Cash and cash equivalents                                                     32,231          76,499
Accrued investment income                                                      4,737           5,209
Deferred acquisition costs                                                 1,383,281       1,398,192
Reinsurance receivable                                                         5,863           3,642
Receivable from affiliates                                                     3,283           3,327
Income tax receivable                                                         30,537          34,620
State insurance licenses                                                       3,963           4,113
Fixed assets                                                                  20,734          10,737
Other assets                                                                  96,967          96,403
Separate account assets                                                   26,038,549      29,757,092
                                                                     --------------- ---------------

     Total assets                                                    $    28,040,143 $    31,702,705
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future insurance policy and contract benefits           $        89,740 $       135,545
Drafts outstanding                                                            64,438          63,758
Accounts payable and accrued expenses                                        160,261         137,040
Deferred income taxes                                                         54,980           8,949
Payable to affiliates                                                        103,452               -
Future fees payable to American Skandia, Inc. ("ASI")                        797,055         934,410
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                144,000         159,000
Separate account liabilities                                              26,038,549      29,757,092
                                                                     --------------- ---------------

     Total Liabilities                                                    27,462,475      31,205,794
                                                                     --------------- ---------------

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   335,329         287,329
Retained earnings                                                            239,078         205,979
Accumulated other comprehensive income                                           761           1,103
                                                                     --------------- ---------------

     Total Shareholder's equity                                              577,668         496,911
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    28,040,143 $    31,702,705
                                                                     =============== ===============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Income
                                                       (tables in thousands)

                                                                       For the Year Ended December 31,
                                                                      2001          2000           1999
                                                                      ----          ----           ----

REVENUES
--------

Annuity and life insurance charges and fees                       $    378,693  $    424,578  $    289,989
Fee income                                                             111,196       130,610        83,243
Net investment income                                                   20,126        11,656        10,441
Premium income                                                           1,218         3,118         1,278
Net realized capital gains (losses)                                        928          (688)          578
Other                                                                    1,222         2,348         1,832
                                                                  ------------  ------------  ------------

   Total revenues                                                      513,383       571,622       387,361
                                                                  ------------  ------------  ------------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   1,955           751           612
   Change in annuity and life insurance policy reserves                (39,898)       45,018         3,078
   Cost of minimum death benefit reinsurance                                 -             -         2,945
   Return credited to contractowners                                    16,833         9,046        (1,639)
                                                                  ------------  ------------  -------------

                                                                       (21,110)       54,815         4,996

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          420,802       335,213       206,350
   Interest expense                                                     73,424        85,998        69,502
                                                                  ------------  ------------  ------------

                                                                       494,226       421,211       275,852
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         473,116       476,026       280,848
                                                                  ------------  ------------  ------------

     Income from operations before income tax                           40,267        95,596       106,513

       Income tax expense                                                7,168        30,779        30,344
                                                                  ------------  ------------  ------------

         Net income                                               $     33,099  $     64,817  $     76,169
                                                                  ============  ============  ============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                          Consolidated Statements of Shareholder's Equity
                                                        (table in thousands)

                                                                  For the Year Ended December 31,
                                                               2001             2000             1999
                                                               ----             ----             ----

Common stock:
   Beginning balance                                        $     2,500      $     2,500      $     2,000
   Increase in par value                                              -                -              500
                                                            -----------      -----------      -----------

     Ending balance                                               2,500            2,500            2,500
                                                            -----------      -----------      -----------

Additional paid in capital:
   Beginning balance                                            287,329          215,879          179,889
   Transferred to common stock                                        -                -             (500)
   Additional contributions                                      48,000           71,450           36,490
                                                            -----------      -----------      -----------

     Ending balance                                             335,329          287,329          215,879
                                                            -----------      -----------      -----------

Retained earnings:
   Beginning balance                                            205,979          141,162           64,993
   Net income                                                    33,099           64,817           76,169
                                                            -----------      -----------      -----------

     Ending balance                                             239,078          205,979          141,162
                                                            -----------      -----------      -----------

Accumulated other comprehensive income (loss):
   Beginning balance                                              1,103             (107)           3,535
   Other comprehensive income                                      (342)           1,210           (3,642)
                                                            ------------     -----------      ------------

     Ending balance                                                 761            1,103             (107)
                                                            -----------      -----------      ------------

       Total shareholder's equity                           $   577,668      $   496,911      $   359,434
                                                            ===========      ===========      ===========

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                               Consolidated Statements of Cash Flows
                                                        (table in thousands)

                                                                          For the Year Ended December 31,
                                                                           2001        2000        1999
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net income                                                           $    33,099 $    64,817 $    76,169
   Adjustments to reconcile net income to net
     cash provided by (used in) operating activities:
     Amortization and depreciation                                            1,833       7,565       1,495
     Deferred tax expense                                                    46,215      60,023     (10,903)
     (Decrease) increase in policy reserves                                 (34,679)     50,892       4,367
     Increase (decrease) in payable to affiliates, net                      103,496     (72,063)     69,897
     Change in income tax receivable                                          4,083     (58,888)     17,611
     Increase in other assets                                                  (564)    (59,987)    (32,954)
     Decrease in accrued investment income                                      472      (1,155)     (1,174)
     (Increase) decrease in reinsurance receivable                           (2,221)        420         129
     Net decrease (increase) in deferred acquisition costs                   14,911    (310,487)   (366,198)
     Increase (decrease) in accounts payable and accrued
expenses                                                                     23,221     (21,550)     66,763
     Increase in drafts outstanding                                             680      12,699      22,118
     Investment losses (gains) on derivatives                                 2,902      (3,435)      3,749
     Net realized capital (gains) losses on investments                        (928)        688        (578)
                                                                        ----------------------- ------------
       Net cash provided by (used in) operating activities                  192,520    (330,461)   (149,509)
                                                                        ----------- ------------------------

Cash flow from investing activities:
     Purchase of fixed maturity investments                                (462,820)   (380,737)    (99,250)
     Proceeds from sale and maturity of fixed
       maturity investments                                                 390,816     303,736      36,226
     Purchase of derivatives                                                (66,487)     (6,722)     (4,974)
     Proceeds from exercise of derivative instruments                        61,075           -           -
     Purchase of shares in equity securities                                (55,430)    (18,136)    (17,703)
     Proceeds from sale of shares in equity securities                       25,228       8,345      14,657
     Purchase of fixed assets                                               (10,773)     (7,348)     (3,178)
     Increase in policy loans                                                (2,813)     (2,476)       (701)
                                                                        ------------------------------------
       Net cash used in investing activities                               (121,204)   (103,338)    (74,923)
                                                                        ------------------------------------

Cash flow from financing activities:
     Capital contribution from parent                                        48,000      71,450      36,490
     Repayment of surplus notes                                             (15,000)    (20,000)    (14,000)
     (Decrease) increase in future fees payable to ASI, net                (137,355)    358,376     207,056
     Net (withdrawals) deposits (from) to contractowner accounts            (11,126)     11,361       5,872
                                                                        -----------------------------------
       Net cash (used in) provided by financing activities                 (115,481)    421,187     235,418
                                                                        ----------------------- -----------

       Net (decrease) increase in cash and cash equivalents                 (44,165)    (12,612)     10,986
       Cash and cash equivalents at beginning of period                      76,499      89,212      77,525
       Change in foreign currency translation, net                             (103)       (101)        701
                                                                        -----------------------------------
       Cash and cash equivalents at end of period                       $    32,231 $    76,499 $    89,212
                                                                        =========== =========== ===========
     Income taxes (received) paid                                       $   (43,130)$    29,644 $    23,637
                                                                        ======================= ===========
     Interest paid                                                      $    43,843 $    85,551 $    69,697
                                                                        ===========  ========== ===========
                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                             Notes to Consolidated Financial Statements
                                                         December 31, 2001

1.       ORGANIZATION AND OPERATION

         American  Skandia Life  Assurance  Corporation  (the  "Company") is a  wholly-owned  subsidiary of American  Skandia,  Inc.
         ("ASI") whose ultimate parent is Skandia Insurance Company Ltd., ("SICL") a Swedish Corporation.

         The Company develops long-term savings and retirement products which are distributed  through its affiliated  broker/dealer company,  American Skandia Marketing,  Incorporated  ("ASM"). The Company currently issues variable and term life insurance and variable,  fixed, market value adjusted deferred and immediate annuities for individuals,  groups and qualified pension plans.  The Company has announced its  intention to focus on its core  variable  annuity  business by exiting the qualified pension plan market and limiting its variable life insurance  offerings to single premium  products,  as well as term life.
         The Company does not expect to incur any significant costs to exit these businesses.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A.  de C.V.  ("Skandia  Vida"),  which is a life  insurance  company domiciled  in Mexico.  Skandia  Vida had total  shareholder's  equity of  approximately  $4,179,000  and  $4,402,000  as of
         December  31,  2001,  and 2000,  respectively.  The Company  considers  Mexico an emerging  market and has  invested in the
         Skandia Vida  operations  with the expectation of generating  profits from long-term  savings  products in future years. As such,  Skandia Vida has generated net losses of  approximately  $2,619,000,  $2,540,000  and  $2,523,000 in 2001,  2000 and
         1999, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The accompanying  consolidated  financial  statements have been prepared in conformity with accounting  principles generally  accepted in the United  States  ("U.S.  GAAP").  Intercompany  transactions  and  balances  between the
                  Company and Skandia Vida have been eliminated in consolidation.

                  Certain reclassifications have been made to prior year amounts to conform with current year presentation.

         B.       New Accounting Standard
                  -----------------------

                  Effective January 1, 2001, the Company adopted Statement of Financial  Accounting  Standards No. 133,  "Accounting
                  for  Derivative  Instruments  and Hedging  Activities,"  as amended by SFAS 137 and SFAS 138  (collectively  "SFAS
                  133").  Derivative  instruments  held by the Company  consist of equity  option  contracts  utilized to manage the economic risks associated with the guaranteed  minimum death benefits ("GMDB").  These derivative  instruments are carried at fair value.  Realized and  unrealized  gains and losses are reported in the  Consolidated  Statement of
                  Income,  consistent with the item being hedged, as a component of return credited to contractowners.  The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20,  "Recognition of
                  Interest Income and Impairment on Purchased and Retained  Beneficial  Interests in Securitized  Financial Assets."
                  Under the  consensus,  investors  in certain  asset-backed  securities  are  required  to record  changes in their estimated  yield on a prospective  basis and to evaluate these  securities for an other than temporary  decline in value.  If the fair value of the  asset-backed  security has declined below its carrying amount and the decline is determined  to be other than  temporary,  the security is written  down to fair value.  The adoption of EITF Issue
                  99-20 did not have a significant effect on the Company's financial statements.

         C.       Future Accounting Standard
                  --------------------------

                  In July 2001,  the  Financial  Accounting  Standards  Board  ("FASB")  issued  Statement of  Financial  Accounting
                  Standards.  No. 142  "Accounting  for Goodwill and  Intangible  Assets."  ("SFAS  142").  Under the new  standard, goodwill and intangible  assets deemed to have indefinite lives will no longer be amortized but will be subject to annual  impairment  tests in  accordance  with the new  standard.  Other  intangible  assets  will  continue to be amortized over their useful lives.

                  The Company will apply the new rules on the accounting for goodwill and other  intangible  assets beginning in the first quarter of 2002.  The Company is still  assessing the impact of the new standard,  however,  the adoption of
                  SFAS 142 is not expected to have a significant impact on the Company's financial statements.

         D.       Investments
                  -----------

                  The Company has classified its fixed maturity investments as available-for-sale  and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

                  The Company has classified its mutual fund investments held in support of a deferred  compensation  plan (see Note
                  13) as  available-for-sale.  Such  investments  are  carried at fair value with  changes in  unrealized  gains and losses reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized gains and losses on disposal of investments are determined by the specific  identification method and are included in revenues.

         E.       Derivative Instruments
                  ----------------------

                  The Company uses derivative  instruments  which consist of equity option  contracts for risk management  purposes, and not for trading or  speculation.  The Company  economically  hedges the GMDB exposure  associated  with market value fluctuations.

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Based on  criteria  described  in SFAS 133,  the  Company's  hedges do not  qualify  as  "effective"  hedges  and, therefore,  hedge  accounting  may not be applied.  Accordingly,  the derivative  investments  are carried at fair value  with  changes  in  unrealized  gains and losses  being  recorded  in income.  As such,  both  realized  and unrealized gains and losses are reported in the Consolidated Statements of Income,  consistent with the item being hedged, as a component of return credited to contractowners.

         F.       Cash Equivalents
                  ----------------

                  The Company  considers all highly liquid time deposits,  commercial  paper and money market mutual funds purchased with a maturity at date of acquisition of three months or less to be cash equivalents.

         G.       Fair Values of Financial Instruments
                  ------------------------------------

                  The methods and assumptions used to determine the fair value of financial instruments are as follows:

                  Fair values of fixed  maturities with active markets are based on quoted market prices.  For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

                  Fair values of equity securities are based on quoted market prices.

                  The fair value of derivative instruments is determined based on the current value of the underlying index.

                  The carrying value of cash and cash equivalents  (cost)  approximates  fair value due to the short-term  nature of these investments.

                  The carrying value of short-term  borrowings (cost)  approximates fair value due to the short-term nature of these liabilities.

                  Fair  values of certain  financial  instruments,  such as future  fees  payable to ASI and  surplus  notes are not readily determinable and are excluded from fair value disclosure requirements.

         H.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the purchase  price of  $6,000,000 less  accumulated  amortization.  The cost of the  licenses is being  amortized on a  straight-line  basis over 40 years.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         I.       Software Capitalization
                  -----------------------

                  The Company  capitalizes  certain costs  associated  with  internal use software in  accordance  with the American
                  Institute of  Certified  Public  Accountants  Statement of Position  98-1,  "Accounting  for the Costs of Software
                  Developed or Obtained for Internal Use" ("SOP 98-1").  SOP 98-1, which was adopted  prospectively as of January 1,
                  1999,  requires the  capitalization of certain costs incurred in connection with developing or obtaining  internal use software.  Prior to the adoption of SOP 98-1, the Company  expensed all internal use software related costs as incurred.  Details  of  the  capitalized  software  costs,  which  are  included  in  fixed  assets,  and  related amortization for the years ended December 31, are as follows:

                  (table in thousands)                                  2001          2000         1999
                                                                        ----          ----         ----
                  Balance at beginning of year                        $    7,212   $    2,920    $        -
                  Software costs capitalized during the year               5,210        4,804         3,035
                  Software costs amortized during the year               (2,660)        (512)         (115)
                                                                     -----------  -----------   -----------
                  Balance at end of year                              $    9,762   $    7,212    $    2,920
                                                                     ===========  ===========   ===========

                  Capitalized software costs are amortized on a straight-line basis over three years.

         J.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return filed by Skandia  U.S.  Inc. and its U.S.
                  subsidiaries.  In accordance  with the tax sharing  agreement,  the federal  income tax provision is computed on a separate return basis as adjusted for  consolidated  items.  Pursuant to the terms of this agreement,  the Company has the right to recover the value of losses utilized by the  consolidated  group in the year of  utilization.  To the extent the Company  generates  income in future years,  the Company is entitled to offset future taxes on that income through the application of its loss carryforward generated in the current year.

                  Deferred income taxes reflect the net tax effects of temporary  differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         K.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges against  contractowner  account values for mortality and expense risks,  administration  fees,  surrender charges and an annual maintenance fee per contract.
                  Benefit reserves for variable annuity  contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Fee income from mutual fund  organizations  is realized based on assets under management.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Revenues for variable immediate annuity and supplementary  contracts with and without life  contingencies  consist of certain charges against  contractowner  account values including mortality and expense risks and administration fees. Benefit reserves for variable  immediate annuity contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Revenues for market value  adjusted  fixed annuity  contracts consist of separate  account  investment  income reduced by benefit payments and changes in reserves in support of contractowner  obligations,  all of which are included in return credited to contractowners.  Benefit reserves for these contracts represent the account value of the contracts,  and are included in the general account reserve for future contractowner benefits to the extent in excess of the separate account assets.

                  Revenues for fixed immediate annuity and fixed supplementary  contracts without life contingencies  consist of net investment  income.  Revenues for fixed  immediate  annuity  contracts with life  contingencies  consist of single premium  payments  recognized as annuity  considerations  when received.  Benefit reserves for these contracts are based on applicable  actuarial  standards with assumed  interest rates that vary by issue year.  Assumed  interest rates ranged from 6.25% to 8.25% at December 31, 2001 and 2000.

                  Revenues for variable  life  insurance  contracts  consist of charges  against  contractowner  account  values for mortality  and expense risk fees,  administration  fees,  cost of insurance  fees,  taxes and  surrender  charges.
                  Certain  contracts also include charges against premium to pay state premium taxes.  Benefit reserves for variable life  insurance  contracts  represent the account value of the contracts and are included in the separate  account liabilities.

         L.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new business,  which vary with and are primarily related to the production of new business, are being deferred, net of reinsurance.  These costs include commissions,  costs of contract issuance, and certain selling  expenses that vary with production.  These costs are being amortized  generally in proportion to expected gross  profits  from  surrender  charges,  policy and asset based fees and  mortality  and expense  margins.  This amortization is adjusted  retrospectively  and prospectively when estimates of current and future gross profits to be realized from a group of products are revised.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Details of the  deferred  acquisition  costs and  related  amortization  for the years ended  December  31, are as follows:

                  (in thousands)                                   2001           2000            1999
                                                                   ----           ----            ----
                  Balance at beginning of year                $  1,398,192    $  1,087,705   $    721,507
                  Acquisition costs deferred during the year
                                                                   209,136         495,103        450,059
                  Acquisition costs amortized during the
                       year                                       (224,047)       (184,616)       (83,861)
                                                              -------------   -------------  -------------
                  Balance at end of year                      $  1,383,281    $  1,398,192   $  1,087,705
                                                              ============    ============   ============

         M.       Reinsurance
                  -----------

                  The Company cedes reinsurance under modified  co-insurance  arrangements.  These reinsurance  arrangements provide additional  capacity  for growth in  supporting  the cash flow  strain  from the  Company's  variable  annuity and variable life insurance business.  The reinsurance is effected under quota share contracts.

                  The Company reinsured its exposure to market fluctuations  associated with its GMDB liability in the first half of
                  1999. Under this reinsurance  agreement,  the Company ceded premiums of approximately  $2,945,000;  received claim reimbursements of approximately $242,000;  and, recorded a decrease in ceded reserves of approximately  $2,763,000 in 1999.

At December 31, 2001 and 2000, in accordance with the provisions of modified coinsurance agreements, the Company accrued approximately
                  $7,733,000 and $4,339,000, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

         N.       Translation of Foreign Currency
                  -------------------------------

The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency.  Assets and liabilities are translated at the exchange rate in effect at each year-end.  Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year.  Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

         O.       Separate Accounts
                  -----------------

                  Assets and liabilities in Separate  Accounts are included as separate  captions in the consolidated  statements of financial  condition.  Separate  Account  assets  consist  principally  of long term bonds,  investments in mutual funds,  short-term  securities  and  cash and cash  equivalents,  all of which  are  carried  at fair  value.  The investments are managed predominately through the Company's investment advisory affiliate,

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  American Skandia  Investment  Services,  Inc.  ("ASISI"),  utilizing  various fund managers as  sub-advisors.  The remaining  investments are managed by independent  investment firms. The contractowner has the option of directing funds to a wide variety of investment  options,  most of which invest in mutual funds.  The investment risk on the variable  portion of a contract is borne by the  contractowner.  Fixed  options with minimum  guaranteed  interest rates are also available.  The Company bears the credit risk  associated  with the investments  that support these fixed options.

                  Included in Separate  Account  liabilities are reserves of  approximately  $1,092,944,000  and  $1,059,987,000  at
                  December 31, 2001 and 2000, respectively,  relating to annuity contracts for which the contractowner is guaranteed a fixed rate of return.  Separate Account assets of approximately  $1,092,944,000  and  $1,059,987,000 at December
                  31, 2001 and 2000,  respectively,  consisting of long term bonds,  short-term  securities,  transfers due from the general account and cash and cash equivalents are held in support of these annuity obligations,  pursuant to state regulation.

         P.       Estimates
                  ---------

                  The  preparation of financial  statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting  period.  The more  significant  estimates and assumptions  are  related  to  deferred  acquisition  costs and  involve  policy  lapses,  investment  return  and maintenance expenses.  Actual results could differ from those estimates.

3.       COMPREHENSIVE INCOME

         The components of comprehensive income, net of tax, for the years ended December 31 were as follows:

         (table in thousands)                                                 2001        2000       1999
                                                                              ----        ----       ----
         Net income                                                        $  33,099  $  64,817   $  76,169
         Other comprehensive income:
            Unrealized investment losses on available sale securities
                                                                                (448)    (1,681)     (3,438)
            Reclassification adjustment for realized losses (gains)
              included in investment income                                      173      2,957        (660)
                                                                           ---------  ---------   ----------
            Net unrealized gains (losses) on securities                         (275)     1,276      (4,098)
            Foreign currency translation                                         (67)       (66)        456
                                                                           ---------- ----------  ---------
         Other comprehensive (loss) income                                      (342)     1,210      (3,642)
                                                                           ---------- ---------   ----------
         Comprehensive income                                              $  32,757  $  66,027   $  72,527
                                                                           =========  =========   =========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       COMPREHENSIVE INCOME (continued)

         Other comprehensive (loss) income is shown net of tax (benefit) expense of approximately ($184) thousand,  $651 thousand and
         ($1,961) thousand for 2001, 2000 and 1999 respectively.

         The components of accumulated other comprehensive income, net of tax, as of December 31 were as follows:

         (table in thousands)                                                  2001         2000
                                                                               ----         ----
         Unrealized investment gains                                           $  746    $  1,021
         Foreign currency translation                                              15          82
                                                                               ------    --------
         Accumulated other comprehensive income                                $  761    $  1,103
                                                                               ======    ========

4.       INVESTMENTS

         The amortized  cost,  gross  unrealized  gains and losses and estimated fair value of fixed  maturities and  investments in equity  securities  as of December 31, 2001 and 2000 are shown  below.  All  securities  held at December 31, 2001 and 2000 were publicly traded.

         Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                      -------          -----           -----       -------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          ======      ========

         The amortized  cost and fair value of fixed  maturities,  by  contractual  maturity,  at December 31, 2001 are shown below.
         Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                       Amortized
         (table in thousands)                             Cost      Fair Value
                                                          ----      ----------
         Due in one year or less                      $    14,755   $    14,784
         Due after one through five years                 232,199       235,845
         Due after five through ten years                  92,984        94,289
         Due after ten years                               16,944        17,913
                                                      -----------   -----------
           Total                                      $   356,882   $   362,831
                                                      ===========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS (continued)

         Investments in fixed maturities as of December 31, 2000 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    206,041   $      4,445   $        (11)  $    210,475
         Foreign government obligations                  2,791            195              -          2,986
         Obligations of state and political
              subdivisions                                 253              1              -            254
         Corporate securities                           72,237          1,565         (1,809)        71,993
                                                  ------------   ------------   -------------  ------------
              Totals                              $    281,322   $      6,206   $     (1,820)  $    285,708
                                                  ============   ============   =============  ============

         Proceeds from sales of fixed maturities during 2001, 2000 and 1999 and were  approximately  $386,816,000,  $302,632,000 and
         $32,196,000,  respectively.  Proceeds from maturities during 2001, 2000 and 1999 were approximately $4,000,000,  $1,104,000 and $4,030,000,  respectively.  The cost, gross unrealized  gains/losses and fair value of investments in equity securities at December 31are shown below:

         (table in thousands)                              Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2001                             $  49,886       $   122       $(4,925)       $45,083
         2000                             $  23,218       $   372       $(3,188)       $20,402

         Net realized investment gains (losses) were as follows for the years ended December 31:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                  $  7,597      $  1,002       $    253
           Gross losses                                   (4,387)       (3,450)          (228)

         Investment in equity securities:
           Gross gains                                     1,910         1,913            990
           Gross losses                                   (4,192)         (153)          (437)
                                                        ---------     ---------      ---------
              Totals                                    $    928      $   (688)      $    578
                                                        ========      =========      ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities                              $  18,788     $  13,502      $   9,461
         Cash and cash equivalents                           773         5,154          2,159
         Investment in equity securities                     622            99             32
         Policy loans                                        244            97             31
         Derivative instruments                                -        (6,939)        (1,036)
                                                      ----------    -----------    -----------
         Total investment income                          20,427        11,913         10,647
         Investment expenses                                (301)         (257)          (206)
                                                      -----------   -----------    -----------
         Net investment income                         $  20,126     $  11,656      $  10,441
                                                       ==========    ============   =========

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Current tax (benefit) expense                $   (39,047)  $   (29,244)   $    41,248
         Deferred tax expense (benefit)                    46,215        60,023        (10,904)
                                                      -----------   -----------    ------------
           Total income tax expense                   $     7,168   $    30,779    $    30,344
                                                      ===========   ===========    ===========

         Deferred tax assets (liabilities) include the following at December 31:

         (table in thousands)                              2001          2000
                                                           ----          ----
         Deferred tax assets:
           GAAP to tax reserve differences             $   241,503   $   382,826
           Future fees payable to ASI                       63,240             -
           Deferred compensation                            20,520        17,869
           Net operating loss carryforward                  14,372             -
           Surplus notes interest                            9,040         5,536
           AMT credit carryforward                           5,451             -
           Other                                             1,114           907
                                                       -----------   -----------
              Total deferred tax assets                    355,240       407,138
                                                       -----------   -----------

         Deferred tax liabilities:
           Deferred acquisition costs                     (404,758)     (411,417)
           Internal use software                            (3,417)       (2,524)
           Policy fees                                      (1,634)       (1,551)
           Net unrealized gains                               (411)         (595)
              Total deferred tax liabilities              (410,220)     (416,087)
                                                       ------------  ------------
                Net deferred tax asset (liability)     $   (54,980)  $    (8,949)
                                                       ============  ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         The income tax expense  was  different  from the amount  computed by  applying  the  federal  statutory  tax rate of 35% to pre-tax income from continuing operations as follows:

         (table in thousands)                                          2001          2000          1999
                                                                       ----          ----          ----
         Income (loss) before taxes
           Domestic                                                $   42,886    $   98,136    $  109,036
           Foreign                                                     (2,619)       (2,540)       (2,523)
                                                                   -----------   -----------   -----------
           Total                                                       40,267        95,596       106,513
           Income tax rate                                                 35%           35%           35%
                                                                   -----------   -----------   -----------
         Tax expense at federal statutory income tax rate              14,094        33,459        37,280

         Tax effect of:
           Dividend received deduction                                 (8,400)       (7,350)       (9,572)
           Losses of foreign subsidiary                                   917           889           883
           Meals and entertainment                                        603           841           664
           State income taxes                                             (62)         (524)        1,071
           Other                                                           16         3,464            18
                                                                   ----------    ----------    ----------
              Income tax expense                                   $    7,168    $   30,779    $   30,344
                                                                   ==========    ==========    ==========

         The Company's net operating loss  carryforwards,  totaling  approximately  $41,063,000 at December 31, 2001, will expire in
         2016.

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain operating costs (including personnel,  rental of office space,  furniture,  and equipment) have been charged to the
         Company at cost by American Skandia  Information  Services and Technology  Corporation  ("ASIST"),  an affiliated  company.
         The Company has also charged  operating costs to several of its  affiliates.  The total cost to the Company for these items was  approximately  $6,179,000,  $13,974,000  and  $11,136,000 in 2001,  2000 and 1999,  respectively.  Income received for these items was approximately $13,166,000, $11,186,000 and $3,919,000 in 2001, 2000 and 1999, respectively.

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution  related costs  associated with the sales of business through an investment firm where ASM serves as an introducing  broker dealer.  Under this agreement,  the expenses reimbursed were approximately  $6,391,000,  $5,842,000 and $1,441,000 in 2001, 2000 and 1999, respectively.  As of December
         31, 2001 and 2000, amounts receivable under this agreement were approximately $639,000 and $492,000, respectively.

                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

         The proceeds from the transfers  have been recorded as a liability  and are being  amortized  over the remaining  surrender charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection  with these  transactions,  ASI,  through  special purpose  trusts,  issued  collateralized  notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the Purchase  Agreements,  the rights  transferred  provide for ASI to receive a percentage (60%, 80% or
         100% depending on the underlying  commission option) of future mortality and expense charges and contingent  deferred sales charges,  after  reinsurance,  expected  to be  realized  over the  remaining  surrender  charge  period of the  designated contracts (generally 6 to 8 years).

         Payments,  representing  fees and  charges  in the  aggregate  amount,  of  approximately  $207,731,000,  $219,454,000  and
         $131,420,000  were  made by the  Company  to ASI in  2001,  2000  and  1999,  respectively.  Related  interest  expense  of approximately  $59,873,000,  $70,667,000  and  $52,840,000  has been  included in the  statement  of income for 2001,  2000 and1999, respectively.

         The  Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the Company becomes subject to an order of liquidation or  rehabilitation,  the  Commissioner  has the ability to stop the payments due to ASI under the Purchase Agreement subject to certain terms and conditions.

         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI (continued)

         The present values of the transactions as of the respective effective date were as follows:

                           Closing      Effective       Contract Issue        Discount       Present
        Transaction         Date          Date              Period              Rate          Value
        -----------         ----          ----              ------              ----          -----

           1996-1          12/17/96        9/1/96        1/1/94 - 6/30/96       7.5%           $50,221
           1997-1           7/23/97        6/1/97        3/1/96 - 4/30/97       7.5%            58,767
           1997-2          12/30/97       12/1/97        5/1/95 - 12/31/96      7.5%            77,552
           1997-3          12/30/97       12/1/97        5/1/96 - 10/31/97      7.5%            58,193
           1998-1           6/30/98        6/1/98        1/1/97 - 5/31/98       7.5%            61,180
           1998-2          11/10/98       10/1/98        5/1/97 - 8/31/98       7.0%            68,573
           1998-3          12/30/98       12/1/98        7/1/96 - 10/31/98      7.0%            40,128
           1999-1           6/23/99        6/1/99        4/1/94 - 4/30/99       7.5%           120,632
           1999-2          12/14/99       10/1/99       11/1/98 - 7/31/99       7.5%           145,078
           2000-1           3/22/00        2/1/00        8/1/99 - 1/31/00       7.5%           169,459
           2000-2           7/18/00        6/1/00        2/1/00 - 4/30/00      7.25%            92,399
           2000-3          12/28/00       12/1/00        5/1/00 - 10/31/00     7.25%           107,291
           2000-4          12/28/00       12/1/00        1/1/98 - 10/31/00     7.25%           107,139

         Expected payments of future fees payable to ASI as of December 31, 2001 are as follows:

           (table in thousands)           Year             Amount
                                          ----             ------

                                          2002      $   175,357
                                          2003          171,345
                                          2004          156,842
                                          2005          132,702
                                          2006          102,188
                                          2007           50,821
                                          2008            7,800
                                                    -----------
                                          Total         $797,055
                                                        ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

9.       LEASES

         The Company leases office space under a lease  agreement  established in 1989 with ASIST.  The Company entered into a lease agreement for office space in  Westminster,  Colorado,  effective  January 1, 2001.  Lease expense for 2001,  2000 and 1999 was  approximately  $8,404,000,  $6,593,000  and  $5,003,000,  respectively.  Future minimum lease payments per year and in aggregate as of December 31, 2001 are as follows:

              (table in thousands)       2002                          $   7,913
                                         2003                              8,087
                                         2004                              8,570
                                         2005                              8,609
                                         2006                              8,698
                                         2007 and thereafter              41,711
                                                                       ---------
                                         Total                         $  83,588
                                                                       =========

10.      RESTRICTED ASSETS

         To comply with certain state insurance  departments'  requirements,  the Company maintains cash, bonds and notes on deposit with various  states.  The carrying  value of these  deposits  amounted to  approximately  $4,822,000  and $4,636,000 as of
         December  31,  2001  and  2000,  respectively.  These  deposits  are  required  to be  maintained  for  the  protection  of contractowners within the individual states.

11.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory  basis  shareholder's  equity was  approximately  $226,780,000  and  $342,804,000  at December 31, 2001 and 2000,
         respectively.

         The Company  incurred  statutory  basis net losses for 2001 of  approximately  $121,957,000  due  primarily to  significant declines in the equity  markets  during the year as well as increased  levels of operating  expenses  relative to revenues.
         Statutory basis net income for 2000 was $11,550,000, as compared to losses of $17,672,000 in 1999.

         Under  various  state  insurance  laws,  the maximum  amount of dividends  that can be paid to  shareholders  without prior approval of the state  insurance  department  is subject to  restrictions  relating to statutory  surplus and net gain from operations.  At December 31, 2001, no amounts may be distributed without prior approval.

         On November 8, 1999,  the Board of Directors  authorized  the Company to increase  the par value of its capital  stock from
         $80 per share to $100 per share in order to comply with minimum  capital  levels as required by the  California  Department of Insurance.  This  transaction  resulted in a corresponding  decrease in paid in and contributed  surplus of $500,000 and had no effect on capital and surplus.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

12.      STATUTORY ACCOUNTING PRACTICES

         The Company  prepares its statutory basis financial  statements in accordance with accounting  practices  prescribed by the
         State  of  Connecticut  Insurance  Department.  Prescribed  statutory  accounting  practices  include  publications  of the
         National  Association of Insurance  Commissioners  (NAIC),  as well as state laws,  regulations and general  administrative rules.

         The NAIC adopted the  Codification  of Statutory  Accounting  Principles  (Codification)  in March 1998. The effective date for  codification  was January 1, 2001. The Company's  state of domicile,  Connecticut,  has adopted  codification  and the
         Company has made the  necessary  changes in its  statutory  accounting  and  reporting  required  for  implementation.  The overall impact of adopting  codification  was a one-time,  cumulative  change in accounting  benefit  recorded  directly in statutory surplus of approximately $12,047,000.

         In addition,  during 2001,  based on a  recommendation  from the State of  Connecticut  Insurance  Department,  the Company
         changed its statutory  method of accounting for its liability  associated with  securitized  variable  annuity fees.  Under the new method of accounting,  the liability for securitized  fees is established  consistent with the method of accounting for the liability  associated with variable annuity fees ceded under reinsurance  contracts.  This equates to the statutory liability at any valuation date being equal to the  Commissioners  Annuity Reserve  Valuation Method (CARVM) offset related to the  securitized  contracts.  The impact of this change in  accounting,  representing  the  difference  in the liability calculated  under the old method  versus the new method as of January 1,  2001,  was  reported  as a  cumulative  effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215,000.

13.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially  all employees are eligible.  Under this plan, the Company  provides a 50% match on  employees'  contributions  up to 6% of an  employee's  salary  (for an  aggregate  match of up to 3% of the employee's  salary).  Additionally,  the Company may contribute  additional  amounts based on  profitability of the Company and  certain  of its  affiliates.  Company  contributions  to this plan on behalf of the  participants  were  approximately
         $2,738,000, $3,734,000 and $3,164,000 in 2001, 2000 and 1999, respectively.

         The  Company  has a  deferred  compensation  plan,  which is  available  to the field  marketing  staff and  certain  other employees.  Company  contributions to this plan on behalf of the participants  were  approximately  $345,000,  $399,000 and
         $193,000 in 2001, 2000 and 1999, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

13.      EMPLOYEE BENEFITS (continued)

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to executive  officers and other  personnel.  The Company and certain  affiliates  also have a profit sharing  program,  which benefits all employees  below the officer level.  These programs  consist of multiple plans with new plans  instituted each year.  Generally,  participants  must remain  employed by the Company or its  affiliates at the time such units are payable in order to receive any  payments  under the  programs.  The accrued  liability  representing  the value of these units was approximately  $13,645,000  and $31,632,000 as of December 31, 2001 and 2000,  respectively.  Payments under these programs were approximately $8,377,000, $13,542,000, and $4,079,000 in 2001, 2000 and 1999, respectively.

14.      REINSURANCE

         The Company  cedes  insurance to other  insurers in order to limit its risk  exposure.  Such  transfer does not relieve the
         Company of its primary  liability and, as such,  failure of reinsurers to honor their  obligation could result in losses to the Company.  The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

         The effect of reinsurance for the 2001, 2000 and 1999 was as follows:

         (table in thousands)

        2001                                                             Gross         Ceded           Net
        ----                                                             -----         -----           ---
        Annuity and life insurance charges and fees                  $   430,913    $   (52,220)  $   378,693
        Change in annuity and life insurance policy reserves         $   (35,835)   $    (4,063)  $   (39,898)
        Return credited to contractowners                            $    16,741    $        92   $    16,833

        2000
        ----
        Annuity and life insurance charges and fees                  $   477,802    $   (53,224)  $   424,578
        Change in annuity and life insurance policy reserves         $    45,784    $      (766)  $    45,018
        Return credited to contractowners                            $    13,607    $    (4,561)  $     9,046

        1999
        ----
        Annuity and life insurance charges and fees                  $   326,670    $   (36,681)  $   289,989
        Change in annuity and life insurance policy reserves         $     4,151    $    (1,073)  $     3,078
        Return credited to contractowners                            $    (1,382)   $      (257)  $    (1,639)

         In December 2000, the Company  entered into a modified  coinsurance  agreement with SICL covering  certain  contracts  issued since January 1996. The impact of this treaty to the Company was a pre tax loss of  approximately  $4,917,000 in 2001 and pre tax income of  approximately  $7,067,453 in 2000. At December 31, 2001 and 2000,  approximately  $12,983,000  and $6,109,000, respectively, was payable to SICL under this agreement.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

15.      SURPLUS NOTES

         The Company has issued  surplus notes to ASI in exchange for cash.  Surplus notes  outstanding  as of December 31, 2001 and
         2000, and interest expense for 2001, 2000 and 1999 were as follows:

                                                     Liability as of
         (table in thousands)                         December 31,                    Interest Expense
                                   Interest                                            For the Years
            Note Issue Date          Rate          2001          2000          2001         2000         1999
         ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
         ----------------------    ---------     ----------

         February 18, 1994           7.28%               -             -             -          732          738
         March 28, 1994              7.90%               -             -             -          794          801
         September 30, 1994          9.13%               -        15,000         1,282        1,392        1,389
         December 28, 1994           9.78%               -             -             -            -        1,308
         December 19, 1995           7.52%          10,000        10,000           763          765          762
         December 20, 1995           7.49%          15,000        15,000         1,139        1,142        1,139
         December 22, 1995           7.47%           9,000         9,000           682          684          682
         June 28, 1996               8.41%          40,000        40,000         3,411        3,420        3,411
         December 30, 1996           8.03%          70,000        70,000         5,699        5,715        5,698
                                                 ----------    ----------    ---------    ---------    ---------
                                                 ----------    ----------    ---------    ---------    ---------

         Total                                    $144,000      $159,000       $12,976      $14,644      $15,928
                                                 ==========    ==========    =========    =========    =========

         On December 3, 2001, a surplus note,  dated September 30, 1994, for $15,000,000 was repaid.  On December 27, 2000,  surplus notes for  $10,000,000,  dated  February 18, 1994,  and  $10,000,000,  dated March 28, 1994,  were repaid.  On December 10,
         1999, a surplus note,  dated December 28, 1994, for $14,000,000  was repaid.  All surplus notes mature seven years from the issue date.

         Payment of interest and repayment of principal  for these notes is subject to certain  conditions  and require  approval by the Insurance  Commissioner  of the State of  Connecticut.  At December 31, 2001 and 2000,  approximately  $25,829,000  and
         $15,816,000, respectively, of accrued interest on surplus notes was not approved for payment under these criteria.

16.      SHORT-TERM BORROWING

         The Company had a  $10,000,000  short-term  loan payable to ASI at December  31, 2001 and 2000 as part of a revolving  loan agreement.  The loan has an interest  rate of 3.67% and matures on March 12, 2002.  The total related  interest  expense to the Company was  approximately  $522,000,  $687,000 and $585,000 in 2001,  2000 and 1999,  respectively.  Accrued  interest payable was approximately $113,000 and $222,000 as of December 31, 2001 and 2000, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

17.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately 99% of the Company's separate account  liabilities are subject to discretionary  withdrawal by contractowners at market value or with market value  adjustment.  Separate  account assets,  which are carried at fair value, are adequate to pay such  withdrawals,  which are generally  subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

18.      RESTRUCTURING CHARGES

         On March 22, 2001,  and  December 3, 2001,  the Company  announced  separate  plans to reduce  expenses to better align its operating  infrastructure  with  the  current  investment  market  environment.  As part of the two  plans,  the  Company's workforce was reduced by approximately  140 positions and 115 positions,  respectively,  affecting  substantially all areas of the  Company.  Estimated  pre-tax  severance  benefits  of  approximately  $8,500,000  have been  charged  against  2001 operations  related to these  reductions.  These charges have been reported in the  Consolidated  Statements of Income as a
         component  of  Underwriting,   Acquisition  and  Other  Insurance  Expenses.   As  of  December  31,  2001,  the  remaining
         restructuring liability, relating primarily to the December 3, 2001 plan, was approximately $4,104,000.

19.      COMMITMENTS AND CONTINGENT LIABILITIES

         As of the date of this filing,  the Company is not involved in any legal proceedings  outside of the ordinary course of its business  operations.  The Company is involved in pending and threatened  legal  proceedings in the ordinary  course of its
         business   operations.   While  the  outcome  of  these  legal  proceedings  cannot  be  determined  at  this  time,  after consideration  of  the  defenses  available  to the  Company,  applicable  insurance  coverage  and  any  related  reserves established,  these legal  proceedings  are not  expected to result in  liability  for  amounts  material to the  financial condition of the Company, although they may adversely affect results of operations in future periods.

20.      SEGMENT REPORTING

         In recent  years,  in order to complete  the array of products  offered by the  Company and its  affiliates  to meet a wide variety of financial  planning,  the Company  developed  variable  life  insurance and  qualified  retirement  plan annuity products.  Assets under management and sales for products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures  as required by SFAS 131,  "Disclosures  about  Segments of an Enterprise  and Related
         Information,"  and the  Company  does not  anticipate  that they will do so in the future due to a change in the  Company's strategy.  On March 15,  2002,  the  Company  announced  that it will no longer  accept  new  business  for the  funding of qualified  retirement  plans,  effective July 31, 2002 and will not accept  applications for it's flexible premium variable insurance  products that are signed after April 1, 2002 or received after April 15, 2002.  The Company  intends to continue to accept additional  contributions to existing qualified plans, to service and accept additional premiums for its existing flexible  premium  variable  insurance  contracts,  and to  continue  to offer and sell its single  premium  variable  life insurance products.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   131,096   $   128,665    $   114,714    $   117,854
        Net investment income*                           5,381         4,997          5,006          4,742
        Net realized capital gains (losses)              1,902           373            376         (1,723)
                                                  ------------  ------------   ------------   -------------
        Total revenues                                 138,379       134,035        120,096        120,873
        Benefits and expenses*                         122,940       110,644        115,313        124,219
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              15,439        23,391          4,783         (3,346)
        Income taxes                                     4,034         7,451           (480)        (3,837)
                                                  ------------  ------------   -------------  -------------
        Net income                                 $    11,405   $    15,940    $     5,263    $       491
                                                  ============  ============   ============   ============

        *     For the quarters  ended March 31, 2001,  June 30, 2001 and  September  30, 2001,  the Company had reported  investment
              performance   associated  with  its  derivatives  as  net  investment  income.  The  above  presentation   reflects  a
              reclassification of these amounts to benefits and expenses.

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   137,255   $   139,317    $   147,923    $   136,159
        Net investment income                            2,876         3,628          4,186            966
        Net realized capital gains (losses)                729        (1,436)          (858)           877
                                                  ------------  -------------  -------------  ------------
        Total revenues                                 140,860       141,509        151,251        138,002
        Benefits and expenses                          106,641       121,356        137,514        110,515
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              34,219        20,153         13,737         27,487
        Income taxes                                    10,038         5,225          3,167         12,349
                                                  ------------  ------------   ------------   ------------
        Net income                                 $    24,181   $    14,928    $    10,570    $    15,138
                                                  ============  ============   ============   ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          1999                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $    78,509   $    88,435    $    97,955    $   111,443
        Net investment income                            2,654         2,842          2,735          2,210
        Net realized capital gains                         295            25            206             52
        Total revenues                                  81,458        91,302        100,896        113,705
        Benefits and expenses                           64,204        67,803         71,597         77,244
        Pre-tax net income                              17,254        23,499         29,299         36,461
        Income taxes                                     3,844         7,142          7,898         11,460
        Net income                                 $    13,410   $    16,357    $    21,401    $    25,001
                                                  ============  ============   ============   ============

                               APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

The Sub-accounts of Separate Account B were in operation prior to December 31, 2001.  However, no financial information is available for the Sub-accounts reflecting the Insurance Charge for this Annuity as it has only been publicly offered since January
17, 2002.

                                        APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000  initial  Purchase  Payment is made. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account  Value is maintained in the variable  investment  options.  The formula for  determining  the Enhanced  Beneficiary
Protection Optional Death Benefit is as follows:

                                  Account Value of variable
                               investment options plus Interim
           Growth =             Value of Fixed Allocations (no                        Purchase Payments - proportional
                                         MVA applies)                   minus                   withdrawals

Example with market increase
Assume that the Owner has made no withdrawals  and that the Account Value has been  increasing due to positive  market  performance.
On the date we receive  due proof of death,  the  Account  Value is  $75,000.  The basic  Death  Benefit is  calculated  as Purchase
Payments minus proportional  withdrawals,  or Account Value, which ever is greater.  Therefore,  the basic Death Benefit is equal to
$75,000.  The Enhanced  Beneficiary  Protection  Optional Death Benefit is equal to the amount payable under the basic Death Benefit
($75,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $75,000 - [$50,000 - $0]
                  =        $25,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $25,000 * 0.40
                  =        $10,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $85,000

Examples with market decline
Assume  that the  Owner  has made no  withdrawals  and that  the  Account  Value  has been  decreasing  due to  declines  in  market performance.  On the date we receive due proof of death,  the Account  Value is $45,000.  The basic Death  Benefit is  calculated as
Purchase Payments minus proportional  withdrawals,  or Account Value, which ever is greater.  Therefore,  the basic Death Benefit is equal to $50,000.  The Enhanced  Beneficiary  Protection Optional Death Benefit is equal to the amount payable under the basic Death
Benefit ($50,000) PLUS the "Growth" under the Annuity.

         Growth   =        $45,000 - [$50,000 - $0]
                  =        $-5,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  NO BENEFIT IS PAYABLE

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $50,000

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Example with market increase and withdrawals
Assume that the Account Value has been increasing due to positive  market  performance and the Owner made a withdrawal of $15,000 in
Annuity Year 5 when the Account  Value was $75,000.  On the date we receive due proof of death,  the Account  Value is $90,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals,  or Account Value,  which ever is greater.
Therefore,  the basic Death Benefit is equal to $90,000.  The Enhanced  Beneficiary  Protection  Optional  Death Benefit is equal to the amount payable under the basic Death Benefit ($90,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $90,000 - [$50,000 - ($50,000 * $15,000/$75,000)]
                  =        $90,000 - [$50,000 - $10,000]
                  =        $90,000 - $40,000
                  =        $50,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $50,000 * 0.40
                  =        $20,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $110,000

Examples of Highest Anniversary Value Death Benefit Calculation
The  following  are examples of how the Highest  Anniversary  Value Death  Benefit is  calculated.  Each example  assumes an initial
Purchase  Payment of  $50,000.  Each  example  assumes  that there is one Owner who is age 70 on the Issue Date and that all Account
Value is maintained in the variable investment options.

Example with market increase and death before Death Benefit Target Date
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance  and that no withdrawals have been made.  On the date we receive due proof of death,  the Account Value is $75,000;  however,  the  Anniversary  Value on the
5th  anniversary  of the Issue Date was $90,000.  Assume as well that the Owner has died before the Death Benefit  Target Date.  The
Death Benefit is equal to the greater of the Highest  Anniversary  Value or the basic Death Benefit.  The Death Benefit would be the
Highest  Anniversary  Value  ($90,000)  because it is greater  than the amount  that would have been  payable  under the basic Death
Benefit ($75,000).

Example with withdrawals
Assume that the Account Value has been increasing due to positive  market  performance and the Owner made a withdrawal of $15,000 in
Annuity  Year 7 when the  Account  Value was  $75,000.  On the date we receive  due proof of death,  the  Account  Value is $80,000;
however,  the  Anniversary  Value on the 5th  anniversary  of the  Issue  Date was  $90,000.  Assume as well that the Owner has died before the Death  Benefit  Target  Date.  The Death  Benefit is equal to the greater of the Highest  Anniversary  Value or the basic
Death Benefit.

Highest Anniversary Value  = $90,000 - [$90,000 * $15,000/$75,000]
                                    = $90,000 - $18,000
                                    = $72,000

Basic Death Benefit                 = $80,000 - [$80,000 * $15,000/$75,000]
                                    = $80,000 - $16,000
                                    = $64,000

Example with death after Death Benefit Target Date
Assume that the Owner's Account Value has generally been  increasing due to positive market  performance and that no withdrawals had been made prior to the Death  Benefit  Target Date.  Further  assume that the Owner dies after the Death Benefit  Target Date,  when the Account Value is $75,000.  The Highest  Anniversary Value on the Death Benefit Target Date was $80,000;  however,  following the
Death  Benefit  Target  Date,  the Owner made a Purchase  Payment of $15,000 and had taken a  withdrawal  of $5,000 when the Account
Value was  $70,000.  The Death  Benefit is equal to the  greater of the  Highest  Anniversary  Value plus  Purchase  Payments  minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.

Highest Anniversary Value  = $80,000 + $15,000 - [$80,000 * $5,000/$70,000]
                                    = $80,000 + $15,000 - $5,714
                                    = $100,714

Basic Death Benefit                 = $75,000

                                         APPENDIX D - Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

------------------------------------------------------------------------------------------------------------------------------------
The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included as an Appendix to this  Prospectus to help you  understand  the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this  information.  However,  the  information  may be subject to certain  generally  applicable  provisions of the
Federal securities laws regarding accuracy and completeness.
------------------------------------------------------------------------------------------------------------------------------------

The income  tax-free life insurance  payable to your  Beneficiary(ies)  under the Plus40(TM)rider is equal to 40% of the Account Value of your  Annuity  as of the date we  receive  due proof of death,  subject  to certain  adjustments,  restrictions  and  limitations described below.

ELIGIBILITY
The Plus40(TM)rider may be purchased as a rider on your  Annuity.  The Rider must cover those  persons upon whose death the Annuity's death benefit  becomes payable - the Annuity's  owner or owners,  or the Annuitant (in the case of an entity owned Annuity).  If the
Annuity has two Owners,  the Rider's death  benefit is payable upon the first death of such  persons.  If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum  allowable  age to purchase the Plus40(TM)rider is 40; the maximum  allowable age is 75. If the Rider is purchased on two lives,  both persons must meet the age  eligibility  requirements.  The Plus40(TM)rider is not  available to purchasers  who use their
Annuity as a funding  vehicle for a Tax  Sheltered  Annuity (or 403(b)) or as a funding  vehicle for a qualified  plan under Section
401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS
|X|      If you die during the first 24 months  following the  effective  date of the Plus40(TM)rider  (generally,  the Issue Date of your  Annuity),  the death  benefit will be limited to the amount of any charges paid for the Rider while it was in effect.
         While we will return the charges you have paid during the  applicable  period as the death benefit,  your  Beneficiary(ies)
         will receive no  additional  life  insurance  benefit from the Plus40(TM)rider if you die within 24 months of its  effective
                          ----------
         date.

|X|      If you make a Purchase  Payment  within 24 months  prior to the date of death,  the  Account  Value used to  determine  the amount of the death  benefit  will be reduced by the amount of such  Purchase  Payment(s).  If we reduce the death  benefit payable  under the Plus40(TM)rider based on this  provision,  we will return 50% of any charges  paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

|X|      If we apply Credits to your Annuity based on Purchase  Payments,  such Credits are treated as Account Value for purposes of determining  the death  benefit  payable under the Plus40(TM)rider.  However,  if Credits were applied to Purchase  Payments made within 24 months  prior to the date of death,  the Account  Value used to  determine  the amount of the death  benefit will be reduced by the amount of such  Credits.  If we reduce the death  benefit  payable  under the Plus40(TM)rider based on this  provision,  we will  return 50% of any  charges  paid for the Rider  based on such  Credits as an  additional  amount included in the death benefit under the Rider.

|X|      If you become  terminally  ill (as  defined in the Rider)  and elect to  receive a portion  of the  Plus40(TM)rider's  death benefit  under the  Accelerated  Death Benefit  provision,  the amount that will be payable under the Rider upon your death will be reduced.  Please refer to the Accelerated Death Benefit provision described below.

|X|      If  charges  for the  Plus40(TM)rider are due and are  unpaid as of the date the death  benefit  is being  determined,  such charges will be deducted from the amount paid to your Beneficiary(ies).

|X|      If the age of any person  covered  under the Plus40(TM)rider is  misstated,  we will adjust any coverage  under the Rider to conform to the facts. For example,  if, due to the  misstatement,  we overcharged you for coverage under the Rider, we will add any  additional  charges  paid to the  amount  payable  to  your  Beneficiary(ies).  If,  due to the  misstatement,  we undercharged  you for coverage  under the Rider,  we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

|X|

     On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately  after the 95th  birthday),  coverage  will  terminate.  No charge will be made for an Owner  following  the expiry date. If there are two Owners,  the expiry date  applies  separately  to each Owner;  therefore,  coverage  may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT
The Plus40(TM)rider is subject to a Maximum  Death  Benefit  Amount  based on the  Purchase  Payments  applied to your  Annuity.  The
Plus40(TM)rider may also be subject to a Per Life Maximum  Benefit  that is based on all amounts  paid under any annuity  contract we
                                                                                                             ---
issue to you under which you have elected the Plus40(TM)rider or similar life insurance coverage.

|X|      The Maximum  Death  Benefit  Amount is 100% of the Purchase  Payments  increasing  at 5% per year  following  the date each
             -------------------------------
         Purchase  Payment is applied to the  Annuity  until the date of death.  If  Purchase  Payments  are  applied to the Annuity within 24 months prior to the date of death,  the Maximum Death Benefit  Amount is decreased by the amount of such Purchase
         Payments.

|X|      The Per Life Maximum Benefit applies to Purchase  Payments  applied to any such annuity  contracts more than 24 months from
             ------------------------
         the date of death that  exceed  $1,000,000.  If you make  Purchase  Payments  in excess of  $1,000,000,  we will reduce the aggregate death benefit  payable under all Plus40(TM)riders,  or similar riders issued by us, based on the combined amount of
         Purchase  Payments in excess of $1,000,000  multiplied by 40%. If the Per Life Maximum Benefit applies,  we will reduce the amount  payable under each  applicable  Plus40(TM)rider on a pro-rata  basis.  If the Per Life Maximum  Benefit  applies upon your death,  we will return any excess  charges that you paid on the portion of your  Account  Value on which no benefit is payable.  The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION
If you become  terminally  ill,  you may request  that a portion of the death  benefit  payable  under the Plus40(TM)rider be prepaid instead of being paid to your  Beneficiary(ies)  upon your  death.  Subject to our  requirements  and where  allowed by law, we will make a one time, lump sum payment.  Our  requirements  include proof  satisfactory to us, in writing,  of terminal illness after the
Rider's Effective Date.

The maximum we will pay,  before any  reduction,  is the lesser of 50% of the Rider's  death  benefit or  $100,000.  If you elect to accelerate  payment of a portion of the death benefit under the Plus40(TM)rider,  the amount of the remaining death benefit is reduced by the prepaid amount  accumulating at an annualized  interest rate of 6.0%.  Eligibility for an accelerated  payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any  medically-related  surrender  provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER
The Plus40(TM)rider has a current  charge and a guaranteed  maximum  charge.  The current  charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity.  The applicable  percentages  differ based on the attained age,  last birthday of the Owner(s) or Annuitant (in the case of an entity owned  Annuity) as of the date the charge is due. We reserve the right to change the current charge,  at any time,  subject to regulatory  approval where  required.  If there are two Owners,  we calculate  the current  charge that  applies to each Owner  individually  and deduct the combined  amount as the charge for the Rider.  There is no charge  based on a person's  life after  coverage  expires as to that person.  However,  a charge will still apply to the second of two Owners (and  coverage  will  continue for such Owner) if such Owner has not reached the expiry date.

                                           Attained Age                  Percentage of
                                                                         Account Value
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 40-75                       .80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 76-80                       1.60%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 81-85                       3.20%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 86-90                       4.80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 91                         6.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 92                         7.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 93                         8.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 94                         9.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 95                        10.50%
                                   ------------------------------ ----------------------------

The charge for the Plus40(TM)rider may also be subject to a guaranteed  maximum  charge that will apply if the current  charge,  when applied to the Account  Value,  exceeds the  guaranteed  maximum  charge.  The  guaranteed  maximum  charge is based on a charge per
$1,000 of insurance.

We determine the charge for the Rider annually,  in arrears.  We deduct the charge:  (1) upon your death; (2) on each anniversary of the Issue  Date;  (3) on the date that you begin  receiving  annuity  payments;  (4) if you  surrender  your  Annuity  other  than a medically-related  surrender;  or (5) if you  choose to  terminate  the  Rider.  If the Rider  terminates  for any of the  preceding reasons on a date other than the  anniversary  of the  Annuity's  Issue  Date,  the charge will be  prorated.  During the first year after the  Annuity's  Issue Date,  the charge will be prorated  from the Issue Date.  In all  subsequent  years,  the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual  charge  through a redemption  from your  Annuity's  Account Value or through funds other than those within the Annuity.  If you do not elect a method of payment,  we will  automatically  deduct the annual charge from your  Annuity's
Account Value.  The manner in which you elect to pay for the Rider may have tax implications.

|X|      If you elect to pay the charge through a redemption of your Annuity's  Account Value,  the withdrawal  will be treated as a taxable  distribution,  and will  generally  be  subject  to  ordinary  income  tax on the  amount of any  investment  gain withdrawn.  If you are under age 59 1/2,  the  distribution  may also be subject to a 10%  penalty on any gain  withdrawn,  in addition to  ordinary  income  taxes.  We first  deduct the amount of the charge  pro-rata  from the  Account  Value in the variable  investment  options.  We only  deduct the  charge  pro-rata  from the Fixed  Allocations  to the extent  there is insufficient Account Value in the variable investment options to pay the charge.

|X|      If you elect to pay the  charge  through  funds  other  than  those from your  Annuity,  we  require  that  payment be made electronically in U.S. currency through a U.S.  financial  institution.  If you elect to pay the charge through  electronic transfer  of funds and  payment  has not been  received  within 31 days from the due date,  we will  deduct the charge as a redemption from your Annuity, as described above.

TERMINATION
You can terminate  the Plus40(TM)rider at any time.  Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the Rider.  The Plus40(TM)rider will terminate  automatically  on the date your Account Value is applied to begin receiving annuity  payments,  on the date you  surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date.  We may also  terminate  the Plus40(TM)rider,  if  necessary,  to comply  with our  interpretation  of the Code and  applicable regulations.  Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS
Changes in  ownership  and  annuitant  designations  under the Annuity may result in changes in  eligibility  and charges  under the
Plus40(TM)rider.  These changes may include termination of the Rider.  Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION
A spousal  beneficiary  may elect to assume  ownership  of the  Annuity  instead of taking the  Annuity's  Death  Benefit.  However, regardless  of whether a spousal  beneficiary  assumes  ownership of the Annuity,  the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity  will  continue.  The spousal  beneficiary  can apply the death  benefit  proceeds  under the
Plus40(TM)rider to the Annuity as a new Purchase  Payment,  can purchase a new annuity  contract or use the death benefit proceeds for any other  purpose.  Certain  restrictions  may apply to an Annuity that is used as a qualified  investment.  Spousal  beneficiaries may also be eligible to purchase the Plus40(TM)rider,  in which case the Annuity's  Account  Value,  as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION
The  Plus40(TM)rider  was  designed  to  qualify  as a life  insurance  contract  under  the  Code.  As life  insurance,  under  most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual  Retirement  Annuity (IRA),  we consider the Plus40(TM)rider to be outside of your IRA, since  premium for the Rider is paid for either with funds  outside of your Annuity or with  withdrawals  previously  subject to tax and any applicable tax penalty.

We believe  payments under the accelerated  payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free  payments.  To the extent  permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally  ill, or any other  applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

                              APPENDIX E - SALE OF THE CONTRACTS TO RESIDENTS OF THE STATE OF NEW YORK

Some of the provisions of the Annuity are different for contracts offered to residents of the State of New York.

EXPENSE EXAMPLES
The Expense  Examples  provided in the  Prospectus  reflect  charges  that are higher than those for  residents  of the State of New
York. The examples reflect the Insurance Charge,  Contingent  Deferred Sales Charges (when  applicable),  the Annual Maintenance Fee
(when  applicable),  the charges deducted by the underlying  Portfolios,  as well as the charges for the optional  benefits that are offered under the Annuity.  The  Contingent  Deferred  Sales Charge and the Annual  Maintenance  Fee  applicable to residents of the
State of New York are lower than those in the  Prospectus.  Therefore,  the total  expenses  for  residents of the State of New York will be lower.

INVESTMENT OPTIONS

WHAT ARE THE FIXED INVESTMENT OPTIONS?
The State of New York does not allow a Guarantee Period to exceed ten years in duration.  Additionally, the interest rate we credit to the Fixed Allocation is subject to a minimum.

FEES AND CHARGES

Contingent Deferred Sales Charge:  The CDSC percentages for residents of the State of New York are shown below.

                           ------------------ ------------- ------------- ------------ ------------- -------------

                           YEARS                   1             2             3            4             5+
                           ------------------ ------------- ------------- ------------ ------------- -------------
                           ------------------ ------------- ------------- ------------ ------------- -------------

                           CHARGE (%)             7.0%          6.0%         5.0%          4.0%          0.0%
                           ------------------ ------------- ------------- ------------ ------------- -------------

Annual  Maintenance  Fee:  During the  accumulation  period we deduct an Annual  Maintenance  Fee.  The Annual  Maintenance  Fee for
residents of the State of New York is $30.00 or 2% of your Account Value invested in the variable investment  options,  whichever is less.  This fee will be deducted  annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity during the Annuity Year, the fee is deducted at the time of surrender.  We may increase the Annual  Maintenance  Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Tax Charges: For New York contracts a charge for taxes may also be assessed against the Sub-accounts.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial  Purchase  Payment:  You must make a minimum initial Purchase  Payment of $10,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting" program,  we will accept a lower initial Purchase Payment provided that, the first
Purchase Payment is at least $2,000 and within the first Annuity Year, you make at least $10,000 in total Purchase Payments.

Owner,  Annuitant and Beneficiary  Designations:  For contracts issued in the State of New York, the designation of contingent Owner is not allowed.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
Unless you  indicated  that a prior choice was  irrevocable  or your Annuity has been  endorsed to limit  certain  changes,  you may request to change  Owner,  Annuitant  and  Beneficiary  designations  by sending a request In Writing.  Where  allowed by law,  such changes will be subject to our  acceptance.  For New York  contracts the change is effective as of the date the request is signed by the Owner.  Additionally  for New York  contracts,  some of the  changes we will not accept  include,  but are not limited to: (a) a new Owner  subsequent  to the death of the Owner or the first of any joint  Owners to die,  except  where a  spouse-Beneficiary  has become the Owner as a result of an Owner's  death;  (b) a new  Annuitant  prior to the  Annuity  Date if the  Annuity is owned by an entity; and (c) a change in the Beneficiary if the Owner had previously made the designation irrevocable.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
For New York  contracts  you may exercise your right to return the Annuity  within 21 days of receipt of the Annuity.  The amount to be refunded  for New York  contracts  is the Account  Value as of the date we receive  your  request to cancel the  Annuity.  Notice received by mail is effective as of the date of the postmark.  If the Annuity is returned to the agent,  the  effective  date is the date the Annuity is received by the agent.

MANAGING YOUR ACCOUNT VALUE

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
For New York  contracts we require a minimum  amount of $500 in each  Sub-account  you allocate  Account Value to at the time of any allocation or transfer.  Your transfer request must be In Writing.  For New York contracts,  a specific  authorization  form MUST be completed which authorizes us to accept transfers via phone or through means such as electronic mail.

Guaranteed Return Option (GRO)SM
This benefit is not available to residents of the State of New York.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?

MVA Formula
The MVA formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed  Allocation  on a
particular date.  The formula for residents of the State of New York is as follows:

                                                        [(1+I) / (1+J)]N/365

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
We will notify you of the  Guarantee  Periods  available as of the date of such  notice,  at least 45 days and not more than 60 days prior to the Maturity  Date. No MVA applies to any amounts  allocated to a particular  Fixed  Allocation if you withdraw all or part of the  Account  Value in such Fixed  Allocation  within 30 days of  maturity.  If you are age 55 or older you may invest in a Fixed
Allocation with a Guarantee Period of less than five years.

ACCESS TO ACCOUNT VALUE

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
The Minimum  Distribution  provision is only available for annuities  issued under Section 403(b) of the IRS Code or for IRA's where
Minimum Distributions are required.  Minimum Distributions are not available for any other contracts.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
The  Annuity  Date must be the first or the  fifteenth  day of a  calendar  month and must not be less than one year after the Issue
Date of the Annuity.  However, for New York contracts,  if the contract's  accumulated value, at the time of annuitization,  is less than $2,000,  or would provide an income,  the initial amount of which is less than $20 per month, in lieu of commencing the annuity payments, we reserve the right to cancel the Annuity and pay you the total of the Account Value.

For New York contracts the Annuity Date may not exceed the first day of the calendar month following the Annuitant's 90th birthday.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
This benefit is not available to residents of the State of New York.

DEATH BENEFIT

Optional Death Benefits

====================================================================================================================================
None of the optional Death Benefits  described in the  Prospectus  are offered to residents of the State of New York.  However,  the
Highest  Anniversary  Value  Optional Death Benefit  described  below is available to purchasers of the Annuity who are residents of
                                                                      --
the State of New York.
====================================================================================================================================

If the Annuity has one Owner, the Owner must be age 80 or less at the time the Highest  Anniversary  Value Optional Death Benefit is
purchased.  If the Annuity has joint  Owners,  the oldest  Owner must be age 80 or less.  If the Annuity is owned by an entity,  the
Annuitant must be age 80 or less.

Key Terms Used with the Highest Anniversary Value Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value  equals the highest of all  previous  "Anniversary  Values" on or before the earlier of the
             ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as each anniversary of the Issue Date plus the sum of all Purchase  Payments on
             ------------------
     or after such anniversary less the sum of all "Proportional  Reductions"  since such anniversary.  The Anniversary Value on the
     Issue Date is equal to your Purchase Payment.

|X|      A  Proportional  Reduction is a reduction to the value being  measured  caused by a withdrawal,  equaling the percentage of
            -----------------------
     the  withdrawal  as compared to the Account  Value as of the date of the  withdrawal.  For example,  if your  Account  Value is
     $10,000 and you withdraw  $2,000 (a 20% reduction),  we will reduce both your  Anniversary  Value and the amount  determined by
     Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Highest Anniversary Value Death Benefit
The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

3.       the Account Value in the Sub-accounts as of the date we receive in writing "due proof of death"; and
4.
5.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

3.       the Account Value as of the date we receive in writing "due proof of death"; and
4.       the Highest  Anniversary  Value on the Death Benefit Target Date plus the sum of all Purchase  Payments less the sum of all
              Proportional Reductions since the Death Benefit Target Date.

Charges for Highest Anniversary Value Death Benefit
If you purchase the Highest  Anniversary  Value Optional  Death  Benefit,  an annual charge of 0.15% is deducted from your Annuity's
Account  Value.  The charge will be based on the current Death Benefit under the Highest  Anniversary  Value  Optional Death Benefit
as of the date the charge is  deducted.  The charge is  deducted  in addition  to the  Insurance  Charge.  The charge is deducted in arrears on each  anniversary  of the Issue Date of the Annuity or, if you  terminate the Optional  Death  Benefit or surrender  your
Annuity, on the date the termination or surrender is effective.

Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

This benefit is not available to residents of the State of New York.

TAX CONSIDERATIONS

HOW ARE DISTRIBUTIONS FROM TAX-QUALIFIED RETIREMENT PLANS TAXED?

Minimum  Distributions  after age 70 1/2: For New York  contracts the Minimum  Distribution  provision is only  available for annuities issued under Section 403(b) of the IRS Code or for IRA's where Minimum  Distributions  are required.  Minimum  Distributions are not available for any other contracts.

Deferral of  Transactions:  For New York  contracts,  if we defer a distribution or transfer from any fixed annuity payment for more than ten days, we pay interest  using our then current  crediting  rate. A minimum rate may be required for this  purpose,  which is not less than 3% per year on the amount deferred.

Modification:  In addition to obtaining  prior approval from the insurance  department of our state of domicile before making such a combination,  substitution,  deletion or addition,  we will also obtain prior approval from the  Superintendent of Insurance for New
York.

Misstatement of Age or Sex:
If there has been a misstatement of the age and/or sex of any person upon whose life annuity payments or the minimum death benefit are based, we make adjustments to conform to the facts.  As to annuity payments:  (a) any underpayments by us will be remedied on the next payment following correction; (b) any overpayments by us will be charged against future amounts payable by us under your
Annuity; and (c) as to any annuity payments, we shall credit or charge interest using our then current crediting rate for this purpose, which is not greater than 6% interest per year, calculated from the date of any underpayment or overpayment to the date actual payment is made.

                                                                F-1
 APPENDIX F - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT AND THE GUARANTEED MINIMUM
                                                           DEATH BENEFIT

If you purchased  your Annuity  before  November 18, 2002 and were not a resident of the State of New York,  the following  optional death benefits were offered:

Enhanced Beneficiary Protection Optional Death Benefit

The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above;

         PLUS

2.       50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

"Death  Benefit  Amount"  includes your Account  Value and any amounts  added to your Account Value under the Annuity's  basic Death
------------------------
Benefit when the Death  Benefit is  calculated.  Under the basic Death  Benefit,  amounts are added to your  Account  Value when the
Account Value is less than Purchase Payments minus proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal
---------------------------
represented when withdrawn.

------------------------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection  Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Please refer to the section  entitled "Tax  Considerations"  for a discussion of special tax  considerations  for purchasers of this benefit.
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NOTE:  You may not elect the Enhanced  Beneficiary  Protection  Optional  Death Benefit if you have elected any other Optional Death
Benefit.

Guaranteed Minimum Death Benefit
If the  Annuity  has one Owner,  the Owner  must be age 80 or less at the time the  optional  Death  Benefit  is  purchased.  If the
Annuity has joint  Owners,  the oldest Owner must be age 80 or less.  If the Annuity is owned by an entity,  the  Annuitant  must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value  equals the highest of all  previous  "Anniversary  Values" on or before the earlier of the
             ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase  Payments
             ------------------
     on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.       the Account Value in the  Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2.       the sum of all Purchase  Payments minus the sum of all  Proportional  Reductions,  each increasing  daily until the Owner's date of  death  at a rate of  5.0%,  subject  to a limit of 200% of the  difference  between  the sum of all  Purchase
              Payments and the sum of all withdrawals as of the Owner's date of death; and
3.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the Account  Value as of the date we receive in writing  "due proof of death" (an MVA may be  applicable  to amounts in any
              Fixed Allocations); and
2.       the greater of Item 2 & 3 above on the Death  Benefit  Target Date plus the sum of all  Purchase  Payments  less the sum of all Proportional Reductions since the Death Benefit Target Date.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can  terminate the Enhanced  Beneficiary  Protection  Optional  Death  Benefit and the  Guaranteed  Minimum Death Benefit at any
time. Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the benefit.  Both optional Death
Benefits  will  terminate  automatically  on the Annuity  Date.  We may also  terminate  any optional  Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge from your  Account  Value if you elect to purchase  either  optional  Death  Benefit.  The  Enhanced  Beneficiary
Protection  Death  Benefit  costs 0.25% of Account  Value.  The  Guaranteed  Minimum  Death Benefit costs 0.30% of the current Death
Benefit.  The charges for these death  benefits  are  deducted in arrears each Annuity  Year.  No charge  applies  after the Annuity
Date.  We deduct the charge:
1.       on each anniversary of the Issue Date;
2.       when Account Value is transferred to our general account prior to the Annuity Date;
3.       if you surrender your Annuity; and
4.       if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only)

If you  surrender  the  Annuity,  elect to begin  receiving  annuity  payments  or  terminate  the  benefit  on a date other than an anniversary  of the Issue  Date,  the charge  will be  prorated.  During the first year  after the Issue  Date,  the charge  will be prorated from the Issue Date.  In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge  pro-rata from the Account  Value in the variable  investment  options.  We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient  Account Value in the variable  investment options to pay the charge.  If your Annuity's  Account Value is insufficient to pay the charge,  we may deduct your remaining Account Value and terminate  your  Annuity.  We will notify you if your  Account  Value is  insufficient  to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

ADDITIONAL CALCULATIONS
-----------------------

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000 initial  Purchase  Payment is made and that no withdrawals are made prior to the Owner's death.  Each example assumes that  there is one Owner  who is age 50 on the Issue  Date and that all  Account  Value is  maintained  in the  variable  investment options.

Example with market increase
Assume that the Owner's Account Value has been increasing due to positive  market  performance.  On the date we receive due proof of death,  the Account Value is $75,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals, or Account  Value,  which ever is  greater.  Therefore,  the basic  Death  Benefit is equal to  $75,000.  The  Enhanced  Beneficiary
Protection  Optional  Death Benefit is equal to the amount  payable under the basic Death Benefit  ($75,000)  PLUS 50% of the "Death
Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $75,000
         Basic Death Benefit =      $75,000
         Death Benefit Amount =     $75,000 - $50,000 = $25,000

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $75,000 + $12,500 = $87,500

Examples with market decline
Assume that the Owner's  Account Value has been decreasing due to declines in market  performance.  On the date we receive due proof of death,  the  Account  Value is  $45,000.  The  basic  Death  Benefit  is  calculated  as  Purchase  Payments  minus  proportional withdrawals,  or Account  Value,  which ever is greater.  Therefore,  the basic  Death  Benefit is equal to  $50,000.  The  Enhanced
Beneficiary  Protection  Optional Death Benefit is equal to the amount  payable under the basic Death Benefit  ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $40,000
         Basic Death Benefit =      $50,000
         Death Benefit Amount =     $50,000 - $50,000 = $0

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $50,000 + $0 = $50,000

         In this example you would  receive no additional  benefit from  purchasing  the Enhanced  Beneficiary  Protection  Optional
         Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the Guaranteed  Minimum Death Benefit is calculated.  Each example  assumes that a $50,000 initial
Purchase  Payment is made and that no  withdrawals  are made prior to the Owner's  death.  Each  example  assumes  that there is one
Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example of market increase
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance.  On the date we receive due proof of death, the Account Value is $90,000.  The Highest  Anniversary Value at the end of any previous period is $72,000.  The
Death Benefit would be the Account Value  ($90,000)  because it is greater than the Highest  Anniversary  Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease
Assume that the Owner's Account Value generally  increased until the fifth  anniversary but generally has been decreasing  since the fifth  contract  anniversary.  On the date we receive due proof of death,  the Account  Value is  $48,000.  The Highest  Anniversary
Value at the end of any previous  period is $54,000.  The Death Benefit  would be the sum of prior  Purchase  Payments  increased by
5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's  Account Value  increased  significantly  during the first six years  following the Issue Date. On the sixth anniversary  date the Account  Value is  $90,000.  During the seventh  Annuity  Year,  the  Account  Value  increases  to as high as
$100,000 but then  subsequently  falls to $80,000 on the date we receive due proof of death.  The Death Benefit would be the Highest
Anniversary Value at the end of any previous period ($90,000),  which occurred on the sixth anniversary,  although the Account Value was higher  during the  subsequent  period.  The Account Value on the date we receive due proof of death  ($80,000) is lower,  as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

                                               THIS PAGE IS INTENTIONALLY LEFT BLANK.

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                  PLEASE SEND ME A STATEMENT OF  ADDITIONAL  INFORMATION  THAT CONTAINS  FURTHER  DETAILS ABOUT THE
                  AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS ASAPEXII-PROS (11/2002).
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

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                                       -------------------------------------------------------
                                                          (print your name)

                                       -------------------------------------------------------
                                                              (address)

                                       -------------------------------------------------------
                                                        (city/state/zip code)

Variable Annuity Issued by:                                                                  Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                                                                      AMERICAN SKANDIA
ASSURANCE CORPORATION                                                                               MARKETING, INCORPORATED
One Corporate Drive                                                                                     One Corporate Drive
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-766-4530                                                                           Telephone: 203-926-1888
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                         MAILING ADDRESSES:

                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                           P.O. Box 7040
                                                     Bridgeport, CT 06601-7040

                                                           EXPRESS MAIL:
                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                        One Corporate Drive
                                                         Shelton, CT 06484

                                                                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                     One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes  American Skandia  LifeVest(R)II, a flexible premium deferred annuity (the "Annuity")  offered by American
Skandia Life Assurance  Corporation  ("American Skandia",  "we", "our" or "us"). The Annuity may be offered as an individual annuity contract or as an  interest  in a group  annuity.  This  Prospectus  describes  the  important  features of the Annuity and what you should  consider  before  purchasing the Annuity.  We have also filed a Statement of Additional  Information  that is available from us,  without  charge,  upon your  request.  The contents of the Statement of  Additional  Information  are described on page 60. The
Annuity or certain of its  investment  options and/or  features may not be available in all states.  Various rights and benefits may differ between states to meet applicable laws and/or  regulations.  Certain terms are  capitalized in this  Prospectus.  Those terms are either defined in the Glossary of Terms or in the context of the particular section.

====================================================================================================================================
American  Skandia offers several  different  annuities  which your investment  professional  may be authorized to offer to you. Each annuity has different  features and benefits that may be  appropriate  for you based on your financial  situation,  your age and how you intend to use the annuity.  The different features and benefits include variations in death benefit  protection,  the ability to access your  annuity's  account value and the charges that you will be subject to if you choose to surrender  the annuity.  The fees and charges may also be different between each annuity.
====================================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should  consider any surrender or penalty charges you may incur when replacing your existing coverage.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently  used for  retirement  planning  because it allows you to accumulate  retirement  savings and also offers annuity payment options when you are ready to begin  receiving  income.  The Annuity also offers one or more death benefits that can protect  your  retirement  savings if you die during a period of  declining  markets.  It may be used as an  investment  vehicle for
"qualified"  investments,  including an IRA, SEP-IRA, Roth IRA, Section 401(a) plans (defined benefit plans and defined contribution plans such as 401(k),  profit  sharing and money  purchase  plans) or Tax Sheltered  Annuity (or 403(b)).  It may also be used as an investment  vehicle  for  "non-qualified"  investments.  The  Annuity  allows  you to  invest  your  money in a number  of  variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a  "non-qualified"  investment,  you  generally  are not taxed on any  investment  gains the Annuity earns until you make a  withdrawal  or begin to receive  annuity  payments.  This  feature,  referred to as  "tax-deferral",  can be beneficial to the growth of your Account Value  because money that would  otherwise be needed to pay taxes on investment  gains each year remains invested and can earn additional money.  However,  because the Annuity is designed for long-term  retirement savings, a
10%  penalty  tax may be  applied  on  withdrawals  you make  before  you  reach age 59 1/2.  Annuities  purchased  as a  non-qualified investment  are not subject to the maximum  contribution  limits  that may apply to a qualified  investment,  and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified"  investment,  you should consider that the Annuity does not provide any tax advantages in addition to the  preferential  treatment  already  available  through your  retirement  plan under the Internal  Revenue Code. An
Annuity may offer  features  and  benefits in addition to  providing  tax  deferral  that other  investment  vehicles may not offer, including  death benefit  protection for your  beneficiaries,  lifetime income  options,  and the ability to make transfers  between numerous  variable  investment  options  offered  under the Annuity.  You should  consult with your  investment  professional  as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

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These  annuities are NOT deposits or obligations  of, or issued,  guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S.  government,  the Federal  Deposit  Insurance  Corporation  (FDIC),  the Federal  Reserve Board or any other agency.  An investment in this annuity involves investment risks, including possible loss of value.
------------------------------------------------------------------------------------------------------------------------------------

THESE  SECURITIES  HAVE NOT BEEN  APPROVED  OR  DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION  TO THE CONTRARY IS A CRIMINAL  OFFENSE.  PLEASE READ THIS  PROSPECTUS AND THE CURRENT  PROSPECTUS FOR THE UNDERLYING
MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
                                            FOR FURTHER INFORMATION CALL 1-800-766-4530.
Prospectus Dated: May 1, 2002                                                 Statement of Additional Information Dated: May 1, 2002
revised effective November 18, 2002                                                              revised effective November 18, 2002
ASLII-PROS- (11/2002)                                                                                                        ASLPROS

                            PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

|X|      This Annuity is a "flexible  premium  deferred  annuity." It is called  "flexible  premium"  because you have  considerable flexibility in the timing and amount of premium  payments.  Generally,  investors  "defer"  receiving  annuity payments until after an accumulation period.
|X|      This  Annuity  offers  both  variable  and fixed  investment  options.  If you  allocate  your  Account  Value to  variable investment  options,  the value of your  Annuity  will vary daily to reflect the  investment  performance  of the  underlying investment  options.  Fixed investment  options of different  durations are offered that are guaranteed by us, but may have a
       Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.
|X|      The Annuity features two distinct phases - the accumulation  period and the payout period.  During the accumulation  period your Account Value is allocated to one or more investment options.  The variable  investment  options,  each a Sub-account of
       American Skandia Life Assurance  Corporation  Variable Account B, invest in an underlying  mutual fund portfolio.  Currently, portfolios of the following  underlying mutual funds are being offered:  American Skandia Trust,  Montgomery Variable Series,
       Wells Fargo Variable Trust,  INVESCO Variable  Investment Funds, Inc.,  Evergreen Variable Annuity Trust,  ProFunds VP, First
       Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.
|X|      During the payout period,  commonly called  "annuitization,"  you can elect to receive  annuity  payments (1) for life; (2)
       for life with a  guaranteed  minimum  number  of  payments;  (3)  based on joint  lives;  or (4) for a  guaranteed  number of payments.  We currently make annuity payments available on a fixed or variable basis.
|X|      This Annuity  offers a basic Death  Benefit.  It also offers  optional  Death  Benefits  that provide an enhanced  level of protection for your beneficiary(ies) for an additional charge.
|X|      Annuity  Owners can purchase an optional  life  insurance  rider called  Plus40(TM)which  provides an income  tax-free  life insurance benefit to the Owner's beneficiary(ies) equal to 40% of the Account Value of your Annuity.
|X|      There is no  Contingent  Deferred  Sales Charge on  surrenders  or  withdrawals.  You can withdraw  Account Value from your
       Annuity free of any charges.
|X|      Transfers  between  investment  options are tax-free.  Currently,  you may make twenty  transfers each year free of charge.
       We also  offer  several  programs  that  enable you to manage  your  Account  Value as your  financial  needs and  investment performance change.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed,  registered  investment  professionals.  You must complete an application and submit a minimum initial  purchase  payment of $15,000.  We may allow you to make a lower  initial  purchase  payment  provided you  establish a bank drafting  program  under  which  purchase  payments  received  in the first  Annuity  Year total at least  $15,000.  There is no age restriction to purchase the Annuity.  However, the basic Death Benefit provides greater protection for persons under age 85.

   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED

APPENDIX E - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL
  DEATH BENEFIT AND THE GUARANTEED MINIMUM DEATH BENEFIT...........................................................................1

                                                         GLOSSARY OF TERMS

Many terms used within this  Prospectus  are described  within the text where they appear.  The  description  of those terms are not repeated in this Glossary of Terms.

Account Value:  The value of each  allocation to a Sub-account or a Fixed  Allocation  prior to the Annuity Date, plus any earnings, and/or  less any losses,  distributions  and  charges.  The  Account  Value is  calculated  before we assess any  applicable  Annual
Maintenance  Fee. The Account Value is determined  separately for each Sub-account and for each Fixed  Allocation,  and then totaled to determine  the Account  Value for your entire  Annuity.  The Account  Value of each Fixed  Allocation  on other than its Maturity
Date may be calculated using a market value adjustment.

Annuitization:  The application of Account Value to one of the available  annuity options to begin receiving  periodic  payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An allocation of Account Value that is to be credited a fixed rate of interest for a specified  Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim  Value:  The value of a Fixed  Allocation  on any date other  than the  Maturity  Date.  The  Interim  Value is equal to the initial value allocated to the Fixed Allocation plus all interest  credited to the Fixed Allocation as of the date calculated,  less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market  value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation  on any day other than the
Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual  annuity  contract,  the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.  With an Annuity issued as a certificate  under a group annuity  contract,  the "Owner"
refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender  Value:  The value of your Annuity  available upon surrender  prior to the Annuity Date. It equals the Account Value as of the date we price the surrender  minus the Annual  Maintenance  Fee, Tax Charge and the charge for any optional  benefits.  There is no Contingent Deferred Sales Charge upon surrender or partial withdrawal.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day:  Every day the New York Stock  Exchange is open for trading or any other day the  Securities and Exchange  Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and  expenses we charge for the  Annuity.  Some  charges are  assessed  against  your  Annuity  while others are assessed  against  assets  allocated  to the  variable  investment  options.  The charges  that are assessed  against the
Annuity  include the Annual  Maintenance  Fee,  Transfer  Fee and the Tax Charge.  The charge that is assessed  against the variable investment  options is the  Insurance  Charge,  which is the  combination  of a mortality  and expense  risk charge and a charge for administration of the Annuity.  Each underlying mutual fund portfolio  assesses a charge for investment  management,  other expenses and with some mutual funds,  a 12b-1 charge.  The  prospectus  for each  underlying  mutual fund provides more detailed  information about the expenses for the underlying  mutual funds.  In certain states,  a premium tax charge may be applicable.  All of these fees and expenses are described in more detail within this Prospectus.

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                                                       YOUR TRANSACTION EXPENSES
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
                                                        AMOUNT DEDUCTED/
------------------------------                       DESCRIPTION OF CHARGE                                    WHEN DEDUCTED
         FEE/EXPENSE
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Contingent Deferred Sales                                                                            There is no Contingent Deferred
Charge                                                   Not Applicable                           Sales Charge deducted upon surrender
                                                                                                          or partial withdrawal
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Annual Maintenance Fee                       Smaller of $35 or 2% of Account Value                      Annually on the Annuity's
                                    (Only applicable if Account Value is less than $100,000)       anniversary date or upon surrender
------------------------------- ----------------------------------------------------------------- --------------------------------------
-------------------------------
Transfer Fee                                                 $10.00                               After the 20th transfer each Annuity
                                                                                                                  Year
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Tax Charge                         Depends on the requirements of the applicable jurisdiction                    Various

------------------------------- ----------------------------------------------------------------- --------------------------------------

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                                                  ANNUAL CHARGES OF THE SUB-ACCOUNTS
                                 (as a percentage of the average daily net assets of the Sub-accounts)
------------------------------- ----------------------------------------------------------------- --------------------------------------
Mortality & Expense Risk
Charge                                                       1.50%
                                                                                                                  Daily
Administration Charge                                        0.15%

Total  Annual  Charges  of the          1.65% per year of the value of each Sub-account              Applies to Variable Investment
Sub-accounts*                                                                                                 Options only
------------------------------- ----------------------------------------------------------------- --------------------------------------
*  The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge"
elsewhere in this Prospectus.

------------------------------------------------------------------------------------------- --------------------- ----------------------
                                    OPTIONAL BENEFITS                                         Optional Benefit     Total Annual Charge
                                                                                                   Charge         (including Insurance
                                                                                                                         Charge)
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
GUARANTEED RETURN OPTION                                                                                                  1.90%
We offer a program  that  guarantees  a  "return  of  premium"  at a future  date,  while     0.25% of average
allowing you to allocate all or a portion of your Account  Value to the  Sub-accounts  of   daily net assets of
your choice.*                                                                                 the Sub-accounts
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT                                                                             1.90%
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average
your  beneficiary(ies)  by providing  amounts in addition to the basic Death Benefit that   daily net assets of
can be used to offset  federal  and state  taxes  payable  on any  taxable  gains in your     the Sub-accounts
Annuity at the time of your death.
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
HIGHEST ANNIVERSARY VALUE DEATH BENEFIT
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average
your  beneficiary(ies)  by  providing a death  benefit  equal to the greater of the basic   daily net assets of           1.90%
Death Benefit or the Highest Anniversary Value.                                               the Sub-accounts
------------------------------------------------------------------------------------------- --------------------- ----------------------
----------------------------------------------------------------------------------------------------------------------------------------
Please  refer to the section of the  Prospectus  that  describes  each  optional  benefit for a complete  description  of the  benefit, including any restrictions or limitations that may apply.
----------------------------------------------------------------------------------------------------------------------------------------
*  Owners of the Annuity issued between February 4, 2002 and November 1, 2002 will not be charged the 0.25% annual charge for the duration of the Annuity contract.  Please see the section of the Prospectus entitled Guaranteed Return Option (GRO)SM - Charges under the Program.

----------------------------------------------------------------------------------------------------------------------------------------
                                                     OPTIONAL LIFE INSURANCE RIDER
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
Plus40(TM)OPTIONAL LIFE INSURANCE RIDER                                                                   The current charge is based on
We offer an income tax-free life insurance  benefit for your  Beneficiary(ies)  that may be useful in     age and is a percentage of
offsetting  federal and state taxes  payable on any taxable gains in your Annuity at the time of your    your Account Value as of the
death.  Please refer to the Appendix for a detailed description of this Rider.                           anniversary of the Issue Date
                                                                                                          of your Annuity. The charge
                                                                                                          ranges from .80% for Owners
                                                                                                           age 40 - 75 to 10.50% for
                                                                                                          Owners age 95. Please refer
                                                                                                        to the Appendix for a complete
                                                                                                          description of the charge.
------------------------------------------------------------------------------------------------------- --------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                           Underlying Mutual Fund Portfolio Annual Expenses
                               (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------------

The following are the investment  management  fees, other expenses,  12b-1 fees (if  applicable),  and the total annual expenses for each underlying  mutual fund  ("Portfolio") as of December 31, 2001,  except as noted.  Each figure is stated as a percentage of the underlying  Portfolio's  average daily net assets.  For certain of the  underlying  Portfolios,  a portion of the  management fee is being waived and/or other  expenses are being  partially  reimbursed.  "N/A"  indicates that no portion of the management fee and/or other expenses is being waived and/or  reimbursed.  The "Net Annual  Portfolio  Operating  Expenses"  reflect the combination of the underlying  Portfolio's  investment  management  fee,  other  expenses  and any  12b-1  fees,  net of any fee  waivers  and  expense reimbursements.  The  following  expenses are deducted by the  underlying  Portfolio  before it provides  American  Skandia with the daily net asset  value.  Any  footnotes  about  expenses  appear  after the list of all the  Portfolios.  The  underlying  Portfolio information  was provided by the underlying  mutual funds and has not been  independently  verified by us. See the  prospectuses  or statements of additional  information of the  underlying  Portfolios for further  details.  The current  prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee         Net
                                                       Fees         Expenses                    Portfolio    Waivers      Annual
              UNDERLYING PORTFOLIO                                                              Operating    and          Portfolio
                                                                                                 Expenses    Expense      Operating
                                                                                                             Reimburse-mentExpenses
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
American Skandia Trust: 1
  AST Strong International Equity                     0.87%          0.22%          0.05%         1.14%          N/A         1.14%
  AST William Blair International Growth 5            1.00%          0.22%          0.02%         1.24%         0.10%        1.14%
  AST American Century International Growth           1.00%          0.28%          0.00%         1.28%          N/A         1.28%
  AST DeAM International Equity                       1.00%          0.32%          0.00%         1.32%         0.15%        1.17%
  AST MFS Global Equity                               1.00%          0.40%          0.00%         1.40%          N/A         1.40%
  AST PBHG Small-Cap Growth                           0.90%          0.23%          0.03%         1.16%          N/A         1.16%
  AST DeAM Small-Cap Growth                           0.95%          0.19%          0.03%         1.17%         0.01%        1.16%
  AST Federated Aggressive Growth                     0.95%          0.83%          0.00%         1.78%         0.43%        1.35%
  AST Goldman Sachs Small-Cap Value                   0.95%          0.16%          0.07%         1.18%          N/A         1.18%
  AST Gabelli Small-Cap Value                         0.90%          0.18%          0.00%         1.08%          N/A         1.08%
  AST DeAM Small-Cap Value 2                          0.95%          0.22%          0.02%         1.19%         0.15%        1.04%
  AST Goldman Sachs Mid-Cap Growth 5                  1.00%          0.26%          0.08%         1.34%         0.10%        1.24%
  AST Neuberger Berman Mid-Cap Growth                 0.90%          0.18%          0.04%         1.12%          N/A         1.12%
  AST Neuberger Berman Mid-Cap Value                  0.90%          0.16%          0.16%         1.22%          N/A         1.22%
  AST Alger All-Cap Growth                            0.95%          0.16%          0.09%         1.20%          N/A         1.20%
  AST Gabelli All-Cap Value                           0.95%          0.24%          0.01%         1.20%          N/A         1.20%
  AST T. Rowe Price Natural Resources                 0.90%          0.20%          0.01%         1.11%          N/A         1.11%
  AST Alliance Growth                                 0.90%          0.19%          0.04%         1.13%          N/A         1.13%
  AST MFS Growth                                      0.90%          0.17%          0.04%         1.11%          N/A         1.11%
  AST Marsico Capital Growth                          0.90%          0.16%          0.02%         1.08%         0.02%        1.06%
  AST Goldman Sachs Concentrated Growth 5             0.90%          0.14%          0.03%         1.07%         0.06%        1.01%
  AST DeAM Large-Cap Growth 2                         0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST DeAM Large-Cap Value                            0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST Alliance/Bernstein Growth + Value               0.90%          0.55%          0.00%         1.45%         0.10%        1.35%
  AST Sanford Bernstein Core Value                    0.75%          0.40%          0.00%         1.15%          N/A         1.15%
  AST Cohen & Steers Realty                           1.00%          0.19%          0.02%         1.21%          N/A         1.21%
  AST Sanford Bernstein Managed Index 500             0.60%          0.16%          0.02%         0.78%          N/A         0.78%
  AST American Century Income & Growth                0.75%          0.19%          0.00%         0.94%          N/A         0.94%
  AST Alliance Growth and Income                      0.75%          0.14%          0.07%         0.96%         0.02%        0.94%
  AST MFS Growth with Income                          0.90%          0.18%          0.03%         1.11%          N/A         1.11%
  AST INVESCO Capital Income                          0.75%          0.16%          0.01%         0.92%         0.01%        0.91%
  AST DeAM Global Allocation                          0.10%          0.17%          0.00%         0.27%          N/A         0.27%
  AST American Century Strategic Balanced             0.85%          0.23%          0.00%         1.08%          N/A         1.08%
  AST T. Rowe Price Asset Allocation                  0.85%          0.25%          0.00%         1.10%          N/A         1.10%
  AST T. Rowe Price Global Bond                       0.80%          0.28%          0.00%         1.08%          N/A         1.08%
  AST Federated High Yield                            0.75%          0.20%          0.00%         0.95%          N/A         0.95%
  AST Lord Abbett Bond-Debenture                      0.80%          0.30%          0.00%         1.10%          N/A         1.10%
  AST DeAM Bond 2                                     0.85%          0.22%          0.00%         1.07%         0.15%        0.92%
  AST PIMCO Total Return Bond                         0.65%          0.16%          0.00%         0.81%         0.02%        0.79%
  AST PIMCO Limited Maturity Bond                     0.65%          0.18%          0.00%         0.83%          N/A         0.83%
  AST Money Market                                    0.50%          0.14%          0.00%         0.64%         0.05%        0.59%

Montgomery Variable Series:
  Emerging Markets                                    1.25%          0.42%            N/A          1.67%         N/A         1.67%

Wells Fargo Variable Trust:
  Equity Income                                       0.55%          0.43%          0.25%         1.23%         0.23%        1.00%

INVESCO Variable Investment Funds, Inc.:
  Dynamics                                             0.75%         0.33%            N/A          1.08%          N/A         1.08%
  Technology                                           0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Health Sciences                                      0.75%         0.31%            N/A          1.06%          N/A         1.06%
  Financial Services                                   0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Telecommunications                                   0.75%         0.34%            N/A          1.09%          N/A         1.09%

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee         Net
                                                       Fees         Expenses                    Portfolio    Waivers      Annual
              UNDERLYING PORTFOLIO                                                              Operating    and          Portfolio
                                                                                                 Expenses    Expense      Operating
                                                                                                             Reimburse-mentExpenses
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
Evergreen Variable Annuity Trust:
  Global Leaders                                       0.87%         0.28%            N/A          1.15%         0.15%        1.00%
  Special Equity                                       0.92%         0.23%            N/A          1.15%         0.12%        1.03%
  Omega                                                0.52%         0.20%            N/A          0.72%          N/A         0.72%

ProFund VP:
  Europe 30                                            0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Asia 30 3                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Japan 3                                              0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Banks 3                                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Basic Materials 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Biotechnology                                        0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Consumer Cyclical 3                                  0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Consumer Non-Cyclical 3                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Energy                                               0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Financial                                            0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Healthcare                                           0.75%         1.06%           0.25%         2.06%         0.08%        1.98%
  Industrial 3                                         0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Internet 3                                           0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Pharmaceuticals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Precious Metals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Real Estate                                          0.75%         0.99%           0.25%         1.99%         0.01%        1.98%
  Semiconductor 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Technology                                           0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Telecommunications                                   0.75%         1.17%           0.25%         2.17%         0.19%        1.98%
  Utilities                                            0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Bull                                                 0.75%         1.25%           0.25%         2.25%         0.27%        1.98%
  Bear                                                 0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Bull Plus                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  OTC                                                  0.75%         0.91%           0.25%         1.91%          N/A         1.91%
  Short OTC 3                                          0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  UltraOTC                                             0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  Mid-Cap Value 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Mid-Cap Growth 3                                     0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  UltraMid-Cap 3                                       0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Value 3                                    0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Growth 3                                   0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  UltraSmall-Cap                                       0.75%         1.11%           0.25%         2.11%         0.13%        1.98%
  U.S. Government Plus 3                               0.50%         0.95%           0.25%         1.70%          N/A         1.70%
  Rising Rates Opportunity 3                           0.75%         0.95%           0.25%         1.95%          N/A         1.95%

First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values 4                   0.60%          2.47%          0.25%         3.32%         1.95%        1.37%

The Prudential Series Fund, Inc.:
SP Jennison International Growth                      0.85%          1.16%          0.25%         2.26%         0.62%        1.64%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

1        The  Investment  Manager of American  Skandia  Trust (the  "Trust") has agreed to  reimburse  and/or waive fees for certain
     Portfolios  until at least April 30, 2003. The caption "Total Annual  Portfolio  Operating  Expenses"  reflects the Portfolios'
     fees and expenses before such waivers and reimbursements,  while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and  reimbursements.  The Trust adopted a  Distribution  Plan (the  "Distribution  Plan") under Rule
     12b-1 of the  Investment  Company Act of 1940 to permit an affiliate  of the Trust's  Investment  Manager to receive  brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these  commissions to promote  the sale of shares of such  Portfolios.  While the  brokerage  commission  rates and  amounts  paid by the  various
     Portfolios  are not  expected  to increase as a result of the  Distribution  Plan,  the staff of the  Securities  and  Exchange
     Commission takes the position that commission  amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios.  The Distribution Fee estimates are derived and annualized from data regarding  commission  amounts directed  under the  Distribution  Plan for the fiscal year ended  December 31,  2001.  Although  there are no maximum  amounts allowable,  actual  commission  amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.
2        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  and "12b-1 Fees" shown are based on estimated amounts for the fiscal year ending December 31, 2002.
3        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  shown are based on estimated  amounts for the fiscal year ending December 31, 2002.
4        Included  in the charge for Other  Expenses  is a fee of 0.325% of average  daily net assets  paid to  American  Skandia to reimburse  it for  administrative  costs.  The  investment  advisor  has agreed to waive fees and  reimburse  expenses  through
     September  30,  2003 in  order to  prevent  Total  Annual  Portfolio  Operating  Expenses  (excluding  brokerage  expenses  and extraordinary expenses) from exceeding 1.47% of the average daily net asset value of the respective Portfolio.

5        Net Annual Portfolio Operating Expenses reflect fee waivers and expense reimbursements in effect as of November 11, 2002.

EXPENSE EXAMPLES
These  examples  are  designed to assist you in  understanding  the various  costs and expenses you will incur with the Annuity over certain  periods of time based on specific  assumptions.  The examples  reflect the Insurance  Charge,  the Annual  Maintenance  Fee
(when  applicable),  the charges deducted by the underlying  Portfolios,  as well as the charges for the optional  benefits that are offered under the Annuity.  The Securities and Exchange Commission ("SEC") requires these examples.

Below are  examples  showing  what you would pay in  expenses at the end of the stated time  periods  for each  Sub-account  had you invested $1,000 in the Annuity and received a 5% annual return on assets.

The examples  shown assume that:  (a) you only  allocate  Account  Value to the  Sub-accounts,  not to a Fixed  Allocation;  (b) the
Insurance  Charge is assessed as 1.65% per year;  (c) the Annual  Maintenance  Fee (when  applicable) is reflected as an asset-based charge based on an assumed  average  contract size;  (d) you make no  withdrawals of Account Value during the period shown;  (e) you make no  transfers,  withdrawals,  surrender or other  transactions  for which we charge a fee during the period  shown;  (f) no tax charge applies;  (g) the expenses for the underlying  Portfolios  reflect the continued  waiver of fees or reimbursement of expenses throughout each period shown (refer to the "Net Annual Portfolio  Operating  Expenses," in the section entitled  "Underlying  Mutual
Fund Portfolio Annual  Expenses");  and (h) the charge for each optional benefit is reflected as an additional charge equal to 0.25%
per year,  respectively,  for the Guaranteed Return Option, the Enhanced Beneficiary  Protection,  and the Highest Anniversary Value
Death Benefit.  The Insurance  Charge and the charges for the optional  benefits are deducted  daily.  Amounts shown in the examples are rounded to the nearest dollar.

Expense  Examples are provided as follows:  1.) for the basic  Annuity  contract  without any optional  benefits;  2.) for the basic
Annuity contract assuming that you elect any one of the available  optional  benefits:  the Guaranteed  Return Option,  the Enhanced
Beneficiary  Protection or the Highest  Anniversary  Value Death Benefit;  3.) for the basic Annuity contract assuming you elect any combination of two of the available  optional  benefits;  and 4.) for the basic Annuity contract assuming you elect all three of the available  optional  benefits.  You cannot elect to purchase the Enhanced  Beneficiary  Protection  Optional  Death Benefit with the
Plus40(TM)Optional Life Insurance Rider.

Expense  Examples are not provided for the Plus40(TM)Optional  Life  Insurance  Rider  because it is supported by American  Skandia's general  account and is not subject to, or registered  as a security  under,  either the  Securities  Act of 1933 or the  Investment
Company Act of 1940 and because  Owners can pay the annual,  age-based  charge  through funds  outside of the Annuity.  If the Owner elects to pay the annual  charge  from the  Annuity,  charges are  deducted as a partial  withdrawal  from the  Annuity,  subject to applicable taxes.  Please refer to the Appendix for a detailed description of this Rider.

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE EXPENSES OF THE UNDERLYING
MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

If your Account Value is less than $100,000, so that the Annual Maintenance Fee does apply.  Please see the description below regarding how the Expense Examples change for Annuities with Account Value greater than $100,000.
---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
Whether  or  not  you  surrender   your    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
Annuity  at the  end of the  applicable
period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years             Years    Year                     Years    Year             Years    Years    Year                     Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST Strong International Equity            29       90      153      321      32      98       166     346      35       106     179      370      37      113      190     391
AST William Blair International Growth     29       90      153      321      32      98       166     346      35       106     179      370      37      113      190     391
AST American Century International
Growth                                     31       94      160      335      33      102      173     359      36       110     185      381      39      117      197     404
AST DeAM International Equity              30       91      155      325      32      98       167     348      35       106     179      371      37      113      191     395
AST MFS Global Equity                      32       98      166      346      35      106      179     370      37       113     191      392      40      121      203     415
AST PBHG Small-Cap Growth                  30       91      154      324      32      98       166     347      35       106     179      370      37      113      191     393
AST DeAM Small-Cap Growth                  30       91      154      324      32      98       166     347      35       106     179      370      37      113      191     393
AST Federated Aggressive Growth            32       97      164      342      34      104      176     365      37       112     189      389      39      119      200     410
AST Goldman Sachs Small Cap Value          30       91      155      325      32      99       168     350      35       107     180      374      38      114      192     396
AST Gabelli Small-Cap Value                29       88      150      315      31      96       163     340      34       103     175      364      37      111      187     386
AST DeAM Small-Cap Value                   28       87      148      311      31      95       161     336      34       103     174      361      36      110      186     383
AST Goldman Sachs Mid-Cap Growth           31       94      159      332      33      101      171     355      36       109     184      380      38      116      195     401
AST Neuberger Berman Mid-Cap Growth        29       89      152      320      32      97       164     343      34       104     176      366      37      112      189     390
AST Neuberger Berman Mid-Cap Value         30       92      157      329      33      100      169     353      35       107     181      375      38      115      194     399
AST Alger All-Cap Growth                   30       92      156      328      33      100      169     352      35       107     181      375      38      115      193     397
AST Gabelli All-Cap Value                  30       92      156      328      33      100      169     352      35       107     181      375      38      115      193     397
AST T. Rowe Price Natural Resources        29       89      152      319      32      97       164     343      34       104     176      366      37      112      189     390
AST Alliance Growth                        29       90      153      321      32      97       165     345      35       106     179      370      37      113      190     391
AST MFS Growth                             29       89      152      319      32      97       164     343      34       104     176      366      37      112      189     390
AST Marsico Capital Growth                 29       88      149      314      31      95       161     338      34       103     174      362      36      110      186     385
AST Goldman Sachs Concentrated Growth      28       86      147      309      31      94       159     333      33       101     171      356      36      109      184     380
AST DeAM Large-Cap Growth                  28       86      146      308      31      94       159     332      33       101     171      355      36      109      184     380
AST DeAM Large-Cap Value                   28       86      146      308      31      94       159     332      33       101     171      355      36      109      184     380
AST Alliance/Bernstein Growth + Value      32       97      164      342      34      104      176     365      37       112     189      389      39      119      200     410
AST Sanford Bernstein Core Value           30       91      154      323      32      98       166     346      35       106     179      370      37      113      191     392
AST Cohen & Steers Realty                  30       92      156      328      33      100      169     352      35       107     181      375      38      115      194     398
AST Sanford Bernstein Managed Index 500    26       79      135      287      28      87       148     311      31       94      160      335      33      102      173     359
AST American Century Income & Growth       27       84      143      301      30      92       156     327      33       100     169      351      35      107      181     375
AST Alliance Growth and Income             27       84      143      301      30      92       156     327      33       100     169      351      35      107      181     375
AST MFS Growth with Income                 29       89      152      319      32      97       164     343      34       104     176      366      37      112      189     390
AST INVESCO Capital Income                 27       83      142      299      30      91       154     324      32       98      166      347      35      106      179     370
AST DeAM Global Allocation                 21       64      109      234      23      71       122     260      26       79      135      286      28      86       147     310
AST American Century Strategic Balanced    29       88      150      315      31      96       163     340      34       103     175      364      37      111      187     386
AST T. Rowe Price Asset Allocation         29       89      151      318      32      97       164     342      34       104     176      365      37      112      189     389
AST T. Rowe Price Global Bond              29       88      150      315      31      96       163     340      34       103     175      364      37      111      187     386
AST Federated High Yield                   28       85      144      304      30      92       156     328      33       100     169      352      35      107      181     375
AST Lord Abbett Bond-Debenture             29       89      151      318      32      97       164     342      34       104     176      365      37      112      189     389
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
Whether  or  not  you  surrender   your    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
Annuity  at the  end of the  applicable
period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years             Years    Year                     Years    Year             Years    Years    Year                     Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST DeAM Bond                              27       83      142      300      30      91       155     325      32       98      167      348      35      106      179     371
AST PIMCO Total Return Bond                26       79      135      287      28      87       148     311      31       95      161      336      34      103      174     361
AST PIMCO Limited Maturity Bond            26       81      138      291      29      88       150     315      31       96      163      340      34      103      175     364
AST Money Market                           24       73      125      267      26      81       138     293      29       89      151      318      32      97       164     342

MV Emerging Markets                        35      106      179      371      37      113      191     395      40       121     203      416      43      129      216     438

WFVT Equity Income                         28       86      146      308      31      94       159     332      33       101     171      356      36      109      184     380

INVESCO VIF Dynamics                       29       88      150      315      31      96       163     340      34       103     175      364      37      111      187     386
INVESCO VIF Technology                     29       88      150      315      31      95       162     339      34       103     174      363      36      110      186     385
INVESCO VIF Health Sciences                29       88      149      314      31      95       161     338      34       103     174      362      36      110      186     385
INVESCO VIF Financial Services             29       88      150      315      31      95       162     339      34       103     174      363      36      110      186     385
INVESCO VIF Telecommunications             29       89      151      318      32      97       164     342      34       104     176      365      37      112      188     387

Evergreen VA Global Leaders                28       86      146      308      31      94       159     332      33       101     171      356      36      109      184     380
Evergreen VA Special Equity                28       87      148      311      31      94       160     335      33       102     173      359      36      110      185     381
Evergreen VA Omega                         25       77      132      280      28      85       145     305      30       92      157      329      33      100      169     353

ProFund VP Europe 30                       37      113      190      391      40      120      202     414      42       128     214      436      45      135      226     456
ProFund VP Asia 30                         38      115      193      397      40      122      205     418      43       129     217      440      45      137      229     462
ProFund VP Japan                           38      115      193      397      40      122      205     418      43       129     217      440      45      137      229     462
ProFund VP Banks                           38      115      194      398      40      122      206     421      43       130     218      442      46      138      230     463
ProFund VP Basic Materials                 38      115      194      398      40      122      206     421      43       130     218      442      46      138      230     463
ProFund VP Biotechnology                   38      116      195      401      41      123      207     422      43       130     218      443      46      138      230     464
ProFund VP Consumer Cyclical               38      115      194      398      40      122      206     421      43       130     218      442      46      138      230     463
ProFund VP Consumer Non-Cyclical           38      115      194      398      40      122      206     421      43       130     218      442      46      138      230     463
ProFund VP Energy                          38      116      195      401      41      123      207     422      43       130     218      443      46      138      230     464
ProFund VP Financial                       38      116      195      401      41      123      207     422      43       130     218      443      46      138      230     464
ProFund VP Healthcare                      38      116      195      401      41      123      207     422      43       130     218      443      46      138      230     464
ProFund VP Industrial                      38      115      194      398      40      122      206     421      43       130     218      442      46      138      230     463
ProFund VP Internet                        38      115      194      398      40      122      206     421      43       130     218      442      46      138      230     463
ProFund VP Pharmaceuticals                 38      115      194      398      40      122      206     421      43       130     218      442      46      138      230     463
ProFund VP Precious Metals                 38      115      194      398      40      122      206     421      43       130     218      442      46      138      230     463
ProFund VP Real Estate                     38      116      195      401      41      123      207     422      43       130     218      443      46      138      230     464
ProFund VP Semiconductor                   38      115      194      398      40      122      206     421      43       130     218      442      46      138      230     463
ProFund VP Technology                      38      116      195      401      41      123      207     422      43       130     218      443      46      138      230     464
ProFund VP Telecommunications              38      116      195      401      41      123      207     422      43       130     218      443      46      138      230     464
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
Whether  or  not  you  surrender   your    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
Annuity  at the  end of the  applicable
period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years             Years    Year                     Years    Year             Years    Years    Year                     Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
ProFund VP Utilities                       38      116      195      401      41      123      207     422      43       130     218      443      46      138      230     464
ProFund VP Bull                            38      116      195      401      41      123      207     422      43       130     218      443      46      138      230     464
ProFund VP Bear                            37      113      190      391      40      120      202     414      42       128     214      436      45      135      226     456
ProFund VP Bull Plus                       38      115      193      397      40      122      205     418      43       129     217      440      45      137      229     462
ProFund VP OTC                             37      113      191      393      40      121      203     415      43       129     216      438      45      135      227     458
ProFund VP Short OTC                       38      115      193      397      40      122      205     419      43       129     217      440      45      137      229     461
ProFund VP UltraOTC                        38      115      193      397      40      122      205     419      43       129     217      440      45      137      229     461
ProFund VP Mid-Cap Value                   38      115      194      398      40      122      206     421      43       130     218      442      46      138      230     463
ProFund VP Mid-Cap Growth                  38      115      194      398      40      122      206     421      43       130     218      442      46      138      230     463
ProFund VP UltraMid-Cap                    38      115      194      399      41      123      207     422      43       130     218      442      46      138      230     463
ProFund VP Small-Cap Value                 38      115      194      399      41      123      207     422      43       130     218      442      46      138      230     463
ProFund VP Small-Cap Growth                38      115      194      399      41      123      207     422      43       130     218      442      46      138      230     463
ProFund VP UltraSmall-Cap                  38      116      195      401      41      123      207     422      43       130     218      443      46      138      230     464
ProFund VP U.S. Government Plus            35      107      181      375      38      115      193     397      40       122     205      419      43      129      217     440
ProFund VP Rising Rates Opportunity        38      115      193      397      40      122      205     419      43       129     217      440      45      137      229     461

First Trust(R)10 Uncommon Values            32       97      164      343      34      104      176     366      37       112     189      390      40      120      202     413

SP Jennison International Growth           35      106      179      370      37      113      190     391      40       120     202      414      42      128      214     436
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

------------------------------------------------------------------------------------------------------------------------------------
The Expense  Examples  shown above assume your Account Value is less than $100,000 so that the Annual  Maintenance  Fee applies.  If your Account  Value is greater than  $100,000  such that the Annual  Maintenance  Fee does not apply,  the amounts  indicated in the
Expense Examples shown above would be reduced.
------------------------------------------------------------------------------------------------------------------------------------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment option is a Sub-account of American Skandia Life Assurance  Corporation  Variable Account B (see "What are
Separate  Accounts" for more detailed  information.)  Each Sub-account  invests  exclusively in one Portfolio.  You should carefully read the prospectus for any Portfolio in which you are interested.  The following chart  classifies each of the Portfolios  based on our  assessment  of their  investment  style (as of the date of this  Prospectus).  The chart also  provides a  description  of each
Portfolio's  investment  objective (in italics) and a short,  summary description of their key policies to assist you in determining which  Portfolios  may be of  interest  to you.  There is no  guarantee  that any  underlying  Portfolio  will  meet its  investment objective.

The name of the  advisor/sub-advisor  for each Portfolio  appears next to the description.  Those Portfolios whose name includes the prefix "AST" are Portfolios of American  Skandia Trust.  The investment  manager for AST is American  Skandia  Investment  Services,
Incorporated,  an affiliated company of American Skandia.  However, a sub-advisor,  as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds.  They are only available as investment  options in variable  annuity  contracts and variable  life  insurance  policies  issued by insurance  companies,  or in some cases,  to  participants  in certain  qualified retirement  plans.  However,  some of the Portfolios  available as Sub-accounts  under the Annuity are managed by the same portfolio advisor or  sub-advisor  as a retail  mutual fund of the same or similar name that the  Portfolio may have been modeled after at its inception.  Certain retail mutual funds may also have been modeled after a Portfolio.  While the  investment  objective and policies of the retail  mutual  funds and the  Portfolios  may be  substantially  similar,  the  actual  investments  will  differ to varying degrees.  Differences  in the  performance  of the funds can be  expected,  and in some cases could be  substantial.  You should not compare the  performance  of a publicly  traded mutual fund with the  performance  of any  similarly  named  Portfolio  offered as a
Sub-account.  Details about the  investment  objectives,  policies,  risks,  costs and management of the Portfolios are found in the prospectuses  for the underlying  mutual funds.  The current  prospectus and statement of additional  information for the underlying
Portfolios can be obtained by calling 1-800-766-4530.

====================================================================================================================================
Effective  close of business June 28, 2002, the AST Goldman Sachs  Small-Cap  Value  portfolio is no longer offered as a Sub-account under the  Annuity,  except as noted below.  Annuity  contracts  with Account  Value  allocated to the AST Goldman  Sachs  Small-Cap
Value  Sub-account  on or before June 28, 2002 may continue to allocate  Account Value and make transfers into the AST Goldman Sachs
Small-Cap  Value  Sub-account,  including any bank drafting,  dollar cost  averaging,  asset  allocation and  rebalancing  programs.
Owners of Annuities  issued after June 28, 2002 will not be allowed to allocate  Account  Value to the AST Goldman  Sachs  Small-Cap
Value Sub-account.
====================================================================================================================================
====================================================================================================================================

====================================================================================================================================
====================================================================================================================================
The AST Goldman Sachs Small-Cap Value  Sub-account may be offered to new Owners at some future date;  however,  at the present time,
American Skandia has no intention to do so.
====================================================================================================================================

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST Strong International Equity (f/k/a AST AIM International  Equity):  seeks long-term capital growth by investing in a diversified  portfolio of international  equity securities the issuers of which are  considered to have strong  earnings  momentum.  The  Portfolio  seeks to meet its objective by investing,  under normal market conditions,  at least 80% of its total assets in a diversified  portfolio  of equity  securities  of  companies  located or operating in developed
      EQUITY        non-U.S.  countries  and emerging  markets of the world.  The  Sub-advisor  intends to focus on
                    companies  with an  above-average  potential  for  long-term  growth  and  attractive  relative    Strong Capital
                    valuations.  The Sub-advisor  selects companies based on five key factors:  growth,  valuation,     Management, Inc.
                    management, risk and sentiment.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST William Blair  International  Growth (f/k/a AST Janus  Overseas  Growth):  seeks  long-term growth of capital.  The  Portfolio  pursues its  objective  primarily  through  investments  in equity  securities  of issuers  located  outside  the United  States.  The  Portfolio  normally invests at least 80% of its total assets in securities of issuers from at least five  different
      EQUITY        countries,  excluding the United States.  The Portfolio invests primarily in companies selected
                    for their growth  potential.  Securities are generally  selected  without regard to any defined     William Blair &
                    allocation among countries,  geographic regions or industry sectors, or other similar selection     Company, L.L.C.
                    procedure.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to achieve its investment  objective by investing  primarily in equity securities of international companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a
      EQUITY        growth  investment  strategy it developed  that looks for  companies  with earnings and revenue
                    growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment     American Century
                    selections,  including the prospects for relative  economic  growth among countries or regions,        Investment
                    economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations     Management, Inc.
                    and tax considerations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  International  Equity  (f/k/a AST  Founders  Passport):  seeks  capital  growth.  The
                    Portfolio  pursues its  objective  by  investing at least 80% of its total assets in the equity securities of companies in developed non-U.S.  countries that are represented in the MSCI EAFE(R)
  INTER-NATIONAL    Index.  The  target of this  Portfolio  is to track the  performance  of the MSCI  EAFE(R)Index      Deutsche Asset
      EQUITY        within 4% with normal deviation  expected of 1%. The Sub-advisor  considers a number of factors     Management, Inc.
                    in  determining  whether  to invest  in a stock,  including  earnings  growth  rate,  analysts'
                    estimates of future earnings and industry-relative price multiples.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Global Equity:  seeks capital growth.  Under normal circumstances the Portfolio invests
                    at least 80% of its assets in equity securities of U.S. and foreign issuers  (including issuers      Massachusetts
  GLOBAL EQUITY     in developing  countries).  The Portfolio  generally seeks to purchase  securities of companies    Financial Services
                    with relatively large market capitalizations relative to the market in which they are traded.           Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST PBHG  Small-Cap  Growth  (f/k/a AST Janus  Small-Cap  Growth):  seeks capital  growth.  The
                    Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the
 SMALL CAP GROWTH   common stocks of  small-sized  companies,  whose market  capitalizations  are similar to market     Pilgrim Baxter &
                    capitalizations  of the  companies  in  the  Russell  2000(R)Index.  Following  the  change  in     Associates, Ltd.
                    sub-advisor, the AST PBHG Small-Cap Growth sub-account is now re-opened to all Contract Owners.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP GROWTH   AST DeAM  Small-Cap  Growth  (f/k/a AST Scudder  Small-Cap  Growth):  seeks  maximum  growth of investors'  capital  from a portfolio  of growth  stocks of smaller  companies.  The  Portfolio pursues its  objective  by normally  investing  at least 80% of its total  assets in the equity
                    securities  of  small-sized   companies  included  in  the  Russell  2000  Growth(R)Index.  The
                    Sub-advisor  employs  an  investment  strategy  designed  to  maintain  a  portfolio  of equity       Deutsche Asset
                    securities  which  approximates  the market risk of those  stocks  included in the Russell 2000     Management, Inc.
                    Growth(R)Index, but which attempts to outperform the Russell 2000 Growth(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    SMALL CAP       AST Federated  Aggressive  Growth:  seeks capital growth.  The Portfolio pursues its investment objective by investing  in equity  securities  of companies  offering  superior  prospects  for earnings  growth.  The Portfolio  focuses its  investments on the equity  securities of smaller
                    companies,  but it is not  subject to any  specific  market  capitalization  requirements.  The   Federated Investment
      GROWTH        Portfolio may invest in foreign issuers through American Depositary  Receipts.  The Portfolio's   Counseling/Federated
                    strategies with respect to security analysis,  market  capitalization and sector allocation are    Global Investment
                    designed to produce a portfolio of stocks whose long-term  growth  prospects are  significantly     Management Corp.
                    above those of the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman Sachs Small-Cap Value:  seeks long-term  capital  appreciation.  The Portfolio will seek its objective through  investments  primarily in equity securities that are believed to be undervalued in the marketplace.  The Portfolio  primarily seeks companies that are small-sized, based on the value of their outstanding stock.  Specifically,  under normal  circumstances,  at least 65% of the Portfolio's  total assets will be invested in common stocks issued by smaller,
 SMALL CAP VALUE    less well-known  companies (with market  capitalizations of less than $4 billion at the time of   Goldman Sachs Asset
                    investment).                                                                                           Management
                    Effective  July 31, 2002,  the Portfolio will have a  non-fundamental  policy to invest,  under normal  circumstances,  at  least  80% of the  value  of its  assets  in  small  capitalization companies.  The 80%  investment  requirement  applies  at the time the  Portfolio  invests  its assets.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST Gabelli Small-Cap Value:  seeks to provide long-term capital growth by investing  primarily in  small-capitalization  stocks that appear to be  undervalued.  The  Portfolio  will normally invest at least  65% of its total  assets in  stocks  and  equity-related  securities  of small companies  ($1  billion  or less in market  capitalization).  Reflecting  a value  approach  to investing,  the Portfolio  will seek the stocks of companies  whose current stock prices do not appear to adequately reflect their underlying value as measured by assets,  earnings, cash flow or business franchises.
                    Effective  July 31, 2002,  the Portfolio will have a  non-fundamental  policy to invest,  under           GAMCO
                    normal  circumstances,  at  least  80% of the  value  of its  assets  in  small  capitalization     Investors, Inc.
                    companies.  Effective  September  30, 2002,  the stated  market  capitalization  range has been increased to $1.5 billion or less.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST DeAM Small-Cap Value:  seeks maximum growth of investors'  capital.  The Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the equity  securities of small-sized  companies  included in the Russell 2000(R)Value Index.  The Sub-advisor  employs
                    an  investment   strategy   designed  to  maintain  a  portfolio  of  equity  securities  which      Deutsche Asset
                    approximates  the market risk of those stocks  included in the Russell  2000(R)Value Index,  but     Management, Inc
                    which attempts to outperform the Russell 2000(R)Value Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP GROWTH    AST Goldman Sachs Mid-Cap  Growth (f/k/a AST Janus Mid-Cap  Growth):  seeks  long-term  capital growth.  The  Portfolio  pursues its  investment  objective,  by investing  primarily in equity securities  selected for their growth  potential,  and normally invests at least 80% of its net assets in medium-sized  companies.  For purposes of the Portfolio,  medium-sized  companies are those whose market  capitalizations  (measured at the time of investment) fall within the range
                    of companies  in the  Standard & Poor's  MidCap 400 Index.  The  Sub-advisor  seeks to identify    Goldman Sachs Asset
                    individual  companies with earnings  growth  potential that may not be recognized by the market        Management
                    at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP GROWTH    AST Neuberger  Berman Mid-Cap  Growth:  seeks capital growth.  Under normal market  conditions, the Portfolio  primarily invests at least 80% of its net assets in the common stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that
                    fall within the range of the Russell Midcap(R)Index,  at the time of investment,  are considered      Neuberger Berman
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of        Management
                    large-cap companies as well as in small-cap  companies.  The Sub-advisor looks for fast-growing       Incorporated
                    companies that are in new or rapidly evolving industries.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MID-CAP VALUE    AST Neuberger Berman Mid-Cap Value: seeks capital growth.  Under normal market conditions,  the
                    Portfolio  primarily  invests at least 80% of its net  assets in the  common  stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell  Midcap(R)Index at the time of investment  are  considered
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of    Neuberger Berman
                    large-cap  companies as well as in small-cap  companies.  Under the Portfolio's  value-oriented        Management
                    investment  approach,  the Sub-advisor looks for well-managed  companies whose stock prices are       Incorporated
                    undervalued and that may rise in price before other investors realize their worth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      ALL-CAP       AST Alger All-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in equity securities,  such as common or preferred stocks, that are listed on U.S. exchanges or in the  over-the-counter  market.  The Portfolio may invest in the equity  securities of companies
      GROWTH        of all sizes,  and may emphasize  either  larger or smaller  companies at a given time based on        Fred Alger
                    the Sub-advisor's assessment of particular companies and market conditions.                         Management, Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Gabelli  All-Cap  Value:  seeks  capital  growth.  The  Portfolio  pursues its objective by investing primarily in readily marketable equity securities including common stocks,  preferred stocks and  securities  that may be converted at a later time into common stock.  The Portfolio
      ALL-CAP       may invest in the  securities  of companies of all sizes,  and may  emphasize  either larger or
       VALUE        smaller  companies  at a  given  time  based  on the  Sub-advisor's  assessment  of  particular  GAMCO Investors, Inc.
                    companies and market  conditions.  The Portfolio  focuses on companies that appear  underpriced relative  to their  private  market  value  ("PMV").  PMV is the  value  that  the  Portfolio's
                    Sub-advisor believes informed investors would be willing to pay for a company.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST T. Rowe Price Natural  Resources:  seeks  long-term  capital growth  primarily  through the common stocks of companies  that own or develop  natural  resources  (such as energy  products, precious  metals and forest  products)  and other basic  commodities.  The  Portfolio  normally invests  primarily (at least 80% of its total assets) in the common stocks of natural  resource
      SECTOR        companies whose earnings and tangible  assets could benefit from  accelerating  inflation.  The      T. Rowe Price
                    Portfolio looks for companies that have the ability to expand production,  to maintain superior     Associates, Inc.
                    exploration  programs  and  production   facilities,   and  the  potential  to  accumulate  new
                    resources.  At least 50% of Portfolio assets will be invested in U.S. securities,  up to 50% of total assets also may be invested in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance  Growth:  seeks long-term  capital growth.  The Portfolio  invests at least 80% of its total assets in the equity  securities of a limited  number of large,  carefully  selected, high-quality  U.S.  companies  that are judged  likely to  achieve  superior  earnings  growth.
 LARGE CAP GROWTH   Normally,  about 40-60  companies will be  represented in the Portfolio,  with the 25 companies     Alliance Capital
                    most  highly  regarded  by  the  Sub-advisor  usually  constituting  approximately  70%  of the     Management, L.P.
                    Portfolio's  net assets.  An emphasis is placed on identifying  companies  whose  substantially above average prospective earnings growth is not fully reflected in current market valuations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and related securities,  such as preferred stocks,  convertible securities and depositary receipts,
                    of companies that the  Sub-advisor  believes offer better than average  prospects for long-term      Massachusetts
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run    Financial Services
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign         Company
                    securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and
                    companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor      Marsico Capital
                    then looks for individual  companies with earnings growth  potential that may not be recognized     Management, LLC
                    by the market at large, a "bottom up" stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman Sachs Concentrated  Growth (f/k/a AST JanCap Growth):  seeks growth of capital in a
                    manner  consistent  with  the  preservation  of  capital.   Realization  of  income  is  not  a
                    significant  investment  consideration and any income realized on the Portfolio's  investments, therefore,  will be  incidental to the  Portfolio's  objective.  The Portfolio  will pursue its
 LARGE CAP GROWTH   objective  by investing  primarily  in equity  securities  of  companies  that the  Sub-advisor   Goldman Sachs Asset
                    believes are experiencing  favorable demand for their products and services,  and which operate        Management
                    in a favorable  competitive  and  regulatory  environment.  The  Sub-advisor  seeks to identify individual  companies with earnings  growth  potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  Large-Cap  Growth:  seeks  maximum  growth of capital by  investing  primarily in the growth stocks of larger companies.  The Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the equity securities of large-sized  companies included in
 LARGE CAP GROWTH   the Russell 1000(R)Growth Index.  The  Sub-advisor  employs an investment  strategy  designed to      Deutsche Asset
                    maintain a portfolio of equity  securities  which  approximates the market risk of those stocks     Management, Inc.
                    included in the Russell 1000(R)Growth Index,  but which attempts to outperform the Russell 1000(R)
                    Growth Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Large-Cap Value (f/k/a AST Janus Strategic Value):  seeks maximum growth of capital by investing  primarily  in the value  stocks of  larger  companies.  The  Portfolio  pursues  its objective by normally  investing at least 80% of its total assets in the equity  securities  of
  LARGE CAP VALUE   large-sized  companies  included in the Russell 1000(R)Value Index.  The Sub-advisor  employs an      Deutsche Asset
                    investment  strategy designed to maintain a portfolio of equity  securities which  approximates     Management, Inc.
                    the market risk of those stocks  included in the Russell 1000(R)Value Index,  but which attempts to outperform the Russell 1000(R)Value Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    LARGE CAP       AST Alliance/Bernstein  Growth + Value: seeks capital growth by investing  approximately 50% of its assets in growth  stocks of large  companies and  approximately  50% of its assets in value stocks of large  companies.  The Portfolio will invest primarily in commons tocks of large U.S.
                    companies  included in the Russell  1000(R)Index (the "Russell  1000(R)").  The Russell 1000(R)is a
                    market  capitalization-weighted  index that measures the  performance of the 1,000 largest U.S.
                    companies.  Normally,  about 60-85  companies will be represented in the Portfolio,  with 25-35
      BLEND         companies  primarily from the Russell 1000(R)Growth Index constituting  approximately 50% of the
                    Portfolio's  net assets and 35-50  companies  primarily  from the  Russell  1000(R)Value  Index     Alliance Capital
                    constituting  the  remainder  of  the  Portfolio's  net  assets.   There  will  be  a  periodic     Management, L.P.
                    rebalancing  of each  segment's  assets  to take  account  of market  fluctuations  in order to maintain the approximately equal allocation.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
  LARGE CAP VALUE   AST Sanford  Bernstein Core Value:  seeks  long-term  capital growth by investing  primarily in common stocks.  The  Sub-advisor  expects that the majority of the  Portfolio's  assets will be invested in the common stocks of large  companies  that appear to be  undervalued.  Among other things, the Portfolio seeks to identify compelling buying opportunities  created when companies
                    are undervalued on the basis of investor  reactions to near-term problems or circumstances even    Sanford C. Bernstein
                    though their long-term  prospects  remain sound. The Sub-advisor  seeks to identify  individual        & Co., LLC
                    companies with earnings growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   REAL ESTATE      AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate securities.  The  Portfolio  pursues  its  investment  objective  by  investing,  under  normal circumstances,  at least 80% of its net assets in  securities  of real  estate  issuers.  Under normal  circumstances,  the Portfolio will invest substantially all of its assets in the equity
      (REIT)        securities of real estate companies,  i.e., a company that derives at least 50% of its revenues     Cohen & Steers
                    from the ownership,  construction,  financing, management or sale of real estate or that has at   Capital Management,
                    least  50% of its  assets in real  estate.  Real  estate  companies  may  include  real  estate           Inc.
                    investment trusts or REITs.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Sanford Bernstein Managed Index 500: will invest, under normal circumstances,  at least 80%
                    of its net assets in  securities  included in the Standard & Poor's 500  Composite  Stock Price
                    Index  (the  "S&P(R)500 ").  The  Portfolio  seeks  to  outperform  the S&P 500  through  stock selection  resulting  in  different  weightings  of common  stocks  relative to the index.  The
                    Portfolio will invest  primarily in the common stocks of companies  included in the S&P 500. In seeking  to  outperform  the S&P  500,  the  Sub-advisor  starts  with a  portfolio  of  stocks
  MANAGED INDEX     representative  of the holdings of the index.  It then uses a set of  fundamental  quantitative   Sanford C. Bernstein
                    criteria  that are designed to indicate  whether a particular  stock will  predictably  perform        & Co., LLC
                    better or worse than the S&P 500. Based on these criteria,  the Sub-advisor  determines whether the  Portfolio  should  over-weight,  under-weight  or hold a  neutral  position  in the  stock relative  to the  proportion  of the S&P 500  that  the  stock  represents.  In  addition,  the
                    Sub-advisor  also  may  determine  that  based on the  quantitative  criteria,  certain  equity securities that are not included in the S&P 500 should be held by the Portfolio.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST American  Century Income & Growth:  seeks capital growth with current income as a secondary objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital
      GROWTH        growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer     American Century
       AND          potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique        Investment
      INCOME        with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500     Management, Inc.
                    Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance Growth and Income:  seeks long-term  growth of capital and income while attempting to avoid excessive  fluctuations in market value. The Portfolio  normally will invest in common
      GROWTH        stocks  (and  securities   convertible  into  common  stocks).  The  Sub-advisor  will  take  a
       AND          value-oriented  approach,  in that it will  try to keep  the  Portfolio's  assets  invested  in     Alliance Capital
      INCOME        securities that are selling at reasonable  valuations in relation to their fundamental business     Management, L.P.
                    prospects.  The  stocks  that the  Portfolio  will  normally  invest in are  those of  seasoned companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Growth with  Income:  seeks long term growth of capital  with a secondary  objective to seek  reasonable  current  income.  Under normal market  conditions,  the Portfolio  invests at least 65% of its total  assets in common  stocks  and  related  securities,  such as  preferred
      GROWTH        stocks,  convertible  securities  and  depositary  receipts.  The stocks in which the Portfolio      Massachusetts
       AND          invests  generally  will pay  dividends.  While the  Portfolio  may invest in  companies of any    Financial Services
      INCOME        size, the Portfolio generally focuses on companies with larger market  capitalizations that the         Company
                    Sub-advisor  believes have  sustainable  growth  prospects and attractive  valuations  based on current and  expected  earnings  or cash flow.  The  Portfolio  may invest up to 20% of its net assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     AST INVESCO Capital Income (f/k/a AST INVESCO Equity Income):  seeks capital growth and current income  while  following  sound  investment  practices.  The  Portfolio  seeks to  achieve  its objective by investing in  securities  that are expected to produce  relatively  high levels of income and consistent,  stable returns.  The Portfolio normally will invest at least 65% of its
                    assets in  dividend-paying  common and preferred stocks of domestic and foreign issuers.  Up to    INVESCO Funds Group,
                    30% of the  Portfolio's  assets may be  invested in equity  securities  that do not pay regular           Inc.
                    dividends.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
     BALANCED       AST DeAM Global  Allocation  (f/k/a AST AIM  Balanced):  seeks a high level of total  return by investing  primarily in a diversified  portfolio of mutual funds. The Portfolio  initially will invest  in  equity  securities  and in  fixed  income  securities  as  well as  other  open-end management  investment  companies  affiliated  with the  Sub-advisor.  The  Portfolio  also may diversify its assets by investing in several other AST  Portfolios  ("Underlying  Portfolios").
                    The Portfolio seeks to achieve its investment objective by investing in different  combinations
                    of  the  Underlying  Portfolios  and  equity  and  fixed-income  securities.  Once  assets  are     Deutsche Asset
                    allocated  to AST  Portfolios,  the  Portfolio  is expected to be invested in at least six such     Management, Inc.
                    Underlying  Portfolios at any time. It is expected that the  investment  objectives of such AST
                    Portfolios will be diversified.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST  American  Century  Strategic  Balanced:  seeks  capital  growth and  current  income.  The
                    Sub-advisor  intends  to  maintain  approximately  60%  of the  Portfolio's  assets  in  equity
                    securities and the remainder in bonds and other fixed income  securities.  Both the Portfolio's     American Century
     BALANCED       equity and fixed  income  investments  will  fluctuate  in value.  The equity  securities  will        Investment
                    fluctuate  depending on the  performance of the companies that issued them,  general market and     Management, Inc.
                    economic  conditions,  and investor  confidence.  The fixed income investments will be affected primarily by rising or falling interest rates and the credit quality of the issuers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
ASSET ALLOCA-TION   AST T. Rowe Price Asset Allocation:  seeks a high level of total return by investing  primarily in a  diversified  portfolio  of fixed income and equity  securities.  The  Portfolio  normally invests  approximately  60% of its total  assets in equity  securities  and 40% in fixed income securities.  The Sub-advisor  concentrates common stock investments in larger, more established
                    companies,  but the  Portfolio may include small and  medium-sized  companies  with good growth     T. Rowe Price
                    prospects.  The fixed income portion of the Portfolio will be allocated among  investment grade     Associates, Inc.
                    securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   GLOBAL BOND      AST T. Rowe Price Global  Bond:  seeks to provide  high  current  income and capital  growth by investing  in  high-quality  foreign and U.S.  dollar-denominated  bonds.  The  Portfolio  will invest at least 80% of its total  assets in all types of high  quality  bonds  including  those issued  or  guaranteed  by U.S.  or  foreign  governments  or  their  agencies  and by  foreign authorities,  provinces and  municipalities  as well as investment  grade  corporate  bonds and mortgage and  asset-backed  securities of U.S. and foreign  issuers.  The  Portfolio  generally invests in countries where the combination of fixed-income  returns and currency exchange rates appears attractive,  or, if the currency trend is unfavorable,  where the Sub-advisor  believes that the currency risk can be minimized  through  hedging.  The Portfolio may also invest up to
                    20% of its assets in the aggregate in below  investment-grade,  high-risk bonds ("junk bonds").     T. Rowe Price
                    In addition,  the  Portfolio may invest up to 30% of its assets in  mortgage-backed  (including   International, Inc.
                    derivatives,  such as collateralized mortgage obligations and stripped mortgage securities) and asset-backed securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 HIGH YIELD BOND    AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified portfolio of fixed income  securities.  The Portfolio will invest at least 80% of its assets in fixed  income  securities  rated BBB and below.  These  fixed  income  securities  may  include
                    preferred  stocks,   convertible  securities,   bonds,   debentures,   notes,  equipment  lease
                    certificates  and equipment trust  certificates.  A fund that invests  primarily in lower-rated
                    fixed  income  securities  will be subject to greater risk and share price  fluctuation  than a      Federated Investment
                    typical  fixed income fund,  and may be subject to an amount of risk that is  comparable  to or        Counseling
                    greater than many equity funds.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST Lord Abbett  Bond-Debenture:  seeks high  current  income and the  opportunity  for capital    Lord, Abbett & Co.
                    appreciation  to produce a high total  return.  To pursue its  objective,  the  Portfolio  will invest,  under  normal  circumstances,  at least 80% of the value of its assets in fixed income securities and normally  invests  primarily in high yield and investment grade debt securities, securities  convertible  in common stock and  preferred  stocks.  The  Portfolio  may find good value in high yield  securities,  sometimes  called  "lower-rated  bonds" or "junk  bonds," and frequently  may have more than half of its assets  invested in those  securities.  At least 20%
                    of the  Portfolio's  assets  must be  invested  in any  combination  of  investment  grade debt securities,  U.S.  Government  securities  and cash  equivalents.  The  Portfolio may also make significant  investments  in  mortgage-backed  securities.  Although the  Portfolio  expects to maintain  a  weighted  average  maturity  in the  range of seven to nine  years,  there  are no restrictions on the overall Portfolio or on individual securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Bond:  seeks a high level of income,  consistent  with the  preservation  of  capital.
                    Under  normal  circumstances,  the  Portfolio  invests  at least  80% of its  total  assets  in
                    intermediate-term  U.S.  Treasury,   corporate,   mortgage-backed  and  asset-backed,   taxable
       BOND         municipal and tax-exempt  municipal bonds. The Portfolio  invests primarily in investment grade      Deutsche Asset
                    fixed  income  securities  rated  within  the  top  three  rating  categories  of a  nationally     Management, Inc.
                    recognized  rating  organization.  Fixed  income  securities  may be issued by U.S. and foreign corporations or entities including banks and various government entities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the     Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                         Management Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the    Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                         Management Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MONEY MARKET     AST Money Market:  seeks to maximize current income and maintain high levels of liquidity.  The
                    Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average
                    maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective      Wells Capital
                    maturities of not more than 397 days.                                                               Management, Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 EMERGING MARKETS   Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under normal  conditions  by investing at least 65% of its total assets in stocks of companies of any size based in the world's  developing  economies.  Under  normal  conditions,  investments  are maintained  in at least six  countries at all times and no more than 35% of total assets in any
                    single  one of them.  Effective  July 31,  2002,  the  Portfolio  will seek  long-term  capital    Montgomery Asset
                    appreciation  under normal  conditions  by investing at least 80% of its total assets in stocks     Management, LLC
                    of companies of any size based in the world's developing economies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.
                    The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large, domestic companies with  above-average  return potential based on current market valuations and
                    above-average  dividend income. Under normal market conditions,  the Portfolio invests at least     Wells Fargo Funds
                    80% of its total assets in income producing  equity  securities and in issues of companies with     Management, LLC
                    market capitalizations of $3 billion or more.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    INVESCO  Variable  Investment  Funds -  Dynamics:  seek  capital  appreciation.  The  Portfolio normally  invests at least 65% of its assets in common  stocks of  mid-sized  companies - those companies that are included in the Russell  Midcap Growth Index at the time of purchase,  or if not  included  in that Index,  have  market  capitalizations  of between  $2.5  billion and $15 billion at the time of purchase.  The core of the Portfolio's  investments are in securities of established  companies  that are leaders in attractive  growth markets with a history of strong
                    returns.  The  remainder of the  Portfolio  is invested in  securities  of companies  that show    INVESCO Funds Group,
                    accelerating  growth,  driven by product cycles,  favorable industry or sector conditions,  and           Inc.
                    other  factors  that the  investment  advisor  believes  will lead to rapid  sales or  earnings growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Technology:  seeks capital  appreciation.  The Portfolio normally  invests  at least  80% of its  assets in the  equity  securities  and  equity-related instruments of companies engaged in technology-related  industries.  These include, but are not
                    limited  to,  applied  technology,  biotechnology,   communications,   computers,  electronics,      INVESCO Funds Group,
                    Internet, IT services and consulting,  software,  telecommunication  equipment and services, IT           Inc.
                    infrastructure and networking companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds  -  Health  Sciences:  seeks  capital  appreciation.   The
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies that  develop,  produce or  distribute  products  or  services  related to health  care.  These companies  include,  but are not limited to,  medical  equipment or supplies,  pharmaceuticals,
                    biotechnology and healthcare  providers and service companies.  The investment advisor attempts      INVESCO Funds Group,
                    to blend  well-established  healthcare  firms with  faster-growing,  more  dynamic  health care           Inc.
                    companies.
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Financial  Services:  seeks  capital  appreciation.  The
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies involved in the financial  services sector.  These companies  include,  but are not limited to, banks (regional and  money-centers),  insurance  companies  (life,  property and casualty,  and multiline),  investment and  miscellaneous  industries  (asset  managers,  brokerage firms, and government-sponsored  agencies) and suppliers to financial services  companies.  The investment
                    advisor seeks  companies which it believes can grow their revenues and earnings in a variety of     INVESCO Funds Group,
                    interest  rate  environments  - although  securities  prices of  financial  services  companies           Inc.
                    generally are interest rate-sensitive.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds -  Telecommunications:  seeks  capital  appreciation.  The
                    Portfolio  normally  invests at least 65% (80%  effective  July 31,  2002) of its assets in the equity  securities  of  companies  that are  engaged in the design,  development,  manufacture, distribution,  or sale of  communications  services  and  equipment,  and  companies  that  are involved in supplying equipment or services to such companies.  The  telecommunications  sector
                    includes  companies  that  offer  telephone  services,   wireless   communications,   satellite
                    communications,  television and movie programming,  broadcasting and Internet access. Normally,     INVESCO Funds Group,
                    the  Portfolio  will  invest  primarily  in  companies  located  in at  least  three  different           Inc.
                    countries, although U.S. issuers will often dominate the holdings.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The
                    Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and
                    non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized
                    countries.  The Portfolio  will invest in no less than three  countries,  which may include the
  GLOBAL EQUITY     U.S.,  but may invest more than 25% of its assets in one country.  The  Portfolio  invests only   Evergreen Investment
                    in the best 100 companies,  which are selected by the  investment  advisor based on qualitative   Management Company,
                    and  quantitative  criteria  such as high  return on  equity,  consistent  earnings  growth and           LLC
                    established market presence.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
-------------------
 SMALL CAP EQUITY   Evergreen VA Special Equity:  seeks capital  growth.  The Portfolio  normally  invests at least
                    80% of its assets in common  stocks of small  U.S.  companies  (i.e.,  companies  whose  market capitalizations  fall within the range of the Russell  2000(R)Index,  at the time of  purchase).
                    The remaining 20% of the  Portfolio's  assets may be represented by cash or invested in various    Evergreen Investment
                    cash  equivalents.  The Portfolio's  advisor selects stocks of companies which it believes have   Management Company,
                    the potential for accelerated growth in earnings and price.                                               LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    Evergreen VA Omega:  seeks long-term capital growth.  The Portfolio invests primarily in common stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market capitalizations.  The  Portfolio  utilizes the  fully-managed  investment  concept  whereby the
                    Portfolio's  manager  will  continuously  review the  Portfolio's  holdings  in light of market conditions,  business  developments  and  economic  trends.  During  this review  process,  the
                    Portfolio's  manager  seeks to identify and invest in industries  that are growing  faster than    Evergreen Investment
                    the economy.  The Portfolio  invests in companies of all sizes. The continuous  review may lead   Management Company,
                    to high portfolio  turnover,  but that will not limit investment  decisions.  The Portfolio may           LLC
                    also invest up to 25% of its assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Europe  30:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the ProFunds  Europe 30 Index.  The ProFunds  Europe 30
                    Index,  created by ProFund Advisors,  is composed of the 30 European companies whose securities are traded on U.S.  exchanges or on the NASDAQ as ADRs with the highest market  capitalization, as determined annually.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    ProFund VP Asia 30: seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the ProFunds Asia 30 Index.  The ProFunds Asia 30 Index,  created by ProFund  Advisors,  is composed of 30 of the companies  located in the Asia/Pacific  region, except  Japan with the  highest  market  capitalization,  whose  securities  are traded on U.S.
      EQUITY        exchanges as  depository  receipts or ordinary  shares.  The  component  stocks of the ProFunds
                    Asia 30 Index are  determined  based on the market  capitalization  of each  company  and their relative weights are determined based on the modified market capitalization.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Japan: seeks daily investment results,  before fees and expenses, that correspond to the daily  performance  of the Nikkei  225 Stock  Average.  The  Nikkei 225 Stock  Average is a
  INTER-NATIONAL    price-weighted  index of 225 large,  actively  traded Japanese stocks traded on the Tokyo Stock
      EQUITY        Exchange.  Since the Japanese markets are not open when this Portfolio  values its shares,  its   ProFund Advisors LLC
                    success in meeting its  investment  objective is  determined by comparing its daily return on a given day with the daily performance of related futures contracts traded in the United States.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Banks: seeks daily investment results,  before fees and expenses, that correspond to   ProFund Advisors LLC
                    the daily  performance  of the Dow Jones  U.S.  Banks  Sector  Index.  The Index  measures  the performance of the banking  economic  sector of the U.S.  equity market.  This industry  covers the banking industry,  including regional banks and savings and loans, but excluding investment and merchant banks. The Portfolio  primarily  invests in banking  companies,  or in instruments that provide exposure to these companies.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Basic Materials:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S. Basic  Materials  Sector Index.  The
                    Index  measures the  performance  of the basic  materials  economic  sector of the U.S.  equity market.  The Portfolio  primarily invests in basic material  companies,  or in instruments that provide  exposure  to these  companies,  including  companies  involved  in the  production  of aluminum,  chemicals,  commodities,  chemical specialty products, forest products,  non-ferrous mining products, paper products, precious metals and steel.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Biotechnology:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Biotechnology  Index.  The Index
                    measures the performance of the biotechnology  sector of the U.S. equity market.  The Portfolio invests primarily in biotechnology  companies, or in instruments that provide exposure to these
                    companies,   including  companies  engaged  in  genetic  research,  and/or  the  marketing  and development  of  recombinant  DNA  products.  Companies  represented  in  this  sector  include companies that may be newly formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Consumer Cyclical:  seeks daily investment results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Consumer Cyclical Sector Index. The
                    Index measures the  performance of the consumer  cyclical  economic  sector of the U.S.  equity market.  The Portfolio  primarily  invests in consumer  cyclical  companies,  or in instruments that provide exposure to these companies,  including  airlines,  auto  manufacturers,  tire and
      SECTOR        rubber  manufacturers,  auto parts suppliers,  casinos,  toy manufacturers,  restaurant chains,   ProFund Advisors LLC
                    home  construction  companies,  lodging  chains,  broadline  retailers,   specialty  retailers,
                    footwear  and  clothing/fabric   manufacturers,   and  media  companies,  such  as  advertising
                    companies,  entertainment and leisure companies,  consumer electronic  companies,  broadcasters and publishers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Consumer  Non-Cyclical:  seeks daily investment  results,  before fees and expenses, that correspond to the daily  performance of the Dow Jones U.S.  Consumer  Non-Cyclical  Sector
                    Index. The Index measures the performance of the consumer  non-cyclical  economic sector of the
                    U.S. equity market. The Portfolio invests primarily in consumer non-cyclical  companies,  or in
      SECTOR        instruments  that  provide  exposure to these  companies,  including  distillers  and  brewers,   ProFund Advisors LLC
                    producers  of soft  drinks,  consumer  service  companies,  durable and  non-durable  household product manufacturers,  cosmetic companies, food retailers,  other food companies,  tobacco and agricultural companies.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Energy:  seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the Dow Jones U.S.  Energy Sector Index.  The Index  measures the performance of the energy sector of the U.S.  equity market.  The Portfolio  invests  primarily in energy companies, or in instruments that provide exposure to these companies,  including oil equipment and services companies, oil-major, oil-secondary and pipelines.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Financial:  seeks  daily  investment  results,  before  fees  and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Financial  Sector Index.  The Index
                    measures the performance of the financial  services  economic sector of the U.S. equity market.
                    The  Portfolio  invests  primarily  in  securities  of  financial  services  companies,  or  in instruments  that  provide  exposure  to  these  companies,  including  regional  banks,  major international  banks,  insurance  companies,  companies that invest,  directly or indirectly in real estate,  Fannie Mae,  credit card insurers,  check cashing  companies,  mortgage  lenders, investment  advisors,  savings and loans,  savings banks,  thrifts,  building  associations and societies,  credit unions, securities broker-dealers,  investment banks, merchant banks, online brokers, publicly traded stock exchanges and specialty finance companies.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Healthcare:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Healthcare  Sector Index. The Index
                    measures the  performance of the  healthcare  sector of the U.S.  equity market.  The Portfolio invests  primarily in  securities  of  healthcare  companies,  or in  instruments  that provide exposure to these  companies,  including  health care  providers,  biotechnology  companies and manufacturers of medical supplies, advanced medical devices and pharmaceuticals.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Industrial:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Industrial  Sector Index. The Index
                    measures the  performance of the  industrial  sector of the U.S.  equity market.  The Portfolio primarily  invests in industrial  companies,  or in instruments  that provide exposure to these companies,  including aerospace and defense companies, advanced industrial companies, equipment manufacturers,  air freight companies,  building material  manufacturers,  packaging companies,
                    manufacturers  of  electrical   components  and  equipment,   heavy   construction   companies,
                    manufacturers of heavy machinery,  industrial services companies,  industrial companies, marine transportation companies, railroads, shipbuilders and trucking companies.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Internet:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to the  daily  performance  of the Dow Jones  U.S.  Internet  Index.  The  Index  measures  the performance  of  companies  in the U.S.  equity  markets  that  generate  the majority of their revenues  from the  Internet.  The  Portfolio  primarily  invests in internet  companies  or in instruments  that provide  exposure to these  companies,  including  companies  that derive the majority of their revenues from providing goods and/or services  through an open network,  such as a web site or from  providing  access to the  Internet  or  providing  enabling  services to people using the Internet.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Pharmaceuticals:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Pharmaceuticals  Sector Index.  The
                    Index measures the performance of the  pharmaceuticals  sector of the U.S.  equity market.  The
                    Portfolio  primarily  invests in  pharmaceutical  companies,  or in  instruments  that  provide exposure to these companies,  including makers of prescription and  over-the-counter  drugs, as well as companies engaged in contract drug research.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Precious Metals:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the  Philadelphia  Stock Exchange Gold & Silver Index.
                    The Index measures the  performance of the precious  metals  economic sector of the U.S. equity
                    market.  The  Portfolio  primarily  invests  in  gold  and  silver  mining  companies,   or  in
                    instruments that provide exposure to these companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Real  Estate:  seeks  daily  investment  results,  before  fees and  expenses,  that correspond  to the daily  performance  of the Dow  Jones  U.S.  Real  Estate  Index.  The Index
                    measures the  performance of the real estate  industry  sector of the U.S.  equity market.  The
                    Portfolio invests  primarily in real estate companies,  or in instruments that provide exposure
      SECTOR        to these  companies,  including hotel and resort  companies and real estate  investment  trusts   ProFund Advisors LLC
                    (REITs) that invest in apartments,  office and retail properties.  REITs are passive investment vehicles that invest primarily in income-producing  real estate or real estate related loans or interests.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Semiconductor:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Semiconductor  Index.  The Index
                    measures the performance of the semiconductor  sector of the U.S. equity market.  The Portfolio primarily  invests  in  companies  engaged  in  the  production  of  semiconductors  and  other integrated  chips, as well as other related  products such as circuit boards and mother boards, or in  instruments  that  provide  exposure to these  companies.  The  Portfolio  may invest in companies that may be newly-formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Technology:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Technology  Sector Index. The Index
                    measures the  performance of the  technology  sector of the U.S.  equity market.  The Portfolio invests  primarily in technology  companies,  or in instruments  that provide exposure to these companies,  including  companies  involved in the  development  and  production  of  technology
                    products,   including   computer   hardware   and   software,   telecommunications   equipment,
                    microcomputer   components,   integrated  computer  circuits  and  office  equipment  utilizing technology.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Telecommunications:  seeks daily investment results,  before fees and expenses, that   ProFund Advisors LLC
                    correspond to the daily performance of the Dow Jones U.S.  Telecommunications Sector Index. The
                    Index measures the  performance  of the  telecommunications  sector of the U.S.  equity market.
                    The  Portfolio  invests  primarily in  telecommunications  companies,  or in  instruments  that provide  exposure  to  these  companies,  including  fixed  line  communications  and  wireless communications companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Utilities:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Utilities  Sector Index.  The Index
      SECTOR        measures the  performance  of the utilities  sector of the U.S.  equity  market.  The Portfolio   ProFund Advisors LLC
                    invests  primarily in utility  companies,  or in  instruments  that  provide  exposure to these companies, including electric utilities, gas utilities and water utilities.
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THE PROFUND VP PORTFOLIOS  DESCRIBED  BELOW ARE AVAILABLE AS  SUB-ACCOUNTS  TO ALL ANNUITY  OWNERS.  EACH  PORTFOLIO  PURSUES AN INVESTMENT
STRATEGY THAT SEEKS TO PROVIDE DAILY  INVESTMENT  RESULTS,  BEFORE FEES AND EXPENSES,  THAT MATCH A WIDELY  FOLLOWED  INDEX,  INCREASE BY A
SPECIFIED FACTOR RELATIVE TO THE INDEX,  MATCH THE INVERSE OF THE INDEX OR THE INVERSE OF THE INDEX MULTIPLIED BY A SPECIFIED  FACTOR.  THE
INVESTMENT  STRATEGY OF SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH POSITIVELY AND NEGATIVELY) THE DAILY INVESTMENT  RESULTS OF THE APPLICABLE
INDEX.  IT IS RECOMMENDED  THAT ONLY THOSE ANNUITY OWNERS WHO ENGAGE A FINANCIAL  ADVISOR TO ALLOCATE THEIR ACCOUNT VALUE USING A STRATEGIC
OR TACTICAL  ASSET  ALLOCATION  STRATEGY  INVEST IN THESE  PORTFOLIOS.  WE HAVE  ARRANGED THE  PORTFOLIOS  BASED ON THE INDEX ON WHICH IT'S
INVESTMENT STRATEGY IS BASED.
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The S&P 500 Index(R)is a widely  used  measure of large U.S.  company  stock  performance.  It  consists  of the common  stocks of 500 major corporations  selected by Standard & Poor's(R)for their size and the frequency and ease with which their stocks trade,  reflecting  the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bull: seeks daily investment results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
     S&P 500        the daily performance of the S&P 500(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bear: seeks daily investment results,  before fees and expenses,  that correspond to the inverse  (opposite)  of the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful  in meeting its  objective,  the net asset value of the  Portfolio's  shares  should
     S&P 500        increase in  proportion  to any daily  decrease in the level of the S&P 500(R).  Conversely,  the   ProFund Advisors LLC
                    Portfolio's  net asset value should  decrease in proportion to any daily  increase in the level of the S&P 500 Index(R).
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP Bull  Plus:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond  to one and a half times  (150%) the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately  one and a
     S&P 500        half  times as much as the S&P 500(R)Index  when the  prices of the  securities  in the S&P 500(R) ProFund Advisors LLC
                    Index rise on a given day and should lose  approximately one and a half times as much when such prices decline on a given day.
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The NASDAQ 100 Index(TM)contains 100 of the largest market capitalization and most active non-financial domestic and international  companies listed on the NASDAQ Stock Market based on market capitalization.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP OTC: seeks daily investment  results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
                    the daily performance of the NASDAQ 100 Index(TM).
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund  VP  Short  OTC:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the inverse  (opposite)  of the daily  performance  of the NASDAQ 100(TM)Index.  If the  Portfolio is  successful  in meeting its  objective,  the net asset value of the Portfolio shares  should  increase in  proportion  to any daily  decrease in the level of the NASDAQ 100(TM)
                    Index.  Conversely,  the net  asset  value  of  shares  of the  Portfolio  should  decrease  in proportion to any daily increase in the level of the NASDAQ 100(TM)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP UltraOTC:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to  twice  (200%)  the  daily  performance  of the  NASDAQ  100(TM)Index.  If the  Portfolio  is
                    successful in meeting its objective,  it should gain approximately  twice as much as the growth oriented  NASDAQ 100(TM)Index when the prices of the securities in that index rise on a given day and should lose approximately twice as much when such prices decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
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The S&P MidCap 400 Index(R)is a widely used measure of medium capitalized U.S. company stock  performance.  It consists of the common stocks of 400 major corporations selected by Standard & Poor's(R)for their market size, industry group  representation,  and the frequency and ease with which their stocks trade, reflecting the full range and diversity of the U.S. economy.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P MIDCAP 400    ProFund VP Mid-Cap  Value:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the  daily  performance  of the  S&P  MidCap  400/Barra  Value  Index(R).  The S&P
                    MidCap400/Barra  Value  Index(R)is a  capitalization-weighted  index that  comprises  all of the stocks in the S&P MidCap 400 Index(R)that have low price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Mid-Cap  Growth:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the S&P MidCap 400/Barra Growth Index(R).  The S&P MidCap
  S&P MIDCAP 400    400/Barra Growth Index(R)is a capitalization-weighted  index that comprises all of the stocks in   ProFund Advisors LLC
                    the S&P MidCap 400 Index(R)that have high price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  UltraMid-Cap:  seeks  daily  investment  results,  before fees and  expenses,  that correspond  to twice  (200%)  the  daily  performance  of the S&P  MidCap  400  Index(R).  If the
                    Portfolio is successful in meeting its objective,  it should gain  approximately  twice as much
  S&P MIDCAP 400    as the S&P  MidCap 400 Index(R)when the prices of the  securities  in the S&P MidCap 400 Index(R) ProFund Advisors LLC
                    rise on a given day and should lose  approximately  twice as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
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The S&P SmallCap 600 Index(R)is an unmanaged index comprising 600 domestic stocks, with a market  capitalization valued at under one billion dollars,  chosen for market size, liquidity,  and industry group representation.  The index comprises stocks from the industrial,  utility, financial, and transportation sectors, reflecting the full range and diversity of the U.S. economy.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Value:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P  SmallCap  600/Barra  Value  Index(R).  The S&P
                    SmallCap  600/Barra Value Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have low price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Growth:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P SmallCap  600/Barra  Growth  Index(R).  The S&P
                    SmallCap 600/Barra Growth Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have high price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
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The Russell  2000 Index(R)is an  unmanaged  index  consisting  of 2,000 small  company  common  stocks.  The Russell  2000 Index(R)comprises approximately 2000 of the smallest U.S. domiciled publicly traded common stocks that are included in the Russell 3000 Index(R).
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   RUSSELL 2000     ProFund VP UltraSmall-Cap (f/k/a ProFund VP SmallCap):  seeks daily investment results,  before   ProFund Advisors LLC
                    fees and expenses,  that correspond to twice (200%) the daily  performance of the Russell 2000(R)
                    Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately twice as much as the Russell 2000 Index(R)when the prices of the  securities  in that index rise on a given day and should lose  approximately  twice as much when such  prices  decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP U.S.  Government  Plus: seeks daily  investment  results,  before fees and expenses,   ProFund Advisors LLC
                    that  correspond to 125% of the daily price  movement of the most recently  issued 30-year U.S.
                    Treasury Bond.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ----------------------------------------------------------------------------------------------- -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                        PORTFOLIO
       TYPE                                                                                                                ADVISOR/
                                                                                                                         SUB-ADVISOR
------------------- -----------------------------------------------------------------------------------------------
                    ----------------------------------------------------------------------------------------------- -----------------------
 U.S. GOV'T BOND    ProFund  VP  Rising  Rates  Opportunity:  seeks  daily  investment  results,  before  fees and   ProFund Advisors LLC
                    expenses,  that  correspond to 125% of the inverse  (opposite) of the daily price  movement of the most  recently  issued  30-year U.S.  Treasury  Bond.  If the  Portfolio is  successful in meeting  its  objective,  the net asset value of the  Portfolio's  shares  should  decrease in proportion  to any daily  increase in the price of the 30-year U.S.  Treasury  Bond on a given day.  Conversely,  the  net  asset  value  of  shares  of the  Portfolio  should  increase  in proportion  to any daily  decrease in the price of the 30-year U.S.  Treasury  Bond on a given day.
------------------- ----------------------------------------------------------------------------------------------- -----------------------
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The First Trust(R)10 Uncommon  Values  Portfolio of the First Defined  Portfolio  Fund LLC invests in the  securities  of a relatively  few number of issuers.  Since the assets of the  Portfolio are invested in a limited  number of issuers,  the net asset value of the Portfolio may be more  susceptible  to a single  adverse  economic,  political  or  regulatory  occurrence.  The  Portfolio  may also be  subject to additional  market risk due to its policy of investing based on an investment  strategy and generally not buying or selling  securities in response to market  fluctuations.  The Portfolio's relative lack of diversity and limited ongoing management may subject Owners to greater market risk than other portfolios.
-------------------------------------------------------------------------------------------------------------------------------------------
------------------- ----------------------------------------------------------------------------------------------- -----------------------
    LARGE CAP       First Trust(R)10 Uncommon Values:  seeks to provide  above-average  capital  appreciation.  The
                    Portfolio  seeks to achieve its  objective  by investing  primarily  in the ten common  stocks selected by the Investment Policy Committee of Lehman Brothers Inc.  ("Lehman  Brothers") with the assistance of the Research  Department of Lehman Brothers which, in their opinion have the
      BLEND         greatest potential for capital  appreciation  during the next year. The stocks included in the    First Trust Advisors
                    Portfolio  are adjusted  annually on or about July 1st in  accordance  with the  selections of           L.P.
                    Lehman Brothers.
------------------- ----------------------------------------------------------------------------------------------- -----------------------
                    ----------------------------------------------------------------------------------------------- -----------------------
      INTER-        The  Prudential  Series  Fund,  Inc.  - SP  Jennison  International  Growth:  seeks to provide
                    long-term   growth  of  capital.   The  Portfolio   pursues  its  objective  by  investing  in
                    equity-related  securities of foreign issuers that the  Sub-advisor  believes will increase in value over a period of years.  The  Portfolio  invests  primarily in the common stock of large and medium-sized  foreign  companies.  Under normal  circumstances,  the Portfolio  invests at
 NATIONAL EQUITY    least 65% of its total  assets in common stock of foreign  companies  operating or based in at         Prudential
                    least five different  countries.  The Portfolio  looks primarily for stocks of companies whose     Investments LLC/
                    earnings are growing at a faster rate than other companies and that have above-average  actual   Jennison Associates
                    and  potential  earnings  growth  over the long  term and  strong  financial  and  operational           LLC
                    characteristics.
------------------- ----------------------------------------------------------------------------------------------- -----------------------

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill  Companies,  Inc. and have been licensed for use by American Skandia Investment Services,  Incorporated.  The Portfolio is not sponsored,  endorsed,  sold or promoted by Standard & Poor's and  Standard & Poor's  makes no  representation  regarding  the  advisability  of investing in the
Portfolio.

The First Trust(R)10 Uncommon Values  portfolio is not sponsored or created by Lehman  Brothers,  Inc.  ("Lehman  Brothers").  Lehman
Brothers' only  relationship  to First Trust is the licensing of certain  trademarks  and trade names of Lehman  Brothers and of the
"10 Uncommon  Values" which is  determined,  composed and calculated by Lehman  Brothers  without regard to First Trust or the First
Trust(R)10 Uncommon Values portfolio.

Dow Jones has no  relationship  to the ProFunds VP, other than the  licensing of the Dow Jones sector  indices and its service marks for use in  connection  with the ProFunds VP. The ProFunds VP are not  sponsored,  endorsed,  sold, or promoted by Standard & Poor's or NASDAQ,  and neither  Standard & Poor's nor NASDAQ  makes any  representations  regarding  the  advisability  of investing in the
ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed  investment  options of  different  durations  during the  accumulation  period.  These  "Fixed  Allocations"  earn a guaranteed  fixed rate of interest for a specified  period of time,  called the "Guarantee  Period." In most states,  we offer Fixed
Allocations  with Guarantee  Periods from 1 to 10 years.  We may also offer special  purpose Fixed  Allocations for use with certain optional  investment  programs.  We guarantee the fixed rate for the entire Guarantee Period.  However,  if you withdraw or transfer
Account Value before the end of the Guarantee  Period,  we will adjust the value of your  withdrawal or transfer based on a formula, called a "Market Value  Adjustment."  The Market Value  Adjustment  can either be positive or negative,  depending on the rates that are currently  being  credited on Fixed  Allocations.  Please refer to the section  entitled  "How does the Market Value  Adjustment
Work?" for a description  of the formula along with examples of how it is  calculated.  You may allocate  Account Value to more than one Fixed Allocation at a time.

Fixed  Allocations  may not be available in all states.  Availability  of Fixed  Allocations  is subject to change and may differ by state and by the annuity product you purchase.  Please call American Skandia at  1-800-766-4530  to determine  availability of Fixed
Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

There is no Contingent Deferred Sales Charge applied if you surrender your Annuity or make a partial withdrawal.

Annual  Maintenance Fee: During the accumulation  period we deduct an Annual  Maintenance Fee. The Annual  Maintenance Fee is $35.00
or 2% of your Account Value invested in the variable  investment  options,  whichever is less. This fee will be deducted annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity  during the Annuity Year, the fee is deducted at the time of  surrender.  Currently,  the Annual  Maintenance  Fee is only deducted if your Account Value is less than $100,000 on the anniversary of the Issue Date or at the time of surrender.  We may increase the Annual  Maintenance Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Optional  Benefits:  If you elect to purchase one or more optional  benefits,  we will deduct an additional  charge on a daily basis from your  Account  Value  allocated  to the  Sub-accounts.  The charge for each  optional  benefit is  deducted  in addition to the
Insurance Charge due to the increased  insurance risk associated with the optional  benefits.  The additional  charge is included in the  daily  calculation  of the Unit  Price for each  Sub-account.  Please  refer to the  section  entitled  "Death  Benefit"  for a description of the charge for each Optional Death Benefit.  Please refer to the section  entitled  "Managing Your Account Value - Do you offer  programs  designed  to  guarantee  a "return  of  premium"  at a future  date?" for a  description  of the charge for the
Guaranteed Return Option.

Transfer  Fee:  Currently,  you may make twenty (20) free  transfers  between  investment  options each Annuity Year. We will charge
$10.00 for each  transfer  after the  twentieth in each Annuity  Year.  We do not consider  transfers  made as part of a dollar cost averaging  program when we count the twenty free  transfers.  Transfers made as part of a rebalancing,  market timing or third party investment  advisory  service will be subject to the  twenty-transfer  limit.  However,  all transfers  made on the same day will be treated as one (1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its  Guarantee  Period
are not  subject  to the  Transfer  Fee and are not  counted  toward  the twenty  free  transfers.  We may reduce the number of free transfers  allowable  each  Annuity  Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of electronic  means to transmit  your  transfer  requests.  We may  eliminate  the  Transfer  Fee for  transfer  requests  transmitted electronically or through other means that reduce our processing costs.

Tax  Charges:  Several  states and some  municipalities  charge  premium  taxes or similar  taxes.  The amount of tax will vary from jurisdiction  to  jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges from each  Purchase  Payment at the time of a withdrawal  or surrender of your Annuity or at the time you elect to begin  receiving  annuity  payments.  We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an  Insurance  Charge  daily  against the average  daily assets  allocated  to the  Sub-accounts.  The
Insurance  Charge is the  combination  of the Mortality & Expense Risk Charge (1.50%) and the  Administration  Charge  (0.15%).  The
total charge is equal to 1.65% on an annual basis.  The Insurance  Charge is intended to compensate  American  Skandia for providing the insurance  benefits under the Annuity,  including the Annuity's  basic death benefit that provides  guaranteed  benefits to your beneficiaries  even if the market  declines  and the risk that persons we  guarantee  annuity  payments to will live longer than our assumptions.  The charge also covers  administrative costs associated with providing the Annuity benefits,  including preparation of the contract,  confirmation  statements,  annual account statements and annual reports, legal and accounting fees as well as various related  expenses.  Finally,  the charge  covers the risk that our  assumptions  about the mortality  risks and expenses  under this
Annuity are  incorrect and that we have agreed not to increase  these  charges over time despite our actual  costs.  We may increase the portion of the total  Insurance  Charge that is deducted for  administrative  costs;  however,  any increase  will only apply to
Annuities issued after the date of the increase.

American  Skandia may make a profit on the Insurance  Charge if, over time,  the actual cost of providing the  guaranteed  insurance obligations  under the Annuity are less than the amount we deduct for the  Insurance  Charge.  To the extent we make a profit on the
Insurance  Charge,  such profit may be used for any other  corporate  purpose,  including  payment of other  expenses  that American
Skandia incurs in promoting, distributing, issuing and administering the Annuity.

The  Insurance  Charge is not deducted  against  assets  allocated  to a Fixed  Allocation.  However,  the amount we credit to Fixed
Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly  against the Portfolios.  However,  each Portfolio  charges a total annual fee comprised of an investment  management  fee,  operating  expenses  and any  distribution  and service  (12b-1)  fees that may apply.  These fees are deducted  daily by each  Portfolio  before it provides  American  Skandia with the net asset value as of the close of business  each day.  More  detailed  information  about fees and  charges  can be found in the  prospectuses  for the  Portfolios.  Please also see
"Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against Account Value allocated to the  Sub-accounts,  we also take into  consideration mortality,  expense,  administration,  profit and other factors in determining  the interest  rates we credit to Fixed  Allocations.
Any Tax Charge  applies to amounts  that are taken from the variable  investment  options or the Fixed  Allocations.  A Market Value
Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain states a tax is due if and when you exercise your right to receive  periodic  annuity  payments.  The amount payable will depend on the applicable  jurisdiction  and on the annuity  payment  option you select.  If you select a fixed payment  option,  the amount of each fixed payment will depend on the Account  Value of your Annuity when you elected to  annuitize.  There is no specific charge  deducted  from these  payments;  however,  the amount of each  annuity  payment  reflects  assumptions  about our  insurance expenses.  If you select a variable  payment option that we may offer,  then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain  fees and charges or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may reduce or eliminate the amount of the Annual  Maintenance Fee or reduce the portion of the total  Insurance  Charge that is  deducted  as an  Administration  Charge.  Generally,  these  types of changes  will be based on a  reduction  to our sales, maintenance  or  administrative  expenses due to the nature of the individual or group  purchasing the Annuity.  Some of the factors we might  consider  in making such a decision  are:  (a) the size and type of group;  (b) the number of  Annuities  purchased  by an
Owner;  (c) the amount of Purchase  Payments or likelihood of additional  Purchase  Payments;  and/or (d) other  transactions  where sales,  maintenance  or  administrative  expenses  are likely to be  reduced.  We will not  discriminate  unfairly  between  Annuity purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial  Purchase  Payment:  You must make a minimum initial Purchase  Payment of $15,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial Purchase  Payment provided that,  within the first Annuity Year, you make at least $15,000 in total Purchase Payments.

Where allowed by law,  initial  Purchase  Payments in excess of $1,000,000  require our approval prior to  acceptance.  We may apply certain limitations and/or  restrictions on the Annuity as a condition of our acceptance,  including limiting the liquidity features or the Death Benefit protection provided under the Annuity,  limiting the right to make additional  Purchase Payments,  changing the number of transfers  allowable  under the Annuity or restricting  the  Sub-accounts  that are available.  Other  limitations  and/or restrictions may apply.

Except as noted below,  Purchase  Payments  must be submitted by check drawn on a U.S.  bank, in U.S.  dollars,  and made payable to
American  Skandia.  Purchase  Payments  may also be  submitted  via 1035  exchange  or  direct  transfer  of  funds.  Under  certain circumstances,  Purchase  Payments may be transmitted to American  Skandia via wiring funds through your  investment  professional's broker-dealer  firm.  Additional  Purchase Payments may also be applied to your Annuity under an arrangement  called "bank drafting"
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where you  authorize  us to deduct  money  directly  from your bank  account.  We may reject any  payment  if it is  received  in an unacceptable form.  Our acceptance of a check is subject to our ability to collect funds.

Age  Restrictions:  There is no age  restriction  to purchase  the  Annuity.  However,  the basic  Death  Benefit  provides  greater protection  for persons under age 85. There is no Contingent  Deferred Sales Charge  deducted upon surrender or partial  withdrawal.
However,  if you take a distribution  prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain.  The availability of certain optional benefits may vary based on the age of the Owner on the Issue Date of the Annuity.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

|X|      Owner:  The  Owner(s)  holds all rights  under the  Annuity.  You may name more than one Owner in which case all  ownership
         -----
       rights are held  jointly.  However,  this  Annuity does not provide a right of  survivorship.  Refer to the Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant is the person we agree to make annuity  payments to and upon whose life we continue to make such
         ---------
       payments.  You must name an Annuitant who is a natural  person.  We do not accept a designation  of joint  Annuitants  during the accumulation  period. Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent Annuitant will become the Annuitant if the Annuitant  dies before the Annuity Date.  Please refer to the discussion of  "Considerations  for
       Contingent Annuitants" in the Tax Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s) or entity you name to receive the death  benefit.  If no  beneficiary  is
         -----------
       named the death benefit will be paid to you or your estate.

Your right to make  certain  designations  may be limited if your  Annuity is to be used as an IRA or other  "qualified"  investment that is given  beneficial  tax treatment  under the Code.  You should seek  competent tax advice on the income,  estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner,  Annuitant and  Beneficiary  designations  by sending us a request in writing.  Where allowed by law, such changes will be subject to our acceptance.  Some of the changes we will not accept include, but are not limited to:
|X|      a new  Owner  subsequent  to  the  death  of the  Owner  or  the  first  of  any  joint  Owners  to  die,  except  where  a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary is the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative  Beneficiary  designation,  upon the death of either spousal
Owner,  the surviving  spouse may elect to assume  ownership of the Annuity instead of taking the Death Benefit  payment.  The Death
Benefit  that would have been  payable  will be the new  Account  Value of the  Annuity as of the date of due proof of death and any required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the  surviving  spouse will have all the rights and  benefits  that would be  available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of determining  any future Death Benefit for the beneficiary of the surviving  spouse,  the new Account Value will be considered as the initial  Purchase  Payment.  However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent  Annuitant,  upon the death of the Annuitant, the  surviving  spouse  will  become the  Annuitant.  No Death  Benefit is payable  upon the death of the  Annuitant.  However,  the
Account  Value  of the  Annuity  as of the  date of due  proof of death of the  Annuitant  (and any  required  proof of the  spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

If after  purchasing  your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel  period.  This is often  referred  to as a  "free-look."  Depending  on the state in which you purchased your Annuity,  and, in some states,  if you purchased the Annuity as a replacement for a prior contract,  the right to cancel period may be ten (10) days,  twenty-one (21) days or longer,  measured from the time that you received your Annuity.  If you return your Annuity,  during the applicable  period,  we will refund your current Account Value plus any tax charge  deducted.  This amount may be higher or lower than your  original  Purchase  Payment.  Where  required by law, we will return your  current  Account
Value or the amount of your  initial  Purchase  Payment,  whichever  is  greater.  The same  rules may apply to an  Annuity  that is purchased as an IRA. In any situation  where we are required to return the greater of your  Purchase  Payment or Account  Value,  we may  allocate  your  Account  Value to the AST Money  Market  Sub-account  during the right to cancel  period  and for a  reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The  minimum  amount  that we accept as an  additional  Purchase  Payment  is $100  unless you  participate  in  American  Skandia's
Systematic  Investment Plan or a periodic  purchase  payment  program.  We will allocate any additional  Purchase  Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your Annuity by  authorizing  us to deduct money directly from your bank account and
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applying it to your  Annuity.  This type of program is often called "bank  drafting".  We call our bank drafting  program  "American
Skandia's  Systematic  Investment  Plan."  Purchase  Payments  made  through  bank  drafting  may only be  allocated to the variable investment  options when applied.  Bank  drafting  allows you to invest in your Annuity with a lower initial  Purchase  Payment,  as long as you  authorize  payments  that will equal at least  $15,000  during the first 12 months of your  Annuity.  We may suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable  financial  institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified  investments.  If your employer  sponsors such a program, we may agree to accept periodic  Purchase  Payments through a salary  reduction  program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $15,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.  The net Purchase
Payment is your initial  Purchase  Payment minus any tax charges that may apply.  On your  application we ask you to provide us with instructions  for  allocating  your Account  Value.  You can allocate  Account Value to one or more variable  investment  options or
Fixed Allocations.

In those  states  where we are  required  to return your  Purchase  Payment if you  exercise  your right to return the  Annuity,  we initially  allocate  all  amounts  that  you  choose  to  allocate  to the  variable  investment  options  to the AST  Money  Market
Sub-account.  At the end of the  right to cancel  period  we will  reallocate  your  Account  Value  according  to your most  recent allocation  instructions.  Where permitted by law, we will allocate your Purchase Payments  according to your initial  instructions, without  temporarily  allocating  to the AST Money Market  Sub-account.  To do this,  we will ask that you execute our form called a
"return  waiver" that authorizes us to allocate your Purchase  Payment to your chosen  Sub-accounts  immediately.  If you submit the
"return  waiver" and then decide to return your Annuity  during the right to cancel  period,  you will receive your current  Account
Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent  Purchase  Payments:  We will allocate any additional  Purchase  Payments you make  according to your current  allocation instructions.  If any rebalancing or asset  allocation  programs are in effect,  the allocation  should conform with such a program.
We assume that your current  allocation  instructions  are valid for subsequent  Purchase  Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation period you may transfer Account Value between investment  options.  Transfers are not subject to taxation on any gain.  We  currently  limit the  number of  Sub-accounts  you can  invest in at any one time to twenty  (20).  However,  you can invest in an unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account  you  allocate  Account
Value to at the time of any  allocation  or transfer.  If you request a transfer  and, as a result of the  transfer,  there would be less than $500 in the Sub-account,  we may transfer the remaining  Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We may  impose  specific  restrictions  on  financial  transactions  for  certain  Portfolios  based on the  Portfolio's  investment restrictions.  Currently,  any purchase,  redemption or transfer  involving the ProFunds VP  Sub-accounts  must be received by us no later than one hour prior to any announced closing of the applicable  securities exchange (generally,  3:00 p.m. Eastern time) to be processed on the current  Valuation  Day. The "cut-off"  time for such  financial  transactions  involving a ProFunds VP Sub-account will be  extended  to1/2hour  prior to any  announced  closing  (generally,  3:30  p.m.  Eastern  time) for  transactions  submitted electronically through American Skandia's Internet website (www.americanskandia.com).

Currently,  we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year,  including transfers made as part of any rebalancing,  market timing,  asset allocation or similar program which you have authorized.  Transfers made as part of a dollar cost  averaging  program do not count toward the twenty free  transfer  limit.  Renewals or transfers of Account  Value from a Fixed
Allocation at the end of its Guarantee  Period are not subject to the transfer  charge.  We may reduce the number of free  transfers allowable  each  Annuity Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of  electronic means to transmit your transfer  requests.  We may eliminate the Transfer Fee for transfer  requests  transmitted  electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of  transfers  in any Annuity  Year for all  existing  or new Owners.  We also  reserve the right to limit the number of  transfers in any Annuity  Year or to refuse any  transfer  request for an Owner or certain  Owners if:
(a) we believe that excessive  trading or a specific  transfer request or group of transfer  requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are informed by one or more of the Portfolios that the purchase or redemption  of shares must be  restricted  because of  excessive  trading or a specific  transfer or group of transfers is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without  limiting the above, the most likely scenario where either of the above could occur would be if the aggregate  amount of a trade or trades  represented a relatively large proportion of the total assets of a particular  Portfolio.  Under such a circumstance,  we will process  transfers  according to our rules then in effect and provide  notice if the  transfer  request was denied.  If a transfer  request is denied,  a new  transfer  request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation  period.  Dollar Cost Averaging  allows you to  systematically  transfer an amount  each month from one  investment  option to one or more other  investment  options.  You can choose to  transfer  earnings only,  principal  plus  earnings  or a flat  dollar  amount.  Dollar  Cost  Averaging  allows you to invest  regularly  each  month, regardless  of the current unit value (or price) of the  Sub-account(s)  you invest in. This enables you to purchase more units when the market  price is low and fewer  units  when the market  price is high.  This may  result in a lower  average  cost of units over time.  However,  there is no guarantee that Dollar Cost  Averaging will result in a profit or protect  against a loss in a declining market.  We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost Averaging from Fixed  Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal  plus  earnings.  If  transferring  principal  plus  earnings,  the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE:  When a Dollar Cost Averaging  program is established  from a Fixed  Allocation,  the fixed rate of interest we credit to your
Account  Value is applied to a declining  balance due to the  transfers of Account  Value to the  Sub-accounts  during the Guarantee
Period.  This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation  period,  we offer automatic  rebalancing  among the variable  investment  options you choose.  You can choose to have your Account  Value  rebalanced  quarterly,  semi-annually,  or annually.  On the  appropriate  date,  your  variable investment  options are  rebalanced  to the  allocation  percentages  you request.  For example,  over time the  performance  of the variable  investment  options will differ,  causing your percentage  allocations to shift. With automatic  rebalancing,  we transfer the appropriate amount from the "overweighted"  Sub-accounts to the  "underweighted"  Sub-accounts to return your allocations to the percentages  you request.  If you request a transfer  from or into any variable  investment  option  participating  in the automatic rebalancing  program,  we will assume that you wish to change your rebalancing  percentages as well, and will  automatically  adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum  Account Value of at least $10,000 to enroll in automatic  rebalancing.  All  rebalancing  transfers made on the same day as part of an automatic  rebalancing  program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers.  We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two different  programs for investors who wish to invest in the variable  investment  options but also wish to protect their  principal,  at least as of a specific date in the future.  You may not want to use either of these  programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program where a portion of your Account Value is allocated to a Fixed  Allocation and the remaining
Account  Value is  allocated  to the  variable  investment  options  that you  select.  When you enroll in the  Balanced  Investment
Program,  you choose the duration that you wish the program to last.  This  determines the duration of the Guarantee  Period for the
Fixed  Allocation.  Based on the fixed rate for the  Guarantee  Period  chosen,  we calculate the portion of your Account Value that must be allocated to the Fixed  Allocation to grow to a specific  "principal  amount" (such as your initial  Purchase  Payment).  We determine  the amount based on the rates then in effect for the Guarantee  Period you choose.  If you continue the program until the end of the Guarantee  Period and make no withdrawals or transfers,  at the end of the Guarantee  Period,  the Fixed  Allocation will have grown to equal the  "principal  amount".  Withdrawals or transfers  from the Fixed  Allocation  before the end of the Guarantee
Period will  terminate the program and may be subject to a Market Value  Adjustment.  You can transfer the Account Value that is not allocated to the Fixed  Allocation  between any of the Sub-accounts  available under the Annuity.  Account Value you allocate to the variable  investment  options is subject to market  fluctuations  and may  increase or decrease in value.  We do not deduct a charge for participating in the Balanced Investment Program.

         Example
         Assume  you invest  $100,000.  You  choose a 10-year  program  and  allocate  a portion  of your  Account  Value to a Fixed
         Allocation  with a 10-year  Guarantee  Period.  The rate for the  10-year  Guarantee  Period is 5.33%*.  Based on the fixed interest rate for the Guarantee  Period chosen,  the factor is 0.594948 for determining how much of your Account Value will be  allocated  to the Fixed  Allocation.  That  means  that  $59,495  will be  allocated  to the Fixed  Allocation  and the remaining  Account Value  ($41,505)  will be allocated to the variable  investment  options.  Assuming that you do not make any  withdrawals  from the Fixed  Allocation,  it will grow to $100,000 at the end of the  Guarantee  Period.  Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)SM
We also offer a seven-year  program  where we monitor your Account Value daily and  systematically  transfer  amounts  between Fixed
Allocations and the variable  investment  options you choose.  American Skandia guarantees that at the end of the seventh (7th) year from  commencement  of the program (or any program  restart date),  you will receive no less than your Account Value on the date you elected to  participate  in the program  ("commencement  value").  On the program  maturity date, if your Account Value is below the commencement  value,  American  Skandia will apply additional  amounts to your Annuity so that it is equal to commencement  value or your  Account  Value on the date you elect to restart the program  duration.  Any amounts  added to your  Annuity will be applied to the AST Money Market Sub-account,  unless you provide us with alternative  instructions.  We will notify you of any amounts added to your Annuity  under the program.  We do not consider  amounts  added to your Annuity to be  "investment  in the contract" for income tax purposes.

Account Value is only  transferred  to and  maintained in Fixed  Allocations  to the extent we, in our sole  discretion,  deem it is
                 ----
necessary to support our  guarantee  under the program.  This differs  from the Balanced  Investment  Program  where a set amount is allocated to a Fixed Allocation  regardless of the performance of the underlying  Sub-accounts.  With the Guaranteed  Return Option, your  Annuity  is able to  participate  in the  upside  potential  of the  Sub-accounts  while  only  transferring  amounts to Fixed
Allocations  to  protect  against  significant  market  downturns.   NOTE:  If  a  significant  amount  of  your  Account  Value  is systematically  transferred to Fixed  Allocations  during prolonged  market declines,  less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the  performance of your Account Value to determine  whether it is greater than,  equal to or below our
"reallocation  trigger",  described  below.  Based on the  performance  of the  Sub-accounts  in which you choose to  allocate  your
Account  Value  relative  to the  reallocation  trigger,  we may  transfer  some or all of  your  Account  Value  to or from a Fixed
Allocation.  You have  complete  discretion  over the  allocation  of your  Account  Value that  remains  allocated  in the variable investment options.  However, we reserve the right to restrict certain Portfolios if you participate in the program.

|X|      Account  Value  greater than or equal to  reallocation  trigger:  Your Account  Value in the  variable  investment  options remains allocated according to your most recent  instructions.  If a portion of Account Value was previously allocated to a Fixed  Allocation,  those amounts may be transferred  from the Fixed  Allocation and re-allocated to the variable investment options pro-rata according to your current allocations.  A Market Value Adjustment will apply.

|X|      Account  Value  below  reallocation  trigger:  A portion  of your  Account  Value in the  variable  investment  options  is transferred  to a new  Fixed  Allocation.  These  amounts  are  transferred  on a  pro-rata  basis  from the  variable investment  options.  The new Fixed  Allocation  will have a Guarantee  Period equal to the remaining  duration in the
              Guaranteed  Return  Option.  The Account  Value  applied to the new Fixed  Allocation  will be credited with the fixed interest rate then being  applied to a new Fixed  Allocation  of the next higher  yearly  duration.  The Account Value will remain invested in the Fixed Allocation  until the maturity date of the program unless,  at an earlier date, your
              Account  Value is at or above the  reallocation  trigger and amounts can be  transferred  to the  variable  investment options (as described above) while maintaining the guarantee protection under the program.

American  Skandia uses an allocation  mechanism  based on  assumptions  of expected and maximum  market  volatility to determine the reallocation  trigger.  The allocation  mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose.  American  Skandia reserves the right to change the allocation  mechanism and the reallocation  trigger at its discretion,  subject to regulatory  approval where required.  Any change to the allocation  mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination
The Guaranteed  Return Option will  terminate on its maturity  date. You can elect to participate in a new Guaranteed  Return Option or re-allocate  your Account Value at that time.  Upon  termination,  any Account Value allocated to the Fixed  Allocations  will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate  the  Guaranteed  Return  Option at any time.  American  Skandia  does not provide any  guarantees  upon termination of the program.
|X|      Withdrawals  from your  Annuity  while the  program is in effect  will reduce the  guaranteed  amount  under the program in proportion  to your Account Value at the time of the  withdrawal.  Withdrawals  will be subject to all other  provisions of the
     Annuity, including any Market Value Adjustment that would apply.
|X|      Additional  Purchase  Payments  applied  to the  Annuity  while the  program  is in effect  will only  increase  the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X|      Annuity Owners cannot transfer Account Value to or from a Fixed  Allocation  while  participating in the program and cannot participate  in any dollar cost  averaging  program  that  transfers  Account  Value from a Fixed  Allocation  to the  variable investment options.
|X|      Transfers from Fixed  Allocations will be subject to the Market Value Adjustment  formula under the Annuity;  however,  the
     0.10%  "cushion"  feature of the  formula  will not apply.  A Market  Value  Adjustment  may be either  positive  or  negative.
     Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X|      Transfers from the Sub-accounts to Fixed Allocations or from Fixed  Allocations to the Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The  Guaranteed  Return  Option  will  terminate:  (a) upon the death of the  Owner or the  Annuitant  (in an entity  owned contract); and (b) as of the date Account Value is applied to begin annuity payments.
|X|      You can elect to restart the seven (7) year  program  duration on any  anniversary  of the Issue Date of the  Annuity.  The
     Account  Value on the date the restart is  effective  will become the new  commencement  value.  You can only elect the program once per Annuity Year.

Charges under the Program

We deduct a charge equal to 0.25% per year to  participate  in the  Guaranteed  Return  Option.  The annual charge is deducted daily against your Account Value  allocated to the  Sub-accounts.  Account Value allocated to Fixed  Allocations  under the program is not subject to the charge.  The charge is deducted to  compensate  American  Skandia for:  (a) the risk that your  Account  Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

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     Effective  November 18, 2002,  American  Skandia  changed the manner in which the annual charge for the  Guaranteed  Return
     Option is deducted  to the method  described  above.  The annual  charge for the  Guaranteed  Return  Option for Owners who elected the benefit  between  January 17, 2002 and November  15, 2002 is deducted  annually,  in arrears,  according to the prospectus  in effect as of the date the program  was  elected.  Owners who  terminate  and then  re-elect  the  Guaranteed
     Return Option or elect to restart the  Guaranteed  Return Option at any time after November 18, 2002 will be subject to the charge method described above.
--------------------------------------------------------------------------------------------------------------------------------

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Owners who purchased the Annuity between  February 4, 2002 and November 1, 2002 (the  "Promotional  Period") will not be charged the
0.25% annual fee for the Guaranteed Return Option program if elected at any time while their Annuity is in effect.
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|X|      American  Skandia will not charge the 0.25% annual fee for the entire period that the program remains in effect,  including any extension of the program's  maturity  date  resulting  from the Owner's  election to restart the 7-year  program  duration, regardless of when the Owner elects to participate in the Guaranteed Return Option program.
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|X|      Owners who complete the initial 7-year program  duration OR terminate the program before the program's  maturity date, will not be charged the 0.25% annual fee for  participating in the program if they re-elect the Guaranteed  Return Option program at a later date.
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|X|      To qualify for the waiver of the 0.25% annual fee,  American  Skandia must receive an  application  for the Annuity  during the Promotional Period, which meets all of our requirements.
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|X|      All other terms and  conditions of the Annuity and the  Guaranteed  Return  Option  program apply to Owners who qualify for the waiver of the 0.25% annual fee.
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|X|      Owners who purchase the Annuity after the  completion of the  Promotional  Period will not qualify for the 0.25% annual fee waiver.
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MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may  authorize  your  investment  professional  to direct the  allocation  of your Account  Value and to request  financial transactions  between  investment  options while you are living,  subject to our rules.  You must contact us immediately if and when you revoke such authority.  We will not be responsible for acting on instructions  from your investment  professional if you fail to inform us that such  person's  authority has been revoked.  We may also  suspend,  cancel or limit these  privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide  administrative  support to  licensed,  registered  investment  professionals  or  investment advisors who you authorize to make financial  transactions on your behalf.  These investment  professionals  may be firms or persons who also are  appointed by us as  authorized  sellers of the  Annuity.  However,  we do not offer advice about how to allocate  your
Account Value under any  circumstance.  Any investment  professionals  you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any  recommendations  such investment  professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require  investment  professionals or investment  advisors,  who are authorized by multiple contract owners to make financial transactions,  to enter into an administrative  agreement with American Skandia as a condition of our accepting transactions on your behalf. The  administrative  agreement may impose  limitations on the investment  professional's or investment  advisor's ability to request financial  transactions on your behalf.  These limitations are intended to minimize the detrimental  impact of an investment professional  who is in a position to transfer  large  amounts of money for multiple  clients in a  particular  Portfolio or type of
portfolio  or  to  comply  with  specific   restrictions  or  limitations  imposed  by  a  Portfolio(s)  on  American  Skandia.  The administrative agreement may limit the available investment options,  require advance notice of large transactions,  or impose other trading limitations on your investment  professional.  Your investment  professional will be informed of all such restrictions on an ongoing  basis.  We may also require that your  investment  professional  transmit all financial  transactions  using the electronic trading  functionality  available  through our Internet  website  (www.americanskandia.com).  Limitations that we may impose on your investment  professional  or  investment  advisor  under  the  terms of the  administrative  agreement  do not  apply  to  financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

We credit the fixed  interest  rate to the Fixed  Allocation  throughout  a set period of time called a  "Guarantee  Period".  Fixed
Allocations  currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed  Allocations of different  durations available in the future,  including Fixed Allocations offered exclusively for use with certain optional investment  programs.  Fixed
Allocations  may not be  available  in all states and may not always be  available  for all  Guarantee  Periods  depending on market factors and other considerations.

The interest rate credited to a Fixed  Allocation is the rate in effect when the Guarantee  Period begins and does not change during the  Guarantee  Period.  The rates are an  effective  annual rate of  interest.  We  determine  the  interest  rates for the various
Guarantee  Periods.  At the time that we confirm your Fixed  Allocation,  we will advise you of the interest  rate in effect and the date your Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations  at any time. Any change in interest rate does not affect Fixed  Allocations  that were in effect  before the date of the change.  To inquire as to the current rates for
Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish  different  interest rates for Fixed  Allocations  offered to a class of Owners who choose to participate in various optional  investment  programs we make available.  This may include,  but is not limited to, Owners who elect to use Fixed  Allocations  under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment  program (see "Do you offer programs  designed to guarantee a "Return of Premium" at a future date?").  The interest rate credited to Fixed  Allocations  offered to this class of  purchasers  may be different  than those offered to other  purchasers  who choose the same Guarantee  Period but who do not  participate  in an optional  investment  program.  Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for determining the fixed interest rates for Fixed  Allocations.  Generally the interest rates we offer for Fixed  Allocations will reflect the investment  returns available on the types of investments we make to support our fixed rate  guarantees.  These  investment  types may include cash,  debt  securities  guaranteed by the United States  government and its agencies and  instrumentalities,  money market instruments,  corporate debt obligations of different durations,  private placements, asset-backed  obligations  and municipal  bonds. In determining  rates we also consider  factors such as the length of the Guarantee
Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity of the markets for the type of investments we make, commissions,  administrative and investment  expenses,  our insurance risks in relation to the Fixed  Allocations,  general economic trends and competition.  Some of these  considerations  are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed  Allocation in an existing  Annuity at a rate not less than the rate we are then crediting to
Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The  interest  rate we credit  for a Fixed  Allocation  is  subject  to a  minimum.  Please  refer to the  Statement  of  Additional
Information.  In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?

If you transfer or withdraw  Account  Value from a Fixed  Allocation  more than 30 days before the end of its Guarantee  Period,  we will  adjust the value of your  investment  based on a  formula,  called a "Market  Value  Adjustment"  or "MVA".  The amount of any
Market Value  Adjustment  can be either  positive or negative,  depending on the movement of a combination of Strip Yields on Strips and an  Option-adjusted  Spread (each as defined  below)  between the time that you purchase the Fixed  Allocation  and the time you make a transfer or  withdrawal.  The Market Value  Adjustment  formula  compares the  combination of Strip Yields for Strips and the
Option-adjusted  Spreads  as of the date the  Guarantee  Period  began  with the  combination  of Strip  Yields  for  Strips and the
Option-adjusted  Spreads as of the date the MVA is being  calculated.  In certain  states the amount of any Market Value  Adjustment may be limited under state law or  regulation.  If your Annuity is governed by the laws of that state,  any Market Value  Adjustment that applies will be subject to our rules for complying with such law or regulation.

|X|      "Strips"  are a form of  security  where  ownership  of the  interest  portion of United  States  Treasury  securities  are separated from ownership of the underlying principal amount or corpus.
|X|      "Strip Yields" are the yields payable on coupon Strips of United States Treasury securities.
|X|      "Option-adjusted  Spread" is the difference between the yields on corporate debt securities  (adjusted to disregard options on such  securities)  and government debt  securities of comparable  duration.  We currently use the Merrill Lynch 1 to 10 year
     Investment Grade Corporate Bond Index of Option-adjusted Spreads.

MVA Formula
The MVA formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed  Allocation  on a
particular date.  The formula is as follows:

                                                    [(1+I) / (1+J+0.0010)]N/365
                                                               where:

                  I is the Strip Yield as of the start date of the Guarantee  Period for coupon Strips  maturing at the end of the  applicable  Guarantee  Period plus the  Option-adjusted  Spread.  If there are no
                  Strips  maturing  at that time,  we will use the Strip  Yield for the Strips  maturing as soon as possible after the Guarantee Period ends.

                  J is the Strip Yield as of the date the MVA formula is being applied for coupon  Strips  maturing at the end of the applicable  Guarantee Period plus the  Option-adjusted  Spread. If there are no
                  Strips  maturing  at that time,  we will use the Strip  Yield for the Strips  maturing as soon as possible after the Guarantee Period ends.

                  N is the number of days remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/365.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value.  Assume the following:
|X|      On December 31, 2000, you allocate  $50,000 into a Fixed  Allocation with a Guarantee  Period of 5 years (e.g. the Maturity
         Date is December 31, 2005).
|X|      The  Strip  Yields  for  coupon  Strips  beginning  on  December  31,  2000 and  maturing  on  December  31,  2005 plus the
         Option-adjusted Spread is 5.50% (I = 5.50%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire Fixed  Allocation  after exactly three (3)
         years, therefore 730 days remain before the Maturity Date (N = 730).

Example of Positive MVA
Assume  that at the time you  request  the  withdrawal,  the  Strip  Yields  for  Strips  maturing  on  December  31,  2005 plus the
Option-adjusted Spread is 4.00%  (J = 4.00%).  Based on these assumptions, the MVA would be calculated as follows:

                                 MVA Factor = [(1+I)/(1+J+0.0010)]N/365 = [1.055/1.041]2 = 1.027078
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $59,448.56

Example of Negative MVA
Assume  that at the time you  request  the  withdrawal,  the  Strip  Yields  for  Strips  maturing  on  December  31,  2005 plus the
Option-adjusted Spread is 7.00% (J = 7.00%).  Based on these assumptions, the MVA would be calculated as follows:

                                MVA Factor = [(1+I)/(1+J+0.0010)]N/365 = [1.055/1.071)]2 = 0.970345
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $56,164.78.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date, you may choose to renew the Fixed  Allocation  for a new  Guarantee  Period of the same or  different  length or you may  transfer all or part of that
Fixed Allocation's  Account Value to another Fixed Allocation or to one or more  Sub-accounts.  We will notify you before the end of the  Guarantee  Period  about the fixed  interest  rates that we are  currently  crediting to all Fixed  Allocations  that are being offered.  The rates  being  credited to Fixed  Allocations  may change  before the  Maturity  Date.  We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not specify how you want a Fixed  Allocation  to be  allocated  on its Maturity  Date,  we will then  transfer the Account
Value of the Fixed  Allocation to the AST Money Market  Sub-account.  You can then elect to allocate the Account Value to any of the
Sub-accounts or to a new Fixed Allocation.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation  period you can access your Account Value through Partial  Withdrawals,  Systematic  Withdrawals,  and where required  for tax  purposes,  Minimum  Distributions.  You can also  surrender  your  Annuity  at any time.  There is no  Contingent
Deferred Sales Charge  applied upon  surrender or partial  withdrawal.  However,  if you surrender  your Annuity,  we may deduct the
Annual  Maintenance  Fee,  any Tax Charge that applies and the charge for any  optional  benefits.  We may also apply a Market Value
Adjustment  to any Fixed  Allocations  being  withdrawn or  surrendered.  Unless you notify us  differently,  withdrawals  are taken pro-rata based on the Account Value in the investment  options at the time we receive your withdrawal  request.  Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A  distribution  during the  accumulation  period is deemed to come first from any "gain" in your  Annuity and second as a return of your "tax basis",  if any.  Distributions  from your Annuity are generally  subject to ordinary income taxation on the amount of any investment gain unless the distribution  qualifies as a non-taxable  exchange or transfer.  If you take a distribution  prior to the taxpayer's  age 59 1/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the  payment.  The Code and  regulations  have  "exclusionary  rules" that we use to  determine  what portion of each annuity  payment  should be  treated as a return of any tax basis you have in the  Annuity.  Once the tax basis in the  Annuity  has been distributed,  the remaining  annuity payments are taxable as ordinary income.  The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes,  you can make a  withdrawal  during the  accumulation  period.  We call this a "Partial  Withdrawal."  The amount  that you may withdraw will equal your Surrender  Value as of the date we process the withdrawal  request.  There is no Contingent  Deferred Sales
Charge applied if you surrender your Annuity or make a partial withdrawal.  After any Partial  Withdrawal,  your Annuity must have a
Surrender  Value of at least $1,000,  or we may treat the Partial  Withdrawal  request as a request to fully surrender your Annuity.
The minimum Partial Withdrawal you may request is $100.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms  necessary  to make a withdrawal  from your  Annuity,  call  1-800-766-4530  or visit our  Internet  Website at
www.americanskandia.com.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals." You can receive  Systematic  Withdrawals of earnings only,  principal plus earnings or a flat dollar amount.

Systematic  Withdrawals  can be made  from  Account  Value  allocated  to the  variable  investment  options  or Fixed  Allocations.
Generally,  Systematic  Withdrawals  from Fixed  Allocations  are  limited  to  earnings  accrued  after the  program of  Systematic
Withdrawals  begins, or payments of fixed dollar amounts that do not exceed such earnings.  Systematic  Withdrawals are available on a monthly,  quarterly,  semi-annual  or annual  basis.  The Account  Value of your Annuity must be at least  $20,000  before we will allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal is $100. If any scheduled  Systematic  Withdrawal is for less than $100, we may postpone  the  withdrawal  and add the  expected  amount to the amount  that is to be  withdrawn  on the next  scheduled  Systematic
Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding  vehicle for certain  retirement  plans that receive  special tax treatment under Sections
401,  403(b) or 408 of the Code,  Section  72(t) of the Code may provide an exception to the 10% penalty tax on  distributions  made prior to age 59 1/2if you elect to  receive  distributions  as a series of  "substantially  equal  periodic  payments".  To  request a program that complies with Section 72(t), you must provide us with certain  required  information in writing on a form acceptable to
us. We may require  advance  notice to allow us to calculate the amount of 72(t)  withdrawals.  The Surrender  Value of your Annuity must be at least $20,000 before we will allow you to begin a program for  withdrawals  under Section  72(t).  The minimum amount for any such withdrawal is $100.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic  Withdrawal we allow to meet distribution  requirements under Sections 401, 403(b) or
408 of the Code.  Under the Code,  you may be required to begin  receiving  periodic  amounts from your  Annuity.  In such case,  we will allow you to make Systematic Withdrawals in amounts that satisfy the minimum distribution rules under the Code.

The  amount of the  required  Minimum  Distribution  for your  particular  situation  may  depend  on other  annuities,  savings  or investments.  We will only  calculate  the amount of your  required  Minimum  Distribution  based on the value of your  Annuity.  We require three (3) days advance  written notice to calculate and process the amount of your  payments.  You may elect to have Minimum
Distributions  paid out monthly,  quarterly,  semi-annually  or annually.  The $100 minimum that applies to  Systematic  Withdrawals does not apply to Minimum Distributions.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During the  accumulation  period you can surrender your Annuity at any time.  Upon  surrender,  you will receive the Surrender
Value.  Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms necessary to surrender your Annuity, call 1-800-766-4530 or visit our Internet Website at
www.americanskandia.com.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments,  variable  payments or adjustable  payments.  Fixed options  provide the same amount with each  payment.  Variable  options  generally  provide a payment which may increase or decrease depending on the investment  performance of the Sub-accounts.  However,  currently,  we also make a variable payment option that has a guarantee  feature.  Adjustable  options  provide a fixed payment that is periodically  adjusted based on current  interest rates.
We do not guarantee to make any annuity  payment  options  available in the future.  For additional  information on annuity  payment options you may request a Statement of Additional Information.

When you purchase an Annuity,  or at a later date,  you may choose an Annuity Date,  an annuity  option and the frequency of annuity payments.  You may change your  choices up to 30 days before the Annuity  Date.  A maximum  Annuity Date may be required by law. Any change to these  options  must be in  writing.  The  Annuity  Date may depend on the  annuity  option you  choose.  Certain  annuity options may not be available depending on the age of the Annuitant.

Certain of these annuity options may be available to  Beneficiaries  who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments for Life:  Under this option,  income is payable  periodically  until the death of the "key life".  The "key life" (as used in this  section) is the person or persons  upon whose life annuity  payments are based.  No  additional  annuity  payments are made after the death of the key life.  Since no minimum  number of  payments is  guaranteed,  this  option  offers the largest  amount of periodic  payments of the life  contingent  annuity  options.  It is possible  that only one payment will be payable if the death of the key life occurs before the date the second  payment was due, and no other  payments nor death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 2
--------
Payments Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint lifetime of two key lives, and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the survivor's death. No minimum number of payments is  guaranteed  under this option.  It is possible  that only one payment will be payable if the death of all the key lives  occurs  before the date the second  payment was due,  and no other  payments  or death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 3
--------
Payments for Life with a Certain  Period:  Under this option,  income is payable  until the death of the key life.  However,  if the key life dies before the end of the period selected (5, 10 or 15 years),  the remaining  payments are paid to the Beneficiary  until the end of such period.  This Option is  currently  available on a fixed or variable  basis.  If you elect to receive  payments on a variable basis under this option,  you can request  partial or full surrender of the annuity and receive its then current cash value
(if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain  Period:  Under this option,  income is payable  periodically  for a specified  number of years. If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the  Beneficiary  until the end of such period.  Note that under this option,  payments are not based on any assumptions of life  expectancy.  Therefore,  that portion of the  Insurance  Charge  assessed  to cover the risk that key lives  outlive  our  expectations  provides  no  benefit to an Owner selecting this option.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable  Payments for Life with a Cash Value:  Under this  option,  benefits  are payable  periodically  until the death of the key life.  Benefits may  increase or decrease  depending  on the  investment  performance  of the  Sub-accounts.  This option has a cash value that also varies with the  investment  performance  of the  Sub-account.  The cash value  provides a "cushion"  from  volatile investment  performance so that negative investment  performance does not automatically  result in a decrease in the annuity payment each month,  and positive  investment  performance does not  automatically  result in an increase in the annuity payment each month.
The cushion generally  "stabilizes"  monthly annuity payments.  Any cash value remaining on the death of the key life is paid to the
Beneficiary  in a lump sum or as periodic  payments.  Under this option,  you can request  partial or full  surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
--------
Variable  Payments  for Life with a Cash Value and  Guarantee:  Under this  option,  benefits  are payable as described in Option 5;
except that,  while the key life is alive, the annuity payment will not be less than a guaranteed  amount,  which generally is equal
------
to the first annuity  payment.  We charge an additional  amount for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.  Under this  option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity  payments,  you will receive equal  fixed-dollar  payments  throughout the period you select.
The amount of the fixed payment will vary  depending on the annuity  payment  option and payment  frequency  you select.  Generally, the first annuity  payment is determined by  multiplying  the Account  Value,  minus any state premium taxes that may apply,  by the factor  determined  from our table of annuity rates.  The table of annuity rates differs based on the type of annuity chosen and the frequency of payment  selected.  Our rates will not be less than our guaranteed  minimum rates.  These guaranteed  minimum rates are derived from the a2000 Individual  Annuity  Mortality Table with an assumed interest rate of 3% per annum.  Where required by law or regulation,  such annuity  table will have rates that do not differ  according to the gender of the key life.  Otherwise,  the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different  types of variable  annuity payment  options.  The first annuity payment will be calculated  based upon the assumed  investment  return  ("AIR").  You select the AIR before we start to make  annuity  payments.  You will not receive  annuity payments  until you choose an AIR. The remaining  annuity  payments will  fluctuate  based on the  performance  of the  Sub-accounts relative to the AIR, as well as, other  factors  described  below.  The greater the AIR, the greater the first  annuity  payment.  A higher  AIR may result in  smaller  potential  growth in the  annuity  payments.  A lower AIR  results  in a lower  initial  annuity payment.  Within payment options 1-3, if the  Sub-accounts  you choose perform exactly the same as the AIR, then subsequent  annuity payments  will be the same as the  first  annuity  payment.  If the  Sub-accounts  you  choose  perform  better  than the AIR,  then subsequent  annuity  payments will be higher than the first annuity  payment.  If the Sub-accounts you choose perform worse than the
AIR,  then  subsequent  annuity  payments  will be lower  than the  first.  Within  payment  options 5 and 6, the cash value for the
Annuitant  (while alive) and a variable  period of time during which  annuity  payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts  relative to the AIR; however,  subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

|X|      Variable Payments (Options 1-3)
         -----------------
         We calculate each annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units for each  Sub-account by the Unit Value of each  Sub-account  on the annuity  payment date. We determine the schedule of units  based on your  Account  Value  (minus any  premium  tax that  applies)  at the time you elect to begin  receiving annuity  payments.  The  schedule  of units will vary  based on the  annuity  payment  option  selected,  the length of any certain  period  (if  applicable),  the  Annuitant's  age and  gender  (if  annuity  payments  are due for the  life of the
         Annuitant) and the Unit Value of the  Sub-accounts  you initially  selected on the Issue Date. The calculation is performed for each Sub-account,  and the sum of the Sub-account  calculations  equals the amount of your annuity payment.  Other than to fund annuity  payments,  the number of units allocated to each Sub-account will not change unless you transfer among the
         Sub-accounts or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 5)
         ----------------------------
         This option provides  guaranteed  payments for life, a cash value for the Annuitant  (while alive) and a variable period of time during which  annuity  payments  will be made whether or not the  Annuitant is still alive.  We calculate  the initial
                                                                                                                             -------
         annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units by the Unit
         Values  determined on the  annuitization  date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable  benchmark rate,  meaning the AIR, and the annuity factors.  The annuity factors reflect our assumptions  regarding the costs we expect to bear in guaranteeing  payments for the lives of the Annuitant and will depend on the benchmark  rate, the annuitant's  attained age and gender (where  permitted).  Unlike variable  payments
         (described  above)  where each  payment  can vary based on  Sub-account  performance,  this  payment  option  cushions  the immediate  impact of  Sub-account  performance  by adjusting the length of the time during which  annuity  payments will be made whether or not the  Annuitant  is alive while  generally  maintaining  a level  annuity  payment  amount.  Sub-account performance that exceeds a benchmark rate will generally  extend this time period,  while  Sub-account  performance that is less than a benchmark  rate will  generally  shorten the period.  If the period  reaches  zero and the  Annuitant  is still alive,  Annuity  Payments  continue,  however,  the annuity payment amount will vary depending on Sub-account  performance, similar to conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
         ------------------------------------------------------
         This option provides  guaranteed  payments for life in the same manner as Stabilized  Variable Payments  (described above).
         In addition to the  stabilization  feature,  this option also  guarantees that variable  annuity  payments will not be less than the initial annuity payment amount regardless of Sub-account performance.  The AIR for this option is 3%.

The variable  annuity payment options are described in greater detail in a separate  prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available.  Adjustable  annuity payments are calculated  similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving  annuity payments,  the annuity payment amount is adjusted upward or downward  depending on the rate we are currently  crediting to annuity  payments.  The  adjustment in the annuity  payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity provides a Death Benefit during its  accumulation  period.  If the Annuity is owned by one or more natural persons,  the
Death  Benefit is payable  upon the first  death of an Owner.  If the  Annuity is owned by an entity,  the Death  Benefit is payable upon the Annuitant's  death, if there is no Contingent  Annuitant.  If a Contingent  Annuitant was designated before the Annuitant's death and the  Annuitant  dies,  then the  Contingent  Annuitant  becomes the Annuitant and a Death Benefit will not be paid at that time.  The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

Basic Death Benefit

The Annuity  provides a basic Death Benefit at no additional  charge.  The Insurance  Charge we deduct daily from your Account Value allocated to the  Sub-accounts  is used, in part,  to pay us for the risk we assume in providing  the basic Death Benefit  guarantee under the  Annuity.  The Annuity  also offers two  different  optional  Death  Benefits.  Either  benefit  can be  purchased  for an additional charge. The additional charge is deducted to compensate  American Skandia for providing  increased  insurance  protection under the optional Death  Benefits.  Notwithstanding  the additional  protection  provided  under the optional Death  Benefits,  the additional cost has the impact of reducing the net performance of the investment options.

The basic Death Benefit depends on the decedent's age on the date of death:

         If death occurs prior to the decedent's age 85:  The Death Benefit is the greater of:

|X|      The sum of all Purchase Payments less the sum of all proportional withdrawals; and
|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

         If death occurs after the decedent's age 85 or older:  The Death Benefit is your Account Value.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal represented  when  withdrawn.  For example,  a withdrawal of 50% of Account Value would be considered as a 50% reduction in Purchase
Payments for purposes of calculating the basic Death Benefit.

OPTIONAL DEATH BENEFITS

Two  optional  Death  Benefits  are offered for  purchase  with your  Annuity to provide an enhanced  level of  protection  for your beneficiaries.

------------------------------------------------------------------------------------------------------------------------------------
Currently,  these  benefits  are only  offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date,  allow  existing  Annuity Owners to purchase  either of the optional  Death  Benefits  subject to our rules and any changes or restrictions  in the  benefits.  Certain  terms and  conditions  may differ if you  purchase  your  Annuity as part of an  exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.
------------------------------------------------------------------------------------------------------------------------------------

Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above;

     PLUS

2.       40% of your "Growth" under the Annuity, as defined below.

"Growth" means the sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations,
 ------
minus the total of all Purchase Payments reduced by the sum of all proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal
 -------------------------
represented when withdrawn.

------------------------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection Optional Death Benefit is subject to a maximum of 100% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection Optional Death Benefit described above is currently being offered in those jurisdictions where we have received  regulatory  approval.  Certain terms and  conditions may differ between  jurisdictions  once approved.  Please see
Appendix E for a description  of the Enhanced  Beneficiary  Protection  Optional Death Benefit  offered before  November 18, 2002 in those  jurisdictions  where we received  regulatory  approval.  Please  refer to the section  entitled  "Tax  Considerations"  for a discussion of special tax considerations for purchasers of this benefit.
------------------------------------------------------------------------------------------------------------------------------------

NOTE: You may not elect the Enhanced  Beneficiary  Protection  Optional Death Benefit if you have elected the Plus40TM Optional Life
Insurance Rider.

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Highest Anniversary Value Death Benefit
If the Annuity has one Owner,  the Owner must be age 79 or less at the time Highest  Anniversary  Value  Optional  Death  Benefit is
purchased.  If the Annuity has joint  Owners,  the oldest  Owner must be age 79 or less.  If the Annuity is owned by an entity,  the
Annuitant must be age 79 or less.

Certain of the Portfolios offered as Sub-accounts under the Annuity are not available if you elect the Highest Anniversary Value
Death Benefit.

Key Terms Used with the Highest Anniversary Value Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest Anniversary Value equals the highest of all previous  "Anniversary  Value" less proportional  withdrawals since
             -------------------------
     such anniversary and plus any Purchase Payments since such anniversary.

|X|      The  Anniversary  Value is the Account  Value as of each  anniversary  of the Issue Date of the  Annuity.  The  Anniversary
              ------------------
     Value on the Issue Date is equal to your Purchase Payment.

|X|      Proportional  withdrawals  result in a  reduction  to the  Highest  Anniversary  Value by  reducing  such value in the same
         -------------------------
     proportion as the Account Value was reduced by the  withdrawal as of the date the  withdrawal  occurred.  For example,  if your
     Highest  Anniversary  Value is $125,000 and you  subsequently  withdraw  $10,000 at a time when your Account  Value is equal to
     $100,000 (a 10%  reduction),  when  calculating  the  optional  Death  Benefit we will reduce your  Highest  Anniversary  Value
     ($125,000) by 10% or $12,500.

Calculation of Highest Anniversary Value Death Benefit
The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the basic Death Benefit described above; and
2.       the Highest Anniversary Value as of the Owner's date of death.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the basic Death Benefit described above; and
2.       the Highest  Anniversary  Value on the Death Benefit Target Date plus the sum of all Purchase  Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

         The amount  determined by this calculation is increased by any Purchase  Payments  received after the Owner's date of death and decreased by any proportional withdrawals since such date.

------------------------------------------------------------------------------------------------------------------------------------
The Highest  Anniversary  Value Death  Benefit  described  above is currently  being  offered in those  jurisdictions  where we have received regulatory  approval.  Certain terms and conditions may differ between  jurisdictions once approved.  Please see Appendix E for a  description  of the  Guaranteed  Minimum Death  Benefit  offered  before  November 18, 2002 in those  jurisdictions  where we received regulatory approval.
------------------------------------------------------------------------------------------------------------------------------------

See Appendix C for examples of how the Highest Anniversary Value Death Benefit is calculated.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can terminate the Enhanced  Beneficiary  Protection  Optional Death Benefit and Highest Anniversary Value Optional Death Benefit
at any time.  Both optional  Death  Benefits will  terminate  automatically  on the Annuity Date. We may also terminate any optional
Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge equal to 0.25% per year,  respectively,  if you elect the Highest Anniversary Value Optional Death Benefit or the
Enhanced  Beneficiary  Protection  Optional Death Benefit.  If you elect both optional Death Benefits,  the total charge is equal to
0.50% per year.  We deduct the charge to  compensate  American  Skandia  for  providing  increased  insurance  protection  under the optional Death Benefit.  The additional annual charge is deducted daily against your Account Value allocated to the Sub-accounts.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments  not  extending  beyond the life  expectancy  of the  Beneficiary  or over the life of the
         Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an  election  prior to death  benefit  proceeds  becoming  due, a  Beneficiary  can elect to receive  the Death
Benefit  proceeds as a series of fixed annuity  payments  (annuity  payment options 1-4) or as a series of variable annuity payments
(annuity payment options 1-3 or 5 and 6).  See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your  spouse own the Annuity  jointly,  we assume that the sole  primary
Beneficiary will be the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative
Beneficiary  designation,  the spouse  Beneficiary may elect to assume  ownership of the Annuity instead of taking the Death Benefit payment.  Any Death Benefit  (including any optional Death  Benefits)  that would have been payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption is  effective,  the  surviving  spouse will have all the rights and benefits that would be available  under the
Annuity to a new  purchaser of the same  attained  age.  For purposes of  determining  any future  Death  Benefit for the  surviving spouse,  the new Account Value will be considered as the initial Purchase  Payment.  Any additional  Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

See the section  entitled  "Managing  Your Annuity - Spousal  Contingent  Annuitant"  for a discussion of the treatment of a spousal
Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code  provides for  alternative  death benefit  payment  options when an Annuity is used as an IRA,  403(b) or other  "qualified investment" that requires Minimum  Distributions.  Upon the Owner's death under an IRA, 403(b) or other  "qualified  investment",  a
Beneficiary  may generally elect to continue the Annuity and receive  Minimum  Distributions  under the Annuity instead of receiving the death benefit in a single  payment.  The available  payment  options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X|      If death  occurs  before the date Minimum  Distributions  must begin under the Code,  the Death  Benefit can be paid out in either a lump  sum,  within  five  years  from the date of death,  or over the life or life  expectancy  of the  designated
         Beneficiary  (as long as payments begin by December 31st of the year following the year of death).  However,  if the spouse is the  Beneficiary,  the Death  Benefit can be paid out over the life or life  expectancy of the spouse with such payments beginning no earlier than December  31st of the year  following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X|      If death occurs  after the date  Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum  Distribution  rules.  Until withdrawn, amounts in an IRA,  403(b) or other  "qualified  investment"  continue to be tax deferred.  Amounts  withdrawn each year,  including amounts  that are  required to be  withdrawn  under the Minimum  Distribution  rules,  are subject to tax. You may wish to consult a professional  tax advisor for tax advice as to your  particular  situation.  See the section  entitled "How are  Distributions  From
Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X|      the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X|      the Account Value will be equal to any Death Benefit  (including  any optional  Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X|      the Beneficiary may request  transfers among  Sub-accounts,  subject to the same limitations and restrictions  that applied to the Owner.  NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|      no additional Purchase Payments can be applied to the Annuity.
|X|      the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
|X|      the Beneficiary can request a withdrawal of all or a portion of the Account Value at any time.
|X|      upon the death of the  Beneficiary,  any remaining  Account Value will be paid in a lump sum to the person(s)  named by the
              Beneficiary.
|X|      all amounts in the Annuity  must be paid out to the  Beneficiary  according  to the Minimum  Distribution  rules  described above.

Please contact American Skandia for additional  information on the  availability,  restrictions and limitations that will apply to a
Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the Death Benefit if the  decedent  was not the Owner or  Annuitant  as of the Issue  Date and did not  become  the Owner or  Annuitant  due to the prior
Owner's or  Annuitant's  death.  Any Death Benefit  (including  either  optional Death Benefit) that applies will be suspended for a two-year  period from the date he or she first became Owner or Annuitant.  After the two-year  suspension  period is completed,  the
Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We  determine  the amount of the Death  Benefit as of the date we receive  "due  proof of  death",  any  instructions  we require to determine  the method of payment and any other  written  representations  we require to  determine  the proper  payment of the Death
Benefit to all  Beneficiaries.  "Due proof of death" may  include a certified  copy of a death  certificate,  a certified  copy of a decree of a court of competent  jurisdiction as to the finding of death or other  satisfactory  proof of death.  Upon our receipt of
"due proof of death" we  automatically  transfer the Death Benefit to the AST Money Market  Sub-account  until we further  determine the universe of eligible  Beneficiaries.  Once the universe of eligible  Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each  Beneficiary  must make an  election  as to the method  they wish to receive  their  portion  of the Death  Benefit.  Absent an election  of a  Death  Benefit  payment  method,  no  Death  Benefit  can  be  paid  to the  Beneficiary.  We  may  require  written acknowledgment  of all named  Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

NOTE:  You may not elect the Plus40(TM)Optional Life Insurance Rider if you have elected the Enhanced Beneficiary Protection
Optional Death Benefit.

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The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included in this  Prospectus to help you understand the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this information.  However,  the information may be subject to certain  generally  applicable  provisions of the Federal  securities laws regarding accuracy and completeness.
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The Plus40(TM)rider provides an income tax-free life insurance benefit to your  Beneficiary(ies)  equal to 40% of the Account Value of your  Annuity as of the date we receive  due proof of death,  subject to certain  adjustments,  restrictions  and  limitations.  The
Rider may be  especially  useful in  offsetting  federal and state taxes payable on any taxable gains in your Annuity at the time of your death.  The Rider is available in addition to the death  benefit  payable under the Annuity.  Whether the Rider is  appropriate for you  may  depend  on  your  particular  circumstances,  including  other  financial  resources  that  may be  available  to your
Beneficiary(ies)  to pay taxes on the gain in your Annuity  should you die during the  accumulation  period.  No amounts are payable under the Rider if you die on or after the date your  Account  Value is applied to begin  receiving  annuity  payments  or after you surrender the Annuity.  The Rider has no cash value.

Currently,  the Plus40(TM)rider is only offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date, allow existing Annuity Owners to purchase the Plus40(TM)rider subject to our rules and any changes or restrictions.

Please refer to Appendix D for a more complete description of the Plus40(TM)rider.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation  period,  the Annuity has an Account Value. The Account Value is determined  separately for each Sub-account allocation and for each Fixed  Allocation.  The Account Value is the sum of the values of each Sub-account  allocation and the value of each Fixed  Allocation.  When  determining  the  Account  Value on any day other than a Fixed  Allocation's  Maturity  Date,  the
Account Value may include any Market Value  Adjustment that would apply to a Fixed  Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value  available to you on any day during the  accumulation  period.  The Surrender Value is equal to your Account  Value minus the Annual  Maintenance  Fee and the charge for any optional  benefits.  The  Surrender  Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you  allocate  Account  Value  to a  Sub-account,  you are  purchasing  units  of the  Sub-account.  Each  Sub-account  invests exclusively  in  shares  of an  underlying  Portfolio.  The  value of the  Units  fluctuates  with the  market  fluctuations  of the
Portfolios.  The value of the Units  also  reflects  the daily  accrual  for the  Insurance  Charge and if you  elected  one or more optional  benefits  whose annual  charge is deducted  daily,  the  additional  charge made for such  benefits.  There may be several different  Unit Prices for each  Sub-account  to reflect the Insurance  Charge and the charges for any optional  benefits.  The Unit
Price for the Units you purchase will be based on the total  charges for the benefits  that apply to your  Annuity.  See the section entitled  "What Happens to My Units When There is a Change in Daily  Asset-Based  Charges?"  for a detailed  discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each  Valuation  Day, we determine  the price for a Unit of each  Sub-account,  called the "Unit  Price." The Unit Price is used for determining  the value of  transactions  involving  Units of the  Sub-accounts.  We  determine  the number of Units  involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a Sub-account.  On the Valuation Day you make the allocation,  the Unit Price is $14.83.  Your $5,000 buys  337.154  Units of the  Sub-account.  Assume  that  later,  you wish to  transfer  $3,000  of your  Account  Value  out of that
Sub-account  and  into  another  Sub-account.  On the  Valuation  Day you  request  the  transfer,  the Unit  Price of the  original
Sub-account  has  increased to $16.79.  To transfer  $3,000,  we sell 178.677  Units at the current Unit Price,  leaving you 158.477
Units.  We then buy $3,000 of Units of the new  Sub-account  at the Unit Price of $17.83.  You would then have 168.255  Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed  Allocation plus all interest  credited to a Fixed  Allocation as of the date  calculated.
The Interim  Value does not include the impact of any Market  Value  Adjustment.  If you made any  transfers or  withdrawals  from a
Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were  withdrawn.  To determine  the Account Value of a Fixed  Allocation  on any day other than its Maturity  Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process  financial  transactions on those days that the New York Stock Exchange (NYSE) is open for  trading.  There  may be  circumstances  where  the NYSE  does not open on a  regularly  scheduled  date or time or closes at an earlier time than scheduled  (normally  4:00 p.m. EST).  Financial  transactions  requested  before the close of the NYSE which meet our requirements will be processed according to the value next determined  following the close of business.  Financial  transactions requested  on a  non-business  day or after the close of the NYSE will be  processed  based on the value next  computed  on the next business  day.  There may be  circumstances  when the  opening or closing  time of the NYSE is  different  than  other  major  stock exchanges,  such as NASDAQ or the  American  Stock  Exchange.  Under such  circumstances,  the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances  where the NYSE is open,  however,  due to inclement  weather,  natural  disaster or other  circumstances beyond  our  control,  our  offices  may  be  closed  or  our  business  processing  capabilities  may be  restricted.  Under  those circumstances,  your Account Value may fluctuate  based on changes in the Unit Values,  but you may not be able to transfer  Account
Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally  recognized  holidays:  New Year's Day, Martin Luther King, Jr. Day, Presidents' Day,
Good Friday,  Memorial Day,  Independence  Day,  Labor Day,  Thanksgiving,  and Christmas.  On those dates,  we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
|X|      trading on the NYSE is restricted;
|X|      an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X|      the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial  Purchase  Payments:  We are required to allocate  your initial  Purchase  Payment to the  Sub-accounts  within two (2) days after we receive  all of our  requirements  to issue the  Annuity.  If we do not have all the  required  information  to allow us to issue your  Annuity,  we may retain  the  Purchase  Payment  while we try to reach you or your  representative  to obtain all of our requirements.  If we are unable to obtain all of our  required  information  within  five (5) days,  we are  required  to return the
Purchase  Payment to you at that time,  unless you  specifically  consent to our retaining the Purchase  Payment while we gather the required  information.  Once we obtain the required  information,  we will invest the Purchase  Payment and issue the Annuity within two (2) days.  During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase  Payments:  We will apply any  additional  Purchase  Payments on the Valuation Day that we receive the Purchase
Payment with satisfactory allocation instructions.

Scheduled  Transactions:  "Scheduled"  transactions  include  transfers  under  a  Dollar  Cost  Averaging,  rebalancing,  or  asset allocation program,  Systematic  Withdrawals,  Minimum Distributions or annuity payments.  Scheduled  transactions are processed and valued as of the date they are scheduled,  unless the scheduled day is not a Valuation Day. In that case,  the  transaction  will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled  Transactions:   "Unscheduled"  transactions  include  any  other  non-scheduled  transfers  and  requests  for  Partial
Withdrawals  or  Surrenders.  Unscheduled  transactions  are  processed and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Death  Benefits:  Death Benefit claims require our review and evaluation  before  processing.  We price such  transactions as of the date we receive at our Office all supporting documentation we require for such transactions and that are satisfactory to us.

Transactions in ProFunds VP Sub-accounts:  Generally,  purchase or redemption  orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current  Valuation  Day.  However,  any purchase or  redemption  order or transfer  request  involving  the  ProFunds VP  Sub-accounts  must be  received by us no later than one hour prior to any  announced closing of the applicable  securities  exchange  (generally,  3:00 p.m. Eastern time) to be processed on the current  Valuation Day.
The "cut-off"  time for such  financial  transactions  involving a ProFunds VP  Sub-account  will be extended to1/2hour prior to any announced  closing  (generally,  3:30 p.m.  Eastern time) for  transactions  submitted  electronically  through  American  Skandia's
Internet  website  (www.americanskandia.com).  You cannot  request a transaction  involving the purchase,  redemption or transfer of
Units in one of the ProFunds VP Sub-accounts  between the applicable "cut-off" time and 4:00 p.m.  Transactions  received after 4:00
p.m. will be treated as received by us on the next Valuation Day.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional  Benefits:  If you terminate the Guaranteed Return Option program or either Optional Death Benefit,  we will no longer  deduct the charge we apply to purchase  the  optional  benefit.  On the date the charge no longer  applies,  your Annuity will become subject to a different daily  asset-based  charge.  We will process a transaction  where your Account Value allocated to the Sub-accounts  will be used to purchase new Units of the Sub-accounts  that reflect the Insurance Charge and any optional benefit or program  still  elected,  but not the charge  for the  optional  benefit  or  program  that you  terminated.  The number of Units attributed  to your Annuity  will be decreased  and the Unit Price of each unit of the  Sub-accounts  in which you invested  will be increased.  The  adjustment in the number of Units and Unit Price will not affect your Account Value.  Beginning on that date,  your
Account  Value  will be  determined  based on the  change in the value of Units  that  reflect  the  Insurance  Charge and any other optional benefits that you have elected.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences are affected by your individual  circumstances,  this summary of our interpretation of the relevant tax laws is not  intended  to be  fully  comprehensive  nor is it  intended  as tax  advice.  Therefore,  you  may  wish  to  consult  a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance  company under Part I, subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or  long-term  capital  gains  earned by the
Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit  sharing plan or other  retirement  arrangement  that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity  until an amount is received (a  "distribution").  This is  commonly  referred to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity  payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the Annuity must currently  include  any  increase in the value of the Annuity  during a tax year in its gross  income.  An  exception  from  current taxation  applies for annuities held by an employer with respect to a terminated  tax-qualified  retirement plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt  entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity  payments begin are generally  treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated  as receipt of  "income  on the  contract"  is  includible  in the  taxpayer's  gross  income and  taxable in the year it is received.  The amount of any  distribution  treated as a return of the  "investment  in the  contract"  is not  includible  in gross income.

|X|      "Income on the  contract" is calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is equal to  total  purchase  payments  for all  "related  contracts"  minus  any  previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible  in gross income.
     "Investment  in the  contract"  may be affected by whether an annuity or any  "related  contract"  was  purchased  as part of a tax-free  exchange of life insurance,  endowment,  or annuity  contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received on or after the Annuity  Date will  generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the  exclusion  ratio  differs  between fixed and variable annuity  payments.  When annuity  payments  cease  because of the death of the person upon whose life  payments are based and, as of the date of death,  the  amount of  annuity  payments  excluded  from  taxable  income by the  exclusion  ratio  does not exceed the
"investment in the contract," then the remaining  portion of unrecovered  investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on  Distributions:  Generally,  any  distribution  from an annuity  not used in  conjunction  with a Qualified  Contract
(Qualified  Contracts are  discussed  below) is subject to a penalty  equal to 10% of the amount  includible  in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled;
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life  expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity contract when determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related contracts."  In situations  involving  related  contracts we believe that the values under such  contracts and the investment in the contracts  will be added  together to determine the proper  taxation of a  distribution  from any one contract  described  under the section  "Distributions  before  Annuitization."  Generally,  distributions  will be  treated  as coming  first  from  income on the contract  until all of the  income on all such  related  contracts  is  withdrawn,  and then as a return  of the  investment  in the contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue Service would view related  contracts when one or more  contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue  Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are  particularly  cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding  "substantially  equal  periodic  payments":  (also  known as  "72(t)" or  "72(q)"  distributions)  Any modification to a program of  distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such payments will result in the  requirement to pay the 10%  premature  distribution  penalty  that would have been due had the payments  been  treated as subject to the 10%  premature distribution  penalty in the years  received,  plus  interest.  This does not apply when the  modification  is by reason of death or disability.  American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the
10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract  were  contributed  or deemed to be  contributed more than one year  prior to the  annuity  starting  date  under the  immediate  annuity;  and (b) the  annuity  payments  under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free  exchanges under Section 1035:  Section 1035 of the Code permits certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased  through a tax-free exchange of a life insurance,  annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions  other than as annuity payments will be considered to come:
|X|      First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any "income on the  contract"  that is  attributable  to the  purchase  payments  made prior to August 14, 1982
       (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a distribution is equal to or less than the remaining  investment in the contract made prior to August 14,
1982,  such amounts are not included in taxable  income.  Further,  distributions  received  that are  considered  to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding  current taxation  of any gains in the  contract  as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has  reserved  the right to treat  transactions it considers abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions may be considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations after a  partial  exchange.  As of the  date of this  prospectus,  we will  treat a  partial  surrender  of this  type  involving  a non-qualified  annuity  contract as a "tax-free"  exchange  for future tax  reporting  purposes,  except to the extent that we, as a reporting and withholding agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance companies may not recognize  these partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as subjecting the taxable  portion of the  distribution  to the 10% IRS early  distribution penalty.  We  strongly  urge you to  discuss  any  transaction  of this  type  with  your tax  advisor  before  proceeding  with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment  under Section 1035 of the Code. We will continue to report a partial  surrender of a life insurance policy as subject to current  taxation to the extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction  on the remaining  life  insurance  policy,  particularly  as to the subsequent methods  to be used to test for  compliance  under  the Code for both the  definition  of life  insurance  and the  definition  of a modified endowment contract.

Special  Considerations  for  Purchasers of the Enhanced  Beneficiary  Protection  Optional  Death  Benefit:  As of the date of this
Prospectus,  it is our understanding  that the charges related to the optional Death Benefit are not subject to current taxation and we will not  report  them as such.  However,  the IRS could  take the  position  that  these  charges  should be  treated as partial withdrawals  subject to current  taxation to the extent of any gain and, if  applicable,  the 10% tax penalty.  We reserve the right to report charges for the optional Death Benefit as partial  withdrawals if we, as a reporting and withholding  agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of  tax-qualified  retirement  plans.  We have provided  summaries below of the  types of  tax-qualified  retirement  plans  with  which we may  issue an  Annuity.  These  summaries  provide  general information  about the tax rules and are not  intended to be  complete  discussions.  The tax rules  regarding  qualified  plans are complex.  These rules may include limitations on contributions and restrictions on distributions,  including  additional taxation of distributions  and  additional  penalties.  The  terms  and  conditions  of the  tax-qualified  retirement  plan  may  impose  other limitations  and  restrictions  that are in  addition  to the terms of the  Annuity.  The  application  of these  rules  depends  on individual  facts and  circumstances.  Before  purchasing an Annuity for use in a qualified  plan,  you should obtain  competent tax advice,  both as to the tax treatment and  suitability of such an investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief  Reconciliation  Act (EGTRRA):  Certain states do not conform to the pension  provisions  included in
EGTRRA.  We  recommend  that you consult with your tax advisor to  determine  the status of your state's  statutes as they relate to
EGTRRA and your tax qualified retirement plan.

Corporate  Pension and  Profit-sharing  Plans:  Annuities may be used to fund  employee  benefits of various  corporate  pension and profit-sharing  plans  established by corporate  employers  under Section 401(a) of the Code including  401(k) plans.  Contributions to such plans are not taxable to the employee until  distributions  are made from the retirement plan. The Code imposes  limitations on the amount that may be contributed  and the timing of  distributions.  The tax treatment of  distributions  is subject to special provisions of the Code, and also depends on the design of the specific  retirement plan.  There are also special  requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of retirement  plans  established  by  self-employed  individuals  for themselves and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".  These plans are subject to most of the same types of limitations and  requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which  contributions may be  made  by  certain  qualifying  employers  such  as  public  schools  and  certain  charitable,  educational  and  scientific organizations  specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable to the employee  until  distributions  are made from the TSA.  The Code  imposes  limits on  contributions,  transfers  and  distributions.
Nondiscrimination requirements also apply.

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental and certain other tax exempt  employers  for their  employees  may invest in annuity  contracts.  The Code limits  contributions  and  distributions,  and imposes  eligibility  requirements as well.  Contributions  are not taxable to employees until  distributed from the plan.  However, plan assets  remain the  property of the  employer  and are subject to the claims of the  employer's  general  creditors  until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Arrangements  or "IRAs":  Section  408 of the Code allows  eligible  individuals  to maintain an  individual retirement  account  or  individual  retirement  annuity  ("IRA").  IRAs  are  subject  to  limitations  on the  amount  that may be contributed,  the  contributions  that may be deducted from taxable income,  the persons who may be eligible to establish an IRA and the time when  distributions  must commence.  Further,  an Annuity may be established  with "roll-over"  distributions  from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs:  A form of IRA is also  available  called a "Roth  IRA".  Contributions  to a Roth IRA are not tax  deductible.  However, distributions  from a Roth IRA are free from  Federal  income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion from a traditional  IRA was made and the  distribution is made
                                                                                                       ---
(a) once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer,  or (c) for qualified  first-time home buyer expenses,  subject to certain  limitations.  Distributions  from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth  IRAs  will  receive a  special  disclosure  document,  which  describes  limitations  on  eligibility, contributions,  transferability  and  distributions.  It also  describes  the  conditions  under which  distributions  from IRAs and qualified  plans  may be  rolled  over or  transferred  into an IRA or  another  qualified  plan,  on a  tax-deferred  basis and the conditions  under which  distributions  from  traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may  establish  Simplified  Employee  Pensions or SEP IRAs.  Employer
contributions  that may be made to employee SEP IRAs are larger than the amounts that may be  contributed  to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under  Section 72 of the Code.  Under these rules,  a portion of each distribution  may be excludable  from income.  The  excludable  amount is the proportion of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7)
     of the Code);
|X|      is part of a series  of  substantially  equal  periodic  payments  to be paid not less  frequently  than  annually  for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*;
|X|      is made pursuant to an IRS levy;
|X|      is made to pay qualified acquisition costs for a first time home purchase (IRA only);
|X|      is made to pay qualified higher education expenses (IRA only); and
|X|      is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.  The  retirement option is not available to IRAs.

The IRS has released Treasury  regulations  containing new Minimum Distribution rules. For Minimum  Distributions  required in 2002, the  individual  may utilize the 2002 Final  Regulations,  the 2001  Proposed  Regulations  or the 1987  Proposed  Regulations.  For
Minimum Distributions  required in 2003 and later,  individuals are required to use the rules under the 2002 Final Regulations.  The
2002 Final  Regulations  contain a  provision  which  could  increase  the  amount of minimum  distributions  required  for  certain individuals.  Under the 2002 Final  Regulations,  individuals are required to include in their annuity  contract value the actuarial value of any other  benefits  that will be  provided  under the  annuity.  We and other  annuity  providers  are  currently  seeking clarification  of this new rule.  You  should  consult  your tax  adviser  to  determine  the  impact  of this rule on your  Minimum
Distributions.

Under the new Minimum  Distribution  rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten (10)  years  younger  than the  participant.  In that case,  the new rules  permit  the  participant  to utilize the actual life  expectancies of the participant  and the spouse.  In most cases,  the beneficiary may be changed during the participant's  lifetime with no affect on the Minimum  Distributions.  At death,  the  designated  Beneficiary  may  generally  take
Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount  distributed is less than the minimum  required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly  distributed.  Because of the many recent changes to the Minimum  Distribution  rules,  we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification:  Section  817(h) of the Code provides that a variable  annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of  insurance  companies).  If the  diversification  requirements  under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations prescribe the  diversification  requirements  for variable  annuity  contracts.  We expect the underlying  mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment  Options:  Transfers between investment  options are not subject to taxation.  The Treasury  Department may  promulgate  guidelines  under  which a variable  annuity  will not be treated as an annuity for tax  purposes  if persons  with ownership  rights have excessive  control over the  investments  underlying  such variable  annuity.  Such guidelines may or may not address the number of investment  options or the number of transfers  between  investment  options offered under a variable annuity.
It is not known whether such guidelines,  if in fact promulgated,  would have retroactive  effect. It is also not known what effect, if any, such guidelines may have on transfers  between the investment  options of the Annuity offered  pursuant to this  Prospectus.
We will take any action,  including  modifications to your Annuity or the  Sub-accounts,  required to comply with such guidelines if promulgated.

Federal  Income Tax  Withholding:  Section  3405 of the Code  provides  for  Federal  income  tax  withholding  on the  portion of a distribution  which is  includible  in the gross  income of the  recipient.  Amounts to be  withheld  depend  upon the nature of the distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income  taxes withheld at a different rate by filing a completed election form with us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject  to  automatic  20%
withholding for Federal income taxes. The following  distributions  are not eligible  rollover  distributions and not subject to 20%
withholding:
|X|      any portion of a distribution paid as a Minimum Distribution;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal periodic  payments for the life or life  expectancy of the  participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of substantial  periodic  payments pursuant to Section 72(q) or 72(t) of the Code;
     and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments  and Pledges:  Any amount  received  directly or indirectly  as a loan from, or any  assignment or pledge of any portion of the value of, an annuity  before annuity  payments have begun is treated as a distribution  subject to taxation under the distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity and while such  assignment  or pledge  remains  in effect is  treated as  "income  on the  contract"  in the year in which it is  earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code  certain  taxes may be due when all or part of an  annuity is  transferred  to, or a death  benefit is paid to, an  individual  two or more  generations  younger than the  contract  holder.  These  generation-skipping transfers  generally  include those subject to federal estate or gift tax rules.  There is an aggregate $1.1 million  exemption from taxes for all such  transfers.  We may be required to determine  whether a  transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant  succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed  to prevent  indefinite  deferral  of tax.  Continuing  the benefit of tax  deferral by naming one or more contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable  law or  regulation  to you at your last known  address of record.  You should  therefore give us prompt notice of any address change.  We reserve the right, to the extent  permitted by law and subject to your prior  consent,  to provide  any  prospectus,  prospectus  supplements,  confirmations,  statements  and  reports  required  by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic  means, including  diskettes or CD ROMs. We send a confirmation  statement to you each time a transaction  is made affecting  Account Value, such as making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter.  We may confirm regularly  scheduled  transactions,  such as the Annual
Maintenance  Fee, in quarterly  statements  instead of  confirming  them  immediately.  You should review the  information  in these statements  carefully.  You may  request  additional  reports.  We  reserve  the right to charge up to $50 for each such  additional report.

Any errors or  corrections  on  transactions  for your  Annuity  must be  reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed  immediately,  we assume all transactions are accurate unless you notify us otherwise  within 30 days from the date you receive the  confirmation.  For  transactions  that are first confirmed on the quarterly  statement,  we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly  statement.  All transactions  confirmed  immediately or by quarterly statement are deemed conclusive after the applicable
30-day  period.  We may also send an annual report and a semi-annual  report  containing  applicable  financial  statements  for the
Separate Account and the Portfolios,  as of December 31 and June 30, respectively,  to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in Connecticut with licenses in all 50 states,  the District of Columbia and Puerto Rico.  American  Skandia is a  wholly-owned  subsidiary  of American
Skandia,  Inc., whose ultimate parent is Skandia  Insurance  Company Ltd., a Swedish company.  American Skandia markets its products to broker-dealers  and financial  planners through an internal field marketing staff. In addition,  American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing variable annuity and variable life insurance  contracts.  American Skandia  currently offers the following  products:  (a) flexible  premium  deferred  annuities and single  premium fixed  deferred  annuities  that are registered  with the SEC;  (b) certain  other fixed  deferred  annuities  that are not  registered  with the SEC; (c) both fixed and variable immediate  adjustable  annuities;  and (d) a single premium variable life insurance policy that is registered with the SEC.
No company  other than  American  Skandia has any legal  responsibility  to pay amounts that it owes under its variable  annuity and variable life insurance contracts.

WHAT ARE SEPARATE ACCOUNTS?
The separate  accounts are where American  Skandia sets aside and invests the assets of some of our annuities.  In the  accumulation period,  assets  supporting  Account Values of the Annuities are held in a separate account  established under the laws of the State of Connecticut.  We are the legal owner of assets in the separate  accounts.  In the payout period,  assets supporting fixed annuity payments  and any  adjustable  annuity  payments we make  available  are held in our general  account.  Assets  supporting  variable annuity  payment  options  may be invested in our  separate  accounts.  Income,  gains and losses  from  assets  allocated  to these separate  accounts are credited to or charged against each such separate account without regard to other income,  gains or losses of
American Skandia or of any other of our separate  accounts.  These assets may only be charged with liabilities  which arise from the
Annuities  issued by American  Skandia.  The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts.  However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in  Sub-accounts  of American  Skandia Life  Assurance  Corporation  Variable  Account B, also referred to as "Separate  Account B".
Separate  Account B was  established by us pursuant to Connecticut  law on November 25, 1987.  Separate  Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate  Account B consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or mutual fund portfolio.  The name of each  Sub-account  generally  corresponds  to the name of the  underlying  Portfolio.  Each  Sub-account  in
Separate  Account B may have  several  different  Unit Prices to reflect  the  Insurance  Charge and the  charges  for any  optional benefits that are offered under this Annuity and other  annuities  issued by us through  Separate  Account B. Separate  Account B is registered with the SEC under the Investment  Company Act of 1940 ("Investment  Company Act") as a unit investment trust, which is a type of investment company.  The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002,  Separate Account B was organized as a single separate account with six different  Sub-account  classes, each of which was registered as a distinct unit  investment  trust under the  Investment  Company Act.  Effective  November 18, 2002
each  Sub-account  class of Separate  Account B will be consolidated  into the unit investment trust formerly named American Skandia
Life Assurance  Corporation  Variable  Account B (Class 1  Sub-accounts),  which will  subsequently be renamed American Skandia Life
Assurance  Corporation  Variable  Account B. Each  Sub-account  of Separate  Account B will have multiple Unit Prices to reflect the daily charge  deducted for each  combination of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for each optional benefit offered under Annuity  contracts  funded through Separate Account B. The  consolidation of Separate
Account B will have no impact on Annuity Owners.

We reserve the right to make  changes to the  Sub-accounts  available  under the Annuity as we determine  appropriate.  We may offer new  Sub-accounts,  eliminate  Sub-accounts,  or combine  Sub-accounts  at our sole  discretion.  We may also close  Sub-accounts to additional  Purchase  Payments on existing Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after specified dates.  We may also substitute an underlying  mutual fund or portfolio of an underlying  mutual fund for another  underlying  mutual fund or  portfolio  of an  underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are required to obtain under the Investment Company Act.  We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on  allocations to the  Sub-accounts  will vary with the investment  performance of the underlying  mutual funds or fund  portfolios,  as  applicable.  We do not  guarantee  the  investment  results of any  Sub-account.  Your Account Value allocated  to the  Sub-accounts  may increase or  decrease.  You bear the entire  investment  risk.  There is no assurance  that the
Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the  accumulation  period,  assets  supporting our obligations  based on Fixed  Allocations are held in American Skandia Life
Assurance  Corporation  Separate  Account D, also  referred to as  "Separate  Account D".  Such  obligations  are based on the fixed interest  rates we credit to Fixed  Allocations  and the terms of the Annuities.  These  obligations do not depend on the investment performance of the assets in Separate Account D.  Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate  Account D. The Fixed  Allocations  are  guaranteed  by our  general  account.  An Annuity  Owner who allocates a portion of their Account  Value to Separate  Account D does not  participate  in the  investment  gain or loss on assets maintained  in  Separate  Account  D. Such gain or loss  accrues  solely to us. We retain  the risk that the value of the  assets in
Separate  Account D may drop below the reserves and other  liabilities we must maintain.  Should the value of the assets in Separate
Account D drop below the reserve and other  liabilities we must maintain in relation to the annuities  supported by such assets,  we will transfer  assets from our general  account to Separate  Account D to make up the  difference.  We have the right to transfer to our  general  account any assets of Separate  Account D in excess of such  reserves  and other  liabilities.  We maintain  assets in
Separate Account D supporting a number of annuities we offer.

We  currently  employ  investment  managers  to manage the  assets  maintained  in  Separate  Account  D. Each  manager we employ is responsible  for  investment  management  of a different  portion of  Separate  Account D. From time to time  additional  investment managers  may be employed or  investment  managers may cease being  employed.  We are under no  obligation  to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain..

We are not obligated to invest  according to specific  guidelines or strategies  except as may be required by Connecticut  and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying  mutual fund is registered as an open-end  management  investment  company under the Investment  Company Act. Shares of the underlying  mutual fund portfolios are sold to separate  accounts of life insurance  companies  offering variable annuity and variable life insurance products.  The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying  mutual funds in which the  Sub-accounts  invest.  However,  under SEC rules, you have voting  rights in relation  to Account  Value  maintained  in the  Sub-accounts.  If an  underlying  mutual fund  portfolio requests a vote of  shareholders,  we will vote our shares based on  instructions  received from Owners with Account Value allocated to that  Sub-account.  Owners have the right to vote an amount equal to the number of shares  attributable  to their  contracts.  If we do not receive voting  instructions  in relation to certain  shares,  we will vote those shares in the same manner and proportion as the shares  for which we have  received  instructions.  We will  furnish  those  Owners who have  Account  Value  allocated  to a
Sub-account  whose  underlying  mutual fund portfolio has requested a "proxy" vote with proxy  materials and the necessary  forms to provide us with their voting  instructions.  Generally,  you will be asked to provide instructions for us to vote on matters such as changes in a  fundamental  investment  strategy,  adoption  of a new  investment  advisory  agreement,  or matters  relating  to the structure of the underlying mutual fund that require a vote of shareholders.

American  Skandia  Trust (the  "Trust") has obtained an  exemption  from the  Securities  and Exchange  Commission  that permits its investment adviser,  American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of Trustees of the Trust, to change  sub-advisors  for a Portfolio and to enter into new sub-advisory  agreements,  without  obtaining  shareholder approval of the changes.  This exemption (which is similar to exemptions  granted to other  investment  companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient  supervision  and management of the  sub-advisors by ASISI and the  Trustees.  The Trust is  required,  under the terms of the  exemption,  to  provide  certain  information  to  shareholders following these types of changes.

Material Conflicts
It is possible that  differences  may occur between  companies  that offer shares of an  underlying  mutual fund  portfolio to their respective  separate  accounts  issuing  variable  annuities  and/or  variable life insurance  products.  Differences may also occur surrounding the offering of an underlying  mutual fund portfolio to variable life insurance  policies and variable annuity contracts that we offer.  Under certain  circumstances,  these  differences could be considered  "material  conflicts," in which case we would take  necessary  action to protect  persons with voting rights under our variable  annuity  contracts  and variable  life  insurance policies  against  persons  with  voting  rights  under other  insurance  companies'  variable  insurance  products.  If a "material conflict" were to arise between owners of variable  annuity  contracts and variable life  insurance  policies  issued by us we would take  necessary  action to treat such  persons  equitably  in  resolving  the  conflict.  "Material  conflicts"  could  arise due to differences  in voting  instructions  between  owners of variable  life  insurance  and  variable  annuity  contracts of the same or different companies.  We monitor any potential conflicts that may exist.

Service Fees Payable by Underlying Funds
American  Skandia or our  affiliates  have  entered  into  agreements  with the  investment  adviser or  distributor  of many of the underlying  Portfolios.  Under the terms of these agreements,  American Skandia provides  administrative and support services to the
Portfolios for which a fee is paid that is generally based on a percentage of the average assets  allocated to the Portfolios  under the Annuity.  Any fees payable  will be  consistent  with the services  rendered or the  expected  cost savings  resulting  from the arrangement.  These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American  Skandia,  Inc., is the distributor and principal  underwriter of the securities  offered  through this  prospectus.  ASM acts as the distributor of a number of annuity and life  insurance  products we offer and both American  Skandia Trust and American  Skandia  Advisor  Funds,  Inc., a family of retail mutual  funds.  ASM also acts as an  introducing  broker-dealer  through  which it receives a portion of  brokerage  commissions  in connection  with  purchases  and sales of securities  held by  portfolios of American  Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive,  Shelton,  Connecticut 06484. ASM is registered as broker-dealer  under the
Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous  basis.  ASM enters into  distribution  agreements with  independent  broker-dealers  who are registered  under the Exchange Act and with entities that may offer the Annuity but are exempt from  registration.  Applications for the Annuity are solicited by registered  representatives of those firms. Such  representatives  will also be our appointed insurance agents under state insurance law.  In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation  is paid to firms on sales of the Annuity  according  to one or more  schedules.  The  individual  representative  will receive a portion of the  compensation,  depending on the practice of the firm.  Compensation  may be payable  based on a percentage of Purchase  Payments  made,  up to a maximum of 2.0%.  Ongoing  compensation  of up to 1.00% per year of the Account  Value is also payable.  We may also provide  compensation for providing  ongoing service to you in relation to the Annuity.  Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

In addition,  firms may receive  separate  compensation  or  reimbursement  for,  among other things,  training of sales  personnel, marketing or other services they provide to us or our affiliates.  We or ASM may enter into  compensation  arrangements with certain firms.  These  arrangements  will not be offered to all firms and the terms of such  arrangements may differ between firms. Any such compensation  will be paid by us or ASM and will not result in any additional  charge to you. To the extent  permitted by NASD rules and other  applicable laws and  regulations,  ASM may pay or allow other  promotional  incentives or payments in the form of cash or other compensation.

Advertising:  We may  advertise  certain  information  regarding  the  performance  of the  investment  options.  Details  on how we calculate  performance for the  Sub-accounts  are found in the Statement of Additional  Information.  This  information may help you review the performance of the investment  options and provide a basis for comparison with other  annuities.  This information may be less useful when  comparing  the  performance  of the  investment  options with other  savings or  investment  vehicles.  Such other investments  may not  provide  some of the  benefits  of  annuities,  or may not be  designed  for  long-term  investment  purposes.
Additionally  other savings or investment  vehicles may not be receive the  beneficial  tax treatment  given to annuities  under the
Code.

We may advertise the performance of the Portfolios in the form of "Standard" and  "Non-standard"  Total Returns  calculated for each
Sub-account.  "Standard Total Return" figures assume a hypothetical  initial  investment of $1,000 allocated to a Sub-account during the most recent one,  five and ten year periods (or since the inception  date that the Portfolio has been offered as a  Sub-account, if less).  "Standard Total Return" figures assume that the applicable  Insurance Charge and the Annual  Maintenance Fee are deducted and that the Annuity is  surrendered  at the end of the applicable  period,  meaning that any Contingent  Deferred Sales Charge that would apply upon surrender is also deducted.  Since the Annuity does not deduct a Contingent  Deferred Sales Charge upon  surrender, no such charge is deducted when  calculating  Standard Total Returns.  "Non-standard  Total Return"  figures include any performance figures that do not meet the SEC's rules for Standard  Total Returns.  Non-standard  Total Returns are calculated in the same manner as  standardized  returns except that the figures may not reflect all fees and charges.  Non-standard  Total Returns may also assume that the Annual  Maintenance  Fee does not apply due to the average  Account Value being greater than $100,000,  where the charge is waived.  Standard and  Non-standard  Total Returns will not reflect the  additional  asset-based  charges that are deducted when you elect any optional  benefits.  The additional cost associated with any optional  benefits you elected will reduce your  performance.
Non-standard Total Returns must be accompanied by Standard Total Returns.

Some of the  underlying  Portfolios  existed  prior to the  inception  of these  Sub-accounts.  Performance  quoted  in  advertising regarding  such  Sub-accounts  may indicate  periods during which the  Sub-accounts  have been in existence but prior to the initial offering of the Annuities,  or periods during which the underlying  Portfolios  have been in existence,  but the  Sub-accounts  have not. Such hypothetical  historical  performance is calculated using the same assumptions  employed in calculating actual performance since inception of the  Sub-accounts.  Hypothetical  historical  performance of the underlying  Portfolios prior to the existence of the Sub-accounts may only be presented as Non-standard Total Returns.

We may advertise the  performance  of money  market-type  Sub-accounts  using a measure of the "current and  effective  yield".  The current yield of a money  market-type  Sub-account  is  calculated  based upon the previous  seven-day  period ending on the date of calculation.  The effective yield of a money  market-type  Sub-account  reflects the  reinvestment of net income earned daily on the assets of such a  Sub-account.  The current  and  effective  yields  reflect the  Insurance  Charge and the charge for any  optional benefits (if  applicable)  deducted  against the  Sub-account.  In a low interest  rate  environment,  yields for money  market-type
Sub-accounts,  after  deduction of the Insurance  Charge,  and the charge for any optional  benefits (if applicable) may be negative even though the yield (before  deducting for such charges) is positive.  Current and effective  yield  information  will  fluctuate.
This information may not provide a basis for comparisons with deposits in banks or other  institutions  which pay a fixed yield over a stated period of time, or with investment  companies which do not serve as underlying  mutual funds for variable  annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance  information on the Sub-accounts is based on past performance only and is not an indication or  representation of future performance.  Performance of the Sub-accounts is not fixed.  Actual  performance  will depend on the type,  quality and, for some of the  Sub-accounts,  the maturities of the investments held by the underlying  mutual funds or portfolios and upon prevailing  market conditions and the response of the underlying  mutual funds to such  conditions.  Actual  performance will also depend on changes in the expenses of the underlying  mutual funds or portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such  underlying  mutual  fund or  portfolio.  In  addition,  the total  amount of  asset-based  charges  assessed  against  each
Sub-account will affect performance.

The information we may advertise  regarding the Fixed  Allocations  may include the then current  interest rates we are crediting to new Fixed  Allocations.  Information  on  current  rates  will be as of the date  specified  in such  advertisement.  Rates  will be included in  advertisements  to the extent  permitted by law. Given that the actual rates  applicable to any Fixed Allocation are as of the date of any such Fixed  Allocation's  Guarantee  Period begins,  the rate credited to a Fixed  Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance of our  Sub-accounts  with: (a) certain  unmanaged  market  indices, including but not limited to the Dow Jones Industrial  Average,  the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond
Index,  the Frank Russell  non-U.S.  Universal Mean, the Morgan Stanley  Capital  International  Index of Europe,  Asia and Far East
Funds, and the Morgan Stanley Capital  International World Index; and/or (b) other management  investment  companies with investment objectives  similar to the mutual fund or portfolio  underlying the  Sub-accounts  being compared.  This may include the performance ranking assigned by various publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune, Money, Barron's,
Business Week, USA Today and  statistical  services,  including but not limited to Lipper  Analytical  Services Mutual Funds Survey,
Lipper Annuity and Closed End Survey,  the Variable  Annuity Research Data Survey,  SEI, the Morningstar  Mutual Fund Sourcebook and
the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance  Corporation may advertise its rankings and/or ratings by independent  financial  ratings  services.
Such rankings may help you in evaluating  our ability to meet our  obligations in relation to Fixed  Allocations,  pay minimum death benefits,  pay annuity  payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of
Separate Account B.

AVAILABLE INFORMATION
A Statement of  Additional  Information  is available  from us without  charge upon your  request.  This  Prospectus  is part of the registration  statement we filed with the SEC regarding this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference  Section,  450 Fifth Street N.W.,  Washington,  D.C., 20549. You may inspect and copy those  registration statements  and  exhibits  thereto at the SEC's  public  reference  facilities  at the above  address,  Room 1024,  and at the SEC's
Regional Offices,  The Woolworth Building,  233 Broadway,  New York, NY and 175 W. Jackson Boulevard,  Suite 900, Chicago, IL. These
documents,   as  well  as  documents  incorporated  by  reference,   may  also  be  obtained  through  the  SEC's  Internet  Website
(http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or  superseded  by a statement in this  Prospectus  or in a  later-filed  document,  such  statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2001  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated  by reference in this  Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X|      writing  to us via  regular  mail at  American  Skandia  -  Variable  Annuities,  P.O.  Box 7040,  Bridgeport,  Connecticut
       06601-7040 OR for express mail American  Skandia - Variable  Annuities,  One Corporate  Drive,  Shelton,  Connecticut  06484.
       NOTE:  Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X|      sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com

You can obtain account information  through Skandia's  Telephone  Automated Response System (STARS) and at  www.americanskandia.com, our  Internet  Website.  Our  Customer  Service  representatives  are also  available  during  business  hours to  provide  you with information  about your account.  You can request certain  transactions  through our telephone voice response  system,  our Internet
Website  or  through  a  customer  service  representative.  You  can  provide  authorization  for a  third  party,  including  your attorney-in-fact  acting  pursuant to a power of attorney or an  investment  professional,  to access your account  information  and perform certain  transactions on your account.  You will need to complete a form provided by us which identifies those  transactions that you wish to authorize via telephonic  and electronic  means and whether you wish to authorize a third party to perform any such transactions.  We require that you or your  representative  provide proper  identification  before performing  transactions over the telephone  or through our Internet  Website.  This may include a Personal  Identification  Number (PIN) that will be provided to you upon issue of your  Annuity or you may  establish  or change your PIN through  STARS and at  www.americanskandia.com,  our  Internet
Website.  Any third party that you  authorize  to perform  financial  transactions  on your  account will be assigned a PIN for your account.

Transactions  requested  via  telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims, loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic  means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your  Annuity  using  verification  methods  which may  include a request  for your  Social  Security  number,  PIN or other form of electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent  instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic,  facsimile,  Internet or any other electronic  information or that we will be able to accept  transaction  instructions  via such means at all times.  Regular  and/or  express  mail will be the only means by which we will accept  transaction  instructions when telephonic,  facsimile,  Internet or any other electronic means are unavailable or delayed.  American  Skandia  reserves the right to limit,  restrict or  terminate  telephonic,  facsimile,  Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 (the  "Securities  Act") may be permitted to directors,  officers or persons  controlling the registrant pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the SEC such  indemnification  is against  public policy as expressed in the  Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  American  Skandia and its affiliates are not involved in any legal  proceedings  outside of the ordinary course of business.  American  Skandia and its affiliates are involved in pending and threatened  legal  proceedings in the normal course of its business,  however,  we do not anticipate that the outcome of any such legal  proceedings  will have a material adverse  affect on the  Separate  Account,  or American  Skandia's  ability to meet its  obligations  under the  Annuity,  or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements
|X|      Appendix A - American Skandia Life Assurance Corporation Variable Account B

                                     APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA

The following table summarizes information with respect to the operations of the Company:

(table in thousands)                                         For the Year Ended December 31,
                                              2001          2000           1999          1998          1997
                                              ----          ----           ----          ----          ----
STATEMENT OF OPERATIONS DATA
Revenues:
Annuity and life insurance charges and fee$*   378,693  $    424,578   $    289,989  $    186,211  $    121,158
Fee income                                     111,196       130,610         83,243        50,839        27,593
Net investment income                           20,126        11,656         10,441        11,130         8,181
Premium income and other revenues                3,368         4,778          3,688         1,360         1,082
                                          ------------  ------------   ------------  ------------  ------------

Total revenues                            $    513,383  $    571,622   $    387,361  $    249,540  $    158,014
                                          ============  ============   ============  ============  ============

Benefits and Expenses:
Annuity and life insurance benefits       $      1,955  $        751   $        612  $        558  $      2,033
Change in annuity and life insurance
     policy reserves                           (39,898)       45,018          3,078         1,053            37
Cost of minimum death benefit                        -             -          2,945         5,144         4,545
reinsurance
Return credited to contractowners               16,833         9,046         (1,639)       (8,930)       (2,018)
Underwriting, acquisition and other
     insurance expenses                        420,802       335,213        206,350       167,790        90,496
Interest expense                                73,424        85,998         69,502        41,004        24,895
                                          ------------  ------------   ------------  ------------  ------------

Total benefits and expenses               $    473,116  $    476,026   $    280,848  $    206,619  $    119,988
                                          ============  ============   ============  ============  ============

Income tax expense                        $      7,168  $     30,779   $     30,344  $      8,154  $     10,478
                                          ============  ============   ============  ============  ============

Net income                                $     33,099  $     64,817   $     76,169  $     34,767  $     27,548
                                          ============  ============   ============  ============  ============

STATEMENT OF FINANCIAL CONDITION DATA
Total Assets                              $ 28,036,860  $ 31,702,705   $ 30,881,579  $ 18,848,273  $ 12,894,290
                                          ============  ============   ============  ============  ============

Future fees payable to parent             $    797,055  $    934,410   $    576,034  $    368,978  $    233,034
                                          ============  ============   ============  ============  ============

Surplus Notes                             $    144,000  $    159,000   $    179,000  $    193,000  $    213,000
                                          ============  ============   ============  ============  ============

Shareholder's Equity                      $    577,668  $    496,911   $    359,434  $    250,417  $    184,421
                                          ============  ============   ============  ============  ============

*        On annuity and life insurance sales of $3,834,167,  $8,216,167,  $6,862,968,  $4,159,662, and $3,697,990,  during the years ended December 31, 2001, 2000, 1999, 1998 and 1997,  respectively,  with contractowner  assets under management of $26,017,847,
     $29,751,822, $29,396,693, $17,854,761, and $12,119,191, as of December 31, 2001, 2000, 1999, 1998, and 1997, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's  Discussion  and Analysis of Financial  Condition  and Results of  Operations  should be read in  conjunction  with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations
---------------------

Annuity and life  insurance  sales  decreased 53% in 2001 to  $3,834,167,000  as compared to a 20% increase in 2000. The decrease in sales in 2001 was consistent with the general decline in sales  throughout the variable annuity  industry,  attributed in large part to the decline in the equity  markets.  The sales  growth in 2000 was driven by  significant  sales  volume in the first  quarter of
2000 due to the strong  equity  market  performance.  However,  the decline in the equity  markets  during the remainder of the year negatively  impacted sales as the first quarter level of sales was not  sustained.  The Company has announced its intention to focus on the growth of its core variable  annuity  business,  with a continuing  focus on  increasing  sales  through  innovative  product development  activities,  the expansion of its wholesaling force through  recruitment and retention of top producers,  and providing consistently good customer service.

Average assets under management totaled  $27,020,489,000 in 2001,  $31,413,809,000 in 2000 and $21,984,759,000 in 1999, representing a decrease of 14% in 2001 and an increase of 46% in 2000.  As a result of the  decrease  in sales  volume and average  assets  under management,  annuity and life  insurance  charges and fees  decreased  11% in 2001,  as compared to an increase of 46% in 2000.  Fee income generated from transfer agency-type and investment support activities decreased 15% in 2001 and increased 57% in 2000.

Net  investment  income  increased 73% in 2001 compared to 2000 and increased 12% in 2000 compared to 1999. The increase in 2001 was primarily  due to a higher level of fixed  maturity  investments  in support of the Company's  risk-based  capital  objectives.  The increase  in 2000 was  primarily  due to the  higher  level  of  fixed  maturity  investments  partially  offset  by  $6,939,000  of amortization of premiums paid on derivative  instruments.  Excluding the derivative  amortization,  net investment  income increased
62% in 2000 as a result of increased fixed maturity investments in support of the Company's risk-based capital objectives.

Premium income represents  premiums earned on the sale of ancillary  contracts such as immediate  annuities with life contingencies, supplementary  contracts  with life  contingencies  and certain life  insurance  products.  Sales of these products will increase or decrease over time  depending on the payout  elections of the  policyholders.  Management  expects  supplementary  contracts to grow over time with the maturing of the core business lines.

Net  realized  investment  gains  totaled  $928,000 in 2001,  compared  to losses of  $688,000  in 2000.  The gross gain in 2001 was partially  offset by losses on securities in the fixed maturity  portfolio.  The most  significant  loss was  $2,636,000  related to
Enron  securities.  In addition net realized  losses were  incurred due to  redemption's  of mutual fund  holdings in support of the
Company's  non-qualified  deferred  compensation program. The change from 1999 to 2000 was primarily due to realized losses on sales of securities in the fixed  maturity  portfolio.  These losses were  partially  offset by realized  gains on sales of fixed maturity investments and mutual funds.

The change in annuity policy  reserves  includes  changes in reserves  related to annuity  contracts with mortality risks as well as the company's  guaranteed minimum death benefit ("GMDB")  liability.  The GMDB reserve decreased  $43,984,000 in 2001, as the result of an update of certain  reserve  assumptions  during 2001 to reflect more realistic  expectations  as to risks inherent in the GMDB liability.  These changes  reduced the GMDB liability  significantly.  Previous  assumptions  had been based on statutory  valuation principles as an  approximation  for  accounting  principles  generally  accepted in the United States ("U.S.  GAAP").  In addition, future  mortality  rates have been lowered to reflect  favorable past  experience.  This decrease in 2001 compares to an increase in
GMDB reserves of $44,186,000 in 2000.

Certain assumptions were also updated in the calculation of the deferred acquisition cost asset,  however,  offsetting the resulting increase in earnings and equity as a result of changes in the GMDB  liability.  The  amortization  of such costs are  determined  in large part by changes in the  expectations  of future  gross  profits of the  variable  annuity  business.  In 2001,  the decline in equity  markets  resulted in a  significantly  lower estimate of future gross profits,  thereby  increasing the expenses  recognized through amortization.

In 1999,  the Company began to develop a program  utilizing  equity put options to manage the risks  embedded in the GMDB in annuity contracts that would result from significant  declines in the equity markets.  Prior to the  implementation  of the hedge strategies utilizing equity put options,  the Company had reinsured  substantially  all of its exposure on the GMDB liability.  The reinsurance was terminated during the second quarter of 1999 as the reinsurer exited this market.

Return  credited to  contractowners  consists of revenues on the variable  and market value  adjusted  annuities  and variable  life insurance,  offset by the benefit  payments  and changes in  reserves  required on this  business.  Market  value  adjusted  annuity activity  has the  largest  impact on this  benefit.  In 2001 and 2000,  the  Separate  Account  investment  returns  on the  assets supporting  market value adjusted  annuities were less than the expected returns as calculated in the reserves,  contributing to the significant  increase in the return credited to  contractholders  benefit.  In addition,  this benefit  increased as a result of the amortization of unearned  Performance  Advantage target value credits,  which increased  $12,814,581 in 2001 over 2000 due primarily to increased  sales of products  containing  this feature.  Other  significant  contributors to the change from 2000 to 2001 include guaranteed minimum death benefit payments on variable  annuities,  which were driven up due to the market declines in 2001, totaling
$2,569,000  net of gains on equity put  options as well as  increased  costs  associated  with  processing  of  backdated  financial transactions.

Underwriting, acquisition and other insurance expenses for 2001, 2000 and 1999 were as follows:

                 (table in thousands)                        2001               2000              1999
                                                             ----               ----              ----
Commissions and purchase credits                           $ 238,847         $ 393,494      $     358,279
General operating expenses                                   167,044           252,206            214,269
Acquisition costs deferred during the year                  (209,136)         (495,103)          (450,059)
Acquisition costs amortized during the year                  224,047           184,616             83,861
                                                           ---------         ---------          ---------
Net amortization of deferred acquisition costs                14,911          (310,487)          (366,198)
                                                           ---------         ----------         ----------
Underwriting, acquisition and other insurance
     expenses                                              $ 420,802         $ 335,213          $ 206,350
                                                           =========         =========          =========

Underwriting,  acquisition  and other  insurance  expenses  increased  26% and 62% in 2001 and 2000,  respectively.  Lower sales and asset levels in 2001 led to a 39% decease in  commissions  and purchase  credits.  Partially  offsetting  this decline,  the company launched a  commission  promotion  program  during  2001,  which  increased  commissions  as a  percentage  of new sales.  Increased commissions and purchase credits reflect the increase in sales in both 2000 and 1999.

General  operating  expenses  decreased 34% from 2000 as a result of lower sales-based  compensation and expense reduction  programs implemented  in 2001 (see Note 18 to the  consolidated  financial  statements).  In addition,  variable  compensation  and long-term incentive plan expense have  decreased due to the slowdown in sales and decline in equity  markets.  Significant  investments in new product development and Internet-based technology contributed to general operating expense increases in both 2001 and 2000.

The company  updated  certain  assumptions in the calculation of expected gross profits used to develop  deferred  acquisition  cost amortization  rates to reflect more recent  experience and current equity market  conditions.  As a result of this the  amortization of such costs increased significantly over the year 2000.

The  amortization of acquisition  costs increased  substantially  in 2000 compared to 1999 as the associated costs from record sales in late 1999 and early 2000 were recognized in accordance with profit and expense recognition models under U.S. GAAP.

Interest  expense  decreased  $12,574,000  in 2001 as a result of the reduction in borrowing and increased  $16,496,000 in 2000 as a result of additional  securitized  financing  transactions,  which consist of the transfer of rights to receive  future fees to ASI,
which  fees   collateralize   notes  issued  in  private   placements  by  ASI  through  special  purpose  trusts   ("securitization
transactions").  In  addition,  the Company paid down surplus  notes on December 3, 2001 and  December 10, 2000 of  $15,000,000  and
$20,000,000  respectively.  Surplus  notes  outstanding  as of December 31, 2001 and 2000  totaled  $144,000,000  and  $159,000,000, respectively.

The  effective  income tax rates for the years ended  December 31,  2001,  2000 and 1999 were 18%,  32% and 28%,  respectively.  The effective  rate is lower than the  corporate  rate of 35% due to permanent  differences,  with the most  significant  item being the dividend  received  deduction.  Management  believes that,  based on the taxable income  produced in the past two years,  as well as continued  growth in annuity sales, the Company will produce  sufficient  taxable income in future years to realize its deferred tax assets.

The Company  generated net income after tax of  $33,099,000,  $64,817,000  and  $76,169,000  in 2001,  2000 and 1999,  respectively.
Equity market  volatility  during 2001 directly  impacted  revenues,  sales and ultimately  expenses for the company.  Revenues were lower than expected due to the  significant  drop in sales year over year, as well as the negative  performance  of the mutual funds underlying  annuity and  insurance  contracts.  Benefits  were higher than  expected  due to the death  claims paid in excess of the account values of the specific  contracts due to GMDB  provisions in such  contracts.  Expenses were  relatively  higher compared to sales and assets than in prior  periods.  Expense  reduction  programs  were  implemented  during the year to better match  expenses incurred  with sales  activity and  management  of the book of business.  Revenue  increases in 2000 were more than offset by higher benefits and expenses driven primarily from the increase in the reserve  requirement  related to the GMDB as a result of the decline in the equity markets.  Investments in new product development and technology also contributed to the increase in expenses.

The Company  considers  Mexico an emerging market and has invested in the Skandia Vida operations with the expectation of generating profits from long-term  savings products in future years. As such,  Skandia Vida has generated net losses of $2,619,000,  $2,540,000 and $2,523,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Total assets declined 12% in 2001 as a direct result of the decrease in separate  account assets.  Separate  account assets declined consistent with the drop in the equity market, offset in part by new net sales activity.

Liabilities  declined 12% in 2001 as a result of several  factors.  Reserves and Separate  Account  liabilities  required to support the annuity and life insurance  business declined  consistent with market valuing of the underlying assets as well as the changes in the GMDB reserve.  Payable to affiliate  increased due to borrowing from ASI to support  temporary  operating cash needs.  Reduction in Future Fees Payable to ASI declined,  consistent with the  securitization  transaction cash flow realized on the designated block of contracts.

Significant Accounting Policies
-------------------------------

For information on the Company's significant  accounting policies,  see Notes to Consolidated  Financial  Statements.  Specifically,
for Deferred  Acquisition  Costs,  see Note 21, for Separate  Accounts,  see Note 20 and for the Company's  employee  profit sharing programs, see Note 13.

Liquidity and Capital Resources
-------------------------------

The Company's liquidity requirement was met by cash from insurance operations, investment activities and borrowings from ASI.

In 2001, the Company had net positive  operating  cash flow as a result of increased cash from insurance  operations and a decreased acquisition  cost cash flow strain due to the  reduction in sales  activity.  In 2000,  the majority of the  operating  cash outflow resulted from the sale of variable  annuity and variable life products that carry a contingent  deferred sales charge.  This type of product  causes a temporary  cash strain in that 100% of the  proceeds  are  invested in separate  accounts  supporting  the product leaving a cash (but not  capital)  strain  caused by the  acquisition  cost for the new  business.  This cash  strain  required  the
Company to look beyond the cash made available by insurance  operations  and  investments of the Company to financing in the form of surplus notes, capital contributions, cash advances, securitization transactions and modified coinsurance reinsurance arrangements:

During 2001 and 2000, the Company  received  $45,500,000 and  $69,000,000,  respectively,  from ASI to support the solvency  capital needs and anticipated growth in business of its U.S.  operations.  In addition,  the Company received $2,500,000 and $2,450,000 from
ASI in 2001 and 2000, respectively, to support its investment in Skandia Vida.

In 2001, in anticipation of more permanent financing,  the Company received approximately  $100,000,000 from ASI in the form of cash advances.  These amounts are reported as Payable to Affiliates in the Consolidated Statements of Financial Condition.

Funds received from new  securitization  transactions  amounted to  $476,288,000 in 2000 (see Note 8 to the  consolidated  financial statements).

During 2001 and 2000, the Company extended its reinsurance  agreements.  The Company also entered into a reinsurance  agreement with
SICL in 2000. The reinsurance  agreements are modified  coinsurance  arrangements  where the reinsurer shares in the experience of a specific book of business.

The Company expects the continued use of reinsurance and  securitization  transactions to fund the cash strain  anticipated from the acquisition costs on future years' sales volume.

As of December 31, 2001 and 2000,  shareholder's  equity totaled  $577,668,000 and  $496,911,000,  respectively.  The increases were driven by the previously mentioned capital contributions received from ASI and net income from operations.

The Company has long-term surplus notes and short-term borrowings from ASI.  No dividends have been paid to ASI.

The National Association of Insurance  Commissioners  ("NAIC") requires insurance companies to report information  regarding minimum
Risk Based Capital ("RBC")  requirements.  These requirements are intended to allow insurance  regulators to identify companies that may need regulatory  attention.  The RBC model law requires that insurance  companies  apply various  factors to asset,  premium and reserve items,  all of which have inherent risks.  The formula  includes  components for asset risk,  insurance risk,  interest rate risk and business risk.  The Company has complied with the NAIC's RBC reporting  requirements  and has total  adjusted  capital well above required capital.

Effects of Inflation
--------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company believes that it is well positioned to retain and enhance its position as a leading  provider of financial  products for long-term  savings and retirement  purposes as well as to address the economic impact of premature death,  estate planning  concerns and supplemental  retirement  needs. The Company has renewed its focus on its core variable annuity  business,  offering  innovative long-term  savings and income products,  strengthening its wholesaling  efforts and providing  consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999 (the Financial Services  Modernization Act) permits  affiliation among banks,  securities firms and insurance  companies.  This legislative change has created  opportunities for continued  consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company  such as pension  reform,  capital  gains and estate tax changes, privacy  standards and Internet  regulation.  Additional  pension reform may change  current tax deferral rules and allow  increased contributions to retirement plans,  which may lead to higher  investments in tax-deferred  products and create growth  opportunities for the Company.  A capital gains tax  reduction may cause  tax-deferred  products to be less  attractive to consumers,  which could adversely  impact the Company.  New privacy  standards  and Internet  regulation  may impact the  Company's  strategic  initiatives, especially related to potential business relationships with web-based technology providers.

Forward Looking Information
---------------------------

The Private Securities  Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking  statements,  so long as those statements are identified as forward-looking,  and the statements are accompanied by meaningful  cautionary statements that identify  important  factors that could cause actual results to differ  materially  from those  discussed in the statement.  We want to take advantage of these safe harbor provisions.

Certain  information  contained in the  Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations is
forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These  forward-looking  statements  rely on a number  of  assumptions  concerning  future  events,  and are  subject  to a number of significant  uncertainties  and  results to differ  materially  from these  statements.  You should not put undue  reliance on these forward-looking  statements.  We disclaim any intention or obligation to update or revise forward-looking  statements,  whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential  fluctuations in earnings and the fair value of certain of its assets and  liabilities,  as well as variations in expected cash flows due to changes in market  interest rates and equity prices.  The following  discussion  focuses on specific  exposures the Company has to interest rate and equity price risk and describes  strategies  used to manage these risks, and includes  "forward-looking  statements" that involve risk and uncertainties.  The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk
------------------

Fluctuations  in interest rates can  potentially  impact the Company's  profitability  and cash flows.  At December 31, 2001, 97% of assets  held under  management  by the Company are in  non-guaranteed  Separate  Accounts  for which the  Company's  exposure is not significant,  as the contractowner  assumes  substantially all the investment risk. On the remaining 3% of assets, the interest rate risk from  contracts  that carry  interest rate exposure is managed  through an  asset/liability  matching  program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2001, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate  annuities,  fixed supplementary  contracts,  the fixed investment option offered in its variable life insurance  contracts,  and in support of the Company's target solvency  capital.  The
Company has a conservative  investment  philosophy with regard to these investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's  deferred  annuity  products  offer a fixed option which  subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the  contractowner.  Guarantee  period options  available range from one to ten years.  Withdrawal of funds, or transfer of funds to variable  investment  options,  before the end of the guarantee period subjects the  contractowner  to a market value  adjustment  ("MVA").  In the event of rising  interest rates,  which make the fixed maturity  securities  underlying the guarantee less valuable,  the MVA could be negative.  In the event of declining  interest rates, which make the fixed maturity  securities  underlying the guarantee more valuable,  the MVA could be positive.  The resulting increase or decrease in the value of the fixed option,  from  calculation of the MVA,  should  substantially  offset the increase or decrease in the market value of the securities underlying the guarantee.  The Company maintains strict  asset/liability  matching to enable this offset.  However, the Company still takes on the default risk for the underlying  securities,  the interest rate risk of reinvestment  of  interest  payments  and the risk of failing to maintain  the  asset/liability  matching  program  with  respect to duration and convexity.

Liabilities  held in the  Company's  guaranteed  separate  account as of December  31, 2001  totaled  $1,092,944,000.  Fixed  income investments  supporting  those  liabilities  had a fair value of  $1,092,944,000.  The Company  performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2001. The analysis showed that an immediate  decrease of 100 basis points in interest rates would result in a net increase in liabilities and the  corresponding  assets of  approximately  $37,300,000 and  $41,500,000,  respectively.  An  analysis  of a 100 basis point  decline in  interest  rates at December  31, 2000 showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800,000 and $39,900,000, respectively.

Equity Market Exposure
----------------------

The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the
Company.  Various  fees and  charges  earned  are  substantially  derived  as a  percentage  of the  market  value of  assets  under management.  In a market decline,  this income would be reduced.  This could be further compounded by customer  withdrawals,  net of applicable  surrender  charge  revenues,  partially  offset by transfers to the fixed option  discussed  above. A 10% decline in the market value of the assets under  management at December 31, 2001,  sustained  throughout  2002, would result in an approximate drop in related annual fee income of  $49,727,000.  This result was not materially  different than the result  obtained from the analysis performed as of December 31, 2000.

Another equity market risk exposure of the Company  relates to the guaranteed  minimum death benefit  liability.  Declines in equity markets and,  correspondingly,  the  performance  of the mutual funds  underlying  the Company's  products,  increase the guaranteed minimum death benefit liabilities.  As discussed in Note 2E of the consolidated  financial  statements,  the Company uses derivative instruments to hedge against the risk of  significant  decreases in equity  markets.  Prior to the  implementation  of this program, the Company used reinsurance to mitigate this risk.

The  Company  has a small  portfolio  of equity  investments  consisting  of mutual  funds,  which are held in support of a deferred compensation  program.  In the event of a decline  in market  values of  underlying  securities,  the value of the  portfolio  would decline;  however the accrued  benefits  payable under the related  deferred  compensation  program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were  obtained  using  computer  models that take into  consideration  various assumptions  about the future.  Given the  uncertainty  of future  interest rate  movements,  volatility  in the equity  markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                            AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

Report of Independent Auditors

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the "Company"
which is a  wholly-owned  subsidiary  of  Skandia  Insurance  Company  Ltd.) as of  December  31,  2001 and  2000,  and the  related consolidated  statements  of income,  shareholder's  equity and cash flows for each of the three years in the period ended  December
31, 2001. These  consolidated  financial  statements are the  responsibility of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing  standards  generally  accepted in the United States.  Those  standards  require that we plan and perform the audit to obtain  reasonable  assurance  about  whether the  financial  statements  are free of material misstatement.  An audit  includes  examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates made by management,  as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the consolidated  financial position of American  Skandia Life  Assurance  Corporation  at December  31, 2001 and 2000,  and the  consolidated  results of their operations  and their cash flows for each of the three years in the period ended  December 31, 2001 in  conformity  with  accounting principles generally accepted in the United States.

As discussed in Note 2, the Company adopted Financial Accounting Standards (FAS) No. 133, Accounting for Derivative Instruments
and Hedging Activities.

/s/ Ernst & Young LLP
------------------------------------

Hartford, Connecticut
February 2, 2002

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Financial Condition
                                                        (table in thousands)

                                                                           As of December 31,
                                                                          2001            2000
                                                                          ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value                                  $       362,831 $       285,708
   Equity securities - at fair value                                          45,083          20,402
   Derivative instruments                                                      5,525           3,015
   Policy loans                                                                6,559           3,746
                                                                     --------------- ---------------

     Total investments                                                       419,998         312,871

Cash and cash equivalents                                                     32,231          76,499
Accrued investment income                                                      4,737           5,209
Deferred acquisition costs                                                 1,383,281       1,398,192
Reinsurance receivable                                                         5,863           3,642
Receivable from affiliates                                                     3,283           3,327
Income tax receivable                                                         30,537          34,620
State insurance licenses                                                       3,963           4,113
Fixed assets                                                                  20,734          10,737
Other assets                                                                  96,967          96,403
Separate account assets                                                   26,038,549      29,757,092
                                                                     --------------- ---------------

     Total assets                                                    $    28,040,143 $    31,702,705
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future insurance policy and contract benefits           $        89,740 $       135,545
Drafts outstanding                                                            64,438          63,758
Accounts payable and accrued expenses                                        160,261         137,040
Deferred income taxes                                                         54,980           8,949
Payable to affiliates                                                        103,452               -
Future fees payable to American Skandia, Inc. ("ASI")                        797,055         934,410
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                144,000         159,000
Separate account liabilities                                              26,038,549      29,757,092
                                                                     --------------- ---------------

     Total Liabilities                                                    27,462,475      31,205,794
                                                                     --------------- ---------------

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   335,329         287,329
Retained earnings                                                            239,078         205,979
Accumulated other comprehensive income                                           761           1,103
                                                                     --------------- ---------------

     Total Shareholder's equity                                              577,668         496,911
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    28,040,143 $    31,702,705
                                                                     =============== ===============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Income
                                                       (tables in thousands)

                                                                       For the Year Ended December 31,
                                                                      2001          2000           1999
                                                                      ----          ----           ----

REVENUES
--------

Annuity and life insurance charges and fees                       $    378,693  $    424,578  $    289,989
Fee income                                                             111,196       130,610        83,243
Net investment income                                                   20,126        11,656        10,441
Premium income                                                           1,218         3,118         1,278
Net realized capital gains (losses)                                        928          (688)          578
Other                                                                    1,222         2,348         1,832
                                                                  ------------  ------------  ------------

   Total revenues                                                      513,383       571,622       387,361
                                                                  ------------  ------------  ------------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   1,955           751           612
   Change in annuity and life insurance policy reserves                (39,898)       45,018         3,078
   Cost of minimum death benefit reinsurance                                 -             -         2,945
   Return credited to contractowners                                    16,833         9,046        (1,639)
                                                                  ------------  ------------  -------------

                                                                       (21,110)       54,815         4,996

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          420,802       335,213       206,350
   Interest expense                                                     73,424        85,998        69,502
                                                                  ------------  ------------  ------------

                                                                       494,226       421,211       275,852
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         473,116       476,026       280,848
                                                                  ------------  ------------  ------------

     Income from operations before income tax                           40,267        95,596       106,513

       Income tax expense                                                7,168        30,779        30,344
                                                                  ------------  ------------  ------------

         Net income                                               $     33,099  $     64,817  $     76,169
                                                                  ============  ============  ============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                          Consolidated Statements of Shareholder's Equity
                                                        (table in thousands)

                                                                  For the Year Ended December 31,
                                                               2001             2000             1999
                                                               ----             ----             ----

Common stock:
   Beginning balance                                        $     2,500      $     2,500      $     2,000
   Increase in par value                                              -                -              500
                                                            -----------      -----------      -----------

     Ending balance                                               2,500            2,500            2,500
                                                            -----------      -----------      -----------

Additional paid in capital:
   Beginning balance                                            287,329          215,879          179,889
   Transferred to common stock                                        -                -             (500)
   Additional contributions                                      48,000           71,450           36,490
                                                            -----------      -----------      -----------

     Ending balance                                             335,329          287,329          215,879
                                                            -----------      -----------      -----------

Retained earnings:
   Beginning balance                                            205,979          141,162           64,993
   Net income                                                    33,099           64,817           76,169
                                                            -----------      -----------      -----------

     Ending balance                                             239,078          205,979          141,162
                                                            -----------      -----------      -----------

Accumulated other comprehensive income (loss):
   Beginning balance                                              1,103             (107)           3,535
   Other comprehensive income                                      (342)           1,210           (3,642)
                                                            ------------     -----------      ------------

     Ending balance                                                 761            1,103             (107)
                                                            -----------      -----------      ------------

       Total shareholder's equity                           $   577,668      $   496,911      $   359,434
                                                            ===========      ===========      ===========

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                               Consolidated Statements of Cash Flows
                                                        (table in thousands)

                                                                          For the Year Ended December 31,
                                                                           2001        2000        1999
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net income                                                           $    33,099 $    64,817 $    76,169
   Adjustments to reconcile net income to net
     cash provided by (used in) operating activities:
     Amortization and depreciation                                            1,833       7,565       1,495
     Deferred tax expense                                                    46,215      60,023     (10,903)
     (Decrease) increase in policy reserves                                 (34,679)     50,892       4,367
     Increase (decrease) in payable to affiliates, net                      103,496     (72,063)     69,897
     Change in income tax receivable                                          4,083     (58,888)     17,611
     Increase in other assets                                                  (564)    (59,987)    (32,954)
     Decrease in accrued investment income                                      472      (1,155)     (1,174)
     (Increase) decrease in reinsurance receivable                           (2,221)        420         129
     Net decrease (increase) in deferred acquisition costs                   14,911    (310,487)   (366,198)
     Increase (decrease) in accounts payable and accrued
expenses                                                                     23,221     (21,550)     66,763
     Increase in drafts outstanding                                             680      12,699      22,118
     Investment losses (gains) on derivatives                                 2,902      (3,435)      3,749
     Net realized capital (gains) losses on investments                        (928)        688        (578)
                                                                        ----------------------- ------------
       Net cash provided by (used in) operating activities                  192,520    (330,461)   (149,509)
                                                                        ----------- ------------------------

Cash flow from investing activities:
     Purchase of fixed maturity investments                                (462,820)   (380,737)    (99,250)
     Proceeds from sale and maturity of fixed
       maturity investments                                                 390,816     303,736      36,226
     Purchase of derivatives                                                (66,487)     (6,722)     (4,974)
     Proceeds from exercise of derivative instruments                        61,075           -           -
     Purchase of shares in equity securities                                (55,430)    (18,136)    (17,703)
     Proceeds from sale of shares in equity securities                       25,228       8,345      14,657
     Purchase of fixed assets                                               (10,773)     (7,348)     (3,178)
     Increase in policy loans                                                (2,813)     (2,476)       (701)
                                                                        ------------------------------------
       Net cash used in investing activities                               (121,204)   (103,338)    (74,923)
                                                                        ------------------------------------

Cash flow from financing activities:
     Capital contribution from parent                                        48,000      71,450      36,490
     Repayment of surplus notes                                             (15,000)    (20,000)    (14,000)
     (Decrease) increase in future fees payable to ASI, net                (137,355)    358,376     207,056
     Net (withdrawals) deposits (from) to contractowner accounts            (11,126)     11,361       5,872
                                                                        -----------------------------------
       Net cash (used in) provided by financing activities                 (115,481)    421,187     235,418
                                                                        ----------------------- -----------

       Net (decrease) increase in cash and cash equivalents                 (44,165)    (12,612)     10,986
       Cash and cash equivalents at beginning of period                      76,499      89,212      77,525
       Change in foreign currency translation, net                             (103)       (101)        701
                                                                        -----------------------------------
       Cash and cash equivalents at end of period                       $    32,231 $    76,499 $    89,212
                                                                        =========== =========== ===========
     Income taxes (received) paid                                       $   (43,130)$    29,644 $    23,637
                                                                        ======================= ===========
     Interest paid                                                      $    43,843 $    85,551 $    69,697
                                                                        ===========  ========== ===========
                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                             Notes to Consolidated Financial Statements
                                                         December 31, 2001

1.       ORGANIZATION AND OPERATION

         American  Skandia Life  Assurance  Corporation  (the  "Company") is a  wholly-owned  subsidiary of American  Skandia,  Inc.
         ("ASI") whose ultimate parent is Skandia Insurance Company Ltd., ("SICL") a Swedish Corporation.

         The Company develops long-term savings and retirement products which are distributed  through its affiliated  broker/dealer company,  American Skandia Marketing,  Incorporated  ("ASM"). The Company currently issues variable and term life insurance and variable,  fixed, market value adjusted deferred and immediate annuities for individuals,  groups and qualified pension plans.  The Company has announced its  intention to focus on its core  variable  annuity  business by exiting the qualified pension plan market and limiting its variable life insurance  offerings to single premium  products,  as well as term life.
         The Company does not expect to incur any significant costs to exit these businesses.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A.  de C.V.  ("Skandia  Vida"),  which is a life  insurance  company domiciled  in Mexico.  Skandia  Vida had total  shareholder's  equity of  approximately  $4,179,000  and  $4,402,000  as of
         December  31,  2001,  and 2000,  respectively.  The Company  considers  Mexico an emerging  market and has  invested in the
         Skandia Vida  operations  with the expectation of generating  profits from long-term  savings  products in future years. As such,  Skandia Vida has generated net losses of  approximately  $2,619,000,  $2,540,000  and  $2,523,000 in 2001,  2000 and
         1999, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The accompanying  consolidated  financial  statements have been prepared in conformity with accounting  principles generally  accepted in the United  States  ("U.S.  GAAP").  Intercompany  transactions  and  balances  between the
                  Company and Skandia Vida have been eliminated in consolidation.

                  Certain reclassifications have been made to prior year amounts to conform with current year presentation.

         B.       New Accounting Standard
                  -----------------------

                  Effective January 1, 2001, the Company adopted Statement of Financial  Accounting  Standards No. 133,  "Accounting
                  for  Derivative  Instruments  and Hedging  Activities,"  as amended by SFAS 137 and SFAS 138  (collectively  "SFAS
                  133").  Derivative  instruments  held by the Company  consist of equity  option  contracts  utilized to manage the economic risks associated with the guaranteed  minimum death benefits ("GMDB").  These derivative  instruments are carried at fair value.  Realized and  unrealized  gains and losses are reported in the  Consolidated  Statement of
                  Income,  consistent with the item being hedged, as a component of return credited to contractowners.  The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20,  "Recognition of
                  Interest Income and Impairment on Purchased and Retained  Beneficial  Interests in Securitized  Financial Assets."
                  Under the  consensus,  investors  in certain  asset-backed  securities  are  required  to record  changes in their estimated  yield on a prospective  basis and to evaluate these  securities for an other than temporary  decline in value.  If the fair value of the  asset-backed  security has declined below its carrying amount and the decline is determined  to be other than  temporary,  the security is written  down to fair value.  The adoption of EITF Issue
                  99-20 did not have a significant effect on the Company's financial statements.

         C.       Future Accounting Standard
                  --------------------------

                  In July 2001,  the  Financial  Accounting  Standards  Board  ("FASB")  issued  Statement of  Financial  Accounting
                  Standards.  No. 142  "Accounting  for Goodwill and  Intangible  Assets."  ("SFAS  142").  Under the new  standard, goodwill and intangible  assets deemed to have indefinite lives will no longer be amortized but will be subject to annual  impairment  tests in  accordance  with the new  standard.  Other  intangible  assets  will  continue to be amortized over their useful lives.

                  The Company will apply the new rules on the accounting for goodwill and other  intangible  assets beginning in the first quarter of 2002.  The Company is still  assessing the impact of the new standard,  however,  the adoption of
                  SFAS 142 is not expected to have a significant impact on the Company's financial statements.

         D.       Investments
                  -----------

                  The Company has classified its fixed maturity investments as available-for-sale  and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

                  The Company has classified its mutual fund investments held in support of a deferred  compensation  plan (see Note
                  13) as  available-for-sale.  Such  investments  are  carried at fair value with  changes in  unrealized  gains and losses reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized gains and losses on disposal of investments are determined by the specific  identification method and are included in revenues.

         E.       Derivative Instruments
                  ----------------------

                  The Company uses derivative  instruments  which consist of equity option  contracts for risk management  purposes, and not for trading or  speculation.  The Company  economically  hedges the GMDB exposure  associated  with market value fluctuations.

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Based on  criteria  described  in SFAS 133,  the  Company's  hedges do not  qualify  as  "effective"  hedges  and, therefore,  hedge  accounting  may not be applied.  Accordingly,  the derivative  investments  are carried at fair value  with  changes  in  unrealized  gains and losses  being  recorded  in income.  As such,  both  realized  and unrealized gains and losses are reported in the Consolidated Statements of Income,  consistent with the item being hedged, as a component of return credited to contractowners.

         F.       Cash Equivalents
                  ----------------

                  The Company  considers all highly liquid time deposits,  commercial  paper and money market mutual funds purchased with a maturity at date of acquisition of three months or less to be cash equivalents.

         G.       Fair Values of Financial Instruments
                  ------------------------------------

                  The methods and assumptions used to determine the fair value of financial instruments are as follows:

                  Fair values of fixed  maturities with active markets are based on quoted market prices.  For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

                  Fair values of equity securities are based on quoted market prices.

                  The fair value of derivative instruments is determined based on the current value of the underlying index.

                  The carrying value of cash and cash equivalents  (cost)  approximates  fair value due to the short-term  nature of these investments.

                  The carrying value of short-term  borrowings (cost)  approximates fair value due to the short-term nature of these liabilities.

                  Fair  values of certain  financial  instruments,  such as future  fees  payable to ASI and  surplus  notes are not readily determinable and are excluded from fair value disclosure requirements.

         H.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the purchase  price of  $6,000,000 less  accumulated  amortization.  The cost of the  licenses is being  amortized on a  straight-line  basis over 40 years.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         I.       Software Capitalization
                  -----------------------

                  The Company  capitalizes  certain costs  associated  with  internal use software in  accordance  with the American
                  Institute of  Certified  Public  Accountants  Statement of Position  98-1,  "Accounting  for the Costs of Software
                  Developed or Obtained for Internal Use" ("SOP 98-1").  SOP 98-1, which was adopted  prospectively as of January 1,
                  1999,  requires the  capitalization of certain costs incurred in connection with developing or obtaining  internal use software.  Prior to the adoption of SOP 98-1, the Company  expensed all internal use software related costs as incurred.  Details  of  the  capitalized  software  costs,  which  are  included  in  fixed  assets,  and  related amortization for the years ended December 31, are as follows:

                  (table in thousands)                                  2001          2000         1999
                                                                        ----          ----         ----
                  Balance at beginning of year                        $    7,212   $    2,920    $        -
                  Software costs capitalized during the year               5,210        4,804         3,035
                  Software costs amortized during the year               (2,660)        (512)         (115)
                                                                     -----------  -----------   -----------
                  Balance at end of year                              $    9,762   $    7,212    $    2,920
                                                                     ===========  ===========   ===========

                  Capitalized software costs are amortized on a straight-line basis over three years.

         J.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return filed by Skandia  U.S.  Inc. and its U.S.
                  subsidiaries.  In accordance  with the tax sharing  agreement,  the federal  income tax provision is computed on a separate return basis as adjusted for  consolidated  items.  Pursuant to the terms of this agreement,  the Company has the right to recover the value of losses utilized by the  consolidated  group in the year of  utilization.  To the extent the Company  generates  income in future years,  the Company is entitled to offset future taxes on that income through the application of its loss carryforward generated in the current year.

                  Deferred income taxes reflect the net tax effects of temporary  differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         K.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges against  contractowner  account values for mortality and expense risks,  administration  fees,  surrender charges and an annual maintenance fee per contract.
                  Benefit reserves for variable annuity  contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Fee income from mutual fund  organizations  is realized based on assets under management.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Revenues for variable immediate annuity and supplementary  contracts with and without life  contingencies  consist of certain charges against  contractowner  account values including mortality and expense risks and administration fees. Benefit reserves for variable  immediate annuity contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Revenues for market value  adjusted  fixed annuity  contracts consist of separate  account  investment  income reduced by benefit payments and changes in reserves in support of contractowner  obligations,  all of which are included in return credited to contractowners.  Benefit reserves for these contracts represent the account value of the contracts,  and are included in the general account reserve for future contractowner benefits to the extent in excess of the separate account assets.

                  Revenues for fixed immediate annuity and fixed supplementary  contracts without life contingencies  consist of net investment  income.  Revenues for fixed  immediate  annuity  contracts with life  contingencies  consist of single premium  payments  recognized as annuity  considerations  when received.  Benefit reserves for these contracts are based on applicable  actuarial  standards with assumed  interest rates that vary by issue year.  Assumed  interest rates ranged from 6.25% to 8.25% at December 31, 2001 and 2000.

                  Revenues for variable  life  insurance  contracts  consist of charges  against  contractowner  account  values for mortality  and expense risk fees,  administration  fees,  cost of insurance  fees,  taxes and  surrender  charges.
                  Certain  contracts also include charges against premium to pay state premium taxes.  Benefit reserves for variable life  insurance  contracts  represent the account value of the contracts and are included in the separate  account liabilities.

         L.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new business,  which vary with and are primarily related to the production of new business, are being deferred, net of reinsurance.  These costs include commissions,  costs of contract issuance, and certain selling  expenses that vary with production.  These costs are being amortized  generally in proportion to expected gross  profits  from  surrender  charges,  policy and asset based fees and  mortality  and expense  margins.  This amortization is adjusted  retrospectively  and prospectively when estimates of current and future gross profits to be realized from a group of products are revised.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Details of the  deferred  acquisition  costs and  related  amortization  for the years ended  December  31, are as follows:

                  (in thousands)                                   2001           2000            1999
                                                                   ----           ----            ----
                  Balance at beginning of year                $  1,398,192    $  1,087,705   $    721,507
                  Acquisition costs deferred during the year
                                                                   209,136         495,103        450,059
                  Acquisition costs amortized during the
                       year                                       (224,047)       (184,616)       (83,861)
                                                              -------------   -------------  -------------
                  Balance at end of year                      $  1,383,281    $  1,398,192   $  1,087,705
                                                              ============    ============   ============

         M.       Reinsurance
                  -----------

                  The Company cedes reinsurance under modified  co-insurance  arrangements.  These reinsurance  arrangements provide additional  capacity  for growth in  supporting  the cash flow  strain  from the  Company's  variable  annuity and variable life insurance business.  The reinsurance is effected under quota share contracts.

                  The Company reinsured its exposure to market fluctuations  associated with its GMDB liability in the first half of
                  1999. Under this reinsurance  agreement,  the Company ceded premiums of approximately  $2,945,000;  received claim reimbursements of approximately $242,000;  and, recorded a decrease in ceded reserves of approximately  $2,763,000 in 1999.

At December 31, 2001 and 2000, in accordance with the provisions of modified coinsurance agreements, the Company accrued approximately
                  $7,733,000 and $4,339,000, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

         N.       Translation of Foreign Currency
                  -------------------------------

The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency.  Assets and liabilities are translated at the exchange rate in effect at each year-end.  Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year.  Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

         O.       Separate Accounts
                  -----------------

                  Assets and liabilities in Separate  Accounts are included as separate  captions in the consolidated  statements of financial  condition.  Separate  Account  assets  consist  principally  of long term bonds,  investments in mutual funds,  short-term  securities  and  cash and cash  equivalents,  all of which  are  carried  at fair  value.  The investments are managed predominately through the Company's investment advisory affiliate,

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  American Skandia  Investment  Services,  Inc.  ("ASISI"),  utilizing  various fund managers as  sub-advisors.  The remaining  investments are managed by independent  investment firms. The contractowner has the option of directing funds to a wide variety of investment  options,  most of which invest in mutual funds.  The investment risk on the variable  portion of a contract is borne by the  contractowner.  Fixed  options with minimum  guaranteed  interest rates are also available.  The Company bears the credit risk  associated  with the investments  that support these fixed options.

                  Included in Separate  Account  liabilities are reserves of  approximately  $1,092,944,000  and  $1,059,987,000  at
                  December 31, 2001 and 2000, respectively,  relating to annuity contracts for which the contractowner is guaranteed a fixed rate of return.  Separate Account assets of approximately  $1,092,944,000  and  $1,059,987,000 at December
                  31, 2001 and 2000,  respectively,  consisting of long term bonds,  short-term  securities,  transfers due from the general account and cash and cash equivalents are held in support of these annuity obligations,  pursuant to state regulation.

         P.       Estimates
                  ---------

                  The  preparation of financial  statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting  period.  The more  significant  estimates and assumptions  are  related  to  deferred  acquisition  costs and  involve  policy  lapses,  investment  return  and maintenance expenses.  Actual results could differ from those estimates.

3.       COMPREHENSIVE INCOME

         The components of comprehensive income, net of tax, for the years ended December 31 were as follows:

         (table in thousands)                                                 2001        2000       1999
                                                                              ----        ----       ----
         Net income                                                        $  33,099  $  64,817   $  76,169
         Other comprehensive income:
            Unrealized investment losses on available sale securities
                                                                                (448)    (1,681)     (3,438)
            Reclassification adjustment for realized losses (gains)
              included in investment income                                      173      2,957        (660)
                                                                           ---------  ---------   ----------
            Net unrealized gains (losses) on securities                         (275)     1,276      (4,098)
            Foreign currency translation                                         (67)       (66)        456
                                                                           ---------- ----------  ---------
         Other comprehensive (loss) income                                      (342)     1,210      (3,642)
                                                                           ---------- ---------   ----------
         Comprehensive income                                              $  32,757  $  66,027   $  72,527
                                                                           =========  =========   =========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       COMPREHENSIVE INCOME (continued)

         Other comprehensive (loss) income is shown net of tax (benefit) expense of approximately ($184) thousand,  $651 thousand and
         ($1,961) thousand for 2001, 2000 and 1999 respectively.

         The components of accumulated other comprehensive income, net of tax, as of December 31 were as follows:

         (table in thousands)                                                  2001         2000
                                                                               ----         ----
         Unrealized investment gains                                           $  746    $  1,021
         Foreign currency translation                                              15          82
                                                                               ------    --------
         Accumulated other comprehensive income                                $  761    $  1,103
                                                                               ======    ========

4.       INVESTMENTS

         The amortized  cost,  gross  unrealized  gains and losses and estimated fair value of fixed  maturities and  investments in equity  securities  as of December 31, 2001 and 2000 are shown  below.  All  securities  held at December 31, 2001 and 2000 were publicly traded.

         Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                      -------          -----           -----       -------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          ======      ========

         The amortized  cost and fair value of fixed  maturities,  by  contractual  maturity,  at December 31, 2001 are shown below.
         Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                       Amortized
         (table in thousands)                             Cost      Fair Value
                                                          ----      ----------
         Due in one year or less                      $    14,755   $    14,784
         Due after one through five years                 232,199       235,845
         Due after five through ten years                  92,984        94,289
         Due after ten years                               16,944        17,913
                                                      -----------   -----------
           Total                                      $   356,882   $   362,831
                                                      ===========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS (continued)

         Investments in fixed maturities as of December 31, 2000 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    206,041   $      4,445   $        (11)  $    210,475
         Foreign government obligations                  2,791            195              -          2,986
         Obligations of state and political
              subdivisions                                 253              1              -            254
         Corporate securities                           72,237          1,565         (1,809)        71,993
                                                  ------------   ------------   -------------  ------------
              Totals                              $    281,322   $      6,206   $     (1,820)  $    285,708
                                                  ============   ============   =============  ============

         Proceeds from sales of fixed maturities during 2001, 2000 and 1999 and were  approximately  $386,816,000,  $302,632,000 and
         $32,196,000,  respectively.  Proceeds from maturities during 2001, 2000 and 1999 were approximately $4,000,000,  $1,104,000 and $4,030,000,  respectively.  The cost, gross unrealized  gains/losses and fair value of investments in equity securities at December 31are shown below:

         (table in thousands)                              Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2001                             $  49,886       $   122       $(4,925)       $45,083
         2000                             $  23,218       $   372       $(3,188)       $20,402

         Net realized investment gains (losses) were as follows for the years ended December 31:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                  $  7,597      $  1,002       $    253
           Gross losses                                   (4,387)       (3,450)          (228)

         Investment in equity securities:
           Gross gains                                     1,910         1,913            990
           Gross losses                                   (4,192)         (153)          (437)
                                                        ---------     ---------      ---------
              Totals                                    $    928      $   (688)      $    578
                                                        ========      =========      ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities                              $  18,788     $  13,502      $   9,461
         Cash and cash equivalents                           773         5,154          2,159
         Investment in equity securities                     622            99             32
         Policy loans                                        244            97             31
         Derivative instruments                                -        (6,939)        (1,036)
                                                      ----------    -----------    -----------
         Total investment income                          20,427        11,913         10,647
         Investment expenses                                (301)         (257)          (206)
                                                      -----------   -----------    -----------
         Net investment income                         $  20,126     $  11,656      $  10,441
                                                       ==========    ============   =========

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Current tax (benefit) expense                $   (39,047)  $   (29,244)   $    41,248
         Deferred tax expense (benefit)                    46,215        60,023        (10,904)
                                                      -----------   -----------    ------------
           Total income tax expense                   $     7,168   $    30,779    $    30,344
                                                      ===========   ===========    ===========

         Deferred tax assets (liabilities) include the following at December 31:

         (table in thousands)                              2001          2000
                                                           ----          ----
         Deferred tax assets:
           GAAP to tax reserve differences             $   241,503   $   382,826
           Future fees payable to ASI                       63,240             -
           Deferred compensation                            20,520        17,869
           Net operating loss carryforward                  14,372             -
           Surplus notes interest                            9,040         5,536
           AMT credit carryforward                           5,451             -
           Other                                             1,114           907
                                                       -----------   -----------
              Total deferred tax assets                    355,240       407,138
                                                       -----------   -----------

         Deferred tax liabilities:
           Deferred acquisition costs                     (404,758)     (411,417)
           Internal use software                            (3,417)       (2,524)
           Policy fees                                      (1,634)       (1,551)
           Net unrealized gains                               (411)         (595)
              Total deferred tax liabilities              (410,220)     (416,087)
                                                       ------------  ------------
                Net deferred tax asset (liability)     $   (54,980)  $    (8,949)
                                                       ============  ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         The income tax expense  was  different  from the amount  computed by  applying  the  federal  statutory  tax rate of 35% to pre-tax income from continuing operations as follows:

         (table in thousands)                                          2001          2000          1999
                                                                       ----          ----          ----
         Income (loss) before taxes
           Domestic                                                $   42,886    $   98,136    $  109,036
           Foreign                                                     (2,619)       (2,540)       (2,523)
                                                                   -----------   -----------   -----------
           Total                                                       40,267        95,596       106,513
           Income tax rate                                                 35%           35%           35%
                                                                   -----------   -----------   -----------
         Tax expense at federal statutory income tax rate              14,094        33,459        37,280

         Tax effect of:
           Dividend received deduction                                 (8,400)       (7,350)       (9,572)
           Losses of foreign subsidiary                                   917           889           883
           Meals and entertainment                                        603           841           664
           State income taxes                                             (62)         (524)        1,071
           Other                                                           16         3,464            18
                                                                   ----------    ----------    ----------
              Income tax expense                                   $    7,168    $   30,779    $   30,344
                                                                   ==========    ==========    ==========

         The Company's net operating loss  carryforwards,  totaling  approximately  $41,063,000 at December 31, 2001, will expire in
         2016.

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain operating costs (including personnel,  rental of office space,  furniture,  and equipment) have been charged to the
         Company at cost by American Skandia  Information  Services and Technology  Corporation  ("ASIST"),  an affiliated  company.
         The Company has also charged  operating costs to several of its  affiliates.  The total cost to the Company for these items was  approximately  $6,179,000,  $13,974,000  and  $11,136,000 in 2001,  2000 and 1999,  respectively.  Income received for these items was approximately $13,166,000, $11,186,000 and $3,919,000 in 2001, 2000 and 1999, respectively.

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution  related costs  associated with the sales of business through an investment firm where ASM serves as an introducing  broker dealer.  Under this agreement,  the expenses reimbursed were approximately  $6,391,000,  $5,842,000 and $1,441,000 in 2001, 2000 and 1999, respectively.  As of December
         31, 2001 and 2000, amounts receivable under this agreement were approximately $639,000 and $492,000, respectively.

                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

         The proceeds from the transfers  have been recorded as a liability  and are being  amortized  over the remaining  surrender charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection  with these  transactions,  ASI,  through  special purpose  trusts,  issued  collateralized  notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the Purchase  Agreements,  the rights  transferred  provide for ASI to receive a percentage (60%, 80% or
         100% depending on the underlying  commission option) of future mortality and expense charges and contingent  deferred sales charges,  after  reinsurance,  expected  to be  realized  over the  remaining  surrender  charge  period of the  designated contracts (generally 6 to 8 years).

         Payments,  representing  fees and  charges  in the  aggregate  amount,  of  approximately  $207,731,000,  $219,454,000  and
         $131,420,000  were  made by the  Company  to ASI in  2001,  2000  and  1999,  respectively.  Related  interest  expense  of approximately  $59,873,000,  $70,667,000  and  $52,840,000  has been  included in the  statement  of income for 2001,  2000 and1999, respectively.

         The  Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the Company becomes subject to an order of liquidation or  rehabilitation,  the  Commissioner  has the ability to stop the payments due to ASI under the Purchase Agreement subject to certain terms and conditions.

         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI (continued)

         The present values of the transactions as of the respective effective date were as follows:

                           Closing      Effective       Contract Issue        Discount       Present
        Transaction         Date          Date              Period              Rate          Value
        -----------         ----          ----              ------              ----          -----

           1996-1          12/17/96        9/1/96        1/1/94 - 6/30/96       7.5%           $50,221
           1997-1           7/23/97        6/1/97        3/1/96 - 4/30/97       7.5%            58,767
           1997-2          12/30/97       12/1/97        5/1/95 - 12/31/96      7.5%            77,552
           1997-3          12/30/97       12/1/97        5/1/96 - 10/31/97      7.5%            58,193
           1998-1           6/30/98        6/1/98        1/1/97 - 5/31/98       7.5%            61,180
           1998-2          11/10/98       10/1/98        5/1/97 - 8/31/98       7.0%            68,573
           1998-3          12/30/98       12/1/98        7/1/96 - 10/31/98      7.0%            40,128
           1999-1           6/23/99        6/1/99        4/1/94 - 4/30/99       7.5%           120,632
           1999-2          12/14/99       10/1/99       11/1/98 - 7/31/99       7.5%           145,078
           2000-1           3/22/00        2/1/00        8/1/99 - 1/31/00       7.5%           169,459
           2000-2           7/18/00        6/1/00        2/1/00 - 4/30/00      7.25%            92,399
           2000-3          12/28/00       12/1/00        5/1/00 - 10/31/00     7.25%           107,291
           2000-4          12/28/00       12/1/00        1/1/98 - 10/31/00     7.25%           107,139

         Expected payments of future fees payable to ASI as of December 31, 2001 are as follows:

           (table in thousands)           Year             Amount
                                          ----             ------

                                          2002      $   175,357
                                          2003          171,345
                                          2004          156,842
                                          2005          132,702
                                          2006          102,188
                                          2007           50,821
                                          2008            7,800
                                                    -----------
                                          Total         $797,055
                                                        ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

9.       LEASES

         The Company leases office space under a lease  agreement  established in 1989 with ASIST.  The Company entered into a lease agreement for office space in  Westminster,  Colorado,  effective  January 1, 2001.  Lease expense for 2001,  2000 and 1999 was  approximately  $8,404,000,  $6,593,000  and  $5,003,000,  respectively.  Future minimum lease payments per year and in aggregate as of December 31, 2001 are as follows:

              (table in thousands)       2002                          $   7,913
                                         2003                              8,087
                                         2004                              8,570
                                         2005                              8,609
                                         2006                              8,698
                                         2007 and thereafter              41,711
                                                                       ---------
                                         Total                         $  83,588
                                                                       =========

10.      RESTRICTED ASSETS

         To comply with certain state insurance  departments'  requirements,  the Company maintains cash, bonds and notes on deposit with various  states.  The carrying  value of these  deposits  amounted to  approximately  $4,822,000  and $4,636,000 as of
         December  31,  2001  and  2000,  respectively.  These  deposits  are  required  to be  maintained  for  the  protection  of contractowners within the individual states.

11.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory  basis  shareholder's  equity was  approximately  $226,780,000  and  $342,804,000  at December 31, 2001 and 2000,
         respectively.

         The Company  incurred  statutory  basis net losses for 2001 of  approximately  $121,957,000  due  primarily to  significant declines in the equity  markets  during the year as well as increased  levels of operating  expenses  relative to revenues.
         Statutory basis net income for 2000 was $11,550,000, as compared to losses of $17,672,000 in 1999.

         Under  various  state  insurance  laws,  the maximum  amount of dividends  that can be paid to  shareholders  without prior approval of the state  insurance  department  is subject to  restrictions  relating to statutory  surplus and net gain from operations.  At December 31, 2001, no amounts may be distributed without prior approval.

         On November 8, 1999,  the Board of Directors  authorized  the Company to increase  the par value of its capital  stock from
         $80 per share to $100 per share in order to comply with minimum  capital  levels as required by the  California  Department of Insurance.  This  transaction  resulted in a corresponding  decrease in paid in and contributed  surplus of $500,000 and had no effect on capital and surplus.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

12.      STATUTORY ACCOUNTING PRACTICES

         The Company  prepares its statutory basis financial  statements in accordance with accounting  practices  prescribed by the
         State  of  Connecticut  Insurance  Department.  Prescribed  statutory  accounting  practices  include  publications  of the
         National  Association of Insurance  Commissioners  (NAIC),  as well as state laws,  regulations and general  administrative rules.

         The NAIC adopted the  Codification  of Statutory  Accounting  Principles  (Codification)  in March 1998. The effective date for  codification  was January 1, 2001. The Company's  state of domicile,  Connecticut,  has adopted  codification  and the
         Company has made the  necessary  changes in its  statutory  accounting  and  reporting  required  for  implementation.  The overall impact of adopting  codification  was a one-time,  cumulative  change in accounting  benefit  recorded  directly in statutory surplus of approximately $12,047,000.

         In addition,  during 2001,  based on a  recommendation  from the State of  Connecticut  Insurance  Department,  the Company
         changed its statutory  method of accounting for its liability  associated with  securitized  variable  annuity fees.  Under the new method of accounting,  the liability for securitized  fees is established  consistent with the method of accounting for the liability  associated with variable annuity fees ceded under reinsurance  contracts.  This equates to the statutory liability at any valuation date being equal to the  Commissioners  Annuity Reserve  Valuation Method (CARVM) offset related to the  securitized  contracts.  The impact of this change in  accounting,  representing  the  difference  in the liability calculated  under the old method  versus the new method as of January 1,  2001,  was  reported  as a  cumulative  effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215,000.

13.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially  all employees are eligible.  Under this plan, the Company  provides a 50% match on  employees'  contributions  up to 6% of an  employee's  salary  (for an  aggregate  match of up to 3% of the employee's  salary).  Additionally,  the Company may contribute  additional  amounts based on  profitability of the Company and  certain  of its  affiliates.  Company  contributions  to this plan on behalf of the  participants  were  approximately
         $2,738,000, $3,734,000 and $3,164,000 in 2001, 2000 and 1999, respectively.

         The  Company  has a  deferred  compensation  plan,  which is  available  to the field  marketing  staff and  certain  other employees.  Company  contributions to this plan on behalf of the participants  were  approximately  $345,000,  $399,000 and
         $193,000 in 2001, 2000 and 1999, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

13.      EMPLOYEE BENEFITS (continued)

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to executive  officers and other  personnel.  The Company and certain  affiliates  also have a profit sharing  program,  which benefits all employees  below the officer level.  These programs  consist of multiple plans with new plans  instituted each year.  Generally,  participants  must remain  employed by the Company or its  affiliates at the time such units are payable in order to receive any  payments  under the  programs.  The accrued  liability  representing  the value of these units was approximately  $13,645,000  and $31,632,000 as of December 31, 2001 and 2000,  respectively.  Payments under these programs were approximately $8,377,000, $13,542,000, and $4,079,000 in 2001, 2000 and 1999, respectively.

14.      REINSURANCE

         The Company  cedes  insurance to other  insurers in order to limit its risk  exposure.  Such  transfer does not relieve the
         Company of its primary  liability and, as such,  failure of reinsurers to honor their  obligation could result in losses to the Company.  The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

         The effect of reinsurance for the 2001, 2000 and 1999 was as follows:

         (table in thousands)

        2001                                                             Gross         Ceded           Net
        ----                                                             -----         -----           ---
        Annuity and life insurance charges and fees                  $   430,913    $   (52,220)  $   378,693
        Change in annuity and life insurance policy reserves         $   (35,835)   $    (4,063)  $   (39,898)
        Return credited to contractowners                            $    16,741    $        92   $    16,833

        2000
        ----
        Annuity and life insurance charges and fees                  $   477,802    $   (53,224)  $   424,578
        Change in annuity and life insurance policy reserves         $    45,784    $      (766)  $    45,018
        Return credited to contractowners                            $    13,607    $    (4,561)  $     9,046

        1999
        ----
        Annuity and life insurance charges and fees                  $   326,670    $   (36,681)  $   289,989
        Change in annuity and life insurance policy reserves         $     4,151    $    (1,073)  $     3,078
        Return credited to contractowners                            $    (1,382)   $      (257)  $    (1,639)

         In December 2000, the Company  entered into a modified  coinsurance  agreement with SICL covering  certain  contracts  issued since January 1996. The impact of this treaty to the Company was a pre tax loss of  approximately  $4,917,000 in 2001 and pre tax income of  approximately  $7,067,453 in 2000. At December 31, 2001 and 2000,  approximately  $12,983,000  and $6,109,000, respectively, was payable to SICL under this agreement.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

15.      SURPLUS NOTES

         The Company has issued  surplus notes to ASI in exchange for cash.  Surplus notes  outstanding  as of December 31, 2001 and
         2000, and interest expense for 2001, 2000 and 1999 were as follows:

                                                     Liability as of
         (table in thousands)                         December 31,                    Interest Expense
                                   Interest                                            For the Years
            Note Issue Date          Rate          2001          2000          2001         2000         1999
         ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
         ----------------------    ---------     ----------

         February 18, 1994           7.28%               -             -             -          732          738
         March 28, 1994              7.90%               -             -             -          794          801
         September 30, 1994          9.13%               -        15,000         1,282        1,392        1,389
         December 28, 1994           9.78%               -             -             -            -        1,308
         December 19, 1995           7.52%          10,000        10,000           763          765          762
         December 20, 1995           7.49%          15,000        15,000         1,139        1,142        1,139
         December 22, 1995           7.47%           9,000         9,000           682          684          682
         June 28, 1996               8.41%          40,000        40,000         3,411        3,420        3,411
         December 30, 1996           8.03%          70,000        70,000         5,699        5,715        5,698
                                                 ----------    ----------    ---------    ---------    ---------
                                                 ----------    ----------    ---------    ---------    ---------

         Total                                    $144,000      $159,000       $12,976      $14,644      $15,928
                                                 ==========    ==========    =========    =========    =========

         On December 3, 2001, a surplus note,  dated September 30, 1994, for $15,000,000 was repaid.  On December 27, 2000,  surplus notes for  $10,000,000,  dated  February 18, 1994,  and  $10,000,000,  dated March 28, 1994,  were repaid.  On December 10,
         1999, a surplus note,  dated December 28, 1994, for $14,000,000  was repaid.  All surplus notes mature seven years from the issue date.

         Payment of interest and repayment of principal  for these notes is subject to certain  conditions  and require  approval by the Insurance  Commissioner  of the State of  Connecticut.  At December 31, 2001 and 2000,  approximately  $25,829,000  and
         $15,816,000, respectively, of accrued interest on surplus notes was not approved for payment under these criteria.

16.      SHORT-TERM BORROWING

         The Company had a  $10,000,000  short-term  loan payable to ASI at December  31, 2001 and 2000 as part of a revolving  loan agreement.  The loan has an interest  rate of 3.67% and matures on March 12, 2002.  The total related  interest  expense to the Company was  approximately  $522,000,  $687,000 and $585,000 in 2001,  2000 and 1999,  respectively.  Accrued  interest payable was approximately $113,000 and $222,000 as of December 31, 2001 and 2000, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

17.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately 99% of the Company's separate account  liabilities are subject to discretionary  withdrawal by contractowners at market value or with market value  adjustment.  Separate  account assets,  which are carried at fair value, are adequate to pay such  withdrawals,  which are generally  subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

18.      RESTRUCTURING CHARGES

         On March 22, 2001,  and  December 3, 2001,  the Company  announced  separate  plans to reduce  expenses to better align its operating  infrastructure  with  the  current  investment  market  environment.  As part of the two  plans,  the  Company's workforce was reduced by approximately  140 positions and 115 positions,  respectively,  affecting  substantially all areas of the  Company.  Estimated  pre-tax  severance  benefits  of  approximately  $8,500,000  have been  charged  against  2001 operations  related to these  reductions.  These charges have been reported in the  Consolidated  Statements of Income as a
         component  of  Underwriting,   Acquisition  and  Other  Insurance  Expenses.   As  of  December  31,  2001,  the  remaining
         restructuring liability, relating primarily to the December 3, 2001 plan, was approximately $4,104,000.

19.      COMMITMENTS AND CONTINGENT LIABILITIES

         As of the date of this filing,  the Company is not involved in any legal proceedings  outside of the ordinary course of its business  operations.  The Company is involved in pending and threatened  legal  proceedings in the ordinary  course of its
         business   operations.   While  the  outcome  of  these  legal  proceedings  cannot  be  determined  at  this  time,  after consideration  of  the  defenses  available  to the  Company,  applicable  insurance  coverage  and  any  related  reserves established,  these legal  proceedings  are not  expected to result in  liability  for  amounts  material to the  financial condition of the Company, although they may adversely affect results of operations in future periods.

20.      SEGMENT REPORTING

         In recent  years,  in order to complete  the array of products  offered by the  Company and its  affiliates  to meet a wide variety of financial  planning,  the Company  developed  variable  life  insurance and  qualified  retirement  plan annuity products.  Assets under management and sales for products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures  as required by SFAS 131,  "Disclosures  about  Segments of an Enterprise  and Related
         Information,"  and the  Company  does not  anticipate  that they will do so in the future due to a change in the  Company's strategy.  On March 15,  2002,  the  Company  announced  that it will no longer  accept  new  business  for the  funding of qualified  retirement  plans,  effective July 31, 2002 and will not accept  applications for it's flexible premium variable insurance  products that are signed after April 1, 2002 or received after April 15, 2002.  The Company  intends to continue to accept additional  contributions to existing qualified plans, to service and accept additional premiums for its existing flexible  premium  variable  insurance  contracts,  and to  continue  to offer and sell its single  premium  variable  life insurance products.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   131,096   $   128,665    $   114,714    $   117,854
        Net investment income*                           5,381         4,997          5,006          4,742
        Net realized capital gains (losses)              1,902           373            376         (1,723)
                                                  ------------  ------------   ------------   -------------
        Total revenues                                 138,379       134,035        120,096        120,873
        Benefits and expenses*                         122,940       110,644        115,313        124,219
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              15,439        23,391          4,783         (3,346)
        Income taxes                                     4,034         7,451           (480)        (3,837)
                                                  ------------  ------------   -------------  -------------
        Net income                                 $    11,405   $    15,940    $     5,263    $       491
                                                  ============  ============   ============   ============

        *     For the quarters  ended March 31, 2001,  June 30, 2001 and  September  30, 2001,  the Company had reported  investment
              performance   associated  with  its  derivatives  as  net  investment  income.  The  above  presentation   reflects  a
              reclassification of these amounts to benefits and expenses.

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   137,255   $   139,317    $   147,923    $   136,159
        Net investment income                            2,876         3,628          4,186            966
        Net realized capital gains (losses)                729        (1,436)          (858)           877
                                                  ------------  -------------  -------------  ------------
        Total revenues                                 140,860       141,509        151,251        138,002
        Benefits and expenses                          106,641       121,356        137,514        110,515
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              34,219        20,153         13,737         27,487
        Income taxes                                    10,038         5,225          3,167         12,349
                                                  ------------  ------------   ------------   ------------
        Net income                                 $    24,181   $    14,928    $    10,570    $    15,138
                                                  ============  ============   ============   ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          1999                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $    78,509   $    88,435    $    97,955    $   111,443
        Net investment income                            2,654         2,842          2,735          2,210
        Net realized capital gains                         295            25            206             52
        Total revenues                                  81,458        91,302        100,896        113,705
        Benefits and expenses                           64,204        67,803         71,597         77,244
        Pre-tax net income                              17,254        23,499         29,299         36,461
        Income taxes                                     3,844         7,142          7,898         11,460
        Net income                                 $    13,410   $    16,357    $    21,401    $    25,001
                                                  ============  ============   ============   ============

                               APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

The Sub-accounts of Separate Account B were in operation prior to December 31, 2001.  However, no financial information is available for the Sub-accounts reflecting the Insurance Charge for this Annuity as it has only been publicly offered since January
17, 2002.

                                        APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000  initial  Purchase  Payment is made. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account  Value is maintained in the variable  investment  options.  The formula for  determining  the Enhanced  Beneficiary
Protection Optional Death Benefit is as follows:

                                  Account Value of variable
                               investment options plus Interim
           Growth =             Value of Fixed Allocations (no                        Purchase Payments - proportional
                                         MVA applies)                   minus                   withdrawals

Example with market increase
Assume that the Owner has made no withdrawals  and that the Account Value has been  increasing due to positive  market  performance.
On the date we receive  due proof of death,  the  Account  Value is  $75,000.  The basic  Death  Benefit is  calculated  as Purchase
Payments minus proportional  withdrawals,  or Account Value, which ever is greater.  Therefore,  the basic Death Benefit is equal to
$75,000.  The Enhanced  Beneficiary  Protection  Optional Death Benefit is equal to the amount payable under the basic Death Benefit
($75,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $75,000 - [$50,000 - $0]
                  =        $25,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $25,000 * 0.40
                  =        $10,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $85,000

Examples with market decline
Assume  that the  Owner  has made no  withdrawals  and that  the  Account  Value  has been  decreasing  due to  declines  in  market performance.  On the date we receive due proof of death,  the Account  Value is $45,000.  The basic Death  Benefit is  calculated as
Purchase Payments minus proportional  withdrawals,  or Account Value, which ever is greater.  Therefore,  the basic Death Benefit is equal to $50,000.  The Enhanced  Beneficiary  Protection Optional Death Benefit is equal to the amount payable under the basic Death
Benefit ($50,000) PLUS the "Growth" under the Annuity.

         Growth   =        $45,000 - [$50,000 - $0]
                  =        $-5,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  NO BENEFIT IS PAYABLE

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $50,000

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Example with market increase and withdrawals
Assume that the Account Value has been increasing due to positive  market  performance and the Owner made a withdrawal of $15,000 in
Annuity Year 5 when the Account  Value was $75,000.  On the date we receive due proof of death,  the Account  Value is $90,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals,  or Account Value,  which ever is greater.
Therefore,  the basic Death Benefit is equal to $90,000.  The Enhanced  Beneficiary  Protection  Optional  Death Benefit is equal to the amount payable under the basic Death Benefit ($90,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $90,000 - [$50,000 - ($50,000 * $15,000/$75,000)]
                  =        $90,000 - [$50,000 - $10,000]
                  =        $90,000 - $40,000
                  =        $50,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $50,000 * 0.40
                  =        $20,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $110,000

Examples of Highest Anniversary Value Death Benefit Calculation
The  following  are examples of how the Highest  Anniversary  Value Death  Benefit is  calculated.  Each example  assumes an initial
Purchase  Payment of  $50,000.  Each  example  assumes  that there is one Owner who is age 70 on the Issue Date and that all Account
Value is maintained in the variable investment options.

Example with market increase and death before Death Benefit Target Date
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance  and that no withdrawals have been made.  On the date we receive due proof of death,  the Account Value is $75,000;  however,  the  Anniversary  Value on the
5th  anniversary  of the Issue Date was $90,000.  Assume as well that the Owner has died before the Death Benefit  Target Date.  The
Death Benefit is equal to the greater of the Highest  Anniversary  Value or the basic Death Benefit.  The Death Benefit would be the
Highest  Anniversary  Value  ($90,000)  because it is greater  than the amount  that would have been  payable  under the basic Death
Benefit ($75,000).

Example with withdrawals
Assume that the Account Value has been increasing due to positive  market  performance and the Owner made a withdrawal of $15,000 in
Annuity  Year 7 when the  Account  Value was  $75,000.  On the date we receive  due proof of death,  the  Account  Value is $80,000;
however,  the  Anniversary  Value on the 5th  anniversary  of the  Issue  Date was  $90,000.  Assume as well that the Owner has died before the Death  Benefit  Target  Date.  The Death  Benefit is equal to the greater of the Highest  Anniversary  Value or the basic
Death Benefit.

Highest Anniversary Value  = $90,000 - [$90,000 * $15,000/$75,000]
                                    = $90,000 - $18,000
                                    = $72,000

Basic Death Benefit                 = $80,000 - [$80,000 * $15,000/$75,000]
                                    = $80,000 - $16,000
                                    = $64,000

Example with death after Death Benefit Target Date
Assume that the Owner's Account Value has generally been  increasing due to positive market  performance and that no withdrawals had been made prior to the Death  Benefit  Target Date.  Further  assume that the Owner dies after the Death Benefit  Target Date,  when the Account Value is $75,000.  The Highest  Anniversary Value on the Death Benefit Target Date was $80,000;  however,  following the
Death  Benefit  Target  Date,  the Owner made a Purchase  Payment of $15,000 and had taken a  withdrawal  of $5,000 when the Account
Value was  $70,000.  The Death  Benefit is equal to the  greater of the  Highest  Anniversary  Value plus  Purchase  Payments  minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.

Highest Anniversary Value  = $80,000 + $15,000 - [$80,000 * $5,000/$70,000]
                                    = $80,000 + $15,000 - $5,714
                                    = $100,714

Basic Death Benefit                 = $75,000

                                         APPENDIX D - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER

------------------------------------------------------------------------------------------------------------------------------------
The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included as an Appendix to this  Prospectus to help you  understand  the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this  information.  However,  the  information  may be subject to certain  generally  applicable  provisions of the
Federal securities laws regarding accuracy and completeness.
------------------------------------------------------------------------------------------------------------------------------------

The income  tax-free life insurance  payable to your  Beneficiary(ies)  under the Plus40(TM)rider is equal to 40% of the Account Value of your  Annuity  as of the date we  receive  due proof of death,  subject  to certain  adjustments,  restrictions  and  limitations described below.

ELIGIBILITY
The Plus40(TM)rider may be purchased as a rider on your  Annuity.  The Rider must cover those  persons upon whose death the Annuity's death benefit  becomes payable - the Annuity's  owner or owners,  or the Annuitant (in the case of an entity owned Annuity).  If the
Annuity has two Owners,  the Rider's death  benefit is payable upon the first death of such  persons.  If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum  allowable  age to purchase the Plus40(TM)rider is 40; the maximum  allowable age is 75. If the Rider is purchased on two lives,  both persons must meet the age  eligibility  requirements.  The Plus40(TM)rider is not  available to purchasers  who use their
Annuity as a funding  vehicle for a Tax  Sheltered  Annuity (or 403(b)) or as a funding  vehicle for a qualified  plan under Section
401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS
|X|      If you die during the first 24 months  following the  effective  date of the Plus40(TM)rider  (generally,  the Issue Date of your  Annuity),  the death  benefit will be limited to the amount of any charges paid for the Rider while it was in effect.
         While we will return the charges you have paid during the  applicable  period as the death benefit,  your  Beneficiary(ies)
         will receive no  additional  life  insurance  benefit from the Plus40(TM)rider if you die within 24 months of its  effective
                          ----------
         date.

|X|      If you make a Purchase  Payment  within 24 months  prior to the date of death,  the  Account  Value used to  determine  the amount of the death  benefit  will be reduced by the amount of such  Purchase  Payment(s).  If we reduce the death  benefit payable  under the Plus40(TM)rider based on this  provision,  we will return 50% of any charges  paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

|X|      If we apply Credits to your Annuity based on Purchase  Payments,  such Credits are treated as Account Value for purposes of determining  the death  benefit  payable under the Plus40(TM)rider.  However,  if Credits were applied to Purchase  Payments made within 24 months  prior to the date of death,  the Account  Value used to  determine  the amount of the death  benefit will be reduced by the amount of such  Credits.  If we reduce the death  benefit  payable  under the Plus40(TM)rider based on this  provision,  we will  return 50% of any  charges  paid for the Rider  based on such  Credits as an  additional  amount included in the death benefit under the Rider.

|X|      If you become  terminally  ill (as  defined in the Rider)  and elect to  receive a portion  of the  Plus40(TM)rider's  death benefit  under the  Accelerated  Death Benefit  provision,  the amount that will be payable under the Rider upon your death will be reduced.  Please refer to the Accelerated Death Benefit provision described below.

|X|      If  charges  for the  Plus40(TM)rider are due and are  unpaid as of the date the death  benefit  is being  determined,  such charges will be deducted from the amount paid to your Beneficiary(ies).

|X|      If the age of any person  covered  under the Plus40(TM)rider is  misstated,  we will adjust any coverage  under the Rider to conform to the facts. For example,  if, due to the  misstatement,  we overcharged you for coverage under the Rider, we will add any  additional  charges  paid to the  amount  payable  to  your  Beneficiary(ies).  If,  due to the  misstatement,  we undercharged  you for coverage  under the Rider,  we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

|X|

     On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately  after the 95th  birthday),  coverage  will  terminate.  No charge will be made for an Owner  following  the expiry date. If there are two Owners,  the expiry date  applies  separately  to each Owner;  therefore,  coverage  may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT
The Plus40(TM)rider is subject to a Maximum  Death  Benefit  Amount  based on the  Purchase  Payments  applied to your  Annuity.  The
Plus40(TM)rider may also be subject to a Per Life Maximum  Benefit  that is based on all amounts  paid under any annuity  contract we
                                                                                                             ---
issue to you under which you have elected the Plus40(TM)rider or similar life insurance coverage.

|X|      The Maximum  Death  Benefit  Amount is 100% of the Purchase  Payments  increasing  at 5% per year  following  the date each
             -------------------------------
         Purchase  Payment is applied to the  Annuity  until the date of death.  If  Purchase  Payments  are  applied to the Annuity within 24 months prior to the date of death,  the Maximum Death Benefit  Amount is decreased by the amount of such Purchase
         Payments.

|X|      The Per Life Maximum Benefit applies to Purchase  Payments  applied to any such annuity  contracts more than 24 months from
             ------------------------
         the date of death that  exceed  $1,000,000.  If you make  Purchase  Payments  in excess of  $1,000,000,  we will reduce the aggregate death benefit  payable under all Plus40(TM)riders,  or similar riders issued by us, based on the combined amount of
         Purchase  Payments in excess of $1,000,000  multiplied by 40%. If the Per Life Maximum Benefit applies,  we will reduce the amount  payable under each  applicable  Plus40(TM)rider on a pro-rata  basis.  If the Per Life Maximum  Benefit  applies upon your death,  we will return any excess  charges that you paid on the portion of your  Account  Value on which no benefit is payable.  The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION
If you become  terminally  ill,  you may request  that a portion of the death  benefit  payable  under the Plus40(TM)rider be prepaid instead of being paid to your  Beneficiary(ies)  upon your  death.  Subject to our  requirements  and where  allowed by law, we will make a one time, lump sum payment.  Our  requirements  include proof  satisfactory to us, in writing,  of terminal illness after the
Rider's Effective Date.

The maximum we will pay,  before any  reduction,  is the lesser of 50% of the Rider's  death  benefit or  $100,000.  If you elect to accelerate  payment of a portion of the death benefit under the Plus40(TM)rider,  the amount of the remaining death benefit is reduced by the prepaid amount  accumulating at an annualized  interest rate of 6.0%.  Eligibility for an accelerated  payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any  medically-related  surrender  provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER
The Plus40(TM)rider has a current  charge and a guaranteed  maximum  charge.  The current  charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity.  The applicable  percentages  differ based on the attained age,  last birthday of the Owner(s) or Annuitant (in the case of an entity owned  Annuity) as of the date the charge is due. We reserve the right to change the current charge,  at any time,  subject to regulatory  approval where  required.  If there are two Owners,  we calculate  the current  charge that  applies to each Owner  individually  and deduct the combined  amount as the charge for the Rider.  There is no charge  based on a person's  life after  coverage  expires as to that person.  However,  a charge will still apply to the second of two Owners (and  coverage  will  continue for such Owner) if such Owner has not reached the expiry date.

                                           Attained Age                  Percentage of
                                                                         Account Value
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 40-75                       .80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 76-80                       1.60%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 81-85                       3.20%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 86-90                       4.80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 91                         6.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 92                         7.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 93                         8.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 94                         9.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 95                        10.50%
                                   ------------------------------ ----------------------------

The charge for the Plus40(TM)rider may also be subject to a guaranteed  maximum  charge that will apply if the current  charge,  when applied to the Account  Value,  exceeds the  guaranteed  maximum  charge.  The  guaranteed  maximum  charge is based on a charge per
$1,000 of insurance.

We determine the charge for the Rider annually,  in arrears.  We deduct the charge:  (1) upon your death; (2) on each anniversary of the Issue  Date;  (3) on the date that you begin  receiving  annuity  payments;  (4) if you  surrender  your  Annuity  other  than a medically-related  surrender;  or (5) if you  choose to  terminate  the  Rider.  If the Rider  terminates  for any of the  preceding reasons on a date other than the  anniversary  of the  Annuity's  Issue  Date,  the charge will be  prorated.  During the first year after the  Annuity's  Issue Date,  the charge will be prorated  from the Issue Date.  In all  subsequent  years,  the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual  charge  through a redemption  from your  Annuity's  Account Value or through funds other than those within the Annuity.  If you do not elect a method of payment,  we will  automatically  deduct the annual charge from your  Annuity's
Account Value.  The manner in which you elect to pay for the Rider may have tax implications.

|X|      If you elect to pay the charge through a redemption of your Annuity's  Account Value,  the withdrawal  will be treated as a taxable  distribution,  and will  generally  be  subject  to  ordinary  income  tax on the  amount of any  investment  gain withdrawn.  If you are under age 59 1/2,  the  distribution  may also be subject to a 10%  penalty on any gain  withdrawn,  in addition to  ordinary  income  taxes.  We first  deduct the amount of the charge  pro-rata  from the  Account  Value in the variable  investment  options.  We only  deduct the  charge  pro-rata  from the Fixed  Allocations  to the extent  there is insufficient Account Value in the variable investment options to pay the charge.

|X|      If you elect to pay the  charge  through  funds  other  than  those from your  Annuity,  we  require  that  payment be made electronically in U.S. currency through a U.S.  financial  institution.  If you elect to pay the charge through  electronic transfer  of funds and  payment  has not been  received  within 31 days from the due date,  we will  deduct the charge as a redemption from your Annuity, as described above.

TERMINATION
You can terminate  the Plus40(TM)rider at any time.  Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the Rider.  The Plus40(TM)rider will terminate  automatically  on the date your Account Value is applied to begin receiving annuity  payments,  on the date you  surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date.  We may also  terminate  the Plus40(TM)rider,  if  necessary,  to comply  with our  interpretation  of the Code and  applicable regulations.  Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS
Changes in  ownership  and  annuitant  designations  under the Annuity may result in changes in  eligibility  and charges  under the
Plus40(TM)rider.  These changes may include termination of the Rider.  Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION
A spousal  beneficiary  may elect to assume  ownership  of the  Annuity  instead of taking the  Annuity's  Death  Benefit.  However, regardless  of whether a spousal  beneficiary  assumes  ownership of the Annuity,  the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity  will  continue.  The spousal  beneficiary  can apply the death  benefit  proceeds  under the
Plus40(TM)rider to the Annuity as a new Purchase  Payment,  can purchase a new annuity  contract or use the death benefit proceeds for any other  purpose.  Certain  restrictions  may apply to an Annuity that is used as a qualified  investment.  Spousal  beneficiaries may also be eligible to purchase the Plus40(TM)rider,  in which case the Annuity's  Account  Value,  as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION
The  Plus40(TM)rider  was  designed  to  qualify  as a life  insurance  contract  under  the  Code.  As life  insurance,  under  most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual  Retirement  Annuity (IRA),  we consider the Plus40(TM)rider to be outside of your IRA, since  premium for the Rider is paid for either with funds  outside of your Annuity or with  withdrawals  previously  subject to tax and any applicable tax penalty.

We believe  payments under the accelerated  payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free  payments.  To the extent  permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally  ill, or any other  applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

                                                                E-1
 APPENDIX E - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT AND THE GUARANTEED MINIMUM
                                                           DEATH BENEFIT

If you purchased  your Annuity  before  November 18, 2002 and were not a resident of the State of New York,  the following  optional death benefits were offered:

Enhanced Beneficiary Protection Optional Death Benefit

The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.   the basic Death Benefit described above

     PLUS

2.   50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

"Death  Benefit  Amount"  includes your Account Value and any amounts added to your Account Value under the basic Death Benefit when
------------------------
the Death Benefit is calculated.  Under the basic Death  Benefit,  amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal
 -------------------------
represented when withdrawn.

------------------------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection  Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Please refer to the section  entitled "Tax  Considerations"  for a discussion of special tax  considerations  for purchasers of this benefit.
------------------------------------------------------------------------------------------------------------------------------------

NOTE:  You may not elect the Enhanced  Beneficiary  Protection  Optional  Death Benefit if you have elected any other Optional Death
Benefit.

Guaranteed Minimum Death Benefit
If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased.  If the
Annuity has joint Owners, the oldest Owner must be age 80 or less.  If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value  equals the highest of all  previous  "Anniversary  Values" on or before the earlier of the
             ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase  Payments
             ------------------
     on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

|X|      A  Proportional  Reduction is a reduction to the value being  measured  caused by a withdrawal,  equaling the percentage of
            -----------------------
     the  withdrawal  as compared to the Account  Value as of the date of the  withdrawal.  For example,  if your  Account  Value is
     $10,000 and you withdraw  $2,000 (a 20% reduction),  we will reduce both your  Anniversary  Value and the amount  determined by
     Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.       the Account Value in the  Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2.       the sum of all Purchase  Payments minus the sum of all  Proportional  Reductions,  each increasing  daily until the Owner's date of  death  at a rate of  5.0%,  subject  to a limit of 200% of the  difference  between  the sum of all  Purchase
              Payments and the sum of all withdrawals as of the Owner's date of death; and
3.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the Account  Value as of the date we receive in writing  "due proof of death" (an MVA may be  applicable  to amounts in any
              Fixed Allocations); and
2.       the greater of Item 2 & 3 above on the Death  Benefit  Target Date plus the sum of all  Purchase  Payments  less the sum of all Proportional Reductions since the Death Benefit Target Date.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to  determine  the Death  Benefit  Target Date.  NOTE:  If you and your spouse own the Annuity  jointly,  we will pay the Death Benefit to the  Beneficiary.  If the sole primary  Beneficiary  is the  surviving  spouse,  then the surviving  spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can  terminate the Enhanced  Beneficiary  Protection  Optional  Death  Benefit and the  Guaranteed  Minimum Death Benefit at any
time. Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the benefit.  Both optional Death
Benefits  will  terminate  automatically  on the Annuity  Date.  We may also  terminate  any optional  Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge from your  Account  Value if you elect to purchase  either  optional  Death  Benefit.  The  Enhanced  Beneficiary
Protection  Death  Benefit  costs 0.25% of Account  Value.  The  Guaranteed  Minimum  Death Benefit costs 0.30% of the current Death
Benefit.  The charges for these death  benefits  are  deducted in arrears each Annuity  Year.  No charge  applies  after the Annuity
Date.  We deduct the charge:
1.       on each anniversary of the Issue Date;
2.       when Account Value is transferred to our general account prior to the Annuity Date;
3.       if you surrender your Annuity; and
4.       if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only).

If you  surrender  the  Annuity,  elect to begin  receiving  annuity  payments  or  terminate  the  benefit  on a date other than an anniversary  of the Issue  Date,  the charge  will be  prorated.  During the first year  after the Issue  Date,  the charge  will be prorated from the Issue Date.  In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge  pro-rata from the Account  Value in the variable  investment  options.  We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient  Account Value in the variable  investment options to pay the charge.  If your Annuity's  Account Value is insufficient to pay the charge,  we may deduct your remaining Account Value and terminate  your  Annuity.  We will notify you if your  Account  Value is  insufficient  to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

ADDITIONAL CALCULATIONS
-----------------------

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000 initial  Purchase  Payment is made and that no withdrawals are made prior to the Owner's death.  Each example assumes that  there is one Owner  who is age 50 on the Issue  Date and that all  Account  Value is  maintained  in the  variable  investment options.

Example with market increase
Assume that the Owner's Account Value has been increasing due to positive  market  performance.  On the date we receive due proof of death,  the Account Value is $75,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals, or Account  Value,  which ever is  greater.  Therefore,  the basic  Death  Benefit is equal to  $75,000.  The  Enhanced  Beneficiary
Protection  Optional  Death Benefit is equal to the amount  payable under the basic Death Benefit  ($75,000)  PLUS 50% of the "Death
Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $75,000
         Basic Death Benefit =      $75,000
         Death Benefit Amount =     $75,000 - $50,000 = $25,000

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $75,000 + $12,500 = $87,500

Examples with market decline
Assume that the Owner's  Account Value has been decreasing due to declines in market  performance.  On the date we receive due proof of death,  the  Account  Value is  $45,000.  The  basic  Death  Benefit  is  calculated  as  Purchase  Payments  minus  proportional withdrawals,  or Account  Value,  which ever is greater.  Therefore,  the basic  Death  Benefit is equal to  $50,000.  The  Enhanced
Beneficiary  Protection  Optional Death Benefit is equal to the amount  payable under the basic Death Benefit  ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $40,000
         Basic Death Benefit =      $50,000
         Death Benefit Amount =     $50,000 - $50,000 = $0

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $50,000 + $0 = $50,000

         In this example you would  receive no additional  benefit from  purchasing  the Enhanced  Beneficiary  Protection  Optional
         Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the Guaranteed  Minimum Death Benefit is calculated.  Each example  assumes that a $50,000 initial
Purchase  Payment is made and that no  withdrawals  are made prior to the Owner's  death.  Each  example  assumes  that there is one
Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example of market increase
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance.  On the date we receive due proof of death, the Account Value is $90,000.  The Highest  Anniversary Value at the end of any previous period is $72,000.  The
Death Benefit would be the Account Value  ($90,000)  because it is greater than the Highest  Anniversary  Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease
Assume that the Owner's Account Value generally  increased until the fifth  anniversary but generally has been decreasing  since the fifth  contract  anniversary.  On the date we receive due proof of death,  the Account  Value is  $48,000.  The Highest  Anniversary
Value at the end of any previous  period is $54,000.  The Death Benefit  would be the sum of prior  Purchase  Payments  increased by
5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's  Account Value  increased  significantly  during the first six years  following the Issue Date. On the sixth anniversary  date the Account  Value is  $90,000.  During the seventh  Annuity  Year,  the  Account  Value  increases  to as high as
$100,000 but then  subsequently  falls to $80,000 on the date we receive due proof of death.  The Death Benefit would be the Highest
Anniversary Value at the end of any previous period ($90,000),  which occurred on the sixth anniversary,  although the Account Value was higher  during the  subsequent  period.  The Account Value on the date we receive due proof of death  ($80,000) is lower,  as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

-------------------------------------------------------------------------------------------------------------------
                  PLEASE SEND ME A STATEMENT OF  ADDITIONAL  INFORMATION  THAT CONTAINS  FURTHER  DETAILS ABOUT THE
                  AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS ASLII-PROS (11/2002).
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                                       -------------------------------------------------------
                                                          (print your name)

                                       -------------------------------------------------------
                                                              (address)

                                       -------------------------------------------------------
                                                        (city/state/zip code)

                                                                NOTES

                                                                NOTES

                                                                NOTES

Variable Annuity Issued by:                                                                  Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                                                                      AMERICAN SKANDIA
ASSURANCE CORPORATION                                                                               MARKETING, INCORPORATED
One Corporate Drive                                                                                     One Corporate Drive
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-766-4530                                                                           Telephone: 203-926-1888
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                         MAILING ADDRESSES:

                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                           P.O. Box 7040
                                                     Bridgeport, CT 06601-7040

                                                           EXPRESS MAIL:
                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                        One Corporate Drive
                                                         Shelton, CT 06484

                                                                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                     One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes  American Skandia  LifeVest(R)II Premier,  a flexible premium deferred annuity (the "Annuity")  offered by
American  Skandia  Life  Assurance  Corporation  ("American  Skandia",  "we",  "our" or "us").  The  Annuity  may be  offered  as an individual  annuity contract or as an interest in a group annuity.  This Prospectus  describes the important features of the Annuity and what you should  consider  before  purchasing  the Annuity.  We have also filed a Statement of  Additional  Information  that is available from us,  without  charge,  upon your request.  The contents of the Statement of Additional  Information  are described on page 63. The Annuity or certain of its  investment  options and/or  features may not be available in all states.  Various rights and benefits may differ between states to meet applicable  laws and/or  regulations.  Certain terms are capitalized in this  Prospectus.
Those terms are either defined in the Glossary of Terms or in the context of the particular section.

====================================================================================================================================
American  Skandia offers several  different  annuities  which your investment  professional  may be authorized to offer to you. Each annuity has different  features and benefits that may be  appropriate  for you based on your financial  situation,  your age and how you intend to use the annuity.  The different features and benefits include variations in death benefit  protection,  the ability to access your  annuity's  account value and the charges that you will be subject to if you choose to surrender  the annuity.  The fees and charges may also be different between each annuity.
====================================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should  consider any surrender or penalty charges you may incur when replacing your existing coverage.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently  used for  retirement  planning  because it allows you to accumulate  retirement  savings and also offers annuity payment options when you are ready to begin  receiving  income.  The Annuity also offers one or more death benefits that can protect  your  retirement  savings if you die during a period of  declining  markets.  It may be used as an  investment  vehicle for
"qualified"  investments,  including an IRA, SEP-IRA, Roth IRA, Section 401(a) plans (defined benefit plans and defined contribution plans such as 401(k),  profit  sharing and money  purchase  plans) or Tax Sheltered  Annuity (or 403(b)).  It may also be used as an investment  vehicle  for  "non-qualified"  investments.  The  Annuity  allows  you to  invest  your  money in a number  of  variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a  "non-qualified"  investment,  you  generally  are not taxed on any  investment  gains the Annuity earns until you make a  withdrawal  or begin to receive  annuity  payments.  This  feature,  referred to as  "tax-deferral",  can be beneficial to the growth of your Account Value  because money that would  otherwise be needed to pay taxes on investment  gains each year remains invested and can earn additional money.  However,  because the Annuity is designed for long-term  retirement savings, a
10%  penalty  tax may be  applied  on  withdrawals  you make  before  you  reach age 59 1/2.  Annuities  purchased  as a  non-qualified investment  are not subject to the maximum  contribution  limits  that may apply to a qualified  investment,  and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified"  investment,  you should consider that the Annuity does not provide any tax advantages in addition to the  preferential  treatment  already  available  through your  retirement  plan under the Internal  Revenue Code. An
Annuity may offer  features  and  benefits in addition to  providing  tax  deferral  that other  investment  vehicles may not offer, including  death benefit  protection for your  beneficiaries,  lifetime income  options,  and the ability to make transfers  between numerous  variable  investment  options  offered  under the Annuity.  You should  consult with your  investment  professional  as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

------------------------------------------------------------------------------------------------------------------------------------
These  annuities are NOT deposits or obligations  of, or issued,  guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S.  government,  the Federal  Deposit  Insurance  Corporation  (FDIC),  the Federal  Reserve Board or any other agency.  An investment in this annuity involves investment risks, including possible loss of value.
------------------------------------------------------------------------------------------------------------------------------------

THESE  SECURITIES  HAVE NOT BEEN  APPROVED  OR  DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION  TO THE CONTRARY IS A CRIMINAL  OFFENSE.  PLEASE READ THIS  PROSPECTUS AND THE CURRENT  PROSPECTUS FOR THE UNDERLYING
MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
                                            FOR FURTHER INFORMATION CALL 1-800-766-4530.
Prospectus Dated: May 1, 2002                                                 Statement of Additional Information Dated: May 1, 2002
revised effective November 18, 2002                                                              revised effective November 18, 2002
FUSI ASLII-PROS- (11/2002)                                                                                            FUSI ASLIIPROS

                            PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

|X|      This Annuity is a "flexible  premium  deferred  annuity." It is called  "flexible  premium"  because you have  considerable flexibility in the timing and amount of premium  payments.  Generally,  investors  "defer"  receiving  annuity payments until after an accumulation period.
|X|      This  Annuity  offers  both  variable  and fixed  investment  options.  If you  allocate  your  Account  Value to  variable investment  options,  the value of your  Annuity  will vary daily to reflect the  investment  performance  of the  underlying investment  options.  Fixed investment  options of different  durations are offered that are guaranteed by us, but may have a
       Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.
|X|      The Annuity features two distinct phases - the accumulation  period and the payout period.  During the accumulation  period your Account Value is allocated to one or more investment options.  The variable  investment  options,  each a Sub-account of
       American Skandia Life Assurance  Corporation  Variable Account B, invest in an underlying  mutual fund portfolio.  Currently, portfolios of the following  underlying mutual funds are being offered:  American Skandia Trust,  Montgomery Variable Series,
       Wells Fargo Variable Trust,  INVESCO Variable  Investment Funds, Inc.,  Evergreen Variable Annuity Trust,  ProFunds VP, First
       Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.
|X|      During the payout period,  commonly called  "annuitization,"  you can elect to receive  annuity  payments (1) for life; (2)
       for life with a  guaranteed  minimum  number  of  payments;  (3)  based on joint  lives;  or (4) for a  guaranteed  number of payments.  We currently make annuity payments available on a fixed or variable basis.
|X|      This Annuity  offers a basic Death  Benefit.  It also offers  optional  Death  Benefits  that provide an enhanced  level of protection for your beneficiary(ies) for an additional charge.
|X|      Annuity  Owners can purchase an optional  life  insurance  rider called  Plus40(TM)which  provides an income  tax-free  life insurance benefit to the Owner's beneficiary(ies) equal to 40% of the Account Value of your Annuity.
|X|      There is no  Contingent  Deferred  Sales Charge on  surrenders  or  withdrawals.  You can withdraw  Account Value from your
       Annuity free of any charges.
|X|      Transfers  between  investment  options are tax-free.  Currently,  you may make twenty  transfers each year free of charge.
       We also  offer  several  programs  that  enable you to manage  your  Account  Value as your  financial  needs and  investment performance change.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed,  registered  investment  professionals.  You must complete an application and submit a minimum initial  purchase  payment of $15,000.  We may allow you to make a lower  initial  purchase  payment  provided you  establish a bank drafting  program  under  which  purchase  payments  received  in the first  Annuity  Year total at least  $15,000.  There is no age restriction to purchase the Annuity.  However, the basic Death Benefit provides greater protection for persons under age 85.

   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED

                                                         GLOSSARY OF TERMS

Many terms used within this  Prospectus  are described  within the text where they appear.  The  description  of those terms are not repeated in this Glossary of Terms.

Account Value:  The value of each  allocation to a Sub-account or a Fixed  Allocation  prior to the Annuity Date, plus any earnings, and/or  less any losses,  distributions  and  charges.  The  Account  Value is  calculated  before we assess any  applicable  Annual
Maintenance  Fee. The Account Value is determined  separately for each Sub-account and for each Fixed  Allocation,  and then totaled to determine  the Account  Value for your entire  Annuity.  The Account  Value of each Fixed  Allocation  on other than its Maturity
Date may be calculated using a market value adjustment.

Annuitization:  The application of Account Value to one of the available  annuity options to begin receiving  periodic  payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An allocation of Account Value that is to be credited a fixed rate of interest for a specified  Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim  Value:  The value of a Fixed  Allocation  on any date other  than the  Maturity  Date.  The  Interim  Value is equal to the initial value allocated to the Fixed Allocation plus all interest  credited to the Fixed Allocation as of the date calculated,  less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market  value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation  on any day other than the
Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual  annuity  contract,  the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.  With an Annuity issued as a certificate  under a group annuity  contract,  the "Owner"
refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender  Value:  The value of your Annuity  available upon surrender  prior to the Annuity Date. It equals the Account Value as of the date we price the surrender  minus the Annual  Maintenance  Fee, Tax Charge and the charge for any optional  benefits.  There is no Contingent Deferred Sales Charge upon surrender or partial withdrawal.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day:  Every day the New York Stock  Exchange is open for trading or any other day the  Securities and Exchange  Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and  expenses we charge for the  Annuity.  Some  charges are  assessed  against  your  Annuity  while others are assessed  against  assets  allocated  to the  variable  investment  options.  The charges  that are assessed  against the
Annuity  include the Annual  Maintenance  Fee,  Transfer  Fee and the Tax Charge.  The charge that is assessed  against the variable investment  options is the  Insurance  Charge,  which is the  combination  of a mortality  and expense  risk charge and a charge for administration of the Annuity.  Each underlying mutual fund portfolio  assesses a charge for investment  management,  other expenses and with some mutual funds,  a 12b-1 charge.  The  prospectus  for each  underlying  mutual fund provides more detailed  information about the expenses for the underlying  mutual funds.  In certain states,  a premium tax charge may be applicable.  All of these fees and expenses are described in more detail within this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                       YOUR TRANSACTION EXPENSES
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
                                                        AMOUNT DEDUCTED/
------------------------------                       DESCRIPTION OF CHARGE                                    WHEN DEDUCTED
         FEE/EXPENSE
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Contingent Deferred Sales                                                                            There is no Contingent Deferred
Charge                                                   Not Applicable                           Sales Charge deducted upon surrender
                                                                                                          or partial withdrawal
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Annual Maintenance Fee                       Smaller of $35 or 2% of Account Value                      Annually on the Annuity's
                                    (Only applicable if Account Value is less than $100,000)       anniversary date or upon surrender
------------------------------- ----------------------------------------------------------------- --------------------------------------
-------------------------------
Transfer Fee                                                 $10.00                               After the 20th transfer each Annuity
                                                                                                                  Year
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Tax Charge                         Depends on the requirements of the applicable jurisdiction                    Various

------------------------------- ----------------------------------------------------------------- --------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                                  ANNUAL CHARGES OF THE SUB-ACCOUNTS
                                 (as a percentage of the average daily net assets of the Sub-accounts)
------------------------------- ----------------------------------------------------------------- --------------------------------------
Mortality & Expense Risk
Charge                                                       1.50%
                                                                                                                  Daily
Administration Charge                                        0.15%

Total  Annual  Charges  of the          1.65% per year of the value of each Sub-account              Applies to Variable Investment
Sub-accounts*                                                                                                 Options only
------------------------------- ----------------------------------------------------------------- --------------------------------------
*  The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge"
elsewhere in this Prospectus.

-------------------------------------------------------------------------------------------- ---------------------- --------------------
                                     OPTIONAL BENEFITS                                         Optional Benefit        Total Annual
                                                                                                    Charge           Charge (including
                                                                                                                     Insurance Charge)
-------------------------------------------------------------------------------------------- ---------------------- --------------------
-------------------------------------------------------------------------------------------- ---------------------- --------------------
GUARANTEED RETURN OPTION                                                                                                   1.90%
We offer a program that guarantees a "return of premium" at a future date,  while allowing     0.25% of average
you to  allocate  all or a  portion  of your  Account  Value to the  Sub-accounts  of your    daily net assets of
choice.*                                                                                       the Sub-accounts
-------------------------------------------------------------------------------------------- ---------------------- --------------------
-------------------------------------------------------------------------------------------- ---------------------- --------------------
ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT                                                                              1.90%
We offer an Optional  Death Benefit that provides an enhanced level of protection for your     0.25% of Account
beneficiary(ies)  by providing  additional  amounts that can be used to offset federal and           Value
state taxes payable on any taxable gains in your Annuity at the time of your death.              (Amounts are
                                                                                              deducted in arrears
                                                                                              each Annuity Year)
-------------------------------------------------------------------------------------------- ---------------------- --------------------
-------------------------------------------------------------------------------------------- ---------------------- --------------------
GUARANTEED MINIMUM DEATH BENEFIT                                                                                           1.95%
We offer an Optional  Death Benefit that provides an enhanced level of protection for your   0.30% of the current
beneficiary(ies)  by providing  the greater of the current  Account  Value,  a 5.0% annual       Death Benefit
increase on Purchase Payments minus  proportional  withdrawals or the Highest  Anniversary       (Amounts are
Value.                                                                                        deducted in arrears
                                                                                              each Annuity Year)
-------------------------------------------------------------------------------------------- ---------------------- --------------------
----------------------------------------------------------------------------------------------------------------------------------------

Please  refer to the section of the  Prospectus  that  describes  each  optional  benefit for a complete  description  of the  benefit, including any restrictions or limitations that may apply.
----------------------------------------------------------------------------------------------------------------------------------------
*  Owners of the Annuity issued between February 4, 2002 and November 1, 2002 will not be charged the 0.25% annual charge for the duration of the Annuity contract.  Please see the section of the Prospectus entitled Guaranteed Return Option (GRO)SM - Charges under the Program.

----------------------------------------------------------------------------------------------------------------------------------------
                                                     OPTIONAL LIFE INSURANCE RIDER
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
Plus40(TM)OPTIONAL LIFE INSURANCE RIDER                                                                   The current charge is based on
We offer an income tax-free life insurance  benefit for your  Beneficiary(ies)  that may be useful in     age and is a percentage of
offsetting  federal and state taxes  payable on any taxable gains in your Annuity at the time of your    your Account Value as of the
death.  Please refer to the Appendix for a detailed description of this Rider.                           anniversary of the Issue Date
                                                                                                          of your Annuity. The charge
                                                                                                          ranges from .80% for Owners
                                                                                                           age 40 - 75 to 10.50% for
                                                                                                          Owners age 95. Please refer
                                                                                                        to the Appendix for a complete
                                                                                                          description of the charge.
------------------------------------------------------------------------------------------------------- --------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                           Underlying Mutual Fund Portfolio Annual Expenses
                               (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------------

The following are the investment  management  fees, other expenses,  12b-1 fees (if  applicable),  and the total annual expenses for each underlying  mutual fund  ("Portfolio") as of December 31, 2001,  except as noted.  Each figure is stated as a percentage of the underlying  Portfolio's  average daily net assets.  For certain of the  underlying  Portfolios,  a portion of the  management fee is being waived and/or other  expenses are being  partially  reimbursed.  "N/A"  indicates that no portion of the management fee and/or other expenses is being waived and/or  reimbursed.  The "Net Annual  Portfolio  Operating  Expenses"  reflect the combination of the underlying  Portfolio's  investment  management  fee,  other  expenses  and any  12b-1  fees,  net of any fee  waivers  and  expense reimbursements.  The  following  expenses are deducted by the  underlying  Portfolio  before it provides  American  Skandia with the daily net asset  value.  Any  footnotes  about  expenses  appear  after the list of all the  Portfolios.  The  underlying  Portfolio information  was provided by the underlying  mutual funds and has not been  independently  verified by us. See the  prospectuses  or statements of additional  information of the  underlying  Portfolios for further  details.  The current  prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee         Net
                                                       Fees         Expenses                    Portfolio    Waivers      Annual
              UNDERLYING PORTFOLIO                                                              Operating    and          Portfolio
                                                                                                 Expenses    Expense      Operating
                                                                                                             Reimburse-mentExpenses
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
American Skandia Trust: 1
  AST Strong International Equity                     0.87%          0.22%          0.05%         1.14%          N/A         1.14%
  AST William Blair International Growth 5            1.00%          0.22%          0.02%         1.24%         0.10%        1.14%
  AST American Century International Growth           1.00%          0.28%          0.00%         1.28%          N/A         1.28%
  AST DeAM International Equity                       1.00%          0.32%          0.00%         1.32%         0.15%        1.17%
  AST MFS Global Equity                               1.00%          0.40%          0.00%         1.40%          N/A         1.40%
  AST PBHG Small-Cap Growth                           0.90%          0.23%          0.03%         1.16%          N/A         1.16%
  AST DeAM Small-Cap Growth                           0.95%          0.19%          0.03%         1.17%         0.01%        1.16%
  AST Federated Aggressive Growth                     0.95%          0.83%          0.00%         1.78%         0.43%        1.35%
  AST Goldman Sachs Small Cap Value                   0.95%          0.16%          0.07%         1.18%          N/A         1.18%
  AST Gabelli Small-Cap Value                         0.90%          0.18%          0.00%         1.08%          N/A         1.08%
  AST DeAM Small-Cap Value 2                          0.95%          0.22%          0.02%         1.19%         0.15%        1.04%
  AST Goldman Sachs Mid-Cap Growth 5                  1.00%          0.26%          0.08%         1.34%         0.10%        1.24%
  AST Neuberger Berman Mid-Cap Growth                 0.90%          0.18%          0.04%         1.12%          N/A         1.12%
  AST Neuberger Berman Mid-Cap Value                  0.90%          0.16%          0.16%         1.22%          N/A         1.22%
  AST Alger All-Cap Growth                            0.95%          0.16%          0.09%         1.20%          N/A         1.20%
  AST Gabelli All-Cap Value                           0.95%          0.24%          0.01%         1.20%          N/A         1.20%
  AST T. Rowe Price Natural Resources                 0.90%          0.20%          0.01%         1.11%          N/A         1.11%
  AST Alliance Growth                                 0.90%          0.19%          0.04%         1.13%          N/A         1.13%
  AST MFS Growth                                      0.90%          0.17%          0.04%         1.11%          N/A         1.11%
  AST Marsico Capital Growth                          0.90%          0.16%          0.02%         1.08%         0.02%        1.06%
  AST Goldman Sachs Concentrated Growth 5             0.90%          0.14%          0.03%         1.07%         0.06%        1.01%
  AST DeAM Large-Cap Growth 2                         0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST DeAM Large-Cap Value                            0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST Alliance/Bernstein Growth + Value               0.90%          0.55%          0.00%         1.45%         0.10%        1.35%
  AST Sanford Bernstein Core Value                    0.75%          0.40%          0.00%         1.15%          N/A         1.15%
  AST Cohen & Steers Realty                           1.00%          0.19%          0.02%         1.21%          N/A         1.21%
  AST Sanford Bernstein Managed Index 500             0.60%          0.16%          0.02%         0.78%          N/A         0.78%
  AST American Century Income & Growth                0.75%          0.19%          0.00%         0.94%          N/A         0.94%
  AST Alliance Growth and Income                      0.75%          0.14%          0.07%         0.96%         0.02%        0.94%
  AST MFS Growth with Income                          0.90%          0.18%          0.03%         1.11%          N/A         1.11%
  AST INVESCO Capital Income                          0.75%          0.16%          0.01%         0.92%         0.01%        0.91%
  AST DeAM Global Allocation                          0.10%          0.17%          0.00%         0.27%          N/A         0.27%
  AST American Century Strategic Balanced             0.85%          0.23%          0.00%         1.08%          N/A         1.08%
  AST T. Rowe Price Asset Allocation                  0.85%          0.25%          0.00%         1.10%          N/A         1.10%
  AST T. Rowe Price Global Bond                       0.80%          0.28%          0.00%         1.08%          N/A         1.08%
  AST Federated High Yield                            0.75%          0.20%          0.00%         0.95%          N/A         0.95%
  AST Lord Abbett Bond-Debenture                      0.80%          0.30%          0.00%         1.10%          N/A         1.10%
  AST DeAM Bond 2                                     0.85%          0.22%          0.00%         1.07%         0.15%        0.92%
  AST PIMCO Total Return Bond                         0.65%          0.16%          0.00%         0.81%         0.02%        0.79%
  AST PIMCO Limited Maturity Bond                     0.65%          0.18%          0.00%         0.83%          N/A         0.83%
  AST Money Market                                    0.50%          0.14%          0.00%         0.64%         0.05%        0.59%

Montgomery Variable Series:
  Emerging Markets                                    1.25%          0.42%            N/A          1.67%         N/A         1.67%

Wells Fargo Variable Trust:
  Equity Income                                       0.55%          0.43%          0.25%         1.23%         0.23%        1.00%

INVESCO Variable Investment Funds, Inc.:
  Dynamics                                             0.75%         0.33%            N/A          1.08%          N/A         1.08%
  Technology                                           0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Health Sciences                                      0.75%         0.31%            N/A          1.06%          N/A         1.06%
  Financial Services                                   0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Telecommunications                                   0.75%         0.34%            N/A          1.09%          N/A         1.09%

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee         Net
                                                       Fees         Expenses                    Portfolio    Waivers      Annual
              UNDERLYING PORTFOLIO                                                              Operating    and          Portfolio
                                                                                                 Expenses    Expense      Operating
                                                                                                             Reimburse-mentExpenses
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
Evergreen Variable Annuity Trust:
  International Growth                                 0.66%         0.98%            N/A          1.64%         0.63%        1.01%
  Global Leaders                                       0.87%         0.28%            N/A          1.15%         0.15%        1.00%
  Special Equity                                       0.92%         0.23%            N/A          1.15%         0.12%        1.03%
  Omega                                                0.52%         0.20%            N/A          0.72%          N/A         0.72%
  Capital Growth                                       0.80%         0.24%            N/A          1.04%          N/A         1.04%
  Blue Chip                                            0.61%         0.36%            N/A          0.97%          N/A         0.97%
  Equity Index                                         0.32%         0.22%            N/A          0.54%         0.24%        0.30%
  Foundation                                           0.75%         0.18%            N/A          0.93%          N/A         0.93%

ProFund VP:
  Europe 30                                            0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Asia 30 3                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Japan 3                                              0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Banks 3                                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Basic Materials 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Biotechnology                                        0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Consumer Cyclical 3                                  0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Consumer Non-Cyclical 3                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Energy                                               0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Financial                                            0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Healthcare                                           0.75%         1.06%           0.25%         2.06%         0.08%        1.98%
  Industrial 3                                         0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Internet 3                                           0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Pharmaceuticals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Precious Metals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Real Estate                                          0.75%         0.99%           0.25%         1.99%         0.01%        1.98%
  Semiconductor 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Technology                                           0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Telecommunications                                   0.75%         1.17%           0.25%         2.17%         0.19%        1.98%
  Utilities                                            0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Bull                                                 0.75%         1.25%           0.25%         2.25%         0.27%        1.98%
  Bear                                                 0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Bull Plus                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  OTC                                                  0.75%         0.91%           0.25%         1.91%          N/A         1.91%
  Short OTC 3                                          0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  UltraOTC                                             0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  Mid-Cap Value 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Mid-Cap Growth 3                                     0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  UltraMid-Cap 3                                       0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Value 3                                    0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Growth 3                                   0.75%         0.97%           0.25%         1.97%          N/A         1.97%
UltraSmall-Cap                                         0.75%         1.11%           0.25%         2.11%         0.13%        1.98%
  U.S. Government Plus 3                               0.50%         0.95%           0.25%         1.70%          N/A         1.70%
  Rising Rates Opportunity 3                           0.75%         0.95%           0.25%         1.95%          N/A         1.95%

First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values 4                   0.60%          2.47%          0.25%         3.32%         1.95%        1.37%

The Prudential Series Fund, Inc.:
SP Jennison International Growth                      0.85%          1.16%          0.25%         2.26%         0.62%        1.64%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

1        The  Investment  Manager of American  Skandia  Trust (the  "Trust") has agreed to  reimburse  and/or waive fees for certain
     Portfolios  until at least April 30, 2003. The caption "Total Annual  Portfolio  Operating  Expenses"  reflects the Portfolios'
     fees and expenses before such waivers and reimbursements,  while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and  reimbursements.  The Trust adopted a  Distribution  Plan (the  "Distribution  Plan") under Rule
     12b-1 of the  Investment  Company Act of 1940 to permit an affiliate  of the Trust's  Investment  Manager to receive  brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these  commissions to promote  the sale of shares of such  Portfolios.  While the  brokerage  commission  rates and  amounts  paid by the  various
     Portfolios  are not  expected  to increase as a result of the  Distribution  Plan,  the staff of the  Securities  and  Exchange
     Commission takes the position that commission  amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios.  The Distribution Fee estimates are derived and annualized from data regarding  commission  amounts directed  under the  Distribution  Plan for the fiscal year ended  December 31,  2001.  Although  there are no maximum  amounts allowable,  actual  commission  amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.
2        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  and "12b-1 Fees" shown are based on estimated amounts for the fiscal year ending December 31, 2002.
3        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  shown are based on estimated  amounts for the fiscal year ending December 31, 2002.
4        Included  in the charge for Other  Expenses  is a fee of 0.325% of average  daily net assets  paid to  American  Skandia to reimburse  it for  administrative  costs.  The  investment  advisor  has agreed to waive fees and  reimburse  expenses  through
     September  30,  2003 in  order to  prevent  Total  Annual  Portfolio  Operating  Expenses  (excluding  brokerage  expenses  and extraordinary expenses) from exceeding 1.47% of the average daily net asset value of the respective Portfolio.

5        Net Annual Portfolio Operating Expenses reflect fee waivers and expense reimbursements in effect as of November 11, 2002.

EXPENSE EXAMPLES
These  examples  are  designed to assist you in  understanding  the various  costs and expenses you will incur with the Annuity over certain  periods of time based on specific  assumptions.  The examples  reflect the Insurance  Charge,  the Annual  Maintenance  Fee
(when  applicable),  the charges deducted by the underlying  Portfolios,  as well as the charges for the optional  benefits that are offered under the Annuity.  The Securities and Exchange Commission ("SEC") requires these examples.

Below are  examples  showing  what you would pay in  expenses at the end of the stated time  periods  for each  Sub-account  had you invested $1,000 in the Annuity and received a 5% annual return on assets.

The examples  shown assume that:  (a) you only  allocate  Account  Value to the  Sub-accounts,  not to a Fixed  Allocation;  (b) the
Insurance  Charge is assessed as 1.65% per year;  (c) the Annual  Maintenance  Fee (when  applicable) is reflected as an asset-based charge based on an assumed  average  contract size;  (d) you make no  withdrawals of Account Value during the period shown;  (e) you make no  transfers,  withdrawals,  surrender or other  transactions  for which we charge a fee during the period  shown;  (f) no tax charge applies;  (g) the expenses for the underlying  Portfolios  reflect the continued  waiver of fees or reimbursement of expenses throughout each period shown (refer to the "Net Annual Portfolio  Operating  Expenses," in the section entitled  "Underlying  Mutual
Fund  Portfolio  Annual  Expenses");  and (h) the charges for the optional  benefits are reflected as charges equal to 0.25% for the
Guaranteed Return Option,  0.25% for the Enhanced  Beneficiary  Protection,  and 0.30% for the Guaranteed Minimum Death Benefit. The
charge for the  Guaranteed  Return  Option is deducted  daily.  The charges for the optional  death  benefits and are deducted on an annual basis in arrears.  Amounts shown in the examples are rounded to the nearest dollar.

Expense  Examples are provided as follows:  1.) for the basic  Annuity  contract  without any optional  benefits;  2.) for the basic
Annuity contract assuming that you elect one of the following:  the Guaranteed Return Option,  the Enhanced  Beneficiary  Protection
or the Guaranteed  Minimum Death Benefit;  3.) for the basic Annuity contract  assuming you elect both the Guaranteed  Return Option and the Enhanced  Beneficiary  Protection;  and 4.) for the basic Annuity  contract  assuming you elect both the  Guaranteed  Return
Option and the Guaranteed  Minimum Death Benefit.  You cannot purchase the Enhanced  Beneficiary  Protection with any other optional death  benefit or life  insurance  rider.  Unlike  the  annual  charge for  either  the  Guaranteed  Return  Option or the  Enhanced
Beneficiary  Protection,  the annual  charge for the  Guaranteed  Minimum  Death  Benefit is based on the Death  Benefit and not the
Account Value.

Expense  Examples are not provided for the Plus40(TM)Optional  Life  Insurance  Rider  because it is supported by American  Skandia's general  account and is not subject to, or registered  as a security  under,  either the  Securities  Act of 1933 or the  Investment
Company Act of 1940 and because  Owners can pay the annual,  age-based  charge  through funds  outside of the Annuity.  If the Owner elects to pay the annual  charge  from the  Annuity,  charges are  deducted as a partial  withdrawal  from the  Annuity,  subject to applicable taxes.  Please refer to the Appendix for a detailed description of this Rider.

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE EXPENSES OF THE UNDERLYING
MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

If your Account Value is less than $100,000, so that the Annual Maintenance Fee does apply.  Please see the description below regarding how the Expense Examples change for Annuities with Account Value greater than $100,000.
---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
Whether  or  not  you  surrender   your    No Optional Benefits Elected       If you elect the Guaranteed      If you elect the Enhanced Death     If you elect the Guaranteed
Annuity  at the  end of the  applicable                                           Return Option (GRO)                   Benefit (EBP)              Minimum Death Benefit (GMDB)
period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years    Year     Years   Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST Strong International Equity            29       90      153      321      32      98       166     346      32       98      166      346      33      100      170     357
AST William Blair International Growth     29       90      153      321      32      98       166     346      33       101     171      355      34      103      175     367
AST American Century International         31       94      160      335      33      102      173     359      33       102     173      359      34      104      177     370
Growth
AST DeAM International Equity              30       91      155      325      32      98       167     349      32       98      167      349      33      101      172     360
AST MFS Global Equity                      32       98      166      346      35      106      179     370      35       106     179      370      35      107      182     380
AST PBHG Small-Cap Growth                  30       91      154      324      32      98       166     347      32       98      166      347      33      100      170     358
AST DeAM Small-Cap Growth                  30       91      154      324      32      98       166     347      32       98      166      347      33      100      170     358
AST Federated Aggressive Growth            32       97      164      342      34      104      176     365      34       104     176      365      35      106      180     377
AST Goldman Sachs Small Cap Value          30       91      155      325      32      99       168     350      32       99      168      350      33      101      172     360
AST Gabelli Small-Cap Value                29       88      150      315      31      96       163     340      31       96      163      340      32      98       167     351
AST DeAM Small-Cap Value                   28       87      148      311      31      95       161     336      31       95      161      336      32      97       165     347
AST Goldman Sachs Mid-Cap Growth           31       94      159      332      33      101      171     355      33       101     171      355      34      103      175     367
AST Neuberger Berman Mid-Cap Growth        29       89      152      320      32      97       164     343      32       97      164      343      32      99       168     354
AST Neuberger Berman Mid-Cap Value         30       92      157      329      33      100      169     353      33       100     169      353      33      102      173     364
AST Alger All-Cap Growth                   30       92      156      328      33      100      169     352      33       100     169      352      33      102      173     362
AST Gabelli All-Cap Value                  30       92      156      328      33      100      169     352      33       100     169      352      33      102      173     362
AST T. Rowe Price Natural Resources        29       89      152      319      32      97       164     343      32       97      164      343      32      99       168     354
AST Alliance Growth                        29       90      153      321      32      97       165     345      32       97      165      345      33      100      169     356
AST MFS Growth                             29       89      152      319      32      97       164     343      32       97      164      343      32      99       168     354
AST Marsico Capital Growth                 29       88      149      314      31      95       161     338      31       95      161      338      32      97       165     348
AST Goldman Sachs Concentrated Growth      28       86      147      309      31      94       159     333      31       94      159      333      31      96       163     344
AST DeAM Large-Cap Growth                  28       86      146      308      31      94       159     332      31       94      159      332      31      95       162     341
AST DeAM Large-Cap Value                   28       86      146      308      31      94       159     332      31       94      159      332      31      95       162     341
AST Alliance/Bernstein Growth + Value      32       97      164      342      34      104      176     365      34       104     176      365      35      106      180     377
AST Sanford Bernstein Core Value           30       91      154      323      32      98       166     346      32       98      166      346      33      100      170     357
AST Cohen & Steers Realty                  30       92      156      328      33      100      169     352      33       100     169      352      33      102      173     363
AST Sanford Bernstein Managed Index 500    26       79      135      287      28      87       148     311      28       87      148      311      29      89       152     322
AST American Century Income & Growth       27       84      143      301      30      92       156     327      30       92      156      327      31      94       160     338
AST Alliance Growth and Income             27       84      143      301      30      92       156     327      30       92      156      327      31      94       160     338
AST MFS Growth with Income                 29       89      152      319      32      97       164     343      32       97      164      343      32      99       168     354
AST INVESCO Capital Income                 27       83      142      299      30      91       154     324      30       91      154      324      30      93       158     334
AST DeAM Global Allocation                 21       64      109      234      23      71       122     260      23       71      122      260      24      73       126     270
AST American Century Strategic Balanced    29       88      150      315      31      96       163     340      31       96      163      340      32      98       167     351
AST T. Rowe Price Asset Allocation         29       89      151      318      32      97       164     342      32       97      164      342      32      99       168     353
AST T. Rowe Price Global Bond              29       88      150      315      31      96       163     340      31       96      163      340      32      98       167     351
AST Federated High Yield                   28       85      144      304      30      92       156     328      30       92      156      328      31      94       160     338
AST Lord Abbett Bond-Debenture             29       89      151      318      32      97       164     342      32       97      164      342      32      99       168     353
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
Whether  or  not  you  surrender   your    No Optional Benefits Elected       If you elect the Guaranteed      If you elect the Enhanced Death     If you elect the Guaranteed
Annuity  at the  end of the  applicable                                           Return Option (GRO)                   Benefit (EBP)              Minimum Death Benefit (GMDB)
period or you annuitize
---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years    Year     Years   Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST DeAM Bond                              27       83      142      300      30      91       155     325      30       91      155      325      30      93       158     335
AST PIMCO Total Return Bond                26       79      135      287      28      87       148     311      28       87      148      311      29      89       152     323
AST PIMCO Limited Maturity Bond            26       81      138      291      29      88       150     316      29       88      150      316      29      90       154     326
AST Money Market                           24       73      125      267      26      81       138     293      26       81      138      293      27      83       142     303

MV Emerging Markets                        35      106      179      371      37      113      191     395      37       113     191      395      38      116      196     406

WFVT Equity Income                         28       86      146      308      31      94       159     332      31       94      159      332      31      96       163     344

INVESCO VIF Dynamics                       29       88      150      315      31      96       163     340      31       96      163      340      32      98       167     351
INVESCO VIF Technology                     29       88      150      315      31      95       162     339      31       95      162      339      32      98       167     350
INVESCO VIF Health Sciences                29       88      149      314      31      95       161     338      31       95      161      338      32      97       165     348
INVESCO VIF Financial Services             29       88      150      315      31      95       162     339      31       95      162      339      32      98       167     350
INVESCO VIF Telecommunications             29       89      151      318      32      97       164     342      32       97      164      342      32      98       167     351

Evergreen VA International Growth          28       86      147      309      31      94       159     333      31       94      159      333      31      96       163     344
Evergreen VA Global Leaders                28       86      146      308      31      94       159     332      31       94      159      332      31      96       163     344
Evergreen VA Special Equity                28       87      148      311      31      94       160     335      31       94      160      335      32      97       164     346
Evergreen VA Omega                         25       77      132      280      28      85       145     305      28       85      145      305      28      87       148     315
Evergreen VA Capital Growth                28       87      148      311      31      95       161     336      31       95      161      336      32      97       165     347
Evergreen VA Blue Chip                     28       85      145      305      30      92       157     329      30       92      157      329      31      95       162     341
Evergreen VA Equity Index                  21       64      110      237      23      72       123     263      23       72      123      263      24      74       127     273
Evergreen VA Foundation                    27       84      143      301      30      91       155     325      30       91      155      325      30      93       158     335

ProFund VP Europe 30                       37      113      190      391      40      120      202     414      40       120     202      414      40      122      206     425
ProFund VP Asia 30                         38      115      193      397      40      122      205     418      40       122     205      418      41      124      209     430
ProFund VP Japan                           38      115      193      397      40      122      205     418      40       122     205      418      41      124      209     430
ProFund VP Banks                           38      115      194      398      40      122      205     420      40       122     205      420      41      124      209     430
ProFund VP Basic Materials                 38      115      194      398      40      122      205     420      40       122     205      420      41      124      209     430
ProFund VP Biotechnology                   38      116      195      401      41      123      207     422      41       123     207      422      41      125      211     435
ProFund VP Consumer Cyclical               38      115      194      398      40      122      205     420      40       122     205      420      41      124      209     430
ProFund VP Consumer Non-Cyclical           38      115      194      398      40      122      205     420      40       122     205      420      41      124      209     430
ProFund VP Energy                          38      116      195      401      41      123      207     422      41       123     207      422      41      125      211     435
ProFund VP Financial                       38      116      195      401      41      123      207     422      41       123     207      422      41      125      211     435
ProFund VP Healthcare                      38      116      195      401      41      123      207     422      41       123     207      422      41      125      211     435
ProFund VP Industrial                      38      115      194      398      40      122      205     420      40       122     205      420      41      124      209     430
ProFund VP Internet                        38      115      194      398      40      122      205     420      40       122     205      420      41      124      209     430
ProFund VP Pharmaceuticals                 38      115      194      398      40      122      205     420      40       122     205      420      41      124      209     430
ProFund VP Precious Metals                 38      115      194      398      40      122      205     420      40       122     205      420      41      124      209     430
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
Whether  or  not  you  surrender   your    No Optional Benefits Elected       If you elect the Guaranteed      If you elect the Enhanced Death     If you elect the Guaranteed
Annuity  at the  end of the  applicable                                           Return Option (GRO)                   Benefit (EBP)              Minimum Death Benefit (GMDB)
period or you annuitize
---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years    Year     Years   Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
ProFund VP Real Estate                     38      116      195      401      41      123      207     422      41       123     207      422      41      125      211     435
ProFund VP Semiconductor                   38      115      194      398      40      122      205     420      40       122     205      420      41      124      209     430
ProFund VP Technology                      38      116      195      401      41      123      207     422      41       123     207      422      41      125      211     435
ProFund VP Telecommunications              38      116      195      401      41      123      207     422      41       123     207      422      41      125      211     435
ProFund VP Utilities                       38      116      195      401      41      123      207     422      41       123     207      422      41      125      211     435
ProFund VP Bull                            38      116      195      401      41      123      207     422      41       123     207      422      41      125      211     435
ProFund VP Bear                            37      113      190      391      40      120      202     414      40       120     202      414      40      122      206     425
ProFund VP Bull Plus                       38      115      193      397      40      122      205     418      40       122     205      418      41      124      209     430
ProFund VP OTC                             37      113      191      393      40      121      203     415      40       121     203      415      41      124      208     427
ProFund VP Short OTC                       38      115      193      397      40      122      205     419      40       122     205      419      41      124      209     430
ProFund VP UltraOTC                        38      115      193      397      40      122      205     419      40       122     205      419      41      124      209     430
ProFund VP Mid-Cap Value                   38      115      194      398      40      122      205     420      40       122     205      420      41      124      209     430
ProFund VP Mid-Cap Growth                  38      115      194      398      40      122      205     420      40       122     205      420      41      124      209     430
ProFund VP UltraMid-Cap                    38      115      194      399      41      123      207     422      41       123     207      422      41      125      211     432
ProFund VP Small-Cap Value                 38      115      194      399      41      123      207     422      41       123     207      422      41      125      211     432
ProFund VP Small-Cap Growth                38      115      194      399      41      123      207     422      41       123     207      422      41      125      211     432
ProFund VP UltraSmall-Cap                  38      116      195      401      41      123      207     422      41       123     207      422      41      125      211     435
ProFund VP U.S. Government Plus            35      107      181      375      38      115      193     397      38       115     193      397      38      116      197     409
ProFund VP Rising Rates Opportunity        38      115      193      397      40      122      205     419      40       122     205      419      41      124      209     430

First Trust(R)10 Uncommon Values            32       97      164      343      34      104      176     367      34       104     176      367      35      107      181     378

SP Jennison International Growth           35      106      179      370      37      113      190     391      37       113     190      391      38      115      194     402
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
Whether  or  not  you  surrender   your      If you elect EBP and GRO          If you elect GMDB and GRO
Annuity  at the  end of the  applicable
period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
AST Strong International Equity            35      106      179      370      35      107      182     380
AST William Blair International Growth     35      106      179      370      35      107      182     380
AST American Century International         36      109      184      380      37      112      189     393
Growth
AST DeAM International Equity              35      106      179      371      35      108      183     383
AST MFS Global Equity                      37      113      191      392      38      115      194     403
AST PBHG Small-Cap Growth                  35      106      179      370      35      108      183     381
AST DeAM Small-Cap Growth                  35      106      179      370      35      108      183     381
AST Federated Aggressive Growth            37      112      189      390      37      113      192     399
AST Goldman Sachs Small Cap Value          35      106      179      373      36      109      184     384
AST Gabelli Small-Cap Value                34      103      175      364      35      106      179     374
AST DeAM Small-Cap Value                   34      103      174      361      34      104      177     370
AST Goldman Sachs Mid-Cap Growth           36      109      184      380      36      110      187     389
AST Neuberger Berman Mid-Cap Growth        34      104      176      367      35      107      181     378
AST Neuberger Berman Mid-Cap Value         35      107      181      375      36      110      186     388
AST Alger All-Cap Growth                   35      107      181      375      36      109      185     385
AST Gabelli All-Cap Value                  35      107      181      375      36      109      185     385
AST T. Rowe Price Natural Resources        34      104      176      365      35      106      180     377
AST Alliance Growth                        34      105      178      369      35      107      181     378
AST MFS Growth                             34      104      176      365      35      106      180     377
AST Marsico Capital Growth                 34      103      174      362      34      105      178     373
AST Goldman Sachs Concentrated Growth      33      101      171      357      34      103      175     367
AST DeAM Large-Cap Growth                  33      101      171      356      34      103      175     367
AST DeAM Large-Cap Value                   33      101      171      356      34      103      175     367
AST Alliance/Bernstein Growth + Value      37      112      189      390      37      113      192     399
AST Sanford Bernstein Core Value           35      106      179      370      35      107      182     380
AST Cohen & Steers Realty                  35      107      181      375      36      109      185     387
AST Sanford Bernstein Managed Index 500    31       94      160      335      32      97       164     346
AST American Century Income & Growth       33      100      169      351      33      101      172     361
AST Alliance Growth and Income             33      100      169      351      33      101      172     361
AST MFS Growth with Income                 34      104      176      365      35      106      180     377
AST INVESCO Capital Income                 32       98      166      347      33      100      170     358
AST DeAM Global Allocation                 26       79      135      286      26      81       138     295
AST American Century Strategic Balanced    34      103      175      364      35      106      179     374
AST T. Rowe Price Asset Allocation         34      104      176      365      35      106      180     377
AST T. Rowe Price Global Bond              34      103      175      364      35      106      179     374
AST Federated High Yield                   33      100      169      352      33      101      172     361
AST Lord Abbett Bond-Debenture             34      104      176      365      35      106      180     377
AST DeAM Bond                              32       98      167      349      33      101      172     360
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
Whether  or  not  you  surrender   your      If you elect EBP and GRO)         If you elect GMDB and GRO
Annuity  at the  end of the  applicable
period or you annuitize
                                         ---------------------------------- ---------------------------------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
AST PIMCO Total Return Bond                31       95      161      336      32      97       165     347
AST PIMCO Limited Maturity Bond            31       96      163      340      32      98       167     351
AST Money Market                           29       89      151      318      30      91       155     328

MV Emerging Markets                        40      121      203      416      41      124      209     429

WFVT Equity Income                         33      101      171      356      34      103      175     367

INVESCO VIF Dynamics                       34      103      175      364      35      106      179     374
INVESCO VIF Technology                     34      103      174      362      34      105      178     373
INVESCO VIF Health Sciences                34      103      174      362      34      105      178     373
INVESCO VIF Financial Services             34      103      174      362      34      105      178     373
INVESCO VIF Telecommunications             34      104      176      365      35      106      180     376

Evergreen VA International Growth          33      101      171      357      34      103      175     367
Evergreen VA Global Leaders                33      101      171      356      34      103      175     367
Evergreen VA Special Equity                33      102      173      359      34      104      177     370
Evergreen VA Omega                         30       92      157      329      31      95       162     341
Evergreen VA Capital Growth                34      103      174      361      34      104      177     370
Evergreen VA Blue Chip                     33      100      169      353      33      102      173     364
Evergreen VA Equity Index                  26       80      136      288      27      82       140     299
Evergreen VA Foundation                    32       99      168      350      33      101      172     360

ProFund VP Europe 30                       42      128      214      436      43      130      218     447
ProFund VP Asia 30                         43      129      216      439      43      131      221     452
ProFund VP Japan                           43      129      216      439      43      131      221     452
ProFund VP Banks                           43      129      217      440      44      132      222     453
ProFund VP Basic Materials                 43      129      217      440      44      132      222     453
ProFund VP Biotechnology                   43      130      218      442      44      132      222     454
ProFund VP Consumer Cyclical               43      129      217      440      44      132      222     453
ProFund VP Consumer Non-Cyclical           43      129      217      440      44      132      222     453
ProFund VP Energy                          43      130      218      442      44      132      222     454
ProFund VP Financial                       43      130      218      442      44      132      222     454
ProFund VP Healthcare                      43      130      218      442      44      132      222     454
ProFund VP Industrial                      43      129      217      440      44      132      222     453
ProFund VP Internet                        43      129      217      440      44      132      222     453
ProFund VP Pharmaceuticals                 43      129      217      440      44      132      222     453
ProFund VP Precious Metals                 43      129      217      440      44      132      222     453
ProFund VP Real Estate                     43      130      218      442      44      132      222     454
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
Whether  or  not  you  surrender   your      If you elect EBP and GRO)         If you elect GMDB and GRO
Annuity  at the  end of the  applicable
period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
ProFund VP Semiconductor                   43      129      217      440      44      132      222     453
ProFund VP Technology                      43      130      218      442      44      132      222     454
ProFund VP Telecommunications              43      130      218      442      44      132      222     454
ProFund VP Utilities                       43      130      218      442      44      132      222     454
ProFund VP Bull                            43      130      218      442      44      132      222     454
ProFund VP Bear                            42      128      214      436      43      130      218     447
ProFund VP Bull Plus                       43      129      216      439      43      131      221     452
ProFund VP OTC                             42      128      215      437      43      130      219     448
ProFund VP Short OTC                       43      129      217      440      43      131      221     452
ProFund VP UltraOTC                        43      129      217      440      43      131      221     452
ProFund VP Mid-Cap Value                   43      129      217      440      44      132      222     453
ProFund VP Mid-Cap Growth                  43      129      217      440      44      132      222     453
ProFund VP UltraMid-Cap                    43      130      218      442      44      132      222     454
ProFund VP Small-Cap Value                 43      130      218      442      44      132      222     454
ProFund VP Small-Cap Growth                43      130      218      442      44      132      222     454
ProFund VP UltraSmall-Cap                  43      130      218      442      44      132      222     454
ProFund VP U.S. Government Plus            40      122      205      419      41      124      209     430
ProFund VP Rising Rates Opportunity        43      129      217      440      43      131      221     452

First Trust(R)10 Uncommon Values            37      112      189      390      38      115      194     402

SP Jennison International Growth           40      120      202      414      40      122      206     425
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

-----------------------------------------------------------------------
The Expense  Examples  shown above  assume your  Account  Value is less than  $100,000  so that the Annual  Maintenance  Fee  applies.  If your
Account   Value  is  greater  than   $100,000   such  that  the  Annual
Maintenance  Fee does not apply,  the amounts  indicated in the Expense
Examples shown above would be reduced.
-----------------------------------------------------------------------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment option is a Sub-account of American Skandia Life Assurance  Corporation  Variable Account B (see "What are
Separate  Accounts" for more detailed  information.)  Each Sub-account  invests  exclusively in one Portfolio.  You should carefully read the prospectus for any Portfolio in which you are interested.  The following chart  classifies each of the Portfolios  based on our  assessment  of their  investment  style (as of the date of this  Prospectus).  The chart also  provides a  description  of each
Portfolio's  investment  objective (in italics) and a short,  summary description of their key policies to assist you in determining which  Portfolios  may be of  interest  to you.  There is no  guarantee  that any  underlying  Portfolio  will  meet its  investment objective.

The name of the  advisor/sub-advisor  for each Portfolio  appears next to the description.  Those Portfolios whose name includes the prefix "AST" are Portfolios of American  Skandia Trust.  The investment  manager for AST is American  Skandia  Investment  Services,
Incorporated,  an affiliated company of American Skandia.  However, a sub-advisor,  as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds.  They are only available as investment  options in variable  annuity  contracts and variable  life  insurance  policies  issued by insurance  companies,  or in some cases,  to  participants  in certain  qualified retirement  plans.  However,  some of the Portfolios  available as Sub-accounts  under the Annuity are managed by the same portfolio advisor or  sub-advisor  as a retail  mutual fund of the same or similar name that the  Portfolio may have been modeled after at its inception.  Certain retail mutual funds may also have been modeled after a Portfolio.  While the  investment  objective and policies of the retail  mutual  funds and the  Portfolios  may be  substantially  similar,  the  actual  investments  will  differ to varying degrees.  Differences  in the  performance  of the funds can be  expected,  and in some cases could be  substantial.  You should not compare the  performance  of a publicly  traded mutual fund with the  performance  of any  similarly  named  Portfolio  offered as a
Sub-account.  Details about the  investment  objectives,  policies,  risks,  costs and management of the Portfolios are found in the prospectuses  for the underlying  mutual funds.  The current  prospectus and statement of additional  information for the underlying
Portfolios can be obtained by calling 1-800-766-4530.

====================================================================================================================================
Effective  close of business June 28, 2002, the AST Goldman Sachs  Small-Cap  Value  portfolio is no longer offered as a Sub-account under the  Annuity,  except as noted below.  Annuity  contracts  with Account  Value  allocated to the AST Goldman  Sachs  Small-Cap
Value  Sub-account  on or before June 28, 2002 may continue to allocate  Account Value and make transfers into the AST Goldman Sachs
Small-Cap  Value  Sub-account,  including any bank drafting,  dollar cost  averaging,  asset  allocation and  rebalancing  programs.
Owners of Annuities  issued after June 28, 2002 will not be allowed to allocate  Account  Value to the AST Goldman  Sachs  Small-Cap
Value Sub-account.
====================================================================================================================================
====================================================================================================================================

====================================================================================================================================
====================================================================================================================================
The AST Goldman Sachs Small-Cap Value  Sub-account may be offered to new Owners at some future date;  however,  at the present time,
American Skandia has no intention to do so.
====================================================================================================================================

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST Strong International Equity (f/k/a AST AIM International  Equity):  seeks long-term capital growth by investing in a diversified  portfolio of international  equity securities the issuers of which are  considered to have strong  earnings  momentum.  The  Portfolio  seeks to meet its objective by investing,  under normal market conditions,  at least 80% of its total assets in a diversified  portfolio  of equity  securities  of  companies  located or operating in developed
      EQUITY        non-U.S.  countries  and emerging  markets of the world.  The  Sub-advisor  intends to focus on
                    companies  with an  above-average  potential  for  long-term  growth  and  attractive  relative    Strong Capital
                    valuations.  The Sub-advisor  selects companies based on five key factors:  growth,  valuation,     Management, Inc.
                    management, risk and sentiment.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST William Blair  International  Growth (f/k/a AST Janus  Overseas  Growth):  seeks  long-term growth of capital.  The  Portfolio  pursues its  objective  primarily  through  investments  in equity  securities  of issuers  located  outside  the United  States.  The  Portfolio  normally invests at least 80% of its total assets in securities of issuers from at least five  different
      EQUITY        countries,  excluding the United States.  The Portfolio invests primarily in companies selected
                    for their growth  potential.  Securities are generally  selected  without regard to any defined     William Blair &
                    allocation among countries,  geographic regions or industry sectors, or other similar selection     Company, L.L.C.
                    procedure.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to achieve its investment  objective by investing  primarily in equity securities of international companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a
      EQUITY        growth  investment  strategy it developed  that looks for  companies  with earnings and revenue
                    growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment      American Century
                    selections,  including the prospects for relative  economic  growth among countries or regions,        Investment
                    economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations     Management, Inc.
                    and tax considerations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  International  Equity  (f/k/a AST  Founders  Passport):  seeks  capital  growth.  The
                    Portfolio  pursues its  objective  by  investing at least 80% of its total assets in the equity securities of companies in developed non-U.S.  countries that are represented in the MSCI EAFE(R)
  INTER-NATIONAL    Index.  The  target of this  Portfolio  is to track the  performance  of the MSCI  EAFE(R)Index      Deutsche Asset
      EQUITY        within 4% with normal deviation  expected of 1%. The Sub-advisor  considers a number of factors     Management, Inc.
                    in  determining  whether  to invest  in a stock,  including  earnings  growth  rate,  analysts'
                    estimates of future earnings and industry-relative price multiples.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Global Equity:  seeks capital growth.  Under normal circumstances the Portfolio invests
                    at least 80% of its assets in equity securities of U.S. and foreign issuers  (including issuers      Massachusetts
  GLOBAL EQUITY     in developing  countries).  The Portfolio  generally seeks to purchase  securities of companies    Financial Services
                    with relatively large market capitalizations relative to the market in which they are traded.           Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST PBHG  Small-Cap  Growth  (f/k/a AST Janus  Small-Cap  Growth):  seeks capital  growth.  The
                    Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the
 SMALL CAP GROWTH   common stocks of  small-sized  companies,  whose market  capitalizations  are similar to market     Pilgrim Baxter &
                    capitalizations  of the  companies  in  the  Russell  2000(R)Index.  Following  the  change  in     Associates, Ltd.
                    sub-advisor, the AST PBHG Small-Cap Growth sub-account is now re-opened to all Contract Owners.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP GROWTH   AST DeAM  Small-Cap  Growth  (f/k/a AST Scudder  Small-Cap  Growth):  seeks  maximum  growth of investors'  capital  from a portfolio  of growth  stocks of smaller  companies.  The  Portfolio pursues its  objective  by normally  investing  at least 80% of its total  assets in the equity
                    securities  of  small-sized   companies  included  in  the  Russell  2000  Growth(R)Index.  The
                    Sub-advisor  employs  an  investment  strategy  designed  to  maintain  a  portfolio  of equity    Deutsche Asset
                    securities  which  approximates  the market risk of those  stocks  included in the Russell 2000     Management, Inc.
                    Growth(R)Index, but which attempts to outperform the Russell 2000 Growth(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    SMALL CAP       AST Federated  Aggressive  Growth:  seeks capital growth.  The Portfolio pursues its investment objective by investing  in equity  securities  of companies  offering  superior  prospects  for earnings  growth.  The Portfolio  focuses its  investments on the equity  securities of smaller
                    companies,  but it is not  subject to any  specific  market  capitalization  requirements.  The   Federated Investment
      GROWTH        Portfolio may invest in foreign issuers through American Depositary  Receipts.  The Portfolio's   Counseling/Federated
                    strategies with respect to security analysis,  market  capitalization and sector allocation are    Global Investment
                    designed to produce a portfolio of stocks whose long-term  growth  prospects are  significantly     Management Corp.
                    above those of the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman Sachs Small-Cap Value:  seeks long-term  capital  appreciation.  The Portfolio will seek its objective through  investments  primarily in equity securities that are believed to be undervalued in the marketplace.  The Portfolio  primarily seeks companies that are small-sized, based on the value of their outstanding stock.  Specifically,  under normal  circumstances,  at least 65% of the Portfolio's  total assets will be invested in common stocks issued by smaller,
 SMALL CAP VALUE    less well-known  companies (with market  capitalizations of less than $4 billion at the time of   Goldman Sachs Asset
                    investment).                                                                                           Management
                    Effective  July 31, 2002,  the Portfolio will have a  non-fundamental  policy to invest,  under normal  circumstances,  at  least  80% of the  value  of its  assets  in  small  capitalization companies.  The 80%  investment  requirement  applies  at the time the  Portfolio  invests  its assets.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST Gabelli Small-Cap Value:  seeks to provide long-term capital growth by investing  primarily in  small-capitalization  stocks that appear to be  undervalued.  The  Portfolio  will normally invest at least  65% of its total  assets in  stocks  and  equity-related  securities  of small companies  ($1  billion  or less in market  capitalization).  Reflecting  a value  approach  to investing,  the Portfolio  will seek the stocks of companies  whose current stock prices do not appear to adequately reflect their underlying value as measured by assets,  earnings, cash flow or business franchises.
                    Effective  July 31, 2002,  the Portfolio will have a  non-fundamental  policy to invest,  under          GAMCO
                    normal  circumstances,  at  least  80% of the  value  of its  assets  in  small  capitalization     Investors, Inc.
                    companies.  Effective  September  30, 2002,  the stated  market  capitalization  range has been increased to $1.5 billion or less.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST DeAM Small-Cap Value:  seeks maximum growth of investors'  capital.  The Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the equity  securities of small-sized  companies  included in the Russell 2000(R)Value Index.  The Sub-advisor  employs
                    an  investment   strategy   designed  to  maintain  a  portfolio  of  equity  securities  which      Deutsche Asset
                    approximates  the market risk of those stocks  included in the Russell  2000(R)Value Index,  but     Management, Inc
                    which attempts to outperform the Russell 2000(R)Value Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP GROWTH    AST Goldman Sachs Mid-Cap  Growth (f/k/a AST Janus Mid-Cap  Growth):  seeks  long-term  capital growth.  The  Portfolio  pursues its  investment  objective,  by investing  primarily in equity securities  selected for their growth  potential,  and normally invests at least 80% of its net assets in medium-sized  companies.  For purposes of the Portfolio,  medium-sized  companies are those whose market  capitalizations  (measured at the time of investment) fall within the range of companies  in the  Standard & Poor's  MidCap 400 Index.  The  Sub-advisor  seeks to identify  Goldman Sachs Asset
                    individual  companies with earnings  growth  potential that may not be recognized by the market        Management
                    at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP GROWTH    AST Neuberger  Berman Mid-Cap  Growth:  seeks capital growth.  Under normal market  conditions, the Portfolio  primarily invests at least 80% of its net assets in the common stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that
                    fall within the range of the Russell Midcap(R)Index,  at the time of investment,  are considered     Neuberger Berman
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of        Management
                    large-cap companies as well as in small-cap  companies.  The Sub-advisor looks for fast-growing       Incorporated
                    companies that are in new or rapidly evolving industries.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MID-CAP VALUE    AST Neuberger Berman Mid-Cap Value: seeks capital growth.  Under normal market conditions,  the
                    Portfolio  primarily  invests at least 80% of its net  assets in the  common  stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell  Midcap(R)Index at the time of investment  are  considered
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of    Neuberger Berman
                    large-cap  companies as well as in small-cap  companies.  Under the Portfolio's  value-oriented        Management
                    investment  approach,  the Sub-advisor looks for well-managed  companies whose stock prices are       Incorporated
                    undervalued and that may rise in price before other investors realize their worth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      ALL-CAP       AST Alger All-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in equity securities,  such as common or preferred stocks, that are listed on U.S. exchanges or in the  over-the-counter  market.  The Portfolio may invest in the equity  securities of companies
      GROWTH        of all sizes,  and may emphasize  either  larger or smaller  companies at a given time based on        Fred Alger
                    the Sub-advisor's assessment of particular companies and market conditions.                         Management, Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Gabelli  All-Cap  Value:  seeks  capital  growth.  The  Portfolio  pursues its objective by investing primarily in readily marketable equity securities including common stocks,  preferred stocks and  securities  that may be converted at a later time into common stock.  The Portfolio
      ALL-CAP       may invest in the  securities  of companies of all sizes,  and may  emphasize  either larger or
       VALUE        smaller  companies  at a  given  time  based  on the  Sub-advisor's  assessment  of  particular  GAMCO Investors, Inc.
                    companies and market  conditions.  The Portfolio  focuses on companies that appear  underpriced relative  to their  private  market  value  ("PMV").  PMV is the  value  that  the  Portfolio's
                    Sub-advisor believes informed investors would be willing to pay for a company.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST T. Rowe Price Natural  Resources:  seeks  long-term  capital growth  primarily  through the common stocks of companies  that own or develop  natural  resources  (such as energy  products, precious  metals and forest  products)  and other basic  commodities.  The  Portfolio  normally invests  primarily (at least 80% of its total assets) in the common stocks of natural  resource
      SECTOR        companies whose earnings and tangible  assets could benefit from  accelerating  inflation.  The      T. Rowe Price
                    Portfolio looks for companies that have the ability to expand production,  to maintain superior     Associates, Inc.
                    exploration  programs  and  production   facilities,   and  the  potential  to  accumulate  new
                    resources.  At least 50% of Portfolio assets will be invested in U.S. securities,  up to 50% of total assets also may be invested in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance  Growth:  seeks long-term  capital growth.  The Portfolio  invests at least 80% of its total assets in the equity  securities of a limited  number of large,  carefully  selected, high-quality  U.S.  companies  that are judged  likely to  achieve  superior  earnings  growth.
 LARGE CAP GROWTH   Normally,  about 40-60  companies will be  represented in the Portfolio,  with the 25 companies     Alliance Capital
                    most  highly  regarded  by  the  Sub-advisor  usually  constituting  approximately  70%  of the     Management, L.P.
                    Portfolio's  net assets.  An emphasis is placed on identifying  companies  whose  substantially above average prospective earnings growth is not fully reflected in current market valuations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and related securities,  such as preferred stocks,  convertible securities and depositary receipts,
                    of companies that the  Sub-advisor  believes offer better than average  prospects for long-term   Massachusetts
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run    Financial Services
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign         Company
                    securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and
                    companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor       Marsico Capital
                    then looks for individual  companies with earnings growth  potential that may not be recognized     Management, LLC
                    by the market at large, a "bottom up" stock selection.
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                    AST Goldman Sachs Concentrated  Growth (f/k/a AST JanCap Growth):  seeks growth of capital in a
                    manner  consistent  with  the  preservation  of  capital.   Realization  of  income  is  not  a
                    significant  investment  consideration and any income realized on the Portfolio's  investments, therefore,  will be  incidental to the  Portfolio's  objective.  The Portfolio  will pursue its
 LARGE CAP GROWTH   objective  by investing  primarily  in equity  securities  of  companies  that the  Sub-advisor   Goldman Sachs Asset
                    believes are experiencing  favorable demand for their products and services,  and which operate        Management
                    in a favorable  competitive  and  regulatory  environment.  The  Sub-advisor  seeks to identify individual  companies with earnings  growth  potential that may not be recognized by the market at large.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  Large-Cap  Growth:  seeks  maximum  growth of capital by  investing  primarily in the growth stocks of larger companies.  The Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the equity securities of large-sized  companies included in
 LARGE CAP GROWTH   the Russell 1000(R)Growth Index.  The  Sub-advisor  employs an investment  strategy  designed to      Deutsche Asset
                    maintain a portfolio of equity  securities  which  approximates the market risk of those stocks     Management, Inc.
                    included in the Russell 1000(R)Growth Index,  but which attempts to outperform the Russell 1000(R)
                    Growth Index through active stock selection.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Large-Cap Value (f/k/a AST Janus Strategic Value):  seeks maximum growth of capital by investing  primarily  in the value  stocks of  larger  companies.  The  Portfolio  pursues  its objective by normally  investing at least 80% of its total assets in the equity  securities  of
  LARGE CAP VALUE   large-sized  companies  included in the Russell 1000(R)Value Index.  The Sub-advisor  employs an      Deutsche Asset
                    investment  strategy designed to maintain a portfolio of equity  securities which  approximates     Management, Inc.
                    the market risk of those stocks  included in the Russell 1000(R)Value Index,  but which attempts to outperform the Russell 1000(R)Value Index through active stock selection.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
    LARGE CAP       AST Alliance/Bernstein  Growth + Value: seeks capital growth by investing  approximately 50% of its assets in growth  stocks of large  companies and  approximately  50% of its assets in value stocks of large  companies.  The Portfolio will invest primarily in commons tocks of large U.S.
                    companies  included in the Russell  1000(R)Index (the "Russell  1000(R)").  The Russell 1000(R)is a
                    market  capitalization-weighted  index that measures the  performance of the 1,000 largest U.S.
                    companies.  Normally,  about 60-85  companies will be represented in the Portfolio,  with 25-35
      BLEND         companies  primarily from the Russell 1000(R)Growth Index constituting  approximately 50% of the
                    Portfolio's  net assets and 35-50  companies  primarily  from the  Russell  1000(R)Value  Index    Alliance Capital
                    constituting  the  remainder  of  the  Portfolio's  net  assets.   There  will  be  a  periodic     Management, L.P.
                    rebalancing  of each  segment's  assets  to take  account  of market  fluctuations  in order to maintain the approximately equal allocation.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
  LARGE CAP VALUE   AST Sanford  Bernstein Core Value:  seeks  long-term  capital growth by investing  primarily in common stocks.  The  Sub-advisor  expects that the majority of the  Portfolio's  assets will be invested in the common stocks of large  companies  that appear to be  undervalued.  Among other things, the Portfolio seeks to identify compelling buying opportunities  created when companies
                    are undervalued on the basis of investor  reactions to near-term problems or circumstances even     Sanford C. Bernstein
                    though their long-term  prospects  remain sound. The Sub-advisor  seeks to identify  individual        & Co., LLC
                    companies with earnings growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   REAL ESTATE      AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate securities.  The  Portfolio  pursues  its  investment  objective  by  investing,  under  normal circumstances,  at least 80% of its net assets in  securities  of real  estate  issuers.  Under normal  circumstances,  the Portfolio will invest substantially all of its assets in the equity
      (REIT)        securities of real estate companies,  i.e., a company that derives at least 50% of its revenues    Cohen & Steers
                    from the ownership,  construction,  financing, management or sale of real estate or that has at   Capital Management,
                    least  50% of its  assets in real  estate.  Real  estate  companies  may  include  real  estate           Inc.
                    investment trusts or REITs.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Sanford Bernstein Managed Index 500: will invest, under normal circumstances,  at least 80%
                    of its net assets in  securities  included in the Standard & Poor's 500  Composite  Stock Price
                    Index  (the  "S&P(R)500 ").  The  Portfolio  seeks  to  outperform  the S&P 500  through  stock selection  resulting  in  different  weightings  of common  stocks  relative to the index.  The
                    Portfolio will invest  primarily in the common stocks of companies  included in the S&P 500. In seeking  to  outperform  the S&P  500,  the  Sub-advisor  starts  with a  portfolio  of  stocks
  MANAGED INDEX     representative  of the holdings of the index.  It then uses a set of  fundamental  quantitative   Sanford C. Bernstein
                    criteria  that are designed to indicate  whether a particular  stock will  predictably  perform        & Co., LLC
                    better or worse than the S&P 500. Based on these criteria,  the Sub-advisor  determines whether the  Portfolio  should  over-weight,  under-weight  or hold a  neutral  position  in the  stock relative  to the  proportion  of the S&P 500  that  the  stock  represents.  In  addition,  the
                    Sub-advisor  also  may  determine  that  based on the  quantitative  criteria,  certain  equity securities that are not included in the S&P 500 should be held by the Portfolio.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST American  Century Income & Growth:  seeks capital growth with current income as a secondary objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital
      GROWTH        growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer     American Century
       AND          potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique        Investment
      INCOME        with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500     Management, Inc.
                    Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance Growth and Income:  seeks long-term  growth of capital and income while attempting to avoid excessive  fluctuations in market value. The Portfolio  normally will invest in common
      GROWTH        stocks  (and  securities   convertible  into  common  stocks).  The  Sub-advisor  will  take  a
       AND          value-oriented  approach,  in that it will  try to keep  the  Portfolio's  assets  invested  in     Alliance Capital
      INCOME        securities that are selling at reasonable  valuations in relation to their fundamental business     Management, L.P.
                    prospects.  The  stocks  that the  Portfolio  will  normally  invest in are  those of  seasoned companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Growth with  Income:  seeks long term growth of capital  with a secondary  objective to seek  reasonable  current  income.  Under normal market  conditions,  the Portfolio  invests at least 65% of its total  assets in common  stocks  and  related  securities,  such as  preferred
      GROWTH        stocks,  convertible  securities  and  depositary  receipts.  The stocks in which the Portfolio      Massachusetts
       AND          invests  generally  will pay  dividends.  While the  Portfolio  may invest in  companies of any    Financial Services
      INCOME        size, the Portfolio generally focuses on companies with larger market  capitalizations that the         Company
                    Sub-advisor  believes have  sustainable  growth  prospects and attractive  valuations  based on current and  expected  earnings  or cash flow.  The  Portfolio  may invest up to 20% of its net assets in foreign securities.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     AST INVESCO Capital Income (f/k/a AST INVESCO Equity Income):  seeks capital growth and current income  while  following  sound  investment  practices.  The  Portfolio  seeks to  achieve  its objective by investing in  securities  that are expected to produce  relatively  high levels of income and consistent,  stable returns.  The Portfolio normally will invest at least 65% of its
                    assets in  dividend-paying  common and preferred stocks of domestic and foreign issuers.  Up to      INVESCO Funds Group,
                    30% of the  Portfolio's  assets may be  invested in equity  securities  that do not pay regular           Inc.
                    dividends.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
     BALANCED       AST DeAM Global  Allocation  (f/k/a AST AIM  Balanced):  seeks a high level of total  return by investing  primarily in a diversified  portfolio of mutual funds. The Portfolio  initially will invest  in  equity  securities  and in  fixed  income  securities  as  well as  other  open-end management  investment  companies  affiliated  with the  Sub-advisor.  The  Portfolio  also may diversify its assets by investing in several other AST  Portfolios  ("Underlying  Portfolios").
                    The Portfolio seeks to achieve its investment objective by investing in different  combinations
                    of  the  Underlying  Portfolios  and  equity  and  fixed-income  securities.  Once  assets  are    Deutsche Asset
                    allocated  to AST  Portfolios,  the  Portfolio  is expected to be invested in at least six such     Management, Inc.
                    Underlying  Portfolios at any time. It is expected that the  investment  objectives of such AST
                    Portfolios will be diversified.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST  American  Century  Strategic  Balanced:  seeks  capital  growth and  current  income.  The
                    Sub-advisor  intends  to  maintain  approximately  60%  of the  Portfolio's  assets  in  equity
                    securities and the remainder in bonds and other fixed income  securities.  Both the Portfolio's     American Century
     BALANCED       equity and fixed  income  investments  will  fluctuate  in value.  The equity  securities  will        Investment
                    fluctuate  depending on the  performance of the companies that issued them,  general market and     Management, Inc.
                    economic  conditions,  and investor  confidence.  The fixed income investments will be affected primarily by rising or falling interest rates and the credit quality of the issuers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
ASSET ALLOCA-TION   AST T. Rowe Price Asset Allocation:  seeks a high level of total return by investing  primarily in a  diversified  portfolio  of fixed income and equity  securities.  The  Portfolio  normally invests  approximately  60% of its total  assets in equity  securities  and 40% in fixed income securities.  The Sub-advisor  concentrates common stock investments in larger, more established
                    companies,  but the  Portfolio may include small and  medium-sized  companies  with good growth     T. Rowe Price
                    prospects.  The fixed income portion of the Portfolio will be allocated among  investment grade     Associates, Inc.
                    securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   GLOBAL BOND      AST T. Rowe Price Global  Bond:  seeks to provide  high  current  income and capital  growth by investing  in  high-quality  foreign and U.S.  dollar-denominated  bonds.  The  Portfolio  will invest at least 80% of its total  assets in all types of high  quality  bonds  including  those issued  or  guaranteed  by U.S.  or  foreign  governments  or  their  agencies  and by  foreign authorities,  provinces and  municipalities  as well as investment  grade  corporate  bonds and mortgage and  asset-backed  securities of U.S. and foreign  issuers.  The  Portfolio  generally invests in countries where the combination of fixed-income  returns and currency exchange rates appears attractive,  or, if the currency trend is unfavorable,  where the Sub-advisor  believes that the currency risk can be minimized  through  hedging.  The Portfolio may also invest up to
                    20% of its assets in the aggregate in below  investment-grade,  high-risk bonds ("junk bonds").       T. Rowe Price
                    In addition,  the  Portfolio may invest up to 30% of its assets in  mortgage-backed  (including   International, Inc.
                    derivatives,  such as collateralized mortgage obligations and stripped mortgage securities) and asset-backed securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 HIGH YIELD BOND    AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified portfolio of fixed income  securities.  The Portfolio will invest at least 80% of its assets in fixed  income  securities  rated BBB and below.  These  fixed  income  securities  may  include
                    preferred  stocks,   convertible  securities,   bonds,   debentures,   notes,  equipment  lease
                    certificates  and equipment trust  certificates.  A fund that invests  primarily in lower-rated
                    fixed  income  securities  will be subject to greater risk and share price  fluctuation  than a   Federated Investment
                    typical  fixed income fund,  and may be subject to an amount of risk that is  comparable  to or        Counseling
                    greater than many equity funds.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST Lord Abbett  Bond-Debenture:  seeks high  current  income and the  opportunity  for capital    Lord, Abbett & Co.
                    appreciation  to produce a high total  return.  To pursue its  objective,  the  Portfolio  will invest,  under  normal  circumstances,  at least 80% of the value of its assets in fixed income securities and normally  invests  primarily in high yield and investment grade debt securities, securities  convertible  in common stock and  preferred  stocks.  The  Portfolio  may find good value in high yield  securities,  sometimes  called  "lower-rated  bonds" or "junk  bonds," and frequently  may have more than half of its assets  invested in those  securities.  At least 20%
                    of the  Portfolio's  assets  must be  invested  in any  combination  of  investment  grade debt securities,  U.S.  Government  securities  and cash  equivalents.  The  Portfolio may also make significant  investments  in  mortgage-backed  securities.  Although the  Portfolio  expects to maintain  a  weighted  average  maturity  in the  range of seven to nine  years,  there  are no restrictions on the overall Portfolio or on individual securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Bond:  seeks a high level of income,  consistent  with the  preservation  of  capital.
                    Under  normal  circumstances,  the  Portfolio  invests  at least  80% of its  total  assets  in
                    intermediate-term  U.S.  Treasury,   corporate,   mortgage-backed  and  asset-backed,   taxable
       BOND         municipal and tax-exempt  municipal bonds. The Portfolio  invests primarily in investment grade      Deutsche Asset
                    fixed  income  securities  rated  within  the  top  three  rating  categories  of a  nationally     Management, Inc.
                    recognized  rating  organization.  Fixed  income  securities  may be issued by U.S. and foreign corporations or entities including banks and various government entities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the   Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                         Management Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the    Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                         Management Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MONEY MARKET     AST Money Market:  seeks to maximize current income and maintain high levels of liquidity.  The
                    Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average
                    maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective       Wells Capital
                    maturities of not more than 397 days.                                                               Management, Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 EMERGING MARKETS   Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under normal  conditions  by investing at least 65% of its total assets in stocks of companies of any size based in the world's  developing  economies.  Under  normal  conditions,  investments  are maintained  in at least six  countries at all times and no more than 35% of total assets in any
                    single  one of them.  Effective  July 31,  2002,  the  Portfolio  will seek  long-term  capital      Montgomery Asset
                    appreciation  under normal  conditions  by investing at least 80% of its total assets in stocks     Management, LLC
                    of companies of any size based in the world's developing economies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   WFVT Equity Value:  seeks long-term  capital  appreciation and  above-average  dividend income.
                    The  Portfolio  pursues its  objective by  investing  primarily  in equity  securities  of U.S.
                    companies  with strong  return  potential  based on current  market  valuations.  Under  normal
                    circumstances,  the Portfolio  invests at least 80% of its assets in equity securities with the    Wells Fargo Funds
                    same  characteristics  as common stocks, and in preferred stocks,  warrants,  and securities of     Management, LLC
                    foreign companies through ADRs and similar investments.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.
                    The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large, domestic companies with  above-average  return potential based on current market valuations and
                    above-average  dividend income. Under normal market conditions,  the Portfolio invests at least   Wells Fargo Funds
                    80% of its total assets in income producing  equity  securities and in issues of companies with     Management, LLC
                    market capitalizations of $3 billion or more.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
   STRATEGIC OR     Rydex Variable  Trust - Nova:  seeks to provide  investment  returns that are 150% of the daily price movement of the S&P 500 Composite Stock Price Index by investing to a significant  extent in futures  contracts and options on securities,  futures  contracts and stock indexes.  If the
     TACTICAL       Portfolio  meets its  objective  the value of its shares  will tend to  increase by 150% of the           Rydex Global Advisers
   ALLOCA-TION      daily  value of any  increase  in the S&P 500  Index.  However,  when the  value of the S&P 500  (f/k/a PADCO Advisors
                    Index declines,  the value of its shares should also decrease by 150% of the daily value of any        II, Inc.)
                    decrease in the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   STRATEGIC OR     Rydex Variable Trust - Ursa: seeks to provide investment results that will inversely  correlate
                    (e.g.  be the  opposite)  to the  performance  of the S&P 500  Composite  Stock  Price Index by
                    investing to a  significant  extent in futures  contracts  and options on  securities,  futures contracts  and stock  indexes.  The  Portfolio  will  generally  not  invest in the  securities
     TACTICAL       included in the S&P 500 Index.  If the  Portfolio  meets its  objective the value of its shares    Rydex Global Advisers
   ALLOCA-TION      will tend to  increase  when the value of the S&P 500 Index is  decreasing.  However,  when the  (f/k/a PADCO Advisors
                    value of the S&P 500  Index is  increasing,  the  value of its  shares  should  decrease  by an        II, Inc.)
                    inversely proportional amount.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Rydex Variable Trust - OTC: seeks to provide  investment results that correspond to a benchmark for over-the-counter  securities,  currently the NASDAQ 100 Index(TM), by investing principally in the  securities  of companies  included in that Index.  The  Portfolio may also invest in other
   STRATEGIC OR     instruments  whose  performance is expected to correspond to that of the Index,  and may engage  Rydex Global Advisers
     TACTICAL       in futures and options  transactions.  If the  Portfolio  meets its  objective the value of its  (f/k/a PADCO Advisors
   ALLOCA-TION      shares will tend to increase by the amount of the  increase in the NASDAQ 100 Index(TM).  However,        II, Inc.)
                    when the value of the NASDAQ 100 Index(TM)declines,  the value of its shares should also decrease by the amount of the decrease in the value of the Index(TM).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    INVESCO  Variable  Investment  Funds -  Dynamics:  seek  capital  appreciation.  The  Portfolio normally  invests at least 65% of its assets in common  stocks of  mid-sized  companies - those companies that are included in the Russell  Midcap Growth Index at the time of purchase,  or if not  included  in that Index,  have  market  capitalizations  of between  $2.5  billion and $15 billion at the time of purchase.  The core of the Portfolio's  investments are in securities of established  companies  that are leaders in attractive  growth markets with a history of strong
                    returns.  The  remainder of the  Portfolio  is invested in  securities  of companies  that show      INVESCO Funds Group,
                    accelerating  growth,  driven by product cycles,  favorable industry or sector conditions,  and           Inc.
                    other  factors  that the  investment  advisor  believes  will lead to rapid  sales or  earnings growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Technology:  seeks capital  appreciation.  The Portfolio normally  invests  at least  80% of its  assets in the  equity  securities  and  equity-related instruments of companies engaged in technology-related  industries.  These include, but are not
                    limited  to,  applied  technology,  biotechnology,   communications,   computers,  electronics,      INVESCO Funds Group,
                    Internet, IT services and consulting,  software,  telecommunication  equipment and services, IT           Inc.
                    infrastructure and networking companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds  -  Health  Sciences:  seeks  capital  appreciation.   The
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies that  develop,  produce or  distribute  products  or  services  related to health  care.  These companies  include,  but are not limited to,  medical  equipment or supplies,  pharmaceuticals,
                    biotechnology and healthcare  providers and service companies.  The investment advisor attempts   INVESCO Funds Group,
                    to blend  well-established  healthcare  firms with  faster-growing,  more  dynamic  health care           Inc.
                    companies.
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Financial  Services:  seeks  capital  appreciation.  The
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies involved in the financial  services sector.  These companies  include,  but are not limited to, banks (regional and  money-centers),  insurance  companies  (life,  property and casualty,  and multiline),  investment and  miscellaneous  industries  (asset  managers,  brokerage firms, and government-sponsored  agencies) and suppliers to financial services  companies.  The investment
                    advisor seeks  companies which it believes can grow their revenues and earnings in a variety of    INVESCO Funds Group,
                    interest  rate  environments  - although  securities  prices of  financial  services  companies           Inc.
                    generally are interest rate-sensitive.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds -  Telecommunications:  seeks  capital  appreciation.  The
                    Portfolio  normally  invests at least 65% (80%  effective  July 31,  2002) of its assets in the equity  securities  of  companies  that are  engaged in the design,  development,  manufacture, distribution,  or sale of  communications  services  and  equipment,  and  companies  that  are involved in supplying equipment or services to such companies.  The  telecommunications  sector
                    includes  companies  that  offer  telephone  services,   wireless   communications,   satellite
                    communications,  television and movie programming,  broadcasting and Internet access. Normally,   INVESCO Funds Group,
                    the  Portfolio  will  invest  primarily  in  companies  located  in at  least  three  different           Inc.
                    countries, although U.S. issuers will often dominate the holdings.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The
                    Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and
                    non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized
                    countries.  The Portfolio  will invest in no less than three  countries,  which may include the
  GLOBAL EQUITY     U.S.,  but may invest more than 25% of its assets in one country.  The  Portfolio  invests only   Evergreen Investment
                    in the best 100 companies,  which are selected by the  investment  advisor based on qualitative   Management Company,
                    and  quantitative  criteria  such as high  return on  equity,  consistent  earnings  growth and           LLC
                    established market presence.
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-------------------
 SMALL CAP EQUITY   Evergreen VA Special Equity:  seeks capital  growth.  The Portfolio  normally  invests at least
                    80% of its assets in common  stocks of small  U.S.  companies  (i.e.,  companies  whose  market capitalizations  fall within the range of the Russell  2000(R)Index,  at the time of  purchase).
                    The remaining 20% of the  Portfolio's  assets may be represented by cash or invested in various    Evergreen Investment
                    cash  equivalents.  The Portfolio's  advisor selects stocks of companies which it believes have   Management Company,
                    the potential for accelerated growth in earnings and price.                                               LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    Evergreen VA Omega:  seeks long-term capital growth.  The Portfolio invests primarily in common stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market capitalizations.  The  Portfolio  utilizes the  fully-managed  investment  concept  whereby the
                    Portfolio's  manager  will  continuously  review the  Portfolio's  holdings  in light of market conditions,  business  developments  and  economic  trends.  During  this review  process,  the
                    Portfolio's  manager  seeks to identify and invest in industries  that are growing  faster than   Evergreen Investment
                    the economy.  The Portfolio  invests in companies of all sizes. The continuous  review may lead   Management Company,
                    to high portfolio  turnover,  but that will not limit investment  decisions.  The Portfolio may           LLC
                    also invest up to 25% of its assets in foreign securities.
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  INTER-NATIONAL

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Europe  30:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the ProFunds  Europe 30 Index.  The ProFunds  Europe 30
                    Index,  created by ProFund Advisors,  is composed of the 30 European companies whose securities are traded on U.S.  exchanges or on the NASDAQ as ADRs with the highest market  capitalization, as determined annually.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
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  INTER-NATIONAL    ProFund VP Asia 30: seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the ProFunds Asia 30 Index.  The ProFunds Asia 30 Index,  created by ProFund  Advisors,  is composed of 30 of the companies  located in the Asia/Pacific  region, except  Japan with the  highest  market  capitalization,  whose  securities  are traded on U.S.
      EQUITY        exchanges as  depository  receipts or ordinary  shares.  The  component  stocks of the ProFunds
                    Asia 30 Index are  determined  based on the market  capitalization  of each  company  and their relative weights are determined based on the modified market capitalization.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    ProFund VP Japan: seeks daily investment results,  before fees and expenses, that correspond to   ProFund Advisors LLC
                    the daily  performance  of the Nikkei  225 Stock  Average.  The  Nikkei 225 Stock  Average is a
                    price-weighted  index of 225 large,  actively  traded Japanese stocks traded on the Tokyo Stock
      EQUITY        Exchange.  Since the Japanese markets are not open when this Portfolio  values its shares,  its success in meeting its  investment  objective is  determined by comparing its daily return on a given day with the daily performance of related futures contracts traded in the United States.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Banks: seeks daily investment results,  before fees and expenses, that correspond to   ProFund Advisors LLC
                    the daily  performance  of the Dow Jones  U.S.  Banks  Sector  Index.  The Index  measures  the performance of the banking  economic  sector of the U.S.  equity market.  This industry  covers the banking industry,  including regional banks and savings and loans, but excluding investment and merchant banks. The Portfolio  primarily  invests in banking  companies,  or in instruments that provide exposure to these companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Basic Materials:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S. Basic  Materials  Sector Index.  The
                    Index  measures the  performance  of the basic  materials  economic  sector of the U.S.  equity
      SECTOR        market.  The Portfolio  primarily invests in basic material  companies,  or in instruments that   ProFund Advisors LLC
                    provide  exposure  to these  companies,  including  companies  involved  in the  production  of aluminum,  chemicals,  commodities,  chemical specialty products, forest products,  non-ferrous mining products, paper products, precious metals and steel.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  Biotechnology:  seeks daily  investment  results,  before fees and  expenses,  that correspond  to the daily  performance  of the Dow Jones  U.S.  Biotechnology  Index.  The Index
                    measures the performance of the biotechnology  sector of the U.S. equity market.  The Portfolio
      SECTOR        invests primarily in biotechnology  companies, or in instruments that provide exposure to these   ProFund Advisors LLC
                    companies,   including  companies  engaged  in  genetic  research,  and/or  the  marketing  and development  of  recombinant  DNA  products.  Companies  represented  in  this  sector  include companies that may be newly formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Consumer Cyclical:  seeks daily investment results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Consumer Cyclical Sector Index. The
                    Index measures the  performance of the consumer  cyclical  economic  sector of the U.S.  equity market.  The Portfolio  primarily  invests in consumer  cyclical  companies,  or in instruments that provide exposure to these companies,  including  airlines,  auto  manufacturers,  tire and
      SECTOR        rubber  manufacturers,  auto parts suppliers,  casinos,  toy manufacturers,  restaurant chains,   ProFund Advisors LLC
                    home  construction  companies,  lodging  chains,  broadline  retailers,   specialty  retailers,
                    footwear  and  clothing/fabric   manufacturers,   and  media  companies,  such  as  advertising
                    companies,  entertainment and leisure companies,  consumer electronic  companies,  broadcasters and publishers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Consumer  Non-Cyclical:  seeks daily investment  results,  before fees and expenses, that correspond to the daily  performance of the Dow Jones U.S.  Consumer  Non-Cyclical  Sector
                    Index. The Index measures the performance of the consumer  non-cyclical  economic sector of the
                    U.S. equity market. The Portfolio invests primarily in consumer non-cyclical  companies,  or in
      SECTOR        instruments  that  provide  exposure to these  companies,  including  distillers  and  brewers,   ProFund Advisors LLC
                    producers  of soft  drinks,  consumer  service  companies,  durable and  non-durable  household product manufacturers,  cosmetic companies, food retailers,  other food companies,  tobacco and agricultural companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Energy:  seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the Dow Jones U.S.  Energy Sector Index.  The Index  measures the performance of the energy sector of the U.S.  equity market.  The Portfolio  invests  primarily in energy companies, or in instruments that provide exposure to these companies,  including oil equipment and services companies, oil-major, oil-secondary and pipelines.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Financial:  seeks  daily  investment  results,  before  fees  and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Financial  Sector Index.  The Index
                    measures the performance of the financial  services  economic sector of the U.S. equity market.
                    The  Portfolio  invests  primarily  in  securities  of  financial  services  companies,  or  in instruments  that  provide  exposure  to  these  companies,  including  regional  banks,  major international  banks,  insurance  companies,  companies that invest,  directly or indirectly in real estate,  Fannie Mae,  credit card insurers,  check cashing  companies,  mortgage  lenders, investment  advisors,  savings and loans,  savings banks,  thrifts,  building  associations and societies,  credit unions, securities broker-dealers,  investment banks, merchant banks, online brokers, publicly traded stock exchanges and specialty finance companies.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Healthcare:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Healthcare  Sector Index. The Index
                    measures the  performance of the  healthcare  sector of the U.S.  equity market.  The Portfolio invests  primarily in  securities  of  healthcare  companies,  or in  instruments  that provide exposure to these  companies,  including  health care  providers,  biotechnology  companies and manufacturers of medical supplies, advanced medical devices and pharmaceuticals.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Industrial:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Industrial  Sector Index. The Index
                    measures the  performance of the  industrial  sector of the U.S.  equity market.  The Portfolio primarily  invests in industrial  companies,  or in instruments  that provide exposure to these companies,  including aerospace and defense companies, advanced industrial companies, equipment manufacturers,  air freight companies,  building material  manufacturers,  packaging companies,
                    manufacturers  of  electrical   components  and  equipment,   heavy   construction   companies,
                    manufacturers of heavy machinery,  industrial services companies,  industrial companies, marine transportation companies, railroads, shipbuilders and trucking companies.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Internet:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to the  daily  performance  of the Dow Jones  U.S.  Internet  Index.  The  Index  measures  the performance  of  companies  in the U.S.  equity  markets  that  generate  the majority of their revenues  from the  Internet.  The  Portfolio  primarily  invests in internet  companies  or in instruments  that provide  exposure to these  companies,  including  companies  that derive the majority of their revenues from providing goods and/or services  through an open network,  such as a web site or from  providing  access to the  Internet  or  providing  enabling  services to people using the Internet.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Pharmaceuticals:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Pharmaceuticals  Sector Index.  The
                    Index measures the performance of the  pharmaceuticals  sector of the U.S.  equity market.  The
                    Portfolio  primarily  invests in  pharmaceutical  companies,  or in  instruments  that  provide exposure to these companies,  including makers of prescription and  over-the-counter  drugs, as well as companies engaged in contract drug research.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Precious Metals:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the  Philadelphia  Stock Exchange Gold & Silver Index.
                    The Index measures the  performance of the precious  metals  economic sector of the U.S. equity
                    market.  The  Portfolio  primarily  invests  in  gold  and  silver  mining  companies,   or  in
                    instruments that provide exposure to these companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Real  Estate:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow  Jones  U.S.  Real  Estate  Index.  The Index
                    measures the  performance of the real estate  industry  sector of the U.S.  equity market.  The
                    Portfolio invests  primarily in real estate companies,  or in instruments that provide exposure to these  companies,  including hotel and resort  companies and real estate  investment  trusts
                    (REITs) that invest in apartments,  office and retail properties.  REITs are passive investment vehicles that invest primarily in income-producing  real estate or real estate related loans or interests.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Semiconductor:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Semiconductor  Index.  The Index
                    measures the performance of the semiconductor  sector of the U.S. equity market.  The Portfolio primarily  invests  in  companies  engaged  in  the  production  of  semiconductors  and  other integrated  chips, as well as other related  products such as circuit boards and mother boards, or in  instruments  that  provide  exposure to these  companies.  The  Portfolio  may invest in companies that may be newly-formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Technology:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Technology  Sector Index. The Index
                    measures the  performance of the  technology  sector of the U.S.  equity market.  The Portfolio invests  primarily in technology  companies,  or in instruments  that provide exposure to these companies,  including  companies  involved in the  development  and  production  of  technology
                    products,   including   computer   hardware   and   software,   telecommunications   equipment,
                    microcomputer   components,   integrated  computer  circuits  and  office  equipment  utilizing technology.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Telecommunications:  seeks daily investment results,  before fees and expenses, that   ProFund Advisors LLC
                    correspond to the daily performance of the Dow Jones U.S.  Telecommunications Sector Index. The
                    Index measures the  performance  of the  telecommunications  sector of the U.S.  equity market.
                    The  Portfolio  invests  primarily in  telecommunications  companies,  or in  instruments  that provide  exposure  to  these  companies,  including  fixed  line  communications  and  wireless communications companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Utilities:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Utilities  Sector Index.  The Index
      SECTOR        measures the  performance  of the utilities  sector of the U.S.  equity  market.  The Portfolio   ProFund Advisors LLC
                    invests  primarily in utility  companies,  or in  instruments  that  provide  exposure to these companies, including electric utilities, gas utilities and water utilities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
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THE PROFUND VP PORTFOLIOS  DESCRIBED  BELOW ARE AVAILABLE AS  SUB-ACCOUNTS  TO ALL ANNUITY  OWNERS.  EACH  PORTFOLIO  PURSUES AN INVESTMENT
STRATEGY THAT SEEKS TO PROVIDE DAILY  INVESTMENT  RESULTS,  BEFORE FEES AND EXPENSES,  THAT MATCH A WIDELY  FOLLOWED  INDEX,  INCREASE BY A
SPECIFIED FACTOR RELATIVE TO THE INDEX,  MATCH THE INVERSE OF THE INDEX OR THE INVERSE OF THE INDEX MULTIPLIED BY A SPECIFIED  FACTOR.  THE
INVESTMENT  STRATEGY OF SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH POSITIVELY AND NEGATIVELY) THE DAILY INVESTMENT  RESULTS OF THE APPLICABLE
INDEX.  IT IS RECOMMENDED  THAT ONLY THOSE ANNUITY OWNERS WHO ENGAGE A FINANCIAL  ADVISOR TO ALLOCATE THEIR ACCOUNT VALUE USING A STRATEGIC
OR TACTICAL  ASSET  ALLOCATION  STRATEGY  INVEST IN THESE  PORTFOLIOS.  WE HAVE  ARRANGED THE  PORTFOLIOS  BASED ON THE INDEX ON WHICH IT'S
INVESTMENT STRATEGY IS BASED.
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The S&P 500 Index(R)is a widely  used  measure of large U.S.  company  stock  performance.  It  consists  of the common  stocks of 500 major corporations  selected by Standard & Poor's(R)for their size and the frequency and ease with which their stocks trade,  reflecting  the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bull: seeks daily investment results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
     S&P 500        the daily performance of the S&P 500(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
     S&P 500        ProFund VP Bear: seeks daily investment results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
                    the inverse  (opposite)  of the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful  in meeting its  objective,  the net asset value of the  Portfolio's  shares  should increase in  proportion  to any daily  decrease in the level of the S&P 500(R).  Conversely,  the
                    Portfolio's  net asset value should  decrease in proportion to any daily  increase in the level of the S&P 500 Index(R).
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
     S&P 500        ProFund  VP Bull  Plus:  seeks  daily  investment  results,  before  fees  and  expenses,  that   ProFund Advisors LLC
                    correspond  to one and a half times  (150%) the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately  one and a half  times as much as the S&P 500(R)Index  when the  prices of the  securities  in the S&P 500(R)
                    Index rise on a given day and should lose  approximately one and a half times as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
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The NASDAQ 100 Index(TM)contains 100 of the largest market capitalization and most active non-financial domestic and international  companies listed on the NASDAQ Stock Market based on market capitalization.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP OTC: seeks daily investment  results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
                    the daily performance of the NASDAQ 100 Index(TM).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund  VP  Short  OTC:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the inverse  (opposite)  of the daily  performance  of the NASDAQ 100(TM)Index.  If the  Portfolio is  successful  in meeting its  objective,  the net asset value of the Portfolio shares  should  increase in  proportion  to any daily  decrease in the level of the NASDAQ 100(TM)
                    Index.  Conversely,  the net  asset  value  of  shares  of the  Portfolio  should  decrease  in proportion to any daily increase in the level of the NASDAQ 100(TM)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP UltraOTC:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to  twice  (200%)  the  daily  performance  of the  NASDAQ  100(TM)Index.  If the  Portfolio  is
                    successful in meeting its objective,  it should gain approximately  twice as much as the growth oriented  NASDAQ 100(TM)Index when the prices of the securities in that index rise on a given day and should lose approximately twice as much when such prices decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
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The S&P MidCap 400 Index(R)is a widely used measure of medium capitalized U.S. company stock  performance.  It consists of the common stocks of 400 major corporations selected by Standard & Poor's(R)for their market size, industry group  representation,  and the frequency and ease with which their stocks trade, reflecting the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P MIDCAP 400    ProFund VP Mid-Cap  Value:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the  daily  performance  of the  S&P  MidCap  400/Barra  Value  Index(R).  The S&P
                    MidCap400/Barra  Value  Index(R)is a  capitalization-weighted  index that  comprises  all of the stocks in the S&P MidCap 400 Index(R)that have low price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Mid-Cap  Growth:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the S&P MidCap 400/Barra Growth Index(R).  The S&P MidCap
  S&P MIDCAP 400    400/Barra Growth Index(R)is a capitalization-weighted  index that comprises all of the stocks in   ProFund Advisors LLC
                    the S&P MidCap 400 Index(R)that have high price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  UltraMid-Cap:  seeks  daily  investment  results,  before fees and  expenses,  that correspond  to twice  (200%)  the  daily  performance  of the S&P  MidCap  400  Index(R).  If the
                    Portfolio is successful in meeting its objective,  it should gain  approximately  twice as much
  S&P MIDCAP 400    as the S&P  MidCap 400 Index(R)when the prices of the  securities  in the S&P MidCap 400 Index(R) ProFund Advisors LLC
                    rise on a given day and should lose  approximately  twice as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
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The S&P SmallCap 600 Index(R)is an unmanaged index comprising 600 domestic stocks, with a market  capitalization valued at under one billion dollars,  chosen for market size, liquidity,  and industry group representation.  The index comprises stocks from the industrial,  utility, financial, and transportation sectors, reflecting the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Value:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P  SmallCap  600/Barra  Value  Index(R).  The S&P
                    SmallCap  600/Barra Value Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have low price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

--------------------- ------------------------------------------------------------------------------------------------ ---------------------
       STYLE/                                         INVESTMENT OBJECTIVES/POLICIES                                        PORTFOLIO
        TYPE                                                                                                                 ADVISOR/
                                                                                                                           SUB-ADVISOR
--------------------- ------------------------------------------------------------------------------------------------
--------------------- ------------------------------------------------------------------------------------------------ ---------------------
  S&P SMALLCAP 600    ProFund VP Small-Cap Growth:  seeks daily investment  results,  before fees and expenses,  that  ProFund Advisors LLC correspond  to the daily  performance  of the S&P SmallCap  600/Barra  Growth  Index(R).  The S&P
                      SmallCap 600/Barra Growth Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have high price-to-book ratios.
--------------------- ------------------------------------------------------------------------------------------------ ---------------------
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The Russell  2000 Index(R)is an  unmanaged  index  consisting  of 2,000 small  company  common  stocks.  The Russell  2000 Index(R)comprises approximately 2000 of the smallest U.S. domiciled publicly traded common stocks that are included in the Russell 3000 Index(R).
--------------------------------------------------------------------------------------------------------------------------------------------
--------------------- ------------------------------------------------------------------------------------------------ ---------------------
    RUSSELL 2000      ProFund VP UltraSmall-Cap (f/k/a ProFund VP SmallCap):  seeks daily investment results,  before  ProFund Advisors LLC fees and expenses,  that correspond to twice (200%) the daily  performance of the Russell 2000(R)
                      Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately twice as much as the Russell 2000 Index(R)when the prices of the  securities  in that index rise on a given day and should lose  approximately  twice as much when such  prices  decline on that day.
--------------------- ------------------------------------------------------------------------------------------------ ---------------------
                      ------------------------------------------------------------------------------------------------ ---------------------
  U.S. GOV'T BOND     ProFund VP U.S.  Government  Plus: seeks daily  investment  results,  before fees and expenses,  ProFund Advisors LLC that  correspond to 125% of the daily price  movement of the most recently  issued 30-year U.S.
                      Treasury Bond.
--------------------- ------------------------------------------------------------------------------------------------ ---------------------
                      ------------------------------------------------------------------------------------------------ ---------------------
  U.S. GOV'T BOND     ProFund VP Rising Rates Opportunity:  seeks daily investment results, before fees and expenses,  ProFund Advisors LLC that  correspond  to 125% of the inverse  (opposite)  of the daily  price  movement of the most recently  issued  30-year U.S.  Treasury  Bond.  If the  Portfolio is successful in meeting its objective,  the net asset value of the Portfolio's  shares should decrease in proportion to any daily increase in the price of the 30-year U.S. Treasury Bond on a given day.  Conversely,  the net asset value of shares of the Portfolio  should increase in proportion to any daily decrease in the price of the 30-year U.S. Treasury Bond on a given day.
--------------------- ------------------------------------------------------------------------------------------------ ---------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The First Trust(R)10 Uncommon Values Portfolio of the First Defined  Portfolio Fund LLC invests in the securities of a relatively few number of issuers.  Since the assets of the  Portfolio  are invested in a limited  number of issuers,  the net asset value of the Portfolio may be more susceptible to a single adverse economic,  political or regulatory occurrence.  The Portfolio may also be subject to additional market risk due to its policy of investing  based on an investment  strategy and generally not buying or selling  securities in response to market fluctuations.  The  Portfolio's  relative lack of diversity and limited  ongoing  management may subject Owners to greater market risk than other portfolios.
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--------------------- ------------------------------------------------------------------------------------------------ ---------------------
     LARGE CAP        First Trust(R)10 Uncommon  Values:  seeks to provide  above-average  capital  appreciation.  The
                      Portfolio  seeks to achieve its  objective  by  investing  primarily  in the ten common  stocks selected by the Investment  Policy Committee of Lehman Brothers Inc.  ("Lehman  Brothers") with the assistance of the Research  Department of Lehman  Brothers which, in their opinion have the
       BLEND          greatest  potential for capital  appreciation  during the next year. The stocks included in the     First Trust
                      Portfolio  are adjusted  annually on or about July 1st in  accordance  with the  selections  of     Advisors L.P.
                      Lehman Brothers.
--------------------- ------------------------------------------------------------------------------------------------ ---------------------
                      ------------------------------------------------------------------------------------------------ ---------------------
       INTER-         The  Prudential  Series  Fund,  Inc.  - SP  Jennison  International  Growth:  seeks to  provide
                      long-term   growth  of  capital.   The   Portfolio   pursues  its  objective  by  investing  in
                      equity-related  securities of foreign  issuers that the  Sub-advisor  believes will increase in value over a period of years.  The  Portfolio  invests  primarily  in the common stock of large and  medium-sized  foreign  companies.  Under normal  circumstances,  the Portfolio  invests at
  NATIONAL EQUITY     least 65% of its total  assets in common  stock of foreign  companies  operating or based in at      Prudential
                      least five different  countries.  The Portfolio  looks  primarily for stocks of companies whose    Investments LLC/
                      earnings are growing at a faster rate than other companies and that have  above-average  actual  Jennison Associates
                      and  potential  earnings  growth  over  the long  term and  strong  financial  and  operational          LLC
                      characteristics.
--------------------- ------------------------------------------------------------------------------------------------ ---------------------

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill  Companies,  Inc. and have been licensed for use by American Skandia Investment Services,  Incorporated.  The Portfolio is not sponsored,  endorsed,  sold or promoted by Standard & Poor's and  Standard & Poor's  makes no  representation  regarding  the  advisability  of investing in the
Portfolio.

The First Trust(R)10 Uncommon Values  portfolio is not sponsored or created by Lehman  Brothers,  Inc.  ("Lehman  Brothers").  Lehman
Brothers' only  relationship  to First Trust is the licensing of certain  trademarks  and trade names of Lehman  Brothers and of the
"10 Uncommon  Values" which is  determined,  composed and calculated by Lehman  Brothers  without regard to First Trust or the First
Trust(R)10 Uncommon Values portfolio.

Dow Jones has no  relationship  to the ProFunds VP, other than the  licensing of the Dow Jones sector  indices and its service marks for use in  connection  with the ProFunds VP. The ProFunds VP are not  sponsored,  endorsed,  sold, or promoted by Standard & Poor's or NASDAQ,  and neither  Standard & Poor's nor NASDAQ  makes any  representations  regarding  the  advisability  of investing in the
ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed  investment  options of  different  durations  during the  accumulation  period.  These  "Fixed  Allocations"  earn a guaranteed  fixed rate of interest for a specified  period of time,  called the "Guarantee  Period." In most states,  we offer Fixed
Allocations  with Guarantee  Periods from 1 to 10 years.  We may also offer special  purpose Fixed  Allocations for use with certain optional  investment  programs.  We guarantee the fixed rate for the entire Guarantee Period.  However,  if you withdraw or transfer
Account Value before the end of the Guarantee  Period,  we will adjust the value of your  withdrawal or transfer based on a formula, called a "Market Value  Adjustment."  The Market Value  Adjustment  can either be positive or negative,  depending on the rates that are currently  being  credited on Fixed  Allocations.  Please refer to the section  entitled  "How does the Market Value  Adjustment
Work?" for a description  of the formula along with examples of how it is  calculated.  You may allocate  Account Value to more than one Fixed Allocation at a time.

Fixed  Allocations  may not be available in all states.  Availability  of Fixed  Allocations  is subject to change and may differ by state and by the annuity product you purchase.  Please call American Skandia at  1-800-766-4530  to determine  availability of Fixed
Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

There is no Contingent Deferred Sales Charge applied if you surrender your Annuity or make a partial withdrawal.

Annual  Maintenance Fee: During the accumulation  period we deduct an Annual  Maintenance Fee. The Annual  Maintenance Fee is $35.00
or 2% of your Account Value invested in the variable  investment  options,  whichever is less. This fee will be deducted annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity  during the Annuity Year, the fee is deducted at the time of  surrender.  Currently,  the Annual  Maintenance  Fee is only deducted if your Account Value is less than $100,000 on the anniversary of the Issue Date or at the time of surrender.  We may increase the Annual  Maintenance Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Optional  Benefits:  If you elect to purchase the  Guaranteed  Return Option,  we will deduct an additional  charge on a daily basis from your Account Value  allocated to the  Sub-accounts.  The  additional  charge is included in the daily  calculation  of the Unit
Price for each  Sub-account.  If you elect to purchase one or more optional  death  benefits,  we will deduct the annual charge from your Account Value on the anniversary of your Annuity's Issue Date.  Under certain  circumstances,  we may deduct a pro-rata portion of the annual  charge for any  optional  Death  Benefit.  The charge for each  optional  benefit  is  deducted  in  addition  to the
Insurance  Charge due to the increased  insurance risk associated with the optional  benefits.  Please refer to the section entitled
"Death  Benefit" for a description  of the charge for each Optional Death Benefit.  Please refer to the section  entitled  "Managing
Your Account Value - Do you offer  programs  designed to guarantee a "return of premium" at a future date?" for a description of the charge for the Guaranteed Return Option.

Transfer  Fee:  Currently,  you may make twenty (20) free  transfers  between  investment  options each Annuity Year. We will charge
$10.00 for each  transfer  after the  twentieth in each Annuity  Year.  We do not consider  transfers  made as part of a dollar cost averaging  program when we count the twenty free  transfers.  Transfers made as part of a rebalancing,  market timing or third party investment  advisory  service will be subject to the  twenty-transfer  limit.  However,  all transfers  made on the same day will be treated as one (1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its  Guarantee  Period
are not  subject  to the  Transfer  Fee and are not  counted  toward  the twenty  free  transfers.  We may reduce the number of free transfers  allowable  each  Annuity  Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of electronic  means to transmit  your  transfer  requests.  We may  eliminate  the  Transfer  Fee for  transfer  requests  transmitted electronically or through other means that reduce our processing costs.

Tax  Charges:  Several  states and some  municipalities  charge  premium  taxes or similar  taxes.  The amount of tax will vary from jurisdiction  to  jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges from each  Purchase  Payment at the time of a withdrawal  or surrender of your Annuity or at the time you elect to begin  receiving  annuity  payments.  We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an  Insurance  Charge  daily  against the average  daily assets  allocated  to the  Sub-accounts.  The
Insurance  Charge is the  combination  of the Mortality & Expense Risk Charge (1.50%) and the  Administration  Charge  (0.15%).  The
total charge is equal to 1.65% on an annual basis.  The Insurance  Charge is intended to compensate  American  Skandia for providing the insurance  benefits under the Annuity,  including the Annuity's  basic death benefit that provides  guaranteed  benefits to your beneficiaries  even if the market  declines  and the risk that persons we  guarantee  annuity  payments to will live longer than our assumptions.  The charge also covers  administrative costs associated with providing the Annuity benefits,  including preparation of the contract,  confirmation  statements,  annual account statements and annual reports, legal and accounting fees as well as various related  expenses.  Finally,  the charge  covers the risk that our  assumptions  about the mortality  risks and expenses  under this
Annuity are  incorrect and that we have agreed not to increase  these  charges over time despite our actual  costs.  We may increase the portion of the total  Insurance  Charge that is deducted for  administrative  costs;  however,  any increase  will only apply to
Annuities issued after the date of the increase.

American  Skandia may make a profit on the Insurance  Charge if, over time,  the actual cost of providing the  guaranteed  insurance obligations  under the Annuity are less than the amount we deduct for the  Insurance  Charge.  To the extent we make a profit on the
Insurance  Charge,  such profit may be used for any other  corporate  purpose,  including  payment of other  expenses  that American
Skandia incurs in promoting, distributing, issuing and administering the Annuity.

The  Insurance  Charge is not deducted  against  assets  allocated  to a Fixed  Allocation.  However,  the amount we credit to Fixed
Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly  against the Portfolios.  However,  each Portfolio  charges a total annual fee comprised of an investment  management  fee,  operating  expenses  and any  distribution  and service  (12b-1)  fees that may apply.  These fees are deducted  daily by each  Portfolio  before it provides  American  Skandia with the net asset value as of the close of business  each day.  More  detailed  information  about fees and  charges  can be found in the  prospectuses  for the  Portfolios.  Please also see
"Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against Account Value allocated to the  Sub-accounts,  we also take into  consideration mortality,  expense,  administration,  profit and other factors in determining  the interest  rates we credit to Fixed  Allocations.
Any Tax Charge  applies to amounts  that are taken from the variable  investment  options or the Fixed  Allocations.  A Market Value
Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain states a tax is due if and when you exercise your right to receive  periodic  annuity  payments.  The amount payable will depend on the applicable  jurisdiction  and on the annuity  payment  option you select.  If you select a fixed payment  option,  the amount of each fixed payment will depend on the Account  Value of your Annuity when you elected to  annuitize.  There is no specific charge  deducted  from these  payments;  however,  the amount of each  annuity  payment  reflects  assumptions  about our  insurance expenses.  If you select a variable  payment option that we may offer,  then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain  fees and charges or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may reduce or eliminate the amount of the Annual  Maintenance Fee or reduce the portion of the total  Insurance  Charge that is  deducted  as an  Administration  Charge.  Generally,  these  types of changes  will be based on a  reduction  to our sales, maintenance  or  administrative  expenses due to the nature of the individual or group  purchasing the Annuity.  Some of the factors we might  consider  in making such a decision  are:  (a) the size and type of group;  (b) the number of  Annuities  purchased  by an
Owner;  (c) the amount of Purchase  Payments or likelihood of additional  Purchase  Payments;  and/or (d) other  transactions  where sales,  maintenance  or  administrative  expenses  are likely to be  reduced.  We will not  discriminate  unfairly  between  Annuity purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial  Purchase  Payment:  You must make a minimum initial Purchase  Payment of $15,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial Purchase  Payment provided that,  within the first Annuity Year, you make at least $15,000 in total Purchase Payments.

Where allowed by law,  initial  Purchase  Payments in excess of $1,000,000  require our approval prior to  acceptance.  We may apply certain limitations and/or  restrictions on the Annuity as a condition of our acceptance,  including limiting the liquidity features or the Death Benefit protection provided under the Annuity,  limiting the right to make additional  Purchase Payments,  changing the number of transfers  allowable  under the Annuity or restricting  the  Sub-accounts  that are available.  Other  limitations  and/or restrictions may apply.

Except as noted below,  Purchase  Payments  must be submitted by check drawn on a U.S.  bank, in U.S.  dollars,  and made payable to
American  Skandia.  Purchase  Payments  may also be  submitted  via 1035  exchange  or  direct  transfer  of  funds.  Under  certain circumstances,  Purchase  Payments may be transmitted to American  Skandia via wiring funds through your  investment  professional's broker-dealer  firm.  Additional  Purchase Payments may also be applied to your Annuity under an arrangement  called "bank drafting"
                      ----------
where you  authorize  us to deduct  money  directly  from your bank  account.  We may reject any  payment  if it is  received  in an unacceptable form.  Our acceptance of a check is subject to our ability to collect funds.

Age  Restrictions:  There is no age  restriction  to purchase  the  Annuity.  However,  the basic  Death  Benefit  provides  greater protection  for persons under age 85. There is no Contingent  Deferred Sales Charge  deducted upon surrender or partial  withdrawal.
However,  if you take a distribution  prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain.  The availability of certain optional benefits may vary based on the age of the Owner on the Issue Date of the Annuity.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

|X|      Owner:  The  Owner(s)  holds all rights  under the  Annuity.  You may name more than one Owner in which case all  ownership
         -----
       rights are held  jointly.  However,  this  Annuity does not provide a right of  survivorship.  Refer to the Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant is the person we agree to make annuity  payments to and upon whose life we continue to make such
         ---------
       payments.  You must name an Annuitant who is a natural  person.  We do not accept a designation  of joint  Annuitants  during the accumulation  period. Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent Annuitant will become the Annuitant if the Annuitant  dies before the Annuity Date.  Please refer to the discussion of  "Considerations  for
       Contingent Annuitants" in the Tax Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s) or entity you name to receive the death  benefit.  If no  beneficiary  is
         -----------
       named the death benefit will be paid to you or your estate.

Your right to make  certain  designations  may be limited if your  Annuity is to be used as an IRA or other  "qualified"  investment that is given  beneficial  tax treatment  under the Code.  You should seek  competent tax advice on the income,  estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner,  Annuitant and  Beneficiary  designations  by sending us a request in writing.  Where allowed by law, such changes will be subject to our acceptance.  Some of the changes we will not accept include, but are not limited to:
|X|      a new  Owner  subsequent  to  the  death  of the  Owner  or  the  first  of  any  joint  Owners  to  die,  except  where  a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary is the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative  Beneficiary  designation,  upon the death of either spousal
Owner,  the surviving  spouse may elect to assume  ownership of the Annuity instead of taking the Death Benefit  payment.  The Death
Benefit  that would have been  payable  will be the new  Account  Value of the  Annuity as of the date of due proof of death and any required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the  surviving  spouse will have all the rights and  benefits  that would be  available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of determining  any future Death Benefit for the beneficiary of the surviving  spouse,  the new Account Value will be considered as the initial  Purchase  Payment.  However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent  Annuitant,  upon the death of the Annuitant, the  surviving  spouse  will  become the  Annuitant.  No Death  Benefit is payable  upon the death of the  Annuitant.  However,  the
Account  Value  of the  Annuity  as of the  date of due  proof of death of the  Annuitant  (and any  required  proof of the  spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

If after  purchasing  your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel  period.  This is often  referred  to as a  "free-look."  Depending  on the state in which you purchased your Annuity,  and, in some states,  if you purchased the Annuity as a replacement for a prior contract,  the right to cancel period may be ten (10) days,  twenty-one (21) days or longer,  measured from the time that you received your Annuity.  If you return your Annuity,  during the applicable  period,  we will refund your current Account Value plus any tax charge  deducted.  This amount may be higher or lower than your  original  Purchase  Payment.  Where  required by law, we will return your  current  Account
Value or the amount of your  initial  Purchase  Payment,  whichever  is  greater.  The same  rules may apply to an  Annuity  that is purchased as an IRA. In any situation  where we are required to return the greater of your  Purchase  Payment or Account  Value,  we may  allocate  your  Account  Value to the AST Money  Market  Sub-account  during the right to cancel  period  and for a  reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The  minimum  amount  that we accept as an  additional  Purchase  Payment  is $100  unless you  participate  in  American  Skandia's
Systematic  Investment Plan or a periodic  purchase  payment  program.  We will allocate any additional  Purchase  Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your Annuity by  authorizing  us to deduct money directly from your bank account and
              ----------
applying it to your  Annuity.  This type of program is often called "bank  drafting".  We call our bank drafting  program  "American
Skandia's  Systematic  Investment  Plan."  Purchase  Payments  made  through  bank  drafting  may only be  allocated to the variable investment  options when applied.  Bank  drafting  allows you to invest in your Annuity with a lower initial  Purchase  Payment,  as long as you  authorize  payments  that will equal at least  $15,000  during the first 12 months of your  Annuity.  We may suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable  financial  institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified  investments.  If your employer  sponsors such a program, we may agree to accept periodic  Purchase  Payments through a salary  reduction  program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $15,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.  The net Purchase
Payment is your initial  Purchase  Payment minus any tax charges that may apply.  On your  application we ask you to provide us with instructions  for  allocating  your Account  Value.  You can allocate  Account Value to one or more variable  investment  options or
Fixed Allocations.

In those  states  where we are  required  to return your  Purchase  Payment if you  exercise  your right to return the  Annuity,  we initially  allocate  all  amounts  that  you  choose  to  allocate  to the  variable  investment  options  to the AST  Money  Market
Sub-account.  At the end of the  right to cancel  period  we will  reallocate  your  Account  Value  according  to your most  recent allocation  instructions.  Where permitted by law, we will allocate your Purchase Payments  according to your initial  instructions, without  temporarily  allocating  to the AST Money Market  Sub-account.  To do this,  we will ask that you execute our form called a
"return  waiver" that authorizes us to allocate your Purchase  Payment to your chosen  Sub-accounts  immediately.  If you submit the
"return  waiver" and then decide to return your Annuity  during the right to cancel  period,  you will receive your current  Account
Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent  Purchase  Payments:  We will allocate any additional  Purchase  Payments you make  according to your current  allocation instructions.  If any rebalancing or asset  allocation  programs are in effect,  the allocation  should conform with such a program.
We assume that your current  allocation  instructions  are valid for subsequent  Purchase  Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation period you may transfer Account Value between investment  options.  Transfers are not subject to taxation on any gain.  We  currently  limit the  number of  Sub-accounts  you can  invest in at any one time to twenty  (20).  However,  you can invest in an unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account  you  allocate  Account
Value to at the time of any  allocation  or transfer.  If you request a transfer  and, as a result of the  transfer,  there would be less than $500 in the Sub-account,  we may transfer the remaining  Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We may  impose  specific  restrictions  on  financial  transactions  for  certain  Portfolios  based on the  Portfolio's  investment restrictions.  Currently,  any purchase,  redemption or transfer  involving the ProFunds VP  Sub-accounts  must be received by us no later than one hour prior to any announced closing of the applicable  securities exchange (generally,  3:00 p.m. Eastern time) to be processed on the current  Valuation  Day. The "cut-off"  time for such  financial  transactions  involving a ProFunds VP Sub-account will be  extended  to1/2hour  prior to any  announced  closing  (generally,  3:30  p.m.  Eastern  time) for  transactions  submitted electronically through American Skandia's Internet website (www.americanskandia.com).

Currently,  we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year,  including transfers made as part of any rebalancing,  market timing,  asset allocation or similar program which you have authorized.  Transfers made as part of a dollar cost  averaging  program do not count toward the twenty free  transfer  limit.  Renewals or transfers of Account  Value from a Fixed
Allocation at the end of its Guarantee  Period are not subject to the transfer  charge.  We may reduce the number of free  transfers allowable  each  Annuity Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of  electronic means to transmit your transfer  requests.  We may eliminate the Transfer Fee for transfer  requests  transmitted  electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of  transfers  in any Annuity  Year for all  existing  or new Owners.  We also  reserve the right to limit the number of  transfers in any Annuity  Year or to refuse any  transfer  request for an Owner or certain  Owners if:
(a) we believe that excessive  trading or a specific  transfer request or group of transfer  requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are informed by one or more of the Portfolios that the purchase or redemption  of shares must be  restricted  because of  excessive  trading or a specific  transfer or group of transfers is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without  limiting the above, the most likely scenario where either of the above could occur would be if the aggregate  amount of a trade or trades  represented a relatively large proportion of the total assets of a particular  Portfolio.  Under such a circumstance,  we will process  transfers  according to our rules then in effect and provide  notice if the  transfer  request was denied.  If a transfer  request is denied,  a new  transfer  request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation  period.  Dollar Cost Averaging  allows you to  systematically  transfer an amount  each month from one  investment  option to one or more other  investment  options.  You can choose to  transfer  earnings only,  principal  plus  earnings  or a flat  dollar  amount.  Dollar  Cost  Averaging  allows you to invest  regularly  each  month, regardless  of the current unit value (or price) of the  Sub-account(s)  you invest in. This enables you to purchase more units when the market  price is low and fewer  units  when the market  price is high.  This may  result in a lower  average  cost of units over time.  However,  there is no guarantee that Dollar Cost  Averaging will result in a profit or protect  against a loss in a declining market.  We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost Averaging from Fixed  Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal  plus  earnings.  If  transferring  principal  plus  earnings,  the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE:  When a Dollar Cost Averaging  program is established  from a Fixed  Allocation,  the fixed rate of interest we credit to your
Account  Value is applied to a declining  balance due to the  transfers of Account  Value to the  Sub-accounts  during the Guarantee
Period.  This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation  period,  we offer automatic  rebalancing  among the variable  investment  options you choose.  You can choose to have your Account  Value  rebalanced  quarterly,  semi-annually,  or annually.  On the  appropriate  date,  your  variable investment  options are  rebalanced  to the  allocation  percentages  you request.  For example,  over time the  performance  of the variable  investment  options will differ,  causing your percentage  allocations to shift. With automatic  rebalancing,  we transfer the appropriate amount from the "overweighted"  Sub-accounts to the  "underweighted"  Sub-accounts to return your allocations to the percentages  you request.  If you request a transfer  from or into any variable  investment  option  participating  in the automatic rebalancing  program,  we will assume that you wish to change your rebalancing  percentages as well, and will  automatically  adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum  Account Value of at least $10,000 to enroll in automatic  rebalancing.  All  rebalancing  transfers made on the same day as part of an automatic  rebalancing  program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers.  We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two different  programs for investors who wish to invest in the variable  investment  options but also wish to protect their  principal,  at least as of a specific date in the future.  You may not want to use either of these  programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program where a portion of your Account Value is allocated to a Fixed  Allocation and the remaining
Account  Value is  allocated  to the  variable  investment  options  that you  select.  When you enroll in the  Balanced  Investment
Program,  you choose the duration that you wish the program to last.  This  determines the duration of the Guarantee  Period for the
Fixed  Allocation.  Based on the fixed rate for the  Guarantee  Period  chosen,  we calculate the portion of your Account Value that must be allocated to the Fixed  Allocation to grow to a specific  "principal  amount" (such as your initial  Purchase  Payment).  We determine  the amount based on the rates then in effect for the Guarantee  Period you choose.  If you continue the program until the end of the Guarantee  Period and make no withdrawals or transfers,  at the end of the Guarantee  Period,  the Fixed  Allocation will have grown to equal the  "principal  amount".  Withdrawals or transfers  from the Fixed  Allocation  before the end of the Guarantee
Period will  terminate the program and may be subject to a Market Value  Adjustment.  You can transfer the Account Value that is not allocated to the Fixed  Allocation  between any of the Sub-accounts  available under the Annuity.  Account Value you allocate to the variable  investment  options is subject to market  fluctuations  and may  increase or decrease in value.  We do not deduct a charge for participating in the Balanced Investment Program.

         Example
         Assume  you invest  $100,000.  You  choose a 10-year  program  and  allocate  a portion  of your  Account  Value to a Fixed
         Allocation  with a 10-year  Guarantee  Period.  The rate for the  10-year  Guarantee  Period is 5.33%*.  Based on the fixed interest rate for the Guarantee  Period chosen,  the factor is 0.594948 for determining how much of your Account Value will be  allocated  to the Fixed  Allocation.  That  means  that  $59,495  will be  allocated  to the Fixed  Allocation  and the remaining  Account Value  ($41,505)  will be allocated to the variable  investment  options.  Assuming that you do not make any  withdrawals  from the Fixed  Allocation,  it will grow to $100,000 at the end of the  Guarantee  Period.  Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)SM
We also offer a seven-year  program  where we monitor your Account Value daily and  systematically  transfer  amounts  between Fixed
Allocations and the variable  investment  options you choose.  American Skandia guarantees that at the end of the seventh (7th) year from  commencement  of the program (or any program  restart date),  you will receive no less than your Account Value on the date you elected to  participate  in the program  ("commencement  value").  On the program  maturity date, if your Account Value is below the commencement  value,  American  Skandia will apply additional  amounts to your Annuity so that it is equal to commencement  value or your  Account  Value on the date you elect to restart the program  duration.  Any amounts  added to your  Annuity will be applied to the AST Money Market Sub-account,  unless you provide us with alternative  instructions.  We will notify you of any amounts added to your Annuity  under the program.  We do not consider  amounts  added to your Annuity to be  "investment  in the contract" for income tax purposes.

Account Value is only  transferred  to and  maintained in Fixed  Allocations  to the extent we, in our sole  discretion,  deem it is
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necessary to support our  guarantee  under the program.  This differs  from the Balanced  Investment  Program  where a set amount is allocated to a Fixed Allocation  regardless of the performance of the underlying  Sub-accounts.  With the Guaranteed  Return Option, your  Annuity  is able to  participate  in the  upside  potential  of the  Sub-accounts  while  only  transferring  amounts to Fixed
Allocations  to  protect  against  significant  market  downturns.   NOTE:  If  a  significant  amount  of  your  Account  Value  is systematically  transferred to Fixed  Allocations  during prolonged  market declines,  less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the  performance of your Account Value to determine  whether it is greater than,  equal to or below our
"reallocation  trigger",  described  below.  Based on the  performance  of the  Sub-accounts  in which you choose to  allocate  your
Account  Value  relative  to the  reallocation  trigger,  we may  transfer  some or all of  your  Account  Value  to or from a Fixed
Allocation.  You have  complete  discretion  over the  allocation  of your  Account  Value that  remains  allocated  in the variable investment options.  However, we reserve the right to restrict certain Portfolios if you participate in the program.

|X|      Account  Value  greater than or equal to  reallocation  trigger:  Your Account  Value in the  variable  investment  options remains allocated according to your most recent  instructions.  If a portion of Account Value was previously allocated to a Fixed  Allocation,  those amounts may be transferred  from the Fixed  Allocation and re-allocated to the variable investment options pro-rata according to your current allocations.  A Market Value Adjustment will apply.

|X|      Account  Value  below  reallocation  trigger:  A portion  of your  Account  Value in the  variable  investment  options  is transferred  to a new  Fixed  Allocation.  These  amounts  are  transferred  on a  pro-rata  basis  from the  variable investment  options.  The new Fixed  Allocation  will have a Guarantee  Period equal to the remaining  duration in the
              Guaranteed  Return  Option.  The Account  Value  applied to the new Fixed  Allocation  will be credited with the fixed interest rate then being  applied to a new Fixed  Allocation  of the next higher  yearly  duration.  The Account Value will remain invested in the Fixed Allocation  until the maturity date of the program unless,  at an earlier date, your
              Account  Value is at or above the  reallocation  trigger and amounts can be  transferred  to the  variable  investment options (as described above) while maintaining the guarantee protection under the program.

American  Skandia uses an allocation  mechanism  based on  assumptions  of expected and maximum  market  volatility to determine the reallocation  trigger.  The allocation  mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose.  American  Skandia reserves the right to change the allocation  mechanism and the reallocation  trigger at its discretion,  subject to regulatory  approval where required.  Any change to the allocation  mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination
The Guaranteed  Return Option will  terminate on its maturity  date. You can elect to participate in a new Guaranteed  Return Option or re-allocate  your Account Value at that time.  Upon  termination,  any Account Value allocated to the Fixed  Allocations  will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate  the  Guaranteed  Return  Option at any time.  American  Skandia  does not provide any  guarantees  upon termination of the program.
|X|      Withdrawals  from your  Annuity  while the  program is in effect  will reduce the  guaranteed  amount  under the program in proportion  to your Account Value at the time of the  withdrawal.  Withdrawals  will be subject to all other  provisions of the
     Annuity, including any Market Value Adjustment that would apply.
|X|      Additional  Purchase  Payments  applied  to the  Annuity  while the  program  is in effect  will only  increase  the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X|      Annuity Owners cannot transfer Account Value to or from a Fixed  Allocation  while  participating in the program and cannot participate  in any dollar cost  averaging  program  that  transfers  Account  Value from a Fixed  Allocation  to the  variable investment options.
|X|      Transfers from Fixed  Allocations will be subject to the Market Value Adjustment  formula under the Annuity;  however,  the
     0.10%  "cushion"  feature of the  formula  will not apply.  A Market  Value  Adjustment  may be either  positive  or  negative.
     Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X|      Transfers from the Sub-accounts to Fixed Allocations or from Fixed  Allocations to the Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The  Guaranteed  Return  Option  will  terminate:  (a) upon the death of the  Owner or the  Annuitant  (in an entity  owned contract); and (b) as of the date Account Value is applied to begin annuity payments.
|X|      You can elect to restart the seven (7) year  program  duration on any  anniversary  of the Issue Date of the  Annuity.  The
     Account  Value on the date the restart is  effective  will become the new  commencement  value.  You can only elect the program once per Annuity Year.

Charges under the Program
We deduct a charge equal to 0.25% per year to  participate  in the  Guaranteed  Return  Option.  The annual charge is deducted daily against your Account Value  allocated to the  Sub-accounts.  Account Value allocated to Fixed  Allocations  under the program is not subject to the charge.  The charge is deducted to  compensate  American  Skandia for:  (a) the risk that your  Account  Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

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     Effective  November 18, 2002,  American  Skandia  changed the manner in which the annual charge for the  Guaranteed  Return
     Option is deducted  to the method  described  above.  The annual  charge for the  Guaranteed  Return  Option for Owners who elected the  benefit  between  May 1, 2001 and  November  15, 2002 is  deducted  annually,  in  arrears,  according  to the prospectus  in effect as of the date the program  was  elected.  Owners who  terminate  and then  re-elect  the  Guaranteed
     Return Option or elect to restart the  Guaranteed  Return Option at any time after November 18, 2002 will be subject to the charge method described above.
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Owners who purchased the Annuity between  February 4, 2002 and November 1, 2002 (the  "Promotional  Period") will not be charged the
0.25% annual fee for the Guaranteed Return Option program if elected at any time while their Annuity is in effect.
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|X|      American  Skandia will not charge the 0.25% annual fee for the entire period that the program remains in effect,  including any extension of the program's  maturity  date  resulting  from the Owner's  election to restart the 7-year  program  duration, regardless of when the Owner elects to participate in the Guaranteed Return Option program.
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|X|      Owners who complete the initial 7-year program  duration OR terminate the program before the program's  maturity date, will not be charged the 0.25% annual fee for  participating in the program if they re-elect the Guaranteed  Return Option program at a later date.
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|X|      To qualify for the waiver of the 0.25% annual fee,  American  Skandia must receive an  application  for the Annuity  during the Promotional Period, which meets all of our requirements.
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|X|      All other terms and  conditions of the Annuity and the  Guaranteed  Return  Option  program apply to Owners who qualify for the waiver of the 0.25% annual fee.
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|X|      Owners who purchase the Annuity after the  completion of the  Promotional  Period will not qualify for the 0.25% annual fee waiver.
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MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may  authorize  your  investment  professional  to direct the  allocation  of your Account  Value and to request  financial transactions  between  investment  options while you are living,  subject to our rules.  You must contact us immediately if and when you revoke such authority.  We will not be responsible for acting on instructions  from your investment  professional if you fail to inform us that such  person's  authority has been revoked.  We may also  suspend,  cancel or limit these  privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide  administrative  support to  licensed,  registered  investment  professionals  or  investment advisors who you authorize to make financial  transactions on your behalf.  These investment  professionals  may be firms or persons who also are  appointed by us as  authorized  sellers of the  Annuity.  However,  we do not offer advice about how to allocate  your
Account Value under any  circumstance.  Any investment  professionals  you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any  recommendations  such investment  professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require  investment  professionals or investment  advisors,  who are authorized by multiple contract owners to make financial transactions,  to enter into an administrative  agreement with American Skandia as a condition of our accepting transactions on your behalf. The  administrative  agreement may impose  limitations on the investment  professional's or investment  advisor's ability to request financial  transactions on your behalf.  These limitations are intended to minimize the detrimental  impact of an investment professional  who is in a position to transfer  large  amounts of money for multiple  clients in a  particular  Portfolio or type of
portfolio  or  to  comply  with  specific   restrictions  or  limitations  imposed  by  a  Portfolio(s)  on  American  Skandia.  The administrative agreement may limit the available investment options,  require advance notice of large transactions,  or impose other trading limitations on your investment  professional.  Your investment  professional will be informed of all such restrictions on an ongoing  basis.  We may also require that your  investment  professional  transmit all financial  transactions  using the electronic trading  functionality  available  through our Internet  website  (www.americanskandia.com).  Limitations that we may impose on your investment  professional  or  investment  advisor  under  the  terms of the  administrative  agreement  do not  apply  to  financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?
We credit the fixed  interest  rate to the Fixed  Allocation  throughout  a set period of time called a  "Guarantee  Period".  Fixed
Allocations  currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed  Allocations of different  durations available in the future,  including Fixed Allocations offered exclusively for use with certain optional investment  programs.  Fixed
Allocations  may not be  available  in all states and may not always be  available  for all  Guarantee  Periods  depending on market factors and other considerations.

The interest rate credited to a Fixed  Allocation is the rate in effect when the Guarantee  Period begins and does not change during the  Guarantee  Period.  The rates are an  effective  annual rate of  interest.  We  determine  the  interest  rates for the various
Guarantee  Periods.  At the time that we confirm your Fixed  Allocation,  we will advise you of the interest  rate in effect and the date your Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations  at any time. Any change in interest rate does not affect Fixed  Allocations  that were in effect  before the date of the change.  To inquire as to the current rates for
Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish  different  interest rates for Fixed  Allocations  offered to a class of Owners who choose to participate in various optional  investment  programs we make available.  This may include,  but is not limited to, Owners who elect to use Fixed  Allocations  under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment  program (see "Do you offer programs  designed to guarantee a "Return of Premium" at a future date?").  The interest rate credited to Fixed  Allocations  offered to this class of  purchasers  may be different  than those offered to other  purchasers  who choose the same Guarantee  Period but who do not  participate  in an optional  investment  program.  Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for determining the fixed interest rates for Fixed  Allocations.  Generally the interest rates we offer for Fixed  Allocations will reflect the investment  returns available on the types of investments we make to support our fixed rate  guarantees.  These  investment  types may include cash,  debt  securities  guaranteed by the United States  government and its agencies and  instrumentalities,  money market instruments,  corporate debt obligations of different durations,  private placements, asset-backed  obligations  and municipal  bonds. In determining  rates we also consider  factors such as the length of the Guarantee
Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity of the markets for the type of investments we make, commissions,  administrative and investment  expenses,  our insurance risks in relation to the Fixed  Allocations,  general economic trends and competition.  Some of these  considerations  are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed  Allocation in an existing  Annuity at a rate not less than the rate we are then crediting to
Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The  interest  rate we credit  for a Fixed  Allocation  is  subject  to a  minimum.  Please  refer to the  Statement  of  Additional
Information.  In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw  Account  Value from a Fixed  Allocation  more than 30 days before the end of its Guarantee  Period,  we will  adjust the value of your  investment  based on a  formula,  called a "Market  Value  Adjustment"  or "MVA".  The amount of any
Market Value  Adjustment  can be either  positive or negative,  depending on the movement of a combination of Strip Yields on Strips and an  Option-adjusted  Spread (each as defined  below)  between the time that you purchase the Fixed  Allocation  and the time you make a transfer or  withdrawal.  The Market Value  Adjustment  formula  compares the  combination of Strip Yields for Strips and the
Option-adjusted  Spreads  as of the date the  Guarantee  Period  began  with the  combination  of Strip  Yields  for  Strips and the
Option-adjusted  Spreads as of the date the MVA is being  calculated.  In certain  states the amount of any Market Value  Adjustment may be limited under state law or  regulation.  If your Annuity is governed by the laws of that state,  any Market Value  Adjustment that applies will be subject to our rules for complying with such law or regulation.

|X|      "Strips"  are a form of  security  where  ownership  of the  interest  portion of United  States  Treasury  securities  are separated from ownership of the underlying principal amount or corpus.
|X|      "Strip Yields" are the yields payable on coupon Strips of United States Treasury securities.
|X|      "Option-adjusted  Spread" is the difference between the yields on corporate debt securities  (adjusted to disregard options on such  securities)  and government debt  securities of comparable  duration.  We currently use the Merrill Lynch 1 to 10 year
     Investment Grade Corporate Bond Index of Option-adjusted Spreads.

MVA Formula
The MVA formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed  Allocation  on a
particular date.  The formula is as follows:

                                                    [(1+I) / (1+J+0.0010)]N/365
                                                               where:

                  I is the Strip Yield as of the start date of the Guarantee  Period for coupon Strips  maturing at the end of the  applicable  Guarantee  Period plus the  Option-adjusted  Spread.  If there are no
                  Strips  maturing  at that time,  we will use the Strip  Yield for the Strips  maturing as soon as possible after the Guarantee Period ends.

                  J is the Strip Yield as of the date the MVA formula is being applied for coupon  Strips  maturing at the end of the applicable  Guarantee Period plus the  Option-adjusted  Spread. If there are no
                  Strips  maturing  at that time,  we will use the Strip  Yield for the Strips  maturing as soon as possible after the Guarantee Period ends.

                  N is the number of days remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/365.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value.  Assume the following:
|X|      On December 31, 2000, you allocate  $50,000 into a Fixed  Allocation with a Guarantee  Period of 5 years (e.g. the Maturity
         Date is December 31, 2005).
|X|      The  Strip  Yields  for  coupon  Strips  beginning  on  December  31,  2000 and  maturing  on  December  31,  2005 plus the
         Option-adjusted Spread is 5.50% (I = 5.50%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire Fixed  Allocation  after exactly three (3)
         years, therefore 730 days remain before the Maturity Date (N = 730).

Example of Positive MVA
Assume  that at the time you  request  the  withdrawal,  the  Strip  Yields  for  Strips  maturing  on  December  31,  2005 plus the
Option-adjusted Spread is 4.00%  (J = 4.00%).  Based on these assumptions, the MVA would be calculated as follows:

                                 MVA Factor = [(1+I)/(1+J+0.0010)]N/365 = [1.055/1.041]2 = 1.027078
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $59,448.56

Example of Negative MVA
Assume  that at the time you  request  the  withdrawal,  the  Strip  Yields  for  Strips  maturing  on  December  31,  2005 plus the
Option-adjusted Spread is 7.00% (J = 7.00%).  Based on these assumptions, the MVA would be calculated as follows:

                                MVA Factor = [(1+I)/(1+J+0.0010)]N/365 = [1.055/1.071)]2 = 0.970345
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $56,164.78.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date, you may choose to renew the Fixed  Allocation  for a new  Guarantee  Period of the same or  different  length or you may  transfer all or part of that
Fixed Allocation's  Account Value to another Fixed Allocation or to one or more  Sub-accounts.  We will notify you before the end of the  Guarantee  Period  about the fixed  interest  rates that we are  currently  crediting to all Fixed  Allocations  that are being offered.  The rates  being  credited to Fixed  Allocations  may change  before the  Maturity  Date.  We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not specify how you want a Fixed  Allocation  to be  allocated  on its Maturity  Date,  we will then  transfer the Account
Value of the Fixed  Allocation to the AST Money Market  Sub-account.  You can then elect to allocate the Account Value to any of the
Sub-accounts or to a new Fixed Allocation.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation  period you can access your Account Value through Partial  Withdrawals,  Systematic  Withdrawals,  and where required  for tax  purposes,  Minimum  Distributions.  You can also  surrender  your  Annuity  at any time.  There is no  Contingent
Deferred Sales Charge  applied upon  surrender or partial  withdrawal.  However,  if you surrender  your Annuity,  we may deduct the
Annual  Maintenance  Fee,  any Tax Charge that applies and the charge for any  optional  benefits.  We may also apply a Market Value
Adjustment  to any Fixed  Allocations  being  withdrawn or  surrendered.  Unless you notify us  differently,  withdrawals  are taken pro-rata based on the Account Value in the investment  options at the time we receive your withdrawal  request.  Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A  distribution  during the  accumulation  period is deemed to come first from any "gain" in your  Annuity and second as a return of your "tax basis",  if any.  Distributions  from your Annuity are generally  subject to ordinary income taxation on the amount of any investment gain unless the distribution  qualifies as a non-taxable  exchange or transfer.  If you take a distribution  prior to the taxpayer's  age 59 1/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the  payment.  The Code and  regulations  have  "exclusionary  rules" that we use to  determine  what portion of each annuity  payment  should be  treated as a return of any tax basis you have in the  Annuity.  Once the tax basis in the  Annuity  has been distributed,  the remaining  annuity payments are taxable as ordinary income.  The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes,  you can make a  withdrawal  during the  accumulation  period.  We call this a "Partial  Withdrawal."  The amount  that you may withdraw will equal your Surrender  Value as of the date we process the withdrawal  request.  There is no Contingent  Deferred Sales
Charge applied if you surrender your Annuity or make a partial withdrawal.  After any Partial  Withdrawal,  your Annuity must have a
Surrender  Value of at least $1,000,  or we may treat the Partial  Withdrawal  request as a request to fully surrender your Annuity.
The minimum Partial Withdrawal you may request is $100.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms  necessary  to make a withdrawal  from your  Annuity,  call  1-800-766-4530  or visit our  Internet  Website at
www.americanskandia.com.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals." You can receive  Systematic  Withdrawals of earnings only,  principal plus earnings or a flat dollar amount.

Systematic  Withdrawals  can be made  from  Account  Value  allocated  to the  variable  investment  options  or Fixed  Allocations.
Generally,  Systematic  Withdrawals  from Fixed  Allocations  are  limited  to  earnings  accrued  after the  program of  Systematic
Withdrawals  begins, or payments of fixed dollar amounts that do not exceed such earnings.  Systematic  Withdrawals are available on a monthly,  quarterly,  semi-annual  or annual  basis.  The Account  Value of your Annuity must be at least  $20,000  before we will allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal is $100. If any scheduled  Systematic  Withdrawal is for less than $100, we may postpone  the  withdrawal  and add the  expected  amount to the amount  that is to be  withdrawn  on the next  scheduled  Systematic
Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding  vehicle for certain  retirement  plans that receive  special tax treatment under Sections
401,  403(b) or 408 of the Code,  Section  72(t) of the Code may provide an exception to the 10% penalty tax on  distributions  made prior to age 59 1/2if you elect to  receive  distributions  as a series of  "substantially  equal  periodic  payments".  To  request a program that complies with Section 72(t), you must provide us with certain  required  information in writing on a form acceptable to
us. We may require  advance  notice to allow us to calculate the amount of 72(t)  withdrawals.  The Surrender  Value of your Annuity must be at least $20,000 before we will allow you to begin a program for  withdrawals  under Section  72(t).  The minimum amount for any such withdrawal is $100.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic  Withdrawal we allow to meet distribution  requirements under Sections 401, 403(b) or
408 of the Code.  Under the Code,  you may be required to begin  receiving  periodic  amounts from your  Annuity.  In such case,  we will allow you to make Systematic Withdrawals in amounts that satisfy the minimum distribution rules under the Code.

The  amount of the  required  Minimum  Distribution  for your  particular  situation  may  depend  on other  annuities,  savings  or investments.  We will only  calculate  the amount of your  required  Minimum  Distribution  based on the value of your  Annuity.  We require three (3) days advance  written notice to calculate and process the amount of your  payments.  You may elect to have Minimum
Distributions  paid out monthly,  quarterly,  semi-annually  or annually.  The $100 minimum that applies to  Systematic  Withdrawals does not apply to Minimum Distributions.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During the  accumulation  period you can surrender your Annuity at any time.  Upon  surrender,  you will receive the Surrender
Value.  Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms necessary to surrender your Annuity, call 1-800-766-4530 or visit our Internet Website at
www.americanskandia.com.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments,  variable  payments or adjustable  payments.  Fixed options  provide the same amount with each  payment.  Variable  options  generally  provide a payment which may increase or decrease depending on the investment  performance of the Sub-accounts.  However,  currently,  we also make a variable payment option that has a guarantee  feature.  Adjustable  options  provide a fixed payment that is periodically  adjusted based on current  interest rates.
We do not guarantee to make any annuity  payment  options  available in the future.  For additional  information on annuity  payment options you may request a Statement of Additional Information.

When you purchase an Annuity,  or at a later date,  you may choose an Annuity Date,  an annuity  option and the frequency of annuity payments.  You may change your  choices up to 30 days before the Annuity  Date.  A maximum  Annuity Date may be required by law. Any change to these  options  must be in  writing.  The  Annuity  Date may depend on the  annuity  option you  choose.  Certain  annuity options may not be available depending on the age of the Annuitant.

Certain of these annuity options may be available to  Beneficiaries  who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments for Life:  Under this option,  income is payable  periodically  until the death of the "key life".  The "key life" (as used in this  section) is the person or persons  upon whose life annuity  payments are based.  No  additional  annuity  payments are made after the death of the key life.  Since no minimum  number of  payments is  guaranteed,  this  option  offers the largest  amount of periodic  payments of the life  contingent  annuity  options.  It is possible  that only one payment will be payable if the death of the key life occurs before the date the second  payment was due, and no other  payments nor death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 2
--------
Payments Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint lifetime of two key lives, and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the survivor's death. No minimum number of payments is  guaranteed  under this option.  It is possible  that only one payment will be payable if the death of all the key lives  occurs  before the date the second  payment was due,  and no other  payments  or death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 3
--------
Payments for Life with a Certain  Period:  Under this option,  income is payable  until the death of the key life.  However,  if the key life dies before the end of the period selected (5, 10 or 15 years),  the remaining  payments are paid to the Beneficiary  until the end of such period.  This Option is  currently  available on a fixed or variable  basis.  If you elect to receive  payments on a variable basis under this option,  you can request  partial or full surrender of the annuity and receive its then current cash value
(if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain  Period:  Under this option,  income is payable  periodically  for a specified  number of years. If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the  Beneficiary  until the end of such period.  Note that under this option,  payments are not based on any assumptions of life  expectancy.  Therefore,  that portion of the  Insurance  Charge  assessed  to cover the risk that key lives  outlive  our  expectations  provides  no  benefit to an Owner selecting this option.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable  Payments for Life with a Cash Value:  Under this  option,  benefits  are payable  periodically  until the death of the key life.  Benefits may  increase or decrease  depending  on the  investment  performance  of the  Sub-accounts.  This option has a cash value that also varies with the  investment  performance  of the  Sub-account.  The cash value  provides a "cushion"  from  volatile investment  performance so that negative investment  performance does not automatically  result in a decrease in the annuity payment each month,  and positive  investment  performance does not  automatically  result in an increase in the annuity payment each month.
The cushion generally  "stabilizes"  monthly annuity payments.  Any cash value remaining on the death of the key life is paid to the
Beneficiary  in a lump sum or as periodic  payments.  Under this option,  you can request  partial or full  surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
--------
Variable  Payments  for Life with a Cash Value and  Guarantee:  Under this  option,  benefits  are payable as described in Option 5;
except that,  while the key life is alive, the annuity payment will not be less than a guaranteed  amount,  which generally is equal
------
to the first annuity  payment.  We charge an additional  amount for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.  Under this  option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity  payments,  you will receive equal  fixed-dollar  payments  throughout the period you select.
The amount of the fixed payment will vary  depending on the annuity  payment  option and payment  frequency  you select.  Generally, the first annuity  payment is determined by  multiplying  the Account  Value,  minus any state premium taxes that may apply,  by the factor  determined  from our table of annuity rates.  The table of annuity rates differs based on the type of annuity chosen and the frequency of payment  selected.  Our rates will not be less than our guaranteed  minimum rates.  These guaranteed  minimum rates are derived from the a2000 Individual  Annuity  Mortality Table with an assumed interest rate of 3% per annum.  Where required by law or regulation,  such annuity  table will have rates that do not differ  according to the gender of the key life.  Otherwise,  the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different  types of variable  annuity payment  options.  The first annuity payment will be calculated  based upon the assumed  investment  return  ("AIR").  You select the AIR before we start to make  annuity  payments.  You will not receive  annuity payments  until you choose an AIR. The remaining  annuity  payments will  fluctuate  based on the  performance  of the  Sub-accounts relative to the AIR, as well as, other  factors  described  below.  The greater the AIR, the greater the first  annuity  payment.  A higher  AIR may result in  smaller  potential  growth in the  annuity  payments.  A lower AIR  results  in a lower  initial  annuity payment.  Within payment options 1-3, if the  Sub-accounts  you choose perform exactly the same as the AIR, then subsequent  annuity payments  will be the same as the  first  annuity  payment.  If the  Sub-accounts  you  choose  perform  better  than the AIR,  then subsequent  annuity  payments  will be higher  than the first.  If the  Sub-accounts  you choose  perform  worse than the AIR,  then subsequent  annuity  payments will be lower than the first.  Within payment options 5 and 6, the cash value for the Annuitant (while alive) and a variable  period of time during which  annuity  payments  will be made whether or not the  Annuitant is still alive are adjusted based on the  performance of the  Sub-accounts  relative to the AIR;  however,  subsequent  annuity  payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

|X|      Variable Payments (Options 1-3)
         -----------------
         We calculate each annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units for each  Sub-account by the Unit Value of each  Sub-account  on the annuity  payment date. We determine the schedule of units  based on your  Account  Value  (minus any  premium  tax that  applies)  at the time you elect to begin  receiving annuity  payments.  The  schedule  of units will vary  based on the  annuity  payment  option  selected,  the length of any certain  period  (if  applicable),  the  Annuitant's  age and  gender  (if  annuity  payments  are due for the  life of the
         Annuitant) and the Unit Value of the  Sub-accounts  you initially  selected on the Issue Date. The calculation is performed for each Sub-account,  and the sum of the Sub-account  calculations  equals the amount of your annuity payment.  Other than to fund annuity  payments,  the number of units allocated to each Sub-account will not change unless you transfer among the
         Sub-accounts or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 5)
         ----------------------------
         This option provides  guaranteed  payments for life, a cash value for the Annuitant  (while alive) and a variable period of time during which  annuity  payments  will be made whether or not the  Annuitant is still alive.  We calculate  the initial
                                                                                                                             -------
         annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units by the Unit
         Values  determined on the  annuitization  date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable  benchmark rate,  meaning the AIR, and the annuity factors.  The annuity factors reflect our assumptions  regarding the costs we expect to bear in guaranteeing  payments for the lives of the Annuitant and will depend on the benchmark  rate, the annuitant's  attained age and gender (where  permitted).  Unlike variable  payments
         (described  above)  where each  payment  can vary based on  Sub-account  performance,  this  payment  option  cushions  the immediate  impact of  Sub-account  performance  by adjusting the length of the time during which  annuity  payments will be made whether or not the  Annuitant  is alive while  generally  maintaining  a level  annuity  payment  amount.  Sub-account performance that exceeds a benchmark rate will generally  extend this time period,  while  Sub-account  performance that is less than a benchmark  rate will  generally  shorten the period.  If the period  reaches  zero and the  Annuitant  is still alive,  Annuity  Payments  continue,  however,  the annuity payment amount will vary depending on Sub-account  performance, similar to conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
         ------------------------------------------------------
         This option provides  guaranteed  payments for life in the same manner as Stabilized  Variable Payments  (described above).
         In addition to the  stabilization  feature,  this option also  guarantees that variable  annuity  payments will not be less than the initial annuity payment amount regardless of Sub-account performance.  The AIR for this option is 3%.

The variable  annuity payment options are described in greater detail in a separate  prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available.  Adjustable  annuity payments are calculated  similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving  annuity payments,  the annuity payment amount is adjusted upward or downward  depending on the rate we are currently  crediting to annuity  payments.  The  adjustment in the annuity  payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity provides a Death Benefit during its  accumulation  period.  If the Annuity is owned by one or more natural persons,  the
Death  Benefit is payable  upon the first  death of an Owner.  If the  Annuity is owned by an entity,  the Death  Benefit is payable upon the Annuitant's  death, if there is no Contingent  Annuitant.  If a Contingent  Annuitant was designated before the Annuitant's death and the  Annuitant  dies,  then the  Contingent  Annuitant  becomes the Annuitant and a Death Benefit will not be paid at that time.  The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

Basic Death Benefit

The Annuity  provides a basic Death Benefit at no additional  charge.  The Insurance  Charge we deduct daily from your Account Value allocated to the  Sub-accounts  is used, in part,  to pay us for the risk we assume in providing  the basic Death Benefit  guarantee under the  Annuity.  The Annuity  also offers two  different  optional  Death  Benefits.  Either  benefit  can be  purchased  for an additional charge. The additional charge is deducted to compensate  American Skandia for providing  increased  insurance  protection under the optional Death  Benefits.  Notwithstanding  the additional  protection  provided  under the optional Death  Benefits,  the additional cost has the impact of reducing the net performance of the investment options.

The basic Death Benefit depends on the decedent's age on the date of death:

         If death occurs prior to the decedent's age 85:  The Death Benefit is the greater of:

|X|      The sum of all Purchase Payments less the sum of all proportional withdrawals; and
|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

         If death occurs after the decedent's age 85 or older:  The Death Benefit is your Account Value.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of the  Account  Value  that each  prior  withdrawal represented  when  withdrawn.  For example,  a withdrawal of 50% of Account Value would be considered as a 50% reduction in Purchase
Payments.

OPTIONAL DEATH BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
Between January 17, 2002 and November 15, 2002, in those  jurisdictions  where we received  regulatory  approval,  American  Skandia offered the following  optional  Death  Benefits.  For Annuity Owners who purchased  either of these Optional Death Benefits  during the applicable  period,  the optional Death Benefits will be calculated as described below.  These optional Death Benefits were only offered and must have been elected at the time you purchased your Annuity.
------------------------------------------------------------------------------------------------------------------------------------

You can purchase  either of two  optional  Death  Benefits  with your Annuity to provide an enhanced  level of  protection  for your beneficiaries.

NOTE:  You may not elect the Enhanced Beneficiary Protection Optional Death Benefit if you have elected any other Optional Death
Benefit.

Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

------------------------------------------------------------------------------------------------------------------------------------
The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit is being  offered  in those  jurisdictions  where we have  received regulatory  approval.  Certain terms and  conditions  may differ between  jurisdictions  once approved.  Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.
------------------------------------------------------------------------------------------------------------------------------------

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above

     PLUS

2.       50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of the  Account  Value  that each  prior  withdrawal
---------------------------
represented when withdrawn.

"Death  Benefit  Amount"  includes your Account Value and any amounts added to your Account Value under the basic Death Benefit when
------------------------
the Death Benefit is calculated.  Under the basic Death  Benefit,  amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

------------------------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection  Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
------------------------------------------------------------------------------------------------------------------------------------

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Guaranteed Minimum Death Benefit
If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased.  If the
Annuity has joint Owners, the oldest Owner must be age 80 or less.  If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value  equals the highest of all  previous  "Anniversary  Values" on or before the earlier of the
             ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase  Payments
             ------------------
     on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

|X|      A  Proportional  Reduction is a reduction to the value being  measured  caused by a withdrawal,  equaling the percentage of
            -----------------------
     the  withdrawal  as compared to the Account  Value as of the date of the  withdrawal.  For example,  if your  Account  Value is
     $10,000 and you withdraw  $2,000 (a 20% reduction),  we will reduce both your  Anniversary  Value and the amount  determined by
     Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.       the Account Value in the  Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2.       the sum of all Purchase  Payments minus the sum of all  Proportional  Reductions,  each increasing  daily until the Owner's date of  death  at a rate of  5.0%,  subject  to a limit of 200% of the  difference  between  the sum of all  Purchase
              Payments and the sum of all withdrawals as of the Owner's date of death; and
3.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the Account  Value as of the date we receive in writing  "due proof of death" (an MVA may be  applicable  to amounts in any
              Fixed Allocations); and
2.       the greater of Item 2 & 3 above on the Death  Benefit  Target Date plus the sum of all  Purchase  Payments  less the sum of all Proportional Reductions since the Death Benefit Target Date.

See Appendix C for examples of how the Guaranteed Minimum Death Benefit is calculated.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to  determine  the Death  Benefit  Target Date.  NOTE:  If you and your spouse own the Annuity  jointly,  we will pay the Death Benefit to the  Beneficiary.  If the sole primary  Beneficiary  is the  surviving  spouse,  then the surviving  spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can  terminate the Enhanced  Beneficiary  Protection  Optional  Death  Benefit and the  Guaranteed  Minimum Death Benefit at any
time. Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the benefit.  Both optional Death
Benefits  will  terminate  automatically  on the Annuity  Date.  We may also  terminate  any optional  Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge from your  Account  Value if you elect to purchase  either  optional  Death  Benefit.  The  Enhanced  Beneficiary
Protection  Death  Benefit  costs 0.25% of Account  Value.  The  Guaranteed  Minimum  Death Benefit costs 0.30% of the current Death
Benefit.  The charges for these death  benefits  are  deducted in arrears each Annuity  Year.  No charge  applies  after the Annuity
Date.  We deduct the charge:

1.       on each anniversary of the Issue Date;
2.       when Account Value is transferred to our general account prior to the Annuity Date;
3.       if you surrender your Annuity; and
4.       if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only).

If you  surrender  the  Annuity,  elect to begin  receiving  annuity  payments  or  terminate  the  benefit  on a date other than an anniversary  of the Issue  Date,  the charge  will be  prorated.  During the first year  after the Issue  Date,  the charge  will be prorated from the Issue Date.  In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge  pro-rata from the Account  Value in the variable  investment  options.  We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient  Account Value in the variable  investment options to pay the charge.  If your Annuity's  Account Value is insufficient to pay the charge,  we may deduct your remaining Account Value and terminate  your  Annuity.  We will notify you if your  Account  Value is  insufficient  to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments  not  extending  beyond the life  expectancy  of the  Beneficiary  or over the life of the
         Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an  election  prior to death  benefit  proceeds  becoming  due, a  Beneficiary  can elect to receive  the Death
Benefit  proceeds as a series of fixed annuity  payments  (annuity  payment options 1-4) or as a series of variable annuity payments
(annuity payment options 1-3 or 5 and 6).  See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your  spouse own the Annuity  jointly,  we assume that the sole  primary
Beneficiary will be the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative
Beneficiary  designation,  the spouse  Beneficiary may elect to assume  ownership of the Annuity instead of taking the Death Benefit payment.  Any Death Benefit  (including any optional Death  Benefits)  that would have been payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption is  effective,  the  surviving  spouse will have all the rights and benefits that would be available  under the
Annuity to a new  purchaser of the same  attained  age.  For purposes of  determining  any future  Death  Benefit for the  surviving spouse,  the new Account Value will be considered as the initial Purchase  Payment.  Any additional  Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

See the section  entitled  "Managing  Your Annuity - Spousal  Contingent  Annuitant"  for a discussion of the treatment of a spousal
Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code  provides for  alternative  death benefit  payment  options when an Annuity is used as an IRA,  403(b) or other  "qualified investment" that requires Minimum  Distributions.  Upon the Owner's death under an IRA, 403(b) or other  "qualified  investment",  a
Beneficiary  may generally elect to continue the Annuity and receive  Minimum  Distributions  under the Annuity instead of receiving the death benefit in a single  payment.  The available  payment  options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X|      If death  occurs  before the date Minimum  Distributions  must begin under the Code,  the Death  Benefit can be paid out in either a lump  sum,  within  five  years  from the date of death,  or over the life or life  expectancy  of the  designated
         Beneficiary  (as long as payments begin by December 31st of the year following the year of death).  However,  if the spouse is the  Beneficiary,  the Death  Benefit can be paid out over the life or life  expectancy of the spouse with such payments beginning no earlier than December  31st of the year  following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X|      If death occurs  after the date  Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum  Distribution  rules.  Until withdrawn, amounts in an IRA,  403(b) or other  "qualified  investment"  continue to be tax deferred.  Amounts  withdrawn each year,  including amounts  that are  required to be  withdrawn  under the Minimum  Distribution  rules,  are subject to tax. You may wish to consult a professional  tax advisor for tax advice as to your  particular  situation.  See the section  entitled "How are  Distributions  From
Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X|      the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X|      the Account Value will be equal to any Death Benefit  (including  any optional  Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X|      the Beneficiary may request  transfers among  Sub-accounts,  subject to the same limitations and restrictions  that applied to the Owner.  NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|      no additional Purchase Payments can be applied to the Annuity.
|X|      the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
|X|      the Beneficiary can request a withdrawal of all or a portion of the Account Value at any time.
|X|      upon the death of the  Beneficiary,  any remaining  Account Value will be paid in a lump sum to the person(s)  named by the
              Beneficiary.
|X|      all amounts in the Annuity  must be paid out to the  Beneficiary  according  to the Minimum  Distribution  rules  described above.

Please contact American Skandia for additional  information on the  availability,  restrictions and limitations that will apply to a
Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the Death Benefit if the  decedent  was not the Owner or  Annuitant  as of the Issue  Date and did not  become  the Owner or  Annuitant  due to the prior
Owner's or  Annuitant's  death.  Any Death Benefit  (including  either  optional Death Benefit) that applies will be suspended for a two-year  period from the date he or she first became Owner or Annuitant.  After the two-year  suspension  period is completed,  the
Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We  determine  the amount of the Death  Benefit as of the date we receive  "due  proof of  death",  any  instructions  we require to determine  the method of payment and any other  written  representations  we require to  determine  the proper  payment of the Death
Benefit to all  Beneficiaries.  "Due proof of death" may  include a certified  copy of a death  certificate,  a certified  copy of a decree of a court of competent  jurisdiction as to the finding of death or other  satisfactory  proof of death.  Upon our receipt of
"due proof of death" we  automatically  transfer the Death Benefit to the AST Money Market  Sub-account  until we further  determine the universe of eligible  Beneficiaries.  Once the universe of eligible  Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each  Beneficiary  must make an  election  as to the method  they wish to receive  their  portion  of the Death  Benefit.  Absent an election  of a  Death  Benefit  payment  method,  no  Death  Benefit  can  be  paid  to the  Beneficiary.  We  may  require  written acknowledgment  of all named  Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

NOTE:  You may not elect the Plus40(TM)Optional Life Insurance Rider if you have elected the Enhanced Beneficiary Protection
Optional Death Benefit.

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The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included in this  Prospectus to help you understand the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this information.  However,  the information may be subject to certain  generally  applicable  provisions of the Federal  securities laws regarding accuracy and completeness.
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The Plus40(TM)rider provides an income tax-free life insurance benefit to your  Beneficiary(ies)  equal to 40% of the Account Value of your  Annuity as of the date we receive  due proof of death,  subject to certain  adjustments,  restrictions  and  limitations.  The
Rider may be  especially  useful in  offsetting  federal and state taxes payable on any taxable gains in your Annuity at the time of your death.  The Rider is available in addition to the death  benefit  payable under the Annuity.  Whether the Rider is  appropriate for you  may  depend  on  your  particular  circumstances,  including  other  financial  resources  that  may be  available  to your
Beneficiary(ies)  to pay taxes on the gain in your Annuity  should you die during the  accumulation  period.  No amounts are payable under the Rider if you die on or after the date your  Account  Value is applied to begin  receiving  annuity  payments  or after you surrender the Annuity.  The Rider has no cash value.

Currently,  the Plus40(TM)rider is only offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date, allow existing Annuity Owners to purchase the Plus40(TM)rider subject to our rules and any changes or restrictions.

Please refer to Appendix D for a more complete description of the Plus40(TM)rider.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation  period,  the Annuity has an Account Value. The Account Value is determined  separately for each Sub-account allocation and for each Fixed  Allocation.  The Account Value is the sum of the values of each Sub-account  allocation and the value of each Fixed  Allocation.  When  determining  the  Account  Value on any day other than a Fixed  Allocation's  Maturity  Date,  the
Account Value may include any Market Value  Adjustment that would apply to a Fixed  Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value  available to you on any day during the  accumulation  period.  The Surrender Value is equal to your Account  Value minus the Annual  Maintenance  Fee and the charge for any optional  benefits.  The  Surrender  Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you  allocate  Account  Value  to a  Sub-account,  you are  purchasing  units  of the  Sub-account.  Each  Sub-account  invests exclusively  in  shares  of an  underlying  Portfolio.  The  value of the  Units  fluctuates  with the  market  fluctuations  of the
Portfolios.  The value of the Units  also  reflects  the daily  accrual  for the  Insurance  Charge and if you  elected  one or more optional  benefits  whose annual  charge is deducted  daily,  the  additional  charge made for such  benefits.  There may be several different  Unit Prices for each  Sub-account  to reflect the Insurance  Charge and the charges for any optional  benefits.  The Unit
Price for the Units you purchase will be based on the total  charges for the benefits  that apply to your  Annuity.  See the section entitled  "What Happens to My Units When There is a Change in Daily  Asset-Based  Charges?"  for a detailed  discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each  Valuation  Day, we determine  the price for a Unit of each  Sub-account,  called the "Unit  Price." The Unit Price is used for determining  the value of  transactions  involving  Units of the  Sub-accounts.  We  determine  the number of Units  involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a Sub-account.  On the Valuation Day you make the allocation,  the Unit Price is $14.83.  Your $5,000 buys  337.154  Units of the  Sub-account.  Assume  that  later,  you wish to  transfer  $3,000  of your  Account  Value  out of that
Sub-account  and  into  another  Sub-account.  On the  Valuation  Day you  request  the  transfer,  the Unit  Price of the  original
Sub-account  has  increased to $16.79.  To transfer  $3,000,  we sell 178.677  Units at the current Unit Price,  leaving you 158.477
Units.  We then buy $3,000 of Units of the new  Sub-account  at the Unit Price of $17.83.  You would then have 168.255  Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed  Allocation plus all interest  credited to a Fixed  Allocation as of the date  calculated.
The Interim  Value does not include the impact of any Market  Value  Adjustment.  If you made any  transfers or  withdrawals  from a
Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were  withdrawn.  To determine  the Account Value of a Fixed  Allocation  on any day other than its Maturity  Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process  financial  transactions on those days that the New York Stock Exchange (NYSE) is open for  trading.  There  may be  circumstances  where  the NYSE  does not open on a  regularly  scheduled  date or time or closes at an earlier time than scheduled  (normally  4:00 p.m. EST).  Financial  transactions  requested  before the close of the NYSE which meet our requirements will be processed according to the value next determined  following the close of business.  Financial  transactions requested  on a  non-business  day or after the close of the NYSE will be  processed  based on the value next  computed  on the next business  day.  There may be  circumstances  when the  opening or closing  time of the NYSE is  different  than  other  major  stock exchanges,  such as NASDAQ or the  American  Stock  Exchange.  Under such  circumstances,  the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances  where the NYSE is open,  however,  due to inclement  weather,  natural  disaster or other  circumstances beyond  our  control,  our  offices  may  be  closed  or  our  business  processing  capabilities  may be  restricted.  Under  those circumstances,  your Account Value may fluctuate  based on changes in the Unit Values,  but you may not be able to transfer  Account
Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally  recognized  holidays:  New Year's Day, Martin Luther King, Jr. Day, Presidents' Day,
Good Friday,  Memorial Day,  Independence  Day,  Labor Day,  Thanksgiving,  and Christmas.  On those dates,  we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
|X|      trading on the NYSE is restricted;
|X|      an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X|      the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial  Purchase  Payments:  We are required to allocate  your initial  Purchase  Payment to the  Sub-accounts  within two (2) days after we receive  all of our  requirements  to issue the  Annuity.  If we do not have all the  required  information  to allow us to issue your  Annuity,  we may retain  the  Purchase  Payment  while we try to reach you or your  representative  to obtain all of our requirements.  If we are unable to obtain all of our  required  information  within  five (5) days,  we are  required  to return the
Purchase  Payment to you at that time,  unless you  specifically  consent to our retaining the Purchase  Payment while we gather the required  information.  Once we obtain the required  information,  we will invest the Purchase  Payment and issue the Annuity within two (2) days.  During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase  Payments:  We will apply any  additional  Purchase  Payments on the Valuation Day that we receive the Purchase
Payment with satisfactory allocation instructions.

Scheduled  Transactions:  "Scheduled"  transactions  include  transfers  under  a  Dollar  Cost  Averaging,  rebalancing,  or  asset allocation program,  Systematic  Withdrawals,  Minimum Distributions or annuity payments.  Scheduled  transactions are processed and valued as of the date they are scheduled,  unless the scheduled day is not a Valuation Day. In that case,  the  transaction  will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled  Transactions:   "Unscheduled"  transactions  include  any  other  non-scheduled  transfers  and  requests  for  Partial
Withdrawals  or  Surrenders.  Unscheduled  transactions  are  processed and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Death  Benefits:  Death Benefit claims require our review and evaluation  before  processing.  We price such  transactions as of the date we receive at our Office all supporting documentation we require for such transactions and that are satisfactory to us.

Transactions in ProFunds VP Sub-accounts:  Generally,  purchase or redemption  orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current  Valuation  Day.  However,  any purchase or  redemption  order or transfer  request  involving  the  ProFunds VP  Sub-accounts  must be  received by us no later than one hour prior to any  announced closing of the applicable  securities  exchange  (generally,  3:00 p.m. Eastern time) to be processed on the current  Valuation Day.
The "cut-off"  time for such  financial  transactions  involving a ProFunds VP  Sub-account  will be extended to1/2hour prior to any announced  closing  (generally,  3:30 p.m.  Eastern time) for  transactions  submitted  electronically  through  American  Skandia's
Internet  website  (www.americanskandia.com).  You cannot  request a transaction  involving the purchase,  redemption or transfer of
Units in one of the ProFunds VP Sub-accounts  between the applicable "cut-off" time and 4:00 p.m.  Transactions  received after 4:00
p.m. will be treated as received by us on the next Valuation Day.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional  Benefit:  If you terminate the  Guaranteed  Return Option  program,  we will no longer deduct the charge we apply to purchase the optional  benefit.  On the date the charge no longer applies,  your Annuity will become subject to a different daily  asset-based  charge.  We will process a transaction  where your Account Value allocated to the  Sub-accounts  will be used to purchase new Units of the  Sub-accounts  that reflect the  Insurance  Charge,  but not the charge for the optional  program that you terminated.  The number of Units  attributed to your Annuity will be decreased  and the Unit Price of each unit of the  Sub-accounts in which you  invested  will be  increased.  The  adjustment  in the number of Units and Unit Price  will not  affect  your  Account
Value.  Beginning on that date,  your Account  Value will be  determined  based on the change in the value of Units that reflect the
Insurance Charge.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences are affected by your individual  circumstances,  this summary of our interpretation of the relevant tax laws is not  intended  to be  fully  comprehensive  nor is it  intended  as tax  advice.  Therefore,  you  may  wish  to  consult  a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance  company under Part I, subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or  long-term  capital  gains  earned by the
Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit  sharing plan or other  retirement  arrangement  that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity  until an amount is received (a  "distribution").  This is  commonly  referred to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity  payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the Annuity must currently  include  any  increase in the value of the Annuity  during a tax year in its gross  income.  An  exception  from  current taxation  applies for annuities held by an employer with respect to a terminated  tax-qualified  retirement plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt  entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity  payments begin are generally  treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated  as receipt of  "income  on the  contract"  is  includible  in the  taxpayer's  gross  income and  taxable in the year it is received.  The amount of any  distribution  treated as a return of the  "investment  in the  contract"  is not  includible  in gross income.

|X|      "Income on the  contract" is calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is equal to  total  purchase  payments  for all  "related  contracts"  minus  any  previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible  in gross income.
     "Investment  in the  contract"  may be affected by whether an annuity or any  "related  contract"  was  purchased  as part of a tax-free  exchange of life insurance,  endowment,  or annuity  contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received on or after the Annuity  Date will  generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the  exclusion  ratio  differs  between fixed and variable annuity  payments.  When annuity  payments  cease  because of the death of the person upon whose life  payments are based and, as of the date of death,  the  amount of  annuity  payments  excluded  from  taxable  income by the  exclusion  ratio  does not exceed the
"investment in the contract," then the remaining  portion of unrecovered  investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on  Distributions:  Generally,  any  distribution  from an annuity  not used in  conjunction  with a Qualified  Contract
(Qualified  Contracts are  discussed  below) is subject to a penalty  equal to 10% of the amount  includible  in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled;
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life  expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity contract when determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related contracts."  In situations  involving  related  contracts we believe that the values under such  contracts and the investment in the contracts  will be added  together to determine the proper  taxation of a  distribution  from any one contract  described  under the section  "Distributions  before  Annuitization."  Generally,  distributions  will be  treated  as coming  first  from  income on the contract  until all of the  income on all such  related  contracts  is  withdrawn,  and then as a return  of the  investment  in the contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue Service would view related  contracts when one or more  contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue  Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are  particularly  cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding  "substantially  equal  periodic  payments":  (also  known as  "72(t)" or  "72(q)"  distributions)  Any modification to a program of  distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such payments will result in the  requirement to pay the 10%  premature  distribution  penalty  that would have been due had the payments  been  treated as subject to the 10%  premature distribution  penalty in the years  received,  plus  interest.  This does not apply when the  modification  is by reason of death or disability.  American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the
10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract  were  contributed  or deemed to be  contributed more than one year  prior to the  annuity  starting  date  under the  immediate  annuity;  and (b) the  annuity  payments  under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free  exchanges under Section 1035:  Section 1035 of the Code permits certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased  through a tax-free exchange of a life insurance,  annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions  other than as annuity payments will be considered to come:
|X|      First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any "income on the  contract"  that is  attributable  to the  purchase  payments  made prior to August 14, 1982
       (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a distribution is equal to or less than the remaining  investment in the contract made prior to August 14,
1982,  such amounts are not included in taxable  income.  Further,  distributions  received  that are  considered  to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding  current taxation  of any gains in the  contract  as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has  reserved  the right to treat  transactions it considers abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions may be considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations after a  partial  exchange.  As of the  date of this  prospectus,  we will  treat a  partial  surrender  of this  type  involving  a non-qualified  annuity  contract as a "tax-free"  exchange  for future tax  reporting  purposes,  except to the extent that we, as a reporting and withholding agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance companies may not recognize  these partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as subjecting the taxable  portion of the  distribution  to the 10% IRS early  distribution penalty.  We  strongly  urge you to  discuss  any  transaction  of this  type  with  your tax  advisor  before  proceeding  with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment  under Section 1035 of the Code. We will continue to report a partial  surrender of a life insurance policy as subject to current  taxation to the extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction  on the remaining  life  insurance  policy,  particularly  as to the subsequent methods  to be used to test for  compliance  under  the Code for both the  definition  of life  insurance  and the  definition  of a modified endowment contract.

Special  Considerations  for  Purchasers of the Enhanced  Beneficiary  Protection  Optional  Death  Benefit:  As of the date of this
Prospectus,  it is our understanding  that the charges related to the optional Death Benefit are not subject to current taxation and we will not  report  them as such.  However,  the IRS could  take the  position  that  these  charges  should be  treated as partial withdrawals  subject to current  taxation to the extent of any gain and, if  applicable,  the 10% tax penalty.  We reserve the right to report charges for the optional Death Benefit as partial  withdrawals if we, as a reporting and withholding  agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of  tax-qualified  retirement  plans.  We have provided  summaries below of the  types of  tax-qualified  retirement  plans  with  which we may  issue an  Annuity.  These  summaries  provide  general information  about the tax rules and are not  intended to be  complete  discussions.  The tax rules  regarding  qualified  plans are complex.  These rules may include limitations on contributions and restrictions on distributions,  including  additional taxation of distributions  and  additional  penalties.  The  terms  and  conditions  of the  tax-qualified  retirement  plan  may  impose  other limitations  and  restrictions  that are in  addition  to the terms of the  Annuity.  The  application  of these  rules  depends  on individual  facts and  circumstances.  Before  purchasing an Annuity for use in a qualified  plan,  you should obtain  competent tax advice,  both as to the tax treatment and  suitability of such an investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief  Reconciliation  Act (EGTRRA):  Certain states do not conform to the pension  provisions  included in
EGTRRA.  We  recommend  that you consult with your tax advisor to  determine  the status of your state's  statutes as they relate to
EGTRRA and your tax qualified retirement plan.

Corporate  Pension and  Profit-sharing  Plans:  Annuities may be used to fund  employee  benefits of various  corporate  pension and profit-sharing  plans  established by corporate  employers  under Section 401(a) of the Code including  401(k) plans.  Contributions to such plans are not taxable to the employee until  distributions  are made from the retirement plan. The Code imposes  limitations on the amount that may be contributed  and the timing of  distributions.  The tax treatment of  distributions  is subject to special provisions of the Code, and also depends on the design of the specific  retirement plan.  There are also special  requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of retirement  plans  established  by  self-employed  individuals  for themselves and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".  These plans are subject to most of the same types of limitations and  requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which  contributions may be  made  by  certain  qualifying  employers  such  as  public  schools  and  certain  charitable,  educational  and  scientific organizations  specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable to the employee  until  distributions  are made from the TSA.  The Code  imposes  limits on  contributions,  transfers  and  distributions.
Nondiscrimination requirements also apply.

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental and certain other tax exempt  employers  for their  employees  may invest in annuity  contracts.  The Code limits  contributions  and  distributions,  and imposes  eligibility  requirements as well.  Contributions  are not taxable to employees until  distributed from the plan.  However, plan assets  remain the  property of the  employer  and are subject to the claims of the  employer's  general  creditors  until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Arrangements  or "IRAs":  Section  408 of the Code allows  eligible  individuals  to maintain an  individual retirement  account  or  individual  retirement  annuity  ("IRA").  IRAs  are  subject  to  limitations  on the  amount  that may be contributed,  the  contributions  that may be deducted from taxable income,  the persons who may be eligible to establish an IRA and the time when  distributions  must commence.  Further,  an Annuity may be established  with "roll-over"  distributions  from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs:  A form of IRA is also  available  called a "Roth  IRA".  Contributions  to a Roth IRA are not tax  deductible.  However, distributions  from a Roth IRA are free from  Federal  income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion from a traditional  IRA was made and the  distribution is made
                                                                                                       ---
(a) once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer,  or (c) for qualified  first-time home buyer expenses,  subject to certain  limitations.  Distributions  from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth  IRAs  will  receive a  special  disclosure  document,  which  describes  limitations  on  eligibility, contributions,  transferability  and  distributions.  It also  describes  the  conditions  under which  distributions  from IRAs and qualified  plans  may be  rolled  over or  transferred  into an IRA or  another  qualified  plan,  on a  tax-deferred  basis and the conditions  under which  distributions  from  traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may  establish  Simplified  Employee  Pensions or SEP IRAs.  Employer
contributions  that may be made to employee SEP IRAs are larger than the amounts that may be  contributed  to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under  Section 72 of the Code.  Under these rules,  a portion of each distribution  may be excludable  from income.  The  excludable  amount is the proportion of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7)
     of the Code);
|X|      is part of a series  of  substantially  equal  periodic  payments  to be paid not less  frequently  than  annually  for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*;
|X|      is made pursuant to an IRS levy;

|X|      is made to pay qualified acquisition costs for a first time home purchase (IRA only);
|X|      is made to pay qualified higher education expenses (IRA only); and
|X|      is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.  The  retirement option is not available to IRAs.

The IRS has released Treasury  regulations  containing new Minimum Distribution rules. For Minimum  Distributions  required in 2002, the  individual  may utilize the 2002 Final  Regulations,  the 2001  Proposed  Regulations  or the 1987  Proposed  Regulations.  For
Minimum Distributions  required in 2003 and later,  individuals are required to use the rules under the 2002 Final Regulations.  The
2002 Final  Regulations  contain a  provision  which  could  increase  the  amount of minimum  distributions  required  for  certain individuals.  Under the 2002 Final  Regulations,  individuals are required to include in their annuity  contract value the actuarial value of any other  benefits  that will be  provided  under the  annuity.  We and other  annuity  providers  are  currently  seeking clarification  of this new rule.  You  should  consult  your tax  adviser  to  determine  the  impact  of this rule on your  Minimum
Distributions.

Under the new Minimum  Distribution  rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten (10)  years  younger  than the  participant.  In that case,  the new rules  permit  the  participant  to utilize the actual life  expectancies of the participant  and the spouse.  In most cases,  the beneficiary may be changed during the participant's  lifetime with no affect on the Minimum  Distributions.  At death,  the  designated  Beneficiary  may  generally  take
Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount  distributed is less than the minimum  required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly  distributed.  Because of the many recent changes to the Minimum  Distribution  rules,  we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification:  Section  817(h) of the Code provides that a variable  annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of  insurance  companies).  If the  diversification  requirements  under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations prescribe the  diversification  requirements  for variable  annuity  contracts.  We expect the underlying  mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment  Options:  Transfers between investment  options are not subject to taxation.  The Treasury  Department may  promulgate  guidelines  under  which a variable  annuity  will not be treated as an annuity for tax  purposes  if persons  with ownership  rights have excessive  control over the  investments  underlying  such variable  annuity.  Such guidelines may or may not address the number of investment  options or the number of transfers  between  investment  options offered under a variable annuity.
It is not known whether such guidelines,  if in fact promulgated,  would have retroactive  effect. It is also not known what effect, if any, such guidelines may have on transfers  between the investment  options of the Annuity offered  pursuant to this  Prospectus.
We will take any action,  including  modifications to your Annuity or the  Sub-accounts,  required to comply with such guidelines if promulgated.

Federal  Income Tax  Withholding:  Section  3405 of the Code  provides  for  Federal  income  tax  withholding  on the  portion of a distribution  which is  includible  in the gross  income of the  recipient.  Amounts to be  withheld  depend  upon the nature of the distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income  taxes withheld at a different rate by filing a completed election form with us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject  to  automatic  20%
withholding for Federal income taxes. The following  distributions  are not eligible  rollover  distributions and not subject to 20%
withholding:
|X|      any portion of a distribution paid as a Minimum Distribution;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal periodic  payments for the life or life  expectancy of the  participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of substantial  periodic  payments pursuant to Section 72(q) or 72(t) of the Code;
     and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments  and Pledges:  Any amount  received  directly or indirectly  as a loan from, or any  assignment or pledge of any portion of the value of, an annuity  before annuity  payments have begun is treated as a distribution  subject to taxation under the distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity and while such  assignment  or pledge  remains  in effect is  treated as  "income  on the  contract"  in the year in which it is  earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code  certain  taxes may be due when all or part of an  annuity is  transferred  to, or a death  benefit is paid to, an  individual  two or more  generations  younger than the  contract  holder.  These  generation-skipping transfers  generally  include those subject to federal estate or gift tax rules.  There is an aggregate $1.1 million  exemption from taxes for all such  transfers.  We may be required to determine  whether a  transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant  succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed  to prevent  indefinite  deferral  of tax.  Continuing  the benefit of tax  deferral by naming one or more contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable  law or  regulation  to you at your last known  address of record.  You should  therefore give us prompt notice of any address change.  We reserve the right, to the extent  permitted by law and subject to your prior  consent,  to provide  any  prospectus,  prospectus  supplements,  confirmations,  statements  and  reports  required  by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic  means, including  diskettes or CD ROMs. We send a confirmation  statement to you each time a transaction  is made affecting  Account Value, such as making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter.  We may confirm regularly  scheduled  transactions,  such as the Annual
Maintenance  Fee, in quarterly  statements  instead of  confirming  them  immediately.  You should review the  information  in these statements  carefully.  You may  request  additional  reports.  We  reserve  the right to charge up to $50 for each such  additional report.

Any errors or  corrections  on  transactions  for your  Annuity  must be  reported to us at our Office as soon as possible to assure proper  accounting  to your Annuity.  For  transactions  that are confirmed  immediately,  we assume all  transactions  are accurate unless  you  notify  us  otherwise  within 30 days from the date you  receive  the  confirmation.  For  transactions  that are first confirmed on the quarterly  statement,  we assume all  transactions  are accurate  unless you notify us within 30 days from the date you receive the quarterly statement.  All transactions  confirmed  immediately or by quarterly statement are deemed conclusive after the  applicable  30-day  period.  We may also send an  annual  report  and a  semi-annual  report  containing  applicable  financial statements for the Separate Account and the Portfolios,  as of December 31 and June 30, respectively,  to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in Connecticut with licenses in all 50 states,  the District of Columbia and Puerto Rico.  American  Skandia is a  wholly-owned  subsidiary  of American
Skandia,  Inc., whose ultimate parent is Skandia  Insurance  Company Ltd., a Swedish company.  American Skandia markets its products to broker-dealers  and financial  planners through an internal field marketing staff. In addition,  American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing variable annuity and variable life insurance  contracts.  American Skandia  currently offers the following  products:  (a) flexible  premium  deferred  annuities and single  premium fixed  deferred  annuities  that are registered  with the SEC;  (b) certain  other fixed  deferred  annuities  that are not  registered  with the SEC; (c) both fixed and variable immediate  adjustable  annuities;  and (d) a single premium variable life insurance policy that is registered with the SEC.
No company  other than  American  Skandia has any legal  responsibility  to pay amounts that it owes under its variable  annuity and variable life insurance contracts.

WHAT ARE SEPARATE ACCOUNTS?
The separate  accounts are where American  Skandia sets aside and invests the assets of some of our annuities.  In the  accumulation period,  assets  supporting  Account Values of the Annuities are held in a separate account  established under the laws of the State of Connecticut.  We are the legal owner of assets in the separate  accounts.  In the payout period,  assets supporting fixed annuity payments  and any  adjustable  annuity  payments we make  available  are held in our general  account.  Assets  supporting  variable annuity  payment  options  may be invested in our  separate  accounts.  Income,  gains and losses  from  assets  allocated  to these separate  accounts are credited to or charged against each such separate account without regard to other income,  gains or losses of
American Skandia or of any other of our separate  accounts.  These assets may only be charged with liabilities  which arise from the
Annuities  issued by American  Skandia.  The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts.  However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in  Sub-accounts  of American  Skandia Life  Assurance  Corporation  Variable  Account B, also referred to as "Separate  Account B".
Separate  Account B was  established by us pursuant to Connecticut  law on November 25, 1987.  Separate  Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate  Account B consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or mutual fund portfolio.  The name of each  Sub-account  generally  corresponds  to the name of the  underlying  Portfolio.  Each  Sub-account  in
Separate  Account B may have  several  different  Unit Prices to reflect  the  Insurance  Charge and the  charges  for any  optional benefits that are offered under this Annuity and other  annuities  issued by us through  Separate  Account B. Separate  Account B is registered with the SEC under the Investment  Company Act of 1940 ("Investment  Company Act") as a unit investment trust, which is a type of investment company.  The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002,  Separate Account B was organized as a single separate account with six different  Sub-account  classes, each of which was registered as a distinct unit  investment  trust under the Investment  Company Act.  Effective  November 18, 2002,
each  Sub-account  class of Separate  Account B will be consolidated  into the unit investment trust formerly named American Skandia
Life Assurance  Corporation  Variable  Account B (Class 1  Sub-accounts),  which will  subsequently be renamed American Skandia Life
Assurance  Corporation  Variable  Account B. Each  Sub-account  of Separate  Account B will have multiple Unit Prices to reflect the daily charge  deducted for each  combination of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for each optional benefit offered under Annuity  contracts  funded through Separate Account B. The  consolidation of Separate
Account B will have no impact on Annuity Owners.

We reserve the right to make  changes to the  Sub-accounts  available  under the Annuity as we determine  appropriate.  We may offer new  Sub-accounts,  eliminate  Sub-accounts,  or combine  Sub-accounts  at our sole  discretion.  We may also close  Sub-accounts to additional  Purchase  Payments on existing Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after specified dates.  We may also substitute an underlying  mutual fund or portfolio of an underlying  mutual fund for another  underlying  mutual fund or  portfolio  of an  underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are required to obtain under the Investment Company Act.  We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on  allocations to the  Sub-accounts  will vary with the investment  performance of the underlying  mutual funds or fund  portfolios,  as  applicable.  We do not  guarantee  the  investment  results of any  Sub-account.  Your Account Value allocated  to the  Sub-accounts  may increase or  decrease.  You bear the entire  investment  risk.  There is no assurance  that the
Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the  accumulation  period,  assets  supporting our obligations  based on Fixed  Allocations are held in American Skandia Life
Assurance  Corporation  Separate  Account D, also  referred to as  "Separate  Account D".  Such  obligations  are based on the fixed interest  rates we credit to Fixed  Allocations  and the terms of the Annuities.  These  obligations do not depend on the investment performance of the assets in Separate Account D.  Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate  Account D. The Fixed  Allocations  are  guaranteed  by our  general  account.  An Annuity  Owner who allocates a portion of their Account  Value to Separate  Account D does not  participate  in the  investment  gain or loss on assets maintained  in  Separate  Account  D. Such gain or loss  accrues  solely to us. We retain  the risk that the value of the  assets in
Separate  Account D may drop below the reserves and other  liabilities we must maintain.  Should the value of the assets in Separate
Account D drop below the reserve and other  liabilities we must maintain in relation to the annuities  supported by such assets,  we will transfer  assets from our general  account to Separate  Account D to make up the  difference.  We have the right to transfer to our  general  account any assets of Separate  Account D in excess of such  reserves  and other  liabilities.  We maintain  assets in
Separate Account D supporting a number of annuities we offer.

We  currently  employ  investment  managers  to manage the  assets  maintained  in  Separate  Account  D. Each  manager we employ is responsible  for  investment  management  of a different  portion of  Separate  Account D. From time to time  additional  investment managers  may be employed or  investment  managers may cease being  employed.  We are under no  obligation  to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest  according to specific  guidelines or strategies  except as may be required by Connecticut  and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying  mutual fund is registered as an open-end  management  investment  company under the Investment  Company Act. Shares of the underlying  mutual fund portfolios are sold to separate  accounts of life insurance  companies  offering variable annuity and variable life insurance products.  The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying  mutual funds in which the  Sub-accounts  invest.  However,  under SEC rules, you have voting  rights in relation  to Account  Value  maintained  in the  Sub-accounts.  If an  underlying  mutual fund  portfolio requests a vote of  shareholders,  we will vote our shares based on  instructions  received from Owners with Account Value allocated to that  Sub-account.  Owners have the right to vote an amount equal to the number of shares  attributable  to their  contracts.  If we do not receive voting  instructions  in relation to certain  shares,  we will vote those shares in the same manner and proportion as the shares  for which we have  received  instructions.  We will  furnish  those  Owners who have  Account  Value  allocated  to a
Sub-account  whose  underlying  mutual fund portfolio has requested a "proxy" vote with proxy  materials and the necessary  forms to provide us with their voting  instructions.  Generally,  you will be asked to provide instructions for us to vote on matters such as changes in a  fundamental  investment  strategy,  adoption  of a new  investment  advisory  agreement,  or matters  relating  to the structure of the underlying mutual fund that require a vote of shareholders.

American  Skandia  Trust (the  "Trust") has obtained an  exemption  from the  Securities  and Exchange  Commission  that permits its investment adviser,  American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of Trustees of the Trust, to change  sub-advisors  for a Portfolio and to enter into new sub-advisory  agreements,  without  obtaining  shareholder approval of the changes.  This exemption (which is similar to exemptions  granted to other  investment  companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient  supervision  and management of the  sub-advisors by ASISI and the  Trustees.  The Trust is  required,  under the terms of the  exemption,  to  provide  certain  information  to  shareholders following these types of changes.

Material Conflicts
It is possible that  differences  may occur between  companies  that offer shares of an  underlying  mutual fund  portfolio to their respective  separate  accounts  issuing  variable  annuities  and/or  variable life insurance  products.  Differences may also occur surrounding the offering of an underlying  mutual fund portfolio to variable life insurance  policies and variable annuity contracts that we offer.  Under certain  circumstances,  these  differences could be considered  "material  conflicts," in which case we would take  necessary  action to protect  persons with voting rights under our variable  annuity  contracts  and variable  life  insurance policies  against  persons  with  voting  rights  under other  insurance  companies'  variable  insurance  products.  If a "material conflict" were to arise between owners of variable  annuity  contracts and variable life  insurance  policies  issued by us we would take  necessary  action to treat such  persons  equitably  in  resolving  the  conflict.  "Material  conflicts"  could  arise due to differences  in voting  instructions  between  owners of variable  life  insurance  and  variable  annuity  contracts of the same or different companies.  We monitor any potential conflicts that may exist.

Service Fees Payable by Underlying Funds
American  Skandia or our  affiliates  have  entered  into  agreements  with the  investment  adviser or  distributor  of many of the underlying  Portfolios.  Under the terms of these agreements,  American Skandia provides  administrative and support services to the
Portfolios for which a fee is paid that is generally based on a percentage of the average assets  allocated to the Portfolios  under the Annuity.  Any fees payable  will be  consistent  with the services  rendered or the  expected  cost savings  resulting  from the arrangement.  These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American  Skandia,  Inc., is the distributor and principal  underwriter of the securities  offered  through this  prospectus.  ASM acts as the distributor of a number of annuity and life  insurance  products we offer and both American  Skandia Trust and American  Skandia  Advisor  Funds,  Inc., a family of retail mutual  funds.  ASM also acts as an  introducing  broker-dealer  through  which it receives a portion of  brokerage  commissions  in connection  with  purchases  and sales of securities  held by  portfolios of American  Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive,  Shelton,  Connecticut 06484. ASM is registered as broker-dealer  under the
Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous  basis.  ASM enters into  distribution  agreements with  independent  broker-dealers  who are registered  under the Exchange Act and with entities that may offer the Annuity but are exempt from  registration.  Applications for the Annuity are solicited by registered  representatives of those firms. Such  representatives  will also be our appointed insurance agents under state insurance law.  In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation  is paid to firms on sales of the Annuity  according  to one or more  schedules.  The  individual  representative  will receive a portion of the  compensation,  depending on the practice of the firm.  Compensation  may be payable  based on a percentage of Purchase  Payments  made,  up to a maximum of 2.0%.  Ongoing  compensation  of up to 1.00% per year of the Account  Value is also payable.  We may also provide  compensation for providing  ongoing service to you in relation to the Annuity.  Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

In addition,  firms may receive  separate  compensation  or  reimbursement  for,  among other things,  training of sales  personnel, marketing or other services they provide to us or our affiliates.  We or ASM may enter into  compensation  arrangements with certain firms.  These  arrangements  will not be offered to all firms and the terms of such  arrangements may differ between firms. Any such compensation  will be paid by us or ASM and will not result in any additional  charge to you. To the extent  permitted by NASD rules and other  applicable laws and  regulations,  ASM may pay or allow other  promotional  incentives or payments in the form of cash or other compensation.

Advertising:  We may  advertise  certain  information  regarding  the  performance  of the  investment  options.  Details  on how we calculate  performance for the  Sub-accounts  are found in the Statement of Additional  Information.  This  information may help you review the performance of the investment  options and provide a basis for comparison with other  annuities.  This information may be less useful when  comparing  the  performance  of the  investment  options with other  savings or  investment  vehicles.  Such other investments  may not  provide  some of the  benefits  of  annuities,  or may not be  designed  for  long-term  investment  purposes.
Additionally  other savings or investment  vehicles may not be receive the  beneficial  tax treatment  given to annuities  under the
Code.

We may advertise the performance of the Portfolios in the form of "Standard" and  "Non-standard"  Total Returns  calculated for each
Sub-account.  "Standard Total Return" figures assume a hypothetical  initial  investment of $1,000 allocated to a Sub-account during the most recent one,  five and ten year periods (or since the inception  date that the Portfolio has been offered as a  Sub-account, if less).  "Standard Total Return" figures assume that the applicable  Insurance Charge and the Annual  Maintenance Fee are deducted and that the Annuity is  surrendered  at the end of the applicable  period,  meaning that any Contingent  Deferred Sales Charge that would apply upon surrender is also deducted.  Since the Annuity does not deduct a Contingent  Deferred Sales Charge upon  surrender, no such charge is deducted when  calculating  Standard Total Returns.  "Non-standard  Total Return"  figures include any performance figures that do not meet the SEC's rules for Standard  Total Returns.  Non-standard  Total Returns are calculated in the same manner as  standardized  returns except that the figures may not reflect all fees and charges.  Non-standard  Total Returns may also assume that the Annual  Maintenance  Fee does not apply due to the average  Account Value being greater than $100,000,  where the charge is waived.  Standard and  Non-standard  Total Returns will not reflect the  additional  asset-based  charges that are deducted when you elect any optional  benefits.  The additional cost associated with any optional  benefits you elected will reduce your  performance.
Non-standard Total Returns must be accompanied by Standard Total Returns.

Some of the  underlying  Portfolios  existed  prior to the  inception  of these  Sub-accounts.  Performance  quoted  in  advertising regarding  such  Sub-accounts  may indicate  periods during which the  Sub-accounts  have been in existence but prior to the initial offering of the Annuities,  or periods during which the underlying  Portfolios  have been in existence,  but the  Sub-accounts  have not. Such hypothetical  historical  performance is calculated using the same assumptions  employed in calculating actual performance since inception of the  Sub-accounts.  Hypothetical  historical  performance of the underlying  Portfolios prior to the existence of the Sub-accounts may only be presented as Non-standard Total Returns.

We may advertise the  performance  of money  market-type  Sub-accounts  using a measure of the "current and  effective  yield".  The current yield of a money  market-type  Sub-account  is  calculated  based upon the previous  seven-day  period ending on the date of calculation.  The effective yield of a money  market-type  Sub-account  reflects the  reinvestment of net income earned daily on the assets of such a  Sub-account.  The current  and  effective  yields  reflect the  Insurance  Charge and the charge for any  optional benefits (if  applicable)  deducted  against the  Sub-account.  In a low interest  rate  environment,  yields for money  market-type
Sub-accounts,  after  deduction of the Insurance  Charge,  and the charge for any optional  benefits (if applicable) may be negative even though the yield (before  deducting for such charges) is positive.  Current and effective  yield  information  will  fluctuate.
This information may not provide a basis for comparisons with deposits in banks or other  institutions  which pay a fixed yield over a stated period of time, or with investment  companies which do not serve as underlying  mutual funds for variable  annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance  information on the Sub-accounts is based on past performance only and is not an indication or  representation of future performance.  Performance of the Sub-accounts is not fixed.  Actual  performance  will depend on the type,  quality and, for some of the  Sub-accounts,  the maturities of the investments held by the underlying  mutual funds or portfolios and upon prevailing  market conditions and the response of the underlying  mutual funds to such  conditions.  Actual  performance will also depend on changes in the expenses of the underlying  mutual funds or portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such  underlying  mutual  fund or  portfolio.  In  addition,  the total  amount of  asset-based  charges  assessed  against  each
Sub-account will affect performance.

The information we may advertise  regarding the Fixed  Allocations  may include the then current  interest rates we are crediting to new Fixed  Allocations.  Information  on  current  rates  will be as of the date  specified  in such  advertisement.  Rates  will be included in  advertisements  to the extent  permitted by law. Given that the actual rates  applicable to any Fixed Allocation are as of the date of any such Fixed  Allocation's  Guarantee  Period begins,  the rate credited to a Fixed  Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance of our  Sub-accounts  with: (a) certain  unmanaged  market  indices, including but not limited to the Dow Jones Industrial  Average,  the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond
Index,  the Frank Russell  non-U.S.  Universal Mean, the Morgan Stanley  Capital  International  Index of Europe,  Asia and Far East
Funds, and the Morgan Stanley Capital  International World Index; and/or (b) other management  investment  companies with investment objectives  similar to the mutual fund or portfolio  underlying the  Sub-accounts  being compared.  This may include the performance ranking assigned by various publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune, Money, Barron's,
Business Week, USA Today and  statistical  services,  including but not limited to Lipper  Analytical  Services Mutual Funds Survey,
Lipper Annuity and Closed End Survey,  the Variable  Annuity Research Data Survey,  SEI, the Morningstar  Mutual Fund Sourcebook and
the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance  Corporation may advertise its rankings and/or ratings by independent  financial  ratings  services.
Such rankings may help you in evaluating  our ability to meet our  obligations in relation to Fixed  Allocations,  pay minimum death benefits,  pay annuity  payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of
Separate Account B.

AVAILABLE INFORMATION
A Statement of  Additional  Information  is available  from us without  charge upon your  request.  This  Prospectus  is part of the registration  statement we filed with the SEC regarding this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference  Section,  450 Fifth Street N.W.,  Washington,  D.C., 20549. You may inspect and copy those  registration statements  and  exhibits  thereto at the SEC's  public  reference  facilities  at the above  address,  Room 1024,  and at the SEC's
Regional Offices,  The Woolworth Building,  233 Broadway,  New York, NY and 175 W. Jackson Boulevard,  Suite 900, Chicago, IL. These
documents,   as  well  as  documents  incorporated  by  reference,   may  also  be  obtained  through  the  SEC's  Internet  Website
(http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or  superseded  by a statement in this  Prospectus  or in a  later-filed  document,  such  statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2001  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated  by reference in this  Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X|      writing  to us via  regular  mail at  American  Skandia  -  Variable  Annuities,  P.O.  Box 7040,  Bridgeport,  Connecticut
       06601-7040 OR for express mail American  Skandia - Variable  Annuities,  One Corporate  Drive,  Shelton,  Connecticut  06484.
       NOTE:  Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X|      sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com

You can obtain account information  through Skandia's  Telephone  Automated Response System (STARS) and at  www.americanskandia.com, our  Internet  Website.  Our  Customer  Service  representatives  are also  available  during  business  hours to  provide  you with information  about your account.  You can request certain  transactions  through our telephone voice response  system,  our Internet
Website  or  through  a  customer  service  representative.  You  can  provide  authorization  for a  third  party,  including  your attorney-in-fact  acting  pursuant to a power of attorney or an  investment  professional,  to access your account  information  and perform certain  transactions on your account.  You will need to complete a form provided by us which identifies those  transactions that you wish to authorize via telephonic  and electronic  means and whether you wish to authorize a third party to perform any such transactions.  We require that you or your  representative  provide proper  identification  before performing  transactions over the telephone  or through our Internet  Website.  This may include a Personal  Identification  Number (PIN) that will be provided to you upon issue of your  Annuity or you may  establish  or change your PIN through  STARS and at  www.americanskandia.com,  our  Internet
Website.  Any third party that you  authorize  to perform  financial  transactions  on your  account will be assigned a PIN for your account.

Transactions  requested  via  telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims, loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic  means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your  Annuity  using  verification  methods  which may  include a request  for your  Social  Security  number,  PIN or other form of electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent  instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic,  facsimile,  Internet or any other electronic  information or that we will be able to accept  transaction  instructions  via such means at all times.  Regular  and/or  express  mail will be the only means by which we will accept  transaction  instructions when telephonic,  facsimile,  Internet or any other electronic means are unavailable or delayed.  American  Skandia  reserves the right to limit,  restrict or  terminate  telephonic,  facsimile,  Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 (the  "Securities  Act") may be permitted to directors,  officers or persons  controlling the registrant pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the SEC such  indemnification  is against  public policy as expressed in the  Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  American  Skandia and its affiliates are not involved in any legal  proceedings  outside of the ordinary course of business.  American  Skandia and its affiliates are involved in pending and threatened  legal  proceedings in the normal course of its business,  however,  we do not anticipate that the outcome of any such legal  proceedings  will have a material adverse  affect on the  Separate  Account,  or American  Skandia's  ability to meet its  obligations  under the  Annuity,  or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements

                                     APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA

The following table summarizes information with respect to the operations of the Company:

(table in thousands)                                         For the Year Ended December 31,
                                              2001          2000           1999          1998          1997
                                              ----          ----           ----          ----          ----
STATEMENT OF OPERATIONS DATA
Revenues:
Annuity and life insurance charges and fee$*   378,693  $    424,578   $    289,989  $    186,211  $    121,158
Fee income                                     111,196       130,610         83,243        50,839        27,593
Net investment income                           20,126        11,656         10,441        11,130         8,181
Premium income and other revenues                3,368         4,778          3,688         1,360         1,082
                                          ------------  ------------   ------------  ------------  ------------

Total revenues                            $    513,383  $    571,622   $    387,361  $    249,540  $    158,014
                                          ============  ============   ============  ============  ============

Benefits and Expenses:
Annuity and life insurance benefits       $      1,955  $        751   $        612  $        558  $      2,033
Change in annuity and life insurance
     policy reserves                           (39,898)       45,018          3,078         1,053            37
Cost of minimum death benefit                        -             -          2,945         5,144         4,545
reinsurance
Return credited to contractowners               16,833         9,046         (1,639)       (8,930)       (2,018)
Underwriting, acquisition and other
     insurance expenses                        420,802       335,213        206,350       167,790        90,496
Interest expense                                73,424        85,998         69,502        41,004        24,895
                                          ------------  ------------   ------------  ------------  ------------

Total benefits and expenses               $    473,116  $    476,026   $    280,848  $    206,619  $    119,988
                                          ============  ============   ============  ============  ============

Income tax expense                        $      7,168  $     30,779   $     30,344  $      8,154  $     10,478
                                          ============  ============   ============  ============  ============

Net income                                $     33,099  $     64,817   $     76,169  $     34,767  $     27,548
                                          ============  ============   ============  ============  ============

STATEMENT OF FINANCIAL CONDITION DATA
Total Assets                              $ 28,036,860  $ 31,702,705   $ 30,881,579  $ 18,848,273  $ 12,894,290
                                          ============  ============   ============  ============  ============

Future fees payable to parent             $    797,055  $    934,410   $    576,034  $    368,978  $    233,034
                                          ============  ============   ============  ============  ============

Surplus Notes                             $    144,000  $    159,000   $    179,000  $    193,000  $    213,000
                                          ============  ============   ============  ============  ============

Shareholder's Equity                      $    577,668  $    496,911   $    359,434  $    250,417  $    184,421
                                          ============  ============   ============  ============  ============

*        On annuity and life insurance sales of $3,834,167,  $8,216,167,  $6,862,968,  $4,159,662, and $3,697,990,  during the years ended December 31, 2001, 2000, 1999, 1998 and 1997,  respectively,  with contractowner  assets under management of $26,017,847,
     $29,751,822, $29,396,693, $17,854,761, and $12,119,191, as of December 31, 2001, 2000, 1999, 1998, and 1997, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's  Discussion  and Analysis of Financial  Condition  and Results of  Operations  should be read in  conjunction  with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations
---------------------

Annuity and life  insurance  sales  decreased 53% in 2001 to  $3,834,167,000  as compared to a 20% increase in 2000. The decrease in sales in 2001 was consistent with the general decline in sales  throughout the variable annuity  industry,  attributed in large part to the decline in the equity  markets.  The sales  growth in 2000 was driven by  significant  sales  volume in the first  quarter of
2000 due to the strong  equity  market  performance.  However,  the decline in the equity  markets  during the remainder of the year negatively  impacted sales as the first quarter level of sales was not  sustained.  The Company has announced its intention to focus on the growth of its core variable  annuity  business,  with a continuing  focus on  increasing  sales  through  innovative  product development  activities,  the expansion of its wholesaling force through  recruitment and retention of top producers,  and providing consistently good customer service.

Average assets under management totaled  $27,020,489,000 in 2001,  $31,413,809,000 in 2000 and $21,984,759,000 in 1999, representing a decrease of 14% in 2001 and an increase of 46% in 2000.  As a result of the  decrease  in sales  volume and average  assets  under management,  annuity and life  insurance  charges and fees  decreased  11% in 2001,  as compared to an increase of 46% in 2000.  Fee income generated from transfer agency-type and investment support activities decreased 15% in 2001 and increased 57% in 2000.

Net  investment  income  increased 73% in 2001 compared to 2000 and increased 12% in 2000 compared to 1999. The increase in 2001 was primarily  due to a higher level of fixed  maturity  investments  in support of the Company's  risk-based  capital  objectives.  The increase  in 2000 was  primarily  due to the  higher  level  of  fixed  maturity  investments  partially  offset  by  $6,939,000  of amortization of premiums paid on derivative  instruments.  Excluding the derivative  amortization,  net investment  income increased
62% in 2000 as a result of increased fixed maturity investments in support of the Company's risk-based capital objectives.

Premium income represents  premiums earned on the sale of ancillary  contracts such as immediate  annuities with life contingencies, supplementary  contracts  with life  contingencies  and certain life  insurance  products.  Sales of these products will increase or decrease over time  depending on the payout  elections of the  policyholders.  Management  expects  supplementary  contracts to grow over time with the maturing of the core business lines.

Net  realized  investment  gains  totaled  $928,000 in 2001,  compared  to losses of  $688,000  in 2000.  The gross gain in 2001 was partially  offset by losses on securities in the fixed maturity  portfolio.  The most  significant  loss was  $2,636,000  related to
Enron  securities.  In addition net realized  losses were  incurred due to  redemption's  of mutual fund  holdings in support of the
Company's  non-qualified  deferred  compensation program. The change from 1999 to 2000 was primarily due to realized losses on sales of securities in the fixed  maturity  portfolio.  These losses were  partially  offset by realized  gains on sales of fixed maturity investments and mutual funds.

The change in annuity policy  reserves  includes  changes in reserves  related to annuity  contracts with mortality risks as well as the company's  guaranteed minimum death benefit ("GMDB")  liability.  The GMDB reserve decreased  $43,984,000 in 2001, as the result of an update of certain  reserve  assumptions  during 2001 to reflect more realistic  expectations  as to risks inherent in the GMDB liability.  These changes  reduced the GMDB liability  significantly.  Previous  assumptions  had been based on statutory  valuation principles as an  approximation  for  accounting  principles  generally  accepted in the United States ("U.S.  GAAP").  In addition, future  mortality  rates have been lowered to reflect  favorable past  experience.  This decrease in 2001 compares to an increase in
GMDB reserves of $44,186,000 in 2000.

Certain assumptions were also updated in the calculation of the deferred acquisition cost asset,  however,  offsetting the resulting increase in earnings and equity as a result of changes in the GMDB  liability.  The  amortization  of such costs are  determined  in large part by changes in the  expectations  of future  gross  profits of the  variable  annuity  business.  In 2001,  the decline in equity  markets  resulted in a  significantly  lower estimate of future gross profits,  thereby  increasing the expenses  recognized through amortization.

In 1999,  the Company began to develop a program  utilizing  equity put options to manage the risks  embedded in the GMDB in annuity contracts that would result from significant  declines in the equity markets.  Prior to the  implementation  of the hedge strategies utilizing equity put options,  the Company had reinsured  substantially  all of its exposure on the GMDB liability.  The reinsurance was terminated during the second quarter of 1999 as the reinsurer exited this market.

Return  credited to  contractowners  consists of revenues on the variable  and market value  adjusted  annuities  and variable  life insurance,  offset by the benefit  payments  and changes in  reserves  required on this  business.  Market  value  adjusted  annuity activity  has the  largest  impact on this  benefit.  In 2001 and 2000,  the  Separate  Account  investment  returns  on the  assets supporting  market value adjusted  annuities were less than the expected returns as calculated in the reserves,  contributing to the significant  increase in the return credited to  contractholders  benefit.  In addition,  this benefit  increased as a result of the amortization of unearned  Performance  Advantage target value credits,  which increased  $12,814,581 in 2001 over 2000 due primarily to increased  sales of products  containing  this feature.  Other  significant  contributors to the change from 2000 to 2001 include guaranteed minimum death benefit payments on variable  annuities,  which were driven up due to the market declines in 2001, totaling
$2,569,000  net of gains on equity put  options as well as  increased  costs  associated  with  processing  of  backdated  financial transactions.

Underwriting, acquisition and other insurance expenses for 2001, 2000 and 1999 were as follows:

                 (table in thousands)                        2001               2000              1999
                                                             ----               ----              ----
Commissions and purchase credits                           $ 238,847         $ 393,494      $     358,279
General operating expenses                                   167,044           252,206            214,269
Acquisition costs deferred during the year                  (209,136)         (495,103)          (450,059)
Acquisition costs amortized during the year                  224,047           184,616             83,861
                                                           ---------         ---------          ---------
Net amortization of deferred acquisition costs                14,911          (310,487)          (366,198)
                                                           ---------         ----------         ----------
Underwriting, acquisition and other insurance
     expenses                                              $ 420,802         $ 335,213          $ 206,350
                                                           =========         =========          =========

Underwriting,  acquisition  and other  insurance  expenses  increased  26% and 62% in 2001 and 2000,  respectively.  Lower sales and asset levels in 2001 led to a 39% decease in  commissions  and purchase  credits.  Partially  offsetting  this decline,  the company launched a  commission  promotion  program  during  2001,  which  increased  commissions  as a  percentage  of new sales.  Increased commissions and purchase credits reflect the increase in sales in both 2000 and 1999.

General  operating  expenses  decreased 34% from 2000 as a result of lower sales-based  compensation and expense reduction  programs implemented  in 2001 (see Note 18 to the  consolidated  financial  statements).  In addition,  variable  compensation  and long-term incentive plan expense have  decreased due to the slowdown in sales and decline in equity  markets.  Significant  investments in new product development and Internet-based technology contributed to general operating expense increases in both 2001 and 2000.

The company  updated  certain  assumptions in the calculation of expected gross profits used to develop  deferred  acquisition  cost amortization  rates to reflect more recent  experience and current equity market  conditions.  As a result of this the  amortization of such costs increased significantly over the year 2000.

The  amortization of acquisition  costs increased  substantially  in 2000 compared to 1999 as the associated costs from record sales in late 1999 and early 2000 were recognized in accordance with profit and expense recognition models under U.S. GAAP.

Interest  expense  decreased  $12,574,000  in 2001 as a result of the reduction in borrowing and increased  $16,496,000 in 2000 as a result of additional  securitized  financing  transactions,  which consist of the transfer of rights to receive  future fees to ASI,
which  fees   collateralize   notes  issued  in  private   placements  by  ASI  through  special  purpose  trusts   ("securitization
transactions").  In  addition,  the Company paid down surplus  notes on December 3, 2001 and  December 10, 2000 of  $15,000,000  and
$20,000,000  respectively.  Surplus  notes  outstanding  as of December 31, 2001 and 2000  totaled  $144,000,000  and  $159,000,000, respectively.

The  effective  income tax rates for the years ended  December 31,  2001,  2000 and 1999 were 18%,  32% and 28%,  respectively.  The effective  rate is lower than the  corporate  rate of 35% due to permanent  differences,  with the most  significant  item being the dividend  received  deduction.  Management  believes that,  based on the taxable income  produced in the past two years,  as well as continued  growth in annuity sales, the Company will produce  sufficient  taxable income in future years to realize its deferred tax assets.

The Company  generated net income after tax of  $33,099,000,  $64,817,000  and  $76,169,000  in 2001,  2000 and 1999,  respectively.
Equity market  volatility  during 2001 directly  impacted  revenues,  sales and ultimately  expenses for the company.  Revenues were lower than expected due to the  significant  drop in sales year over year, as well as the negative  performance  of the mutual funds underlying  annuity and  insurance  contracts.  Benefits  were higher than  expected  due to the death  claims paid in excess of the account values of the specific  contracts due to GMDB  provisions in such  contracts.  Expenses were  relatively  higher compared to sales and assets than in prior  periods.  Expense  reduction  programs  were  implemented  during the year to better match  expenses incurred  with sales  activity and  management  of the book of business.  Revenue  increases in 2000 were more than offset by higher benefits and expenses driven primarily from the increase in the reserve  requirement  related to the GMDB as a result of the decline in the equity markets.  Investments in new product development and technology also contributed to the increase in expenses.

The Company  considers  Mexico an emerging market and has invested in the Skandia Vida operations with the expectation of generating profits from long-term  savings products in future years. As such,  Skandia Vida has generated net losses of $2,619,000,  $2,540,000 and $2,523,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Total assets declined 12% in 2001 as a direct result of the decrease in separate  account assets.  Separate  account assets declined consistent with the drop in the equity market, offset in part by new net sales activity.

Liabilities  declined 12% in 2001 as a result of several  factors.  Reserves and Separate  Account  liabilities  required to support the annuity and life insurance  business declined  consistent with market valuing of the underlying assets as well as the changes in the GMDB reserve.  Payable to affiliate  increased due to borrowing from ASI to support  temporary  operating cash needs.  Reduction in Future Fees Payable to ASI declined,  consistent with the  securitization  transaction cash flow realized on the designated block of contracts.

Significant Accounting Policies
-------------------------------

For information on the Company's significant  accounting policies,  see Notes to Consolidated  Financial  Statements.  Specifically,
for Deferred  Acquisition  Costs,  see Note 21, for Separate  Accounts,  see Note 20 and for the Company's  employee  profit sharing programs, see Note 13.

Liquidity and Capital Resources
-------------------------------

The Company's liquidity requirement was met by cash from insurance operations, investment activities and borrowings from ASI.

In 2001, the Company had net positive  operating  cash flow as a result of increased cash from insurance  operations and a decreased acquisition  cost cash flow strain due to the  reduction in sales  activity.  In 2000,  the majority of the  operating  cash outflow resulted from the sale of variable  annuity and variable life products that carry a contingent  deferred sales charge.  This type of product  causes a temporary  cash strain in that 100% of the  proceeds  are  invested in separate  accounts  supporting  the product leaving a cash (but not  capital)  strain  caused by the  acquisition  cost for the new  business.  This cash  strain  required  the
Company to look beyond the cash made available by insurance  operations  and  investments of the Company to financing in the form of surplus notes, capital contributions, cash advances, securitization transactions and modified coinsurance reinsurance arrangements:

During 2001 and 2000, the Company  received  $45,500,000 and  $69,000,000,  respectively,  from ASI to support the solvency  capital needs and anticipated growth in business of its U.S.  operations.  In addition,  the Company received $2,500,000 and $2,450,000 from
ASI in 2001 and 2000, respectively, to support its investment in Skandia Vida.

In 2001, in anticipation of more permanent financing,  the Company received approximately  $100,000,000 from ASI in the form of cash advances.  These amounts are reported as Payable to Affiliates in the Consolidated Statements of Financial Condition.

Funds received from new  securitization  transactions  amounted to  $476,288,000 in 2000 (see Note 8 to the  consolidated  financial statements).

During 2001 and 2000, the Company extended its reinsurance  agreements.  The Company also entered into a reinsurance  agreement with
SICL in 2000. The reinsurance  agreements are modified  coinsurance  arrangements  where the reinsurer shares in the experience of a specific book of business.

The Company expects the continued use of reinsurance and  securitization  transactions to fund the cash strain  anticipated from the acquisition costs on future years' sales volume.

As of December 31, 2001 and 2000,  shareholder's  equity totaled  $577,668,000 and  $496,911,000,  respectively.  The increases were driven by the previously mentioned capital contributions received from ASI and net income from operations.

The Company has long-term surplus notes and short-term borrowings from ASI.  No dividends have been paid to ASI.

The National Association of Insurance  Commissioners  ("NAIC") requires insurance companies to report information  regarding minimum
Risk Based Capital ("RBC")  requirements.  These requirements are intended to allow insurance  regulators to identify companies that may need regulatory  attention.  The RBC model law requires that insurance  companies  apply various  factors to asset,  premium and reserve items,  all of which have inherent risks.  The formula  includes  components for asset risk,  insurance risk,  interest rate risk and business risk.  The Company has complied with the NAIC's RBC reporting  requirements  and has total  adjusted  capital well above required capital.

Effects of Inflation
--------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company believes that it is well positioned to retain and enhance its position as a leading  provider of financial  products for long-term  savings and retirement  purposes as well as to address the economic impact of premature death,  estate planning  concerns and supplemental  retirement  needs. The Company has renewed its focus on its core variable annuity  business,  offering  innovative long-term  savings and income products,  strengthening its wholesaling  efforts and providing  consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999 (the Financial Services  Modernization Act) permits  affiliation among banks,  securities firms and insurance  companies.  This legislative change has created  opportunities for continued  consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company  such as pension  reform,  capital  gains and estate tax changes, privacy  standards and Internet  regulation.  Additional  pension reform may change  current tax deferral rules and allow  increased contributions to retirement plans,  which may lead to higher  investments in tax-deferred  products and create growth  opportunities for the Company.  A capital gains tax  reduction may cause  tax-deferred  products to be less  attractive to consumers,  which could adversely  impact the Company.  New privacy  standards  and Internet  regulation  may impact the  Company's  strategic  initiatives, especially related to potential business relationships with web-based technology providers.

Forward Looking Information
---------------------------

The Private Securities  Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking  statements,  so long as those statements are identified as forward-looking,  and the statements are accompanied by meaningful  cautionary statements that identify  important  factors that could cause actual results to differ  materially  from those  discussed in the statement.  We want to take advantage of these safe harbor provisions.

Certain  information  contained in the  Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations is
forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These  forward-looking  statements  rely on a number  of  assumptions  concerning  future  events,  and are  subject  to a number of significant  uncertainties  and  results to differ  materially  from these  statements.  You should not put undue  reliance on these forward-looking  statements.  We disclaim any intention or obligation to update or revise forward-looking  statements,  whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential  fluctuations in earnings and the fair value of certain of its assets and  liabilities,  as well as variations in expected cash flows due to changes in market  interest rates and equity prices.  The following  discussion  focuses on specific  exposures the Company has to interest rate and equity price risk and describes  strategies  used to manage these risks, and includes  "forward-looking  statements" that involve risk and uncertainties.  The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk
------------------

Fluctuations  in interest rates can  potentially  impact the Company's  profitability  and cash flows.  At December 31, 2001, 97% of assets  held under  management  by the Company are in  non-guaranteed  Separate  Accounts  for which the  Company's  exposure is not significant,  as the contractowner  assumes  substantially all the investment risk. On the remaining 3% of assets, the interest rate risk from  contracts  that carry  interest rate exposure is managed  through an  asset/liability  matching  program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2001, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate  annuities,  fixed supplementary  contracts,  the fixed investment option offered in its variable life insurance  contracts,  and in support of the Company's target solvency  capital.  The
Company has a conservative  investment  philosophy with regard to these investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's  deferred  annuity  products  offer a fixed option which  subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the  contractowner.  Guarantee  period options  available range from one to ten years.  Withdrawal of funds, or transfer of funds to variable  investment  options,  before the end of the guarantee period subjects the  contractowner  to a market value  adjustment  ("MVA").  In the event of rising  interest rates,  which make the fixed maturity  securities  underlying the guarantee less valuable,  the MVA could be negative.  In the event of declining  interest rates, which make the fixed maturity  securities  underlying the guarantee more valuable,  the MVA could be positive.  The resulting increase or decrease in the value of the fixed option,  from  calculation of the MVA,  should  substantially  offset the increase or decrease in the market value of the securities underlying the guarantee.  The Company maintains strict  asset/liability  matching to enable this offset.  However, the Company still takes on the default risk for the underlying  securities,  the interest rate risk of reinvestment  of  interest  payments  and the risk of failing to maintain  the  asset/liability  matching  program  with  respect to duration and convexity.

Liabilities  held in the  Company's  guaranteed  separate  account as of December  31, 2001  totaled  $1,092,944,000.  Fixed  income investments  supporting  those  liabilities  had a fair value of  $1,092,944,000.  The Company  performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2001. The analysis showed that an immediate  decrease of 100 basis points in interest rates would result in a net increase in liabilities and the  corresponding  assets of  approximately  $37,300,000 and  $41,500,000,  respectively.  An  analysis  of a 100 basis point  decline in  interest  rates at December  31, 2000 showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800,000 and $39,900,000, respectively.

Equity Market Exposure
----------------------

The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the
Company.  Various  fees and  charges  earned  are  substantially  derived  as a  percentage  of the  market  value of  assets  under management.  In a market decline,  this income would be reduced.  This could be further compounded by customer  withdrawals,  net of applicable  surrender  charge  revenues,  partially  offset by transfers to the fixed option  discussed  above. A 10% decline in the market value of the assets under  management at December 31, 2001,  sustained  throughout  2002, would result in an approximate drop in related annual fee income of  $49,727,000.  This result was not materially  different than the result  obtained from the analysis performed as of December 31, 2000.

Another equity market risk exposure of the Company  relates to the guaranteed  minimum death benefit  liability.  Declines in equity markets and,  correspondingly,  the  performance  of the mutual funds  underlying  the Company's  products,  increase the guaranteed minimum death benefit liabilities.  As discussed in Note 2E of the consolidated  financial  statements,  the Company uses derivative instruments to hedge against the risk of  significant  decreases in equity  markets.  Prior to the  implementation  of this program, the Company used reinsurance to mitigate this risk.

The  Company  has a small  portfolio  of equity  investments  consisting  of mutual  funds,  which are held in support of a deferred compensation  program.  In the event of a decline  in market  values of  underlying  securities,  the value of the  portfolio  would decline;  however the accrued  benefits  payable under the related  deferred  compensation  program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were  obtained  using  computer  models that take into  consideration  various assumptions  about the future.  Given the  uncertainty  of future  interest rate  movements,  volatility  in the equity  markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                            AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

Report of Independent Auditors

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the "Company"
which is a  wholly-owned  subsidiary  of  Skandia  Insurance  Company  Ltd.) as of  December  31,  2001 and  2000,  and the  related consolidated  statements  of income,  shareholder's  equity and cash flows for each of the three years in the period ended  December
31, 2001. These  consolidated  financial  statements are the  responsibility of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing  standards  generally  accepted in the United States.  Those  standards  require that we plan and perform the audit to obtain  reasonable  assurance  about  whether the  financial  statements  are free of material misstatement.  An audit  includes  examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates made by management,  as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the consolidated  financial position of American  Skandia Life  Assurance  Corporation  at December  31, 2001 and 2000,  and the  consolidated  results of their operations  and their cash flows for each of the three years in the period ended  December 31, 2001 in  conformity  with  accounting principles generally accepted in the United States.

As discussed in Note 2, the Company adopted Financial Accounting Standards (FAS) No. 133, Accounting for Derivative Instruments
and Hedging Activities.

/s/ Ernst & Young LLP
------------------------------------

Hartford, Connecticut
February 2, 2002

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Financial Condition
                                                        (table in thousands)

                                                                           As of December 31,
                                                                          2001            2000
                                                                          ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value                                  $       362,831 $       285,708
   Equity securities - at fair value                                          45,083          20,402
   Derivative instruments                                                      5,525           3,015
   Policy loans                                                                6,559           3,746
                                                                     --------------- ---------------

     Total investments                                                       419,998         312,871

Cash and cash equivalents                                                     32,231          76,499
Accrued investment income                                                      4,737           5,209
Deferred acquisition costs                                                 1,383,281       1,398,192
Reinsurance receivable                                                         5,863           3,642
Receivable from affiliates                                                     3,283           3,327
Income tax receivable                                                         30,537          34,620
State insurance licenses                                                       3,963           4,113
Fixed assets                                                                  20,734          10,737
Other assets                                                                  96,967          96,403
Separate account assets                                                   26,038,549      29,757,092
                                                                     --------------- ---------------

     Total assets                                                    $    28,040,143 $    31,702,705
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future insurance policy and contract benefits           $        89,740 $       135,545
Drafts outstanding                                                            64,438          63,758
Accounts payable and accrued expenses                                        160,261         137,040
Deferred income taxes                                                         54,980           8,949
Payable to affiliates                                                        103,452               -
Future fees payable to American Skandia, Inc. ("ASI")                        797,055         934,410
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                144,000         159,000
Separate account liabilities                                              26,038,549      29,757,092
                                                                     --------------- ---------------

     Total Liabilities                                                    27,462,475      31,205,794
                                                                     --------------- ---------------

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   335,329         287,329
Retained earnings                                                            239,078         205,979
Accumulated other comprehensive income                                           761           1,103
                                                                     --------------- ---------------

     Total Shareholder's equity                                              577,668         496,911
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    28,040,143 $    31,702,705
                                                                     =============== ===============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Income
                                                       (tables in thousands)

                                                                       For the Year Ended December 31,
                                                                      2001          2000           1999
                                                                      ----          ----           ----

REVENUES
--------

Annuity and life insurance charges and fees                       $    378,693  $    424,578  $    289,989
Fee income                                                             111,196       130,610        83,243
Net investment income                                                   20,126        11,656        10,441
Premium income                                                           1,218         3,118         1,278
Net realized capital gains (losses)                                        928          (688)          578
Other                                                                    1,222         2,348         1,832
                                                                  ------------  ------------  ------------

   Total revenues                                                      513,383       571,622       387,361
                                                                  ------------  ------------  ------------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   1,955           751           612
   Change in annuity and life insurance policy reserves                (39,898)       45,018         3,078
   Cost of minimum death benefit reinsurance                                 -             -         2,945
   Return credited to contractowners                                    16,833         9,046        (1,639)
                                                                  ------------  ------------  -------------

                                                                       (21,110)       54,815         4,996

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          420,802       335,213       206,350
   Interest expense                                                     73,424        85,998        69,502
                                                                  ------------  ------------  ------------

                                                                       494,226       421,211       275,852
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         473,116       476,026       280,848
                                                                  ------------  ------------  ------------

     Income from operations before income tax                           40,267        95,596       106,513

       Income tax expense                                                7,168        30,779        30,344
                                                                  ------------  ------------  ------------

         Net income                                               $     33,099  $     64,817  $     76,169
                                                                  ============  ============  ============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                          Consolidated Statements of Shareholder's Equity
                                                        (table in thousands)

                                                                  For the Year Ended December 31,
                                                               2001             2000             1999
                                                               ----             ----             ----

Common stock:
   Beginning balance                                        $     2,500      $     2,500      $     2,000
   Increase in par value                                              -                -              500
                                                            -----------      -----------      -----------

     Ending balance                                               2,500            2,500            2,500
                                                            -----------      -----------      -----------

Additional paid in capital:
   Beginning balance                                            287,329          215,879          179,889
   Transferred to common stock                                        -                -             (500)
   Additional contributions                                      48,000           71,450           36,490
                                                            -----------      -----------      -----------

     Ending balance                                             335,329          287,329          215,879
                                                            -----------      -----------      -----------

Retained earnings:
   Beginning balance                                            205,979          141,162           64,993
   Net income                                                    33,099           64,817           76,169
                                                            -----------      -----------      -----------

     Ending balance                                             239,078          205,979          141,162
                                                            -----------      -----------      -----------

Accumulated other comprehensive income (loss):
   Beginning balance                                              1,103             (107)           3,535
   Other comprehensive income                                      (342)           1,210           (3,642)
                                                            ------------     -----------      ------------

     Ending balance                                                 761            1,103             (107)
                                                            -----------      -----------      ------------

       Total shareholder's equity                           $   577,668      $   496,911      $   359,434
                                                            ===========      ===========      ===========

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                               Consolidated Statements of Cash Flows
                                                        (table in thousands)

                                                                          For the Year Ended December 31,
                                                                           2001        2000        1999
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net income                                                           $    33,099 $    64,817 $    76,169
   Adjustments to reconcile net income to net
     cash provided by (used in) operating activities:
     Amortization and depreciation                                            1,833       7,565       1,495
     Deferred tax expense                                                    46,215      60,023     (10,903)
     (Decrease) increase in policy reserves                                 (34,679)     50,892       4,367
     Increase (decrease) in payable to affiliates, net                      103,496     (72,063)     69,897
     Change in income tax receivable                                          4,083     (58,888)     17,611
     Increase in other assets                                                  (564)    (59,987)    (32,954)
     Decrease in accrued investment income                                      472      (1,155)     (1,174)
     (Increase) decrease in reinsurance receivable                           (2,221)        420         129
     Net decrease (increase) in deferred acquisition costs                   14,911    (310,487)   (366,198)
     Increase (decrease) in accounts payable and accrued
expenses                                                                     23,221     (21,550)     66,763
     Increase in drafts outstanding                                             680      12,699      22,118
     Investment losses (gains) on derivatives                                 2,902      (3,435)      3,749
     Net realized capital (gains) losses on investments                        (928)        688        (578)
                                                                        ----------------------- ------------
       Net cash provided by (used in) operating activities                  192,520    (330,461)   (149,509)
                                                                        ----------- ------------------------

Cash flow from investing activities:
     Purchase of fixed maturity investments                                (462,820)   (380,737)    (99,250)
     Proceeds from sale and maturity of fixed
       maturity investments                                                 390,816     303,736      36,226
     Purchase of derivatives                                                (66,487)     (6,722)     (4,974)
     Proceeds from exercise of derivative instruments                        61,075           -           -
     Purchase of shares in equity securities                                (55,430)    (18,136)    (17,703)
     Proceeds from sale of shares in equity securities                       25,228       8,345      14,657
     Purchase of fixed assets                                               (10,773)     (7,348)     (3,178)
     Increase in policy loans                                                (2,813)     (2,476)       (701)
                                                                        ------------------------------------
       Net cash used in investing activities                               (121,204)   (103,338)    (74,923)
                                                                        ------------------------------------

Cash flow from financing activities:
     Capital contribution from parent                                        48,000      71,450      36,490
     Repayment of surplus notes                                             (15,000)    (20,000)    (14,000)
     (Decrease) increase in future fees payable to ASI, net                (137,355)    358,376     207,056
     Net (withdrawals) deposits (from) to contractowner accounts            (11,126)     11,361       5,872
                                                                        -----------------------------------
       Net cash (used in) provided by financing activities                 (115,481)    421,187     235,418
                                                                        ----------------------- -----------

       Net (decrease) increase in cash and cash equivalents                 (44,165)    (12,612)     10,986
       Cash and cash equivalents at beginning of period                      76,499      89,212      77,525
       Change in foreign currency translation, net                             (103)       (101)        701
                                                                        -----------------------------------
       Cash and cash equivalents at end of period                       $    32,231 $    76,499 $    89,212
                                                                        =========== =========== ===========
     Income taxes (received) paid                                       $   (43,130)$    29,644 $    23,637
                                                                        ======================= ===========
     Interest paid                                                      $    43,843 $    85,551 $    69,697
                                                                        ===========  ========== ===========
                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                             Notes to Consolidated Financial Statements
                                                         December 31, 2001

1.       ORGANIZATION AND OPERATION

         American  Skandia Life  Assurance  Corporation  (the  "Company") is a  wholly-owned  subsidiary of American  Skandia,  Inc.
         ("ASI") whose ultimate parent is Skandia Insurance Company Ltd., ("SICL") a Swedish Corporation.

         The Company develops long-term savings and retirement products which are distributed  through its affiliated  broker/dealer company,  American Skandia Marketing,  Incorporated  ("ASM"). The Company currently issues variable and term life insurance and variable,  fixed, market value adjusted deferred and immediate annuities for individuals,  groups and qualified pension plans.  The Company has announced its  intention to focus on its core  variable  annuity  business by exiting the qualified pension plan market and limiting its variable life insurance  offerings to single premium  products,  as well as term life.
         The Company does not expect to incur any significant costs to exit these businesses.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A.  de C.V.  ("Skandia  Vida"),  which is a life  insurance  company domiciled  in Mexico.  Skandia  Vida had total  shareholder's  equity of  approximately  $4,179,000  and  $4,402,000  as of
         December  31,  2001,  and 2000,  respectively.  The Company  considers  Mexico an emerging  market and has  invested in the
         Skandia Vida  operations  with the expectation of generating  profits from long-term  savings  products in future years. As such,  Skandia Vida has generated net losses of  approximately  $2,619,000,  $2,540,000  and  $2,523,000 in 2001,  2000 and
         1999, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The accompanying  consolidated  financial  statements have been prepared in conformity with accounting  principles generally  accepted in the United  States  ("U.S.  GAAP").  Intercompany  transactions  and  balances  between the
                  Company and Skandia Vida have been eliminated in consolidation.

                  Certain reclassifications have been made to prior year amounts to conform with current year presentation.

         B.       New Accounting Standard
                  -----------------------

                  Effective January 1, 2001, the Company adopted Statement of Financial  Accounting  Standards No. 133,  "Accounting
                  for  Derivative  Instruments  and Hedging  Activities,"  as amended by SFAS 137 and SFAS 138  (collectively  "SFAS
                  133").  Derivative  instruments  held by the Company  consist of equity  option  contracts  utilized to manage the economic risks associated with the guaranteed  minimum death benefits ("GMDB").  These derivative  instruments are carried at fair value.  Realized and  unrealized  gains and losses are reported in the  Consolidated  Statement of
                  Income,  consistent with the item being hedged, as a component of return credited to contractowners.  The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20,  "Recognition of
                  Interest Income and Impairment on Purchased and Retained  Beneficial  Interests in Securitized  Financial Assets."
                  Under the  consensus,  investors  in certain  asset-backed  securities  are  required  to record  changes in their estimated  yield on a prospective  basis and to evaluate these  securities for an other than temporary  decline in value.  If the fair value of the  asset-backed  security has declined below its carrying amount and the decline is determined  to be other than  temporary,  the security is written  down to fair value.  The adoption of EITF Issue
                  99-20 did not have a significant effect on the Company's financial statements.

         C.       Future Accounting Standard
                  --------------------------

                  In July 2001,  the  Financial  Accounting  Standards  Board  ("FASB")  issued  Statement of  Financial  Accounting
                  Standards.  No. 142  "Accounting  for Goodwill and  Intangible  Assets."  ("SFAS  142").  Under the new  standard, goodwill and intangible  assets deemed to have indefinite lives will no longer be amortized but will be subject to annual  impairment  tests in  accordance  with the new  standard.  Other  intangible  assets  will  continue to be amortized over their useful lives.

                  The Company will apply the new rules on the accounting for goodwill and other  intangible  assets beginning in the first quarter of 2002.  The Company is still  assessing the impact of the new standard,  however,  the adoption of
                  SFAS 142 is not expected to have a significant impact on the Company's financial statements.

         D.       Investments
                  -----------

                  The Company has classified its fixed maturity investments as available-for-sale  and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

                  The Company has classified its mutual fund investments held in support of a deferred  compensation  plan (see Note
                  13) as  available-for-sale.  Such  investments  are  carried at fair value with  changes in  unrealized  gains and losses reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized gains and losses on disposal of investments are determined by the specific  identification method and are included in revenues.

         E.       Derivative Instruments
                  ----------------------

                  The Company uses derivative  instruments  which consist of equity option  contracts for risk management  purposes, and not for trading or  speculation.  The Company  economically  hedges the GMDB exposure  associated  with market value fluctuations.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Based on  criteria  described  in SFAS 133,  the  Company's  hedges do not  qualify  as  "effective"  hedges  and, therefore,  hedge  accounting  may not be applied.  Accordingly,  the derivative  investments  are carried at fair value  with  changes  in  unrealized  gains and losses  being  recorded  in income.  As such,  both  realized  and unrealized gains and losses are reported in the Consolidated Statements of Income,  consistent with the item being hedged, as a component of return credited to contractowners.

         F.       Cash Equivalents
                  ----------------

                  The Company  considers all highly liquid time deposits,  commercial  paper and money market mutual funds purchased with a maturity at date of acquisition of three months or less to be cash equivalents.

         G.       Fair Values of Financial Instruments
                  ------------------------------------

                  The methods and assumptions used to determine the fair value of financial instruments are as follows:

                  Fair values of fixed  maturities with active markets are based on quoted market prices.  For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

                  Fair values of equity securities are based on quoted market prices.

                  The fair value of derivative instruments is determined based on the current value of the underlying index.

                  The carrying value of cash and cash equivalents  (cost)  approximates  fair value due to the short-term  nature of these investments.

                  The carrying value of short-term  borrowings (cost)  approximates fair value due to the short-term nature of these liabilities.

                  Fair  values of certain  financial  instruments,  such as future  fees  payable to ASI and  surplus  notes are not readily determinable and are excluded from fair value disclosure requirements.

         H.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the purchase  price of  $6,000,000 less  accumulated  amortization.  The cost of the  licenses is being  amortized on a  straight-line  basis over 40 years.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         I.       Software Capitalization
                  -----------------------

                  The Company  capitalizes  certain costs  associated  with  internal use software in  accordance  with the American
                  Institute of  Certified  Public  Accountants  Statement of Position  98-1,  "Accounting  for the Costs of Software
                  Developed or Obtained for Internal Use" ("SOP 98-1").  SOP 98-1, which was adopted  prospectively as of January 1,
                  1999,  requires the  capitalization of certain costs incurred in connection with developing or obtaining  internal use software.  Prior to the adoption of SOP 98-1, the Company  expensed all internal use software related costs as incurred.  Details  of  the  capitalized  software  costs,  which  are  included  in  fixed  assets,  and  related amortization for the years ended December 31, are as follows:

                  (table in thousands)                                  2001          2000         1999
                                                                        ----          ----         ----
                  Balance at beginning of year                        $    7,212   $    2,920    $        -
                  Software costs capitalized during the year               5,210        4,804         3,035
                  Software costs amortized during the year               (2,660)        (512)         (115)
                                                                     -----------  -----------   -----------
                  Balance at end of year                              $    9,762   $    7,212    $    2,920
                                                                     ===========  ===========   ===========

                  Capitalized software costs are amortized on a straight-line basis over three years.

         J.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return filed by Skandia  U.S.  Inc. and its U.S.
                  subsidiaries.  In accordance  with the tax sharing  agreement,  the federal  income tax provision is computed on a separate return basis as adjusted for  consolidated  items.  Pursuant to the terms of this agreement,  the Company has the right to recover the value of losses utilized by the  consolidated  group in the year of  utilization.  To the extent the Company  generates  income in future years,  the Company is entitled to offset future taxes on that income through the application of its loss carryforward generated in the current year.

                  Deferred income taxes reflect the net tax effects of temporary  differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         K.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges against  contractowner  account values for mortality and expense risks,  administration  fees,  surrender charges and an annual maintenance fee per contract.
                  Benefit reserves for variable annuity  contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Fee income from mutual fund  organizations  is realized based on assets under management.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Revenues for variable immediate annuity and supplementary  contracts with and without life  contingencies  consist of certain charges against  contractowner  account values including mortality and expense risks and administration fees. Benefit reserves for variable  immediate annuity contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Revenues for market value  adjusted  fixed annuity  contracts consist of separate  account  investment  income reduced by benefit payments and changes in reserves in support of contractowner  obligations,  all of which are included in return credited to contractowners.  Benefit reserves for these contracts represent the account value of the contracts,  and are included in the general account reserve for future contractowner benefits to the extent in excess of the separate account assets.

                  Revenues for fixed immediate annuity and fixed supplementary  contracts without life contingencies  consist of net investment  income.  Revenues for fixed  immediate  annuity  contracts with life  contingencies  consist of single premium  payments  recognized as annuity  considerations  when received.  Benefit reserves for these contracts are based on applicable  actuarial  standards with assumed  interest rates that vary by issue year.  Assumed  interest rates ranged from 6.25% to 8.25% at December 31, 2001 and 2000.

                  Revenues for variable  life  insurance  contracts  consist of charges  against  contractowner  account  values for mortality  and expense risk fees,  administration  fees,  cost of insurance  fees,  taxes and  surrender  charges.
                  Certain  contracts also include charges against premium to pay state premium taxes.  Benefit reserves for variable life  insurance  contracts  represent the account value of the contracts and are included in the separate  account liabilities.

         L.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new business,  which vary with and are primarily related to the production of new business, are being deferred, net of reinsurance.  These costs include commissions,  costs of contract issuance, and certain selling  expenses that vary with production.  These costs are being amortized  generally in proportion to expected gross  profits  from  surrender  charges,  policy and asset based fees and  mortality  and expense  margins.  This amortization is adjusted  retrospectively  and prospectively when estimates of current and future gross profits to be realized from a group of products are revised.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Details of the  deferred  acquisition  costs and  related  amortization  for the years ended  December  31, are as follows:

                  (in thousands)                                   2001           2000            1999
                                                                   ----           ----            ----
                  Balance at beginning of year                $  1,398,192    $  1,087,705   $    721,507
                  Acquisition costs deferred during the year
                                                                   209,136         495,103        450,059
                  Acquisition costs amortized during the
                       year                                       (224,047)       (184,616)       (83,861)
                                                              -------------   -------------  -------------
                  Balance at end of year                      $  1,383,281    $  1,398,192   $  1,087,705
                                                              ============    ============   ============

         M.       Reinsurance
                  -----------

                  The Company cedes reinsurance under modified  co-insurance  arrangements.  These reinsurance  arrangements provide additional  capacity  for growth in  supporting  the cash flow  strain  from the  Company's  variable  annuity and variable life insurance business.  The reinsurance is effected under quota share contracts.

                  The Company reinsured its exposure to market fluctuations  associated with its GMDB liability in the first half of
                  1999. Under this reinsurance  agreement,  the Company ceded premiums of approximately  $2,945,000;  received claim reimbursements of approximately $242,000;  and, recorded a decrease in ceded reserves of approximately  $2,763,000 in 1999.

At December 31, 2001 and 2000, in accordance with the provisions of modified coinsurance agreements, the Company accrued approximately
                  $7,733,000 and $4,339,000, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

         N.       Translation of Foreign Currency
                  -------------------------------

The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency.  Assets and liabilities are translated at the exchange rate in effect at each year-end.  Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year.  Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

         O.       Separate Accounts
                  -----------------

                  Assets and liabilities in Separate  Accounts are included as separate  captions in the consolidated  statements of financial  condition.  Separate  Account  assets  consist  principally  of long term bonds,  investments in mutual funds,  short-term  securities  and  cash and cash  equivalents,  all of which  are  carried  at fair  value.  The investments are managed predominately through the Company's investment advisory affiliate,

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  American Skandia  Investment  Services,  Inc.  ("ASISI"),  utilizing  various fund managers as  sub-advisors.  The remaining  investments are managed by independent  investment firms. The contractowner has the option of directing funds to a wide variety of investment  options,  most of which invest in mutual funds.  The investment risk on the variable  portion of a contract is borne by the  contractowner.  Fixed  options with minimum  guaranteed  interest rates are also available.  The Company bears the credit risk  associated  with the investments  that support these fixed options.

                  Included in Separate  Account  liabilities are reserves of  approximately  $1,092,944,000  and  $1,059,987,000  at
                  December 31, 2001 and 2000, respectively,  relating to annuity contracts for which the contractowner is guaranteed a fixed rate of return.  Separate Account assets of approximately  $1,092,944,000  and  $1,059,987,000 at December
                  31, 2001 and 2000,  respectively,  consisting of long term bonds,  short-term  securities,  transfers due from the general account and cash and cash equivalents are held in support of these annuity obligations,  pursuant to state regulation.

         P.       Estimates
                  ---------

                  The  preparation of financial  statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting  period.  The more  significant  estimates and assumptions  are  related  to  deferred  acquisition  costs and  involve  policy  lapses,  investment  return  and maintenance expenses.  Actual results could differ from those estimates.

3.       COMPREHENSIVE INCOME

         The components of comprehensive income, net of tax, for the years ended December 31 were as follows:

         (table in thousands)                                                 2001        2000       1999
                                                                              ----        ----       ----
         Net income                                                        $  33,099  $  64,817   $  76,169
         Other comprehensive income:
            Unrealized investment losses on available sale securities
                                                                                (448)    (1,681)     (3,438)
            Reclassification adjustment for realized losses (gains)
              included in investment income                                      173      2,957        (660)
                                                                           ---------  ---------   ----------
            Net unrealized gains (losses) on securities                         (275)     1,276      (4,098)
            Foreign currency translation                                         (67)       (66)        456
                                                                           ---------- ----------  ---------
         Other comprehensive (loss) income                                      (342)     1,210      (3,642)
                                                                           ---------- ---------   ----------
         Comprehensive income                                              $  32,757  $  66,027   $  72,527
                                                                           =========  =========   =========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       COMPREHENSIVE INCOME (continued)

         Other comprehensive (loss) income is shown net of tax (benefit) expense of approximately ($184) thousand,  $651 thousand and
         ($1,961) thousand for 2001, 2000 and 1999 respectively.

         The components of accumulated other comprehensive income, net of tax, as of December 31 were as follows:

         (table in thousands)                                                  2001         2000
                                                                               ----         ----
         Unrealized investment gains                                           $  746    $  1,021
         Foreign currency translation                                              15          82
                                                                               ------    --------
         Accumulated other comprehensive income                                $  761    $  1,103
                                                                               ======    ========

4.       INVESTMENTS

         The amortized  cost,  gross  unrealized  gains and losses and estimated fair value of fixed  maturities and  investments in equity  securities  as of December 31, 2001 and 2000 are shown  below.  All  securities  held at December 31, 2001 and 2000 were publicly traded.

         Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                      -------          -----           -----       -------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          ======      ========

         The amortized  cost and fair value of fixed  maturities,  by  contractual  maturity,  at December 31, 2001 are shown below.
         Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                       Amortized
         (table in thousands)                             Cost      Fair Value
                                                          ----      ----------
         Due in one year or less                      $    14,755   $    14,784
         Due after one through five years                 232,199       235,845
         Due after five through ten years                  92,984        94,289
         Due after ten years                               16,944        17,913
                                                      -----------   -----------
           Total                                      $   356,882   $   362,831
                                                      ===========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS (continued)

         Investments in fixed maturities as of December 31, 2000 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    206,041   $      4,445   $        (11)  $    210,475
         Foreign government obligations                  2,791            195              -          2,986
         Obligations of state and political
              subdivisions                                 253              1              -            254
         Corporate securities                           72,237          1,565         (1,809)        71,993
                                                  ------------   ------------   -------------  ------------
              Totals                              $    281,322   $      6,206   $     (1,820)  $    285,708
                                                  ============   ============   =============  ============

         Proceeds from sales of fixed maturities during 2001, 2000 and 1999 and were  approximately  $386,816,000,  $302,632,000 and
         $32,196,000,  respectively.  Proceeds from maturities during 2001, 2000 and 1999 were approximately $4,000,000,  $1,104,000 and $4,030,000,  respectively.  The cost, gross unrealized  gains/losses and fair value of investments in equity securities at December 31are shown below:

         (table in thousands)                              Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2001                             $  49,886       $   122       $(4,925)       $45,083
         2000                             $  23,218       $   372       $(3,188)       $20,402

         Net realized investment gains (losses) were as follows for the years ended December 31:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                  $  7,597      $  1,002       $    253
           Gross losses                                   (4,387)       (3,450)          (228)

         Investment in equity securities:
           Gross gains                                     1,910         1,913            990
           Gross losses                                   (4,192)         (153)          (437)
                                                        ---------     ---------      ---------
              Totals                                    $    928      $   (688)      $    578
                                                        ========      =========      ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities                              $  18,788     $  13,502      $   9,461
         Cash and cash equivalents                           773         5,154          2,159
         Investment in equity securities                     622            99             32
         Policy loans                                        244            97             31
         Derivative instruments                                -        (6,939)        (1,036)
                                                      ----------    -----------    -----------
         Total investment income                          20,427        11,913         10,647
         Investment expenses                                (301)         (257)          (206)
                                                      -----------   -----------    -----------
         Net investment income                         $  20,126     $  11,656      $  10,441
                                                       ==========    ============   =========

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Current tax (benefit) expense                $   (39,047)  $   (29,244)   $    41,248
         Deferred tax expense (benefit)                    46,215        60,023        (10,904)
                                                      -----------   -----------    ------------
           Total income tax expense                   $     7,168   $    30,779    $    30,344
                                                      ===========   ===========    ===========

         Deferred tax assets (liabilities) include the following at December 31:

         (table in thousands)                              2001          2000
                                                           ----          ----
         Deferred tax assets:
           GAAP to tax reserve differences             $   241,503   $   382,826
           Future fees payable to ASI                       63,240             -
           Deferred compensation                            20,520        17,869
           Net operating loss carryforward                  14,372             -
           Surplus notes interest                            9,040         5,536
           AMT credit carryforward                           5,451             -
           Other                                             1,114           907
                                                       -----------   -----------
              Total deferred tax assets                    355,240       407,138
                                                       -----------   -----------

         Deferred tax liabilities:
           Deferred acquisition costs                     (404,758)     (411,417)
           Internal use software                            (3,417)       (2,524)
           Policy fees                                      (1,634)       (1,551)
           Net unrealized gains                               (411)         (595)
              Total deferred tax liabilities              (410,220)     (416,087)
                                                       ------------  ------------
                Net deferred tax asset (liability)     $   (54,980)  $    (8,949)
                                                       ============  ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         The income tax expense  was  different  from the amount  computed by  applying  the  federal  statutory  tax rate of 35% to pre-tax income from continuing operations as follows:

         (table in thousands)                                          2001          2000          1999
                                                                       ----          ----          ----
         Income (loss) before taxes
           Domestic                                                $   42,886    $   98,136    $  109,036
           Foreign                                                     (2,619)       (2,540)       (2,523)
                                                                   -----------   -----------   -----------
           Total                                                       40,267        95,596       106,513
           Income tax rate                                                 35%           35%           35%
                                                                   -----------   -----------   -----------
         Tax expense at federal statutory income tax rate              14,094        33,459        37,280

         Tax effect of:
           Dividend received deduction                                 (8,400)       (7,350)       (9,572)
           Losses of foreign subsidiary                                   917           889           883
           Meals and entertainment                                        603           841           664
           State income taxes                                             (62)         (524)        1,071
           Other                                                           16         3,464            18
                                                                   ----------    ----------    ----------
              Income tax expense                                   $    7,168    $   30,779    $   30,344
                                                                   ==========    ==========    ==========

         The Company's net operating loss  carryforwards,  totaling  approximately  $41,063,000 at December 31, 2001, will expire in
         2016.

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain operating costs (including personnel,  rental of office space,  furniture,  and equipment) have been charged to the
         Company at cost by American Skandia  Information  Services and Technology  Corporation  ("ASIST"),  an affiliated  company.
         The Company has also charged  operating costs to several of its  affiliates.  The total cost to the Company for these items was  approximately  $6,179,000,  $13,974,000  and  $11,136,000 in 2001,  2000 and 1999,  respectively.  Income received for these items was approximately $13,166,000, $11,186,000 and $3,919,000 in 2001, 2000 and 1999, respectively.

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution  related costs  associated with the sales of business through an investment firm where ASM serves as an introducing  broker dealer.  Under this agreement,  the expenses reimbursed were approximately  $6,391,000,  $5,842,000 and $1,441,000 in 2001, 2000 and 1999, respectively.  As of December
         31, 2001 and 2000, amounts receivable under this agreement were approximately $639,000 and $492,000, respectively.

                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

         The proceeds from the transfers  have been recorded as a liability  and are being  amortized  over the remaining  surrender charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection  with these  transactions,  ASI,  through  special purpose  trusts,  issued  collateralized  notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the Purchase  Agreements,  the rights  transferred  provide for ASI to receive a percentage (60%, 80% or
         100% depending on the underlying  commission option) of future mortality and expense charges and contingent  deferred sales charges,  after  reinsurance,  expected  to be  realized  over the  remaining  surrender  charge  period of the  designated contracts (generally 6 to 8 years).

         Payments,  representing  fees and  charges  in the  aggregate  amount,  of  approximately  $207,731,000,  $219,454,000  and
         $131,420,000  were  made by the  Company  to ASI in  2001,  2000  and  1999,  respectively.  Related  interest  expense  of approximately  $59,873,000,  $70,667,000  and  $52,840,000  has been  included in the  statement  of income for 2001,  2000 and1999, respectively.

         The  Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the Company becomes subject to an order of liquidation or  rehabilitation,  the  Commissioner  has the ability to stop the payments due to ASI under the Purchase Agreement subject to certain terms and conditions.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI (continued)

         The present values of the transactions as of the respective effective date were as follows:

                           Closing      Effective       Contract Issue        Discount       Present
        Transaction         Date          Date              Period              Rate          Value
        -----------         ----          ----              ------              ----          -----

           1996-1          12/17/96        9/1/96        1/1/94 - 6/30/96       7.5%           $50,221
           1997-1           7/23/97        6/1/97        3/1/96 - 4/30/97       7.5%            58,767
           1997-2          12/30/97       12/1/97        5/1/95 - 12/31/96      7.5%            77,552
           1997-3          12/30/97       12/1/97        5/1/96 - 10/31/97      7.5%            58,193
           1998-1           6/30/98        6/1/98        1/1/97 - 5/31/98       7.5%            61,180
           1998-2          11/10/98       10/1/98        5/1/97 - 8/31/98       7.0%            68,573
           1998-3          12/30/98       12/1/98        7/1/96 - 10/31/98      7.0%            40,128
           1999-1           6/23/99        6/1/99        4/1/94 - 4/30/99       7.5%           120,632
           1999-2          12/14/99       10/1/99       11/1/98 - 7/31/99       7.5%           145,078
           2000-1           3/22/00        2/1/00        8/1/99 - 1/31/00       7.5%           169,459
           2000-2           7/18/00        6/1/00        2/1/00 - 4/30/00      7.25%            92,399
           2000-3          12/28/00       12/1/00        5/1/00 - 10/31/00     7.25%           107,291
           2000-4          12/28/00       12/1/00        1/1/98 - 10/31/00     7.25%           107,139

         Expected payments of future fees payable to ASI as of December 31, 2001 are as follows:

           (table in thousands)           Year             Amount
                                          ----             ------

                                          2002      $   175,357
                                          2003          171,345
                                          2004          156,842
                                          2005          132,702
                                          2006          102,188
                                          2007           50,821
                                          2008            7,800
                                                    -----------
                                          Total         $797,055
                                                        ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

9.       LEASES

         The Company leases office space under a lease  agreement  established in 1989 with ASIST.  The Company entered into a lease agreement for office space in  Westminster,  Colorado,  effective  January 1, 2001.  Lease expense for 2001,  2000 and 1999 was  approximately  $8,404,000,  $6,593,000  and  $5,003,000,  respectively.  Future minimum lease payments per year and in aggregate as of December 31, 2001 are as follows:

              (table in thousands)       2002                          $   7,913
                                         2003                              8,087
                                         2004                              8,570
                                         2005                              8,609
                                         2006                              8,698
                                         2007 and thereafter              41,711
                                                                       ---------
                                         Total                         $  83,588
                                                                       =========

10.      RESTRICTED ASSETS

         To comply with certain state insurance  departments'  requirements,  the Company maintains cash, bonds and notes on deposit with various  states.  The carrying  value of these  deposits  amounted to  approximately  $4,822,000  and $4,636,000 as of
         December  31,  2001  and  2000,  respectively.  These  deposits  are  required  to be  maintained  for  the  protection  of contractowners within the individual states.

11.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory  basis  shareholder's  equity was  approximately  $226,780,000  and  $342,804,000  at December 31, 2001 and 2000,
         respectively.

         The Company  incurred  statutory  basis net losses for 2001 of  approximately  $121,957,000  due  primarily to  significant declines in the equity  markets  during the year as well as increased  levels of operating  expenses  relative to revenues.
         Statutory basis net income for 2000 was $11,550,000, as compared to losses of $17,672,000 in 1999.

         Under  various  state  insurance  laws,  the maximum  amount of dividends  that can be paid to  shareholders  without prior approval of the state  insurance  department  is subject to  restrictions  relating to statutory  surplus and net gain from operations.  At December 31, 2001, no amounts may be distributed without prior approval.

         On November 8, 1999,  the Board of Directors  authorized  the Company to increase  the par value of its capital  stock from
         $80 per share to $100 per share in order to comply with minimum  capital  levels as required by the  California  Department of Insurance.  This  transaction  resulted in a corresponding  decrease in paid in and contributed  surplus of $500,000 and had no effect on capital and surplus.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

12.      STATUTORY ACCOUNTING PRACTICES

         The Company  prepares its statutory basis financial  statements in accordance with accounting  practices  prescribed by the
         State  of  Connecticut  Insurance  Department.  Prescribed  statutory  accounting  practices  include  publications  of the
         National  Association of Insurance  Commissioners  (NAIC),  as well as state laws,  regulations and general  administrative rules.

         The NAIC adopted the  Codification  of Statutory  Accounting  Principles  (Codification)  in March 1998. The effective date for  codification  was January 1, 2001. The Company's  state of domicile,  Connecticut,  has adopted  codification  and the
         Company has made the  necessary  changes in its  statutory  accounting  and  reporting  required  for  implementation.  The overall impact of adopting  codification  was a one-time,  cumulative  change in accounting  benefit  recorded  directly in statutory surplus of approximately $12,047,000.

         In addition,  during 2001,  based on a  recommendation  from the State of  Connecticut  Insurance  Department,  the Company
         changed its statutory  method of accounting for its liability  associated with  securitized  variable  annuity fees.  Under the new method of accounting,  the liability for securitized  fees is established  consistent with the method of accounting for the liability  associated with variable annuity fees ceded under reinsurance  contracts.  This equates to the statutory liability at any valuation date being equal to the  Commissioners  Annuity Reserve  Valuation Method (CARVM) offset related to the  securitized  contracts.  The impact of this change in  accounting,  representing  the  difference  in the liability calculated  under the old method  versus the new method as of January 1,  2001,  was  reported  as a  cumulative  effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215,000.

13.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially  all employees are eligible.  Under this plan, the Company  provides a 50% match on  employees'  contributions  up to 6% of an  employee's  salary  (for an  aggregate  match of up to 3% of the employee's  salary).  Additionally,  the Company may contribute  additional  amounts based on  profitability of the Company and  certain  of its  affiliates.  Company  contributions  to this plan on behalf of the  participants  were  approximately
         $2,738,000, $3,734,000 and $3,164,000 in 2001, 2000 and 1999, respectively.

         The  Company  has a  deferred  compensation  plan,  which is  available  to the field  marketing  staff and  certain  other employees.  Company  contributions to this plan on behalf of the participants  were  approximately  $345,000,  $399,000 and
         $193,000 in 2001, 2000 and 1999, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

13.      EMPLOYEE BENEFITS (continued)

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to executive  officers and other  personnel.  The Company and certain  affiliates  also have a profit sharing  program,  which benefits all employees  below the officer level.  These programs  consist of multiple plans with new plans  instituted each year.  Generally,  participants  must remain  employed by the Company or its  affiliates at the time such units are payable in order to receive any  payments  under the  programs.  The accrued  liability  representing  the value of these units was approximately  $13,645,000  and $31,632,000 as of December 31, 2001 and 2000,  respectively.  Payments under these programs were approximately $8,377,000, $13,542,000, and $4,079,000 in 2001, 2000 and 1999, respectively.

14.      REINSURANCE

         The Company  cedes  insurance to other  insurers in order to limit its risk  exposure.  Such  transfer does not relieve the
         Company of its primary  liability and, as such,  failure of reinsurers to honor their  obligation could result in losses to the Company.  The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

         The effect of reinsurance for the 2001, 2000 and 1999 was as follows:

         (table in thousands)

        2001                                                             Gross         Ceded           Net
        ----                                                             -----         -----           ---
        Annuity and life insurance charges and fees                  $   430,913    $   (52,220)  $   378,693
        Change in annuity and life insurance policy reserves         $   (35,835)   $    (4,063)  $   (39,898)
        Return credited to contractowners                            $    16,741    $        92   $    16,833

        2000
        ----
        Annuity and life insurance charges and fees                  $   477,802    $   (53,224)  $   424,578
        Change in annuity and life insurance policy reserves         $    45,784    $      (766)  $    45,018
        Return credited to contractowners                            $    13,607    $    (4,561)  $     9,046

        1999
        ----
        Annuity and life insurance charges and fees                  $   326,670    $   (36,681)  $   289,989
        Change in annuity and life insurance policy reserves         $     4,151    $    (1,073)  $     3,078
        Return credited to contractowners                            $    (1,382)   $      (257)  $    (1,639)

         In December 2000, the Company  entered into a modified  coinsurance  agreement with SICL covering  certain  contracts  issued since January 1996. The impact of this treaty to the Company was a pre tax loss of  approximately  $4,917,000 in 2001 and pre tax income of  approximately  $7,067,453 in 2000. At December 31, 2001 and 2000,  approximately  $12,983,000  and $6,109,000, respectively, was payable to SICL under this agreement.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

15.      SURPLUS NOTES

         The Company has issued  surplus notes to ASI in exchange for cash.  Surplus notes  outstanding  as of December 31, 2001 and
         2000, and interest expense for 2001, 2000 and 1999 were as follows:

                                                     Liability as of
         (table in thousands)                         December 31,                    Interest Expense
                                   Interest                                            For the Years
            Note Issue Date          Rate          2001          2000          2001         2000         1999
         ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
         ----------------------    ---------     ----------

         February 18, 1994           7.28%               -             -             -          732          738
         March 28, 1994              7.90%               -             -             -          794          801
         September 30, 1994          9.13%               -        15,000         1,282        1,392        1,389
         December 28, 1994           9.78%               -             -             -            -        1,308
         December 19, 1995           7.52%          10,000        10,000           763          765          762
         December 20, 1995           7.49%          15,000        15,000         1,139        1,142        1,139
         December 22, 1995           7.47%           9,000         9,000           682          684          682
         June 28, 1996               8.41%          40,000        40,000         3,411        3,420        3,411
         December 30, 1996           8.03%          70,000        70,000         5,699        5,715        5,698
                                                 ----------    ----------    ---------    ---------    ---------
                                                 ----------    ----------    ---------    ---------    ---------

         Total                                    $144,000      $159,000       $12,976      $14,644      $15,928
                                                 ==========    ==========    =========    =========    =========

         On December 3, 2001, a surplus note,  dated September 30, 1994, for $15,000,000 was repaid.  On December 27, 2000,  surplus notes for  $10,000,000,  dated  February 18, 1994,  and  $10,000,000,  dated March 28, 1994,  were repaid.  On December 10,
         1999, a surplus note,  dated December 28, 1994, for $14,000,000  was repaid.  All surplus notes mature seven years from the issue date.

         Payment of interest and repayment of principal  for these notes is subject to certain  conditions  and require  approval by the Insurance  Commissioner  of the State of  Connecticut.  At December 31, 2001 and 2000,  approximately  $25,829,000  and
         $15,816,000, respectively, of accrued interest on surplus notes was not approved for payment under these criteria.

16.      SHORT-TERM BORROWING

         The Company had a  $10,000,000  short-term  loan payable to ASI at December  31, 2001 and 2000 as part of a revolving  loan agreement.  The loan has an interest  rate of 3.67% and matures on March 12, 2002.  The total related  interest  expense to the Company was  approximately  $522,000,  $687,000 and $585,000 in 2001,  2000 and 1999,  respectively.  Accrued  interest payable was approximately $113,000 and $222,000 as of December 31, 2001 and 2000, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

17.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately 99% of the Company's separate account  liabilities are subject to discretionary  withdrawal by contractowners at market value or with market value  adjustment.  Separate  account assets,  which are carried at fair value, are adequate to pay such  withdrawals,  which are generally  subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

18.      RESTRUCTURING CHARGES

         On March 22, 2001,  and  December 3, 2001,  the Company  announced  separate  plans to reduce  expenses to better align its operating  infrastructure  with  the  current  investment  market  environment.  As part of the two  plans,  the  Company's workforce was reduced by approximately  140 positions and 115 positions,  respectively,  affecting  substantially all areas of the  Company.  Estimated  pre-tax  severance  benefits  of  approximately  $8,500,000  have been  charged  against  2001 operations  related to these  reductions.  These charges have been reported in the  Consolidated  Statements of Income as a
         component  of  Underwriting,   Acquisition  and  Other  Insurance  Expenses.   As  of  December  31,  2001,  the  remaining
         restructuring liability, relating primarily to the December 3, 2001 plan, was approximately $4,104,000.

19.      COMMITMENTS AND CONTINGENT LIABILITIES

         As of the date of this filing,  the Company is not involved in any legal proceedings  outside of the ordinary course of its business  operations.  The Company is involved in pending and threatened  legal  proceedings in the ordinary  course of its
         business   operations.   While  the  outcome  of  these  legal  proceedings  cannot  be  determined  at  this  time,  after consideration  of  the  defenses  available  to the  Company,  applicable  insurance  coverage  and  any  related  reserves established,  these legal  proceedings  are not  expected to result in  liability  for  amounts  material to the  financial condition of the Company, although they may adversely affect results of operations in future periods.

20.      SEGMENT REPORTING

         In recent  years,  in order to complete  the array of products  offered by the  Company and its  affiliates  to meet a wide variety of financial  planning,  the Company  developed  variable  life  insurance and  qualified  retirement  plan annuity products.  Assets under management and sales for products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures  as required by SFAS 131,  "Disclosures  about  Segments of an Enterprise  and Related
         Information,"  and the  Company  does not  anticipate  that they will do so in the future due to a change in the  Company's strategy.  On March 15,  2002,  the  Company  announced  that it will no longer  accept  new  business  for the  funding of qualified  retirement  plans,  effective July 31, 2002 and will not accept  applications for it's flexible premium variable insurance  products that are signed after April 1, 2002 or received after April 15, 2002.  The Company  intends to continue to accept additional  contributions to existing qualified plans, to service and accept additional premiums for its existing flexible  premium  variable  insurance  contracts,  and to  continue  to offer and sell its single  premium  variable  life insurance products.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   131,096   $   128,665    $   114,714    $   117,854
        Net investment income*                           5,381         4,997          5,006          4,742
        Net realized capital gains (losses)              1,902           373            376         (1,723)
                                                  ------------  ------------   ------------   -------------
        Total revenues                                 138,379       134,035        120,096        120,873
        Benefits and expenses*                         122,940       110,644        115,313        124,219
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              15,439        23,391          4,783         (3,346)
        Income taxes                                     4,034         7,451           (480)        (3,837)
                                                  ------------  ------------   -------------  -------------
        Net income                                 $    11,405   $    15,940    $     5,263    $       491
                                                  ============  ============   ============   ============

        *     For the quarters  ended March 31, 2001,  June 30, 2001 and  September  30, 2001,  the Company had reported  investment
              performance   associated  with  its  derivatives  as  net  investment  income.  The  above  presentation   reflects  a
              reclassification of these amounts to benefits and expenses.

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   137,255   $   139,317    $   147,923    $   136,159
        Net investment income                            2,876         3,628          4,186            966
        Net realized capital gains (losses)                729        (1,436)          (858)           877
                                                  ------------  -------------  -------------  ------------
        Total revenues                                 140,860       141,509        151,251        138,002
        Benefits and expenses                          106,641       121,356        137,514        110,515
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              34,219        20,153         13,737         27,487
        Income taxes                                    10,038         5,225          3,167         12,349
                                                  ------------  ------------   ------------   ------------
        Net income                                 $    24,181   $    14,928    $    10,570    $    15,138
                                                  ============  ============   ============   ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          1999                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $    78,509   $    88,435    $    97,955    $   111,443
        Net investment income                            2,654         2,842          2,735          2,210
        Net realized capital gains                         295            25            206             52
        Total revenues                                  81,458        91,302        100,896        113,705
        Benefits and expenses                           64,204        67,803         71,597         77,244
        Pre-tax net income                              17,254        23,499         29,299         36,461
        Income taxes                                     3,844         7,142          7,898         11,460
        Net income                                 $    13,410   $    16,357    $    21,401    $    25,001
                                                  ============  ============   ============   ============

                               APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

The Sub-accounts of Separate Account B were in operation prior to December 31, 2001.  However, no financial information is available for the Sub-accounts reflecting the Insurance Charge for this Annuity, as it has only been publicly offered since
January 17, 2002.

                                        APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000 initial  Purchase  Payment is made and that no withdrawals are made prior to the Owner's death.  Each example assumes that  there is one Owner  who is age 50 on the Issue  Date and that all  Account  Value is  maintained  in the  variable  investment options.

Example with market increase
Assume that the Owner's Account Value has been increasing due to positive  market  performance.  On the date we receive due proof of death,  the Account Value is $75,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals, or Account  Value,  which ever is  greater.  Therefore,  the basic  Death  Benefit is equal to  $75,000.  The  Enhanced  Beneficiary
Protection  Optional  Death Benefit is equal to the amount  payable under the basic Death Benefit  ($75,000)  PLUS 50% of the "Death
Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $75,000
         Basic Death Benefit =      $75,000
         Death Benefit Amount =     $75,000 - $50,000 = $25,000

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $75,000 + $12,500 = $87,500

Examples with market decline
Assume that the Owner's  Account Value has been decreasing due to declines in market  performance.  On the date we receive due proof of death,  the  Account  Value is  $45,000.  The  basic  Death  Benefit  is  calculated  as  Purchase  Payments  minus  proportional withdrawals,  or Account  Value,  which ever is greater.  Therefore,  the basic  Death  Benefit is equal to  $50,000.  The  Enhanced
Beneficiary  Protection  Optional Death Benefit is equal to the amount  payable under the basic Death Benefit  ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $40,000
         Basic Death Benefit =      $50,000
         Death Benefit Amount =     $50,000 - $50,000 = $0

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $50,000 + $0 = $50,000

         In this example you would  receive no additional  benefit from  purchasing  the Enhanced  Beneficiary  Protection  Optional
         Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the Guaranteed  Minimum Death Benefit is calculated.  Each example  assumes that a $50,000 initial
Purchase  Payment is made and that no  withdrawals  are made prior to the Owner's  death.  Each  example  assumes  that there is one
Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example of market increase
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance.  On the date we receive due proof of death, the Account Value is $90,000.  The Highest  Anniversary Value at the end of any previous period is $72,000.  The
Death Benefit would be the Account Value  ($90,000)  because it is greater than the Highest  Anniversary  Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease
Assume that the Owner's Account Value generally  increased until the fifth  anniversary but generally has been decreasing  since the fifth  contract  anniversary.  On the date we receive due proof of death,  the Account  Value is  $48,000.  The Highest  Anniversary
Value at the end of any previous  period is $54,000.  The Death Benefit  would be the sum of prior  Purchase  Payments  increased by
5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's  Account Value  increased  significantly  during the first six years  following the Issue Date. On the sixth anniversary  date the Account  Value is  $90,000.  During the seventh  Annuity  Year,  the  Account  Value  increases  to as high as
$100,000 but then  subsequently  falls to $80,000 on the date we receive due proof of death.  The Death Benefit would be the Highest
Anniversary Value at the end of any previous period ($90,000),  which occurred on the sixth anniversary,  although the Account Value was higher  during the  subsequent  period.  The Account Value on the date we receive due proof of death  ($80,000) is lower,  as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

                                         APPENDIX D - Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

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The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included as an Appendix to this  Prospectus to help you  understand  the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this  information.  However,  the  information  may be subject to certain  generally  applicable  provisions of the
Federal securities laws regarding accuracy and completeness.
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The income  tax-free life insurance  payable to your  Beneficiary(ies)  under the Plus40(TM)rider is equal to 40% of the Account Value of your  Annuity  as of the date we  receive  due proof of death,  subject  to certain  adjustments,  restrictions  and  limitations described below.

ELIGIBILITY
The Plus40(TM)rider may be purchased as a rider on your  Annuity.  The Rider must cover those  persons upon whose death the Annuity's death benefit  becomes payable - the Annuity's  owner or owners,  or the Annuitant (in the case of an entity owned Annuity).  If the
Annuity has two Owners,  the Rider's death  benefit is payable upon the first death of such  persons.  If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum  allowable  age to purchase the Plus40(TM)rider is 40; the maximum  allowable age is 75. If the Rider is purchased on two lives,  both persons must meet the age  eligibility  requirements.  The Plus40(TM)rider is not  available to purchasers  who use their
Annuity as a funding  vehicle for a Tax  Sheltered  Annuity (or 403(b)) or as a funding  vehicle for a qualified  plan under Section
401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS
|X|      If you die during the first 24 months  following the  effective  date of the Plus40(TM)rider  (generally,  the Issue Date of your  Annuity),  the death  benefit will be limited to the amount of any charges paid for the Rider while it was in effect.
         While we will return the charges you have paid during the  applicable  period as the death benefit,  your  Beneficiary(ies)
         will receive no  additional  life  insurance  benefit from the Plus40(TM)rider if you die within 24 months of its  effective
                          ----------
         date.

|X|      If you make a Purchase  Payment  within 24 months  prior to the date of death,  the  Account  Value used to  determine  the amount of the death  benefit  will be reduced by the amount of such  Purchase  Payment(s).  If we reduce the death  benefit payable  under the Plus40(TM)rider based on this  provision,  we will return 50% of any charges  paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

|X|      If we apply Credits to your Annuity based on Purchase  Payments,  such Credits are treated as Account Value for purposes of determining  the death  benefit  payable under the Plus40(TM)rider.  However,  if Credits were applied to Purchase  Payments made within 24 months  prior to the date of death,  the Account  Value used to  determine  the amount of the death  benefit will be reduced by the amount of such  Credits.  If we reduce the death  benefit  payable  under the Plus40(TM)rider based on this  provision,  we will  return 50% of any  charges  paid for the Rider  based on such  Credits as an  additional  amount included in the death benefit under the Rider.

|X|      If you become  terminally  ill (as  defined in the Rider)  and elect to  receive a portion  of the  Plus40(TM)rider's  death benefit  under the  Accelerated  Death Benefit  provision,  the amount that will be payable under the Rider upon your death will be reduced.  Please refer to the Accelerated Death Benefit provision described below.

|X|      If  charges  for the  Plus40(TM)rider are due and are  unpaid as of the date the death  benefit  is being  determined,  such charges will be deducted from the amount paid to your Beneficiary(ies).

|X|      If the age of any person  covered  under the Plus40(TM)rider is  misstated,  we will adjust any coverage  under the Rider to conform to the facts. For example,  if, due to the  misstatement,  we overcharged you for coverage under the Rider, we will add any  additional  charges  paid to the  amount  payable  to  your  Beneficiary(ies).  If,  due to the  misstatement,  we undercharged  you for coverage  under the Rider,  we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

|X|

     On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately  after the 95th  birthday),  coverage  will  terminate.  No charge will be made for an Owner  following  the expiry date. If there are two Owners,  the expiry date  applies  separately  to each Owner;  therefore,  coverage  may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT
The Plus40(TM)rider is subject to a Maximum  Death  Benefit  Amount  based on the  Purchase  Payments  applied to your  Annuity.  The
Plus40(TM)rider may also be subject to a Per Life Maximum  Benefit  that is based on all amounts  paid under any annuity  contract we
                                                                                                             ---
issue to you under which you have elected the Plus40(TM)rider or similar life insurance coverage.

|X|      The Maximum  Death  Benefit  Amount is 100% of the Purchase  Payments  increasing  at 5% per year  following  the date each
             -------------------------------
         Purchase  Payment is applied to the  Annuity  until the date of death.  If  Purchase  Payments  are  applied to the Annuity within 24 months prior to the date of death,  the Maximum Death Benefit  Amount is decreased by the amount of such Purchase
         Payments.

|X|      The Per Life Maximum Benefit applies to Purchase  Payments  applied to any such annuity  contracts more than 24 months from
             ------------------------
         the date of death that  exceed  $1,000,000.  If you make  Purchase  Payments  in excess of  $1,000,000,  we will reduce the aggregate death benefit  payable under all Plus40(TM)riders,  or similar riders issued by us, based on the combined amount of
         Purchase  Payments in excess of $1,000,000  multiplied by 40%. If the Per Life Maximum Benefit applies,  we will reduce the amount  payable under each  applicable  Plus40(TM)rider on a pro-rata  basis.  If the Per Life Maximum  Benefit  applies upon your death,  we will return any excess  charges that you paid on the portion of your  Account  Value on which no benefit is payable.  The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION
If you become  terminally  ill,  you may request  that a portion of the death  benefit  payable  under the Plus40(TM)rider be prepaid instead of being paid to your  Beneficiary(ies)  upon your  death.  Subject to our  requirements  and where  allowed by law, we will make a one time, lump sum payment.  Our  requirements  include proof  satisfactory to us, in writing,  of terminal illness after the
Rider's Effective Date.

The maximum we will pay,  before any  reduction,  is the lesser of 50% of the Rider's  death  benefit or  $100,000.  If you elect to accelerate  payment of a portion of the death benefit under the Plus40(TM)rider,  the amount of the remaining death benefit is reduced by the prepaid amount  accumulating at an annualized  interest rate of 6.0%.  Eligibility for an accelerated  payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any  medically-related  surrender  provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER
The Plus40(TM)rider has a current  charge and a guaranteed  maximum  charge.  The current  charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity.  The applicable  percentages  differ based on the attained age,  last birthday of the Owner(s) or Annuitant (in the case of an entity owned  Annuity) as of the date the charge is due. We reserve the right to change the current charge,  at any time,  subject to regulatory  approval where  required.  If there are two Owners,  we calculate  the current  charge that  applies to each Owner  individually  and deduct the combined  amount as the charge for the Rider.  There is no charge  based on a person's  life after  coverage  expires as to that person.  However,  a charge will still apply to the second of two Owners (and  coverage  will  continue for such Owner) if such Owner has not reached the expiry date.

                                           Attained Age                  Percentage of
                                                                         Account Value
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 40-75                       .80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 76-80                       1.60%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 81-85                       3.20%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 86-90                       4.80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 91                         6.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 92                         7.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 93                         8.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 94                         9.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 95                        10.50%
                                   ------------------------------ ----------------------------

The charge for the Plus40(TM)rider may also be subject to a guaranteed  maximum  charge that will apply if the current  charge,  when applied to the Account  Value,  exceeds the  guaranteed  maximum  charge.  The  guaranteed  maximum  charge is based on a charge per
$1,000 of insurance.

We determine the charge for the Rider annually,  in arrears.  We deduct the charge:  (1) upon your death; (2) on each anniversary of the Issue  Date;  (3) on the date that you begin  receiving  annuity  payments;  (4) if you  surrender  your  Annuity  other  than a medically-related  surrender;  or (5) if you  choose to  terminate  the  Rider.  If the Rider  terminates  for any of the  preceding reasons on a date other than the  anniversary  of the  Annuity's  Issue  Date,  the charge will be  prorated.  During the first year after the  Annuity's  Issue Date,  the charge will be prorated  from the Issue Date.  In all  subsequent  years,  the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual  charge  through a redemption  from your  Annuity's  Account Value or through funds other than those within the Annuity.  If you do not elect a method of payment,  we will  automatically  deduct the annual charge from your  Annuity's
Account Value.  The manner in which you elect to pay for the Rider may have tax implications.

|X|      If you elect to pay the charge through a redemption of your Annuity's  Account Value,  the withdrawal  will be treated as a taxable  distribution,  and will  generally  be  subject  to  ordinary  income  tax on the  amount of any  investment  gain withdrawn.  If you are under age 59 1/2,  the  distribution  may also be subject to a 10%  penalty on any gain  withdrawn,  in addition to  ordinary  income  taxes.  We first  deduct the amount of the charge  pro-rata  from the  Account  Value in the variable  investment  options.  We only  deduct the  charge  pro-rata  from the Fixed  Allocations  to the extent  there is insufficient Account Value in the variable investment options to pay the charge.

|X|      If you elect to pay the  charge  through  funds  other  than  those from your  Annuity,  we  require  that  payment be made electronically in U.S. currency through a U.S.  financial  institution.  If you elect to pay the charge through  electronic transfer  of funds and  payment  has not been  received  within 31 days from the due date,  we will  deduct the charge as a redemption from your Annuity, as described above.

TERMINATION
You can terminate  the Plus40(TM)rider at any time.  Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the Rider.  The Plus40(TM)rider will terminate  automatically  on the date your Account Value is applied to begin receiving annuity  payments,  on the date you  surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date.  We may also  terminate  the Plus40(TM)rider,  if  necessary,  to comply  with our  interpretation  of the Code and  applicable regulations.  Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS
Changes in  ownership  and  annuitant  designations  under the Annuity may result in changes in  eligibility  and charges  under the
Plus40(TM)rider.  These changes may include termination of the Rider.  Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION
A spousal  beneficiary  may elect to assume  ownership  of the  Annuity  instead of taking the  Annuity's  Death  Benefit.  However, regardless  of whether a spousal  beneficiary  assumes  ownership of the Annuity,  the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity  will  continue.  The spousal  beneficiary  can apply the death  benefit  proceeds  under the
Plus40(TM)rider to the Annuity as a new Purchase  Payment,  can purchase a new annuity  contract or use the death benefit proceeds for any other  purpose.  Certain  restrictions  may apply to an Annuity that is used as a qualified  investment.  Spousal  beneficiaries may also be eligible to purchase the Plus40(TM)rider,  in which case the Annuity's  Account  Value,  as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION
The  Plus40(TM)rider  was  designed  to  qualify  as a life  insurance  contract  under  the  Code.  As life  insurance,  under  most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual  Retirement  Annuity (IRA),  we consider the Plus40(TM)rider to be outside of your IRA, since  premium for the Rider is paid for either with funds  outside of your Annuity or with  withdrawals  previously  subject to tax and any applicable tax penalty.

We believe  payments under the accelerated  payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free  payments.  To the extent  permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally  ill, or any other  applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

-------------------------------------------------------------------------------------------------------------------
                  PLEASE SEND ME A STATEMENT OF  ADDITIONAL  INFORMATION  THAT CONTAINS  FURTHER  DETAILS ABOUT THE
                  AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS FUSI ASLII-PROS (11/2002).
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

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                                       -------------------------------------------------------
                                                          (print your name)

                                       -------------------------------------------------------
                                                              (address)

                                       -------------------------------------------------------
                                                        (city/state/zip code)

Variable Annuity Issued by:                                                                  Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                                                                      AMERICAN SKANDIA
ASSURANCE CORPORATION                                                                               MARKETING, INCORPORATED
One Corporate Drive                                                                                     One Corporate Drive
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-766-4530                                                                           Telephone: 203-926-1888
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                         MAILING ADDRESSES:

                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                           P.O. Box 7040
                                                     Bridgeport, CT 06601-7040

                                                           EXPRESS MAIL:
                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                        One Corporate Drive
                                                         Shelton, CT 06484

                                                                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                     One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes  American  Skandia XTra CreditSM FOUR, a flexible  premium  deferred  annuity (the "Annuity")  offered by
American  Skandia  Life  Assurance  Corporation  ("American  Skandia",  "we",  "our" or "us").  The  Annuity  may be  offered  as an individual  annuity contract or as an interest in a group annuity.  This Prospectus  describes the important features of the Annuity and what you should  consider  before  purchasing  the Annuity.  We have also filed a Statement of  Additional  Information  that is available from us,  without  charge,  upon your request.  The contents of the Statement of Additional  Information  are described on page 68. The Annuity or certain of its  investment  options and/or  features may not be available in all states.  Various rights and benefits may differ between  states to meet  applicable  laws and/or  regulations.  In particular,  please refer to Appendix E for a description  of certain  provisions  that apply to Annuities  sold to New York  residents.  Certain  terms are  capitalized  in this
Prospectus.  Those terms are either defined in the Glossary of Terms or in the context of the particular section.

====================================================================================================================================
American  Skandia offers several  different  annuities  which your investment  professional  may be authorized to offer to you. Each annuity has different  features and benefits that may be  appropriate  for you based on your financial  situation,  your age and how you intend to use the annuity.  The different features and benefits include variations in death benefit  protection,  the ability to access your  annuity's  account value and the charges that you will be subject to if you choose to surrender  the annuity.  The fees and charges may also be different between each annuity.
====================================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should  consider any  surrender or penalty  charges you may incur when  replacing  your  existing  coverage and that this Annuity may be subject to a contingent  deferred  sales charge if you elect to surrender  the Annuity or take a partial  withdrawal.  You should  consider  your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently  used for  retirement  planning  because it allows you to accumulate  retirement  savings and also offers annuity payment options when you are ready to begin  receiving  income.  The Annuity also offers one or more death benefits that can protect  your  retirement  savings if you die during a period of  declining  markets.  It may be used as an  investment  vehicle for
"qualified"  investments,  including an IRA,  SEP-IRA,  Roth IRA or Tax  Sheltered  Annuity (or  403(b)).  It may also be used as an investment  vehicle  for  "non-qualified"  investments.  The  Annuity  allows  you to  invest  your  money in a number  of  variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a  "non-qualified"  investment,  you  generally  are not taxed on any  investment  gains the Annuity earns until you make a  withdrawal  or begin to receive  annuity  payments.  This  feature,  referred to as  "tax-deferral",  can be beneficial to the growth of your Account Value  because money that would  otherwise be needed to pay taxes on investment  gains each year remains invested and can earn additional money.  However,  because the Annuity is designed for long-term  retirement savings, a
10%  penalty  tax may be  applied  on  withdrawals  you make  before  you  reach age 59 1/2.  Annuities  purchased  as a  non-qualified investment  are not subject to the maximum  contribution  limits  that may apply to a qualified  investment,  and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified"  investment,  you should consider that the Annuity does not provide any tax advantages in addition to the  preferential  treatment  already  available  through your  retirement  plan under the Internal  Revenue Code. An
Annuity may offer  features  and  benefits in addition to  providing  tax  deferral  that other  investment  vehicles may not offer, including  death benefit  protection for your  beneficiaries,  lifetime income  options,  and the ability to make transfers  between numerous  variable  investment  options  offered  under the Annuity.  You should  consult with your  investment  professional  as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.
------------------------------------------------------------------------------------------------------------------------------------
These  annuities are NOT deposits or obligations  of, or issued,  guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S.  government,  the Federal  Deposit  Insurance  Corporation  (FDIC),  the Federal  Reserve Board or any other agency.  An investment in this annuity involves investment risks, including possible loss of value.
------------------------------------------------------------------------------------------------------------------------------------

THESE  SECURITIES  HAVE NOT BEEN  APPROVED  OR  DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION  TO THE CONTRARY IS A CRIMINAL  OFFENSE.  PLEASE READ THIS  PROSPECTUS AND THE CURRENT  PROSPECTUS FOR THE UNDERLYING
MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
                                            FOR FURTHER INFORMATION CALL 1-800-766-4530
Prospectus Dated: May 1, 2002                                                 Statement of Additional Information Dated: May 1, 2002
revised effective November 18, 2002                                                              revised effective November 18, 2002
ASXT II Four-PROS- (11/2002)                                                                                             ASXT IIPROS

                            PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

====================================================================================================================================
If you purchase this  Annuity,  we apply an additional  amount (an XTra  CreditSM) to your account value with each purchase  payment you make, including your initial purchase payment and any additional purchase payments.
====================================================================================================================================

     This Annuity features the same Insurance Charge as many of American  Skandia's other variable  annuities.  However,  if you make a withdrawal that exceeds the free withdrawal  amount or choose to surrender your Annuity,  the contingent  deferred sales charge  (CDSC) on this  Annuity  is higher  and is  deducted  for a longer  period of time as  compared  to our other  variable annuities.  As with any annuity that  features a CDSC,  you should  consider  your need to access your account value during the
     CDSC period and whether the  liquidity  provision  under the Annuity will satisfy that need.  The CDSC is only  deducted if you make a withdrawal  that exceeds the free  withdrawal  amount or choose to surrender  your Annuity.  If you make a withdrawal or surrender your Annuity which is subject to a CDSC, we do not recover the XTra CreditSM amount.
====================================================================================================================================
====================================================================================================================================

====================================================================================================================================
     The XTra  CreditSM  amount is included in your account  value.  However,  American  Skandia may take back the original XTra
     CreditSM amount applied to your purchase  payment if you die, or elect to withdraw all or a portion of your account value under the  medically-related  surrender provision,  within 12 months of having received an XTra CreditSM amount. In either situation, the value of the XTra  CreditSM  amount could be  substantially  reduced.  However,  any  investment  gain on the XTra CreditSM amount will not be taken back.  Additional  conditions and  restrictions  apply. We do not deduct a CDSC in any situation where we take back the XTra CreditSM amount.
====================================================================================================================================
====================================================================================================================================

====================================================================================================================================
     We offer other  annuities  where we apply an XTra  CreditSM to your annuity with each purchase  payment you make.  The XTra
     CreditSM  amount we apply to purchase  payments on those  annuities is  initially  higher than on this Annuity but reduces over time and only applies during the first six annuity years.  The total  asset-based  charges on those annuities are higher during the first 10 years but are lower than this  Annuity  after the 10th year.  The CDSC is also higher and is deducted for a longer period of time than on this  Annuity;  however the CDSC on those  annuities  applies  from the issue date of the  annuity,  not separately to each purchase payment.
====================================================================================================================================
====================================================================================================================================

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?
|X|      This Annuity is a "flexible  premium  deferred  annuity." It is called  "flexible  premium"  because you have  considerable flexibility in the timing and amount of premium  payments.  Generally,  investors  "defer"  receiving  annuity payments until after an accumulation period.
|X|      This  Annuity  offers  both  variable  and fixed  investment  options.  If you  allocate  your  Account  Value to  variable investment  options,  the value of your  Annuity  will vary daily to reflect the  investment  performance  of the  underlying investment  options.  Fixed investment  options of different  durations are offered that are guaranteed by us, but may have a
       Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.
|X|      The Annuity features two distinct phases - the accumulation  period and the payout period.  During the accumulation  period your Account Value is allocated to one or more investment options.  The variable  investment  options,  each a Sub-account of
       American Skandia Life Assurance  Corporation  Variable Account B, invest in an underlying  mutual fund portfolio.  Currently, portfolios of the following  underlying mutual funds are being offered:  American Skandia Trust,  Montgomery Variable Series,
       Wells Fargo Variable Trust,  INVESCO Variable  Investment Funds, Inc.,  Evergreen Variable Annuity Trust,  ProFunds VP, First
       Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.
|X|      During the payout period,  commonly called  "annuitization,"  you can elect to receive  annuity  payments (1) for life; (2)
       for life with a  guaranteed  minimum  number  of  payments;  (3)  based on joint  lives;  or (4) for a  guaranteed  number of payments.  We currently make annuity payments available on a fixed or variable basis.
|X|      This Annuity offers a Credit which we add to your Annuity with each Purchase Payment we receive.
|X|      This Annuity  offers a basic Death  Benefit.  It also offers  optional  Death  Benefits  that provide an enhanced  level of protection for your beneficiary(ies) for an additional charge.
|X|      Annuity  Owners can purchase an optional  life  insurance  rider called  Plus40(TM)which  provides an income  tax-free  life insurance benefit to the Owner's beneficiary(ies) equal to 40% of the Account Value of your Annuity.
|X|      You are allowed to withdraw a limited  amount of money from your  Annuity on an annual  basis  without any  charges.  Other product features allow you to access your Account Value as necessary, although a charge may apply.
|X|      Transfers  between  investment  options are tax-free.  Currently,  you may make twenty  transfers each year free of charge.
       We also  offer  several  programs  that  enable you to manage  your  Account  Value as your  financial  needs and  investment performance change.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed,  registered  investment  professionals.  You must complete an application and submit a minimum initial  purchase  payment of $1,000.  We may allow you to make a lower  initial  purchase  payment  provided  you  establish a bank drafting  program under which purchase  payments  received in the first Annuity Year total at least $1,000.  If the Annuity is owned by an individual or  individuals,  the oldest of those  persons must be age 80 or under.  If the Annuity is owned by an entity,  the annuitant must be age 80 or under.

   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED

APPENDIX F - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL
  DEATH BENEFIT AND THE GUARANTEED MINIMUM DEATH BENEFIT...........................................................................1

                                                         GLOSSARY OF TERMS

Many terms used within this  Prospectus  are described  within the text where they appear.  The  description  of those terms are not repeated in this Glossary of Terms.

Account Value:  The value of each  allocation to a Sub-account or a Fixed  Allocation  prior to the Annuity Date, plus any earnings, and/or less any losses,  distributions  and charges.  The Account Value is  calculated  before we assess any  applicable  Contingent
Deferred  Sales  Charge  ("CDSC")  and/or any Annual  Maintenance  Fee.  The Account  Value  includes any Credits we applied to your
Purchase  Payments that we are entitled to recover  under certain  circumstances.  The Account  Value is determined  separately  for each  Sub-account  and for each Fixed  Allocation,  and then totaled to determine  the Account  Value for your entire  Annuity.  The
Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization:  The application of Account Value to one of the available  annuity options to begin receiving  periodic  payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An allocation of Account Value that is to be credited a fixed rate of interest for a specified  Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim  Value:  The value of a Fixed  Allocation  on any date other  than the  Maturity  Date.  The  Interim  Value is equal to the initial value allocated to the Fixed Allocation plus all interest  credited to the Fixed Allocation as of the date calculated,  less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market  value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation  on any day other than the
Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual  annuity  contract,  the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.  With an Annuity issued as a certificate  under a group annuity  contract,  the "Owner"
refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender  Value:  The value of your Annuity  available upon surrender  prior to the Annuity Date. It equals the Account Value as of the date we price the  surrender  minus any  applicable  CDSC,  Annual  Maintenance  Fee,  Tax Charge,  the charge for any  optional benefits.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day:  Every day the New York Stock  Exchange is open for trading or any other day the  Securities and Exchange  Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and  expenses we charge for the  Annuity.  Some  charges are  assessed  against  your  Annuity  while others are assessed  against  assets  allocated  to the  variable  investment  options.  The charges  that are assessed  against the
Annuity include the Contingent  Deferred Sales Charge,  Annual  Maintenance Fee, Transfer Fee and the Tax Charge. The charge that is assessed against the variable  investment options is the Insurance Charge,  which is the combination of a mortality and expense risk charge and a charge for  administration  of the Annuity.  Each  underlying  mutual fund  portfolio  assesses a charge for investment management,  other expenses and with some mutual funds, a 12b-1 charge.  The  prospectus  for each  underlying  mutual fund provides more detailed  information  about the expenses for the  underlying  mutual  funds.  In certain  states,  a premium tax charge may be applicable.  All of these fees and expenses are described in more detail within this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                       YOUR TRANSACTION EXPENSES
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
                                                        Amount Deducted/
         FEE/EXPENSE                                 Description Of Charge                                    When Deducted
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ------- ------ ------ ------- ------ ------ ------- ------ ------ --------------------------------------
                                Yr. 1   Yr. 2  Yr. 3  Yr. 4   Yr. 5  Yr. 6  Yr. 7   Yr. 8  Yr.
Contingent Deferred Sales                                                                   9+              Upon Surrender or
Charge                                                                                                     Partial Withdrawal

------------------------------- ------- ------ ------ ------- ------ ------ ------- ------ ------ --------------------------------------
------------------------------- ------- ------ ------ ------- ------ ------ ------- ------ ------ --------------------------------------
                                 8.5%   8.5%   8.5%    8.5%   7.0%   6.0%    5.0%   4.0%   0.0%
------------------------------- ------- ------ ------ ------- ------ ------ ------- ------ ------ --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
                                The charge is a percentage of each applicable Purchase Payment.
                                 The period is measured from the date each Purchase Payment is allocated.
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Annual Maintenance Fee                       Smaller of $35 or 2% of Account Value                      Annually on the Annuity's
                                                                                                   anniversary date or upon surrender
------------------------------- ----------------------------------------------------------------- --------------------------------------
-------------------------------
Transfer Fee                                                 $10.00                               After the 20th transfer each Annuity
                                                                                                                  Year
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Tax Charge                         Depends on the requirements of the applicable jurisdiction                    Various

------------------------------- ----------------------------------------------------------------- --------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                                  ANNUAL CHARGES OF THE SUB-ACCOUNTS
                                 (as a percentage of the average daily net assets of the Sub-accounts)
------------------------------- ----------------------------------------------------------------- --------------------------------------
Mortality & Expense Risk
Charge                                                       1.25%
                                                                                                                  Daily
Administration Charge                                        0.15%

Total  Annual  Charges  of the          1.40% per year of the value of each Sub-account              Applies to Variable Investment
Sub-accounts*                                                                                                 Options only
------------------------------- ----------------------------------------------------------------- --------------------------------------
*  The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge"
elsewhere in this Prospectus.

------------------------------------------------------------------------------------------- --------------------- ----------------------
                                    OPTIONAL BENEFITS                                         Optional Benefit     Total Annual Charge
                                                                                                   Charge         (including Insurance
                                                                                                                         Charge)
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
GUARANTEED RETURN OPTION                                                                                                  1.65%
We offer a program  that  guarantees  a  "return  of  premium"  at a future  date,  while     0.25% of average
allowing you to allocate all or a portion of your Account  Value to the  Sub-accounts  of   daily net assets of
your choice.                                                                                  the Sub-accounts
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT                                                                             1.65%
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average
your  beneficiary(ies)  by providing  amounts in addition to the basic Death Benefit that   daily net assets of
can be used to offset  federal  and state  taxes  payable  on any  taxable  gains in your     the Sub-accounts
Annuity at the time of your death.
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
HIGHEST ANNIVERSARY VALUE DEATH BENEFIT
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average
your  beneficiary(ies)  by  providing a death  benefit  equal to the greater of the basic   daily net assets of           1.65%
Death Benefit or the Highest Anniversary Value.                                               the Sub-accounts
------------------------------------------------------------------------------------------- --------------------- ----------------------
----------------------------------------------------------------------------------------------------------------------------------------
Please  refer to the section of the  Prospectus  that  describes  each  optional  benefit for a complete  description  of the  benefit, including any restrictions or limitations that may apply.
----------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                                     OPTIONAL LIFE INSURANCE RIDER
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
Plus40(TM)OPTIONAL LIFE INSURANCE RIDER                                                                   The current charge is based on
We offer an income tax-free life insurance  benefit for your  Beneficiary(ies)  that may be useful in     age and is a percentage of
offsetting  federal and state taxes  payable on any taxable gains in your Annuity at the time of your    your Account Value as of the
death.  Please refer to the Appendix for a detailed description of this Rider.                           anniversary of the Issue Date
                                                                                                          of your Annuity. The charge
                                                                                                          ranges from .80% for Owners
                                                                                                           age 40 - 75 to 10.50% for
                                                                                                          Owners age 95. Please refer
                                                                                                        to the Appendix for a complete
                                                                                                          description of the charge.
------------------------------------------------------------------------------------------------------- --------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------------

The following are the investment  management  fees, other expenses,  12b-1 fees (if  applicable),  and the total annual expenses for each underlying  mutual fund  ("Portfolio") as of December 31, 2001,  except as noted.  Each figure is stated as a percentage of the underlying  Portfolio's  average daily net assets.  For certain of the  underlying  Portfolios,  a portion of the  management fee is being waived and/or other  expenses are being  partially  reimbursed.  "N/A"  indicates that no portion of the management fee and/or other expenses is being waived and/or  reimbursed.  The "Net Annual  Portfolio  Operating  Expenses"  reflect the combination of the underlying  Portfolio's  investment  management  fee,  other  expenses  and any  12b-1  fees,  net of any fee  waivers  and  expense reimbursements.  The  following  expenses are deducted by the  underlying  Portfolio  before it provides  American  Skandia with the daily net asset  value.  Any  footnotes  about  expenses  appear  after the list of all the  Portfolios.  The  underlying  Portfolio information  was provided by the underlying  mutual funds and has not been  independently  verified by us. See the  prospectuses  or statements of additional  information of the  underlying  Portfolios for further  details.  The current  prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee         Net
                                                       Fees         Expenses                    Portfolio    Waivers      Annual
              UNDERLYING PORTFOLIO                                                              Operating    and          Portfolio
                                                                                                 Expenses    Expense      Operating
                                                                                                             Reimburse-mentExpenses
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
American Skandia Trust: 1
  AST Strong International Equity                     0.87%          0.22%          0.05%         1.14%          N/A         1.14%
  AST William Blair International Growth 5            1.00%          0.22%          0.02%         1.24%         0.10%        1.14%
  AST American Century International Growth           1.00%          0.28%          0.00%         1.28%          N/A         1.28%
  AST DeAM International Equity                       1.00%          0.32%          0.00%         1.32%         0.15%        1.17%
  AST MFS Global Equity                               1.00%          0.40%          0.00%         1.40%          N/A         1.40%
  AST PBHG Small-Cap Growth                           0.90%          0.23%          0.03%         1.16%          N/A         1.16%
  AST DeAM Small-Cap Growth                           0.95%          0.19%          0.03%         1.17%         0.01%        1.16%
  AST Federated Aggressive Growth                     0.95%          0.83%          0.00%         1.78%         0.43%        1.35%
  AST Goldman Sachs Small-Cap Value                   0.95%          0.16%          0.07%         1.18%          N/A         1.18%
  AST Gabelli Small-Cap Value                         0.90%          0.18%          0.00%         1.08%          N/A         1.08%
  AST DeAM Small-Cap Value 2                          0.95%          0.22%          0.02%         1.19%         0.15%        1.04%
  AST Goldman Sachs Mid-Cap Growth 5                  1.00%          0.26%          0.08%         1.34%         0.10%        1.24%
  AST Neuberger Berman Mid-Cap Growth                 0.90%          0.18%          0.04%         1.12%          N/A         1.12%
  AST Neuberger Berman Mid-Cap Value                  0.90%          0.16%          0.16%         1.22%          N/A         1.22%
  AST Alger All-Cap Growth                            0.95%          0.16%          0.09%         1.20%          N/A         1.20%
  AST Gabelli All-Cap Value                           0.95%          0.24%          0.01%         1.20%          N/A         1.20%
  AST T. Rowe Price Natural Resources                 0.90%          0.20%          0.01%         1.11%          N/A         1.11%
  AST Alliance Growth                                 0.90%          0.19%          0.04%         1.13%          N/A         1.13%
  AST MFS Growth                                      0.90%          0.17%          0.04%         1.11%          N/A         1.11%
  AST Marsico Capital Growth                          0.90%          0.16%          0.02%         1.08%         0.02%        1.06%
  AST Goldman Sachs Concentrated Growth 5             0.90%          0.14%          0.03%         1.07%         0.06%        1.01%
  AST DeAM Large-Cap Growth 2                         0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST DeAM Large-Cap Value                            0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST Alliance/Bernstein Growth + Value               0.90%          0.55%          0.00%         1.45%         0.10%        1.35%
  AST Sanford Bernstein Core Value                    0.75%          0.40%          0.00%         1.15%          N/A         1.15%
  AST Cohen & Steers Realty                           1.00%          0.19%          0.02%         1.21%          N/A         1.21%
  AST Sanford Bernstein Managed Index 500             0.60%          0.16%          0.02%         0.78%          N/A         0.78%
  AST American Century Income & Growth                0.75%          0.19%          0.00%         0.94%          N/A         0.94%
  AST Alliance Growth and Income                      0.75%          0.14%          0.07%         0.96%         0.02%        0.94%
  AST MFS Growth with Income                          0.90%          0.18%          0.03%         1.11%          N/A         1.11%
  AST INVESCO Capital Income                          0.75%          0.16%          0.01%         0.92%         0.01%        0.91%
  AST DeAM Global Allocation                          0.10%          0.17%          0.00%         0.27%          N/A         0.27%
  AST American Century Strategic Balanced             0.85%          0.23%          0.00%         1.08%          N/A         1.08%
  AST T. Rowe Price Asset Allocation                  0.85%          0.25%          0.00%         1.10%          N/A         1.10%
  AST T. Rowe Price Global Bond                       0.80%          0.28%          0.00%         1.08%          N/A         1.08%
  AST Federated High Yield                            0.75%          0.20%          0.00%         0.95%          N/A         0.95%
  AST Lord Abbett Bond-Debenture                      0.80%          0.30%          0.00%         1.10%          N/A         1.10%
  AST DeAM Bond 2                                     0.85%          0.22%          0.00%         1.07%         0.15%        0.92%
  AST PIMCO Total Return Bond                         0.65%          0.16%          0.00%         0.81%         0.02%        0.79%
  AST PIMCO Limited Maturity Bond                     0.65%          0.18%          0.00%         0.83%          N/A         0.83%
  AST Money Market                                    0.50%          0.14%          0.00%         0.64%         0.05%        0.59%

Montgomery Variable Series:
  Emerging Markets                                    1.25%          0.42%            N/A          1.67%         N/A         1.67%

Wells Fargo Variable Trust:
  Equity Income                                       0.55%          0.43%          0.25%         1.23%         0.23%        1.00%

INVESCO Variable Investment Funds, Inc.:
  Dynamics                                             0.75%         0.33%            N/A          1.08%          N/A         1.08%
  Technology                                           0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Health Sciences                                      0.75%         0.31%            N/A          1.06%          N/A         1.06%
  Financial Services                                   0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Telecommunications                                   0.75%         0.34%            N/A          1.09%          N/A         1.09%

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee         Net
                                                       Fees         Expenses                    Portfolio    Waivers      Annual
              UNDERLYING PORTFOLIO                                                              Operating    and          Portfolio
                                                                                                 Expenses    Expense      Operating
                                                                                                             Reimburse-mentExpenses
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
Evergreen Variable Annuity Trust:
  Global Leaders                                       0.87%         0.28%            N/A          1.15%         0.15%        1.00%
  Special Equity                                       0.92%         0.23%            N/A          1.15%         0.12%        1.03%
  Omega                                                0.52%         0.20%            N/A          0.72%          N/A         0.72%

ProFund VP:
  Europe 30                                            0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Asia 30 3                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Japan 3                                              0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Banks 3                                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Basic Materials 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Biotechnology                                        0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Consumer Cyclical 3                                  0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Consumer Non-Cyclical 3                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Energy                                               0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Financial                                            0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Healthcare                                           0.75%         1.06%           0.25%         2.06%         0.08%        1.98%
  Industrial 3                                         0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Internet 3                                           0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Pharmaceuticals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Precious Metals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Real Estate                                          0.75%         0.99%           0.25%         1.99%         0.01%        1.98%
  Semiconductor 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Technology                                           0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Telecommunications                                   0.75%         1.17%           0.25%         2.17%         0.19%        1.98%
  Utilities                                            0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Bull                                                 0.75%         1.25%           0.25%         2.25%         0.27%        1.98%
  Bear                                                 0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Bull Plus                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  OTC                                                  0.75%         0.91%           0.25%         1.91%          N/A         1.91%
  Short OTC 3                                          0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  UltraOTC                                             0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  Mid-Cap Value 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Mid-Cap Growth 3                                     0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  UltraMid-Cap 3                                       0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Value 3                                    0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Growth 3                                   0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  UltraSmall-Cap                                       0.75%         1.11%           0.25%         2.11%         0.13%        1.98%
  U.S. Government Plus 3                               0.50%         0.95%           0.25%         1.70%          N/A         1.70%
  Rising Rates Opportunity 3                           0.75%         0.95%           0.25%         1.95%          N/A         1.95%

First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values 4                   0.60%          2.47%          0.25%         3.32%         1.95%        1.37%

The Prudential Series Fund, Inc.:
SP Jennison International Growth                      0.85%          1.16%          0.25%         2.26%         0.62%        1.64%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

1        The  Investment  Manager of American  Skandia  Trust (the  "Trust") has agreed to  reimburse  and/or waive fees for certain
     Portfolios  until at least April 30, 2003. The caption "Total Annual  Portfolio  Operating  Expenses"  reflects the Portfolios'
     fees and expenses before such waivers and reimbursements,  while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and  reimbursements.  The Trust adopted a  Distribution  Plan (the  "Distribution  Plan") under Rule
     12b-1 of the  Investment  Company Act of 1940 to permit an affiliate  of the Trust's  Investment  Manager to receive  brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these  commissions to promote  the sale of shares of such  Portfolios.  While the  brokerage  commission  rates and  amounts  paid by the  various
     Portfolios  are not  expected  to increase as a result of the  Distribution  Plan,  the staff of the  Securities  and  Exchange
     Commission takes the position that commission  amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios.  The Distribution Fee estimates are derived and annualized from data regarding  commission  amounts directed  under the  Distribution  Plan for the fiscal year ended  December 31,  2001.  Although  there are no maximum  amounts allowable,  actual  commission  amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.
2        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  and "12b-1 Fees" shown are based on estimated amounts for the fiscal year ending December 31, 2002.
3        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  shown are based on estimated  amounts for the fiscal year ending December 31, 2002.
4        Included  in the charge for Other  Expenses  is a fee of 0.325% of average  daily net assets  paid to  American  Skandia to reimburse  it for  administrative  costs.  The  investment  advisor  has agreed to waive fees and  reimburse  expenses  through
     September  30,  2003 in  order to  prevent  Total  Annual  Portfolio  Operating  Expenses  (excluding  brokerage  expenses  and extraordinary expenses) from exceeding 1.47% of the average daily net asset value of the respective Portfolio.

5    Net Annual Portfolio Operating Expenses reflect fee waivers and expense reimbursements in effect as of November 11, 2002.

EXPENSE EXAMPLES
These  examples  are  designed to assist you in  understanding  the various  costs and expenses you will incur with the Annuity over certain  periods of time based on specific  assumptions.  The examples  reflect the  Insurance  Charge,  Contingent  Deferred  Sales
Charges (when  applicable),  the Annual  Maintenance Fee (when applicable),  the charges deducted by the underlying  Portfolios,  as well as the charges for the optional  benefits that are offered under the Annuity.  The Securities and Exchange  Commission  ("SEC")
requires these examples.

Below are  examples  showing  what you would pay in  expenses at the end of the stated time  periods  for each  Sub-account  had you invested $1,000 in the Annuity and received a 5% annual return on assets.

The examples  shown assume that:  (a) you only  allocate  Account  Value to the  Sub-accounts,  not to a Fixed  Allocation;  (b) the
Insurance  Charge is assessed as 1.40% per year;  (c) the Annual  Maintenance  Fee (when  applicable) is reflected as an asset-based charge based on an assumed  average  contract size;  (d) you make no  withdrawals of Account Value during the period shown;  (e) you make no  transfers,  withdrawals,  surrender or other  transactions  for which we charge a fee during the period  shown;  (f) no tax charge applies;  (g) the expenses for the underlying  Portfolios  reflect the continued  waiver of fees or reimbursement of expenses throughout each period shown (refer to the "Net Annual Portfolio  Operating  Expenses," in the section entitled  "Underlying  Mutual
Fund Portfolio Annual  Expenses");  (h) the charge for each optional benefit is reflected as an additional charge equal to 0.25% per year, respectively,  for the Guaranteed Return Option, the Enhanced Beneficiary Protection,  and the Highest Anniversary Value Death
Benefit;  and (i) the Credit  applicable to your Annuity is 4% of Purchase  Payments.  The Insurance  Charge and the charges for the optional  benefits are deducted  daily.  Amounts  shown in the  examples are rounded to the nearest  dollar.  The Credit may be less when total Purchase  Payments are less then $10,000 and may be more when total Purchase  Payments are at least  $5,000,000 (see "How do I Receive Credits?").

Expense  Examples are provided as follows:  1.) for the basic  Annuity  contract  without any optional  benefits;  2.) for the basic
Annuity contract assuming that you elect any one of the available  optional  benefits:  the Guaranteed  Return Option,  the Enhanced
Beneficiary  Protection or the Highest  Anniversary  Value Death Benefit;  3.) for the basic Annuity contract assuming you elect any combination of two of the available  optional  benefits;  and 4.) for the basic Annuity contract assuming you elect all three of the available  optional  benefits.  You cannot elect to purchase the Enhanced  Beneficiary  Protection  Optional  Death Benefit with the
Plus40(TM)Optional Life Insurance Rider.

Expense  Examples are not provided for the Plus40(TM)Optional  Life  Insurance  Rider  because it is supported by American  Skandia's general  account and is not subject to, or registered  as a security  under,  either the  Securities  Act of 1933 or the  Investment
Company Act of 1940 and because  Owners can pay the annual,  age-based  charge  through funds  outside of the Annuity.  If the Owner elects to pay the annual  charge  from the  Annuity,  charges are  deducted as a partial  withdrawal  from the  Annuity,  subject to applicable taxes.  Please refer to the Appendix for a detailed description of this Rider.

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE EXPENSES OF THE UNDERLYING
MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

16

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years             Years    Year                     Years    Year             Years    Years    Year                     Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST Strong International Equity            28       85      145      307      30      93       158     331      33       101     171      358      36      109      184     381
AST William Blair International Growth     28       85      145      307      30      93       158     331      33       101     171      358      36      109      184     381
AST American Century International
Growth                                     29       89      152      320      32      97       165     345      34       105     178      370      37      113      191     395
AST DeAM International Equity              28       86      147      310      31      94       159     334      33       101     172      360      36      109      185     384
AST MFS Global Equity                      30       93      158      333      33      101      171     358      36       109     184      382      38      116      196     405
AST PBHG Small-Cap Growth                  28       85      145      307      31      94       159     334      33       101     172      359      36      109      184     383
AST DeAM Small-Cap Growth                  28       85      145      307      31      94       159     334      33       101     172      359      36      109      184     383
AST Federated Aggressive Growth            30       91      155      327      33      100      169     353      35       107     181      377      38      115      194     400
AST Goldman Sachs Small Cap Value          28       86      147      310      31      94       160     336      33       102     173      361      36      110      186     385
AST Gabelli Small-Cap Value                27       83      142      300      30      91       155     327      32       99      168      351      35      107      181     376
AST DeAM Small-Cap Value                   27       82      140      297      29      90       153     322      32       98      166      348      35      106      179     372
AST Goldman Sachs Mid-Cap Growth           29       88      150      317      31      96       163     341      34       104     176      367      37      112      189     390
AST Neuberger Berman Mid-Cap Growth        27       84      143      304      30      92       157     330      33       100     170      355      35      108      183     379
AST Neuberger Berman Mid-Cap Value         29       88      149      315      31      95       162     340      34       103     175      365      37      112      189     390
AST Alger All-Cap Growth                   28       87      148      313      31      95       161     338      34       103     174      363      36      110      186     386
AST Gabelli All-Cap Value                  28       87      148      313      31      95       161     338      34       103     174      363      36      110      186     386
AST T. Rowe Price Natural Resources        27       84      143      303      30      92       157     330      33       100     169      354      35      107      182     378
AST Alliance Growth                        28       85      144      305      30      92       157     330      33       100     170      355      36      109      184     381
AST MFS Growth                             27       84      143      303      30      92       157     330      33       100     169      354      35      107      182     378
AST Marsico Capital Growth                 27       82      140      297      29      90       153     323      32       98      167      349      35      106      179     373
AST Goldman Sachs Concentrated Growth      26       81      138      293      29      89       151     318      32       97      164      344      34      104      177     369
AST DeAM Large-Cap Growth                  26       80      137      290      29      88       150     317      31       96      163      341      34      104      176     367
AST DeAM Large-Cap Value                   26       80      137      290      29      88       150     317      31       96      163      341      34      104      176     367
AST Alliance/Bernstein Growth + Value      30       91      155      327      33      100      169     353      35       107     181      377      38      115      194     400
AST Sanford Bernstein Core Value           28       85      145      307      30      93       158     333      33       101     171      358      36      109      184     382
AST Cohen & Steers Realty                  28       87      148      313      31      95       162     339      34       103     174      363      36      110      186     387
AST Sanford Bernstein Managed Index 500    24       73      125      268      26      81       138     294      29       89      152      320      32      97       165     345
AST American Century Income & Growth       26       79      134      286      28      86       147     311      31       94      160      337      34      103      174     362
AST Alliance Growth and Income             26       79      134      286      28      86       147     311      31       94      160      337      34      103      174     362
AST MFS Growth with Income                 27       84      143      303      30      92       157     330      33       100     169      354      35      107      182     378
AST INVESCO Capital Income                 25       77      132      281      28      85       145     307      31       94      159      334      33      101      172     359
AST DeAM Global Allocation                 18       57      98       211      21      65       112     240      24       73      125      267      26      81       138     294
AST American Century Strategic Balanced    27       83      142      300      30      91       155     327      32       99      168      351      35      107      181     376
AST T. Rowe Price Asset Allocation         27       83      142      301      30      91       155     327      33       100     169      353      35      107      181     377
AST T. Rowe Price Global Bond              27       83      142      300      30      91       155     327      32       99      168      351      35      107      181     376
AST Federated High Yield                   26       79      135      287      28      87       148     313      31       95      161      338      34      103      174     363
AST Lord Abbett Bond-Debenture             27       83      142      301      30      91       155     327      33       100     169      353      35      107      181     377
AST DeAM Bond                              25       78      133      284      28      86       147     310      31       94      159      334      33      101      172     360
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years             Years    Year                     Years    Year             Years    Years    Year                     Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST PIMCO Total Return Bond                24       74      126      269      27      82       140     297      29       90      153      322      32      98       166     348
AST PIMCO Limited Maturity Bond            24       75      128      274      27      83       142     300      30       91      155      327      32      99       168     351
AST Money Market                           22       67      115      247      24      75       128     274      27       83      142      301      30      91       155     327

MV Emerging Markets                        33      101      172      360      36      109      185     384      39       118     199      408      41      125      210     430

WFVT Equity Income                         26       80      137      291      29      88       150     317      32       97      164      344      34      104      176     367

INVESCO VIF Dynamics                       27       83      142      300      30      91       155     327      32       99      168      351      35      107      181     376
INVESCO VIF Technology                     27       83      141      299      30      91       154     325      32       98      167      350      35      106      180     374
INVESCO VIF Health Sciences                27       82      140      297      29      90       153     323      32       98      167      349      35      106      179     373
INVESCO VIF Financial Services             27       83      141      299      30      91       154     325      32       98      167      350      35      106      180     374
INVESCO VIF Telecommunications             27       83      142      301      30      91       155     327      32       99      168      351      35      107      181     376

Evergreen VA Global Leaders                26       80      137      291      29      88       150     317      32       97      164      344      34      104      176     367
Evergreen VA Special Equity                26       81      138      294      29      89       152     320      32       97      165      345      34      105      178     370
Evergreen VA Omega                         23       71      122      261      26      79       135     288      29       88      149      315      31      95       162     340

ProFund VP Europe 30                       36      109      184      381      38      116      196     405      41       124     209      428      44      132      222     450
ProFund VP Asia 30                         36      110      186      386      39      118      199     410      42       126     212      433      44      133      223     455
ProFund VP Japan                           36      110      186      386      39      118      199     410      42       126     212      433      44      133      223     455
ProFund VP Banks                           36      110      186      387      39      119      200     411      42       126     212      434      44      134      225     457
ProFund VP Basic Materials                 36      110      186      387      39      119      200     411      42       126     212      434      44      134      225     457
ProFund VP Biotechnology                   37      112      189      390      39      119      201     413      42       127     213      435      45      135      226     458
ProFund VP Consumer Cyclical               36      110      186      387      39      119      200     411      42       126     212      434      44      134      225     457
ProFund VP Consumer Non-Cyclical           36      110      186      387      39      119      200     411      42       126     212      434      44      134      225     457
ProFund VP Energy                          37      112      189      390      39      119      201     413      42       127     213      435      45      135      226     458
ProFund VP Financial                       37      112      189      390      39      119      201     413      42       127     213      435      45      135      226     458
ProFund VP Healthcare                      37      112      189      390      39      119      201     413      42       127     213      435      45      135      226     458
ProFund VP Industrial                      36      110      186      387      39      119      200     411      42       126     212      434      44      134      225     457
ProFund VP Internet                        36      110      186      387      39      119      200     411      42       126     212      434      44      134      225     457
ProFund VP Pharmaceuticals                 36      110      186      387      39      119      200     411      42       126     212      434      44      134      225     457
ProFund VP Precious Metals                 36      110      186      387      39      119      200     411      42       126     212      434      44      134      225     457
ProFund VP Real Estate                     37      112      189      390      39      119      201     413      42       127     213      435      45      135      226     458
ProFund VP Semiconductor                   36      110      186      387      39      119      200     411      42       126     212      434      44      134      225     457
ProFund VP Technology                      37      112      189      390      39      119      201     413      42       127     213      435      45      135      226     458
ProFund VP Telecommunications              37      112      189      390      39      119      201     413      42       127     213      435      45      135      226     458
ProFund VP Utilities                       37      112      189      390      39      119      201     413      42       127     213      435      45      135      226     458
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years             Years    Year                     Years    Year             Years    Years    Year                     Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
ProFund VP Bull                            37      112      189      390      39      119      201     413      42       127     213      435      45      135      226     458
ProFund VP Bear                            36      109      184      381      38      116      196     405      41       124     209      428      44      132      222     450
ProFund VP Bull Plus                       36      110      186      386      39      118      199     410      42       126     212      433      44      133      223     455
ProFund VP OTC                             36      109      184      383      39      117      197     406      41       125     210      430      44      132      222     451
ProFund VP Short OTC                       36      110      186      386      39      118      199     410      42       126     212      434      44      134      224     456
ProFund VP UltraOTC                        36      110      186      386      39      118      199     410      42       126     212      434      44      134      224     456
ProFund VP Mid-Cap Value                   36      110      186      387      39      119      200     411      42       126     212      434      44      134      225     457
ProFund VP Mid-Cap Growth                  36      110      186      387      39      119      200     411      42       126     212      434      44      134      225     457
ProFund VP UltraMid-Cap                    37      112      189      390      39      119      201     412      42       127     213      435      45      135      226     458
ProFund VP Small-Cap Value                 37      112      189      390      39      119      201     412      42       127     213      435      45      135      226     458
ProFund VP Small-Cap Growth                37      112      189      390      39      119      201     412      42       127     213      435      45      135      226     458
ProFund VP UltraSmall-Cap                  37      112      189      390      39      119      201     413      42       127     213      435      45      135      226     458
ProFund VP U.S. Government Plus            34      103      174      363      36      110      186     386      39       118     199      410      42      126      212     434
ProFund VP Rising Rates Opportunity        36      110      186      386      39      118      199     410      42       126     212      434      44      134      224     456

First Trust(R)10 Uncommon Values            30       92      157      330      33      100      170     355      35       108     183      379      38      116      196     404

SP Jennison International Growth           33      101      171      358      36      109      184     381      38       116     196      405      41      124      209     428
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- --------------------------------- ---------------------------------- --------------------------------- ----------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected      One Optional Benefit Elected        Any Two Optional Benefits        All Optional Benefits Elected
your   Annuity   at  the   end  of  the                                                                                   Elected
applicable period
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years            Years    Year                      Years    Year             Years   Years    Year                      Years
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
AST Strong International Equity            113     170      215     307      115      178      228     331      118      186     241     358      121      194      254     381
AST William Blair International Growth     113     170      215     307      115      178      228     331      118      186     241     358      121      194      254     381
AST American Century International
Growth                                     114     174      222     320      117      182      235     345      119      190     248     370      122      198      261     395
AST DeAM International Equity              113     171      217     310      116      179      229     334      118      186     242     360      121      194      255     384
AST MFS Global Equity                      115     178      228     333      118      186      241     358      121      194     254     382      123      201      266     405
AST PBHG Small-Cap Growth                  113     170      215     307      116      179      229     334      118      186     242     359      121      194      254     383
AST DeAM Small-Cap Growth                  113     170      215     307      116      179      229     334      118      186     242     359      121      194      254     383
AST Federated Aggressive Growth            115     176      225     327      118      185      239     353      120      192     251     377      123      200      264     400
AST Goldman Sachs Small Cap Value          113     171      217     310      116      179      230     336      118      187     243     361      121      195      256     385
AST Gabelli Small-Cap Value                112     168      212     300      115      176      225     327      117      184     238     351      120      192      251     376
AST DeAM Small-Cap Value                   112     167      210     297      114      175      223     322      117      183     236     348      120      191      249     372
AST Goldman Sachs Mid-Cap Growth           114     173      220     317      116      181      233     341      119      189     246     367      122      197      259     390
AST Neuberger Berman Mid-Cap Growth        112     169      213     304      115      177      227     330      118      185     240     355      120      193      253     379
AST Neuberger Berman Mid-Cap Value         114     173      219     315      116      180      232     340      119      188     245     365      122      197      259     390
AST Alger All-Cap Growth                   113     172      218     313      116      180      231     338      119      188     244     363      121      195      256     386
AST Gabelli All-Cap Value                  113     172      218     313      116      180      231     338      119      188     244     363      121      195      256     386
AST T. Rowe Price Natural Resources        112     169      213     303      115      177      227     330      118      185     239     354      120      192      252     378
AST Alliance Growth                        113     170      214     305      115      177      227     330      118      185     240     355      121      194      254     381
AST MFS Growth                             112     169      213     303      115      177      227     330      118      185     239     354      120      192      252     378
AST Marsico Capital Growth                 112     167      210     297      114      175      223     323      117      183     237     349      120      191      249     373
AST Goldman Sachs Concentrated Growth      111     166      208     293      114      174      221     318      117      182     234     344      119      189      247     369
AST DeAM Large-Cap Growth                  111     165      207     290      114      173      220     317      116      181     233     341      119      189      246     367
AST DeAM Large-Cap Value                   111     165      207     290      114      173      220     317      116      181     233     341      119      189      246     367
AST Alliance/Bernstein Growth + Value      115     176      225     327      118      185      239     353      120      192     251     377      123      200      264     400
AST Sanford Bernstein Core Value           113     170      215     307      115      178      228     333      118      186     241     358      121      194      254     382
AST Cohen & Steers Realty                  113     172      218     313      116      180      232     339      119      188     244     363      121      195      256     387
AST Sanford Bernstein Managed Index 500    109     158      195     268      111      166      208     294      114      174     222     320      117      182      235     345
AST American Century Income & Growth       111     164      204     286      113      171      217     311      116      179     230     337      119      188      244     362
AST Alliance Growth and Income             111     164      204     286      113      171      217     311      116      179     230     337      119      188      244     362
AST MFS Growth with Income                 112     169      213     303      115      177      227     330      118      185     239     354      120      192      252     378
AST INVESCO Capital Income                 110     162      202     281      113      170      215     307      116      179     229     334      118      186      242     359
AST DeAM Global Allocation                 103     142      168     211      106      150      182     240      109      158     195     267      111      166      208     294
AST American Century Strategic Balanced    112     168      212     300      115      176      225     327      117      184     238     351      120      192      251     376
AST T. Rowe Price Asset Allocation         112     168      212     301      115      176      225     327      118      185     239     353      120      192      251     377
AST T. Rowe Price Global Bond              112     168      212     300      115      176      225     327      117      184     238     351      120      192      251     376
AST Federated High Yield                   111     164      205     287      113      172      218     313      116      180     231     338      119      188      244     363
AST Lord Abbett Bond-Debenture             112     168      212     301      115      176      225     327      118      185     239     353      120      192      251     377
AST DeAM Bond                              110     163      203     284      113      171      217     310      116      179     229     334      118      186      242     360
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
your   Annuity   at  the   end  of  the
applicable period
                                         ---------------------------------- ---------------------------------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years             Years    Year                     Years    Year             Years    Years    Year                     Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST PIMCO Total Return Bond                109     159      196      269     112      167      210     297      114      175     223      322     117      183      236     348
AST PIMCO Limited Maturity Bond            109     160      198      274     112      168      212     300      115      176     225      327     117      184      238     351
AST Money Market                           107     152      185      247     109      160      198     274      112      168     212      301     115      176      225     327

MV Emerging Markets                        118     186      242      360     121      194      255     384      124      203     269      408     126      210      280     430

WFVT Equity Income                         111     165      207      291     114      173      220     317      117      182     234      344     119      189      246     367

INVESCO VIF Dynamics                       112     168      212      300     115      176      225     327      117      184     238      351     120      192      251     376
INVESCO VIF Technology                     112     168      211      299     115      176      224     325      117      183     237      350     120      191      250     374
INVESCO VIF Health Sciences                112     167      210      297     114      175      223     323      117      183     237      349     120      191      249     373
INVESCO VIF Financial Services             112     168      211      299     115      176      224     325      117      183     237      350     120      191      250     374
INVESCO VIF Telecommunications             112     168      212      301     115      176      225     327      117      184     238      351     120      192      251     376

Evergreen VA Global Leaders                111     165      207      291     114      173      220     317      117      182     234      344     119      189      246     367
Evergreen VA Special Equity                111     166      208      294     114      174      222     320      117      182     235      345     119      190      248     370
Evergreen VA Omega                         108     156      192      261     111      164      205     288      114      173     219      315     116      180      232     340

ProFund VP Europe 30                       121     194      254      381     123      201      266     405      126      209     279      428     129      217      292     450
ProFund VP Asia 30                         121     195      256      386     124      203      269     410      127      211     282      433     129      218      293     455
ProFund VP Japan                           121     195      256      386     124      203      269     410      127      211     282      433     129      218      293     455
ProFund VP Banks                           121     195      256      387     124      204      270     411      127      211     282      434     129      219      295     457
ProFund VP Basic Materials                 121     195      256      387     124      204      270     411      127      211     282      434     129      219      295     457
ProFund VP Biotechnology                   122     197      259      390     124      204      271     413      127      212     283      435     130      220      296     458
ProFund VP Consumer Cyclical               121     195      256      387     124      204      270     411      127      211     282      434     129      219      295     457
ProFund VP Consumer Non-Cyclical           121     195      256      387     124      204      270     411      127      211     282      434     129      219      295     457
ProFund VP Energy                          122     197      259      390     124      204      271     413      127      212     283      435     130      220      296     458
ProFund VP Financial                       122     197      259      390     124      204      271     413      127      212     283      435     130      220      296     458
ProFund VP Healthcare                      122     197      259      390     124      204      271     413      127      212     283      435     130      220      296     458
ProFund VP Industrial                      121     195      256      387     124      204      270     411      127      211     282      434     129      219      295     457
ProFund VP Internet                        121     195      256      387     124      204      270     411      127      211     282      434     129      219      295     457
ProFund VP Pharmaceuticals                 121     195      256      387     124      204      270     411      127      211     282      434     129      219      295     457
ProFund VP Precious Metals                 121     195      256      387     124      204      270     411      127      211     282      434     129      219      295     457
ProFund VP Real Estate                     122     197      259      390     124      204      271     413      127      212     283      435     130      220      296     458
ProFund VP Semiconductor                   121     195      256      387     124      204      270     411      127      211     282      434     129      219      295     457
ProFund VP Technology                      122     197      259      390     124      204      271     413      127      212     283      435     130      220      296     458
ProFund VP Telecommunications              122     197      259      390     124      204      271     413      127      212     283      435     130      220      296     458
ProFund VP Utilities                       122     197      259      390     124      204      271     413      127      212     283      435     130      220      296     458
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
your   Annuity   at  the   end  of  the
applicable period
                                         ---------------------------------- ---------------------------------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years             Years    Year                     Years    Year             Years    Years    Year                     Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
ProFund VP Bull                            122     197      259      390     124      204      271     413      127      212     283      435     130      220      296     458
ProFund VP Bear                            121     194      254      381     123      201      266     405      126      209     279      428     129      217      292     450
ProFund VP Bull Plus                       121     195      256      386     124      203      269     410      127      211     282      433     129      218      293     455
ProFund VP OTC                             121     194      254      383     124      202      267     406      126      210     280      430     129      217      292     451
ProFund VP Short OTC                       121     195      256      386     124      203      269     410      127      211     282      434     129      219      294     456
ProFund VP UltraOTC                        121     195      256      386     124      203      269     410      127      211     282      434     129      219      294     456
ProFund VP Mid-Cap Value                   121     195      256      387     124      204      270     411      127      211     282      434     129      219      295     457
ProFund VP Mid-Cap Growth                  121     195      256      387     124      204      270     411      127      211     282      434     129      219      295     457
ProFund VP UltraMid-Cap                    122     197      259      390     124      204      271     412      127      212     283      435     130      220      296     458
ProFund VP Small-Cap Value                 122     197      259      390     124      204      271     412      127      212     283      435     130      220      296     458
ProFund VP Small-Cap Growth                122     197      259      390     124      204      271     412      127      212     283      435     130      220      296     458
ProFund VP UltraSmall-Cap                  122     197      259      390     124      204      271     413      127      212     283      435     130      220      296     458
ProFund VP U.S. Government Plus            119     188      244      363     121      195      256     386      124      203     269      410     127      211      282     434
ProFund VP Rising Rates Opportunity        121     195      256      386     124      203      269     410      127      211     282      434     129      219      294     456

First Trust(R)10 Uncommon Values            115     177      227      330     118      185      240     355      120      193     253      379     123      201      266     404

SP Jennison International Growth           118     186      241      358     121      194      254     381      123      201     266      405     126      209      279     428
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment option is a Sub-account of American Skandia Life Assurance  Corporation  Variable Account B (see "What are
Separate  Accounts" for more detailed  information.)  Each Sub-account  invests  exclusively in one Portfolio.  You should carefully read the prospectus for any Portfolio in which you are interested.  The following chart  classifies each of the Portfolios  based on our  assessment  of their  investment  style (as of the date of this  Prospectus).  The chart also  provides a  description  of each
Portfolio's  investment  objective (in italics) and a short,  summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective.

The name of the  advisor/sub-advisor  for each Portfolio  appears next to the description.  Those Portfolios whose name includes the prefix "AST" are Portfolios of American  Skandia Trust.  The investment  manager for AST is American  Skandia  Investment  Services,
Incorporated,  an affiliated company of American Skandia.  However, a sub-advisor,  as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds.  They are only available as investment  options in variable  annuity  contracts and variable  life  insurance  policies  issued by insurance  companies,  or in some cases,  to  participants  in certain  qualified retirement  plans.  However,  some of the Portfolios  available as Sub-accounts  under the Annuity are managed by the same portfolio advisor or  sub-advisor  as a retail  mutual fund of the same or similar name that the  Portfolio may have been modeled after at its inception.  Certain retail mutual funds may also have been modeled after a Portfolio.  While the  investment  objective and policies of the retail  mutual  funds and the  Portfolios  may be  substantially  similar,  the  actual  investments  will  differ to varying degrees.  Differences  in the  performance  of the funds can be  expected,  and in some cases could be  substantial.  You should not compare the  performance  of a publicly  traded mutual fund with the  performance  of any  similarly  named  Portfolio  offered as a
Sub-account.  Details about the  investment  objectives,  policies,  risks,  costs and management of the Portfolios are found in the prospectuses  for the underlying  mutual funds.  The current  prospectus and statement of additional  information for the underlying
Portfolios can be obtained by calling 1-800-766-4530.

====================================================================================================================================
Effective  close of business June 28, 2002, the AST Goldman Sachs  Small-Cap  Value  portfolio is no longer offered as a Sub-account under the Annuity,  except as noted below.  Annuity  contracts with Account Value allocated to the AST Goldman Sachs Small-Cap Value
Sub-account  on or before  June 28, 2002 may  continue  to allocate  Account  Value and make  transfers  into the AST Goldman  Sachs
Small-Cap  Value  Sub-account,  including any bank drafting,  dollar cost  averaging,  asset  allocation and  rebalancing  programs.
Owners of Annuities  issued after June 28, 2002 will not be allowed to allocate  Account  Value to the AST Goldman  Sachs  Small-Cap
Value Sub-account.

The AST Goldman Sachs Small-Cap Value  Sub-account may be offered to new Owners at some future date;  however,  at the present time,
American Skandia has no intention to do so.
====================================================================================================================================

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST Strong International Equity (f/k/a AST AIM International  Equity):  seeks long-term capital      Strong Capital
                    growth by investing in a diversified  portfolio of international  equity securities the issuers of which are  considered to have strong  earnings  momentum.  The  Portfolio  seeks to meet its objective by investing,  under normal market conditions,  at least 80% of its total assets in a diversified  portfolio  of equity  securities  of  companies  located or operating in developed
      EQUITY        non-U.S.  countries  and emerging  markets of the world.  The  Sub-advisor  intends to focus on companies  with an  above-average  potential  for  long-term  growth  and  attractive  relative
                    valuations.  The Sub-advisor  selects companies based on five key factors:  growth,  valuation,     Management, Inc.
                    management, risk and sentiment.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST William Blair  International  Growth (f/k/a AST Janus  Overseas  Growth):  seeks  long-term     William Blair &
                    growth of capital.  The  Portfolio  pursues its  objective  primarily  through  investments  in equity  securities  of issuers  located  outside  the United  States.  The  Portfolio  normally invests at least 80% of its total assets in securities of issuers from at least five  different
      EQUITY        countries,  excluding the United States.  The Portfolio invests primarily in companies selected for their growth  potential.  Securities are generally  selected  without regard to any defined
                    allocation among countries,  geographic regions or industry sectors, or other similar selection     Company, L.L.C.
                    procedure.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to     American Century
                    achieve its investment  objective by investing  primarily in equity securities of international companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a
      EQUITY        growth  investment  strategy it developed  that looks for  companies  with earnings and revenue growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment
                    selections,  including the prospects for relative  economic  growth among countries or regions,        Investment
                    economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations     Management, Inc.
                    and tax considerations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  International  Equity  (f/k/a AST  Founders  Passport):  seeks  capital  growth.  The
                    Portfolio  pursues its  objective  by  investing at least 80% of its total assets in the equity securities of companies in developed non-U.S.  countries that are represented in the MSCI EAFE(R)
  INTER-NATIONAL    Index.  The  target of this  Portfolio  is to track the  performance  of the MSCI  EAFE(R)Index      Deutsche Asset
      EQUITY        within 4% with normal deviation  expected of 1%. The Sub-advisor  considers a number of factors     Management, Inc.
                    in  determining  whether  to invest  in a stock,  including  earnings  growth  rate,  analysts'
                    estimates of future earnings and industry-relative price multiples.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Global Equity:  seeks capital growth.  Under normal circumstances the Portfolio invests
                    at least 80% of its assets in equity securities of U.S. and foreign issuers  (including issuers      Massachusetts
  GLOBAL EQUITY     in developing  countries).  The Portfolio  generally seeks to purchase  securities of companies    Financial Services
                    with relatively large market capitalizations relative to the market in which they are traded.           Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST PBHG  Small-Cap  Growth  (f/k/a AST Janus  Small-Cap  Growth):  seeks capital  growth.  The
                    Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the
 SMALL CAP GROWTH   common stocks of  small-sized  companies,  whose market  capitalizations  are similar to market     Pilgrim Baxter &
                    capitalizations  of the  companies  in  the  Russell  2000(R)Index.  Following  the  change  in     Associates, Ltd.
                    sub-advisor, the AST PBHG Small-Cap Growth sub-account is now re-opened to all Contract Owners.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP GROWTH   AST DeAM  Small-Cap  Growth  (f/k/a AST Scudder  Small-Cap  Growth):  seeks  maximum  growth of      Deutsche Asset
                    investors'  capital  from a portfolio  of growth  stocks of smaller  companies.  The  Portfolio pursues its  objective  by normally  investing  at least 80% of its total  assets in the equity
                    securities  of  small-sized   companies  included  in  the  Russell  2000  Growth(R)Index.  The
                    Sub-advisor  employs  an  investment  strategy  designed  to  maintain  a  portfolio  of equity
                    securities  which  approximates  the market risk of those  stocks  included in the Russell 2000     Management, Inc.
                    Growth(R)Index, but which attempts to outperform the Russell 2000 Growth(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    SMALL CAP       AST Federated  Aggressive  Growth:  seeks capital growth.  The Portfolio pursues its investment   Federated Investment
                    objective by investing  in equity  securities  of companies  offering  superior  prospects  for earnings  growth.  The Portfolio  focuses its  investments on the equity  securities of smaller companies,  but it is not  subject to any  specific  market  capitalization  requirements.  The
      GROWTH        Portfolio may invest in foreign issuers through American Depositary  Receipts.  The Portfolio's   Counseling/Federated
                    strategies with respect to security analysis,  market  capitalization and sector allocation are    Global Investment
                    designed to produce a portfolio of stocks whose long-term  growth  prospects are  significantly     Management Corp.
                    above those of the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman Sachs Small-Cap Value:  seeks long-term  capital  appreciation.  The Portfolio will seek its objective through  investments  primarily in equity securities that are believed to be undervalued in the marketplace.  The Portfolio  primarily seeks companies that are small-sized, based on the value of their outstanding stock.  Specifically,  under normal  circumstances,  at least 65% of the Portfolio's  total assets will be invested in common stocks issued by smaller,
 SMALL CAP VALUE    less well-known  companies (with market  capitalizations of less than $4 billion at the time of   Goldman Sachs Asset
                    investment).                                                                                           Management
                    Effective  July 31, 2002,  the Portfolio will have a  non-fundamental  policy to invest,  under normal  circumstances,  at  least  80% of the  value  of its  assets  in  small  capitalization companies.  The 80%  investment  requirement  applies  at the time the  Portfolio  invests  its assets.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST Gabelli Small-Cap Value:  seeks to provide long-term capital growth by investing  primarily          GAMCO
                    in  small-capitalization  stocks that appear to be  undervalued.  The  Portfolio  will normally invest at least  65% of its total  assets in  stocks  and  equity-related  securities  of small companies  ($1  billion  or less in market  capitalization).  Reflecting  a value  approach  to investing,  the Portfolio  will seek the stocks of companies  whose current stock prices do not appear to adequately reflect their underlying value as measured by assets,  earnings, cash flow or business franchises.
                    Effective  July 31, 2002,  the Portfolio will have a  non-fundamental  policy to invest,  under
                    normal  circumstances,  at  least  80% of the  value  of its  assets  in  small  capitalization     Investors, Inc.
                    companies.  Effective  September  30, 2002,  the stated  market  capitalization  range has been increased to $1.5 billion or less.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST DeAM Small-Cap Value:  seeks maximum growth of investors'  capital.  The Portfolio  pursues      Deutsche Asset
                    its objective by normally  investing at least 80% of its total assets in the equity  securities of small-sized  companies  included in the Russell 2000(R)Value Index.  The Sub-advisor  employs
                    an  investment   strategy   designed  to  maintain  a  portfolio  of  equity  securities  which
                    approximates  the market risk of those stocks  included in the Russell  2000(R)Value Index,  but     Management, Inc
                    which attempts to outperform the Russell 2000(R)Value Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP GROWTH    AST Goldman Sachs Mid-Cap  Growth (f/k/a AST Janus Mid-Cap  Growth):  seeks  long-term  capital   Goldman Sachs Asset
                    growth.  The  Portfolio  pursues its  investment  objective,  by investing  primarily in equity securities  selected for their growth  potential,  and normally invests at least 80% of its net assets in medium-sized  companies.  For purposes of the Portfolio,  medium-sized  companies are those whose market  capitalizations  (measured at the time of investment) fall within the range of companies  in the  Standard & Poor's  MidCap 400 Index.  The  Sub-advisor  seeks to identify
                    individual  companies with earnings  growth  potential that may not be recognized by the market        Management
                    at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP GROWTH    AST Neuberger  Berman Mid-Cap  Growth:  seeks capital growth.  Under normal market  conditions,     Neuberger Berman
                    the Portfolio  primarily invests at least 80% of its net assets in the common stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell Midcap(R)Index,  at the time of investment,  are considered
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of        Management
                    large-cap companies as well as in small-cap  companies.  The Sub-advisor looks for fast-growing       Incorporated
                    companies that are in new or rapidly evolving industries.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MID-CAP VALUE    AST Neuberger Berman Mid-Cap Value: seeks capital growth.  Under normal market conditions,  the     Neuberger Berman
                    Portfolio  primarily  invests at least 80% of its net  assets in the  common  stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell  Midcap(R)Index at the time of investment  are  considered mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of
                    large-cap  companies as well as in small-cap  companies.  Under the Portfolio's  value-oriented        Management
                    investment  approach,  the Sub-advisor looks for well-managed  companies whose stock prices are       Incorporated
                    undervalued and that may rise in price before other investors realize their worth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      ALL-CAP       AST Alger All-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in        Fred Alger
                    equity securities,  such as common or preferred stocks, that are listed on U.S. exchanges or in the  over-the-counter  market.  The Portfolio may invest in the equity  securities of companies
      GROWTH        of all sizes,  and may emphasize  either  larger or smaller  companies at a given time based on
                    the Sub-advisor's assessment of particular companies and market conditions.                         Management, Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Gabelli  All-Cap  Value:  seeks  capital  growth.  The  Portfolio  pursues its objective by investing primarily in readily marketable equity securities including common stocks,  preferred stocks and  securities  that may be converted at a later time into common stock.  The Portfolio
      ALL-CAP       may invest in the  securities  of companies of all sizes,  and may  emphasize  either larger or
       VALUE        smaller  companies  at a  given  time  based  on the  Sub-advisor's  assessment  of  particular  GAMCO Investors, Inc.
                    companies and market  conditions.  The Portfolio  focuses on companies that appear  underpriced relative  to their  private  market  value  ("PMV").  PMV is the  value  that  the  Portfolio's
                    Sub-advisor believes informed investors would be willing to pay for a company.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST T. Rowe Price Natural  Resources:  seeks  long-term  capital growth  primarily  through the common stocks of companies  that own or develop  natural  resources  (such as energy  products, precious  metals and forest  products)  and other basic  commodities.  The  Portfolio  normally invests  primarily (at least 80% of its total assets) in the common stocks of natural  resource
      SECTOR        companies whose earnings and tangible  assets could benefit from  accelerating  inflation.  The      T. Rowe Price
                    Portfolio looks for companies that have the ability to expand production,  to maintain superior     Associates, Inc.
                    exploration  programs  and  production   facilities,   and  the  potential  to  accumulate  new
                    resources.  At least 50% of Portfolio assets will be invested in U.S. securities,  up to 50% of total assets also may be invested in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance  Growth:  seeks long-term  capital growth.  The Portfolio  invests at least 80% of its total assets in the equity  securities of a limited  number of large,  carefully  selected, high-quality  U.S.  companies  that are judged  likely to  achieve  superior  earnings  growth.
 LARGE CAP GROWTH   Normally,  about 40-60  companies will be  represented in the Portfolio,  with the 25 companies     Alliance Capital
                    most  highly  regarded  by  the  Sub-advisor  usually  constituting  approximately  70%  of the     Management, L.P.
                    Portfolio's  net assets.  An emphasis is placed on identifying  companies  whose  substantially above average prospective earnings growth is not fully reflected in current market valuations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market      Massachusetts
                    conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and related securities,  such as preferred stocks,  convertible securities and depositary receipts, of companies that the  Sub-advisor  believes offer better than average  prospects for long-term
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run    Financial Services
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign         Company
                    securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment     Marsico Capital
                    objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor
                    then looks for individual  companies with earnings growth  potential that may not be recognized     Management, LLC
                    by the market at large, a "bottom up" stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman Sachs Concentrated  Growth (f/k/a AST JanCap Growth):  seeks growth of capital in a
                    manner  consistent  with  the  preservation  of  capital.   Realization  of  income  is  not  a
                    significant  investment  consideration and any income realized on the Portfolio's  investments, therefore,  will be  incidental to the  Portfolio's  objective.  The Portfolio  will pursue its
 LARGE CAP GROWTH   objective  by investing  primarily  in equity  securities  of  companies  that the  Sub-advisor   Goldman Sachs Asset
                    believes are experiencing  favorable demand for their products and services,  and which operate        Management
                    in a favorable  competitive  and  regulatory  environment.  The  Sub-advisor  seeks to identify individual  companies with earnings  growth  potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  Large-Cap  Growth:  seeks  maximum  growth of capital by  investing  primarily in the growth stocks of larger companies.  The Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the equity securities of large-sized  companies included in
 LARGE CAP GROWTH   the Russell 1000(R)Growth Index.  The  Sub-advisor  employs an investment  strategy  designed to      Deutsche Asset
                    maintain a portfolio of equity  securities  which  approximates the market risk of those stocks     Management, Inc.
                    included in the Russell 1000(R)Growth Index,  but which attempts to outperform the Russell 1000(R)
                    Growth Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Large-Cap Value (f/k/a AST Janus Strategic Value):  seeks maximum growth of capital by investing  primarily  in the value  stocks of  larger  companies.  The  Portfolio  pursues  its objective by normally  investing at least 80% of its total assets in the equity  securities  of
  LARGE CAP VALUE   large-sized  companies  included in the Russell 1000(R)Value Index.  The Sub-advisor  employs an      Deutsche Asset
                    investment  strategy designed to maintain a portfolio of equity  securities which  approximates     Management, Inc.
                    the market risk of those stocks  included in the Russell 1000(R)Value Index,  but which attempts to outperform the Russell 1000(R)Value Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    LARGE CAP       AST Alliance/Bernstein  Growth + Value: seeks capital growth by investing  approximately 50% of     Alliance Capital
                    its assets in growth  stocks of large  companies and  approximately  50% of its assets in value stocks of large  companies.  The Portfolio will invest primarily in commons tocks of large U.S.
                    companies  included in the Russell  1000(R)Index (the "Russell  1000(R)").  The Russell 1000(R)is a
                    market  capitalization-weighted  index that measures the  performance of the 1,000 largest U.S.
                    companies.  Normally,  about 60-85  companies will be represented in the Portfolio,  with 25-35
      BLEND         companies  primarily from the Russell 1000(R)Growth Index constituting  approximately 50% of the
                    Portfolio's  net assets and 35-50  companies  primarily  from the  Russell  1000(R)Value  Index
                    constituting  the  remainder  of  the  Portfolio's  net  assets.   There  will  be  a  periodic     Management, L.P.
                    rebalancing  of each  segment's  assets  to take  account  of market  fluctuations  in order to maintain the approximately equal allocation.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  LARGE CAP VALUE   AST Sanford  Bernstein Core Value:  seeks  long-term  capital growth by investing  primarily in   Sanford C. Bernstein
                    common stocks.  The  Sub-advisor  expects that the majority of the  Portfolio's  assets will be invested in the common stocks of large  companies  that appear to be  undervalued.  Among other things, the Portfolio seeks to identify compelling buying opportunities  created when companies are undervalued on the basis of investor  reactions to near-term problems or circumstances even
                    though their long-term  prospects  remain sound. The Sub-advisor  seeks to identify  individual        & Co., LLC
                    companies with earnings growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   REAL ESTATE      AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate      Cohen & Steers
                    securities.  The  Portfolio  pursues  its  investment  objective  by  investing,  under  normal circumstances,  at least 80% of its net assets in  securities  of real  estate  issuers.  Under normal  circumstances,  the Portfolio will invest substantially all of its assets in the equity
      (REIT)        securities of real estate companies,  i.e., a company that derives at least 50% of its revenues
                    from the ownership,  construction,  financing, management or sale of real estate or that has at   Capital Management,
                    least  50% of its  assets in real  estate.  Real  estate  companies  may  include  real  estate           Inc.
                    investment trusts or REITs.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Sanford Bernstein Managed Index 500: will invest, under normal circumstances,  at least 80%
                    of its net assets in  securities  included in the Standard & Poor's 500  Composite  Stock Price
                    Index  (the  "S&P(R)500 ").  The  Portfolio  seeks  to  outperform  the S&P 500  through  stock selection  resulting  in  different  weightings  of common  stocks  relative to the index.  The
                    Portfolio will invest  primarily in the common stocks of companies  included in the S&P 500. In seeking  to  outperform  the S&P  500,  the  Sub-advisor  starts  with a  portfolio  of  stocks
  MANAGED INDEX     representative  of the holdings of the index.  It then uses a set of  fundamental  quantitative   Sanford C. Bernstein
                    criteria  that are designed to indicate  whether a particular  stock will  predictably  perform        & Co., LLC
                    better or worse than the S&P 500. Based on these criteria,  the Sub-advisor  determines whether the  Portfolio  should  over-weight,  under-weight  or hold a  neutral  position  in the  stock relative  to the  proportion  of the S&P 500  that  the  stock  represents.  In  addition,  the
                    Sub-advisor  also  may  determine  that  based on the  quantitative  criteria,  certain  equity securities that are not included in the S&P 500 should be held by the Portfolio.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST American  Century Income & Growth:  seeks capital growth with current income as a secondary objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital
      GROWTH        growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer     American Century
       AND          potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique        Investment
      INCOME        with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500     Management, Inc.
                    Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance Growth and Income:  seeks long-term  growth of capital and income while attempting to avoid excessive  fluctuations in market value. The Portfolio  normally will invest in common
      GROWTH        stocks  (and  securities   convertible  into  common  stocks).  The  Sub-advisor  will  take  a
       AND          value-oriented  approach,  in that it will  try to keep  the  Portfolio's  assets  invested  in     Alliance Capital
      INCOME        securities that are selling at reasonable  valuations in relation to their fundamental business     Management, L.P.
                    prospects.  The  stocks  that the  Portfolio  will  normally  invest in are  those of  seasoned companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Growth with  Income:  seeks long term growth of capital  with a secondary  objective to seek  reasonable  current  income.  Under normal market  conditions,  the Portfolio  invests at least 65% of its total  assets in common  stocks  and  related  securities,  such as  preferred
      GROWTH        stocks,  convertible  securities  and  depositary  receipts.  The stocks in which the Portfolio      Massachusetts
       AND          invests  generally  will pay  dividends.  While the  Portfolio  may invest in  companies of any    Financial Services
      INCOME        size, the Portfolio generally focuses on companies with larger market  capitalizations that the         Company
                    Sub-advisor  believes have  sustainable  growth  prospects and attractive  valuations  based on current and  expected  earnings  or cash flow.  The  Portfolio  may invest up to 20% of its net assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     AST INVESCO Capital Income (f/k/a AST INVESCO Equity Income):  seeks capital growth and current   INVESCO Funds Group,
                    income  while  following  sound  investment  practices.  The  Portfolio  seeks to  achieve  its objective by investing in  securities  that are expected to produce  relatively  high levels of income and consistent,  stable returns.  The Portfolio normally will invest at least 65% of its assets in  dividend-paying  common and preferred stocks of domestic and foreign issuers.  Up to
                    30% of the  Portfolio's  assets may be  invested in equity  securities  that do not pay regular           Inc.
                    dividends.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
     BALANCED       AST DeAM Global  Allocation  (f/k/a AST AIM  Balanced):  seeks a high level of total  return by      Deutsche Asset
                    investing  primarily in a diversified  portfolio of mutual funds. The Portfolio  initially will invest  in  equity  securities  and in  fixed  income  securities  as  well as  other  open-end management  investment  companies  affiliated  with the  Sub-advisor.  The  Portfolio  also may diversify its assets by investing in several other AST  Portfolios  ("Underlying  Portfolios").
                    The Portfolio seeks to achieve its investment objective by investing in different  combinations of  the  Underlying  Portfolios  and  equity  and  fixed-income  securities.  Once  assets  are
                    allocated  to AST  Portfolios,  the  Portfolio  is expected to be invested in at least six such     Management, Inc.
                    Underlying  Portfolios at any time. It is expected that the  investment  objectives of such AST
                    Portfolios will be diversified.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST  American  Century  Strategic  Balanced:  seeks  capital  growth and  current  income.  The
                    Sub-advisor  intends  to  maintain  approximately  60%  of the  Portfolio's  assets  in  equity
                    securities and the remainder in bonds and other fixed income  securities.  Both the Portfolio's     American Century
     BALANCED       equity and fixed  income  investments  will  fluctuate  in value.  The equity  securities  will        Investment
                    fluctuate  depending on the  performance of the companies that issued them,  general market and     Management, Inc.
                    economic  conditions,  and investor  confidence.  The fixed income investments will be affected primarily by rising or falling interest rates and the credit quality of the issuers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
ASSET ALLOCA-TION   AST T. Rowe Price Asset Allocation:  seeks a high level of total return by investing  primarily      T. Rowe Price
                    in a  diversified  portfolio  of fixed income and equity  securities.  The  Portfolio  normally invests  approximately  60% of its total  assets in equity  securities  and 40% in fixed income securities.  The Sub-advisor  concentrates common stock investments in larger, more established companies,  but the  Portfolio may include small and  medium-sized  companies  with good growth
                    prospects.  The fixed income portion of the Portfolio will be allocated among  investment grade     Associates, Inc.
                    securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   GLOBAL BOND      AST T. Rowe Price Global  Bond:  seeks to provide  high  current  income and capital  growth by      T. Rowe Price
                    investing  in  high-quality  foreign and U.S.  dollar-denominated  bonds.  The  Portfolio  will invest at least 80% of its total  assets in all types of high  quality  bonds  including  those issued  or  guaranteed  by U.S.  or  foreign  governments  or  their  agencies  and by  foreign authorities,  provinces and  municipalities  as well as investment  grade  corporate  bonds and mortgage and  asset-backed  securities of U.S. and foreign  issuers.  The  Portfolio  generally invests in countries where the combination of fixed-income  returns and currency exchange rates appears attractive,  or, if the currency trend is unfavorable,  where the Sub-advisor  believes that the currency risk can be minimized  through  hedging.  The Portfolio may also invest up to
                    20% of its assets in the aggregate in below  investment-grade,  high-risk bonds ("junk bonds").
                    In addition,  the  Portfolio may invest up to 30% of its assets in  mortgage-backed  (including   International, Inc.
                    derivatives,  such as collateralized mortgage obligations and stripped mortgage securities) and asset-backed securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 HIGH YIELD BOND    AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified   Federated Investment
                    portfolio of fixed income  securities.  The Portfolio will invest at least 80% of its assets in fixed  income  securities  rated BBB and below.  These  fixed  income  securities  may  include
                    preferred  stocks,   convertible  securities,   bonds,   debentures,   notes,  equipment  lease
                    certificates  and equipment trust  certificates.  A fund that invests  primarily in lower-rated fixed  income  securities  will be subject to greater risk and share price  fluctuation  than a
                    typical  fixed income fund,  and may be subject to an amount of risk that is  comparable  to or        Counseling
                    greater than many equity funds.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST Lord Abbett  Bond-Debenture:  seeks high  current  income and the  opportunity  for capital    Lord, Abbett & Co.
                    appreciation  to produce a high total  return.  To pursue its  objective,  the  Portfolio  will invest,  under  normal  circumstances,  at least 80% of the value of its assets in fixed income securities and normally  invests  primarily in high yield and investment grade debt securities, securities  convertible  in common stock and  preferred  stocks.  The  Portfolio  may find good value in high yield  securities,  sometimes  called  "lower-rated  bonds" or "junk  bonds," and frequently  may have more than half of its assets  invested in those  securities.  At least 20%
                    of the  Portfolio's  assets  must be  invested  in any  combination  of  investment  grade debt securities,  U.S.  Government  securities  and cash  equivalents.  The  Portfolio may also make significant  investments  in  mortgage-backed  securities.  Although the  Portfolio  expects to maintain  a  weighted  average  maturity  in the  range of seven to nine  years,  there  are no restrictions on the overall Portfolio or on individual securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Bond:  seeks a high level of income,  consistent  with the  preservation  of  capital.
                    Under  normal  circumstances,  the  Portfolio  invests  at least  80% of its  total  assets  in
                    intermediate-term  U.S.  Treasury,   corporate,   mortgage-backed  and  asset-backed,   taxable
       BOND         municipal and tax-exempt  municipal bonds. The Portfolio  invests primarily in investment grade      Deutsche Asset
                    fixed  income  securities  rated  within  the  top  three  rating  categories  of a  nationally     Management, Inc.
                    recognized  rating  organization.  Fixed  income  securities  may be issued by U.S. and foreign corporations or entities including banks and various government entities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of    Pacific Investment
                    capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the
                    Sub-advisor's forecast for interest rates.                                                         Management Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the    Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                         Management Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MONEY MARKET     AST Money Market:  seeks to maximize current income and maintain high levels of liquidity.  The      Wells Capital
                    Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective
                    maturities of not more than 397 days.                                                               Management, Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 EMERGING MARKETS   Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under     Montgomery Asset
                    normal  conditions  by investing at least 65% of its total assets in stocks of companies of any size based in the world's  developing  economies.  Under  normal  conditions,  investments  are maintained  in at least six  countries at all times and no more than 35% of total assets in any single  one of them.  Effective  July 31,  2002,  the  Portfolio  will seek  long-term  capital
                    appreciation  under normal  conditions  by investing at least 80% of its total assets in stocks     Management, LLC
                    of companies of any size based in the world's developing economies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.    Wells Fargo Funds
                    The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large, domestic companies with  above-average  return potential based on current market valuations and above-average  dividend income. Under normal market conditions,  the Portfolio invests at least
                    80% of its total assets in income producing  equity  securities and in issues of companies with     Management, LLC
                    market capitalizations of $3 billion or more.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    INVESCO  Variable  Investment  Funds -  Dynamics:  seek  capital  appreciation.  The  Portfolio   INVESCO Funds Group,
                    normally  invests at least 65% of its assets in common  stocks of  mid-sized  companies - those companies that are included in the Russell  Midcap Growth Index at the time of purchase,  or if not  included  in that Index,  have  market  capitalizations  of between  $2.5  billion and $15 billion at the time of purchase.  The core of the Portfolio's  investments are in securities of established  companies  that are leaders in attractive  growth markets with a history of strong returns.  The  remainder of the  Portfolio  is invested in  securities  of companies  that show
                    accelerating  growth,  driven by product cycles,  favorable industry or sector conditions,  and           Inc.
                    other  factors  that the  investment  advisor  believes  will lead to rapid  sales or  earnings growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Technology:  seeks capital  appreciation.  The Portfolio   INVESCO Funds Group,
                    normally  invests  at least  80% of its  assets in the  equity  securities  and  equity-related instruments of companies engaged in technology-related  industries.  These include, but are not
                    limited  to,  applied  technology,  biotechnology,   communications,   computers,  electronics,
                    Internet, IT services and consulting,  software,  telecommunication  equipment and services, IT           Inc.
                    infrastructure and networking companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds  -  Health  Sciences:  seeks  capital  appreciation.   The   INVESCO Funds Group,
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies that  develop,  produce or  distribute  products  or  services  related to health  care.  These companies  include,  but are not limited to,  medical  equipment or supplies,  pharmaceuticals, biotechnology and healthcare  providers and service companies.  The investment advisor attempts
                    to blend  well-established  healthcare  firms with  faster-growing,  more  dynamic  health care           Inc.
                    companies.
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Financial  Services:  seeks  capital  appreciation.  The   INVESCO Funds Group,
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies involved in the financial  services sector.  These companies  include,  but are not limited to, banks (regional and  money-centers),  insurance  companies  (life,  property and casualty,  and multiline),  investment and  miscellaneous  industries  (asset  managers,  brokerage firms, and government-sponsored  agencies) and suppliers to financial services  companies.  The investment advisor seeks  companies which it believes can grow their revenues and earnings in a variety of
                    interest  rate  environments  - although  securities  prices of  financial  services  companies           Inc.
                    generally are interest rate-sensitive.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds -  Telecommunications:  seeks  capital  appreciation.  The   INVESCO Funds Group,
                    Portfolio  normally  invests at least 65% (80%  effective  July 31,  2002) of its assets in the equity  securities  of  companies  that are  engaged in the design,  development,  manufacture, distribution,  or sale of  communications  services  and  equipment,  and  companies  that  are involved in supplying equipment or services to such companies.  The  telecommunications  sector
                    includes  companies  that  offer  telephone  services,   wireless   communications,   satellite
                    communications,  television and movie programming,  broadcasting and Internet access. Normally,
                    the  Portfolio  will  invest  primarily  in  companies  located  in at  least  three  different           Inc.
                    countries, although U.S. issuers will often dominate the holdings.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The
                    Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and
                    non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized
                    countries.  The Portfolio  will invest in no less than three  countries,  which may include the
  GLOBAL EQUITY     U.S.,  but may invest more than 25% of its assets in one country.  The  Portfolio  invests only   Evergreen Investment
                    in the best 100 companies,  which are selected by the  investment  advisor based on qualitative   Management Company,
                    and  quantitative  criteria  such as high  return on  equity,  consistent  earnings  growth and           LLC
                    established market presence.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
-------------------
 SMALL CAP EQUITY   Evergreen VA Special Equity:  seeks capital  growth.  The Portfolio  normally  invests at least   Evergreen Investment
                    80% of its assets in common  stocks of small  U.S.  companies  (i.e.,  companies  whose  market capitalizations  fall within the range of the Russell  2000(R)Index,  at the time of  purchase).
                    The remaining 20% of the  Portfolio's  assets may be represented by cash or invested in various
                    cash  equivalents.  The Portfolio's  advisor selects stocks of companies which it believes have   Management Company,
                    the potential for accelerated growth in earnings and price.                                               LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    Evergreen VA Omega:  seeks long-term capital growth.  The Portfolio invests primarily in common   Evergreen Investment
                    stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market capitalizations.  The  Portfolio  utilizes the  fully-managed  investment  concept  whereby the
                    Portfolio's  manager  will  continuously  review the  Portfolio's  holdings  in light of market conditions,  business  developments  and  economic  trends.  During  this review  process,  the
                    Portfolio's  manager  seeks to identify and invest in industries  that are growing  faster than
                    the economy.  The Portfolio  invests in companies of all sizes. The continuous  review may lead   Management Company,
                    to high portfolio  turnover,  but that will not limit investment  decisions.  The Portfolio may           LLC
                    also invest up to 25% of its assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Europe  30:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the ProFunds  Europe 30 Index.  The ProFunds  Europe 30
                    Index,  created by ProFund Advisors,  is composed of the 30 European companies whose securities are traded on U.S.  exchanges or on the NASDAQ as ADRs with the highest market  capitalization, as determined annually.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    ProFund VP Asia 30: seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the ProFunds Asia 30 Index.  The ProFunds Asia 30 Index,  created by ProFund  Advisors,  is composed of 30 of the companies  located in the Asia/Pacific  region, except  Japan with the  highest  market  capitalization,  whose  securities  are traded on U.S.
      EQUITY        exchanges as  depository  receipts or ordinary  shares.  The  component  stocks of the ProFunds
                    Asia 30 Index are  determined  based on the market  capitalization  of each  company  and their relative weights are determined based on the modified market capitalization.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Japan: seeks daily investment results,  before fees and expenses, that correspond to the daily  performance  of the Nikkei  225 Stock  Average.  The  Nikkei 225 Stock  Average is a
  INTER-NATIONAL    price-weighted  index of 225 large,  actively  traded Japanese stocks traded on the Tokyo Stock
      EQUITY        Exchange.  Since the Japanese markets are not open when this Portfolio  values its shares,  its   ProFund Advisors LLC
                    success in meeting its  investment  objective is  determined by comparing its daily return on a given day with the daily performance of related futures contracts traded in the United States.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Banks: seeks daily investment results,  before fees and expenses, that correspond to   ProFund Advisors LLC
                    the daily  performance  of the Dow Jones  U.S.  Banks  Sector  Index.  The Index  measures  the performance of the banking  economic  sector of the U.S.  equity market.  This industry  covers the banking industry,  including regional banks and savings and loans, but excluding investment and merchant banks. The Portfolio  primarily  invests in banking  companies,  or in instruments that provide exposure to these companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Basic Materials:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S. Basic  Materials  Sector Index.  The
                    Index  measures the  performance  of the basic  materials  economic  sector of the U.S.  equity market.  The Portfolio  primarily invests in basic material  companies,  or in instruments that provide  exposure  to these  companies,  including  companies  involved  in the  production  of aluminum,  chemicals,  commodities,  chemical specialty products, forest products,  non-ferrous mining products, paper products, precious metals and steel.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Biotechnology:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Biotechnology  Index.  The Index
                    measures the performance of the biotechnology  sector of the U.S. equity market.  The Portfolio invests primarily in biotechnology  companies, or in instruments that provide exposure to these
                    companies,   including  companies  engaged  in  genetic  research,  and/or  the  marketing  and development  of  recombinant  DNA  products.  Companies  represented  in  this  sector  include companies that may be newly formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Consumer Cyclical:  seeks daily investment results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Consumer Cyclical Sector Index. The
                    Index measures the  performance of the consumer  cyclical  economic  sector of the U.S.  equity market.  The Portfolio  primarily  invests in consumer  cyclical  companies,  or in instruments that provide exposure to these companies,  including  airlines,  auto  manufacturers,  tire and
      SECTOR        rubber  manufacturers,  auto parts suppliers,  casinos,  toy manufacturers,  restaurant chains,   ProFund Advisors LLC
                    home  construction  companies,  lodging  chains,  broadline  retailers,   specialty  retailers,
                    footwear  and  clothing/fabric   manufacturers,   and  media  companies,  such  as  advertising
                    companies,  entertainment and leisure companies,  consumer electronic  companies,  broadcasters and publishers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Consumer  Non-Cyclical:  seeks daily investment  results,  before fees and expenses, that correspond to the daily  performance of the Dow Jones U.S.  Consumer  Non-Cyclical  Sector
                    Index. The Index measures the performance of the consumer  non-cyclical  economic sector of the
                    U.S. equity market. The Portfolio invests primarily in consumer non-cyclical  companies,  or in
      SECTOR        instruments  that  provide  exposure to these  companies,  including  distillers  and  brewers,   ProFund Advisors LLC
                    producers  of soft  drinks,  consumer  service  companies,  durable and  non-durable  household product manufacturers,  cosmetic companies, food retailers,  other food companies,  tobacco and agricultural companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Energy:  seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the Dow Jones U.S.  Energy Sector Index.  The Index  measures the performance of the energy sector of the U.S.  equity market.  The Portfolio  invests  primarily in energy companies, or in instruments that provide exposure to these companies,  including oil equipment and services companies, oil-major, oil-secondary and pipelines.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Financial:  seeks  daily  investment  results,  before  fees  and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Financial  Sector Index.  The Index
                    measures the performance of the financial  services  economic sector of the U.S. equity market.
                    The  Portfolio  invests  primarily  in  securities  of  financial  services  companies,  or  in instruments  that  provide  exposure  to  these  companies,  including  regional  banks,  major international  banks,  insurance  companies,  companies that invest,  directly or indirectly in real estate,  Fannie Mae,  credit card insurers,  check cashing  companies,  mortgage  lenders, investment  advisors,  savings and loans,  savings banks,  thrifts,  building  associations and societies,  credit unions, securities broker-dealers,  investment banks, merchant banks, online brokers, publicly traded stock exchanges and specialty finance companies.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Healthcare:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Healthcare  Sector Index. The Index
                    measures the  performance of the  healthcare  sector of the U.S.  equity market.  The Portfolio invests  primarily in  securities  of  healthcare  companies,  or in  instruments  that provide exposure to these  companies,  including  health care  providers,  biotechnology  companies and manufacturers of medical supplies, advanced medical devices and pharmaceuticals.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Industrial:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Industrial  Sector Index. The Index
                    measures the  performance of the  industrial  sector of the U.S.  equity market.  The Portfolio primarily  invests in industrial  companies,  or in instruments  that provide exposure to these companies,  including aerospace and defense companies, advanced industrial companies, equipment manufacturers,  air freight companies,  building material  manufacturers,  packaging companies,
                    manufacturers  of  electrical   components  and  equipment,   heavy   construction   companies,
                    manufacturers of heavy machinery,  industrial services companies,  industrial companies, marine transportation companies, railroads, shipbuilders and trucking companies.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Internet:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to the  daily  performance  of the Dow Jones  U.S.  Internet  Index.  The  Index  measures  the performance  of  companies  in the U.S.  equity  markets  that  generate  the majority of their revenues  from the  Internet.  The  Portfolio  primarily  invests in internet  companies  or in instruments  that provide  exposure to these  companies,  including  companies  that derive the majority of their revenues from providing goods and/or services  through an open network,  such as a web site or from  providing  access to the  Internet  or  providing  enabling  services to people using the Internet.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Pharmaceuticals:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Pharmaceuticals  Sector Index.  The
                    Index measures the performance of the  pharmaceuticals  sector of the U.S.  equity market.  The
                    Portfolio  primarily  invests in  pharmaceutical  companies,  or in  instruments  that  provide exposure to these companies,  including makers of prescription and  over-the-counter  drugs, as well as companies engaged in contract drug research.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Precious Metals:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the  Philadelphia  Stock Exchange Gold & Silver Index.
                    The Index measures the  performance of the precious  metals  economic sector of the U.S. equity
                    market.  The  Portfolio  primarily  invests  in  gold  and  silver  mining  companies,   or  in
                    instruments that provide exposure to these companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Real  Estate:  seeks  daily  investment  results,  before  fees and  expenses,  that correspond  to the daily  performance  of the Dow  Jones  U.S.  Real  Estate  Index.  The Index
                    measures the  performance of the real estate  industry  sector of the U.S.  equity market.  The
                    Portfolio invests  primarily in real estate companies,  or in instruments that provide exposure
      SECTOR        to these  companies,  including hotel and resort  companies and real estate  investment  trusts   ProFund Advisors LLC
                    (REITs) that invest in apartments,  office and retail properties.  REITs are passive investment vehicles that invest primarily in income-producing  real estate or real estate related loans or interests.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Semiconductor:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Semiconductor  Index.  The Index
                    measures the performance of the semiconductor  sector of the U.S. equity market.  The Portfolio primarily  invests  in  companies  engaged  in  the  production  of  semiconductors  and  other integrated  chips, as well as other related  products such as circuit boards and mother boards, or in  instruments  that  provide  exposure to these  companies.  The  Portfolio  may invest in companies that may be newly-formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Technology:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Technology  Sector Index. The Index
                    measures the  performance of the  technology  sector of the U.S.  equity market.  The Portfolio invests  primarily in technology  companies,  or in instruments  that provide exposure to these companies,  including  companies  involved in the  development  and  production  of  technology
                    products,   including   computer   hardware   and   software,   telecommunications   equipment,
                    microcomputer   components,   integrated  computer  circuits  and  office  equipment  utilizing technology.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Telecommunications:  seeks daily investment results,  before fees and expenses, that   ProFund Advisors LLC
                    correspond to the daily performance of the Dow Jones U.S.  Telecommunications Sector Index. The
                    Index measures the  performance  of the  telecommunications  sector of the U.S.  equity market.
                    The  Portfolio  invests  primarily in  telecommunications  companies,  or in  instruments  that provide  exposure  to  these  companies,  including  fixed  line  communications  and  wireless communications companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Utilities:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Utilities  Sector Index.  The Index
      SECTOR        measures the  performance  of the utilities  sector of the U.S.  equity  market.  The Portfolio   ProFund Advisors LLC
                    invests  primarily in utility  companies,  or in  instruments  that  provide  exposure to these companies, including electric utilities, gas utilities and water utilities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
THE PROFUND VP PORTFOLIOS  DESCRIBED  BELOW ARE AVAILABLE AS  SUB-ACCOUNTS  TO ALL ANNUITY  OWNERS.  EACH  PORTFOLIO  PURSUES AN INVESTMENT
STRATEGY THAT SEEKS TO PROVIDE DAILY  INVESTMENT  RESULTS,  BEFORE FEES AND EXPENSES,  THAT MATCH A WIDELY  FOLLOWED  INDEX,  INCREASE BY A
SPECIFIED FACTOR RELATIVE TO THE INDEX,  MATCH THE INVERSE OF THE INDEX OR THE INVERSE OF THE INDEX MULTIPLIED BY A SPECIFIED  FACTOR.  THE
INVESTMENT  STRATEGY OF SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH POSITIVELY AND NEGATIVELY) THE DAILY INVESTMENT  RESULTS OF THE APPLICABLE
INDEX.  IT IS RECOMMENDED  THAT ONLY THOSE ANNUITY OWNERS WHO ENGAGE A FINANCIAL  ADVISOR TO ALLOCATE THEIR ACCOUNT VALUE USING A STRATEGIC
OR TACTICAL  ASSET  ALLOCATION  STRATEGY  INVEST IN THESE  PORTFOLIOS.  WE HAVE  ARRANGED THE  PORTFOLIOS  BASED ON THE INDEX ON WHICH IT'S
INVESTMENT STRATEGY IS BASED.
--------------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P 500 Index(R)is a widely  used  measure of large U.S.  company  stock  performance.  It  consists  of the common  stocks of 500 major corporations  selected by Standard & Poor's(R)for their size and the frequency and ease with which their stocks trade,  reflecting  the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bull: seeks daily investment results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
     S&P 500        the daily performance of the S&P 500(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bear: seeks daily investment results,  before fees and expenses,  that correspond to the inverse  (opposite)  of the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful  in meeting its  objective,  the net asset value of the  Portfolio's  shares  should
     S&P 500        increase in  proportion  to any daily  decrease in the level of the S&P 500(R).  Conversely,  the   ProFund Advisors LLC
                    Portfolio's  net asset value should  decrease in proportion to any daily  increase in the level of the S&P 500 Index(R).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP Bull  Plus:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond  to one and a half times  (150%) the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately  one and a
     S&P 500        half  times as much as the S&P 500(R)Index  when the  prices of the  securities  in the S&P 500(R) ProFund Advisors LLC
                    Index rise on a given day and should lose  approximately one and a half times as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The NASDAQ 100 Index(TM)contains 100 of the largest market capitalization and most active non-financial domestic and international  companies listed on the NASDAQ Stock Market based on market capitalization.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP OTC: seeks daily investment  results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
                    the daily performance of the NASDAQ 100 Index(TM).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund  VP  Short  OTC:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the inverse  (opposite)  of the daily  performance  of the NASDAQ 100(TM)Index.  If the  Portfolio is  successful  in meeting its  objective,  the net asset value of the Portfolio shares  should  increase in  proportion  to any daily  decrease in the level of the NASDAQ 100(TM)
                    Index.  Conversely,  the net  asset  value  of  shares  of the  Portfolio  should  decrease  in proportion to any daily increase in the level of the NASDAQ 100(TM)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP UltraOTC:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to  twice  (200%)  the  daily  performance  of the  NASDAQ  100(TM)Index.  If the  Portfolio  is
                    successful in meeting its objective,  it should gain approximately  twice as much as the growth oriented  NASDAQ 100(TM)Index when the prices of the securities in that index rise on a given day and should lose approximately twice as much when such prices decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P MidCap 400 Index(R)is a widely used measure of medium capitalized U.S. company stock  performance.  It consists of the common stocks of 400 major corporations selected by Standard & Poor's(R)for their market size, industry group  representation,  and the frequency and ease with which their stocks trade, reflecting the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P MIDCAP 400    ProFund VP Mid-Cap  Value:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the  daily  performance  of the  S&P  MidCap  400/Barra  Value  Index(R).  The S&P
                    MidCap400/Barra  Value  Index(R)is a  capitalization-weighted  index that  comprises  all of the stocks in the S&P MidCap 400 Index(R)that have low price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Mid-Cap  Growth:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the S&P MidCap 400/Barra Growth Index(R).  The S&P MidCap
  S&P MIDCAP 400    400/Barra Growth Index(R)is a capitalization-weighted  index that comprises all of the stocks in   ProFund Advisors LLC
                    the S&P MidCap 400 Index(R)that have high price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  UltraMid-Cap:  seeks  daily  investment  results,  before fees and  expenses,  that correspond  to twice  (200%)  the  daily  performance  of the S&P  MidCap  400  Index(R).  If the
                    Portfolio is successful in meeting its objective,  it should gain  approximately  twice as much
  S&P MIDCAP 400    as the S&P  MidCap 400 Index(R)when the prices of the  securities  in the S&P MidCap 400 Index(R) ProFund Advisors LLC
                    rise on a given day and should lose  approximately  twice as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P SmallCap 600 Index(R)is an unmanaged index comprising 600 domestic stocks, with a market  capitalization valued at under one billion dollars,  chosen for market size, liquidity,  and industry group representation.  The index comprises stocks from the industrial,  utility, financial, and transportation sectors, reflecting the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Value:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P  SmallCap  600/Barra  Value  Index(R).  The S&P
                    SmallCap  600/Barra Value Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have low price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Growth:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P SmallCap  600/Barra  Growth  Index(R).  The S&P
                    SmallCap 600/Barra Growth Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have high price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The Russell  2000 Index(R)is an  unmanaged  index  consisting  of 2,000 small  company  common  stocks.  The Russell  2000 Index(R)comprises approximately 2000 of the smallest U.S. domiciled publicly traded common stocks that are included in the Russell 3000 Index(R).
--------------------------------------------------------------------------------------------------------------------------------------------
--------------------- ------------------------------------------------------------------------------------------------ ---------------------
    RUSSELL 2000      ProFund VP UltraSmall-Cap (f/k/a ProFund VP SmallCap):  seeks daily investment results,  before  ProFund Advisors LLC fees and expenses,  that correspond to twice (200%) the daily  performance of the Russell 2000(R)
                      Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately twice as much as the Russell 2000 Index(R)when the prices of the  securities  in that index rise on a given day and should lose  approximately  twice as much when such  prices  decline on that day.
--------------------- ------------------------------------------------------------------------------------------------ ---------------------
                      ------------------------------------------------------------------------------------------------ ---------------------
  U.S. GOV'T BOND     ProFund VP U.S.  Government  Plus: seeks daily  investment  results,  before fees and expenses,  ProFund Advisors LLC that  correspond to 125% of the daily price  movement of the most recently  issued 30-year U.S.
                      Treasury Bond.
--------------------- ------------------------------------------------------------------------------------------------ ---------------------

--------------------- ------------------------------------------------------------------------------------------------ ---------------------
       STYLE/                                         INVESTMENT OBJECTIVES/POLICIES                                        PORTFOLIO
        TYPE                                                                                                                 ADVISOR/
                                                                                                                           SUB-ADVISOR
--------------------- ------------------------------------------------------------------------------------------------
                      ------------------------------------------------------------------------------------------------ ---------------------
  U.S. GOV'T BOND     ProFund VP Rising Rates Opportunity:  seeks daily investment results, before fees and expenses,  ProFund Advisors LLC that  correspond  to 125% of the inverse  (opposite)  of the daily  price  movement of the most recently  issued  30-year U.S.  Treasury  Bond.  If the  Portfolio is successful in meeting its objective,  the net asset value of the Portfolio's  shares should decrease in proportion to any daily increase in the price of the 30-year U.S. Treasury Bond on a given day.  Conversely,  the net asset value of shares of the Portfolio  should increase in proportion to any daily decrease in the price of the 30-year U.S. Treasury Bond on a given day.
--------------------- ------------------------------------------------------------------------------------------------ ---------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The First Trust(R)10 Uncommon Values Portfolio of the First Defined  Portfolio Fund LLC invests in the securities of a relatively few number of issuers.  Since the assets of the  Portfolio  are invested in a limited  number of issuers,  the net asset value of the Portfolio may be more susceptible to a single adverse economic,  political or regulatory occurrence.  The Portfolio may also be subject to additional market risk due to its policy of investing  based on an investment  strategy and generally not buying or selling  securities in response to market fluctuations.  The  Portfolio's  relative lack of diversity and limited  ongoing  management may subject Owners to greater market risk than other portfolios.
--------------------------------------------------------------------------------------------------------------------------------------------
--------------------- ------------------------------------------------------------------------------------------------ ---------------------
     LARGE CAP        First Trust(R)10 Uncommon  Values:  seeks to provide  above-average  capital  appreciation.  The      First Trust
                      Portfolio  seeks to achieve its  objective  by  investing  primarily  in the ten common  stocks selected by the Investment  Policy Committee of Lehman Brothers Inc.  ("Lehman  Brothers") with the assistance of the Research  Department of Lehman  Brothers which, in their opinion have the
       BLEND          greatest  potential for capital  appreciation  during the next year. The stocks included in the
                      Portfolio  are adjusted  annually on or about July 1st in  accordance  with the  selections  of     Advisors L.P.
                      Lehman Brothers.
--------------------- ------------------------------------------------------------------------------------------------ ---------------------
                      ------------------------------------------------------------------------------------------------ ---------------------
       INTER-         The  Prudential  Series  Fund,  Inc.  - SP  Jennison  International  Growth:  seeks to  provide       Prudential
                      long-term   growth  of  capital.   The   Portfolio   pursues  its  objective  by  investing  in
                      equity-related  securities of foreign  issuers that the  Sub-advisor  believes will increase in value over a period of years.  The  Portfolio  invests  primarily  in the common stock of large and  medium-sized  foreign  companies.  Under normal  circumstances,  the Portfolio  invests at
  NATIONAL EQUITY     least 65% of its total  assets in common  stock of foreign  companies  operating or based in at
                      least five different  countries.  The Portfolio  looks  primarily for stocks of companies whose    Investments LLC/
                      earnings are growing at a faster rate than other companies and that have  above-average  actual  Jennison Associates
                      and  potential  earnings  growth  over  the long  term and  strong  financial  and  operational          LLC
                      characteristics.
--------------------- ------------------------------------------------------------------------------------------------ ---------------------

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill  Companies,  Inc. and have been licensed for use by American Skandia Investment Services,  Incorporated.  The Portfolio is not sponsored,  endorsed,  sold or promoted by Standard & Poor's and  Standard & Poor's  makes no  representation  regarding  the  advisability  of investing in the
Portfolio.

The First Trust(R)10 Uncommon Values  portfolio is not sponsored or created by Lehman  Brothers,  Inc.  ("Lehman  Brothers").  Lehman
Brothers' only  relationship  to First Trust is the licensing of certain  trademarks  and trade names of Lehman  Brothers and of the
"10 Uncommon  Values" which is  determined,  composed and calculated by Lehman  Brothers  without regard to First Trust or the First
Trust(R)10 Uncommon Values portfolio.

Dow Jones has no  relationship  to the ProFunds VP, other than the  licensing of the Dow Jones sector  indices and its service marks for use in  connection  with the ProFunds VP. The ProFunds VP are not  sponsored,  endorsed,  sold, or promoted by Standard & Poor's or NASDAQ,  and neither  Standard & Poor's nor NASDAQ  makes any  representations  regarding  the  advisability  of investing in the
ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed  investment  options of  different  durations  during the  accumulation  period.  These  "Fixed  Allocations"  earn a guaranteed  fixed rate of interest for a specified  period of time,  called the "Guarantee  Period." In most states,  we offer Fixed
Allocations  with Guarantee  Periods from 1 to 10 years.  We may also offer special  purpose Fixed  Allocations for use with certain optional  investment  programs.  We guarantee the fixed rate for the entire Guarantee Period.  However,  if you withdraw or transfer
Account Value before the end of the Guarantee  Period,  we will adjust the value of your  withdrawal or transfer based on a formula, called a "Market Value  Adjustment."  The Market Value  Adjustment  can either be positive or negative,  depending on the rates that are currently  being  credited on Fixed  Allocations.  Please refer to the section  entitled  "How does the Market Value  Adjustment
Work?" for a description  of the formula along with examples of how it is  calculated.  You may allocate  Account Value to more than one Fixed Allocation at a time.

Fixed  Allocations  may not be available in all states.  Availability  of Fixed  Allocations  is subject to change and may differ by state and by the annuity product you purchase.  Please call American Skandia at  1-800-766-4530  to determine  availability of Fixed
Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent  Deferred  Sales Charge:  We do not deduct a sales charge from Purchase  Payments you make to your Annuity.  However,  we may deduct a Contingent  Deferred  Sales Charge or CDSC if you  surrender  your Annuity or when you make a partial  withdrawal.  The
CDSC reimburses us for expenses related to sales and distribution of the Annuity,  including  commissions,  marketing  materials and other  promotional  expenses.  The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable  Annuity Year.  For purposes of  calculating  the CDSC, we consider the year following the date we receive a Purchase
Payment as Year 1. The amount of the CDSC  applicable  to each  Purchase  Payment  decreases  over time,  measured from the date the
Purchase Payment is applied.  The CDSC percentages are shown below.

                           ------------------ ----- ------ ----- ----- ----- ----- ----- ----- -----

                           YEARS               1      2     3     4     5     6     7     8     9+
                           ------------------ ----- ------ ----- ----- ----- ----- ----- ----- -----
                           ------------------ ----- ------ ----- ----- ----- ----- ----- ----- -----

                           CHARGE (%)         8.5    8.5   8.5   8.5   7.0   6.0   5.0   4.0   0.0
                           ------------------ ----- ------ ----- ----- ----- ----- ----- ----- -----

Each Purchase  Payment has its own CDSC period.  When you make a  withdrawal,  we assume that the oldest  Purchase  Payment is being withdrawn  first so that the lowest CDSC is deducted  from the amount  withdrawn.  After eight (8) complete  years from the date you make a Purchase Payment,  no CDSC will be assessed if you withdraw or surrender that Purchase Payment.  Under certain  circumstances you can  withdraw a limited  amount of Account  Value  without  paying a CDSC.  This is  referred  to as a "Free  Withdrawal."  Free
Withdrawals  are not treated as a withdrawal of Purchase  Payments for purposes of calculating  the CDSC on a subsequent  withdrawal or  surrender.  Withdrawals  of amounts  greater than the maximum  Free  Withdrawal  amount are treated as a withdrawal  of Purchase
Payments and will be assessed a CDSC.  For purposes of  calculating  the CDSC on a surrender or a partial  withdrawal,  the Purchase
Payments being  withdrawn may be greater than your remaining  Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior  withdrawals  under the Free  Withdrawal  provision or if your Account  Value has declined in value due to negative market performance.

We may  waive  the CDSC  under  certain  medically-related  circumstances  or when  taking a Minimum  Distribution  from an  Annuity purchased  as a  "qualified"  investment.  Free  Withdrawals,  Medically-Related  Surrenders  and  Minimum  Distributions  are  each explained more fully in the section entitled "Access to Your Account Value".

Annual  Maintenance Fee: During the accumulation  period we deduct an Annual  Maintenance Fee. The Annual  Maintenance Fee is $35.00
or 2% of your Account Value invested in the variable  investment  options,  whichever is less. This fee will be deducted annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity  during the Annuity Year, the fee is deducted at the time of surrender.  We may increase the Annual  Maintenance  Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Optional  Benefits:  If you elect to purchase one or more optional  benefits,  we will deduct an additional  charge on a daily basis from your  Account  Value  allocated  to the  Sub-accounts.  The charge for each  optional  benefit is  deducted  in addition to the
Insurance Charge due to the increased  insurance risk associated with the optional  benefits.  The additional  charge is included in the  daily  calculation  of the Unit  Price for each  Sub-account.  Please  refer to the  section  entitled  "Death  Benefit"  for a description of the charge for each Optional Death Benefit.  Please refer to the section  entitled  "Managing Your Account Value - Do you offer  programs  designed  to  guarantee  a "return  of  premium"  at a future  date?" for a  description  of the charge for the
Guaranteed Return Option.

Transfer  Fee:  Currently,  you may make twenty (20) free  transfers  between  investment  options each Annuity Year. We will charge
$10.00 for each  transfer  after the  twentieth in each Annuity  Year.  We do not consider  transfers  made as part of a dollar cost averaging  program when we count the twenty free  transfers.  Transfers made as part of a rebalancing,  market timing or third party investment  advisory  service will be subject to the  twenty-transfer  limit.  However,  all transfers  made on the same day will be treated as one (1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its  Guarantee  Period
are not  subject  to the  Transfer  Fee and are not  counted  toward  the twenty  free  transfers.  We may reduce the number of free transfers  allowable  each  Annuity  Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of electronic  means to transmit  your  transfer  requests.  We may  eliminate  the  Transfer  Fee for  transfer  requests  transmitted electronically or through other means that reduce our processing costs.

Tax  Charges:  Several  states and some  municipalities  charge  premium  taxes or similar  taxes.  The amount of tax will vary from jurisdiction  to  jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges from each  Purchase  Payment at the time of a withdrawal  or surrender of your Annuity or at the time you elect to begin  receiving  annuity  payments.  We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an  Insurance  Charge  daily  against the average  daily assets  allocated  to the  Sub-accounts.  The
Insurance  Charge is the  combination  of the Mortality & Expense Risk Charge (1.25%) and the  Administration  Charge  (0.15%).  The
total charge is equal to 1.40% on an annual basis.  The Insurance  Charge is intended to compensate  American  Skandia for providing the insurance  benefits under the Annuity,  including the Annuity's  basic death benefit that provides  guaranteed  benefits to your beneficiaries  even if the market  declines  and the risk that persons we  guarantee  annuity  payments to will live longer than our assumptions.  The charge also covers  administrative costs associated with providing the Annuity benefits,  including preparation of the contract,  confirmation  statements,  annual account statements and annual reports, legal and accounting fees as well as various related  expenses.  Finally,  the charge  covers the risk that our  assumptions  about the mortality  risks and expenses  under this
Annuity are  incorrect and that we have agreed not to increase  these  charges over time despite our actual  costs.  We may increase the portion of the total  Insurance  Charge that is deducted for  administrative  costs;  however,  any increase  will only apply to
Annuities issued after the date of the increase.

American  Skandia may make a profit on the Insurance  Charge if, over time,  the actual cost of providing the  guaranteed  insurance obligations  under the Annuity are less than the amount we deduct for the  Insurance  Charge.  To the extent we make a profit on the
Insurance  Charge,  such profit may be used for any other  corporate  purpose,  including  payment of other  expenses  that American
Skandia incurs in promoting,  distributing,  issuing and  administering  the Annuity and to offset a portion of the costs associated with offering Credits which are funded through  American  Skandia's  general account.  The Insurance Charge is deducted against your
Annuity's  Account  Value,  which  includes  the amount of any  Credits we apply to your  Purchase  Payments  and any  increases  or decreases in your Account Value based on market  fluctuations  of the  Sub-accounts.  Any profit that  American  Skandia may make on the Insurance  Charge may include a profit on the portion of the Account Value that represents  Credits  applied to the Annuity,  as well as profits based on market appreciation of the Sub-account values.

The  Insurance  Charge is not deducted  against  assets  allocated  to a Fixed  Allocation.  However,  the amount we credit to Fixed
Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly  against the Portfolios.  However,  each Portfolio  charges a total annual fee comprised of an investment  management  fee,  operating  expenses  and any  distribution  and service  (12b-1)  fees that may apply.  These fees are deducted  daily by each  Portfolio  before it provides  American  Skandia with the net asset value as of the close of business  each day.  More  detailed  information  about fees and  charges  can be found in the  prospectuses  for the  Portfolios.  Please also see
"Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against Account Value allocated to the  Sub-accounts,  we also take into  consideration mortality,  expense,  administration,  profit and other factors in determining  the interest  rates we credit to Fixed  Allocations.
Any CDSC or Tax Charge applies to amounts that are taken from the variable  investment  options or the Fixed  Allocations.  A Market
Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain states a tax is due if and when you exercise your right to receive  periodic  annuity  payments.  The amount payable will depend on the applicable  jurisdiction  and on the annuity  payment  option you select.  If you select a fixed payment  option,  the amount of each fixed payment will depend on the Account  Value of your Annuity when you elected to  annuitize.  There is no specific charge  deducted  from these  payments;  however,  the amount of each  annuity  payment  reflects  assumptions  about our  insurance expenses.  If you select a variable  payment option that we may offer,  then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain  fees and charges or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may  reduce  the  amount of the CDSC or the length of time it  applies,  reduce or  eliminate  the amount of the Annual
Maintenance  Fee or reduce the  portion of the total  Insurance  Charge that is deducted  as an  Administration  Charge.  Generally, these types of changes will be based on a reduction to our sales,  maintenance or  administrative  expenses due to the nature of the individual or group  purchasing  the Annuity.  Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities  purchased by an Owner;  (c) the amount of Purchase  Payments or likelihood of additional
Purchase Payments;  and/or (d) other transactions where sales,  maintenance or administrative  expenses are likely to be reduced. We will not discriminate  unfairly between Annuity  purchasers if and when we reduce the portion of the Insurance Charge  attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial  Purchase  Payment:  You must make a minimum initial  Purchase  Payment of $1,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial Purchase  Payment provided that,  within the first Annuity Year, you make at least $1,000 in total Purchase Payments.

Where allowed by law,  initial  Purchase  Payments in excess of $1,000,000  require our approval prior to  acceptance.  We may apply certain limitations and/or  restrictions on the Annuity as a condition of our acceptance,  including limiting the liquidity features or the Death Benefit protection provided under the Annuity,  limiting the right to make additional  Purchase Payments,  changing the number of transfers  allowable  under the Annuity or restricting  the  Sub-accounts  that are available.  Other  limitations  and/or restrictions may apply.

Except as noted below,  Purchase  Payments  must be submitted by check drawn on a U.S.  bank, in U.S.  dollars,  and made payable to
American  Skandia.  Purchase  Payments  may also be  submitted  via 1035  exchange  or  direct  transfer  of  funds.  Under  certain circumstances,  Purchase  Payments may be transmitted to American  Skandia via wiring funds through your  investment  professional's broker-dealer  firm.  Additional  Purchase Payments may also be applied to your Annuity under an arrangement  called "bank drafting"
                      ----------
where you  authorize  us to deduct  money  directly  from your bank  account.  We may reject any  payment  if it is  received  in an unacceptable form.  Our acceptance of a check is subject to our ability to collect funds.

Age  Restrictions:  The Owner must be age 80 or under as of the Issue Date of the  Annuity.  If the  Annuity is owned  jointly,  the oldest of the Owners must be age 80 or under on the Issue  Date.  If the Annuity is owned by an entity,  the  Annuitant  must be age
80 or under as of the Issue Date.  You should  consider your need to access your Account  Value and whether the Annuity's  liquidity features  will satisfy that need. If you take a  distribution  prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  The  availability  of certain  optional  benefits may vary based on the age of the Owner on the
Issue Date of the Annuity.

Additional  Purchase  Payments  may be made at any time before the Annuity  Date as long as the oldest  Owner or  Annuitant  (if the
Annuity is entity owned) is not over age 80.

Special Considerations for Purchasers of Bonus or Credit Products
|X|      This Annuity  features the same  Insurance  Charge as many of American  Skandia's  other  variable  annuities  and does not charge an additional  amount for the XTra CreditSM  feature.  However,  if you make a withdrawal that exceeds the annual free withdrawal amount or choose to surrender your Annuity,  the contingent deferred sales charge (CDSC) on this Annuity is higher and is deducted for a longer period of time as compared to our other variable annuities.  If you expect that you will need to access your Account Value during the CDSC period and the liquidity  provisions are  insufficient  to satisfy that need,  then this Annuity may be more expensive than other variable annuities.

|X|      The XTra  CreditSM  amount is included in your Account  Value.  However,  American  Skandia may take back the original XTra
       CreditSM  amount  applied to your  Purchase  Payment if you die, or elect to withdraw all or a portion of your Account  Value under the  medically-related  waiver  provision,  within 12 months of having  received  an XTra  CreditSM  amount.  In either situation,  the value of the XTra CreditSM amount could be substantially  reduced.  However,  any investment gain on the XTra
       CreditSM amount will not be taken back.  Additional conditions and restrictions apply.

|X|      We offer other  annuities  where we apply an XTra  CreditSM to your annuity with each purchase  payment you make.  The XTra
       CreditSM amount we apply to purchase  payments on those  annuities is initially  higher than on this Annuity but reduces over time and only  applies  during the first six annuity  years.  The total  asset-based  charges on those  annuities  are higher during the first 10 years but are lower than this  Annuity  after the 10th year.  The CDSC is also higher and is deducted for a longer  period of time  than on this  Annuity;  however  the CDSC on those  annuities  applies  from the issue  date of the annuity, not separately to each purchase payment.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

|X|      Owner:  The  Owner(s)  holds all rights  under the  Annuity.  You may name more than one Owner in which case all  ownership
         -----
       rights are held  jointly.  However,  this  Annuity does not provide a right of  survivorship.  Refer to the Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant is the person we agree to make annuity  payments to and upon whose life we continue to make such
         ---------
       payments.  You must name an Annuitant who is a natural  person.  We do not accept a designation  of joint  Annuitants  during the accumulation  period. Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent Annuitant will become the Annuitant if the Annuitant  dies before the Annuity Date.  Please refer to the discussion of  "Considerations  for
       Contingent Annuitants" in the Tax Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s) or entity you name to receive the death  benefit.  If no  beneficiary  is
         -----------
       named the death benefit will be paid to you or your estate.

Your right to make  certain  designations  may be limited if your  Annuity is to be used as an IRA or other  "qualified"  investment that is given  beneficial  tax treatment  under the Code.  You should seek  competent tax advice on the income,  estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner,  Annuitant and  Beneficiary  designations  by sending us a request in writing.  Where allowed by law, such changes will be subject to our acceptance.  Some of the changes we will not accept include, but are not limited to:
|X|      a new  Owner  subsequent  to  the  death  of the  Owner  or  the  first  of  any  joint  Owners  to  die,  except  where  a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary is the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative  Beneficiary  designation,  upon the death of either spousal
Owner,  the surviving  spouse may elect to assume  ownership of the Annuity instead of taking the Death Benefit  payment.  The Death
Benefit  that would have been  payable  will be the new  Account  Value of the  Annuity as of the date of due proof of death and any required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the  surviving  spouse will have all the rights and  benefits  that would be  available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of determining  any future Death Benefit for the beneficiary of the surviving  spouse,  the new Account Value will be considered as the initial Purchase  Payment.  No CDSC will apply to the new Account Value.  However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent  Annuitant,  upon the death of the Annuitant, the  surviving  spouse  will  become the  Annuitant.  No Death  Benefit is payable  upon the death of the  Annuitant.  However,  the
Account  Value  of the  Annuity  as of the  date of due  proof of death of the  Annuitant  (and any  required  proof of the  spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

If after  purchasing  your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel  period.  This is often  referred  to as a  "free-look."  Depending  on the state in which you purchased your Annuity and, in some states,  if you purchased the Annuity as a replacement  for a prior  contract,  the right to cancel period may be ten (10) days,  twenty-one (21) days or longer,  measured from the time that you received your Annuity.  If you return your Annuity during the  applicable  period,  we will refund your current  Account Value plus any tax charge  deducted.  This amount may be higher or lower than your  original  Purchase  Payment.  Where  required by law, we will return your  current  Account
Value or the amount of your  initial  Purchase  Payment,  whichever  is  greater.  The same  rules may apply to an  Annuity  that is purchased as an IRA. In any situation  where we are required to return the greater of your  Purchase  Payment or Account  Value,  we may  allocate  your  Account  Value to the AST Money  Market  Sub-account  during the right to cancel  period  and for a  reasonable additional  amount of time to allow for  delivery of your  Annuity.  If you return your  Annuity,  we will not return any Credits we applied to your Annuity based on your Purchase Payments.
                                -

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The  minimum  amount  that we accept as an  additional  Purchase  Payment  is $100  unless you  participate  in  American  Skandia's
Systematic  Investment Plan or a periodic  purchase  payment  program.  We will allocate any additional  Purchase  Payments you make according to your most recent  allocation  instructions,  unless you request new allocations when you submit a new Purchase Payment.
Additional  Purchase  Payments  may be paid at any time before the Annuity  Date as long as the oldest  Owner or  Annuitant  (if the
Annuity is entity owned) is not over age 80.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your Annuity by  authorizing  us to deduct money directly from your bank account and
              ----------
applying it to your  Annuity.  This type of program is often called "bank  drafting".  We call our bank drafting  program  "American
Skandia's  Systematic  Investment  Plan."  Purchase  Payments  made  through  bank  drafting  may only be  allocated to the variable investment  options when applied.  Bank  drafting  allows you to invest in your Annuity with a lower initial  Purchase  Payment,  as long as you  authorize  payments  that will equal at least  $1,000  during the first 12 months of your  Annuity.  We may  suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable  financial  institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified  investments.  If your employer  sponsors such a program, we may agree to accept periodic  Purchase  Payments through a salary  reduction  program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $1,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.  The net Purchase
Payment is your initial  Purchase  Payment minus any tax charges that may apply.  On your  application we ask you to provide us with instructions  for  allocating  your Account  Value.  You can allocate  Account Value to one or more variable  investment  options or
Fixed Allocations.

In those  states  where we are  required  to return your  Purchase  Payment if you  exercise  your right to return the  Annuity,  we initially  allocate  all  amounts  that  you  choose  to  allocate  to the  variable  investment  options  to the AST  Money  Market
Sub-account.  At the end of the  right to cancel  period  we will  reallocate  your  Account  Value  according  to your most  recent allocation  instructions.  Where permitted by law, we will allocate your Purchase Payments  according to your initial  instructions, without  temporarily  allocating  to the AST Money Market  Sub-account.  To do this,  we will ask that you execute our form called a
"return  waiver" that authorizes us to allocate your Purchase  Payment to your chosen  Sub-accounts  immediately.  If you submit the
"return  waiver" and then decide to return your Annuity  during the right to cancel  period,  you will receive your current  Account
Value,  minus the  amount of any  Credits,  which may be more or less than your  initial  Purchase  Payment  (see "May I Return  the
Annuity if I Change my Mind?").

Subsequent  Purchase  Payments:  We will allocate any additional  Purchase  Payments you make  according to your current  allocation instructions.  If any rebalancing or asset  allocation  programs are in effect,  the allocation  should conform with such a program.
We assume that your current  allocation  instructions  are valid for subsequent  Purchase  Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

HOW DO I RECEIVE CREDITS?

We apply a "Credit"  to your  Annuity's  Account  Value each time you make a Purchase  Payment.  The amount of the Credit is payable from our general  account.  The amount of the Credit  depends on the  cumulative  amount of Purchase  Payments you have made to your
Annuity, payable as a percentage of each specific Purchase Payment, according to the table below:

                      -------------------------------------------------------- -------------------
                      Cumulative Purchase Payments                                   Credit
                      -------------------------------------------------------- -------------------
                      -------------------------------------------------------- -------------------
                      Between $1,000 and $9,999                                       1.5%
                      Between $10,000 and $4,999,999                                  4.0%
                      Greater than $5,000,000                                         5.0%
                      -------------------------------------------------------- -------------------

Credits Applied to Purchase Payments for Designated Class of Annuity Owner
Where  allowed by state law, on Annuities  owned by a member of the class defined  below,  the table of Credits we apply to Purchase
Payments is deleted.  The Credit applied to all Purchase Payments on such Annuities will be 8.5%.

The  designated  class of Annuity  Owners  includes:  (a) any parent  company,  affiliate  or  subsidiary  of ours;  (b) an officer, director,  employee,  retiree, sales representative,  or in the case of an affiliated  broker-dealer,  registered  representative of such  company;  (c) a  director,  officer or trustee of any  underlying  mutual  fund;  (d) a  director,  officer or employee of any investment manager,  sub-advisor,  transfer agent, custodian,  auditing, legal or administrative services provider that is providing investment management,  advisory,  transfer agency,  custodianship,  auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director,  officer,  employee or registered  representative  of a broker-dealer  or insurance  agency that has a then current selling  agreement with us and/or with American  Skandia  Marketing,  Incorporated;  (f) a director,  officer,  employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting,  claims, administrative,  computer support, marketing, office or other services; (g) the then current spouse of any such person noted in (b) through (f),  above;  (h) the parents of any such person  noted in (b) through (g),  above;  (i) the child(ren) or other legal dependent  under the age of 21 of any such person noted in (b) through (h) above;  and (j) the siblings of any such persons noted in (b) through (h) above.

All other terms and conditions of the Annuity apply to Owners in the designated class.

You must  notify us at the time you apply for an  Annuity  if you are a member of the  designated  class.  American  Skandia  is not responsible  for  monitoring  whether you qualify as a member of the  designated  class.  Failure to inform us that you qualify as a member of the designated class may result in your Annuity receiving fewer Credits than would otherwise be applied to your Annuity.

HOW ARE CREDITS APPLIED TO MY ACCOUNT VALUE?
Each Credit is allocated to your Account  Value at the time the  Purchase  Payment is applied to your Account  Value.  The amount of the Credit is allocated to the investment options in the same ratio as the applicable Purchase Payment is applied.

Examples of Applying Credits

Initial Purchase Payment
Assume you make an initial  Purchase  Payment of $2,500.  We would apply a 1.5% Credit to your  Purchase  Payment and  allocate  the amount of the Credit ($37.50 = $2,500 X .015) to your Account Value in the proportion that your Account Value is allocated.

Additional Purchase Payment (at same breakpoint)
Assume that you make an additional  Purchase  Payment of $5,000.  Because your cumulative  Purchase  Payments are less than the next breakpoint  ($10,000),  we would apply a 1.5% Credit to your Purchase Payment and allocate the amount of the Credit ($75.00 = $5,000
X .015) to your Account Value.

Additional Purchase Payment (at higher breakpoint)
Assume that you make an  additional  Purchase  Payment of  $400,000.  Because  your  cumulative  Purchase  Payments are now $407,500
(greater  than the next  breakpoint),  we would apply a 4.0% Credit to your  Purchase  Payment and allocate the amount of the Credit
($16,000 = $400,000 X .04) to your Account Value.

====================================================================================================================================
This Annuity  features the same  Insurance  Charge as many of American  Skandia's  other  variable  annuities and does not charge an additional  amount  for the XTra  CreditSM  feature.  However,  the  amount of any  Credits  applied  to your  Account  Value can be recovered by American Skandia under certain circumstances:
====================================================================================================================================
|X|  any Credits  applied to your Account Value on Purchase  Payments made within the 12 months before the date of death will be recovered.
====================================================================================================================================
====================================================================================================================================
|X|  the amount  available  under the  medically-related  surrender  portion of the  Annuity  will not include the amount of any
     Credits  payable  on  Purchase  Payments  made  within  12 months  of the date the  Annuitant  first  became  eligible  for the medically-related surrender.
====================================================================================================================================
====================================================================================================================================
|X|  if you elect to "free-look" your Annuity, the amount returned to you will not include the amount of any Credits.
====================================================================================================================================
====================================================================================================================================

====================================================================================================================================
The value of the XTra CreditSM  amount will be  substantially  reduced if American  Skandia  recovers the XTra CreditSM amount under these  circumstances.  However,  any investment  gain on the XTra CreditSM amount will not be taken back. We do not deduct a CDSC in any situation where we recover the XTra CreditSM amount.

Examples of Recovering Credits
The following are  hypothetical  examples of how Credits could be recovered by American  Skandia.  These examples do not cover every potential situation.

Recovery from payment of Death Benefits
1.       Assume you purchase your Annuity with an initial  Purchase Payment of $50,000.  You make an additional  Purchase of $10,000 in the 6th month after the Issue Date.  Both of the Purchase  Payments  received a 4.0% Credit,  for a total of $2,400.  If the
     Death Benefit  becomes  payable in the 9th month after the Issue Date,  the amount of the Death Benefit would be reduced by the entire amount of the prior Credits ($2,400).
2.       Assume you purchase your Annuity with an initial  Purchase Payment of $50,000.  You make an additional  Purchase of $10,000 in the 6th month after the Issue Date. Both of the Purchase  Payments  received a 4.0% Credit,  for a total of $2,400. If death occurs in the 16th month  after the Issue  Date,  the amount of the Death  Benefit  would be reduced  but only in the amount of those Credits applied within the previous  12-months.  Since the initial  Purchase  Payment (and the Credits that were applied)
     occurred  more than  12-months  before the date of death,  the Death  Benefit would not be reduced by the amount of the Credits applied to the initial Purchase  Payment.  However,  the $10,000  additional  Purchase Payment was made within 12-months of the date of death.  Therefore,  the  amount of the Death  Benefit  would be reduced  by the  amount of the  Credits  payable on the additional Purchase Payment ($400).
3.       NOTE: If the Death Benefit would  otherwise  have been equal to the Purchase  Payments minus any  proportional  withdrawals due to poor  investment  performance,  we will not reduce the amount of the Death Benefit by the amount of the Credits as shown in Example 2 above.

Recovery from Medically-Related Surrenders
1.       Assume you purchase your Annuity with an initial  Purchase  Payment of $50,000.  You receive a Credit of $2,000  ($50,000 X
     .04).  The  Annuitant  is  diagnosed  as  terminally  ill in the 6th month  after the Issue Date and we grant  your  request to surrender your Annuity under the medically-related  surrender provision.  Assuming the Credits were applied within 12-months of the date of  diagnosis  of the  terminal  illness,  the  amount  that would be payable  under the  medically-related  surrender provision would be reduced by the entire amount of the Credits ($2,000).
2.       Assume you purchase your Annuity with an initial  Purchase Payment of $50,000.  You make an additional  Purchase of $10,000 in the 6th month after the Issue  Date.  Both of the  Purchase  Payments  received a 4.0%  Credit,  for a total of $2,400.  The
     Annuitant  is diagnosed as  terminally  ill in the 16th month after the Issue Date and we grant your request to surrender  your
     Annuity  under the  medically-related  surrender  provision.  Since the initial  Purchase  Payment  (and the Credits  that were applied)  occurred  more than  12-months  before the  diagnosis,  the amount that would be payable  upon the  medically-related surrender  provision would not be reduced by the amount of the Credits applied to the initial Purchase  Payment.  However,  the
     $10,000  additional  Purchase Payment was made within 12-months of the date of diagnosis.  Therefore,  the amount that would be payable  under the  medically-related  surrender  provision  would be  reduced  by the  amount of the  Credits  payable  on the additional Purchase Payment ($400).

Credits applied to estimated Purchase Payments
Under certain  circumstances,  we may determine the amount of Credits payable on two or more separate Purchase Payments based on the
Credit  percentage  that  would  have  applied  had all such  Purchase  Payments  been  made at the same  time.  To make use of this procedure,  often  referred  to as a "letter of  intent",  you must  provide  evidence of your  intention  to submit the  cumulative additional  Purchase  Payments  within a 13-month  period.  A letter of intent  must be provided to us prior to the Issue Date to be effective.  Acceptance  of a letter of  intent is at our sole  discretion  and may be  subject  to  restrictions  as to the  minimum initial Purchase Payment that must be submitted to receive the next higher breakpoint.

Failure to inform us that you intend to submit two or more  Purchase  Payments  within a 13-month  period may result in your Annuity receiving fewer Credits than would otherwise be added to your Annuity.

If you submit a letter of intent and receive  Credits on Purchase  Payments at a higher  Credit  percentage  than would have applied
BUT do not submit the required  Purchase  Payments during the 13-month  period as required by your letter of intent,  we may recover the "excess"  Credits.  "Excess"  Credits are Credits in excess of the Credits  that would have been  payable  without the letter of intent.  If we determine  that you have received  "excess"  Credits,  any such amounts will be taken  pro-rata  from the  investment options based on your Account  Values as of the date we act to recover the excess.  If the amount of the recovery  exceeds your then current Surrender Value, we will recover all remaining Account Value and terminate your Annuity.

General Information about Credits
|X|      We do not consider Credits to be "investment in the contract" for income tax purposes.
|X|      You may not withdraw the amount of any Credits under the Free  Withdrawal  provision.  The Free  Withdrawal  provision only applies to withdrawals of Purchase Payments.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation period you may transfer Account Value between investment  options.  Transfers are not subject to taxation on any gain.  We  currently  limit the  number of  Sub-accounts  you can  invest in at any one time to twenty  (20).  However,  you can invest in an unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account  you  allocate  Account
Value to at the time of any  allocation  or transfer.  If you request a transfer  and, as a result of the  transfer,  there would be less than $500 in the Sub-account,  we may transfer the remaining  Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We may  impose  specific  restrictions  on  financial  transactions  for  certain  Portfolios  based on the  Portfolio's  investment restrictions.  Currently,  any purchase,  redemption or transfer  involving the ProFunds VP  Sub-accounts  must be received by us no later than one hour prior to any announced closing of the applicable  securities exchange (generally,  3:00 p.m. Eastern time) to be processed on the current  Valuation  Day. The "cut-off"  time for such  financial  transactions  involving a ProFunds VP Sub-account will be  extended  to1/2hour  prior to any  announced  closing  (generally,  3:30  p.m.  Eastern  time) for  transactions  submitted electronically through American Skandia's Internet website (www.americanskandia.com).

Currently,  we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year,  including transfers made as part of any rebalancing,  market timing,  asset allocation or similar program which you have authorized.  Transfers made as part of a dollar cost  averaging  program do not count toward the twenty free  transfer  limit.  Renewals or transfers of Account  Value from a Fixed
Allocation at the end of its Guarantee  Period are not subject to the transfer  charge.  We may reduce the number of free  transfers allowable  each  Annuity Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of  electronic means to transmit your transfer  requests.  We may eliminate the Transfer Fee for transfer  requests  transmitted  electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of  transfers  in any Annuity  Year for all  existing  or new Owners.  We also  reserve the right to limit the number of  transfers in any Annuity  Year or to refuse any  transfer  request for an Owner or certain  Owners if:
(a) we believe that excessive  trading or a specific  transfer request or group of transfer  requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are informed by one or more of the Portfolios that the purchase or redemption  of shares must be  restricted  because of  excessive  trading or a specific  transfer or group of transfers is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without  limiting the above, the most likely scenario where either of the above could occur would be if the aggregate  amount of a trade or trades  represented a relatively large proportion of the total assets of a particular  Portfolio.  Under such a circumstance,  we will process  transfers  according to our rules then in effect and provide  notice if the  transfer  request was denied.  If a transfer  request is denied,  a new  transfer  request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation  period.  Dollar Cost Averaging  allows you to  systematically  transfer an amount  each month from one  investment  option to one or more other  investment  options.  You can choose to  transfer  earnings only,  principal  plus  earnings  or a flat  dollar  amount.  Dollar  Cost  Averaging  allows you to invest  regularly  each  month, regardless  of the current unit value (or price) of the  Sub-account(s)  you invest in. This enables you to purchase more units when the market  price is low and fewer  units  when the market  price is high.  This may  result in a lower  average  cost of units over time.  However,  there is no guarantee that Dollar Cost  Averaging will result in a profit or protect  against a loss in a declining market.  We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost Averaging from Fixed  Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal  plus  earnings.  If  transferring  principal  plus  earnings,  the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE:  When a Dollar Cost Averaging  program is established  from a Fixed  Allocation,  the fixed rate of interest we credit to your
Account  Value is applied to a declining  balance due to the  transfers of Account  Value to the  Sub-accounts  during the Guarantee
Period.  This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation  period,  we offer automatic  rebalancing  among the variable  investment  options you choose.  You can choose to have your Account  Value  rebalanced  quarterly,  semi-annually,  or annually.  On the  appropriate  date,  your  variable investment  options are  rebalanced  to the  allocation  percentages  you request.  For example,  over time the  performance  of the variable  investment  options will differ,  causing your percentage  allocations to shift. With automatic  rebalancing,  we transfer the appropriate amount from the "overweighted"  Sub-accounts to the  "underweighted"  Sub-accounts to return your allocations to the percentages  you request.  If you request a transfer  from or into any variable  investment  option  participating  in the automatic rebalancing  program,  we will assume that you wish to change your rebalancing  percentages as well, and will  automatically  adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum  Account Value of at least $10,000 to enroll in automatic  rebalancing.  All  rebalancing  transfers made on the same day as part of an automatic  rebalancing  program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers.  We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two different  programs for investors who wish to invest in the variable  investment  options but also wish to protect their  principal,  at least as of a specific date in the future.  You may not want to use either of these  programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program where a portion of your Account Value is allocated to a Fixed  Allocation and the remaining
Account  Value is  allocated  to the  variable  investment  options  that you  select.  When you enroll in the  Balanced  Investment
Program,  you choose the duration that you wish the program to last.  This  determines the duration of the Guarantee  Period for the
Fixed  Allocation.  Based on the fixed rate for the  Guarantee  Period  chosen,  we calculate the portion of your Account Value that must be allocated to the Fixed  Allocation to grow to a specific  "principal  amount" (such as your initial  Purchase  Payment).  We determine  the amount based on the rates then in effect for the Guarantee  Period you choose.  If you continue the program until the end of the Guarantee  Period and make no withdrawals or transfers,  at the end of the Guarantee  Period,  the Fixed  Allocation will have grown to equal the  "principal  amount".  Withdrawals or transfers  from the Fixed  Allocation  before the end of the Guarantee
Period will  terminate the program and may be subject to a Market Value  Adjustment.  You can transfer the Account Value that is not allocated to the Fixed  Allocation  between any of the Sub-accounts  available under the Annuity.  Account Value you allocate to the variable  investment options is subject to market  fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

         Example
         Assume  you invest  $100,000.  You  choose a 10-year  program  and  allocate  a portion  of your  Account  Value to a Fixed
         Allocation  with a 10-year  Guarantee  Period.  The rate for the  10-year  Guarantee  Period is 5.33%*.  Based on the fixed interest rate for the Guarantee  Period chosen,  the factor is 0.594948 for determining how much of your Account Value will be  allocated  to the Fixed  Allocation.  That  means  that  $59,495  will be  allocated  to the Fixed  Allocation  and the remaining  Account Value  ($41,505)  will be allocated to the variable  investment  options.  Assuming that you do not make any  withdrawals  from the Fixed  Allocation,  it will grow to $100,000 at the end of the  Guarantee  Period.  Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)SM
We also offer a seven-year  program  where we monitor your Account Value daily and  systematically  transfer  amounts  between Fixed
Allocations and the variable  investment  options you choose.  American Skandia guarantees that at the end of the seventh (7th) year from  commencement  of the program (or any program  restart date),  you will receive no less than your Account Value on the date you elected to participate in the program,  including any Credits we applied to your Purchase Payments  ("commencement  value").  On the program maturity date, if your Account Value is below the  commencement  value,  American  Skandia will apply additional  amounts to your  Annuity  so that it is equal to  commencement  value or your  Account  Value on the  date you  elect to  restart  the  program duration.  Any  amounts  added to your  Annuity  will be applied to the AST Money  Market  Sub-account,  unless you  provide us with alternative  instructions.  We will notify you of any amounts  added to your Annuity under the program.  We do not consider  amounts added to your Annuity to be "investment in the contract" for income tax purposes.

Account Value is only  transferred  to and  maintained in Fixed  Allocations  to the extent we, in our sole  discretion,  deem it is
                 ----
necessary to support our  guarantee  under the program.  This differs  from the Balanced  Investment  Program  where a set amount is allocated to a Fixed Allocation  regardless of the performance of the underlying  Sub-accounts.  With the Guaranteed  Return Option, your  Annuity  is able to  participate  in the  upside  potential  of the  Sub-accounts  while  only  transferring  amounts to Fixed
Allocations  to  protect  against  significant  market  downturns.   NOTE:  If  a  significant  amount  of  your  Account  Value  is systematically  transferred to Fixed  Allocations  during prolonged  market declines,  less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the  performance of your Account Value to determine  whether it is greater than,  equal to or below our
"reallocation  trigger",  described  below.  Based on the  performance  of the  Sub-accounts  in which you choose to  allocate  your
Account  Value  relative  to the  reallocation  trigger,  we may  transfer  some or all of  your  Account  Value  to or from a Fixed
Allocation.  You have  complete  discretion  over the  allocation  of your  Account  Value that  remains  allocated  in the variable investment options.  However, we reserve the right to restrict certain Portfolios if you participate in the program.

|X|      Account  Value  greater than or equal to  reallocation  trigger:  Your Account  Value in the  variable  investment  options remains allocated according to your most recent  instructions.  If a portion of Account Value was previously allocated to a Fixed  Allocation,  those amounts may be transferred  from the Fixed  Allocation and re-allocated to the variable investment options pro-rata according to your current allocations.  A Market Value Adjustment will apply.

|X|      Account  Value  below  reallocation  trigger:  A portion  of your  Account  Value in the  variable  investment  options  is transferred  to a new  Fixed  Allocation.  These  amounts  are  transferred  on a  pro-rata  basis  from the  variable investment  options.  The new Fixed  Allocation  will have a Guarantee  Period equal to the remaining  duration in the
              Guaranteed  Return  Option.  The Account  Value  applied to the new Fixed  Allocation  will be credited with the fixed interest rate then being  applied to a new Fixed  Allocation  of the next higher  yearly  duration.  The Account Value will remain invested in the Fixed Allocation  until the maturity date of the program unless,  at an earlier date, your
              Account  Value is at or above the  reallocation  trigger and amounts can be  transferred  to the  variable  investment options (as described above) while maintaining the guarantee protection under the program.

American  Skandia uses an allocation  mechanism  based on  assumptions  of expected and maximum  market  volatility to determine the reallocation  trigger.  The allocation  mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose.  American  Skandia reserves the right to change the allocation  mechanism and the reallocation  trigger at its discretion,  subject to regulatory  approval where required.  Any change to the allocation  mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination
The Guaranteed  Return Option will  terminate on its maturity  date. You can elect to participate in a new Guaranteed  Return Option or re-allocate  your Account Value at that time.  Upon  termination,  any Account Value allocated to the Fixed  Allocations  will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate  the  Guaranteed  Return  Option at any time.  American  Skandia  does not provide any  guarantees  upon termination of the program.
|X|      Withdrawals  from your  Annuity  while the  program is in effect  will reduce the  guaranteed  amount  under the program in proportion  to your Account Value at the time of the  withdrawal.  Withdrawals  will be subject to all other  provisions of the
     Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.
|X|      Additional  Purchase  Payments  applied  to the  Annuity  while the  program  is in effect  will only  increase  the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X|      Annuity Owners cannot transfer Account Value to or from a Fixed  Allocation  while  participating in the program and cannot participate  in any dollar cost  averaging  program  that  transfers  Account  Value from a Fixed  Allocation  to the  variable investment options.
|X|      Transfers from Fixed  Allocations will be subject to the Market Value Adjustment  formula under the Annuity;  however,  the
     0.10%  "cushion"  feature of the  formula  will not apply.  A Market  Value  Adjustment  may be either  positive  or  negative.
     Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X|      Transfers from the Sub-accounts to Fixed Allocations or from Fixed  Allocations to the Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The  Guaranteed  Return  Option  will  terminate:  (a) upon the death of the  Owner or the  Annuitant  (in an entity  owned contract); and (b) as of the date Account Value is applied to begin annuity payments.
|X|      You can elect to restart the seven (7) year  program  duration on any  anniversary  of the Issue Date of the  Annuity.  The
     Account  Value on the date the restart is  effective  will become the new  commencement  value.  You can only elect the program once per Annuity Year.

Charges under the Program
We deduct a charge equal to 0.25% per year to  participate  in the  Guaranteed  Return  Option.  The annual charge is deducted daily against your Account Value  allocated to the  Sub-accounts.  Account Value allocated to Fixed  Allocations  under the program is not subject to the charge.  The charge is deducted to  compensate  American  Skandia for:  (a) the risk that your  Account  Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

--------------------------------------------------------------------------------------------------------------------------------
     Effective  November 18, 2002,  American  Skandia  changed the manner in which the annual charge for the  Guaranteed  Return
     Option is deducted  to the method  described  above.  The annual  charge for the  Guaranteed  Return  Option for Owners who elected the benefit  between  January 23, 2002 and November  15, 2002 is deducted  annually,  in arrears,  according to the prospectus  in effect as of the date the program  was  elected.  Owners who  terminate  and then  re-elect  the  Guaranteed
     Return Option or elect to restart the  Guaranteed  Return Option at any time after November 18, 2002 will be subject to the charge method described above.
--------------------------------------------------------------------------------------------------------------------------------

MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may  authorize  your  investment  professional  to direct the  allocation  of your Account  Value and to request  financial transactions  between  investment  options while you are living,  subject to our rules.  You must contact us immediately if and when you revoke such authority.  We will not be responsible for acting on instructions  from your investment  professional if you fail to inform us that such  person's  authority has been revoked.  We may also  suspend,  cancel or limit these  privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide  administrative  support to  licensed,  registered  investment  professionals  or  investment advisors who you authorize to make financial  transactions on your behalf.  These investment  professionals  may be firms or persons who also are  appointed by us as  authorized  sellers of the  Annuity.  However,  we do not offer advice about how to allocate  your
Account Value under any  circumstance.  Any investment  professionals  you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any  recommendations  such investment  professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require  investment  professionals or investment  advisors,  who are authorized by multiple contract owners to make financial transactions,  to enter into an administrative  agreement with American Skandia as a condition of our accepting transactions on your behalf. The  administrative  agreement may impose  limitations on the investment  professional's or investment  advisor's ability to request financial  transactions on your behalf.  These limitations are intended to minimize the detrimental  impact of an investment professional  who is in a position to transfer  large  amounts of money for multiple  clients in a  particular  Portfolio or type of
portfolio  or  to  comply  with  specific   restrictions  or  limitations  imposed  by  a  Portfolio(s)  on  American  Skandia.  The administrative agreement may limit the available investment options,  require advance notice of large transactions,  or impose other trading limitations on your investment  professional.  Your investment  professional will be informed of all such restrictions on an ongoing  basis.  We may also require that your  investment  professional  transmit all financial  transactions  using the electronic trading  functionality  available  through our Internet  website  (www.americanskandia.com).  Limitations that we may impose on your investment  professional  or  investment  advisor  under  the  terms of the  administrative  agreement  do not  apply  to  financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

We credit the fixed  interest  rate to the Fixed  Allocation  throughout  a set period of time called a  "Guarantee  Period."  Fixed
Allocations  currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed  Allocations of different  durations available in the future,  including Fixed Allocations offered exclusively for use with certain optional investment  programs.  Fixed
Allocations  may not be  available  in all states and may not always be  available  for all  Guarantee  Periods  depending on market factors and other considerations.

The interest rate credited to a Fixed  Allocation is the rate in effect when the Guarantee  Period begins and does not change during the  Guarantee  Period.  The rates are an  effective  annual rate of  interest.  We  determine  the  interest  rates for the various
Guarantee  Periods.  At the time that we confirm your Fixed  Allocation,  we will advise you of the interest  rate in effect and the date your Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations  at any time. Any change in interest rate does not affect Fixed  Allocations  that were in effect  before the date of the change.  To inquire as to the current rates for
Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish  different  interest rates for Fixed  Allocations  offered to a class of Owners who choose to participate in various optional  investment  programs we make available.  This may include,  but is not limited to, Owners who elect to use Fixed  Allocations  under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment  program (see "Do you offer programs  designed to guarantee a "Return of Premium" at a future date?").  The interest rate credited to Fixed  Allocations  offered to this class of  purchasers  may be different  than those offered to other  purchasers  who choose the same Guarantee  Period but who do not  participate  in an optional  investment  program.  Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for determining the fixed interest rates for Fixed  Allocations.  Generally the interest rates we offer for Fixed  Allocations will reflect the investment  returns available on the types of investments we make to support our fixed rate  guarantees.  These  investment  types may include cash,  debt  securities  guaranteed by the United States  government and its agencies and  instrumentalities,  money market instruments,  corporate debt obligations of different durations,  private placements, asset-backed  obligations  and municipal  bonds. In determining  rates we also consider  factors such as the length of the Guarantee
Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity of the markets for the type of investments we make, commissions,  administrative and investment  expenses,  our insurance risks in relation to the Fixed  Allocations,  general economic trends and competition.  Some of these  considerations  are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed  Allocation in an existing  Annuity at a rate not less than the rate we are then crediting to
Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The  interest  rate we credit  for a Fixed  Allocation  is  subject  to a  minimum.  Please  refer to the  Statement  of  Additional
Information.  In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?

If you transfer or withdraw  Account  Value from a Fixed  Allocation  more than 30 days before the end of its Guarantee  Period,  we will  adjust the value of your  investment  based on a  formula,  called a "Market  Value  Adjustment"  or "MVA".  The amount of any
Market Value  Adjustment  can be either  positive or negative,  depending on the movement of a combination of Strip Yields on Strips and an  Option-adjusted  Spread (each as defined  below)  between the time that you purchase the Fixed  Allocation  and the time you make a transfer or  withdrawal.  The Market Value  Adjustment  formula  compares the  combination of Strip Yields for Strips and the
Option-adjusted  Spreads  as of the date the  Guarantee  Period  began  with the  combination  of Strip  Yields  for  Strips and the
Option-adjusted  Spreads as of the date the MVA is being  calculated.  In certain  states the amount of any Market Value  Adjustment may be limited under state law or  regulation.  If your Annuity is governed by the laws of that state,  any Market Value  Adjustment that applies will be subject to our rules for complying with such law or regulation.

|X|      "Strips"  are a form of  security  where  ownership  of the  interest  portion of United  States  Treasury  securities  are separated from ownership of the underlying principal amount or corpus.
|X|      "Strip Yields" are the yields payable on coupon Strips of United States Treasury securities.
|X|      "Option-adjusted  Spread" is the difference between the yields on corporate debt securities  (adjusted to disregard options on such  securities)  and government debt  securities of comparable  duration.  We currently use the Merrill Lynch 1 to 10 year
     Investment Grade Corporate Bond Index of Option-adjusted Spreads.

MVA Formula
The MVA formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed  Allocation  on a
particular date.  The formula is as follows:

                                                    [(1+I) / (1+J+0.0010)]N/365
                                                               where:

                  I is the Strip Yield as of the start date of the Guarantee  Period for coupon Strips  maturing at the end of the  applicable  Guarantee  Period plus the  Option-adjusted  Spread.  If there are no
                  Strips  maturing  at that time,  we will use the Strip  Yield for the Strips  maturing as soon as possible after the Guarantee Period ends.

                  J is the Strip Yield as of the date the MVA formula is being applied for coupon  Strips  maturing at the end of the applicable  Guarantee Period plus the  Option-adjusted  Spread. If there are no
                  Strips  maturing  at that time,  we will use the Strip  Yield for the Strips  maturing as soon as possible after the Guarantee Period ends.

                  N is the number of days remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/365.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value.  Assume the following:
|X|      On December 31, 2000, you allocate  $50,000 into a Fixed  Allocation with a Guarantee  Period of 5 years (e.g. the Maturity
         Date is December 31, 2005).
|X|      The  Strip  Yields  for  coupon  Strips  beginning  on  December  31,  2000 and  maturing  on  December  31,  2005 plus the
         Option-adjusted Spread is 5.50% (I = 5.50%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire Fixed  Allocation  after exactly three (3)
         years, therefore 730 days remain before the Maturity Date (N = 730).

Example of Positive MVA
Assume  that at the time you  request  the  withdrawal,  the  Strip  Yields  for  Strips  maturing  on  December  31,  2005 plus the
Option-adjusted Spread is 4.00%  (J = 4.00%).  Based on these assumptions, the MVA would be calculated as follows:

                                 MVA Factor = [(1+I)/(1+J+0.0010)]N/365 = [1.055/1.041]2 = 1.027078
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $59,448.56

Example of Negative MVA
Assume  that at the time you  request  the  withdrawal,  the  Strip  Yields  for  Strips  maturing  on  December  31,  2005 plus the
Option-adjusted Spread is 7.00% (J = 7.00%).  Based on these assumptions, the MVA would be calculated as follows:

                                MVA Factor = [(1+I)/(1+J+0.0010)]N/365 = [1.055/1.071)]2 = 0.970345
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $56,164.78.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date, you may choose to renew the Fixed  Allocation  for a new  Guarantee  Period of the same or  different  length or you may  transfer all or part of that
Fixed Allocation's  Account Value to another Fixed Allocation or to one or more  Sub-accounts.  We will notify you before the end of the  Guarantee  Period  about the fixed  interest  rates that we are  currently  crediting to all Fixed  Allocations  that are being offered.  The rates  being  credited to Fixed  Allocations  may change  before the  Maturity  Date.  We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not specify how you want a Fixed  Allocation  to be  allocated  on its Maturity  Date,  we will then  transfer the Account
Value of the Fixed  Allocation to the AST Money Market  Sub-account.  You can then elect to allocate the Account Value to any of the
Sub-accounts or to a new Fixed Allocation.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation  period you can access your Account Value through Partial  Withdrawals,  Systematic  Withdrawals,  and where required for tax  purposes,  Minimum  Distributions.  You can also  surrender  your Annuity at any time.  We may deduct a portion of the Account Value being  withdrawn or  surrendered  as a CDSC.  The CDSC will be assessed on the amount of Purchase  Payments  being withdrawn,  not on the Account Value at the time of the withdrawal or surrender.  If you surrender your Annuity,  in addition to any
CDSC, we may deduct the Annual  Maintenance Fee, any Tax Charge that applies and the charge for any optional  benefits.  We may also apply a Market Value  Adjustment to any Fixed  Allocations.  Certain  amounts may be available to you each Annuity Year that are not subject to a CDSC.  These are called  "Free  Withdrawals."  In  addition,  under  certain  circumstances,  we may waive the CDSC for surrenders made for qualified  medical reasons or for withdrawals  made to satisfy  Minimum  Distribution  requirements.  Unless you notify us differently,  withdrawals  are taken pro-rata based on the Account Value in the investment  options at the time we receive your withdrawal request.  Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A  distribution  during the  accumulation  period is deemed to come first from any "gain" in your  Annuity and second as a return of your "tax basis",  if any.  Distributions  from your Annuity are generally  subject to ordinary income taxation on the amount of any investment gain unless the distribution  qualifies as a non-taxable  exchange or transfer.  If you take a distribution  prior to the taxpayer's  age 59 1/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the  payment.  The Code and  regulations  have  "exclusionary  rules" that we use to  determine  what portion of each annuity  payment  should be  treated as a return of any tax basis you have in the  Annuity.  Once the tax basis in the  Annuity  has been distributed,  the remaining  annuity payments are taxable as ordinary income.  The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period.

|X|      To meet  liquidity  needs,  you can withdraw a limited  amount from your Annuity during each of Annuity Years 1-8 without a
         CDSC  being  applied.  We call this the "Free  Withdrawal"  amount.  The Free  Withdrawal  amount is not  available  if you choose to surrender your Annuity.  Amounts  withdrawn as a Free  Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of the Annuity.  The minimum Free Withdrawal you may request is $100.

|X|      You can also make  withdrawals in excess of the Free Withdrawal  amount.  We call this a "Partial  Withdrawal."  The amount that you may withdraw  will depend on the Annuity's  Surrender  Value.  The Surrender  Value is equal to your Account Value minus any CDSC,  the Annual  Maintenance  Fee,  the Tax Charge,  any charges for  optional  benefits  and any Market  Value
         Adjustment  that may apply to any Fixed  Allocations.  After any Partial  Withdrawal,  your  Annuity  must have a Surrender
         Value of at least $1,000,  or we may treat the Partial  Withdrawal  request as a request to fully  surrender  your Annuity.
         The minimum Partial Withdrawal you may request is $100.

When we determine if a CDSC applies to Partial  Withdrawals  and  Systematic  Withdrawals,  we will first  determine  what,  if any, amounts  qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawals or Systematic  Withdrawals
of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

You may request a withdrawal  for an exact dollar amount after  deduction of any CDSC that applies  (called a "net  withdrawal")  or request a gross  withdrawal  from which we will deduct any CDSC that applies,  resulting in less money being payable to you than the amount you  requested.  If you request a net  withdrawal,  the amount  deducted  from your Account Value to pay the CDSC may also be subject to a CDSC.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms  necessary  to make a withdrawal  from your  Annuity,  call  1-800-766-4530  or visit our  Internet  Website at
www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?

Annuity Year 1-8
The  maximum  Free  Withdrawal  amount  during  each of Annuity  Years 1 through 8 (when a CDSC would  otherwise  apply to a partial withdrawal  or surrender of your initial  Purchase  Payment) is 10% of each  Purchase  Payment that has been invested in the Annuity for eight years or less.  Withdrawals  of amounts  greater than the maximum Free  Withdrawal  amount are treated as a withdrawal  of
Purchase  Payments  and will be  assessed  a CDSC.  The 10% Free  Withdrawal  amount  is not  cumulative.  If you do not make a Free
Withdrawal during an Annuity Year, you are not allowed to carry over the Free Withdrawal amount to the next Annuity Year.

Annuity Year 9+
After Annuity Year 8, the maximum Free Withdrawal amount is the sum of:
|X|      10% of any  Purchase  Payments  applied to your  Annuity  after the Issue  Date to which a CDSC would  apply upon a partial withdrawal or surrender.
|X|      100% of your initial  Purchase  Payment or all Purchase  Payments not previously  withdrawn to which a CDSC would not apply upon a partial withdrawal or surrender.
|X|      100% of any "growth" in the Annuity.

"Growth"  equals the current  Account Value minus all Purchase  Payments that have not previously  been  withdrawn.  For purposes of this provision,  any XTra Credit amount we applied to your Purchase Payments are not considered  "growth" and are not available as a
Free Withdrawal.

After the 8th Annuity Year, a CDSC will only apply to withdrawals of Purchase  Payments  applied to the Annuity after Annuity Year 1 and, for those Purchase Payments, the CDSC will only apply until the end of the applicable CDSC period.

NOTE:  Amounts that you have  withdrawn as a Free  Withdrawal  will not reduce the amount of any CDSC that we deduct if,  during the first eight (8) Annuity Years,  you make a partial  withdrawal or choose to surrender the Annuity.  The minimum Free  Withdrawal you may request is $100.

We may reduce or eliminate the amount  available as a Free  Withdrawal if your Annuity is used in connection with certain plans that receive special tax treatment under the Code.

Examples
1.       Assume you make an initial  Purchase  Payment of  $10,000  and make no  additional  Purchase  Payments.  The  maximum  Free
     Withdrawal amount during each of the first eight Annuity Years would be 10% of $10,000, or $1,000.

2.       Assume you make an initial Purchase  Payment of $10,000 and make an additional  Purchase Payment of $15,000 in Annuity Year
     2. The maximum Free Withdrawal  amount during Annuity Year 3 through 8 would be 10% of $25,000,  or $2,500.  In Annuity Year 9, the maximum Free Withdrawal  amount would be 10% of the $15,000  Purchase  Payment applied in Annuity Year 2 ($1,500) plus 100%
     of the initial Purchase Payment ($10,000) and any "growth" under the Annuity.

3.       Assume you make an initial  Purchase  Payment of $10,000 and take a Free Withdrawal of $500 in Annuity Year 2 and $1,000 in
     Annuity  Year 3. If you  surrender  your  Annuity in Annuity  Year 5, the CDSC will be assessed  against  the initial  Purchase
     Payment  amount  ($10,000),  not the amount of Purchase  Payments  reduced by the amounts  that were  withdrawn  under the Free
     Withdrawal provision.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?
A CDSC may be assessed  against a Partial  Withdrawal  during the accumulation  period.  Whether a CDSC applies and the amount to be charged  depends on whether the Partial  Withdrawal  exceeds  any Free  Withdrawal  amount and, if so, the number of years that have elapsed since the Purchase Payment being withdrawn has been invested in the Annuity.

1.       If you request a Partial  Withdrawal,  we determine if the amount you requested is available as a Free Withdrawal (in which case it would not be subject to a CDSC);

2.   If the amount requested exceeds the available Free Withdrawal amount:
|X|      First,  we withdraw the amount from  Purchase  Payments  that have been  invested  for longer than the CDSC period,  if any
         (with your Annuity, eight (8) years);
|X|      Second,  we withdraw the  remaining  amount from the Purchase  Payments  that are still  subject to a CDSC. We withdraw the
         "oldest" of your  Purchase  Payments  first so that the lowest CDSC will apply to the amount  withdrawn.  The maximum  Free
         Withdrawal  amount  during  each of  Annuity  Years 1 through 8 is 10% of all  Purchase  Payments.  Withdrawals  of amounts greater than the maximum Free  Withdrawal  amount are treated as a withdrawal  of Purchase  Payments and will be assessed a
         CDSC.  If, during  Annuity Years 1 through 8, all Purchase  Payments are withdrawn  subject to a CDSC,  then any subsequent withdrawals will be withdrawn from any gain in the Annuity, which may include Credits.

     For purposes of calculating the CDSC on a partial  withdrawal,  the Purchase  Payments being withdrawn may be greater than your remaining  Account  Value or the  amount of your  withdrawal  request.  This is most  likely  to occur if you have  made  prior withdrawals  under the Free  Withdrawal  provision  or if your  Account  Value has  declined  in value due to  negative  market performance.

3.   If the amount  requested  exceeds the amounts  available under Item #2 above,  we withdraw the remaining  amount from any other
     Account Value (including Account Value due to Credits).

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals." You can receive  Systematic  Withdrawals of earnings only,  principal plus earnings or a flat dollar  amount.  Systematic  Withdrawals  may be subject to a CDSC. We will  determine  whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic  Withdrawals  can be made  from  Account  Value  allocated  to the  variable  investment  options  or Fixed  Allocations.
Generally,  Systematic  Withdrawals  from Fixed  Allocations  are  limited  to  earnings  accrued  after the  program of  Systematic
Withdrawals  begins, or payments of fixed dollar amounts that do not exceed such earnings.  Systematic  Withdrawals are available on a monthly,  quarterly,  semi-annual  or annual basis.  The Surrender  Value of your Annuity must be at least $20,000  before we will allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal is $100. If any scheduled  Systematic  Withdrawal is for less than $100, we may postpone  the  withdrawal  and add the  expected  amount to the amount  that is to be  withdrawn  on the next  scheduled  Systematic
Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding  vehicle for certain  retirement  plans that receive  special tax treatment under Sections
401,  403(b) or 408 of the Code,  Section  72(t) of the Code may provide an exception to the 10% penalty tax on  distributions  made prior to age 59 1/2if you elect to  receive  distributions  as a series of  "substantially  equal  periodic  payments".  Distributions received under this provision in any Annuity Year that exceed the maximum amount  available as a free  withdrawal will be subject to a CDSC. To request a program that complies with Section  72(t),  you must provide us with certain  required  information  in writing on a form  acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)  withdrawals.  The Surrender
Value of your Annuity must be at least $20,000  before we will allow you to begin a program for  withdrawals  under  Section  72(t).
The minimum amount for any such withdrawal is $100.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic  Withdrawal we allow to meet distribution  requirements under Sections 401, 403(b) or
408 of the Code.  Under the Code,  you may be required to begin  receiving  periodic  amounts from your  Annuity.  In such case,  we will allow you to make  Systematic  Withdrawals  in amounts that satisfy the minimum  distribution  rules under the Code.  We do not assess a CDSC on Minimum  Distributions  from your Annuity if you are required by law to take such Minimum  Distributions  from your
Annuity at the time it is taken.  However,  a CDSC may be  assessed  on that  portion of a  Systematic  Withdrawal  that is taken to satisfy the minimum  distribution  requirements in relation to other savings or investment  plans under other  qualified  retirement plans not maintained with American Skandia.

The  amount of the  required  Minimum  Distribution  for your  particular  situation  may  depend  on other  annuities,  savings  or investments.  We will only  calculate  the amount of your  required  Minimum  Distribution  based on the value of your  Annuity.  We require three (3) days advance  written notice to calculate and process the amount of your  payments.  You may elect to have Minimum
Distributions  paid out monthly,  quarterly,  semi-annually  or annually.  The $100 minimum that applies to  Systematic  Withdrawals does not apply to Minimum Distributions.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During the  accumulation  period you can surrender your Annuity at any time.  Upon  surrender,  you will receive the Surrender
Value.  Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

For purposes of  calculating  the CDSC on  surrender,  the Purchase  Payments  being  withdrawn  may be greater than your  remaining
Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior  withdrawals under the
Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To  request  the  forms   necessary  to  surrender   your  Annuity,   call   1-800-766-4530   or  visit  our  Internet   Website  at
www.americanskandia.com.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
Where  permitted by law, you may request to surrender  your Annuity prior to the Annuity Date without  application  of any CDSC upon occurrence of a  medically-related  "Contingency  Event". The amount payable will be your Account Value minus: (a) the amount of any
Credits  applied within 12 months of the applicable  "Contingency  Event" as defined below;  and (b) the amount of any Credits added in  conjunction  with any Purchase  Payments  received  after our receipt of your request for a  medically-related  surrender  (i.e.
Purchase Payments received at such time pursuant to a salary reduction program.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:
|X|      the Annuitant must be named or any change of Annuitant must be accepted by us, prior to the  "Contingency  Event" described below;
|X|      the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
|X|      if the Owner is one or more natural persons, all such Owners must also be alive at such time;
|X|      we must receive  satisfactory  proof of the Annuitant's  confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
|X|      this benefit is not available if the total Purchase  Payments  received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

A "Contingency Event" occurs if the Annuitant is:
|X|      first confined in a "Medical Care Facility"  while your Annuity is in force and remains  confined for at least 90 days in a row; or
|X|      first diagnosed as having a "Fatal Illness" while your Annuity is in force.

The definitions of "Medical Care Facility" and "Fatal  Illness," as well as additional  terms and  conditions,  are provided in your
Annuity.  Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments,  variable  payments or adjustable  payments.  Fixed options  provide the same amount with each  payment.  Variable  options  generally  provide a payment which may increase or decrease depending on the investment  performance of the Sub-accounts.  However,  currently,  we also make a variable payment option that has a guarantee  feature.  Adjustable  options  provide a fixed payment that is periodically  adjusted based on current  interest rates.
We do not guarantee to make any annuity  payment  options  available in the future.  For additional  information on annuity  payment options you may request a Statement of Additional Information.

When you purchase an Annuity,  or at a later date,  you may choose an Annuity Date,  an annuity  option and the frequency of annuity payments.  You may change your  choices up to 30 days before the Annuity  Date.  A maximum  Annuity Date may be required by law. Any change to these  options  must be in  writing.  The  Annuity  Date may depend on the  annuity  option you  choose.  Certain  annuity options may not be available  depending on the age of the Annuitant.  You may not annuitize and receive annuity  payments within the first Annuity Year.

Certain of these annuity options may be available to  Beneficiaries  who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments for Life:  Under this option,  income is payable  periodically  until the death of the "key life".  The "key life" (as used in this  section) is the person or persons  upon whose life annuity  payments are based.  No  additional  annuity  payments are made after the death of the key life.  Since no minimum  number of  payments is  guaranteed,  this  option  offers the largest  amount of periodic  payments of the life  contingent  annuity  options.  It is possible  that only one payment will be payable if the death of the key life occurs before the date the second  payment was due, and no other  payments nor death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 2
--------
Payments Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint lifetime of two key lives, and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the survivor's death. No minimum number of payments is  guaranteed  under this option.  It is possible  that only one payment will be payable if the death of all the key lives  occurs  before the date the second  payment was due,  and no other  payments  or death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 3
--------
Payments for Life with a Certain  Period:  Under this option,  income is payable  until the death of the key life.  However,  if the key life dies before the end of the period selected (5, 10 or 15 years),  the remaining  payments are paid to the Beneficiary  until the end of such period.  This Option is  currently  available on a fixed or variable  basis.  If you elect to receive  payments on a variable basis under this option,  you can request  partial or full surrender of the annuity and receive its then current cash value
(if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain  Period:  Under this option,  income is payable  periodically  for a specified  number of years. If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the  Beneficiary  until the end of such period.  Note that under this option,  payments are not based on any assumptions of life  expectancy.  Therefore,  that portion of the  Insurance  Charge  assessed  to cover the risk that key lives  outlive  our  expectations  provides  no  benefit to an Owner selecting this option.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable  Payments for Life with a Cash Value:  Under this  option,  benefits  are payable  periodically  until the death of the key life.  Benefits may  increase or decrease  depending  on the  investment  performance  of the  Sub-accounts.  This option has a cash value that also varies with the  investment  performance  of the  Sub-account.  The cash value  provides a "cushion"  from  volatile investment  performance so that negative investment  performance does not automatically  result in a decrease in the annuity payment each month,  and positive  investment  performance does not  automatically  result in an increase in the annuity payment each month.
The cushion generally  "stabilizes"  monthly annuity payments.  Any cash value remaining on the death of the key life is paid to the
Beneficiary  in a lump sum or as periodic  payments.  Under this option,  you can request  partial or full  surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
--------
Variable  Payments  for Life with a Cash Value and  Guarantee:  Under this  option,  benefits  are payable as described in Option 5;
except that,  while the key life is alive, the annuity payment will not be less than a guaranteed  amount,  which generally is equal
------
to the first annuity  payment.  We charge an additional  amount for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.  Under this  option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
Unless  prohibited  by law, we require that you elect either a life annuity or an annuity with a certain  period of at least 5 years if any CDSC would apply were you to surrender your Annuity on the Annuity Date.  Therefore,  making a purchase  payment within eight years of the Annuity  Date limits your  annuity  payment  options.  Certain  annuity  payment  options may not be  available if your
Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity  payments,  you will receive equal  fixed-dollar  payments  throughout the period you select.
The amount of the fixed payment will vary  depending on the annuity  payment  option and payment  frequency  you select.  Generally, the first annuity  payment is determined by  multiplying  the Account  Value,  minus any state premium taxes that may apply,  by the factor  determined  from our table of annuity rates.  The table of annuity rates differs based on the type of annuity chosen and the frequency of payment  selected.  Our rates will not be less than our guaranteed  minimum rates.  These guaranteed  minimum rates are derived from the a2000 Individual  Annuity  Mortality Table with an assumed interest rate of 3% per annum.  Where required by law or regulation,  such annuity  table will have rates that do not differ  according to the gender of the key life.  Otherwise,  the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different  types of variable  annuity payment  options.  The first annuity payment will be calculated  based upon the assumed  investment  return  ("AIR").  You select the AIR before we start to make  annuity  payments.  You will not receive  annuity payments  until you choose an AIR. The remaining  annuity  payments will  fluctuate  based on the  performance  of the  Sub-accounts relative to the AIR, as well as, other  factors  described  below.  The greater the AIR, the greater the first  annuity  payment.  A higher  AIR may result in  smaller  potential  growth in the  annuity  payments.  A lower AIR  results  in a lower  initial  annuity payment.  Within payment options 1-3, if the  Sub-accounts  you choose perform exactly the same as the AIR, then subsequent  annuity payments  will be the same as the  first  annuity  payment.  If the  Sub-accounts  you  choose  perform  better  than the AIR,  then subsequent  annuity  payments will be higher than the first annuity  payment.  If the Sub-accounts you choose perform worse than the
AIR,  then  subsequent  annuity  payments  will be lower  than the  first.  Within  payment  options 5 and 6, the cash value for the
Annuitant  (while alive) and a variable  period of time during which  annuity  payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts  relative to the AIR; however,  subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

|X|      Variable Payments (Options 1-3)
         -----------------
         We calculate each annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units for each  Sub-account by the Unit Value of each  Sub-account  on the annuity  payment date. We determine the schedule of units  based on your  Account  Value  (minus any  premium  tax that  applies)  at the time you elect to begin  receiving annuity  payments.  The  schedule  of units will vary  based on the  annuity  payment  option  selected,  the length of any certain  period  (if  applicable),  the  Annuitant's  age and  gender  (if  annuity  payments  are due for the  life of the
         Annuitant) and the Unit Value of the  Sub-accounts  you initially  selected on the Issue Date. The calculation is performed for each Sub-account,  and the sum of the Sub-account  calculations  equals the amount of your annuity payment.  Other than to fund annuity  payments,  the number of units allocated to each Sub-account will not change unless you transfer among the
         Sub-accounts or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 5)
         ----------------------------
         This option provides  guaranteed  payments for life, a cash value for the Annuitant  (while alive) and a variable period of time during which  annuity  payments  will be made whether or not the  Annuitant is still alive.  We calculate  the initial
                                                                                                                             -------
         annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units by the Unit
         Values  determined on the  annuitization  date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable  benchmark rate,  meaning the AIR, and the annuity factors.  The annuity factors reflect our assumptions  regarding the costs we expect to bear in guaranteeing  payments for the lives of the Annuitant and will depend on the benchmark  rate, the annuitant's  attained age and gender (where  permitted).  Unlike variable  payments
         (described  above)  where each  payment  can vary based on  Sub-account  performance,  this  payment  option  cushions  the immediate  impact of  Sub-account  performance  by adjusting the length of the time during which  annuity  payments will be made whether or not the  Annuitant  is alive while  generally  maintaining  a level  annuity  payment  amount.  Sub-account performance that exceeds a benchmark rate will generally  extend this time period,  while  Sub-account  performance that is less than a benchmark  rate will  generally  shorten the period.  If the period  reaches  zero and the  Annuitant  is still alive,  Annuity  Payments  continue,  however,  the annuity payment amount will vary depending on Sub-account  performance, similar to conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
         ------------------------------------------------------
         This option provides  guaranteed  payments for life in the same manner as Stabilized  Variable Payments  (described above).
         In addition to the  stabilization  feature,  this option also  guarantees that variable  annuity  payments will not be less than the initial annuity payment amount regardless of Sub-account performance.  The AIR for this option is 3%.

The variable  annuity payment options are described in greater detail in a separate  prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available.  Adjustable  annuity payments are calculated  similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving  annuity payments,  the annuity payment amount is adjusted upward or downward  depending on the rate we are currently  crediting to annuity  payments.  The  adjustment in the annuity  payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?
The Annuity provides a Death Benefit during its  accumulation  period.  If the Annuity is owned by one or more natural persons,  the
Death  Benefit is payable  upon the first  death of an Owner.  If the  Annuity is owned by an entity,  the Death  Benefit is payable upon the Annuitant's  death, if there is no Contingent  Annuitant.  If a Contingent  Annuitant was designated before the Annuitant's death and the  Annuitant  dies,  then the  Contingent  Annuitant  becomes the Annuitant and a Death Benefit will not be paid at that time.  The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

Basic Death Benefit

The Annuity  provides a basic Death Benefit at no additional  charge.  The Insurance  Charge we deduct daily from your Account Value allocated to the  Sub-accounts  is used, in part,  to pay us for the risk we assume in providing  the basic Death Benefit  guarantee under the  Annuity.  The Annuity  also offers two  different  optional  Death  Benefits.  Either  benefit  can be  purchased  for an additional charge. The additional charge is deducted to compensate  American Skandia for providing  increased  insurance  protection under the optional Death  Benefits.  Notwithstanding  the additional  protection  provided  under the optional Death  Benefits,  the additional cost has the impact of reducing the net performance of the investment options.  Under certain  circumstances,  your Death
Benefit  may be reduced by the amount of any  Credits we applied to your  Purchase  Payments.  (see "How are  Credits  Applied to My
Account Value")

The basic Death Benefit is the greater of:
|X|      The sum of all Purchase Payments less the sum of all proportional withdrawals.
|X|      The sum of your Account  Value in the variable  investment  options and your Interim Value in the Fixed  Allocations,  less the amount of any Credits applied within 12-months prior to the date of death.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal represented  when  withdrawn.  For example,  a withdrawal of 50% of Account Value would be considered as a 50% reduction in Purchase
Payments for purposes of calculating the basic Death Benefit.

OPTIONAL DEATH BENEFITS

Two  optional  Death  Benefits  are offered for  purchase  with your  Annuity to provide an enhanced  level of  protection  for your beneficiaries.

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Currently,  these  benefits  are only  offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date,  allow  existing  Annuity Owners to purchase  either of the optional  Death  Benefits  subject to our rules and any changes or restrictions  in the  benefits.  Certain  terms and  conditions  may differ if you  purchase  your  Annuity as part of an  exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.
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Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above;

     PLUS

2.       40% of your "Growth" under the Annuity, as defined below.

The amount calculated in Items 1 & 2 above may be reduced by any Credits under certain circumstances.

"Growth" means the sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations,
 ------
minus the total of all Purchase Payments reduced by the sum of all proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal
 -------------------------
represented when withdrawn.

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The Enhanced  Beneficiary  Protection Optional Death Benefit is subject to a maximum of 100% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
------------------------------------------------------------------------------------------------------------------------------------

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The Enhanced  Beneficiary  Protection Optional Death Benefit described above is currently being offered in those jurisdictions where we have received  regulatory  approval.  Certain terms and  conditions may differ between  jurisdictions  once approved.  Please see
Appendix F for a description  of the Enhanced  Beneficiary  Protection  Optional Death Benefit  offered before  November 18, 2002 in those  jurisdictions  where we received  regulatory  approval.  Please  refer to the section  entitled  "Tax  Considerations"  for a discussion of special tax considerations for purchasers of this benefit.
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NOTE: You may not elect the Enhanced  Beneficiary  Protection  Optional Death Benefit if you have elected the Plus40TM Optional Life
Insurance Rider.

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Highest Anniversary Value Death Benefit
If the Annuity has one Owner,  the Owner must be age 79 or less at the time Highest  Anniversary  Value  Optional  Death  Benefit is
purchased.  If the Annuity has joint  Owners,  the oldest  Owner must be age 79 or less.  If the Annuity is owned by an entity,  the
Annuitant must be age 79 or less.

Certain of the Portfolios offered as Sub-accounts under the Annuity are not available if you elect the Highest Anniversary Value
Death Benefit.

Key Terms Used with the Highest Anniversary Value Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest Anniversary Value equals the highest of all previous  "Anniversary  Value" less proportional  withdrawals since
             -------------------------
     such anniversary and plus any Purchase Payments since such anniversary.

|X|      The  Anniversary  Value is the Account  Value as of each  anniversary  of the Issue Date of the  Annuity.  The  Anniversary
              ------------------
     Value on the Issue Date is equal to your Purchase Payment.

|X|      Proportional  withdrawals  result in a  reduction  to the  Highest  Anniversary  Value by  reducing  such value in the same
         -------------------------
     proportion as the Account Value was reduced by the  withdrawal as of the date the  withdrawal  occurred.  For example,  if your
     Highest  Anniversary  Value is $125,000 and you  subsequently  withdraw  $10,000 at a time when your Account  Value is equal to
     $100,000 (a 10%  reduction),  when  calculating  the  optional  Death  Benefit we will reduce your  Highest  Anniversary  Value
     ($125,000) by 10% or $12,500.

Calculation of Highest Anniversary Value Death Benefit
The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the basic Death Benefit described above; and
2.       the Highest Anniversary Value as of the Owner's date of death.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the basic Death Benefit described above; and
2.       the Highest  Anniversary  Value on the Death Benefit Target Date plus the sum of all Purchase  Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

The amount  determined  by this  calculation  is  increased by any Purchase  Payments  received  after the Owner's date of death and decreased by any  proportional  withdrawals  since such date.  The amount  calculated in Items 1 & 2 above (both  before,  and on or after the Death Benefit Target Date) may be reduced by any Credits under certain circumstances.

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The Highest  Anniversary  Value Death  Benefit  described  above is currently  being  offered in those  jurisdictions  where we have received regulatory  approval.  Certain terms and conditions may differ between  jurisdictions once approved.  Please see Appendix F for a  description  of the  Guaranteed  Minimum Death  Benefit  offered  before  November 18, 2002 in those  jurisdictions  where we received regulatory approval.
------------------------------------------------------------------------------------------------------------------------------------

See Appendix C for examples of how the Highest Anniversary Value Death Benefit is calculated.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can terminate the Enhanced  Beneficiary  Protection  Optional Death Benefit and Highest Anniversary Value Optional Death Benefit
at any time.  Both optional  Death  Benefits will  terminate  automatically  on the Annuity Date. We may also terminate any optional
Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge equal to 0.25% per year,  respectively,  if you elect the Highest Anniversary Value Optional Death Benefit or the
Enhanced  Beneficiary  Protection  Optional Death Benefit.  If you elect both optional Death Benefits,  the total charge is equal to
0.50% per year.  We deduct the charge to  compensate  American  Skandia  for  providing  increased  insurance  protection  under the optional Death Benefit.  The additional annual charge is deducted daily against your Account Value allocated to the Sub-accounts.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

AMERICAN SKANDIA'S ANNUITY REWARDS

What is the Annuity Rewards benefit?
The Annuity  Rewards  benefit  offers  Owners the ability to capture  any market  gains since the Issue Date of their  Annuity as an enhancement  to their  current Death Benefit so their  Beneficiaries  will not receive less than the Annuity's  value as of the date the Owner elects the benefit.  Under the Annuity Rewards  benefit,  American  Skandia  guarantees that the Death Benefit will not be less than:

         your Account Value in the variable  investment  options plus the Interim Value in any Fixed Allocations as of the effective date of the Owner's election

         MINUS any proportional withdrawals* following the date of election
         -----

         PLUS any additional Purchase Payments applied to the Annuity following the date of election.
         ----

*    "Proportional  withdrawals" are determined by calculating the percentage of the Account Value that each withdrawal  represented when  withdrawn.  For example,  a withdrawal  of 50% of your  Account  Value would be treated as a 50%  reduction in the amount payable under the Death Benefit.

The Annuity  Rewards Death Benefit  enhancement  does not affect the basic Death Benefit  calculation or any Optional Death Benefits available  under the Annuity.  If the Death Benefit amount  payable under your  Annuity's  basic Death Benefit or any Optional Death
Benefits you purchase is greater than the enhanced  Death  Benefit under the Annuity  Rewards  benefit on the date the Death Benefit is calculated, your Beneficiary will receive the higher amount.

Who is eligible for the Annuity Rewards benefit?
Owners can elect the Annuity  Rewards  Death  Benefit  enhancement  following the eighth (8th)  anniversary  of the Annuity's  Issue
Date.  However,  the  election is subject to the  requirement  that their  Account  Value on the  election  date is greater than the amount  that would be payable to their  Beneficiary  under the Death  Benefit  provided  under the Annuity as of the  election  date
(including  any amounts  payable  under the Highest  Anniversary  Value Death  Benefit).  If an Owner is  ineligible  when he or she applies for the optional benefit,  the Owner can elect the Annuity Rewards Death Benefit  enhancement on any subsequent date if they otherwise  qualify.  The election  must occur before  annuity  payments  begin.  An Owner can only elect the Annuity  Rewards  Death
Benefit enhancement once.  There is no additional charge for electing the Annuity Rewards Death Benefit enhancement.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments  not  extending  beyond the life  expectancy  of the  Beneficiary  or over the life of the
         Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an  election  prior to death  benefit  proceeds  becoming  due, a  Beneficiary  can elect to receive  the Death
Benefit  proceeds as a series of fixed annuity  payments  (annuity  payment options 1-4) or as a series of variable annuity payments
(annuity payment options 1-3 or 5 and 6).  See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your  spouse own the Annuity  jointly,  we assume that the sole  primary
Beneficiary will be the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative
Beneficiary  designation,  the spouse  Beneficiary may elect to assume  ownership of the Annuity instead of taking the Death Benefit payment.  Any Death Benefit  (including any optional Death  Benefits)  that would have been payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption is  effective,  the  surviving  spouse will have all the rights and benefits that would be available  under the
Annuity to a new  purchaser of the same  attained  age.  For purposes of  determining  any future  Death  Benefit for the  surviving spouse,  the new Account Value will be  considered as the initial  Purchase  Payment.  No CDSC will apply to the new Account  Value.
However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including any CDSC that may apply to the additional Purchase Payments.

See the section  entitled  "Managing  Your Annuity - Spousal  Contingent  Annuitant"  for a discussion of the treatment of a spousal
Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code  provides for  alternative  death benefit  payment  options when an Annuity is used as an IRA,  403(b) or other  "qualified investment" that requires Minimum  Distributions.  Upon the Owner's death under an IRA, 403(b) or other  "qualified  investment",  a
Beneficiary  may generally elect to continue the Annuity and receive  Minimum  Distributions  under the Annuity instead of receiving the death benefit in a single  payment.  The available  payment  options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X|      If death  occurs  before the date Minimum  Distributions  must begin under the Code,  the Death  Benefit can be paid out in either a lump  sum,  within  five  years  from the date of death,  or over the life or life  expectancy  of the  designated
         Beneficiary  (as long as payments begin by December 31st of the year following the year of death).  However,  if the spouse is the  Beneficiary,  the Death  Benefit can be paid out over the life or life  expectancy of the spouse with such payments beginning no earlier than December  31st of the year  following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X|      If death occurs  after the date  Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum  Distribution  rules.  Until withdrawn, amounts in an IRA,  403(b) or other  "qualified  investment"  continue to be tax deferred.  Amounts  withdrawn each year,  including amounts  that are  required to be  withdrawn  under the Minimum  Distribution  rules,  are subject to tax. You may wish to consult a professional  tax advisor for tax advice as to your  particular  situation.  See the section  entitled "How are  Distributions  From
Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X|      the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X|      the Account Value will be equal to any Death Benefit  (including  any optional  Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X|      the Beneficiary may request  transfers among  Sub-accounts,  subject to the same limitations and restrictions  that applied to the Owner.  NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|      no additional Purchase Payments can be applied to the Annuity.
|X|      the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
|X|      the  Beneficiary  can request a withdrawal  of all or a portion of the Account Value at any time without  application  of a
              CDSC.
|X|      upon the death of the  Beneficiary,  any remaining  Account Value will be paid in a lump sum to the person(s)  named by the
              Beneficiary.
|X|      all amounts in the Annuity  must be paid out to the  Beneficiary  according  to the Minimum  Distribution  rules  described above.

Please contact American Skandia for additional  information on the  availability,  restrictions and limitations that will apply to a
Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the Death Benefit if the  decedent  was not the Owner or  Annuitant  as of the Issue  Date and did not  become  the Owner or  Annuitant  due to the prior
Owner's or  Annuitant's  death.  Any Death Benefit  (including  either  optional Death Benefit) that applies will be suspended for a two-year  period from the date he or she first became Owner or Annuitant.  After the two-year  suspension  period is completed,  the
Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We  determine  the amount of the Death  Benefit as of the date we receive  "due  proof of  death",  any  instructions  we require to determine  the method of payment and any other  written  representations  we require to  determine  the proper  payment of the Death
Benefit to all  Beneficiaries.  "Due proof of death" may  include a certified  copy of a death  certificate,  a certified  copy of a decree of a court of competent  jurisdiction as to the finding of death or other  satisfactory  proof of death.  Upon our receipt of
"due proof of death" we  automatically  transfer the Death Benefit to the AST Money Market  Sub-account  until we further  determine the universe of eligible  Beneficiaries.  Once the universe of eligible  Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each  Beneficiary  must make an  election  as to the method  they wish to receive  their  portion  of the Death  Benefit.  Absent an election  of a  Death  Benefit  payment  method,  no  Death  Benefit  can  be  paid  to the  Beneficiary.  We  may  require  written acknowledgment  of all named  Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

NOTE:  You may not elect the Plus40(TM)Optional Life Insurance Rider if you have elected the Enhanced Beneficiary Protection
Optional Death Benefit.

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The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included in this  Prospectus to help you understand the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this information.  However,  the information may be subject to certain  generally  applicable  provisions of the Federal  securities laws regarding accuracy and completeness.
------------------------------------------------------------------------------------------------------------------------------------

The Plus40(TM)rider provides an income tax-free life insurance benefit to your  Beneficiary(ies)  equal to 40% of the Account Value of your  Annuity as of the date we receive  due proof of death,  subject to certain  adjustments,  restrictions  and  limitations.  The
Rider may be  especially  useful in  offsetting  federal and state taxes payable on any taxable gains in your Annuity at the time of your death.  The Rider is available in addition to the death  benefit  payable under the Annuity.  Whether the Rider is  appropriate for you  may  depend  on  your  particular  circumstances,  including  other  financial  resources  that  may be  available  to your
Beneficiary(ies)  to pay taxes on the gain in your Annuity  should you die during the  accumulation  period.  No amounts are payable under the Rider if you die on or after the date your  Account  Value is applied to begin  receiving  annuity  payments  or after you surrender the Annuity.  The Rider has no cash value.

Currently,  the Plus40(TM)rider is only offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date, allow existing Annuity Owners to purchase the Plus40(TM)rider subject to our rules and any changes or restrictions.

Please refer to Appendix D for a more complete description of the Plus40(TM)rider.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation  period,  the Annuity has an Account Value. The Account Value is determined  separately for each Sub-account allocation and for each Fixed  Allocation.  The Account Value is the sum of the values of each Sub-account  allocation and the value of each Fixed  Allocation.  The Account  Value does not reflect any CDSC that may apply to a withdrawal  or  surrender.  The Account
Value includes any Credits we applied to your Purchase  Payments that we are entitled to recover under certain  circumstances.  When determining  the Account  Value on any day other than 30 days prior to a Fixed  Allocation's  Maturity  Date,  the Account Value may
include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value  available to you on any day during the  accumulation  period.  The Surrender Value is equal to your Account Value minus any CDSC, the Annual  Maintenance Fee and the charge for any optional  benefits.  The Surrender
Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you  allocate  Account  Value  to a  Sub-account,  you are  purchasing  units  of the  Sub-account.  Each  Sub-account  invests exclusively  in  shares  of an  underlying  Portfolio.  The  value of the  Units  fluctuates  with the  market  fluctuations  of the
Portfolios.  The value of the Units  also  reflects  the daily  accrual  for the  Insurance  Charge and if you  elected  one or more optional  benefits  whose annual  charge is deducted  daily,  the  additional  charge made for such  benefits.  There may be several different  Unit Prices for each  Sub-account  to reflect the Insurance  Charge and the charges for any optional  benefits.  The Unit
Price for the Units you purchase will be based on the total  charges for the benefits  that apply to your  Annuity.  See the section entitled  "What Happens to My Units When There is a Change in Daily  Asset-Based  Charges?"  for a detailed  discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each  Valuation  Day, we determine  the price for a Unit of each  Sub-account,  called the "Unit  Price." The Unit Price is used for determining  the value of  transactions  involving  Units of the  Sub-accounts.  We  determine  the number of Units  involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a Sub-account.  On the Valuation Day you make the allocation,  the Unit Price is $14.83.  Your $5,000 buys  337.154  Units of the  Sub-account.  Assume  that  later,  you wish to  transfer  $3,000  of your  Account  Value  out of that
Sub-account  and  into  another  Sub-account.  On the  Valuation  Day you  request  the  transfer,  the Unit  Price of the  original
Sub-account  has  increased to $16.79.  To transfer  $3,000,  we sell 178.677  Units at the current Unit Price,  leaving you 158.477
Units.  We then buy $3,000 of Units of the new  Sub-account  at the Unit Price of $17.83.  You would then have 168.255  Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed  Allocation plus all interest  credited to a Fixed  Allocation as of the date  calculated.
The Interim  Value does not include the impact of any Market  Value  Adjustment.  If you made any  transfers or  withdrawals  from a
Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were  withdrawn.  To determine  the Account Value of a Fixed  Allocation  on any day other than its Maturity  Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process  financial  transactions on those days that the New York Stock Exchange (NYSE) is open for  trading.  There  may be  circumstances  where  the NYSE  does not open on a  regularly  scheduled  date or time or closes at an earlier time than scheduled  (normally  4:00 p.m. EST).  Financial  transactions  requested  before the close of the NYSE which meet our requirements will be processed according to the value next determined  following the close of business.  Financial  transactions requested  on a  non-business  day or after the close of the NYSE will be  processed  based on the value next  computed  on the next business  day.  There may be  circumstances  when the  opening or closing  time of the NYSE is  different  than  other  major  stock exchanges,  such as NASDAQ or the  American  Stock  Exchange.  Under such  circumstances,  the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances  where the NYSE is open,  however,  due to inclement  weather,  natural  disaster or other  circumstances beyond  our  control,  our  offices  may  be  closed  or  our  business  processing  capabilities  may be  restricted.  Under  those circumstances,  your Account Value may fluctuate  based on changes in the Unit Values,  but you may not be able to transfer  Account
Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally  recognized  holidays:  New Year's Day, Martin Luther King, Jr. Day, Presidents' Day,
Good Friday,  Memorial Day,  Independence  Day,  Labor Day,  Thanksgiving,  and Christmas.  On those dates,  we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
|X|      trading on the NYSE is restricted;
|X|      an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X|      the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial  Purchase  Payments:  We are required to allocate  your initial  Purchase  Payment to the  Sub-accounts  within two (2) days after we receive  all of our  requirements  to issue the  Annuity.  If we do not have all the  required  information  to allow us to issue your  Annuity,  we may retain  the  Purchase  Payment  while we try to reach you or your  representative  to obtain all of our requirements.  If we are unable to obtain all of our  required  information  within  five (5) days,  we are  required  to return the
Purchase Payment at that time,  unless you  specifically  consent to our retaining the Purchase Payment while we gather the required information.  Once we obtain the  required  information,  we will invest the Purchase  Payment and issue the Annuity  within two (2)
days.  During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase  Payments:  We will apply any  additional  Purchase  Payments on the Valuation Day that we receive the Purchase
Payment with satisfactory allocation instructions.

Scheduled  Transactions:  "Scheduled"  transactions  include  transfers  under  a  Dollar  Cost  Averaging,  rebalancing,  or  asset allocation program,  Systematic  Withdrawals,  Minimum Distributions or annuity payments.  Scheduled  transactions are processed and valued as of the date they are scheduled,  unless the scheduled day is not a Valuation Day. In that case,  the  transaction  will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled  Transactions:   "Unscheduled"  transactions  include  any  other  non-scheduled  transfers  and  requests  for  Partial
Withdrawals  or Free  Withdrawals  or  Surrenders.  Unscheduled  transactions  are  processed  and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Medically-related  Surrenders & Death  Benefits:  Medically-related  surrender  requests and Death Benefit claims require our review and evaluation before  processing.  We price such transactions as of the date we receive at our Office all supporting  documentation we require for such transactions and that are satisfactory to us.

Transactions in ProFunds VP Sub-accounts:  Generally,  purchase or redemption  orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current  Valuation  Day.  However,  any purchase or  redemption  order or transfer  request  involving  the  ProFunds VP  Sub-accounts  must be  received by us no later than one hour prior to any  announced closing of the applicable  securities  exchange  (generally,  3:00 p.m. Eastern time) to be processed on the current  Valuation Day.
The "cut-off"  time for such  financial  transactions  involving a ProFunds VP  Sub-account  will be extended to1/2hour prior to any announced  closing  (generally,  3:30 p.m.  Eastern time) for  transactions  submitted  electronically  through  American  Skandia's
Internet  website  (www.americanskandia.com).  You cannot  request a transaction  involving the purchase,  redemption or transfer of
Units in one of the ProFunds VP Sub-accounts  between the applicable "cut-off" time and 4:00 p.m.  Transactions  received after 4:00
p.m. will be treated as received by us on the next Valuation Day.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional  Benefits:  If you terminate the Guaranteed Return Option program or either Optional Death Benefit,  we will no longer  deduct the charge we apply to purchase  the  optional  benefit.  On the date the charge no longer  applies,  your Annuity will become subject to a different daily  asset-based  charge.  We will process a transaction  where your Account Value allocated to the Sub-accounts  will be used to purchase new Units of the Sub-accounts  that reflect the Insurance Charge and any optional benefit or program  still  elected,  but not the charge  for the  optional  benefit  or  program  that you  terminated.  The number of Units attributed  to your Annuity  will be decreased  and the Unit Price of each unit of the  Sub-accounts  in which you invested  will be increased.  The  adjustment in the number of Units and Unit Price will not affect your Account Value.  Beginning on that date,  your
Account  Value  will be  determined  based on the  change in the value of Units  that  reflect  the  Insurance  Charge and any other optional benefits that you have elected.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences are affected by your individual  circumstances,  this summary of our interpretation of the relevant tax laws is not  intended  to be  fully  comprehensive  nor is it  intended  as tax  advice.  Therefore,  you  may  wish  to  consult  a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance  company under Part I, subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or  long-term  capital  gains  earned by the
Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit  sharing plan or other  retirement  arrangement  that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity  until an amount is received (a  "distribution").  This is  commonly  referred to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity  payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the Annuity must currently  include  any  increase in the value of the Annuity  during a tax year in its gross  income.  An  exception  from  current taxation  applies for annuities held by an employer with respect to a terminated  tax-qualified  retirement plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt  entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity  payments begin are generally  treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated  as receipt of  "income  on the  contract"  is  includible  in the  taxpayer's  gross  income and  taxable in the year it is received.  The amount of any  distribution  treated as a return of the  "investment  in the  contract"  is not  includible  in gross income.

|X|      "Income on the  contract" is calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is equal to  total  purchase  payments  for all  "related  contracts"  minus  any  previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible  in gross income.
     "Investment  in the  contract"  may be affected by whether an annuity or any  "related  contract"  was  purchased  as part of a tax-free  exchange of life insurance,  endowment,  or annuity  contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received on or after the Annuity  Date will  generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the  exclusion  ratio  differs  between fixed and variable annuity  payments.  When annuity  payments  cease  because of the death of the person upon whose life  payments are based and, as of the date of death,  the  amount of  annuity  payments  excluded  from  taxable  income by the  exclusion  ratio  does not exceed the
"investment in the contract," then the remaining  portion of unrecovered  investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on  Distributions:  Generally,  any  distribution  from an annuity  not used in  conjunction  with a Qualified  Contract
(Qualified  Contracts are  discussed  below) is subject to a penalty  equal to 10% of the amount  includible  in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled;
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life  expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity contract when determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related contracts."  In situations  involving  related  contracts we believe that the values under such  contracts and the investment in the contracts  will be added  together to determine the proper  taxation of a  distribution  from any one contract  described  under the section  "Distributions  before  Annuitization."  Generally,  distributions  will be  treated  as coming  first  from  income on the contract  until all of the  income on all such  related  contracts  is  withdrawn,  and then as a return  of the  investment  in the contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue Service would view related  contracts when one or more  contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue  Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are  particularly  cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding  "substantially  equal  periodic  payments":  (also  known as  "72(t)" or  "72(q)"  distributions)  Any modification to a program of  distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such payments will result in the  requirement to pay the 10%  premature  distribution  penalty  that would have been due had the payments  been  treated as subject to the 10%  premature distribution  penalty in the years  received,  plus  interest.  This does not apply when the  modification  is by reason of death or disability.  American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the
10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract  were  contributed  or deemed to be  contributed more than one year  prior to the  annuity  starting  date  under the  immediate  annuity;  and (b) the  annuity  payments  under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free  exchanges under Section 1035:  Section 1035 of the Code permits certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased  through a tax-free exchange of a life insurance,  annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions  other than as annuity payments will be considered to come:
|X|      First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any "income on the  contract"  that is  attributable  to the  purchase  payments  made prior to August 14, 1982
       (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a distribution is equal to or less than the remaining  investment in the contract made prior to August 14,
1982,  such amounts are not included in taxable  income.  Further,  distributions  received  that are  considered  to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding  current taxation  of any gains in the  contract  as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has  reserved  the right to treat  transactions it considers abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions may be considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations after a  partial  exchange.  As of the  date of this  prospectus,  we will  treat a  partial  surrender  of this  type  involving  a non-qualified  annuity  contract as a "tax-free"  exchange  for future tax  reporting  purposes,  except to the extent that we, as a reporting and withholding agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance companies may not recognize  these partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as subjecting the taxable  portion of the  distribution  to the 10% IRS early  distribution penalty.  We  strongly  urge you to  discuss  any  transaction  of this  type  with  your tax  advisor  before  proceeding  with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment  under Section 1035 of the Code. We will continue to report a partial  surrender of a life insurance policy as subject to current  taxation to the extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction  on the remaining  life  insurance  policy,  particularly  as to the subsequent methods  to be used to test for  compliance  under  the Code for both the  definition  of life  insurance  and the  definition  of a modified endowment contract.

Special  Considerations  for  Purchasers of the Enhanced  Beneficiary  Protection  Optional  Death  Benefit:  As of the date of this
Prospectus,  it is our understanding  that the charges related to the optional Death Benefit are not subject to current taxation and we will not  report  them as such.  However,  the IRS could  take the  position  that  these  charges  should be  treated as partial withdrawals  subject to current  taxation to the extent of any gain and, if  applicable,  the 10% tax penalty.  We reserve the right to report charges for the optional Death Benefit as partial  withdrawals if we, as a reporting and withholding  agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of  tax-qualified  retirement  plans.  We have provided  summaries below of the  types of  tax-qualified  retirement  plans  with  which we may  issue an  Annuity.  These  summaries  provide  general information  about the tax rules and are not  intended to be  complete  discussions.  The tax rules  regarding  qualified  plans are complex.  These rules may include limitations on contributions and restrictions on distributions,  including  additional taxation of distributions  and  additional  penalties.  The  terms  and  conditions  of the  tax-qualified  retirement  plan  may  impose  other limitations  and  restrictions  that are in  addition  to the terms of the  Annuity.  The  application  of these  rules  depends  on individual  facts and  circumstances.  Before  purchasing an Annuity for use in a qualified  plan,  you should obtain  competent tax advice,  both as to the tax treatment and  suitability of such an investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief  Reconciliation  Act (EGTRRA):  Certain states do not conform to the pension  provisions  included in
EGTRRA.  We  recommend  that you consult with your tax advisor to  determine  the status of your state's  statutes as they relate to
EGTRRA and your tax qualified retirement plan.

Corporate  Pension and  Profit-sharing  Plans:  Annuities may be used to fund  employee  benefits of various  corporate  pension and profit-sharing  plans  established by corporate  employers  under Section 401(a) of the Code including  401(k) plans.  Contributions to such plans are not taxable to the employee until  distributions  are made from the retirement plan. The Code imposes  limitations on the amount that may be contributed  and the timing of  distributions.  The tax treatment of  distributions  is subject to special provisions of the Code, and also depends on the design of the specific  retirement plan.  There are also special  requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of retirement  plans  established  by  self-employed  individuals  for themselves and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".  These plans are subject to most of the same types of limitations and  requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which  contributions may be  made  by  certain  qualifying  employers  such  as  public  schools  and  certain  charitable,  educational  and  scientific organizations  specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable to the employee  until  distributions  are made from the TSA.  The Code  imposes  limits on  contributions,  transfers  and  distributions.
Nondiscrimination requirements also apply.

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental and certain other tax exempt  employers  for their  employees  may invest in annuity  contracts.  The Code limits  contributions  and  distributions,  and imposes  eligibility  requirements as well.  Contributions  are not taxable to employees until  distributed from the plan.  However, plan assets  remain the  property of the  employer  and are subject to the claims of the  employer's  general  creditors  until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Arrangements  or "IRAs":  Section  408 of the Code allows  eligible  individuals  to maintain an  individual retirement  account  or  individual  retirement  annuity  ("IRA").  IRAs  are  subject  to  limitations  on the  amount  that may be contributed,  the  contributions  that may be deducted from taxable income,  the persons who may be eligible to establish an IRA and the time when  distributions  must commence.  Further,  an Annuity may be established  with "roll-over"  distributions  from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs:  A form of IRA is also  available  called a "Roth  IRA".  Contributions  to a Roth IRA are not tax  deductible.  However, distributions  from a Roth IRA are free from  Federal  income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion from a traditional  IRA was made and the  distribution is made
                                                                                                       ---
(a) once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer,  or (c) for qualified  first-time home buyer expenses,  subject to certain  limitations.  Distributions  from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth  IRAs  will  receive a  special  disclosure  document,  which  describes  limitations  on  eligibility, contributions,  transferability  and  distributions.  It also  describes  the  conditions  under which  distributions  from IRAs and qualified  plans  may be  rolled  over or  transferred  into an IRA or  another  qualified  plan,  on a  tax-deferred  basis and the conditions  under which  distributions  from  traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may  establish  Simplified  Employee  Pensions or SEP IRAs.  Employer
contributions  that may be made to employee SEP IRAs are larger than the amounts that may be  contributed  to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under  Section 72 of the Code.  Under these rules,  a portion of each distribution  may be excludable  from income.  The  excludable  amount is the proportion of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7)
         of the Code);
|X|      is part of a series  of  substantially  equal  periodic  payments  to be paid not less  frequently  than  annually  for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*;
|X|      is made pursuant to an IRS levy;
|X|      is made to pay qualified acquisition costs for a first time home purchase (IRA only);
|X|      is made to pay qualified higher education expenses (IRA only); and
|X|      is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.  The  retirement option is not available to IRAs.

The IRS has released Treasury  regulations  containing new Minimum Distribution rules. For Minimum  Distributions  required in 2002, the  individual  may utilize the 2002 Final  Regulations,  the 2001  Proposed  Regulations  or the 1987  Proposed  Regulations.  For
Minimum Distributions  required in 2003 and later,  individuals are required to use the rules under the 2002 Final Regulations.  The
2002 Final  Regulations  contain a  provision  which  could  increase  the  amount of minimum  distributions  required  for  certain individuals.  Under the 2002 Final  Regulations,  individuals are required to include in their annuity  contract value the actuarial value of any other  benefits  that will be  provided  under the  annuity.  We and other  annuity  providers  are  currently  seeking clarification  of this new rule.  You  should  consult  your tax  adviser  to  determine  the  impact  of this rule on your  Minimum
Distributions.

Under the new Minimum  Distribution  rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten (10)  years  younger  than the  participant.  In that case,  the new rules  permit  the  participant  to utilize the actual life  expectancies of the participant  and the spouse.  In most cases,  the beneficiary may be changed during the participant's  lifetime with no affect on the Minimum  Distributions.  At death,  the  designated  Beneficiary  may  generally  take
Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount  distributed is less than the minimum  required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly  distributed.  Because of the many recent changes to the Minimum  Distribution  rules,  we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification:  Section  817(h) of the Code provides that a variable  annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of  insurance  companies).  If the  diversification  requirements  under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations prescribe the  diversification  requirements  for variable  annuity  contracts.  We expect the underlying  mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment  Options:  Transfers between investment  options are not subject to taxation.  The Treasury  Department may  promulgate  guidelines  under  which a variable  annuity  will not be treated as an annuity for tax  purposes  if persons  with ownership  rights have excessive  control over the  investments  underlying  such variable  annuity.  Such guidelines may or may not address the number of investment  options or the number of transfers  between  investment  options offered under a variable annuity.
It is not known whether such guidelines,  if in fact promulgated,  would have retroactive  effect. It is also not known what effect, if any, such guidelines may have on transfers  between the investment  options of the Annuity offered  pursuant to this  Prospectus.
We will take any action,  including  modifications to your Annuity or the  Sub-accounts,  required to comply with such guidelines if promulgated.

Federal  Income Tax  Withholding:  Section  3405 of the Code  provides  for  Federal  income  tax  withholding  on the  portion of a distribution  which is  includible  in the gross  income of the  recipient.  Amounts to be  withheld  depend  upon the nature of the distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income  taxes withheld at a different rate by filing a completed election form with us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject  to  automatic  20%
withholding for Federal income taxes. The following  distributions  are not eligible  rollover  distributions and not subject to 20%
withholding:
|X|      any portion of a distribution paid as a Minimum Distribution;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal periodic  payments for the life or life  expectancy of the  participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of substantial  periodic  payments pursuant to Section 72(q) or 72(t) of the Code;
     and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments  and Pledges:  Any amount  received  directly or indirectly  as a loan from, or any  assignment or pledge of any portion of the value of, an annuity  before annuity  payments have begun is treated as a distribution  subject to taxation under the distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity and while such  assignment  or pledge  remains  in effect is  treated as  "income  on the  contract"  in the year in which it is  earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code  certain  taxes may be due when all or part of an  annuity is  transferred  to, or a death  benefit is paid to, an  individual  two or more  generations  younger than the  contract  holder.  These  generation-skipping transfers  generally  include those subject to federal estate or gift tax rules.  There is an aggregate $1.1 million  exemption from taxes for all such  transfers.  We may be required to determine  whether a  transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant  succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed  to prevent  indefinite  deferral  of tax.  Continuing  the benefit of tax  deferral by naming one or more contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable  law or  regulation  to you at your last known  address of record.  You should  therefore give us prompt notice of any address change.  We reserve the right, to the extent  permitted by law and subject to your prior  consent,  to provide  any  prospectus,  prospectus  supplements,  confirmations,  statements  and  reports  required  by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic  means, including  diskettes or CD ROMs. We send a confirmation  statement to you each time a transaction  is made affecting  Account Value, such as making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter.  We may confirm regularly  scheduled  transactions,  such as the Annual
Maintenance  Fee, in quarterly  statements  instead of  confirming  them  immediately.  You should review the  information  in these statements  carefully.  You may  request  additional  reports.  We  reserve  the right to charge up to $50 for each such  additional report.

Any errors or  corrections  on  transactions  for your  Annuity  must be  reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed  immediately,  we assume all transactions are accurate unless you notify us otherwise  within 30 days from the date you receive the  confirmation.  For  transactions  that are first confirmed on the quarterly  statement,  we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly  statement.  All transactions  confirmed  immediately or by quarterly statement are deemed conclusive after the applicable
30-day  period.  We may also send an annual report and a semi-annual  report  containing  applicable  financial  statements  for the
Separate Account and the Portfolios,  as of December 31 and June 30, respectively,  to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in Connecticut with licenses in all 50 states,  the District of Columbia and Puerto Rico.  American  Skandia is a  wholly-owned  subsidiary  of American
Skandia,  Inc., whose ultimate parent is Skandia  Insurance  Company Ltd., a Swedish company.  American Skandia markets its products to broker-dealers  and financial  planners through an internal field marketing staff. In addition,  American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing variable annuity and variable life insurance  contracts.  American Skandia  currently offers the following  products:  (a) flexible  premium  deferred  annuities and single  premium fixed  deferred  annuities  that are registered  with the SEC;  (b) certain  other fixed  deferred  annuities  that are not  registered  with the SEC; (c) both fixed and variable immediate  adjustable  annuities;  and (d) a single premium variable life insurance policy that is registered with the SEC.
No company  other than  American  Skandia has any legal  responsibility  to pay amounts that it owes under its variable  annuity and variable life insurance contracts.

WHAT ARE SEPARATE ACCOUNTS?
The separate  accounts are where American  Skandia sets aside and invests the assets of some of our annuities.  In the  accumulation period,  assets  supporting  Account Values of the Annuities are held in a separate account  established under the laws of the State of Connecticut.  We are the legal owner of assets in the separate  accounts.  In the payout period,  assets supporting fixed annuity payments  and any  adjustable  annuity  payments we make  available  are held in our general  account.  Assets  supporting  variable annuity  payment  options  may be invested in our  separate  accounts.  Income,  gains and losses  from  assets  allocated  to these separate  accounts are credited to or charged against each such separate account without regard to other income,  gains or losses of
American Skandia or of any other of our separate  accounts.  These assets may only be charged with liabilities  which arise from the
Annuities  issued by American  Skandia.  The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts.  However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in  Sub-accounts  of American  Skandia Life  Assurance  Corporation  Variable  Account B, also referred to as "Separate  Account B".
Separate  Account B was  established by us pursuant to Connecticut  law on November 25, 1987.  Separate  Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate  Account B consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or mutual fund portfolio.  The name of each  Sub-account  generally  corresponds  to the name of the  underlying  Portfolio.  Each  Sub-account  in
Separate  Account B may have  several  different  Unit Prices to reflect  the  Insurance  Charge and the  charges  for any  optional benefits that are offered under this Annuity and other  annuities  issued by us through  Separate  Account B. Separate  Account B is registered with the SEC under the Investment  Company Act of 1940 ("Investment  Company Act") as a unit investment trust, which is a type of investment company.  The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002,  Separate Account B was organized as a single separate account with six different  Sub-account  classes, each of which was registered as a distinct unit  investment  trust under the Investment  Company Act.  Effective  November 18, 2002,
each  Sub-account  class of Separate  Account B will be consolidated  into the unit investment trust formerly named American Skandia
Life Assurance  Corporation  Variable  Account B (Class 1  Sub-accounts),  which will  subsequently be renamed American Skandia Life
Assurance  Corporation  Variable  Account B. Each  Sub-account  of Separate  Account B will have multiple Unit Prices to reflect the daily charge  deducted for each  combination of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for each optional benefit offered under Annuity  contracts  funded through Separate Account B. The  consolidation of Separate
Account B will have no impact on Annuity Owners.

We reserve the right to make  changes to the  Sub-accounts  available  under the Annuity as we determine  appropriate.  We may offer new  Sub-accounts,  eliminate  Sub-accounts,  or combine  Sub-accounts  at our sole  discretion.  We may also close  Sub-accounts to additional  Purchase  Payments on existing Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after specified dates.  We may also substitute an underlying  mutual fund or portfolio of an underlying  mutual fund for another  underlying  mutual fund or  portfolio  of an  underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are required to obtain under the Investment Company Act.  We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on  allocations to the  Sub-accounts  will vary with the investment  performance of the underlying  mutual funds or fund  portfolios,  as  applicable.  We do not  guarantee  the  investment  results of any  Sub-account.  Your Account Value allocated  to the  Sub-accounts  may increase or  decrease.  You bear the entire  investment  risk.  There is no assurance  that the
Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the  accumulation  period,  assets  supporting our obligations  based on Fixed  Allocations are held in American Skandia Life
Assurance  Corporation  Separate  Account D, also  referred to as  "Separate  Account D".  Such  obligations  are based on the fixed interest  rates we credit to Fixed  Allocations  and the terms of the Annuities.  These  obligations do not depend on the investment performance of the assets in Separate Account D.  Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate  Account D. The Fixed  Allocations  are  guaranteed  by our  general  account.  An Annuity  Owner who allocates a portion of their Account  Value to Separate  Account D does not  participate  in the  investment  gain or loss on assets maintained  in  Separate  Account  D. Such gain or loss  accrues  solely to us. We retain  the risk that the value of the  assets in
Separate  Account D may drop below the reserves and other  liabilities we must maintain.  Should the value of the assets in Separate
Account D drop below the reserve and other  liabilities we must maintain in relation to the annuities  supported by such assets,  we will transfer  assets from our general  account to Separate  Account D to make up the  difference.  We have the right to transfer to our  general  account any assets of Separate  Account D in excess of such  reserves  and other  liabilities.  We maintain  assets in
Separate Account D supporting a number of annuities we offer.

We  currently  employ  investment  managers  to manage the  assets  maintained  in  Separate  Account  D. Each  manager we employ is responsible  for  investment  management  of a different  portion of  Separate  Account D. From time to time  additional  investment managers  may be employed or  investment  managers may cease being  employed.  We are under no  obligation  to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest  according to specific  guidelines or strategies  except as may be required by Connecticut  and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying  mutual fund is registered as an open-end  management  investment  company under the Investment  Company Act. Shares of the underlying  mutual fund portfolios are sold to separate  accounts of life insurance  companies  offering variable annuity and variable life insurance products.  The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying  mutual funds in which the  Sub-accounts  invest.  However,  under SEC rules, you have voting  rights in relation  to Account  Value  maintained  in the  Sub-accounts.  If an  underlying  mutual fund  portfolio requests a vote of  shareholders,  we will vote our shares based on  instructions  received from Owners with Account Value allocated to that  Sub-account.  Owners have the right to vote an amount equal to the number of shares  attributable  to their  contracts.  If we do not receive voting  instructions  in relation to certain  shares,  we will vote those shares in the same manner and proportion as the shares  for which we have  received  instructions.  We will  furnish  those  Owners who have  Account  Value  allocated  to a
Sub-account  whose  underlying  mutual fund portfolio has requested a "proxy" vote with proxy  materials and the necessary  forms to provide us with their voting  instructions.  Generally,  you will be asked to provide instructions for us to vote on matters such as changes in a  fundamental  investment  strategy,  adoption  of a new  investment  advisory  agreement,  or matters  relating  to the structure of the underlying mutual fund that require a vote of shareholders.

American  Skandia  Trust (the  "Trust") has obtained an  exemption  from the  Securities  and Exchange  Commission  that permits its investment adviser,  American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of Trustees of the Trust, to change  sub-advisors  for a Portfolio and to enter into new sub-advisory  agreements,  without  obtaining  shareholder approval of the changes.  This exemption (which is similar to exemptions  granted to other  investment  companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient  supervision  and management of the  sub-advisors by ASISI and the  Trustees.  The Trust is  required,  under the terms of the  exemption,  to  provide  certain  information  to  shareholders following these types of changes.

Material Conflicts
It is possible that  differences  may occur between  companies  that offer shares of an  underlying  mutual fund  portfolio to their respective  separate  accounts  issuing  variable  annuities  and/or  variable life insurance  products.  Differences may also occur surrounding the offering of an underlying  mutual fund portfolio to variable life insurance  policies and variable annuity contracts that we offer.  Under certain  circumstances,  these  differences could be considered  "material  conflicts," in which case we would take  necessary  action to protect  persons with voting rights under our variable  annuity  contracts  and variable  life  insurance policies  against  persons  with  voting  rights  under other  insurance  companies'  variable  insurance  products.  If a "material conflict" were to arise between owners of variable  annuity  contracts and variable life  insurance  policies  issued by us we would take  necessary  action to treat such  persons  equitably  in  resolving  the  conflict.  "Material  conflicts"  could  arise due to differences  in voting  instructions  between  owners of variable  life  insurance  and  variable  annuity  contracts of the same or different companies.  We monitor any potential conflicts that may exist.

Service Fees Payable by Underlying Funds
American  Skandia or our  affiliates  have  entered  into  agreements  with the  investment  adviser or  distributor  of many of the underlying  Portfolios.  Under the terms of these agreements,  American Skandia provides  administrative and support services to the
Portfolios for which a fee is paid that is generally based on a percentage of the average assets  allocated to the Portfolios  under the Annuity.  Any fees payable  will be  consistent  with the services  rendered or the  expected  cost savings  resulting  from the arrangement.  These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American  Skandia,  Inc., is the distributor and principal  underwriter of the securities  offered  through this  prospectus.  ASM acts as the distributor of a number of annuity and life  insurance  products we offer and both American  Skandia Trust and American  Skandia  Advisor  Funds,  Inc., a family of retail mutual  funds.  ASM also acts as an  introducing  broker-dealer  through  which it receives a portion of  brokerage  commissions  in connection  with  purchases  and sales of securities  held by  portfolios of American  Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive,  Shelton,  Connecticut 06484. ASM is registered as broker-dealer  under the
Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous  basis.  ASM enters into  distribution  agreements with  independent  broker-dealers  who are registered  under the Exchange Act and with entities that may offer the Annuity but are exempt from  registration.  Applications for the Annuity are solicited by registered  representatives of those firms. Such  representatives  will also be our appointed insurance agents under state insurance law.  In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation  is paid to firms on sales of the Annuity  according  to one or more  schedules.  The  individual  representative  will receive a portion of the  compensation,  depending on the practice of the firm.  Compensation  is generally based on a percentage of
Purchase  Payments  made, up to a maximum of 7.0%.  Alternative  compensation  schedules are available  that provide a lower initial commission  plus ongoing  annual  compensation  based on all or a portion of Account  Value.  We may also provide  compensation  for providing  ongoing  service to you in relation to the Annuity.  Commissions and other  compensation  paid in relation to the Annuity do not result in any additional  charge to you or to the Separate  Account.  No compensation is payable on Annuities  purchased by a member of the designated class of Owners (see "Credits Applied to Purchase Payments for Designated Class of Annuity Owner").

In addition,  firms may receive  separate  compensation  or  reimbursement  for,  among other things,  training of sales  personnel, marketing or other services they provide to us or our affiliates.  We or ASM may enter into  compensation  arrangements with certain firms.  These  arrangements  will not be offered to all firms and the terms of such  arrangements may differ between firms. Any such compensation  will be paid by us or ASM and will not result in any additional  charge to you. To the extent  permitted by NASD rules and other  applicable laws and  regulations,  ASM may pay or allow other  promotional  incentives or payments in the form of cash or other compensation.

Advertising:  We may  advertise  certain  information  regarding  the  performance  of the  investment  options.  Details  on how we calculate  performance  for the  Sub-accounts  are found in the  Statement of Additional  Information,  including how we account for
Credits in these performance  measures.  This information may help you review the performance of the investment  options and provide a basis for comparison with other  annuities.  This  information may be less useful when comparing the performance of the investment options with other savings or investment  vehicles.  Such other  investments  may not provide some of the benefits of annuities,  or may not be designed for  long-term  investment  purposes.  Additionally  other  savings or  investment  vehicles may not receive the beneficial tax treatment given to annuities under the Code.

We may advertise the performance of the Portfolios in the form of "Standard" and  "Non-standard"  Total Returns  calculated for each
Sub-account.  "Standard Total Return" figures assume a hypothetical  initial  investment of $1,000 allocated to a Sub-account during the most recent one,  five and ten year periods (or since the inception  date that the Portfolio has been offered as a  Sub-account, if less).  "Standard Total Return" figures assume that the applicable  Insurance Charge and the Annual  Maintenance Fee are deducted and that the Annuity is  surrendered  at the end of the applicable  period,  meaning that any Contingent  Deferred Sales Charge that would  apply upon  surrender  is also  deducted.  "Standard  Total  Return"  figures  do not take into  consideration  any  Credits.
"Non-standard  Total Return" figures  include any  performance  figures that do not meet the SEC's rules for Standard Total Returns.
Non-standard  Total Returns are  calculated in the same manner as  standardized  returns except that the figures may not reflect all fees and  charges.  In  particular,  they may  assume no  surrender  at the end of the  applicable  period so that the CDSC does not apply.  "Non-standard  Total Return"  figures may assume Credits of 1.5%,  4.0% or 5.0%,  respectively,  depending on the cumulative amount of Purchase Payments being  illustrated.  The amount of credits  illustrated may be more or less than the Credits  applicable to your  Annuity  (see "How do I Receive  Credits?").  Standard  and  Non-standard  Total  Returns  will not reflect the  additional asset-based  charges that are deducted  when you elect any optional  benefits.  The  additional  cost  associated  with any optional benefits you elected will reduce your performance.  Non-standard Total Returns must be accompanied by Standard Total Returns.

Some of the  underlying  Portfolios  existed  prior to the  inception  of these  Sub-accounts.  Performance  quoted  in  advertising regarding  such  Sub-accounts  may indicate  periods during which the  Sub-accounts  have been in existence but prior to the initial offering of the Annuities,  or periods during which the underlying  Portfolios  have been in existence,  but the  Sub-accounts  have not. Such hypothetical  historical  performance is calculated using the same assumptions  employed in calculating actual performance since inception of the  Sub-accounts.  Hypothetical  historical  performance of the underlying  Portfolios prior to the existence of the Sub-accounts may only be presented as Non-standard Total Returns.

We may advertise the  performance  of money  market-type  Sub-accounts  using a measure of the "current and  effective  yield".  The current yield of a money  market-type  Sub-account  is  calculated  based upon the previous  seven-day  period ending on the date of calculation.  The effective yield of a money  market-type  Sub-account  reflects the  reinvestment of net income earned daily on the assets of such a  Sub-account.  The current  and  effective  yields  reflect the  Insurance  Charge and the charge for any  optional benefits (if  applicable)  deducted  against the  Sub-account.  In a low interest  rate  environment,  yields for money  market-type
Sub-accounts,  after  deduction of the Insurance  Charge,  and the charge for any optional  benefits (if applicable) may be negative even though the yield (before  deducting for such charges) is positive.  Current and effective  yield  information  will  fluctuate.
This information may not provide a basis for comparisons with deposits in banks or other  institutions  which pay a fixed yield over a stated period of time, or with investment  companies which do not serve as underlying  mutual funds for variable  annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance  information on the Sub-accounts is based on past performance only and is not an indication or  representation of future performance.  Performance of the Sub-accounts is not fixed.  Actual  performance  will depend on the type,  quality and, for some of the  Sub-accounts,  the maturities of the investments held by the underlying  mutual funds or portfolios and upon prevailing  market conditions and the response of the underlying  mutual funds to such  conditions.  Actual  performance will also depend on changes in the expenses of the underlying  mutual funds or portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such  underlying  mutual  fund or  portfolio.  In  addition,  the total  amount of  asset-based  charges  assessed  against  each
Sub-account will affect performance.

The information we may advertise  regarding the Fixed  Allocations  may include the then current  interest rates we are crediting to new Fixed  Allocations.  Information  on  current  rates  will be as of the date  specified  in such  advertisement.  Rates  will be included in  advertisements  to the extent  permitted by law. Given that the actual rates  applicable to any Fixed Allocation are as of the date of any such Fixed  Allocation's  Guarantee  Period begins,  the rate credited to a Fixed  Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance of our  Sub-accounts  with: (a) certain  unmanaged  market  indices, including but not limited to the Dow Jones Industrial  Average,  the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond
Index,  the Frank Russell  non-U.S.  Universal Mean, the Morgan Stanley  Capital  International  Index of Europe,  Asia and Far East
Funds, and the Morgan Stanley Capital  International World Index; and/or (b) other management  investment  companies with investment objectives  similar to the mutual fund or portfolio  underlying the  Sub-accounts  being compared.  This may include the performance ranking assigned by various publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune, Money, Barron's,
Business Week, USA Today and  statistical  services,  including but not limited to Lipper  Analytical  Services Mutual Funds Survey,
Lipper Annuity and Closed End Survey,  the Variable  Annuity Research Data Survey,  SEI, the Morningstar  Mutual Fund Sourcebook and
the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance  Corporation may advertise its rankings and/or ratings by independent  financial  ratings  services.
Such rankings may help you in evaluating  our ability to meet our  obligations in relation to Fixed  Allocations,  pay minimum death benefits,  pay annuity  payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of
Separate Account B.

AVAILABLE INFORMATION
A Statement of  Additional  Information  is available  from us without  charge upon your  request.  This  Prospectus  is part of the registration  statement we filed with the SEC regarding this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference  Section,  450 Fifth Street N.W.,  Washington,  D.C., 20549. You may inspect and copy those  registration statements  and  exhibits  thereto at the SEC's  public  reference  facilities  at the above  address,  Room 1024,  and at the SEC's
Regional Offices,  The Woolworth Building,  233 Broadway,  New York, NY and 175 W. Jackson Boulevard,  Suite 900, Chicago, IL. These
documents,   as  well  as  documents  incorporated  by  reference,   may  also  be  obtained  through  the  SEC's  Internet  Website
(http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or  superseded  by a statement in this  Prospectus  or in a  later-filed  document,  such  statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2001  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated  by reference in this  Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X|      writing  to us via  regular  mail at  American  Skandia  -  Variable  Annuities,  P.O.  Box 7040,  Bridgeport,  Connecticut
       06601-7040 OR for express mail American  Skandia - Variable  Annuities,  One Corporate  Drive,  Shelton,  Connecticut  06484.
       NOTE:  Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X|      sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com.
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com.

You can obtain account information  through Skandia's  Telephone  Automated Response System (STARS) and at  www.americanskandia.com, our  Internet  Website.  Our  Customer  Service  representatives  are also  available  during  business  hours to  provide  you with information  about your account.  You can request certain  transactions  through our telephone voice response  system,  our Internet
Website  or  through  a  customer  service  representative.  You  can  provide  authorization  for a  third  party,  including  your attorney-in-fact  acting  pursuant to a power of attorney or an  investment  professional,  to access your account  information  and perform certain  transactions on your account.  You will need to complete a form provided by us which identifies those  transactions that you wish to authorize via telephonic  and electronic  means and whether you wish to authorize a third party to perform any such transactions.  We require that you or your  representative  provide proper  identification  before performing  transactions over the telephone  or through our Internet  Website.  This may include a Personal  Identification  Number (PIN) that will be provided to you upon issue of your  Annuity or you may  establish  or change your PIN through  STARS and at  www.americanskandia.com,  our  Internet
Website.  Any third party that you  authorize  to perform  financial  transactions  on your  account will be assigned a PIN for your account.

Transactions  requested  via  telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims, loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic  means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your  Annuity  using  verification  methods  which may  include a request  for your  Social  Security  number,  PIN or other form of electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent  instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic,  facsimile,  Internet or any other electronic  information or that we will be able to accept  transaction  instructions  via such means at all times.  Regular  and/or  express  mail will be the only means by which we will accept  transaction  instructions when telephonic,  facsimile,  Internet or any other electronic means are unavailable or delayed.  American  Skandia  reserves the right to limit,  restrict or  terminate  telephonic,  facsimile,  Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 (the  "Securities  Act") may be permitted to directors,  officers or persons  controlling the registrant pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the SEC such  indemnification  is against  public policy as expressed in the  Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  American  Skandia and its affiliates are not involved in any legal  proceedings  outside of the ordinary course of business.  American  Skandia and its affiliates are involved in pending and threatened  legal  proceedings in the normal course of its business,  however,  we do not anticipate that the outcome of any such legal  proceedings  will have a material adverse  affect on the  Separate  Account,  or American  Skandia's  ability to meet its  obligations  under the  Annuity,  or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements
|X|      Appendix A - American Skandia Life Assurance Corporation Variable Account B

A-35

                                     APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA

The following table summarizes information with respect to the operations of the Company:

(table in thousands)                                         For the Year Ended December 31,
                                              2001          2000           1999          1998          1997
                                              ----          ----           ----          ----          ----
STATEMENT OF OPERATIONS DATA
Revenues:
Annuity and life insurance charges and fee$*   378,693  $    424,578   $    289,989  $    186,211  $    121,158
Fee income                                     111,196       130,610         83,243        50,839        27,593
Net investment income                           20,126        11,656         10,441        11,130         8,181
Premium income and other revenues                3,368         4,778          3,688         1,360         1,082
                                          ------------  ------------   ------------  ------------  ------------

Total revenues                            $    513,383  $    571,622   $    387,361  $    249,540  $    158,014
                                          ============  ============   ============  ============  ============

Benefits and Expenses:
Annuity and life insurance benefits       $      1,955  $        751   $        612  $        558  $      2,033
Change in annuity and life insurance
     policy reserves                           (39,898)       45,018          3,078         1,053            37
Cost of minimum death benefit                        -             -          2,945         5,144         4,545
reinsurance
Return credited to contractowners               16,833         9,046         (1,639)       (8,930)       (2,018)
Underwriting, acquisition and other
     insurance expenses                        420,802       335,213        206,350       167,790        90,496
Interest expense                                73,424        85,998         69,502        41,004        24,895
                                          ------------  ------------   ------------  ------------  ------------

Total benefits and expenses               $    473,116  $    476,026   $    280,848  $    206,619  $    119,988
                                          ============  ============   ============  ============  ============

Income tax expense                        $      7,168  $     30,779   $     30,344  $      8,154  $     10,478
                                          ============  ============   ============  ============  ============

Net income                                $     33,099  $     64,817   $     76,169  $     34,767  $     27,548
                                          ============  ============   ============  ============  ============

STATEMENT OF FINANCIAL CONDITION DATA
Total Assets                              $ 28,036,860  $ 31,702,705   $ 30,881,579  $ 18,848,273  $ 12,894,290
                                          ============  ============   ============  ============  ============

Future fees payable to parent             $    797,055  $    934,410   $    576,034  $    368,978  $    233,034
                                          ============  ============   ============  ============  ============

Surplus Notes                             $    144,000  $    159,000   $    179,000  $    193,000  $    213,000
                                          ============  ============   ============  ============  ============

Shareholder's Equity                      $    577,668  $    496,911   $    359,434  $    250,417  $    184,421
                                          ============  ============   ============  ============  ============

*        On annuity and life insurance sales of $3,834,167,  $8,216,167,  $6,862,968,  $4,159,662, and $3,697,990,  during the years ended December 31, 2001, 2000, 1999, 1998 and 1997,  respectively,  with contractowner  assets under management of $26,017,847,
     $29,751,822, $29,396,693, $17,854,761, and $12,119,191, as of December 31, 2001, 2000, 1999, 1998, and 1997, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's  Discussion  and Analysis of Financial  Condition  and Results of  Operations  should be read in  conjunction  with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations
---------------------

Annuity and life  insurance  sales  decreased 53% in 2001 to  $3,834,167,000  as compared to a 20% increase in 2000. The decrease in sales in 2001 was consistent with the general decline in sales  throughout the variable annuity  industry,  attributed in large part to the decline in the equity  markets.  The sales  growth in 2000 was driven by  significant  sales  volume in the first  quarter of
2000 due to the strong  equity  market  performance.  However,  the decline in the equity  markets  during the remainder of the year negatively  impacted sales as the first quarter level of sales was not  sustained.  The Company has announced its intention to focus on the growth of its core variable  annuity  business,  with a continuing  focus on  increasing  sales  through  innovative  product development  activities,  the expansion of its wholesaling force through  recruitment and retention of top producers,  and providing consistently good customer service.

Average assets under management totaled  $27,020,489,000 in 2001,  $31,413,809,000 in 2000 and $21,984,759,000 in 1999, representing a decrease of 14% in 2001 and an increase of 46% in 2000.  As a result of the  decrease  in sales  volume and average  assets  under management,  annuity and life  insurance  charges and fees  decreased  11% in 2001,  as compared to an increase of 46% in 2000.  Fee income generated from transfer agency-type and investment support activities decreased 15% in 2001 and increased 57% in 2000.

Net  investment  income  increased 73% in 2001 compared to 2000 and increased 12% in 2000 compared to 1999. The increase in 2001 was primarily  due to a higher level of fixed  maturity  investments  in support of the Company's  risk-based  capital  objectives.  The increase  in 2000 was  primarily  due to the  higher  level  of  fixed  maturity  investments  partially  offset  by  $6,939,000  of amortization of premiums paid on derivative  instruments.  Excluding the derivative  amortization,  net investment  income increased
62% in 2000 as a result of increased fixed maturity investments in support of the Company's risk-based capital objectives.

Premium income represents  premiums earned on the sale of ancillary  contracts such as immediate  annuities with life contingencies, supplementary  contracts  with life  contingencies  and certain life  insurance  products.  Sales of these products will increase or decrease over time  depending on the payout  elections of the  policyholders.  Management  expects  supplementary  contracts to grow over time with the maturing of the core business lines.

Net  realized  investment  gains  totaled  $928,000 in 2001,  compared  to losses of  $688,000  in 2000.  The gross gain in 2001 was partially  offset by losses on securities in the fixed maturity  portfolio.  The most  significant  loss was  $2,636,000  related to
Enron  securities.  In addition net realized  losses were  incurred due to  redemption's  of mutual fund  holdings in support of the
Company's  non-qualified  deferred  compensation program. The change from 1999 to 2000 was primarily due to realized losses on sales of securities in the fixed  maturity  portfolio.  These losses were  partially  offset by realized  gains on sales of fixed maturity investments and mutual funds.

The change in annuity policy  reserves  includes  changes in reserves  related to annuity  contracts with mortality risks as well as the company's  guaranteed minimum death benefit ("GMDB")  liability.  The GMDB reserve decreased  $43,984,000 in 2001, as the result of an update of certain  reserve  assumptions  during 2001 to reflect more realistic  expectations  as to risks inherent in the GMDB liability.  These changes  reduced the GMDB liability  significantly.  Previous  assumptions  had been based on statutory  valuation principles as an  approximation  for  accounting  principles  generally  accepted in the United States ("U.S.  GAAP").  In addition, future  mortality  rates have been lowered to reflect  favorable past  experience.  This decrease in 2001 compares to an increase in
GMDB reserves of $44,186,000 in 2000.

Certain assumptions were also updated in the calculation of the deferred acquisition cost asset,  however,  offsetting the resulting increase in earnings and equity as a result of changes in the GMDB  liability.  The  amortization  of such costs are  determined  in large part by changes in the  expectations  of future  gross  profits of the  variable  annuity  business.  In 2001,  the decline in equity  markets  resulted in a  significantly  lower estimate of future gross profits,  thereby  increasing the expenses  recognized through amortization.

In 1999,  the Company began to develop a program  utilizing  equity put options to manage the risks  embedded in the GMDB in annuity contracts that would result from significant  declines in the equity markets.  Prior to the  implementation  of the hedge strategies utilizing equity put options,  the Company had reinsured  substantially  all of its exposure on the GMDB liability.  The reinsurance was terminated during the second quarter of 1999 as the reinsurer exited this market.

Return  credited to  contractowners  consists of revenues on the variable  and market value  adjusted  annuities  and variable  life insurance,  offset by the benefit  payments  and changes in  reserves  required on this  business.  Market  value  adjusted  annuity activity  has the  largest  impact on this  benefit.  In 2001 and 2000,  the  Separate  Account  investment  returns  on the  assets supporting  market value adjusted  annuities were less than the expected returns as calculated in the reserves,  contributing to the significant  increase in the return credited to  contractholders  benefit.  In addition,  this benefit  increased as a result of the amortization of unearned  Performance  Advantage target value credits,  which increased  $12,814,581 in 2001 over 2000 due primarily to increased  sales of products  containing  this feature.  Other  significant  contributors to the change from 2000 to 2001 include guaranteed minimum death benefit payments on variable  annuities,  which were driven up due to the market declines in 2001, totaling
$2,569,000  net of gains on equity put  options as well as  increased  costs  associated  with  processing  of  backdated  financial transactions.

Underwriting, acquisition and other insurance expenses for 2001, 2000 and 1999 were as follows:

                 (table in thousands)                        2001               2000              1999
                                                             ----               ----              ----
Commissions and purchase credits                           $ 238,847         $ 393,494      $     358,279
General operating expenses                                   167,044           252,206            214,269
Acquisition costs deferred during the year                  (209,136)         (495,103)          (450,059)
Acquisition costs amortized during the year                  224,047           184,616             83,861
                                                           ---------         ---------          ---------
Net amortization of deferred acquisition costs                14,911          (310,487)          (366,198)
                                                           ---------         ----------         ----------
Underwriting, acquisition and other insurance
     expenses                                              $ 420,802         $ 335,213          $ 206,350
                                                           =========         =========          =========

Underwriting,  acquisition  and other  insurance  expenses  increased  26% and 62% in 2001 and 2000,  respectively.  Lower sales and asset levels in 2001 led to a 39% decease in  commissions  and purchase  credits.  Partially  offsetting  this decline,  the company launched a  commission  promotion  program  during  2001,  which  increased  commissions  as a  percentage  of new sales.  Increased commissions and purchase credits reflect the increase in sales in both 2000 and 1999.

General  operating  expenses  decreased 34% from 2000 as a result of lower sales-based  compensation and expense reduction  programs implemented  in 2001 (see Note 18 to the  consolidated  financial  statements).  In addition,  variable  compensation  and long-term incentive plan expense have  decreased due to the slowdown in sales and decline in equity  markets.  Significant  investments in new product development and Internet-based technology contributed to general operating expense increases in both 2001 and 2000.

The company  updated  certain  assumptions in the calculation of expected gross profits used to develop  deferred  acquisition  cost amortization  rates to reflect more recent  experience and current equity market  conditions.  As a result of this the  amortization of such costs increased significantly over the year 2000.

The  amortization of acquisition  costs increased  substantially  in 2000 compared to 1999 as the associated costs from record sales in late 1999 and early 2000 were recognized in accordance with profit and expense recognition models under U.S. GAAP.

Interest  expense  decreased  $12,574,000  in 2001 as a result of the reduction in borrowing and increased  $16,496,000 in 2000 as a result of additional  securitized  financing  transactions,  which consist of the transfer of rights to receive  future fees to ASI,
which  fees   collateralize   notes  issued  in  private   placements  by  ASI  through  special  purpose  trusts   ("securitization
transactions").  In  addition,  the Company paid down surplus  notes on December 3, 2001 and  December 10, 2000 of  $15,000,000  and
$20,000,000  respectively.  Surplus  notes  outstanding  as of December 31, 2001 and 2000  totaled  $144,000,000  and  $159,000,000, respectively.

The  effective  income tax rates for the years ended  December 31,  2001,  2000 and 1999 were 18%,  32% and 28%,  respectively.  The effective  rate is lower than the  corporate  rate of 35% due to permanent  differences,  with the most  significant  item being the dividend  received  deduction.  Management  believes that,  based on the taxable income  produced in the past two years,  as well as continued  growth in annuity sales, the Company will produce  sufficient  taxable income in future years to realize its deferred tax assets.

The Company  generated net income after tax of  $33,099,000,  $64,817,000  and  $76,169,000  in 2001,  2000 and 1999,  respectively.
Equity market  volatility  during 2001 directly  impacted  revenues,  sales and ultimately  expenses for the company.  Revenues were lower than expected due to the  significant  drop in sales year over year, as well as the negative  performance  of the mutual funds underlying  annuity and  insurance  contracts.  Benefits  were higher than  expected  due to the death  claims paid in excess of the account values of the specific  contracts due to GMDB  provisions in such  contracts.  Expenses were  relatively  higher compared to sales and assets than in prior  periods.  Expense  reduction  programs  were  implemented  during the year to better match  expenses incurred  with sales  activity and  management  of the book of business.  Revenue  increases in 2000 were more than offset by higher benefits and expenses driven primarily from the increase in the reserve  requirement  related to the GMDB as a result of the decline in the equity markets.  Investments in new product development and technology also contributed to the increase in expenses.

The Company  considers  Mexico an emerging market and has invested in the Skandia Vida operations with the expectation of generating profits from long-term  savings products in future years. As such,  Skandia Vida has generated net losses of $2,619,000,  $2,540,000 and $2,523,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Total assets declined 12% in 2001 as a direct result of the decrease in separate  account assets.  Separate  account assets declined consistent with the drop in the equity market, offset in part by new net sales activity.

Liabilities  declined 12% in 2001 as a result of several  factors.  Reserves and Separate  Account  liabilities  required to support the annuity and life insurance  business declined  consistent with market valuing of the underlying assets as well as the changes in the GMDB reserve.  Payable to affiliate  increased due to borrowing from ASI to support  temporary  operating cash needs.  Reduction in Future Fees Payable to ASI declined,  consistent with the  securitization  transaction cash flow realized on the designated block of contracts.

Significant Accounting Policies
-------------------------------

For information on the Company's significant  accounting policies,  see Notes to Consolidated  Financial  Statements.  Specifically,
for Deferred  Acquisition  Costs,  see Note 21, for Separate  Accounts,  see Note 20 and for the Company's  employee  profit sharing programs, see Note 13.

Liquidity and Capital Resources
-------------------------------

The Company's liquidity requirement was met by cash from insurance operations, investment activities and borrowings from ASI.

In 2001, the Company had net positive  operating  cash flow as a result of increased cash from insurance  operations and a decreased acquisition  cost cash flow strain due to the  reduction in sales  activity.  In 2000,  the majority of the  operating  cash outflow resulted from the sale of variable  annuity and variable life products that carry a contingent  deferred sales charge.  This type of product  causes a temporary  cash strain in that 100% of the  proceeds  are  invested in separate  accounts  supporting  the product leaving a cash (but not  capital)  strain  caused by the  acquisition  cost for the new  business.  This cash  strain  required  the
Company to look beyond the cash made available by insurance  operations  and  investments of the Company to financing in the form of surplus notes, capital contributions, cash advances, securitization transactions and modified coinsurance reinsurance arrangements:

During 2001 and 2000, the Company  received  $45,500,000 and  $69,000,000,  respectively,  from ASI to support the solvency  capital needs and anticipated growth in business of its U.S.  operations.  In addition,  the Company received $2,500,000 and $2,450,000 from
ASI in 2001 and 2000, respectively, to support its investment in Skandia Vida.

In 2001, in anticipation of more permanent financing,  the Company received approximately  $100,000,000 from ASI in the form of cash advances.  These amounts are reported as Payable to Affiliates in the Consolidated Statements of Financial Condition.

Funds received from new  securitization  transactions  amounted to  $476,288,000 in 2000 (see Note 8 to the  consolidated  financial statements).

During 2001 and 2000, the Company extended its reinsurance  agreements.  The Company also entered into a reinsurance  agreement with
SICL in 2000. The reinsurance  agreements are modified  coinsurance  arrangements  where the reinsurer shares in the experience of a specific book of business.

The Company expects the continued use of reinsurance and  securitization  transactions to fund the cash strain  anticipated from the acquisition costs on future years' sales volume.

As of December 31, 2001 and 2000,  shareholder's  equity totaled  $577,668,000 and  $496,911,000,  respectively.  The increases were driven by the previously mentioned capital contributions received from ASI and net income from operations.

The Company has long-term surplus notes and short-term borrowings from ASI.  No dividends have been paid to ASI.

The National Association of Insurance  Commissioners  ("NAIC") requires insurance companies to report information  regarding minimum
Risk Based Capital ("RBC")  requirements.  These requirements are intended to allow insurance  regulators to identify companies that may need regulatory  attention.  The RBC model law requires that insurance  companies  apply various  factors to asset,  premium and reserve items,  all of which have inherent risks.  The formula  includes  components for asset risk,  insurance risk,  interest rate risk and business risk.  The Company has complied with the NAIC's RBC reporting  requirements  and has total  adjusted  capital well above required capital.

Effects of Inflation
--------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company believes that it is well positioned to retain and enhance its position as a leading  provider of financial  products for long-term  savings and retirement  purposes as well as to address the economic impact of premature death,  estate planning  concerns and supplemental  retirement  needs. The Company has renewed its focus on its core variable annuity  business,  offering  innovative long-term  savings and income products,  strengthening its wholesaling  efforts and providing  consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999 (the Financial Services  Modernization Act) permits  affiliation among banks,  securities firms and insurance  companies.  This legislative change has created  opportunities for continued  consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company  such as pension  reform,  capital  gains and estate tax changes, privacy  standards and Internet  regulation.  Additional  pension reform may change  current tax deferral rules and allow  increased contributions to retirement plans,  which may lead to higher  investments in tax-deferred  products and create growth  opportunities for the Company.  A capital gains tax  reduction may cause  tax-deferred  products to be less  attractive to consumers,  which could adversely  impact the Company.  New privacy  standards  and Internet  regulation  may impact the  Company's  strategic  initiatives, especially related to potential business relationships with web-based technology providers.

Forward Looking Information
---------------------------

The Private Securities  Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking  statements,  so long as those statements are identified as forward-looking,  and the statements are accompanied by meaningful  cautionary statements that identify  important  factors that could cause actual results to differ  materially  from those  discussed in the statement.  We want to take advantage of these safe harbor provisions.

Certain  information  contained in the  Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations is
forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These  forward-looking  statements  rely on a number  of  assumptions  concerning  future  events,  and are  subject  to a number of significant  uncertainties  and  results to differ  materially  from these  statements.  You should not put undue  reliance on these forward-looking  statements.  We disclaim any intention or obligation to update or revise forward-looking  statements,  whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential  fluctuations in earnings and the fair value of certain of its assets and  liabilities,  as well as variations in expected cash flows due to changes in market  interest rates and equity prices.  The following  discussion  focuses on specific  exposures the Company has to interest rate and equity price risk and describes  strategies  used to manage these risks, and includes  "forward-looking  statements" that involve risk and uncertainties.  The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk
------------------

Fluctuations  in interest rates can  potentially  impact the Company's  profitability  and cash flows.  At December 31, 2001, 97% of assets  held under  management  by the Company are in  non-guaranteed  Separate  Accounts  for which the  Company's  exposure is not significant,  as the contractowner  assumes  substantially all the investment risk. On the remaining 3% of assets, the interest rate risk from  contracts  that carry  interest rate exposure is managed  through an  asset/liability  matching  program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2001, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate  annuities,  fixed supplementary  contracts,  the fixed investment option offered in its variable life insurance  contracts,  and in support of the Company's target solvency  capital.  The
Company has a conservative  investment  philosophy with regard to these investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's  deferred  annuity  products  offer a fixed option which  subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the  contractowner.  Guarantee  period options  available range from one to ten years.  Withdrawal of funds, or transfer of funds to variable  investment  options,  before the end of the guarantee period subjects the  contractowner  to a market value  adjustment  ("MVA").  In the event of rising  interest rates,  which make the fixed maturity  securities  underlying the guarantee less valuable,  the MVA could be negative.  In the event of declining  interest rates, which make the fixed maturity  securities  underlying the guarantee more valuable,  the MVA could be positive.  The resulting increase or decrease in the value of the fixed option,  from  calculation of the MVA,  should  substantially  offset the increase or decrease in the market value of the securities underlying the guarantee.  The Company maintains strict  asset/liability  matching to enable this offset.  However, the Company still takes on the default risk for the underlying  securities,  the interest rate risk of reinvestment  of  interest  payments  and the risk of failing to maintain  the  asset/liability  matching  program  with  respect to duration and convexity.

Liabilities  held in the  Company's  guaranteed  separate  account as of December  31, 2001  totaled  $1,092,944,000.  Fixed  income investments  supporting  those  liabilities  had a fair value of  $1,092,944,000.  The Company  performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2001. The analysis showed that an immediate  decrease of 100 basis points in interest rates would result in a net increase in liabilities and the  corresponding  assets of  approximately  $37,300,000 and  $41,500,000,  respectively.  An  analysis  of a 100 basis point  decline in  interest  rates at December  31, 2000 showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800,000 and $39,900,000, respectively.

Equity Market Exposure
----------------------

The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the
Company.  Various  fees and  charges  earned  are  substantially  derived  as a  percentage  of the  market  value of  assets  under management.  In a market decline,  this income would be reduced.  This could be further compounded by customer  withdrawals,  net of applicable  surrender  charge  revenues,  partially  offset by transfers to the fixed option  discussed  above. A 10% decline in the market value of the assets under  management at December 31, 2001,  sustained  throughout  2002, would result in an approximate drop in related annual fee income of  $49,727,000.  This result was not materially  different than the result  obtained from the analysis performed as of December 31, 2000.

Another equity market risk exposure of the Company  relates to the guaranteed  minimum death benefit  liability.  Declines in equity markets and,  correspondingly,  the  performance  of the mutual funds  underlying  the Company's  products,  increase the guaranteed minimum death benefit liabilities.  As discussed in Note 2E of the consolidated  financial  statements,  the Company uses derivative instruments to hedge against the risk of  significant  decreases in equity  markets.  Prior to the  implementation  of this program, the Company used reinsurance to mitigate this risk.

The  Company  has a small  portfolio  of equity  investments  consisting  of mutual  funds,  which are held in support of a deferred compensation  program.  In the event of a decline  in market  values of  underlying  securities,  the value of the  portfolio  would decline;  however the accrued  benefits  payable under the related  deferred  compensation  program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were  obtained  using  computer  models that take into  consideration  various assumptions  about the future.  Given the  uncertainty  of future  interest rate  movements,  volatility  in the equity  markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                            AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

Report of Independent Auditors

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the "Company"
which is a  wholly-owned  subsidiary  of  Skandia  Insurance  Company  Ltd.) as of  December  31,  2001 and  2000,  and the  related consolidated  statements  of income,  shareholder's  equity and cash flows for each of the three years in the period ended  December
31, 2001. These  consolidated  financial  statements are the  responsibility of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing  standards  generally  accepted in the United States.  Those  standards  require that we plan and perform the audit to obtain  reasonable  assurance  about  whether the  financial  statements  are free of material misstatement.  An audit  includes  examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates made by management,  as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the consolidated  financial position of American  Skandia Life  Assurance  Corporation  at December  31, 2001 and 2000,  and the  consolidated  results of their operations  and their cash flows for each of the three years in the period ended  December 31, 2001 in  conformity  with  accounting principles generally accepted in the United States.

As discussed in Note 2, the Company adopted Financial Accounting Standards (FAS) No. 133, Accounting for Derivative Instruments
and Hedging Activities.

/s/ Ernst & Young LLP
------------------------------------

Hartford, Connecticut
February 2, 2002

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Financial Condition
                                                        (table in thousands)

                                                                           As of December 31,
                                                                          2001            2000
                                                                          ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value                                  $       362,831 $       285,708
   Equity securities - at fair value                                          45,083          20,402
   Derivative instruments                                                      5,525           3,015
   Policy loans                                                                6,559           3,746
                                                                     --------------- ---------------

     Total investments                                                       419,998         312,871

Cash and cash equivalents                                                     32,231          76,499
Accrued investment income                                                      4,737           5,209
Deferred acquisition costs                                                 1,383,281       1,398,192
Reinsurance receivable                                                         5,863           3,642
Receivable from affiliates                                                     3,283           3,327
Income tax receivable                                                         30,537          34,620
State insurance licenses                                                       3,963           4,113
Fixed assets                                                                  20,734          10,737
Other assets                                                                  96,967          96,403
Separate account assets                                                   26,038,549      29,757,092
                                                                     --------------- ---------------

     Total assets                                                    $    28,040,143 $    31,702,705
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future insurance policy and contract benefits           $        89,740 $       135,545
Drafts outstanding                                                            64,438          63,758
Accounts payable and accrued expenses                                        160,261         137,040
Deferred income taxes                                                         54,980           8,949
Payable to affiliates                                                        103,452               -
Future fees payable to American Skandia, Inc. ("ASI")                        797,055         934,410
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                144,000         159,000
Separate account liabilities                                              26,038,549      29,757,092
                                                                     --------------- ---------------

     Total Liabilities                                                    27,462,475      31,205,794
                                                                     --------------- ---------------

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   335,329         287,329
Retained earnings                                                            239,078         205,979
Accumulated other comprehensive income                                           761           1,103
                                                                     --------------- ---------------

     Total Shareholder's equity                                              577,668         496,911
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    28,040,143 $    31,702,705
                                                                     =============== ===============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Income
                                                       (tables in thousands)

                                                                       For the Year Ended December 31,
                                                                      2001          2000           1999
                                                                      ----          ----           ----

REVENUES
--------

Annuity and life insurance charges and fees                       $    378,693  $    424,578  $    289,989
Fee income                                                             111,196       130,610        83,243
Net investment income                                                   20,126        11,656        10,441
Premium income                                                           1,218         3,118         1,278
Net realized capital gains (losses)                                        928          (688)          578
Other                                                                    1,222         2,348         1,832
                                                                  ------------  ------------  ------------

   Total revenues                                                      513,383       571,622       387,361
                                                                  ------------  ------------  ------------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   1,955           751           612
   Change in annuity and life insurance policy reserves                (39,898)       45,018         3,078
   Cost of minimum death benefit reinsurance                                 -             -         2,945
   Return credited to contractowners                                    16,833         9,046        (1,639)
                                                                  ------------  ------------  -------------

                                                                       (21,110)       54,815         4,996

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          420,802       335,213       206,350
   Interest expense                                                     73,424        85,998        69,502
                                                                  ------------  ------------  ------------

                                                                       494,226       421,211       275,852
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         473,116       476,026       280,848
                                                                  ------------  ------------  ------------

     Income from operations before income tax                           40,267        95,596       106,513

       Income tax expense                                                7,168        30,779        30,344
                                                                  ------------  ------------  ------------

         Net income                                               $     33,099  $     64,817  $     76,169
                                                                  ============  ============  ============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                          Consolidated Statements of Shareholder's Equity
                                                        (table in thousands)

                                                                  For the Year Ended December 31,
                                                               2001             2000             1999
                                                               ----             ----             ----

Common stock:
   Beginning balance                                        $     2,500      $     2,500      $     2,000
   Increase in par value                                              -                -              500
                                                            -----------      -----------      -----------

     Ending balance                                               2,500            2,500            2,500
                                                            -----------      -----------      -----------

Additional paid in capital:
   Beginning balance                                            287,329          215,879          179,889
   Transferred to common stock                                        -                -             (500)
   Additional contributions                                      48,000           71,450           36,490
                                                            -----------      -----------      -----------

     Ending balance                                             335,329          287,329          215,879
                                                            -----------      -----------      -----------

Retained earnings:
   Beginning balance                                            205,979          141,162           64,993
   Net income                                                    33,099           64,817           76,169
                                                            -----------      -----------      -----------

     Ending balance                                             239,078          205,979          141,162
                                                            -----------      -----------      -----------

Accumulated other comprehensive income (loss):
   Beginning balance                                              1,103             (107)           3,535
   Other comprehensive income                                      (342)           1,210           (3,642)
                                                            ------------     -----------      ------------

     Ending balance                                                 761            1,103             (107)
                                                            -----------      -----------      ------------

       Total shareholder's equity                           $   577,668      $   496,911      $   359,434
                                                            ===========      ===========      ===========

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                               Consolidated Statements of Cash Flows
                                                        (table in thousands)

                                                                          For the Year Ended December 31,
                                                                           2001        2000        1999
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net income                                                           $    33,099 $    64,817 $    76,169
   Adjustments to reconcile net income to net
     cash provided by (used in) operating activities:
     Amortization and depreciation                                            1,833       7,565       1,495
     Deferred tax expense                                                    46,215      60,023     (10,903)
     (Decrease) increase in policy reserves                                 (34,679)     50,892       4,367
     Increase (decrease) in payable to affiliates, net                      103,496     (72,063)     69,897
     Change in income tax receivable                                          4,083     (58,888)     17,611
     Increase in other assets                                                  (564)    (59,987)    (32,954)
     Decrease in accrued investment income                                      472      (1,155)     (1,174)
     (Increase) decrease in reinsurance receivable                           (2,221)        420         129
     Net decrease (increase) in deferred acquisition costs                   14,911    (310,487)   (366,198)
     Increase (decrease) in accounts payable and accrued
expenses                                                                     23,221     (21,550)     66,763
     Increase in drafts outstanding                                             680      12,699      22,118
     Investment losses (gains) on derivatives                                 2,902      (3,435)      3,749
     Net realized capital (gains) losses on investments                        (928)        688        (578)
                                                                        ----------------------- ------------
       Net cash provided by (used in) operating activities                  192,520    (330,461)   (149,509)
                                                                        ----------- ------------------------

Cash flow from investing activities:
     Purchase of fixed maturity investments                                (462,820)   (380,737)    (99,250)
     Proceeds from sale and maturity of fixed
       maturity investments                                                 390,816     303,736      36,226
     Purchase of derivatives                                                (66,487)     (6,722)     (4,974)
     Proceeds from exercise of derivative instruments                        61,075           -           -
     Purchase of shares in equity securities                                (55,430)    (18,136)    (17,703)
     Proceeds from sale of shares in equity securities                       25,228       8,345      14,657
     Purchase of fixed assets                                               (10,773)     (7,348)     (3,178)
     Increase in policy loans                                                (2,813)     (2,476)       (701)
                                                                        ------------------------------------
       Net cash used in investing activities                               (121,204)   (103,338)    (74,923)
                                                                        ------------------------------------

Cash flow from financing activities:
     Capital contribution from parent                                        48,000      71,450      36,490
     Repayment of surplus notes                                             (15,000)    (20,000)    (14,000)
     (Decrease) increase in future fees payable to ASI, net                (137,355)    358,376     207,056
     Net (withdrawals) deposits (from) to contractowner accounts            (11,126)     11,361       5,872
                                                                        -----------------------------------
       Net cash (used in) provided by financing activities                 (115,481)    421,187     235,418
                                                                        ----------------------- -----------

       Net (decrease) increase in cash and cash equivalents                 (44,165)    (12,612)     10,986
       Cash and cash equivalents at beginning of period                      76,499      89,212      77,525
       Change in foreign currency translation, net                             (103)       (101)        701
                                                                        -----------------------------------
       Cash and cash equivalents at end of period                       $    32,231 $    76,499 $    89,212
                                                                        =========== =========== ===========
     Income taxes (received) paid                                       $   (43,130)$    29,644 $    23,637
                                                                        ======================= ===========
     Interest paid                                                      $    43,843 $    85,551 $    69,697
                                                                        ===========  ========== ===========
                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                             Notes to Consolidated Financial Statements
                                                         December 31, 2001

1.       ORGANIZATION AND OPERATION

         American  Skandia Life  Assurance  Corporation  (the  "Company") is a  wholly-owned  subsidiary of American  Skandia,  Inc.
         ("ASI") whose ultimate parent is Skandia Insurance Company Ltd., ("SICL") a Swedish Corporation.

         The Company develops long-term savings and retirement products which are distributed  through its affiliated  broker/dealer company,  American Skandia Marketing,  Incorporated  ("ASM"). The Company currently issues variable and term life insurance and variable,  fixed, market value adjusted deferred and immediate annuities for individuals,  groups and qualified pension plans.  The Company has announced its  intention to focus on its core  variable  annuity  business by exiting the qualified pension plan market and limiting its variable life insurance  offerings to single premium  products,  as well as term life.
         The Company does not expect to incur any significant costs to exit these businesses.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A.  de C.V.  ("Skandia  Vida"),  which is a life  insurance  company domiciled  in Mexico.  Skandia  Vida had total  shareholder's  equity of  approximately  $4,179,000  and  $4,402,000  as of
         December  31,  2001,  and 2000,  respectively.  The Company  considers  Mexico an emerging  market and has  invested in the
         Skandia Vida  operations  with the expectation of generating  profits from long-term  savings  products in future years. As such,  Skandia Vida has generated net losses of  approximately  $2,619,000,  $2,540,000  and  $2,523,000 in 2001,  2000 and
         1999, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The accompanying  consolidated  financial  statements have been prepared in conformity with accounting  principles generally  accepted in the United  States  ("U.S.  GAAP").  Intercompany  transactions  and  balances  between the
                  Company and Skandia Vida have been eliminated in consolidation.

                  Certain reclassifications have been made to prior year amounts to conform with current year presentation.

         B.       New Accounting Standard
                  -----------------------

                  Effective January 1, 2001, the Company adopted Statement of Financial  Accounting  Standards No. 133,  "Accounting
                  for  Derivative  Instruments  and Hedging  Activities,"  as amended by SFAS 137 and SFAS 138  (collectively  "SFAS
                  133").  Derivative  instruments  held by the Company  consist of equity  option  contracts  utilized to manage the economic risks associated with the guaranteed  minimum death benefits ("GMDB").  These derivative  instruments are carried at fair value.  Realized and  unrealized  gains and losses are reported in the  Consolidated  Statement of
                  Income,  consistent with the item being hedged, as a component of return credited to contractowners.  The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20,  "Recognition of
                  Interest Income and Impairment on Purchased and Retained  Beneficial  Interests in Securitized  Financial Assets."
                  Under the  consensus,  investors  in certain  asset-backed  securities  are  required  to record  changes in their estimated  yield on a prospective  basis and to evaluate these  securities for an other than temporary  decline in value.  If the fair value of the  asset-backed  security has declined below its carrying amount and the decline is determined  to be other than  temporary,  the security is written  down to fair value.  The adoption of EITF Issue
                  99-20 did not have a significant effect on the Company's financial statements.

         C.       Future Accounting Standard
                  --------------------------

                  In July 2001,  the  Financial  Accounting  Standards  Board  ("FASB")  issued  Statement of  Financial  Accounting
                  Standards.  No. 142  "Accounting  for Goodwill and  Intangible  Assets."  ("SFAS  142").  Under the new  standard, goodwill and intangible  assets deemed to have indefinite lives will no longer be amortized but will be subject to annual  impairment  tests in  accordance  with the new  standard.  Other  intangible  assets  will  continue to be amortized over their useful lives.

                  The Company will apply the new rules on the accounting for goodwill and other  intangible  assets beginning in the first quarter of 2002.  The Company is still  assessing the impact of the new standard,  however,  the adoption of
                  SFAS 142 is not expected to have a significant impact on the Company's financial statements.

         D.       Investments
                  -----------

                  The Company has classified its fixed maturity investments as available-for-sale  and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

                  The Company has classified its mutual fund investments held in support of a deferred  compensation  plan (see Note
                  13) as  available-for-sale.  Such  investments  are  carried at fair value with  changes in  unrealized  gains and losses reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized gains and losses on disposal of investments are determined by the specific  identification method and are included in revenues.

         E.       Derivative Instruments
                  ----------------------

                  The Company uses derivative  instruments  which consist of equity option  contracts for risk management  purposes, and not for trading or  speculation.  The Company  economically  hedges the GMDB exposure  associated  with market value fluctuations.

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Based on  criteria  described  in SFAS 133,  the  Company's  hedges do not  qualify  as  "effective"  hedges  and, therefore,  hedge  accounting  may not be applied.  Accordingly,  the derivative  investments  are carried at fair value  with  changes  in  unrealized  gains and losses  being  recorded  in income.  As such,  both  realized  and unrealized gains and losses are reported in the Consolidated Statements of Income,  consistent with the item being hedged, as a component of return credited to contractowners.

         F.       Cash Equivalents
                  ----------------

                  The Company  considers all highly liquid time deposits,  commercial  paper and money market mutual funds purchased with a maturity at date of acquisition of three months or less to be cash equivalents.

         G.       Fair Values of Financial Instruments
                  ------------------------------------

                  The methods and assumptions used to determine the fair value of financial instruments are as follows:

                  Fair values of fixed  maturities with active markets are based on quoted market prices.  For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

                  Fair values of equity securities are based on quoted market prices.

                  The fair value of derivative instruments is determined based on the current value of the underlying index.

                  The carrying value of cash and cash equivalents  (cost)  approximates  fair value due to the short-term  nature of these investments.

                  The carrying value of short-term  borrowings (cost)  approximates fair value due to the short-term nature of these liabilities.

                  Fair  values of certain  financial  instruments,  such as future  fees  payable to ASI and  surplus  notes are not readily determinable and are excluded from fair value disclosure requirements.

         H.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the purchase  price of  $6,000,000 less  accumulated  amortization.  The cost of the  licenses is being  amortized on a  straight-line  basis over 40 years.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         I.       Software Capitalization
                  -----------------------

                  The Company  capitalizes  certain costs  associated  with  internal use software in  accordance  with the American
                  Institute of  Certified  Public  Accountants  Statement of Position  98-1,  "Accounting  for the Costs of Software
                  Developed or Obtained for Internal Use" ("SOP 98-1").  SOP 98-1, which was adopted  prospectively as of January 1,
                  1999,  requires the  capitalization of certain costs incurred in connection with developing or obtaining  internal use software.  Prior to the adoption of SOP 98-1, the Company  expensed all internal use software related costs as incurred.  Details  of  the  capitalized  software  costs,  which  are  included  in  fixed  assets,  and  related amortization for the years ended December 31, are as follows:

                  (table in thousands)                                  2001          2000         1999
                                                                        ----          ----         ----
                  Balance at beginning of year                        $    7,212   $    2,920    $        -
                  Software costs capitalized during the year               5,210        4,804         3,035
                  Software costs amortized during the year               (2,660)        (512)         (115)
                                                                     -----------  -----------   -----------
                  Balance at end of year                              $    9,762   $    7,212    $    2,920
                                                                     ===========  ===========   ===========

                  Capitalized software costs are amortized on a straight-line basis over three years.

         J.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return filed by Skandia  U.S.  Inc. and its U.S.
                  subsidiaries.  In accordance  with the tax sharing  agreement,  the federal  income tax provision is computed on a separate return basis as adjusted for  consolidated  items.  Pursuant to the terms of this agreement,  the Company has the right to recover the value of losses utilized by the  consolidated  group in the year of  utilization.  To the extent the Company  generates  income in future years,  the Company is entitled to offset future taxes on that income through the application of its loss carryforward generated in the current year.

                  Deferred income taxes reflect the net tax effects of temporary  differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         K.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges against  contractowner  account values for mortality and expense risks,  administration  fees,  surrender charges and an annual maintenance fee per contract.
                  Benefit reserves for variable annuity  contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Fee income from mutual fund  organizations  is realized based on assets under management.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Revenues for variable immediate annuity and supplementary  contracts with and without life  contingencies  consist of certain charges against  contractowner  account values including mortality and expense risks and administration fees. Benefit reserves for variable  immediate annuity contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Revenues for market value  adjusted  fixed annuity  contracts consist of separate  account  investment  income reduced by benefit payments and changes in reserves in support of contractowner  obligations,  all of which are included in return credited to contractowners.  Benefit reserves for these contracts represent the account value of the contracts,  and are included in the general account reserve for future contractowner benefits to the extent in excess of the separate account assets.

                  Revenues for fixed immediate annuity and fixed supplementary  contracts without life contingencies  consist of net investment  income.  Revenues for fixed  immediate  annuity  contracts with life  contingencies  consist of single premium  payments  recognized as annuity  considerations  when received.  Benefit reserves for these contracts are based on applicable  actuarial  standards with assumed  interest rates that vary by issue year.  Assumed  interest rates ranged from 6.25% to 8.25% at December 31, 2001 and 2000.

                  Revenues for variable  life  insurance  contracts  consist of charges  against  contractowner  account  values for mortality  and expense risk fees,  administration  fees,  cost of insurance  fees,  taxes and  surrender  charges.
                  Certain  contracts also include charges against premium to pay state premium taxes.  Benefit reserves for variable life  insurance  contracts  represent the account value of the contracts and are included in the separate  account liabilities.

         L.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new business,  which vary with and are primarily related to the production of new business, are being deferred, net of reinsurance.  These costs include commissions,  costs of contract issuance, and certain selling  expenses that vary with production.  These costs are being amortized  generally in proportion to expected gross  profits  from  surrender  charges,  policy and asset based fees and  mortality  and expense  margins.  This amortization is adjusted  retrospectively  and prospectively when estimates of current and future gross profits to be realized from a group of products are revised.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Details of the  deferred  acquisition  costs and  related  amortization  for the years ended  December  31, are as follows:

                  (in thousands)                                   2001           2000            1999
                                                                   ----           ----            ----
                  Balance at beginning of year                $  1,398,192    $  1,087,705   $    721,507
                  Acquisition costs deferred during the year
                                                                   209,136         495,103        450,059
                  Acquisition costs amortized during the
                       year                                       (224,047)       (184,616)       (83,861)
                                                              -------------   -------------  -------------
                  Balance at end of year                      $  1,383,281    $  1,398,192   $  1,087,705
                                                              ============    ============   ============

         M.       Reinsurance
                  -----------

                  The Company cedes reinsurance under modified  co-insurance  arrangements.  These reinsurance  arrangements provide additional  capacity  for growth in  supporting  the cash flow  strain  from the  Company's  variable  annuity and variable life insurance business.  The reinsurance is effected under quota share contracts.

                  The Company reinsured its exposure to market fluctuations  associated with its GMDB liability in the first half of
                  1999. Under this reinsurance  agreement,  the Company ceded premiums of approximately  $2,945,000;  received claim reimbursements of approximately $242,000;  and, recorded a decrease in ceded reserves of approximately  $2,763,000 in 1999.

At December 31, 2001 and 2000, in accordance with the provisions of modified coinsurance agreements, the Company accrued approximately
                  $7,733,000 and $4,339,000, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

         N.       Translation of Foreign Currency
                  -------------------------------

The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency.  Assets and liabilities are translated at the exchange rate in effect at each year-end.  Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year.  Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

         O.       Separate Accounts
                  -----------------

                  Assets and liabilities in Separate  Accounts are included as separate  captions in the consolidated  statements of financial  condition.  Separate  Account  assets  consist  principally  of long term bonds,  investments in mutual funds,  short-term  securities  and  cash and cash  equivalents,  all of which  are  carried  at fair  value.  The investments are managed predominately through the Company's investment advisory affiliate,

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  American Skandia  Investment  Services,  Inc.  ("ASISI"),  utilizing  various fund managers as  sub-advisors.  The remaining  investments are managed by independent  investment firms. The contractowner has the option of directing funds to a wide variety of investment  options,  most of which invest in mutual funds.  The investment risk on the variable  portion of a contract is borne by the  contractowner.  Fixed  options with minimum  guaranteed  interest rates are also available.  The Company bears the credit risk  associated  with the investments  that support these fixed options.

                  Included in Separate  Account  liabilities are reserves of  approximately  $1,092,944,000  and  $1,059,987,000  at
                  December 31, 2001 and 2000, respectively,  relating to annuity contracts for which the contractowner is guaranteed a fixed rate of return.  Separate Account assets of approximately  $1,092,944,000  and  $1,059,987,000 at December
                  31, 2001 and 2000,  respectively,  consisting of long term bonds,  short-term  securities,  transfers due from the general account and cash and cash equivalents are held in support of these annuity obligations,  pursuant to state regulation.

         P.       Estimates
                  ---------

                  The  preparation of financial  statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting  period.  The more  significant  estimates and assumptions  are  related  to  deferred  acquisition  costs and  involve  policy  lapses,  investment  return  and maintenance expenses.  Actual results could differ from those estimates.

3.       COMPREHENSIVE INCOME

         The components of comprehensive income, net of tax, for the years ended December 31 were as follows:

         (table in thousands)                                                 2001        2000       1999
                                                                              ----        ----       ----
         Net income                                                        $  33,099  $  64,817   $  76,169
         Other comprehensive income:
            Unrealized investment losses on available sale securities
                                                                                (448)    (1,681)     (3,438)
            Reclassification adjustment for realized losses (gains)
              included in investment income                                      173      2,957        (660)
                                                                           ---------  ---------   ----------
            Net unrealized gains (losses) on securities                         (275)     1,276      (4,098)
            Foreign currency translation                                         (67)       (66)        456
                                                                           ---------- ----------  ---------
         Other comprehensive (loss) income                                      (342)     1,210      (3,642)
                                                                           ---------- ---------   ----------
         Comprehensive income                                              $  32,757  $  66,027   $  72,527
                                                                           =========  =========   =========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       COMPREHENSIVE INCOME (continued)

         Other comprehensive (loss) income is shown net of tax (benefit) expense of approximately ($184) thousand,  $651 thousand and
         ($1,961) thousand for 2001, 2000 and 1999 respectively.

         The components of accumulated other comprehensive income, net of tax, as of December 31 were as follows:

         (table in thousands)                                                  2001         2000
                                                                               ----         ----
         Unrealized investment gains                                           $  746    $  1,021
         Foreign currency translation                                              15          82
                                                                               ------    --------
         Accumulated other comprehensive income                                $  761    $  1,103
                                                                               ======    ========

4.       INVESTMENTS

         The amortized  cost,  gross  unrealized  gains and losses and estimated fair value of fixed  maturities and  investments in equity  securities  as of December 31, 2001 and 2000 are shown  below.  All  securities  held at December 31, 2001 and 2000 were publicly traded.

         Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                      -------          -----           -----       -------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          ======      ========

         The amortized  cost and fair value of fixed  maturities,  by  contractual  maturity,  at December 31, 2001 are shown below.
         Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                       Amortized
         (table in thousands)                             Cost      Fair Value
                                                          ----      ----------
         Due in one year or less                      $    14,755   $    14,784
         Due after one through five years                 232,199       235,845
         Due after five through ten years                  92,984        94,289
         Due after ten years                               16,944        17,913
                                                      -----------   -----------
           Total                                      $   356,882   $   362,831
                                                      ===========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS (continued)

         Investments in fixed maturities as of December 31, 2000 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    206,041   $      4,445   $        (11)  $    210,475
         Foreign government obligations                  2,791            195              -          2,986
         Obligations of state and political
              subdivisions                                 253              1              -            254
         Corporate securities                           72,237          1,565         (1,809)        71,993
                                                  ------------   ------------   -------------  ------------
              Totals                              $    281,322   $      6,206   $     (1,820)  $    285,708
                                                  ============   ============   =============  ============

         Proceeds from sales of fixed maturities during 2001, 2000 and 1999 and were  approximately  $386,816,000,  $302,632,000 and
         $32,196,000,  respectively.  Proceeds from maturities during 2001, 2000 and 1999 were approximately $4,000,000,  $1,104,000 and $4,030,000,  respectively.  The cost, gross unrealized  gains/losses and fair value of investments in equity securities at December 31are shown below:

         (table in thousands)                              Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2001                             $  49,886       $   122       $(4,925)       $45,083
         2000                             $  23,218       $   372       $(3,188)       $20,402

         Net realized investment gains (losses) were as follows for the years ended December 31:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                  $  7,597      $  1,002       $    253
           Gross losses                                   (4,387)       (3,450)          (228)

         Investment in equity securities:
           Gross gains                                     1,910         1,913            990
           Gross losses                                   (4,192)         (153)          (437)
                                                        ---------     ---------      ---------
              Totals                                    $    928      $   (688)      $    578
                                                        ========      =========      ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities                              $  18,788     $  13,502      $   9,461
         Cash and cash equivalents                           773         5,154          2,159
         Investment in equity securities                     622            99             32
         Policy loans                                        244            97             31
         Derivative instruments                                -        (6,939)        (1,036)
                                                      ----------    -----------    -----------
         Total investment income                          20,427        11,913         10,647
         Investment expenses                                (301)         (257)          (206)
                                                      -----------   -----------    -----------
         Net investment income                         $  20,126     $  11,656      $  10,441
                                                       ==========    ============   =========

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Current tax (benefit) expense                $   (39,047)  $   (29,244)   $    41,248
         Deferred tax expense (benefit)                    46,215        60,023        (10,904)
                                                      -----------   -----------    ------------
           Total income tax expense                   $     7,168   $    30,779    $    30,344
                                                      ===========   ===========    ===========

         Deferred tax assets (liabilities) include the following at December 31:

         (table in thousands)                              2001          2000
                                                           ----          ----
         Deferred tax assets:
           GAAP to tax reserve differences             $   241,503   $   382,826
           Future fees payable to ASI                       63,240             -
           Deferred compensation                            20,520        17,869
           Net operating loss carryforward                  14,372             -
           Surplus notes interest                            9,040         5,536
           AMT credit carryforward                           5,451             -
           Other                                             1,114           907
                                                       -----------   -----------
              Total deferred tax assets                    355,240       407,138
                                                       -----------   -----------

         Deferred tax liabilities:
           Deferred acquisition costs                     (404,758)     (411,417)
           Internal use software                            (3,417)       (2,524)
           Policy fees                                      (1,634)       (1,551)
           Net unrealized gains                               (411)         (595)
              Total deferred tax liabilities              (410,220)     (416,087)
                                                       ------------  ------------
                Net deferred tax asset (liability)     $   (54,980)  $    (8,949)
                                                       ============  ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         The income tax expense  was  different  from the amount  computed by  applying  the  federal  statutory  tax rate of 35% to pre-tax income from continuing operations as follows:

         (table in thousands)                                          2001          2000          1999
                                                                       ----          ----          ----
         Income (loss) before taxes
           Domestic                                                $   42,886    $   98,136    $  109,036
           Foreign                                                     (2,619)       (2,540)       (2,523)
                                                                   -----------   -----------   -----------
           Total                                                       40,267        95,596       106,513
           Income tax rate                                                 35%           35%           35%
                                                                   -----------   -----------   -----------
         Tax expense at federal statutory income tax rate              14,094        33,459        37,280

         Tax effect of:
           Dividend received deduction                                 (8,400)       (7,350)       (9,572)
           Losses of foreign subsidiary                                   917           889           883
           Meals and entertainment                                        603           841           664
           State income taxes                                             (62)         (524)        1,071
           Other                                                           16         3,464            18
                                                                   ----------    ----------    ----------
              Income tax expense                                   $    7,168    $   30,779    $   30,344
                                                                   ==========    ==========    ==========

         The Company's net operating loss  carryforwards,  totaling  approximately  $41,063,000 at December 31, 2001, will expire in
         2016.

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain operating costs (including personnel,  rental of office space,  furniture,  and equipment) have been charged to the
         Company at cost by American Skandia  Information  Services and Technology  Corporation  ("ASIST"),  an affiliated  company.
         The Company has also charged  operating costs to several of its  affiliates.  The total cost to the Company for these items was  approximately  $6,179,000,  $13,974,000  and  $11,136,000 in 2001,  2000 and 1999,  respectively.  Income received for these items was approximately $13,166,000, $11,186,000 and $3,919,000 in 2001, 2000 and 1999, respectively.

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution  related costs  associated with the sales of business through an investment firm where ASM serves as an introducing  broker dealer.  Under this agreement,  the expenses reimbursed were approximately  $6,391,000,  $5,842,000 and $1,441,000 in 2001, 2000 and 1999, respectively.  As of December
         31, 2001 and 2000, amounts receivable under this agreement were approximately $639,000 and $492,000, respectively.

                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

         The proceeds from the transfers  have been recorded as a liability  and are being  amortized  over the remaining  surrender charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection  with these  transactions,  ASI,  through  special purpose  trusts,  issued  collateralized  notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the Purchase  Agreements,  the rights  transferred  provide for ASI to receive a percentage (60%, 80% or
         100% depending on the underlying  commission option) of future mortality and expense charges and contingent  deferred sales charges,  after  reinsurance,  expected  to be  realized  over the  remaining  surrender  charge  period of the  designated contracts (generally 6 to 8 years).

         Payments,  representing  fees and  charges  in the  aggregate  amount,  of  approximately  $207,731,000,  $219,454,000  and
         $131,420,000  were  made by the  Company  to ASI in  2001,  2000  and  1999,  respectively.  Related  interest  expense  of approximately  $59,873,000,  $70,667,000  and  $52,840,000  has been  included in the  statement  of income for 2001,  2000 and1999, respectively.

         The  Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the Company becomes subject to an order of liquidation or  rehabilitation,  the  Commissioner  has the ability to stop the payments due to ASI under the Purchase Agreement subject to certain terms and conditions.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI (continued)

         The present values of the transactions as of the respective effective date were as follows:

                           Closing      Effective       Contract Issue        Discount       Present
        Transaction         Date          Date              Period              Rate          Value
        -----------         ----          ----              ------              ----          -----

           1996-1          12/17/96        9/1/96        1/1/94 - 6/30/96       7.5%           $50,221
           1997-1           7/23/97        6/1/97        3/1/96 - 4/30/97       7.5%            58,767
           1997-2          12/30/97       12/1/97        5/1/95 - 12/31/96      7.5%            77,552
           1997-3          12/30/97       12/1/97        5/1/96 - 10/31/97      7.5%            58,193
           1998-1           6/30/98        6/1/98        1/1/97 - 5/31/98       7.5%            61,180
           1998-2          11/10/98       10/1/98        5/1/97 - 8/31/98       7.0%            68,573
           1998-3          12/30/98       12/1/98        7/1/96 - 10/31/98      7.0%            40,128
           1999-1           6/23/99        6/1/99        4/1/94 - 4/30/99       7.5%           120,632
           1999-2          12/14/99       10/1/99       11/1/98 - 7/31/99       7.5%           145,078
           2000-1           3/22/00        2/1/00        8/1/99 - 1/31/00       7.5%           169,459
           2000-2           7/18/00        6/1/00        2/1/00 - 4/30/00      7.25%            92,399
           2000-3          12/28/00       12/1/00        5/1/00 - 10/31/00     7.25%           107,291
           2000-4          12/28/00       12/1/00        1/1/98 - 10/31/00     7.25%           107,139

         Expected payments of future fees payable to ASI as of December 31, 2001 are as follows:

           (table in thousands)           Year             Amount
                                          ----             ------

                                          2002      $   175,357
                                          2003          171,345
                                          2004          156,842
                                          2005          132,702
                                          2006          102,188
                                          2007           50,821
                                          2008            7,800
                                                    -----------
                                          Total         $797,055
                                                        ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

9.       LEASES

         The Company leases office space under a lease  agreement  established in 1989 with ASIST.  The Company entered into a lease agreement for office space in  Westminster,  Colorado,  effective  January 1, 2001.  Lease expense for 2001,  2000 and 1999 was  approximately  $8,404,000,  $6,593,000  and  $5,003,000,  respectively.  Future minimum lease payments per year and in aggregate as of December 31, 2001 are as follows:

              (table in thousands)       2002                          $   7,913
                                         2003                              8,087
                                         2004                              8,570
                                         2005                              8,609
                                         2006                              8,698
                                         2007 and thereafter              41,711
                                                                       ---------
                                         Total                         $  83,588
                                                                       =========

10.      RESTRICTED ASSETS

         To comply with certain state insurance  departments'  requirements,  the Company maintains cash, bonds and notes on deposit with various  states.  The carrying  value of these  deposits  amounted to  approximately  $4,822,000  and $4,636,000 as of
         December  31,  2001  and  2000,  respectively.  These  deposits  are  required  to be  maintained  for  the  protection  of contractowners within the individual states.

11.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory  basis  shareholder's  equity was  approximately  $226,780,000  and  $342,804,000  at December 31, 2001 and 2000,
         respectively.

         The Company  incurred  statutory  basis net losses for 2001 of  approximately  $121,957,000  due  primarily to  significant declines in the equity  markets  during the year as well as increased  levels of operating  expenses  relative to revenues.
         Statutory basis net income for 2000 was $11,550,000, as compared to losses of $17,672,000 in 1999.

         Under  various  state  insurance  laws,  the maximum  amount of dividends  that can be paid to  shareholders  without prior approval of the state  insurance  department  is subject to  restrictions  relating to statutory  surplus and net gain from operations.  At December 31, 2001, no amounts may be distributed without prior approval.

         On November 8, 1999,  the Board of Directors  authorized  the Company to increase  the par value of its capital  stock from
         $80 per share to $100 per share in order to comply with minimum  capital  levels as required by the  California  Department of Insurance.  This  transaction  resulted in a corresponding  decrease in paid in and contributed  surplus of $500,000 and had no effect on capital and surplus.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

12.      STATUTORY ACCOUNTING PRACTICES

         The Company  prepares its statutory basis financial  statements in accordance with accounting  practices  prescribed by the
         State  of  Connecticut  Insurance  Department.  Prescribed  statutory  accounting  practices  include  publications  of the
         National  Association of Insurance  Commissioners  (NAIC),  as well as state laws,  regulations and general  administrative rules.

         The NAIC adopted the  Codification  of Statutory  Accounting  Principles  (Codification)  in March 1998. The effective date for  codification  was January 1, 2001. The Company's  state of domicile,  Connecticut,  has adopted  codification  and the
         Company has made the  necessary  changes in its  statutory  accounting  and  reporting  required  for  implementation.  The overall impact of adopting  codification  was a one-time,  cumulative  change in accounting  benefit  recorded  directly in statutory surplus of approximately $12,047,000.

         In addition,  during 2001,  based on a  recommendation  from the State of  Connecticut  Insurance  Department,  the Company
         changed its statutory  method of accounting for its liability  associated with  securitized  variable  annuity fees.  Under the new method of accounting,  the liability for securitized  fees is established  consistent with the method of accounting for the liability  associated with variable annuity fees ceded under reinsurance  contracts.  This equates to the statutory liability at any valuation date being equal to the  Commissioners  Annuity Reserve  Valuation Method (CARVM) offset related to the  securitized  contracts.  The impact of this change in  accounting,  representing  the  difference  in the liability calculated  under the old method  versus the new method as of January 1,  2001,  was  reported  as a  cumulative  effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215,000.

13.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially  all employees are eligible.  Under this plan, the Company  provides a 50% match on  employees'  contributions  up to 6% of an  employee's  salary  (for an  aggregate  match of up to 3% of the employee's  salary).  Additionally,  the Company may contribute  additional  amounts based on  profitability of the Company and  certain  of its  affiliates.  Company  contributions  to this plan on behalf of the  participants  were  approximately
         $2,738,000, $3,734,000 and $3,164,000 in 2001, 2000 and 1999, respectively.

         The  Company  has a  deferred  compensation  plan,  which is  available  to the field  marketing  staff and  certain  other employees.  Company  contributions to this plan on behalf of the participants  were  approximately  $345,000,  $399,000 and
         $193,000 in 2001, 2000 and 1999, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

13.      EMPLOYEE BENEFITS (continued)

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to executive  officers and other  personnel.  The Company and certain  affiliates  also have a profit sharing  program,  which benefits all employees  below the officer level.  These programs  consist of multiple plans with new plans  instituted each year.  Generally,  participants  must remain  employed by the Company or its  affiliates at the time such units are payable in order to receive any  payments  under the  programs.  The accrued  liability  representing  the value of these units was approximately  $13,645,000  and $31,632,000 as of December 31, 2001 and 2000,  respectively.  Payments under these programs were approximately $8,377,000, $13,542,000, and $4,079,000 in 2001, 2000 and 1999, respectively.

14.      REINSURANCE

         The Company  cedes  insurance to other  insurers in order to limit its risk  exposure.  Such  transfer does not relieve the
         Company of its primary  liability and, as such,  failure of reinsurers to honor their  obligation could result in losses to the Company.  The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

         The effect of reinsurance for the 2001, 2000 and 1999 was as follows:

         (table in thousands)

        2001                                                             Gross         Ceded           Net
        ----                                                             -----         -----           ---
        Annuity and life insurance charges and fees                  $   430,913    $   (52,220)  $   378,693
        Change in annuity and life insurance policy reserves         $   (35,835)   $    (4,063)  $   (39,898)
        Return credited to contractowners                            $    16,741    $        92   $    16,833

        2000
        ----
        Annuity and life insurance charges and fees                  $   477,802    $   (53,224)  $   424,578
        Change in annuity and life insurance policy reserves         $    45,784    $      (766)  $    45,018
        Return credited to contractowners                            $    13,607    $    (4,561)  $     9,046

        1999
        ----
        Annuity and life insurance charges and fees                  $   326,670    $   (36,681)  $   289,989
        Change in annuity and life insurance policy reserves         $     4,151    $    (1,073)  $     3,078
        Return credited to contractowners                            $    (1,382)   $      (257)  $    (1,639)

         In December 2000, the Company  entered into a modified  coinsurance  agreement with SICL covering  certain  contracts  issued since January 1996. The impact of this treaty to the Company was a pre tax loss of  approximately  $4,917,000 in 2001 and pre tax income of  approximately  $7,067,453 in 2000. At December 31, 2001 and 2000,  approximately  $12,983,000  and $6,109,000, respectively, was payable to SICL under this agreement.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

15.      SURPLUS NOTES

         The Company has issued  surplus notes to ASI in exchange for cash.  Surplus notes  outstanding  as of December 31, 2001 and
         2000, and interest expense for 2001, 2000 and 1999 were as follows:

                                                     Liability as of
         (table in thousands)                         December 31,                    Interest Expense
                                   Interest                                            For the Years
            Note Issue Date          Rate          2001          2000          2001         2000         1999
         ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
         ----------------------    ---------     ----------

         February 18, 1994           7.28%               -             -             -          732          738
         March 28, 1994              7.90%               -             -             -          794          801
         September 30, 1994          9.13%               -        15,000         1,282        1,392        1,389
         December 28, 1994           9.78%               -             -             -            -        1,308
         December 19, 1995           7.52%          10,000        10,000           763          765          762
         December 20, 1995           7.49%          15,000        15,000         1,139        1,142        1,139
         December 22, 1995           7.47%           9,000         9,000           682          684          682
         June 28, 1996               8.41%          40,000        40,000         3,411        3,420        3,411
         December 30, 1996           8.03%          70,000        70,000         5,699        5,715        5,698
                                                 ----------    ----------    ---------    ---------    ---------
                                                 ----------    ----------    ---------    ---------    ---------

         Total                                    $144,000      $159,000       $12,976      $14,644      $15,928
                                                 ==========    ==========    =========    =========    =========

         On December 3, 2001, a surplus note,  dated September 30, 1994, for $15,000,000 was repaid.  On December 27, 2000,  surplus notes for  $10,000,000,  dated  February 18, 1994,  and  $10,000,000,  dated March 28, 1994,  were repaid.  On December 10,
         1999, a surplus note,  dated December 28, 1994, for $14,000,000  was repaid.  All surplus notes mature seven years from the issue date.

         Payment of interest and repayment of principal  for these notes is subject to certain  conditions  and require  approval by the Insurance  Commissioner  of the State of  Connecticut.  At December 31, 2001 and 2000,  approximately  $25,829,000  and
         $15,816,000, respectively, of accrued interest on surplus notes was not approved for payment under these criteria.

16.      SHORT-TERM BORROWING

         The Company had a  $10,000,000  short-term  loan payable to ASI at December  31, 2001 and 2000 as part of a revolving  loan agreement.  The loan has an interest  rate of 3.67% and matures on March 12, 2002.  The total related  interest  expense to the Company was  approximately  $522,000,  $687,000 and $585,000 in 2001,  2000 and 1999,  respectively.  Accrued  interest payable was approximately $113,000 and $222,000 as of December 31, 2001 and 2000, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

17.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately 99% of the Company's separate account  liabilities are subject to discretionary  withdrawal by contractowners at market value or with market value  adjustment.  Separate  account assets,  which are carried at fair value, are adequate to pay such  withdrawals,  which are generally  subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

18.      RESTRUCTURING CHARGES

         On March 22, 2001,  and  December 3, 2001,  the Company  announced  separate  plans to reduce  expenses to better align its operating  infrastructure  with  the  current  investment  market  environment.  As part of the two  plans,  the  Company's workforce was reduced by approximately  140 positions and 115 positions,  respectively,  affecting  substantially all areas of the  Company.  Estimated  pre-tax  severance  benefits  of  approximately  $8,500,000  have been  charged  against  2001 operations  related to these  reductions.  These charges have been reported in the  Consolidated  Statements of Income as a
         component  of  Underwriting,   Acquisition  and  Other  Insurance  Expenses.   As  of  December  31,  2001,  the  remaining
         restructuring liability, relating primarily to the December 3, 2001 plan, was approximately $4,104,000.

19.      COMMITMENTS AND CONTINGENT LIABILITIES

         As of the date of this filing,  the Company is not involved in any legal proceedings  outside of the ordinary course of its business  operations.  The Company is involved in pending and threatened  legal  proceedings in the ordinary  course of its
         business   operations.   While  the  outcome  of  these  legal  proceedings  cannot  be  determined  at  this  time,  after consideration  of  the  defenses  available  to the  Company,  applicable  insurance  coverage  and  any  related  reserves established,  these legal  proceedings  are not  expected to result in  liability  for  amounts  material to the  financial condition of the Company, although they may adversely affect results of operations in future periods.

20.      SEGMENT REPORTING

         In recent  years,  in order to complete  the array of products  offered by the  Company and its  affiliates  to meet a wide variety of financial  planning,  the Company  developed  variable  life  insurance and  qualified  retirement  plan annuity products.  Assets under management and sales for products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures  as required by SFAS 131,  "Disclosures  about  Segments of an Enterprise  and Related
         Information,"  and the  Company  does not  anticipate  that they will do so in the future due to a change in the  Company's strategy.  On March 15,  2002,  the  Company  announced  that it will no longer  accept  new  business  for the  funding of qualified  retirement  plans,  effective July 31, 2002 and will not accept  applications for it's flexible premium variable insurance  products that are signed after April 1, 2002 or received after April 15, 2002.  The Company  intends to continue to accept additional  contributions to existing qualified plans, to service and accept additional premiums for its existing flexible  premium  variable  insurance  contracts,  and to  continue  to offer and sell its single  premium  variable  life insurance products.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   131,096   $   128,665    $   114,714    $   117,854
        Net investment income*                           5,381         4,997          5,006          4,742
        Net realized capital gains (losses)              1,902           373            376         (1,723)
                                                  ------------  ------------   ------------   -------------
        Total revenues                                 138,379       134,035        120,096        120,873
        Benefits and expenses*                         122,940       110,644        115,313        124,219
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              15,439        23,391          4,783         (3,346)
        Income taxes                                     4,034         7,451           (480)        (3,837)
                                                  ------------  ------------   -------------  -------------
        Net income                                 $    11,405   $    15,940    $     5,263    $       491
                                                  ============  ============   ============   ============

        *     For the quarters  ended March 31, 2001,  June 30, 2001 and  September  30, 2001,  the Company had reported  investment
              performance   associated  with  its  derivatives  as  net  investment  income.  The  above  presentation   reflects  a
              reclassification of these amounts to benefits and expenses.

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   137,255   $   139,317    $   147,923    $   136,159
        Net investment income                            2,876         3,628          4,186            966
        Net realized capital gains (losses)                729        (1,436)          (858)           877
                                                  ------------  -------------  -------------  ------------
        Total revenues                                 140,860       141,509        151,251        138,002
        Benefits and expenses                          106,641       121,356        137,514        110,515
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              34,219        20,153         13,737         27,487
        Income taxes                                    10,038         5,225          3,167         12,349
                                                  ------------  ------------   ------------   ------------
        Net income                                 $    24,181   $    14,928    $    10,570    $    15,138
                                                  ============  ============   ============   ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          1999                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $    78,509   $    88,435    $    97,955    $   111,443
        Net investment income                            2,654         2,842          2,735          2,210
        Net realized capital gains                         295            25            206             52
        Total revenues                                  81,458        91,302        100,896        113,705
        Benefits and expenses                           64,204        67,803         71,597         77,244
        Pre-tax net income                              17,254        23,499         29,299         36,461
        Income taxes                                     3,844         7,142          7,898         11,460
        Net income                                 $    13,410   $    16,357    $    21,401    $    25,001
                                                  ============  ============   ============   ============

B-8

                               APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

Separate  Account B consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or mutual fund portfolio.  All or some of these  Sub-accounts  are available as investment  options for other variable  annuities we offer pursuant to different prospectuses.

Unit Prices And Numbers Of Units:  The following table shows:  (a) the Unit Price,  as of the dates shown,  for Units in each of the
Sub-accounts of Separate Account B that are being offered pursuant to this  Prospectus;  and (b) the number of Units  outstanding in each  such  Sub-account  as of the  dates  shown.  The year in which  operations  commenced  in each  such  Sub-account  is noted in parentheses.  To the extent a Sub-account  commenced  operations during a particular  calendar year, the Unit Price as of the end of the period reflects only the partial year results from the  commencement of operations  until December 31st of the applicable  year.
The  portfolios  in  which a  particular  Sub-account  invests  may or may not have  commenced  operations  prior  to the date  such
Sub-account  commenced  operations.  The initial offering price for each Sub-account was $10.00.  Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1, 2002.

Beginning  November 18, 2002,  multiple Unit Prices will be calculated  for each  Sub-account  of Separate  Account B to reflect the daily charge  deducted for each  combination of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for each optional benefit offered under this Annuity.

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
-------------------------------------------------------------------------------------------------------------------------------------------
AST Strong
International Equity 1
(1989)
Unit Price                    $24.28        31.88       43.99      27.18      22.95      19.70       18.23      16.80      16.60     12.37
Number of Units           17,388,860   19,112,622  16,903,883 17,748,560 17,534,233 17,220,688  14,393,137 14,043,215  9,063,464 1,948,773
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST American Century
International Growth 2
(1997)
Unit Price                    $12.85        17.92       21.66      13.30      11.35          -           -          -          -         -
Number of Units           37,487,425   17,007,352   6,855,601  5,670,336  2,857,188          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST DeAM
International
Equity 3
(1994)
Unit Price                    $10.77        16.12       23.45      12.54      11.46      11.39       10.23          -          -         -
Number of Units           13,627,264   16,245,805   8,818,599  9,207,623  9,988,104  9,922,698   2,601,283          -          -         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST MFS Global
Equity
(1999)
Unit Price                     $8.94        10.08       11.01          -          -          -           -          -          -         -
Number of Units            5,806,567    2,803,013     116,756          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST PBHG Small-Cap
Growth 4
(1994)
Unit Price                    $19.84        21.51       42.08      17.64      17.28      16.54       13.97      10.69          -         -
Number of Units           23,048,821   25,535,093  32,134,969 15,003,001 14,662,728 12,282,211   6,076,373  2,575,105          -         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST DeAM Small-
Cap Growth 5
(1999)
Unit Price                     $8.46        11.98       15.37          -          -          -           -          -          -         -
Number of Units           60,703,791   63,621,279  53,349,003          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
-------------------------------------------------------------------------------------------------------------------------------------------
AST Federated
Aggressive Growth
(2000)
Unit Price                     $7.10         9.08           -          -          -          -           -          -          -         -
Number of Units            6,499,066      196,575           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Goldman Sachs
Small-Cap Value 6
(1998)
Unit Price                    $15.12        13.95       10.57       9.85          -          -           -          -          -         -
Number of Units           26,220,860   15,193,053   6,597,544  4,081,870          -          -           -          -          -         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Gabelli Small-Cap
Value 7
(1997)
Unit Price                    $14.08        13.35       11.11      11.20      12.70          -           -          -          -         -
Number of Units           35,483,530   23,298,524  21,340,168 24,700,211 14,612,510          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Janus Mid-Cap
Growth
(2000)
Unit Price                     $3.88         6.58           -          -          -          -           -          -          -         -
Number of Units           17,045,776    9,426,102           -          -          -          -           -          -          -         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Neuberger
Berman
Mid-Cap Growth 8
(1994)
Unit Price                    $18.95        25.90       28.58      19.15      16.10      13.99       12.20       9.94          -         -
Number of Units           25,717,164   26,517,850  13,460,525 13,389,289 11,293,799  9,563,858   3,658,836    301,267          -         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Neuberger
Berman
Mid-Cap Value 9
(1993)
Unit Price                    $20.16        21.09       16.78      16.10      16.72      13.41       12.20       9.81      10.69         -
Number of Units           47,298,313   44,558,699  37,864,586 16,410,121 11,745,440  9,062,152   8,642,186  7,177,232  5,390,887         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Alger All-Cap
Growth
(2000)
Unit Price                     $5.54         6.74           -          -          -          -           -          -          -         -
Number of Units          125,442,916   28,229,631           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Gabelli All-Cap
Value
(2000)
Unit Price                     $9.71        10.06           -          -          -          -           -          -          -         -
Number of Units           14,934,570    1,273,094           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price
Natural Resources
(1995)
Unit Price                    $19.71        19.86       15.88      12.57      14.46      14.19       11.01          -          -         -
Number of Units            6,565,088    6,520,983   6,201,327  5,697,453  7,550,076  6,061,852     808,605          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
-------------------------------------------------------------------------------------------------------------------------------------------
AST Alliance
Growth 10
(1996)
Unit Price                    $14.61        17.38       20.44      15.48      12.33      10.89           -          -          -         -
Number of Units           29,478,257   25,796,792  17,059,819 19,009,242 18,736,994  4,324,161           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST MFS Growth
(1999)
Unit Price                     $8.02        10.38       11.27          -          -          -           -          -          -         -
Number of Units          117,716,242    7,515,486     409,467          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 ----------
AST Marsico Capital
Growth
(1997)
Unit Price                    $13.74        17.81       21.06      14.00      10.03          -           -          -          -         -
Number of Units           85,895,802   94,627,691  78,684,943 40,757,449    714,309          -           -          -          -         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST JanCap Growth
(1992)
Unit Price                    $27.71        41.14       60.44      39.54      23.83      18.79       14.85      10.91      11.59     10.51
Number of Units           84,116,221   99,250,773  94,850,623 80,631,598 62,486,302 46,779,164  28,662,737 22,354,170 13,603,637 1,476,139
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST DeAM Large-
Cap Value 11
(2000)
Unit Price                     $9.15         9.82           -          -          -          -           -          -          -         -
Number of Units            4,575,558      586,058           -          -          -          -           -          -          -         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Alliance/Bernstein
Growth + Value 12
(2001)
Unit Price                    $9.63            -           -            -          -          -          -           -          -        -
Number of Units           3,351,836            -           -            -          -          -          -           -          -        -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Sanford Bernstein
Core Value 12
(2001)
Unit Price                   $10.04            -           -            -          -          -          -           -          -        -
Number of Units           4,207,869            -           -            -          -          -          -           -          -        -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Cohen & Steers
Realty
(1998)
Unit Price                    $10.54        10.39        8.35       8.28          -          -           -          -          -         -
Number of Units           12,268,426   11,891,188   6,224,365  3,771,461          -          -           -          -          -         -
                                                                                                                                 ----------
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AST Sanford Bernstein
Managed Index 500 13
(1998)
Unit Price                    $12.03        13.55       15.08      12.61          -          -           -          -          -         -
Number of Units           48,018,721   48,835,089  39,825,951 22,421,754          -          -           -          -          -         -
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AST American Century
Income & Growth 14
(1997)
Unit Price                    $12.86        14.24       16.19      13.35      12.06          -           -          -          -         -
Number of Units           27,386,278   32,388,202  21,361,995 13,845,190  9,523,815          -           -          -          -         -
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                                                                       Year Ended December 31,
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                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
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AST Alliance Growth
and Income 15
(1992)
Unit Price                    $28.18        28.72       27.60      24.11      21.74      17.79       15.22      11.98      11.88     10.60
Number of Units           63,123,316   53,536,296  52,766,579 47,979,349 42,197,002 28,937,085  18,411,759  7,479,449  4,058,228   956,949
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                                                                                                                                 ----------
AST MFS Growth with
Income
(1999)
Unit Price                     $8.64        10.36       10.49          -          -          -           -          -          -         -
Number of Units           11,896,688    6,937,627     741,323          -          -          -           -          -          -         -
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                                                                                                                                 ----------
AST INVESCO Capital
Income 16
(1994)
Unit Price                    $19.84        22.01       21.31      19.34      17.31      14.23       12.33       9.61          -         -
Number of Units           48,595,962   50,171,495  46,660,160 40,994,187 33,420,274 23,592,226  13,883,712  6,633,333          -         -
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AST DeAM Global
Allocation 17
(1993)
Unit Price                    $17.39        19.98       21.19      17.78      15.98      13.70       12.49      10.34      10.47         -
Number of Units           26,641,422   30,290,413  23,102,272 22,634,344 22,109,373 20,691,852  20,163,848 13,986,604  8,743,758         -
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                                                                                                                                 ----------
AST American Century
Strategic Balanced
(1997)
Unit Price                    $13.50        14.23       14.90      13.37      11.18          -           -          -          -         -
Number of Units           14,369,895   14,498,180  13,944,535  6,714,065  2,560,866          -           -          -          -         -
                                                                                                                                 ----------
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AST T. Rowe Price
Asset Allocation
(1994)
Unit Price                    $18.15        19.33       19.70      18.12      15.53      13.30       11.92       9.80          -         -
Number of Units           17,579,107   19,704,198  22,002,028 18,469,315 13,524,781  8,863,840   4,868,956  2,320,063          -         -
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AST T. Rowe Price
Global Bond 18
(1994)
Unit Price                    $10.62        10.49       10.69      11.82      10.45      10.98       10.51       9.59          -         -
Number of Units            9,668,062   11,219,503  12,533,037 12,007,692 12,089,872  8,667,712   4,186,695  1,562,364          -         -
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AST Federated High
Yield
(1994)
Unit Price                    $12.64        12.80       14.38      14.30      14.13      12.62       11.27       9.56          -         -
Number of Units           39,130,467   36,914,825  41,588,401 40,170,144 29,663,242 15,460,522   6,915,158  2,106,791          -         -
                                                                                                                                 ----------
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AST Lord Abbett
Bond-Debenture
(2000)
Unit Price                    $10.28        10.12           -          -          -          -           -          -          -         -
Number of Units            5,506,982      650,253           -          -          -          -           -          -          -         -
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AST PIMCO Total
Return Bond
(1994)
Unit Price                    $15.46        14.40       13.09      13.43      12.44      11.48       11.26       9.61          -         -
Number of Units           99,028,465   82,545,240  73,530,507 64,224,618 44,098,036 29,921,643  19,061,840  4,577,708          -         -
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                                                                       Year Ended December 31,
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                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
---------------------------------------------------------------------------------------------------------------------------------
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AST PIMCO Limited
Maturity Bond
(1995)
Unit Price                    $13.61        12.79       11.96      11.73      11.26      10.62       10.37          -          -         -
Number of Units           42,410,807   31,046,956  32,560,943 28,863,932 25,008,310 18,894,375  15,058,644          -          -         -
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                                                                                                                                 ----------
AST Money Market
(1992)
Unit Price                    $13.24        12.94       12.38      12.00      11.57      11.16       10.77      10.35      10.12     10.01
Number of Units          184,612,059  172,493,206 187,609,708 75,855,442 66,869,998 42,435,169  30,564,442 27,491,389 11,422,783   457,872

The Montgomery
Variable Series - MV
Emerging Markets
(1996)
Unit Price                     $6.50         7.09       10.06       6.19      10.05      10.25           -          -          -         -
Number of Units           14,095,135   12,899,472  12,060,036 10,534,383 10,371,104  2,360,940           -          -          -         -

Wells Fargo Variable
Trust - Equity Income
(1999)
Unit Price                     $9.37        10.05        9.96          -          -          -           -          -          -         -
Number of Units            1,019,937      502,986     136,006          -          -          -           -          -          -         -

INVESCO VIF -
Dynamics
(1999)
Unit Price                     $8.98        13.23       13.91          -          -          -           -          -          -         -
Number of Units           13,391,660   11,409,827   2,022,585          -          -          -           -          -          -         -
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INVESCO VIF -
Technology
(1999)
Unit Price                     $6.66        12.48       16.52          -          -          -           -          -          -         -
Number of Units           26,652,622   29,491,113   4,622,242          -          -          -           -          -          -         -
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INVESCO VIF -
Health Sciences
(1999)
Unit Price                    $12.58        14.59       11.34          -          -          -           -          -          -         -
Number of Units           17,419,141   19,381,405     786,518          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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INVESCO VIF -
Financial Services
(1999)
Unit Price                    $12.48        14.04       11.41          -          -          -           -          -          -         -
Number of Units           11,612,048   14,091,636     759,104          -          -          -           -          -          -         -
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INVESCO VIF -
Telecommunications
(1999)
Unit Price                     $5.01        11.05       15.17          -          -          -           -          -          -         -
Number of Units           13,553,158   17,856,118   4,184,526          -          -          -           -          -          -         -

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                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
-------------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA - Global
Leaders
(1999)
Unit Price                     $9.00        10.55       11.72          -          -          -           -          -          -         -
Number of Units            1,520,376      887,758      23,101          -          -          -           -          -          -         -
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Evergreen VA -
Special Equity
(1999)
Unit Price                     $9.98        11.01       12.19          -          -          -           -          -          -         -
Number of Units            2,540,062    1,731,145     152,342          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA - Omega
(2000)
Unit Price                     $6.71         7.98           -          -          -          -           -          -          -         -
Number of Units            2,585,848    1,637,475           -          -          -          -           -          -          -         -

ProFund VP -
Europe 30
(1999)
Unit Price                    $7.87        10.52       12.24            -          -          -          -           -          -        -
Number of Units           5,711,763    2,327,562     273,963            -          -          -          -           -          -        -
-------------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP -
UltraSmall-Cap 19
(1999)
Unit Price                    $8.37         9.18       11.96            -          -          -          -           -          -        -
Number of Units          10,010,482    3,258,574     813,904            -          -          -          -           -          -        -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP - OTC 20
(2001)
Unit Price                    $5.77            -           -            -          -          -          -           -          -        -
Number of Units          11,681,189            -           -            -          -          -          -           -          -        -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
UltraOTC
(1999)
Unit Price                    $1.91         6.19       23.58            -          -          -          -           -          -        -
Number of Units          50,124,696   17,597,528   2,906,024            -          -          -          -           -          -        -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP - Bear 20
(2001)
Unit Price                   $11.54            -           -            -          -          -          -           -          -        -
Number of Units           3,059,897            -           -            -          -          -          -           -          -        -
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ProFund VP -
Bull Plus 20
(2001)
Unit Price                    $7.47            -           -            -          -          -          -           -          -        -
Number of Units           7,628,819            -           -            -          -          -          -           -          -        -
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ProFund VP -
Biotechnology 20
(2001)
Unit Price                    $8.37            -           -            -          -          -          -           -          -        -
Number of Units           5,093,235            -           -            -          -          -          -           -          -        -
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                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
---------------------------------------------------------------------------------------------------------------------------------
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ProFund VP - Energy 20
(2001)
Unit Price                    $9.19            -           -            -          -          -          -           -          -        -
Number of Units           2,299,149            -           -            -          -          -          -           -          -        -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
Financial 20
(2001)
Unit Price                    $9.22            -           -            -          -          -          -           -          -        -
Number of Units           2,154,106            -           -            -          -          -          -           -          -        -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
Healthcare 20
(2001)
Unit Price                    $9.35            -           -            -          -          -          -           -          -        -
Number of Units           3,489,097            -           -            -          -          -          -           -          -        -
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ProFund VP -
Real Estate 20
(2001)
Unit Price                   $10.76            -           -            -          -          -          -           -          -        -
Number of Units           3,592,834            -           -            -          -          -          -           -          -        -
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ProFund VP -
Technology 20
(2001)
Unit Price                    $5.91            -           -            -          -          -          -           -          -        -
Number of Units           2,524,295            -           -            -          -          -          -           -          -        -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
Telecommunications 20
(2001)
Unit Price                    $7.10            -           -            -          -          -          -           -          -        -
Number of Units             583,065            -           -            -          -          -          -           -          -        -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
Utilities 20
(2001)                        $8.12            -           -            -          -          -          -           -          -        -
Unit Price                1,589,344            -           -            -          -          -          -           -          -        -
Number of Units

First Trust(R)10
Uncommon Values
(2000)
Unit Price                     $4.72         7.43           -          -          -          -           -          -          -         -
Number of Units            2,255,266    2,690,435           -          -          -          -           -          -          -         -

Prudential - SP
Jennison International
Growth 21
(2001)
Unit Price                    $7.39            -           -            -          -          -          -           -          -        -
Number of Units             273,843            -           -            -          -          -          -           -          -        -
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1.       Effective December 10, 2001, Strong Capital  Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to December 10,
     2001, A I M Capital  Management,  Inc.  served as  Sub-advisor  of the Portfolio,  then named "AST AIM  International  Equity."
     Between October 15, 1996 and May 3, 1999,  Putnam  Investment  Management,  Inc.  served as Sub-advisor of the Portfolio,  then named "AST Putnam  International  Equity."  Prior to October 15, 1996,  Seligman  Henderson  Co. served as  Sub-advisor  of the
     Portfolio, then named "Seligman Henderson International Equity Portfolio."
2.       This  Portfolio  reflects the  addition of the net assets of the AST American  Century  International  Growth  Portfolio II
     ("Portfolio II") as a result of the merger between the Portfolio and Portfolio II.
3.       Effective  May 1, 2002,  Deutsche  Asset  Management,  Inc.  became  Sub-advisor  of the  Portfolio.  Prior to May 1, 2002,
     Founders Asset Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Founders  Passport." Prior to October
     15, 1996,  Seligman Henderson Co. served as Sub-advisor of the Portfolio,  then named "Seligman  Henderson  International Small
     Cap Portfolio."
4.       Effective  September 17, 2001, Pilgrim Baxter & Associates,  Ltd. became  Sub-advisor of the Portfolio.  Prior to September
     17, 2001, Janus Capital  Corporation served as Sub-advisor of the Portfolio,  then named "AST Janus Small-Cap Growth." Prior to
     December 31, 1998,  Founders  Asset  Management,  LLC served as  Sub-advisor of the  Portfolio,  then named  "Founders  Capital
     Appreciation Portfolio."
5.       Effective December 10, 2001,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to December 10,
     2001,  Zurich Scudder  Investments,  Inc.  served as Sub-advisor of the  Portfolio,  then named "AST Scudder  Small-Cap  Growth
     Portfolio".  Prior to May 1, 2001, the Portfolio was named "AST Kemper Small-Cap Growth Portfolio."
6.       Effective May 1, 2001,  Goldman Sachs Asset  Management  became  Sub-advisor of the Portfolio.  Prior to May 1, 2001, Lord,
     Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Small Cap Value."
7.       Effective  October 23, 2000,  GAMCO  Investors,  Inc.  became  Sub-advisor of the Portfolio.  Prior to October 23, 2000, T.
     Rowe Price  Associates,  Inc.  served as  Sub-advisor  of the  Portfolio,  then named "AST T. Rowe Price  Small  Company  Value
     Portfolio."
8.       Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Berger Associates, Inc. served as Sub-advisor of the Portfolio, then named "Berger Capital Growth Portfolio."
9.       Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Federated Investment Counseling served as Sub-advisor of the Portfolio, then named "Federated Utility Income Portfolio."
10.      Effective May 1, 2000,  Alliance Capital  Management,  L.P. became Sub-advisor of the Portfolio.  Between December 31, 1998 and May 1, 2000,  OppenheimerFunds,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Oppenheimer Large-Cap Growth
     Portfolio." Prior to December 31, 1998,  Robertson,  Stephens & Company  Investment  Management,  L.P. served as Sub-advisor of the Portfolio, then named "Robertson Stephens Value + Growth Portfolio."
11.      Effective May 1, 2002,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to May 1, 2002, Janus
     Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Strategic Value."
12.      These Portfolios commenced operations on May 1, 2001.
13.      Effective  May 1, 2000,  Sanford C.  Bernstein & Co.,  Inc.  became  Sub-advisor  of the  Portfolio.  Prior to May 1, 2000,
     Bankers Trust Company served as Sub-advisor of the Portfolio, then named "AST Bankers Trust Managed Index 500 Portfolio."
14.      Effective May 3, 1999, American Century Investment  Management,  Inc. became Sub-advisor of the Portfolio.  Between October
     15, 1996 and May 3, 1999, Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam
     Value Growth & Income."
15.      Effective May 1, 2000,  Alliance  Capital  Management,  L.P.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 2000,
     Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Growth and Income Portfolio."

16.      Effective July 1, 2002, the AST INVESCO Equity Income portfolio changed its name to AST INVESCO Capital Income.

17.      Effective May 1, 2002,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to May 1, 2002, A I M
     Capital  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST AIM Balanced." Between October 15, 1996 and
     May 3, 1999,  Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam  Balanced."
     Prior to October 15, 1996, Phoenix  Investment  Counsel,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Phoenix
     Balanced Asset Portfolio."
18.      Effective August 8, 2000, T. Rowe Price  International,  Inc. became  Sub-advisor of the Portfolio.  Effective May 1, 2000, the name of the  Portfolio  was changed to the "AST T. Rowe Price  Global  Bond".  Effective  May 1, 1996,  Rowe  Price-Fleming
     International,  Inc.  became  Sub-advisor of the Portfolio.  Prior to May 1, 1996,  Scudder,  Stevens & Clark,  Inc.  served as
     Sub-advisor of the Portfolio, then named "AST Scudder International Bond Portfolio."
19.      Prior to May 1, 2000, ProFund VP UltraSmall-Cap was named "ProFund VP Small Cap" and sought daily investment results that corresponded to the performance of the Russell 2000(R)Index.
20.      These Portfolios were first offered as Sub-accounts on January 22, 2001.
21.      This Portfolio was first offered as a Sub-account on April 15, 2001.

                                        APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000  initial  Purchase  Payment is made. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account  Value is maintained in the variable  investment  options.  The formula for  determining  the Enhanced  Beneficiary
Protection Optional Death Benefit is as follows:

           Growth =               Account Value of variable             minus         Purchase Payments - proportional
                               investment options plus Interim
                                Value of Fixed Allocations (no
                                         MVA applies)                                           withdrawals

NOTE: The examples below do not include Credits which may be recovered by American Skandia under certain circumstances.

Example with market increase
Assume that the Owner has made no withdrawals  and that the Account Value has been  increasing due to positive  market  performance.
On the date we receive  due proof of death,  the  Account  Value is  $75,000.  The basic  Death  Benefit is  calculated  as Purchase
Payments minus  proportional  withdrawals,  or Account Value,  less the amount of any Credits  applied within 12 months prior to the date of  death,  which  ever is  greater.  Therefore,  the  basic  Death  Benefit  is equal to  $75,000.  The  Enhanced  Beneficiary
Protection  Optional Death Benefit is equal to the amount  payable under the basic Death Benefit  ($75,000) PLUS 40% of the "Growth"
under the Annuity.

         Growth   =        $75,000 - [$50,000 - $0]
                  =        $25,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $25,000 * 0.40
                  =        $10,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $85,000

Examples with market decline
Assume  that the  Owner  has made no  withdrawals  and that  the  Account  Value  has been  decreasing  due to  declines  in  market performance.  On the date we receive due proof of death,  the Account  Value is $45,000.  The basic Death  Benefit is  calculated as
Purchase Payments minus  proportional  withdrawals,  or Account Value, less the amount of any Credits applied within 12 months prior to the date of death,  which ever is greater.  Therefore,  the basic Death  Benefit is equal to $50,000.  The  Enhanced  Beneficiary
Protection  Optional  Death Benefit is equal to the amount  payable under the basic Death Benefit  ($50,000) PLUS the "Growth" under the Annuity.

         Growth   =        $45,000 - [$50,000 - $0]
                  =        $-5,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  NO BENEFIT IS PAYABLE

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $50,000

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Example with market increase and withdrawals
Assume that the Account Value has been increasing due to positive  market  performance and the Owner made a withdrawal of $15,000 in
Annuity Year 5 when the Account  Value was $75,000.  On the date we receive due proof of death,  the Account  Value is $90,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals,  or Account Value,  less the amount of any
Credits  applied  within 12 months prior to the date of death,  which ever is greater.  Therefore,  the basic Death Benefit is equal to $90,000.  The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit is equal to the amount  payable  under the basic Death
Benefit ($90,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $90,000 - [$50,000 - ($50,000 * $15,000/$75,000)]
                  =        $90,000 - [$50,000 - $10,000]
                  =        $90,000 - $40,000
                  =        $50,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $50,000 * 0.40
                  =        $20,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $110,000

Examples of Highest Anniversary Value Death Benefit Calculation
The  following  are examples of how the Highest  Anniversary  Value Death  Benefit is  calculated.  Each example  assumes an initial
Purchase  Payment of  $50,000.  Each  example  assumes  that there is one Owner who is age 70 on the Issue Date and that all Account
Value is maintained in the variable investment options.

NOTE: The examples below do not include Credits which may be recovered by American Skandia under certain circumstances.

Example with market increase and death before Death Benefit Target Date
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance  and that no withdrawals have been made.  On the date we receive due proof of death,  the Account Value is $75,000;  however,  the  Anniversary  Value on the
5th  anniversary  of the Issue Date was $90,000.  Assume as well that the Owner has died before the Death Benefit  Target Date.  The
Death Benefit is equal to the greater of the Highest  Anniversary  Value or the basic Death Benefit.  The Death Benefit would be the
Highest  Anniversary  Value  ($90,000)  because it is greater  than the amount  that would have been  payable  under the basic Death
Benefit ($75,000).

Example with withdrawals
Assume that the Account Value has been increasing due to positive  market  performance and the Owner made a withdrawal of $15,000 in
Annuity  Year 7 when the  Account  Value was  $75,000.  On the date we receive  due proof of death,  the  Account  Value is $80,000;
however,  the  Anniversary  Value on the 5th  anniversary  of the  Issue  Date was  $90,000.  Assume as well that the Owner has died before the Death  Benefit  Target  Date.  The Death  Benefit is equal to the greater of the Highest  Anniversary  Value or the basic
Death Benefit.

Highest Anniversary Value  = $90,000 - [$90,000 * $15,000/$75,000]
                                    = $90,000 - $18,000
                                    = $72,000

Basic Death Benefit                 = $80,000 - [$80,000 * $15,000/$75,000]
                                    = $80,000 - $16,000
                                    = $64,000

Example with death after Death Benefit Target Date
Assume that the Owner's Account Value has generally been  increasing due to positive market  performance and that no withdrawals had been made prior to the Death  Benefit  Target Date.  Further  assume that the Owner dies after the Death Benefit  Target Date,  when the Account Value is $75,000.  The Highest  Anniversary Value on the Death Benefit Target Date was $80,000;  however,  following the
Death  Benefit  Target  Date,  the Owner made a Purchase  Payment of $15,000 and had taken a  withdrawal  of $5,000 when the Account
Value was  $70,000.  The Death  Benefit is equal to the  greater of the  Highest  Anniversary  Value plus  Purchase  Payments  minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.

Highest Anniversary Value  = $80,000 + $15,000 - [$80,000 * $5,000/$70,000]
                                    = $80,000 + $15,000 - $5,714
                                    = $100,714

Basic Death Benefit                 = $75,000

                                         APPENDIX D - Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

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The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included as an Appendix to this  Prospectus to help you  understand  the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this  information.  However,  the  information  may be subject to certain  generally  applicable  provisions of the
Federal securities laws regarding accuracy and completeness.
------------------------------------------------------------------------------------------------------------------------------------

The income  tax-free life insurance  payable to your  Beneficiary(ies)  under the Plus40(TM)rider is equal to 40% of the Account Value of your  Annuity  as of the date we  receive  due proof of death,  subject  to certain  adjustments,  restrictions  and  limitations described below.

ELIGIBILITY
The Plus40(TM)rider may be purchased as a rider on your  Annuity.  The Rider must cover those  persons upon whose death the Annuity's death benefit  becomes payable - the Annuity's  owner or owners,  or the Annuitant (in the case of an entity owned Annuity).  If the
Annuity has two Owners,  the Rider's death  benefit is payable upon the first death of such  persons.  If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum  allowable  age to purchase the Plus40(TM)rider is 40; the maximum  allowable age is 75. If the Rider is purchased on two lives,  both persons must meet the age  eligibility  requirements.  The Plus40(TM)rider is not  available to purchasers  who use their
Annuity as a funding  vehicle for a Tax  Sheltered  Annuity (or 403(b)) or as a funding  vehicle for a qualified  plan under Section
401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS
|X|      If you die during the first 24 months  following the  effective  date of the Plus40(TM)rider  (generally,  the Issue Date of your  Annuity),  the death  benefit will be limited to the amount of any charges paid for the Rider while it was in effect.
         While we will return the charges you have paid during the  applicable  period as the death benefit,  your  Beneficiary(ies)
         will receive no  additional  life  insurance  benefit from the Plus40(TM)rider if you die within 24 months of its  effective
                          ----------
         date.

|X|      If you make a Purchase  Payment  within 24 months  prior to the date of death,  the  Account  Value used to  determine  the amount of the death  benefit  will be reduced by the amount of such  Purchase  Payment(s).  If we reduce the death  benefit payable  under the Plus40(TM)rider based on this  provision,  we will return 50% of any charges  paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

|X|      If we apply Credits to your Annuity based on Purchase  Payments,  such Credits are treated as Account Value for purposes of determining  the death  benefit  payable under the Plus40(TM)rider.  However,  if Credits were applied to Purchase  Payments made within 24 months  prior to the date of death,  the Account  Value used to  determine  the amount of the death  benefit will be reduced by the amount of such  Credits.  If we reduce the death  benefit  payable  under the Plus40(TM)rider based on this  provision,  we will  return 50% of any  charges  paid for the Rider  based on such  Credits as an  additional  amount included in the death benefit under the Rider.

|X|      If you become  terminally  ill (as  defined in the Rider)  and elect to  receive a portion  of the  Plus40(TM)rider's  death benefit  under the  Accelerated  Death Benefit  provision,  the amount that will be payable under the Rider upon your death will be reduced.  Please refer to the Accelerated Death Benefit provision described below.

|X|      If  charges  for the  Plus40(TM)rider are due and are  unpaid as of the date the death  benefit  is being  determined,  such charges will be deducted from the amount paid to your Beneficiary(ies).

|X|      If the age of any person  covered  under the Plus40(TM)rider is  misstated,  we will adjust any coverage  under the Rider to conform to the facts. For example,  if, due to the  misstatement,  we overcharged you for coverage under the Rider, we will add any  additional  charges  paid to the  amount  payable  to  your  Beneficiary(ies).  If,  due to the  misstatement,  we undercharged  you for coverage  under the Rider,  we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

|X|

     On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately  after the 95th  birthday),  coverage  will  terminate.  No charge will be made for an Owner  following  the expiry date. If there are two Owners,  the expiry date  applies  separately  to each Owner;  therefore,  coverage  may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT
The Plus40(TM)rider is subject to a Maximum  Death  Benefit  Amount  based on the  Purchase  Payments  applied to your  Annuity.  The
Plus40(TM)rider may also be subject to a Per Life Maximum  Benefit  that is based on all amounts  paid under any annuity  contract we
                                                                                                             ---
issue to you under which you have elected the Plus40(TM)rider or similar life insurance coverage.

|X|      The Maximum  Death  Benefit  Amount is 100% of the Purchase  Payments  increasing  at 5% per year  following  the date each
             -------------------------------
         Purchase  Payment is applied to the  Annuity  until the date of death.  If  Purchase  Payments  are  applied to the Annuity within 24 months prior to the date of death,  the Maximum Death Benefit  Amount is decreased by the amount of such Purchase
         Payments.

|X|      The Per Life Maximum Benefit applies to Purchase  Payments  applied to any such annuity  contracts more than 24 months from
             ------------------------
         the date of death that  exceed  $1,000,000.  If you make  Purchase  Payments  in excess of  $1,000,000,  we will reduce the aggregate death benefit  payable under all Plus40(TM)riders,  or similar riders issued by us, based on the combined amount of
         Purchase  Payments in excess of $1,000,000  multiplied by 40%. If the Per Life Maximum Benefit applies,  we will reduce the amount  payable under each  applicable  Plus40(TM)rider on a pro-rata  basis.  If the Per Life Maximum  Benefit  applies upon your death,  we will return any excess  charges that you paid on the portion of your  Account  Value on which no benefit is payable.  The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION
If you become  terminally  ill,  you may request  that a portion of the death  benefit  payable  under the Plus40(TM)rider be prepaid instead of being paid to your  Beneficiary(ies)  upon your  death.  Subject to our  requirements  and where  allowed by law, we will make a one time, lump sum payment.  Our  requirements  include proof  satisfactory to us, in writing,  of terminal illness after the
Rider's Effective Date.

The maximum we will pay,  before any  reduction,  is the lesser of 50% of the Rider's  death  benefit or  $100,000.  If you elect to accelerate  payment of a portion of the death benefit under the Plus40(TM)rider,  the amount of the remaining death benefit is reduced by the prepaid amount  accumulating at an annualized  interest rate of 6.0%.  Eligibility for an accelerated  payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any  medically-related  surrender  provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER
The Plus40(TM)rider has a current  charge and a guaranteed  maximum  charge.  The current  charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity.  The applicable  percentages  differ based on the attained age,  last birthday of the Owner(s) or Annuitant (in the case of an entity owned  Annuity) as of the date the charge is due. We reserve the right to change the current charge,  at any time,  subject to regulatory  approval where  required.  If there are two Owners,  we calculate  the current  charge that  applies to each Owner  individually  and deduct the combined  amount as the charge for the Rider.  There is no charge  based on a person's  life after  coverage  expires as to that person.  However,  a charge will still apply to the second of two Owners (and  coverage  will  continue for such Owner) if such Owner has not reached the expiry date.

                                           Attained Age                  Percentage of
                                                                         Account Value
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 40-75                       .80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 76-80                       1.60%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 81-85                       3.20%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 86-90                       4.80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 91                         6.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 92                         7.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 93                         8.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 94                         9.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 95                        10.50%
                                   ------------------------------ ----------------------------

The charge for the Plus40(TM)rider may also be subject to a guaranteed  maximum  charge that will apply if the current  charge,  when applied to the Account  Value,  exceeds the  guaranteed  maximum  charge.  The  guaranteed  maximum  charge is based on a charge per
$1,000 of insurance.

We determine the charge for the Rider annually,  in arrears.  We deduct the charge:  (1) upon your death; (2) on each anniversary of the Issue  Date;  (3) on the date that you begin  receiving  annuity  payments;  (4) if you  surrender  your  Annuity  other  than a medically-related  surrender;  or (5) if you  choose to  terminate  the  Rider.  If the Rider  terminates  for any of the  preceding reasons on a date other than the  anniversary  of the  Annuity's  Issue  Date,  the charge will be  prorated.  During the first year after the  Annuity's  Issue Date,  the charge will be prorated  from the Issue Date.  In all  subsequent  years,  the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual  charge  through a redemption  from your  Annuity's  Account Value or through funds other than those within the Annuity.  If you do not elect a method of payment,  we will  automatically  deduct the annual charge from your  Annuity's
Account Value.  The manner in which you elect to pay for the Rider may have tax implications.

|X|      If you elect to pay the charge through a redemption of your Annuity's  Account Value,  the withdrawal  will be treated as a taxable  distribution,  and will  generally  be  subject  to  ordinary  income  tax on the  amount of any  investment  gain withdrawn.  If you are under age 59 1/2,  the  distribution  may also be subject to a 10%  penalty on any gain  withdrawn,  in addition to  ordinary  income  taxes.  We first  deduct the amount of the charge  pro-rata  from the  Account  Value in the variable  investment  options.  We only  deduct the  charge  pro-rata  from the Fixed  Allocations  to the extent  there is insufficient Account Value in the variable investment options to pay the charge.

|X|      If you elect to pay the  charge  through  funds  other  than  those from your  Annuity,  we  require  that  payment be made electronically in U.S. currency through a U.S.  financial  institution.  If you elect to pay the charge through  electronic transfer  of funds and  payment  has not been  received  within 31 days from the due date,  we will  deduct the charge as a redemption from your Annuity, as described above.

TERMINATION
You can terminate  the Plus40(TM)rider at any time.  Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the Rider.  The Plus40(TM)rider will terminate  automatically  on the date your Account Value is applied to begin receiving annuity  payments,  on the date you  surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date.  We may also  terminate  the Plus40(TM)rider,  if  necessary,  to comply  with our  interpretation  of the Code and  applicable regulations.  Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS
Changes in  ownership  and  annuitant  designations  under the Annuity may result in changes in  eligibility  and charges  under the
Plus40(TM)rider.  These changes may include termination of the Rider.  Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION
A spousal  beneficiary  may elect to assume  ownership  of the  Annuity  instead of taking the  Annuity's  Death  Benefit.  However, regardless  of whether a spousal  beneficiary  assumes  ownership of the Annuity,  the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity  will  continue.  The spousal  beneficiary  can apply the death  benefit  proceeds  under the
Plus40(TM)rider to the Annuity as a new Purchase  Payment,  can purchase a new annuity  contract or use the death benefit proceeds for any other  purpose.  Certain  restrictions  may apply to an Annuity that is used as a qualified  investment.  Spousal  beneficiaries may also be eligible to purchase the Plus40(TM)rider,  in which case the Annuity's  Account  Value,  as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION
The  Plus40(TM)rider  was  designed  to  qualify  as a life  insurance  contract  under  the  Code.  As life  insurance,  under  most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual  Retirement  Annuity (IRA),  we consider the Plus40(TM)rider to be outside of your IRA, since  premium for the Rider is paid for either with funds  outside of your Annuity or with  withdrawals  previously  subject to tax and any applicable tax penalty.

We believe  payments under the accelerated  payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free  payments.  To the extent  permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally  ill, or any other  applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

                              APPENDIX E - SALE OF THE CONTRACTS TO RESIDENTS OF THE STATE OF NEW YORK

Some of the provisions of the Annuity are different for contracts offered to residents of the State of New York.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed,  registered  investment  professionals.  You must complete an application and submit a minimum initial  purchase  payment of $1,000.  We may allow you to make a lower  initial  purchase  payment  provided  you  establish a bank drafting  program under which purchase  payments  received in the first Annuity Year total at least $1,000.  If the Annuity is owned by an individual or  individuals,  the oldest of those persons must be age 80 or under and no additional  Purchase  Payments will be accepted after age 80.  If the Annuity is owned by an entity, the annuitant must be age 85 or under.

GLOSSARY OF TERMS

MVA:  The definition for MVA is not applicable.

INVESTMENT OPTIONS

WHAT ARE THE FIXED INVESTMENT OPTIONS?
Fixed  investment  options are not available to residents of the State of New York. All references to Fixed  Allocations  throughout the Prospectus are not applicable.

FEES AND CHARGES

Annual  Maintenance  Fee:  During the  accumulation  period we deduct an Annual  Maintenance  Fee.  The Annual  Maintenance  Fee for
residents of the State of New York is $30.00 or 2% of your Account Value invested in the variable investment  options,  whichever is less.  This fee will be deducted  annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity during the Annuity Year, the fee is deducted at the time of surrender.  We may increase the Annual  Maintenance  Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Tax Charges: For New York contracts a charge for taxes may also be assessed against the Sub-accounts.

PURCHASING YOUR ANNUITY

Owner,  Annuitant and Beneficiary  Designations:  For contracts issued in the State of New York, the designation of contingent Owner is not allowed.

MANAGING YOUR ANNUITY

Age  Restrictions:  The Owner must be age 80 or under as of the Issue Date of the  Annuity.  If the  Annuity is owned  jointly,  the oldest of the Owners must be age 80 or under on the Issue Date and no additional  Purchase  Payments will be accepted  after age 80.
If the Annuity is owned by an entity,  the  Annuitant  must be age 85 or under as of the Issue Date.  You should  consider your need to access your Account  Value and whether the  Annuity's  liquidity  features  will satisfy  that need.  If you take a  distribution prior to age 591/2, you may be subject to a 10% penalty in  addition  to  ordinary  income  taxes on any gain.  The  availability  of certain optional benefits may vary based on the age of the Owner on the Issue Date of the Annuity.

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
Unless you  indicated  that a prior choice was  irrevocable  or your Annuity has been  endorsed to limit  certain  changes,  you may request to change  Owner,  Annuitant  and  Beneficiary  designations  by sending a request In Writing.  Where  allowed by law,  such changes will be subject to our  acceptance.  For New York  contracts,  some of the changes we will not accept  include,  but are not limited  to:  (a) a new  Owner  subsequent  to the  death of the Owner or the  first of any  joint  Owners  to die,  except  where a spouse-Beneficiary  has become the Owner as a result of an Owner's  death;  (b) a new  Annuitant  prior to the  Annuity  Date if the
Annuity is owned by an entity; and (c) a change in the Beneficiary if the Owner had previously made the designation irrevocable.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
For New York  contracts  you may exercise your right to return the Annuity  within 21 days of receipt of the Annuity.  The amount to be refunded  for New York  contracts  is the Account  Value as of the date we receive  your  request to cancel the  Annuity.  Notice received by mail is effective as of the date of the postmark.  If the Annuity is returned to the agent,  the  effective  date is the date the Annuity is received by the agent.

MANAGING YOUR ACCOUNT VALUE

Credits Applied to Purchase Payments for Designated Class of Annuity Owner
This section does not apply to contracts purchased by residents of the State of New York.

====================================================================================================================================
This Annuity  features the same  Insurance  Charge as many of American  Skandia's  other  variable  annuities and does not charge an additional  amount  for the XTra  CreditSM  feature.  However,  the  amount of any  Credits  applied  to your  Account  Value can be recovered by American Skandia under the following circumstance:
====================================================================================================================================
|X|      if you elect to "free-look" your Annuity, the amount returned to you will not include the amount of any Credits.
====================================================================================================================================
====================================================================================================================================

====================================================================================================================================
The value of the XTra CreditSM  amount will be  substantially  reduced if American  Skandia  recovers the XTra CreditSM amount under this  circumstance.  However,  any  investment  gain on the XTra CreditSM  amount will not be taken back. We do not deduct a CDSC in any situation where we recover the XTra CreditSM amount.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
For New York  contracts we require a minimum  amount of $500 in each  Sub-account  you allocate  Account Value to at the time of any allocation or transfer.  Your transfer request must be In Writing.  For New York contracts,  a specific  authorization  form MUST be completed which authorizes us to accept transfers via phone or through means such as electronic mail.

Guaranteed Return Option (GRO)SM
This benefit is not available to residents of the State of New York.

ACCESS TO ACCOUNT VALUE

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
The Annuity Date must be the first or the fifteenth day of a calendar  month.  However,  for New York  contracts,  if the contract's accumulated  value, at the time of annuitization,  is less than $2,000,  or would provide an income,  the initial amount of which is less than $20 per month,  in lieu of  commencing  the annuity  payments,  we reserve the right to cancel the Annuity and pay you the total of the Account Value.

For New York contracts the Annuity Date may not exceed the first day of the calendar month following the Annuitant's 90th birthday.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
This benefit is not available to residents of the State of New York.

DEATH BENEFIT

Under certain circumstances, your Death Benefit may be reduced by the amount of any Credits we applied to your Purchase Payments.

Basic Death Benefit:

The basic Death Benefit is the greater of:
|X|      The sum of all Purchase Payments less the sum of all proportional withdrawals.
|X|      Your Account Value.

Optional Death Benefits

====================================================================================================================================
The Enhanced  Beneficiary  Protection  Death Benefit and the  Guaranteed  Minimum Death Benefit  described in the Prospectus are not offered to residents of the State of New York.  However,  the Highest  Anniversary  Value Optional Death Benefit  described below is available to purchasers of the Annuity who are residents of the State of New York.
====================================================================================================================================

If the Annuity has one Owner, the Owner must be age 80 or less at the time the Highest  Anniversary  Value Optional Death Benefit is
purchased.  If the Annuity has joint  Owners,  the oldest  Owner must be age 80 or less.  If the Annuity is owned by an entity,  the
Annuitant must be age 80 or less.

Key Terms Used with the Highest Anniversary Value Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value  equals the highest of all  previous  "Anniversary  Values" on or before the earlier of the
             ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as each anniversary of the Issue Date plus the sum of all Purchase  Payments on
             ------------------
     or after such anniversary less the sum of all "Proportional  Reductions"  since such anniversary.  The Anniversary Value on the
     Issue Date is equal to your Purchase Payment.

|X|      A  Proportional  Reduction is a reduction to the value being  measured  caused by a withdrawal,  equaling the percentage of
            -----------------------
     the  withdrawal  as compared to the Account  Value as of the date of the  withdrawal.  For example,  if your  Account  Value is
     $10,000 and you withdraw  $2,000 (a 20% reduction),  we will reduce both your  Anniversary  Value and the amount  determined by
     Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Highest Anniversary Value Death Benefit
The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

3.       the Account Value in the Sub-accounts as of the date we receive in writing "due proof of death"; and
4.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

3.       the Account Value as of the date we receive in writing "due proof of death"; and
4.       the Highest  Anniversary  Value on the Death Benefit Target Date plus the sum of all Purchase  Payments less the sum of all
              Proportional Reductions since the Death Benefit Target Date.

Charges for Highest Anniversary Value Death Benefit
If you purchase the Highest  Anniversary  Value Optional  Death  Benefit,  an annual charge of 0.15% is deducted from your Annuity's
Account  Value.  The charge will be based on the current Death Benefit under the Highest  Anniversary  Value  Optional Death Benefit
as of the date the charge is  deducted.  The charge is  deducted  in addition  to the  Insurance  Charge.  The charge is deducted in arrears on each  anniversary  of the Issue Date of the Annuity or, if you  terminate the Optional  Death  Benefit or surrender  your
Annuity, on the date the termination or surrender is effective.

Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

This benefit is not available to residents of the State of New York.

TAX CONSIDERATIONS

HOW ARE DISTRIBUTIONS FROM TAX-QUALIFIED RETIREMENT PLANS TAXED?

Minimum  Distributions  after age 70 1/2: For New York  contracts the Minimum  Distribution  provision is only  available for annuities issued under Section 403(b) of the IRS Code or for IRA's where Minimum  Distributions  are required.  Minimum  Distributions are not available for any other contracts.

Modification:  In addition to obtaining  prior approval from the insurance  department of our state of domicile before making such a combination,  substitution,  deletion or addition,  we will also obtain prior approval from the  Superintendent of Insurance for New
York.

Misstatement of Age or Sex:
If there has been a misstatement of the age and/or sex of any person upon whose life annuity payments or the minimum death benefit are based, we make adjustments to conform to the facts.  As to annuity payments: (a) any underpayments by us will be remedied on the next payment following correction; (b) any overpayments by us will be charged against future amounts payable by us under your
Annuity; and (c) as to any annuity payments, we shall credit or charge interest using our then current crediting rate for this purpose, which is not greater than 6% interest per year, calculated from the date of any underpayment or overpayment to the date actual payment is made.

 APPENDIX F - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT AND THE GUARANTEED MINIMUM
                                                           DEATH BENEFIT

If you purchased  your Annuity  before  November 18, 2002 and were not a resident of the State of New York,  the following  optional death benefits were offered:

Enhanced Beneficiary Protection Optional Death Benefit

The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.   the basic Death Benefit described above

     PLUS

2.   50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

"Death  Benefit  Amount"  includes your Account Value and any amounts added to your Account Value under the basic Death Benefit when
------------------------
the Death Benefit is calculated.  Under the basic Death  Benefit,  amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal
 -------------------------
represented when withdrawn.

The amount calculated in Items 1 & 2 above may be reduced by any Credits under certain circumstances.

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The Enhanced  Beneficiary  Protection  Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
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Please refer to the section  entitled "Tax  Considerations"  for a discussion of special tax  considerations  for purchasers of this benefit.
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NOTE:  You may not elect the Enhanced  Beneficiary  Protection  Optional  Death Benefit if you have elected any other Optional Death
Benefit.

Guaranteed Minimum Death Benefit

If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased.  If the
Annuity has joint Owners, the oldest Owner must be age 80 or less.  If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value  equals the highest of all  previous  "Anniversary  Values" on or before the earlier of the
             ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase  Payments
             ------------------
     on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

|X|      A  Proportional  Reduction is a reduction to the value being  measured  caused by a withdrawal,  equaling the percentage of
            -----------------------
     the  withdrawal  as compared to the Account  Value as of the date of the  withdrawal.  For example,  if your  Account  Value is
     $10,000 and you withdraw  $2,000 (a 20% reduction),  we will reduce both your  Anniversary  Value and the amount  determined by
     Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.       the Account Value in the  Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2.       the sum of all Purchase  Payments minus the sum of all  Proportional  Reductions,  each increasing  daily until the Owner's date of  death  at a rate of  5.0%,  subject  to a limit of 200% of the  difference  between  the sum of all  Purchase
              Payments and the sum of all withdrawals as of the Owner's date of death; and
3.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.  The amount calculated in Items 1 & 3 above may be reduced by any Credits under certain circumstances.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the Account  Value as of the date we receive in writing  "due proof of death" (an MVA may be  applicable  to amounts in any
              Fixed Allocations); and
2.       the greater of Item 2 & 3 above on the Death  Benefit  Target Date plus the sum of all  Purchase  Payments  less the sum of all Proportional Reductions since the Death Benefit Target Date.

         The amount calculated in Item 1 above may be reduced by any Credits under certain circumstances.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can  terminate the Enhanced  Beneficiary  Protection  Optional  Death  Benefit and the  Guaranteed  Minimum Death Benefit at any
time. Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the benefit.  Both optional Death
Benefits  will  terminate  automatically  on the Annuity  Date.  We may also  terminate  any optional  Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge from your  Account  Value if you elect to purchase  either  optional  Death  Benefit.  The  Enhanced  Beneficiary
Protection  Death  Benefit  costs 0.25% of Account  Value.  The  Guaranteed  Minimum  Death Benefit costs 0.30% of the current Death
Benefit.  The charges for these death  benefits  are  deducted in arrears each Annuity  Year.  No charge  applies  after the Annuity
Date.

We deduct the charge:
1.       on each anniversary of the Issue Date;
2.       when Account Value is transferred to our general account prior to the Annuity Date;
3.       if you surrender your Annuity; and
4.       if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only)

If you  surrender  the  Annuity,  elect to begin  receiving  annuity  payments  or  terminate  the  benefit  on a date other than an anniversary  of the Issue  Date,  the charge  will be  prorated.  During the first year  after the Issue  Date,  the charge  will be prorated from the Issue Date.  In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge  pro-rata from the Account  Value in the variable  investment  options.  We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient  Account Value in the variable  investment options to pay the charge.  If your Annuity's  Account Value is insufficient to pay the charge,  we may deduct your remaining Account Value and terminate  your  Annuity.  We will notify you if your  Account  Value is  insufficient  to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

ADDITIONAL CALCULATIONS
-----------------------

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000 initial  Purchase  Payment is made and that no withdrawals are made prior to the Owner's death.  Each example assumes that  there is one Owner  who is age 50 on the Issue  Date and that all  Account  Value is  maintained  in the  variable  investment options.

NOTE:  The examples below do not include Credits which may be recovered by American Skandia under certain circumstances.

Example with market increase
Assume that the Owner's Account Value has been increasing due to positive  market  performance.  On the date we receive due proof of death,  the Account Value is $75,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals, or Account  Value,  less the amount of any  Credits  applied  within  12-months  prior to the date of death,  which ever is greater.
Therefore,  the basic Death Benefit is equal to $75,000.  The Enhanced  Beneficiary  Protection  Optional  Death Benefit is equal to the amount payable under the basic Death Benefit  ($75,000) PLUS 50% of the "Death Benefit  Amount" less Purchase  Payments  reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $75,000
         Basic Death Benefit =      $75,000
         Death Benefit Amount =     $75,000 - $50,000 = $25,000

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $75,000 + $12,500 = $87,500

Examples with market decline
Assume that the Owner's  Account Value has been decreasing due to declines in market  performance.  On the date we receive due proof of death,  the  Account  Value is  $45,000.  The  basic  Death  Benefit  is  calculated  as  Purchase  Payments  minus  proportional withdrawals,  or Account Value less the amount of any Credits  applied within  12-months  prior to the date of death,  which ever is greater.  Therefore,  the basic Death Benefit is equal to $50,000.  The Enhanced  Beneficiary  Protection  Optional Death Benefit is
equal to the amount payable under the basic Death Benefit  ($50,000) PLUS 50% of the "Death Benefit  Amount" less Purchase  Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $40,000
         Basic Death Benefit =      $50,000
         Death Benefit Amount =     $50,000 - $50,000 = $0

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $50,000 + $0 = $50,000

         In this example you would  receive no additional  benefit from  purchasing  the Enhanced  Beneficiary  Protection  Optional
         Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the Guaranteed  Minimum Death Benefit is calculated.  Each example  assumes that a $50,000 initial
Purchase  Payment is made and that no  withdrawals  are made prior to the Owner's  death.  Each  example  assumes  that there is one
Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

NOTE:  The examples below do not include Credits which may be recovered by American Skandia under certain circumstances.

Example of market increase
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance.  On the date we receive due proof of death, the Account Value is $90,000.  The Highest  Anniversary Value at the end of any previous period is $72,000.  The
Death Benefit would be the Account Value  ($90,000)  because it is greater than the Highest  Anniversary  Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease
Assume that the Owner's Account Value generally  increased until the fifth  anniversary but generally has been decreasing  since the fifth  contract  anniversary.  On the date we receive due proof of death,  the Account  Value is  $48,000.  The Highest  Anniversary
Value at the end of any previous  period is $54,000.  The Death Benefit  would be the sum of prior  Purchase  Payments  increased by
5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's  Account Value  increased  significantly  during the first six years  following the Issue Date. On the sixth anniversary  date the Account  Value is  $90,000.  During the seventh  Annuity  Year,  the  Account  Value  increases  to as high as
$100,000 but then  subsequently  falls to $80,000 on the date we receive due proof of death.  The Death Benefit would be the Highest
Anniversary Value at the end of any previous period ($90,000),  which occurred on the sixth anniversary,  although the Account Value was higher  during the  subsequent  period.  The Account Value on the date we receive due proof of death  ($80,000) is lower,  as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

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                  PLEASE SEND ME A STATEMENT OF  ADDITIONAL  INFORMATION  THAT CONTAINS  FURTHER  DETAILS ABOUT THE
                  AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS ASXT II FOUR-PROS (11/2002).
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                                       -------------------------------------------------------
                                                          (print your name)

                                       -------------------------------------------------------
                                                              (address)

                                       -------------------------------------------------------
                                                        (city/state/zip code)

Variable Annuity Issued by:                                                                  Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                                                                      AMERICAN SKANDIA
ASSURANCE CORPORATION                                                                               MARKETING, INCORPORATED
One Corporate Drive                                                                                     One Corporate Drive
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-766-4530                                                                           Telephone: 203-926-1888
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                         MAILING ADDRESSES:

                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                           P.O. Box 7040
                                                     Bridgeport, CT 06601-7040

                                                           EXPRESS MAIL:
                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                        One Corporate Drive
                                                         Shelton, CT 06484

                                                                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                     One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes  American Skandia XTra CreditSM FOUR Premier, a flexible premium deferred annuity (the "Annuity") offered by  American  Skandia  Life  Assurance  Corporation  ("American  Skandia",  "we",  "our" or "us").  The Annuity may be offered as an individual  annuity contract or as an interest in a group annuity.  This Prospectus  describes the important features of the Annuity and what you should  consider  before  purchasing  the Annuity.  We have also filed a Statement of  Additional  Information  that is available from us,  without  charge,  upon your request.  The contents of the Statement of Additional  Information  are described on page 76. The Annuity or certain of its  investment  options and/or  features may not be available in all states.  Various rights and benefits may differ between states to meet applicable  laws and/or  regulations.  Certain terms are capitalized in this  Prospectus.
Those terms are either defined in the Glossary of Terms or in the context of the particular section.

====================================================================================================================================
American  Skandia offers several  different  annuities  which your investment  professional  may be authorized to offer to you. Each annuity has different  features and benefits that may be  appropriate  for you based on your financial  situation,  your age and how you intend to use the annuity.  The different features and benefits include variations in death benefit  protection,  the ability to access your  annuity's  account value and the charges that you will be subject to if you choose to surrender  the annuity.  The fees and charges may also be different between each annuity.
====================================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should  consider any  surrender or penalty  charges you may incur when  replacing  your  existing  coverage and that this Annuity may be subject to a contingent  deferred  sales charge if you elect to surrender  the Annuity or take a partial  withdrawal.  You should  consider  your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently  used for  retirement  planning  because it allows you to accumulate  retirement  savings and also offers annuity payment options when you are ready to begin  receiving  income.  The Annuity also offers one or more death benefits that can protect  your  retirement  savings if you die during a period of  declining  markets.  It may be used as an  investment  vehicle for
"qualified"  investments,  including an IRA,  SEP-IRA,  Roth IRA or Tax  Sheltered  Annuity (or  403(b)).  It may also be used as an investment  vehicle  for  "non-qualified"  investments.  The  Annuity  allows  you to  invest  your  money in a number  of  variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a  "non-qualified"  investment,  you  generally  are not taxed on any  investment  gains the Annuity earns until you make a  withdrawal  or begin to receive  annuity  payments.  This  feature,  referred to as  "tax-deferral",  can be beneficial to the growth of your Account Value  because money that would  otherwise be needed to pay taxes on investment  gains each year remains invested and can earn additional money.  However,  because the Annuity is designed for long-term  retirement savings, a
10%  penalty  tax may be  applied  on  withdrawals  you make  before  you  reach age 59 1/2.  Annuities  purchased  as a  non-qualified investment  are not subject to the maximum  contribution  limits  that may apply to a qualified  investment,  and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified"  investment,  you should consider that the Annuity does not provide any tax advantages in addition to the  preferential  treatment  already  available  through your  retirement  plan under the Internal  Revenue Code. An
Annuity may offer  features  and  benefits in addition to  providing  tax  deferral  that other  investment  vehicles may not offer, including  death benefit  protection for your  beneficiaries,  lifetime income  options,  and the ability to make transfers  between numerous  variable  investment  options  offered  under the Annuity.  You should  consult with your  investment  professional  as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

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These  annuities are NOT deposits or obligations  of, or issued,  guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S.  government,  the Federal  Deposit  Insurance  Corporation  (FDIC),  the Federal  Reserve Board or any other agency.  An investment in this annuity involves investment risks, including possible loss of value.
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THESE  SECURITIES  HAVE NOT BEEN  APPROVED  OR  DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION  TO THE CONTRARY IS A CRIMINAL  OFFENSE.  PLEASE READ THIS  PROSPECTUS AND THE CURRENT  PROSPECTUS FOR THE UNDERLYING
MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
                                            FOR FURTHER INFORMATION CALL 1-800-766-4530
Prospectus Dated: May 1, 2002                                                 Statement of Additional Information Dated: May 1, 2002
revised effective November 18, 2002                                                              revised effective November 18, 2002
FUSI ASXT II Four -PROS- (11/2002)                                                                             FUSI ASXT II FourPROS

                            PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

====================================================================================================================================
If you purchase this  Annuity,  we apply an additional  amount (an XTra  CreditSM) to your account value with each purchase  payment you make, including your initial purchase payment and any additional purchase payments.

     This Annuity features the same Insurance Charge as many of American  Skandia's other variable  annuities.  However,  if you make a withdrawal that exceeds the free withdrawal  amount or choose to surrender your Annuity,  the contingent  deferred sales charge  (CDSC) on this  Annuity  is higher  and is  deducted  for a longer  period of time as  compared  to our other  variable annuities.  As with any annuity that  features a CDSC,  you should  consider  your need to access your account value during the
     CDSC period and whether the  liquidity  provision  under the Annuity will satisfy that need.  The CDSC is only  deducted if you make a withdrawal  that exceeds the free  withdrawal  amount or choose to surrender  your Annuity.  If you make a withdrawal or surrender your Annuity which is subject to a CDSC, we do not recover the XTra CreditSM amount.

     The XTra  CreditSM  amount is included in your account  value.  However,  American  Skandia may take back the original XTra
     CreditSM amount applied to your purchase  payment if you die, or elect to withdraw all or a portion of your account value under the  medically-related  surrender provision,  within 12 months of having received an XTra CreditSM amount. In either situation, the value of the XTra  CreditSM  amount could be  substantially  reduced.  However,  any  investment  gain on the XTra CreditSM amount will not be taken back.  Additional  conditions and  restrictions  apply. We do not deduct a CDSC in any situation where we take back the XTra CreditSM amount.

     We offer other  annuities  where we apply an XTra  CreditSM to your annuity with each purchase  payment you make.  The XTra
     CreditSM  amount we apply to purchase  payments on those  annuities is  initially  higher than on this Annuity but reduces over time and only applies during the first six annuity years.  The total  asset-based  charges on those annuities are higher during the first 10 years but are lower than this  Annuity  after the 10th year.  The CDSC is also higher and is deducted for a longer period of time than on this  Annuity;  however the CDSC on those  annuities  applies  from the issue date of the  annuity,  not separately to each purchase payment.
====================================================================================================================================
====================================================================================================================================

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?
|X|      This Annuity is a "flexible  premium  deferred  annuity." It is called  "flexible  premium"  because you have  considerable flexibility in the timing and amount of premium  payments.  Generally,  investors  "defer"  receiving  annuity payments until after an accumulation period.
|X|      This  Annuity  offers  both  variable  and fixed  investment  options.  If you  allocate  your  Account  Value to  variable investment  options,  the value of your  Annuity  will vary daily to reflect the  investment  performance  of the  underlying investment  options.  Fixed investment  options of different  durations are offered that are guaranteed by us, but may have a
       Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.
|X|      The Annuity features two distinct phases - the accumulation  period and the payout period.  During the accumulation  period your Account Value is allocated to one or more investment options.  The variable  investment  options,  each a Sub-account of
       American Skandia Life Assurance  Corporation  Variable Account B, invest in an underlying  mutual fund portfolio.  Currently, portfolios of the following  underlying mutual funds are being offered:  American Skandia Trust,  Montgomery Variable Series,
       Wells Fargo Variable Trust,  INVESCO Variable  Investment Funds, Inc.,  Evergreen Variable Annuity Trust,  ProFunds VP, First
       Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.
|X|      During the payout period,  commonly called  "annuitization,"  you can elect to receive  annuity  payments (1) for life; (2)
       for life with a  guaranteed  minimum  number  of  payments;  (3)  based on joint  lives;  or (4) for a  guaranteed  number of payments.  We currently make annuity payments available on a fixed or variable basis.
|X|      This Annuity offers a Credit which we add to your Annuity with each Purchase Payment we receive.
|X|      This Annuity  offers a basic Death  Benefit.  It also offers  optional  Death  Benefits  that provide an enhanced  level of protection for your beneficiary(ies) for an additional charge.
|X|      Annuity  Owners can purchase an optional  life  insurance  rider called  Plus40(TM)which  provides an income  tax-free  life insurance benefit to the Owner's beneficiary(ies) equal to 40% of the Account Value of your Annuity.
|X|      You are allowed to withdraw a limited  amount of money from your  Annuity on an annual  basis  without any  charges.  Other product features allow you to access your Account Value as necessary, although a charge may apply.
|X|      Transfers  between  investment  options are tax-free.  Currently,  you may make twenty  transfers each year free of charge.
       We also  offer  several  programs  that  enable you to manage  your  Account  Value as your  financial  needs and  investment performance change.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed,  registered  investment  professionals.  You must complete an application and submit a minimum initial  purchase  payment of $1,000.  We may allow you to make a lower  initial  purchase  payment  provided  you  establish a bank drafting  program under which purchase  payments  received in the first Annuity Year total at least $1,000.  If the Annuity is owned by an individual or  individuals,  the oldest of those  persons must be age 80 or under.  If the Annuity is owned by an entity,  the annuitant must be age 80 or under.

   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED

                                                         GLOSSARY OF TERMS

Many terms used within this  Prospectus  are described  within the text where they appear.  The  description  of those terms are not repeated in this Glossary of Terms.

Account Value:  The value of each  allocation to a Sub-account or a Fixed  Allocation  prior to the Annuity Date, plus any earnings, and/or less any losses,  distributions  and charges.  The Account Value is  calculated  before we assess any  applicable  Contingent
Deferred  Sales  Charge  ("CDSC")  and/or any Annual  Maintenance  Fee.  The Account  Value  includes any Credits we applied to your
Purchase  Payments that we are entitled to recover  under certain  circumstances.  The Account  Value is determined  separately  for each  Sub-account  and for each Fixed  Allocation,  and then totaled to determine  the Account  Value for your entire  Annuity.  The
Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization:  The application of Account Value to one of the available  annuity options to begin receiving  periodic  payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An allocation of Account Value that is to be credited a fixed rate of interest for a specified  Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim  Value:  The value of a Fixed  Allocation  on any date other  than the  Maturity  Date.  The  Interim  Value is equal to the initial value allocated to the Fixed Allocation plus all interest  credited to the Fixed Allocation as of the date calculated,  less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market  value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation  on any day other than the
Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual  annuity  contract,  the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.  With an Annuity issued as a certificate  under a group annuity  contract,  the "Owner"
refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender  Value:  The value of your Annuity  available upon surrender  prior to the Annuity Date. It equals the Account Value as of the date we price the  surrender  minus any  applicable  CDSC,  Annual  Maintenance  Fee,  Tax Charge,  the charge for any  optional benefits.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day:  Every day the New York Stock  Exchange is open for trading or any other day the  Securities and Exchange  Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and  expenses we charge for the  Annuity.  Some  charges are  assessed  against  your  Annuity  while others are assessed  against  assets  allocated  to the  variable  investment  options.  The charges  that are assessed  against the
Annuity include the Contingent  Deferred Sales Charge,  Annual  Maintenance Fee, Transfer Fee and the Tax Charge. The charge that is assessed against the variable  investment options is the Insurance Charge,  which is the combination of a mortality and expense risk charge and a charge for  administration  of the Annuity.  Each  underlying  mutual fund  portfolio  assesses a charge for investment management,  other expenses and with some mutual funds, a 12b-1 charge.  The  prospectus  for each  underlying  mutual fund provides more detailed  information  about the expenses for the  underlying  mutual  funds.  In certain  states,  a premium tax charge may be applicable.  All of these fees and expenses are described in more detail within this Prospectus.

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                                                       YOUR TRANSACTION EXPENSES
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
                                                        Amount Deducted/
         FEE/EXPENSE                                 Description Of Charge                                    When Deducted
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ------- ------ ------ ------- ------ ------ ------- ------ ------ --------------------------------------
                                Yr. 1   Yr. 2  Yr. 3  Yr. 4   Yr. 5  Yr. 6  Yr. 7   Yr. 8  Yr.
Contingent Deferred Sales                                                                   9+              Upon Surrender or
Charge                                                                                                     Partial Withdrawal

------------------------------- ------- ------ ------ ------- ------ ------ ------- ------ ------ --------------------------------------
------------------------------- ------- ------ ------ ------- ------ ------ ------- ------ ------ --------------------------------------
                                 8.5%   8.5%   8.5%    8.5%   7.0%   6.0%    5.0%   4.0%   0.0%
------------------------------- ------- ------ ------ ------- ------ ------ ------- ------ ------ --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
                                     The charge is a percentage of each applicable Purchase
                                  Payment. The period is measured from the date each Purchase
                                                     Payment is allocated.
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Annual Maintenance Fee                       Smaller of $35 or 2% of Account Value                      Annually on the Annuity's
                                                                                                   anniversary date or upon surrender
------------------------------- ----------------------------------------------------------------- --------------------------------------
-------------------------------
Transfer Fee                                                 $10.00                               After the 20th transfer each Annuity
                                                                                                                  Year
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Tax Charge                         Depends on the requirements of the applicable jurisdiction                    Various

------------------------------- ----------------------------------------------------------------- --------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                                  ANNUAL CHARGES OF THE SUB-ACCOUNTS
                                 (as a percentage of the average daily net assets of the Sub-accounts)
------------------------------- ----------------------------------------------------------------- --------------------------------------
Mortality & Expense Risk
Charge                                                       1.25%
                                                                                                                  Daily
Administration Charge                                        0.15%

Total  Annual  Charges  of the          1.40% per year of the value of each Sub-account              Applies to Variable Investment
Sub-accounts*                                                                                                 Options only
------------------------------- ----------------------------------------------------------------- --------------------------------------
*  The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge"
elsewhere in this Prospectus.

---------------------------------------------------------------------------------------- ------------------------- ---------------------
                                   OPTIONAL BENEFITS                                     Optional Benefit Charge   Total Annual Charge
                                                                                                                        (including
                                                                                                                    Insurance Charge)
---------------------------------------------------------------------------------------- ------------------------- ---------------------
---------------------------------------------------------------------------------------- ------------------------- ---------------------
GUARANTEED RETURN OPTION                                                                                                  1.65%
We offer a program  that  guarantees  a "return of  premium" at a future  date,  while    0.25% of average daily
allowing you to allocate all or a portion of your  Account  Value to the  Sub-accounts      net assets of the
of your choice.                                                                                Sub-accounts
---------------------------------------------------------------------------------------- ------------------------- ---------------------
---------------------------------------------------------------------------------------- ------------------------- ---------------------
ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT                                                                             1.65%
We offer an Optional  Death Benefit that provides an enhanced  level of protection for    0.25% of Account Value
your  beneficiary(ies)  by  providing  additional  amounts  that can be used to offset    (Amounts are deducted
federal and state taxes  payable on any taxable  gains in your  Annuity at the time of   in arrears each Annuity
your death.                                                                                       Year)
---------------------------------------------------------------------------------------- ------------------------- ---------------------
---------------------------------------------------------------------------------------- ------------------------- ---------------------
GUARANTEED MINIMUM DEATH BENEFIT
We offer an Optional  Death Benefit that provides an enhanced  level of protection for     0.30% of the current
your  beneficiary(ies)  by providing the greater of the current  Account Value, a 5.0%        Death Benefit
annual  increase on Purchase  Payments minus  proportional  withdrawals or the Highest    (Amounts are deducted           1.70%
Anniversary Value.                                                                       in arrears each Annuity
                                                                                                  Year)
---------------------------------------------------------------------------------------- ------------------------- ---------------------
----------------------------------------------------------------------------------------------------------------------------------------

Please  refer to the section of the  Prospectus  that  describes  each  optional  benefit for a complete  description  of the  benefit, including any restrictions or limitations that may apply.
----------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                                     OPTIONAL LIFE INSURANCE RIDER
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
Plus40(TM)OPTIONAL LIFE INSURANCE RIDER                                                                   The current charge is based on
We offer an income tax-free life insurance  benefit for your  Beneficiary(ies)  that may be useful in     age and is a percentage of
offsetting  federal and state taxes  payable on any taxable gains in your Annuity at the time of your    your Account Value as of the
death.  Please refer to the Appendix for a detailed description of this Rider.                           anniversary of the Issue Date
                                                                                                          of your Annuity. The charge
                                                                                                          ranges from .80% for Owners
                                                                                                           age 40 - 75 to 10.50% for
                                                                                                          Owners age 95. Please refer
                                                                                                        to the Appendix for a complete
                                                                                                          description of the charge.
------------------------------------------------------------------------------------------------------- --------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------------

The following are the investment  management  fees, other expenses,  12b-1 fees (if  applicable),  and the total annual expenses for each underlying  mutual fund  ("Portfolio") as of December 31, 2001,  except as noted.  Each figure is stated as a percentage of the underlying  Portfolio's  average daily net assets.  For certain of the  underlying  Portfolios,  a portion of the  management fee is being waived and/or other  expenses are being  partially  reimbursed.  "N/A"  indicates that no portion of the management fee and/or other expenses is being waived and/or  reimbursed.  The "Net Annual  Portfolio  Operating  Expenses"  reflect the combination of the underlying  Portfolio's  investment  management  fee,  other  expenses  and any  12b-1  fees,  net of any fee  waivers  and  expense reimbursements.  The  following  expenses are deducted by the  underlying  Portfolio  before it provides  American  Skandia with the daily net asset  value.  Any  footnotes  about  expenses  appear  after the list of all the  Portfolios.  The  underlying  Portfolio information  was provided by the underlying  mutual funds and has not been  independently  verified by us. See the  prospectuses  or statements of additional  information of the  underlying  Portfolios for further  details.  The current  prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee         Net
                                                       Fees         Expenses                    Portfolio    Waivers      Annual
              UNDERLYING PORTFOLIO                                                              Operating    and          Portfolio
                                                                                                 Expenses    Expense      Operating
                                                                                                             Reimburse-mentExpenses
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
American Skandia Trust: 1
  AST Strong International Equity                     0.87%          0.22%          0.05%         1.14%          N/A         1.14%
  AST William Blair International Growth 5            1.00%          0.22%          0.02%         1.24%         0.10%        1.14%
  AST American Century International Growth           1.00%          0.28%          0.00%         1.28%          N/A         1.28%
  AST DeAM International Equity                       1.00%          0.32%          0.00%         1.32%         0.15%        1.17%
  AST MFS Global Equity                               1.00%          0.40%          0.00%         1.40%          N/A         1.40%
  AST PBHG Small-Cap Growth                           0.90%          0.23%          0.03%         1.16%          N/A         1.16%
  AST DeAM Small-Cap Growth                           0.95%          0.19%          0.03%         1.17%         0.01%        1.16%
  AST Federated Aggressive Growth                     0.95%          0.83%          0.00%         1.78%         0.43%        1.35%
  AST Goldman Sachs Small Cap Value                   0.95%          0.16%          0.07%         1.18%          N/A         1.18%
  AST Gabelli Small-Cap Value                         0.90%          0.18%          0.00%         1.08%          N/A         1.08%
  AST DeAM Small-Cap Value 2                          0.95%          0.22%          0.02%         1.19%         0.15%        1.04%
  AST Goldman Sachs Mid-Cap Growth 5                  1.00%          0.26%          0.08%         1.34%         0.10%        1.24%
  AST Neuberger Berman Mid-Cap Growth                 0.90%          0.18%          0.04%         1.12%          N/A         1.12%
  AST Neuberger Berman Mid-Cap Value                  0.90%          0.16%          0.16%         1.22%          N/A         1.22%
  AST Alger All-Cap Growth                            0.95%          0.16%          0.09%         1.20%          N/A         1.20%
  AST Gabelli All-Cap Value                           0.95%          0.24%          0.01%         1.20%          N/A         1.20%
  AST T. Rowe Price Natural Resources                 0.90%          0.20%          0.01%         1.11%          N/A         1.11%
  AST Alliance Growth                                 0.90%          0.19%          0.04%         1.13%          N/A         1.13%
  AST MFS Growth                                      0.90%          0.17%          0.04%         1.11%          N/A         1.11%
  AST Marsico Capital Growth                          0.90%          0.16%          0.02%         1.08%         0.02%        1.06%
  AST Goldman Sachs Concentrated Growth 5             0.90%          0.14%          0.03%         1.07%         0.06%        1.01%
  AST DeAM Large-Cap Growth 2                         0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST DeAM Large-Cap Value                            0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST Alliance/Bernstein Growth + Value               0.90%          0.55%          0.00%         1.45%         0.10%        1.35%
  AST Sanford Bernstein Core Value                    0.75%          0.40%          0.00%         1.15%          N/A         1.15%
  AST Cohen & Steers Realty                           1.00%          0.19%          0.02%         1.21%          N/A         1.21%
  AST Sanford Bernstein Managed Index 500             0.60%          0.16%          0.02%         0.78%          N/A         0.78%
  AST American Century Income & Growth                0.75%          0.19%          0.00%         0.94%          N/A         0.94%
  AST Alliance Growth and Income                      0.75%          0.14%          0.07%         0.96%         0.02%        0.94%
  AST MFS Growth with Income                          0.90%          0.18%          0.03%         1.11%          N/A         1.11%
  AST INVESCO Capital Income                          0.75%          0.16%          0.01%         0.92%         0.01%        0.91%
  AST DeAM Global Allocation                          0.10%          0.17%          0.00%         0.27%          N/A         0.27%
  AST American Century Strategic Balanced             0.85%          0.23%          0.00%         1.08%          N/A         1.08%
  AST T. Rowe Price Asset Allocation                  0.85%          0.25%          0.00%         1.10%          N/A         1.10%
  AST T. Rowe Price Global Bond                       0.80%          0.28%          0.00%         1.08%          N/A         1.08%
  AST Federated High Yield                            0.75%          0.20%          0.00%         0.95%          N/A         0.95%
  AST Lord Abbett Bond-Debenture                      0.80%          0.30%          0.00%         1.10%          N/A         1.10%
  AST DeAM Bond 2                                     0.85%          0.22%          0.00%         1.07%         0.15%        0.92%
  AST PIMCO Total Return Bond                         0.65%          0.16%          0.00%         0.81%         0.02%        0.79%
  AST PIMCO Limited Maturity Bond                     0.65%          0.18%          0.00%         0.83%          N/A         0.83%
  AST Money Market                                    0.50%          0.14%          0.00%         0.64%         0.05%        0.59%

Montgomery Variable Series:
  Emerging Markets                                    1.25%          0.42%            N/A          1.67%         N/A         1.67%

Wells Fargo Variable Trust:
  Equity Income                                       0.55%          0.43%          0.25%         1.23%         0.23%        1.00%

INVESCO Variable Investment Funds, Inc.:
  Dynamics                                             0.75%         0.33%            N/A          1.08%          N/A         1.08%
  Technology                                           0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Health Sciences                                      0.75%         0.31%            N/A          1.06%          N/A         1.06%
  Financial Services                                   0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Telecommunications                                   0.75%         0.34%            N/A          1.09%          N/A         1.09%

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee         Net
                                                       Fees         Expenses                    Portfolio    Waivers      Annual
              UNDERLYING PORTFOLIO                                                              Operating    and          Portfolio
                                                                                                 Expenses    Expense      Operating
                                                                                                             Reimburse-mentExpenses
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
Evergreen Variable Annuity Trust:
  International Growth                                 0.66%         0.98%            N/A          1.64%         0.63%        1.01%
  Global Leaders                                       0.87%         0.28%            N/A          1.15%         0.15%        1.00%
  Special Equity                                       0.92%         0.23%            N/A          1.15%         0.12%        1.03%
  Omega                                                0.52%         0.20%            N/A          0.72%          N/A         0.72%
  Capital Growth                                       0.80%         0.24%            N/A          1.04%          N/A         1.04%
  Blue Chip                                            0.61%         0.36%            N/A          0.97%          N/A         0.97%
  Equity Index                                         0.32%         0.22%            N/A          0.54%         0.24%        0.30%
  Foundation                                           0.75%         0.18%            N/A          0.93%          N/A         0.93%

ProFund VP:
  Europe 30                                            0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Asia 30 3                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Japan 3                                              0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Banks 3                                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Basic Materials 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Biotechnology                                        0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Consumer Cyclical 3                                  0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Consumer Non-Cyclical 3                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Energy                                               0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Financial                                            0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Healthcare                                           0.75%         1.06%           0.25%         2.06%         0.08%        1.98%
  Industrial 3                                         0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Internet 3                                           0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Pharmaceuticals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Precious Metals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Real Estate                                          0.75%         0.99%           0.25%         1.99%         0.01%        1.98%
  Semiconductor 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Technology                                           0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Telecommunications                                   0.75%         1.17%           0.25%         2.17%         0.19%        1.98%
  Utilities                                            0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Bull                                                 0.75%         1.25%           0.25%         2.25%         0.27%        1.98%
  Bear                                                 0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Bull Plus                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  OTC                                                  0.75%         0.91%           0.25%         1.91%          N/A         1.91%
  Short OTC 3                                          0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  UltraOTC                                             0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  Mid-Cap Value 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Mid-Cap Growth 3                                     0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  UltraMid-Cap 3                                       0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Value 3                                    0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Growth 3                                   0.75%         0.97%           0.25%         1.97%          N/A         1.97%
UltraSmall-Cap                                         0.75%         1.11%           0.25%         2.11%         0.13%        1.98%
  U.S. Government Plus 3                               0.50%         0.95%           0.25%         1.70%          N/A         1.70%
  Rising Rates Opportunity 3                           0.75%         0.95%           0.25%         1.95%          N/A         1.95%

First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values 4                   0.60%          2.47%          0.25%         3.32%         1.95%        1.37%

The Prudential Series Fund, Inc.:
SP Jennison International Growth                      0.85%          1.16%          0.25%         2.26%         0.62%        1.64%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

1        The  Investment  Manager of American  Skandia  Trust (the  "Trust") has agreed to  reimburse  and/or waive fees for certain
     Portfolios  until at least April 30, 2003. The caption "Total Annual  Portfolio  Operating  Expenses"  reflects the Portfolios'
     fees and expenses before such waivers and reimbursements,  while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and  reimbursements.  The Trust adopted a  Distribution  Plan (the  "Distribution  Plan") under Rule
     12b-1 of the  Investment  Company Act of 1940 to permit an affiliate  of the Trust's  Investment  Manager to receive  brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these  commissions to promote  the sale of shares of such  Portfolios.  While the  brokerage  commission  rates and  amounts  paid by the  various
     Portfolios  are not  expected  to increase as a result of the  Distribution  Plan,  the staff of the  Securities  and  Exchange
     Commission takes the position that commission  amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios.  The Distribution Fee estimates are derived and annualized from data regarding  commission  amounts directed  under the  Distribution  Plan for the fiscal year ended  December 31,  2001.  Although  there are no maximum  amounts allowable,  actual  commission  amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.
2        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  and "12b-1 Fees" shown are based on estimated amounts for the fiscal year ending December 31, 2002.
3        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  shown are based on estimated  amounts for the fiscal year ending December 31, 2002.
4        Included  in the charge for Other  Expenses  is a fee of 0.325% of average  daily net assets  paid to  American  Skandia to reimburse  it for  administrative  costs.  The  investment  advisor  has agreed to waive fees and  reimburse  expenses  through
     September  30,  2003 in  order to  prevent  Total  Annual  Portfolio  Operating  Expenses  (excluding  brokerage  expenses  and extraordinary expenses) from exceeding 1.47% of the average daily net asset value of the respective Portfolio.

5    Net Annual Portfolio Operating Expenses reflect fee waivers and expense reimbursements in effect as of November 11, 2002.

EXPENSE EXAMPLES
These  examples  are  designed to assist you in  understanding  the various  costs and expenses you will incur with the Annuity over certain  periods of time based on specific  assumptions.  The examples  reflect the  Insurance  Charge,  Contingent  Deferred  Sales
Charges (when  applicable),  the Annual  Maintenance Fee (when applicable),  the charges deducted by the underlying  Portfolios,  as well as the charges for the optional  benefits that are offered under the Annuity.  The Securities and Exchange  Commission  ("SEC")
requires these examples.

Below are  examples  showing  what you would pay in  expenses at the end of the stated time  periods  for each  Sub-account  had you invested $1,000 in the Annuity and received a 5% annual return on assets.

The examples  shown assume that:  (a) you only  allocate  Account  Value to the  Sub-accounts,  not to a Fixed  Allocation;  (b) the
Insurance  Charge is assessed as 1.40% per year;  (c) the Annual  Maintenance  Fee (when  applicable) is reflected as an asset-based charge based on an assumed  average  contract size;  (d) you make no  withdrawals of Account Value during the period shown;  (e) you make no  transfers,  withdrawals,  surrender or other  transactions  for which we charge a fee during the period  shown;  (f) no tax charge applies;  (g) the expenses for the underlying  Portfolios  reflect the continued  waiver of fees or reimbursement of expenses throughout each period shown (refer to the "Net Annual Portfolio  Operating  Expenses," in the section entitled  "Underlying  Mutual
Fund  Portfolio  Annual  Expenses");  (h) the charges for the  optional  benefits are  reflected  as charges  equal to 0.25% for the
Guaranteed Return Option,  0.25% for the Enhanced  Beneficiary  Protection and 0.30% for the Guaranteed  Minimum Death Benefit;  and
(i) the Credit  applicable  to your Annuity is 4% of Purchase  Payments.  The charge for the  Guaranteed  Return  Option is deducted daily.  The charges for the optional  death  benefits are deducted on an annual basis in arrears.  Amounts shown in the examples are rounded to the  nearest  dollar.  The Credit may be less when total  Purchase  Payments  are less then  $10,000 and may be more when total Purchase Payments are at least $5,000,000 (see "How do I Receive Credits?").

Expense  Examples are provided as follows:  1.) for the basic  Annuity  contract  without any optional  benefits;  2.) for the basic
Annuity contract assuming that you elect one of the following:  the Guaranteed Return Option,  the Enhanced  Beneficiary  Protection
or the Guaranteed  Minimum Death Benefit;  3.) for the basic Annuity contract  assuming you elect both the Guaranteed  Return Option and the Enhanced  Beneficiary  Protection;  and 4.) for the basic Annuity  contract  assuming you elect both the  Guaranteed  Return
Option and the Guaranteed  Minimum Death Benefit.  You cannot purchase the Enhanced  Beneficiary  Protection with any other optional death  benefit or life  insurance  rider.  Unlike  the  annual  charge for  either  the  Guaranteed  Return  Option or the  Enhanced
Beneficiary  Protection,  the annual  charge for the  Guaranteed  Minimum  Death  Benefit is based on the Death  Benefit and not the
Account Value.

Expense  Examples are not provided for the Plus40(TM)Optional  Life  Insurance  Rider  because it is supported by American  Skandia's general  account and is not subject to, or registered  as a security  under,  either the  Securities  Act of 1933 or the  Investment
Company Act of 1940 and because  Owners can pay the annual,  age-based  charge  through funds  outside of the Annuity.  If the Owner elects to pay the annual  charge  from the  Annuity,  charges are  deducted as a partial  withdrawal  from the  Annuity,  subject to applicable taxes.  Please refer to the Appendix for a detailed description of this Rider.

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE EXPENSES OF THE UNDERLYING
MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       If you elect the Guaranteed      If you elect the Enhanced Death     If you elect the Guaranteed
surrender  your  Annuity  at the end of                                           Return Option (GRO)                   Benefit (EBP)              Minimum Death Benefit (GMDB)
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years    Year     Years   Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST Strong International Equity            27       84      143      304      30      92       157     330      30       92      157      330      31      94       161     341
AST William Blair International Growth     27       84      143      304      30      92       157     330      30       92      157      330      31      94       161     341
AST American Century International
Growth                                     29       89      151      319      32      97       164     344      32       97      164      344      32      98       167     353
AST DeAM International Equity              28       85      145      307      30      93       158     333      30       93      158      333      31      95       162     343
AST MFS Global Equity                      30       92      157      330      33      100      170     355      33       100     170      355      33      102      173     365
AST PBHG Small-Cap Growth                  28       85      145      307      30      93       158     332      30       93      158      332      31      95       162     342
AST DeAM Small-Cap Growth                  28       85      145      307      30      93       158     332      30       93      158      332      31      95       162     342
AST Federated Aggressive Growth            30       91      155      327      32      99       168     351      32       99      168      351      33      101      172     361
AST Goldman Sachs Small Cap Value          28       85      145      308      31      94       159     334      31       94      159      334      31      95       162     343
AST Gabelli Small-Cap Value                27       82      140      298      29      90       153     323      29       90      153      323      30      92       157     333
AST DeAM Small-Cap Value                   26       81      138      294      29      89       152     320      29       89      152      320      30      91       155     330
AST Goldman Sachs Mid-Cap Growth           29       88      149      315      31      95       162     340      31       95      162      340      32      97       166     350
AST Neuberger Berman Mid-Cap Growth        27       84      143      302      30      91       155     327      30       91      155      327      30      93       159     337
AST Neuberger Berman Mid-Cap Value         28       87      148      313      31      95       161     338      31       95      161      338      32      97       165     348
AST Alger All-Cap Growth                   28       86      147      310      31      94       160     337      31       94      160      337      31      96       163     345
AST Gabelli All-Cap Value                  28       86      147      310      31      94       160     337      31       94      160      337      31      96       163     345
AST T. Rowe Price Natural Resources        27       83      142      301      30      91       155     327      30       91      155      327      30      93       158     336
AST Alliance Growth                        27       84      143      304      30      92       157     330      30       92      157      330      31      94       160     339
AST MFS Growth                             27       83      142      301      30      91       155     327      30       91      155      327      30      93       158     336
AST Marsico Capital Growth                 27       82      140      297      29      90       153     322      29       90      153      322      30      91       156     331
AST Goldman Sachs Concentrated Growth      26       80      137      291      29      88       150     317      29       88      150      317      29      90       153     326
AST DeAM Large-Cap Growth                  26       79      135      288      29      88       149     315      29       88      149      315      29      89       152     324
AST DeAM Large-Cap Value                   26       79      135      288      29      88       149     315      29       88      149      315      29      89       152     324
AST Alliance/Bernstein Growth + Value      30       91      155      327      32      99       168     351      32       99      168      351      33      101      172     361
AST Sanford Bernstein Core Value           28       85      144      306      30      92       157     330      30       92      157      330      31      94       161     341
AST Cohen & Steers Realty                  28       86      147      311      31      94       160     337      31       94      160      337      31      96       163     346
AST Sanford Bernstein Managed Index 500    24       73      125      267      26      81       138     294      26       81      138      294      27      82       141     302
AST American Century Income & Growth       25       78      133      284      28      86       147     310      28       86      147      310      29      88       150     320
AST Alliance Growth and Income             25       78      133      284      28      86       147     310      28       86      147      310      29      88       150     320
AST MFS Growth with Income                 27       83      142      301      30      91       155     327      30       91      155      327      30      93       158     336
AST INVESCO Capital Income                 25       77      132      280      28      85       145     307      28       85      145      307      28      87       148     316
AST DeAM Global Allocation                 18       56      97       210      21      64       110     238      21       64      110      238      21      66       113     246
AST American Century Strategic Balanced    27       82      140      298      29      90       153     323      29       90      153      323      30      92       157     333
AST T. Rowe Price Asset Allocation         27       83      142      300      30      91       155     327      30       91      155      327      30      93       158     335
AST T. Rowe Price Global Bond              27       82      140      298      29      90       153     323      29       90      153      323      30      92       157     333
AST Federated High Yield                   25       78      133      284      28      86       147     310      28       86      147      310      29      88       151     321
AST Lord Abbett Bond-Debenture             27       83      142      300      30      91       155     327      30       91      155      327      30      93       158     335
AST DeAM Bond                              25       77      132      281      28      85       145     307      28       85      145      307      28      87       148     316
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       If you elect the Guaranteed      If you elect the Enhanced Death     If you elect the Guaranteed
surrender  your  Annuity  at the end of                                           Return Option (GRO)                   Benefit (EBP)              Minimum Death Benefit (GMDB)
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years    Year     Years   Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST PIMCO Total Return Bond                24       73      125      267      26      81       138     294      26       81      138      294      27      83       142     303
AST PIMCO Limited Maturity Bond            24       74      127      271      27      82       140     298      27       82      140      298      27      84       143     307
AST Money Market                           22       67      114      246      24      75       128     274      24       75      128      274      25      76       131     281

MV Emerging Markets                        33      101      171      358      36      109      184     382      36       109     184      382      36      111      188     392

WFVT Equity Income                         26       80      137      290      29      88       150     317      29       88      150      317      29      90       153     325

INVESCO VIF Dynamics                       27       82      140      298      29      90       153     323      29       90      153      323      30      92       157     333
INVESCO VIF Technology                     27       82      140      297      29      90       153     323      29       90      153      323      30      92       157     333
INVESCO VIF Health Sciences                27       82      140      297      29      90       153     322      29       90      153      322      30      91       156     331
INVESCO VIF Financial Services             27       82      140      297      29      90       153     323      29       90      153      323      30      92       157     333
INVESCO VIF Telecommunications             27       83      142      300      30      91       154     325      30       91      154      325      30      92       157     334

Evergreen VA International Growth          26       80      137      291      29      88       150     317      29       88      150      317      29      90       153     326
Evergreen VA Global Leaders                26       80      137      290      29      88       150     317      29       88      150      317      29      90       153     325
Evergreen VA Special Equity                26       81      138      293      29      89       151     319      29       89      151      319      29      90       154     328
Evergreen VA Omega                         23       71      122      260      26      79       135     287      26       79      135      287      26      81       138     296
Evergreen VA Capital Growth                26       81      138      294      29      89       152     320      29       89      152      320      30      91       155     330
Evergreen VA Blue Chip                     26       79      135      287      28      87       148     313      28       87      148      313      29      89       152     323
Evergreen VA Equity Index                  19       58      99       214      21      65       112     241      21       65      112      241      22      67       116     251
Evergreen VA Foundation                    25       77      132      282      28      86       146     309      28       86      146      309      28      87       149     318

ProFund VP Europe 30                       35      108      183      380      38      116      196     405      38       116     196      405      39      118      199     414
ProFund VP Asia 30                         36      109      185      384      39      118      198     407      39       118     198      407      39      119      201     418
ProFund VP Japan                           36      109      185      384      39      118      198     407      39       118     198      407      39      119      201     418
ProFund VP Banks                           36      110      186      386      39      118      199     410      39       118     199      410      39      119      202     420
ProFund VP Basic Materials                 36      110      186      386      39      118      199     410      39       118     199      410      39      119      202     420
ProFund VP Biotechnology                   36      110      186      387      39      118      199     410      39       118     199      410      40      121      204     423
ProFund VP Consumer Cyclical               36      110      186      386      39      118      199     410      39       118     199      410      39      119      202     420
ProFund VP Consumer Non-Cyclical           36      110      186      386      39      118      199     410      39       118     199      410      39      119      202     420
ProFund VP Energy                          36      110      186      387      39      118      199     410      39       118     199      410      40      121      204     423
ProFund VP Financial                       36      110      186      387      39      118      199     410      39       118     199      410      40      121      204     423
ProFund VP Healthcare                      36      110      186      387      39      118      199     410      39       118     199      410      40      121      204     423
ProFund VP Industrial                      36      110      186      386      39      118      199     410      39       118     199      410      39      119      202     420
ProFund VP Internet                        36      110      186      386      39      118      199     410      39       118     199      410      39      119      202     420
ProFund VP Pharmaceuticals                 36      110      186      386      39      118      199     410      39       118     199      410      39      119      202     420
ProFund VP Precious Metals                 36      110      186      386      39      118      199     410      39       118     199      410      39      119      202     420
ProFund VP Real Estate                     36      110      186      387      39      118      199     410      39       118     199      410      40      121      204     423
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       If you elect the Guaranteed      If you elect the Enhanced Death     If you elect the Guaranteed
surrender  your  Annuity  at the end of                                           Return Option (GRO)                   Benefit (EBP)              Minimum Death Benefit (GMDB)
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years    Year     Years   Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
ProFund VP Semiconductor                   36      110      186      386      39      118      199     410      39       118     199      410      39      119      202     420
ProFund VP Technology                      36      110      186      387      39      118      199     410      39       118     199      410      40      121      204     423
ProFund VP Telecommunications              36      110      186      387      39      118      199     410      39       118     199      410      40      121      204     423
ProFund VP Utilities                       36      110      186      387      39      118      199     410      39       118     199      410      40      121      204     423
ProFund VP Bull                            36      110      186      387      39      118      199     410      39       118     199      410      40      121      204     423
ProFund VP Bear                            35      108      183      380      38      116      196     405      38       116     196      405      39      118      199     414
ProFund VP Bull Plus                       36      109      185      384      39      118      198     407      39       118     198      407      39      119      201     418
ProFund VP OTC                             36      109      184      381      38      116      196     405      38       116     196      405      39      118      200     415
ProFund VP Short OTC                       36      110      186      385      39      118      199     410      39       118     199      410      39      119      202     419
ProFund VP UltraOTC                        36      110      186      385      39      118      199     410      39       118     199      410      39      119      202     419
ProFund VP Mid-Cap Value                   36      110      186      386      39      118      199     410      39       118     199      410      39      119      202     420
ProFund VP Mid-Cap Growth                  36      110      186      386      39      118      199     410      39       118     199      410      39      119      202     420
ProFund VP UltraMid-Cap                    36      110      186      386      39      118      199     410      39       118     199      410      39      120      203     421
ProFund VP Small-Cap Value                 36      110      186      386      39      118      199     410      39       118     199      410      39      120      203     421
ProFund VP Small-Cap Growth                36      110      186      386      39      118      199     410      39       118     199      410      39      120      203     421
ProFund VP UltraSmall-Cap                  36      110      186      387      39      118      199     410      39       118     199      410      40      121      204     423
ProFund VP U.S. Government Plus            33      102      173      361      36      110      186     385      36       110     186      385      37      112      190     397
ProFund VP Rising Rates Opportunity        36      110      186      385      39      118      199     410      39       118     199      410      39      119      202     419

First Trust(R)10 Uncommon Values            30       92      156      328      33      100      169     353      33       100     169      353      33      101      172     363

SP Jennison International Growth           33      100      170      355      35      108      183     380      35       108     183      380      36      110      187     390
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not      If you elect EBP and GRO          If you elect GMDB and GRO
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
AST Strong International Equity            33      100      170      355      33      102      173     364
AST William Blair International Growth     33      100      170      355      33      102      173     365
AST American Century International
Growth                                     34      104      177      369      35      106      180     378
AST DeAM International Equity              33      101      171      358      34      103      175     368
AST MFS Global Equity                      36      109      184      381      36      110      187     390
AST PBHG Small-Cap Growth                  33      101      171      358      34      103      175     367
AST DeAM Small-Cap Growth                  33      101      171      358      34      103      175     367
AST Federated Aggressive Growth            35      107      181      376      36      109      184     386
AST Goldman Sachs Small Cap Value          33      101      172      359      34      103      175     368
AST Gabelli Small-Cap Value                32       98      167      349      33      100      170     358
AST DeAM Small-Cap Value                   32       97      165      345      32      99       168     355
AST Goldman Sachs Mid-Cap Growth           34      103      175      365      34      105      178     374
AST Neuberger Berman Mid-Cap Growth        33      100      169      354      33      101      172     363
AST Neuberger Berman Mid-Cap Value         34      103      174      363      34      104      177     373
AST Alger All-Cap Growth                   33      102      173      361      34      104      177     371
AST Gabelli All-Cap Value                  33      102      173      361      34      104      177     371
AST T. Rowe Price Natural Resources        32       99      168      351      33      101      172     362
AST Alliance Growth                        33      100      169      354      33      101      172     363
AST MFS Growth                             32       99      168      351      33      101      172     362
AST Marsico Capital Growth                 32       98      166      348      32      99       168     355
AST Goldman Sachs Concentrated Growth      31       96      163      341      32      98       167     352
AST DeAM Large-Cap Growth                  31       95      162      340      32      97       166     350
AST DeAM Large-Cap Value                   31       95      162      340      32      97       166     350
AST Alliance/Bernstein Growth + Value      35      107      181      376      36      109      184     386
AST Sanford Bernstein Core Value           33      100      170      355      33      102      173     365
AST Cohen & Steers Realty                  34      103      174      362      34      104      177     371
AST Sanford Bernstein Managed Index 500    29       89      151      319      29      90       154     328
AST American Century Income & Growth       31       94      160      336      31      96       163     345
AST Alliance Growth and Income             31       94      160      336      31      96       163     345
AST MFS Growth with Income                 32       99      168      351      33      101      172     362
AST INVESCO Capital Income                 30       93      158      332      31      95       162     342
AST DeAM Global Allocation                 24       73      124      266      24      74       127     274
AST American Century Strategic Balanced    32       98      167      349      33      100      170     358
AST T. Rowe Price Asset Allocation         32       99      168      351      33      101      172     361
AST T. Rowe Price Global Bond              32       98      167      349      33      100      170     358
AST Federated High Yield                   31       94      160      337      31      96       163     345
AST Lord Abbett Bond-Debenture             32       99      168      351      33      101      172     361
AST DeAM Bond                              30       93      158      333      31      95       162     343
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not      If you elect EBP and GRO          If you elect GMDB and GRO
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- ---------------------------------- ---------------------------------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
AST PIMCO Total Return Bond                29       89      152      320      30      91       155     330
AST PIMCO Limited Maturity Bond            29       90      153      323      30      92       157     333
AST Money Market                           27       83      142      300      27      84       144     309

MV Emerging Markets                        38      116      196      405      39      118      200     415

WFVT Equity Income                         31       95      162      340      32      97       166     351

INVESCO VIF Dynamics                       32       98      167      349      33      100      170     358
INVESCO VIF Technology                     32       98      166      348      33      100      170     358
INVESCO VIF Health Sciences                32       98      166      348      32      99       168     355
INVESCO VIF Financial Services             32       98      166      348      33      100      170     358
INVESCO VIF Telecommunications             32       98      167      350      33      100      171     360

Evergreen VA International Growth          31       96      163      342      32      98       167     352
Evergreen VA Global Leaders                31       95      162      340      32      97       166     351
Evergreen VA Special Equity                32       97      164      344      32      98       167     353
Evergreen VA Omega                         28       87      148      313      29      89       152     323
Evergreen VA Capital Growth                32       97      165      345      32      99       168     355
Evergreen VA Blue Chip                     31       95      161      338      31      96       164     347
Evergreen VA Equity Index                  24       73      125      268      24      75       129     278
Evergreen VA Foundation                    31       94      159      334      31      95       162     343

ProFund VP Europe 30                       41      124      208      427      41      125      211     436
ProFund VP Asia 30                         41      125      210      430      42      127      214     440
ProFund VP Japan                           41      125      210      430      42      127      214     440
ProFund VP Banks                           41      125      211      432      42      127      214     443
ProFund VP Basic Materials                 41      125      211      432      42      127      214     443
ProFund VP Biotechnology                   42      126      212      434      42      128      216     445
ProFund VP Consumer Cyclical               41      125      211      432      42      127      214     443
ProFund VP Consumer Non-Cyclical           41      125      211      432      42      127      214     443
ProFund VP Energy                          42      126      212      434      42      128      216     445
ProFund VP Financial                       42      126      212      434      42      128      216     445
ProFund VP Healthcare                      42      126      212      434      42      128      216     445
ProFund VP Industrial                      41      125      211      432      42      127      214     443
ProFund VP Internet                        41      125      211      432      42      127      214     443
ProFund VP Pharmaceuticals                 41      125      211      432      42      127      214     443
ProFund VP Precious Metals                 41      125      211      432      42      127      214     443
ProFund VP Real Estate                     42      126      212      434      42      128      216     445
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not      If you elect EBP and GRO          If you elect GMDB and GRO
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
ProFund VP Semiconductor                   41      125      211      432      42      127      214     443
ProFund VP Technology                      42      126      212      434      42      128      216     445
ProFund VP Telecommunications              42      126      212      434      42      128      216     445
ProFund VP Utilities                       42      126      212      434      42      128      216     445
ProFund VP Bull                            42      126      212      434      42      128      216     445
ProFund VP Bear                            41      124      208      427      41      125      211     436
ProFund VP Bull Plus                       41      125      210      430      42      127      214     440
ProFund VP OTC                             41      124      209      428      41      125      212     438
ProFund VP Short OTC                       41      125      211      432      42      127      214     441
ProFund VP UltraOTC                        41      125      211      432      42      127      214     441
ProFund VP Mid-Cap Value                   41      125      211      432      42      127      214     443
ProFund VP Mid-Cap Growth                  41      125      211      432      42      127      214     443
ProFund VP UltraMid-Cap                    42      126      212      434      42      128      216     445
ProFund VP Small-Cap Value                 42      126      212      434      42      128      216     445
ProFund VP Small-Cap Growth                42      126      212      434      42      128      216     445
ProFund VP UltraSmall-Cap                  42      126      212      434      42      128      216     445
ProFund VP U.S. Government Plus            39      118      199      410      39      119      202     419
ProFund VP Rising Rates Opportunity        41      125      211      432      42      127      214     441

First Trust(R)10 Uncommon Values            35      107      181      377      36      109      185     387

SP Jennison International Growth           38      116      196      405      39      118      199     414
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- --------------------------------- ---------------------------------- --------------------------------- ----------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected       If you elect the Guaranteed     If you elect the Enhanced Death      If you elect the Guaranteed
your   Annuity   at  the   end  of  the                                           Return Option (GRO)                  Benefit (EBP)              Minimum Death Benefit (GMDB)
applicable period
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years   Years    Year     Years    Years   Years    Year     Years   Years   Years    Year     Years    Years   Years
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
AST Strong International Equity            112     169      213     304      115      177      227     330      115      177     227     330      116      179      231     341
AST William Blair International Growth     112     169      213     304      115      177      227     330      115      177     227     330      116      179      231     341
AST American Century International
Growth                                     114     174      221     319      117      182      234     344      117      182     234     344      117      183      237     353
AST DeAM International Equity              113     170      215     307      115      178      228     333      115      178     228     333      116      180      232     343
AST MFS Global Equity                      115     177      227     330      118      185      240     355      118      185     240     355      118      187      243     365
AST PBHG Small-Cap Growth                  113     170      215     307      115      178      228     332      115      178     228     332      116      180      232     342
AST DeAM Small-Cap Growth                  113     170      215     307      115      178      228     332      115      178     228     332      116      180      232     342
AST Federated Aggressive Growth            115     176      225     327      117      184      238     351      117      184     238     351      118      186      242     361
AST Goldman Sachs Small Cap Value          113     170      215     308      116      179      229     334      116      179     229     334      116      180      232     343
AST Gabelli Small-Cap Value                112     167      210     298      114      175      223     323      114      175     223     323      115      177      227     333
AST DeAM Small-Cap Value                   111     166      208     294      114      174      222     320      114      174     222     320      115      176      225     330
AST Goldman Sachs Mid-Cap Growth           114     173      219     315      116      180      232     340      116      180     232     340      117      182      236     350
AST Neuberger Berman Mid-Cap Growth        112     169      213     302      115      176      225     327      115      176     225     327      115      178      229     337
AST Neuberger Berman Mid-Cap Value         113     172      218     313      116      180      231     338      116      180     231     338      117      182      235     348
AST Alger All-Cap Growth                   113     171      217     310      116      179      230     337      116      179     230     337      116      181      233     345
AST Gabelli All-Cap Value                  113     171      217     310      116      179      230     337      116      179     230     337      116      181      233     345
AST T. Rowe Price Natural Resources        112     168      212     301      115      176      225     327      115      176     225     327      115      178      228     336
AST Alliance Growth                        112     169      213     304      115      177      227     330      115      177     227     330      116      179      230     339
AST MFS Growth                             112     168      212     301      115      176      225     327      115      176     225     327      115      178      228     336
AST Marsico Capital Growth                 112     167      210     297      114      175      223     322      114      175     223     322      115      176      226     331
AST Goldman Sachs Concentrated Growth      111     165      207     291      114      173      220     317      114      173     220     317      114      175      223     326
AST DeAM Large-Cap Growth                  111     164      205     288      114      173      219     315      114      173     219     315      114      174      222     324
AST DeAM Large-Cap Value                   111     164      205     288      114      173      219     315      114      173     219     315      114      174      222     324
AST Alliance/Bernstein Growth + Value      115     176      225     327      117      184      238     351      117      184     238     351      118      186      242     361
AST Sanford Bernstein Core Value           113     170      214     306      115      177      227     330      115      177     227     330      116      179      231     341
AST Cohen & Steers Realty                  113     171      217     311      116      179      230     337      116      179     230     337      116      181      233     346
AST Sanford Bernstein Managed Index 500    109     158      195     267      111      166      208     294      111      166     208     294      112      167      211     302
AST American Century Income & Growth       110     163      203     284      113      171      217     310      113      171     217     310      114      173      220     320
AST Alliance Growth and Income             110     163      203     284      113      171      217     310      113      171     217     310      114      173      220     320
AST MFS Growth with Income                 112     168      212     301      115      176      225     327      115      176     225     327      115      178      228     336
AST INVESCO Capital Income                 110     162      202     280      113      170      215     307      113      170     215     307      113      172      218     316
AST DeAM Global Allocation                 103     141      167     210      106      149      180     238      106      149     180     238      106      151      183     246
AST American Century Strategic Balanced    112     167      210     298      114      175      223     323      114      175     223     323      115      177      227     333
AST T. Rowe Price Asset Allocation         112     168      212     300      115      176      225     327      115      176     225     327      115      178      228     335
AST T. Rowe Price Global Bond              112     167      210     298      114      175      223     323      114      175     223     323      115      177      227     333
AST Federated High Yield                   110     163      203     284      113      171      217     310      113      171     217     310      114      173      221     321
AST Lord Abbett Bond-Debenture             112     168      212     300      115      176      225     327      115      176     225     327      115      178      228     335
AST DeAM Bond                              110     162      202     281      113      170      215     307      113      170     215     307      113      172      218     316
AST PIMCO Total Return Bond                109     158      195     267      111      166      208     294      111      166     208     294      112      168      212     303
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected       If you elect the Guaranteed      If you elect the Enhanced Death     If you elect the Guaranteed
your   Annuity   at  the   end  of  the                                           Return Option (GRO)                   Benefit (EBP)              Minimum Death Benefit (GMDB)
applicable period
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years    Year     Years   Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST PIMCO Limited Maturity Bond            109     159      197      271     112      167      210     298      112      167     210      298     112      169      213     307
AST Money Market                           107     152      184      246     109      160      198     274      109      160     198      274     110      161      201     281

MV Emerging Markets                        118     186      241      358     121      194      254     382      121      194     254      382     121      196      258     392

WFVT Equity Income                         111     165      207      290     114      173      220     317      114      173     220      317     114      175      223     325

INVESCO VIF Dynamics                       112     167      210      298     114      175      223     323      114      175     223      323     115      177      227     333
INVESCO VIF Technology                     112     167      210      297     114      175      223     323      114      175     223      323     115      177      227     333
INVESCO VIF Health Sciences                112     167      210      297     114      175      223     322      114      175     223      322     115      176      226     331
INVESCO VIF Financial Services             112     167      210      297     114      175      223     323      114      175     223      323     115      177      227     333
INVESCO VIF Telecommunications             112     168      212      300     115      176      224     325      115      176     224      325     115      177      227     334

Evergreen VA International Growth          111     165      207      291     114      173      220     317      114      173     220      317     114      175      223     326
Evergreen VA Global Leaders                111     165      207      290     114      173      220     317      114      173     220      317     114      175      223     325
Evergreen VA Special Equity                111     166      208      293     114      174      221     319      114      174     221      319     114      175      224     328
Evergreen VA Omega                         108     156      192      260     111      164      205     287      111      164     205      287     111      166      208     296
Evergreen VA Capital Growth                111     166      208      294     114      174      222     320      114      174     222      320     115      176      225     330
Evergreen VA Blue Chip                     111     164      205      287     113      172      218     313      113      172     218      313     114      174      222     323
Evergreen VA Equity Index                  104     143      169      214     106      150      182     241      106      150     182      241     107      152      186     251
Evergreen VA Foundation                    110     162      202      282     113      171      216     309      113      171     216      309     113      172      219     318

ProFund VP Europe 30                       120     193      253      380     123      201      266     405      123      201     266      405     124      203      269     414
ProFund VP Asia 30                         121     194      255      384     124      203      268     407      124      203     268      407     124      204      271     418
ProFund VP Japan                           121     194      255      384     124      203      268     407      124      203     268      407     124      204      271     418
ProFund VP Banks                           121     195      256      386     124      203      269     410      124      203     269      410     124      204      272     420
ProFund VP Basic Materials                 121     195      256      386     124      203      269     410      124      203     269      410     124      204      272     420
ProFund VP Biotechnology                   121     195      256      387     124      203      269     410      124      203     269      410     125      206      274     423
ProFund VP Consumer Cyclical               121     195      256      386     124      203      269     410      124      203     269      410     124      204      272     420
ProFund VP Consumer Non-Cyclical           121     195      256      386     124      203      269     410      124      203     269      410     124      204      272     420
ProFund VP Energy                          121     195      256      387     124      203      269     410      124      203     269      410     125      206      274     423
ProFund VP Financial                       121     195      256      387     124      203      269     410      124      203     269      410     125      206      274     423
ProFund VP Healthcare                      121     195      256      387     124      203      269     410      124      203     269      410     125      206      274     423
ProFund VP Industrial                      121     195      256      386     124      203      269     410      124      203     269      410     124      204      272     420
ProFund VP Internet                        121     195      256      386     124      203      269     410      124      203     269      410     124      204      272     420
ProFund VP Pharmaceuticals                 121     195      256      386     124      203      269     410      124      203     269      410     124      204      272     420
ProFund VP Precious Metals                 121     195      256      386     124      203      269     410      124      203     269      410     124      204      272     420
ProFund VP Real Estate                     121     195      256      387     124      203      269     410      124      203     269      410     125      206      274     423
ProFund VP Semiconductor                   121     195      256      386     124      203      269     410      124      203     269      410     124      204      272     420
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected       If you elect the Guaranteed      If you elect the Enhanced Death     If you elect the Guaranteed
your   Annuity   at  the   end  of  the                                           Return Option (GRO)                   Benefit (EBP)              Minimum Death Benefit (GMDB)
applicable period
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10       1        3       5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years    Year     Years   Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
ProFund VP Technology                      121     195      256      387     124      203      269     410      124      203     269      410     125      206      274     423
ProFund VP Telecommunications              121     195      256      387     124      203      269     410      124      203     269      410     125      206      274     423
ProFund VP Utilities                       121     195      256      387     124      203      269     410      124      203     269      410     125      206      274     423
ProFund VP Bull                            121     195      256      387     124      203      269     410      124      203     269      410     125      206      274     423
ProFund VP Bear                            120     193      253      380     123      201      266     405      123      201     266      405     124      203      269     414
ProFund VP Bull Plus                       121     194      255      384     124      203      268     407      124      203     268      407     124      204      271     418
ProFund VP OTC                             121     194      254      381     123      201      266     405      123      201     266      405     124      203      270     415
ProFund VP Short OTC                       121     195      256      385     124      203      269     410      124      203     269      410     124      204      272     419
ProFund VP UltraOTC                        121     195      256      385     124      203      269     410      124      203     269      410     124      204      272     419
ProFund VP Mid-Cap Value                   121     195      256      386     124      203      269     410      124      203     269      410     124      204      272     420
ProFund VP Mid-Cap Growth                  121     195      256      386     124      203      269     410      124      203     269      410     124      204      272     420
ProFund VP UltraMid-Cap                    121     195      256      386     124      203      269     410      124      203     269      410     124      205      273     421
ProFund VP Small-Cap Value                 121     195      256      386     124      203      269     410      124      203     269      410     124      205      273     421
ProFund VP Small-Cap Growth                121     195      256      386     124      203      269     410      124      203     269      410     124      205      273     421
ProFund VP UltraSmall-Cap                  121     195      256      387     124      203      269     410      124      203     269      410     125      206      274     423
ProFund VP U.S. Government Plus            118     187      243      361     121      195      256     385      121      195     256      385     122      197      260     397
ProFund VP Rising Rates Opportunity        121     195      256      385     124      203      269     410      124      203     269      410     124      204      272     419

First Trust(R)10 Uncommon Values            115     177      226      328     118      185      239     353      118      185     239      353     118      186      242     363

SP Jennison International Growth           118     185      240      355     120      193      253     380      120      193     253      380     121      195      257     390
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender      If you elect EBP and GRO          If you elect GMDB and GRO
your   Annuity   at  the   end  of  the
applicable period
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
AST Strong International Equity            118     185      240      355     118      187      243     364
AST William Blair International Growth     118     185      240      355     118      187      243     365
AST American Century International
Growth                                     119     189      247      369     120      191      250     378
AST DeAM International Equity              118     186      241      358     119      188      245     368
AST MFS Global Equity                      121     194      254      381     121      195      257     390
AST PBHG Small-Cap Growth                  118     186      241      358     119      188      245     367
AST DeAM Small-Cap Growth                  118     186      241      358     119      188      245     367
AST Federated Aggressive Growth            120     192      251      376     121      194      254     386
AST Goldman Sachs Small Cap Value          118     186      242      359     119      188      245     368
AST Gabelli Small-Cap Value                117     183      237      349     118      185      240     358
AST DeAM Small-Cap Value                   117     182      235      345     117      184      238     355
AST Goldman Sachs Mid-Cap Growth           119     188      245      365     119      190      248     374
AST Neuberger Berman Mid-Cap Growth        118     185      239      354     118      186      242     363
AST Neuberger Berman Mid-Cap Value         119     188      244      363     119      189      247     373
AST Alger All-Cap Growth                   118     187      243      361     119      189      247     371
AST Gabelli All-Cap Value                  118     187      243      361     119      189      247     371
AST T. Rowe Price Natural Resources        117     184      238      351     118      186      242     362
AST Alliance Growth                        118     185      239      354     118      186      242     363
AST MFS Growth                             117     184      238      351     118      186      242     362
AST Marsico Capital Growth                 117     183      236      348     117      184      238     355
AST Goldman Sachs Concentrated Growth      116     181      233      341     117      183      237     352
AST DeAM Large-Cap Growth                  116     180      232      340     117      182      236     350
AST DeAM Large-Cap Value                   116     180      232      340     117      182      236     350
AST Alliance/Bernstein Growth + Value      120     192      251      376     121      194      254     386
AST Sanford Bernstein Core Value           118     185      240      355     118      187      243     365
AST Cohen & Steers Realty                  119     188      244      362     119      189      247     371
AST Sanford Bernstein Managed Index 500    114     174      221      319     114      175      224     328
AST American Century Income & Growth       116     179      230      336     116      181      233     345
AST Alliance Growth and Income             116     179      230      336     116      181      233     345
AST MFS Growth with Income                 117     184      238      351     118      186      242     362
AST INVESCO Capital Income                 115     178      228      332     116      180      232     342
AST DeAM Global Allocation                 109     158      194      266     109      159      197     274
AST American Century Strategic Balanced    117     183      237      349     118      185      240     358
AST T. Rowe Price Asset Allocation         117     184      238      351     118      186      242     361
AST T. Rowe Price Global Bond              117     183      237      349     118      185      240     358
AST Federated High Yield                   116     179      230      337     116      181      233     345
AST Lord Abbett Bond-Debenture             117     184      238      351     118      186      242     361
AST DeAM Bond                              115     178      228      333     116      180      232     343
AST PIMCO Total Return Bond                114     174      222      320     115      176      225     330
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender      If you elect EBP and GRO          If you elect GMDB and GRO
your   Annuity   at  the   end  of  the
applicable period
                                         ---------------------------------- ---------------------------------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
AST PIMCO Limited Maturity Bond            114     175      223      323     115      177      227     333
AST Money Market                           112     168      212      300     112      169      214     309

MV Emerging Markets                        123     201      266      405     124      203      270     415

WFVT Equity Income                         116     180      232      340     117      182      236     351

INVESCO VIF Dynamics                       117     183      237      349     118      185      240     358
INVESCO VIF Technology                     117     183      236      348     118      185      240     358
INVESCO VIF Health Sciences                117     183      236      348     117      184      238     355
INVESCO VIF Financial Services             117     183      236      348     118      185      240     358
INVESCO VIF Telecommunications             117     183      237      350     118      185      241     360

Evergreen VA International Growth          116     181      233      342     117      183      237     352
Evergreen VA Global Leaders                116     180      232      340     117      182      236     351
Evergreen VA Special Equity                117     182      234      344     117      183      237     353
Evergreen VA Omega                         113     172      218      313     114      174      222     323
Evergreen VA Capital Growth                117     182      235      345     117      184      238     355
Evergreen VA Blue Chip                     116     180      231      338     116      181      234     347
Evergreen VA Equity Index                  109     158      195      268     109      160      199     278
Evergreen VA Foundation                    116     179      229      334     116      180      232     343

ProFund VP Europe 30                       126     209      278      427     126      210      281     436
ProFund VP Asia 30                         126     210      280      430     127      212      284     440
ProFund VP Japan                           126     210      280      430     127      212      284     440
ProFund VP Banks                           126     210      281      432     127      212      284     443
ProFund VP Basic Materials                 126     210      281      432     127      212      284     443
ProFund VP Biotechnology                   127     211      282      434     127      213      286     445
ProFund VP Consumer Cyclical               126     210      281      432     127      212      284     443
ProFund VP Consumer Non-Cyclical           126     210      281      432     127      212      284     443
ProFund VP Energy                          127     211      282      434     127      213      286     445
ProFund VP Financial                       127     211      282      434     127      213      286     445
ProFund VP Healthcare                      127     211      282      434     127      213      286     445
ProFund VP Industrial                      126     210      281      432     127      212      284     443
ProFund VP Internet                        126     210      281      432     127      212      284     443
ProFund VP Pharmaceuticals                 126     210      281      432     127      212      284     443
ProFund VP Precious Metals                 126     210      281      432     127      212      284     443
ProFund VP Real Estate                     127     211      282      434     127      213      286     445
ProFund VP Semiconductor                   126     210      281      432     127      212      284     443
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender      If you elect EBP and GRO          If you elect GMDB and GRO
your   Annuity   at  the   end  of  the
applicable period
                                         ---------------------------------- ---------------------------------
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1       3        5       10       1        3        5       10
                                          Year    Years    Years    Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
ProFund VP Technology                      127     211      282      434     127      213      286     445
ProFund VP Telecommunications              127     211      282      434     127      213      286     445
ProFund VP Utilities                       127     211      282      434     127      213      286     445
ProFund VP Bull                            127     211      282      434     127      213      286     445
ProFund VP Bear                            126     209      278      427     126      210      281     436
ProFund VP Bull Plus                       126     210      280      430     127      212      284     440
ProFund VP OTC                             126     209      279      428     126      210      282     438
ProFund VP Short OTC                       126     210      281      432     127      212      284     441
ProFund VP UltraOTC                        126     210      281      432     127      212      284     441
ProFund VP Mid-Cap Value                   126     210      281      432     127      212      284     443
ProFund VP Mid-Cap Growth                  126     210      281      432     127      212      284     443
ProFund VP UltraMid-Cap                    127     211      282      434     127      213      286     445
ProFund VP Small-Cap Value                 127     211      282      434     127      213      286     445
ProFund VP Small-Cap Growth                127     211      282      434     127      213      286     445
ProFund VP UltraSmall-Cap                  127     211      282      434     127      213      286     445
ProFund VP U.S. Government Plus            124     203      269      410     124      204      272     419
ProFund VP Rising Rates Opportunity        126     210      281      432     127      212      284     441

First Trust(R)10 Uncommon Values            120     192      251      377     121      194      255     387

SP Jennison International Growth           123     201      266      405     124      203      269     414
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment option is a Sub-account of American Skandia Life Assurance  Corporation  Variable Account B (see "What are
Separate  Accounts" for more detailed  information.)  Each Sub-account  invests  exclusively in one Portfolio.  You should carefully read the prospectus for any Portfolio in which you are interested.  The following chart  classifies each of the Portfolios  based on our  assessment  of their  investment  style (as of the date of this  Prospectus).  The chart also  provides a  description  of each
Portfolio's  investment  objective (in italics) and a short,  summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective.

The name of the  advisor/sub-advisor  for each Portfolio  appears next to the description.  Those Portfolios whose name includes the prefix "AST" are Portfolios of American  Skandia Trust.  The investment  manager for AST is American  Skandia  Investment  Services,
Incorporated,  an affiliated company of American Skandia.  However, a sub-advisor,  as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds.  They are only available as investment  options in variable  annuity  contracts and variable  life  insurance  policies  issued by insurance  companies,  or in some cases,  to  participants  in certain  qualified retirement  plans.  However,  some of the Portfolios  available as Sub-accounts  under the Annuity are managed by the same portfolio advisor or  sub-advisor  as a retail  mutual fund of the same or similar name that the  Portfolio may have been modeled after at its inception.  Certain retail mutual funds may also have been modeled after a Portfolio.  While the  investment  objective and policies of the retail  mutual  funds and the  Portfolios  may be  substantially  similar,  the  actual  investments  will  differ to varying degrees.  Differences  in the  performance  of the funds can be  expected,  and in some cases could be  substantial.  You should not compare the  performance  of a publicly  traded mutual fund with the  performance  of any  similarly  named  Portfolio  offered as a
Sub-account.  Details about the  investment  objectives,  policies,  risks,  costs and management of the Portfolios are found in the prospectuses  for the underlying  mutual funds.  The current  prospectus and statement of additional  information for the underlying
Portfolios can be obtained by calling 1-800-766-4530.

====================================================================================================================================
Effective  close of business June 28, 2002, the AST Goldman Sachs  Small-Cap  Value  portfolio is no longer offered as a Sub-account under the  Annuity,  except as noted below.  Annuity  contracts  with Account  Value  allocated to the AST Goldman  Sachs  Small-Cap
Value  Sub-account  on or before June 28, 2002 may continue to allocate  Account Value and make transfers into the AST Goldman Sachs
Small-Cap  Value  Sub-account,  including any bank drafting,  dollar cost  averaging,  asset  allocation and  rebalancing  programs.
Owners of Annuities  issued after June 28, 2002 will not be allowed to allocate  Account  Value to the AST Goldman  Sachs  Small-Cap
Value Sub-account.

The AST Goldman Sachs Small-Cap Value  Sub-account may be offered to new Owners at some future date;  however,  at the present time,
American Skandia has no intention to do so.
====================================================================================================================================

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST Strong International Equity (f/k/a AST AIM International  Equity):  seeks long-term capital      Strong Capital
                    growth by investing in a diversified  portfolio of international  equity securities the issuers of which are  considered to have strong  earnings  momentum.  The  Portfolio  seeks to meet its objective by investing,  under normal market conditions,  at least 80% of its total assets in a diversified  portfolio  of equity  securities  of  companies  located or operating in developed
      EQUITY        non-U.S.  countries  and emerging  markets of the world.  The  Sub-advisor  intends to focus on companies  with an  above-average  potential  for  long-term  growth  and  attractive  relative
                    valuations.  The Sub-advisor  selects companies based on five key factors:  growth,  valuation,     Management, Inc.
                    management, risk and sentiment.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST William Blair  International  Growth (f/k/a AST Janus  Overseas  Growth):  seeks  long-term     William Blair &
                    growth of capital.  The  Portfolio  pursues its  objective  primarily  through  investments  in equity  securities  of issuers  located  outside  the United  States.  The  Portfolio  normally invests at least 80% of its total assets in securities of issuers from at least five  different
      EQUITY        countries,  excluding the United States.  The Portfolio invests primarily in companies selected for their growth  potential.  Securities are generally  selected  without regard to any defined
                    allocation among countries,  geographic regions or industry sectors, or other similar selection     Company, L.L.C.
                    procedure.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to     American Century
                    achieve its investment  objective by investing  primarily in equity securities of international companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a
      EQUITY        growth  investment  strategy it developed  that looks for  companies  with earnings and revenue growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment
                    selections,  including the prospects for relative  economic  growth among countries or regions,        Investment
                    economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations     Management, Inc.
                    and tax considerations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  International  Equity  (f/k/a AST  Founders  Passport):  seeks  capital  growth.  The
                    Portfolio  pursues its  objective  by  investing at least 80% of its total assets in the equity securities of companies in developed non-U.S.  countries that are represented in the MSCI EAFE(R)
  INTER-NATIONAL    Index.  The  target of this  Portfolio  is to track the  performance  of the MSCI  EAFE(R)Index      Deutsche Asset
      EQUITY        within 4% with normal deviation  expected of 1%. The Sub-advisor  considers a number of factors     Management, Inc.
                    in  determining  whether  to invest  in a stock,  including  earnings  growth  rate,  analysts'
                    estimates of future earnings and industry-relative price multiples.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Global Equity:  seeks capital growth.  Under normal circumstances the Portfolio invests
                    at least 80% of its assets in equity securities of U.S. and foreign issuers  (including issuers      Massachusetts
  GLOBAL EQUITY     in developing  countries).  The Portfolio  generally seeks to purchase  securities of companies    Financial Services
                    with relatively large market capitalizations relative to the market in which they are traded.           Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST PBHG  Small-Cap  Growth  (f/k/a AST Janus  Small-Cap  Growth):  seeks capital  growth.  The
                    Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the
 SMALL CAP GROWTH   common stocks of  small-sized  companies,  whose market  capitalizations  are similar to market     Pilgrim Baxter &
                    capitalizations  of the  companies  in  the  Russell  2000(R)Index.  Following  the  change  in     Associates, Ltd.
                    sub-advisor, the AST PBHG Small-Cap Growth sub-account is now re-opened to all Contract Owners.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP GROWTH   AST DeAM  Small-Cap  Growth  (f/k/a AST Scudder  Small-Cap  Growth):  seeks  maximum  growth of      Deutsche Asset
                    investors'  capital  from a portfolio  of growth  stocks of smaller  companies.  The  Portfolio pursues its  objective  by normally  investing  at least 80% of its total  assets in the equity
                    securities  of  small-sized   companies  included  in  the  Russell  2000  Growth(R)Index.  The
                    Sub-advisor  employs  an  investment  strategy  designed  to  maintain  a  portfolio  of equity
                    securities  which  approximates  the market risk of those  stocks  included in the Russell 2000     Management, Inc.
                    Growth(R)Index, but which attempts to outperform the Russell 2000 Growth(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    SMALL CAP       AST Federated  Aggressive  Growth:  seeks capital growth.  The Portfolio pursues its investment   Federated Investment
                    objective by investing  in equity  securities  of companies  offering  superior  prospects  for earnings  growth.  The Portfolio  focuses its  investments on the equity  securities of smaller companies,  but it is not  subject to any  specific  market  capitalization  requirements.  The
      GROWTH        Portfolio may invest in foreign issuers through American Depositary  Receipts.  The Portfolio's   Counseling/Federated
                    strategies with respect to security analysis,  market  capitalization and sector allocation are    Global Investment
                    designed to produce a portfolio of stocks whose long-term  growth  prospects are  significantly     Management Corp.
                    above those of the S&P 500 Index.
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                    AST Goldman Sachs Small-Cap Value:  seeks long-term  capital  appreciation.  The Portfolio will seek its objective through  investments  primarily in equity securities that are believed to be undervalued in the marketplace.  The Portfolio  primarily seeks companies that are small-sized, based on the value of their outstanding stock.  Specifically,  under normal  circumstances,  at least 65% of the Portfolio's  total assets will be invested in common stocks issued by smaller,
 SMALL CAP VALUE    less well-known  companies (with market  capitalizations of less than $4 billion at the time of   Goldman Sachs Asset
                    investment).                                                                                           Management
                    Effective  July 31, 2002,  the Portfolio will have a  non-fundamental  policy to invest,  under normal  circumstances,  at  least  80% of the  value  of its  assets  in  small  capitalization companies.  The 80%  investment  requirement  applies  at the time the  Portfolio  invests  its assets.
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 SMALL CAP VALUE    AST Gabelli Small-Cap Value:  seeks to provide long-term capital growth by investing  primarily          GAMCO
                    in  small-capitalization  stocks that appear to be  undervalued.  The  Portfolio  will normally invest at least  65% of its total  assets in  stocks  and  equity-related  securities  of small companies  ($1  billion  or less in market  capitalization).  Reflecting  a value  approach  to investing,  the Portfolio  will seek the stocks of companies  whose current stock prices do not appear to adequately reflect their underlying value as measured by assets,  earnings, cash flow or business franchises.
                    Effective  July 31, 2002,  the Portfolio will have a  non-fundamental  policy to invest,  under
                    normal  circumstances,  at  least  80% of the  value  of its  assets  in  small  capitalization     Investors, Inc.
                    companies.  Effective  September  30, 2002,  the stated  market  capitalization  range has been increased to $1.5 billion or less.
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 SMALL CAP VALUE    AST DeAM Small-Cap Value:  seeks maximum growth of investors'  capital.  The Portfolio  pursues      Deutsche Asset
                    its objective by normally  investing at least 80% of its total assets in the equity  securities of small-sized  companies  included in the Russell 2000(R)Value Index.  The Sub-advisor  employs
                    an  investment   strategy   designed  to  maintain  a  portfolio  of  equity  securities  which
                    approximates  the market risk of those stocks  included in the Russell  2000(R)Value Index,  but     Management, Inc.
                    which attempts to outperform the Russell 2000(R)Value Index.
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  MID-CAP GROWTH    AST Goldman Sachs Mid-Cap  Growth (f/k/a AST Janus Mid-Cap  Growth):  seeks  long-term  capital   Goldman Sachs Asset
                    growth.  The  Portfolio  pursues its  investment  objective,  by investing  primarily in equity securities  selected for their growth  potential,  and normally invests at least 80% of its net assets in medium-sized  companies.  For purposes of the Portfolio,  medium-sized  companies are those whose market  capitalizations  (measured at the time of investment) fall within the range of companies  in the  Standard & Poor's  MidCap 400 Index.  The  Sub-advisor  seeks to identify
                    individual  companies with earnings  growth  potential that may not be recognized by the market        Management
                    at large.
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  MID-CAP GROWTH    AST Neuberger  Berman Mid-Cap  Growth:  seeks capital growth.  Under normal market  conditions,     Neuberger Berman
                    the Portfolio  primarily invests at least 80% of its net assets in the common stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell Midcap(R)Index,  at the time of investment,  are considered
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of        Management
                    large-cap companies as well as in small-cap  companies.  The Sub-advisor looks for fast-growing       Incorporated
                    companies that are in new or rapidly evolving industries.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MID-CAP VALUE    AST Neuberger Berman Mid-Cap Value: seeks capital growth.  Under normal market conditions,  the     Neuberger Berman
                    Portfolio  primarily  invests at least 80% of its net  assets in the  common  stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell  Midcap(R)Index at the time of investment  are  considered mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of
                    large-cap  companies as well as in small-cap  companies.  Under the Portfolio's  value-oriented        Management
                    investment  approach,  the Sub-advisor looks for well-managed  companies whose stock prices are       Incorporated
                    undervalued and that may rise in price before other investors realize their worth.
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      ALL-CAP       AST Alger All-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in        Fred Alger
                    equity securities,  such as common or preferred stocks, that are listed on U.S. exchanges or in the  over-the-counter  market.  The Portfolio may invest in the equity  securities of companies
      GROWTH        of all sizes,  and may emphasize  either  larger or smaller  companies at a given time based on
                    the Sub-advisor's assessment of particular companies and market conditions.                         Management, Inc.
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                    AST Gabelli  All-Cap  Value:  seeks  capital  growth.  The  Portfolio  pursues its objective by investing primarily in readily marketable equity securities including common stocks,  preferred stocks and  securities  that may be converted at a later time into common stock.  The Portfolio
      ALL-CAP       may invest in the  securities  of companies of all sizes,  and may  emphasize  either larger or
       VALUE        smaller  companies  at a  given  time  based  on the  Sub-advisor's  assessment  of  particular  GAMCO Investors, Inc.
                    companies and market  conditions.  The Portfolio  focuses on companies that appear  underpriced relative  to their  private  market  value  ("PMV").  PMV is the  value  that  the  Portfolio's
                    Sub-advisor believes informed investors would be willing to pay for a company.
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                    AST T. Rowe Price Natural  Resources:  seeks  long-term  capital growth  primarily  through the common stocks of companies  that own or develop  natural  resources  (such as energy  products, precious  metals and forest  products)  and other basic  commodities.  The  Portfolio  normally invests  primarily (at least 80% of its total assets) in the common stocks of natural  resource
      SECTOR        companies whose earnings and tangible  assets could benefit from  accelerating  inflation.  The      T. Rowe Price
                    Portfolio looks for companies that have the ability to expand production,  to maintain superior     Associates, Inc.
                    exploration  programs  and  production   facilities,   and  the  potential  to  accumulate  new
                    resources.  At least 50% of Portfolio assets will be invested in U.S. securities,  up to 50% of total assets also may be invested in foreign securities.
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                    AST Alliance  Growth:  seeks long-term  capital growth.  The Portfolio  invests at least 80% of its total assets in the equity  securities of a limited  number of large,  carefully  selected, high-quality  U.S.  companies  that are judged  likely to  achieve  superior  earnings  growth.
 LARGE CAP GROWTH   Normally,  about 40-60  companies will be  represented in the Portfolio,  with the 25 companies     Alliance Capital
                    most  highly  regarded  by  the  Sub-advisor  usually  constituting  approximately  70%  of the     Management, L.P.
                    Portfolio's  net assets.  An emphasis is placed on identifying  companies  whose  substantially above average prospective earnings growth is not fully reflected in current market valuations.
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 LARGE CAP GROWTH   AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market      Massachusetts
                    conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and related securities,  such as preferred stocks,  convertible securities and depositary receipts, of companies that the  Sub-advisor  believes offer better than average  prospects for long-term
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run    Financial Services
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign         Company
                    securities.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment     Marsico Capital
                    objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor
                    then looks for individual  companies with earnings growth  potential that may not be recognized     Management, LLC
                    by the market at large, a "bottom up" stock selection.
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                    AST Goldman Sachs Concentrated  Growth (f/k/a AST JanCap Growth):  seeks growth of capital in a
                    manner  consistent  with  the  preservation  of  capital.   Realization  of  income  is  not  a
                    significant  investment  consideration and any income realized on the Portfolio's  investments, therefore,  will be  incidental to the  Portfolio's  objective.  The Portfolio  will pursue its
 LARGE CAP GROWTH   objective  by investing  primarily  in equity  securities  of  companies  that the  Sub-advisor   Goldman Sachs Asset
                    believes are experiencing  favorable demand for their products and services,  and which operate        Management
                    in a favorable  competitive  and  regulatory  environment.  The  Sub-advisor  seeks to identify individual  companies with earnings  growth  potential that may not be recognized by the market at large.
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                    AST DeAM  Large-Cap  Growth:  seeks  maximum  growth of capital by  investing  primarily in the growth stocks of larger companies.  The Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the equity securities of large-sized  companies included in
 LARGE CAP GROWTH   the Russell 1000(R)Growth Index.  The  Sub-advisor  employs an investment  strategy  designed to      Deutsche Asset
                    maintain a portfolio of equity  securities  which  approximates the market risk of those stocks     Management, Inc.
                    included in the Russell 1000(R)Growth Index,  but which attempts to outperform the Russell 1000(R)
                    Growth Index through active stock selection.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Large-Cap Value (f/k/a AST Janus Strategic Value):  seeks maximum growth of capital by investing  primarily  in the value  stocks of  larger  companies.  The  Portfolio  pursues  its objective by normally  investing at least 80% of its total assets in the equity  securities  of
  LARGE CAP VALUE   large-sized  companies  included in the Russell 1000(R)Value Index.  The Sub-advisor  employs an      Deutsche Asset
                    investment  strategy designed to maintain a portfolio of equity  securities which  approximates     Management, Inc.
                    the market risk of those stocks  included in the Russell 1000(R)Value Index,  but which attempts to outperform the Russell 1000(R)Value Index through active stock selection.
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    LARGE CAP       AST Alliance/Bernstein  Growth + Value: seeks capital growth by investing  approximately 50% of     Alliance Capital
                    its assets in growth  stocks of large  companies and  approximately  50% of its assets in value stocks of large  companies.  The Portfolio will invest primarily in commons tocks of large U.S.
                    companies  included in the Russell  1000(R)Index (the "Russell  1000(R)").  The Russell 1000(R)is a
                    market  capitalization-weighted  index that measures the  performance of the 1,000 largest U.S.
                    companies.  Normally,  about 60-85  companies will be represented in the Portfolio,  with 25-35
      BLEND         companies  primarily from the Russell 1000(R)Growth Index constituting  approximately 50% of the
                    Portfolio's  net assets and 35-50  companies  primarily  from the  Russell  1000(R)Value  Index
                    constituting  the  remainder  of  the  Portfolio's  net  assets.   There  will  be  a  periodic     Management, L.P.
                    rebalancing  of each  segment's  assets  to take  account  of market  fluctuations  in order to maintain the approximately equal allocation.
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  LARGE CAP VALUE   AST Sanford  Bernstein Core Value:  seeks  long-term  capital growth by investing  primarily in   Sanford C. Bernstein
                    common stocks.  The  Sub-advisor  expects that the majority of the  Portfolio's  assets will be invested in the common stocks of large  companies  that appear to be  undervalued.  Among other things, the Portfolio seeks to identify compelling buying opportunities  created when companies are undervalued on the basis of investor  reactions to near-term problems or circumstances even
                    though their long-term  prospects  remain sound. The Sub-advisor  seeks to identify  individual        & Co., LLC
                    companies with earnings growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   REAL ESTATE      AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate      Cohen & Steers
                    securities.  The  Portfolio  pursues  its  investment  objective  by  investing,  under  normal circumstances,  at least 80% of its net assets in  securities  of real  estate  issuers.  Under normal  circumstances,  the Portfolio will invest substantially all of its assets in the equity
      (REIT)        securities of real estate companies,  i.e., a company that derives at least 50% of its revenues
                    from the ownership,  construction,  financing, management or sale of real estate or that has at   Capital Management,
                    least  50% of its  assets in real  estate.  Real  estate  companies  may  include  real  estate           Inc.
                    investment trusts or REITs.
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                    AST Sanford Bernstein Managed Index 500: will invest, under normal circumstances,  at least 80%
                    of its net assets in  securities  included in the Standard & Poor's 500  Composite  Stock Price
                    Index  (the  "S&P(R)500 ").  The  Portfolio  seeks  to  outperform  the S&P 500  through  stock selection  resulting  in  different  weightings  of common  stocks  relative to the index.  The
                    Portfolio will invest  primarily in the common stocks of companies  included in the S&P 500. In seeking  to  outperform  the S&P  500,  the  Sub-advisor  starts  with a  portfolio  of  stocks
  MANAGED INDEX     representative  of the holdings of the index.  It then uses a set of  fundamental  quantitative   Sanford C. Bernstein
                    criteria  that are designed to indicate  whether a particular  stock will  predictably  perform        & Co., LLC
                    better or worse than the S&P 500. Based on these criteria,  the Sub-advisor  determines whether the  Portfolio  should  over-weight,  under-weight  or hold a  neutral  position  in the  stock relative  to the  proportion  of the S&P 500  that  the  stock  represents.  In  addition,  the
                    Sub-advisor  also  may  determine  that  based on the  quantitative  criteria,  certain  equity securities that are not included in the S&P 500 should be held by the Portfolio.
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                    AST American  Century Income & Growth:  seeks capital growth with current income as a secondary objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital
      GROWTH        growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer     American Century
       AND          potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique        Investment
      INCOME        with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500     Management, Inc.
                    Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
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                    AST Alliance Growth and Income:  seeks long-term  growth of capital and income while attempting to avoid excessive  fluctuations in market value. The Portfolio  normally will invest in common
      GROWTH        stocks  (and  securities   convertible  into  common  stocks).  The  Sub-advisor  will  take  a
       AND          value-oriented  approach,  in that it will  try to keep  the  Portfolio's  assets  invested  in     Alliance Capital
      INCOME        securities that are selling at reasonable  valuations in relation to their fundamental business     Management, L.P.
                    prospects.  The  stocks  that the  Portfolio  will  normally  invest in are  those of  seasoned companies.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Growth with  Income:  seeks long term growth of capital  with a secondary  objective to seek  reasonable  current  income.  Under normal market  conditions,  the Portfolio  invests at least 65% of its total  assets in common  stocks  and  related  securities,  such as  preferred
      GROWTH        stocks,  convertible  securities  and  depositary  receipts.  The stocks in which the Portfolio      Massachusetts
       AND          invests  generally  will pay  dividends.  While the  Portfolio  may invest in  companies of any    Financial Services
      INCOME        size, the Portfolio generally focuses on companies with larger market  capitalizations that the         Company
                    Sub-advisor  believes have  sustainable  growth  prospects and attractive  valuations  based on current and  expected  earnings  or cash flow.  The  Portfolio  may invest up to 20% of its net assets in foreign securities.
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  EQUITY INCOME     AST INVESCO Capital Income (f/k/a AST INVESCO Equity Income):  seeks capital growth and current   INVESCO Funds Group,
                    income  while  following  sound  investment  practices.  The  Portfolio  seeks to  achieve  its objective by investing in  securities  that are expected to produce  relatively  high levels of income and consistent,  stable returns.  The Portfolio normally will invest at least 65% of its assets in  dividend-paying  common and preferred stocks of domestic and foreign issuers.  Up to
                    30% of the  Portfolio's  assets may be  invested in equity  securities  that do not pay regular           Inc.
                    dividends.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
     BALANCED       AST DeAM Global  Allocation  (f/k/a AST AIM  Balanced):  seeks a high level of total  return by      Deutsche Asset
                    investing  primarily in a diversified  portfolio of mutual funds. The Portfolio  initially will invest  in  equity  securities  and in  fixed  income  securities  as  well as  other  open-end management  investment  companies  affiliated  with the  Sub-advisor.  The  Portfolio  also may diversify its assets by investing in several other AST  Portfolios  ("Underlying  Portfolios").
                    The Portfolio seeks to achieve its investment objective by investing in different  combinations of  the  Underlying  Portfolios  and  equity  and  fixed-income  securities.  Once  assets  are
                    allocated  to AST  Portfolios,  the  Portfolio  is expected to be invested in at least six such     Management, Inc.
                    Underlying  Portfolios at any time. It is expected that the  investment  objectives of such AST
                    Portfolios will be diversified.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST  American  Century  Strategic  Balanced:  seeks  capital  growth and  current  income.  The
                    Sub-advisor  intends  to  maintain  approximately  60%  of the  Portfolio's  assets  in  equity
                    securities and the remainder in bonds and other fixed income  securities.  Both the Portfolio's     American Century
     BALANCED       equity and fixed  income  investments  will  fluctuate  in value.  The equity  securities  will        Investment
                    fluctuate  depending on the  performance of the companies that issued them,  general market and     Management, Inc.
                    economic  conditions,  and investor  confidence.  The fixed income investments will be affected primarily by rising or falling interest rates and the credit quality of the issuers.
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ASSET ALLOCA-TION   AST T. Rowe Price Asset Allocation:  seeks a high level of total return by investing  primarily      T. Rowe Price
                    in a  diversified  portfolio  of fixed income and equity  securities.  The  Portfolio  normally invests  approximately  60% of its total  assets in equity  securities  and 40% in fixed income securities.  The Sub-advisor  concentrates common stock investments in larger, more established companies,  but the  Portfolio may include small and  medium-sized  companies  with good growth
                    prospects.  The fixed income portion of the Portfolio will be allocated among  investment grade     Associates, Inc.
                    securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
   GLOBAL BOND      AST T. Rowe Price Global  Bond:  seeks to provide  high  current  income and capital  growth by      T. Rowe Price
                    investing  in  high-quality  foreign and U.S.  dollar-denominated  bonds.  The  Portfolio  will invest at least 80% of its total  assets in all types of high  quality  bonds  including  those issued  or  guaranteed  by U.S.  or  foreign  governments  or  their  agencies  and by  foreign authorities,  provinces and  municipalities  as well as investment  grade  corporate  bonds and mortgage and  asset-backed  securities of U.S. and foreign  issuers.  The  Portfolio  generally invests in countries where the combination of fixed-income  returns and currency exchange rates appears attractive,  or, if the currency trend is unfavorable,  where the Sub-advisor  believes that the currency risk can be minimized  through  hedging.  The Portfolio may also invest up to
                    20% of its assets in the aggregate in below  investment-grade,  high-risk bonds ("junk bonds").
                    In addition,  the  Portfolio may invest up to 30% of its assets in  mortgage-backed  (including   International, Inc.
                    derivatives,  such as collateralized mortgage obligations and stripped mortgage securities) and asset-backed securities.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
 HIGH YIELD BOND    AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified   Federated Investment
                    portfolio of fixed income  securities.  The Portfolio will invest at least 80% of its assets in fixed  income  securities  rated BBB and below.  These  fixed  income  securities  may  include
                    preferred  stocks,   convertible  securities,   bonds,   debentures,   notes,  equipment  lease
                    certificates  and equipment trust  certificates.  A fund that invests  primarily in lower-rated fixed  income  securities  will be subject to greater risk and share price  fluctuation  than a
                    typical  fixed income fund,  and may be subject to an amount of risk that is  comparable  to or        Counseling
                    greater than many equity funds.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST Lord Abbett  Bond-Debenture:  seeks high  current  income and the  opportunity  for capital    Lord, Abbett & Co.
                    appreciation  to produce a high total  return.  To pursue its  objective,  the  Portfolio  will invest,  under  normal  circumstances,  at least 80% of the value of its assets in fixed income securities and normally  invests  primarily in high yield and investment grade debt securities, securities  convertible  in common stock and  preferred  stocks.  The  Portfolio  may find good value in high yield  securities,  sometimes  called  "lower-rated  bonds" or "junk  bonds," and frequently  may have more than half of its assets  invested in those  securities.  At least 20%
                    of the  Portfolio's  assets  must be  invested  in any  combination  of  investment  grade debt securities,  U.S.  Government  securities  and cash  equivalents.  The  Portfolio may also make significant  investments  in  mortgage-backed  securities.  Although the  Portfolio  expects to maintain  a  weighted  average  maturity  in the  range of seven to nine  years,  there  are no restrictions on the overall Portfolio or on individual securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Bond:  seeks a high level of income,  consistent  with the  preservation  of  capital.
                    Under  normal  circumstances,  the  Portfolio  invests  at least  80% of its  total  assets  in
                    intermediate-term  U.S.  Treasury,   corporate,   mortgage-backed  and  asset-backed,   taxable
       BOND         municipal and tax-exempt  municipal bonds. The Portfolio  invests primarily in investment grade      Deutsche Asset
                    fixed  income  securities  rated  within  the  top  three  rating  categories  of a  nationally     Management, Inc.
                    recognized  rating  organization.  Fixed  income  securities  may be issued by U.S. and foreign corporations or entities including banks and various government entities.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of    Pacific Investment
                    capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the
                    Sub-advisor's forecast for interest rates.                                                         Management Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the    Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                         Management Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MONEY MARKET     AST Money Market:  seeks to maximize current income and maintain high levels of liquidity.  The      Wells Capital
                    Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective
                    maturities of not more than 397 days.                                                               Management, Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 EMERGING MARKETS   Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under     Montgomery Asset
                    normal  conditions  by investing at least 65% of its total assets in stocks of companies of any size based in the world's  developing  economies.  Under  normal  conditions,  investments  are maintained  in at least six  countries at all times and no more than 35% of total assets in any single  one of them.  Effective  July 31,  2002,  the  Portfolio  will seek  long-term  capital
                    appreciation  under normal  conditions  by investing at least 80% of its total assets in stocks     Management, LLC
                    of companies of any size based in the world's developing economies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.    Wells Fargo Funds
                    The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large, domestic companies with  above-average  return potential based on current market valuations and above-average  dividend income. Under normal market conditions,  the Portfolio invests at least
                    80% of its total assets in income producing  equity  securities and in issues of companies with     Management, LLC
                    market capitalizations of $3 billion or more.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    INVESCO  Variable  Investment  Funds -  Dynamics:  seek  capital  appreciation.  The  Portfolio   INVESCO Funds Group,
                    normally  invests at least 65% of its assets in common  stocks of  mid-sized  companies - those companies that are included in the Russell  Midcap Growth Index at the time of purchase,  or if not  included  in that Index,  have  market  capitalizations  of between  $2.5  billion and $15 billion at the time of purchase.  The core of the Portfolio's  investments are in securities of established  companies  that are leaders in attractive  growth markets with a history of strong returns.  The  remainder of the  Portfolio  is invested in  securities  of companies  that show
                    accelerating  growth,  driven by product cycles,  favorable industry or sector conditions,  and           Inc.
                    other  factors  that the  investment  advisor  believes  will lead to rapid  sales or  earnings growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Technology:  seeks capital  appreciation.  The Portfolio   INVESCO Funds Group,
                    normally  invests  at least  80% of its  assets in the  equity  securities  and  equity-related instruments of companies engaged in technology-related  industries.  These include, but are not
                    limited  to,  applied  technology,  biotechnology,   communications,   computers,  electronics,
                    Internet, IT services and consulting,  software,  telecommunication  equipment and services, IT           Inc.
                    infrastructure and networking companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds  -  Health  Sciences:  seeks  capital  appreciation.   The   INVESCO Funds Group,
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies that  develop,  produce or  distribute  products  or  services  related to health  care.  These companies  include,  but are not limited to,  medical  equipment or supplies,  pharmaceuticals, biotechnology and healthcare  providers and service companies.  The investment advisor attempts
                    to blend  well-established  healthcare  firms with  faster-growing,  more  dynamic  health care           Inc.
                    companies.
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Financial  Services:  seeks  capital  appreciation.  The   INVESCO Funds Group,
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies involved in the financial  services sector.  These companies  include,  but are not limited to, banks (regional and  money-centers),  insurance  companies  (life,  property and casualty,  and multiline),  investment and  miscellaneous  industries  (asset  managers,  brokerage firms, and government-sponsored  agencies) and suppliers to financial services  companies.  The investment advisor seeks  companies which it believes can grow their revenues and earnings in a variety of
                    interest  rate  environments  - although  securities  prices of  financial  services  companies           Inc.
                    generally are interest rate-sensitive.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds -  Telecommunications:  seeks  capital  appreciation.  The   INVESCO Funds Group,
                    Portfolio  normally  invests at least 65% (80%  effective  July 31,  2002) of its assets in the equity  securities  of  companies  that are  engaged in the design,  development,  manufacture, distribution,  or sale of  communications  services  and  equipment,  and  companies  that  are involved in supplying equipment or services to such companies.  The  telecommunications  sector
                    includes  companies  that  offer  telephone  services,   wireless   communications,   satellite
                    communications,  television and movie programming,  broadcasting and Internet access. Normally,
                    the  Portfolio  will  invest  primarily  in  companies  located  in at  least  three  different           Inc.
                    countries, although U.S. issuers will often dominate the holdings.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA International Growth: seeks long-term growth of capital and,  secondarily,  modest income.  The Portfolio invests  primarily in equity securities issued by established,  quality,
                    non-U.S.  companies  located in countries with developed  markets,  but may purchase across all market  capitalizations.  The  Portfolio  normally  invests  at  least  65%  of its  assets  in
  INTER-NATIONAL    securities  of companies in at least three  different  countries  (other than the U.S.) and may
      EQUITY        invest in emerging markets and in securities of companies in the formerly  communist  countries   Evergreen Investment
                    of Eastern Europe.  The Portfolio  invests in companies that are both growth  opportunities and   Management Company,
                    value  opportunities.  The Portfolio may invest in debt securities,  including up to 10% of its           LLC
                    assets in below investment grade debt securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  GLOBAL EQUITY     Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The   Evergreen Investment
                    Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and
                    non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized
                    countries.  The Portfolio  will invest in no less than three  countries,  which may include the
                    U.S.,  but may invest more than 25% of its assets in one country.  The  Portfolio  invests only
                    in the best 100 companies,  which are selected by the  investment  advisor based on qualitative   Management Company,
                    and  quantitative  criteria  such as high  return on  equity,  consistent  earnings  growth and           LLC
                    established market presence.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP EQUITY   Evergreen VA Special Equity:  seeks capital  growth.  The Portfolio  normally  invests at least   Evergreen Investment
                    80% of its assets in common  stocks of small  U.S.  companies  (i.e.,  companies  whose  market capitalizations  fall within the range of the Russell  2000(R)Index,  at the time of  purchase).
                    The remaining 20% of the  Portfolio's  assets may be represented by cash or invested in various
                    cash  equivalents.  The Portfolio's  advisor selects stocks of companies which it believes have   Management Company,
                    the potential for accelerated growth in earnings and price.                                               LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    Evergreen VA Omega:  seeks long-term capital growth.  The Portfolio invests primarily in common   Evergreen Investment
                    stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market capitalizations.  The  Portfolio  utilizes the  fully-managed  investment  concept  whereby the
                    Portfolio's  manager  will  continuously  review the  Portfolio's  holdings  in light of market conditions,  business  developments  and  economic  trends.  During  this review  process,  the
                    Portfolio's  manager  seeks to identify and invest in industries  that are growing  faster than
                    the economy.  The Portfolio  invests in companies of all sizes. The continuous  review may lead   Management Company,
                    to high portfolio  turnover,  but that will not limit investment  decisions.  The Portfolio may           LLC
                    also invest up to 25% of its assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   Evergreen VA Capital Growth:  seeks to provide long-term capital growth.  The Portfolio invests   Evergreen Investment
                    primarily in common  stocks.  The  Portfolio may also invest in preferred  stocks,  convertible preferred  stocks,  convertible  debentures,  and any other class or type of security which the portfolio manager believes offers the potential for capital growth.  In selecting  investments,
                    the investment adviser attempts to identify  securities it believes will provide capital growth   Management Company,
                    over the  intermediate  or long term due to  changes in the  financial  condition  of  issuers,   LLC/ Pilgrim Baxter
                    changes in financial conditions generally, or other factors.                                     Value Investors, Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   Evergreen VA Blue Chip:  seeks  capital  growth with the  potential  for income.  The Portfolio   Evergreen Investment
                    normally  invests at least 80% of its assets in "blue  chip"  stocks.  Blue chip stocks are the common stocks of  well-established,  large U.S.  companies with a long history of  performance,
                    typically   recognizable   names   representing  a  broad  range  of  industries.   The  market
                    capitalization  of the stocks  selected  will be within the range tracked by the S&P 500 Index, at the time of purchase.  The remaining 20% of the  Portfolio's  assets may be  represented  by
                    cash or invested in various cash  equivalents.  The  Portfolio's  stock selection is based on a   Management Company,
                    diversified  style  of  equity  management  that  allows  it to  invest  in  both  growth-  and           LLC
                    value-oriented securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P 500 INDEX     Evergreen VA Equity Index:  seeks investment  results that achieve price and yield  performance   Evergreen Investment
                    similar  to the  Standards  and  Poor's  500  Composite  Price  Index  ("S&P 500  Index").  The
                    Portfolio  invests  substantially all of its total assets in equity securities that represent a composite of the S&P 500 Index.  The  correlation  between the performance of the Portfolio and
                    the S&P 500  Index is  expected  to be,  before  expenses,  0.98 or  higher.  The S&P 500 is an   Management Company,
                    unmanaged  index of 500 common stocks chosen to reflect the industries of the U.S.  economy and           LLC
                    is often considered a proxy for the stock market in general.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
BALANCED            Evergreen VA  Foundation:  seeks  capital  growth and current  income.  The  Portfolio  invests   Evergreen Investment
                    principally in a combination of common stocks,  securities convertible into or exchangeable for common stocks and fixed income  securities.  Common stocks are selected  based on a combination of financial  strength and estimated  growth  potential.  Fixed income  securities are selected based  on the  investment  adviser's  projections  of  interests  rates,  varying  amounts  and
                    maturities in order to achieve  capital  protection and, when possible,  capital  appreciation.   Management Company,
                    Under normal circumstances,  the Portfolio anticipates that at least 25% of its net assets will           LLC
                    consist of  debt securities and the remainder in equity securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Europe  30:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the ProFunds  Europe 30 Index.  The ProFunds  Europe 30
                    Index,  created by ProFund Advisors,  is composed of the 30 European companies whose securities are traded on U.S.  exchanges or on the NASDAQ as ADRs with the highest market  capitalization, as determined annually.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    ProFund VP Asia 30: seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the ProFunds Asia 30 Index.  The ProFunds Asia 30 Index,  created by ProFund  Advisors,  is composed of 30 of the companies  located in the Asia/Pacific  region, except  Japan with the  highest  market  capitalization,  whose  securities  are traded on U.S.
      EQUITY        exchanges as  depository  receipts or ordinary  shares.  The  component  stocks of the ProFunds
                    Asia 30 Index are  determined  based on the market  capitalization  of each  company  and their relative weights are determined based on the modified market capitalization.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Japan: seeks daily investment results,  before fees and expenses, that correspond to the daily  performance  of the Nikkei  225 Stock  Average.  The  Nikkei 225 Stock  Average is a
  INTER-NATIONAL    price-weighted  index of 225 large,  actively  traded Japanese stocks traded on the Tokyo Stock
      EQUITY        Exchange.  Since the Japanese markets are not open when this Portfolio  values its shares,  its   ProFund Advisors LLC
                    success in meeting its  investment  objective is  determined by comparing its daily return on a given day with the daily performance of related futures contracts traded in the United States.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Banks: seeks daily investment results,  before fees and expenses, that correspond to   ProFund Advisors LLC
                    the daily  performance  of the Dow Jones  U.S.  Banks  Sector  Index.  The Index  measures  the performance of the banking  economic  sector of the U.S.  equity market.  This industry  covers the banking industry,  including regional banks and savings and loans, but excluding investment and merchant banks. The Portfolio  primarily  invests in banking  companies,  or in instruments that provide exposure to these companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Basic Materials:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S. Basic  Materials  Sector Index.  The
                    Index  measures the  performance  of the basic  materials  economic  sector of the U.S.  equity
      SECTOR        market.  The Portfolio  primarily invests in basic material  companies,  or in instruments that   ProFund Advisors LLC
                    provide  exposure  to these  companies,  including  companies  involved  in the  production  of aluminum,  chemicals,  commodities,  chemical specialty products, forest products,  non-ferrous mining products, paper products, precious metals and steel.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Biotechnology:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Biotechnology  Index.  The Index
                    measures the performance of the biotechnology  sector of the U.S. equity market.  The Portfolio invests primarily in biotechnology  companies, or in instruments that provide exposure to these
                    companies,   including  companies  engaged  in  genetic  research,  and/or  the  marketing  and development  of  recombinant  DNA  products.  Companies  represented  in  this  sector  include companies that may be newly formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Consumer Cyclical:  seeks daily investment results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Consumer Cyclical Sector Index. The
                    Index measures the  performance of the consumer  cyclical  economic  sector of the U.S.  equity market.  The Portfolio  primarily  invests in consumer  cyclical  companies,  or in instruments that provide exposure to these companies,  including  airlines,  auto  manufacturers,  tire and rubber  manufacturers,  auto parts suppliers,  casinos,  toy manufacturers,  restaurant chains,
                    home  construction  companies,  lodging  chains,  broadline  retailers,   specialty  retailers,
                    footwear  and  clothing/fabric   manufacturers,   and  media  companies,  such  as  advertising
                    companies,  entertainment and leisure companies,  consumer electronic  companies,  broadcasters and publishers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Consumer  Non-Cyclical:  seeks daily investment  results,  before fees and expenses, that correspond to the daily  performance of the Dow Jones U.S.  Consumer  Non-Cyclical  Sector
                    Index. The Index measures the performance of the consumer  non-cyclical  economic sector of the
                    U.S. equity market. The Portfolio invests primarily in consumer non-cyclical  companies,  or in
      SECTOR        instruments  that  provide  exposure to these  companies,  including  distillers  and  brewers,   ProFund Advisors LLC
                    producers  of soft  drinks,  consumer  service  companies,  durable and  non-durable  household product manufacturers,  cosmetic companies, food retailers,  other food companies,  tobacco and agricultural companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Energy:  seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the Dow Jones U.S.  Energy Sector Index.  The Index  measures the performance of the energy sector of the U.S.  equity market.  The Portfolio  invests  primarily in energy companies, or in instruments that provide exposure to these companies,  including oil equipment and services companies, oil-major, oil-secondary and pipelines.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Financial:  seeks  daily  investment  results,  before  fees  and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Financial  Sector Index.  The Index
                    measures the performance of the financial  services  economic sector of the U.S. equity market.
                    The  Portfolio  invests  primarily  in  securities  of  financial  services  companies,  or  in instruments  that  provide  exposure  to  these  companies,  including  regional  banks,  major international  banks,  insurance  companies,  companies that invest,  directly or indirectly in real estate,  Fannie Mae,  credit card insurers,  check cashing  companies,  mortgage  lenders, investment  advisors,  savings and loans,  savings banks,  thrifts,  building  associations and societies,  credit unions, securities broker-dealers,  investment banks, merchant banks, online brokers, publicly traded stock exchanges and specialty finance companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Healthcare:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Healthcare  Sector Index. The Index
                    measures the  performance of the  healthcare  sector of the U.S.  equity market.  The Portfolio invests  primarily in  securities  of  healthcare  companies,  or in  instruments  that provide exposure to these  companies,  including  health care  providers,  biotechnology  companies and manufacturers of medical supplies, advanced medical devices and pharmaceuticals.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Industrial:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Industrial  Sector Index. The Index
                    measures the  performance of the  industrial  sector of the U.S.  equity market.  The Portfolio primarily  invests in industrial  companies,  or in instruments  that provide exposure to these companies,  including aerospace and defense companies, advanced industrial companies, equipment manufacturers,  air freight companies,  building material  manufacturers,  packaging companies,
                    manufacturers  of  electrical   components  and  equipment,   heavy   construction   companies,
                    manufacturers of heavy machinery,  industrial services companies,  industrial companies, marine transportation companies, railroads, shipbuilders and trucking companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Internet:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to the  daily  performance  of the Dow Jones  U.S.  Internet  Index.  The  Index  measures  the performance  of  companies  in the U.S.  equity  markets  that  generate  the majority of their revenues  from the  Internet.  The  Portfolio  primarily  invests in internet  companies  or in instruments  that provide  exposure to these  companies,  including  companies  that derive the majority of their revenues from providing goods and/or services  through an open network,  such as a web site or from  providing  access to the  Internet  or  providing  enabling  services to people using the Internet.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  Pharmaceuticals:  seeks daily investment  results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Pharmaceuticals  Sector Index.  The
                    Index measures the performance of the  pharmaceuticals  sector of the U.S.  equity market.  The
      SECTOR        Portfolio  primarily  invests in  pharmaceutical  companies,  or in  instruments  that  provide   ProFund Advisors LLC
                    exposure to these companies,  including makers of prescription and  over-the-counter  drugs, as well as companies engaged in contract drug research.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Precious Metals:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the  Philadelphia  Stock Exchange Gold & Silver Index.
                    The Index measures the  performance of the precious  metals  economic sector of the U.S. equity
                    market.  The  Portfolio  primarily  invests  in  gold  and  silver  mining  companies,   or  in
                    instruments that provide exposure to these companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Real  Estate:  seeks  daily  investment  results,  before  fees and  expenses,  that correspond  to the daily  performance  of the Dow  Jones  U.S.  Real  Estate  Index.  The Index
                    measures the  performance of the real estate  industry  sector of the U.S.  equity market.  The
                    Portfolio invests  primarily in real estate companies,  or in instruments that provide exposure
      SECTOR        to these  companies,  including hotel and resort  companies and real estate  investment  trusts   ProFund Advisors LLC
                    (REITs) that invest in apartments,  office and retail properties.  REITs are passive investment vehicles that invest primarily in income-producing  real estate or real estate related loans or interests.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Semiconductor:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Semiconductor  Index.  The Index
                    measures the performance of the semiconductor  sector of the U.S. equity market.  The Portfolio primarily  invests  in  companies  engaged  in  the  production  of  semiconductors  and  other integrated  chips, as well as other related  products such as circuit boards and mother boards, or in  instruments  that  provide  exposure to these  companies.  The  Portfolio  may invest in companies that may be newly-formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Technology:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Technology  Sector Index. The Index
                    measures the  performance of the  technology  sector of the U.S.  equity market.  The Portfolio invests  primarily in technology  companies,  or in instruments  that provide exposure to these companies,  including  companies  involved in the  development  and  production  of  technology
                    products,   including   computer   hardware   and   software,   telecommunications   equipment,
                    microcomputer   components,   integrated  computer  circuits  and  office  equipment  utilizing technology.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Telecommunications:  seeks daily investment results,  before fees and expenses, that   ProFund Advisors LLC
                    correspond to the daily performance of the Dow Jones U.S.  Telecommunications Sector Index. The
                    Index measures the  performance  of the  telecommunications  sector of the U.S.  equity market.
                    The  Portfolio  invests  primarily in  telecommunications  companies,  or in  instruments  that provide  exposure  to  these  companies,  including  fixed  line  communications  and  wireless communications companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Utilities:  seeks  daily  investment  results,  before  fees  and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Utilities  Sector Index.  The Index
                    measures the  performance  of the utilities  sector of the U.S.  equity  market.  The Portfolio invests  primarily in utility  companies,  or in  instruments  that  provide  exposure to these companies, including electric utilities, gas utilities and water utilities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
THE PROFUND VP PORTFOLIOS  DESCRIBED  BELOW ARE AVAILABLE AS  SUB-ACCOUNTS  TO ALL ANNUITY  OWNERS.  EACH  PORTFOLIO  PURSUES AN INVESTMENT
STRATEGY THAT SEEKS TO PROVIDE DAILY  INVESTMENT  RESULTS,  BEFORE FEES AND EXPENSES,  THAT MATCH A WIDELY  FOLLOWED  INDEX,  INCREASE BY A
SPECIFIED FACTOR RELATIVE TO THE INDEX,  MATCH THE INVERSE OF THE INDEX OR THE INVERSE OF THE INDEX MULTIPLIED BY A SPECIFIED  FACTOR.  THE
INVESTMENT  STRATEGY OF SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH POSITIVELY AND NEGATIVELY) THE DAILY INVESTMENT  RESULTS OF THE APPLICABLE
INDEX.  IT IS RECOMMENDED  THAT ONLY THOSE ANNUITY OWNERS WHO ENGAGE A FINANCIAL  ADVISOR TO ALLOCATE THEIR ACCOUNT VALUE USING A STRATEGIC
OR TACTICAL  ASSET  ALLOCATION  STRATEGY  INVEST IN THESE  PORTFOLIOS.  WE HAVE  ARRANGED THE  PORTFOLIOS  BASED ON THE INDEX ON WHICH IT'S
INVESTMENT STRATEGY IS BASED.
--------------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P 500 Index(R)is a widely  used  measure of large U.S.  company  stock  performance.  It  consists  of the common  stocks of 500 major corporations  selected by Standard & Poor's(R)for their size and the frequency and ease with which their stocks trade,  reflecting  the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bull: seeks daily investment results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
     S&P 500        the daily performance of the S&P 500(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bear: seeks daily investment results,  before fees and expenses,  that correspond to the inverse  (opposite)  of the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful  in meeting its  objective,  the net asset value of the  Portfolio's  shares  should
     S&P 500        increase in  proportion  to any daily  decrease in the level of the S&P 500(R).  Conversely,  the   ProFund Advisors LLC
                    Portfolio's  net asset value should  decrease in proportion to any daily  increase in the level of the S&P 500 Index(R).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP Bull  Plus:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond  to one and a half times  (150%) the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately  one and a
     S&P 500        half  times as much as the S&P 500(R)Index  when the  prices of the  securities  in the S&P 500(R) ProFund Advisors LLC
                    Index rise on a given day and should lose  approximately one and a half times as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The NASDAQ 100 Index(TM)contains 100 of the largest market capitalization and most active non-financial domestic and international  companies listed on the NASDAQ Stock Market based on market capitalization.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP OTC: seeks daily investment  results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
                    the daily performance of the NASDAQ 100 Index(TM).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund  VP  Short  OTC:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the inverse  (opposite)  of the daily  performance  of the NASDAQ 100(TM)Index.  If the  Portfolio is  successful  in meeting its  objective,  the net asset value of the Portfolio shares  should  increase in  proportion  to any daily  decrease in the level of the NASDAQ 100(TM)
                    Index.  Conversely,  the net  asset  value  of  shares  of the  Portfolio  should  decrease  in proportion to any daily increase in the level of the NASDAQ 100(TM)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP UltraOTC:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to  twice  (200%)  the  daily  performance  of the  NASDAQ  100(TM)Index.  If the  Portfolio  is
                    successful in meeting its objective,  it should gain approximately  twice as much as the growth oriented  NASDAQ 100(TM)Index when the prices of the securities in that index rise on a given day and should lose approximately twice as much when such prices decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P MidCap 400 Index(R)is a widely used measure of medium capitalized U.S. company stock  performance.  It consists of the common stocks of 400 major corporations selected by Standard & Poor's(R)for their market size, industry group  representation,  and the frequency and ease with which their stocks trade, reflecting the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P MIDCAP 400    ProFund VP Mid-Cap  Value:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the  daily  performance  of the  S&P  MidCap  400/Barra  Value  Index(R).  The S&P
                    MidCap400/Barra  Value  Index(R)is a  capitalization-weighted  index that  comprises  all of the stocks in the S&P MidCap 400 Index(R)that have low price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Mid-Cap  Growth:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the S&P MidCap 400/Barra Growth Index(R).  The S&P MidCap
  S&P MIDCAP 400    400/Barra Growth Index(R)is a capitalization-weighted  index that comprises all of the stocks in   ProFund Advisors LLC
                    the S&P MidCap 400 Index(R)that have high price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  UltraMid-Cap:  seeks  daily  investment  results,  before fees and  expenses,  that correspond  to twice  (200%)  the  daily  performance  of the S&P  MidCap  400  Index(R).  If the
                    Portfolio is successful in meeting its objective,  it should gain  approximately  twice as much
  S&P MIDCAP 400    as the S&P  MidCap 400 Index(R)when the prices of the  securities  in the S&P MidCap 400 Index(R) ProFund Advisors LLC
                    rise on a given day and should lose  approximately  twice as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P SmallCap 600 Index(R)is an unmanaged index comprising 600 domestic stocks, with a market  capitalization valued at under one billion dollars,  chosen for market size, liquidity,  and industry group representation.  The index comprises stocks from the industrial,  utility, financial, and transportation sectors, reflecting the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Value:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P  SmallCap  600/Barra  Value  Index(R).  The S&P
                    SmallCap  600/Barra Value Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have low price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Growth:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P SmallCap  600/Barra  Growth  Index(R).  The S&P
                    SmallCap 600/Barra Growth Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have high price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The Russell  2000 Index(R)is an  unmanaged  index  consisting  of 2,000 small  company  common  stocks.  The Russell  2000 Index(R)comprises approximately 2000 of the smallest U.S. domiciled publicly traded common stocks that are included in the Russell 3000 Index(R).
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   RUSSELL 2000     ProFund VP UltraSmall-Cap (f/k/a ProFund VP SmallCap):  seeks daily investment results,  before   ProFund Advisors LLC
                    fees and expenses,  that correspond to twice (200%) the daily  performance of the Russell 2000(R)
                    Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately twice as much as the Russell 2000 Index(R)when the prices of the  securities  in that index rise on a given day and should lose  approximately  twice as much when such  prices  decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP U.S.  Government  Plus: seeks daily  investment  results,  before fees and expenses,   ProFund Advisors LLC
                    that  correspond to 125% of the daily price  movement of the most recently  issued 30-year U.S.
                    Treasury Bond.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP Rising Rates Opportunity:  seeks daily investment results, before fees and expenses,   ProFund Advisors LLC
                    that  correspond  to 125% of the inverse  (opposite)  of the daily  price  movement of the most recently  issued  30-year U.S.  Treasury  Bond.  If the  Portfolio is successful in meeting its objective,  the net asset value of the Portfolio's  shares should decrease in proportion to any daily increase in the price of the 30-year U.S. Treasury Bond on a given day.  Conversely,  the net asset value of shares of the Portfolio  should increase in proportion to any daily decrease in the price of the 30-year U.S. Treasury Bond on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

--------------------- ------------------------------------------------------------------------------------------------ ---------------------
       STYLE/                                         INVESTMENT OBJECTIVES/POLICIES                                        PORTFOLIO
        TYPE                                                                                                                 ADVISOR/
                                                                                                                           SUB-ADVISOR
--------------------- ------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The First Trust(R)10 Uncommon Values Portfolio of the First Defined  Portfolio Fund LLC invests in the securities of a relatively few number of issuers.  Since the assets of the  Portfolio  are invested in a limited  number of issuers,  the net asset value of the Portfolio may be more susceptible to a single adverse economic,  political or regulatory occurrence.  The Portfolio may also be subject to additional market risk due to its policy of investing  based on an investment  strategy and generally not buying or selling  securities in response to market fluctuations.  The  Portfolio's  relative lack of diversity and limited  ongoing  management may subject Owners to greater market risk than other portfolios.
--------------------------------------------------------------------------------------------------------------------------------------------
--------------------- ------------------------------------------------------------------------------------------------ ---------------------
     LARGE CAP        First Trust(R)10 Uncommon  Values:  seeks to provide  above-average  capital  appreciation.  The      First Trust
                      Portfolio  seeks to achieve its  objective  by  investing  primarily  in the ten common  stocks selected by the Investment  Policy Committee of Lehman Brothers Inc.  ("Lehman  Brothers") with the assistance of the Research  Department of Lehman  Brothers which, in their opinion have the
       BLEND          greatest  potential for capital  appreciation  during the next year. The stocks included in the
                      Portfolio  are adjusted  annually on or about July 1st in  accordance  with the  selections  of     Advisors L.P.
                      Lehman Brothers.
--------------------- ------------------------------------------------------------------------------------------------ ---------------------
                      ------------------------------------------------------------------------------------------------ ---------------------
       INTER-         The  Prudential  Series  Fund,  Inc.  - SP  Jennison  International  Growth:  seeks to  provide       Prudential
                      long-term   growth  of  capital.   The   Portfolio   pursues  its  objective  by  investing  in
                      equity-related  securities of foreign  issuers that the  Sub-advisor  believes will increase in value over a period of years.  The  Portfolio  invests  primarily  in the common stock of large and  medium-sized  foreign  companies.  Under normal  circumstances,  the Portfolio  invests at
  NATIONAL EQUITY     least 65% of its total  assets in common  stock of foreign  companies  operating or based in at
                      least five different  countries.  The Portfolio  looks  primarily for stocks of companies whose    Investments LLC/
                      earnings are growing at a faster rate than other companies and that have  above-average  actual  Jennison Associates
                      and  potential  earnings  growth  over  the long  term and  strong  financial  and  operational          LLC
                      characteristics.
--------------------- ------------------------------------------------------------------------------------------------ ---------------------

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill  Companies,  Inc. and have been licensed for use by American Skandia Investment Services,  Incorporated.  The Portfolio is not sponsored,  endorsed,  sold or promoted by Standard & Poor's and  Standard & Poor's  makes no  representation  regarding  the  advisability  of investing in the
Portfolio.

The First Trust(R)10 Uncommon Values  portfolio is not sponsored or created by Lehman  Brothers,  Inc.  ("Lehman  Brothers").  Lehman
Brothers' only  relationship  to First Trust is the licensing of certain  trademarks  and trade names of Lehman  Brothers and of the
"10 Uncommon  Values" which is  determined,  composed and calculated by Lehman  Brothers  without regard to First Trust or the First
Trust(R)10 Uncommon Values portfolio.

Dow Jones has no  relationship  to the ProFunds VP, other than the  licensing of the Dow Jones sector  indices and its service marks for use in  connection  with the ProFunds VP. The ProFunds VP are not  sponsored,  endorsed,  sold, or promoted by Standard & Poor's or NASDAQ,  and neither  Standard & Poor's nor NASDAQ  makes any  representations  regarding  the  advisability  of investing in the
ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed  investment  options of  different  durations  during the  accumulation  period.  These  "Fixed  Allocations"  earn a guaranteed  fixed rate of interest for a specified  period of time,  called the "Guarantee  Period." In most states,  we offer Fixed
Allocations  with Guarantee  Periods from 1 to 10 years.  We may also offer special  purpose Fixed  Allocations for use with certain optional  investment  programs.  We guarantee the fixed rate for the entire Guarantee Period.  However,  if you withdraw or transfer
Account Value before the end of the Guarantee  Period,  we will adjust the value of your  withdrawal or transfer based on a formula, called a "Market Value  Adjustment."  The Market Value  Adjustment  can either be positive or negative,  depending on the rates that are currently  being  credited on Fixed  Allocations.  Please refer to the section  entitled  "How does the Market Value  Adjustment
Work?" for a description  of the formula along with examples of how it is  calculated.  You may allocate  Account Value to more than one Fixed Allocation at a time.

Fixed  Allocations  may not be available in all states.  Availability  of Fixed  Allocations  is subject to change and may differ by state and by the annuity product you purchase.  Please call American Skandia at  1-800-766-4530  to determine  availability of Fixed
Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent  Deferred  Sales Charge:  We do not deduct a sales charge from Purchase  Payments you make to your Annuity.  However,  we may deduct a Contingent  Deferred  Sales Charge or CDSC if you  surrender  your Annuity or when you make a partial  withdrawal.  The
CDSC reimburses us for expenses related to sales and distribution of the Annuity,  including  commissions,  marketing  materials and other  promotional  expenses.  The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable  Annuity Year.  For purposes of  calculating  the CDSC, we consider the year following the date we receive a Purchase
Payment as Year 1. The amount of the CDSC  applicable  to each  Purchase  Payment  decreases  over time,  measured from the date the
Purchase Payment is applied.  The CDSC percentages are shown below.

                           ------------------ ----- ------ ----- ----- ----- ----- ----- ----- -----

                           YEARS               1      2     3     4     5     6     7     8     9+
                           ------------------ ----- ------ ----- ----- ----- ----- ----- ----- -----
                           ------------------ ----- ------ ----- ----- ----- ----- ----- ----- -----

                           CHARGE (%)         8.5    8.5   8.5   8.5   7.0   6.0   5.0   4.0   0.0
                           ------------------ ----- ------ ----- ----- ----- ----- ----- ----- -----

Each Purchase  Payment has its own CDSC period.  When you make a  withdrawal,  we assume that the oldest  Purchase  Payment is being withdrawn  first so that the lowest CDSC is deducted  from the amount  withdrawn.  After eight (8) complete  years from the date you make a Purchase Payment,  no CDSC will be assessed if you withdraw or surrender that Purchase Payment.  Under certain  circumstances you can  withdraw a limited  amount of Account  Value  without  paying a CDSC.  This is  referred  to as a "Free  Withdrawal."  Free
Withdrawals  are not treated as a withdrawal of Purchase  Payments for purposes of calculating  the CDSC on a subsequent  withdrawal or  surrender.  Withdrawals  of amounts  greater than the maximum  Free  Withdrawal  amount are treated as a withdrawal  of Purchase
Payments and will be assessed a CDSC.  For purposes of  calculating  the CDSC on a surrender or a partial  withdrawal,  the Purchase
Payments being  withdrawn may be greater than your remaining  Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior  withdrawals  under the Free  Withdrawal  provision or if your Account  Value has declined in value due to negative market performance.

We may  waive  the CDSC  under  certain  medically-related  circumstances  or when  taking a Minimum  Distribution  from an  Annuity purchased  as a  "qualified"  investment.  Free  Withdrawals,  Medically-Related  Surrenders  and  Minimum  Distributions  are  each explained more fully in the section entitled "Access to Your Account Value".

Annual  Maintenance Fee: During the accumulation  period we deduct an Annual  Maintenance Fee. The Annual  Maintenance Fee is $35.00
or 2% of your Account Value invested in the variable  investment  options,  whichever is less. This fee will be deducted annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity  during the Annuity Year, the fee is deducted at the time of surrender.  We may increase the Annual  Maintenance  Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Optional  Benefits:  If you elect to purchase the  Guaranteed  Return Option,  we will deduct an additional  charge on a daily basis from your Account Value  allocated to the  Sub-accounts.  The  additional  charge is included in the daily  calculation  of the Unit
Price for each  Sub-account.  If you elect to purchase one or more optional  death  benefits,  we will deduct the annual charge from your Account Value on the anniversary of your Annuity's Issue Date.  Under certain  circumstances,  we may deduct a pro-rata portion of the annual  charge for any  optional  benefit.  The charge for each  optional  benefit is deducted  in addition to the  Insurance
Charge due to the increased  insurance risk  associated  with the optional  benefits.  Please refer to the section  entitled  "Death
Benefit" for a  description  of the charge for the Optional  Death  Benefit.  Please refer to the section  entitled  "Managing  Your
Account  Value - Do you offer  programs  designed to  guarantee a "return of premium" at a future  date?" for a  description  of the charge for the Guaranteed Return Option.

Transfer  Fee:  Currently,  you may make twenty (20) free  transfers  between  investment  options each Annuity Year. We will charge
$10.00 for each  transfer  after the  twentieth in each Annuity  Year.  We do not consider  transfers  made as part of a dollar cost averaging  program when we count the twenty free  transfers.  Transfers made as part of a rebalancing,  market timing or third party investment  advisory  service will be subject to the  twenty-transfer  limit.  However,  all transfers  made on the same day will be treated as one (1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its  Guarantee  Period
are not  subject  to the  Transfer  Fee and are not  counted  toward  the twenty  free  transfers.  We may reduce the number of free transfers  allowable  each  Annuity  Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of electronic  means to transmit  your  transfer  requests.  We may  eliminate  the  Transfer  Fee for  transfer  requests  transmitted electronically or through other means that reduce our processing costs.

Tax  Charges:  Several  states and some  municipalities  charge  premium  taxes or similar  taxes.  The amount of tax will vary from jurisdiction  to  jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges from each  Purchase  Payment at the time of a withdrawal  or surrender of your Annuity or at the time you elect to begin  receiving  annuity  payments.  We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an  Insurance  Charge  daily  against the average  daily assets  allocated  to the  Sub-accounts.  The
Insurance  Charge is the  combination  of the Mortality & Expense Risk Charge (1.25%) and the  Administration  Charge  (0.15%).  The
total charge is equal to 1.40% on an annual basis.  The Insurance  Charge is intended to compensate  American  Skandia for providing the insurance  benefits under the Annuity,  including the Annuity's  basic death benefit that provides  guaranteed  benefits to your beneficiaries  even if the market  declines  and the risk that persons we  guarantee  annuity  payments to will live longer than our assumptions.  The charge also covers  administrative costs associated with providing the Annuity benefits,  including preparation of the contract,  confirmation  statements,  annual account statements and annual reports, legal and accounting fees as well as various related  expenses.  Finally,  the charge  covers the risk that our  assumptions  about the mortality  risks and expenses  under this
Annuity are  incorrect and that we have agreed not to increase  these  charges over time despite our actual  costs.  We may increase the portion of the total  Insurance  Charge that is deducted for  administrative  costs;  however,  any increase  will only apply to
Annuities issued after the date of the increase.

American  Skandia may make a profit on the Insurance  Charge if, over time,  the actual cost of providing the  guaranteed  insurance obligations  under the Annuity are less than the amount we deduct for the  Insurance  Charge.  To the extent we make a profit on the
Insurance  Charge,  such profit may be used for any other  corporate  purpose,  including  payment of other  expenses  that American
Skandia incurs in promoting,  distributing,  issuing and  administering  the Annuity and to offset a portion of the costs associated with offering Credits which are funded through  American  Skandia's  general account.  The Insurance Charge is deducted against your
Annuity's  Account  Value,  which  includes  the amount of any  Credits we apply to your  Purchase  Payments  and any  increases  or decreases in your Account Value based on market  fluctuations  of the  Sub-accounts.  Any profit that  American  Skandia may make on the Insurance  Charge may include a profit on the portion of the Account Value that represents  Credits  applied to the Annuity,  as well as profits based on market appreciation of the Sub-account values.

The  Insurance  Charge is not deducted  against  assets  allocated  to a Fixed  Allocation.  However,  the amount we credit to Fixed
Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly  against the Portfolios.  However,  each Portfolio  charges a total annual fee comprised of an investment  management  fee,  operating  expenses  and any  distribution  and service  (12b-1)  fees that may apply.  These fees are deducted  daily by each  Portfolio  before it provides  American  Skandia with the net asset value as of the close of business  each day.  More  detailed  information  about fees and  charges  can be found in the  prospectuses  for the  Portfolios.  Please also see
"Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against Account Value allocated to the  Sub-accounts,  we also take into  consideration mortality,  expense,  administration,  profit and other factors in determining  the interest  rates we credit to Fixed  Allocations.
Any CDSC or Tax Charge applies to amounts that are taken from the variable  investment  options or the Fixed  Allocations.  A Market
Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain states a tax is due if and when you exercise your right to receive  periodic  annuity  payments.  The amount payable will depend on the applicable  jurisdiction  and on the annuity  payment  option you select.  If you select a fixed payment  option,  the amount of each fixed payment will depend on the Account  Value of your Annuity when you elected to  annuitize.  There is no specific charge  deducted  from these  payments;  however,  the amount of each  annuity  payment  reflects  assumptions  about our  insurance expenses.  If you select a variable  payment option that we may offer,  then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain  fees and charges or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may  reduce  the  amount of the CDSC or the length of time it  applies,  reduce or  eliminate  the amount of the Annual
Maintenance  Fee or reduce the  portion of the total  Insurance  Charge that is deducted  as an  Administration  Charge.  Generally, these types of changes will be based on a reduction to our sales,  maintenance or  administrative  expenses due to the nature of the individual or group  purchasing  the Annuity.  Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities  purchased by an Owner;  (c) the amount of Purchase  Payments or likelihood of additional
Purchase Payments;  and/or (d) other transactions where sales,  maintenance or administrative  expenses are likely to be reduced. We will not discriminate  unfairly between Annuity  purchasers if and when we reduce the portion of the Insurance Charge  attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial  Purchase  Payment:  You must make a minimum initial  Purchase  Payment of $1,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial Purchase  Payment provided that,  within the first Annuity Year, you make at least $1,000 in total Purchase Payments.

Where allowed by law,  initial  Purchase  Payments in excess of $1,000,000  require our approval prior to  acceptance.  We may apply certain limitations and/or  restrictions on the Annuity as a condition of our acceptance,  including limiting the liquidity features or the Death Benefit protection provided under the Annuity,  limiting the right to make additional  Purchase Payments,  changing the number of transfers  allowable  under the Annuity or restricting  the  Sub-accounts  that are available.  Other  limitations  and/or restrictions may apply.

Except as noted below,  Purchase  Payments  must be submitted by check drawn on a U.S.  bank, in U.S.  dollars,  and made payable to
American  Skandia.  Purchase  Payments  may also be  submitted  via 1035  exchange  or  direct  transfer  of  funds.  Under  certain circumstances,  Purchase  Payments may be transmitted to American  Skandia via wiring funds through your  investment  professional's broker-dealer  firm.  Additional  Purchase Payments may also be applied to your Annuity under an arrangement  called "bank drafting"
                      ----------
where you  authorize  us to deduct  money  directly  from your bank  account.  We may reject any  payment  if it is  received  in an unacceptable form.  Our acceptance of a check is subject to our ability to collect funds.

Age  Restrictions:  The Owner must be age 80 or under as of the Issue Date of the  Annuity.  If the  Annuity is owned  jointly,  the oldest of the Owners must be age 80 or under on the Issue  Date.  If the Annuity is owned by an entity,  the  Annuitant  must be age
80 or under as of the Issue Date.  You should  consider your need to access your Account  Value and whether the Annuity's  liquidity features  will satisfy that need. If you take a  distribution  prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  The  availability  of certain  optional  benefits may vary based on the age of the Owner on the
Issue Date of the Annuity.

Additional  Purchase  Payments  may be made at any time before the Annuity  Date as long as the oldest  Owner or  Annuitant  (if the
Annuity is entity owned) is not over age 80.

Special Considerations for Purchasers of Bonus or Credit Products
|X|      This Annuity  features the same  Insurance  Charge as many of American  Skandia's  other  variable  annuities  and does not charge an additional  amount for the XTra CreditSM  feature.  However,  if you make a withdrawal that exceeds the annual free withdrawal amount or choose to surrender your Annuity,  the contingent deferred sales charge (CDSC) on this Annuity is higher and is deducted for a longer period of time as compared to our other variable annuities.  If you expect that you will need to access your Account Value during the CDSC period and the liquidity  provisions are  insufficient  to satisfy that need,  then this Annuity may be more expensive than other variable annuities.

|X|      The XTra  CreditSM  amount is included in your Account  Value.  However,  American  Skandia may take back the original XTra
       CreditSM  amount  applied to your  Purchase  Payment if you die, or elect to withdraw all or a portion of your Account  Value under the  medically-related  waiver  provision,  within 12 months of having  received  an XTra  CreditSM  amount.  In either situation,  the value of the XTra CreditSM amount could be substantially  reduced.  However,  any investment gain on the XTra
       CreditSM amount will not be taken back.  Additional conditions and restrictions apply.

|X|      We offer other  annuities  where we apply an XTra  CreditSM to your annuity with each purchase  payment you make.  The XTra
       CreditSM amount we apply to purchase  payments on those  annuities is initially  higher than on this Annuity but reduces over time and only  applies  during the first six annuity  years.  The total  asset-based  charges on those  annuities  are higher during the first 10 years but are lower than this  Annuity  after the 10th year.  The CDSC is also higher and is deducted for a longer  period of time  than on this  Annuity;  however  the CDSC on those  annuities  applies  from the issue  date of the annuity, not separately to each purchase payment.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

|X|      Owner:  The  Owner(s)  holds all rights  under the  Annuity.  You may name more than one Owner in which case all  ownership
         -----
       rights are held  jointly.  However,  this  Annuity does not provide a right of  survivorship.  Refer to the Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant is the person we agree to make annuity  payments to and upon whose life we continue to make such
         ---------
       payments.  You must name an Annuitant who is a natural  person.  We do not accept a designation  of joint  Annuitants  during the accumulation  period. Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent Annuitant will become the Annuitant if the Annuitant  dies before the Annuity Date.  Please refer to the discussion of  "Considerations  for
       Contingent Annuitants" in the Tax Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s) or entity you name to receive the death  benefit.  If no  beneficiary  is
         -----------
       named the death benefit will be paid to you or your estate.

Your right to make  certain  designations  may be limited if your  Annuity is to be used as an IRA or other  "qualified"  investment that is given  beneficial  tax treatment  under the Code.  You should seek  competent tax advice on the income,  estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner,  Annuitant and  Beneficiary  designations  by sending us a request in writing.  Where allowed by law, such changes will be subject to our acceptance.  Some of the changes we will not accept include, but are not limited to:
|X|      a new  Owner  subsequent  to  the  death  of the  Owner  or  the  first  of  any  joint  Owners  to  die,  except  where  a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary is the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative  Beneficiary  designation,  upon the death of either spousal
Owner,  the surviving  spouse may elect to assume  ownership of the Annuity instead of taking the Death Benefit  payment.  The Death
Benefit  that would have been  payable  will be the new  Account  Value of the  Annuity as of the date of due proof of death and any required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the  surviving  spouse will have all the rights and  benefits  that would be  available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of determining  any future Death Benefit for the beneficiary of the surviving  spouse,  the new Account Value will be considered as the initial Purchase  Payment.  No CDSC will apply to the new Account Value.  However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent  Annuitant,  upon the death of the Annuitant, the  surviving  spouse  will  become the  Annuitant.  No Death  Benefit is payable  upon the death of the  Annuitant.  However,  the
Account  Value  of the  Annuity  as of the  date of due  proof of death of the  Annuitant  (and any  required  proof of the  spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
If after  purchasing  your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel  period.  This is often  referred  to as a  "free-look."  Depending  on the state in which you purchased your Annuity and, in some states,  if you purchased the Annuity as a replacement  for a prior  contract,  the right to cancel period may be ten (10) days,  twenty-one (21) days or longer,  measured from the time that you received your Annuity.  If you return your Annuity during the  applicable  period,  we will refund your current  Account Value plus any tax charge  deducted.  This amount may be higher or lower than your  original  Purchase  Payment.  Where  required by law, we will return your  current  Account
Value or the amount of your  initial  Purchase  Payment,  whichever  is  greater.  The same  rules may apply to an  Annuity  that is purchased as an IRA. In any situation  where we are required to return the greater of your  Purchase  Payment or Account  Value,  we may  allocate  your  Account  Value to the AST Money  Market  Sub-account  during the right to cancel  period  and for a  reasonable additional  amount of time to allow for  delivery of your  Annuity.  If you return your  Annuity,  we will not return any Credits we applied to your Annuity based on your Purchase Payments.
                                -

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The  minimum  amount  that we accept as an  additional  Purchase  Payment  is $100  unless you  participate  in  American  Skandia's
Systematic  Investment Plan or a periodic  purchase  payment  program.  We will allocate any additional  Purchase  Payments you make according to your most recent  allocation  instructions,  unless you request new allocations when you submit a new Purchase Payment.
Additional  Purchase  Payments  may be paid at any time before the Annuity  Date as long as the oldest  Owner or  Annuitant  (if the
Annuity is entity owned) is not over age 80.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your Annuity by  authorizing  us to deduct money directly from your bank account and
              ----------
applying it to your  Annuity.  This type of program is often called "bank  drafting".  We call our bank drafting  program  "American
Skandia's  Systematic  Investment  Plan."  Purchase  Payments  made  through  bank  drafting  may only be  allocated to the variable investment  options when applied.  Bank  drafting  allows you to invest in your Annuity with a lower initial  Purchase  Payment,  as long as you  authorize  payments  that will equal at least  $1,000  during the first 12 months of your  Annuity.  We may  suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable  financial  institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified  investments.  If your employer  sponsors such a program, we may agree to accept periodic  Purchase  Payments through a salary  reduction  program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $1,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.  The net Purchase
Payment is your initial  Purchase  Payment minus any tax charges that may apply.  On your  application we ask you to provide us with instructions  for  allocating  your Account  Value.  You can allocate  Account Value to one or more variable  investment  options or
Fixed Allocations.

In those  states  where we are  required  to return your  Purchase  Payment if you  exercise  your right to return the  Annuity,  we initially  allocate  all  amounts  that  you  choose  to  allocate  to the  variable  investment  options  to the AST  Money  Market
Sub-account.  At the end of the  right to cancel  period  we will  reallocate  your  Account  Value  according  to your most  recent allocation  instructions.  Where permitted by law, we will allocate your Purchase Payments  according to your initial  instructions, without  temporarily  allocating  to the AST Money Market  Sub-account.  To do this,  we will ask that you execute our form called a
"return  waiver" that authorizes us to allocate your Purchase  Payment to your chosen  Sub-accounts  immediately.  If you submit the
"return  waiver" and then decide to return your Annuity  during the right to cancel  period,  you will receive your current  Account
Value,  minus the  amount of any  Credits,  which may be more or less than your  initial  Purchase  Payment  (see "May I Return  the
Annuity if I Change my Mind?").

Subsequent  Purchase  Payments:  We will allocate any additional  Purchase  Payments you make  according to your current  allocation instructions.  If any rebalancing or asset  allocation  programs are in effect,  the allocation  should conform with such a program.
We assume that your current  allocation  instructions  are valid for subsequent  Purchase  Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

HOW DO I RECEIVE CREDITS?

We apply a "Credit"  to your  Annuity's  Account  Value each time you make a Purchase  Payment.  The amount of the Credit is payable from our general  account.  The amount of the Credit  depends on the  cumulative  amount of Purchase  Payments you have made to your
Annuity, payable as a percentage of each specific Purchase Payment, according to the table below:

                      -------------------------------------------------------- -------------------
                      Cumulative Purchase Payments                                   Credit
                      -------------------------------------------------------- -------------------
                      -------------------------------------------------------- -------------------
                      Between $1,000 and $9,999                                       1.5%
                      Between $10,000 and $4,999,999                                  4.0%
                      Greater than $5,000,000                                         5.0%
                      -------------------------------------------------------- -------------------

Credits Applied to Purchase Payments for Designated Class of Annuity Owner
Where  allowed by state law, on Annuities  owned by a member of the class defined  below,  the table of Credits we apply to Purchase
Payments is deleted.  The Credit applied to all Purchase Payments on such Annuities will be 8.5%.

The  designated  class of Annuity  Owners  includes:  (a) any parent  company,  affiliate  or  subsidiary  of ours;  (b) an officer, director,  employee,  retiree, sales representative,  or in the case of an affiliated  broker-dealer,  registered  representative of such  company;  (c) a  director,  officer or trustee of any  underlying  mutual  fund;  (d) a  director,  officer or employee of any investment manager,  sub-advisor,  transfer agent, custodian,  auditing, legal or administrative services provider that is providing investment management,  advisory,  transfer agency,  custodianship,  auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director,  officer,  employee or registered  representative  of a broker-dealer  or insurance  agency that has a then current selling  agreement with us and/or with American  Skandia  Marketing,  Incorporated;  (f) a director,  officer,  employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting,  claims, administrative,  computer support, marketing, office or other services; (g) the then current spouse of any such person noted in (b) through (f),  above;  (h) the parents of any such person  noted in (b) through (g),  above;  (i) the child(ren) or other legal dependent  under the age of 21 of any such person noted in (b) through (h) above;  and (j) the siblings of any such persons noted in (b) through (h) above.

All other terms and conditions of the Annuity apply to Owners in the designated class.

You must  notify us at the time you apply for an  Annuity  if you are a member of the  designated  class.  American  Skandia  is not responsible  for  monitoring  whether you qualify as a member of the  designated  class.  Failure to inform us that you qualify as a member of the designated class may result in your Annuity receiving fewer Credits than would otherwise be applied to your Annuity.

HOW ARE CREDITS APPLIED TO MY ACCOUNT VALUE?
Each Credit is allocated to your Account  Value at the time the  Purchase  Payment is applied to your Account  Value.  The amount of the Credit is allocated to the investment options in the same ratio as the applicable Purchase Payment is applied.

Examples of Applying Credits

Initial Purchase Payment
Assume you make an initial  Purchase  Payment of $2,500.  We would apply a 1.5% Credit to your  Purchase  Payment and  allocate  the amount of the Credit ($37.50 = $2,500 X .015) to your Account Value in the proportion that your Account Value is allocated.

Additional Purchase Payment (at same breakpoint)
Assume that you make an additional  Purchase  Payment of $5,000.  Because your cumulative  Purchase  Payments are less than the next breakpoint  ($10,000),  we would apply a 1.5% Credit to your Purchase Payment and allocate the amount of the Credit ($75.00 = $5,000
X .015) to your Account Value.

Additional Purchase Payment (at higher breakpoint)
Assume that you make an  additional  Purchase  Payment of  $400,000.  Because  your  cumulative  Purchase  Payments are now $407,500
(greater  than the next  breakpoint),  we would apply a 4.0% Credit to your  Purchase  Payment and allocate the amount of the Credit
($16,000 = $400,000 X .04) to your Account Value.

====================================================================================================================================
This Annuity  features the same  Insurance  Charge as many of American  Skandia's  other  variable  annuities and does not charge an additional  amount  for the XTra  CreditSM  feature.  However,  the  amount of any  Credits  applied  to your  Account  Value can be recovered by American Skandia under certain circumstances:
====================================================================================================================================
|X|  any Credits  applied to your Account Value on Purchase  Payments made within the 12 months before the date of death will be recovered.
====================================================================================================================================
====================================================================================================================================
|X|  the amount  available  under the  medically-related  surrender  portion of the  Annuity  will not include the amount of any
     Credits  payable  on  Purchase  Payments  made  within  12 months  of the date the  Annuitant  first  became  eligible  for the medically-related surrender.
====================================================================================================================================
====================================================================================================================================
|X|  if you elect to "free-look" your Annuity, the amount returned to you will not include the amount of any Credits.
====================================================================================================================================
====================================================================================================================================

====================================================================================================================================
The value of the XTra CreditSM  amount will be  substantially  reduced if American  Skandia  recovers the XTra CreditSM amount under these  circumstances.  However,  any investment  gain on the XTra CreditSM amount will not be taken back. We do not deduct a CDSC in any situation where we recover the XTra CreditSM amount.

Examples of Recovering Credits
The following are  hypothetical  examples of how Credits could be recovered by American  Skandia.  These examples do not cover every potential situation.

Recovery from payment of Death Benefits
1.       Assume you purchase your Annuity with an initial  Purchase Payment of $50,000.  You make an additional  Purchase of $10,000 in the 6th month after the Issue Date.  Both of the Purchase  Payments  received a 4.0% Credit,  for a total of $2,400.  If the
     Death Benefit  becomes  payable in the 9th month after the Issue Date,  the amount of the Death Benefit would be reduced by the entire amount of the prior Credits ($2,400).
2.       Assume you purchase your Annuity with an initial  Purchase Payment of $50,000.  You make an additional  Purchase of $10,000 in the 6th month after the Issue Date. Both of the Purchase  Payments  received a 4.0% Credit,  for a total of $2,400. If death occurs in the 16th month  after the Issue  Date,  the amount of the Death  Benefit  would be reduced  but only in the amount of those Credits applied within the previous  12-months.  Since the initial  Purchase  Payment (and the Credits that were applied)
     occurred  more than  12-months  before the date of death,  the Death  Benefit would not be reduced by the amount of the Credits applied to the initial Purchase  Payment.  However,  the $10,000  additional  Purchase Payment was made within 12-months of the date of death.  Therefore,  the  amount of the Death  Benefit  would be reduced  by the  amount of the  Credits  payable on the additional Purchase Payment ($400).
3.       NOTE: If the Death Benefit would  otherwise  have been equal to the Purchase  Payments minus any  proportional  withdrawals due to poor  investment  performance,  we will not reduce the amount of the Death Benefit by the amount of the Credits as shown in Example 2 above.

Recovery from Medically-Related Surrenders
1.       Assume you purchase your Annuity with an initial  Purchase  Payment of $50,000.  You receive a Credit of $2,000  ($50,000 X
     .04).  The  Annuitant  is  diagnosed  as  terminally  ill in the 6th month  after the Issue Date and we grant  your  request to surrender your Annuity under the medically-related  surrender provision.  Assuming the Credits were applied within 12-months of the date of  diagnosis  of the  terminal  illness,  the  amount  that would be payable  under the  medically-related  surrender provision would be reduced by the entire amount of the Credits ($2,000).
2.       Assume you purchase your Annuity with an initial  Purchase Payment of $50,000.  You make an additional  Purchase of $10,000 in the 6th month after the Issue  Date.  Both of the  Purchase  Payments  received a 4.0%  Credit,  for a total of $2,400.  The
     Annuitant  is diagnosed as  terminally  ill in the 16th month after the Issue Date and we grant your request to surrender  your
     Annuity  under the  medically-related  surrender  provision.  Since the initial  Purchase  Payment  (and the Credits  that were applied)  occurred  more than  12-months  before the  diagnosis,  the amount that would be payable  upon the  medically-related surrender  provision would not be reduced by the amount of the Credits applied to the initial Purchase  Payment.  However,  the
     $10,000  additional  Purchase Payment was made within 12-months of the date of diagnosis.  Therefore,  the amount that would be payable  under the  medically-related  surrender  provision  would be  reduced  by the  amount of the  Credits  payable  on the additional Purchase Payment ($400).

Credits applied to estimated Purchase Payments
Under certain  circumstances,  we may determine the amount of Credits payable on two or more separate Purchase Payments based on the
Credit  percentage  that  would  have  applied  had all such  Purchase  Payments  been  made at the same  time.  To make use of this procedure,  often  referred  to as a "letter of  intent",  you must  provide  evidence of your  intention  to submit the  cumulative additional  Purchase  Payments  within a 13-month  period.  A letter of intent  must be provided to us prior to the Issue Date to be effective.  Acceptance  of a letter of  intent is at our sole  discretion  and may be  subject  to  restrictions  as to the  minimum initial Purchase Payment that must be submitted to receive the next higher breakpoint.

Failure to inform us that you intend to submit two or more  Purchase  Payments  within a 13-month  period may result in your Annuity receiving fewer Credits than would otherwise be added to your Annuity.

If you submit a letter of intent and receive  Credits on Purchase  Payments at a higher  Credit  percentage  than would have applied
BUT do not submit the required  Purchase  Payments during the 13-month  period as required by your letter of intent,  we may recover the "excess"  Credits.  "Excess"  Credits are Credits in excess of the Credits  that would have been  payable  without the letter of intent.  If we determine  that you have received  "excess"  Credits,  any such amounts will be taken  pro-rata  from the  investment options based on your Account  Values as of the date we act to recover the excess.  If the amount of the recovery  exceeds your then current Surrender Value, we will recover all remaining Account Value and terminate your Annuity.

General Information about Credits
|X|      We do not consider Credits to be "investment in the contract" for income tax purposes.
|X|      You may not withdraw the amount of any Credits under the Free  Withdrawal  provision.  The Free  Withdrawal  provision only applies to withdrawals of Purchase Payments.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation period you may transfer Account Value between investment  options.  Transfers are not subject to taxation on any gain.  We  currently  limit the  number of  Sub-accounts  you can  invest in at any one time to twenty  (20).  However,  you can invest in an unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account  you  allocate  Account
Value to at the time of any  allocation  or transfer.  If you request a transfer  and, as a result of the  transfer,  there would be less than $500 in the Sub-account,  we may transfer the remaining  Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We may  impose  specific  restrictions  on  financial  transactions  for  certain  Portfolios  based on the  Portfolio's  investment restrictions.  Currently,  any purchase,  redemption or transfer  involving the ProFunds VP  Sub-accounts  must be received by us no later than one hour prior to any announced closing of the applicable  securities exchange (generally,  3:00 p.m. Eastern time) to be processed on the current  Valuation  Day. The "cut-off"  time for such  financial  transactions  involving a ProFunds VP Sub-account will be  extended  to1/2hour  prior to any  announced  closing  (generally,  3:30  p.m.  Eastern  time) for  transactions  submitted electronically through American Skandia's Internet website (www.americanskandia.com).

Currently,  we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year,  including transfers made as part of any rebalancing,  market timing,  asset allocation or similar program which you have authorized.  Transfers made as part of a dollar cost  averaging  program do not count toward the twenty free  transfer  limit.  Renewals or transfers of Account  Value from a Fixed
Allocation at the end of its Guarantee  Period are not subject to the transfer  charge.  We may reduce the number of free  transfers allowable  each  Annuity Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of  electronic means to transmit your transfer  requests.  We may eliminate the Transfer Fee for transfer  requests  transmitted  electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of  transfers  in any Annuity  Year for all  existing  or new Owners.  We also  reserve the right to limit the number of  transfers in any Annuity  Year or to refuse any  transfer  request for an Owner or certain  Owners if:
(a) we believe that excessive  trading or a specific  transfer request or group of transfer  requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are informed by one or more of the Portfolios that the purchase or redemption  of shares must be  restricted  because of  excessive  trading or a specific  transfer or group of transfers is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without  limiting the above, the most likely scenario where either of the above could occur would be if the aggregate  amount of a trade or trades  represented a relatively large proportion of the total assets of a particular  Portfolio.  Under such a circumstance,  we will process  transfers  according to our rules then in effect and provide  notice if the  transfer  request was denied.  If a transfer  request is denied,  a new  transfer  request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation  period.  Dollar Cost Averaging  allows you to  systematically  transfer an amount  each month from one  investment  option to one or more other  investment  options.  You can choose to  transfer  earnings only,  principal  plus  earnings  or a flat  dollar  amount.  Dollar  Cost  Averaging  allows you to invest  regularly  each  month, regardless  of the current unit value (or price) of the  Sub-account(s)  you invest in. This enables you to purchase more units when the market  price is low and fewer  units  when the market  price is high.  This may  result in a lower  average  cost of units over time.  However,  there is no guarantee that Dollar Cost  Averaging will result in a profit or protect  against a loss in a declining market.  We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost Averaging from Fixed  Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal  plus  earnings.  If  transferring  principal  plus  earnings,  the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE:  When a Dollar Cost Averaging  program is established  from a Fixed  Allocation,  the fixed rate of interest we credit to your
Account  Value is applied to a declining  balance due to the  transfers of Account  Value to the  Sub-accounts  during the Guarantee
Period.  This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation  period,  we offer automatic  rebalancing  among the variable  investment  options you choose.  You can choose to have your Account  Value  rebalanced  quarterly,  semi-annually,  or annually.  On the  appropriate  date,  your  variable investment  options are  rebalanced  to the  allocation  percentages  you request.  For example,  over time the  performance  of the variable  investment  options will differ,  causing your percentage  allocations to shift. With automatic  rebalancing,  we transfer the appropriate amount from the "overweighted"  Sub-accounts to the  "underweighted"  Sub-accounts to return your allocations to the percentages  you request.  If you request a transfer  from or into any variable  investment  option  participating  in the automatic rebalancing  program,  we will assume that you wish to change your rebalancing  percentages as well, and will  automatically  adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum  Account Value of at least $10,000 to enroll in automatic  rebalancing.  All  rebalancing  transfers made on the same day as part of an automatic  rebalancing  program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers.  We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two different  programs for investors who wish to invest in the variable  investment  options but also wish to protect their  principal,  at least as of a specific date in the future.  You may not want to use either of these  programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program where a portion of your Account Value is allocated to a Fixed  Allocation and the remaining
Account  Value is  allocated  to the  variable  investment  options  that you  select.  When you enroll in the  Balanced  Investment
Program,  you choose the duration that you wish the program to last.  This  determines the duration of the Guarantee  Period for the
Fixed  Allocation.  Based on the fixed rate for the  Guarantee  Period  chosen,  we calculate the portion of your Account Value that must be allocated to the Fixed  Allocation to grow to a specific  "principal  amount" (such as your initial  Purchase  Payment).  We determine  the amount based on the rates then in effect for the Guarantee  Period you choose.  If you continue the program until the end of the Guarantee  Period and make no withdrawals or transfers,  at the end of the Guarantee  Period,  the Fixed  Allocation will have grown to equal the  "principal  amount".  Withdrawals or transfers  from the Fixed  Allocation  before the end of the Guarantee
Period will  terminate the program and may be subject to a Market Value  Adjustment.  You can transfer the Account Value that is not allocated to the Fixed  Allocation  between any of the Sub-accounts  available under the Annuity.  Account Value you allocate to the variable  investment options is subject to market  fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

         Example
         Assume  you invest  $100,000.  You  choose a 10-year  program  and  allocate  a portion  of your  Account  Value to a Fixed
         Allocation  with a 10-year  Guarantee  Period.  The rate for the  10-year  Guarantee  Period is 5.33%*.  Based on the fixed interest rate for the Guarantee  Period chosen,  the factor is 0.594948 for determining how much of your Account Value will be  allocated  to the Fixed  Allocation.  That  means  that  $59,495  will be  allocated  to the Fixed  Allocation  and the remaining  Account Value  ($41,505)  will be allocated to the variable  investment  options.  Assuming that you do not make any  withdrawals  from the Fixed  Allocation,  it will grow to $100,000 at the end of the  Guarantee  Period.  Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)SM
We also offer a seven-year  program  where we monitor your Account Value daily and  systematically  transfer  amounts  between Fixed
Allocations and the variable  investment  options you choose.  American Skandia guarantees that at the end of the seventh (7th) year from  commencement  of the program (or any program  restart date),  you will receive no less than your Account Value on the date you elected to participate in the program,  including any Credits we applied to your Purchase Payments  ("commencement  value").  On the program maturity date, if your Account Value is below the  commencement  value,  American  Skandia will apply additional  amounts to your  Annuity  so that it is equal to  commencement  value or your  Account  Value on the  date you  elect to  restart  the  program duration.  Any  amounts  added to your  Annuity  will be applied to the AST Money  Market  Sub-account,  unless you  provide us with alternative  instructions.  We will notify you of any amounts  added to your Annuity under the program.  We do not consider  amounts added to your Annuity to be "investment in the contract" for income tax purposes.

Account Value is only  transferred  to and  maintained in Fixed  Allocations  to the extent we, in our sole  discretion,  deem it is
                 ----
necessary to support our  guarantee  under the program.  This differs  from the Balanced  Investment  Program  where a set amount is allocated to a Fixed Allocation  regardless of the performance of the underlying  Sub-accounts.  With the Guaranteed  Return Option, your  Annuity  is able to  participate  in the  upside  potential  of the  Sub-accounts  while  only  transferring  amounts to Fixed
Allocations  to  protect  against  significant  market  downturns.   NOTE:  If  a  significant  amount  of  your  Account  Value  is systematically  transferred to Fixed  Allocations  during prolonged  market declines,  less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the  performance of your Account Value to determine  whether it is greater than,  equal to or below our
"reallocation  trigger",  described  below.  Based on the  performance  of the  Sub-accounts  in which you choose to  allocate  your
Account  Value  relative  to the  reallocation  trigger,  we may  transfer  some or all of  your  Account  Value  to or from a Fixed
Allocation.  You have  complete  discretion  over the  allocation  of your  Account  Value that  remains  allocated  in the variable investment options.  However, we reserve the right to restrict certain Portfolios if you participate in the program.

|X|      Account  Value  greater than or equal to  reallocation  trigger:  Your Account  Value in the  variable  investment  options remains allocated according to your most recent  instructions.  If a portion of Account Value was previously allocated to a Fixed  Allocation,  those amounts may be transferred  from the Fixed  Allocation and re-allocated to the variable investment options pro-rata according to your current allocations.  A Market Value Adjustment will apply.

|X|      Account  Value  below  reallocation  trigger:  A portion  of your  Account  Value in the  variable  investment  options  is transferred  to a new  Fixed  Allocation.  These  amounts  are  transferred  on a  pro-rata  basis  from the  variable investment  options.  The new Fixed  Allocation  will have a Guarantee  Period equal to the remaining  duration in the
              Guaranteed  Return  Option.  The Account  Value  applied to the new Fixed  Allocation  will be credited with the fixed interest rate then being  applied to a new Fixed  Allocation  of the next higher  yearly  duration.  The Account Value will remain invested in the Fixed Allocation  until the maturity date of the program unless,  at an earlier date, your
              Account  Value is at or above the  reallocation  trigger and amounts can be  transferred  to the  variable  investment options (as described above) while maintaining the guarantee protection under the program.

American  Skandia uses an allocation  mechanism  based on  assumptions  of expected and maximum  market  volatility to determine the reallocation  trigger.  The allocation  mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose.  American  Skandia reserves the right to change the allocation  mechanism and the reallocation  trigger at its discretion,  subject to regulatory  approval where required.  Any change to the allocation  mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination
The Guaranteed  Return Option will  terminate on its maturity  date. You can elect to participate in a new Guaranteed  Return Option or re-allocate  your Account Value at that time.  Upon  termination,  any Account Value allocated to the Fixed  Allocations  will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate  the  Guaranteed  Return  Option at any time.  American  Skandia  does not provide any  guarantees  upon termination of the program.
|X|      Withdrawals  from your  Annuity  while the  program is in effect  will reduce the  guaranteed  amount  under the program in proportion  to your Account Value at the time of the  withdrawal.  Withdrawals  will be subject to all other  provisions of the
     Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.
|X|      Additional  Purchase  Payments  applied  to the  Annuity  while the  program  is in effect  will only  increase  the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X|      Annuity Owners cannot transfer Account Value to or from a Fixed  Allocation  while  participating in the program and cannot participate  in any dollar cost  averaging  program  that  transfers  Account  Value from a Fixed  Allocation  to the  variable investment options.
|X|      Transfers from Fixed  Allocations will be subject to the Market Value Adjustment  formula under the Annuity;  however,  the
     0.10%  "cushion"  feature of the  formula  will not apply.  A Market  Value  Adjustment  may be either  positive  or  negative.
     Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X|      Transfers from the Sub-accounts to Fixed Allocations or from Fixed  Allocations to the Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The  Guaranteed  Return  Option  will  terminate:  (a) upon the death of the  Owner or the  Annuitant  (in an entity  owned contract); and (b) as of the date Account Value is applied to begin annuity payments.
|X|      You can elect to restart the seven (7) year  program  duration on any  anniversary  of the Issue Date of the  Annuity.  The
     Account  Value on the date the restart is  effective  will become the new  commencement  value.  You can only elect the program once per Annuity Year.

Charges under the Program
We deduct a charge equal to 0.25% per year to  participate  in the  Guaranteed  Return  Option.  The annual charge is deducted daily against your Account Value  allocated to the  Sub-accounts.  Account Value allocated to Fixed  Allocations  under the program is not subject to the charge.  The charge is deducted to  compensate  American  Skandia for:  (a) the risk that your  Account  Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

--------------------------------------------------------------------------------------------------------------------------------
     Effective  November 18, 2002,  American  Skandia  changed the manner in which the annual charge for the  Guaranteed  Return
     Option is deducted  to the method  described  above.  The annual  charge for the  Guaranteed  Return  Option for Owners who elected the benefit  between  January 23, 2002 and November  15, 2002 is deducted  annually,  in arrears,  according to the prospectus  in effect as of the date the program  was  elected.  Owners who  terminate  and then  re-elect  the  Guaranteed
     Return Option or elect to restart the  Guaranteed  Return Option at any time after November 18, 2002 will be subject to the charge method described above.
--------------------------------------------------------------------------------------------------------------------------------

MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may  authorize  your  investment  professional  to direct the  allocation  of your Account  Value and to request  financial transactions  between  investment  options while you are living,  subject to our rules.  You must contact us immediately if and when you revoke such authority.  We will not be responsible for acting on instructions  from your investment  professional if you fail to inform us that such  person's  authority has been revoked.  We may also  suspend,  cancel or limit these  privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide  administrative  support to  licensed,  registered  investment  professionals  or  investment advisors who you authorize to make financial  transactions on your behalf.  These investment  professionals  may be firms or persons who also are  appointed by us as  authorized  sellers of the  Annuity.  However,  we do not offer advice about how to allocate  your
Account Value under any  circumstance.  Any investment  professionals  you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any  recommendations  such investment  professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require  investment  professionals or investment  advisors,  who are authorized by multiple contract owners to make financial transactions,  to enter into an administrative  agreement with American Skandia as a condition of our accepting transactions on your behalf. The  administrative  agreement may impose  limitations on the investment  professional's or investment  advisor's ability to request financial  transactions on your behalf.  These limitations are intended to minimize the detrimental  impact of an investment professional  who is in a position to transfer  large  amounts of money for multiple  clients in a  particular  Portfolio or type of
portfolio  or  to  comply  with  specific   restrictions  or  limitations  imposed  by  a  Portfolio(s)  on  American  Skandia.  The administrative agreement may limit the available investment options,  require advance notice of large transactions,  or impose other trading limitations on your investment  professional.  Your investment  professional will be informed of all such restrictions on an ongoing  basis.  We may also require that your  investment  professional  transmit all financial  transactions  using the electronic trading  functionality  available  through our Internet  website  (www.americanskandia.com).  Limitations that we may impose on your investment  professional  or  investment  advisor  under  the  terms of the  administrative  agreement  do not  apply  to  financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?
We credit the fixed  interest  rate to the Fixed  Allocation  throughout  a set period of time called a  "Guarantee  Period."  Fixed
Allocations  currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed  Allocations of different  durations available in the future,  including Fixed Allocations offered exclusively for use with certain optional investment  programs.  Fixed
Allocations  may not be  available  in all states and may not always be  available  for all  Guarantee  Periods  depending on market factors and other considerations.

The interest rate credited to a Fixed  Allocation is the rate in effect when the Guarantee  Period begins and does not change during the  Guarantee  Period.  The rates are an  effective  annual rate of  interest.  We  determine  the  interest  rates for the various
Guarantee  Periods.  At the time that we confirm your Fixed  Allocation,  we will advise you of the interest  rate in effect and the date your Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations  at any time. Any change in interest rate does not affect Fixed  Allocations  that were in effect  before the date of the change.  To inquire as to the current rates for
Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish  different  interest rates for Fixed  Allocations  offered to a class of Owners who choose to participate in various optional  investment  programs we make available.  This may include,  but is not limited to, Owners who elect to use Fixed  Allocations  under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment  program (see "Do you offer programs  designed to guarantee a "Return of Premium" at a future date?").  The interest rate credited to Fixed  Allocations  offered to this class of  purchasers  may be different  than those offered to other  purchasers  who choose the same Guarantee  Period but who do not  participate  in an optional  investment  program.  Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for determining the fixed interest rates for Fixed  Allocations.  Generally the interest rates we offer for Fixed  Allocations will reflect the investment  returns available on the types of investments we make to support our fixed rate  guarantees.  These  investment  types may include cash,  debt  securities  guaranteed by the United States  government and its agencies and  instrumentalities,  money market instruments,  corporate debt obligations of different durations,  private placements, asset-backed  obligations  and municipal  bonds. In determining  rates we also consider  factors such as the length of the Guarantee
Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity of the markets for the type of investments we make, commissions,  administrative and investment  expenses,  our insurance risks in relation to the Fixed  Allocations,  general economic trends and competition.  Some of these  considerations  are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed  Allocation in an existing  Annuity at a rate not less than the rate we are then crediting to
Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The  interest  rate we credit  for a Fixed  Allocation  is  subject  to a  minimum.  Please  refer to the  Statement  of  Additional
Information.  In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw  Account  Value from a Fixed  Allocation  more than 30 days before the end of its Guarantee  Period,  we will  adjust the value of your  investment  based on a  formula,  called a "Market  Value  Adjustment"  or "MVA".  The amount of any
Market Value  Adjustment  can be either  positive or negative,  depending on the movement of a combination of Strip Yields on Strips and an  Option-adjusted  Spread (each as defined  below)  between the time that you purchase the Fixed  Allocation  and the time you make a transfer or  withdrawal.  The Market Value  Adjustment  formula  compares the  combination of Strip Yields for Strips and the
Option-adjusted  Spreads  as of the date the  Guarantee  Period  began  with the  combination  of Strip  Yields  for  Strips and the
Option-adjusted  Spreads as of the date the MVA is being  calculated.  In certain  states the amount of any Market Value  Adjustment may be limited under state law or  regulation.  If your Annuity is governed by the laws of that state,  any Market Value  Adjustment that applies will be subject to our rules for complying with such law or regulation.

|X|      "Strips"  are a form of  security  where  ownership  of the  interest  portion of United  States  Treasury  securities  are separated from ownership of the underlying principal amount or corpus.
|X|      "Strip Yields" are the yields payable on coupon Strips of United States Treasury securities.
|X|      "Option-adjusted  Spread" is the difference between the yields on corporate debt securities  (adjusted to disregard options on such  securities)  and government debt  securities of comparable  duration.  We currently use the Merrill Lynch 1 to 10 year
     Investment Grade Corporate Bond Index of Option-adjusted Spreads.

MVA Formula
The MVA formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed  Allocation  on a
particular date.  The formula is as follows:

                                                    [(1+I) / (1+J+0.0010)]N/365
                                                               where:

                  I is the Strip Yield as of the start date of the Guarantee  Period for coupon Strips  maturing at the end of the  applicable  Guarantee  Period plus the  Option-adjusted  Spread.  If there are no
                  Strips  maturing  at that time,  we will use the Strip  Yield for the Strips  maturing as soon as possible after the Guarantee Period ends.

                  J is the Strip Yield as of the date the MVA formula is being applied for coupon  Strips  maturing at the end of the applicable  Guarantee Period plus the  Option-adjusted  Spread. If there are no
                  Strips  maturing  at that time,  we will use the Strip  Yield for the Strips  maturing as soon as possible after the Guarantee Period ends.

                  N is the number of days remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/365.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value.  Assume the following:
|X|      On December 31, 2000, you allocate  $50,000 into a Fixed  Allocation with a Guarantee  Period of 5 years (e.g. the Maturity
         Date is December 31, 2005).
|X|      The  Strip  Yields  for  coupon  Strips  beginning  on  December  31,  2000 and  maturing  on  December  31,  2005 plus the
         Option-adjusted Spread is 5.50% (I = 5.50%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire Fixed  Allocation  after exactly three (3)
         years, therefore 730 days remain before the Maturity Date (N = 730).

Example of Positive MVA
Assume  that at the time you  request  the  withdrawal,  the  Strip  Yields  for  Strips  maturing  on  December  31,  2005 plus the
Option-adjusted Spread is 4.00%  (J = 4.00%).  Based on these assumptions, the MVA would be calculated as follows:

                                 MVA Factor = [(1+I)/(1+J+0.0010)]N/365 = [1.055/1.041]2 = 1.027078
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $59,448.56

Example of Negative MVA
Assume  that at the time you  request  the  withdrawal,  the  Strip  Yields  for  Strips  maturing  on  December  31,  2005 plus the
Option-adjusted Spread is 7.00% (J = 7.00%).  Based on these assumptions, the MVA would be calculated as follows:

                                MVA Factor = [(1+I)/(1+J+0.0010)]N/365 = [1.055/1.071)]2 = 0.970345
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $56,164.78.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date, you may choose to renew the Fixed  Allocation  for a new  Guarantee  Period of the same or  different  length or you may  transfer all or part of that
Fixed Allocation's  Account Value to another Fixed Allocation or to one or more  Sub-accounts.  We will notify you before the end of the  Guarantee  Period  about the fixed  interest  rates that we are  currently  crediting to all Fixed  Allocations  that are being offered.  The rates  being  credited to Fixed  Allocations  may change  before the  Maturity  Date.  We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not specify how you want a Fixed  Allocation  to be  allocated  on its Maturity  Date,  we will then  transfer the Account
Value of the Fixed  Allocation to the AST Money Market  Sub-account.  You can then elect to allocate the Account Value to any of the
Sub-accounts or to a new Fixed Allocation.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation  period you can access your Account Value through Partial  Withdrawals,  Systematic  Withdrawals,  and where required for tax  purposes,  Minimum  Distributions.  You can also  surrender  your Annuity at any time.  We may deduct a portion of the Account Value being  withdrawn or  surrendered  as a CDSC.  The CDSC will be assessed on the amount of Purchase  Payments  being withdrawn,  not on the Account Value at the time of the withdrawal or surrender.  If you surrender your Annuity,  in addition to any
CDSC, we may deduct the Annual  Maintenance Fee, any Tax Charge that applies and the charge for any optional  benefits.  We may also apply a Market Value  Adjustment to any Fixed  Allocations.  Certain  amounts may be available to you each Annuity Year that are not subject to a CDSC.  These are called  "Free  Withdrawals."  In  addition,  under  certain  circumstances,  we may waive the CDSC for surrenders made for qualified  medical reasons or for withdrawals  made to satisfy  Minimum  Distribution  requirements.  Unless you notify us differently,  withdrawals  are taken pro-rata based on the Account Value in the investment  options at the time we receive your withdrawal request.  Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A  distribution  during the  accumulation  period is deemed to come first from any "gain" in your  Annuity and second as a return of your "tax basis",  if any.  Distributions  from your Annuity are generally  subject to ordinary income taxation on the amount of any investment gain unless the distribution  qualifies as a non-taxable  exchange or transfer.  If you take a distribution  prior to the taxpayer's  age 59 1/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the  payment.  The Code and  regulations  have  "exclusionary  rules" that we use to  determine  what portion of each annuity  payment  should be  treated as a return of any tax basis you have in the  Annuity.  Once the tax basis in the  Annuity  has been distributed,  the remaining  annuity payments are taxable as ordinary income.  The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period.

|X|      To meet  liquidity  needs,  you can withdraw a limited  amount from your Annuity during each of Annuity Years 1-8 without a
         CDSC  being  applied.  We call this the "Free  Withdrawal"  amount.  The Free  Withdrawal  amount is not  available  if you choose to surrender your Annuity.  Amounts  withdrawn as a Free  Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of the Annuity.  The minimum Free Withdrawal you may request is $100.

|X|      You can also make  withdrawals in excess of the Free Withdrawal  amount.  We call this a "Partial  Withdrawal."  The amount that you may withdraw  will depend on the Annuity's  Surrender  Value.  The Surrender  Value is equal to your Account Value minus any CDSC,  the Annual  Maintenance  Fee,  the Tax Charge,  any charges for  optional  benefits  and any Market  Value
         Adjustment  that may apply to any Fixed  Allocations.  After any Partial  Withdrawal,  your  Annuity  must have a Surrender
         Value of at least $1,000,  or we may treat the Partial  Withdrawal  request as a request to fully  surrender  your Annuity.
         The minimum Partial Withdrawal you may request is $100.

When we determine if a CDSC applies to Partial  Withdrawals  and  Systematic  Withdrawals,  we will first  determine  what,  if any, amounts  qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawals or Systematic  Withdrawals
of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

You may request a withdrawal  for an exact dollar amount after  deduction of any CDSC that applies  (called a "net  withdrawal")  or request a gross  withdrawal  from which we will deduct any CDSC that applies,  resulting in less money being payable to you than the amount you  requested.  If you request a net  withdrawal,  the amount  deducted  from your Account Value to pay the CDSC may also be subject to a CDSC.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms  necessary  to make a withdrawal  from your  Annuity,  call  1-800-766-4530  or visit our  Internet  Website at
www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?

Annuity Year 1-8
The  maximum  Free  Withdrawal  amount  during  each of Annuity  Years 1 through 8 (when a CDSC would  otherwise  apply to a partial withdrawal  or surrender of your initial  Purchase  Payment) is 10% of each  Purchase  Payment that has been invested in the Annuity for eight years or less.  Withdrawals  of amounts  greater than the maximum Free  Withdrawal  amount are treated as a withdrawal  of
Purchase  Payments  and will be  assessed  a CDSC.  The 10% Free  Withdrawal  amount  is not  cumulative.  If you do not make a Free
Withdrawal during an Annuity Year, you are not allowed to carry over the Free Withdrawal amount to the next Annuity Year.

Annuity Year 9+
After Annuity Year 8, the maximum Free Withdrawal amount is the sum of:
|X|      10% of any  Purchase  Payments  applied to your  Annuity  after the Issue  Date to which a CDSC would  apply upon a partial withdrawal or surrender.
|X|      100% of your initial  Purchase  Payment or all Purchase  Payments not previously  withdrawn to which a CDSC would not apply upon a partial withdrawal or surrender.
|X|      100% of any "growth" in the Annuity.

"Growth"  equals the current  Account Value minus all Purchase  Payments that have not previously  been  withdrawn.  For purposes of this provision,  any XTra Credit amount we applied to your Purchase Payments are not considered  "growth" and are not available as a
Free Withdrawal.

After the 8th Annuity Year, a CDSC will only apply to withdrawals of Purchase  Payments  applied to the Annuity after Annuity Year 1 and, for those Purchase Payments, the CDSC will only apply until the end of the applicable CDSC period.

NOTE:  Amounts that you have  withdrawn as a Free  Withdrawal  will not reduce the amount of any CDSC that we deduct if,  during the first eight (8) Annuity Years,  you make a partial  withdrawal or choose to surrender the Annuity.  The minimum Free  Withdrawal you may request is $100.

We may reduce or eliminate the amount  available as a Free  Withdrawal if your Annuity is used in connection with certain plans that receive special tax treatment under the Code.

Examples
1.       Assume you make an initial  Purchase  Payment of  $10,000  and make no  additional  Purchase  Payments.  The  maximum  Free
     Withdrawal amount during each of the first eight Annuity Years would be 10% of $10,000, or $1,000.

2.       Assume you make an initial Purchase  Payment of $10,000 and make an additional  Purchase Payment of $15,000 in Annuity Year
     2. The maximum Free Withdrawal  amount during Annuity Year 3 through 8 would be 10% of $25,000,  or $2,500.  In Annuity Year 9, the maximum Free Withdrawal  amount would be 10% of the $15,000  Purchase  Payment applied in Annuity Year 2 ($1,500) plus 100%
     of the initial Purchase Payment ($10,000) and any "growth" under the Annuity.

3.       Assume you make an initial  Purchase  Payment of $10,000 and take a Free Withdrawal of $500 in Annuity Year 2 and $1,000 in
     Annuity  Year 3. If you  surrender  your  Annuity in Annuity  Year 5, the CDSC will be assessed  against  the initial  Purchase
     Payment  amount  ($10,000),  not the amount of Purchase  Payments  reduced by the amounts  that were  withdrawn  under the Free
     Withdrawal provision.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?
A CDSC may be assessed  against a Partial  Withdrawal  during the accumulation  period.  Whether a CDSC applies and the amount to be charged  depends on whether the Partial  Withdrawal  exceeds  any Free  Withdrawal  amount and, if so, the number of years that have elapsed since the Purchase Payment being withdrawn has been invested in the Annuity.

1.       If you request a Partial  Withdrawal,  we determine if the amount you requested is available as a Free Withdrawal (in which case it would not be subject to a CDSC);

2.   If the amount requested exceeds the available Free Withdrawal amount:
|X|      First,  we withdraw the amount from  Purchase  Payments  that have been  invested  for longer than the CDSC period,  if any
         (with your Annuity, eight (8) years);
|X|      Second,  we withdraw the  remaining  amount from the Purchase  Payments  that are still  subject to a CDSC. We withdraw the
         "oldest" of your  Purchase  Payments  first so that the lowest CDSC will apply to the amount  withdrawn.  The maximum  Free
         Withdrawal  amount  during  each of  Annuity  Years 1 through 8 is 10% of all  Purchase  Payments.  Withdrawals  of amounts greater than the maximum Free  Withdrawal  amount are treated as a withdrawal  of Purchase  Payments and will be assessed a
         CDSC.  If, during  Annuity Years 1 through 8, all Purchase  Payments are withdrawn  subject to a CDSC,  then any subsequent withdrawals will be withdrawn from any gain in the Annuity, which may include Credits.

     For purposes of calculating the CDSC on a partial  withdrawal,  the Purchase  Payments being withdrawn may be greater than your remaining  Account  Value or the  amount of your  withdrawal  request.  This is most  likely  to occur if you have  made  prior withdrawals  under the Free  Withdrawal  provision  or if your  Account  Value has  declined  in value due to  negative  market performance.

3.   If the amount  requested  exceeds the amounts  available under Item #2 above,  we withdraw the remaining  amount from any other
     Account Value (including Account Value due to Credits).

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals." You can receive  Systematic  Withdrawals of earnings only,  principal plus earnings or a flat dollar  amount.  Systematic  Withdrawals  may be subject to a CDSC. We will  determine  whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic  Withdrawals  can be made  from  Account  Value  allocated  to the  variable  investment  options  or Fixed  Allocations.
Generally,  Systematic  Withdrawals  from Fixed  Allocations  are  limited  to  earnings  accrued  after the  program of  Systematic
Withdrawals  begins, or payments of fixed dollar amounts that do not exceed such earnings.  Systematic  Withdrawals are available on a monthly,  quarterly,  semi-annual  or annual basis.  The Surrender  Value of your Annuity must be at least $20,000  before we will allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal is $100. If any scheduled  Systematic  Withdrawal is for less than $100, we may postpone  the  withdrawal  and add the  expected  amount to the amount  that is to be  withdrawn  on the next  scheduled  Systematic
Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding  vehicle for certain  retirement  plans that receive  special tax treatment under Sections
401,  403(b) or 408 of the Code,  Section  72(t) of the Code may provide an exception to the 10% penalty tax on  distributions  made prior to age 59 1/2if you elect to  receive  distributions  as a series of  "substantially  equal  periodic  payments".  Distributions received under this provision in any Annuity Year that exceed the maximum amount  available as a free  withdrawal will be subject to a CDSC. To request a program that complies with Section  72(t),  you must provide us with certain  required  information  in writing on a form  acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)  withdrawals.  The Surrender
Value of your Annuity must be at least $20,000  before we will allow you to begin a program for  withdrawals  under  Section  72(t).
The minimum amount for any such withdrawal is $100.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic  Withdrawal we allow to meet distribution  requirements under Sections 401, 403(b) or
408 of the Code.  Under the Code,  you may be required to begin  receiving  periodic  amounts from your  Annuity.  In such case,  we will allow you to make  Systematic  Withdrawals  in amounts that satisfy the minimum  distribution  rules under the Code.  We do not assess a CDSC on Minimum  Distributions  from your Annuity if you are required by law to take such Minimum  Distributions  from your
Annuity at the time it is taken.  However,  a CDSC may be  assessed  on that  portion of a  Systematic  Withdrawal  that is taken to satisfy the minimum  distribution  requirements in relation to other savings or investment  plans under other  qualified  retirement plans not maintained with American Skandia.

The  amount of the  required  Minimum  Distribution  for your  particular  situation  may  depend  on other  annuities,  savings  or investments.  We will only  calculate  the amount of your  required  Minimum  Distribution  based on the value of your  Annuity.  We require three (3) days advance  written notice to calculate and process the amount of your  payments.  You may elect to have Minimum
Distributions  paid out monthly,  quarterly,  semi-annually  or annually.  The $100 minimum that applies to  Systematic  Withdrawals does not apply to Minimum Distributions.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During the  accumulation  period you can surrender your Annuity at any time.  Upon  surrender,  you will receive the Surrender
Value.  Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

For purposes of  calculating  the CDSC on  surrender,  the Purchase  Payments  being  withdrawn  may be greater than your  remaining
Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior  withdrawals under the
Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To  request  the  forms   necessary  to  surrender   your  Annuity,   call   1-800-766-4530   or  visit  our  Internet   Website  at
www.americanskandia.com.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
Where  permitted by law, you may request to surrender  your Annuity prior to the Annuity Date without  application  of any CDSC upon occurrence of a  medically-related  "Contingency  Event". The amount payable will be your Account Value minus: (a) the amount of any
Credits  applied within 12 months of the applicable  "Contingency  Event" as defined below;  and (b) the amount of any Credits added in  conjunction  with any Purchase  Payments  received  after our receipt of your request for a  medically-related  surrender  (i.e.
Purchase Payments received at such time pursuant to a salary reduction program.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:
|X|      the Annuitant must be named or any change of Annuitant must be accepted by us, prior to the  "Contingency  Event" described below;
|X|      the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
|X|      if the Owner is one or more natural persons, all such Owners must also be alive at such time;
|X|      we must receive  satisfactory  proof of the Annuitant's  confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
|X|      this benefit is not available if the total Purchase  Payments  received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

A "Contingency Event" occurs if the Annuitant is:
|X|      first confined in a "Medical Care Facility"  while your Annuity is in force and remains  confined for at least 90 days in a row; or
|X|      first diagnosed as having a "Fatal Illness" while your Annuity is in force.

The definitions of "Medical Care Facility" and "Fatal  Illness," as well as additional  terms and  conditions,  are provided in your
Annuity.  Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments,  variable  payments or adjustable  payments.  Fixed options  provide the same amount with each  payment.  Variable  options  generally  provide a payment which may increase or decrease depending on the investment  performance of the Sub-accounts.  However,  currently,  we also make a variable payment option that has a guarantee  feature.  Adjustable  options  provide a fixed payment that is periodically  adjusted based on current  interest rates.
We do not guarantee to make any annuity  payment  options  available in the future.  For additional  information on annuity  payment options you may request a Statement of Additional Information.

When you purchase an Annuity,  or at a later date,  you may choose an Annuity Date,  an annuity  option and the frequency of annuity payments.  You may change your  choices up to 30 days before the Annuity  Date.  A maximum  Annuity Date may be required by law. Any change to these  options  must be in  writing.  The  Annuity  Date may depend on the  annuity  option you  choose.  Certain  annuity options may not be available  depending on the age of the Annuitant.  You may not annuitize and receive annuity  payments within the first Annuity Year.

Certain of these annuity options may be available to  Beneficiaries  who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments for Life:  Under this option,  income is payable  periodically  until the death of the "key life".  The "key life" (as used in this  section) is the person or persons  upon whose life annuity  payments are based.  No  additional  annuity  payments are made after the death of the key life.  Since no minimum  number of  payments is  guaranteed,  this  option  offers the largest  amount of periodic  payments of the life  contingent  annuity  options.  It is possible  that only one payment will be payable if the death of the key life occurs before the date the second  payment was due, and no other  payments nor death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 2
--------
Payments Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint lifetime of two key lives, and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the survivor's death. No minimum number of payments is  guaranteed  under this option.  It is possible  that only one payment will be payable if the death of all the key lives  occurs  before the date the second  payment was due,  and no other  payments  or death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 3
--------
Payments for Life with a Certain  Period:  Under this option,  income is payable  until the death of the key life.  However,  if the key life dies before the end of the period selected (5, 10 or 15 years),  the remaining  payments are paid to the Beneficiary  until the end of such period.  This Option is  currently  available on a fixed or variable  basis.  If you elect to receive  payments on a variable basis under this option,  you can request  partial or full surrender of the annuity and receive its then current cash value
(if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain  Period:  Under this option,  income is payable  periodically  for a specified  number of years. If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the  Beneficiary  until the end of such period.  Note that under this option,  payments are not based on any assumptions of life  expectancy.  Therefore,  that portion of the  Insurance  Charge  assessed  to cover the risk that key lives  outlive  our  expectations  provides  no  benefit to an Owner selecting this option.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable  Payments for Life with a Cash Value:  Under this  option,  benefits  are payable  periodically  until the death of the key life.  Benefits may  increase or decrease  depending  on the  investment  performance  of the  Sub-accounts.  This option has a cash value that also varies with the  investment  performance  of the  Sub-account.  The cash value  provides a "cushion"  from  volatile investment  performance so that negative investment  performance does not automatically  result in a decrease in the annuity payment each month,  and positive  investment  performance does not  automatically  result in an increase in the annuity payment each month.
The cushion generally  "stabilizes"  monthly annuity payments.  Any cash value remaining on the death of the key life is paid to the
Beneficiary  in a lump sum or as periodic  payments.  Under this option,  you can request  partial or full  surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
--------
Variable  Payments  for Life with a Cash Value and  Guarantee:  Under this  option,  benefits  are payable as described in Option 5;
except that,  while the key life is alive, the annuity payment will not be less than a guaranteed  amount,  which generally is equal
------
to the first annuity  payment.  We charge an additional  amount for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.  Under this  option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
Unless  prohibited  by law, we require that you elect either a life annuity or an annuity with a certain  period of at least 5 years if any CDSC would apply were you to surrender your Annuity on the Annuity Date.  Therefore,  making a purchase  payment within eight years of the Annuity  Date limits your  annuity  payment  options.  Certain  annuity  payment  options may not be  available if your
Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity  payments,  you will receive equal  fixed-dollar  payments  throughout the period you select.
The amount of the fixed payment will vary  depending on the annuity  payment  option and payment  frequency  you select.  Generally, the first annuity  payment is determined by  multiplying  the Account  Value,  minus any state premium taxes that may apply,  by the factor  determined  from our table of annuity rates.  The table of annuity rates differs based on the type of annuity chosen and the frequency of payment  selected.  Our rates will not be less than our guaranteed  minimum rates.  These guaranteed  minimum rates are derived from the a2000 Individual  Annuity  Mortality Table with an assumed interest rate of 3% per annum.  Where required by law or regulation,  such annuity  table will have rates that do not differ  according to the gender of the key life.  Otherwise,  the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different  types of variable  annuity payment  options.  The first annuity payment will be calculated  based upon the assumed  investment  return  ("AIR").  You select the AIR before we start to make  annuity  payments.  You will not receive  annuity payments  until you choose an AIR. The remaining  annuity  payments will  fluctuate  based on the  performance  of the  Sub-accounts relative to the AIR, as well as, other  factors  described  below.  The greater the AIR, the greater the first  annuity  payment.  A higher  AIR may result in  smaller  potential  growth in the  annuity  payments.  A lower AIR  results  in a lower  initial  annuity payment.  Within payment options 1-3, if the  Sub-accounts  you choose perform exactly the same as the AIR, then subsequent  annuity payments  will be the same as the  first  annuity  payment.  If the  Sub-accounts  you  choose  perform  better  than the AIR,  then subsequent  annuity  payments will be higher than the first annuity  payment.  If the Sub-accounts you choose perform worse than the
AIR,  then  subsequent  annuity  payments  will be lower  than the  first.  Within  payment  options 5 and 6, the cash value for the
Annuitant  (while alive) and a variable  period of time during which  annuity  payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts  relative to the AIR; however,  subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

|X|      Variable Payments (Options 1-3)
         -----------------
         We calculate each annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units for each  Sub-account by the Unit Value of each  Sub-account  on the annuity  payment date. We determine the schedule of units  based on your  Account  Value  (minus any  premium  tax that  applies)  at the time you elect to begin  receiving annuity  payments.  The  schedule  of units will vary  based on the  annuity  payment  option  selected,  the length of any certain  period  (if  applicable),  the  Annuitant's  age and  gender  (if  annuity  payments  are due for the  life of the
         Annuitant) and the Unit Value of the  Sub-accounts  you initially  selected on the Issue Date. The calculation is performed for each Sub-account,  and the sum of the Sub-account  calculations  equals the amount of your annuity payment.  Other than to fund annuity  payments,  the number of units allocated to each Sub-account will not change unless you transfer among the
         Sub-accounts or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 5)
         ----------------------------
         This option provides  guaranteed  payments for life, a cash value for the Annuitant  (while alive) and a variable period of time during which  annuity  payments  will be made whether or not the  Annuitant is still alive.  We calculate  the initial
                                                                                                                             -------
         annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units by the Unit
         Values  determined on the  annuitization  date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable  benchmark rate,  meaning the AIR, and the annuity factors.  The annuity factors reflect our assumptions  regarding the costs we expect to bear in guaranteeing  payments for the lives of the Annuitant and will depend on the benchmark  rate, the annuitant's  attained age and gender (where  permitted).  Unlike variable  payments
         (described  above)  where each  payment  can vary based on  Sub-account  performance,  this  payment  option  cushions  the immediate  impact of  Sub-account  performance  by adjusting the length of the time during which  annuity  payments will be made whether or not the  Annuitant  is alive while  generally  maintaining  a level  annuity  payment  amount.  Sub-account performance that exceeds a benchmark rate will generally  extend this time period,  while  Sub-account  performance that is less than a benchmark  rate will  generally  shorten the period.  If the period  reaches  zero and the  Annuitant  is still alive,  Annuity  Payments  continue,  however,  the annuity payment amount will vary depending on Sub-account  performance, similar to conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
         ------------------------------------------------------
         This option provides  guaranteed  payments for life in the same manner as Stabilized  Variable Payments  (described above).
         In addition to the  stabilization  feature,  this option also  guarantees that variable  annuity  payments will not be less than the initial annuity payment amount regardless of Sub-account performance.  The AIR for this option is 3%.

The variable  annuity payment options are described in greater detail in a separate  prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available.  Adjustable  annuity payments are calculated  similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving  annuity payments,  the annuity payment amount is adjusted upward or downward  depending on the rate we are currently  crediting to annuity  payments.  The  adjustment in the annuity  payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?
The Annuity provides a Death Benefit during its  accumulation  period.  If the Annuity is owned by one or more natural persons,  the
Death  Benefit is payable  upon the first  death of an Owner.  If the  Annuity is owned by an entity,  the Death  Benefit is payable upon the Annuitant's  death, if there is no Contingent  Annuitant.  If a Contingent  Annuitant was designated before the Annuitant's death and the  Annuitant  dies,  then the  Contingent  Annuitant  becomes the Annuitant and a Death Benefit will not be paid at that time.  The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

BASIC DEATH BENEFIT

The Annuity  provides a basic Death Benefit at no additional  charge.  The Insurance  Charge we deduct daily from your Account Value allocated to the  Sub-accounts  is used, in part,  to pay us for the risk we assume in providing  the basic Death Benefit  guarantee under the  Annuity.  The Annuity  also offers two  different  optional  Death  Benefits.  Either  benefit  can be  purchased  for an additional charge. The additional charge is deducted to compensate  American Skandia for providing  increased  insurance  protection under the optional Death  Benefits.  Notwithstanding  the additional  protection  provided  under the optional Death  Benefits,  the additional cost has the impact of reducing the net performance of the investment options.  Under certain  circumstances,  your Death
Benefit  may be reduced by the amount of any  Credits we applied to your  Purchase  Payments.  (see "How are  Credits  Applied to My
Account Value")

The basic Death Benefit is the greater of:
|X|      The sum of all Purchase Payments less the sum of all proportional withdrawals.
|X|      The sum of your Account  Value in the variable  investment  options and your Interim Value in the Fixed  Allocations,  less the amount of any Credits applied within 12-months prior to the date of death.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal represented  when  withdrawn.  For example,  a withdrawal of 50% of Account Value would be considered as a 50% reduction in Purchase
Payments for purposes of calculating the basis Death Benefit.

OPTIONAL DEATH BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
Between January 23, 2002 and November 15, 2002, in those  jurisdictions  where we received  regulatory  approval,  American  Skandia offered the following  optional  Death  Benefits.  For Annuity Owners who purchased  either of these optional Death Benefits  during the applicable  period,  the optional Death Benefits will be calculated as described below.  These optional Death Benefits were only offered and must have been elected at the time you purchased your Annuity.
------------------------------------------------------------------------------------------------------------------------------------

You can purchase  either of two  optional  Death  Benefits  with your Annuity to provide an enhanced  level of  protection  for your beneficiaries.

NOTE:  You may not elect the Enhanced  Beneficiary  Protection  Optional  Death Benefit if you have elected any other Optional Death
Benefit.

Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

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The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit is being  offered  in those  jurisdictions  where we have  received regulatory  approval.  Certain terms and  conditions  may differ between  jurisdictions  once approved.  Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.
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Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above

     PLUS

2.       50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal
---------------------------
represented when withdrawn.

"Death  Benefit  Amount"  includes your Account Value and any amounts added to your Account Value under the basic Death Benefit when
------------------------
the Death Benefit is calculated.  Under the basic Death  Benefit,  amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

The amount calculated in Items 1 & 2 above may be reduced by any Credits under certain circumstances.

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The Enhanced  Beneficiary  Protection  Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
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See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Guaranteed Minimum Death Benefit
If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased.  If the
Annuity has joint Owners, the oldest Owner must be age 80 or less.  If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value  equals the highest of all  previous  "Anniversary  Values" on or before the earlier of the
             ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase  Payments
             ------------------
     on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

|X|      A  Proportional  Reduction is a reduction to the value being  measured  caused by a withdrawal,  equaling the percentage of
            -----------------------
     the  withdrawal  as compared to the Account  Value as of the date of the  withdrawal.  For example,  if your  Account  Value is
     $10,000 and you withdraw  $2,000 (a 20% reduction),  we will reduce both your  Anniversary  Value and the amount  determined by
     Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.       the Account Value in the  Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2.       the sum of all Purchase  Payments minus the sum of all  Proportional  Reductions,  each increasing  daily until the Owner's date of  death  at a rate of  5.0%,  subject  to a limit of 200% of the  difference  between  the sum of all  Purchase
              Payments and the sum of all withdrawals as of the Owner's date of death; and
3.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.  The amount calculated in Items 1 & 3 above may be reduced by any Credits under certain circumstances.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the Account  Value as of the date we receive in writing  "due proof of death" (an MVA may be  applicable  to amounts in any
              Fixed Allocations); and
2.       the greater of Item 2 & 3 above on the Death  Benefit  Target Date plus the sum of all  Purchase  Payments  less the sum of all Proportional Reductions since the Death Benefit Target Date.

         The amount calculated in Item 1 above may be reduced by any Credits under certain circumstances.

See Appendix C for examples of how the Guaranteed Minimum Death Benefit is calculated.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can  terminate the Enhanced  Beneficiary  Protection  Optional  Death  Benefit and the  Guaranteed  Minimum Death Benefit at any
time. Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the benefit.  Both optional Death
Benefits  will  terminate  automatically  on the Annuity  Date.  We may also  terminate  any optional  Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge from your  Account  Value if you elect to purchase  either  optional  Death  Benefit.  The  Enhanced  Beneficiary
Protection  Death  Benefit  costs 0.25% of Account  Value.  The  Guaranteed  Minimum  Death Benefit costs 0.30% of the current Death
Benefit.  The charges for these death  benefits  are  deducted in arrears each Annuity  Year.  No charge  applies  after the Annuity
Date.  We deduct the charge:
1.       on each anniversary of the Issue Date;
2.       when Account Value is transferred to our general account prior to the Annuity Date;
3.       if you surrender your Annuity; and
4.       if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only)

If you  surrender  the  Annuity,  elect to begin  receiving  annuity  payments  or  terminate  the  benefit  on a date other than an anniversary  of the Issue  Date,  the charge  will be  prorated.  During the first year  after the Issue  Date,  the charge  will be prorated from the Issue Date.  In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge  pro-rata from the Account  Value in the variable  investment  options.  We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient  Account Value in the variable  investment options to pay the charge.  If your Annuity's  Account Value is insufficient to pay the charge,  we may deduct your remaining Account Value and terminate  your  Annuity.  We will notify you if your  Account  Value is  insufficient  to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

AMERICAN SKANDIA'S ANNUITY REWARDS

What is the Annuity Rewards benefit?
The Annuity  Rewards  benefit  offers  Owners the ability to capture  any market  gains since the Issue Date of their  Annuity as an enhancement  to their  current Death Benefit so their  Beneficiaries  will not receive less than the Annuity's  value as of the date the Owner elects the benefit.  Under the Annuity Rewards  benefit,  American  Skandia  guarantees that the Death Benefit will not be less than:

         your Account Value in the variable  investment  options plus the Interim Value in any Fixed Allocations as of the effective date of the Owner's election

         MINUS any proportional withdrawals* following the date of election
         -----

         PLUS any additional Purchase Payments applied to the Annuity following the date of election.
         ----

*    "Proportional  withdrawals" are determined by calculating the percentage of the Account Value that each withdrawal  represented when  withdrawn.  For example,  a withdrawal  of 50% of your  Account  Value would be treated as a 50%  reduction in the amount payable under the Death Benefit.

The Annuity  Rewards Death Benefit  enhancement  does not affect the basic Death Benefit  calculation or any Optional Death Benefits available  under the Annuity.  If the Death Benefit amount  payable under your  Annuity's  basic Death Benefit or any Optional Death
Benefits you purchase is greater than the enhanced  Death  Benefit under the Annuity  Rewards  benefit on the date the Death Benefit is  calculated,  your  Beneficiary  will receive the higher amount.  If your Annuity  includes the Enhanced  Beneficiary  Protection
Optional Death  Benefit,  the enhanced  Death Benefit under the Annuity  Rewards  program will be considered  when  calculating  the amount due under the Enhanced Beneficiary Protection Optional Death Benefit.

Who is eligible for the Annuity Rewards benefit?
Owners can elect the Annuity  Rewards  Death  Benefit  enhancement  following the eighth (8th)  anniversary  of the Annuity's  Issue
Date.  However,  the  election is subject to the  requirement  that their  Account  Value on the  election  date is greater than the amount  that would be payable to their  Beneficiary  under the Death  Benefit  provided  under the Annuity as of the  election  date
(including any Optional  Death  Benefits other than the Enhanced  Beneficiary  Protection  Optional Death  Benefit).  If an Owner is
ineligible when he or she applies for the optional  benefit,  the Owner can elect the Annuity  Rewards Death Benefit  enhancement on any  subsequent  date if they otherwise  qualify.  The election must occur before annuity  payments  begin.  An Owner can only elect the Annuity Rewards Death Benefit  enhancement  once.  There is no additional  charge for electing the Annuity Rewards Death Benefit enhancement.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments  not  extending  beyond the life  expectancy  of the  Beneficiary  or over the life of the
         Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an  election  prior to death  benefit  proceeds  becoming  due, a  Beneficiary  can elect to receive  the Death
Benefit  proceeds as a series of fixed annuity  payments  (annuity  payment options 1-4) or as a series of variable annuity payments
(annuity payment options 1-3 or 5 and 6).  See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your  spouse own the Annuity  jointly,  we assume that the sole  primary
Beneficiary will be the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative
Beneficiary  designation,  the spouse  Beneficiary may elect to assume  ownership of the Annuity instead of taking the Death Benefit payment.  Any Death Benefit  (including any optional Death  Benefits)  that would have been payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption is  effective,  the  surviving  spouse will have all the rights and benefits that would be available  under the
Annuity to a new  purchaser of the same  attained  age.  For purposes of  determining  any future  Death  Benefit for the  surviving spouse,  the new Account Value will be  considered as the initial  Purchase  Payment.  No CDSC will apply to the new Account  Value.
However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including any CDSC that may apply to the additional Purchase Payments.

See the section  entitled  "Managing  Your Annuity - Spousal  Contingent  Annuitant"  for a discussion of the treatment of a spousal
Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code  provides for  alternative  death benefit  payment  options when an Annuity is used as an IRA,  403(b) or other  "qualified investment" that requires Minimum  Distributions.  Upon the Owner's death under an IRA, 403(b) or other  "qualified  investment",  a
Beneficiary  may generally elect to continue the Annuity and receive  Minimum  Distributions  under the Annuity instead of receiving the death benefit in a single  payment.  The available  payment  options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X|

     If death occurs before the date Minimum  Distributions must begin under the Code, the Death Benefit can be paid out in either a lump sum, within five years from the date of death,  or over the life or life expectancy of the designated  Beneficiary (as long as  payments  begin by  December  31st of the year  following  the  year of  death).  However,  if the  spouse  is the
         Beneficiary,  the  Death  Benefit  can be paid out over  the life or life  expectancy  of the  spouse  with  such  payments beginning no earlier than December  31st of the year  following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X|      If death occurs  after the date  Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum  Distribution  rules.  Until withdrawn, amounts in an IRA,  403(b) or other  "qualified  investment"  continue to be tax deferred.  Amounts  withdrawn each year,  including amounts  that are  required to be  withdrawn  under the Minimum  Distribution  rules,  are subject to tax. You may wish to consult a professional  tax advisor for tax advice as to your  particular  situation.  See the section  entitled "How are  Distributions  From
Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X|      the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X|      the Account Value will be equal to any Death Benefit  (including  any optional  Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X|      the Beneficiary may request  transfers among  Sub-accounts,  subject to the same limitations and restrictions  that applied to the Owner.  NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|      no additional Purchase Payments can be applied to the Annuity.
|X|      the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
|X|      the  Beneficiary  can request a withdrawal  of all or a portion of the Account Value at any time without  application  of a
              CDSC.
|X|      upon the death of the  Beneficiary,  any remaining  Account Value will be paid in a lump sum to the person(s)  named by the
              Beneficiary.
|X|      all amounts in the Annuity  must be paid out to the  Beneficiary  according  to the Minimum  Distribution  rules  described above.

Please contact American Skandia for additional  information on the  availability,  restrictions and limitations that will apply to a
Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the Death Benefit if the  decedent  was not the Owner or  Annuitant  as of the Issue  Date and did not  become  the Owner or  Annuitant  due to the prior
Owner's or  Annuitant's  death.  Any Death Benefit  (including  either  optional Death Benefit) that applies will be suspended for a two-year  period from the date he or she first became Owner or Annuitant.  After the two-year  suspension  period is completed,  the
Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We  determine  the amount of the Death  Benefit as of the date we receive  "due  proof of  death",  any  instructions  we require to determine  the method of payment and any other  written  representations  we require to  determine  the proper  payment of the Death
Benefit to all  Beneficiaries.  "Due proof of death" may  include a certified  copy of a death  certificate,  a certified  copy of a decree of a court of competent  jurisdiction as to the finding of death or other  satisfactory  proof of death.  Upon our receipt of
"due proof of death" we  automatically  transfer the Death Benefit to the AST Money Market  Sub-account  until we further  determine the universe of eligible  Beneficiaries.  Once the universe of eligible  Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each  Beneficiary  must make an  election  as to the method  they wish to receive  their  portion  of the Death  Benefit.  Absent an election  of a  Death  Benefit  payment  method,  no  Death  Benefit  can  be  paid  to the  Beneficiary.  We  may  require  written acknowledgment  of all named  Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

NOTE:  You may not elect the Plus40(TM)Optional Life Insurance Rider if you have elected the Enhanced Beneficiary Protection
Optional Death Benefit.

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The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included in this  Prospectus to help you understand the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this information.  However,  the information may be subject to certain  generally  applicable  provisions of the Federal  securities laws regarding accuracy and completeness.
------------------------------------------------------------------------------------------------------------------------------------

The Plus40(TM)rider provides an income tax-free life insurance benefit to your  Beneficiary(ies)  equal to 40% of the Account Value of your  Annuity as of the date we receive  due proof of death,  subject to certain  adjustments,  restrictions  and  limitations.  The
Rider may be  especially  useful in  offsetting  federal and state taxes payable on any taxable gains in your Annuity at the time of your death.  The Rider is available in addition to the death  benefit  payable under the Annuity.  Whether the Rider is  appropriate for you  may  depend  on  your  particular  circumstances,  including  other  financial  resources  that  may be  available  to your
Beneficiary(ies)  to pay taxes on the gain in your Annuity  should you die during the  accumulation  period.  No amounts are payable under the Rider if you die on or after the date your  Account  Value is applied to begin  receiving  annuity  payments  or after you surrender the Annuity.  The Rider has no cash value.

Currently,  the Plus40(TM)rider is only offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date, allow existing Annuity Owners to purchase the Plus40(TM)rider subject to our rules and any changes or restrictions.

Please refer to Appendix D for a more complete description of the Plus40(TM)rider.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation  period,  the Annuity has an Account Value. The Account Value is determined  separately for each Sub-account allocation and for each Fixed  Allocation.  The Account Value is the sum of the values of each Sub-account  allocation and the value of each Fixed  Allocation.  The Account  Value does not reflect any CDSC that may apply to a withdrawal  or  surrender.  The Account
Value includes any Credits we applied to your Purchase  Payments that we are entitled to recover under certain  circumstances.  When determining  the Account  Value on any day other than 30 days prior to a Fixed  Allocation's  Maturity  Date,  the Account Value may
include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value  available to you on any day during the  accumulation  period.  The Surrender Value is equal to your Account Value minus any CDSC, the Annual  Maintenance Fee and the charge for any optional  benefits.  The Surrender
Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you  allocate  Account  Value  to a  Sub-account,  you are  purchasing  units  of the  Sub-account.  Each  Sub-account  invests exclusively  in  shares  of an  underlying  Portfolio.  The  value of the  Units  fluctuates  with the  market  fluctuations  of the
Portfolios.  The value of the Units  also  reflects  the daily  accrual  for the  Insurance  Charge and if you  elected  one or more optional  benefits  whose annual  charge is deducted  daily,  the  additional  charge made for such  benefits.  There may be several different  Unit Prices for each  Sub-account  to reflect the Insurance  Charge and the charges for any optional  benefits.  The Unit
Price for the Units you purchase will be based on the total  charges for the benefits  that apply to your  Annuity.  See the section entitled  "What Happens to My Units When There is a Change in Daily  Asset-Based  Charges?"  for a detailed  discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each  Valuation  Day, we determine  the price for a Unit of each  Sub-account,  called the "Unit  Price." The Unit Price is used for determining  the value of  transactions  involving  Units of the  Sub-accounts.  We  determine  the number of Units  involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a Sub-account.  On the Valuation Day you make the allocation,  the Unit Price is $14.83.  Your $5,000 buys  337.154  Units of the  Sub-account.  Assume  that  later,  you wish to  transfer  $3,000  of your  Account  Value  out of that
Sub-account  and  into  another  Sub-account.  On the  Valuation  Day you  request  the  transfer,  the Unit  Price of the  original
Sub-account  has  increased to $16.79.  To transfer  $3,000,  we sell 178.677  Units at the current Unit Price,  leaving you 158.477
Units.  We then buy $3,000 of Units of the new  Sub-account  at the Unit Price of $17.83.  You would then have 168.255  Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed  Allocation plus all interest  credited to a Fixed  Allocation as of the date  calculated.
The Interim  Value does not include the impact of any Market  Value  Adjustment.  If you made any  transfers or  withdrawals  from a
Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were  withdrawn.  To determine  the Account Value of a Fixed  Allocation  on any day other than its Maturity  Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process  financial  transactions on those days that the New York Stock Exchange (NYSE) is open for  trading.  There  may be  circumstances  where  the NYSE  does not open on a  regularly  scheduled  date or time or closes at an earlier time than scheduled  (normally  4:00 p.m. EST).  Financial  transactions  requested  before the close of the NYSE which meet our requirements will be processed according to the value next determined  following the close of business.  Financial  transactions requested  on a  non-business  day or after the close of the NYSE will be  processed  based on the value next  computed  on the next business  day.  There may be  circumstances  when the  opening or closing  time of the NYSE is  different  than  other  major  stock exchanges,  such as NASDAQ or the  American  Stock  Exchange.  Under such  circumstances,  the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances  where the NYSE is open,  however,  due to inclement  weather,  natural  disaster or other  circumstances beyond  our  control,  our  offices  may  be  closed  or  our  business  processing  capabilities  may be  restricted.  Under  those circumstances,  your Account Value may fluctuate  based on changes in the Unit Values,  but you may not be able to transfer  Account
Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally  recognized  holidays:  New Year's Day, Martin Luther King, Jr. Day, Presidents' Day,
Good Friday,  Memorial Day,  Independence  Day,  Labor Day,  Thanksgiving,  and Christmas.  On those dates,  we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
|X|      trading on the NYSE is restricted;
|X|      an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X|      the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial  Purchase  Payments:  We are required to allocate  your initial  Purchase  Payment to the  Sub-accounts  within two (2) days after we receive  all of our  requirements  to issue the  Annuity.  If we do not have all the  required  information  to allow us to issue your  Annuity,  we may retain  the  Purchase  Payment  while we try to reach you or your  representative  to obtain all of our requirements.  If we are unable to obtain all of our  required  information  within  five (5) days,  we are  required  to return the
Purchase Payment at that time,  unless you  specifically  consent to our retaining the Purchase Payment while we gather the required information.  Once we obtain the  required  information,  we will invest the Purchase  Payment and issue the Annuity  within two (2)
days.  During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase  Payments:  We will apply any  additional  Purchase  Payments on the Valuation Day that we receive the Purchase
Payment with satisfactory allocation instructions.

Scheduled  Transactions:  "Scheduled"  transactions  include  transfers  under  a  Dollar  Cost  Averaging,  rebalancing,  or  asset allocation program,  Systematic  Withdrawals,  Minimum Distributions or annuity payments.  Scheduled  transactions are processed and valued as of the date they are scheduled,  unless the scheduled day is not a Valuation Day. In that case,  the  transaction  will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled  Transactions:   "Unscheduled"  transactions  include  any  other  non-scheduled  transfers  and  requests  for  Partial
Withdrawals  or Free  Withdrawals  or  Surrenders.  Unscheduled  transactions  are  processed  and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Medically-related  Surrenders & Death  Benefits:  Medically-related  surrender  requests and Death Benefit claims require our review and evaluation before  processing.  We price such transactions as of the date we receive at our Office all supporting  documentation we require for such transactions and that are satisfactory to us.

Transactions in ProFunds VP Sub-accounts:  Generally,  purchase or redemption  orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current  Valuation  Day.  However,  any purchase or  redemption  order or transfer  request  involving  the  ProFunds VP  Sub-accounts  must be  received by us no later than one hour prior to any  announced closing of the applicable  securities  exchange  (generally,  3:00 p.m. Eastern time) to be processed on the current  Valuation Day.
The "cut-off"  time for such  financial  transactions  involving a ProFunds VP  Sub-account  will be extended to1/2hour prior to any announced  closing  (generally,  3:30 p.m.  Eastern time) for  transactions  submitted  electronically  through  American  Skandia's
Internet  website  (www.americanskandia.com).  You cannot  request a transaction  involving the purchase,  redemption or transfer of
Units in one of the ProFunds VP Sub-accounts  between the applicable "cut-off" time and 4:00 p.m.  Transactions  received after 4:00
p.m. will be treated as received by us on the next Valuation Day.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional  Benefit:  If you terminate the  Guaranteed  Return Option  program,  we will no longer deduct the charge we apply to purchase the optional  benefit.  On the date the charge no longer applies,  your Annuity will become subject to a different daily  asset-based  charge.  We will process a transaction  where your Account Value allocated to the  Sub-accounts  will be used to purchase new Units of the  Sub-accounts  that reflect the  Insurance  Charge,  but not the charge for the optional  program that you terminated.  The number of Units  attributed to your Annuity will be decreased  and the Unit Price of each unit of the  Sub-accounts in which you  invested  will be  increased.  The  adjustment  in the number of Units and Unit Price  will not  affect  your  Account
Value.  Beginning on that date,  your Account  Value will be  determined  based on the change in the value of Units that reflect the
Insurance Charge.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences are affected by your individual  circumstances,  this summary of our interpretation of the relevant tax laws is not  intended  to be  fully  comprehensive  nor is it  intended  as tax  advice.  Therefore,  you  may  wish  to  consult  a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance  company under Part I, subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or  long-term  capital  gains  earned by the
Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit  sharing plan or other  retirement  arrangement  that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity  until an amount is received (a  "distribution").  This is  commonly  referred to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity  payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the Annuity must currently  include  any  increase in the value of the Annuity  during a tax year in its gross  income.  An  exception  from  current taxation  applies for annuities held by an employer with respect to a terminated  tax-qualified  retirement plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt  entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity  payments begin are generally  treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated  as receipt of  "income  on the  contract"  is  includible  in the  taxpayer's  gross  income and  taxable in the year it is received.  The amount of any  distribution  treated as a return of the  "investment  in the  contract"  is not  includible  in gross income.

|X|      "Income on the  contract" is calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is equal to  total  purchase  payments  for all  "related  contracts"  minus  any  previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible  in gross income.
     "Investment  in the  contract"  may be affected by whether an annuity or any  "related  contract"  was  purchased  as part of a tax-free  exchange of life insurance,  endowment,  or annuity  contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received on or after the Annuity  Date will  generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the  exclusion  ratio  differs  between fixed and variable annuity  payments.  When annuity  payments  cease  because of the death of the person upon whose life  payments are based and, as of the date of death,  the  amount of  annuity  payments  excluded  from  taxable  income by the  exclusion  ratio  does not exceed the
"investment in the contract," then the remaining  portion of unrecovered  investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on  Distributions:  Generally,  any  distribution  from an annuity  not used in  conjunction  with a Qualified  Contract
(Qualified  Contracts are  discussed  below) is subject to a penalty  equal to 10% of the amount  includible  in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled;
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life  expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity contract when determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related contracts."  In situations  involving  related  contracts we believe that the values under such  contracts and the investment in the contracts  will be added  together to determine the proper  taxation of a  distribution  from any one contract  described  under the section  "Distributions  before  Annuitization."  Generally,  distributions  will be  treated  as coming  first  from  income on the contract  until all of the  income on all such  related  contracts  is  withdrawn,  and then as a return  of the  investment  in the contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue Service would view related  contracts when one or more  contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue  Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are  particularly  cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding  "substantially  equal  periodic  payments":  (also  known as  "72(t)" or  "72(q)"  distributions)  Any modification to a program of  distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such payments will result in the  requirement to pay the 10%  premature  distribution  penalty  that would have been due had the payments  been  treated as subject to the 10%  premature distribution  penalty in the years  received,  plus  interest.  This does not apply when the  modification  is by reason of death or disability.  American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the
10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract  were  contributed  or deemed to be  contributed more than one year  prior to the  annuity  starting  date  under the  immediate  annuity;  and (b) the  annuity  payments  under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free  exchanges under Section 1035:  Section 1035 of the Code permits certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased  through a tax-free exchange of a life insurance,  annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions  other than as annuity payments will be considered to come:
|X|      First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any "income on the  contract"  that is  attributable  to the  purchase  payments  made prior to August 14, 1982
       (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a distribution is equal to or less than the remaining  investment in the contract made prior to August 14,
1982,  such amounts are not included in taxable  income.  Further,  distributions  received  that are  considered  to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding  current taxation  of any gains in the  contract  as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has  reserved  the right to treat  transactions it considers abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions may be considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations after a  partial  exchange.  As of the  date of this  prospectus,  we will  treat a  partial  surrender  of this  type  involving  a non-qualified  annuity  contract as a "tax-free"  exchange  for future tax  reporting  purposes,  except to the extent that we, as a reporting and withholding agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance companies may not recognize  these partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as subjecting the taxable  portion of the  distribution  to the 10% IRS early  distribution penalty.  We  strongly  urge you to  discuss  any  transaction  of this  type  with  your tax  advisor  before  proceeding  with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment  under Section 1035 of the Code. We will continue to report a partial  surrender of a life insurance policy as subject to current  taxation to the extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction  on the remaining  life  insurance  policy,  particularly  as to the subsequent methods  to be used to test for  compliance  under  the Code for both the  definition  of life  insurance  and the  definition  of a modified endowment contract.

Special  Considerations  for  Purchasers of the Enhanced  Beneficiary  Protection  Optional  Death  Benefit:  As of the date of this
Prospectus,  it is our understanding  that the charges related to the optional Death Benefit are not subject to current taxation and we will not  report  them as such.  However,  the IRS could  take the  position  that  these  charges  should be  treated as partial withdrawals  subject to current  taxation to the extent of any gain and, if  applicable,  the 10% tax penalty.  We reserve the right to report charges for the optional Death Benefit as partial  withdrawals if we, as a reporting and withholding  agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of  tax-qualified  retirement  plans.  We have provided  summaries below of the  types of  tax-qualified  retirement  plans  with  which we may  issue an  Annuity.  These  summaries  provide  general information  about the tax rules and are not  intended to be  complete  discussions.  The tax rules  regarding  qualified  plans are complex.  These rules may include limitations on contributions and restrictions on distributions,  including  additional taxation of distributions  and  additional  penalties.  The  terms  and  conditions  of the  tax-qualified  retirement  plan  may  impose  other limitations  and  restrictions  that are in  addition  to the terms of the  Annuity.  The  application  of these  rules  depends  on individual  facts and  circumstances.  Before  purchasing an Annuity for use in a qualified  plan,  you should obtain  competent tax advice,  both as to the tax treatment and  suitability of such an investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief  Reconciliation  Act (EGTRRA):  Certain states do not conform to the pension  provisions  included in
EGTRRA.  We  recommend  that you consult with your tax advisor to  determine  the status of your state's  statutes as they relate to
EGTRRA and your tax qualified retirement plan.

Corporate  Pension and  Profit-sharing  Plans:  Annuities may be used to fund  employee  benefits of various  corporate  pension and profit-sharing  plans  established by corporate  employers  under Section 401(a) of the Code including  401(k) plans.  Contributions to such plans are not taxable to the employee until  distributions  are made from the retirement plan. The Code imposes  limitations on the amount that may be contributed  and the timing of  distributions.  The tax treatment of  distributions  is subject to special provisions of the Code, and also depends on the design of the specific  retirement plan.  There are also special  requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of retirement  plans  established  by  self-employed  individuals  for themselves and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".  These plans are subject to most of the same types of limitations and  requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which  contributions may be  made  by  certain  qualifying  employers  such  as  public  schools  and  certain  charitable,  educational  and  scientific organizations  specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable to the employee  until  distributions  are made from the TSA.  The Code  imposes  limits on  contributions,  transfers  and  distributions.
Nondiscrimination requirements also apply.

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental and certain other tax exempt  employers  for their  employees  may invest in annuity  contracts.  The Code limits  contributions  and  distributions,  and imposes  eligibility  requirements as well.  Contributions  are not taxable to employees until  distributed from the plan.  However, plan assets  remain the  property of the  employer  and are subject to the claims of the  employer's  general  creditors  until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Arrangements  or "IRAs":  Section  408 of the Code allows  eligible  individuals  to maintain an  individual retirement  account  or  individual  retirement  annuity  ("IRA").  IRAs  are  subject  to  limitations  on the  amount  that may be contributed,  the  contributions  that may be deducted from taxable income,  the persons who may be eligible to establish an IRA and the time when  distributions  must commence.  Further,  an Annuity may be established  with "roll-over"  distributions  from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs:  A form of IRA is also  available  called a "Roth  IRA".  Contributions  to a Roth IRA are not tax  deductible.  However, distributions  from a Roth IRA are free from  Federal  income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion from a traditional  IRA was made and the  distribution is made
                                                                                                       ---
(a) once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer,  or (c) for qualified  first-time home buyer expenses,  subject to certain  limitations.  Distributions  from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth  IRAs  will  receive a  special  disclosure  document,  which  describes  limitations  on  eligibility, contributions,  transferability  and  distributions.  It also  describes  the  conditions  under which  distributions  from IRAs and qualified  plans  may be  rolled  over or  transferred  into an IRA or  another  qualified  plan,  on a  tax-deferred  basis and the conditions  under which  distributions  from  traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may  establish  Simplified  Employee  Pensions or SEP IRAs.  Employer
contributions  that may be made to employee SEP IRAs are larger than the amounts that may be  contributed  to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under  Section 72 of the Code.  Under these rules,  a portion of each distribution  may be excludable  from income.  The  excludable  amount is the proportion of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7)
         of the Code);
|X|      is part of a series  of  substantially  equal  periodic  payments  to be paid not less  frequently  than  annually  for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*;
|X|      is made pursuant to an IRS levy;
|X|      is made to pay qualified acquisition costs for a first time home purchase (IRA only);
|X|

is made to pay qualified higher education expenses (IRA only); and
|X|      is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.  The  retirement option is not available to IRAs.

The IRS has released Treasury  regulations  containing new Minimum Distribution rules. For Minimum  Distributions  required in 2002, the  individual  may utilize the 2002 Final  Regulations,  the 2001  Proposed  Regulations  or the 1987  Proposed  Regulations.  For
Minimum Distributions  required in 2003 and later,  individuals are required to use the rules under the 2002 Final Regulations.  The
2002 Final  Regulations  contain a  provision  which  could  increase  the  amount of minimum  distributions  required  for  certain individuals.  Under the 2002 Final  Regulations,  individuals are required to include in their annuity  contract value the actuarial value of any other  benefits  that will be  provided  under the  annuity.  We and other  annuity  providers  are  currently  seeking clarification  of this new rule.  You  should  consult  your tax  adviser  to  determine  the  impact  of this rule on your  Minimum
Distributions.

Under the new Minimum  Distribution  rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten (10)  years  younger  than the  participant.  In that case,  the new rules  permit  the  participant  to utilize the actual life  expectancies of the participant  and the spouse.  In most cases,  the beneficiary may be changed during the participant's  lifetime with no affect on the Minimum  Distributions.  At death,  the  designated  Beneficiary  may  generally  take
Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount  distributed is less than the minimum  required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly  distributed.  Because of the many recent changes to the Minimum  Distribution  rules,  we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification:  Section  817(h) of the Code provides that a variable  annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of  insurance  companies).  If the  diversification  requirements  under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations prescribe the  diversification  requirements  for variable  annuity  contracts.  We expect the underlying  mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment  Options:  Transfers between investment  options are not subject to taxation.  The Treasury  Department may  promulgate  guidelines  under  which a variable  annuity  will not be treated as an annuity for tax  purposes  if persons  with ownership  rights have excessive  control over the  investments  underlying  such variable  annuity.  Such guidelines may or may not address the number of investment  options or the number of transfers  between  investment  options offered under a variable annuity.
It is not known whether such guidelines,  if in fact promulgated,  would have retroactive  effect. It is also not known what effect, if any, such guidelines may have on transfers  between the investment  options of the Annuity offered  pursuant to this  Prospectus.
We will take any action,  including  modifications to your Annuity or the  Sub-accounts,  required to comply with such guidelines if promulgated.

Federal  Income Tax  Withholding:  Section  3405 of the Code  provides  for  Federal  income  tax  withholding  on the  portion of a distribution  which is  includible  in the gross  income of the  recipient.  Amounts to be  withheld  depend  upon the nature of the distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income  taxes withheld at a different rate by filing a completed election form with us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject  to  automatic  20%
withholding for Federal income taxes. The following  distributions  are not eligible  rollover  distributions and not subject to 20%
withholding:
|X|      any portion of a distribution paid as a Minimum Distribution;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal periodic  payments for the life or life  expectancy of the  participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of substantial  periodic  payments pursuant to Section 72(q) or 72(t) of the Code;
         and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments  and Pledges:  Any amount  received  directly or indirectly  as a loan from, or any  assignment or pledge of any portion of the value of, an annuity  before annuity  payments have begun is treated as a distribution  subject to taxation under the distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity and while such  assignment  or pledge  remains  in effect is  treated as  "income  on the  contract"  in the year in which it is  earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code  certain  taxes may be due when all or part of an  annuity is  transferred  to, or a death  benefit is paid to, an  individual  two or more  generations  younger than the  contract  holder.  These  generation-skipping transfers  generally  include those subject to federal estate or gift tax rules.  There is an aggregate $1.1 million  exemption from taxes for all such  transfers.  We may be required to determine  whether a  transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant  succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed  to prevent  indefinite  deferral  of tax.  Continuing  the benefit of tax  deferral by naming one or more contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable  law or  regulation  to you at your last known  address of record.  You should  therefore give us prompt notice of any address change.  We reserve the right, to the extent  permitted by law and subject to your prior  consent,  to provide  any  prospectus,  prospectus  supplements,  confirmations,  statements  and  reports  required  by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic  means, including  diskettes or CD ROMs. We send a confirmation  statement to you each time a transaction  is made affecting  Account Value, such as making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter.  We may confirm regularly  scheduled  transactions,  such as the Annual
Maintenance  Fee, in quarterly  statements  instead of  confirming  them  immediately.  You should review the  information  in these statements  carefully.  You may  request  additional  reports.  We  reserve  the right to charge up to $50 for each such  additional report.

Any errors or  corrections  on  transactions  for your  Annuity  must be  reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed  immediately,  we assume all transactions are accurate unless you notify us otherwise  within 30 days from the date you receive the  confirmation.  For  transactions  that are first confirmed on the quarterly  statement,  we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly  statement.  All transactions  confirmed  immediately or by quarterly statement are deemed conclusive after the applicable
30-day  period.  We may also send an annual report and a semi-annual  report  containing  applicable  financial  statements  for the
Separate Account and the Portfolios,  as of December 31 and June 30, respectively,  to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in Connecticut with licenses in all 50 states,  the District of Columbia and Puerto Rico.  American  Skandia is a  wholly-owned  subsidiary  of American
Skandia,  Inc., whose ultimate parent is Skandia  Insurance  Company Ltd., a Swedish company.  American Skandia markets its products to broker-dealers  and financial  planners through an internal field marketing staff. In addition,  American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing variable annuity and variable life insurance  contracts.  American Skandia  currently offers the following  products:  (a) flexible  premium  deferred  annuities and single  premium fixed  deferred  annuities  that are registered  with the SEC;  (b) certain  other fixed  deferred  annuities  that are not  registered  with the SEC; (c) both fixed and variable immediate  adjustable  annuities;  and (d) a single premium variable life insurance policy that is registered with the SEC.
No company  other than  American  Skandia has any legal  responsibility  to pay amounts that it owes under its variable  annuity and variable life insurance contracts.

WHAT ARE SEPARATE ACCOUNTS?
The separate  accounts are where American  Skandia sets aside and invests the assets of some of our annuities.  In the  accumulation period,  assets  supporting  Account Values of the Annuities are held in a separate account  established under the laws of the State of Connecticut.  We are the legal owner of assets in the separate  accounts.  In the payout period,  assets supporting fixed annuity payments  and any  adjustable  annuity  payments we make  available  are held in our general  account.  Assets  supporting  variable annuity  payment  options  may be invested in our  separate  accounts.  Income,  gains and losses  from  assets  allocated  to these separate  accounts are credited to or charged against each such separate account without regard to other income,  gains or losses of
American Skandia or of any other of our separate  accounts.  These assets may only be charged with liabilities  which arise from the
Annuities  issued by American  Skandia.  The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts.  However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in  Sub-accounts  of American  Skandia Life  Assurance  Corporation  Variable  Account B, also referred to as "Separate  Account B".
Separate  Account B was  established by us pursuant to Connecticut  law on November 25, 1987.  Separate  Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate  Account B consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or mutual fund portfolio.  The name of each  Sub-account  generally  corresponds  to the name of the  underlying  Portfolio.  Each  Sub-account  in
Separate  Account B may have  several  different  Unit Prices to reflect  the  Insurance  Charge and the  charges  for any  optional benefits that are offered under this Annuity and other  annuities  issued by us through  Separate  Account B. Separate  Account B is registered with the SEC under the Investment  Company Act of 1940 ("Investment  Company Act") as a unit investment trust, which is a type of investment company.  The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002,  Separate Account B was organized as a single separate account with six different  Sub-account  classes, each of which was registered as a distinct unit  investment  trust under the Investment  Company Act.  Effective  November 18, 2002,
each  Sub-account  class of Separate  Account B will be consolidated  into the unit investment trust formerly named American Skandia
Life Assurance  Corporation  Variable  Account B (Class 1  Sub-accounts),  which will  subsequently be renamed American Skandia Life
Assurance  Corporation  Variable  Account B. Each  Sub-account  of Separate  Account B will have multiple Unit Prices to reflect the daily charge  deducted for each  combination of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for each optional benefit offered under Annuity  contracts  funded through Separate Account B. The  consolidation of Separate
Account B will have no impact on Annuity Owners.

We reserve the right to make  changes to the  Sub-accounts  available  under the Annuity as we determine  appropriate.  We may offer new  Sub-accounts,  eliminate  Sub-accounts,  or combine  Sub-accounts  at our sole  discretion.  We may also close  Sub-accounts to additional  Purchase  Payments on existing Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after specified dates.  We may also substitute an underlying  mutual fund or portfolio of an underlying  mutual fund for another  underlying  mutual fund or  portfolio  of an  underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are required to obtain under the Investment Company Act.  We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on  allocations to the  Sub-accounts  will vary with the investment  performance of the underlying  mutual funds or fund  portfolios,  as  applicable.  We do not  guarantee  the  investment  results of any  Sub-account.  Your Account Value allocated  to the  Sub-accounts  may increase or  decrease.  You bear the entire  investment  risk.  There is no assurance  that the
Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the  accumulation  period,  assets  supporting our obligations  based on Fixed  Allocations are held in American Skandia Life
Assurance  Corporation  Separate  Account D, also  referred to as  "Separate  Account D".  Such  obligations  are based on the fixed interest  rates we credit to Fixed  Allocations  and the terms of the Annuities.  These  obligations do not depend on the investment performance of the assets in Separate Account D.  Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate  Account D. The Fixed  Allocations  are  guaranteed  by our  general  account.  An Annuity  Owner who allocates a portion of their Account  Value to Separate  Account D does not  participate  in the  investment  gain or loss on assets maintained  in  Separate  Account  D. Such gain or loss  accrues  solely to us. We retain  the risk that the value of the  assets in
Separate  Account D may drop below the reserves and other  liabilities we must maintain.  Should the value of the assets in Separate
Account D drop below the reserve and other  liabilities we must maintain in relation to the annuities  supported by such assets,  we will transfer  assets from our general  account to Separate  Account D to make up the  difference.  We have the right to transfer to our  general  account any assets of Separate  Account D in excess of such  reserves  and other  liabilities.  We maintain  assets in
Separate Account D supporting a number of annuities we offer.

We  currently  employ  investment  managers  to manage the  assets  maintained  in  Separate  Account  D. Each  manager we employ is responsible  for  investment  management  of a different  portion of  Separate  Account D. From time to time  additional  investment managers  may be employed or  investment  managers may cease being  employed.  We are under no  obligation  to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest  according to specific  guidelines or strategies  except as may be required by Connecticut  and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying  mutual fund is registered as an open-end  management  investment  company under the Investment  Company Act. Shares of the underlying  mutual fund portfolios are sold to separate  accounts of life insurance  companies  offering variable annuity and variable life insurance products.  The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying  mutual funds in which the  Sub-accounts  invest.  However,  under SEC rules, you have voting  rights in relation  to Account  Value  maintained  in the  Sub-accounts.  If an  underlying  mutual fund  portfolio requests a vote of  shareholders,  we will vote our shares based on  instructions  received from Owners with Account Value allocated to that  Sub-account.  Owners have the right to vote an amount equal to the number of shares  attributable  to their  contracts.  If we do not receive voting  instructions  in relation to certain  shares,  we will vote those shares in the same manner and proportion as the shares  for which we have  received  instructions.  We will  furnish  those  Owners who have  Account  Value  allocated  to a
Sub-account  whose  underlying  mutual fund portfolio has requested a "proxy" vote with proxy  materials and the necessary  forms to provide us with their voting  instructions.  Generally,  you will be asked to provide instructions for us to vote on matters such as changes in a  fundamental  investment  strategy,  adoption  of a new  investment  advisory  agreement,  or matters  relating  to the structure of the underlying mutual fund that require a vote of shareholders.

American  Skandia  Trust (the  "Trust") has obtained an  exemption  from the  Securities  and Exchange  Commission  that permits its investment adviser,  American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of Trustees of the Trust, to change  sub-advisors  for a Portfolio and to enter into new sub-advisory  agreements,  without  obtaining  shareholder approval of the changes.  This exemption (which is similar to exemptions  granted to other  investment  companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient  supervision  and management of the  sub-advisors by ASISI and the  Trustees.  The Trust is  required,  under the terms of the  exemption,  to  provide  certain  information  to  shareholders following these types of changes.

Material Conflicts
It is possible that  differences  may occur between  companies  that offer shares of an  underlying  mutual fund  portfolio to their respective  separate  accounts  issuing  variable  annuities  and/or  variable life insurance  products.  Differences may also occur surrounding the offering of an underlying  mutual fund portfolio to variable life insurance  policies and variable annuity contracts that we offer.  Under certain  circumstances,  these  differences could be considered  "material  conflicts," in which case we would take  necessary  action to protect  persons with voting rights under our variable  annuity  contracts  and variable  life  insurance policies  against  persons  with  voting  rights  under other  insurance  companies'  variable  insurance  products.  If a "material conflict" were to arise between owners of variable  annuity  contracts and variable life  insurance  policies  issued by us we would take  necessary  action to treat such  persons  equitably  in  resolving  the  conflict.  "Material  conflicts"  could  arise due to differences  in voting  instructions  between  owners of variable  life  insurance  and  variable  annuity  contracts of the same or different companies.  We monitor any potential conflicts that may exist.

Service Fees Payable by Underlying Funds
American  Skandia or our  affiliates  have  entered  into  agreements  with the  investment  adviser or  distributor  of many of the underlying  Portfolios.  Under the terms of these agreements,  American Skandia provides  administrative and support services to the
Portfolios for which a fee is paid that is generally based on a percentage of the average assets  allocated to the Portfolios  under the Annuity.  Any fees payable  will be  consistent  with the services  rendered or the  expected  cost savings  resulting  from the arrangement.  These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American  Skandia,  Inc., is the distributor and principal  underwriter of the securities  offered  through this  prospectus.  ASM acts as the distributor of a number of annuity and life  insurance  products we offer and both American  Skandia Trust and American  Skandia  Advisor  Funds,  Inc., a family of retail mutual  funds.  ASM also acts as an  introducing  broker-dealer  through  which it receives a portion of  brokerage  commissions  in connection  with  purchases  and sales of securities  held by  portfolios of American  Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive,  Shelton,  Connecticut 06484. ASM is registered as broker-dealer  under the
Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous  basis.  ASM enters into  distribution  agreements with  independent  broker-dealers  who are registered  under the Exchange Act and with entities that may offer the Annuity but are exempt from  registration.  Applications for the Annuity are solicited by registered  representatives of those firms. Such  representatives  will also be our appointed insurance agents under state insurance law.  In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation  is paid to firms on sales of the Annuity  according  to one or more  schedules.  The  individual  representative  will receive a portion of the  compensation,  depending on the practice of the firm.  Compensation  is generally based on a percentage of
Purchase  Payments  made, up to a maximum of 7.0%.  Alternative  compensation  schedules are available  that provide a lower initial commission  plus ongoing  annual  compensation  based on all or a portion of Account  Value.  We may also provide  compensation  for providing  ongoing  service to you in relation to the Annuity.  Commissions and other  compensation  paid in relation to the Annuity do not result in any additional  charge to you or to the Separate  Account.  No compensation is payable on Annuities  purchased by a member of the designated class of Owners (see "Credits Applied to Purchase Payments for Designated Class of Annuity Owner").

In addition,  firms may receive  separate  compensation  or  reimbursement  for,  among other things,  training of sales  personnel, marketing or other services they provide to us or our affiliates.  We or ASM may enter into  compensation  arrangements with certain firms.  These  arrangements  will not be offered to all firms and the terms of such  arrangements may differ between firms. Any such compensation  will be paid by us or ASM and will not result in any additional  charge to you. To the extent  permitted by NASD rules and other  applicable laws and  regulations,  ASM may pay or allow other  promotional  incentives or payments in the form of cash or other compensation.

Advertising:  We may  advertise  certain  information  regarding  the  performance  of the  investment  options.  Details  on how we calculate  performance  for the  Sub-accounts  are found in the  Statement of Additional  Information,  including how we account for
Credits in these performance  measures.  This information may help you review the performance of the investment  options and provide a basis for comparison with other  annuities.  This  information may be less useful when comparing the performance of the investment options with other savings or investment  vehicles.  Such other  investments  may not provide some of the benefits of annuities,  or may not be designed for  long-term  investment  purposes.  Additionally  other  savings or  investment  vehicles may not receive the beneficial tax treatment given to annuities under the Code.

We may advertise the performance of the Portfolios in the form of "Standard" and  "Non-standard"  Total Returns  calculated for each
Sub-account.  "Standard Total Return" figures assume a hypothetical  initial  investment of $1,000 allocated to a Sub-account during the most recent one,  five and ten year periods (or since the inception  date that the Portfolio has been offered as a  Sub-account, if less).  "Standard Total Return" figures assume that the applicable  Insurance Charge and the Annual  Maintenance Fee are deducted and that the Annuity is  surrendered  at the end of the applicable  period,  meaning that any Contingent  Deferred Sales Charge that would  apply upon  surrender  is also  deducted.  "Standard  Total  Return"  figures  do not take into  consideration  any  Credits.
"Non-standard  Total Return" figures  include any  performance  figures that do not meet the SEC's rules for Standard Total Returns.
Non-standard  Total Returns are  calculated in the same manner as  standardized  returns except that the figures may not reflect all fees and  charges.  In  particular,  they may  assume no  surrender  at the end of the  applicable  period so that the CDSC does not apply.  "Non-standard  Total Return"  figures may assume Credits of 1.5%,  4.0% or 5.0%,  respectively,  depending on the cumulative amount of Purchase Payments being  illustrated.  The amount of credits  illustrated may be more or less than the Credits  applicable to your  Annuity  (see "How do I Receive  Credits?").  Standard  and  Non-standard  Total  Returns  will not reflect the  additional asset-based  charges that are deducted  when you elect any optional  benefits.  The  additional  cost  associated  with any optional benefits you elected will reduce your performance.  Non-standard Total Returns must be accompanied by Standard Total Returns.

Some of the  underlying  Portfolios  existed  prior to the  inception  of these  Sub-accounts.  Performance  quoted  in  advertising regarding  such  Sub-accounts  may indicate  periods during which the  Sub-accounts  have been in existence but prior to the initial offering of the Annuities,  or periods during which the underlying  Portfolios  have been in existence,  but the  Sub-accounts  have not. Such hypothetical  historical  performance is calculated using the same assumptions  employed in calculating actual performance since inception of the  Sub-accounts.  Hypothetical  historical  performance of the underlying  Portfolios prior to the existence of the Sub-accounts may only be presented as Non-standard Total Returns.

We may advertise the  performance  of money  market-type  Sub-accounts  using a measure of the "current and  effective  yield".  The current yield of a money  market-type  Sub-account  is  calculated  based upon the previous  seven-day  period ending on the date of calculation.  The effective yield of a money  market-type  Sub-account  reflects the  reinvestment of net income earned daily on the assets of such a  Sub-account.  The current  and  effective  yields  reflect the  Insurance  Charge and the charge for any  optional benefits (if  applicable)  deducted  against the  Sub-account.  In a low interest  rate  environment,  yields for money  market-type
Sub-accounts,  after  deduction of the Insurance  Charge,  and the charge for any optional  benefits (if applicable) may be negative even though the yield (before  deducting for such charges) is positive.  Current and effective  yield  information  will  fluctuate.
This information may not provide a basis for comparisons with deposits in banks or other  institutions  which pay a fixed yield over a stated period of time, or with investment  companies which do not serve as underlying  mutual funds for variable  annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance  information on the Sub-accounts is based on past performance only and is not an indication or  representation of future performance.  Performance of the Sub-accounts is not fixed.  Actual  performance  will depend on the type,  quality and, for some of the  Sub-accounts,  the maturities of the investments held by the underlying  mutual funds or portfolios and upon prevailing  market conditions and the response of the underlying  mutual funds to such  conditions.  Actual  performance will also depend on changes in the expenses of the underlying  mutual funds or portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such  underlying  mutual  fund or  portfolio.  In  addition,  the total  amount of  asset-based  charges  assessed  against  each
Sub-account will affect performance.

The information we may advertise  regarding the Fixed  Allocations  may include the then current  interest rates we are crediting to new Fixed  Allocations.  Information  on  current  rates  will be as of the date  specified  in such  advertisement.  Rates  will be included in  advertisements  to the extent  permitted by law. Given that the actual rates  applicable to any Fixed Allocation are as of the date of any such Fixed  Allocation's  Guarantee  Period begins,  the rate credited to a Fixed  Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance of our  Sub-accounts  with: (a) certain  unmanaged  market  indices, including but not limited to the Dow Jones Industrial  Average,  the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond
Index,  the Frank Russell  non-U.S.  Universal Mean, the Morgan Stanley  Capital  International  Index of Europe,  Asia and Far East
Funds, and the Morgan Stanley Capital  International World Index; and/or (b) other management  investment  companies with investment objectives  similar to the mutual fund or portfolio  underlying the  Sub-accounts  being compared.  This may include the performance ranking assigned by various publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune, Money, Barron's,
Business Week, USA Today and  statistical  services,  including but not limited to Lipper  Analytical  Services Mutual Funds Survey,
Lipper Annuity and Closed End Survey,  the Variable  Annuity Research Data Survey,  SEI, the Morningstar  Mutual Fund Sourcebook and
the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance  Corporation may advertise its rankings and/or ratings by independent  financial  ratings  services.
Such rankings may help you in evaluating  our ability to meet our  obligations in relation to Fixed  Allocations,  pay minimum death benefits,  pay annuity  payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of
Separate Account B.

AVAILABLE INFORMATION
A Statement of  Additional  Information  is available  from us without  charge upon your  request.  This  Prospectus  is part of the registration  statement we filed with the SEC regarding this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference  Section,  450 Fifth Street N.W.,  Washington,  D.C., 20549. You may inspect and copy those  registration statements  and  exhibits  thereto at the SEC's  public  reference  facilities  at the above  address,  Room 1024,  and at the SEC's
Regional Offices,  The Woolworth Building,  233 Broadway,  New York, NY and 175 W. Jackson Boulevard,  Suite 900, Chicago, IL. These
documents,   as  well  as  documents  incorporated  by  reference,   may  also  be  obtained  through  the  SEC's  Internet  Website
(http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or  superseded  by a statement in this  Prospectus  or in a  later-filed  document,  such  statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2001  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated  by reference in this  Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X|      writing  to us via  regular  mail at  American  Skandia  -  Variable  Annuities,  P.O.  Box 7040,  Bridgeport,  Connecticut
       06601-7040 OR for express mail American  Skandia - Variable  Annuities,  One Corporate  Drive,  Shelton,  Connecticut  06484.
       NOTE:  Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X|      sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com.
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com.

You can obtain account information  through Skandia's  Telephone  Automated Response System (STARS) and at  www.americanskandia.com, our  Internet  Website.  Our  Customer  Service  representatives  are also  available  during  business  hours to  provide  you with information  about your account.  You can request certain  transactions  through our telephone voice response  system,  our Internet
Website  or  through  a  customer  service  representative.  You  can  provide  authorization  for a  third  party,  including  your attorney-in-fact  acting  pursuant to a power of attorney or an  investment  professional,  to access your account  information  and perform certain  transactions on your account.  You will need to complete a form provided by us which identifies those  transactions that you wish to authorize via telephonic  and electronic  means and whether you wish to authorize a third party to perform any such transactions.  We require that you or your  representative  provide proper  identification  before performing  transactions over the telephone  or through our Internet  Website.  This may include a Personal  Identification  Number (PIN) that will be provided to you upon issue of your  Annuity or you may  establish  or change your PIN through  STARS and at  www.americanskandia.com,  our  Internet
Website.  Any third party that you  authorize  to perform  financial  transactions  on your  account will be assigned a PIN for your account.

Transactions  requested  via  telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims, loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic  means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your  Annuity  using  verification  methods  which may  include a request  for your  Social  Security  number,  PIN or other form of electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent  instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic,  facsimile,  Internet or any other electronic  information or that we will be able to accept  transaction  instructions  via such means at all times.  Regular  and/or  express  mail will be the only means by which we will accept  transaction  instructions when telephonic,  facsimile,  Internet or any other electronic means are unavailable or delayed.  American  Skandia  reserves the right to limit,  restrict or  terminate  telephonic,  facsimile,  Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 (the  "Securities  Act") may be permitted to directors,  officers or persons  controlling the registrant pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the SEC such  indemnification  is against  public policy as expressed in the  Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  American  Skandia and its affiliates are not involved in any legal  proceedings  outside of the ordinary course of business.  American  Skandia and its affiliates are involved in pending and threatened  legal  proceedings in the normal course of its business,  however,  we do not anticipate that the outcome of any such legal  proceedings  will have a material adverse  affect on the  Separate  Account,  or American  Skandia's  ability to meet its  obligations  under the  Annuity,  or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements
|X|      Appendix A - American Skandia Life Assurance Corporation Variable Account B

                                     APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA

The following table summarizes information with respect to the operations of the Company:

(table in thousands)                                         For the Year Ended December 31,
                                              2001          2000           1999          1998          1997
                                              ----          ----           ----          ----          ----
STATEMENT OF OPERATIONS DATA
Revenues:
Annuity and life insurance charges and fee$*   378,693  $    424,578   $    289,989  $    186,211  $    121,158
Fee income                                     111,196       130,610         83,243        50,839        27,593
Net investment income                           20,126        11,656         10,441        11,130         8,181
Premium income and other revenues                3,368         4,778          3,688         1,360         1,082
                                          ------------  ------------   ------------  ------------  ------------

Total revenues                            $    513,383  $    571,622   $    387,361  $    249,540  $    158,014
                                          ============  ============   ============  ============  ============

Benefits and Expenses:
Annuity and life insurance benefits       $      1,955  $        751   $        612  $        558  $      2,033
Change in annuity and life insurance
     policy reserves                           (39,898)       45,018          3,078         1,053            37
Cost of minimum death benefit                        -             -          2,945         5,144         4,545
reinsurance
Return credited to contractowners               16,833         9,046         (1,639)       (8,930)       (2,018)
Underwriting, acquisition and other
     insurance expenses                        420,802       335,213        206,350       167,790        90,496
Interest expense                                73,424        85,998         69,502        41,004        24,895
                                          ------------  ------------   ------------  ------------  ------------

Total benefits and expenses               $    473,116  $    476,026   $    280,848  $    206,619  $    119,988
                                          ============  ============   ============  ============  ============

Income tax expense                        $      7,168  $     30,779   $     30,344  $      8,154  $     10,478
                                          ============  ============   ============  ============  ============

Net income                                $     33,099  $     64,817   $     76,169  $     34,767  $     27,548
                                          ============  ============   ============  ============  ============

STATEMENT OF FINANCIAL CONDITION DATA
Total Assets                              $ 28,036,860  $ 31,702,705   $ 30,881,579  $ 18,848,273  $ 12,894,290
                                          ============  ============   ============  ============  ============

Future fees payable to parent             $    797,055  $    934,410   $    576,034  $    368,978  $    233,034
                                          ============  ============   ============  ============  ============

Surplus Notes                             $    144,000  $    159,000   $    179,000  $    193,000  $    213,000
                                          ============  ============   ============  ============  ============

Shareholder's Equity                      $    577,668  $    496,911   $    359,434  $    250,417  $    184,421
                                          ============  ============   ============  ============  ============

*        On annuity and life insurance sales of $3,834,167,  $8,216,167,  $6,862,968,  $4,159,662, and $3,697,990,  during the years ended December 31, 2001, 2000, 1999, 1998 and 1997,  respectively,  with contractowner  assets under management of $26,017,847,
     $29,751,822, $29,396,693, $17,854,761, and $12,119,191, as of December 31, 2001, 2000, 1999, 1998, and 1997, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's  Discussion  and Analysis of Financial  Condition  and Results of  Operations  should be read in  conjunction  with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations
---------------------

Annuity and life  insurance  sales  decreased 53% in 2001 to  $3,834,167,000  as compared to a 20% increase in 2000. The decrease in sales in 2001 was consistent with the general decline in sales  throughout the variable annuity  industry,  attributed in large part to the decline in the equity  markets.  The sales  growth in 2000 was driven by  significant  sales  volume in the first  quarter of
2000 due to the strong  equity  market  performance.  However,  the decline in the equity  markets  during the remainder of the year negatively  impacted sales as the first quarter level of sales was not  sustained.  The Company has announced its intention to focus on the growth of its core variable  annuity  business,  with a continuing  focus on  increasing  sales  through  innovative  product development  activities,  the expansion of its wholesaling force through  recruitment and retention of top producers,  and providing consistently good customer service.

Average assets under management totaled  $27,020,489,000 in 2001,  $31,413,809,000 in 2000 and $21,984,759,000 in 1999, representing a decrease of 14% in 2001 and an increase of 46% in 2000.  As a result of the  decrease  in sales  volume and average  assets  under management,  annuity and life  insurance  charges and fees  decreased  11% in 2001,  as compared to an increase of 46% in 2000.  Fee income generated from transfer agency-type and investment support activities decreased 15% in 2001 and increased 57% in 2000.

Net  investment  income  increased 73% in 2001 compared to 2000 and increased 12% in 2000 compared to 1999. The increase in 2001 was primarily  due to a higher level of fixed  maturity  investments  in support of the Company's  risk-based  capital  objectives.  The increase  in 2000 was  primarily  due to the  higher  level  of  fixed  maturity  investments  partially  offset  by  $6,939,000  of amortization of premiums paid on derivative  instruments.  Excluding the derivative  amortization,  net investment  income increased
62% in 2000 as a result of increased fixed maturity investments in support of the Company's risk-based capital objectives.

Premium income represents  premiums earned on the sale of ancillary  contracts such as immediate  annuities with life contingencies, supplementary  contracts  with life  contingencies  and certain life  insurance  products.  Sales of these products will increase or decrease over time  depending on the payout  elections of the  policyholders.  Management  expects  supplementary  contracts to grow over time with the maturing of the core business lines.

Net  realized  investment  gains  totaled  $928,000 in 2001,  compared  to losses of  $688,000  in 2000.  The gross gain in 2001 was partially  offset by losses on securities in the fixed maturity  portfolio.  The most  significant  loss was  $2,636,000  related to
Enron  securities.  In addition net realized  losses were  incurred due to  redemption's  of mutual fund  holdings in support of the
Company's  non-qualified  deferred  compensation program. The change from 1999 to 2000 was primarily due to realized losses on sales of securities in the fixed  maturity  portfolio.  These losses were  partially  offset by realized  gains on sales of fixed maturity investments and mutual funds.

The change in annuity policy  reserves  includes  changes in reserves  related to annuity  contracts with mortality risks as well as the company's  guaranteed minimum death benefit ("GMDB")  liability.  The GMDB reserve decreased  $43,984,000 in 2001, as the result of an update of certain  reserve  assumptions  during 2001 to reflect more realistic  expectations  as to risks inherent in the GMDB liability.  These changes  reduced the GMDB liability  significantly.  Previous  assumptions  had been based on statutory  valuation principles as an  approximation  for  accounting  principles  generally  accepted in the United States ("U.S.  GAAP").  In addition, future  mortality  rates have been lowered to reflect  favorable past  experience.  This decrease in 2001 compares to an increase in
GMDB reserves of $44,186,000 in 2000.

Certain assumptions were also updated in the calculation of the deferred acquisition cost asset,  however,  offsetting the resulting increase in earnings and equity as a result of changes in the GMDB  liability.  The  amortization  of such costs are  determined  in large part by changes in the  expectations  of future  gross  profits of the  variable  annuity  business.  In 2001,  the decline in equity  markets  resulted in a  significantly  lower estimate of future gross profits,  thereby  increasing the expenses  recognized through amortization.

In 1999,  the Company began to develop a program  utilizing  equity put options to manage the risks  embedded in the GMDB in annuity contracts that would result from significant  declines in the equity markets.  Prior to the  implementation  of the hedge strategies utilizing equity put options,  the Company had reinsured  substantially  all of its exposure on the GMDB liability.  The reinsurance was terminated during the second quarter of 1999 as the reinsurer exited this market.

Return  credited to  contractowners  consists of revenues on the variable  and market value  adjusted  annuities  and variable  life insurance,  offset by the benefit  payments  and changes in  reserves  required on this  business.  Market  value  adjusted  annuity activity  has the  largest  impact on this  benefit.  In 2001 and 2000,  the  Separate  Account  investment  returns  on the  assets supporting  market value adjusted  annuities were less than the expected returns as calculated in the reserves,  contributing to the significant  increase in the return credited to  contractholders  benefit.  In addition,  this benefit  increased as a result of the amortization of unearned  Performance  Advantage target value credits,  which increased  $12,814,581 in 2001 over 2000 due primarily to increased  sales of products  containing  this feature.  Other  significant  contributors to the change from 2000 to 2001 include guaranteed minimum death benefit payments on variable  annuities,  which were driven up due to the market declines in 2001, totaling
$2,569,000  net of gains on equity put  options as well as  increased  costs  associated  with  processing  of  backdated  financial transactions.

Underwriting, acquisition and other insurance expenses for 2001, 2000 and 1999 were as follows:

                 (table in thousands)                        2001               2000              1999
                                                             ----               ----              ----
Commissions and purchase credits                           $ 238,847         $ 393,494      $     358,279
General operating expenses                                   167,044           252,206            214,269
Acquisition costs deferred during the year                  (209,136)         (495,103)          (450,059)
Acquisition costs amortized during the year                  224,047           184,616             83,861
                                                           ---------         ---------          ---------
Net amortization of deferred acquisition costs                14,911          (310,487)          (366,198)
                                                           ---------         ----------         ----------
Underwriting, acquisition and other insurance
     expenses                                              $ 420,802         $ 335,213          $ 206,350
                                                           =========         =========          =========

Underwriting,  acquisition  and other  insurance  expenses  increased  26% and 62% in 2001 and 2000,  respectively.  Lower sales and asset levels in 2001 led to a 39% decease in  commissions  and purchase  credits.  Partially  offsetting  this decline,  the company launched a  commission  promotion  program  during  2001,  which  increased  commissions  as a  percentage  of new sales.  Increased commissions and purchase credits reflect the increase in sales in both 2000 and 1999.

General  operating  expenses  decreased 34% from 2000 as a result of lower sales-based  compensation and expense reduction  programs implemented  in 2001 (see Note 18 to the  consolidated  financial  statements).  In addition,  variable  compensation  and long-term incentive plan expense have  decreased due to the slowdown in sales and decline in equity  markets.  Significant  investments in new product development and Internet-based technology contributed to general operating expense increases in both 2001 and 2000.

The company  updated  certain  assumptions in the calculation of expected gross profits used to develop  deferred  acquisition  cost amortization  rates to reflect more recent  experience and current equity market  conditions.  As a result of this the  amortization of such costs increased significantly over the year 2000.

The  amortization of acquisition  costs increased  substantially  in 2000 compared to 1999 as the associated costs from record sales in late 1999 and early 2000 were recognized in accordance with profit and expense recognition models under U.S. GAAP.

Interest  expense  decreased  $12,574,000  in 2001 as a result of the reduction in borrowing and increased  $16,496,000 in 2000 as a result of additional  securitized  financing  transactions,  which consist of the transfer of rights to receive  future fees to ASI,
which  fees   collateralize   notes  issued  in  private   placements  by  ASI  through  special  purpose  trusts   ("securitization
transactions").  In  addition,  the Company paid down surplus  notes on December 3, 2001 and  December 10, 2000 of  $15,000,000  and
$20,000,000  respectively.  Surplus  notes  outstanding  as of December 31, 2001 and 2000  totaled  $144,000,000  and  $159,000,000, respectively.

The  effective  income tax rates for the years ended  December 31,  2001,  2000 and 1999 were 18%,  32% and 28%,  respectively.  The effective  rate is lower than the  corporate  rate of 35% due to permanent  differences,  with the most  significant  item being the dividend  received  deduction.  Management  believes that,  based on the taxable income  produced in the past two years,  as well as continued  growth in annuity sales, the Company will produce  sufficient  taxable income in future years to realize its deferred tax assets.

The Company  generated net income after tax of  $33,099,000,  $64,817,000  and  $76,169,000  in 2001,  2000 and 1999,  respectively.
Equity market  volatility  during 2001 directly  impacted  revenues,  sales and ultimately  expenses for the company.  Revenues were lower than expected due to the  significant  drop in sales year over year, as well as the negative  performance  of the mutual funds underlying  annuity and  insurance  contracts.  Benefits  were higher than  expected  due to the death  claims paid in excess of the account values of the specific  contracts due to GMDB  provisions in such  contracts.  Expenses were  relatively  higher compared to sales and assets than in prior  periods.  Expense  reduction  programs  were  implemented  during the year to better match  expenses incurred  with sales  activity and  management  of the book of business.  Revenue  increases in 2000 were more than offset by higher benefits and expenses driven primarily from the increase in the reserve  requirement  related to the GMDB as a result of the decline in the equity markets.  Investments in new product development and technology also contributed to the increase in expenses.

The Company  considers  Mexico an emerging market and has invested in the Skandia Vida operations with the expectation of generating profits from long-term  savings products in future years. As such,  Skandia Vida has generated net losses of $2,619,000,  $2,540,000 and $2,523,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Total assets declined 12% in 2001 as a direct result of the decrease in separate  account assets.  Separate  account assets declined consistent with the drop in the equity market, offset in part by new net sales activity.

Liabilities  declined 12% in 2001 as a result of several  factors.  Reserves and Separate  Account  liabilities  required to support the annuity and life insurance  business declined  consistent with market valuing of the underlying assets as well as the changes in the GMDB reserve.  Payable to affiliate  increased due to borrowing from ASI to support  temporary  operating cash needs.  Reduction in Future Fees Payable to ASI declined,  consistent with the  securitization  transaction cash flow realized on the designated block of contracts.

Significant Accounting Policies
-------------------------------

For information on the Company's significant  accounting policies,  see Notes to Consolidated  Financial  Statements.  Specifically,
for Deferred  Acquisition  Costs,  see Note 21, for Separate  Accounts,  see Note 20 and for the Company's  employee  profit sharing programs, see Note 13.

Liquidity and Capital Resources
-------------------------------

The Company's liquidity requirement was met by cash from insurance operations, investment activities and borrowings from ASI.

In 2001, the Company had net positive  operating  cash flow as a result of increased cash from insurance  operations and a decreased acquisition  cost cash flow strain due to the  reduction in sales  activity.  In 2000,  the majority of the  operating  cash outflow resulted from the sale of variable  annuity and variable life products that carry a contingent  deferred sales charge.  This type of product  causes a temporary  cash strain in that 100% of the  proceeds  are  invested in separate  accounts  supporting  the product leaving a cash (but not  capital)  strain  caused by the  acquisition  cost for the new  business.  This cash  strain  required  the
Company to look beyond the cash made available by insurance  operations  and  investments of the Company to financing in the form of surplus notes, capital contributions, cash advances, securitization transactions and modified coinsurance reinsurance arrangements:

During 2001 and 2000, the Company  received  $45,500,000 and  $69,000,000,  respectively,  from ASI to support the solvency  capital needs and anticipated growth in business of its U.S.  operations.  In addition,  the Company received $2,500,000 and $2,450,000 from
ASI in 2001 and 2000, respectively, to support its investment in Skandia Vida.

In 2001, in anticipation of more permanent financing,  the Company received approximately  $100,000,000 from ASI in the form of cash advances.  These amounts are reported as Payable to Affiliates in the Consolidated Statements of Financial Condition.

Funds received from new  securitization  transactions  amounted to  $476,288,000 in 2000 (see Note 8 to the  consolidated  financial statements).

During 2001 and 2000, the Company extended its reinsurance  agreements.  The Company also entered into a reinsurance  agreement with
SICL in 2000. The reinsurance  agreements are modified  coinsurance  arrangements  where the reinsurer shares in the experience of a specific book of business.

The Company expects the continued use of reinsurance and  securitization  transactions to fund the cash strain  anticipated from the acquisition costs on future years' sales volume.

As of December 31, 2001 and 2000,  shareholder's  equity totaled  $577,668,000 and  $496,911,000,  respectively.  The increases were driven by the previously mentioned capital contributions received from ASI and net income from operations.

The Company has long-term surplus notes and short-term borrowings from ASI.  No dividends have been paid to ASI.

The National Association of Insurance  Commissioners  ("NAIC") requires insurance companies to report information  regarding minimum
Risk Based Capital ("RBC")  requirements.  These requirements are intended to allow insurance  regulators to identify companies that may need regulatory  attention.  The RBC model law requires that insurance  companies  apply various  factors to asset,  premium and reserve items,  all of which have inherent risks.  The formula  includes  components for asset risk,  insurance risk,  interest rate risk and business risk.  The Company has complied with the NAIC's RBC reporting  requirements  and has total  adjusted  capital well above required capital.

Effects of Inflation
--------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company believes that it is well positioned to retain and enhance its position as a leading  provider of financial  products for long-term  savings and retirement  purposes as well as to address the economic impact of premature death,  estate planning  concerns and supplemental  retirement  needs. The Company has renewed its focus on its core variable annuity  business,  offering  innovative long-term  savings and income products,  strengthening its wholesaling  efforts and providing  consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999 (the Financial Services  Modernization Act) permits  affiliation among banks,  securities firms and insurance  companies.  This legislative change has created  opportunities for continued  consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company  such as pension  reform,  capital  gains and estate tax changes, privacy  standards and Internet  regulation.  Additional  pension reform may change  current tax deferral rules and allow  increased contributions to retirement plans,  which may lead to higher  investments in tax-deferred  products and create growth  opportunities for the Company.  A capital gains tax  reduction may cause  tax-deferred  products to be less  attractive to consumers,  which could adversely  impact the Company.  New privacy  standards  and Internet  regulation  may impact the  Company's  strategic  initiatives, especially related to potential business relationships with web-based technology providers.

Forward Looking Information
---------------------------

The Private Securities  Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking  statements,  so long as those statements are identified as forward-looking,  and the statements are accompanied by meaningful  cautionary statements that identify  important  factors that could cause actual results to differ  materially  from those  discussed in the statement.  We want to take advantage of these safe harbor provisions.

Certain  information  contained in the  Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations is
forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These  forward-looking  statements  rely on a number  of  assumptions  concerning  future  events,  and are  subject  to a number of significant  uncertainties  and  results to differ  materially  from these  statements.  You should not put undue  reliance on these forward-looking  statements.  We disclaim any intention or obligation to update or revise forward-looking  statements,  whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential  fluctuations in earnings and the fair value of certain of its assets and  liabilities,  as well as variations in expected cash flows due to changes in market  interest rates and equity prices.  The following  discussion  focuses on specific  exposures the Company has to interest rate and equity price risk and describes  strategies  used to manage these risks, and includes  "forward-looking  statements" that involve risk and uncertainties.  The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk
------------------

Fluctuations  in interest rates can  potentially  impact the Company's  profitability  and cash flows.  At December 31, 2001, 97% of assets  held under  management  by the Company are in  non-guaranteed  Separate  Accounts  for which the  Company's  exposure is not significant,  as the contractowner  assumes  substantially all the investment risk. On the remaining 3% of assets, the interest rate risk from  contracts  that carry  interest rate exposure is managed  through an  asset/liability  matching  program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2001, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate  annuities,  fixed supplementary  contracts,  the fixed investment option offered in its variable life insurance  contracts,  and in support of the Company's target solvency  capital.  The
Company has a conservative  investment  philosophy with regard to these investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's  deferred  annuity  products  offer a fixed option which  subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the  contractowner.  Guarantee  period options  available range from one to ten years.  Withdrawal of funds, or transfer of funds to variable  investment  options,  before the end of the guarantee period subjects the  contractowner  to a market value  adjustment  ("MVA").  In the event of rising  interest rates,  which make the fixed maturity  securities  underlying the guarantee less valuable,  the MVA could be negative.  In the event of declining  interest rates, which make the fixed maturity  securities  underlying the guarantee more valuable,  the MVA could be positive.  The resulting increase or decrease in the value of the fixed option,  from  calculation of the MVA,  should  substantially  offset the increase or decrease in the market value of the securities underlying the guarantee.  The Company maintains strict  asset/liability  matching to enable this offset.  However, the Company still takes on the default risk for the underlying  securities,  the interest rate risk of reinvestment  of  interest  payments  and the risk of failing to maintain  the  asset/liability  matching  program  with  respect to duration and convexity.

Liabilities  held in the  Company's  guaranteed  separate  account as of December  31, 2001  totaled  $1,092,944,000.  Fixed  income investments  supporting  those  liabilities  had a fair value of  $1,092,944,000.  The Company  performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2001. The analysis showed that an immediate  decrease of 100 basis points in interest rates would result in a net increase in liabilities and the  corresponding  assets of  approximately  $37,300,000 and  $41,500,000,  respectively.  An  analysis  of a 100 basis point  decline in  interest  rates at December  31, 2000 showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800,000 and $39,900,000, respectively.

Equity Market Exposure
----------------------

The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the
Company.  Various  fees and  charges  earned  are  substantially  derived  as a  percentage  of the  market  value of  assets  under management.  In a market decline,  this income would be reduced.  This could be further compounded by customer  withdrawals,  net of applicable  surrender  charge  revenues,  partially  offset by transfers to the fixed option  discussed  above. A 10% decline in the market value of the assets under  management at December 31, 2001,  sustained  throughout  2002, would result in an approximate drop in related annual fee income of  $49,727,000.  This result was not materially  different than the result  obtained from the analysis performed as of December 31, 2000.

Another equity market risk exposure of the Company  relates to the guaranteed  minimum death benefit  liability.  Declines in equity markets and,  correspondingly,  the  performance  of the mutual funds  underlying  the Company's  products,  increase the guaranteed minimum death benefit liabilities.  As discussed in Note 2E of the consolidated  financial  statements,  the Company uses derivative instruments to hedge against the risk of  significant  decreases in equity  markets.  Prior to the  implementation  of this program, the Company used reinsurance to mitigate this risk.

The  Company  has a small  portfolio  of equity  investments  consisting  of mutual  funds,  which are held in support of a deferred compensation  program.  In the event of a decline  in market  values of  underlying  securities,  the value of the  portfolio  would decline;  however the accrued  benefits  payable under the related  deferred  compensation  program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were  obtained  using  computer  models that take into  consideration  various assumptions  about the future.  Given the  uncertainty  of future  interest rate  movements,  volatility  in the equity  markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                            AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

Report of Independent Auditors

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the "Company"
which is a  wholly-owned  subsidiary  of  Skandia  Insurance  Company  Ltd.) as of  December  31,  2001 and  2000,  and the  related consolidated  statements  of income,  shareholder's  equity and cash flows for each of the three years in the period ended  December
31, 2001. These  consolidated  financial  statements are the  responsibility of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing  standards  generally  accepted in the United States.  Those  standards  require that we plan and perform the audit to obtain  reasonable  assurance  about  whether the  financial  statements  are free of material misstatement.  An audit  includes  examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates made by management,  as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the consolidated  financial position of American  Skandia Life  Assurance  Corporation  at December  31, 2001 and 2000,  and the  consolidated  results of their operations  and their cash flows for each of the three years in the period ended  December 31, 2001 in  conformity  with  accounting principles generally accepted in the United States.

As discussed in Note 2, the Company adopted Financial Accounting Standards (FAS) No. 133, Accounting for Derivative Instruments
and Hedging Activities.

/s/ Ernst & Young LLP
------------------------------------

Hartford, Connecticut
February 2, 2002

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Financial Condition
                                                        (table in thousands)

                                                                           As of December 31,
                                                                          2001            2000
                                                                          ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value                                  $       362,831 $       285,708
   Equity securities - at fair value                                          45,083          20,402
   Derivative instruments                                                      5,525           3,015
   Policy loans                                                                6,559           3,746
                                                                     --------------- ---------------

     Total investments                                                       419,998         312,871

Cash and cash equivalents                                                     32,231          76,499
Accrued investment income                                                      4,737           5,209
Deferred acquisition costs                                                 1,383,281       1,398,192
Reinsurance receivable                                                         5,863           3,642
Receivable from affiliates                                                     3,283           3,327
Income tax receivable                                                         30,537          34,620
State insurance licenses                                                       3,963           4,113
Fixed assets                                                                  20,734          10,737
Other assets                                                                  96,967          96,403
Separate account assets                                                   26,038,549      29,757,092
                                                                     --------------- ---------------

     Total assets                                                    $    28,040,143 $    31,702,705
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future insurance policy and contract benefits           $        89,740 $       135,545
Drafts outstanding                                                            64,438          63,758
Accounts payable and accrued expenses                                        160,261         137,040
Deferred income taxes                                                         54,980           8,949
Payable to affiliates                                                        103,452               -
Future fees payable to American Skandia, Inc. ("ASI")                        797,055         934,410
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                144,000         159,000
Separate account liabilities                                              26,038,549      29,757,092
                                                                     --------------- ---------------

     Total Liabilities                                                    27,462,475      31,205,794
                                                                     --------------- ---------------

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   335,329         287,329
Retained earnings                                                            239,078         205,979
Accumulated other comprehensive income                                           761           1,103
                                                                     --------------- ---------------

     Total Shareholder's equity                                              577,668         496,911
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    28,040,143 $    31,702,705
                                                                     =============== ===============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Income
                                                       (tables in thousands)

                                                                       For the Year Ended December 31,
                                                                      2001          2000           1999
                                                                      ----          ----           ----

REVENUES
--------

Annuity and life insurance charges and fees                       $    378,693  $    424,578  $    289,989
Fee income                                                             111,196       130,610        83,243
Net investment income                                                   20,126        11,656        10,441
Premium income                                                           1,218         3,118         1,278
Net realized capital gains (losses)                                        928          (688)          578
Other                                                                    1,222         2,348         1,832
                                                                  ------------  ------------  ------------

   Total revenues                                                      513,383       571,622       387,361
                                                                  ------------  ------------  ------------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   1,955           751           612
   Change in annuity and life insurance policy reserves                (39,898)       45,018         3,078
   Cost of minimum death benefit reinsurance                                 -             -         2,945
   Return credited to contractowners                                    16,833         9,046        (1,639)
                                                                  ------------  ------------  -------------

                                                                       (21,110)       54,815         4,996

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          420,802       335,213       206,350
   Interest expense                                                     73,424        85,998        69,502
                                                                  ------------  ------------  ------------

                                                                       494,226       421,211       275,852
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         473,116       476,026       280,848
                                                                  ------------  ------------  ------------

     Income from operations before income tax                           40,267        95,596       106,513

       Income tax expense                                                7,168        30,779        30,344
                                                                  ------------  ------------  ------------

         Net income                                               $     33,099  $     64,817  $     76,169
                                                                  ============  ============  ============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                          Consolidated Statements of Shareholder's Equity
                                                        (table in thousands)

                                                                  For the Year Ended December 31,
                                                               2001             2000             1999
                                                               ----             ----             ----

Common stock:
   Beginning balance                                        $     2,500      $     2,500      $     2,000
   Increase in par value                                              -                -              500
                                                            -----------      -----------      -----------

     Ending balance                                               2,500            2,500            2,500
                                                            -----------      -----------      -----------

Additional paid in capital:
   Beginning balance                                            287,329          215,879          179,889
   Transferred to common stock                                        -                -             (500)
   Additional contributions                                      48,000           71,450           36,490
                                                            -----------      -----------      -----------

     Ending balance                                             335,329          287,329          215,879
                                                            -----------      -----------      -----------

Retained earnings:
   Beginning balance                                            205,979          141,162           64,993
   Net income                                                    33,099           64,817           76,169
                                                            -----------      -----------      -----------

     Ending balance                                             239,078          205,979          141,162
                                                            -----------      -----------      -----------

Accumulated other comprehensive income (loss):
   Beginning balance                                              1,103             (107)           3,535
   Other comprehensive income                                      (342)           1,210           (3,642)
                                                            ------------     -----------      ------------

     Ending balance                                                 761            1,103             (107)
                                                            -----------      -----------      ------------

       Total shareholder's equity                           $   577,668      $   496,911      $   359,434
                                                            ===========      ===========      ===========

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                               Consolidated Statements of Cash Flows
                                                        (table in thousands)

                                                                          For the Year Ended December 31,
                                                                           2001        2000        1999
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net income                                                           $    33,099 $    64,817 $    76,169
   Adjustments to reconcile net income to net
     cash provided by (used in) operating activities:
     Amortization and depreciation                                            1,833       7,565       1,495
     Deferred tax expense                                                    46,215      60,023     (10,903)
     (Decrease) increase in policy reserves                                 (34,679)     50,892       4,367
     Increase (decrease) in payable to affiliates, net                      103,496     (72,063)     69,897
     Change in income tax receivable                                          4,083     (58,888)     17,611
     Increase in other assets                                                  (564)    (59,987)    (32,954)
     Decrease in accrued investment income                                      472      (1,155)     (1,174)
     (Increase) decrease in reinsurance receivable                           (2,221)        420         129
     Net decrease (increase) in deferred acquisition costs                   14,911    (310,487)   (366,198)
     Increase (decrease) in accounts payable and accrued
expenses                                                                     23,221     (21,550)     66,763
     Increase in drafts outstanding                                             680      12,699      22,118
     Investment losses (gains) on derivatives                                 2,902      (3,435)      3,749
     Net realized capital (gains) losses on investments                        (928)        688        (578)
                                                                        ----------------------- ------------
       Net cash provided by (used in) operating activities                  192,520    (330,461)   (149,509)
                                                                        ----------- ------------------------

Cash flow from investing activities:
     Purchase of fixed maturity investments                                (462,820)   (380,737)    (99,250)
     Proceeds from sale and maturity of fixed
       maturity investments                                                 390,816     303,736      36,226
     Purchase of derivatives                                                (66,487)     (6,722)     (4,974)
     Proceeds from exercise of derivative instruments                        61,075           -           -
     Purchase of shares in equity securities                                (55,430)    (18,136)    (17,703)
     Proceeds from sale of shares in equity securities                       25,228       8,345      14,657
     Purchase of fixed assets                                               (10,773)     (7,348)     (3,178)
     Increase in policy loans                                                (2,813)     (2,476)       (701)
                                                                        ------------------------------------
       Net cash used in investing activities                               (121,204)   (103,338)    (74,923)
                                                                        ------------------------------------

Cash flow from financing activities:
     Capital contribution from parent                                        48,000      71,450      36,490
     Repayment of surplus notes                                             (15,000)    (20,000)    (14,000)
     (Decrease) increase in future fees payable to ASI, net                (137,355)    358,376     207,056
     Net (withdrawals) deposits (from) to contractowner accounts            (11,126)     11,361       5,872
                                                                        -----------------------------------
       Net cash (used in) provided by financing activities                 (115,481)    421,187     235,418
                                                                        ----------------------- -----------

       Net (decrease) increase in cash and cash equivalents                 (44,165)    (12,612)     10,986
       Cash and cash equivalents at beginning of period                      76,499      89,212      77,525
       Change in foreign currency translation, net                             (103)       (101)        701
                                                                        -----------------------------------
       Cash and cash equivalents at end of period                       $    32,231 $    76,499 $    89,212
                                                                        =========== =========== ===========
     Income taxes (received) paid                                       $   (43,130)$    29,644 $    23,637
                                                                        ======================= ===========
     Interest paid                                                      $    43,843 $    85,551 $    69,697
                                                                        ===========  ========== ===========
                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                             Notes to Consolidated Financial Statements
                                                         December 31, 2001

1.       ORGANIZATION AND OPERATION

         American  Skandia Life  Assurance  Corporation  (the  "Company") is a  wholly-owned  subsidiary of American  Skandia,  Inc.
         ("ASI") whose ultimate parent is Skandia Insurance Company Ltd., ("SICL") a Swedish Corporation.

         The Company develops long-term savings and retirement products which are distributed  through its affiliated  broker/dealer company,  American Skandia Marketing,  Incorporated  ("ASM"). The Company currently issues variable and term life insurance and variable,  fixed, market value adjusted deferred and immediate annuities for individuals,  groups and qualified pension plans.  The Company has announced its  intention to focus on its core  variable  annuity  business by exiting the qualified pension plan market and limiting its variable life insurance  offerings to single premium  products,  as well as term life.
         The Company does not expect to incur any significant costs to exit these businesses.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A.  de C.V.  ("Skandia  Vida"),  which is a life  insurance  company domiciled  in Mexico.  Skandia  Vida had total  shareholder's  equity of  approximately  $4,179,000  and  $4,402,000  as of
         December  31,  2001,  and 2000,  respectively.  The Company  considers  Mexico an emerging  market and has  invested in the
         Skandia Vida  operations  with the expectation of generating  profits from long-term  savings  products in future years. As such,  Skandia Vida has generated net losses of  approximately  $2,619,000,  $2,540,000  and  $2,523,000 in 2001,  2000 and
         1999, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The accompanying  consolidated  financial  statements have been prepared in conformity with accounting  principles generally  accepted in the United  States  ("U.S.  GAAP").  Intercompany  transactions  and  balances  between the
                  Company and Skandia Vida have been eliminated in consolidation.

                  Certain reclassifications have been made to prior year amounts to conform with current year presentation.

         B.       New Accounting Standard
                  -----------------------

                  Effective January 1, 2001, the Company adopted Statement of Financial  Accounting  Standards No. 133,  "Accounting
                  for  Derivative  Instruments  and Hedging  Activities,"  as amended by SFAS 137 and SFAS 138  (collectively  "SFAS
                  133").  Derivative  instruments  held by the Company  consist of equity  option  contracts  utilized to manage the economic risks associated with the guaranteed  minimum death benefits ("GMDB").  These derivative  instruments are carried at fair value.  Realized and  unrealized  gains and losses are reported in the  Consolidated  Statement of
                  Income,  consistent with the item being hedged, as a component of return credited to contractowners.  The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20,  "Recognition of
                  Interest Income and Impairment on Purchased and Retained  Beneficial  Interests in Securitized  Financial Assets."
                  Under the  consensus,  investors  in certain  asset-backed  securities  are  required  to record  changes in their estimated  yield on a prospective  basis and to evaluate these  securities for an other than temporary  decline in value.  If the fair value of the  asset-backed  security has declined below its carrying amount and the decline is determined  to be other than  temporary,  the security is written  down to fair value.  The adoption of EITF Issue
                  99-20 did not have a significant effect on the Company's financial statements.

         C.       Future Accounting Standard
                  --------------------------

                  In July 2001,  the  Financial  Accounting  Standards  Board  ("FASB")  issued  Statement of  Financial  Accounting
                  Standards.  No. 142  "Accounting  for Goodwill and  Intangible  Assets."  ("SFAS  142").  Under the new  standard, goodwill and intangible  assets deemed to have indefinite lives will no longer be amortized but will be subject to annual  impairment  tests in  accordance  with the new  standard.  Other  intangible  assets  will  continue to be amortized over their useful lives.

                  The Company will apply the new rules on the accounting for goodwill and other  intangible  assets beginning in the first quarter of 2002.  The Company is still  assessing the impact of the new standard,  however,  the adoption of
                  SFAS 142 is not expected to have a significant impact on the Company's financial statements.

         D.       Investments
                  -----------

                  The Company has classified its fixed maturity investments as available-for-sale  and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

                  The Company has classified its mutual fund investments held in support of a deferred  compensation  plan (see Note
                  13) as  available-for-sale.  Such  investments  are  carried at fair value with  changes in  unrealized  gains and losses reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized gains and losses on disposal of investments are determined by the specific  identification method and are included in revenues.

         E.       Derivative Instruments
                  ----------------------

                  The Company uses derivative  instruments  which consist of equity option  contracts for risk management  purposes, and not for trading or  speculation.  The Company  economically  hedges the GMDB exposure  associated  with market value fluctuations.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Based on  criteria  described  in SFAS 133,  the  Company's  hedges do not  qualify  as  "effective"  hedges  and, therefore,  hedge  accounting  may not be applied.  Accordingly,  the derivative  investments  are carried at fair value  with  changes  in  unrealized  gains and losses  being  recorded  in income.  As such,  both  realized  and unrealized gains and losses are reported in the Consolidated Statements of Income,  consistent with the item being hedged, as a component of return credited to contractowners.

         F.       Cash Equivalents
                  ----------------

                  The Company  considers all highly liquid time deposits,  commercial  paper and money market mutual funds purchased with a maturity at date of acquisition of three months or less to be cash equivalents.

         G.       Fair Values of Financial Instruments
                  ------------------------------------

                  The methods and assumptions used to determine the fair value of financial instruments are as follows:

                  Fair values of fixed  maturities with active markets are based on quoted market prices.  For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

                  Fair values of equity securities are based on quoted market prices.

                  The fair value of derivative instruments is determined based on the current value of the underlying index.

                  The carrying value of cash and cash equivalents  (cost)  approximates  fair value due to the short-term  nature of these investments.

                  The carrying value of short-term  borrowings (cost)  approximates fair value due to the short-term nature of these liabilities.

                  Fair  values of certain  financial  instruments,  such as future  fees  payable to ASI and  surplus  notes are not readily determinable and are excluded from fair value disclosure requirements.

         H.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the purchase  price of  $6,000,000 less  accumulated  amortization.  The cost of the  licenses is being  amortized on a  straight-line  basis over 40 years.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         I.       Software Capitalization
                  -----------------------

                  The Company  capitalizes  certain costs  associated  with  internal use software in  accordance  with the American
                  Institute of  Certified  Public  Accountants  Statement of Position  98-1,  "Accounting  for the Costs of Software
                  Developed or Obtained for Internal Use" ("SOP 98-1").  SOP 98-1, which was adopted  prospectively as of January 1,
                  1999,  requires the  capitalization of certain costs incurred in connection with developing or obtaining  internal use software.  Prior to the adoption of SOP 98-1, the Company  expensed all internal use software related costs as incurred.  Details  of  the  capitalized  software  costs,  which  are  included  in  fixed  assets,  and  related amortization for the years ended December 31, are as follows:

                  (table in thousands)                                  2001          2000         1999
                                                                        ----          ----         ----
                  Balance at beginning of year                        $    7,212   $    2,920    $        -
                  Software costs capitalized during the year               5,210        4,804         3,035
                  Software costs amortized during the year               (2,660)        (512)         (115)
                                                                     -----------  -----------   -----------
                  Balance at end of year                              $    9,762   $    7,212    $    2,920
                                                                     ===========  ===========   ===========

                  Capitalized software costs are amortized on a straight-line basis over three years.

         J.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return filed by Skandia  U.S.  Inc. and its U.S.
                  subsidiaries.  In accordance  with the tax sharing  agreement,  the federal  income tax provision is computed on a separate return basis as adjusted for  consolidated  items.  Pursuant to the terms of this agreement,  the Company has the right to recover the value of losses utilized by the  consolidated  group in the year of  utilization.  To the extent the Company  generates  income in future years,  the Company is entitled to offset future taxes on that income through the application of its loss carryforward generated in the current year.

                  Deferred income taxes reflect the net tax effects of temporary  differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         K.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges against  contractowner  account values for mortality and expense risks,  administration  fees,  surrender charges and an annual maintenance fee per contract.
                  Benefit reserves for variable annuity  contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Fee income from mutual fund  organizations  is realized based on assets under management.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Revenues for variable immediate annuity and supplementary  contracts with and without life  contingencies  consist of certain charges against  contractowner  account values including mortality and expense risks and administration fees. Benefit reserves for variable  immediate annuity contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Revenues for market value  adjusted  fixed annuity  contracts consist of separate  account  investment  income reduced by benefit payments and changes in reserves in support of contractowner  obligations,  all of which are included in return credited to contractowners.  Benefit reserves for these contracts represent the account value of the contracts,  and are included in the general account reserve for future contractowner benefits to the extent in excess of the separate account assets.

                  Revenues for fixed immediate annuity and fixed supplementary  contracts without life contingencies  consist of net investment  income.  Revenues for fixed  immediate  annuity  contracts with life  contingencies  consist of single premium  payments  recognized as annuity  considerations  when received.  Benefit reserves for these contracts are based on applicable  actuarial  standards with assumed  interest rates that vary by issue year.  Assumed  interest rates ranged from 6.25% to 8.25% at December 31, 2001 and 2000.

                  Revenues for variable  life  insurance  contracts  consist of charges  against  contractowner  account  values for mortality  and expense risk fees,  administration  fees,  cost of insurance  fees,  taxes and  surrender  charges.
                  Certain  contracts also include charges against premium to pay state premium taxes.  Benefit reserves for variable life  insurance  contracts  represent the account value of the contracts and are included in the separate  account liabilities.

         L.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new business,  which vary with and are primarily related to the production of new business, are being deferred, net of reinsurance.  These costs include commissions,  costs of contract issuance, and certain selling  expenses that vary with production.  These costs are being amortized  generally in proportion to expected gross  profits  from  surrender  charges,  policy and asset based fees and  mortality  and expense  margins.  This amortization is adjusted  retrospectively  and prospectively when estimates of current and future gross profits to be realized from a group of products are revised.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Details of the  deferred  acquisition  costs and  related  amortization  for the years ended  December  31, are as follows:

                  (in thousands)                                   2001           2000            1999
                                                                   ----           ----            ----
                  Balance at beginning of year                $  1,398,192    $  1,087,705   $    721,507
                  Acquisition costs deferred during the year
                                                                   209,136         495,103        450,059
                  Acquisition costs amortized during the
                       year                                       (224,047)       (184,616)       (83,861)
                                                              -------------   -------------  -------------
                  Balance at end of year                      $  1,383,281    $  1,398,192   $  1,087,705
                                                              ============    ============   ============

         M.       Reinsurance
                  -----------

                  The Company cedes reinsurance under modified  co-insurance  arrangements.  These reinsurance  arrangements provide additional  capacity  for growth in  supporting  the cash flow  strain  from the  Company's  variable  annuity and variable life insurance business.  The reinsurance is effected under quota share contracts.

                  The Company reinsured its exposure to market fluctuations  associated with its GMDB liability in the first half of
                  1999. Under this reinsurance  agreement,  the Company ceded premiums of approximately  $2,945,000;  received claim reimbursements of approximately $242,000;  and, recorded a decrease in ceded reserves of approximately  $2,763,000 in 1999.

At December 31, 2001 and 2000, in accordance with the provisions of modified coinsurance agreements, the Company accrued approximately
                  $7,733,000 and $4,339,000, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

         N.       Translation of Foreign Currency
                  -------------------------------

The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency.  Assets and liabilities are translated at the exchange rate in effect at each year-end.  Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year.  Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

         O.       Separate Accounts
                  -----------------

                  Assets and liabilities in Separate  Accounts are included as separate  captions in the consolidated  statements of financial  condition.  Separate  Account  assets  consist  principally  of long term bonds,  investments in mutual funds,  short-term  securities  and  cash and cash  equivalents,  all of which  are  carried  at fair  value.  The investments are managed predominately through the Company's investment advisory affiliate,

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  American Skandia  Investment  Services,  Inc.  ("ASISI"),  utilizing  various fund managers as  sub-advisors.  The remaining  investments are managed by independent  investment firms. The contractowner has the option of directing funds to a wide variety of investment  options,  most of which invest in mutual funds.  The investment risk on the variable  portion of a contract is borne by the  contractowner.  Fixed  options with minimum  guaranteed  interest rates are also available.  The Company bears the credit risk  associated  with the investments  that support these fixed options.

                  Included in Separate  Account  liabilities are reserves of  approximately  $1,092,944,000  and  $1,059,987,000  at
                  December 31, 2001 and 2000, respectively,  relating to annuity contracts for which the contractowner is guaranteed a fixed rate of return.  Separate Account assets of approximately  $1,092,944,000  and  $1,059,987,000 at December
                  31, 2001 and 2000,  respectively,  consisting of long term bonds,  short-term  securities,  transfers due from the general account and cash and cash equivalents are held in support of these annuity obligations,  pursuant to state regulation.

         P.       Estimates
                  ---------

                  The  preparation of financial  statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting  period.  The more  significant  estimates and assumptions  are  related  to  deferred  acquisition  costs and  involve  policy  lapses,  investment  return  and maintenance expenses.  Actual results could differ from those estimates.

3.       COMPREHENSIVE INCOME

         The components of comprehensive income, net of tax, for the years ended December 31 were as follows:

         (table in thousands)                                                 2001        2000       1999
                                                                              ----        ----       ----
         Net income                                                        $  33,099  $  64,817   $  76,169
         Other comprehensive income:
            Unrealized investment losses on available sale securities
                                                                                (448)    (1,681)     (3,438)
            Reclassification adjustment for realized losses (gains)
              included in investment income                                      173      2,957        (660)
                                                                           ---------  ---------   ----------
            Net unrealized gains (losses) on securities                         (275)     1,276      (4,098)
            Foreign currency translation                                         (67)       (66)        456
                                                                           ---------- ----------  ---------
         Other comprehensive (loss) income                                      (342)     1,210      (3,642)
                                                                           ---------- ---------   ----------
         Comprehensive income                                              $  32,757  $  66,027   $  72,527
                                                                           =========  =========   =========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       COMPREHENSIVE INCOME (continued)

         Other comprehensive (loss) income is shown net of tax (benefit) expense of approximately ($184) thousand,  $651 thousand and
         ($1,961) thousand for 2001, 2000 and 1999 respectively.

         The components of accumulated other comprehensive income, net of tax, as of December 31 were as follows:

         (table in thousands)                                                  2001         2000
                                                                               ----         ----
         Unrealized investment gains                                           $  746    $  1,021
         Foreign currency translation                                              15          82
                                                                               ------    --------
         Accumulated other comprehensive income                                $  761    $  1,103
                                                                               ======    ========

4.       INVESTMENTS

         The amortized  cost,  gross  unrealized  gains and losses and estimated fair value of fixed  maturities and  investments in equity  securities  as of December 31, 2001 and 2000 are shown  below.  All  securities  held at December 31, 2001 and 2000 were publicly traded.

         Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                      -------          -----           -----       -------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          ======      ========

         The amortized  cost and fair value of fixed  maturities,  by  contractual  maturity,  at December 31, 2001 are shown below.
         Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                       Amortized
         (table in thousands)                             Cost      Fair Value
                                                          ----      ----------
         Due in one year or less                      $    14,755   $    14,784
         Due after one through five years                 232,199       235,845
         Due after five through ten years                  92,984        94,289
         Due after ten years                               16,944        17,913
                                                      -----------   -----------
           Total                                      $   356,882   $   362,831
                                                      ===========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS (continued)

         Investments in fixed maturities as of December 31, 2000 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    206,041   $      4,445   $        (11)  $    210,475
         Foreign government obligations                  2,791            195              -          2,986
         Obligations of state and political
              subdivisions                                 253              1              -            254
         Corporate securities                           72,237          1,565         (1,809)        71,993
                                                  ------------   ------------   -------------  ------------
              Totals                              $    281,322   $      6,206   $     (1,820)  $    285,708
                                                  ============   ============   =============  ============

         Proceeds from sales of fixed maturities during 2001, 2000 and 1999 and were  approximately  $386,816,000,  $302,632,000 and
         $32,196,000,  respectively.  Proceeds from maturities during 2001, 2000 and 1999 were approximately $4,000,000,  $1,104,000 and $4,030,000,  respectively.  The cost, gross unrealized  gains/losses and fair value of investments in equity securities at December 31are shown below:

         (table in thousands)                              Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2001                             $  49,886       $   122       $(4,925)       $45,083
         2000                             $  23,218       $   372       $(3,188)       $20,402

         Net realized investment gains (losses) were as follows for the years ended December 31:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                  $  7,597      $  1,002       $    253
           Gross losses                                   (4,387)       (3,450)          (228)

         Investment in equity securities:
           Gross gains                                     1,910         1,913            990
           Gross losses                                   (4,192)         (153)          (437)
                                                        ---------     ---------      ---------
              Totals                                    $    928      $   (688)      $    578
                                                        ========      =========      ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities                              $  18,788     $  13,502      $   9,461
         Cash and cash equivalents                           773         5,154          2,159
         Investment in equity securities                     622            99             32
         Policy loans                                        244            97             31
         Derivative instruments                                -        (6,939)        (1,036)
                                                      ----------    -----------    -----------
         Total investment income                          20,427        11,913         10,647
         Investment expenses                                (301)         (257)          (206)
                                                      -----------   -----------    -----------
         Net investment income                         $  20,126     $  11,656      $  10,441
                                                       ==========    ============   =========

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Current tax (benefit) expense                $   (39,047)  $   (29,244)   $    41,248
         Deferred tax expense (benefit)                    46,215        60,023        (10,904)
                                                      -----------   -----------    ------------
           Total income tax expense                   $     7,168   $    30,779    $    30,344
                                                      ===========   ===========    ===========

         Deferred tax assets (liabilities) include the following at December 31:

         (table in thousands)                              2001          2000
                                                           ----          ----
         Deferred tax assets:
           GAAP to tax reserve differences             $   241,503   $   382,826
           Future fees payable to ASI                       63,240             -
           Deferred compensation                            20,520        17,869
           Net operating loss carryforward                  14,372             -
           Surplus notes interest                            9,040         5,536
           AMT credit carryforward                           5,451             -
           Other                                             1,114           907
                                                       -----------   -----------
              Total deferred tax assets                    355,240       407,138
                                                       -----------   -----------

         Deferred tax liabilities:
           Deferred acquisition costs                     (404,758)     (411,417)
           Internal use software                            (3,417)       (2,524)
           Policy fees                                      (1,634)       (1,551)
           Net unrealized gains                               (411)         (595)
              Total deferred tax liabilities              (410,220)     (416,087)
                                                       ------------  ------------
                Net deferred tax asset (liability)     $   (54,980)  $    (8,949)
                                                       ============  ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         The income tax expense  was  different  from the amount  computed by  applying  the  federal  statutory  tax rate of 35% to pre-tax income from continuing operations as follows:

         (table in thousands)                                          2001          2000          1999
                                                                       ----          ----          ----
         Income (loss) before taxes
           Domestic                                                $   42,886    $   98,136    $  109,036
           Foreign                                                     (2,619)       (2,540)       (2,523)
                                                                   -----------   -----------   -----------
           Total                                                       40,267        95,596       106,513
           Income tax rate                                                 35%           35%           35%
                                                                   -----------   -----------   -----------
         Tax expense at federal statutory income tax rate              14,094        33,459        37,280

         Tax effect of:
           Dividend received deduction                                 (8,400)       (7,350)       (9,572)
           Losses of foreign subsidiary                                   917           889           883
           Meals and entertainment                                        603           841           664
           State income taxes                                             (62)         (524)        1,071
           Other                                                           16         3,464            18
                                                                   ----------    ----------    ----------
              Income tax expense                                   $    7,168    $   30,779    $   30,344
                                                                   ==========    ==========    ==========

         The Company's net operating loss  carryforwards,  totaling  approximately  $41,063,000 at December 31, 2001, will expire in
         2016.

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain operating costs (including personnel,  rental of office space,  furniture,  and equipment) have been charged to the
         Company at cost by American Skandia  Information  Services and Technology  Corporation  ("ASIST"),  an affiliated  company.
         The Company has also charged  operating costs to several of its  affiliates.  The total cost to the Company for these items was  approximately  $6,179,000,  $13,974,000  and  $11,136,000 in 2001,  2000 and 1999,  respectively.  Income received for these items was approximately $13,166,000, $11,186,000 and $3,919,000 in 2001, 2000 and 1999, respectively.

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution  related costs  associated with the sales of business through an investment firm where ASM serves as an introducing  broker dealer.  Under this agreement,  the expenses reimbursed were approximately  $6,391,000,  $5,842,000 and $1,441,000 in 2001, 2000 and 1999, respectively.  As of December
         31, 2001 and 2000, amounts receivable under this agreement were approximately $639,000 and $492,000, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

         The proceeds from the transfers  have been recorded as a liability  and are being  amortized  over the remaining  surrender charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection  with these  transactions,  ASI,  through  special purpose  trusts,  issued  collateralized  notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the Purchase  Agreements,  the rights  transferred  provide for ASI to receive a percentage (60%, 80% or
         100% depending on the underlying  commission option) of future mortality and expense charges and contingent  deferred sales charges,  after  reinsurance,  expected  to be  realized  over the  remaining  surrender  charge  period of the  designated contracts (generally 6 to 8 years).

         Payments,  representing  fees and  charges  in the  aggregate  amount,  of  approximately  $207,731,000,  $219,454,000  and
         $131,420,000  were  made by the  Company  to ASI in  2001,  2000  and  1999,  respectively.  Related  interest  expense  of approximately  $59,873,000,  $70,667,000  and  $52,840,000  has been  included in the  statement  of income for 2001,  2000 and1999, respectively.

         The  Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the Company becomes subject to an order of liquidation or  rehabilitation,  the  Commissioner  has the ability to stop the payments due to ASI under the Purchase Agreement subject to certain terms and conditions.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI (continued)

         The present values of the transactions as of the respective effective date were as follows:

                           Closing      Effective       Contract Issue        Discount       Present
        Transaction         Date          Date              Period              Rate          Value
        -----------         ----          ----              ------              ----          -----

           1996-1          12/17/96        9/1/96        1/1/94 - 6/30/96       7.5%           $50,221
           1997-1           7/23/97        6/1/97        3/1/96 - 4/30/97       7.5%            58,767
           1997-2          12/30/97       12/1/97        5/1/95 - 12/31/96      7.5%            77,552
           1997-3          12/30/97       12/1/97        5/1/96 - 10/31/97      7.5%            58,193
           1998-1           6/30/98        6/1/98        1/1/97 - 5/31/98       7.5%            61,180
           1998-2          11/10/98       10/1/98        5/1/97 - 8/31/98       7.0%            68,573
           1998-3          12/30/98       12/1/98        7/1/96 - 10/31/98      7.0%            40,128
           1999-1           6/23/99        6/1/99        4/1/94 - 4/30/99       7.5%           120,632
           1999-2          12/14/99       10/1/99       11/1/98 - 7/31/99       7.5%           145,078
           2000-1           3/22/00        2/1/00        8/1/99 - 1/31/00       7.5%           169,459
           2000-2           7/18/00        6/1/00        2/1/00 - 4/30/00      7.25%            92,399
           2000-3          12/28/00       12/1/00        5/1/00 - 10/31/00     7.25%           107,291
           2000-4          12/28/00       12/1/00        1/1/98 - 10/31/00     7.25%           107,139

         Expected payments of future fees payable to ASI as of December 31, 2001 are as follows:

           (table in thousands)           Year             Amount
                                          ----             ------

                                          2002      $   175,357
                                          2003          171,345
                                          2004          156,842
                                          2005          132,702
                                          2006          102,188
                                          2007           50,821
                                          2008            7,800
                                                    -----------
                                          Total         $797,055
                                                        ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

9.       LEASES

         The Company leases office space under a lease  agreement  established in 1989 with ASIST.  The Company entered into a lease agreement for office space in  Westminster,  Colorado,  effective  January 1, 2001.  Lease expense for 2001,  2000 and 1999 was  approximately  $8,404,000,  $6,593,000  and  $5,003,000,  respectively.  Future minimum lease payments per year and in aggregate as of December 31, 2001 are as follows:

              (table in thousands)       2002                          $   7,913
                                         2003                              8,087
                                         2004                              8,570
                                         2005                              8,609
                                         2006                              8,698
                                         2007 and thereafter              41,711
                                                                       ---------
                                         Total                         $  83,588
                                                                       =========

10.      RESTRICTED ASSETS

         To comply with certain state insurance  departments'  requirements,  the Company maintains cash, bonds and notes on deposit with various  states.  The carrying  value of these  deposits  amounted to  approximately  $4,822,000  and $4,636,000 as of
         December  31,  2001  and  2000,  respectively.  These  deposits  are  required  to be  maintained  for  the  protection  of contractowners within the individual states.

11.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory  basis  shareholder's  equity was  approximately  $226,780,000  and  $342,804,000  at December 31, 2001 and 2000,
         respectively.

         The Company  incurred  statutory  basis net losses for 2001 of  approximately  $121,957,000  due  primarily to  significant declines in the equity  markets  during the year as well as increased  levels of operating  expenses  relative to revenues.
         Statutory basis net income for 2000 was $11,550,000, as compared to losses of $17,672,000 in 1999.

         Under  various  state  insurance  laws,  the maximum  amount of dividends  that can be paid to  shareholders  without prior approval of the state  insurance  department  is subject to  restrictions  relating to statutory  surplus and net gain from operations.  At December 31, 2001, no amounts may be distributed without prior approval.

         On November 8, 1999,  the Board of Directors  authorized  the Company to increase  the par value of its capital  stock from
         $80 per share to $100 per share in order to comply with minimum  capital  levels as required by the  California  Department of Insurance.  This  transaction  resulted in a corresponding  decrease in paid in and contributed  surplus of $500,000 and had no effect on capital and surplus.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

12.      STATUTORY ACCOUNTING PRACTICES

         The Company  prepares its statutory basis financial  statements in accordance with accounting  practices  prescribed by the
         State  of  Connecticut  Insurance  Department.  Prescribed  statutory  accounting  practices  include  publications  of the
         National  Association of Insurance  Commissioners  (NAIC),  as well as state laws,  regulations and general  administrative rules.

         The NAIC adopted the  Codification  of Statutory  Accounting  Principles  (Codification)  in March 1998. The effective date for  codification  was January 1, 2001. The Company's  state of domicile,  Connecticut,  has adopted  codification  and the
         Company has made the  necessary  changes in its  statutory  accounting  and  reporting  required  for  implementation.  The overall impact of adopting  codification  was a one-time,  cumulative  change in accounting  benefit  recorded  directly in statutory surplus of approximately $12,047,000.

         In addition,  during 2001,  based on a  recommendation  from the State of  Connecticut  Insurance  Department,  the Company
         changed its statutory  method of accounting for its liability  associated with  securitized  variable  annuity fees.  Under the new method of accounting,  the liability for securitized  fees is established  consistent with the method of accounting for the liability  associated with variable annuity fees ceded under reinsurance  contracts.  This equates to the statutory liability at any valuation date being equal to the  Commissioners  Annuity Reserve  Valuation Method (CARVM) offset related to the  securitized  contracts.  The impact of this change in  accounting,  representing  the  difference  in the liability calculated  under the old method  versus the new method as of January 1,  2001,  was  reported  as a  cumulative  effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215,000.

13.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially  all employees are eligible.  Under this plan, the Company  provides a 50% match on  employees'  contributions  up to 6% of an  employee's  salary  (for an  aggregate  match of up to 3% of the employee's  salary).  Additionally,  the Company may contribute  additional  amounts based on  profitability of the Company and  certain  of its  affiliates.  Company  contributions  to this plan on behalf of the  participants  were  approximately
         $2,738,000, $3,734,000 and $3,164,000 in 2001, 2000 and 1999, respectively.

         The  Company  has a  deferred  compensation  plan,  which is  available  to the field  marketing  staff and  certain  other employees.  Company  contributions to this plan on behalf of the participants  were  approximately  $345,000,  $399,000 and
         $193,000 in 2001, 2000 and 1999, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

13.      EMPLOYEE BENEFITS (continued)

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to executive  officers and other  personnel.  The Company and certain  affiliates  also have a profit sharing  program,  which benefits all employees  below the officer level.  These programs  consist of multiple plans with new plans  instituted each year.  Generally,  participants  must remain  employed by the Company or its  affiliates at the time such units are payable in order to receive any  payments  under the  programs.  The accrued  liability  representing  the value of these units was approximately  $13,645,000  and $31,632,000 as of December 31, 2001 and 2000,  respectively.  Payments under these programs were approximately $8,377,000, $13,542,000, and $4,079,000 in 2001, 2000 and 1999, respectively.

14.      REINSURANCE

         The Company  cedes  insurance to other  insurers in order to limit its risk  exposure.  Such  transfer does not relieve the
         Company of its primary  liability and, as such,  failure of reinsurers to honor their  obligation could result in losses to the Company.  The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

         The effect of reinsurance for the 2001, 2000 and 1999 was as follows:

         (table in thousands)

        2001                                                             Gross         Ceded           Net
        ----                                                             -----         -----           ---
        Annuity and life insurance charges and fees                  $   430,913    $   (52,220)  $   378,693
        Change in annuity and life insurance policy reserves         $   (35,835)   $    (4,063)  $   (39,898)
        Return credited to contractowners                            $    16,741    $        92   $    16,833

        2000
        ----
        Annuity and life insurance charges and fees                  $   477,802    $   (53,224)  $   424,578
        Change in annuity and life insurance policy reserves         $    45,784    $      (766)  $    45,018
        Return credited to contractowners                            $    13,607    $    (4,561)  $     9,046

        1999
        ----
        Annuity and life insurance charges and fees                  $   326,670    $   (36,681)  $   289,989
        Change in annuity and life insurance policy reserves         $     4,151    $    (1,073)  $     3,078
        Return credited to contractowners                            $    (1,382)   $      (257)  $    (1,639)

         In December 2000, the Company  entered into a modified  coinsurance  agreement with SICL covering  certain  contracts  issued since January 1996. The impact of this treaty to the Company was a pre tax loss of  approximately  $4,917,000 in 2001 and pre tax income of  approximately  $7,067,453 in 2000. At December 31, 2001 and 2000,  approximately  $12,983,000  and $6,109,000, respectively, was payable to SICL under this agreement.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

15.      SURPLUS NOTES

         The Company has issued  surplus notes to ASI in exchange for cash.  Surplus notes  outstanding  as of December 31, 2001 and
         2000, and interest expense for 2001, 2000 and 1999 were as follows:

                                                     Liability as of
         (table in thousands)                         December 31,                    Interest Expense
                                   Interest                                            For the Years
            Note Issue Date          Rate          2001          2000          2001         2000         1999
         ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
         ----------------------    ---------     ----------

         February 18, 1994           7.28%               -             -             -          732          738
         March 28, 1994              7.90%               -             -             -          794          801
         September 30, 1994          9.13%               -        15,000         1,282        1,392        1,389
         December 28, 1994           9.78%               -             -             -            -        1,308
         December 19, 1995           7.52%          10,000        10,000           763          765          762
         December 20, 1995           7.49%          15,000        15,000         1,139        1,142        1,139
         December 22, 1995           7.47%           9,000         9,000           682          684          682
         June 28, 1996               8.41%          40,000        40,000         3,411        3,420        3,411
         December 30, 1996           8.03%          70,000        70,000         5,699        5,715        5,698
                                                 ----------    ----------    ---------    ---------    ---------
                                                 ----------    ----------    ---------    ---------    ---------

         Total                                    $144,000      $159,000       $12,976      $14,644      $15,928
                                                 ==========    ==========    =========    =========    =========

         On December 3, 2001, a surplus note,  dated September 30, 1994, for $15,000,000 was repaid.  On December 27, 2000,  surplus notes for  $10,000,000,  dated  February 18, 1994,  and  $10,000,000,  dated March 28, 1994,  were repaid.  On December 10,
         1999, a surplus note,  dated December 28, 1994, for $14,000,000  was repaid.  All surplus notes mature seven years from the issue date.

         Payment of interest and repayment of principal  for these notes is subject to certain  conditions  and require  approval by the Insurance  Commissioner  of the State of  Connecticut.  At December 31, 2001 and 2000,  approximately  $25,829,000  and
         $15,816,000, respectively, of accrued interest on surplus notes was not approved for payment under these criteria.

16.      SHORT-TERM BORROWING

         The Company had a  $10,000,000  short-term  loan payable to ASI at December  31, 2001 and 2000 as part of a revolving  loan agreement.  The loan has an interest  rate of 3.67% and matures on March 12, 2002.  The total related  interest  expense to the Company was  approximately  $522,000,  $687,000 and $585,000 in 2001,  2000 and 1999,  respectively.  Accrued  interest payable was approximately $113,000 and $222,000 as of December 31, 2001 and 2000, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

17.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately 99% of the Company's separate account  liabilities are subject to discretionary  withdrawal by contractowners at market value or with market value  adjustment.  Separate  account assets,  which are carried at fair value, are adequate to pay such  withdrawals,  which are generally  subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

18.      RESTRUCTURING CHARGES

         On March 22, 2001,  and  December 3, 2001,  the Company  announced  separate  plans to reduce  expenses to better align its operating  infrastructure  with  the  current  investment  market  environment.  As part of the two  plans,  the  Company's workforce was reduced by approximately  140 positions and 115 positions,  respectively,  affecting  substantially all areas of the  Company.  Estimated  pre-tax  severance  benefits  of  approximately  $8,500,000  have been  charged  against  2001 operations  related to these  reductions.  These charges have been reported in the  Consolidated  Statements of Income as a
         component  of  Underwriting,   Acquisition  and  Other  Insurance  Expenses.   As  of  December  31,  2001,  the  remaining
         restructuring liability, relating primarily to the December 3, 2001 plan, was approximately $4,104,000.

19.      COMMITMENTS AND CONTINGENT LIABILITIES

         As of the date of this filing,  the Company is not involved in any legal proceedings  outside of the ordinary course of its business  operations.  The Company is involved in pending and threatened  legal  proceedings in the ordinary  course of its
         business   operations.   While  the  outcome  of  these  legal  proceedings  cannot  be  determined  at  this  time,  after consideration  of  the  defenses  available  to the  Company,  applicable  insurance  coverage  and  any  related  reserves established,  these legal  proceedings  are not  expected to result in  liability  for  amounts  material to the  financial condition of the Company, although they may adversely affect results of operations in future periods.

20.      SEGMENT REPORTING

         In recent  years,  in order to complete  the array of products  offered by the  Company and its  affiliates  to meet a wide variety of financial  planning,  the Company  developed  variable  life  insurance and  qualified  retirement  plan annuity products.  Assets under management and sales for products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures  as required by SFAS 131,  "Disclosures  about  Segments of an Enterprise  and Related
         Information,"  and the  Company  does not  anticipate  that they will do so in the future due to a change in the  Company's strategy.  On March 15,  2002,  the  Company  announced  that it will no longer  accept  new  business  for the  funding of qualified  retirement  plans,  effective July 31, 2002 and will not accept  applications for it's flexible premium variable insurance  products that are signed after April 1, 2002 or received after April 15, 2002.  The Company  intends to continue to accept additional  contributions to existing qualified plans, to service and accept additional premiums for its existing flexible  premium  variable  insurance  contracts,  and to  continue  to offer and sell its single  premium  variable  life insurance products.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   131,096   $   128,665    $   114,714    $   117,854
        Net investment income*                           5,381         4,997          5,006          4,742
        Net realized capital gains (losses)              1,902           373            376         (1,723)
                                                  ------------  ------------   ------------   -------------
        Total revenues                                 138,379       134,035        120,096        120,873
        Benefits and expenses*                         122,940       110,644        115,313        124,219
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              15,439        23,391          4,783         (3,346)
        Income taxes                                     4,034         7,451           (480)        (3,837)
                                                  ------------  ------------   -------------  -------------
        Net income                                 $    11,405   $    15,940    $     5,263    $       491
                                                  ============  ============   ============   ============

        *     For the quarters  ended March 31, 2001,  June 30, 2001 and  September  30, 2001,  the Company had reported  investment
              performance   associated  with  its  derivatives  as  net  investment  income.  The  above  presentation   reflects  a
              reclassification of these amounts to benefits and expenses.

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   137,255   $   139,317    $   147,923    $   136,159
        Net investment income                            2,876         3,628          4,186            966
        Net realized capital gains (losses)                729        (1,436)          (858)           877
                                                  ------------  -------------  -------------  ------------
        Total revenues                                 140,860       141,509        151,251        138,002
        Benefits and expenses                          106,641       121,356        137,514        110,515
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              34,219        20,153         13,737         27,487
        Income taxes                                    10,038         5,225          3,167         12,349
                                                  ------------  ------------   ------------   ------------
        Net income                                 $    24,181   $    14,928    $    10,570    $    15,138
                                                  ============  ============   ============   ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          1999                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $    78,509   $    88,435    $    97,955    $   111,443
        Net investment income                            2,654         2,842          2,735          2,210
        Net realized capital gains                         295            25            206             52
        Total revenues                                  81,458        91,302        100,896        113,705
        Benefits and expenses                           64,204        67,803         71,597         77,244
        Pre-tax net income                              17,254        23,499         29,299         36,461
        Income taxes                                     3,844         7,142          7,898         11,460
        Net income                                 $    13,410   $    16,357    $    21,401    $    25,001
                                                  ============  ============   ============   ============

                               APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

Separate  Account B consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or mutual fund portfolio.  All or some of these  Sub-accounts  are available as investment  options for other variable  annuities we offer pursuant to different prospectuses.

Unit Prices And Numbers Of Units:  The following table shows:  (a) the Unit Price,  as of the dates shown,  for Units in each of the
Sub-accounts of Separate Account B that are being offered pursuant to this  Prospectus;  and (b) the number of Units  outstanding in each  such  Sub-account  as of the  dates  shown.  The year in which  operations  commenced  in each  such  Sub-account  is noted in parentheses.  To the extent a Sub-account  commenced  operations during a particular  calendar year, the Unit Price as of the end of the period reflects only the partial year results from the  commencement of operations  until December 31st of the applicable  year.
The  portfolios  in  which a  particular  Sub-account  invests  may or may not have  commenced  operations  prior  to the date  such
Sub-account  commenced  operations.  The initial offering price for each Sub-account was $10.00.  Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1, 2002.

Beginning  November 18, 2002,  multiple Unit Prices will be calculated  for each  Sub-account  of Separate  Account B to reflect the daily charge  deducted for each  combination of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for the Guaranteed Return Option offered under this Annuity.

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
-------------------------------------------------------------------------------------------------------------------------------------------
AST Strong
International Equity 1
(1989)
Unit Price                    $24.28        31.88       43.99      27.18      22.95      19.70       18.23      16.80      16.60     12.37
Number of Units           17,388,860   19,112,622  16,903,883 17,748,560 17,534,233 17,220,688  14,393,137 14,043,215  9,063,464 1,948,773
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST American Century
International Growth 2
(1997)
Unit Price                    $12.85        17.92       21.66      13.30      11.35          -           -          -          -         -
Number of Units           37,487,425   17,007,352   6,855,601  5,670,336  2,857,188          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST DeAM
International
Equity 3
(1994)                                      16.12       23.45      12.54      11.46      11.39       10.23          -          -         -
Unit Price                    $10.77   16,245,805   8,818,599  9,207,623  9,988,104  9,922,698   2,601,283          -          -         -
Number of Units           13,627,264
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST MFS Global
Equity
(1999)
Unit Price                     $8.94        10.08       11.01          -          -          -           -          -          -         -
Number of Units            5,806,567    2,803,013     116,756          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST PBHG Small-Cap
Growth 4
(1994)
Unit Price                    $19.84        21.51       42.08      17.64      17.28      16.54       13.97      10.69          -         -
Number of Units           23,048,821   25,535,093  32,134,969 15,003,001 14,662,728 12,282,211   6,076,373  2,575,105          -         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST DeAM Small-
Cap Growth 5
(1999)
Unit Price                     $8.46        11.98       15.37          -          -          -           -          -          -         -
Number of Units           60,703,791   63,621,279  53,349,003          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
-------------------------------------------------------------------------------------------------------------------------------------------
AST Federated
Aggressive Growth
(2000)
Unit Price                     $7.10         9.08           -          -          -          -           -          -          -         -
Number of Units            6,499,066      196,575           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Goldman Sachs
Small-Cap Value 6
(1998)
Unit Price                    $15.12        13.95       10.57       9.85          -          -           -          -          -         -
Number of Units           26,220,860   15,193,053   6,597,544  4,081,870          -          -           -          -          -         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Gabelli Small-Cap
Value 7
(1997)
Unit Price                    $14.08        13.35       11.11      11.20      12.70          -           -          -          -         -
Number of Units           35,483,530   23,298,524  21,340,168 24,700,211 14,612,510          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Janus Mid-Cap
Growth
(2000)
Unit Price                     $3.88         6.58           -          -          -          -           -          -          -         -
Number of Units           17,045,776    9,426,102           -          -          -          -           -          -          -         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Neuberger
Berman
Mid-Cap Growth 8
(1994)
Unit Price                    $18.95        25.90       28.58      19.15      16.10      13.99       12.20       9.94          -         -
Number of Units           25,717,164   26,517,850  13,460,525 13,389,289 11,293,799  9,563,858   3,658,836    301,267          -         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Neuberger
Berman
Mid-Cap Value 9
(1993)
Unit Price                    $20.16        21.09       16.78      16.10      16.72      13.41       12.20       9.81      10.69         -
Number of Units           47,298,313   44,558,699  37,864,586 16,410,121 11,745,440  9,062,152   8,642,186  7,177,232  5,390,887         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Alger All-Cap
Growth
(2000)
Unit Price                     $5.54         6.74           -          -          -          -           -          -          -         -
Number of Units          125,442,916   28,229,631           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Gabelli All-Cap
Value
(2000)
Unit Price                     $9.71        10.06           -          -          -          -           -          -          -         -
Number of Units           14,934,570    1,273,094           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price
Natural Resources
(1995)
Unit Price                    $19.71        19.86       15.88      12.57      14.46      14.19       11.01          -          -         -
Number of Units            6,565,088    6,520,983   6,201,327  5,697,453  7,550,076  6,061,852     808,605          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
-------------------------------------------------------------------------------------------------------------------------------------------
AST Alliance
Growth 10
(1996)
Unit Price                    $14.61        17.38       20.44      15.48      12.33      10.89           -          -          -         -
Number of Units           29,478,257   25,796,792  17,059,819 19,009,242 18,736,994  4,324,161           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST MFS Growth
(1999)
Unit Price                     $8.02        10.38       11.27          -          -          -           -          -          -         -
Number of Units          117,716,242    7,515,486     409,467          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 ----------
AST Marsico Capital
Growth
(1997)
Unit Price                    $13.74        17.81       21.06      14.00      10.03          -           -          -          -         -
Number of Units           85,895,802   94,627,691  78,684,943 40,757,449    714,309          -           -          -          -         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST JanCap Growth
(1992)
Unit Price                    $27.71        41.14       60.44      39.54      23.83      18.79       14.85      10.91      11.59     10.51
Number of Units           84,116,221   99,250,773  94,850,623 80,631,598 62,486,302 46,779,164  28,662,737 22,354,170 13,603,637 1,476,139
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST DeAM Large-
Cap Value 11
(2000)
Unit Price                     $9.15         9.82           -          -          -          -           -          -          -         -
Number of Units            4,575,558      586,058           -          -          -          -           -          -          -         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Alliance/Bernstein
Growth + Value 12
(2001)
Unit Price                     $9.63            -           -          -          -          -           -          -          -         -
Number of Units            3,351,836            -           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Sanford Bernstein
Core Value 12
(2001)
Unit Price                    $10.04            -           -          -          -          -           -          -          -         -
Number of Units            4,207,869            -           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Cohen & Steers
Realty
(1998)
Unit Price                    $10.54        10.39        8.35       8.28          -          -           -          -          -         -
Number of Units           12,268,426   11,891,188   6,224,365  3,771,461          -          -           -          -          -         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Sanford Bernstein
Managed Index 500 13
(1998)
Unit Price                    $12.03        13.55       15.08      12.61          -          -           -          -          -         -
Number of Units           48,018,721   48,835,089  39,825,951 22,421,754          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST American Century
Income & Growth 14
(1997)
Unit Price                    $12.86        14.24       16.19      13.35      12.06          -           -          -          -         -
Number of Units           27,386,278   32,388,202  21,361,995 13,845,190  9,523,815          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
---------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Alliance Growth
and Income 15
(1992)
Unit Price                    $28.18        28.72       27.60      24.11      21.74      17.79       15.22      11.98      11.88     10.60
Number of Units           63,123,316   53,536,296  52,766,579 47,979,349 42,197,002 28,937,085  18,411,759  7,479,449  4,058,228   956,949
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 ----------
AST MFS Growth with
Income
(1999)
Unit Price                     $8.64        10.36       10.49          -          -          -           -          -          -         -
Number of Units           11,896,688    6,937,627     741,323          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 ----------
AST INVESCO Capital
Income 16
(1994)
Unit Price                    $19.84        22.01       21.31      19.34      17.31      14.23       12.33       9.61          -         -
Number of Units           48,595,962   50,171,495  46,660,160 40,994,187 33,420,274 23,592,226  13,883,712  6,633,333          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST DeAM Global
Allocation 17
(1993)
Unit Price                    $17.39        19.98       21.19      17.78      15.98      13.70       12.49      10.34      10.47         -
Number of Units           26,641,422   30,290,413  23,102,272 22,634,344 22,109,373 20,691,852  20,163,848 13,986,604  8,743,758         -
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 ----------
AST American Century
Strategic Balanced
(1997)
Unit Price                    $13.50        14.23       14.90      13.37      11.18          -           -          -          -         -
Number of Units           14,369,895   14,498,180  13,944,535  6,714,065  2,560,866          -           -          -          -         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price
Asset Allocation
(1994)
Unit Price                    $18.15        19.33       19.70      18.12      15.53      13.30       11.92       9.80          -         -
Number of Units           17,579,107   19,704,198  22,002,028 18,469,315 13,524,781  8,863,840   4,868,956  2,320,063          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price
Global Bond 18
(1994)
Unit Price                    $10.62        10.49       10.69      11.82      10.45      10.98       10.51       9.59          -         -
Number of Units            9,668,062   11,219,503  12,533,037 12,007,692 12,089,872  8,667,712   4,186,695  1,562,364          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Federated High
Yield
(1994)
Unit Price                    $12.64        12.80       14.38      14.30      14.13      12.62       11.27       9.56          -         -
Number of Units           39,130,467   36,914,825  41,588,401 40,170,144 29,663,242 15,460,522   6,915,158  2,106,791          -         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Lord Abbett
Bond-Debenture
(2000)
Unit Price                    $10.28        10.12           -          -          -          -           -          -          -         -
Number of Units            5,506,982      650,253           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST PIMCO Total
Return Bond
(1994)
Unit Price                    $15.46        14.40       13.09      13.43      12.44      11.48       11.26       9.61          -         -
Number of Units           99,028,465   82,545,240  73,530,507 64,224,618 44,098,036 29,921,643  19,061,840  4,577,708          -         -
-------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
---------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST PIMCO Limited
Maturity Bond
(1995)
Unit Price                    $13.61        12.79       11.96      11.73      11.26      10.62       10.37          -          -         -
Number of Units           42,410,807   31,046,956  32,560,943 28,863,932 25,008,310 18,894,375  15,058,644          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 ----------
AST Money Market
(1992)
Unit Price                    $13.24        12.94       12.38      12.00      11.57      11.16       10.77      10.35      10.12     10.01
Number of Units          184,612,059  172,493,206 187,609,708 75,855,442 66,869,998 42,435,169  30,564,442 27,491,389 11,422,783   457,872

The Montgomery
Variable Series - MV
Emerging Markets
(1996)
Unit Price                     $6.50         7.09       10.06       6.19      10.05      10.25           -          -          -         -
Number of Units           14,095,135   12,899,472  12,060,036 10,534,383 10,371,104  2,360,940           -          -          -         -

Wells Fargo Variable
Trust - Equity Income
(1999)
Unit Price                     $9.37        10.05        9.96          -          -          -           -          -          -         -
Number of Units            1,019,937      502,986     136,006          -          -          -           -          -          -         -

INVESCO VIF -
Dynamics
(1999)
Unit Price                     $8.98        13.23       13.91          -          -          -           -          -          -         -
Number of Units           13,391,660   11,409,827   2,022,585          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Technology
(1999)
Unit Price                     $6.66        12.48       16.52          -          -          -           -          -          -         -
Number of Units           26,652,622   29,491,113   4,622,242          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Health Sciences
(1999)
Unit Price                    $12.58        14.59       11.34          -          -          -           -          -          -         -
Number of Units           17,419,141   19,381,405     786,518          -          -          -           -          -          -         -
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INVESCO VIF -
Financial Services
(1999)
Unit Price                    $12.48        14.04       11.41          -          -          -           -          -          -         -
Number of Units           11,612,048   14,091,636     759,104          -          -          -           -          -          -         -
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INVESCO VIF -
Telecommunications
(1999)
Unit Price                     $5.01        11.05       15.17          -          -          -           -          -          -         -
Number of Units           13,553,158   17,856,118   4,184,526          -          -          -           -          -          -         -

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                                                                       Year Ended December 31,
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                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
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Evergreen VA -
International
Growth 19
(2000)
Unit Price                     $9.30         8.70           -          -          -          -           -          -          -         -
Number of Units               45,358       57,408           -          -          -          -           -          -          -         -
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Evergreen VA - Global
Leaders
(1999)
Unit Price                     $9.00        10.55       11.72          -          -          -           -          -          -         -
Number of Units            1,520,376      887,758      23,100          -          -          -           -          -          -         -
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Evergreen VA -
Special Equity
(1999)
Unit Price                     $9.98        11.01       12.19          -          -          -           -          -          -         -
Number of Units            2,540,062    1,731,145     152,341          -          -          -           -          -          -         -
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Evergreen VA - Omega
(2000)
Unit Price                     $6.71         7.98           -          -          -          -           -          -          -         -
Number of Units            2,585,848    1,637,475           -          -          -          -           -          -          -         -
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Evergreen VA -
Capital Growth
(2000)
Unit Price                    $10.60        12.35           -          -          -          -           -          -          -         -
Number of Units              788,396      268,886           -          -          -          -           -          -          -         -
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Evergreen VA - Blue
Chip
(2000)
Unit Price                     $7.39         8.99           -          -          -          -           -          -          -         -
Number of Units              526,302      351,338           -          -          -          -           -          -          -         -
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Evergreen VA - Equity
Index
(2000)
Unit Price                     $8.22         9.47           -          -          -          -           -          -          -         -
Number of Units              526,290      302,954           -          -          -          -           -          -          -         -
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Evergreen VA -
Foundation
(2000)
Unit Price                     $8.70         9.65           -          -          -          -           -          -          -         -
Number of Units            1,019,799      755,890           -          -          -          -           -          -          -         -

ProFund VP -
Europe 30
(1999)
Unit Price                     $7.87        10.52       12.24          -          -          -           -          -          -         -
Number of Units            5,711,763    2,327,562     273,963          -          -          -           -          -          -         -
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                                                                       Year Ended December 31,
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                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
---------------------------------------------------------------------------------------------------------------------------------
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ProFund VP -
UltraSmall-Cap 20
(1999)
Unit Price                     $8.37         9.18       11.96          -          -          -           -          -          -         -
Number of Units           10,010,482    3,258,574     813,904          -          -          -           -          -          -         -
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ProFund VP -OTC 21
(2001)
Unit Price                     $5.77            -           -          -          -          -           -          -          -         -
Number of Units           11,681,189            -           -          -          -          -           -          -          -         -
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ProFund VP -
UltraOTC
(1999)
Unit Price                     $1.91         6.19       23.58          -          -          -           -          -          -         -
Number of Units           50,124,696   17,597,528   2,906,024          -          -          -           -          -          -         -
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ProFund VP - Bear 21
(2001)
Unit Price                    $11.54            -           -          -          -          -           -          -          -         -
Number of Units            3,059,897            -           -          -          -          -           -          -          -         -
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ProFund VP -
Bull Plus 20
(2001)
Unit Price                     $7.47            -           -          -          -          -           -          -          -         -
Number of Units            7,628,819            -           -          -          -          -           -          -          -         -
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ProFund VP -
Biotechnology 21
(2001)
Unit Price                     $8.37            -           -          -          -          -           -          -          -         -
Number of Units            5,093,235            -           -          -          -          -           -          -          -         -
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ProFund VP - Energy 21
(2001)
Unit Price                     $9.19            -           -          -          -          -           -          -          -         -
Number of Units            2,299,149            -           -          -          -          -           -          -          -         -
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ProFund VP -
Financial 21
(2001)
Unit Price                     $9.22            -           -          -          -          -           -          -          -         -
Number of Units            2,154,106            -           -          -          -          -           -          -          -         -
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ProFund VP -
Healthcare 21
(2001)
Unit Price                     $9.35            -           -          -          -          -           -          -          -         -
Number of Units            3,489,097            -           -          -          -          -           -          -          -         -
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ProFund VP -
Real Estate 21
(2001)
Unit Price                    $10.76            -           -          -          -          -           -          -          -         -
Number of Units            3,592,834            -           -          -          -          -           -          -          -         -
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                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
---------------------------------------------------------------------------------------------------------------------------------
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ProFund VP -
Technology 21
(2001)
Unit Price                     $5.91            -           -          -          -          -           -          -          -         -
Number of Units            2,524,295            -           -          -          -          -           -          -          -         -
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ProFund VP -
Telecommunications 21
(2001)
Unit Price                     $7.10            -           -          -          -          -           -          -          -         -
Number of Units              583,065            -           -          -          -          -           -          -          -         -
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ProFund VP -
Utilities 21
(2001)
Unit Price                     $8.12            -           -          -          -          -           -          -          -         -
Number of Units            1,589,344            -           -          -          -          -           -          -          -         -

First Trust(R)10
Uncommon Values
(2000)
Unit Price                     $4.72         7.43           -          -          -          -           -          -          -         -
Number of Units            2,255,266    2,690,435           -          -          -          -           -          -          -         -

Prudential - SP
Jennison
International
Growth 22
(2001)
Unit Price                     $7.39            -           -          -          -          -           -          -          -         -
Number of Units              273,843            -           -          -          -          -           -          -          -         -
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1.       Effective December 10, 2001, Strong Capital  Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to December 10,
     2001, A I M Capital  Management,  Inc.  served as  Sub-advisor  of the Portfolio,  then named "AST AIM  International  Equity."
     Between October 15, 1996 and May 3, 1999,  Putnam  Investment  Management,  Inc.  served as Sub-advisor of the Portfolio,  then named "AST Putnam  International  Equity."  Prior to October 15, 1996,  Seligman  Henderson  Co. served as  Sub-advisor  of the
     Portfolio, then named "Seligman Henderson International Equity Portfolio."
2.       This  Portfolio  reflects the  addition of the net assets of the AST American  Century  International  Growth  Portfolio II
     ("Portfolio  II") as a result of the merger  between the Portfolio and Portfolio II.  Effective May 1, 2000,  American  Century
     Investment Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2000, Rowe Price-Fleming  International,  Inc.
     served as Sub-advisor of the Portfolio, then named "AST T. Rowe Price International Equity Portfolio."
3.       Effective  May 1, 2002,  Deutsche  Asset  Management,  Inc.  became  Sub-advisor  of the  Portfolio.  Prior to May 1, 2002,
     Founders Asset Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Founders  Passport." Prior to October
     15, 1996,  Seligman Henderson Co. served as Sub-advisor of the Portfolio,  then named "Seligman  Henderson  International Small
     Cap Portfolio."
4.       Effective  September 17, 2001 Pilgrim Baxter & Associates,  Ltd.  became  Sub-advisor of the Portfolio.  Prior to September
     17, 2001, Janus Capital  Corporation served as Sub-advisor of the Portfolio,  then named "AST Janus Small-Cap Growth." Prior to
     December 31, 1998,  Founders  Asset  Management,  LLC served as  Sub-advisor of the  Portfolio,  then named  "Founders  Capital
     Appreciation Portfolio."
5.       Effective December 10, 2001,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to December 10,
     2001,  Zurich Scudder  Investments,  Inc.  served as Sub-advisor of the  Portfolio,  then named "AST Scudder  Small-Cap  Growth
     Portfolio".  Prior to May 1, 2001 the Portfolio was named "AST Kemper Small-Cap Growth Portfolio."
6.       Effective May 1, 2001,  Goldman Sachs Asset  Management  became  Sub-advisor of the Portfolio.  Prior to May 1, 2001, Lord,
     Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Small Cap Value."
7.       Effective  October 23, 2000,  GAMCO  Investors,  Inc.  became  Sub-advisor of the Portfolio.  Prior to October 23, 2000, T.
     Rowe Price  Associates,  Inc.  served as  Sub-advisor  of the  Portfolio,  then named "AST T. Rowe Price  Small  Company  Value
     Portfolio."
8.       Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Berger Associates, Inc. served as Sub-advisor of the Portfolio, then named "Berger Capital Growth Portfolio."
9.       Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Federated Investment Counseling served as Sub-advisor of the Portfolio, then named "Federated Utility Income Portfolio."
10.      Effective May 1, 2000,  Alliance Capital  Management,  L.P. became Sub-advisor of the Portfolio.  Between December 31, 1998 and May 1, 2000,  OppenheimerFunds,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Oppenheimer Large-Cap Growth
     Portfolio." Prior to December 31, 1998,  Robertson,  Stephens & Company  Investment  Management,  L.P. served as Sub-advisor of the Portfolio, then named "Robertson Stephens Value + Growth Portfolio."
11.      Effective May 1, 2002,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to May 1, 2002, Janus
     Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Strategic Value."
12.      These Portfolios were first offered as Sub-accounts on May 1, 2001.
13.      Effective  May 1, 2000,  Sanford C.  Bernstein & Co.,  Inc.  became  Sub-advisor  of the  Portfolio.  Prior to May 1, 2000,
     Bankers Trust Company served as Sub-advisor of the Portfolio, then named "AST Bankers Trust Managed Index 500 Portfolio."
14.      Effective May 3, 1999, American Century Investment  Management,  Inc. became Sub-advisor of the Portfolio.  Between October
     15, 1996 and May 3, 1999, Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam
     Value Growth & Income."
15.      Effective May 1, 2000,  Alliance  Capital  Management,  L.P.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 2000,
     Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Growth and Income Portfolio."

16.      Effective July 1, 2002, the AST INVESCO Equity Income portfolio changed its name to AST INVESCO Capital Income.

17.      Effective May 1, 2002,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to May 1, 2002, A I M
     Capital  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST AIM Balanced." Between October 15, 1996 and
     May 3, 1999,  Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam  Balanced."
     Prior to October 15, 1996, Phoenix  Investment  Counsel,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Phoenix
     Balanced Asset Portfolio."
18.      Effective August 8, 2000, T. Rowe Price  International,  Inc. became  Sub-advisor of the Portfolio.  Effective May 1, 2000, the name of the  Portfolio  was changed to the "AST T. Rowe Price  Global  Bond".  Effective  May 1, 1996,  Rowe  Price-Fleming
     International,  Inc.  became  Sub-advisor of the Portfolio.  Prior to May 1, 1996,  Scudder,  Stevens & Clark,  Inc.  served as
     Sub-advisor of the Portfolio, then named "AST Scudder International Bond Portfolio."
19.      This Portfolio was first offered as a Sub-account on August 1, 2001.  On August 3, 2001, pursuant to a shareholder vote, the Perpetual International portfolio of the Evergreen Variable Annuity Trust was merged with the International Growth portfolio.  The Evergreen VA Perpetual International portfolio no longer exists.
20.      Effective August 1, 2001, Prior to May 1, 2000, ProFund VP UltraSmall-Cap was named "ProFund VP Small Cap" and sought daily investment results that corresponded to the performance of the Russell 2000(R)Index.
21.      These Portfolios were first offered as Sub-accounts on January 22, 2001.
22.      This Portfolio was first offered as a Sub-account on April 15, 2001.

                                        APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000 initial  Purchase  Payment is made and that no withdrawals are made prior to the Owner's death.  Each example assumes that  there is one Owner  who is age 50 on the Issue  Date and that all  Account  Value is  maintained  in the  variable  investment options.

NOTE:  The examples below do not include Credits which may be recovered by American Skandia under certain circumstances.

Example with market increase
Assume that the Owner's Account Value has been increasing due to positive  market  performance.  On the date we receive due proof of death,  the Account Value is $75,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals, or Account  Value,  less the amount of any  Credits  applied  within  12-months  prior to the date of death,  which ever is greater.
Therefore,  the basic Death Benefit is equal to $75,000.  The Enhanced  Beneficiary  Protection  Optional  Death Benefit is equal to the amount payable under the basic Death Benefit  ($75,000) PLUS 50% of the "Death Benefit  Amount" less Purchase  Payments  reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $75,000
         Basic Death Benefit =      $75,000
         Death Benefit Amount =     $75,000 - $50,000 = $25,000

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $75,000 + $12,500 = $87,500

Examples with market decline
Assume that the Owner's  Account Value has been decreasing due to declines in market  performance.  On the date we receive due proof of death,  the  Account  Value is  $45,000.  The  basic  Death  Benefit  is  calculated  as  Purchase  Payments  minus  proportional withdrawals,  or Account Value,  less the amount of any Credits applied within  12-months prior to the date of death,  which ever is greater.  Therefore,  the basic Death Benefit is equal to $50,000.  The Enhanced  Beneficiary  Protection  Optional Death Benefit is
equal to the amount payable under the basic Death Benefit  ($50,000) PLUS 50% of the "Death Benefit  Amount" less Purchase  Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $40,000
         Basic Death Benefit =      $50,000
         Death Benefit Amount =     $50,000 - $50,000 = $0

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $50,000 + $0 = $50,000

         In this example you would  receive no additional  benefit from  purchasing  the Enhanced  Beneficiary  Protection  Optional
         Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the Guaranteed  Minimum Death Benefit is calculated.  Each example  assumes that a $50,000 initial
Purchase  Payment is made and that no  withdrawals  are made prior to the Owner's  death.  Each  example  assumes  that there is one
Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

NOTE:  The examples below do not include Credits which may be recovered by American Skandia under certain circumstances.

Example of market increase
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance.  On the date we receive due proof of death, the Account Value is $90,000.  The Highest  Anniversary Value at the end of any previous period is $72,000.  The
Death Benefit would be the Account Value  ($90,000)  because it is greater than the Highest  Anniversary  Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease
Assume that the Owner's Account Value generally  increased until the fifth  anniversary but generally has been decreasing  since the fifth  contract  anniversary.  On the date we receive due proof of death,  the Account  Value is  $48,000.  The Highest  Anniversary
Value at the end of any previous  period is $54,000.  The Death Benefit  would be the sum of prior  Purchase  Payments  increased by
5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's  Account Value  increased  significantly  during the first six years  following the Issue Date. On the sixth anniversary  date the Account  Value is  $90,000.  During the seventh  Annuity  Year,  the  Account  Value  increases  to as high as
$100,000 but then  subsequently  falls to $80,000 on the date we receive due proof of death.  The Death Benefit would be the Highest
Anniversary Value at the end of any previous period ($90,000),  which occurred on the sixth anniversary,  although the Account Value was higher  during the  subsequent  period.  The Account Value on the date we receive due proof of death  ($80,000) is lower,  as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

                                         APPENDIX D - Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

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The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included as an Appendix to this  Prospectus to help you  understand  the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this  information.  However,  the  information  may be subject to certain  generally  applicable  provisions of the
Federal securities laws regarding accuracy and completeness.
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The income  tax-free life insurance  payable to your  Beneficiary(ies)  under the Plus40(TM)rider is equal to 40% of the Account Value of your  Annuity  as of the date we  receive  due proof of death,  subject  to certain  adjustments,  restrictions  and  limitations described below.

ELIGIBILITY
The Plus40(TM)rider may be purchased as a rider on your  Annuity.  The Rider must cover those  persons upon whose death the Annuity's death benefit  becomes payable - the Annuity's  owner or owners,  or the Annuitant (in the case of an entity owned Annuity).  If the
Annuity has two Owners,  the Rider's death  benefit is payable upon the first death of such  persons.  If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum  allowable  age to purchase the Plus40(TM)rider is 40; the maximum  allowable age is 75. If the Rider is purchased on two lives,  both persons must meet the age  eligibility  requirements.  The Plus40(TM)rider is not  available to purchasers  who use their
Annuity as a funding  vehicle for a Tax  Sheltered  Annuity (or 403(b)) or as a funding  vehicle for a qualified  plan under Section
401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS
|X|      If you die during the first 24 months  following the  effective  date of the Plus40(TM)rider  (generally,  the Issue Date of your  Annuity),  the death  benefit will be limited to the amount of any charges paid for the Rider while it was in effect.
         While we will return the charges you have paid during the  applicable  period as the death benefit,  your  Beneficiary(ies)
         will receive no  additional  life  insurance  benefit from the Plus40(TM)rider if you die within 24 months of its  effective
                          ----------
         date.

|X|      If you make a Purchase  Payment  within 24 months  prior to the date of death,  the  Account  Value used to  determine  the amount of the death  benefit  will be reduced by the amount of such  Purchase  Payment(s).  If we reduce the death  benefit payable  under the Plus40(TM)rider based on this  provision,  we will return 50% of any charges  paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

|X|      If we apply Credits to your Annuity based on Purchase  Payments,  such Credits are treated as Account Value for purposes of determining  the death  benefit  payable under the Plus40(TM)rider.  However,  if Credits were applied to Purchase  Payments made within 24 months  prior to the date of death,  the Account  Value used to  determine  the amount of the death  benefit will be reduced by the amount of such  Credits.  If we reduce the death  benefit  payable  under the Plus40(TM)rider based on this  provision,  we will  return 50% of any  charges  paid for the Rider  based on such  Credits as an  additional  amount included in the death benefit under the Rider.

|X|      If you become  terminally  ill (as  defined in the Rider)  and elect to  receive a portion  of the  Plus40(TM)rider's  death benefit  under the  Accelerated  Death Benefit  provision,  the amount that will be payable under the Rider upon your death will be reduced.  Please refer to the Accelerated Death Benefit provision described below.

|X|      If  charges  for the  Plus40(TM)rider are due and are  unpaid as of the date the death  benefit  is being  determined,  such charges will be deducted from the amount paid to your Beneficiary(ies).

|X|      If the age of any person  covered  under the Plus40(TM)rider is  misstated,  we will adjust any coverage  under the Rider to conform to the facts. For example,  if, due to the  misstatement,  we overcharged you for coverage under the Rider, we will add any  additional  charges  paid to the  amount  payable  to  your  Beneficiary(ies).  If,  due to the  misstatement,  we undercharged  you for coverage  under the Rider,  we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

|X|

     On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately  after the 95th  birthday),  coverage  will  terminate.  No charge will be made for an Owner  following  the expiry date. If there are two Owners,  the expiry date  applies  separately  to each Owner;  therefore,  coverage  may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT
The Plus40(TM)rider is subject to a Maximum  Death  Benefit  Amount  based on the  Purchase  Payments  applied to your  Annuity.  The
Plus40(TM)rider may also be subject to a Per Life Maximum  Benefit  that is based on all amounts  paid under any annuity  contract we
                                                                                                             ---
issue to you under which you have elected the Plus40(TM)rider or similar life insurance coverage.

|X|      The Maximum  Death  Benefit  Amount is 100% of the Purchase  Payments  increasing  at 5% per year  following  the date each
             -------------------------------
         Purchase  Payment is applied to the  Annuity  until the date of death.  If  Purchase  Payments  are  applied to the Annuity within 24 months prior to the date of death,  the Maximum Death Benefit  Amount is decreased by the amount of such Purchase
         Payments.

|X|      The Per Life Maximum Benefit applies to Purchase  Payments  applied to any such annuity  contracts more than 24 months from
             ------------------------
         the date of death that  exceed  $1,000,000.  If you make  Purchase  Payments  in excess of  $1,000,000,  we will reduce the aggregate death benefit  payable under all Plus40(TM)riders,  or similar riders issued by us, based on the combined amount of
         Purchase  Payments in excess of $1,000,000  multiplied by 40%. If the Per Life Maximum Benefit applies,  we will reduce the amount  payable under each  applicable  Plus40(TM)rider on a pro-rata  basis.  If the Per Life Maximum  Benefit  applies upon your death,  we will return any excess  charges that you paid on the portion of your  Account  Value on which no benefit is payable.  The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION
If you become  terminally  ill,  you may request  that a portion of the death  benefit  payable  under the Plus40(TM)rider be prepaid instead of being paid to your  Beneficiary(ies)  upon your  death.  Subject to our  requirements  and where  allowed by law, we will make a one time, lump sum payment.  Our  requirements  include proof  satisfactory to us, in writing,  of terminal illness after the
Rider's Effective Date.

The maximum we will pay,  before any  reduction,  is the lesser of 50% of the Rider's  death  benefit or  $100,000.  If you elect to accelerate  payment of a portion of the death benefit under the Plus40(TM)rider,  the amount of the remaining death benefit is reduced by the prepaid amount  accumulating at an annualized  interest rate of 6.0%.  Eligibility for an accelerated  payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any  medically-related  surrender  provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER
The Plus40(TM)rider has a current  charge and a guaranteed  maximum  charge.  The current  charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity.  The applicable  percentages  differ based on the attained age,  last birthday of the Owner(s) or Annuitant (in the case of an entity owned  Annuity) as of the date the charge is due. We reserve the right to change the current charge,  at any time,  subject to regulatory  approval where  required.  If there are two Owners,  we calculate  the current  charge that  applies to each Owner  individually  and deduct the combined  amount as the charge for the Rider.  There is no charge  based on a person's  life after  coverage  expires as to that person.  However,  a charge will still apply to the second of two Owners (and  coverage  will  continue for such Owner) if such Owner has not reached the expiry date.

                                           Attained Age                  Percentage of
                                                                         Account Value
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 40-75                       .80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 76-80                       1.60%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 81-85                       3.20%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 86-90                       4.80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 91                         6.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 92                         7.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 93                         8.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 94                         9.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 95                        10.50%
                                   ------------------------------ ----------------------------

The charge for the Plus40(TM)rider may also be subject to a guaranteed  maximum  charge that will apply if the current  charge,  when applied to the Account  Value,  exceeds the  guaranteed  maximum  charge.  The  guaranteed  maximum  charge is based on a charge per
$1,000 of insurance.

We determine the charge for the Rider annually,  in arrears.  We deduct the charge:  (1) upon your death; (2) on each anniversary of the Issue  Date;  (3) on the date that you begin  receiving  annuity  payments;  (4) if you  surrender  your  Annuity  other  than a medically-related  surrender;  or (5) if you  choose to  terminate  the  Rider.  If the Rider  terminates  for any of the  preceding reasons on a date other than the  anniversary  of the  Annuity's  Issue  Date,  the charge will be  prorated.  During the first year after the  Annuity's  Issue Date,  the charge will be prorated  from the Issue Date.  In all  subsequent  years,  the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual  charge  through a redemption  from your  Annuity's  Account Value or through funds other than those within the Annuity.  If you do not elect a method of payment,  we will  automatically  deduct the annual charge from your  Annuity's
Account Value.  The manner in which you elect to pay for the Rider may have tax implications.

|X|      If you elect to pay the charge through a redemption of your Annuity's  Account Value,  the withdrawal  will be treated as a taxable  distribution,  and will  generally  be  subject  to  ordinary  income  tax on the  amount of any  investment  gain withdrawn.  If you are under age 59 1/2,  the  distribution  may also be subject to a 10%  penalty on any gain  withdrawn,  in addition to  ordinary  income  taxes.  We first  deduct the amount of the charge  pro-rata  from the  Account  Value in the variable  investment  options.  We only  deduct the  charge  pro-rata  from the Fixed  Allocations  to the extent  there is insufficient Account Value in the variable investment options to pay the charge.

|X|      If you elect to pay the  charge  through  funds  other  than  those from your  Annuity,  we  require  that  payment be made electronically in U.S. currency through a U.S.  financial  institution.  If you elect to pay the charge through  electronic transfer  of funds and  payment  has not been  received  within 31 days from the due date,  we will  deduct the charge as a redemption from your Annuity, as described above.

TERMINATION
You can terminate  the Plus40(TM)rider at any time.  Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the Rider.  The Plus40(TM)rider will terminate  automatically  on the date your Account Value is applied to begin receiving annuity  payments,  on the date you  surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date.  We may also  terminate  the Plus40(TM)rider,  if  necessary,  to comply  with our  interpretation  of the Code and  applicable regulations.  Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS
Changes in  ownership  and  annuitant  designations  under the Annuity may result in changes in  eligibility  and charges  under the
Plus40(TM)rider.  These changes may include termination of the Rider.  Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION
A spousal  beneficiary  may elect to assume  ownership  of the  Annuity  instead of taking the  Annuity's  Death  Benefit.  However, regardless  of whether a spousal  beneficiary  assumes  ownership of the Annuity,  the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity  will  continue.  The spousal  beneficiary  can apply the death  benefit  proceeds  under the
Plus40(TM)rider to the Annuity as a new Purchase  Payment,  can purchase a new annuity  contract or use the death benefit proceeds for any other  purpose.  Certain  restrictions  may apply to an Annuity that is used as a qualified  investment.  Spousal  beneficiaries may also be eligible to purchase the Plus40(TM)rider,  in which case the Annuity's  Account  Value,  as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION
The  Plus40(TM)rider  was  designed  to  qualify  as a life  insurance  contract  under  the  Code.  As life  insurance,  under  most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual  Retirement  Annuity (IRA),  we consider the Plus40(TM)rider to be outside of your IRA, since  premium for the Rider is paid for either with funds  outside of your Annuity or with  withdrawals  previously  subject to tax and any applicable tax penalty.

We believe  payments under the accelerated  payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free  payments.  To the extent  permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally  ill, or any other  applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

-------------------------------------------------------------------------------------------------------------------
                  PLEASE SEND ME A STATEMENT OF  ADDITIONAL  INFORMATION  THAT CONTAINS  FURTHER  DETAILS ABOUT THE
                  AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS FUSI ASXT II FOUR-PROS (11/2002).
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                                       -------------------------------------------------------
                                                          (print your name)

                                       -------------------------------------------------------
                                                              (address)

                                       -------------------------------------------------------
                                                        (city/state/zip code)

Variable Annuity Issued by:                                                                  Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                                                                      AMERICAN SKANDIA
ASSURANCE CORPORATION                                                                               MARKETING, INCORPORATED
One Corporate Drive                                                                                     One Corporate Drive
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-766-4530                                                                           Telephone: 203-926-1888
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                         MAILING ADDRESSES:

                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                           P.O. Box 7040
                                                     Bridgeport, CT 06601-7040

                                                           EXPRESS MAIL:
                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                        One Corporate Drive
                                                         Shelton, CT 06484

                                                                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                     One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes  American  Skandia XTra CreditSM SIX, a flexible  premium  deferred  annuity (the  "Annuity")  offered by
American  Skandia  Life  Assurance  Corporation  ("American  Skandia",  "we",  "our" or "us").  The  Annuity  may be  offered  as an individual  annuity contract or as an interest in a group annuity.  This Prospectus  describes the important features of the Annuity and what you should  consider  before  purchasing  the Annuity.  We have also filed a Statement of  Additional  Information  that is available from us,  without  charge,  upon your request.  The contents of the Statement of Additional  Information  are described on page 70. The Annuity or certain of its  investment  options and/or  features may not be available in all states.  Various rights and benefits may differ between states to meet applicable  laws and/or  regulations.  Certain terms are capitalized in this  Prospectus.
Those terms are either defined in the Glossary of Terms or in the context of the particular section.

====================================================================================================================================
American  Skandia offers several  different  annuities  which your investment  professional  may be authorized to offer to you. Each annuity has different  features and benefits that may be  appropriate  for you based on your financial  situation,  your age and how you intend to use the annuity.  The different features and benefits include variations in death benefit  protection,  the ability to access your  annuity's  account value and the charges that you will be subject to if you choose to surrender  the annuity.  The fees and charges may also be different between each annuity.
====================================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should  consider any  surrender or penalty  charges you may incur when  replacing  your  existing  coverage and that this Annuity may be subject to a contingent  deferred  sales charge if you elect to surrender  the Annuity or take a partial  withdrawal.  You should  consider  your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently  used for  retirement  planning  because it allows you to accumulate  retirement  savings and also offers annuity payment options when you are ready to begin  receiving  income.  The Annuity also offers one or more death benefits that can protect  your  retirement  savings if you die during a period of  declining  markets.  It may be used as an  investment  vehicle for
"qualified"  investments,  including an IRA,  SEP-IRA,  Roth IRA or Tax  Sheltered  Annuity (or  403(b)).  It may also be used as an investment  vehicle  for  "non-qualified"  investments.  The  Annuity  allows  you to  invest  your  money in a number  of  variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a  "non-qualified"  investment,  you  generally  are not taxed on any  investment  gains the Annuity earns until you make a  withdrawal  or begin to receive  annuity  payments.  This  feature,  referred to as  "tax-deferral",  can be beneficial to the growth of your Account Value  because money that would  otherwise be needed to pay taxes on investment  gains each year remains invested and can earn additional money.  However,  because the Annuity is designed for long-term  retirement savings, a
10%  penalty  tax may be  applied  on  withdrawals  you make  before  you  reach age 59 1/2.  Annuities  purchased  as a  non-qualified investment  are not subject to the maximum  contribution  limits  that may apply to a qualified  investment,  and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified"  investment,  you should consider that the Annuity does not provide any tax advantages in addition to the  preferential  treatment  already  available  through your  retirement  plan under the Internal  Revenue Code. An
Annuity may offer  features  and  benefits in addition to  providing  tax  deferral  that other  investment  vehicles may not offer, including  death benefit  protection for your  beneficiaries,  lifetime income  options,  and the ability to make transfers  between numerous  variable  investment  options  offered  under the Annuity.  You should  consult with your  investment  professional  as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

------------------------------------------------------------------------------------------------------------------------------------
These  annuities are NOT deposits or obligations  of, or issued,  guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S.  government,  the Federal  Deposit  Insurance  Corporation  (FDIC),  the Federal  Reserve Board or any other agency.  An investment in this annuity involves investment risks, including possible loss of value.
------------------------------------------------------------------------------------------------------------------------------------

THESE  SECURITIES  HAVE NOT BEEN  APPROVED  OR  DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION  TO THE CONTRARY IS A CRIMINAL  OFFENSE.  PLEASE READ THIS  PROSPECTUS AND THE CURRENT  PROSPECTUS FOR THE UNDERLYING
MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
                                            FOR FURTHER INFORMATION CALL 1-800-766-4530
Prospectus Dated: May 1, 2002                                                 Statement of Additional Information Dated: May 1, 2002
revised effective November 18, 2002                                                              revised effective November 18, 2002
ASXT II-SIX-PROS- (11/2002)                                                                                          ASXT II-SIXPROS

                            PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

====================================================================================================================================
If you purchase this  Annuity,  we apply an additional  amount (an XTra  CreditSM) to your account value with each purchase  payment you make, including your initial purchase payment and any additional purchase payments during the first six annuity years.
====================================================================================================================================
====================================================================================================================================

====================================================================================================================================
     This Annuity features an annual Insurance  Charge of 0.65% and an annual  Distribution  Charge of 1.00%. We only deduct the
     Distribution  Charge during the first 10 years  following the effective  date of your Annuity.  During the first 10 years,  the total asset-based charges on this Annuity are higher than many of our other annuities,  including other annuities we offer that apply  credits  to  purchase  payments.  After  the 10th  year,  we only  deduct  the  Insurance  Charge,  making  the  Annuity substantially less expensive than most of our other annuities.
====================================================================================================================================
====================================================================================================================================
     Unlike many other  annuities,  the  contingent  deferred sales charge (CDSC) that may apply to a withdrawal or surrender of your Annuity is based on the number of years since the effective  date of your Annuity.  We do not assess a separate CDSC based on the date that each  purchase  payment is applied.  The CDSC on this Annuity is higher and is deducted for a longer period of time as compared to our other  annuities.  As with any investment  product that features a CDSC, you should  consider your need to access your account  value during the CDSC period and whether the  liquidity  provision  under the Annuity will satisfy that need. The CDSC is only deducted if you make a withdrawal  that exceeds the free  withdrawal  amount or choose to surrender your
     Annuity.  If you make a withdrawal  or surrender  your Annuity  which is subject to a CDSC, we do not recover the XTra CreditSM amount.
====================================================================================================================================
====================================================================================================================================
     The XTra  CreditSM  amount is included in your account  value.  However,  American  Skandia may take back the original XTra
     CreditSM amount applied to your purchase  payment if you die, or elect to withdraw all or a portion of your account value under the  medically-related  surrender provision,  within 12 months of having received an XTra CreditSM amount. In either situation, the value of the XTra  CreditSM  amount could be  substantially  reduced.  However,  any  investment  gain on the XTra CreditSM amount will not be taken back.  Additional  conditions and  restrictions  apply. We do not deduct a CDSC in any situation where we take back the XTra CreditSM amount.
====================================================================================================================================
====================================================================================================================================
     We offer other  annuities  where we apply an XTra  CreditSM to your annuity with each purchase  payment you make.  The XTra
     CreditSM  amount  we apply to  purchase  payments  on those  annuities  is  generally  less  than on this  Annuity.  The  total asset-based  charges on those  annuities  are lower during the first 10 years but are higher than this  Annuity  after the 10th year.  The CDSC is also lower and is  deducted  for a shorter  period of time than on this  Annuity;  however the CDSC on those annuities applies separately to each purchase payment.
====================================================================================================================================
====================================================================================================================================

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?
|X|      This Annuity is a "flexible  premium  deferred  annuity." It is called  "flexible  premium"  because you have  considerable flexibility in the timing and amount of premium  payments.  Generally,  investors  "defer"  receiving  annuity payments until after an accumulation period.
|X|      This  Annuity  offers  both  variable  and fixed  investment  options.  If you  allocate  your  Account  Value to  variable investment  options,  the value of your  Annuity  will vary daily to reflect the  investment  performance  of the  underlying investment  options.  Fixed investment  options of different  durations are offered that are guaranteed by us, but may have a
       Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.
|X|      The Annuity features two distinct phases - the accumulation  period and the payout period.  During the accumulation  period your Account Value is allocated to one or more investment options.  The variable  investment  options,  each a Sub-account of
       American Skandia Life Assurance  Corporation  Variable Account B, invest in an underlying  mutual fund portfolio.  Currently, portfolios of the following  underlying mutual funds are being offered:  American Skandia Trust,  Montgomery Variable Series,
       Wells Fargo Variable Trust,  INVESCO Variable  Investment Funds, Inc.,  Evergreen Variable Annuity Trust,  ProFunds VP, First
       Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.
|X|      During the payout period,  commonly called  "annuitization,"  you can elect to receive  annuity  payments (1) for life; (2)
       for life with a  guaranteed  minimum  number  of  payments;  (3)  based on joint  lives;  or (4) for a  guaranteed  number of payments.  We currently make annuity payments available on a fixed or variable basis.
|X|      This Annuity  offers a Credit which we add to your Annuity with each  Purchase  Payment we receive in Annuity Years one (1)
       through six (6).
|X|      This Annuity  offers a basic Death  Benefit.  It also offers  optional  Death  Benefits  that provide an enhanced  level of protection for your beneficiary(ies) for an additional charge.
|X|      Annuity  Owners can purchase an optional  life  insurance  rider called  Plus40(TM)which  provides an income  tax-free  life insurance benefit to the Owner's beneficiary(ies) equal to 40% of the Account Value of your Annuity.
|X|      You are allowed to withdraw a limited  amount of money from your  Annuity on an annual  basis  without any  charges.  Other product features allow you to access your Account Value as necessary, although a charge may apply.
|X|      Transfers  between  investment  options are tax-free.  Currently,  you may make twenty  transfers each year free of charge.
       We also  offer  several  programs  that  enable you to manage  your  Account  Value as your  financial  needs and  investment performance change.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed,  registered  investment  professionals.  You must complete an application and submit a minimum initial  purchase  payment of $10,000.  We may allow you to make a lower  initial  purchase  payment  provided you  establish a bank drafting program under which purchase  payments  received in the first Annuity Year total at least $10,000.  If the Annuity is owned by an individual or  individuals,  the oldest of those  persons must be age 75 or under.  If the Annuity is owned by an entity,  the annuitant must be age 75 or under.

   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED
     CONTRACTS?...................................................................................................................61
   HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?..........................................................................62
   GENERAL TAX CONSIDERATIONS.....................................................................................................63

GENERAL INFORMATION...............................................................................................................64

   HOW WILL I RECEIVE STATEMENTS AND REPORTS?.....................................................................................64
   WHO IS AMERICAN SKANDIA?.......................................................................................................64
   WHAT ARE SEPARATE ACCOUNTS?....................................................................................................65
   WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?...........................................................................66
   WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?.........................................................................66
   AVAILABLE INFORMATION..........................................................................................................68
   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................................................................68
   HOW TO CONTACT US..............................................................................................................69
   INDEMNIFICATION................................................................................................................69
   LEGAL PROCEEDINGS..............................................................................................................69
   CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION............................................................................70

APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA..........................................................................1

   SELECTED FINANCIAL DATA.........................................................................................................2
   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...........................................3
   QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK......................................................................7

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN SKANDIA LIFE ASSURANCE CORPORATION..........................................10

   Report of Independent Auditors.................................................................................................11

APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B..............................................................1

APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS................................................................................1

APPENDIX D - SALE OF THE CONTRACTS TO RESIDENTS OF THE STATE OF NEW YORK...........................................................1

PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER..............................................................................................3

APPENDIX E - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER.................................................................................1

APPENDIX F - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL
  DEATH BENEFIT AND THE GUARANTEED MINIMUM DEATH BENEFIT...........................................................................1

                                                         GLOSSARY OF TERMS

Many terms used within this  Prospectus  are described  within the text where they appear.  The  description  of those terms are not repeated in this Glossary of Terms.

Account Value:  The value of each  allocation to a Sub-account or a Fixed  Allocation  prior to the Annuity Date, plus any earnings, and/or less any losses,  distributions  and charges.  The Account Value is  calculated  before we assess any  applicable  Contingent
Deferred  Sales  Charge  ("CDSC")  and/or any Annual  Maintenance  Fee.  The Account  Value  includes any Credits we applied to your
Purchase  Payments that we are entitled to recover  under certain  circumstances.  The Account  Value is determined  separately  for each  Sub-account  and for each Fixed  Allocation,  and then totaled to determine  the Account  Value for your entire  Annuity.  The
Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization:  The application of Account Value to one of the available  annuity options to begin receiving  periodic  payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An allocation of Account Value that is to be credited a fixed rate of interest for a specified  Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim  Value:  The value of a Fixed  Allocation  on any date other  than the  Maturity  Date.  The  Interim  Value is equal to the initial value allocated to the Fixed Allocation plus all interest  credited to the Fixed Allocation as of the date calculated,  less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market  value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation  on any day other than the
Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual  annuity  contract,  the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.  With an Annuity issued as a certificate  under a group annuity  contract,  the "Owner"
refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender  Value:  The value of your Annuity  available upon surrender  prior to the Annuity Date. It equals the Account Value as of the date we price the  surrender  minus any  applicable  CDSC,  Annual  Maintenance  Fee,  Tax Charge,  the charge for any  optional benefits.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day:  Every day the New York Stock  Exchange is open for trading or any other day the  Securities and Exchange  Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and  expenses we charge for the  Annuity.  Some  charges are  assessed  against  your  Annuity  while others are assessed  against  assets  allocated  to the  variable  investment  options.  The charges  that are assessed  against the
Annuity include the Contingent  Deferred Sales Charge,  Annual  Maintenance Fee, Transfer Fee and the Tax Charge. The charge that is assessed against the variable  investment options is the Insurance Charge,  which is the combination of a mortality and expense risk charge and a charge for  administration  of the Annuity.  Each  underlying  mutual fund  portfolio  assesses a charge for investment management,  other expenses and with some mutual funds, a 12b-1 charge.  The  prospectus  for each  underlying  mutual fund provides more detailed  information  about the expenses for the  underlying  mutual  funds.  In certain  states,  a premium tax charge may be applicable.  All of these fees and expenses are described in more detail within this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                       YOUR TRANSACTION EXPENSES
----------------------------------------------------------------------------------------------------------------------------------------
----------------------------- -------------------------------------------------------------------------- -------------------------------
        FEE/EXPENSE                             Amount Deducted/Description Of Charge                            When Deducted
----------------------------- -------------------------------------------------------------------------- -------------------------------
----------------------------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ------ ------ -------------------------------
                              Yr. 1  Yr. 2  Yr.   Yr. 4  Yr. 5  Yr. 6  Yr. 7  Yr.   Yr. 9  Yr.    Yr.
Contingent Deferred Sales                                                                                      Upon Surrender or
Charge                                                                                                         Partial Withdrawal
                                             3                                 8           10     11+
----------------------------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ------ ------ -------------------------------
----------------------------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ------ ------ -------------------------------
                              9.0%   9.0%   8.5%  8.0%   7.0%   6.0%   5.0%   4.0%  3.0%   2.0%   0.0%
----------------------------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ------ ------ -------------------------------
----------------------------- -------------------------------------------------------------------------- -------------------------------
                                 The charge is a percentage of each applicable Purchase Payment. The period is measured from the Issue Date of the Annuity.
----------------------------- -------------------------------------------------------------------------- -------------------------------
----------------------------- -------------------------------------------------------------------------- -------------------------------
Annual Maintenance Fee                          Smaller of $35 or 2% of Account Value                      Annually on the Annuity's
                                                                                                            anniversary date or upon
                                                                                                                   surrender
----------------------------- -------------------------------------------------------------------------- -------------------------------
-----------------------------
Transfer Fee                                                   $10.00                                     After the 20th transfer each
                                                                                                                  Annuity Year
----------------------------- -------------------------------------------------------------------------- -------------------------------
----------------------------- -------------------------------------------------------------------------- -------------------------------
Tax Charge                           Depends on the requirements of the applicable jurisdiction                     Various

----------------------------- -------------------------------------------------------------------------- -------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                                  ANNUAL CHARGES OF THE SUB-ACCOUNTS
                                 (as a percentage of the average daily net assets of the Sub-accounts)
------------------------------- ----------------------------------------------------------------------- --------------------------------
Mortality & Expense Risk
Charge*                                                         0.50%

Administration Charge*                                          0.15%                                                Daily

Distribution Charge                    1.00% in Annuity Years 1-10; 0.00% in Annuity years 11+

Total  Annual  Charges  of the  1.65% per year of the value of each Sub-account in Annuity Years 1-10;
Sub-accounts                     0.65% per year of the value of each Sub-account in Annuity Years 11+   Applies to Variable Investment
                                                                                                                 Options only
------------------------------- ----------------------------------------------------------------------- --------------------------------
*  The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge"
elsewhere in this Prospectus.

------------------------------------------------------------------------------------------- --------------------- ----------------------
                                    OPTIONAL BENEFITS                                         Optional Benefit     Total Annual Charge
                                                                                                   Charge         (including Insurance
                                                                                                                         Charge)
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
GUARANTEED RETURN OPTION                                                                                            1.90% in Annuity
We offer a program  that  guarantees  a  "return  of  premium"  at a future  date,  while     0.25% of average         Years 1-10
allowing you to allocate all or a portion of your Account  Value to the  Sub-accounts  of   daily net assets of     0.90% in Annuity
your choice.                                                                                  the Sub-accounts          Years 11+
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT                                                                       1.90% in Annuity
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average         Years 1-10
your  beneficiary(ies)  by providing  amounts in addition to the basic Death Benefit that   daily net assets of     0.90% in Annuity
can be used to offset  federal  and state  taxes  payable  on any  taxable  gains in your     the Sub-accounts          Years 11+
Annuity at the time of your death.
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
HIGHEST ANNIVERSARY VALUE DEATH BENEFIT                                                                             1.90% in Annuity
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average         Years 1-10
your  beneficiary(ies)  by  providing a death  benefit  equal to the greater of the basic   daily net assets of     0.90% in Annuity
Death Benefit or the Highest Anniversary Value.                                               the Sub-accounts          Years 11+
------------------------------------------------------------------------------------------- --------------------- ----------------------
----------------------------------------------------------------------------------------------------------------------------------------
Please  refer to the section of the  Prospectus  that  describes  each  optional  benefit for a complete  description  of the  benefit, including any restrictions or limitations that may apply.
----------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                                     OPTIONAL LIFE INSURANCE RIDER
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
Plus40(TM)OPTIONAL LIFE INSURANCE RIDER                                                                   The current charge is based on
We offer an income tax-free life insurance  benefit for your  Beneficiary(ies)  that may be useful in     age and is a percentage of
offsetting  federal and state taxes  payable on any taxable gains in your Annuity at the time of your    your Account Value as of the
death.  Please refer to the Appendix for a detailed description of this Rider.                           anniversary of the Issue Date
                                                                                                          of your Annuity. The charge
                                                                                                          ranges from .80% for Owners
                                                                                                           age 40 - 75 to 10.50% for
                                                                                                          Owners age 95. Please refer
                                                                                                        to the Appendix for a complete
                                                                                                          description of the charge.
------------------------------------------------------------------------------------------------------- --------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------------

The following are the investment  management  fees,  other  expenses,  12b-1 fees (if  applicable) and the total annual expenses for each underlying  mutual fund  ("Portfolio") as of December 31, 2001,  except as noted.  Each figure is stated as a percentage of the underlying  Portfolio's  average daily net assets.  For certain of the  underlying  Portfolios,  a portion of the  management fee is being waived and/or other  expenses are being  partially  reimbursed.  "N/A"  indicates that no portion of the management fee and/or other expenses is being waived and/or  reimbursed.  The "Net Annual  Portfolio  Operating  Expenses"  reflect the combination of the underlying  Portfolio's  investment  management  fee,  other  expenses  and any  12b-1  fees,  net of any fee  waivers  and  expense reimbursements.  The  following  expenses are deducted by the  underlying  Portfolio  before it provides  American  Skandia with the daily net asset  value.  Any  footnotes  about  expenses  appear  after the list of all the  Portfolios.  The  underlying  Portfolio information  was provided by the underlying  mutual funds and has not been  independently  verified by us. See the  prospectuses  or statements of additional  information of the  underlying  Portfolios for further  details.  The current  prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee         Net
                                                       Fees         Expenses                    Portfolio    Waivers      Annual
              UNDERLYING PORTFOLIO                                                              Operating    and          Portfolio
                                                                                                 Expenses    Expense      Operating
                                                                                                             Reimburse-mentExpenses
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
American Skandia Trust: 1
  AST Strong International Equity                     0.87%          0.22%          0.05%         1.14%          N/A         1.14%
  AST William Blair International Growth 5            1.00%          0.22%          0.02%         1.24%         0.10%        1.14%
  AST American Century International Growth           1.00%          0.28%          0.00%         1.28%          N/A         1.28%
  AST DeAM International Equity                       1.00%          0.32%          0.00%         1.32%         0.15%        1.17%
  AST MFS Global Equity                               1.00%          0.40%          0.00%         1.40%          N/A         1.40%
  AST PBHG Small-Cap Growth                           0.90%          0.23%          0.03%         1.16%          N/A         1.16%
  AST DeAM Small-Cap Growth                           0.95%          0.19%          0.03%         1.17%         0.01%        1.16%
  AST Federated Aggressive Growth                     0.95%          0.83%          0.00%         1.78%         0.43%        1.35%
  AST Goldman Sachs Small-Cap Value                   0.95%          0.16%          0.07%         1.18%          N/A         1.18%
  AST Gabelli Small-Cap Value                         0.90%          0.18%          0.00%         1.08%          N/A         1.08%
  AST DeAM Small-Cap Value 2                          0.95%          0.22%          0.02%         1.19%         0.15%        1.04%
  AST Goldman Sachs Mid-Cap Growth 5                  1.00%          0.26%          0.08%         1.34%         0.10%        1.24%
  AST Neuberger Berman Mid-Cap Growth                 0.90%          0.18%          0.04%         1.12%          N/A         1.12%
  AST Neuberger Berman Mid-Cap Value                  0.90%          0.16%          0.16%         1.22%          N/A         1.22%
  AST Alger All-Cap Growth                            0.95%          0.16%          0.09%         1.20%          N/A         1.20%
  AST Gabelli All-Cap Value                           0.95%          0.24%          0.01%         1.20%          N/A         1.20%
  AST T. Rowe Price Natural Resources                 0.90%          0.20%          0.01%         1.11%          N/A         1.11%
  AST Alliance Growth                                 0.90%          0.19%          0.04%         1.13%          N/A         1.13%
  AST MFS Growth                                      0.90%          0.17%          0.04%         1.11%          N/A         1.11%
  AST Marsico Capital Growth                          0.90%          0.16%          0.02%         1.08%         0.02%        1.06%
  AST Goldman Sachs Concentrated Growth 5             0.90%          0.14%          0.03%         1.07%         0.06%        1.01%
  AST DeAM Large-Cap Growth 2                         0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST DeAM Large-Cap Value                            0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST Alliance/Bernstein Growth + Value               0.90%          0.55%          0.00%         1.45%         0.10%        1.35%
  AST Sanford Bernstein Core Value                    0.75%          0.40%          0.00%         1.15%          N/A         1.15%
  AST Cohen & Steers Realty                           1.00%          0.19%          0.02%         1.21%          N/A         1.21%
  AST Sanford Bernstein Managed Index 500             0.60%          0.16%          0.02%         0.78%          N/A         0.78%
  AST American Century Income & Growth                0.75%          0.19%          0.00%         0.94%          N/A         0.94%
  AST Alliance Growth and Income                      0.75%          0.14%          0.07%         0.96%         0.02%        0.94%
  AST MFS Growth with Income                          0.90%          0.18%          0.03%         1.11%          N/A         1.11%
  AST INVESCO Capital Income                          0.75%          0.16%          0.01%         0.92%         0.01%        0.91%
  AST DeAM Global Allocation                          0.10%          0.17%          0.00%         0.27%          N/A         0.27%
  AST American Century Strategic Balanced             0.85%          0.23%          0.00%         1.08%          N/A         1.08%
  AST T. Rowe Price Asset Allocation                  0.85%          0.25%          0.00%         1.10%          N/A         1.10%
  AST T. Rowe Price Global Bond                       0.80%          0.28%          0.00%         1.08%          N/A         1.08%
  AST Federated High Yield                            0.75%          0.20%          0.00%         0.95%          N/A         0.95%
  AST Lord Abbett Bond-Debenture                      0.80%          0.30%          0.00%         1.10%          N/A         1.10%
  AST DeAM Bond 2                                     0.85%          0.22%          0.00%         1.07%         0.15%        0.92%
  AST PIMCO Total Return Bond                         0.65%          0.16%          0.00%         0.81%         0.02%        0.79%
  AST PIMCO Limited Maturity Bond                     0.65%          0.18%          0.00%         0.83%          N/A         0.83%
  AST Money Market                                    0.50%          0.14%          0.00%         0.64%         0.05%        0.59%

Montgomery Variable Series:
  Emerging Markets                                    1.25%          0.42%            N/A          1.67%         N/A         1.67%

Wells Fargo Variable Trust:
  Equity Income                                       0.55%          0.43%          0.25%         1.23%         0.23%        1.00%

INVESCO Variable Investment Funds, Inc.:
  Dynamics                                             0.75%         0.33%            N/A          1.08%          N/A         1.08%
  Technology                                           0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Health Sciences                                      0.75%         0.31%            N/A          1.06%          N/A         1.06%
  Financial Services                                   0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Telecommunications                                   0.75%         0.34%            N/A          1.09%          N/A         1.09%

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee         Net
                                                       Fees         Expenses                    Portfolio    Waivers      Annual
              UNDERLYING PORTFOLIO                                                              Operating    and          Portfolio
                                                                                                 Expenses    Expense      Operating
                                                                                                             Reimburse-mentExpenses
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
Evergreen Variable Annuity Trust:
  Global Leaders                                       0.87%         0.28%            N/A          1.15%         0.15%        1.00%
  Special Equity                                       0.92%         0.23%            N/A          1.15%         0.12%        1.03%
  Omega                                                0.52%         0.20%            N/A          0.72%          N/A         0.72%

ProFund VP:
  Europe 30                                            0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Asia 30 3                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Japan 3                                              0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Banks 3                                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Basic Materials 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Biotechnology                                        0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Consumer Cyclical 3                                  0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Consumer Non-Cyclical 3                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Energy                                               0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Financial                                            0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Healthcare                                           0.75%         1.06%           0.25%         2.06%         0.08%        1.98%
  Industrial 3                                         0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Internet 3                                           0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Pharmaceuticals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Precious Metals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Real Estate                                          0.75%         0.99%           0.25%         1.99%         0.01%        1.98%
  Semiconductor 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Technology                                           0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Telecommunications                                   0.75%         1.17%           0.25%         2.17%         0.19%        1.98%
  Utilities                                            0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Bull                                                 0.75%         1.25%           0.25%         2.25%         0.27%        1.98%
  Bear                                                 0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Bull Plus                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  OTC                                                  0.75%         0.91%           0.25%         1.91%          N/A         1.91%
  Short OTC 3                                          0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  UltraOTC                                             0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  Mid-Cap Value 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Mid-Cap Growth 3                                     0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  UltraMid-Cap 3                                       0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Value 3                                    0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Growth 3                                   0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  UltraSmall-Cap                                       0.75%         1.11%           0.25%         2.11%         0.13%        1.98%
  U.S. Government Plus 3                               0.50%         0.95%           0.25%         1.70%          N/A         1.70%
  Rising Rates Opportunity 3                           0.75%         0.95%           0.25%         1.95%          N/A         1.95%

First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values 4                   0.60%          2.47%          0.25%         3.32%         1.95%        1.37%

The Prudential Series Fund, Inc.:
SP Jennison International Growth                      0.85%          1.16%          0.25%         2.26%         0.62%        1.64%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

1        The  Investment  Manager of American  Skandia  Trust (the  "Trust") has agreed to  reimburse  and/or waive fees for certain
     Portfolios  until at least April 30, 2003. The caption "Total Annual  Portfolio  Operating  Expenses"  reflects the Portfolios'
     fees and expenses before such waivers and reimbursements,  while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and  reimbursements.  The Trust adopted a  Distribution  Plan (the  "Distribution  Plan") under Rule
     12b-1 of the  Investment  Company Act of 1940 to permit an affiliate  of the Trust's  Investment  Manager to receive  brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these  commissions to promote  the sale of shares of such  Portfolios.  While the  brokerage  commission  rates and  amounts  paid by the  various
     Portfolios  are not  expected  to increase as a result of the  Distribution  Plan,  the staff of the  Securities  and  Exchange
     Commission takes the position that commission  amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios.  The Distribution Fee estimates are derived and annualized from data regarding  commission  amounts directed  under the  Distribution  Plan for the fiscal year ended  December 31,  2001.  Although  there are no maximum  amounts allowable,  actual  commission  amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.
2        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  and "12b-1 Fees" shown are based on estimated amounts for the fiscal year ending December 31, 2002.
3        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  shown are based on estimated  amounts for the fiscal year ending December 31, 2002.
4        Included  in the charge for Other  Expenses  is a fee of 0.325% of average  daily net assets  paid to  American  Skandia to reimburse  it for  administrative  costs.  The  investment  advisor  has agreed to waive fees and  reimburse  expenses  through
     September  30,  2003 in  order to  prevent  Total  Annual  Portfolio  Operating  Expenses  (excluding  brokerage  expenses  and extraordinary expenses) from exceeding 1.47% of the average daily net asset value of the respective Portfolio.

5        Net Annual Portfolio Operating Expenses reflect fee waivers and expense reimbursements in effect as of November 11, 2002.

EXPENSE EXAMPLES
These  examples  are  designed to assist you in  understanding  the various  costs and expenses you will incur with the Annuity over certain  periods of time based on specific  assumptions.  The  examples  reflect the  Insurance  Charge,  Distribution  Charge (when applicable),  Contingent  Deferred  Sales  Charges  (when  applicable),  the Annual  Maintenance  Fee,  the charges  deducted by the underlying  Portfolios,  as well as the charges for the optional  benefits that are offered under the Annuity.  The  Securities  and
Exchange Commission ("SEC") requires these examples.

Below are  examples  showing  what you would pay in  expenses at the end of the stated time  periods  for each  Sub-account  had you invested $1,000 in the Annuity and received a 5% annual return on assets.

The examples  shown assume that:  (a) you only  allocate  Account  Value to the  Sub-accounts,  not to a Fixed  Allocation;  (b) the
Insurance  Charge is  assessed as 0.65% per year;  (c) the  Distribution  Charge is assessed as 1.00% per year in Annuity  Years 1 -
10. The Expense  Examples do not take into account that the  Distribution  Charge is not assessed in Annuity Years 11+,  because the
SEC only  requires the examples for up to a 10 year period;  (d) the Annual  Maintenance  Fee (when  applicable)  is reflected as an asset-based  charge based on an assumed  average  contract  size;  (e) you make no  withdrawals  of Account  Value during the period shown; (f) you make no transfers,  withdrawals,  surrender or other  transactions for which we charge a fee during the period shown;
(g) no tax charge applies;  (h) the expenses for the underlying  Portfolios reflect the continued waiver of fees or reimbursement of expenses throughout each period shown (refer to the "Net Annual Portfolio Operating  Expenses," in the section entitled  "Underlying
Mutual Fund Portfolio  Annual  Expenses");  (i) the charge for each optional  benefit is reflected as an additional  charge equal to
0.25% per year,  respectively,  for the Guaranteed Return Option, the Enhanced  Beneficiary  Protection and the Highest  Anniversary
Value  Death  Benefit;  and (j) the Credit  applicable  to your  Annuity is 6% of  Purchase  Payments.  The  Insurance  Charge,  the
Distribution  Charge (when applicable) and the charges for the optional  benefits are deducted daily.  Amounts shown in the examples are rounded to the nearest  dollar.  The Credit we apply to Purchase  Payments  received  after the first Annuity Year are less than
6% (see "How do I Receive Credits?").

Expense  Examples are provided as follows:  1.) for the basic  Annuity  contract  without any optional  benefits;  2.) for the basic
Annuity contract assuming that you elect any one of the available  optional  benefits:  the Guaranteed  Return Option,  the Enhanced
Beneficiary  Protection or the Highest  Anniversary  Value Death Benefit;  3.) for the basic Annuity contract assuming you elect any combination of two of the available  optional  benefits;  and 4.) for the basic Annuity contract assuming you elect all three of the available  optional  benefits.  You cannot elect to purchase the Enhanced  Beneficiary  Protection  Optional  Death Benefit with the
Plus40(TM)Optional Life Insurance Rider.

Expense  Examples are not provided for the Plus40(TM)Optional  Life  Insurance  Rider  because it is supported by American  Skandia's general  account and is not subject to, or registered  as a security  under,  either the  Securities  Act of 1933 or the  Investment
Company Act of 1940 and because  Owners can pay the annual,  age-based  charge  through funds  outside of the Annuity.  If the Owner elects to pay the annual  charge  from the  Annuity,  charges are  deducted as a partial  withdrawal  from the  Annuity,  subject to applicable taxes.  Please refer to the Appendix for a detailed description of this Rider.

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE EXPENSES OF THE UNDERLYING
MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

64

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years             Years    Year                     Years    Year             Years    Years    Year                     Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST Strong International Equity            31       95      161      338      34      103      174     364      36       110     187      388      39      119      200     412
AST William Blair International Growth     31       95      161      338      34      103      174     364      36       110     187      388      39      119      200     412
AST American Century International
Growth                                     32       99      168      353      35      107      181     377      38       115     194      401      41      123      207     426
AST DeAM International Equity              31       95      162      340      34      104      176     368      37       112     189      392      39      119      201     415
AST MFS Global Equity                      34      103      174      364      36      111      188     390      39       119     201      415      42      127      213     437
AST PBHG Small-Cap Growth                  31       95      162      340      34      103      175     365      37       112     189      391      39      119      201     415
AST DeAm Small-Cap Growth                  31       95      162      340      34      103      175     365      37       112     189      391      39      119      201     415
AST Federated Aggressive Growth            33      101      172      359      36      109      185     384      39       118     199      410      41      125      211     432
AST Goldman Sachs Small Cap Value          31       96      163      342      34      104      176     368      37       112     189      392      39      119      201     415
AST Gabelli Small-Cap Value                30       92      157      331      33      101      171     358      36       109     184      382      38      116      196     405
AST DeAM Small-Cap Value                   30       91      155      327      33      100      169     354      35       107     182      379      38      115      194     403
AST Goldman Sachs Mid-Cap Growth           32       98      166      348      35      106      179     373      37       113     192      398      40      122      205     421
AST Neuberger Berman Mid-Cap Growth        31       94      160      337      33      102      173     361      36       110     186      386      39      118      199     410
AST Neuberger Berman Mid-Cap Value         32       97      165      347      34      105      178     371      37       113     191      396      40      121      204     420
AST Alger All-Cap Growth                   32       97      164      344      34      104      177     369      37       113     191      395      40      121      204     419
AST Gabelli All-Cap Value                  32       97      164      344      34      104      177     369      37       113     191      395      40      121      204     419
AST T. Rowe Price Natural Resources        31       94      159      335      33      101      172     360      36       110     186      386      39      118      199     410
AST Alliance Growth                        31       94      160      337      34      103      174     363      36       110     186      387      39      118      199     410
AST MFS Growth                             31       94      159      335      33      101      172     360      36       110     186      386      39      118      199     410
AST Marsico Capital Growth                 30       92      157      330      33      100      170     355      35       108     183      381      38      116      196     405
AST Goldman Sachs Concentrated Growth      29       90      153      324      32      98       167     350      35       106     180      375      38      115      194     400
AST DeAM Large-Cap Growth                  29       90      153      323      32      98       166     348      35       106     179      373      37      113      192     398
AST DeAM Large-Cap Value                   29       90      153      323      32      98       166     348      35       106     179      373      37      113      192     398
AST Alliance/Bernstein Growth + Value      33      101      172      359      36      109      185     384      39       118     199      410      41      125      211     432
AST Sanford Bernstein Core Value           31       95      162      340      34      103      174     364      36       111     188      390      39      119      201     415
AST Cohen & Steers Realty                  32       97      165      346      34      105      178     371      37       113     191      395      40      121      204     420
AST Sanford Bernstein Managed Index 500    27       83      142      300      30      91       155     327      32       99      168      353      35      107      181     377
AST American Century Income & Growth       29       88      150      317      31      96       163     343      34       104     177      369      37      112      189     393
AST Alliance Growth and Income             29       88      150      317      31      96       163     343      34       104     177      369      37      112      189     393
AST MFS Growth with Income                 31       94      159      335      33      101      172     360      36       110     186      386      39      118      199     410
AST INVESCO Capital Income                 28       87      148      314      31      95       162     340      34       103     175      365      37      112      189     391
AST DeAM Global Allocation                 21       66      113      244      24      74       127     271      27       83      141      299      30      91       155     327
AST American Century Strategic Balanced    30       92      157      331      33      101      171     358      36       109     184      382      38      116      196     405
AST T. Rowe Price Asset Allocation         30       93      158      334      33      101      172     359      36       109     185      384      39      118      199     410
AST T. Rowe Price Global Bond              30       92      157      331      33      101      171     358      36       109     184      382      38      116      196     405
AST Federated High Yield                   29       88      150      318      32      97       164     344      34       104     177      369      37      113      191     395
AST Lord Abbett Bond-Debenture             30       93      158      334      33      101      172     359      36       109     185      384      39      118      199     410
AST DeAM Bond                              29       88      149      315      31      95       162     340      34       104     176      368      37      112      189     392
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years             Years    Year                     Years    Year             Years    Years    Year                     Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST PIMCO Total Return Bond                27       83      142      301      30      91       155     327      33       100     169      354      35      107      182     379
AST PIMCO Limited Maturity Bond            28       85      144      306      30      92       157     331      33       101     171      358      36      109      184     382
AST Money Market                           25       77      132      280      28      85       145     307      30       93      158      333      33      101      171     358

MV Emerging Markets                        37      112      189      392      39      119      201     415      42       127     214      438      45      135      227     461

WFVT Equity Income                         29       90      153      323      32      98       167     350      35       106     180      375      38      115      194     400

INVESCO VIF Dynamics                       30       92      157      331      33      101      171     358      36       109     184      382      38      116      196     405
INVESCO VIF Technology                     30       92      157      330      33      100      170     357      36       109     184      382      38      116      196     405
INVESCO VIF Health Sciences                30       92      157      330      33      100      170     355      35       108     183      381      38      116      196     405
INVESCO VIF Financial Services             30       92      157      330      33      100      170     357      36       109     184      382      38      116      196     405
INVESCO VIF Telecommunications             30       93      158      333      33      101      171     358      36       109     184      383      39      118      199     410

Evergreen VA Global Leaders                29       90      153      323      32      98       167     350      35       106     180      375      38      115      194     400
Evergreen VA Special Equity                30       91      155      327      32      99       168     353      35       107     181      377      38      115      194     401
Evergreen VA Omega                         26       81      138      294      29      89       152     320      32       97      165      347      34      105      178     371

ProFund VP Europe 30                       39      119      200      412      42      127      213     436      44       134     225      458      47      142      238     482
ProFund VP Asia 30                         40      121      203      417      42      128      215     440      45       136     228      463      48      144      240     485
ProFund VP Japan                           40      121      203      417      42      128      215     440      45       136     228      463      48      144      240     485
ProFund VP Banks                           40      121      204      420      43      129      217     443      45       137     229      466      48      144      241     487
ProFund VP Basic Materials                 40      121      204      420      43      129      217     443      45       137     229      466      48      144      241     487
ProFund VP Biotechnology                   40      121      204      420      43      129      217     444      45       137     230      467      48      145      243     490
ProFund VP Consumer Cyclical               40      121      204      420      43      129      217     443      45       137     229      466      48      144      241     487
ProFund VP Consumer Non-Cyclical           40      121      204      420      43      129      217     443      45       137     229      466      48      144      241     487
ProFund VP Energy                          40      121      204      420      43      129      217     444      45       137     230      467      48      145      243     490
ProFund VP Financial                       40      121      204      420      43      129      217     444      45       137     230      467      48      145      243     490
ProFund VP Healthcare                      40      121      204      420      43      129      217     444      45       137     230      467      48      145      243     490
ProFund VP Industrial                      40      121      204      420      43      129      217     443      45       137     229      466      48      144      241     487
ProFund VP Internet                        40      121      204      420      43      129      217     443      45       137     229      466      48      144      241     487
ProFund VP Pharmaceuticals                 40      121      204      420      43      129      217     443      45       137     229      466      48      144      241     487
ProFund VP Precious Metals                 40      121      204      420      43      129      217     443      45       137     229      466      48      144      241     487
ProFund VP Real Estate                     40      121      204      420      43      129      217     444      45       137     230      467      48      145      243     490
ProFund VP Semiconductor                   40      121      204      420      43      129      217     443      45       137     229      466      48      144      241     487
ProFund VP Technology                      40      121      204      420      43      129      217     444      45       137     230      467      48      145      243     490
ProFund VP Telecommunications              40      121      204      420      43      129      217     444      45       137     230      467      48      145      243     490
ProFund VP Utilities                       40      121      204      420      43      129      217     444      45       137     230      467      48      145      243     490
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       One Optional Benefit Elected    Any Two Optional Benefits Elected   All Optional Benefits Elected
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years             Years    Year                     Years    Year             Years    Years    Year                     Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
ProFund VP Bull                            40      121      204      420      43      129      217     444      45       137     230      467      48      145      243     490
ProFund VP Bear                            39      119      200      412      42      127      213     436      44       134     225      458      47      142      238     482
ProFund VP Bull Plus                       40      121      203      417      42      128      215     440      45       136     228      463      48      144      240     485
ProFund VP OTC                             39      119      201      415      42      127      214     438      45       135     227      460      47      143      239     483
ProFund VP Short OTC                       40      121      204      419      42      128      216     442      45       136     228      464      48      144      241     486
ProFund VP UltraOTC                        40      121      204      419      42      128      216     442      45       136     228      464      48      144      241     486
ProFund VP Mid-Cap Value                   40      121      204      420      43      129      217     443      45       137     229      466      48      144      241     487
ProFund VP Mid-Cap Growth                  40      121      204      420      43      129      217     443      45       137     229      466      48      144      241     487
ProFund VP UltraMid-Cap                    40      121      204      420      43      129      217     443      45       137     230      467      48      144      242     488
ProFund VP Small-Cap Value                 40      121      204      420      43      129      217     443      45       137     230      467      48      144      242     488
ProFund VP Small-Cap Growth                40      121      204      420      43      129      217     443      45       137     230      467      48      144      242     488
ProFund VP UltraSmall-Cap                  40      121      204      420      43      129      217     444      45       137     230      467      48      145      243     490
ProFund VP U.S. Government Plus            37      113      191      395      40      121      204     419      42       128     216      442      45      136      228     464
ProFund VP Rising Rates Opportunity        40      121      204      419      42      128      216     442      45       136     228      464      48      144      241     486

First Trust(R)10 Uncommon Values            33      102      173      361      36      110      186     386      39       118     199      410      42      126      212     434

SP Jennison International Growth           36      110      187      388      39      119      200     412      42       127     213      436      44      134      225     458
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- --------------------------------- ---------------------------------- --------------------------------- ----------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected      One Optional Benefit Elected        Any Two Optional Benefits        All Optional Benefits Elected
your   Annuity   at  the   end  of  the                                                                                   Elected
applicable period
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years            Years    Year                      Years    Year             Years   Years    Year                      Years
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
AST Strong International Equity            121     180      231     358      124      188      244     384      126      195     257     408      129      204      270     432
AST William Blair International Growth     121     180      231     358      124      188      244     384      126      195     257     408      126      195      257     408
AST American Century International
Growth                                     122     184      238     373      125      192      251     397      128      200     264     421      131      208      277     446
AST DeAM International Equity              121     180      232     360      124      189      246     388      127      197     259     412      129      204      271     435
AST MFS Global Equity                      124     188      244     384      126      196      258     410      129      204     271     435      132      212      283     457
AST PBHG Small-Cap Growth                  121     180      232     360      124      188      245     385      127      197     259     411      129      204      271     435
AST DeAm Small-Cap Growth                  121     180      232     360      124      188      245     385      127      197     259     411      129      204      271     435
AST Federated Aggressive Growth            123     186      242     379      126      194      255     404      129      203     269     430      131      210      281     452
AST Goldman Sachs Small Cap Value          121     181      233     362      124      189      246     388      127      197     259     412      129      204      271     435
AST Gabelli Small-Cap Value                120     177      227     351      123      186      241     378      126      194     254     402      128      201      266     425
AST DeAM Small-Cap Value                   120     176      225     347      123      185      239     374      125      192     252     399      128      200      264     423
AST Goldman Sachs Mid-Cap Growth           122     183      236     368      125      191      249     393      127      198     262     418      127      198      262     418
AST Neuberger Berman Mid-Cap Growth        121     179      230     357      123      187      243     381      126      195     256     406      129      203      269     430
AST Neuberger Berman Mid-Cap Value         122     182      235     367      124      190      248     391      127      198     261     416      130      206      274     440
AST Alger All-Cap Growth                   122     182      234     364      124      189      247     389      127      198     261     415      130      206      274     439
AST Gabelli All-Cap Value                  122     182      234     364      124      189      247     389      127      198     261     415      130      206      274     439
AST T. Rowe Price Natural Resources        121     179      229     355      123      186      242     380      126      195     256     406      129      203      269     430
AST Alliance Growth                        121     179      230     357      124      188      244     383      126      195     256     407      129      203      269     430
AST MFS Growth                             121     179      229     355      123      186      242     380      126      195     256     406      129      203      269     430
AST Marsico Capital Growth                 120     177      227     350      123      185      240     375      125      193     253     401      128      201      266     425
AST Goldman Sachs Concentrated Growth      119     175      223     344      122      183      237     370      125      191     250     395      125      191      250     395
AST DeAM Large-Cap Growth                  119     175      223     343      122      183      236     368      125      191     249     393      127      198      262     418
AST DeAM Large-Cap Value                   119     175      223     343      122      183      236     368      125      191     249     393      127      198      262     418
AST Alliance/Bernstein Growth + Value      123     186      242     379      126      194      255     404      129      203     269     430      131      210      281     452
AST Sanford Bernstein Core Value           121     180      232     360      124      188      244     384      126      196     258     410      129      204      271     435
AST Cohen & Steers Realty                  122     182      235     366      124      190      248     391      127      198     261     415      130      206      274     440
AST Sanford Bernstein Managed Index 500    117     168      212     320      120      176      225     347      122      184     238     373      125      192      251     397
AST American Century Income & Growth       119     173      220     337      121      181      233     363      124      189     247     389      127      197      259     413
AST Alliance Growth and Income             119     173      220     337      121      181      233     363      124      189     247     389      127      197      259     413
AST MFS Growth with Income                 121     179      229     355      123      186      242     380      126      195     256     406      129      203      269     430
AST INVESCO Capital Income                 118     172      218     334      121      180      232     360      124      188     245     385      127      197      259     411
AST DeAM Global Allocation                 111     151      183     264      114      159      197     291      117      168     211     319      120      176      225     347
AST American Century Strategic Balanced    120     177      227     351      123      186      241     378      126      194     254     402      128      201      266     425
AST T. Rowe Price Asset Allocation         120     178      228     354      123      186      242     379      126      194     255     404      129      203      269     430
AST T. Rowe Price Global Bond              120     177      227     351      123      186      241     378      126      194     254     402      128      201      266     425
AST Federated High Yield                   119     173      220     338      122      182      234     364      124      189     247     389      127      198      261     415
AST Lord Abbett Bond-Debenture             120     178      228     354      123      186      242     379      126      194     255     404      129      203      269     430
AST DeAM Bond                              119     173      219     335      121      180      232     360      124      189     246     388      127      197      259     412
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------

---------------------------------------- --------------------------------- ---------------------------------- --------------------------------- ----------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected      One Optional Benefit Elected        Any Two Optional Benefits        All Optional Benefits Elected
your   Annuity   at  the   end  of  the                                                                                   Elected
applicable period
                                         --------------------------------- ----------------------------------
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years            Years    Year                      Years    Year             Years   Years    Year                      Years
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
AST PIMCO Total Return Bond                117     168      212     321      120      176      225     347      123      185     239     374      125      192      252     399
AST PIMCO Limited Maturity Bond            118     170      214     326      120      177      227     351      123      186     241     378      126      194      254     402
AST Money Market                           115     162      202     300      118      170      215     327      120      178     228     353      123      186      241     378

MV Emerging Markets                        127     197      259     412      129      204      271     435      132      212     284     458      135      220      297     481

WFVT Equity Income                         119     175      223     343      122      183      237     370      125      191     250     395      128      200      264     420

INVESCO VIF Dynamics                       120     177      227     351      123      186      241     378      126      194     254     402      128      201      266     425
INVESCO VIF Technology                     120     177      227     350      123      185      240     377      126      194     254     402      128      201      266     425
INVESCO VIF Health Sciences                120     177      227     350      123      185      240     375      125      193     253     401      128      201      266     425
INVESCO VIF Financial Services             120     177      227     350      123      185      240     377      126      194     254     402      128      201      266     425
INVESCO VIF Telecommunications             120     178      228     353      123      186      241     378      126      194     254     403      129      203      269     430

Evergreen VA Global Leaders                119     175      223     343      122      183      237     370      125      191     250     395      128      200      264     420
Evergreen VA Special Equity                120     176      225     347      122      184      238     373      125      192     251     397      128      200      264     421
Evergreen VA Omega                         116     166      208     314      119      174      222     340      122      182     235     367      124      190      248     391

ProFund VP Europe 30                       129     204      270     432      132      212      283     456      134      219     295     478      137      227      308     502
ProFund VP Asia 30                         130     206      273     437      132      213      285     460      135      221     298     483      138      229      310     505
ProFund VP Japan                           130     206      273     437      132      213      285     460      135      221     298     483      138      229      310     505
ProFund VP Banks                           130     206      274     440      133      214      287     463      135      222     299     486      138      229      311     507
ProFund VP Basic Materials                 130     206      274     440      133      214      287     463      135      222     299     486      138      229      311     507
ProFund VP Biotechnology                   130     206      274     440      133      214      287     464      135      222     300     487      138      230      313     510
ProFund VP Consumer Cyclical               130     206      274     440      133      214      287     463      135      222     299     486      138      229      311     507
ProFund VP Consumer Non-Cyclical           130     206      274     440      133      214      287     463      135      222     299     486      138      229      311     507
ProFund VP Energy                          130     206      274     440      133      214      287     464      135      222     300     487      138      230      313     510
ProFund VP Financial                       130     206      274     440      133      214      287     464      135      222     300     487      138      230      313     510
ProFund VP Healthcare                      130     206      274     440      133      214      287     464      135      222     300     487      138      230      313     510
ProFund VP Industrial                      130     206      274     440      133      214      287     463      135      222     299     486      138      229      311     507
ProFund VP Internet                        130     206      274     440      133      214      287     463      135      222     299     486      138      229      311     507
ProFund VP Pharmaceuticals                 130     206      274     440      133      214      287     463      135      222     299     486      137      227      308     502
ProFund VP Precious Metals                 130     206      274     440      133      214      287     463      135      222     299     486      138      229      310     505
ProFund VP Real Estate                     130     206      274     440      133      214      287     464      135      222     300     487      138      229      310     505
ProFund VP Semiconductor                   130     206      274     440      133      214      287     463      135      222     299     486      138      229      311     507
ProFund VP Technology                      130     206      274     440      133      214      287     464      135      222     300     487      138      229      311     507
ProFund VP Telecommunications              130     206      274     440      133      214      287     464      135      222     300     487      138      230      313     510
ProFund VP Utilities                       130     206      274     440      133      214      287     464      135      222     300     487      138      229      311     507
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------

---------------------------------------- --------------------------------- ---------------------------------- --------------------------------- ----------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected      One Optional Benefit Elected        Any Two Optional Benefits        All Optional Benefits Elected
your   Annuity   at  the   end  of  the                                                                                   Elected
applicable period
---------------------------------------- --------------------------------- ---------------------------------- --------------------------------- ----------------------------------
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10         1     3 Years  5       10         1     3 Years  5 Years  10
                                          Year    Years            Years    Year                      Years    Year             Years   Years    Year                      Years
                                         -------- ------- --------         -------- -------- -------- -------
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
ProFund VP Bull                            130     206      274     440      133      214      287     464      135      222     300     487      138      229      311     507
ProFund VP Bear                            129     204      270     432      132      212      283     456      134      219     295     478      138      229      311     507
ProFund VP Bull Plus                       130     206      273     437      132      213      285     460      135      221     298     483      138      230      313     510
ProFund VP OTC                             129     204      271     435      132      212      284     458      135      220     297     480      138      229      311     507
ProFund VP Short OTC                       130     206      274     439      132      213      286     462      135      221     298     484      138      230      313     510
ProFund VP UltraOTC                        130     206      274     439      132      213      286     462      135      221     298     484      138      230      313     510
ProFund VP Mid-Cap Value                   130     206      274     440      133      214      287     463      135      222     299     486      138      230      313     510
ProFund VP Mid-Cap Growth                  130     206      274     440      133      214      287     463      135      222     299     486      138      230      313     510
ProFund VP UltraMid-Cap                    130     206      274     440      133      214      287     463      135      222     300     487      137      227      308     502
ProFund VP Small-Cap Value                 130     206      274     440      133      214      287     463      135      222     300     487      138      229      310     505
ProFund VP Small-Cap Growth                130     206      274     440      133      214      287     463      135      222     300     487      137      228      309     503
ProFund VP UltraSmall-Cap                  130     206      274     440      133      214      287     464      135      222     300     487      138      229      311     506
ProFund VP U.S. Government Plus            127     198      261     415      130      206      274     439      132      213     286     462      138      229      311     506
ProFund VP Rising Rates Opportunity        130     206      274     439      132      213      286     462      135      221     298     484      138      229      311     507

First Trust(R)10 Uncommon Values            123     187      243     381      126      195      256     406      129      203     269     430      132      211      282     454

SP Jennison International Growth           126     195      257     408      129      204      270     432      132      212     283     456      134      219      295     478
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment option is a Sub-account of American Skandia Life Assurance  Corporation  Variable Account B (see "What are
Separate  Accounts" for more detailed  information.)  Each Sub-account  invests  exclusively in one Portfolio.  You should carefully read the prospectus for any Portfolio in which you are interested.  The following chart  classifies each of the Portfolios  based on our  assessment  of their  investment  style (as of the date of this  Prospectus).  The chart also  provides a  description  of each
Portfolio's  investment  objective (in italics) and a short,  summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective.

The name of the  advisor/sub-advisor  for each Portfolio  appears next to the description.  Those Portfolios whose name includes the prefix "AST" are Portfolios of American  Skandia Trust.  The investment  manager for AST is American  Skandia  Investment  Services,
Incorporated,  an affiliated company of American Skandia.  However, a sub-advisor,  as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds.  They are only available as investment  options in variable  annuity  contracts and variable  life  insurance  policies  issued by insurance  companies,  or in some cases,  to  participants  in certain  qualified retirement  plans.  However,  some of the Portfolios  available as Sub-accounts  under the Annuity are managed by the same portfolio advisor or  sub-advisor  as a retail  mutual fund of the same or similar name that the  Portfolio may have been modeled after at its inception.  Certain retail mutual funds may also have been modeled after a Portfolio.  While the  investment  objective and policies of the retail  mutual  funds and the  Portfolios  may be  substantially  similar,  the  actual  investments  will  differ to varying degrees.  Differences  in the  performance  of the funds can be  expected,  and in some cases could be  substantial.  You should not compare the  performance  of a publicly  traded mutual fund with the  performance  of any  similarly  named  Portfolio  offered as a
Sub-account.  Details about the  investment  objectives,  policies,  risks,  costs and management of the Portfolios are found in the prospectuses  for the underlying  mutual funds.  The current  prospectus and statement of additional  information for the underlying
Portfolios can be obtained by calling 1-800-766-4530.

====================================================================================================================================
Effective  close of business June 28, 2002, the AST Goldman Sachs  Small-Cap  Value  portfolio is no longer offered as a Sub-account under the  Annuity,  except as noted below.  Annuity  contracts  with Account  Value  allocated to the AST Goldman  Sachs  Small-Cap
Value  Sub-account  on or before June 28, 2002 may continue to allocate  Account Value and make transfers into the AST Goldman Sachs
Small-Cap  Value  Sub-account,  including any bank drafting,  dollar cost  averaging,  asset  allocation and  rebalancing  programs.
Owners of Annuities  issued after June 28, 2002 will not be allowed to allocate  Account  Value to the AST Goldman  Sachs  Small-Cap
Value Sub-account.
====================================================================================================================================
====================================================================================================================================

====================================================================================================================================
====================================================================================================================================
The AST Goldman Sachs Small-Cap Value  Sub-account may be offered to new Owners at some future date;  however,  at the present time,
American Skandia has no intention to do so.
====================================================================================================================================

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

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      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
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  INTER-NATIONAL    AST Strong International Equity (f/k/a AST AIM International  Equity):  seeks long-term capital growth by investing in a diversified  portfolio of international  equity securities the issuers of which are  considered to have strong  earnings  momentum.  The  Portfolio  seeks to meet its objective by investing,  under normal market conditions,  at least 80% of its total assets in a diversified  portfolio  of equity  securities  of  companies  located or operating in developed
      EQUITY        non-U.S.  countries  and emerging  markets of the world.  The  Sub-advisor  intends to focus on
                    companies  with an  above-average  potential  for  long-term  growth  and  attractive  relative    Strong Capital
                    valuations.  The Sub-advisor  selects companies based on five key factors:  growth,  valuation,     Management, Inc.
                    management, risk and sentiment.
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  INTER-NATIONAL    AST William Blair  International  Growth (f/k/a AST Janus  Overseas  Growth):  seeks  long-term growth of capital.  The  Portfolio  pursues its  objective  primarily  through  investments  in equity  securities  of issuers  located  outside  the United  States.  The  Portfolio  normally invests at least 80% of its total assets in securities of issuers from at least five  different
      EQUITY        countries,  excluding the United States.  The Portfolio invests primarily in companies selected
                    for their growth  potential.  Securities are generally  selected  without regard to any defined     William Blair &
                    allocation among countries,  geographic regions or industry sectors, or other similar selection     Company, L.L.C.
                    procedure.
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  INTER-NATIONAL    AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to achieve its investment  objective by investing  primarily in equity securities of international companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a
      EQUITY        growth  investment  strategy it developed  that looks for  companies  with earnings and revenue
                    growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment      American Century
                    selections,  including the prospects for relative  economic  growth among countries or regions,        Investment
                    economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations     Management, Inc.
                    and tax considerations.
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                    AST DeAM  International  Equity  (f/k/a AST  Founders  Passport):  seeks  capital  growth.  The
                    Portfolio  pursues its  objective  by  investing at least 80% of its total assets in the equity securities of companies in developed non-U.S.  countries that are represented in the MSCI EAFE(R)
  INTER-NATIONAL    Index.  The  target of this  Portfolio  is to track the  performance  of the MSCI  EAFE(R)Index      Deutsche Asset
      EQUITY        within 4% with normal deviation  expected of 1%. The Sub-advisor  considers a number of factors     Management, Inc.
                    in  determining  whether  to invest  in a stock,  including  earnings  growth  rate,  analysts'
                    estimates of future earnings and industry-relative price multiples.
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                    AST MFS Global Equity:  seeks capital growth.  Under normal circumstances the Portfolio invests
                    at least 80% of its assets in equity securities of U.S. and foreign issuers  (including issuers      Massachusetts
  GLOBAL EQUITY     in developing  countries).  The Portfolio  generally seeks to purchase  securities of companies    Financial Services
                    with relatively large market capitalizations relative to the market in which they are traded.           Company
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                    AST PBHG  Small-Cap  Growth  (f/k/a AST Janus  Small-Cap  Growth):  seeks capital  growth.  The
                    Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the
 SMALL CAP GROWTH   common stocks of  small-sized  companies,  whose market  capitalizations  are similar to market     Pilgrim Baxter &
                    capitalizations  of the  companies  in  the  Russell  2000(R)Index.  Following  the  change  in     Associates, Ltd.
                    sub-advisor, the AST PBHG Small-Cap Growth sub-account is now re-opened to all Contract Owners.
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 SMALL CAP GROWTH   AST DeAm  Small-Cap  Growth  (f/k/a AST Scudder  Small-Cap  Growth):  seeks  maximum  growth of investors'  capital  from a portfolio  of growth  stocks of smaller  companies.  The  Portfolio pursues its  objective  by normally  investing  at least 80% of its total  assets in the equity
                    securities  of  small-sized   companies  included  in  the  Russell  2000  Growth(R)Index.  The
                    Sub-advisor  employs  an  investment  strategy  designed  to  maintain  a  portfolio  of equity    Deutsche Asset
                    securities  which  approximates  the market risk of those  stocks  included in the Russell 2000     Management, Inc.
                    Growth(R)Index, but which attempts to outperform the Russell 2000 Growth(R)Index.
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      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
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    SMALL CAP       AST Federated  Aggressive  Growth:  seeks capital growth.  The Portfolio pursues its investment objective by investing  in equity  securities  of companies  offering  superior  prospects  for earnings  growth.  The Portfolio  focuses its  investments on the equity  securities of smaller
                    companies,  but it is not  subject to any  specific  market  capitalization  requirements.  The   Federated Investment
      GROWTH        Portfolio may invest in foreign issuers through American Depositary  Receipts.  The Portfolio's   Counseling/Federated
                    strategies with respect to security analysis,  market  capitalization and sector allocation are    Global Investment
                    designed to produce a portfolio of stocks whose long-term  growth  prospects are  significantly     Management Corp.
                    above those of the S&P 500 Index.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman Sachs Small-Cap Value:  seeks long-term  capital  appreciation.  The Portfolio will seek its objective through  investments  primarily in equity securities that are believed to be undervalued in the marketplace.  The Portfolio  primarily seeks companies that are small-sized, based on the value of their outstanding stock.  Specifically,  under normal  circumstances,  at least 65% of the Portfolio's  total assets will be invested in common stocks issued by smaller,
 SMALL CAP VALUE    less well-known  companies (with market  capitalizations of less than $4 billion at the time of   Goldman Sachs Asset
                    investment).                                                                                           Management
                    Effective  July 31, 2002,  the Portfolio will have a  non-fundamental  policy to invest,  under normal  circumstances,  at  least  80% of the  value  of its  assets  in  small  capitalization companies.  The 80%  investment  requirement  applies  at the time the  Portfolio  invests  its assets.
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                    ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST Gabelli Small-Cap Value:  seeks to provide long-term capital growth by investing  primarily in  small-capitalization  stocks that appear to be  undervalued.  The  Portfolio  will normally invest at least  65% of its total  assets in  stocks  and  equity-related  securities  of small companies  ($1  billion  or less in market  capitalization).  Reflecting  a value  approach  to investing,  the Portfolio  will seek the stocks of companies  whose current stock prices do not appear to adequately reflect their underlying value as measured by assets,  earnings, cash flow or business franchises.
                    Effective  July 31, 2002,  the Portfolio will have a  non-fundamental  policy to invest,  under          GAMCO
                    normal  circumstances,  at  least  80% of the  value  of its  assets  in  small  capitalization     Investors, Inc.
                    companies.  Effective  September  30, 2002,  the stated  market  capitalization  range has been increased to $1.5 billion or less.
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 SMALL CAP VALUE    AST DeAM Small-Cap Value:  seeks maximum growth of investors'  capital.  The Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the equity  securities of small-sized  companies  included in the Russell 2000(R)Value Index.  The Sub-advisor  employs
                    an  investment   strategy   designed  to  maintain  a  portfolio  of  equity  securities  which      Deutsche Asset
                    approximates  the market risk of those stocks  included in the Russell  2000(R)Value Index,  but     Management, Inc
                    which attempts to outperform the Russell 2000(R)Value Index.
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  MID-CAP GROWTH    AST Goldman Sachs Mid-Cap  Growth (f/k/a AST Janus Mid-Cap  Growth):  seeks  long-term  capital growth.  The  Portfolio  pursues its  investment  objective,  by investing  primarily in equity securities  selected for their growth  potential,  and normally invests at least 80% of its net assets in medium-sized  companies.  For purposes of the Portfolio,  medium-sized  companies are those whose market  capitalizations  (measured at the time of investment) fall within the range
                    of companies  in the  Standard & Poor's  MidCap 400 Index.  The  Sub-advisor  seeks to identify   Goldman Sachs Asset
                    individual  companies with earnings  growth  potential that may not be recognized by the market        Management
                    at large.
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  MID-CAP GROWTH    AST Neuberger  Berman Mid-Cap  Growth:  seeks capital growth.  Under normal market  conditions, the Portfolio  primarily invests at least 80% of its net assets in the common stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that
                    fall within the range of the Russell Midcap(R)Index,  at the time of investment,  are considered     Neuberger Berman
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of        Management
                    large-cap companies as well as in small-cap  companies.  The Sub-advisor looks for fast-growing       Incorporated
                    companies that are in new or rapidly evolving industries.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MID-CAP VALUE    AST Neuberger Berman Mid-Cap Value: seeks capital growth.  Under normal market conditions,  the
                    Portfolio  primarily  invests at least 80% of its net  assets in the  common  stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell  Midcap(R)Index at the time of investment  are  considered
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of     Neuberger Berman
                    large-cap  companies as well as in small-cap  companies.  Under the Portfolio's  value-oriented        Management
                    investment  approach,  the Sub-advisor looks for well-managed  companies whose stock prices are       Incorporated
                    undervalued and that may rise in price before other investors realize their worth.
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      ALL-CAP       AST Alger All-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in equity securities,  such as common or preferred stocks, that are listed on U.S. exchanges or in the  over-the-counter  market.  The Portfolio may invest in the equity  securities of companies
      GROWTH        of all sizes,  and may emphasize  either  larger or smaller  companies at a given time based on         Fred Alger
                    the Sub-advisor's assessment of particular companies and market conditions.                         Management, Inc.
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                    AST Gabelli  All-Cap  Value:  seeks  capital  growth.  The  Portfolio  pursues its objective by investing primarily in readily marketable equity securities including common stocks,  preferred stocks and  securities  that may be converted at a later time into common stock.  The Portfolio
      ALL-CAP       may invest in the  securities  of companies of all sizes,  and may  emphasize  either larger or
       VALUE        smaller  companies  at a  given  time  based  on the  Sub-advisor's  assessment  of  particular  GAMCO Investors, Inc.
                    companies and market  conditions.  The Portfolio  focuses on companies that appear  underpriced relative  to their  private  market  value  ("PMV").  PMV is the  value  that  the  Portfolio's
                    Sub-advisor believes informed investors would be willing to pay for a company.
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                    AST T. Rowe Price Natural  Resources:  seeks  long-term  capital growth  primarily  through the common stocks of companies  that own or develop  natural  resources  (such as energy  products, precious  metals and forest  products)  and other basic  commodities.  The  Portfolio  normally invests  primarily (at least 80% of its total assets) in the common stocks of natural  resource
      SECTOR        companies whose earnings and tangible  assets could benefit from  accelerating  inflation.  The      T. Rowe Price
                    Portfolio looks for companies that have the ability to expand production,  to maintain superior     Associates, Inc.
                    exploration  programs  and  production   facilities,   and  the  potential  to  accumulate  new
                    resources.  At least 50% of Portfolio assets will be invested in U.S. securities,  up to 50% of total assets also may be invested in foreign securities.
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                    AST Alliance  Growth:  seeks long-term  capital growth.  The Portfolio  invests at least 80% of its total assets in the equity  securities of a limited  number of large,  carefully  selected, high-quality  U.S.  companies  that are judged  likely to  achieve  superior  earnings  growth.
 LARGE CAP GROWTH   Normally,  about 40-60  companies will be  represented in the Portfolio,  with the 25 companies     Alliance Capital
                    most  highly  regarded  by  the  Sub-advisor  usually  constituting  approximately  70%  of the     Management, L.P.
                    Portfolio's  net assets.  An emphasis is placed on identifying  companies  whose  substantially above average prospective earnings growth is not fully reflected in current market valuations.
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 LARGE CAP GROWTH   AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and related securities,  such as preferred stocks,  convertible securities and depositary receipts,
                    of companies that the  Sub-advisor  believes offer better than average  prospects for long-term      Massachusetts
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run    Financial Services
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign         Company
                    securities.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and
                    companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor    Marsico Capital
                    then looks for individual  companies with earnings growth  potential that may not be recognized     Management, LLC
                    by the market at large, a "bottom up" stock selection.
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                    AST Goldman Sachs Concentrated  Growth (f/k/a AST JanCap Growth):  seeks growth of capital in a
                    manner  consistent  with  the  preservation  of  capital.   Realization  of  income  is  not  a
                    significant  investment  consideration and any income realized on the Portfolio's  investments, therefore,  will be  incidental to the  Portfolio's  objective.  The Portfolio  will pursue its
 LARGE CAP GROWTH   objective  by investing  primarily  in equity  securities  of  companies  that the  Sub-advisor   Goldman Sachs Asset
                    believes are experiencing  favorable demand for their products and services,  and which operate        Management
                    in a favorable  competitive  and  regulatory  environment.  The  Sub-advisor  seeks to identify individual  companies with earnings  growth  potential that may not be recognized by the market at large.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  Large-Cap  Growth:  seeks  maximum  growth of capital by  investing  primarily in the growth stocks of larger companies.  The Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the equity securities of large-sized  companies included in
 LARGE CAP GROWTH   the Russell 1000(R)Growth Index.  The  Sub-advisor  employs an investment  strategy  designed to      Deutsche Asset
                    maintain a portfolio of equity  securities  which  approximates the market risk of those stocks     Management, Inc.
                    included in the Russell 1000(R)Growth Index,  but which attempts to outperform the Russell 1000(R)
                    Growth Index through active stock selection.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Large-Cap Value (f/k/a AST Janus Strategic Value):  seeks maximum growth of capital by investing  primarily  in the value  stocks of  larger  companies.  The  Portfolio  pursues  its objective by normally  investing at least 80% of its total assets in the equity  securities  of
  LARGE CAP VALUE   large-sized  companies  included in the Russell 1000(R)Value Index.  The Sub-advisor  employs an      Deutsche Asset
                    investment  strategy designed to maintain a portfolio of equity  securities which  approximates     Management, Inc.
                    the market risk of those stocks  included in the Russell 1000(R)Value Index,  but which attempts to outperform the Russell 1000(R)Value Index through active stock selection.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
    LARGE CAP       AST Alliance/Bernstein  Growth + Value: seeks capital growth by investing  approximately 50% of its assets in growth  stocks of large  companies and  approximately  50% of its assets in value stocks of large  companies.  The Portfolio will invest primarily in commons tocks of large U.S.
                    companies  included in the Russell  1000(R)Index (the "Russell  1000(R)").  The Russell 1000(R)is a
                    market  capitalization-weighted  index that measures the  performance of the 1,000 largest U.S.
                    companies.  Normally,  about 60-85  companies will be represented in the Portfolio,  with 25-35
      BLEND         companies  primarily from the Russell 1000(R)Growth Index constituting  approximately 50% of the
                    Portfolio's  net assets and 35-50  companies  primarily  from the  Russell  1000(R)Value  Index       Alliance Capital
                    constituting  the  remainder  of  the  Portfolio's  net  assets.   There  will  be  a  periodic     Management, L.P.
                    rebalancing  of each  segment's  assets  to take  account  of market  fluctuations  in order to maintain the approximately equal allocation.
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  LARGE CAP VALUE   AST Sanford  Bernstein Core Value:  seeks  long-term  capital growth by investing  primarily in common stocks.  The  Sub-advisor  expects that the majority of the  Portfolio's  assets will be invested in the common stocks of large  companies  that appear to be  undervalued.  Among other things, the Portfolio seeks to identify compelling buying opportunities  created when companies
                    are undervalued on the basis of investor  reactions to near-term problems or circumstances even        Sanford C. Bernstein
                    though their long-term  prospects  remain sound. The Sub-advisor  seeks to identify  individual        & Co., LLC
                    companies with earnings growth potential that may not be recognized by the market at large.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   REAL ESTATE      AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate securities.  The  Portfolio  pursues  its  investment  objective  by  investing,  under  normal circumstances,  at least 80% of its net assets in  securities  of real  estate  issuers.  Under normal  circumstances,  the Portfolio will invest substantially all of its assets in the equity
      (REIT)        securities of real estate companies,  i.e., a company that derives at least 50% of its revenues    Cohen & Steers
                    from the ownership,  construction,  financing, management or sale of real estate or that has at   Capital Management,
                    least  50% of its  assets in real  estate.  Real  estate  companies  may  include  real  estate           Inc.
                    investment trusts or REITs.
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                    AST Sanford Bernstein Managed Index 500: will invest, under normal circumstances,  at least 80%
                    of its net assets in  securities  included in the Standard & Poor's 500  Composite  Stock Price
                    Index  (the  "S&P(R)500 ").  The  Portfolio  seeks  to  outperform  the S&P 500  through  stock selection  resulting  in  different  weightings  of common  stocks  relative to the index.  The
                    Portfolio will invest  primarily in the common stocks of companies  included in the S&P 500. In seeking  to  outperform  the S&P  500,  the  Sub-advisor  starts  with a  portfolio  of  stocks
  MANAGED INDEX     representative  of the holdings of the index.  It then uses a set of  fundamental  quantitative   Sanford C. Bernstein
                    criteria  that are designed to indicate  whether a particular  stock will  predictably  perform        & Co., LLC
                    better or worse than the S&P 500. Based on these criteria,  the Sub-advisor  determines whether the  Portfolio  should  over-weight,  under-weight  or hold a  neutral  position  in the  stock relative  to the  proportion  of the S&P 500  that  the  stock  represents.  In  addition,  the
                    Sub-advisor  also  may  determine  that  based on the  quantitative  criteria,  certain  equity securities that are not included in the S&P 500 should be held by the Portfolio.
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                    AST American  Century Income & Growth:  seeks capital growth with current income as a secondary objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital
      GROWTH        growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer     American Century
       AND          potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique        Investment
      INCOME        with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500     Management, Inc.
                    Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance Growth and Income:  seeks long-term  growth of capital and income while attempting to avoid excessive  fluctuations in market value. The Portfolio  normally will invest in common
      GROWTH        stocks  (and  securities   convertible  into  common  stocks).  The  Sub-advisor  will  take  a
       AND          value-oriented  approach,  in that it will  try to keep  the  Portfolio's  assets  invested  in     Alliance Capital
      INCOME        securities that are selling at reasonable  valuations in relation to their fundamental business     Management, L.P.
                    prospects.  The  stocks  that the  Portfolio  will  normally  invest in are  those of  seasoned companies.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Growth with  Income:  seeks long term growth of capital  with a secondary  objective to seek  reasonable  current  income.  Under normal market  conditions,  the Portfolio  invests at least 65% of its total  assets in common  stocks  and  related  securities,  such as  preferred
      GROWTH        stocks,  convertible  securities  and  depositary  receipts.  The stocks in which the Portfolio      Massachusetts
       AND          invests  generally  will pay  dividends.  While the  Portfolio  may invest in  companies of any    Financial Services
      INCOME        size, the Portfolio generally focuses on companies with larger market  capitalizations that the         Company
                    Sub-advisor  believes have  sustainable  growth  prospects and attractive  valuations  based on current and  expected  earnings  or cash flow.  The  Portfolio  may invest up to 20% of its net assets in foreign securities.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     AST INVESCO Capital Income (f/k/a AST INVESCO Equity Income):  seeks capital growth and current income  while  following  sound  investment  practices.  The  Portfolio  seeks to  achieve  its objective by investing in  securities  that are expected to produce  relatively  high levels of income and consistent,  stable returns.  The Portfolio normally will invest at least 65% of its
                    assets in  dividend-paying  common and preferred stocks of domestic and foreign issuers.  Up to       INVESCO Funds Group,
                    30% of the  Portfolio's  assets may be  invested in equity  securities  that do not pay regular           Inc.
                    dividends.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
     BALANCED       AST DeAM Global  Allocation  (f/k/a AST AIM  Balanced):  seeks a high level of total  return by investing  primarily in a diversified  portfolio of mutual funds. The Portfolio  initially will invest  in  equity  securities  and in  fixed  income  securities  as  well as  other  open-end management  investment  companies  affiliated  with the  Sub-advisor.  The  Portfolio  also may diversify its assets by investing in several other AST  Portfolios  ("Underlying  Portfolios").
                    The Portfolio seeks to achieve its investment objective by investing in different  combinations
                    of  the  Underlying  Portfolios  and  equity  and  fixed-income  securities.  Once  assets  are   Deutsche Asset
                    allocated  to AST  Portfolios,  the  Portfolio  is expected to be invested in at least six such     Management, Inc.
                    Underlying  Portfolios at any time. It is expected that the  investment  objectives of such AST
                    Portfolios will be diversified.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST  American  Century  Strategic  Balanced:  seeks  capital  growth and  current  income.  The
                    Sub-advisor  intends  to  maintain  approximately  60%  of the  Portfolio's  assets  in  equity
                    securities and the remainder in bonds and other fixed income  securities.  Both the Portfolio's     American Century
     BALANCED       equity and fixed  income  investments  will  fluctuate  in value.  The equity  securities  will        Investment
                    fluctuate  depending on the  performance of the companies that issued them,  general market and     Management, Inc.
                    economic  conditions,  and investor  confidence.  The fixed income investments will be affected primarily by rising or falling interest rates and the credit quality of the issuers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
ASSET ALLOCA-TION   AST T. Rowe Price Asset Allocation:  seeks a high level of total return by investing  primarily in a  diversified  portfolio  of fixed income and equity  securities.  The  Portfolio  normally invests  approximately  60% of its total  assets in equity  securities  and 40% in fixed income securities.  The Sub-advisor  concentrates common stock investments in larger, more established
                    companies,  but the  Portfolio may include small and  medium-sized  companies  with good growth      T. Rowe Price
                    prospects.  The fixed income portion of the Portfolio will be allocated among  investment grade     Associates, Inc.
                    securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   GLOBAL BOND      AST T. Rowe Price Global  Bond:  seeks to provide  high  current  income and capital  growth by investing  in  high-quality  foreign and U.S.  dollar-denominated  bonds.  The  Portfolio  will invest at least 80% of its total  assets in all types of high  quality  bonds  including  those issued  or  guaranteed  by U.S.  or  foreign  governments  or  their  agencies  and by  foreign authorities,  provinces and  municipalities  as well as investment  grade  corporate  bonds and mortgage and  asset-backed  securities of U.S. and foreign  issuers.  The  Portfolio  generally invests in countries where the combination of fixed-income  returns and currency exchange rates appears attractive,  or, if the currency trend is unfavorable,  where the Sub-advisor  believes that the currency risk can be minimized  through  hedging.  The Portfolio may also invest up to
                    20% of its assets in the aggregate in below  investment-grade,  high-risk bonds ("junk bonds").       T. Rowe Price
                    In addition,  the  Portfolio may invest up to 30% of its assets in  mortgage-backed  (including   International, Inc.
                    derivatives,  such as collateralized mortgage obligations and stripped mortgage securities) and asset-backed securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 HIGH YIELD BOND    AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified portfolio of fixed income  securities.  The Portfolio will invest at least 80% of its assets in fixed  income  securities  rated BBB and below.  These  fixed  income  securities  may  include
                    preferred  stocks,   convertible  securities,   bonds,   debentures,   notes,  equipment  lease
                    certificates  and equipment trust  certificates.  A fund that invests  primarily in lower-rated
                    fixed  income  securities  will be subject to greater risk and share price  fluctuation  than a     Federated Investment
                    typical  fixed income fund,  and may be subject to an amount of risk that is  comparable  to or        Counseling
                    greater than many equity funds.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST Lord Abbett  Bond-Debenture:  seeks high  current  income and the  opportunity  for capital    Lord, Abbett & Co.
                    appreciation  to produce a high total  return.  To pursue its  objective,  the  Portfolio  will invest,  under  normal  circumstances,  at least 80% of the value of its assets in fixed income securities and normally  invests  primarily in high yield and investment grade debt securities, securities  convertible  in common stock and  preferred  stocks.  The  Portfolio  may find good value in high yield  securities,  sometimes  called  "lower-rated  bonds" or "junk  bonds," and frequently  may have more than half of its assets  invested in those  securities.  At least 20%
                    of the  Portfolio's  assets  must be  invested  in any  combination  of  investment  grade debt securities,  U.S.  Government  securities  and cash  equivalents.  The  Portfolio may also make significant  investments  in  mortgage-backed  securities.  Although the  Portfolio  expects to maintain  a  weighted  average  maturity  in the  range of seven to nine  years,  there  are no restrictions on the overall Portfolio or on individual securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Bond:  seeks a high level of income,  consistent  with the  preservation  of  capital.
                    Under  normal  circumstances,  the  Portfolio  invests  at least  80% of its  total  assets  in
                    intermediate-term  U.S.  Treasury,   corporate,   mortgage-backed  and  asset-backed,   taxable
       BOND         municipal and tax-exempt  municipal bonds. The Portfolio  invests primarily in investment grade      Deutsche Asset
                    fixed  income  securities  rated  within  the  top  three  rating  categories  of a  nationally     Management, Inc.
                    recognized  rating  organization.  Fixed  income  securities  may be issued by U.S. and foreign corporations or entities including banks and various government entities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the    Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                         Management Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the    Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                         Management Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MONEY MARKET     AST Money Market:  seeks to maximize current income and maintain high levels of liquidity.  The
                    Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average
                    maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective     Wells Capital
                    maturities of not more than 397 days.                                                               Management, Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 EMERGING MARKETS   Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under normal  conditions  by investing at least 65% of its total assets in stocks of companies of any size based in the world's  developing  economies.  Under  normal  conditions,  investments  are maintained  in at least six  countries at all times and no more than 35% of total assets in any
                    single  one of them.  Effective  July 31,  2002,  the  Portfolio  will seek  long-term  capital     Montgomery Asset
                    appreciation  under normal  conditions  by investing at least 80% of its total assets in stocks     Management, LLC
                    of companies of any size based in the world's developing economies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.
                    The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large, domestic companies with  above-average  return potential based on current market valuations and
                    above-average  dividend income. Under normal market conditions,  the Portfolio invests at least     Wells Fargo Funds
                    80% of its total assets in income producing  equity  securities and in issues of companies with     Management, LLC
                    market capitalizations of $3 billion or more.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    INVESCO  Variable  Investment  Funds -  Dynamics:  seek  capital  appreciation.  The  Portfolio normally  invests at least 65% of its assets in common  stocks of  mid-sized  companies - those companies that are included in the Russell  Midcap Growth Index at the time of purchase,  or if not  included  in that Index,  have  market  capitalizations  of between  $2.5  billion and $15 billion at the time of purchase.  The core of the Portfolio's  investments are in securities of established  companies  that are leaders in attractive  growth markets with a history of strong
                    returns.  The  remainder of the  Portfolio  is invested in  securities  of companies  that show    INVESCO Funds Group,
                    accelerating  growth,  driven by product cycles,  favorable industry or sector conditions,  and           Inc.
                    other  factors  that the  investment  advisor  believes  will lead to rapid  sales or  earnings growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Technology:  seeks capital  appreciation.  The Portfolio normally  invests  at least  80% of its  assets in the  equity  securities  and  equity-related instruments of companies engaged in technology-related  industries.  These include, but are not
                    limited  to,  applied  technology,  biotechnology,   communications,   computers,  electronics,   INVESCO Funds Group,
                    Internet, IT services and consulting,  software,  telecommunication  equipment and services, IT           Inc.
                    infrastructure and networking companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds  -  Health  Sciences:  seeks  capital  appreciation.   The
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies that  develop,  produce or  distribute  products  or  services  related to health  care.  These companies  include,  but are not limited to,  medical  equipment or supplies,  pharmaceuticals,
                    biotechnology and healthcare  providers and service companies.  The investment advisor attempts   INVESCO Funds Group,
                    to blend  well-established  healthcare  firms with  faster-growing,  more  dynamic  health care           Inc.
                    companies.
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Financial  Services:  seeks  capital  appreciation.  The
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies involved in the financial  services sector.  These companies  include,  but are not limited to, banks (regional and  money-centers),  insurance  companies  (life,  property and casualty,  and multiline),  investment and  miscellaneous  industries  (asset  managers,  brokerage firms, and government-sponsored  agencies) and suppliers to financial services  companies.  The investment
                    advisor seeks  companies which it believes can grow their revenues and earnings in a variety of    INVESCO Funds Group,
                    interest  rate  environments  - although  securities  prices of  financial  services  companies           Inc.
                    generally are interest rate-sensitive.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds -  Telecommunications:  seeks  capital  appreciation.  The
                    Portfolio  normally  invests at least 65% (80%  effective  July 31,  2002) of its assets in the equity  securities  of  companies  that are  engaged in the design,  development,  manufacture, distribution,  or sale of  communications  services  and  equipment,  and  companies  that  are involved in supplying equipment or services to such companies.  The  telecommunications  sector
                    includes  companies  that  offer  telephone  services,   wireless   communications,   satellite
                    communications,  television and movie programming,  broadcasting and Internet access. Normally,    INVESCO Funds Group,
                    the  Portfolio  will  invest  primarily  in  companies  located  in at  least  three  different           Inc.
                    countries, although U.S. issuers will often dominate the holdings.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The
                    Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and
                    non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized
                    countries.  The Portfolio  will invest in no less than three  countries,  which may include the
  GLOBAL EQUITY     U.S.,  but may invest more than 25% of its assets in one country.  The  Portfolio  invests only   Evergreen Investment
                    in the best 100 companies,  which are selected by the  investment  advisor based on qualitative   Management Company,
                    and  quantitative  criteria  such as high  return on  equity,  consistent  earnings  growth and           LLC
                    established market presence.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
-------------------
 SMALL CAP EQUITY   Evergreen VA Special Equity:  seeks capital  growth.  The Portfolio  normally  invests at least
                    80% of its assets in common  stocks of small  U.S.  companies  (i.e.,  companies  whose  market capitalizations  fall within the range of the Russell  2000(R)Index,  at the time of  purchase).
                    The remaining 20% of the  Portfolio's  assets may be represented by cash or invested in various    Evergreen Investment
                    cash  equivalents.  The Portfolio's  advisor selects stocks of companies which it believes have   Management Company,
                    the potential for accelerated growth in earnings and price.                                               LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    Evergreen VA Omega:  seeks long-term capital growth.  The Portfolio invests primarily in common stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market capitalizations.  The  Portfolio  utilizes the  fully-managed  investment  concept  whereby the
                    Portfolio's  manager  will  continuously  review the  Portfolio's  holdings  in light of market conditions,  business  developments  and  economic  trends.  During  this review  process,  the
                    Portfolio's  manager  seeks to identify and invest in industries  that are growing  faster than   Evergreen Investment
                    the economy.  The Portfolio  invests in companies of all sizes. The continuous  review may lead   Management Company,
                    to high portfolio  turnover,  but that will not limit investment  decisions.  The Portfolio may           LLC
                    also invest up to 25% of its assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Europe  30:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the ProFunds  Europe 30 Index.  The ProFunds  Europe 30
                    Index,  created by ProFund Advisors,  is composed of the 30 European companies whose securities are traded on U.S.  exchanges or on the NASDAQ as ADRs with the highest market  capitalization, as determined annually.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    ProFund VP Asia 30: seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the ProFunds Asia 30 Index.  The ProFunds Asia 30 Index,  created by ProFund  Advisors,  is composed of 30 of the companies  located in the Asia/Pacific  region, except  Japan with the  highest  market  capitalization,  whose  securities  are traded on U.S.
      EQUITY        exchanges as  depository  receipts or ordinary  shares.  The  component  stocks of the ProFunds
                    Asia 30 Index are  determined  based on the market  capitalization  of each  company  and their relative weights are determined based on the modified market capitalization.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Japan: seeks daily investment results,  before fees and expenses, that correspond to the daily  performance  of the Nikkei  225 Stock  Average.  The  Nikkei 225 Stock  Average is a
  INTER-NATIONAL    price-weighted  index of 225 large,  actively  traded Japanese stocks traded on the Tokyo Stock
      EQUITY        Exchange.  Since the Japanese markets are not open when this Portfolio  values its shares,  its   ProFund Advisors LLC
                    success in meeting its  investment  objective is  determined by comparing its daily return on a given day with the daily performance of related futures contracts traded in the United States.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Banks: seeks daily investment results,  before fees and expenses, that correspond to   ProFund Advisors LLC
                    the daily  performance  of the Dow Jones  U.S.  Banks  Sector  Index.  The Index  measures  the performance of the banking  economic  sector of the U.S.  equity market.  This industry  covers the banking industry,  including regional banks and savings and loans, but excluding investment and merchant banks. The Portfolio  primarily  invests in banking  companies,  or in instruments that provide exposure to these companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Basic Materials:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S. Basic  Materials  Sector Index.  The
                    Index  measures the  performance  of the basic  materials  economic  sector of the U.S.  equity market.  The Portfolio  primarily invests in basic material  companies,  or in instruments that provide  exposure  to these  companies,  including  companies  involved  in the  production  of aluminum,  chemicals,  commodities,  chemical specialty products, forest products,  non-ferrous mining products, paper products, precious metals and steel.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Biotechnology:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Biotechnology  Index.  The Index
                    measures the performance of the biotechnology  sector of the U.S. equity market.  The Portfolio invests primarily in biotechnology  companies, or in instruments that provide exposure to these
                    companies,   including  companies  engaged  in  genetic  research,  and/or  the  marketing  and development  of  recombinant  DNA  products.  Companies  represented  in  this  sector  include companies that may be newly formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Consumer Cyclical:  seeks daily investment results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Consumer Cyclical Sector Index. The
                    Index measures the  performance of the consumer  cyclical  economic  sector of the U.S.  equity market.  The Portfolio  primarily  invests in consumer  cyclical  companies,  or in instruments that provide exposure to these companies,  including  airlines,  auto  manufacturers,  tire and
      SECTOR        rubber  manufacturers,  auto parts suppliers,  casinos,  toy manufacturers,  restaurant chains,   ProFund Advisors LLC
                    home  construction  companies,  lodging  chains,  broadline  retailers,   specialty  retailers,
                    footwear  and  clothing/fabric   manufacturers,   and  media  companies,  such  as  advertising
                    companies,  entertainment and leisure companies,  consumer electronic  companies,  broadcasters and publishers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Consumer  Non-Cyclical:  seeks daily investment  results,  before fees and expenses, that correspond to the daily  performance of the Dow Jones U.S.  Consumer  Non-Cyclical  Sector
                    Index. The Index measures the performance of the consumer  non-cyclical  economic sector of the
                    U.S. equity market. The Portfolio invests primarily in consumer non-cyclical  companies,  or in
      SECTOR        instruments  that  provide  exposure to these  companies,  including  distillers  and  brewers,   ProFund Advisors LLC
                    producers  of soft  drinks,  consumer  service  companies,  durable and  non-durable  household product manufacturers,  cosmetic companies, food retailers,  other food companies,  tobacco and agricultural companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Energy:  seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the Dow Jones U.S.  Energy Sector Index.  The Index  measures the performance of the energy sector of the U.S.  equity market.  The Portfolio  invests  primarily in energy companies, or in instruments that provide exposure to these companies,  including oil equipment and services companies, oil-major, oil-secondary and pipelines.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Financial:  seeks  daily  investment  results,  before  fees  and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Financial  Sector Index.  The Index
                    measures the performance of the financial  services  economic sector of the U.S. equity market.
                    The  Portfolio  invests  primarily  in  securities  of  financial  services  companies,  or  in instruments  that  provide  exposure  to  these  companies,  including  regional  banks,  major international  banks,  insurance  companies,  companies that invest,  directly or indirectly in real estate,  Fannie Mae,  credit card insurers,  check cashing  companies,  mortgage  lenders, investment  advisors,  savings and loans,  savings banks,  thrifts,  building  associations and societies,  credit unions, securities broker-dealers,  investment banks, merchant banks, online brokers, publicly traded stock exchanges and specialty finance companies.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Healthcare:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Healthcare  Sector Index. The Index
                    measures the  performance of the  healthcare  sector of the U.S.  equity market.  The Portfolio invests  primarily in  securities  of  healthcare  companies,  or in  instruments  that provide exposure to these  companies,  including  health care  providers,  biotechnology  companies and manufacturers of medical supplies, advanced medical devices and pharmaceuticals.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Industrial:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Industrial  Sector Index. The Index
                    measures the  performance of the  industrial  sector of the U.S.  equity market.  The Portfolio primarily  invests in industrial  companies,  or in instruments  that provide exposure to these companies,  including aerospace and defense companies, advanced industrial companies, equipment manufacturers,  air freight companies,  building material  manufacturers,  packaging companies,
                    manufacturers  of  electrical   components  and  equipment,   heavy   construction   companies,
                    manufacturers of heavy machinery,  industrial services companies,  industrial companies, marine transportation companies, railroads, shipbuilders and trucking companies.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Internet:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to the  daily  performance  of the Dow Jones  U.S.  Internet  Index.  The  Index  measures  the performance  of  companies  in the U.S.  equity  markets  that  generate  the majority of their revenues  from the  Internet.  The  Portfolio  primarily  invests in internet  companies  or in instruments  that provide  exposure to these  companies,  including  companies  that derive the majority of their revenues from providing goods and/or services  through an open network,  such as a web site or from  providing  access to the  Internet  or  providing  enabling  services to people using the Internet.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Pharmaceuticals:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Pharmaceuticals  Sector Index.  The
                    Index measures the performance of the  pharmaceuticals  sector of the U.S.  equity market.  The
                    Portfolio  primarily  invests in  pharmaceutical  companies,  or in  instruments  that  provide exposure to these companies,  including makers of prescription and  over-the-counter  drugs, as well as companies engaged in contract drug research.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Precious Metals:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the  Philadelphia  Stock Exchange Gold & Silver Index.
                    The Index measures the  performance of the precious  metals  economic sector of the U.S. equity
                    market.  The  Portfolio  primarily  invests  in  gold  and  silver  mining  companies,   or  in
                    instruments that provide exposure to these companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Real  Estate:  seeks  daily  investment  results,  before  fees and  expenses,  that correspond  to the daily  performance  of the Dow  Jones  U.S.  Real  Estate  Index.  The Index
                    measures the  performance of the real estate  industry  sector of the U.S.  equity market.  The
                    Portfolio invests  primarily in real estate companies,  or in instruments that provide exposure
      SECTOR        to these  companies,  including hotel and resort  companies and real estate  investment  trusts   ProFund Advisors LLC
                    (REITs) that invest in apartments,  office and retail properties.  REITs are passive investment vehicles that invest primarily in income-producing  real estate or real estate related loans or interests.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Semiconductor:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Semiconductor  Index.  The Index
                    measures the performance of the semiconductor  sector of the U.S. equity market.  The Portfolio primarily  invests  in  companies  engaged  in  the  production  of  semiconductors  and  other integrated  chips, as well as other related  products such as circuit boards and mother boards, or in  instruments  that  provide  exposure to these  companies.  The  Portfolio  may invest in companies that may be newly-formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Technology:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Technology  Sector Index. The Index
                    measures the  performance of the  technology  sector of the U.S.  equity market.  The Portfolio invests  primarily in technology  companies,  or in instruments  that provide exposure to these companies,  including  companies  involved in the  development  and  production  of  technology
                    products,   including   computer   hardware   and   software,   telecommunications   equipment,
                    microcomputer   components,   integrated  computer  circuits  and  office  equipment  utilizing technology.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Telecommunications:  seeks daily investment results,  before fees and expenses, that   ProFund Advisors LLC
                    correspond to the daily performance of the Dow Jones U.S.  Telecommunications Sector Index. The
                    Index measures the  performance  of the  telecommunications  sector of the U.S.  equity market.
                    The  Portfolio  invests  primarily in  telecommunications  companies,  or in  instruments  that provide  exposure  to  these  companies,  including  fixed  line  communications  and  wireless communications companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Utilities:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Utilities  Sector Index.  The Index
      SECTOR        measures the  performance  of the utilities  sector of the U.S.  equity  market.  The Portfolio   ProFund Advisors LLC
                    invests  primarily in utility  companies,  or in  instruments  that  provide  exposure to these companies, including electric utilities, gas utilities and water utilities.
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THE PROFUND VP PORTFOLIOS  DESCRIBED  BELOW ARE AVAILABLE AS  SUB-ACCOUNTS  TO ALL ANNUITY  OWNERS.  EACH  PORTFOLIO  PURSUES AN INVESTMENT
STRATEGY THAT SEEKS TO PROVIDE DAILY  INVESTMENT  RESULTS,  BEFORE FEES AND EXPENSES,  THAT MATCH A WIDELY  FOLLOWED  INDEX,  INCREASE BY A
SPECIFIED FACTOR RELATIVE TO THE INDEX,  MATCH THE INVERSE OF THE INDEX OR THE INVERSE OF THE INDEX MULTIPLIED BY A SPECIFIED  FACTOR.  THE
INVESTMENT  STRATEGY OF SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH POSITIVELY AND NEGATIVELY) THE DAILY INVESTMENT  RESULTS OF THE APPLICABLE
INDEX.  IT IS RECOMMENDED  THAT ONLY THOSE ANNUITY OWNERS WHO ENGAGE A FINANCIAL  ADVISOR TO ALLOCATE THEIR ACCOUNT VALUE USING A STRATEGIC
OR TACTICAL  ASSET  ALLOCATION  STRATEGY  INVEST IN THESE  PORTFOLIOS.  WE HAVE  ARRANGED THE  PORTFOLIOS  BASED ON THE INDEX ON WHICH IT'S
INVESTMENT STRATEGY IS BASED.
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The S&P 500 Index(R)is a widely  used  measure of large U.S.  company  stock  performance.  It  consists  of the common  stocks of 500 major corporations  selected by Standard & Poor's(R)for their size and the frequency and ease with which their stocks trade,  reflecting  the full range and diversity of the U.S. economy.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bull: seeks daily investment results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
     S&P 500        the daily performance of the S&P 500(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bear: seeks daily investment results,  before fees and expenses,  that correspond to the inverse  (opposite)  of the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful  in meeting its  objective,  the net asset value of the  Portfolio's  shares  should
     S&P 500        increase in  proportion  to any daily  decrease in the level of the S&P 500(R).  Conversely,  the   ProFund Advisors LLC
                    Portfolio's  net asset value should  decrease in proportion to any daily  increase in the level of the S&P 500 Index(R).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP Bull  Plus:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond  to one and a half times  (150%) the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately  one and a
     S&P 500        half  times as much as the S&P 500(R)Index  when the  prices of the  securities  in the S&P 500(R) ProFund Advisors LLC
                    Index rise on a given day and should lose  approximately one and a half times as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
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The NASDAQ 100 Index(TM)contains 100 of the largest market capitalization and most active non-financial domestic and international  companies listed on the NASDAQ Stock Market based on market capitalization.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP OTC: seeks daily investment  results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
                    the daily performance of the NASDAQ 100 Index(TM).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund  VP  Short  OTC:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the inverse  (opposite)  of the daily  performance  of the NASDAQ 100(TM)Index.  If the  Portfolio is  successful  in meeting its  objective,  the net asset value of the Portfolio shares  should  increase in  proportion  to any daily  decrease in the level of the NASDAQ 100(TM)
                    Index.  Conversely,  the net  asset  value  of  shares  of the  Portfolio  should  decrease  in proportion to any daily increase in the level of the NASDAQ 100(TM)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP UltraOTC:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to  twice  (200%)  the  daily  performance  of the  NASDAQ  100(TM)Index.  If the  Portfolio  is
                    successful in meeting its objective,  it should gain approximately  twice as much as the growth oriented  NASDAQ 100(TM)Index when the prices of the securities in that index rise on a given day and should lose approximately twice as much when such prices decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
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The S&P MidCap 400 Index(R)is a widely used measure of medium capitalized U.S. company stock  performance.  It consists of the common stocks of 400 major corporations selected by Standard & Poor's(R)for their market size, industry group  representation,  and the frequency and ease with which their stocks trade, reflecting the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P MIDCAP 400    ProFund VP Mid-Cap  Value:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the  daily  performance  of the  S&P  MidCap  400/Barra  Value  Index(R).  The S&P
                    MidCap400/Barra  Value  Index(R)is a  capitalization-weighted  index that  comprises  all of the stocks in the S&P MidCap 400 Index(R)that have low price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Mid-Cap  Growth:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the S&P MidCap 400/Barra Growth Index(R).  The S&P MidCap
  S&P MIDCAP 400    400/Barra Growth Index(R)is a capitalization-weighted  index that comprises all of the stocks in   ProFund Advisors LLC
                    the S&P MidCap 400 Index(R)that have high price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  UltraMid-Cap:  seeks  daily  investment  results,  before fees and  expenses,  that correspond  to twice  (200%)  the  daily  performance  of the S&P  MidCap  400  Index(R).  If the
                    Portfolio is successful in meeting its objective,  it should gain  approximately  twice as much
  S&P MIDCAP 400    as the S&P  MidCap 400 Index(R)when the prices of the  securities  in the S&P MidCap 400 Index(R) ProFund Advisors LLC
                    rise on a given day and should lose  approximately  twice as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
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The S&P SmallCap 600 Index(R)is an unmanaged index comprising 600 domestic stocks, with a market  capitalization valued at under one billion dollars,  chosen for market size, liquidity,  and industry group representation.  The index comprises stocks from the industrial,  utility, financial, and transportation sectors, reflecting the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Value:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P  SmallCap  600/Barra  Value  Index(R).  The S&P
                    SmallCap  600/Barra Value Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have low price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Growth:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P SmallCap  600/Barra  Growth  Index(R).  The S&P
                    SmallCap 600/Barra Growth Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have high price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
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The Russell  2000 Index(R)is an  unmanaged  index  consisting  of 2,000 small  company  common  stocks.  The Russell  2000 Index(R)comprises approximately 2000 of the smallest U.S. domiciled publicly traded common stocks that are included in the Russell 3000 Index(R).
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
   RUSSELL 2000     ProFund VP UltraSmall-Cap (f/k/a ProFund VP SmallCap):  seeks daily investment results,  before   ProFund Advisors LLC
                    fees and expenses,  that correspond to twice (200%) the daily  performance of the Russell 2000(R)
                    Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately twice as much as the Russell 2000 Index(R)when the prices of the  securities  in that index rise on a given day and should lose  approximately  twice as much when such  prices  decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP U.S.  Government  Plus: seeks daily  investment  results,  before fees and expenses,   ProFund Advisors LLC
                    that  correspond to 125% of the daily price  movement of the most recently  issued 30-year U.S.
                    Treasury Bond.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

--------------------- ------------------------------------------------------------------------------------------------ ---------------------
       STYLE/                                         INVESTMENT OBJECTIVES/POLICIES                                        PORTFOLIO
        TYPE                                                                                                                 ADVISOR/
                                                                                                                           SUB-ADVISOR
--------------------- ------------------------------------------------------------------------------------------------
                      ------------------------------------------------------------------------------------------------ ---------------------
  U.S. GOV'T BOND     ProFund VP Rising Rates Opportunity:  seeks daily investment results, before fees and expenses,  ProFund Advisors LLC that  correspond  to 125% of the inverse  (opposite)  of the daily  price  movement of the most recently  issued  30-year U.S.  Treasury  Bond.  If the  Portfolio is successful in meeting its objective,  the net asset value of the Portfolio's  shares should decrease in proportion to any daily increase in the price of the 30-year U.S. Treasury Bond on a given day.  Conversely,  the net asset value of shares of the Portfolio  should increase in proportion to any daily decrease in the price of the 30-year U.S. Treasury Bond on a given day.
--------------------- ------------------------------------------------------------------------------------------------ ---------------------
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The First Trust(R)10 Uncommon Values Portfolio of the First Defined  Portfolio Fund LLC invests in the securities of a relatively few number of issuers.  Since the assets of the  Portfolio  are invested in a limited  number of issuers,  the net asset value of the Portfolio may be more susceptible to a single adverse economic,  political or regulatory occurrence.  The Portfolio may also be subject to additional market risk due to its policy of investing  based on an investment  strategy and generally not buying or selling  securities in response to market fluctuations.  The  Portfolio's  relative lack of diversity and limited  ongoing  management may subject Owners to greater market risk than other portfolios.
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--------------------- ------------------------------------------------------------------------------------------------ ---------------------
     LARGE CAP        First Trust(R)10 Uncommon  Values:  seeks to provide  above-average  capital  appreciation.  The
                      Portfolio  seeks to achieve its  objective  by  investing  primarily  in the ten common  stocks selected by the Investment  Policy Committee of Lehman Brothers Inc.  ("Lehman  Brothers") with the assistance of the Research  Department of Lehman  Brothers which, in their opinion have the
       BLEND          greatest  potential for capital  appreciation  during the next year. The stocks included in the       First Trust
                      Portfolio  are adjusted  annually on or about July 1st in  accordance  with the  selections  of     Advisors L.P.
                      Lehman Brothers.
--------------------- ------------------------------------------------------------------------------------------------ ---------------------
                      ------------------------------------------------------------------------------------------------ ---------------------
       INTER-         The  Prudential  Series  Fund,  Inc.  - SP  Jennison  International  Growth:  seeks to  provide
                      long-term   growth  of  capital.   The   Portfolio   pursues  its  objective  by  investing  in
                      equity-related  securities of foreign  issuers that the  Sub-advisor  believes will increase in value over a period of years.  The  Portfolio  invests  primarily  in the common stock of large and  medium-sized  foreign  companies.  Under normal  circumstances,  the Portfolio  invests at
  NATIONAL EQUITY     least 65% of its total  assets in common  stock of foreign  companies  operating or based in at     Prudential
                      least five different  countries.  The Portfolio  looks  primarily for stocks of companies whose    Investments LLC/
                      earnings are growing at a faster rate than other companies and that have  above-average  actual  Jennison Associates
                      and  potential  earnings  growth  over  the long  term and  strong  financial  and  operational          LLC
                      characteristics.
--------------------- ------------------------------------------------------------------------------------------------ ---------------------

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill  Companies,  Inc. and have been licensed for use by American Skandia Investment Services,  Incorporated.  The Portfolio is not sponsored,  endorsed,  sold or promoted by Standard & Poor's and  Standard & Poor's  makes no  representation  regarding  the  advisability  of investing in the
Portfolio.

The First Trust(R)10 Uncommon Values  portfolio is not sponsored or created by Lehman  Brothers,  Inc.  ("Lehman  Brothers").  Lehman
Brothers' only  relationship  to First Trust is the licensing of certain  trademarks  and trade names of Lehman  Brothers and of the
"10 Uncommon  Values" which is  determined,  composed and calculated by Lehman  Brothers  without regard to First Trust or the First
Trust(R)10 Uncommon Values portfolio.

Dow Jones has no  relationship  to the ProFunds VP, other than the  licensing of the Dow Jones sector  indices and its service marks for use in  connection  with the ProFunds VP. The ProFunds VP are not  sponsored,  endorsed,  sold, or promoted by Standard & Poor's or NASDAQ,  and neither  Standard & Poor's nor NASDAQ  makes any  representations  regarding  the  advisability  of investing in the
ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed  investment  options of  different  durations  during the  accumulation  period.  These  "Fixed  Allocations"  earn a guaranteed  fixed rate of interest for a specified  period of time,  called the "Guarantee  Period." In most states,  we offer Fixed
Allocations  with Guarantee  Periods from 1 to 10 years.  We may also offer special  purpose Fixed  Allocations for use with certain optional  investment  programs.  We guarantee the fixed rate for the entire Guarantee Period.  However,  if you withdraw or transfer
Account Value before the end of the Guarantee  Period,  we will adjust the value of your  withdrawal or transfer based on a formula, called a "Market Value  Adjustment."  The Market Value  Adjustment  can either be positive or negative,  depending on the rates that are currently  being  credited on Fixed  Allocations.  Please refer to the section  entitled  "How does the Market Value  Adjustment
Work?" for a description  of the formula along with examples of how it is  calculated.  You may allocate  Account Value to more than one Fixed Allocation at a time.

Fixed  Allocations  may not be available in all states.  Availability  of Fixed  Allocations  is subject to change and may differ by state and by the annuity product you purchase.  Please call American Skandia at  1-800-766-4530  to determine  availability of Fixed
Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent  Deferred  Sales Charge:  We do not deduct a sales charge from Purchase  Payments you make to your Annuity.  However,  we may deduct a Contingent  Deferred  Sales Charge or CDSC if you  surrender  your Annuity or when you make a partial  withdrawal.  The
CDSC reimburses us for expenses related to sales and distribution of the Annuity,  including  commissions,  marketing  materials and other  promotional  expenses.  The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable  Annuity Year.  For purposes of  calculating  the CDSC, we consider the year following the Issue Date of your Annuity as Year 1. The amount of the CDSC  decreases  over time,  measured  from the Issue Date of the  Annuity.  The CDSC  percentages  are shown below.

                  ------------------- ----- ------ ----- ------ ------ ----- ------ ----- ------ ----- ------

                  YEARS                1      2     3      4      5     6      7     8      9     10    11+
                  ------------------- ----- ------ ----- ------ ------ ----- ------ ----- ------ ----- ------
                  ------------------- ----- ------ ----- ------ ------ ----- ------ ----- ------ ----- ------

                  CHARGE (%)          9.0    9.0   8.5    8.0    7.0   6.0    5.0   4.0    3.0   2.0    0.0
                  ------------------- ----- ------ ----- ------ ------ ----- ------ ----- ------ ----- ------

The CDSC  period is based on the Issue Date of the  Annuity,  not on the date each  Purchase  Payment  is  applied  to the  Annuity.
Purchase  Payments  applied to the Annuity  after the Issue Date do not have their own CDSC  period.  Under  certain  circumstances, during the first ten (10)  Annuity  Years,  you can  withdraw a limited  amount from your  Annuity  without  paying a CDSC.  This is referred  to as a "Free  Withdrawal."  Free  Withdrawals  are not  treated as a  withdrawal  of Purchase  Payments  for  purposes of calculating  the CDSC on a subsequent  withdrawal  or surrender.  Withdrawals  of amounts  greater than the maximum Free  Withdrawal amount are  treated as a  withdrawal  of  Purchase  Payments  and will be  assessed a CDSC  during  Annuity  Years 1 through 10. For purposes of calculating  the CDSC on surrender or a partial  withdrawal,  the Purchase  Payments being withdrawn may be greater than your  remaining  Account  Value or the  amount of your  withdrawal  request.  This is most  likely  to occur if you have made  prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

We may  waive  the CDSC  under  certain  medically-related  circumstances  or when  taking a Minimum  Distribution  from an  Annuity purchased  as a  "qualified"  investment.  Free  Withdrawals,  Medically-Related  Surrenders  and  Minimum  Distributions  are  each explained more fully in the section entitled "Access to Your Account Value".

Annual  Maintenance Fee: During the accumulation  period we deduct an Annual  Maintenance Fee. The Annual  Maintenance Fee is $35.00
or 2% of your Account Value invested in the variable  investment  options,  whichever is less. This fee will be deducted annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity  during the Annuity Year, the fee is deducted at the time of surrender.  We may increase the Annual  Maintenance  Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Optional  Benefits:  If you elect to purchase one or more optional  benefits,  we will deduct an additional  charge on a daily basis from your  Account  Value  allocated  to the  Sub-accounts.  The charge for each  optional  benefit is  deducted  in addition to the
Insurance Charge due to the increased  insurance risk associated with the optional  benefits.  The additional  charge is included in the  daily  calculation  of the Unit  Price for each  Sub-account.  Please  refer to the  section  entitled  "Death  Benefit"  for a description of the charge for each Optional Death Benefit.  Please refer to the section  entitled  "Managing Your Account Value - Do you offer  programs  designed  to  guarantee  a "return  of  premium"  at a future  date?" for a  description  of the charge for the
Guaranteed Return Option.

Transfer  Fee:  Currently,  you may make twenty (20) free  transfers  between  investment  options each Annuity Year. We will charge
$10.00 for each  transfer  after the  twentieth in each Annuity  Year.  We do not consider  transfers  made as part of a dollar cost averaging  program when we count the twenty free  transfers.  Transfers made as part of a rebalancing,  market timing or third party investment  advisory  service will be subject to the  twenty-transfer  limit.  However,  all transfers  made on the same day will be treated as one (1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its  Guarantee  Period
are not  subject  to the  Transfer  Fee and are not  counted  toward  the twenty  free  transfers.  We may reduce the number of free transfers  allowable  each  Annuity  Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of electronic  means to transmit  your  transfer  requests.  We may  eliminate  the  Transfer  Fee for  transfer  requests  transmitted electronically or through other means that reduce our processing costs.

Tax  Charges:  Several  states and some  municipalities  charge  premium  taxes or similar  taxes.  The amount of tax will vary from jurisdiction  to  jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges from each  Purchase  Payment at the time of a withdrawal  or surrender of your Annuity or at the time you elect to begin  receiving  annuity  payments.  We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an  Insurance  Charge  daily  against the average  daily assets  allocated  to the  Sub-accounts.  The
Insurance  Charge is the  combination  of the Mortality & Expense Risk Charge (0.50%) and the  Administration  Charge  (0.15%).  The
total charge is equal to 0.65% on an annual basis.  The Insurance  Charge is intended to compensate  American  Skandia for providing the insurance  benefits under the Annuity,  including the Annuity's  basic death benefit that provides  guaranteed  benefits to your beneficiaries  even if the market  declines  and the risk that persons we  guarantee  annuity  payments to will live longer than our assumptions.  The charge also covers  administrative costs associated with providing the Annuity benefits,  including preparation of the contract,  confirmation  statements,  annual account statements and annual reports, legal and accounting fees as well as various related  expenses.  Finally,  the charge  covers the risk that our  assumptions  about the mortality  risks and expenses  under this
Annuity are  incorrect and that we have agreed not to increase  these  charges over time despite our actual  costs.  We may increase the portion of the total  Insurance  Charge that is deducted for  administrative  costs;  however,  any increase  will only apply to
Annuities issued after the date of the increase.

American  Skandia may make a profit on the Insurance  Charge if, over time,  the actual cost of providing the  guaranteed  insurance obligations  under the Annuity are less than the amount we deduct for the  Insurance  Charge.  To the extent we make a profit on the
Insurance  Charge,  such profit may be used for any other  corporate  purpose,  including  payment of other  expenses  that American
Skandia incurs in promoting,  issuing and  administering  the Annuity and to offset a portion of the costs  associated with offering
Credits which are funded  through  American  Skandia's  general  account.  The Insurance  Charge is deducted  against your Annuity's
Account Value,  which  includes the amount of any Credits we apply to your Purchase  Payments and any increases or decreases in your
Account Value based on market  fluctuations of the  Sub-accounts.  Any profit that American Skandia may make on the Insurance Charge may include a profit on the portion of the Account Value that represents  Credits  applied to the Annuity,  as well as profits based on market appreciation of the Sub-account values.

The  Insurance  Charge is not deducted  against  assets  allocated  to a Fixed  Allocation.  However,  the amount we credit to Fixed
Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

Distribution  Charge:  We deduct a  Distribution  Charge  daily  against the  average  assets  allocated  to the  Sub-accounts.  The
Distribution  Charge is equal to 1.00% on an annual  basis in Annuity  Years 1 through  10.  After the end of the first ten  Annuity
Years, the 1.00% charge for  distribution  will no longer be assessed.  The  Distribution  Charge is intended to compensate us for a portion of our acquisition  expenses under the Annuity,  including  promotion and  distribution of the Annuity and costs  associated with offering  Credits which are funded through American  Skandia's  general  account.  The Distribution  Charge is deducted against your  Annuity's  Account  Value,  which  includes the amount of any Credits we apply to your Purchase  Payments and any increases or decreases in your Account Value based on market  fluctuations of the  Sub-accounts.  A portion of the proceeds that American Skandia receives  from the  Distribution  Charge may include  amounts  based on the Account  Value that  represents  Credits  applied to the
Annuity, as well as amounts based on market appreciation of the Sub-account values.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly  against the Portfolios.  However,  each Portfolio  charges a total annual fee comprised of an investment  management  fee,  operating  expenses  and any  distribution  and service  (12b-1)  fees that may apply.  These fees are deducted  daily by each  Portfolio  before it provides  American  Skandia with the net asset value as of the close of business  each day.  More  detailed  information  about fees and  charges  can be found in the  prospectuses  for the  Portfolios.  Please also see
"Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against Account Value allocated to the  Sub-accounts,  we also take into  consideration mortality,  expense,  administration,  profit and other factors in determining  the interest  rates we credit to Fixed  Allocations.
Any CDSC or Tax Charge applies to amounts that are taken from the variable  investment  options or the Fixed  Allocations.  A Market
Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain states a tax is due if and when you exercise your right to receive  periodic  annuity  payments.  The amount payable will depend on the applicable  jurisdiction  and on the annuity  payment  option you select.  If you select a fixed payment  option,  the amount of each fixed payment will depend on the Account  Value of your Annuity when you elected to  annuitize.  There is no specific charge  deducted  from these  payments;  however,  the amount of each  annuity  payment  reflects  assumptions  about our  insurance expenses.  If you select a variable  payment option that we may offer,  then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain  fees and charges or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may  reduce  the  amount of the CDSC or the length of time it  applies,  reduce or  eliminate  the amount of the Annual
Maintenance  Fee or reduce the  portion of the total  Insurance  Charge that is deducted  as an  Administration  Charge.  Generally, these types of changes will be based on a reduction to our sales,  maintenance or  administrative  expenses due to the nature of the individual or group  purchasing  the Annuity.  Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities  purchased by an Owner;  (c) the amount of Purchase  Payments or likelihood of additional
Purchase Payments;  and/or (d) other transactions where sales,  maintenance or administrative  expenses are likely to be reduced. We will not discriminate  unfairly between Annuity  purchasers if and when we reduce the portion of the Insurance Charge  attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial  Purchase  Payment:  You must make a minimum initial Purchase  Payment of $10,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial Purchase  Payment provided that,  within the first Annuity Year, you make at least $10,000 in total Purchase Payments.

Where allowed by law,  initial  Purchase  Payments in excess of $1,000,000  require our approval prior to  acceptance.  We may apply certain limitations and/or  restrictions on the Annuity as a condition of our acceptance,  including limiting the liquidity features or the Death Benefit protection provided under the Annuity,  limiting the right to make additional  Purchase Payments,  changing the number of transfers  allowable  under the Annuity or restricting  the  Sub-accounts  that are available.  Other  limitations  and/or restrictions may apply.

Except as noted below,  Purchase  Payments  must be submitted by check drawn on a U.S.  bank, in U.S.  dollars,  and made payable to
American  Skandia.  Purchase  Payments  may also be  submitted  via 1035  exchange  or  direct  transfer  of  funds.  Under  certain circumstances,  Purchase  Payments may be transmitted to American  Skandia via wiring funds through your  investment  professional's broker-dealer  firm.  Additional  Purchase Payments may also be applied to your Annuity under an arrangement  called "bank drafting"
                      ----------
where you  authorize  us to deduct  money  directly  from your bank  account.  We may reject any  payment  if it is  received  in an unacceptable form.  Our acceptance of a check is subject to our ability to collect funds.

Age  Restrictions:  The Owner must be age 75 or under as of the Issue Date of the  Annuity.  If the  Annuity is owned  jointly,  the oldest of the Owners must be age 75 or under on the Issue  Date.  If the Annuity is owned by an entity,  the  Annuitant  must be age
75 or under as of the Issue Date.  You should  consider your need to access your Account  Value and whether the Annuity's  liquidity features  will satisfy that need. If you take a  distribution  prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  The  availability  of certain  optional  benefits may vary based on the age of the Owner on the
Issue Date of the Annuity.

Special Considerations for Purchasers of Bonus or Credit Products
4        This Annuity features an annual Insurance  Charge of 0.65% and an annual  Distribution  Charge of 1.00%. We only deduct the
     Distribution  Charge during the first 10 years  following the effective  date of your Annuity.  During the first 10 years,  the total asset-based charges on this Annuity are higher than many of our other annuities,  including other annuities we offer that apply  credits  to  purchase  payments.  After  the 10th  year,  we only  deduct  the  Insurance  Charge,  making  the  Annuity substantially less expensive than most of our other annuities.
4        Unlike many other  annuities,  the  contingent  deferred sales charge (CDSC) that may apply to a withdrawal or surrender of your Annuity is based on the number of years since the effective  date of your Annuity.  We do not assess a separate CDSC based on the date that each  Purchase  Payment is applied.  The CDSC on this Annuity is higher and is deducted for a longer period of time as compared to our other  annuities.  As with any investment  product that features a CDSC, you should  consider your need to access your account  value during the CDSC period and whether the  liquidity  provision  under the Annuity will satisfy that need. The CDSC is only deducted if you make a withdrawal  that exceeds the free  withdrawal  amount or choose to surrender your
     Annuity.  If you make a withdrawal  or surrender  your Annuity and are subject to a CDSC, we do not take back the XTra CreditSM amount.
4

The XTra  CreditSM  amount is included in your Account  Value.  However,  American  Skandia may take back the original XTra CreditSM amount  applied to your  Purchase  Payment if you die, or elect to withdraw  all or a portion of your  Account  Value under the medically-related  surrender provision,  within 12 months of having received an XTra CreditSM amount. In either situation,  the value of the XTra CreditSM  amount could be  substantially  reduced.  However,  any investment gain on the XTra CreditSM amount will not be taken back.  Additional  conditions and restrictions  apply. We do not deduct a CDSC in any situation where we take back the XTra CreditSM amount.
4        We offer other  annuities  where we apply an XTra  CreditSM to your annuity with each purchase  payment you make.  The XTra
     CreditSM  amount  we apply to  purchase  payments  on those  annuities  is  generally  less  than on this  Annuity.  The  total asset-based  charges on those  annuities  are lower during the first 10 years but are higher than this  Annuity  after the 10th year.  The CDSC is also lower and is  deducted  for a shorter  period of time than on this  Annuity;  however the CDSC on those annuities applies separately to each purchase payment.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

|X|      Owner:  The  Owner(s)  holds all rights  under the  Annuity.  You may name more than one Owner in which case all  ownership
         -----
       rights are held  jointly.  However,  this  Annuity does not provide a right of  survivorship.  Refer to the Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant is the person we agree to make annuity  payments to and upon whose life we continue to make such
         ---------
       payments.  You must name an Annuitant who is a natural  person.  We do not accept a designation  of joint  Annuitants  during the accumulation  period. Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent Annuitant will become the Annuitant if the Annuitant  dies before the Annuity Date.  Please refer to the discussion of  "Considerations  for
       Contingent Annuitants" in the Tax Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s) or entity you name to receive the death  benefit.  If no  beneficiary  is
         -----------
       named the death benefit will be paid to you or your estate.

Your right to make  certain  designations  may be limited if your  Annuity is to be used as an IRA or other  "qualified"  investment that is given  beneficial  tax treatment  under the Code.  You should seek  competent tax advice on the income,  estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner,  Annuitant and  Beneficiary  designations  by sending us a request in writing.  Where allowed by law, such changes will be subject to our acceptance.  Some of the changes we will not accept include, but are not limited to:
|X|      a new  Owner  subsequent  to  the  death  of the  Owner  or  the  first  of  any  joint  Owners  to  die,  except  where  a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary is the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative  Beneficiary  designation,  upon the death of either spousal
Owner,  the surviving  spouse may elect to assume  ownership of the Annuity instead of taking the Death Benefit  payment.  The Death
Benefit  that would have been  payable  will be the new  Account  Value of the  Annuity as of the date of due proof of death and any required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the  surviving  spouse will have all the rights and  benefits  that would be  available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of determining  any future Death Benefit for the beneficiary of the surviving  spouse,  the new Account Value will be considered as the initial Purchase  Payment.  No CDSC will apply to the new Account Value.  However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent  Annuitant,  upon the death of the Annuitant, the  surviving  spouse  will  become the  Annuitant.  No Death  Benefit is payable  upon the death of the  Annuitant.  However,  the
Account  Value  of the  Annuity  as of the  date of due  proof of death of the  Annuitant  (and any  required  proof of the  spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

If after  purchasing  your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel  period.  This is often  referred  to as a  "free-look."  Depending  on the state in which you purchased your Annuity and, in some states,  if you purchased the Annuity as a replacement  for a prior  contract,  the right to cancel period may be ten (10) days,  twenty-one (21) days or longer,  measured from the time that you received your Annuity.  If you return your Annuity during the  applicable  period,  we will refund your current  Account Value plus any tax charge  deducted.  This amount may be higher or lower than your  original  Purchase  Payment.  Where  required by law, we will return your  current  Account
Value or the amount of your  initial  Purchase  Payment,  whichever  is  greater.  The same  rules may apply to an  Annuity  that is purchased as an IRA. In any situation  where we are required to return the greater of your  Purchase  Payment or Account  Value,  we may  allocate  your  Account  Value to the AST Money  Market  Sub-account  during the right to cancel  period  and for a  reasonable additional  amount of time to allow for  delivery of your  Annuity.  If you return your  Annuity,  we will not return any Credits we applied to your Annuity based on your Purchase Payments.
                                -

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The  minimum  amount  that we accept as an  additional  Purchase  Payment  is $100  unless you  participate  in  American  Skandia's
Systematic  Investment Plan or a periodic  purchase  payment  program.  We will allocate any additional  Purchase  Payments you make according to your most recent  allocation  instructions,  unless you request new allocations when you submit a new Purchase Payment.
Additional Purchase Payments may be paid at any time before the Annuity Date.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your Annuity by  authorizing  us to deduct money directly from your bank account and
              ----------
applying it to your  Annuity.  This type of program is often called "bank  drafting".  We call our bank drafting  program  "American
Skandia's  Systematic  Investment  Plan."  Purchase  Payments  made  through  bank  drafting  may only be  allocated to the variable investment  options when applied.  Bank  drafting  allows you to invest in your Annuity with a lower initial  Purchase  Payment,  as long as you  authorize  payments  that will equal at least  $10,000  during the first 12 months of your  Annuity.  We may suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable  financial  institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified  investments.  If your employer  sponsors such a program, we may agree to accept periodic  Purchase  Payments through a salary  reduction  program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $10,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.  The net Purchase
Payment is your initial  Purchase  Payment minus any tax charges that may apply.  On your  application we ask you to provide us with instructions  for  allocating  your Account  Value.  You can allocate  Account Value to one or more variable  investment  options or
Fixed Allocations.

In those  states  where we are  required  to return your  Purchase  Payment if you  exercise  your right to return the  Annuity,  we initially  allocate  all  amounts  that  you  choose  to  allocate  to the  variable  investment  options  to the AST  Money  Market
Sub-account.  At the end of the  right to cancel  period  we will  reallocate  your  Account  Value  according  to your most  recent allocation  instructions.  Where permitted by law, we will allocate your Purchase Payments  according to your initial  instructions, without  temporarily  allocating  to the AST Money Market  Sub-account.  To do this,  we will ask that you execute our form called a
"return  waiver" that authorizes us to allocate your Purchase  Payment to your chosen  Sub-accounts  immediately.  If you submit the
"return  waiver" and then decide to return your Annuity  during the right to cancel  period,  you will receive your current  Account
Value,  minus the  amount of any  Credits,  which may be more or less than your  initial  Purchase  Payment  (see "May I Return  the
Annuity if I Change my Mind?").

Subsequent  Purchase  Payments:  We will allocate any additional  Purchase  Payments you make  according to your current  allocation instructions.  If any rebalancing or asset  allocation  programs are in effect,  the allocation  should conform with such a program.
We assume that your current  allocation  instructions  are valid for subsequent  Purchase  Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

HOW DO I RECEIVE CREDITS?

We apply a "Credit" to your  Annuity's  Account Value each time you make a Purchase  Payment during the first six (6) Annuity Years.
The amount of the Credit is payable  from our general  account.  The amount of the Credit  depends on the Annuity  Year in which the
Purchase Payment(s) is made, according to the table below:

                                       ------------------------ ----------------------
                                            Annuity Year               Credit
                                       ------------------------ ----------------------
                                       ------------------------ ----------------------
                                                  1                     6.00%
                                                  2                     5.00%
                                                  3                     4.00%
                                                  4                     3.00%
                                                  5                     2.00%
                                                  6                     1.00%
                                                 7+                     0.00%
                                       ------------------------ ----------------------

Additional Credits During Promotional Period
During the period  February 4, 2002 through August 2, 2002 (the  "Promotional  Period"),  American  Skandia will apply an additional
1.00% Credit to your Annuity's Account Value with each Purchase Payment you make of $75,000 or more.
|X|      The 1.00% Credit will be applied in addition to the Credit that would otherwise apply to your Purchase Payment.
|X|      If your initial  Purchase  Payment is $75,000 or more, we will apply the additional  1.00% Credit to your initial  Purchase
     Payment and any additional Purchase Payments you make during the Promotional Period.
|X|      If your initial  Purchase  Payment is less than $75,000 but you make  cumulative  Purchase  Payments during the Promotional
     Period of $75,000 or more, we will apply the additional  1.00% Credit to each additional  Purchase  Payment you make during the
     Promotional Period once cumulative Purchase Payments exceed $75,000.
|X|      If your application is received by American  Skandia during the Promotional  Period and meets all of our  requirements,  we will apply the  additional  1.00% Credit to your Purchase  Payment once  received,  as long as the Purchase  Payment would have otherwise been eligible under our rules.
|X|      After completion of the Promotional  Period,  the amount of Credit applied to each Purchase Payment will be as described in the table of Credits above.

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Any additional  Credits applied to your Purchase  Payments during the Promotional  Period will be subject to recovery under the same circumstances as described below.
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Credits Applied to Purchase Payments for Designated Class of Annuity Owner
Where  allowed by state law, on Annuities  owned by a member of the class defined  below,  the table of Credits we apply to Purchase
Payments is deleted.  The Credit  applied to all Purchase  Payments on such  Annuities  will be as follows based on the Annuity Year in which the Purchase  Payment was made:  Year 1 - 9.0%;  Year 2 - 9.0%; Year 3 - 8.5%; Year 4 - 8.0%; Year 5 - 7.0%; Year 6 - 6.0%;
Year 7 - 5.0%; Year 8 - 4.0%; Year 9 - 3.0%; Year 10 - 2%; Year 11+ - 0.0%.

The  designated  class of Annuity  Owners  includes:  (a) any parent  company,  affiliate  or  subsidiary  of ours;  (b) an officer, director,  employee,  retiree, sales representative,  or in the case of an affiliated  broker-dealer,  registered  representative of such  company;  (c) a  director,  officer or trustee of any  underlying  mutual  fund;  (d) a  director,  officer or employee of any investment manager,  sub-advisor,  transfer agent, custodian,  auditing, legal or administrative services provider that is providing investment management,  advisory,  transfer agency,  custodianship,  auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director,  officer,  employee or registered  representative  of a broker-dealer  or insurance  agency that has a then current selling  agreement with us and/or with American  Skandia  Marketing,  Incorporated;  (f) a director,  officer,  employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting,  claims, administrative,  computer support, marketing, office or other services; (g) the then current spouse of any such person noted in (b) through (f),  above;  (h) the parents of any such person  noted in (b) through (g),  above;  (i) the child(ren)  or other legal  dependent  under the age of 21 of any such person  noted in (b) through (h); and (j) the siblings of any such persons noted in (b) through (h) above.

All other terms and conditions of the Annuity apply to Owners in the designated class.

You must  notify us at the time you apply for an  Annuity  if you are a member of the  designated  class.  American  Skandia  is not responsible  for  monitoring  whether you qualify as a member of the  designated  class.  Failure to inform us that you qualify as a member of the designated class may result in your Annuity receiving fewer Credits than would otherwise be applied to your Annuity.

HOW ARE CREDITS APPLIED TO MY ACCOUNT VALUE?
Each Credit is allocated to your Account  Value at the time the  Purchase  Payment is applied to your Account  Value.  The amount of the Credit is allocated to the investment options in the same ratio as the applicable Purchase Payment is applied.

Examples of Applying Credits

Initial Purchase Payment
Assume you make an initial  Purchase  Payment of $10,000.  We would apply a 6.0% Credit to your  Purchase  Payment and  allocate the amount of the Credit ($600 = $10,000 X .06) to your Account Value in the proportion that your Account Value is allocated.

Additional Purchase Payment in Annuity Year 2
Assume that you make an additional  Purchase  Payment of $5,000.  We would apply a 5.0% Credit to your Purchase Payment and allocate the amount of the Credit ($250 = $5,000 X .05) to your Account Value.

Additional Purchase Payment in Annuity Year 6
Assume  that you make an  additional  Purchase  Payment of  $15,000.  We would  apply a 1.0%  Credit to your  Purchase  Payment  and allocate the amount of the Credit ($150 = $15,000 X .01) to your Account Value.

====================================================================================================================================
The amount of any Credits applied to your Account Value can be recovered by American Skandia under certain circumstances:
====================================================================================================================================
|X|      any Credits  applied to your Account Value on Purchase  Payments made within the 12 months before the date of death will be recovered.
====================================================================================================================================
====================================================================================================================================
|X|      the amount  available  under the  medically-related  surrender  portion of the  Annuity  will not include the amount of any
     Credits  payable  on  Purchase  Payments  made  within  12 months  of the date the  Annuitant  first  became  eligible  for the medically-related surrender.
====================================================================================================================================
====================================================================================================================================
|X|      if you elect to "free-look" your Annuity, the amount returned to you will not include the amount of any Credits.
====================================================================================================================================
====================================================================================================================================

====================================================================================================================================
The value of the XTra CreditSM  amount will be  substantially  reduced if American  Skandia  recovers the XTra CreditSM amount under these  circumstances.  However,  any investment  gain on the XTra CreditSM amount will not be taken back. We do not deduct a CDSC in any situation where we recover the XTra CreditSM amount.  During the first 10 Annuity Years, the total  asset-based  charges on this
Annuity  (including the Insurance Charge and the Distribution  Charge) are higher than many of our other annuities,  including other annuities we offer that apply  credits to purchase  payments.  After the 10th year,  only the Insurance  Charge is deducted,  making the Annuity substantially less expensive than most of our other annuities.

Examples of Recovering Credits
The following are  hypothetical  examples of how Credits could be recovered by American  Skandia.  These examples do not cover every potential situation.

Recovery from payment of Death Benefits
1.       Assume you purchase your Annuity with an initial  Purchase Payment of $50,000.  You make an additional  Purchase of $10,000 in the 6th month after the Issue Date.  Both of the Purchase  Payments  received a 6.0% Credit,  for a total of $3,600.  If the
     Death Benefit  becomes  payable in the 9th month after the Issue Date,  the amount of the Death Benefit would be reduced by the entire amount of the prior Credits ($3,600).
2.       Assume you purchase your Annuity with an initial  Purchase Payment of $50,000.  You make an additional  Purchase of $10,000 in the 6th month after the Issue Date. Both of the Purchase  Payments  received a 6.0% Credit,  for a total of $3,600. If death occurs in the 16th month  after the Issue  Date,  the amount of the Death  Benefit  would be reduced  but only in the amount of those Credits applied within the previous  12-months.  Since the initial  Purchase  Payment (and the Credits that were applied)
     occurred  more than  12-months  before the date of death,  the Death  Benefit would not be reduced by the amount of the Credits applied to the initial Purchase  Payment.  However,  the $10,000  additional  Purchase Payment was made within 12-months of the date of death.  Therefore,  the  amount of the Death  Benefit  would be reduced  by the  amount of the  Credits  payable on the additional Purchase Payment ($600).
3.       NOTE: If the Death Benefit would  otherwise  have been equal to the Purchase  Payments minus any  proportional  withdrawals due to poor  investment  performance,  we will not reduce the amount of the Death Benefit by the amount of the Credits as shown in Example 2 above.

Recovery from Medically-Related Surrenders
1.       Assume you purchase your Annuity with an initial  Purchase  Payment of $50,000.  You receive a Credit of $3,000  ($50,000 X
     .06).  The  Annuitant  is  diagnosed  as  terminally  ill in the 6th month  after the Issue Date and we grant  your  request to surrender your Annuity under the medically-related  surrender provision.  Assuming the Credits were applied within 12-months of the date of  diagnosis  of the  terminal  illness,  the  amount  that would be payable  under the  medically-related  surrender provision would be reduced by the entire amount of the Credits ($3,000).
2.       Assume you purchase your Annuity with an initial  Purchase Payment of $50,000.  You make an additional  Purchase of $10,000 in the 6th month after the Issue  Date.  Both of the  Purchase  Payments  received a 6.0%  Credit,  for a total of $3,600.  The
     Annuitant  is diagnosed as  terminally  ill in the 16th month after the Issue Date and we grant your request to surrender  your
     Annuity  under the  medically-related  surrender  provision.  Since the initial  Purchase  Payment  (and the Credits  that were applied)  occurred  more than  12-months  before the  diagnosis,  the amount that would be payable  upon the  medically-related surrender  provision would not be reduced by the amount of the Credits applied to the initial Purchase  Payment.  However,  the
     $10,000  additional  Purchase Payment was made within 12-months of the date of diagnosis.  Therefore,  the amount that would be payable  under the  medically-related  surrender  provision  would be  reduced  by the  amount of the  Credits  payable  on the additional Purchase Payment ($600).

General Information about Credits
|X|      We do not consider Credits to be "investment in the contract" for income tax purposes.
|X|      You may not withdraw the amount of any Credits under the Free  Withdrawal  provision.  The Free  Withdrawal  provision only applies to withdrawals of Purchase Payments.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation  period you may transfer  Account Value between  investment  options.  Transfers are not subject to taxation on any gain.  We  currently  limit the number of  Sub-accounts  you can invest in at any one time to twenty (20).  However,  you can invest in an unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account  you  allocate  Account
Value to at the time of any  allocation  or transfer.  If you request a transfer  and, as a result of the  transfer,  there would be less than $500 in the Sub-account,  we may transfer the remaining  Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We may  impose  specific  restrictions  on  financial  transactions  for  certain  Portfolios  based on the  Portfolio's  investment restrictions.  Currently,  any purchase,  redemption or transfer  involving the ProFunds VP  Sub-accounts  must be received by us no later than one hour prior to any announced closing of the applicable  securities exchange (generally,  3:00 p.m. Eastern time) to be processed on the current  Valuation  Day. The "cut-off"  time for such  financial  transactions  involving a ProFunds VP Sub-account will be  extended  to1/2hour  prior to any  announced  closing  (generally,  3:30  p.m.  Eastern  time) for  transactions  submitted electronically through American Skandia's Internet website (www.americanskandia.com).

Currently,  we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year,  including transfers made as part of any rebalancing,  market timing,  asset allocation or similar program which you have authorized.  Transfers made as part of a dollar cost  averaging  program do not count toward the twenty free  transfer  limit.  Renewals or transfers of Account  Value from a Fixed
Allocation at the end of its Guarantee  Period are not subject to the transfer  charge.  We may reduce the number of free  transfers allowable  each  Annuity Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of  electronic means to transmit your transfer  requests.  We may eliminate the Transfer Fee for transfer  requests  transmitted  electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of  transfers  in any Annuity  Year for all  existing  or new Owners.  We also  reserve the right to limit the number of  transfers in any Annuity  Year or to refuse any  transfer  request for an Owner or certain  Owners if:
(a) we believe that excessive  trading or a specific  transfer request or group of transfer  requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are informed by one or more of the Portfolios that the purchase or redemption  of shares must be  restricted  because of  excessive  trading or a specific  transfer or group of transfers is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without  limiting the above, the most likely scenario where either of the above could occur would be if the aggregate  amount of a trade or trades  represented a relatively large proportion of the total assets of a particular  Portfolio.  Under such a circumstance,  we will process  transfers  according to our rules then in effect and provide  notice if the  transfer  request was denied.  If a transfer  request is denied,  a new  transfer  request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation  period.  Dollar Cost Averaging  allows you to  systematically  transfer an amount  each month from one  investment  option to one or more other  investment  options.  You can choose to  transfer  earnings only,  principal  plus  earnings  or a flat  dollar  amount.  Dollar  Cost  Averaging  allows you to invest  regularly  each  month, regardless  of the current unit value (or price) of the  Sub-account(s)  you invest in. This enables you to purchase more units when the market  price is low and fewer  units  when the market  price is high.  This may  result in a lower  average  cost of units over time.  However,  there is no guarantee that Dollar Cost  Averaging will result in a profit or protect  against a loss in a declining market.  We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost Averaging from Fixed  Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal  plus  earnings.  If  transferring  principal  plus  earnings,  the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE:  When a Dollar Cost Averaging  program is established  from a Fixed  Allocation,  the fixed rate of interest we credit to your
Account  Value is applied to a declining  balance due to the  transfers of Account  Value to the  Sub-accounts  during the Guarantee
Period.  This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation  period,  we offer automatic  rebalancing  among the variable  investment  options you choose.  You can choose to have your Account  Value  rebalanced  quarterly,  semi-annually,  or annually.  On the  appropriate  date,  your  variable investment  options are  rebalanced  to the  allocation  percentages  you request.  For example,  over time the  performance  of the variable  investment  options will differ,  causing your percentage  allocations to shift. With automatic  rebalancing,  we transfer the appropriate amount from the "overweighted"  Sub-accounts to the  "underweighted"  Sub-accounts to return your allocations to the percentages  you request.  If you request a transfer  from or into any variable  investment  option  participating  in the automatic rebalancing  program,  we will assume that you wish to change your rebalancing  percentages as well, and will  automatically  adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum  Account Value of at least $10,000 to enroll in automatic  rebalancing.  All  rebalancing  transfers made on the same day as part of an automatic  rebalancing  program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers.  We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two different  programs for investors who wish to invest in the variable  investment  options but also wish to protect their  principal,  at least as of a specific date in the future.  You may not want to use either of these  programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program where a portion of your Account Value is allocated to a Fixed  Allocation and the remaining
Account  Value is  allocated  to the  variable  investment  options  that you  select.  When you enroll in the  Balanced  Investment
Program,  you choose the duration that you wish the program to last.  This  determines the duration of the Guarantee  Period for the
Fixed  Allocation.  Based on the fixed rate for the  Guarantee  Period  chosen,  we calculate the portion of your Account Value that must be allocated to the Fixed  Allocation to grow to a specific  "principal  amount" (such as your initial  Purchase  Payment).  We determine  the amount based on the rates then in effect for the Guarantee  Period you choose.  If you continue the program until the end of the Guarantee  Period and make no withdrawals or transfers,  at the end of the Guarantee  Period,  the Fixed  Allocation will have grown to equal the  "principal  amount".  Withdrawals or transfers  from the Fixed  Allocation  before the end of the Guarantee
Period will  terminate the program and may be subject to a Market Value  Adjustment.  You can transfer the Account Value that is not allocated to the Fixed  Allocation  between any of the Sub-accounts  available under the Annuity.  Account Value you allocate to the variable  investment options is subject to market  fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

         Example
         Assume  you invest  $100,000.  You  choose a 10-year  program  and  allocate  a portion  of your  Account  Value to a Fixed
         Allocation  with a 10-year  Guarantee  Period.  The rate for the  10-year  Guarantee  Period is 5.33%*.  Based on the fixed interest rate for the Guarantee  Period chosen,  the factor is 0.594948 for determining how much of your Account Value will be  allocated  to the Fixed  Allocation.  That  means  that  $59,495  will be  allocated  to the Fixed  Allocation  and the remaining  Account Value  ($41,505)  will be allocated to the variable  investment  options.  Assuming that you do not make any  withdrawals  from the Fixed  Allocation,  it will grow to $100,000 at the end of the  Guarantee  Period.  Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)SM
We also offer a seven-year  program  where we monitor your Account Value daily and  systematically  transfer  amounts  between Fixed
Allocations and the variable  investment  options you choose.  American Skandia guarantees that at the end of the seventh (7th) year from  commencement  of the program (or any program  restart date),  you will receive no less than your Account Value on the date you elected to participate in the program,  including any Credits we applied to your Purchase Payments  ("commencement  value").  On the program maturity date, if your Account Value is below the  commencement  value,  American  Skandia will apply additional  amounts to your  Annuity  so that it is equal to  commencement  value or your  Account  Value on the  date you  elect to  restart  the  program duration.  Any  amounts  added to your  Annuity  will be applied to the AST Money  Market  Sub-account,  unless you  provide us with alternative  instructions.  We will notify you of any amounts  added to your Annuity under the program.  We do not consider  amounts added to your Annuity to be "investment in the contract" for income tax purposes.

Account Value is only  transferred  to and  maintained in Fixed  Allocations  to the extent we, in our sole  discretion,  deem it is
                 ----
necessary to support our  guarantee  under the program.  This differs  from the Balanced  Investment  Program  where a set amount is allocated to a Fixed Allocation  regardless of the performance of the underlying  Sub-accounts.  With the Guaranteed  Return Option, your  Annuity  is able to  participate  in the  upside  potential  of the  Sub-accounts  while  only  transferring  amounts to Fixed
Allocations  to  protect  against  significant  market  downturns.   NOTE:  If  a  significant  amount  of  your  Account  Value  is systematically  transferred to Fixed  Allocations  during prolonged  market declines,  less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the  performance of your Account Value to determine  whether it is greater than,  equal to or below our
"reallocation  trigger",  described  below.  Based on the  performance  of the  Sub-accounts  in which you choose to  allocate  your
Account  Value  relative  to the  reallocation  trigger,  we may  transfer  some or all of  your  Account  Value  to or from a Fixed
Allocation.  You have  complete  discretion  over the  allocation  of your  Account  Value that  remains  allocated  in the variable investment options.  However, we reserve the right to restrict certain Portfolios if you participate in the program.

|X|      Account  Value  greater than or equal to  reallocation  trigger:  Your Account  Value in the  variable  investment  options remains allocated according to your most recent  instructions.  If a portion of Account Value was previously allocated to a Fixed  Allocation,  those amounts may be transferred  from the Fixed  Allocation and re-allocated to the variable investment options pro-rata according to your current allocations.  A Market Value Adjustment will apply.

|X|      Account  Value  below  reallocation  trigger:  A portion  of your  Account  Value in the  variable  investment  options  is transferred  to a new  Fixed  Allocation.  These  amounts  are  transferred  on a  pro-rata  basis  from the  variable investment  options.  The new Fixed  Allocation  will have a Guarantee  Period equal to the remaining  duration in the
              Guaranteed  Return  Option.  The Account  Value  applied to the new Fixed  Allocation  will be credited with the fixed interest rate then being  applied to a new Fixed  Allocation  of the next higher  yearly  duration.  The Account Value will remain invested in the Fixed Allocation  until the maturity date of the program unless,  at an earlier date, your
              Account  Value is at or above the  reallocation  trigger and amounts can be  transferred  to the  variable  investment options (as described above) while maintaining the guarantee protection under the program.

American  Skandia uses an allocation  mechanism  based on  assumptions  of expected and maximum  market  volatility to determine the reallocation  trigger.  The allocation  mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose.  American  Skandia reserves the right to change the allocation  mechanism and the reallocation  trigger at its discretion,  subject to regulatory  approval where required.  Any change to the allocation  mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination
The Guaranteed  Return Option will  terminate on its maturity  date. You can elect to participate in a new Guaranteed  Return Option or re-allocate  your Account Value at that time.  Upon  termination,  any Account Value allocated to the Fixed  Allocations  will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate  the  Guaranteed  Return  Option at any time.  American  Skandia  does not provide any  guarantees  upon termination of the program.
|X|      Withdrawals  from your  Annuity  while the  program is in effect  will reduce the  guaranteed  amount  under the program in proportion  to your Account Value at the time of the  withdrawal.  Withdrawals  will be subject to all other  provisions of the
     Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.
|X|      Additional  Purchase  Payments  applied  to the  Annuity  while the  program  is in effect  will only  increase  the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X|      Annuity Owners cannot transfer Account Value to or from a Fixed  Allocation  while  participating in the program and cannot participate  in any dollar cost  averaging  program  that  transfers  Account  Value from a Fixed  Allocation  to the  variable investment options.
|X|      Transfers from Fixed  Allocations will be subject to the Market Value Adjustment  formula under the Annuity;  however,  the
     0.10%  "cushion"  feature of the  formula  will not apply.  A Market  Value  Adjustment  may be either  positive  or  negative.
     Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X|      Transfers from the Sub-accounts to Fixed Allocations or from Fixed  Allocations to the Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The  Guaranteed  Return  Option  will  terminate:  (a) upon the death of the  Owner or the  Annuitant  (in an entity  owned contract); and (b) as of the date Account Value is applied to begin annuity payments.
|X|      You can elect to restart the seven (7) year  program  duration on any  anniversary  of the Issue Date of the  Annuity.  The
     Account  Value on the date the restart is  effective  will become the new  commencement  value.  You can only elect the program once per Annuity Year.

Charges under the Program
We deduct a charge equal to 0.25% per year to  participate  in the  Guaranteed  Return  Option.  The annual charge is deducted daily against your Account Value  allocated to the  Sub-accounts.  Account Value allocated to Fixed  Allocations  under the program is not subject to the charge.  The charge is deducted to  compensate  American  Skandia for:  (a) the risk that your  Account  Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

--------------------------------------------------------------------------------------------------------------------------------
     Effective  November 18, 2002,  American  Skandia  changed the manner in which the annual charge for the  Guaranteed  Return
     Option is deducted  to the method  described  above.  The annual  charge for the  Guaranteed  Return  Option for Owners who elected the benefit  between  January 23, 2002 and November  15, 2002 is deducted  annually,  in arrears,  according to the prospectus  in effect as of the date the program  was  elected.  Owners who  terminate  and then  re-elect  the  Guaranteed
     Return Option or elect to restart the  Guaranteed  Return Option at any time after November 18, 2002 will be subject to the charge method described above.
--------------------------------------------------------------------------------------------------------------------------------

MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may  authorize  your  investment  professional  to direct the  allocation  of your Account  Value and to request  financial transactions  between  investment  options while you are living,  subject to our rules.  You must contact us immediately if and when you revoke such authority.  We will not be responsible for acting on instructions  from your investment  professional if you fail to inform us that such  person's  authority has been revoked.  We may also  suspend,  cancel or limit these  privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide  administrative  support to  licensed,  registered  investment  professionals  or  investment advisors who you authorize to make financial  transactions on your behalf.  These investment  professionals  may be firms or persons who also are  appointed by us as  authorized  sellers of the  Annuity.  However,  we do not offer advice about how to allocate  your
Account Value under any  circumstance.  Any investment  professionals  you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any  recommendations  such investment  professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require  investment  professionals or investment  advisors,  who are authorized by multiple contract owners to make financial transactions,  to enter into an administrative  agreement with American Skandia as a condition of our accepting transactions on your behalf. The  administrative  agreement may impose  limitations on the investment  professional's or investment  advisor's ability to request financial  transactions on your behalf.  These limitations are intended to minimize the detrimental  impact of an investment professional  who is in a position to transfer  large  amounts of money for multiple  clients in a  particular  Portfolio or type of
portfolio  or  to  comply  with  specific   restrictions  or  limitations  imposed  by  a  Portfolio(s)  on  American  Skandia.  The administrative agreement may limit the available investment options,  require advance notice of large transactions,  or impose other trading limitations on your investment  professional.  Your investment  professional will be informed of all such restrictions on an ongoing  basis.  We may also require that your  investment  professional  transmit all financial  transactions  using the electronic trading  functionality  available  through our Internet  website  (www.americanskandia.com).  Limitations that we may impose on your investment  professional  or  investment  advisor  under  the  terms of the  administrative  agreement  do not  apply  to  financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

We credit the fixed  interest  rate to the Fixed  Allocation  throughout  a set period of time called a  "Guarantee  Period."  Fixed
Allocations  currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed  Allocations of different  durations available in the future including Fixed Allocations  offered exclusively for use with certain optional  investment  programs.  Fixed
Allocations  may not be  available  in all states and may not always be  available  for all  Guarantee  Periods  depending on market factors and other considerations.

The interest rate credited to a Fixed  Allocation is the rate in effect when the Guarantee  Period begins and does not change during the  Guarantee  Period.  The rates are an  effective  annual rate of  interest.  We  determine  the  interest  rates for the various
Guarantee  Periods.  At the time that we confirm your Fixed  Allocation,  we will advise you of the interest  rate in effect and the date your Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations  at any time. Any change in interest rate does not affect Fixed  Allocations  that were in effect  before the date of the change.  To inquire as to the current rates for
Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish  different  interest rates for Fixed  Allocations  offered to a class of Owners who choose to participate in various optional  investment  programs we make available.  This may include,  but is not limited to, Owners who elect to use Fixed  Allocations  under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment  program (see "Do you offer programs  designed to guarantee a "Return of Premium" at a future date?").  The interest rate credited to Fixed  Allocations  offered to this class of  purchasers  may be different  than those offered to other  purchasers  who choose the same Guarantee  Period but who do not  participate  in an optional  investment  program.  Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for determining the fixed interest rates for Fixed  Allocations.  Generally the interest rates we offer for Fixed  Allocations will reflect the investment  returns available on the types of investments we make to support our fixed rate  guarantees.  These  investment  types may include cash,  debt  securities  guaranteed by the United States  government and its agencies and  instrumentalities,  money market instruments,  corporate debt obligations of different durations,  private placements, asset-backed  obligations  and municipal  bonds. In determining  rates we also consider  factors such as the length of the Guarantee
Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity of the markets for the type of investments we make, commissions,  administrative and investment  expenses,  our insurance risks in relation to the Fixed  Allocations,  general economic trends and competition.  Some of these  considerations  are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed  Allocation in an existing  Annuity at a rate not less than the rate we are then crediting to
Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The  interest  rate we credit  for a Fixed  Allocation  is  subject  to a  minimum.  Please  refer to the  Statement  of  Additional
Information.  In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?

If you transfer or withdraw  Account  Value from a Fixed  Allocation  more than 30 days before the end of its Guarantee  Period,  we will  adjust the value of your  investment  based on a  formula,  called a "Market  Value  Adjustment"  or "MVA".  The amount of any
Market Value  Adjustment  can be either  positive or negative,  depending on the movement of a combination of Strip Yields on Strips and an  Option-adjusted  Spread (each as defined  below)  between the time that you purchase the Fixed  Allocation  and the time you make a transfer or  withdrawal.  The Market Value  Adjustment  formula  compares the  combination of Strip Yields for Strips and the
Option-adjusted  Spreads  as of the date the  Guarantee  Period  began  with the  combination  of Strip  Yields  for  Strips and the
Option-adjusted  Spreads as of the date the MVA is being  calculated.  In certain  states the amount of any Market Value  Adjustment may be limited under state law or  regulation.  If your Annuity is governed by the laws of that state,  any Market Value  Adjustment that applies will be subject to our rules for complying with such law or regulation.

|X|      "Strips"  are a form of  security  where  ownership  of the  interest  portion of United  States  Treasury  securities  are separated from ownership of the underlying principal amount or corpus.
|X|      "Strip Yields" are the yields payable on coupon Strips of United States Treasury securities.
|X|      "Option-adjusted  Spread" is the difference between the yields on corporate debt securities  (adjusted to disregard options on such  securities)  and government debt  securities of comparable  duration.  We currently use the Merrill Lynch 1 to 10 year
     Investment Grade Corporate Bond Index of Option-adjusted Spreads.

MVA Formula
The MVA formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed  Allocation  on a
particular date.  The formula is as follows:

                                                    [(1+I) / (1+J+0.0010)]N/365
                                                               where:

                  I is the Strip Yield as of the start date of the Guarantee  Period for coupon Strips  maturing at the end of the  applicable  Guarantee  Period plus the  Option-adjusted  Spread.  If there are no
                  Strips  maturing  at that time,  we will use the Strip  Yield for the Strips  maturing as soon as possible after the Guarantee Period ends.

                  J is the Strip Yield as of the date the MVA formula is being applied for coupon  Strips  maturing at the end of the applicable  Guarantee Period plus the  Option-adjusted  Spread. If there are no
                  Strips  maturing  at that time,  we will use the Strip  Yield for the Strips  maturing as soon as possible after the Guarantee Period ends.

                  N is the number of days remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/365.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value.  Assume the following:
|X|      On December 31, 2000, you allocate  $50,000 into a Fixed  Allocation with a Guarantee  Period of 5 years (e.g. the Maturity
         Date is December 31, 2005).
|X|      The  Strip  Yields  for  coupon  Strips  beginning  on  December  31,  2000 and  maturing  on  December  31,  2005 plus the
         Option-adjusted Spread is 5.50% (I = 5.50%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire Fixed  Allocation  after exactly three (3)
         years, therefore 730 days remain before the Maturity Date (N = 730).

Example of Positive MVA
Assume  that at the time you  request  the  withdrawal,  the  Strip  Yields  for  Strips  maturing  on  December  31,  2005 plus the
Option-adjusted Spread is 4.00%  (J = 4.00%).  Based on these assumptions, the MVA would be calculated as follows:

                                 MVA Factor = [(1+I)/(1+J+0.0010)]N/365 = [1.055/1.041]2 = 1.027078
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $59,448.56

Example of Negative MVA
Assume  that at the time you  request  the  withdrawal,  the  Strip  Yields  for  Strips  maturing  on  December  31,  2005 plus the
Option-adjusted Spread is 7.00% (J = 7.00%).  Based on these assumptions, the MVA would be calculated as follows:

                                MVA Factor = [(1+I)/(1+J+0.0010)]N/365 = [1.055/1.071)]2 = 0.970345
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $56,164.78.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date, you may choose to renew the Fixed  Allocation  for a new  Guarantee  Period of the same or  different  length or you may  transfer all or part of that
Fixed Allocation's  Account Value to another Fixed Allocation or to one or more  Sub-accounts.  We will notify you before the end of the  Guarantee  Period  about the fixed  interest  rates that we are  currently  crediting to all Fixed  Allocations  that are being offered.  The rates  being  credited to Fixed  Allocations  may change  before the  Maturity  Date.  We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not specify how you want a Fixed  Allocation  to be  allocated  on its Maturity  Date,  we will then  transfer the Account
Value of the Fixed  Allocation to the AST Money Market  Sub-account.  You can then elect to allocate the Account Value to any of the
Sub-accounts or to a new Fixed Allocation.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation  period you can access your Account Value through Partial  Withdrawals,  Systematic  Withdrawals,  and where required for tax  purposes,  Minimum  Distributions.  You can also  surrender  your Annuity at any time.  We may deduct a portion of the Account Value being  withdrawn or  surrendered  as a CDSC.  The CDSC will be assessed on the amount of Purchase  Payments  being withdrawn,  not on the Account Value at the time of the withdrawal or surrender.  If you surrender your Annuity,  in addition to any
CDSC, we may deduct the Annual  Maintenance Fee, any Tax Charge that applies and the charge for any optional  benefits.  We may also apply a Market Value  Adjustment to any Fixed  Allocations.  Certain  amounts may be available to you each Annuity Year that are not subject to a CDSC.  These are called  "Free  Withdrawals."  In  addition,  under  certain  circumstances,  we may waive the CDSC for surrenders made for qualified  medical reasons or for withdrawals  made to satisfy  Minimum  Distribution  requirements.  Unless you notify us differently,  withdrawals  are taken pro-rata based on the Account Value in the investment  options at the time we receive your withdrawal request.  Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A  distribution  during the  accumulation  period is deemed to come first from any "gain" in your  Annuity and second as a return of your "tax basis",  if any.  Distributions  from your Annuity are generally  subject to ordinary income taxation on the amount of any investment gain unless the distribution  qualifies as a non-taxable  exchange or transfer.  If you take a distribution  prior to the taxpayer's  age 59 1/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the  payment.  The Code and  regulations  have  "exclusionary  rules" that we use to  determine  what portion of each annuity  payment  should be  treated as a return of any tax basis you have in the  Annuity.  Once the tax basis in the  Annuity  has been distributed,  the remaining  annuity payments are taxable as ordinary income.  The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period.

|X|      To meet  liquidity  needs,  you can withdraw a limited amount from your Annuity during each of Annuity Years 1-10 without a
         CDSC  being  applied.  We call this the "Free  Withdrawal"  amount.  The Free  Withdrawal  amount is not  available  if you choose to surrender your Annuity.  Amounts  withdrawn as a Free  Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of the Annuity.  The minimum Free Withdrawal you may request is $100.

|X|      You can also make  withdrawals in excess of the Free Withdrawal  amount.  We call this a "Partial  Withdrawal."  The amount that you may withdraw  will depend on the Annuity's  Surrender  Value.  The Surrender  Value is equal to your Account Value minus any CDSC,  the Annual  Maintenance  Fee,  the Tax Charge,  any charges for  optional  benefits  and any Market  Value
         Adjustment  that may apply to any Fixed  Allocations.  After any Partial  Withdrawal,  your  Annuity  must have a Surrender
         Value of at least $1,000,  or we may treat the Partial  Withdrawal  request as a request to fully  surrender  your Annuity.
         The minimum Partial Withdrawal you may request is $100.

When we determine if a CDSC applies to Partial  Withdrawals  and  Systematic  Withdrawals,  we will first  determine  what,  if any, amounts  qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawals or Systematic  Withdrawals
of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

You may request a withdrawal  for an exact dollar amount after  deduction of any CDSC that applies  (called a "net  withdrawal")  or request a gross  withdrawal  from which we will deduct any CDSC that applies,  resulting in less money being payable to you than the amount you  requested.  If you request a net  withdrawal,  the amount  deducted  from your Account Value to pay the CDSC may also be subject to a CDSC.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms  necessary  to make a withdrawal  from your  Annuity,  call  1-800-766-4530  or visit our  Internet  Website at
www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?

Annuity Year 1-10
The maximum  Free  Withdrawal  amount  during  each of Annuity  Years 1 through 10 (when a CDSC would  otherwise  apply to a partial withdrawal or surrender of your initial Purchase  Payment) is 10% of all Purchase  Payments.  The 10% Free Withdrawal  amount is not cumulative.  If you do not make a Free  Withdrawal  during an Annuity  Year,  you are not allowed to carry over the Free  Withdrawal amount to the next  Annuity  Year.  Withdrawals  of amounts  greater  than the  maximum  Free  Withdrawal  amount  are  treated as a withdrawal of Purchase Payments and will be assessed a CDSC during Annuity Years 1 through 10.

NOTE:  Amounts that you have  withdrawn as a Free  Withdrawal  will not reduce the amount of any CDSC that we deduct if,  during the first ten (10) Annuity Years, you make a partial  withdrawal or choose to surrender the Annuity.  If, during Annuity Years 1 through
10, all Purchase  Payments  withdrawn are subject to a CDSC, then any subsequent  withdrawals will be withdrawn from any gain in the
Annuity, which may include Credits.

Annuity Year 11+
After Annuity Year 10, you can surrender  your Annuity or make a partial  withdrawal  without a CDSC being  deducted from the amount being withdrawn.

Examples
1.       Assume you make an initial  Purchase  Payment of  $10,000  and make no  additional  Purchase  Payments.  The  maximum  Free
     Withdrawal amount during each of the first ten Annuity Years would be 10% of $10,000, or $1,000.

2.       Assume you make an initial  Purchase  Payment of $10,000 and make an additional  Purchase Payment of $5,000 in Annuity Year
     2. The maximum Free Withdrawal  amount during Annuity Year 3 through 10 would be 10% of $15,000,  or $1,500.  From Annuity Year
     11 and thereafter,  you can surrender your Annuity or make a partial  withdrawal  without a CDSC being deducted from the amount being withdrawn.

3.       Assume you make an initial  Purchase  Payment of $10,000 and take a Free Withdrawal of $500 in Annuity Year 2 and $1,000 in
     Annuity  Year 3. If you  surrender  your  Annuity in Annuity  Year 5, the CDSC will be assessed  against  the initial  Purchase
     Payment  amount  ($10,000),  not the amount of Purchase  Payments  reduced by the amounts  that were  withdrawn  under the Free
     Withdrawal provision.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?
A CDSC may be  assessed  against a Partial  Withdrawal  during the first ten (10)  Annuity  Years.  Whether a CDSC  applies  and the amount to be charged depends on whether the Partial  Withdrawal  exceeds any Free Withdrawal  amount and, if so, the number of years that have elapsed since the Issue Date of the Annuity.

1.       If you request a Partial  Withdrawal,  we determine if the amount you requested is available as a Free Withdrawal (in which case it would not be subject to a CDSC);
2.       If the amount  requested  exceeds the available Free  Withdrawal  amount,  we determine if a CDSC will apply to the Partial
     Withdrawal  based on the  number of years that have  elapsed  since the  Annuity  was  issued.  Any CDSC will only apply to the amount  withdrawn that exceeds the Free Withdrawal  amount.  The maximum Free Withdrawal  amount during each of Annuity Years 1 through 10 is 10% of all  Purchase  Payments.  Withdrawals  of amounts  greater  than the maximum  Free  Withdrawal  amount are treated as a withdrawal of Purchase  Payments and will be assessed a CDSC.  If, during Annuity Years 1 through 10, all Purchase
     Payments are withdrawn  subject to a CDSC,  then any  subsequent  withdrawals  will be withdrawn  from any gain in the Annuity, which may include Credits.

     For purposes of calculating the CDSC on a partial  withdrawal,  the Purchase  Payments being withdrawn may be greater than your remaining  Account  Value or the  amount of your  withdrawal  request.  This is most  likely  to occur if you have  made  prior withdrawals  under the Free  Withdrawal  provision  or if your  Account  Value has  declined  in value due to  negative  market performance.

3.

If the amount requested  exceeds the amounts  available under Item #2 above, we withdraw the remaining amount from any other Account
     Value (including Account Value due to Credits).

|X|      If the Annuity has been in effect for less than ten  complete  years,  a CDSC will be charged on the amount of the Purchase
         Payment being withdrawn, according to the CDSC table.
|X|      If the Annuity has been in effect for more than ten complete years, no CDSC will be charged on the amount being withdrawn.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals." You can receive  Systematic  Withdrawals of earnings only,  principal plus earnings or a flat dollar  amount.  Systematic  Withdrawals  may be subject to a CDSC. We will  determine  whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic  Withdrawals  can be made  from  Account  Value  allocated  to the  variable  investment  options  or Fixed  Allocations.
Generally,  Systematic  Withdrawals  from Fixed  Allocations  are  limited  to  earnings  accrued  after the  program of  Systematic
Withdrawals  begins, or payments of fixed dollar amounts that do not exceed such earnings.  Systematic  Withdrawals are available on a monthly,  quarterly,  semi-annual  or annual basis.  The Surrender  Value of your Annuity must be at least $20,000  before we will allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal is $100. If any scheduled  Systematic  Withdrawal is for less than $100, we may postpone  the  withdrawal  and add the  expected  amount to the amount  that is to be  withdrawn  on the next  scheduled  Systematic
Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding  vehicle for certain  retirement  plans that receive  special tax treatment under Sections
401,  403(b) or 408 of the Code,  Section  72(t) of the Code may provide an exception to the 10% penalty tax on  distributions  made prior to age 59 1/2if you elect to  receive  distributions  as a series of  "substantially  equal  periodic  payments".  Distributions received under this provision in any Annuity Year that exceed the maximum amount  available as a free  withdrawal will be subject to a CDSC. To request a program that complies with Section  72(t),  you must provide us with certain  required  information  in writing on a form  acceptable  to us.  We may  require  advance  notice  to allow us to  calculate  the  amount  of 72(t)  withdrawals.  The
Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for  withdrawals  under Section
72(t).  The minimum amount for any such withdrawal is $100.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic  Withdrawal we allow to meet distribution  requirements under Sections 401, 403(b) or
408 of the Code.  Under the Code,  you may be required to begin  receiving  periodic  amounts from your  Annuity.  In such case,  we will allow you to make  Systematic  Withdrawals  in amounts that satisfy the minimum  distribution  rules under the Code.  We do not assess a CDSC on Minimum  Distributions  from your Annuity if you are required by law to take such Minimum  Distributions  from your
Annuity at the time it is taken.  However,  a CDSC may be  assessed  on that  portion of a  Systematic  Withdrawal  that is taken to satisfy the minimum  distribution  requirements in relation to other savings or investment  plans under other  qualified  retirement plans not maintained with American Skandia.

The  amount of the  required  Minimum  Distribution  for your  particular  situation  may  depend  on other  annuities,  savings  or investments.  We will only  calculate  the amount of your  required  Minimum  Distribution  based on the value of your  Annuity.  We require three (3) days advance  written notice to calculate and process the amount of your  payments.  You may elect to have Minimum
Distributions  paid out monthly,  quarterly,  semi-annually  or annually.  The $100 minimum that applies to  Systematic  Withdrawals does not apply to Minimum Distributions.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During the  accumulation  period you can surrender your Annuity at any time.  Upon  surrender,  you will receive the Surrender
Value.  Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

For purposes of  calculating  the CDSC on  surrender,  the Purchase  Payments  being  withdrawn  may be greater than your  remaining
Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior  withdrawals under the
Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To  request  the  forms   necessary  to  surrender   your  Annuity,   call   1-800-766-4530   or  visit  our  Internet   Website  at
www.americanskandia.com.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
Where  permitted by law, you may request to surrender  your Annuity prior to the Annuity Date without  application  of any CDSC upon occurrence of a  medically-related  "Contingency  Event". The amount payable will be your Account Value minus: (a) the amount of any
Credits  applied within 12 months of the applicable  "Contingency  Event" as defined below;  and (b) the amount of any Credits added in  conjunction  with any Purchase  Payments  received  after our receipt of your request for a  medically-related  surrender  (i.e.
Purchase Payments received at such time pursuant to a salary reduction program.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:
|X|      the Annuitant must be named or any change of Annuitant must be accepted by us, prior to the  "Contingency  Event" described below;
|X|      the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
|X|      if the Owner is one or more natural persons, all such Owners must also be alive at such time;
|X|      we must receive  satisfactory  proof of the Annuitant's  confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
|X|      this benefit is not available if the total Purchase  Payments  received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

A "Contingency Event" occurs if the Annuitant is:
|X|      first confined in a "Medical Care Facility"  while your Annuity is in force and remains  confined for at least 90 days in a row; or
|X|      first diagnosed as having a "Fatal Illness" while your Annuity is in force.

The definitions of "Medical Care Facility" and "Fatal  Illness," as well as additional  terms and  conditions,  are provided in your
Annuity.  Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments,  variable  payments or adjustable  payments.  Fixed options  provide the same amount with each  payment.  Variable  options  generally  provide a payment which may increase or decrease depending on the investment  performance of the Sub-accounts.  However,  currently,  we also make a variable payment option that has a guarantee  feature.  Adjustable  options  provide a fixed payment that is periodically  adjusted based on current  interest rates.
We do not guarantee to make any annuity  payment  options  available in the future.  For additional  information on annuity  payment options you may request a Statement of Additional Information.

When you purchase an Annuity,  or at a later date,  you may choose an Annuity Date,  an annuity  option and the frequency of annuity payments.  You may not choose an Annuity  Date that occurs in the first three  Annuity  Years.  You may change your choices up to 30 days before the Annuity  Date.  A maximum  Annuity  Date may be required  by law.  Any change to these  options  must be in writing.
The Annuity Date may depend on the annuity  option you choose.  Certain  annuity  options may not be available  depending on the age of the Annuitant.  You may not annuitize and receive annuity payments within the first three Annuity Years.

Certain of these annuity options may be available to  Beneficiaries  who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments for Life:  Under this option,  income is payable  periodically  until the death of the "key life".  The "key life" (as used in this  section) is the person or persons  upon whose life annuity  payments are based.  No  additional  annuity  payments are made after the death of the key life.  Since no minimum  number of  payments is  guaranteed,  this  option  offers the largest  amount of periodic  payments of the life  contingent  annuity  options.  It is possible  that only one payment will be payable if the death of the key life occurs before the date the second  payment was due, and no other  payments nor death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 2
--------
Payments Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint lifetime of two key lives, and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the survivor's death. No minimum number of payments is  guaranteed  under this option.  It is possible  that only one payment will be payable if the death of all the key lives  occurs  before the date the second  payment was due,  and no other  payments  or death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 3
--------
Payments for Life with a Certain  Period:  Under this option,  income is payable  until the death of the key life.  However,  if the key life dies before the end of the period selected (5, 10 or 15 years),  the remaining  payments are paid to the Beneficiary  until the end of such period.  This Option is  currently  available on a fixed or variable  basis.  If you elect to receive  payments on a variable basis under this option,  you can request  partial or full surrender of the annuity and receive its then current cash value
(if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain  Period:  Under this option,  income is payable  periodically  for a specified  number of years. If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the  Beneficiary  until the end of such period.  Note that under this option,  payments are not based on any assumptions of life  expectancy.  Therefore,  that portion of the  Insurance  Charge  assessed  to cover the risk that key lives  outlive  our  expectations  provides  no  benefit to an Owner selecting this option.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable  Payments for Life with a Cash Value:  Under this  option,  benefits  are payable  periodically  until the death of the key life.  Benefits may  increase or decrease  depending  on the  investment  performance  of the  Sub-accounts.  This option has a cash value that also varies with the  investment  performance  of the  Sub-account.  The cash value  provides a "cushion"  from  volatile investment  performance so that negative investment  performance does not automatically  result in a decrease in the annuity payment each month,  and positive  investment  performance does not  automatically  result in an increase in the annuity payment each month.
The cushion generally  "stabilizes"  monthly annuity payments.  Any cash value remaining on the death of the key life is paid to the
Beneficiary  in a lump sum or as periodic  payments.  Under this option,  you can request  partial or full  surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
--------
Variable  Payments  for Life with a Cash Value and  Guarantee:  Under this  option,  benefits  are payable as described in Option 5;
except that,  while the key life is alive, the annuity payment will not be less than a guaranteed  amount,  which generally is equal
------
to the first annuity  payment.  We charge an additional  amount for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.  Under this  option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
Unless  prohibited  by law, we require that you elect either a life annuity or an annuity with a certain  period of at least 5 years if any CDSC would apply were you to  surrender  your  Annuity on the Annuity  Date.  Therefore,  choosing an Annuity Date within ten
(10) years of the Issue Date of the Annuity may limit the available  annuity  payment  options.  Certain annuity payment options may not be available if your Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month  following the later of the  Annuitant's  85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity  payments,  where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity  payments,  you will receive equal  fixed-dollar  payments  throughout the period you select.
The amount of the fixed payment will vary  depending on the annuity  payment  option and payment  frequency  you select.  Generally, the first annuity  payment is determined by  multiplying  the Account  Value,  minus any state premium taxes that may apply,  by the factor  determined  from our table of annuity rates.  The table of annuity rates differs based on the type of annuity chosen and the frequency of payment  selected.  Our rates will not be less than our guaranteed  minimum rates.  These guaranteed  minimum rates are derived from the a2000 Individual  Annuity  Mortality Table with an assumed interest rate of 3% per annum.  Where required by law or regulation,  such annuity  table will have rates that do not differ  according to the gender of the key life.  Otherwise,  the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different  types of variable  annuity payment  options.  The first annuity payment will be calculated  based upon the assumed  investment  return  ("AIR").  You select the AIR before we start to make  annuity  payments.  You will not receive  annuity payments  until you choose an AIR. The remaining  annuity  payments will  fluctuate  based on the  performance  of the  Sub-accounts relative to the AIR, as well as, other  factors  described  below.  The greater the AIR, the greater the first  annuity  payment.  A higher  AIR may result in  smaller  potential  growth in the  annuity  payments.  A lower AIR  results  in a lower  initial  annuity payment.  Within payment options 1-3, if the  Sub-accounts  you choose perform exactly the same as the AIR, then subsequent  annuity payments  will be the same as the  first  annuity  payment.  If the  Sub-accounts  you  choose  perform  better  than the AIR,  then subsequent  annuity  payments will be higher than the first annuity  payment.  If the Sub-accounts you choose perform worse than the
AIR,  then  subsequent  annuity  payments  will be lower  than the  first.  Within  payment  options 5 and 6, the cash value for the
Annuitant  (while alive) and a variable  period of time during which  annuity  payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts  relative to the AIR; however,  subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

|X|      Variable Payments (Options 1-3)
         -----------------
         We calculate each annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units for each  Sub-account by the Unit Value of each  Sub-account  on the annuity  payment date. We determine the schedule of units  based on your  Account  Value  (minus any  premium  tax that  applies)  at the time you elect to begin  receiving annuity  payments.  The  schedule  of units will vary  based on the  annuity  payment  option  selected,  the length of any certain  period  (if  applicable),  the  Annuitant's  age and  gender  (if  annuity  payments  are due for the  life of the
         Annuitant) and the Unit Value of the  Sub-accounts  you initially  selected on the Issue Date. The calculation is performed for each Sub-account,  and the sum of the Sub-account  calculations  equals the amount of your annuity payment.  Other than to fund annuity  payments,  the number of units allocated to each Sub-account will not change unless you transfer among the
         Sub-accounts or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 5)
         ----------------------------
         This option provides  guaranteed  payments for life, a cash value for the Annuitant  (while alive) and a variable period of time during which  annuity  payments  will be made whether or not the  Annuitant is still alive.  We calculate  the initial
                                                                                                                             -------
         annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units by the Unit
         Values  determined on the  annuitization  date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable  benchmark rate,  meaning the AIR, and the annuity factors.  The annuity factors reflect our assumptions  regarding the costs we expect to bear in guaranteeing  payments for the lives of the Annuitant and will depend on the benchmark  rate, the annuitant's  attained age and gender (where  permitted).  Unlike variable  payments
         (described  above)  where each  payment  can vary based on  Sub-account  performance,  this  payment  option  cushions  the immediate  impact of  Sub-account  performance  by adjusting the length of the time during which  annuity  payments will be made whether or not the  Annuitant  is alive while  generally  maintaining  a level  annuity  payment  amount.  Sub-account performance that exceeds a benchmark rate will generally  extend this time period,  while  Sub-account  performance that is less than a benchmark  rate will  generally  shorten the period.  If the period  reaches  zero and the  Annuitant  is still alive,  Annuity  Payments  continue,  however,  the annuity payment amount will vary depending on Sub-account  performance, similar to conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
         ------------------------------------------------------
         This option provides  guaranteed  payments for life in the same manner as Stabilized  Variable Payments  (described above).
         In addition to the  stabilization  feature,  this option also  guarantees that variable  annuity  payments will not be less than the initial annuity payment amount regardless of Sub-account performance.  The AIR for this option is 3%.

The variable  annuity payment options are described in greater detail in a separate  prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available.  Adjustable  annuity payments are calculated  similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving  annuity payments,  the annuity payment amount is adjusted upward or downward  depending on the rate we are currently  crediting to annuity  payments.  The  adjustment in the annuity  payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?
The Annuity provides a Death Benefit during its  accumulation  period.  If the Annuity is owned by one or more natural persons,  the
Death  Benefit is payable  upon the first  death of an Owner.  If the  Annuity is owned by an entity,  the Death  Benefit is payable upon the Annuitant's  death, if there is no Contingent  Annuitant.  If a Contingent  Annuitant was designated before the Annuitant's death and the  Annuitant  dies,  then the  Contingent  Annuitant  becomes the Annuitant and a Death Benefit will not be paid at that time.  The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

Basic Death Benefit

The Annuity  provides a basic Death Benefit at no additional  charge.  The Insurance  Charge we deduct daily from your Account Value allocated to the  Sub-accounts  is used, in part,  to pay us for the risk we assume in providing  the basic Death Benefit  guarantee under the  Annuity.  The Annuity  also offers two  different  optional  Death  Benefits.  Either  benefit  can be  purchased  for an additional charge. The additional charge is deducted to compensate  American Skandia for providing  increased  insurance  protection under the optional Death  Benefits.  Notwithstanding  the additional  protection  provided  under the optional Death  Benefits,  the additional cost has the impact of reducing the net performance of the investment options.  Under certain  circumstances,  your Death
Benefit  may be reduced by the amount of any  Credits we applied to your  Purchase  Payments.  (see "How are  Credits  Applied to My
Account Value")

The basic Death Benefit is the greater of:
|X|      The sum of all Purchase Payments less the sum of all proportional withdrawals.
|X|      The sum of your Account  Value in the variable  investment  options and your Interim Value in the Fixed  Allocations,  less the amount of any Credits applied within 12-months prior to the date of death.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal represented  when  withdrawn.  For example,  a withdrawal of 50% of Account Value would be considered as a 50% reduction in Purchase
Payments for purposes of calculating the basic Death Benefit.

OPTIONAL DEATH BENEFITS
Two  optional  Death  Benefits  are offered for  purchase  with your  Annuity to provide an enhanced  level of  protection  for your beneficiaries.

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Currently,  these  benefits  are only  offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date,  allow  existing  Annuity Owners to purchase  either of the optional  Death  Benefits  subject to our rules and any changes or restrictions  in the  benefits.  Certain  terms and  conditions  may differ if you  purchase  your  Annuity as part of an  exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.
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Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above;

     PLUS

2.       40% of your "Growth" under the Annuity, as defined below.

The amount calculated in Items 1 & 2 above may be reduced by any Credits under certain circumstances.

"Growth" means the sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations,
 ------
minus the total of all Purchase Payments reduced by the sum of all proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal
 -------------------------
represented when withdrawn.

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The Enhanced  Beneficiary  Protection Optional Death Benefit is subject to a maximum of 100% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
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The Enhanced  Beneficiary  Protection Optional Death Benefit described above is currently being offered in those jurisdictions where we have received  regulatory  approval.  Certain terms and  conditions may differ between  jurisdictions  once approved.  Please see
Appendix F for a description  of the Enhanced  Beneficiary  Protection  Optional Death Benefit  offered before  November 18, 2002 in those  jurisdictions  where we received  regulatory  approval.  Please  refer to the section  entitled  "Tax  Considerations"  for a discussion of special tax considerations for purchasers of this benefit.
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NOTE: You may not elect the Enhanced  Beneficiary  Protection  Optional Death Benefit if you have elected the Plus40TM Optional Life
Insurance Rider.

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Highest Anniversary Value Death Benefit
If the Annuity has one Owner,  the Owner must be age 79 or less at the time Highest  Anniversary  Value  Optional  Death  Benefit is
purchased.  If the Annuity has joint  Owners,  the oldest  Owner must be age 79 or less.  If the Annuity is owned by an entity,  the
Annuitant must be age 79 or less.

Certain of the Portfolios offered as Sub-accounts under the Annuity are not available if you elect the Highest Anniversary Value
Death Benefit.

Key Terms Used with the Highest Anniversary Value Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest Anniversary Value equals the highest of all previous  "Anniversary  Value" less proportional  withdrawals since
             -------------------------
     such anniversary and plus any Purchase Payments since such anniversary.

|X|      The  Anniversary  Value is the Account  Value as of each  anniversary  of the Issue Date of the  Annuity.  The  Anniversary
              ------------------
     Value on the Issue Date is equal to your Purchase Payment.

|X|      Proportional  withdrawals  result in a  reduction  to the  Highest  Anniversary  Value by  reducing  such value in the same
         -------------------------
     proportion as the Account Value was reduced by the  withdrawal as of the date the  withdrawal  occurred.  For example,  if your
     Highest  Anniversary  Value is $125,000 and you  subsequently  withdraw  $10,000 at a time when your Account  Value is equal to
     $100,000 (a 10%  reduction),  when  calculating  the  optional  Death  Benefit we will reduce your  Highest  Anniversary  Value
     ($125,000) by 10% or $12,500.

Calculation of Highest Anniversary Value Death Benefit
The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the basic Death Benefit described above; and
2.       the Highest Anniversary Value as of the Owner's date of death.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the basic Death Benefit described above; and
2.       the Highest  Anniversary  Value on the Death Benefit Target Date plus the sum of all Purchase  Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

The amount  determined  by this  calculation  is  increased by any Purchase  Payments  received  after the Owner's date of death and decreased by any  proportional  withdrawals  since such date.  The amount  calculated  in Items 1 & 2 above (both before on or after the Death Benefit Target Date) may be reduced by any Credits under certain circumstances.

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The Highest  Anniversary  Value Death  Benefit  described  above is currently  being  offered in those  jurisdictions  where we have received regulatory  approval.  Certain terms and conditions may differ between  jurisdictions once approved.  Please see Appendix F for a  description  of the  Guaranteed  Minimum Death  Benefit  offered  before  November 18, 2002 in those  jurisdictions  where we received regulatory approval.
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See Appendix C for examples of how the Highest Anniversary Value Death Benefit is calculated.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can terminate the Enhanced  Beneficiary  Protection  Optional Death Benefit and Highest Anniversary Value Optional Death Benefit
at any time.  Both optional  Death  Benefits will  terminate  automatically  on the Annuity Date. We may also terminate any optional
Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge equal to 0.25% per year,  respectively,  if you elect the Highest Anniversary Value Optional Death Benefit or the
Enhanced  Beneficiary  Protection  Optional Death Benefit.  If you elect both optional Death Benefits,  the total charge is equal to
0.50% per year.  We deduct the charge to  compensate  American  Skandia  for  providing  increased  insurance  protection  under the optional Death Benefit.  The additional annual charge is deducted daily against your Account Value allocated to the Sub-accounts.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

AMERICAN SKANDIA'S ANNUITY REWARDS

What is the Annuity Rewards benefit?
The Annuity  Rewards  benefit  offers  Owners the ability to capture  any market  gains since the Issue Date of their  Annuity as an enhancement  to their  current Death Benefit so their  Beneficiaries  will not receive less than the Annuity's  value as of the date the Owner elects the benefit.  Under the Annuity Rewards  benefit,  American  Skandia  guarantees that the Death Benefit will not be less than:

         your Account Value in the variable  investment  options plus the Interim Value in any Fixed Allocations as of the effective date of the Owner's election

         MINUS any proportional withdrawals* following the date of election
         -----

         PLUS any additional Purchase Payments applied to the Annuity following the date of election.
         ----

*    "Proportional  withdrawals" are determined by calculating the percentage of the Account Value that each withdrawal  represented when  withdrawn.  For example,  a withdrawal  of 50% of your  Account  Value would be treated as a 50%  reduction in the amount payable under the Death Benefit.

The Annuity  Rewards Death Benefit  enhancement  does not affect the basic Death Benefit  calculation or any Optional Death Benefits available  under the Annuity.  If the Death Benefit amount  payable under your  Annuity's  basic Death Benefit or any Optional Death
Benefits you purchase is greater than the enhanced  Death  Benefit under the Annuity  Rewards  benefit on the date the Death Benefit is calculated, your Beneficiary will receive the higher amount.

Who is eligible for the Annuity Rewards benefit?
Owners can elect the Annuity  Rewards  Death  Benefit  enhancement  following the tenth (10th)  anniversary  of the Annuity's  Issue
Date.  However,  the  election is subject to the  requirement  that their  Account  Value on the  election  date is greater than the amount  that would be payable to their  Beneficiary  under the Death  Benefit  provided  under the Annuity as of the  election  date
(including  any amounts  payable  under the Highest  Anniversary  Value Death  Benefit).  If an Owner is  ineligible  when he or she applies for the optional benefit,  the Owner can elect the Annuity Rewards Death Benefit  enhancement on any subsequent date if they otherwise  qualify.  The election  must occur before  annuity  payments  begin.  An Owner can only elect the Annuity  Rewards  Death
Benefit enhancement once.  There is no additional charge for electing the Annuity Rewards Death Benefit enhancement.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments  not  extending  beyond the life  expectancy  of the  Beneficiary  or over the life of the
         Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an  election  prior to death  benefit  proceeds  becoming  due, a  Beneficiary  can elect to receive  the Death
Benefit  proceeds as a series of fixed annuity  payments  (annuity  payment options 1-4) or as a series of variable annuity payments
(annuity payment options 1-3 or 5 and 6).  See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your  spouse own the Annuity  jointly,  we assume that the sole  primary
Beneficiary will be the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative
Beneficiary  designation,  the spouse  Beneficiary may elect to assume  ownership of the Annuity instead of taking the Death Benefit payment.  Any Death Benefit  (including any optional Death  Benefits)  that would have been payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption is  effective,  the  surviving  spouse will have all the rights and benefits that would be available  under the
Annuity to a new  purchaser of the same  attained  age.  For purposes of  determining  any future  Death  Benefit for the  surviving spouse,  the new Account Value will be  considered as the initial  Purchase  Payment.  No CDSC will apply to the new Account  Value.
However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including any CDSC that may apply to the additional Purchase Payments.

See the section  entitled  "Managing  Your Annuity - Spousal  Contingent  Annuitant"  for a discussion of the treatment of a spousal
Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code  provides for  alternative  death benefit  payment  options when an Annuity is used as an IRA,  403(b) or other  "qualified investment" that requires Minimum  Distributions.  Upon the Owner's death under an IRA, 403(b) or other  "qualified  investment",  a
Beneficiary  may generally elect to continue the Annuity and receive  Minimum  Distributions  under the Annuity instead of receiving the death benefit in a single  payment.  The available  payment  options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X|      If death  occurs  before the date Minimum  Distributions  must begin under the Code,  the Death  Benefit can be paid out in either a lump  sum,  within  five  years  from the date of death,  or over the life or life  expectancy  of the  designated
         Beneficiary  (as long as payments begin by December 31st of the year following the year of death).  However,  if the spouse is the  Beneficiary,  the Death  Benefit can be paid out over the life or life  expectancy of the spouse with such payments beginning no earlier than December  31st of the year  following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X|      If death occurs  after the date  Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum  Distribution  rules.  Until withdrawn, amounts in an IRA,  403(b) or other  "qualified  investment"  continue to be tax deferred.  Amounts  withdrawn each year,  including amounts  that are  required to be  withdrawn  under the Minimum  Distribution  rules,  are subject to tax. You may wish to consult a professional  tax advisor for tax advice as to your  particular  situation.  See the section  entitled "How are  Distributions  From
Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X|      the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X|      the Account Value will be equal to any Death Benefit  (including  any optional  Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X|      the Beneficiary may request  transfers among  Sub-accounts,  subject to the same limitations and restrictions  that applied to the Owner.  NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|      no additional Purchase Payments can be applied to the Annuity.
|X|      the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
|X|      the  Beneficiary  can request a withdrawal  of all or a portion of the Account Value at any time without  application  of a
              CDSC.
|X|      upon the death of the  Beneficiary,  any remaining  Account Value will be paid in a lump sum to the person(s)  named by the
              Beneficiary.
|X|      all amounts in the Annuity  must be paid out to the  Beneficiary  according  to the Minimum  Distribution  rules  described above.

Please contact American Skandia for additional  information on the  availability,  restrictions and limitations that will apply to a
Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the Death Benefit if the  decedent  was not the Owner or  Annuitant  as of the Issue  Date and did not  become  the Owner or  Annuitant  due to the prior
Owner's or  Annuitant's  death.  Any Death Benefit  (including  either  optional Death Benefit) that applies will be suspended for a two-year  period from the date he or she first became Owner or Annuitant.  After the two-year  suspension  period is completed,  the
Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We  determine  the amount of the Death  Benefit as of the date we receive  "due  proof of  death",  any  instructions  we require to determine  the method of payment and any other  written  representations  we require to  determine  the proper  payment of the Death
Benefit to all  Beneficiaries.  "Due proof of death" may  include a certified  copy of a death  certificate,  a certified  copy of a decree of a court of competent  jurisdiction as to the finding of death or other  satisfactory  proof of death.  Upon our receipt of
"due proof of death" we  automatically  transfer the Death Benefit to the AST Money Market  Sub-account  until we further  determine the universe of eligible  Beneficiaries.  Once the universe of eligible  Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each  Beneficiary  must make an  election  as to the method  they wish to receive  their  portion  of the Death  Benefit.  Absent an election  of a  Death  Benefit  payment  method,  no  Death  Benefit  can  be  paid  to the  Beneficiary.  We  may  require  written acknowledgment  of all named  Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

NOTE:  You may not elect the Plus40(TM)Optional Life Insurance Rider if you have elected the Enhanced Beneficiary Protection
Optional Death Benefit.

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The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included in this  Prospectus to help you understand the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this information.  However,  the information may be subject to certain  generally  applicable  provisions of the Federal  securities laws regarding accuracy and completeness.
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The Plus40(TM)rider provides an income tax-free life insurance benefit to your  Beneficiary(ies)  equal to 40% of the Account Value of your  Annuity as of the date we receive  due proof of death,  subject to certain  adjustments,  restrictions  and  limitations.  The
Rider may be  especially  useful in  offsetting  federal and state taxes payable on any taxable gains in your Annuity at the time of your death.  The Rider is available in addition to the death  benefit  payable under the Annuity.  Whether the Rider is  appropriate for you  may  depend  on  your  particular  circumstances,  including  other  financial  resources  that  may be  available  to your
Beneficiary(ies)  to pay taxes on the gain in your Annuity  should you die during the  accumulation  period.  No amounts are payable under the Rider if you die on or after the date your  Account  Value is applied to begin  receiving  annuity  payments  or after you surrender the Annuity.  The Rider has no cash value.

Currently,  the Plus40(TM)rider is only offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date, allow existing Annuity Owners to purchase the Plus40(TM)rider subject to our rules and any changes or restrictions.

Please refer to Appendix D for a more complete description of the Plus40(TM)rider.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation  period,  the Annuity has an Account Value. The Account Value is determined  separately for each Sub-account allocation and for each Fixed  Allocation.  The Account Value is the sum of the values of each Sub-account  allocation and the value of each Fixed  Allocation.  The Account  Value does not reflect any CDSC that may apply to a withdrawal  or  surrender.  The Account
Value includes any Credits we applied to your Purchase  Payments that we are entitled to recover under certain  circumstances.  When determining  the Account  Value on any day other than 30 days prior to a Fixed  Allocation's  Maturity  Date,  the Account Value may
include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value  available to you on any day during the  accumulation  period.  The Surrender Value is equal to your Account Value minus any CDSC, the Annual  Maintenance Fee and the charge for any optional  benefits.  The Surrender
Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you  allocate  Account  Value  to a  Sub-account,  you are  purchasing  units  of the  Sub-account.  Each  Sub-account  invests exclusively  in  shares  of an  underlying  Portfolio.  The  value of the  Units  fluctuates  with the  market  fluctuations  of the
Portfolios.  The value of the Units  also  reflects  the daily  accrual  for the  Insurance  Charge and if you  elected  one or more optional  benefits  whose annual  charge is deducted  daily,  the  additional  charge made for such  benefits.  There may be several different  Unit Prices for each  Sub-account  to reflect the Insurance  Charge and the charges for any optional  benefits.  The Unit
Price for the Units you purchase will be based on the total  charges for the benefits  that apply to your  Annuity.  See the section entitled  "What Happens to My Units When There is a Change in Daily  Asset-Based  Charges?"  for a detailed  discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each  Valuation  Day, we determine  the price for a Unit of each  Sub-account,  called the "Unit  Price." The Unit Price is used for determining  the value of  transactions  involving  Units of the  Sub-accounts.  We  determine  the number of Units  involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a Sub-account.  On the Valuation Day you make the allocation,  the Unit Price is $14.83.  Your $5,000 buys  337.154  Units of the  Sub-account.  Assume  that  later,  you wish to  transfer  $3,000  of your  Account  Value  out of that
Sub-account  and  into  another  Sub-account.  On the  Valuation  Day you  request  the  transfer,  the Unit  Price of the  original
Sub-account  has  increased to $16.79.  To transfer  $3,000,  we sell 178.677  Units at the current Unit Price,  leaving you 158.477
Units.  We then buy $3,000 of Units of the new  Sub-account  at the Unit Price of $17.83.  You would then have 168.255  Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed  Allocation plus all interest  credited to a Fixed  Allocation as of the date  calculated.
The Interim  Value does not include the impact of any Market  Value  Adjustment.  If you made any  transfers or  withdrawals  from a
Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were  withdrawn.  To determine  the Account Value of a Fixed  Allocation  on any day other than its Maturity  Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process  financial  transactions on those days that the New York Stock Exchange (NYSE) is open for  trading.  There  may be  circumstances  where  the NYSE  does not open on a  regularly  scheduled  date or time or closes at an earlier time than scheduled  (normally  4:00 p.m. EST).  Financial  transactions  requested  before the close of the NYSE which meet our requirements will be processed according to the value next determined  following the close of business.  Financial  transactions requested  on a  non-business  day or after the close of the NYSE will be  processed  based on the value next  computed  on the next business  day.  There may be  circumstances  when the  opening or closing  time of the NYSE is  different  than  other  major  stock exchanges,  such as NASDAQ or the  American  Stock  Exchange.  Under such  circumstances,  the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances  where the NYSE is open,  however,  due to inclement  weather,  natural  disaster or other  circumstances beyond  our  control,  our  offices  may  be  closed  or  our  business  processing  capabilities  may be  restricted.  Under  those circumstances,  your Account Value may fluctuate  based on changes in the Unit Values,  but you may not be able to transfer  Account
Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally  recognized  holidays:  New Year's Day, Martin Luther King, Jr. Day, Presidents' Day,
Good Friday,  Memorial Day,  Independence  Day,  Labor Day,  Thanksgiving,  and Christmas.  On those dates,  we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
|X|      trading on the NYSE is restricted;
|X|      an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X|      the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial  Purchase  Payments:  We are required to allocate  your initial  Purchase  Payment to the  Sub-accounts  within two (2) days after we receive  all of our  requirements  to issue the  Annuity.  If we do not have all the  required  information  to allow us to issue your  Annuity,  we may retain  the  Purchase  Payment  while we try to reach you or your  representative  to obtain all of our requirements.  If we are unable to obtain all of our  required  information  within  five (5) days,  we are  required  to return the
Purchase Payment at that time,  unless you  specifically  consent to our retaining the Purchase Payment while we gather the required information.  Once we obtain the  required  information,  we will invest the Purchase  Payment and issue the Annuity  within two (2)
days.  During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase  Payments:  We will apply any  additional  Purchase  Payments on the Valuation Day that we receive the Purchase
Payment with satisfactory allocation instructions.

Scheduled  Transactions:  "Scheduled"  transactions  include  transfers  under  a  Dollar  Cost  Averaging,  rebalancing,  or  asset allocation program,  Systematic  Withdrawals,  Minimum Distributions or annuity payments.  Scheduled  transactions are processed and valued as of the date they are scheduled,  unless the scheduled day is not a Valuation Day. In that case,  the  transaction  will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled  Transactions:   "Unscheduled"  transactions  include  any  other  non-scheduled  transfers  and  requests  for  Partial
Withdrawals  or Free  Withdrawals  or  Surrenders.  Unscheduled  transactions  are  processed  and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Medically-related  Surrenders & Death  Benefits:  Medically-related  surrender  requests and Death Benefit claims require our review and evaluation before  processing.  We price such transactions as of the date we receive at our Office all supporting  documentation we require for such transactions and that are satisfactory to us.

Transactions in ProFunds VP Sub-accounts:  Generally,  purchase or redemption  orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current  Valuation  Day.  However,  any purchase or  redemption  order or transfer  request  involving  the  ProFunds VP  Sub-accounts  must be  received by us no later than one hour prior to any  announced closing of the applicable  securities  exchange  (generally,  3:00 p.m. Eastern time) to be processed on the current  Valuation Day.
The "cut-off"  time for such  financial  transactions  involving a ProFunds VP  Sub-account  will be extended to1/2hour prior to any announced  closing  (generally,  3:30 p.m.  Eastern time) for  transactions  submitted  electronically  through  American  Skandia's
Internet  website  (www.americanskandia.com).  You cannot  request a transaction  involving the purchase,  redemption or transfer of
Units in one of the ProFunds VP Sub-accounts  between the applicable "cut-off" time and 4:00 p.m.  Transactions  received after 4:00
p.m. will be treated as received by us on the next Valuation Day.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Distribution  Charge:  The  Distribution  Charge is deducted  under your Annuity  during  Annuity Years 1-10. At the end of the 10th
Annuity  Year,  we will no longer  deduct the  Distribution  Charge.  On the date the charge no longer  applies,  your  Annuity will become subject to a different  daily  asset-based  charge.  We will process a transaction  where your Account Value allocated to the
Sub-accounts  will be used to purchase  new Units of the  Sub-accounts  that  reflect the  Insurance  Charge (and the charge for any optional  benefits  you have  elected)  but not the  Distribution  Charge.  The number of Units  attributed  to your Annuity will be decreased  and the Unit Price of each unit of the  Sub-accounts  in which you invested  will be  increased.  The  adjustment  in the number of Units and Unit Price will not affect your Account  Value.  Beginning on that date,  your Account  Value will be determined based on the change in the value of Units that reflect the Insurance Charge and any other optional benefits that you have elected.

Termination of Optional  Benefits:  If you terminate the Guaranteed Return Option program or either Optional Death Benefit,  we will no longer  deduct the charge we apply to purchase  the  optional  benefit.  On the date the charge no longer  applies,  your Annuity will become subject to a different daily  asset-based  charge.  We will process a transaction  where your Account Value allocated to the Sub-accounts will be used to purchase new Units of the Sub-accounts that reflect the Insurance Charge,  the Distribution  Charge
(if applicable) and any optional  benefit or program still elected,  but not the charge for the optional benefit or program that you terminated.  The number of Units  attributed to your Annuity will be decreased  and the Unit Price of each unit of the  Sub-accounts in which you  invested  will be  increased.  The  adjustment  in the number of Units and Unit Price  will not  affect  your  Account
Value.  Beginning on that date,  your Account  Value will be  determined  based on the change in the value of Units that reflect the
Insurance Charge, the Distribution Charge (if applicable) and any other optional benefits that you have elected.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences are affected by your individual  circumstances,  this summary of our interpretation of the relevant tax laws is not  intended  to be  fully  comprehensive  nor is it  intended  as tax  advice.  Therefore,  you  may  wish  to  consult  a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance  company under Part I, subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or  long-term  capital  gains  earned by the
Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit  sharing plan or other  retirement  arrangement  that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity  until an amount is received (a  "distribution").  This is  commonly  referred to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity  payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the Annuity must currently  include  any  increase in the value of the Annuity  during a tax year in its gross  income.  An  exception  from  current taxation  applies for annuities held by an employer with respect to a terminated  tax-qualified  retirement plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt  entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity  payments begin are generally  treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated  as receipt of  "income  on the  contract"  is  includible  in the  taxpayer's  gross  income and  taxable in the year it is received.  The amount of any  distribution  treated as a return of the  "investment  in the  contract"  is not  includible  in gross income.

|X|      "Income on the  contract" is calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is equal to  total  purchase  payments  for all  "related  contracts"  minus  any  previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible  in gross income.
     "Investment  in the  contract"  may be affected by whether an annuity or any  "related  contract"  was  purchased  as part of a tax-free  exchange of life insurance,  endowment,  or annuity  contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received on or after the Annuity  Date will  generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the  exclusion  ratio  differs  between fixed and variable annuity  payments.  When annuity  payments  cease  because of the death of the person upon whose life  payments are based and, as of the date of death,  the  amount of  annuity  payments  excluded  from  taxable  income by the  exclusion  ratio  does not exceed the
"investment in the contract," then the remaining  portion of unrecovered  investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on  Distributions:  Generally,  any  distribution  from an annuity  not used in  conjunction  with a Qualified  Contract
(Qualified  Contracts are  discussed  below) is subject to a penalty  equal to 10% of the amount  includible  in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled;
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life  expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity contract when determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related contracts."  In situations  involving  related  contracts we believe that the values under such  contracts and the investment in the contracts  will be added  together to determine the proper  taxation of a  distribution  from any one contract  described  under the section  "Distributions  before  Annuitization."  Generally,  distributions  will be  treated  as coming  first  from  income on the contract  until all of the  income on all such  related  contracts  is  withdrawn,  and then as a return  of the  investment  in the contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue Service would view related  contracts when one or more  contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue  Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are  particularly  cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding  "substantially  equal  periodic  payments":  (also  known as  "72(t)" or  "72(q)"  distributions)  Any modification to a program of  distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such payments will result in the  requirement to pay the 10%  premature  distribution  penalty  that would have been due had the payments  been  treated as subject to the 10%  premature distribution  penalty in the years  received,  plus  interest.  This does not apply when the  modification  is by reason of death or disability.  American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the
10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract  were  contributed  or deemed to be  contributed more than one year  prior to the  annuity  starting  date  under the  immediate  annuity;  and (b) the  annuity  payments  under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free  exchanges under Section 1035:  Section 1035 of the Code permits certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased  through a tax-free exchange of a life insurance,  annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions  other than as annuity payments will be considered to come:
|X|      First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any "income on the  contract"  that is  attributable  to the  purchase  payments  made prior to August 14, 1982
       (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a distribution is equal to or less than the remaining  investment in the contract made prior to August 14,
1982,  such amounts are not included in taxable  income.  Further,  distributions  received  that are  considered  to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding  current taxation  of any gains in the  contract  as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has  reserved  the right to treat  transactions it considers abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions may be considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations after a  partial  exchange.  As of the  date of this  prospectus,  we will  treat a  partial  surrender  of this  type  involving  a non-qualified  annuity  contract as a "tax-free"  exchange  for future tax  reporting  purposes,  except to the extent that we, as a reporting and withholding agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance companies may not recognize  these partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as subjecting the taxable  portion of the  distribution  to the 10% IRS early  distribution penalty.  We  strongly  urge you to  discuss  any  transaction  of this  type  with  your tax  advisor  before  proceeding  with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment  under Section 1035 of the Code. We will continue to report a partial  surrender of a life insurance policy as subject to current  taxation to the extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction  on the remaining  life  insurance  policy,  particularly  as to the subsequent methods  to be used to test for  compliance  under  the Code for both the  definition  of life  insurance  and the  definition  of a modified endowment contract.

Special  Considerations  for  Purchasers of the Enhanced  Beneficiary  Protection  Optional  Death  Benefit:  As of the date of this
Prospectus,  it is our understanding  that the charges related to the optional Death Benefit are not subject to current taxation and we will not  report  them as such.  However,  the IRS could  take the  position  that  these  charges  should be  treated as partial withdrawals  subject to current  taxation to the extent of any gain and, if  applicable,  the 10% tax penalty.  We reserve the right to report charges for the optional Death Benefit as partial  withdrawals if we, as a reporting and withholding  agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of  tax-qualified  retirement  plans.  We have provided  summaries below of the  types of  tax-qualified  retirement  plans  with  which we may  issue an  Annuity.  These  summaries  provide  general information  about the tax rules and are not  intended to be  complete  discussions.  The tax rules  regarding  qualified  plans are complex.  These rules may include limitations on contributions and restrictions on distributions,  including  additional taxation of distributions  and  additional  penalties.  The  terms  and  conditions  of the  tax-qualified  retirement  plan  may  impose  other limitations  and  restrictions  that are in  addition  to the terms of the  Annuity.  The  application  of these  rules  depends  on individual  facts and  circumstances.  Before  purchasing an Annuity for use in a qualified  plan,  you should obtain  competent tax advice,  both as to the tax treatment and  suitability of such an investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief  Reconciliation  Act (EGTRRA):  Certain states do not conform to the pension  provisions  included in
EGTRRA.  We  recommend  that you consult with your tax advisor to  determine  the status of your state's  statutes as they relate to
EGTRRA and your tax qualified retirement plan.

Corporate  Pension and  Profit-sharing  Plans:  Annuities may be used to fund  employee  benefits of various  corporate  pension and profit-sharing  plans  established by corporate  employers  under Section 401(a) of the Code including  401(k) plans.  Contributions to such plans are not taxable to the employee until  distributions  are made from the retirement plan. The Code imposes  limitations on the amount that may be contributed  and the timing of  distributions.  The tax treatment of  distributions  is subject to special provisions of the Code, and also depends on the design of the specific  retirement plan.  There are also special  requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of retirement  plans  established  by  self-employed  individuals  for themselves and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".  These plans are subject to most of the same types of limitations and  requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which  contributions may be  made  by  certain  qualifying  employers  such  as  public  schools  and  certain  charitable,  educational  and  scientific organizations  specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable to the employee  until  distributions  are made from the TSA.  The Code  imposes  limits on  contributions,  transfers  and  distributions.
Nondiscrimination requirements also apply.

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental and certain other tax exempt  employers  for their  employees  may invest in annuity  contracts.  The Code limits  contributions  and  distributions,  and imposes  eligibility  requirements as well.  Contributions  are not taxable to employees until  distributed from the plan.  However, plan assets  remain the  property of the  employer  and are subject to the claims of the  employer's  general  creditors  until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Arrangements  or "IRAs":  Section  408 of the Code allows  eligible  individuals  to maintain an  individual retirement  account  or  individual  retirement  annuity  ("IRA").  IRAs  are  subject  to  limitations  on the  amount  that may be contributed,  the  contributions  that may be deducted from taxable income,  the persons who may be eligible to establish an IRA and the time when  distributions  must commence.  Further,  an Annuity may be established  with "roll-over"  distributions  from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs:  A form of IRA is also  available  called a "Roth  IRA".  Contributions  to a Roth IRA are not tax  deductible.  However, distributions  from a Roth IRA are free from  Federal  income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion from a traditional  IRA was made and the  distribution is made
                                                                                                       ---
(a) once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer,  or (c) for qualified  first-time home buyer expenses,  subject to certain  limitations.  Distributions  from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth  IRAs  will  receive a  special  disclosure  document,  which  describes  limitations  on  eligibility, contributions,  transferability  and  distributions.  It also  describes  the  conditions  under which  distributions  from IRAs and qualified  plans  may be  rolled  over or  transferred  into an IRA or  another  qualified  plan,  on a  tax-deferred  basis and the conditions  under which  distributions  from  traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may  establish  Simplified  Employee  Pensions or SEP IRAs.  Employer
contributions  that may be made to employee SEP IRAs are larger than the amounts that may be  contributed  to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under  Section 72 of the Code.  Under these rules,  a portion of each distribution  may be excludable  from income.  The  excludable  amount is the proportion of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7)
     of the Code);
|X|      is part of a series  of  substantially  equal  periodic  payments  to be paid not less  frequently  than  annually  for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*;
|X|      is made pursuant to an IRS levy;

|X|      is made to pay qualified acquisition costs for a first time home purchase (IRA only);
|X|      is made to pay qualified higher education expenses (IRA only); and
|X|      is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.  The  retirement option is not available to IRAs.

The IRS has released Treasury  regulations  containing new Minimum Distribution rules. For Minimum  Distributions  required in 2002, the  individual  may utilize the 2002 Final  Regulations,  the 2001  Proposed  Regulations  or the 1987  Proposed  Regulations.  For
Minimum Distributions  required in 2003 and later,  individuals are required to use the rules under the 2002 Final Regulations.  The
2002 Final  Regulations  contain a  provision  which  could  increase  the  amount of minimum  distributions  required  for  certain individuals.  Under the 2002 Final  Regulations,  individuals are required to include in their annuity  contract value the actuarial value of any other  benefits  that will be  provided  under the  annuity.  We and other  annuity  providers  are  currently  seeking clarification  of this new rule.  You  should  consult  your tax  adviser  to  determine  the  impact  of this rule on your  Minimum
Distributions.

Under the new Minimum  Distribution  rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten (10)  years  younger  than the  participant.  In that case,  the new rules  permit  the  participant  to utilize the actual life  expectancies of the participant  and the spouse.  In most cases,  the beneficiary may be changed during the participant's  lifetime with no affect on the Minimum  Distributions.  At death,  the  designated  Beneficiary  may  generally  take
Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount  distributed is less than the minimum  required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly  distributed.  Because of the many recent changes to the Minimum  Distribution  rules,  we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification:  Section  817(h) of the Code provides that a variable  annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of  insurance  companies).  If the  diversification  requirements  under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations prescribe the  diversification  requirements  for variable  annuity  contracts.  We expect the underlying  mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment  Options:  Transfers between investment  options are not subject to taxation.  The Treasury  Department may  promulgate  guidelines  under  which a variable  annuity  will not be treated as an annuity for tax  purposes  if persons  with ownership  rights have excessive  control over the  investments  underlying  such variable  annuity.  Such guidelines may or may not address the number of investment  options or the number of transfers  between  investment  options offered under a variable annuity.
It is not known whether such guidelines,  if in fact promulgated,  would have retroactive  effect. It is also not known what effect, if any, such guidelines may have on transfers  between the investment  options of the Annuity offered  pursuant to this  Prospectus.
We will take any action,  including  modifications to your Annuity or the  Sub-accounts,  required to comply with such guidelines if promulgated.

Federal  Income Tax  Withholding:  Section  3405 of the Code  provides  for  Federal  income  tax  withholding  on the  portion of a distribution  which is  includible  in the gross  income of the  recipient.  Amounts to be  withheld  depend  upon the nature of the distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income  taxes withheld at a different rate by filing a completed election form with us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject  to  automatic  20%
withholding for Federal income taxes. The following  distributions  are not eligible  rollover  distributions and not subject to 20%
withholding:
|X|      any portion of a distribution paid as a Minimum Distribution;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal periodic  payments for the life or life  expectancy of the  participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of substantial  periodic  payments pursuant to Section 72(q) or 72(t) of the Code;
     and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments  and Pledges:  Any amount  received  directly or indirectly  as a loan from, or any  assignment or pledge of any portion of the value of, an annuity  before annuity  payments have begun is treated as a distribution  subject to taxation under the distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity and while such  assignment  or pledge  remains  in effect is  treated as  "income  on the  contract"  in the year in which it is  earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code  certain  taxes may be due when all or part of an  annuity is  transferred  to, or a death  benefit is paid to, an  individual  two or more  generations  younger than the  contract  holder.  These  generation-skipping transfers  generally  include those subject to federal estate or gift tax rules.  There is an aggregate $1.1 million  exemption from taxes for all such  transfers.  We may be required to determine  whether a  transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant  succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed  to prevent  indefinite  deferral  of tax.  Continuing  the benefit of tax  deferral by naming one or more contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable  law or  regulation  to you at your last known  address of record.  You should  therefore give us prompt notice of any address change.  We reserve the right, to the extent  permitted by law and subject to your prior  consent,  to provide  any  prospectus,  prospectus  supplements,  confirmations,  statements  and  reports  required  by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic  means, including  diskettes or CD ROMs. We send a confirmation  statement to you each time a transaction  is made affecting  Account Value, such as making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter.  We may confirm regularly  scheduled  transactions,  such as the Annual
Maintenance  Fee, in quarterly  statements  instead of  confirming  them  immediately.  You should review the  information  in these statements  carefully.  You may  request  additional  reports.  We  reserve  the right to charge up to $50 for each such  additional report.

Any errors or  corrections  on  transactions  for your  Annuity  must be  reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed  immediately,  we assume all transactions are accurate unless you notify us otherwise  within 30 days from the date you receive the  confirmation.  For  transactions  that are first confirmed on the quarterly  statement,  we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly  statement.  All transactions  confirmed  immediately or by quarterly statement are deemed conclusive after the applicable
30-day  period.  We may also send an annual report and a semi-annual  report  containing  applicable  financial  statements  for the
Separate Account and the Portfolios,  as of December 31 and June 30, respectively,  to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in Connecticut with licenses in all 50 states,  the District of Columbia and Puerto Rico.  American  Skandia is a  wholly-owned  subsidiary  of American
Skandia,  Inc., whose ultimate parent is Skandia  Insurance  Company Ltd., a Swedish company.  American Skandia markets its products to broker-dealers  and financial  planners through an internal field marketing staff. In addition,  American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing variable annuity and variable life insurance  contracts.  American Skandia  currently offers the following  products:  (a) flexible  premium  deferred  annuities and single  premium fixed  deferred  annuities  that are registered  with the SEC;  (b) certain  other fixed  deferred  annuities  that are not  registered  with the SEC; (c) both fixed and variable immediate  adjustable  annuities;  and (d) a single premium variable life insurance policy that is registered with the SEC.
No company  other than  American  Skandia has any legal  responsibility  to pay amounts that it owes under its variable  annuity and variable life insurance contracts.

WHAT ARE SEPARATE ACCOUNTS?
The separate  accounts are where American  Skandia sets aside and invests the assets of some of our annuities.  In the  accumulation period,  assets  supporting  Account Values of the Annuities are held in a separate account  established under the laws of the State of Connecticut.  We are the legal owner of assets in the separate  accounts.  In the payout period,  assets supporting fixed annuity payments  and any  adjustable  annuity  payments we make  available  are held in our general  account.  Assets  supporting  variable annuity  payment  options  may be invested in our  separate  accounts.  Income,  gains and losses  from  assets  allocated  to these separate  accounts are credited to or charged against each such separate account without regard to other income,  gains or losses of
American Skandia or of any other of our separate  accounts.  These assets may only be charged with liabilities  which arise from the
Annuities  issued by American  Skandia.  The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts.  However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in  Sub-accounts  of American  Skandia Life  Assurance  Corporation  Variable  Account B, also referred to as "Separate  Account B".
Separate  Account B was  established by us pursuant to Connecticut  law on November 25, 1987.  Separate  Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate  Account B consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or mutual fund portfolio.  The name of each  Sub-account  generally  corresponds  to the name of the  underlying  Portfolio.  Each  Sub-account  in
Separate Account B may have several  different Unit Prices to reflect the Insurance  Charge,  Distribution  Charge (when applicable)
and the charges for any optional  benefits that are offered  under this Annuity and other  annuities  issued by us through  Separate
Account B. Separate Account B is registered with the SEC under the Investment  Company Act of 1940  ("Investment  Company Act") as a
unit  investment  trust,  which is a type of investment  company.  The SEC does not  supervise  investment  policies,  management or practices of Separate Account B.

Prior to November 18, 2002,  Separate Account B was organized as a single separate account with six different  Sub-account  classes, each of which was registered as a distinct unit  investment  trust under the Investment  Company Act.  Effective  November 18, 2002,
each  Sub-account  class of Separate  Account B will be consolidated  into the unit investment trust formerly named American Skandia
Life Assurance  Corporation  Variable  Account B (Class 1  Sub-accounts),  which will  subsequently be renamed American Skandia Life
Assurance  Corporation  Variable  Account B. Each  Sub-account  of Separate  Account B will have multiple Unit Prices to reflect the daily charge  deducted for each  combination of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for each optional benefit offered under Annuity  contracts  funded through Separate Account B. The  consolidation of Separate
Account B will have no impact on Annuity Owners.

We reserve the right to make  changes to the  Sub-accounts  available  under the Annuity as we determine  appropriate.  We may offer new  Sub-accounts,  eliminate  Sub-accounts,  or combine  Sub-accounts  at our sole  discretion.  We may also close  Sub-accounts to additional  Purchase  Payments on existing Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after specified dates.  We may also substitute an underlying  mutual fund or portfolio of an underlying  mutual fund for another  underlying  mutual fund or  portfolio  of an  underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are required to obtain under the Investment Company Act.  We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on  allocations to the  Sub-accounts  will vary with the investment  performance of the underlying  mutual funds or fund  portfolios,  as  applicable.  We do not  guarantee  the  investment  results of any  Sub-account.  Your Account Value allocated  to the  Sub-accounts  may increase or  decrease.  You bear the entire  investment  risk.  There is no assurance  that the
Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the  accumulation  period,  assets  supporting our obligations  based on Fixed  Allocations are held in American Skandia Life
Assurance  Corporation  Separate  Account D, also  referred to as  "Separate  Account D".  Such  obligations  are based on the fixed interest  rates we credit to Fixed  Allocations  and the terms of the Annuities.  These  obligations do not depend on the investment performance of the assets in Separate Account D.  Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate  Account D. The Fixed  Allocations  are  guaranteed  by our  general  account.  An Annuity  Owner who allocates a portion of their Account  Value to Separate  Account D does not  participate  in the  investment  gain or loss on assets maintained  in  Separate  Account  D. Such gain or loss  accrues  solely to us. We retain  the risk that the value of the  assets in
Separate  Account D may drop below the reserves and other  liabilities we must maintain.  Should the value of the assets in Separate
Account D drop below the reserve and other  liabilities we must maintain in relation to the annuities  supported by such assets,  we will transfer  assets from our general  account to Separate  Account D to make up the  difference.  We have the right to transfer to our  general  account any assets of Separate  Account D in excess of such  reserves  and other  liabilities.  We maintain  assets in
Separate Account D supporting a number of annuities we offer.

We  currently  employ  investment  managers  to manage the  assets  maintained  in  Separate  Account  D. Each  manager we employ is responsible  for  investment  management  of a different  portion of  Separate  Account D. From time to time  additional  investment managers  may be employed or  investment  managers may cease being  employed.  We are under no  obligation  to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest  according to specific  guidelines or strategies  except as may be required by Connecticut  and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying  mutual fund is registered as an open-end  management  investment  company under the Investment  Company Act. Shares of the underlying  mutual fund portfolios are sold to separate  accounts of life insurance  companies  offering variable annuity and variable life insurance products.  The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying  mutual funds in which the  Sub-accounts  invest.  However,  under SEC rules, you have voting  rights in relation  to Account  Value  maintained  in the  Sub-accounts.  If an  underlying  mutual fund  portfolio requests a vote of  shareholders,  we will vote our shares based on  instructions  received from Owners with Account Value allocated to that  Sub-account.  Owners have the right to vote an amount equal to the number of shares  attributable  to their  contracts.  If we do not receive voting  instructions  in relation to certain  shares,  we will vote those shares in the same manner and proportion as the shares  for which we have  received  instructions.  We will  furnish  those  Owners who have  Account  Value  allocated  to a
Sub-account  whose  underlying  mutual fund portfolio has requested a "proxy" vote with proxy  materials and the necessary  forms to provide us with their voting  instructions.  Generally,  you will be asked to provide instructions for us to vote on matters such as changes in a  fundamental  investment  strategy,  adoption  of a new  investment  advisory  agreement,  or matters  relating  to the structure of the underlying mutual fund that require a vote of shareholders.

American  Skandia  Trust (the  "Trust") has obtained an  exemption  from the  Securities  and Exchange  Commission  that permits its investment adviser,  American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of Trustees of the Trust, to change  sub-advisors  for a Portfolio and to enter into new sub-advisory  agreements,  without  obtaining  shareholder approval of the changes.  This exemption (which is similar to exemptions  granted to other  investment  companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient  supervision  and management of the  sub-advisors by ASISI and the  Trustees.  The Trust is  required,  under the terms of the  exemption,  to  provide  certain  information  to  shareholders following these types of changes.

Material Conflicts
It is possible that  differences  may occur between  companies  that offer shares of an  underlying  mutual fund  portfolio to their respective  separate  accounts  issuing  variable  annuities  and/or  variable life insurance  products.  Differences may also occur surrounding the offering of an underlying  mutual fund portfolio to variable life insurance  policies and variable annuity contracts that we offer.  Under certain  circumstances,  these  differences could be considered  "material  conflicts," in which case we would take  necessary  action to protect  persons with voting rights under our variable  annuity  contracts  and variable  life  insurance policies  against  persons  with  voting  rights  under other  insurance  companies'  variable  insurance  products.  If a "material conflict" were to arise between owners of variable  annuity  contracts and variable life  insurance  policies  issued by us we would take  necessary  action to treat such  persons  equitably  in  resolving  the  conflict.  "Material  conflicts"  could  arise due to differences  in voting  instructions  between  owners of variable  life  insurance  and  variable  annuity  contracts of the same or different companies.  We monitor any potential conflicts that may exist.

Service Fees Payable by Underlying Funds
American  Skandia or our  affiliates  have  entered  into  agreements  with the  investment  adviser or  distributor  of many of the underlying  Portfolios.  Under the terms of these agreements,  American Skandia provides  administrative and support services to the
Portfolios for which a fee is paid that is generally based on a percentage of the average assets  allocated to the Portfolios  under the Annuity.  Any fees payable  will be  consistent  with the services  rendered or the  expected  cost savings  resulting  from the arrangement.  These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American  Skandia,  Inc., is the distributor and principal  underwriter of the securities  offered  through this  prospectus.  ASM acts as the distributor of a number of annuity and life  insurance  products we offer and both American  Skandia Trust and American  Skandia  Advisor  Funds,  Inc., a family of retail mutual  funds.  ASM also acts as an  introducing  broker-dealer  through  which it receives a portion of  brokerage  commissions  in connection  with  purchases  and sales of securities  held by  portfolios of American  Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive,  Shelton,  Connecticut 06484. ASM is registered as broker-dealer  under the
Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous  basis.  ASM enters into  distribution  agreements with  independent  broker-dealers  who are registered  under the Exchange Act and with entities that may offer the Annuity but are exempt from  registration.  Applications for the Annuity are solicited by registered  representatives of those firms. Such  representatives  will also be our appointed insurance agents under state insurance law.  In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation  is paid to firms on sales of the Annuity  according  to one or more  schedules.  The  individual  representative  will receive a portion of the  compensation,  depending on the practice of the firm.  Compensation  is generally based on a percentage of
Purchase  Payments  made, up to a maximum of 6.0%.  Alternative  compensation  schedules are available  that provide a lower initial commission  plus ongoing  annual  compensation  based on all or a portion of Account  Value.  We may also provide  compensation  for providing  ongoing  service to you in relation to the Annuity.  Commissions and other  compensation  paid in relation to the Annuity do not result in any additional  charge to you or to the Separate  Account.  No compensation is payable on Annuities  purchased by a member of the designated class of Owners (see "Credits Applied to Purchase Payments for Designated Class of Annuity Owner").

In addition,  firms may receive  separate  compensation  or  reimbursement  for,  among other things,  training of sales  personnel, marketing or other services they provide to us or our affiliates.  We or ASM may enter into  compensation  arrangements with certain firms.  These  arrangements  will not be offered to all firms and the terms of such  arrangements may differ between firms. Any such compensation  will be paid by us or ASM and will not result in any additional  charge to you. To the extent  permitted by NASD rules and other  applicable laws and  regulations,  ASM may pay or allow other  promotional  incentives or payments in the form of cash or other compensation.

Advertising:  We may  advertise  certain  information  regarding  the  performance  of the  investment  options.  Details  on how we calculate  performance  for the  Sub-accounts  are found in the  Statement of Additional  Information,  including how we account for
Credits in these performance  measures.  This information may help you review the performance of the investment  options and provide a basis for comparison with other  annuities.  This  information may be less useful when comparing the performance of the investment options with other savings or investment  vehicles.  Such other  investments  may not provide some of the benefits of annuities,  or may not be designed for  long-term  investment  purposes.  Additionally  other  savings or  investment  vehicles may not receive the beneficial tax treatment given to annuities under the Code.

We may advertise the performance of the Portfolios in the form of "Standard" and  "Non-standard"  Total Returns  calculated for each
Sub-account.  "Standard Total Return" figures assume a hypothetical  initial  investment of $1,000 allocated to a Sub-account during the most recent one,  five and ten year periods (or since the inception  date that the Portfolio has been offered as a  Sub-account, if less).  "Standard  Total  Return"  figures  assume  that the  applicable  Insurance  Charge,  Distribution  Charge and the Annual
Maintenance  Fee are deducted and that the Annuity is surrendered at the end of the applicable  period,  meaning that any Contingent
Deferred  Sales  Charge  that would  apply  upon  surrender  is also  deducted.  "Standard  Total  Return"  figures do not take into consideration  any Credits.  "Non-standard  Total Return" figures  include any performance  figures that do not meet the SEC's rules for Standard Total Returns.  "Non-standard  Total Return" figures are calculated in the same manner as  standardized  returns except that the figures may not reflect all fees and charges.  In  particular,  they may assume no  surrender at the end of the  applicable period so that the CDSC does not apply.  "Non-standard  Total Return"  figures may assume Credits of 6%;  however,  Credits  applied during  Annuity  Years 2-6 will receive less Credits on Purchase  Payments and Purchase  Payments  applied after Annuity Year 6 will receive no Credits  (see "How Do I Receive  Credits?").  Standard and  Non-standard  Total  Returns will not reflect the  additional asset-based  charges that are deducted  when you elect any optional  benefits.  The  additional  cost  associated  with any optional benefits you elected will reduce your performance.  Non-standard Total Returns must be accompanied by Standard Total Returns.

Some of the  underlying  Portfolios  existed  prior to the  inception  of these  Sub-accounts.  Performance  quoted  in  advertising regarding  such  Sub-accounts  may indicate  periods during which the  Sub-accounts  have been in existence but prior to the initial offering of the Annuities,  or periods during which the underlying  Portfolios  have been in existence,  but the  Sub-accounts  have not. Such hypothetical  historical  performance is calculated using the same assumptions  employed in calculating actual performance since inception of the  Sub-accounts.  Hypothetical  historical  performance of the underlying  Portfolios prior to the existence of the Sub-accounts may only be presented as Non-Standard Total Returns.

We may advertise the  performance  of money  market-type  Sub-accounts  using a measure of the "current and  effective  yield".  The current yield of a money  market-type  Sub-account  is  calculated  based upon the previous  seven-day  period ending on the date of calculation.  The effective yield of a money  market-type  Sub-account  reflects the  reinvestment of net income earned daily on the assets of such a Sub-account.  The current and effective yields reflect the Insurance  Charge,  Distribution  Charge (if applicable)
and the charge for any optional  benefits (if applicable)  deducted  against the  Sub-account.  In a low interest rate  environment, yields for money  market-type  Sub-accounts,  after deduction of the Insurance Charge,  Distribution  Charge (if applicable) and the charge for any optional  benefits (if  applicable)  may be negative  even though the yield  (before  deducting  for such charges) is positive.  Current and effective yield  information  will fluctuate.  This  information may not provide a basis for comparisons with deposits in banks or other  institutions  which pay a fixed yield over a stated period of time, or with  investment  companies which do not serve as underlying mutual funds for variable  annuities and/or do not have additional  asset-based  charges deducted for the insurance protection provided by the Annuity.

Performance  information on the Sub-accounts is based on past performance only and is not an indication or  representation of future performance.  Performance of the Sub-accounts is not fixed.  Actual  performance  will depend on the type,  quality and, for some of the  Sub-accounts,  the maturities of the investments held by the underlying  mutual funds or portfolios and upon prevailing  market conditions and the response of the underlying  mutual funds to such  conditions.  Actual  performance will also depend on changes in the expenses of the underlying  mutual funds or portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such  underlying  mutual  fund or  portfolio.  In  addition,  the total  amount of  asset-based  charges  assessed  against  each
Sub-account will affect performance.

The information we may advertise  regarding the Fixed  Allocations  may include the then current  interest rates we are crediting to new Fixed  Allocations.  Information  on  current  rates  will be as of the date  specified  in such  advertisement.  Rates  will be included in  advertisements  to the extent  permitted by law. Given that the actual rates  applicable to any Fixed Allocation are as of the date of any such Fixed  Allocation's  Guarantee  Period begins,  the rate credited to a Fixed  Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance of our  Sub-accounts  with: (a) certain  unmanaged  market  indices, including but not limited to the Dow Jones Industrial  Average,  the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond
Index,  the Frank Russell  non-U.S.  Universal Mean, the Morgan Stanley  Capital  International  Index of Europe,  Asia and Far East
Funds, and the Morgan Stanley Capital  International World Index; and/or (b) other management  investment  companies with investment objectives  similar to the mutual fund or portfolio  underlying the  Sub-accounts  being compared.  This may include the performance ranking assigned by various publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune, Money, Barron's,
Business Week, USA Today and  statistical  services,  including but not limited to Lipper  Analytical  Services Mutual Funds Survey,
Lipper Annuity and Closed End Survey,  the Variable  Annuity Research Data Survey,  SEI, the Morningstar  Mutual Fund Sourcebook and
the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance  Corporation may advertise its rankings and/or ratings by independent  financial  ratings  services.
Such rankings may help you in evaluating  our ability to meet our  obligations in relation to Fixed  Allocations,  pay minimum death benefits,  pay annuity  payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of
Separate Account B.

AVAILABLE INFORMATION
A Statement of  Additional  Information  is available  from us without  charge upon your  request.  This  Prospectus  is part of the registration  statement we filed with the SEC regarding this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference  Section,  450 Fifth Street N.W.,  Washington,  D.C., 20549. You may inspect and copy those  registration statements  and  exhibits  thereto at the SEC's  public  reference  facilities  at the above  address,  Room 1024,  and at the SEC's
Regional Offices,  The Woolworth Building,  233 Broadway,  New York, NY and 175 W. Jackson Boulevard,  Suite 900, Chicago, IL. These
documents,   as  well  as  documents  incorporated  by  reference,   may  also  be  obtained  through  the  SEC's  Internet  Website
(http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or  superseded  by a statement in this  Prospectus  or in a  later-filed  document,  such  statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2001  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated  by reference in this  Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X|      writing  to us via  regular  mail at  American  Skandia  -  Variable  Annuities,  P.O.  Box 7040,  Bridgeport,  Connecticut
       06601-7040 OR for express mail American  Skandia - Variable  Annuities,  One Corporate  Drive,  Shelton,  Connecticut  06484.
       NOTE:  Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X|      sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com

You can obtain account information  through Skandia's  Telephone  Automated Response System (STARS) and at  www.americanskandia.com, our  Internet  Website.  Our  Customer  Service  representatives  are also  available  during  business  hours to  provide  you with information  about your account.  You can request certain  transactions  through our telephone voice response  system,  our Internet
Website  or  through  a  customer  service  representative.  You  can  provide  authorization  for a  third  party,  including  your attorney-in-fact  acting  pursuant to a power of attorney or an  investment  professional,  to access your account  information  and perform certain  transactions on your account.  You will need to complete a form provided by us which identifies those  transactions that you wish to authorize via telephonic  and electronic  means and whether you wish to authorize a third party to perform any such transactions.  We require that you or your  representative  provide proper  identification  before performing  transactions over the telephone  or through our Internet  Website.  This may include a Personal  Identification  Number (PIN) that will be provided to you upon issue of your  Annuity or you may  establish  or change your PIN through  STARS and at  www.americanskandia.com,  our  Internet
Website.  Any third party that you  authorize  to perform  financial  transactions  on your  account will be assigned a PIN for your account.

Transactions  requested  via  telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims, loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic  means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your  Annuity  using  verification  methods  which may  include a request  for your  Social  Security  number,  PIN or other form of electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent  instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic,  facsimile,  Internet or any other electronic  information or that we will be able to accept  transaction  instructions  via such means at all times.  Regular  and/or  express  mail will be the only means by which we will accept  transaction  instructions when telephonic,  facsimile,  Internet or any other electronic means are unavailable or delayed.  American  Skandia  reserves the right to limit,  restrict or  terminate  telephonic,  facsimile,  Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 (the  "Securities  Act") may be permitted to directors,  officers or persons  controlling the registrant pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the SEC such  indemnification  is against  public policy as expressed in the  Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  American  Skandia and its affiliates are not involved in any legal  proceedings  outside of the ordinary course of business.  American  Skandia and its affiliates are involved in pending and threatened  legal  proceedings in the normal course of its business,  however,  we do not anticipate that the outcome of any such legal  proceedings  will have a material adverse  affect on the  Separate  Account,  or American  Skandia's  ability to meet its  obligations  under the  Annuity,  or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements

                                     APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA

The following table summarizes information with respect to the operations of the Company:

(table in thousands)                                         For the Year Ended December 31,
                                              2001          2000           1999          1998          1997
                                              ----          ----           ----          ----          ----
STATEMENT OF OPERATIONS DATA
Revenues:
Annuity and life insurance charges and fee$*   378,693  $    424,578   $    289,989  $    186,211  $    121,158
Fee income                                     111,196       130,610         83,243        50,839        27,593
Net investment income                           20,126        11,656         10,441        11,130         8,181
Premium income and other revenues                3,368         4,778          3,688         1,360         1,082
                                          ------------  ------------   ------------  ------------  ------------

Total revenues                            $    513,383  $    571,622   $    387,361  $    249,540  $    158,014
                                          ============  ============   ============  ============  ============

Benefits and Expenses:
Annuity and life insurance benefits       $      1,955  $        751   $        612  $        558  $      2,033
Change in annuity and life insurance
     policy reserves                           (39,898)       45,018          3,078         1,053            37
Cost of minimum death benefit                        -             -          2,945         5,144         4,545
reinsurance
Return credited to contractowners               16,833         9,046         (1,639)       (8,930)       (2,018)
Underwriting, acquisition and other
     insurance expenses                        420,802       335,213        206,350       167,790        90,496
Interest expense                                73,424        85,998         69,502        41,004        24,895
                                          ------------  ------------   ------------  ------------  ------------

Total benefits and expenses               $    473,116  $    476,026   $    280,848  $    206,619  $    119,988
                                          ============  ============   ============  ============  ============

Income tax expense                        $      7,168  $     30,779   $     30,344  $      8,154  $     10,478
                                          ============  ============   ============  ============  ============

Net income                                $     33,099  $     64,817   $     76,169  $     34,767  $     27,548
                                          ============  ============   ============  ============  ============

STATEMENT OF FINANCIAL CONDITION DATA
Total Assets                              $ 28,036,860  $ 31,702,705   $ 30,881,579  $ 18,848,273  $ 12,894,290
                                          ============  ============   ============  ============  ============

Future fees payable to parent             $    797,055  $    934,410   $    576,034  $    368,978  $    233,034
                                          ============  ============   ============  ============  ============

Surplus Notes                             $    144,000  $    159,000   $    179,000  $    193,000  $    213,000
                                          ============  ============   ============  ============  ============

Shareholder's Equity                      $    577,668  $    496,911   $    359,434  $    250,417  $    184,421
                                          ============  ============   ============  ============  ============

*        On annuity and life insurance sales of $3,834,167,  $8,216,167,  $6,862,968,  $4,159,662, and $3,697,990,  during the years ended December 31, 2001, 2000, 1999, 1998 and 1997,  respectively,  with contractowner  assets under management of $26,017,847,
     $29,751,822, $29,396,693, $17,854,761, and $12,119,191, as of December 31, 2001, 2000, 1999, 1998, and 1997, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's  Discussion  and Analysis of Financial  Condition  and Results of  Operations  should be read in  conjunction  with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations
---------------------

Annuity and life  insurance  sales  decreased 53% in 2001 to  $3,834,167,000  as compared to a 20% increase in 2000. The decrease in sales in 2001 was consistent with the general decline in sales  throughout the variable annuity  industry,  attributed in large part to the decline in the equity  markets.  The sales  growth in 2000 was driven by  significant  sales  volume in the first  quarter of
2000 due to the strong  equity  market  performance.  However,  the decline in the equity  markets  during the remainder of the year negatively  impacted sales as the first quarter level of sales was not  sustained.  The Company has announced its intention to focus on the growth of its core variable  annuity  business,  with a continuing  focus on  increasing  sales  through  innovative  product development  activities,  the expansion of its wholesaling force through  recruitment and retention of top producers,  and providing consistently good customer service.

Average assets under management totaled  $27,020,489,000 in 2001,  $31,413,809,000 in 2000 and $21,984,759,000 in 1999, representing a decrease of 14% in 2001 and an increase of 46% in 2000.  As a result of the  decrease  in sales  volume and average  assets  under management,  annuity and life  insurance  charges and fees  decreased  11% in 2001,  as compared to an increase of 46% in 2000.  Fee income generated from transfer agency-type and investment support activities decreased 15% in 2001 and increased 57% in 2000.

Net  investment  income  increased 73% in 2001 compared to 2000 and increased 12% in 2000 compared to 1999. The increase in 2001 was primarily  due to a higher level of fixed  maturity  investments  in support of the Company's  risk-based  capital  objectives.  The increase  in 2000 was  primarily  due to the  higher  level  of  fixed  maturity  investments  partially  offset  by  $6,939,000  of amortization of premiums paid on derivative  instruments.  Excluding the derivative  amortization,  net investment  income increased
62% in 2000 as a result of increased fixed maturity investments in support of the Company's risk-based capital objectives.

Premium income represents  premiums earned on the sale of ancillary  contracts such as immediate  annuities with life contingencies, supplementary  contracts  with life  contingencies  and certain life  insurance  products.  Sales of these products will increase or decrease over time  depending on the payout  elections of the  policyholders.  Management  expects  supplementary  contracts to grow over time with the maturing of the core business lines.

Net  realized  investment  gains  totaled  $928,000 in 2001,  compared  to losses of  $688,000  in 2000.  The gross gain in 2001 was partially  offset by losses on securities in the fixed maturity  portfolio.  The most  significant  loss was  $2,636,000  related to
Enron  securities.  In addition net realized  losses were  incurred due to  redemption's  of mutual fund  holdings in support of the
Company's  non-qualified  deferred  compensation program. The change from 1999 to 2000 was primarily due to realized losses on sales of securities in the fixed  maturity  portfolio.  These losses were  partially  offset by realized  gains on sales of fixed maturity investments and mutual funds.

The change in annuity policy  reserves  includes  changes in reserves  related to annuity  contracts with mortality risks as well as the company's  guaranteed minimum death benefit ("GMDB")  liability.  The GMDB reserve decreased  $43,984,000 in 2001, as the result of an update of certain  reserve  assumptions  during 2001 to reflect more realistic  expectations  as to risks inherent in the GMDB liability.  These changes  reduced the GMDB liability  significantly.  Previous  assumptions  had been based on statutory  valuation principles as an  approximation  for  accounting  principles  generally  accepted in the United States ("U.S.  GAAP").  In addition, future  mortality  rates have been lowered to reflect  favorable past  experience.  This decrease in 2001 compares to an increase in
GMDB reserves of $44,186,000 in 2000.

Certain assumptions were also updated in the calculation of the deferred acquisition cost asset,  however,  offsetting the resulting increase in earnings and equity as a result of changes in the GMDB  liability.  The  amortization  of such costs are  determined  in large part by changes in the  expectations  of future  gross  profits of the  variable  annuity  business.  In 2001,  the decline in equity  markets  resulted in a  significantly  lower estimate of future gross profits,  thereby  increasing the expenses  recognized through amortization.

In 1999,  the Company began to develop a program  utilizing  equity put options to manage the risks  embedded in the GMDB in annuity contracts that would result from significant  declines in the equity markets.  Prior to the  implementation  of the hedge strategies utilizing equity put options,  the Company had reinsured  substantially  all of its exposure on the GMDB liability.  The reinsurance was terminated during the second quarter of 1999 as the reinsurer exited this market.

Return  credited to  contractowners  consists of revenues on the variable  and market value  adjusted  annuities  and variable  life insurance,  offset by the benefit  payments  and changes in  reserves  required on this  business.  Market  value  adjusted  annuity activity  has the  largest  impact on this  benefit.  In 2001 and 2000,  the  Separate  Account  investment  returns  on the  assets supporting  market value adjusted  annuities were less than the expected returns as calculated in the reserves,  contributing to the significant  increase in the return credited to  contractholders  benefit.  In addition,  this benefit  increased as a result of the amortization of unearned  Performance  Advantage target value credits,  which increased  $12,814,581 in 2001 over 2000 due primarily to increased  sales of products  containing  this feature.  Other  significant  contributors to the change from 2000 to 2001 include guaranteed minimum death benefit payments on variable  annuities,  which were driven up due to the market declines in 2001, totaling
$2,569,000  net of gains on equity put  options as well as  increased  costs  associated  with  processing  of  backdated  financial transactions.

Underwriting, acquisition and other insurance expenses for 2001, 2000 and 1999 were as follows:

                 (table in thousands)                        2001               2000              1999
                                                             ----               ----              ----
Commissions and purchase credits                           $ 238,847         $ 393,494      $     358,279
General operating expenses                                   167,044           252,206            214,269
Acquisition costs deferred during the year                  (209,136)         (495,103)          (450,059)
Acquisition costs amortized during the year                  224,047           184,616             83,861
                                                           ---------         ---------          ---------
Net amortization of deferred acquisition costs                14,911          (310,487)          (366,198)
                                                           ---------         ----------         ----------
Underwriting, acquisition and other insurance
     expenses                                              $ 420,802         $ 335,213          $ 206,350
                                                           =========         =========          =========

Underwriting,  acquisition  and other  insurance  expenses  increased  26% and 62% in 2001 and 2000,  respectively.  Lower sales and asset levels in 2001 led to a 39% decease in  commissions  and purchase  credits.  Partially  offsetting  this decline,  the company launched a  commission  promotion  program  during  2001,  which  increased  commissions  as a  percentage  of new sales.  Increased commissions and purchase credits reflect the increase in sales in both 2000 and 1999.

General  operating  expenses  decreased 34% from 2000 as a result of lower sales-based  compensation and expense reduction  programs implemented  in 2001 (see Note 18 to the  consolidated  financial  statements).  In addition,  variable  compensation  and long-term incentive plan expense have  decreased due to the slowdown in sales and decline in equity  markets.  Significant  investments in new product development and Internet-based technology contributed to general operating expense increases in both 2001 and 2000.

The company  updated  certain  assumptions in the calculation of expected gross profits used to develop  deferred  acquisition  cost amortization  rates to reflect more recent  experience and current equity market  conditions.  As a result of this the  amortization of such costs increased significantly over the year 2000.

The  amortization of acquisition  costs increased  substantially  in 2000 compared to 1999 as the associated costs from record sales in late 1999 and early 2000 were recognized in accordance with profit and expense recognition models under U.S. GAAP.

Interest  expense  decreased  $12,574,000  in 2001 as a result of the reduction in borrowing and increased  $16,496,000 in 2000 as a result of additional  securitized  financing  transactions,  which consist of the transfer of rights to receive  future fees to ASI,
which  fees   collateralize   notes  issued  in  private   placements  by  ASI  through  special  purpose  trusts   ("securitization
transactions").  In  addition,  the Company paid down surplus  notes on December 3, 2001 and  December 10, 2000 of  $15,000,000  and
$20,000,000  respectively.  Surplus  notes  outstanding  as of December 31, 2001 and 2000  totaled  $144,000,000  and  $159,000,000, respectively.

The  effective  income tax rates for the years ended  December 31,  2001,  2000 and 1999 were 18%,  32% and 28%,  respectively.  The effective  rate is lower than the  corporate  rate of 35% due to permanent  differences,  with the most  significant  item being the dividend  received  deduction.  Management  believes that,  based on the taxable income  produced in the past two years,  as well as continued  growth in annuity sales, the Company will produce  sufficient  taxable income in future years to realize its deferred tax assets.

The Company  generated net income after tax of  $33,099,000,  $64,817,000  and  $76,169,000  in 2001,  2000 and 1999,  respectively.
Equity market  volatility  during 2001 directly  impacted  revenues,  sales and ultimately  expenses for the company.  Revenues were lower than expected due to the  significant  drop in sales year over year, as well as the negative  performance  of the mutual funds underlying  annuity and  insurance  contracts.  Benefits  were higher than  expected  due to the death  claims paid in excess of the account values of the specific  contracts due to GMDB  provisions in such  contracts.  Expenses were  relatively  higher compared to sales and assets than in prior  periods.  Expense  reduction  programs  were  implemented  during the year to better match  expenses incurred  with sales  activity and  management  of the book of business.  Revenue  increases in 2000 were more than offset by higher benefits and expenses driven primarily from the increase in the reserve  requirement  related to the GMDB as a result of the decline in the equity markets.  Investments in new product development and technology also contributed to the increase in expenses.

The Company  considers  Mexico an emerging market and has invested in the Skandia Vida operations with the expectation of generating profits from long-term  savings products in future years. As such,  Skandia Vida has generated net losses of $2,619,000,  $2,540,000 and $2,523,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Total assets declined 12% in 2001 as a direct result of the decrease in separate  account assets.  Separate  account assets declined consistent with the drop in the equity market, offset in part by new net sales activity.

Liabilities  declined 12% in 2001 as a result of several  factors.  Reserves and Separate  Account  liabilities  required to support the annuity and life insurance  business declined  consistent with market valuing of the underlying assets as well as the changes in the GMDB reserve.  Payable to affiliate  increased due to borrowing from ASI to support  temporary  operating cash needs.  Reduction in Future Fees Payable to ASI declined,  consistent with the  securitization  transaction cash flow realized on the designated block of contracts.

Significant Accounting Policies
-------------------------------

For information on the Company's significant  accounting policies,  see Notes to Consolidated  Financial  Statements.  Specifically,
for Deferred  Acquisition  Costs,  see Note 21, for Separate  Accounts,  see Note 20 and for the Company's  employee  profit sharing programs, see Note 13.

Liquidity and Capital Resources
-------------------------------

The Company's liquidity requirement was met by cash from insurance operations, investment activities and borrowings from ASI.

In 2001, the Company had net positive  operating  cash flow as a result of increased cash from insurance  operations and a decreased acquisition  cost cash flow strain due to the  reduction in sales  activity.  In 2000,  the majority of the  operating  cash outflow resulted from the sale of variable  annuity and variable life products that carry a contingent  deferred sales charge.  This type of product  causes a temporary  cash strain in that 100% of the  proceeds  are  invested in separate  accounts  supporting  the product leaving a cash (but not  capital)  strain  caused by the  acquisition  cost for the new  business.  This cash  strain  required  the
Company to look beyond the cash made available by insurance  operations  and  investments of the Company to financing in the form of surplus notes, capital contributions, cash advances, securitization transactions and modified coinsurance reinsurance arrangements:

During 2001 and 2000, the Company  received  $45,500,000 and  $69,000,000,  respectively,  from ASI to support the solvency  capital needs and anticipated growth in business of its U.S.  operations.  In addition,  the Company received $2,500,000 and $2,450,000 from
ASI in 2001 and 2000, respectively, to support its investment in Skandia Vida.

In 2001, in anticipation of more permanent financing,  the Company received approximately  $100,000,000 from ASI in the form of cash advances.  These amounts are reported as Payable to Affiliates in the Consolidated Statements of Financial Condition.

Funds received from new  securitization  transactions  amounted to  $476,288,000 in 2000 (see Note 8 to the  consolidated  financial statements).

During 2001 and 2000, the Company extended its reinsurance  agreements.  The Company also entered into a reinsurance  agreement with
SICL in 2000. The reinsurance  agreements are modified  coinsurance  arrangements  where the reinsurer shares in the experience of a specific book of business.

The Company expects the continued use of reinsurance and  securitization  transactions to fund the cash strain  anticipated from the acquisition costs on future years' sales volume.

As of December 31, 2001 and 2000,  shareholder's  equity totaled  $577,668,000 and  $496,911,000,  respectively.  The increases were driven by the previously mentioned capital contributions received from ASI and net income from operations.

The Company has long-term surplus notes and short-term borrowings from ASI.  No dividends have been paid to ASI.

The National Association of Insurance  Commissioners  ("NAIC") requires insurance companies to report information  regarding minimum
Risk Based Capital ("RBC")  requirements.  These requirements are intended to allow insurance  regulators to identify companies that may need regulatory  attention.  The RBC model law requires that insurance  companies  apply various  factors to asset,  premium and reserve items,  all of which have inherent risks.  The formula  includes  components for asset risk,  insurance risk,  interest rate risk and business risk.  The Company has complied with the NAIC's RBC reporting  requirements  and has total  adjusted  capital well above required capital.

Effects of Inflation
--------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company believes that it is well positioned to retain and enhance its position as a leading  provider of financial  products for long-term  savings and retirement  purposes as well as to address the economic impact of premature death,  estate planning  concerns and supplemental  retirement  needs. The Company has renewed its focus on its core variable annuity  business,  offering  innovative long-term  savings and income products,  strengthening its wholesaling  efforts and providing  consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999 (the Financial Services  Modernization Act) permits  affiliation among banks,  securities firms and insurance  companies.  This legislative change has created  opportunities for continued  consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company  such as pension  reform,  capital  gains and estate tax changes, privacy  standards and Internet  regulation.  Additional  pension reform may change  current tax deferral rules and allow  increased contributions to retirement plans,  which may lead to higher  investments in tax-deferred  products and create growth  opportunities for the Company.  A capital gains tax  reduction may cause  tax-deferred  products to be less  attractive to consumers,  which could adversely  impact the Company.  New privacy  standards  and Internet  regulation  may impact the  Company's  strategic  initiatives, especially related to potential business relationships with web-based technology providers.

Forward Looking Information
---------------------------

The Private Securities  Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking  statements,  so long as those statements are identified as forward-looking,  and the statements are accompanied by meaningful  cautionary statements that identify  important  factors that could cause actual results to differ  materially  from those  discussed in the statement.  We want to take advantage of these safe harbor provisions.

Certain  information  contained in the  Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations is
forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These  forward-looking  statements  rely on a number  of  assumptions  concerning  future  events,  and are  subject  to a number of significant  uncertainties  and  results to differ  materially  from these  statements.  You should not put undue  reliance on these forward-looking  statements.  We disclaim any intention or obligation to update or revise forward-looking  statements,  whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential  fluctuations in earnings and the fair value of certain of its assets and  liabilities,  as well as variations in expected cash flows due to changes in market  interest rates and equity prices.  The following  discussion  focuses on specific  exposures the Company has to interest rate and equity price risk and describes  strategies  used to manage these risks, and includes  "forward-looking  statements" that involve risk and uncertainties.  The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk
------------------

Fluctuations  in interest rates can  potentially  impact the Company's  profitability  and cash flows.  At December 31, 2001, 97% of assets  held under  management  by the Company are in  non-guaranteed  Separate  Accounts  for which the  Company's  exposure is not significant,  as the contractowner  assumes  substantially all the investment risk. On the remaining 3% of assets, the interest rate risk from  contracts  that carry  interest rate exposure is managed  through an  asset/liability  matching  program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2001, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate  annuities,  fixed supplementary  contracts,  the fixed investment option offered in its variable life insurance  contracts,  and in support of the Company's target solvency  capital.  The
Company has a conservative  investment  philosophy with regard to these investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's  deferred  annuity  products  offer a fixed option which  subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the  contractowner.  Guarantee  period options  available range from one to ten years.  Withdrawal of funds, or transfer of funds to variable  investment  options,  before the end of the guarantee period subjects the  contractowner  to a market value  adjustment  ("MVA").  In the event of rising  interest rates,  which make the fixed maturity  securities  underlying the guarantee less valuable,  the MVA could be negative.  In the event of declining  interest rates, which make the fixed maturity  securities  underlying the guarantee more valuable,  the MVA could be positive.  The resulting increase or decrease in the value of the fixed option,  from  calculation of the MVA,  should  substantially  offset the increase or decrease in the market value of the securities underlying the guarantee.  The Company maintains strict  asset/liability  matching to enable this offset.  However, the Company still takes on the default risk for the underlying  securities,  the interest rate risk of reinvestment  of  interest  payments  and the risk of failing to maintain  the  asset/liability  matching  program  with  respect to duration and convexity.

Liabilities  held in the  Company's  guaranteed  separate  account as of December  31, 2001  totaled  $1,092,944,000.  Fixed  income investments  supporting  those  liabilities  had a fair value of  $1,092,944,000.  The Company  performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2001. The analysis showed that an immediate  decrease of 100 basis points in interest rates would result in a net increase in liabilities and the  corresponding  assets of  approximately  $37,300,000 and  $41,500,000,  respectively.  An  analysis  of a 100 basis point  decline in  interest  rates at December  31, 2000 showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800,000 and $39,900,000, respectively.

Equity Market Exposure
----------------------

The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the
Company.  Various  fees and  charges  earned  are  substantially  derived  as a  percentage  of the  market  value of  assets  under management.  In a market decline,  this income would be reduced.  This could be further compounded by customer  withdrawals,  net of applicable  surrender  charge  revenues,  partially  offset by transfers to the fixed option  discussed  above. A 10% decline in the market value of the assets under  management at December 31, 2001,  sustained  throughout  2002, would result in an approximate drop in related annual fee income of  $49,727,000.  This result was not materially  different than the result  obtained from the analysis performed as of December 31, 2000.

Another equity market risk exposure of the Company  relates to the guaranteed  minimum death benefit  liability.  Declines in equity markets and,  correspondingly,  the  performance  of the mutual funds  underlying  the Company's  products,  increase the guaranteed minimum death benefit liabilities.  As discussed in Note 2E of the consolidated  financial  statements,  the Company uses derivative instruments to hedge against the risk of  significant  decreases in equity  markets.  Prior to the  implementation  of this program, the Company used reinsurance to mitigate this risk.

The  Company  has a small  portfolio  of equity  investments  consisting  of mutual  funds,  which are held in support of a deferred compensation  program.  In the event of a decline  in market  values of  underlying  securities,  the value of the  portfolio  would decline;  however the accrued  benefits  payable under the related  deferred  compensation  program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were  obtained  using  computer  models that take into  consideration  various assumptions  about the future.  Given the  uncertainty  of future  interest rate  movements,  volatility  in the equity  markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                            AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

Report of Independent Auditors

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the "Company"
which is a  wholly-owned  subsidiary  of  Skandia  Insurance  Company  Ltd.) as of  December  31,  2001 and  2000,  and the  related consolidated  statements  of income,  shareholder's  equity and cash flows for each of the three years in the period ended  December
31, 2001. These  consolidated  financial  statements are the  responsibility of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing  standards  generally  accepted in the United States.  Those  standards  require that we plan and perform the audit to obtain  reasonable  assurance  about  whether the  financial  statements  are free of material misstatement.  An audit  includes  examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates made by management,  as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the consolidated  financial position of American  Skandia Life  Assurance  Corporation  at December  31, 2001 and 2000,  and the  consolidated  results of their operations  and their cash flows for each of the three years in the period ended  December 31, 2001 in  conformity  with  accounting principles generally accepted in the United States.

As discussed in Note 2, the Company adopted Financial Accounting Standards (FAS) No. 133, Accounting for Derivative Instruments
and Hedging Activities.

/s/ Ernst & Young LLP
------------------------------------

Hartford, Connecticut
February 2, 2002

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Financial Condition
                                                        (table in thousands)

                                                                           As of December 31,
                                                                          2001            2000
                                                                          ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value                                  $       362,831 $       285,708
   Equity securities - at fair value                                          45,083          20,402
   Derivative instruments                                                      5,525           3,015
   Policy loans                                                                6,559           3,746
                                                                     --------------- ---------------

     Total investments                                                       419,998         312,871

Cash and cash equivalents                                                     32,231          76,499
Accrued investment income                                                      4,737           5,209
Deferred acquisition costs                                                 1,383,281       1,398,192
Reinsurance receivable                                                         5,863           3,642
Receivable from affiliates                                                     3,283           3,327
Income tax receivable                                                         30,537          34,620
State insurance licenses                                                       3,963           4,113
Fixed assets                                                                  20,734          10,737
Other assets                                                                  96,967          96,403
Separate account assets                                                   26,038,549      29,757,092
                                                                     --------------- ---------------

     Total assets                                                    $    28,040,143 $    31,702,705
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future insurance policy and contract benefits           $        89,740 $       135,545
Drafts outstanding                                                            64,438          63,758
Accounts payable and accrued expenses                                        160,261         137,040
Deferred income taxes                                                         54,980           8,949
Payable to affiliates                                                        103,452               -
Future fees payable to American Skandia, Inc. ("ASI")                        797,055         934,410
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                144,000         159,000
Separate account liabilities                                              26,038,549      29,757,092
                                                                     --------------- ---------------

     Total Liabilities                                                    27,462,475      31,205,794
                                                                     --------------- ---------------

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   335,329         287,329
Retained earnings                                                            239,078         205,979
Accumulated other comprehensive income                                           761           1,103
                                                                     --------------- ---------------

     Total Shareholder's equity                                              577,668         496,911
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    28,040,143 $    31,702,705
                                                                     =============== ===============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Income
                                                       (tables in thousands)

                                                                       For the Year Ended December 31,
                                                                      2001          2000           1999
                                                                      ----          ----           ----

REVENUES
--------

Annuity and life insurance charges and fees                       $    378,693  $    424,578  $    289,989
Fee income                                                             111,196       130,610        83,243
Net investment income                                                   20,126        11,656        10,441
Premium income                                                           1,218         3,118         1,278
Net realized capital gains (losses)                                        928          (688)          578
Other                                                                    1,222         2,348         1,832
                                                                  ------------  ------------  ------------

   Total revenues                                                      513,383       571,622       387,361
                                                                  ------------  ------------  ------------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   1,955           751           612
   Change in annuity and life insurance policy reserves                (39,898)       45,018         3,078
   Cost of minimum death benefit reinsurance                                 -             -         2,945
   Return credited to contractowners                                    16,833         9,046        (1,639)
                                                                  ------------  ------------  -------------

                                                                       (21,110)       54,815         4,996

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          420,802       335,213       206,350
   Interest expense                                                     73,424        85,998        69,502
                                                                  ------------  ------------  ------------

                                                                       494,226       421,211       275,852
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         473,116       476,026       280,848
                                                                  ------------  ------------  ------------

     Income from operations before income tax                           40,267        95,596       106,513

       Income tax expense                                                7,168        30,779        30,344
                                                                  ------------  ------------  ------------

         Net income                                               $     33,099  $     64,817  $     76,169
                                                                  ============  ============  ============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                          Consolidated Statements of Shareholder's Equity
                                                        (table in thousands)

                                                                  For the Year Ended December 31,
                                                               2001             2000             1999
                                                               ----             ----             ----

Common stock:
   Beginning balance                                        $     2,500      $     2,500      $     2,000
   Increase in par value                                              -                -              500
                                                            -----------      -----------      -----------

     Ending balance                                               2,500            2,500            2,500
                                                            -----------      -----------      -----------

Additional paid in capital:
   Beginning balance                                            287,329          215,879          179,889
   Transferred to common stock                                        -                -             (500)
   Additional contributions                                      48,000           71,450           36,490
                                                            -----------      -----------      -----------

     Ending balance                                             335,329          287,329          215,879
                                                            -----------      -----------      -----------

Retained earnings:
   Beginning balance                                            205,979          141,162           64,993
   Net income                                                    33,099           64,817           76,169
                                                            -----------      -----------      -----------

     Ending balance                                             239,078          205,979          141,162
                                                            -----------      -----------      -----------

Accumulated other comprehensive income (loss):
   Beginning balance                                              1,103             (107)           3,535
   Other comprehensive income                                      (342)           1,210           (3,642)
                                                            ------------     -----------      ------------

     Ending balance                                                 761            1,103             (107)
                                                            -----------      -----------      ------------

       Total shareholder's equity                           $   577,668      $   496,911      $   359,434
                                                            ===========      ===========      ===========

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                               Consolidated Statements of Cash Flows
                                                        (table in thousands)

                                                                          For the Year Ended December 31,
                                                                           2001        2000        1999
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net income                                                           $    33,099 $    64,817 $    76,169
   Adjustments to reconcile net income to net
     cash provided by (used in) operating activities:
     Amortization and depreciation                                            1,833       7,565       1,495
     Deferred tax expense                                                    46,215      60,023     (10,903)
     (Decrease) increase in policy reserves                                 (34,679)     50,892       4,367
     Increase (decrease) in payable to affiliates, net                      103,496     (72,063)     69,897
     Change in income tax receivable                                          4,083     (58,888)     17,611
     Increase in other assets                                                  (564)    (59,987)    (32,954)
     Decrease in accrued investment income                                      472      (1,155)     (1,174)
     (Increase) decrease in reinsurance receivable                           (2,221)        420         129
     Net decrease (increase) in deferred acquisition costs                   14,911    (310,487)   (366,198)
     Increase (decrease) in accounts payable and accrued
expenses                                                                     23,221     (21,550)     66,763
     Increase in drafts outstanding                                             680      12,699      22,118
     Investment losses (gains) on derivatives                                 2,902      (3,435)      3,749
     Net realized capital (gains) losses on investments                        (928)        688        (578)
                                                                        ----------------------- ------------
       Net cash provided by (used in) operating activities                  192,520    (330,461)   (149,509)
                                                                        ----------- ------------------------

Cash flow from investing activities:
     Purchase of fixed maturity investments                                (462,820)   (380,737)    (99,250)
     Proceeds from sale and maturity of fixed
       maturity investments                                                 390,816     303,736      36,226
     Purchase of derivatives                                                (66,487)     (6,722)     (4,974)
     Proceeds from exercise of derivative instruments                        61,075           -           -
     Purchase of shares in equity securities                                (55,430)    (18,136)    (17,703)
     Proceeds from sale of shares in equity securities                       25,228       8,345      14,657
     Purchase of fixed assets                                               (10,773)     (7,348)     (3,178)
     Increase in policy loans                                                (2,813)     (2,476)       (701)
                                                                        ------------------------------------
       Net cash used in investing activities                               (121,204)   (103,338)    (74,923)
                                                                        ------------------------------------

Cash flow from financing activities:
     Capital contribution from parent                                        48,000      71,450      36,490
     Repayment of surplus notes                                             (15,000)    (20,000)    (14,000)
     (Decrease) increase in future fees payable to ASI, net                (137,355)    358,376     207,056
     Net (withdrawals) deposits (from) to contractowner accounts            (11,126)     11,361       5,872
                                                                        -----------------------------------
       Net cash (used in) provided by financing activities                 (115,481)    421,187     235,418
                                                                        ----------------------- -----------

       Net (decrease) increase in cash and cash equivalents                 (44,165)    (12,612)     10,986
       Cash and cash equivalents at beginning of period                      76,499      89,212      77,525
       Change in foreign currency translation, net                             (103)       (101)        701
                                                                        -----------------------------------
       Cash and cash equivalents at end of period                       $    32,231 $    76,499 $    89,212
                                                                        =========== =========== ===========
     Income taxes (received) paid                                       $   (43,130)$    29,644 $    23,637
                                                                        ======================= ===========
     Interest paid                                                      $    43,843 $    85,551 $    69,697
                                                                        ===========  ========== ===========
                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                             Notes to Consolidated Financial Statements
                                                         December 31, 2001

1.       ORGANIZATION AND OPERATION

         American  Skandia Life  Assurance  Corporation  (the  "Company") is a  wholly-owned  subsidiary of American  Skandia,  Inc.
         ("ASI") whose ultimate parent is Skandia Insurance Company Ltd., ("SICL") a Swedish Corporation.

         The Company develops long-term savings and retirement products which are distributed  through its affiliated  broker/dealer company,  American Skandia Marketing,  Incorporated  ("ASM"). The Company currently issues variable and term life insurance and variable,  fixed, market value adjusted deferred and immediate annuities for individuals,  groups and qualified pension plans.  The Company has announced its  intention to focus on its core  variable  annuity  business by exiting the qualified pension plan market and limiting its variable life insurance  offerings to single premium  products,  as well as term life.
         The Company does not expect to incur any significant costs to exit these businesses.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A.  de C.V.  ("Skandia  Vida"),  which is a life  insurance  company domiciled  in Mexico.  Skandia  Vida had total  shareholder's  equity of  approximately  $4,179,000  and  $4,402,000  as of
         December  31,  2001,  and 2000,  respectively.  The Company  considers  Mexico an emerging  market and has  invested in the
         Skandia Vida  operations  with the expectation of generating  profits from long-term  savings  products in future years. As such,  Skandia Vida has generated net losses of  approximately  $2,619,000,  $2,540,000  and  $2,523,000 in 2001,  2000 and
         1999, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The accompanying  consolidated  financial  statements have been prepared in conformity with accounting  principles generally  accepted in the United  States  ("U.S.  GAAP").  Intercompany  transactions  and  balances  between the
                  Company and Skandia Vida have been eliminated in consolidation.

                  Certain reclassifications have been made to prior year amounts to conform with current year presentation.

         B.       New Accounting Standard
                  -----------------------

                  Effective January 1, 2001, the Company adopted Statement of Financial  Accounting  Standards No. 133,  "Accounting
                  for  Derivative  Instruments  and Hedging  Activities,"  as amended by SFAS 137 and SFAS 138  (collectively  "SFAS
                  133").  Derivative  instruments  held by the Company  consist of equity  option  contracts  utilized to manage the economic risks associated with the guaranteed  minimum death benefits ("GMDB").  These derivative  instruments are carried at fair value.  Realized and  unrealized  gains and losses are reported in the  Consolidated  Statement of
                  Income,  consistent with the item being hedged, as a component of return credited to contractowners.  The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20,  "Recognition of
                  Interest Income and Impairment on Purchased and Retained  Beneficial  Interests in Securitized  Financial Assets."
                  Under the  consensus,  investors  in certain  asset-backed  securities  are  required  to record  changes in their estimated  yield on a prospective  basis and to evaluate these  securities for an other than temporary  decline in value.  If the fair value of the  asset-backed  security has declined below its carrying amount and the decline is determined  to be other than  temporary,  the security is written  down to fair value.  The adoption of EITF Issue
                  99-20 did not have a significant effect on the Company's financial statements.

         C.       Future Accounting Standard
                  --------------------------

                  In July 2001,  the  Financial  Accounting  Standards  Board  ("FASB")  issued  Statement of  Financial  Accounting
                  Standards.  No. 142  "Accounting  for Goodwill and  Intangible  Assets."  ("SFAS  142").  Under the new  standard, goodwill and intangible  assets deemed to have indefinite lives will no longer be amortized but will be subject to annual  impairment  tests in  accordance  with the new  standard.  Other  intangible  assets  will  continue to be amortized over their useful lives.

                  The Company will apply the new rules on the accounting for goodwill and other  intangible  assets beginning in the first quarter of 2002.  The Company is still  assessing the impact of the new standard,  however,  the adoption of
                  SFAS 142 is not expected to have a significant impact on the Company's financial statements.

         D.       Investments
                  -----------

                  The Company has classified its fixed maturity investments as available-for-sale  and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

                  The Company has classified its mutual fund investments held in support of a deferred  compensation  plan (see Note
                  13) as  available-for-sale.  Such  investments  are  carried at fair value with  changes in  unrealized  gains and losses reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized gains and losses on disposal of investments are determined by the specific  identification method and are included in revenues.

         E.       Derivative Instruments
                  ----------------------

                  The Company uses derivative  instruments  which consist of equity option  contracts for risk management  purposes, and not for trading or  speculation.  The Company  economically  hedges the GMDB exposure  associated  with market value fluctuations.

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Based on  criteria  described  in SFAS 133,  the  Company's  hedges do not  qualify  as  "effective"  hedges  and, therefore,  hedge  accounting  may not be applied.  Accordingly,  the derivative  investments  are carried at fair value  with  changes  in  unrealized  gains and losses  being  recorded  in income.  As such,  both  realized  and unrealized gains and losses are reported in the Consolidated Statements of Income,  consistent with the item being hedged, as a component of return credited to contractowners.

         F.       Cash Equivalents
                  ----------------

                  The Company  considers all highly liquid time deposits,  commercial  paper and money market mutual funds purchased with a maturity at date of acquisition of three months or less to be cash equivalents.

         G.       Fair Values of Financial Instruments
                  ------------------------------------

                  The methods and assumptions used to determine the fair value of financial instruments are as follows:

                  Fair values of fixed  maturities with active markets are based on quoted market prices.  For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

                  Fair values of equity securities are based on quoted market prices.

                  The fair value of derivative instruments is determined based on the current value of the underlying index.

                  The carrying value of cash and cash equivalents  (cost)  approximates  fair value due to the short-term  nature of these investments.

                  The carrying value of short-term  borrowings (cost)  approximates fair value due to the short-term nature of these liabilities.

                  Fair  values of certain  financial  instruments,  such as future  fees  payable to ASI and  surplus  notes are not readily determinable and are excluded from fair value disclosure requirements.

         H.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the purchase  price of  $6,000,000 less  accumulated  amortization.  The cost of the  licenses is being  amortized on a  straight-line  basis over 40 years.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         I.       Software Capitalization
                  -----------------------

                  The Company  capitalizes  certain costs  associated  with  internal use software in  accordance  with the American
                  Institute of  Certified  Public  Accountants  Statement of Position  98-1,  "Accounting  for the Costs of Software
                  Developed or Obtained for Internal Use" ("SOP 98-1").  SOP 98-1, which was adopted  prospectively as of January 1,
                  1999,  requires the  capitalization of certain costs incurred in connection with developing or obtaining  internal use software.  Prior to the adoption of SOP 98-1, the Company  expensed all internal use software related costs as incurred.  Details  of  the  capitalized  software  costs,  which  are  included  in  fixed  assets,  and  related amortization for the years ended December 31, are as follows:

                  (table in thousands)                                  2001          2000         1999
                                                                        ----          ----         ----
                  Balance at beginning of year                        $    7,212   $    2,920    $        -
                  Software costs capitalized during the year               5,210        4,804         3,035
                  Software costs amortized during the year               (2,660)        (512)         (115)
                                                                     -----------  -----------   -----------
                  Balance at end of year                              $    9,762   $    7,212    $    2,920
                                                                     ===========  ===========   ===========

                  Capitalized software costs are amortized on a straight-line basis over three years.

         J.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return filed by Skandia  U.S.  Inc. and its U.S.
                  subsidiaries.  In accordance  with the tax sharing  agreement,  the federal  income tax provision is computed on a separate return basis as adjusted for  consolidated  items.  Pursuant to the terms of this agreement,  the Company has the right to recover the value of losses utilized by the  consolidated  group in the year of  utilization.  To the extent the Company  generates  income in future years,  the Company is entitled to offset future taxes on that income through the application of its loss carryforward generated in the current year.

                  Deferred income taxes reflect the net tax effects of temporary  differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         K.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges against  contractowner  account values for mortality and expense risks,  administration  fees,  surrender charges and an annual maintenance fee per contract.
                  Benefit reserves for variable annuity  contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Fee income from mutual fund  organizations  is realized based on assets under management.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Revenues for variable immediate annuity and supplementary  contracts with and without life  contingencies  consist of certain charges against  contractowner  account values including mortality and expense risks and administration fees. Benefit reserves for variable  immediate annuity contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Revenues for market value  adjusted  fixed annuity  contracts consist of separate  account  investment  income reduced by benefit payments and changes in reserves in support of contractowner  obligations,  all of which are included in return credited to contractowners.  Benefit reserves for these contracts represent the account value of the contracts,  and are included in the general account reserve for future contractowner benefits to the extent in excess of the separate account assets.

                  Revenues for fixed immediate annuity and fixed supplementary  contracts without life contingencies  consist of net investment  income.  Revenues for fixed  immediate  annuity  contracts with life  contingencies  consist of single premium  payments  recognized as annuity  considerations  when received.  Benefit reserves for these contracts are based on applicable  actuarial  standards with assumed  interest rates that vary by issue year.  Assumed  interest rates ranged from 6.25% to 8.25% at December 31, 2001 and 2000.

                  Revenues for variable  life  insurance  contracts  consist of charges  against  contractowner  account  values for mortality  and expense risk fees,  administration  fees,  cost of insurance  fees,  taxes and  surrender  charges.
                  Certain  contracts also include charges against premium to pay state premium taxes.  Benefit reserves for variable life  insurance  contracts  represent the account value of the contracts and are included in the separate  account liabilities.

         L.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new business,  which vary with and are primarily related to the production of new business, are being deferred, net of reinsurance.  These costs include commissions,  costs of contract issuance, and certain selling  expenses that vary with production.  These costs are being amortized  generally in proportion to expected gross  profits  from  surrender  charges,  policy and asset based fees and  mortality  and expense  margins.  This amortization is adjusted  retrospectively  and prospectively when estimates of current and future gross profits to be realized from a group of products are revised.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Details of the  deferred  acquisition  costs and  related  amortization  for the years ended  December  31, are as follows:

                  (in thousands)                                   2001           2000            1999
                                                                   ----           ----            ----
                  Balance at beginning of year                $  1,398,192    $  1,087,705   $    721,507
                  Acquisition costs deferred during the year
                                                                   209,136         495,103        450,059
                  Acquisition costs amortized during the
                       year                                       (224,047)       (184,616)       (83,861)
                                                              -------------   -------------  -------------
                  Balance at end of year                      $  1,383,281    $  1,398,192   $  1,087,705
                                                              ============    ============   ============

         M.       Reinsurance
                  -----------

                  The Company cedes reinsurance under modified  co-insurance  arrangements.  These reinsurance  arrangements provide additional  capacity  for growth in  supporting  the cash flow  strain  from the  Company's  variable  annuity and variable life insurance business.  The reinsurance is effected under quota share contracts.

                  The Company reinsured its exposure to market fluctuations  associated with its GMDB liability in the first half of
                  1999. Under this reinsurance  agreement,  the Company ceded premiums of approximately  $2,945,000;  received claim reimbursements of approximately $242,000;  and, recorded a decrease in ceded reserves of approximately  $2,763,000 in 1999.

At December 31, 2001 and 2000, in accordance with the provisions of modified coinsurance agreements, the Company accrued approximately
                  $7,733,000 and $4,339,000, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

         N.       Translation of Foreign Currency
                  -------------------------------

The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency.  Assets and liabilities are translated at the exchange rate in effect at each year-end.  Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year.  Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

         O.       Separate Accounts
                  -----------------

                  Assets and liabilities in Separate  Accounts are included as separate  captions in the consolidated  statements of financial  condition.  Separate  Account  assets  consist  principally  of long term bonds,  investments in mutual funds,  short-term  securities  and  cash and cash  equivalents,  all of which  are  carried  at fair  value.  The investments are managed predominately through the Company's investment advisory affiliate,

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  American Skandia  Investment  Services,  Inc.  ("ASISI"),  utilizing  various fund managers as  sub-advisors.  The remaining  investments are managed by independent  investment firms. The contractowner has the option of directing funds to a wide variety of investment  options,  most of which invest in mutual funds.  The investment risk on the variable  portion of a contract is borne by the  contractowner.  Fixed  options with minimum  guaranteed  interest rates are also available.  The Company bears the credit risk  associated  with the investments  that support these fixed options.

                  Included in Separate  Account  liabilities are reserves of  approximately  $1,092,944,000  and  $1,059,987,000  at
                  December 31, 2001 and 2000, respectively,  relating to annuity contracts for which the contractowner is guaranteed a fixed rate of return.  Separate Account assets of approximately  $1,092,944,000  and  $1,059,987,000 at December
                  31, 2001 and 2000,  respectively,  consisting of long term bonds,  short-term  securities,  transfers due from the general account and cash and cash equivalents are held in support of these annuity obligations,  pursuant to state regulation.

         P.       Estimates
                  ---------

                  The  preparation of financial  statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting  period.  The more  significant  estimates and assumptions  are  related  to  deferred  acquisition  costs and  involve  policy  lapses,  investment  return  and maintenance expenses.  Actual results could differ from those estimates.

3.       COMPREHENSIVE INCOME

         The components of comprehensive income, net of tax, for the years ended December 31 were as follows:

         (table in thousands)                                                 2001        2000       1999
                                                                              ----        ----       ----
         Net income                                                        $  33,099  $  64,817   $  76,169
         Other comprehensive income:
            Unrealized investment losses on available sale securities
                                                                                (448)    (1,681)     (3,438)
            Reclassification adjustment for realized losses (gains)
              included in investment income                                      173      2,957        (660)
                                                                           ---------  ---------   ----------
            Net unrealized gains (losses) on securities                         (275)     1,276      (4,098)
            Foreign currency translation                                         (67)       (66)        456
                                                                           ---------- ----------  ---------
         Other comprehensive (loss) income                                      (342)     1,210      (3,642)
                                                                           ---------- ---------   ----------
         Comprehensive income                                              $  32,757  $  66,027   $  72,527
                                                                           =========  =========   =========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       COMPREHENSIVE INCOME (continued)

         Other comprehensive (loss) income is shown net of tax (benefit) expense of approximately ($184) thousand,  $651 thousand and
         ($1,961) thousand for 2001, 2000 and 1999 respectively.

         The components of accumulated other comprehensive income, net of tax, as of December 31 were as follows:

         (table in thousands)                                                  2001         2000
                                                                               ----         ----
         Unrealized investment gains                                           $  746    $  1,021
         Foreign currency translation                                              15          82
                                                                               ------    --------
         Accumulated other comprehensive income                                $  761    $  1,103
                                                                               ======    ========

4.       INVESTMENTS

         The amortized  cost,  gross  unrealized  gains and losses and estimated fair value of fixed  maturities and  investments in equity  securities  as of December 31, 2001 and 2000 are shown  below.  All  securities  held at December 31, 2001 and 2000 were publicly traded.

         Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                      -------          -----           -----       -------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          ======      ========

         The amortized  cost and fair value of fixed  maturities,  by  contractual  maturity,  at December 31, 2001 are shown below.
         Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                       Amortized
         (table in thousands)                             Cost      Fair Value
                                                          ----      ----------
         Due in one year or less                      $    14,755   $    14,784
         Due after one through five years                 232,199       235,845
         Due after five through ten years                  92,984        94,289
         Due after ten years                               16,944        17,913
                                                      -----------   -----------
           Total                                      $   356,882   $   362,831
                                                      ===========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS (continued)

         Investments in fixed maturities as of December 31, 2000 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    206,041   $      4,445   $        (11)  $    210,475
         Foreign government obligations                  2,791            195              -          2,986
         Obligations of state and political
              subdivisions                                 253              1              -            254
         Corporate securities                           72,237          1,565         (1,809)        71,993
                                                  ------------   ------------   -------------  ------------
              Totals                              $    281,322   $      6,206   $     (1,820)  $    285,708
                                                  ============   ============   =============  ============

         Proceeds from sales of fixed maturities during 2001, 2000 and 1999 and were  approximately  $386,816,000,  $302,632,000 and
         $32,196,000,  respectively.  Proceeds from maturities during 2001, 2000 and 1999 were approximately $4,000,000,  $1,104,000 and $4,030,000,  respectively.  The cost, gross unrealized  gains/losses and fair value of investments in equity securities at December 31are shown below:

         (table in thousands)                              Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2001                             $  49,886       $   122       $(4,925)       $45,083
         2000                             $  23,218       $   372       $(3,188)       $20,402

         Net realized investment gains (losses) were as follows for the years ended December 31:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                  $  7,597      $  1,002       $    253
           Gross losses                                   (4,387)       (3,450)          (228)

         Investment in equity securities:
           Gross gains                                     1,910         1,913            990
           Gross losses                                   (4,192)         (153)          (437)
                                                        ---------     ---------      ---------
              Totals                                    $    928      $   (688)      $    578
                                                        ========      =========      ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities                              $  18,788     $  13,502      $   9,461
         Cash and cash equivalents                           773         5,154          2,159
         Investment in equity securities                     622            99             32
         Policy loans                                        244            97             31
         Derivative instruments                                -        (6,939)        (1,036)
                                                      ----------    -----------    -----------
         Total investment income                          20,427        11,913         10,647
         Investment expenses                                (301)         (257)          (206)
                                                      -----------   -----------    -----------
         Net investment income                         $  20,126     $  11,656      $  10,441
                                                       ==========    ============   =========

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Current tax (benefit) expense                $   (39,047)  $   (29,244)   $    41,248
         Deferred tax expense (benefit)                    46,215        60,023        (10,904)
                                                      -----------   -----------    ------------
           Total income tax expense                   $     7,168   $    30,779    $    30,344
                                                      ===========   ===========    ===========

         Deferred tax assets (liabilities) include the following at December 31:

         (table in thousands)                              2001          2000
                                                           ----          ----
         Deferred tax assets:
           GAAP to tax reserve differences             $   241,503   $   382,826
           Future fees payable to ASI                       63,240             -
           Deferred compensation                            20,520        17,869
           Net operating loss carryforward                  14,372             -
           Surplus notes interest                            9,040         5,536
           AMT credit carryforward                           5,451             -
           Other                                             1,114           907
                                                       -----------   -----------
              Total deferred tax assets                    355,240       407,138
                                                       -----------   -----------

         Deferred tax liabilities:
           Deferred acquisition costs                     (404,758)     (411,417)
           Internal use software                            (3,417)       (2,524)
           Policy fees                                      (1,634)       (1,551)
           Net unrealized gains                               (411)         (595)
              Total deferred tax liabilities              (410,220)     (416,087)
                                                       ------------  ------------
                Net deferred tax asset (liability)     $   (54,980)  $    (8,949)
                                                       ============  ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         The income tax expense  was  different  from the amount  computed by  applying  the  federal  statutory  tax rate of 35% to pre-tax income from continuing operations as follows:

         (table in thousands)                                          2001          2000          1999
                                                                       ----          ----          ----
         Income (loss) before taxes
           Domestic                                                $   42,886    $   98,136    $  109,036
           Foreign                                                     (2,619)       (2,540)       (2,523)
                                                                   -----------   -----------   -----------
           Total                                                       40,267        95,596       106,513
           Income tax rate                                                 35%           35%           35%
                                                                   -----------   -----------   -----------
         Tax expense at federal statutory income tax rate              14,094        33,459        37,280

         Tax effect of:
           Dividend received deduction                                 (8,400)       (7,350)       (9,572)
           Losses of foreign subsidiary                                   917           889           883
           Meals and entertainment                                        603           841           664
           State income taxes                                             (62)         (524)        1,071
           Other                                                           16         3,464            18
                                                                   ----------    ----------    ----------
              Income tax expense                                   $    7,168    $   30,779    $   30,344
                                                                   ==========    ==========    ==========

         The Company's net operating loss  carryforwards,  totaling  approximately  $41,063,000 at December 31, 2001, will expire in
         2016.

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain operating costs (including personnel,  rental of office space,  furniture,  and equipment) have been charged to the
         Company at cost by American Skandia  Information  Services and Technology  Corporation  ("ASIST"),  an affiliated  company.
         The Company has also charged  operating costs to several of its  affiliates.  The total cost to the Company for these items was  approximately  $6,179,000,  $13,974,000  and  $11,136,000 in 2001,  2000 and 1999,  respectively.  Income received for these items was approximately $13,166,000, $11,186,000 and $3,919,000 in 2001, 2000 and 1999, respectively.

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution  related costs  associated with the sales of business through an investment firm where ASM serves as an introducing  broker dealer.  Under this agreement,  the expenses reimbursed were approximately  $6,391,000,  $5,842,000 and $1,441,000 in 2001, 2000 and 1999, respectively.  As of December
         31, 2001 and 2000, amounts receivable under this agreement were approximately $639,000 and $492,000, respectively.

                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

         The proceeds from the transfers  have been recorded as a liability  and are being  amortized  over the remaining  surrender charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection  with these  transactions,  ASI,  through  special purpose  trusts,  issued  collateralized  notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the Purchase  Agreements,  the rights  transferred  provide for ASI to receive a percentage (60%, 80% or
         100% depending on the underlying  commission option) of future mortality and expense charges and contingent  deferred sales charges,  after  reinsurance,  expected  to be  realized  over the  remaining  surrender  charge  period of the  designated contracts (generally 6 to 8 years).

         Payments,  representing  fees and  charges  in the  aggregate  amount,  of  approximately  $207,731,000,  $219,454,000  and
         $131,420,000  were  made by the  Company  to ASI in  2001,  2000  and  1999,  respectively.  Related  interest  expense  of approximately  $59,873,000,  $70,667,000  and  $52,840,000  has been  included in the  statement  of income for 2001,  2000 and1999, respectively.

         The  Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the Company becomes subject to an order of liquidation or  rehabilitation,  the  Commissioner  has the ability to stop the payments due to ASI under the Purchase Agreement subject to certain terms and conditions.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI (continued)

         The present values of the transactions as of the respective effective date were as follows:

                           Closing      Effective       Contract Issue        Discount       Present
        Transaction         Date          Date              Period              Rate          Value
        -----------         ----          ----              ------              ----          -----

           1996-1          12/17/96        9/1/96        1/1/94 - 6/30/96       7.5%           $50,221
           1997-1           7/23/97        6/1/97        3/1/96 - 4/30/97       7.5%            58,767
           1997-2          12/30/97       12/1/97        5/1/95 - 12/31/96      7.5%            77,552
           1997-3          12/30/97       12/1/97        5/1/96 - 10/31/97      7.5%            58,193
           1998-1           6/30/98        6/1/98        1/1/97 - 5/31/98       7.5%            61,180
           1998-2          11/10/98       10/1/98        5/1/97 - 8/31/98       7.0%            68,573
           1998-3          12/30/98       12/1/98        7/1/96 - 10/31/98      7.0%            40,128
           1999-1           6/23/99        6/1/99        4/1/94 - 4/30/99       7.5%           120,632
           1999-2          12/14/99       10/1/99       11/1/98 - 7/31/99       7.5%           145,078
           2000-1           3/22/00        2/1/00        8/1/99 - 1/31/00       7.5%           169,459
           2000-2           7/18/00        6/1/00        2/1/00 - 4/30/00      7.25%            92,399
           2000-3          12/28/00       12/1/00        5/1/00 - 10/31/00     7.25%           107,291
           2000-4          12/28/00       12/1/00        1/1/98 - 10/31/00     7.25%           107,139

         Expected payments of future fees payable to ASI as of December 31, 2001 are as follows:

           (table in thousands)           Year             Amount
                                          ----             ------

                                          2002      $   175,357
                                          2003          171,345
                                          2004          156,842
                                          2005          132,702
                                          2006          102,188
                                          2007           50,821
                                          2008            7,800
                                                    -----------
                                          Total        $797,055
                                                       ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

9.       LEASES

         The Company leases office space under a lease  agreement  established in 1989 with ASIST.  The Company entered into a lease agreement for office space in  Westminster,  Colorado,  effective  January 1, 2001.  Lease expense for 2001,  2000 and 1999 was  approximately  $8,404,000,  $6,593,000  and  $5,003,000,  respectively.  Future minimum lease payments per year and in aggregate as of December 31, 2001 are as follows:

              (table in thousands)       2002                          $   7,913
                                         2003                              8,087
                                         2004                              8,570
                                         2005                              8,609
                                         2006                              8,698
                                         2007 and thereafter              41,711
                                                                       ---------
                                         Total                         $  83,588
                                                                       =========

10.      RESTRICTED ASSETS

         To comply with certain state insurance  departments'  requirements,  the Company maintains cash, bonds and notes on deposit with various  states.  The carrying  value of these  deposits  amounted to  approximately  $4,822,000  and $4,636,000 as of
         December  31,  2001  and  2000,  respectively.  These  deposits  are  required  to be  maintained  for  the  protection  of contractowners within the individual states.

11.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory  basis  shareholder's  equity was  approximately  $226,780,000  and  $342,804,000  at December 31, 2001 and 2000,
         respectively.

         The Company  incurred  statutory  basis net losses for 2001 of  approximately  $121,957,000  due  primarily to  significant declines in the equity  markets  during the year as well as increased  levels of operating  expenses  relative to revenues.
         Statutory basis net income for 2000 was $11,550,000, as compared to losses of $17,672,000 in 1999.

         Under  various  state  insurance  laws,  the maximum  amount of dividends  that can be paid to  shareholders  without prior approval of the state  insurance  department  is subject to  restrictions  relating to statutory  surplus and net gain from operations.  At December 31, 2001, no amounts may be distributed without prior approval.

         On November 8, 1999,  the Board of Directors  authorized  the Company to increase  the par value of its capital  stock from
         $80 per share to $100 per share in order to comply with minimum  capital  levels as required by the  California  Department of Insurance.  This  transaction  resulted in a corresponding  decrease in paid in and contributed  surplus of $500,000 and had no effect on capital and surplus.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

12.      STATUTORY ACCOUNTING PRACTICES

         The Company  prepares its statutory basis financial  statements in accordance with accounting  practices  prescribed by the
         State  of  Connecticut  Insurance  Department.  Prescribed  statutory  accounting  practices  include  publications  of the
         National  Association of Insurance  Commissioners  (NAIC),  as well as state laws,  regulations and general  administrative rules.

         The NAIC adopted the  Codification  of Statutory  Accounting  Principles  (Codification)  in March 1998. The effective date for  codification  was January 1, 2001. The Company's  state of domicile,  Connecticut,  has adopted  codification  and the
         Company has made the  necessary  changes in its  statutory  accounting  and  reporting  required  for  implementation.  The overall impact of adopting  codification  was a one-time,  cumulative  change in accounting  benefit  recorded  directly in statutory surplus of approximately $12,047,000.

         In addition,  during 2001,  based on a  recommendation  from the State of  Connecticut  Insurance  Department,  the Company
         changed its statutory  method of accounting for its liability  associated with  securitized  variable  annuity fees.  Under the new method of accounting,  the liability for securitized  fees is established  consistent with the method of accounting for the liability  associated with variable annuity fees ceded under reinsurance  contracts.  This equates to the statutory liability at any valuation date being equal to the  Commissioners  Annuity Reserve  Valuation Method (CARVM) offset related to the  securitized  contracts.  The impact of this change in  accounting,  representing  the  difference  in the liability calculated  under the old method  versus the new method as of January 1,  2001,  was  reported  as a  cumulative  effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215,000.

13.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially  all employees are eligible.  Under this plan, the Company  provides a 50% match on  employees'  contributions  up to 6% of an  employee's  salary  (for an  aggregate  match of up to 3% of the employee's  salary).  Additionally,  the Company may contribute  additional  amounts based on  profitability of the Company and  certain  of its  affiliates.  Company  contributions  to this plan on behalf of the  participants  were  approximately
         $2,738,000, $3,734,000 and $3,164,000 in 2001, 2000 and 1999, respectively.

         The  Company  has a  deferred  compensation  plan,  which is  available  to the field  marketing  staff and  certain  other employees.  Company  contributions to this plan on behalf of the participants  were  approximately  $345,000,  $399,000 and
         $193,000 in 2001, 2000 and 1999, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

13.      EMPLOYEE BENEFITS (continued)

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to executive  officers and other  personnel.  The Company and certain  affiliates  also have a profit sharing  program,  which benefits all employees  below the officer level.  These programs  consist of multiple plans with new plans  instituted each year.  Generally,  participants  must remain  employed by the Company or its  affiliates at the time such units are payable in order to receive any  payments  under the  programs.  The accrued  liability  representing  the value of these units was approximately  $13,645,000  and $31,632,000 as of December 31, 2001 and 2000,  respectively.  Payments under these programs were approximately $8,377,000, $13,542,000, and $4,079,000 in 2001, 2000 and 1999, respectively.

14.      REINSURANCE

         The Company  cedes  insurance to other  insurers in order to limit its risk  exposure.  Such  transfer does not relieve the
         Company of its primary  liability and, as such,  failure of reinsurers to honor their  obligation could result in losses to the Company.  The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

         The effect of reinsurance for the 2001, 2000 and 1999 was as follows:

         (table in thousands)

        2001                                                             Gross         Ceded           Net
        ----                                                             -----         -----           ---
        Annuity and life insurance charges and fees                  $   430,913    $   (52,220)  $   378,693
        Change in annuity and life insurance policy reserves         $   (35,835)   $    (4,063)  $   (39,898)
        Return credited to contractowners                            $    16,741    $        92   $    16,833

        2000
        ----
        Annuity and life insurance charges and fees                  $   477,802    $   (53,224)  $   424,578
        Change in annuity and life insurance policy reserves         $    45,784    $      (766)  $    45,018
        Return credited to contractowners                            $    13,607    $    (4,561)  $     9,046

        1999
        ----
        Annuity and life insurance charges and fees                  $   326,670    $   (36,681)  $   289,989
        Change in annuity and life insurance policy reserves         $     4,151    $    (1,073)  $     3,078
        Return credited to contractowners                            $    (1,382)   $      (257)  $    (1,639)

         In December 2000, the Company  entered into a modified  coinsurance  agreement with SICL covering  certain  contracts  issued since January 1996. The impact of this treaty to the Company was a pre tax loss of  approximately  $4,917,000 in 2001 and pre tax income of  approximately  $7,067,453 in 2000. At December 31, 2001 and 2000,  approximately  $12,983,000  and $6,109,000, respectively, was payable to SICL under this agreement.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

15.      SURPLUS NOTES

         The Company has issued  surplus notes to ASI in exchange for cash.  Surplus notes  outstanding  as of December 31, 2001 and
         2000, and interest expense for 2001, 2000 and 1999 were as follows:

                                                     Liability as of
         (table in thousands)                         December 31,                    Interest Expense
                                   Interest                                            For the Years
            Note Issue Date          Rate          2001          2000          2001         2000         1999
         ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
         ----------------------    ---------     ----------

         February 18, 1994           7.28%               -             -             -          732          738
         March 28, 1994              7.90%               -             -             -          794          801
         September 30, 1994          9.13%               -        15,000         1,282        1,392        1,389
         December 28, 1994           9.78%               -             -             -            -        1,308
         December 19, 1995           7.52%          10,000        10,000           763          765          762
         December 20, 1995           7.49%          15,000        15,000         1,139        1,142        1,139
         December 22, 1995           7.47%           9,000         9,000           682          684          682
         June 28, 1996               8.41%          40,000        40,000         3,411        3,420        3,411
         December 30, 1996           8.03%          70,000        70,000         5,699        5,715        5,698
                                                 ----------    ----------    ---------    ---------    ---------
                                                 ----------    ----------    ---------    ---------    ---------

         Total                                    $144,000      $159,000       $12,976      $14,644      $15,928
                                                 ==========    ==========    =========    =========    =========

         On December 3, 2001, a surplus note,  dated September 30, 1994, for $15,000,000 was repaid.  On December 27, 2000,  surplus notes for  $10,000,000,  dated  February 18, 1994,  and  $10,000,000,  dated March 28, 1994,  were repaid.  On December 10,
         1999, a surplus note,  dated December 28, 1994, for $14,000,000  was repaid.  All surplus notes mature seven years from the issue date.

         Payment of interest and repayment of principal  for these notes is subject to certain  conditions  and require  approval by the Insurance  Commissioner  of the State of  Connecticut.  At December 31, 2001 and 2000,  approximately  $25,829,000  and
         $15,816,000, respectively, of accrued interest on surplus notes was not approved for payment under these criteria.

16.      SHORT-TERM BORROWING

         The Company had a  $10,000,000  short-term  loan payable to ASI at December  31, 2001 and 2000 as part of a revolving  loan agreement.  The loan has an interest  rate of 3.67% and matures on March 12, 2002.  The total related  interest  expense to the Company was  approximately  $522,000,  $687,000 and $585,000 in 2001,  2000 and 1999,  respectively.  Accrued  interest payable was approximately $113,000 and $222,000 as of December 31, 2001 and 2000, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

17.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately 99% of the Company's separate account  liabilities are subject to discretionary  withdrawal by contractowners at market value or with market value  adjustment.  Separate  account assets,  which are carried at fair value, are adequate to pay such  withdrawals,  which are generally  subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

18.      RESTRUCTURING CHARGES

         On March 22, 2001,  and  December 3, 2001,  the Company  announced  separate  plans to reduce  expenses to better align its operating  infrastructure  with  the  current  investment  market  environment.  As part of the two  plans,  the  Company's workforce was reduced by approximately  140 positions and 115 positions,  respectively,  affecting  substantially all areas of the  Company.  Estimated  pre-tax  severance  benefits  of  approximately  $8,500,000  have been  charged  against  2001 operations  related to these  reductions.  These charges have been reported in the  Consolidated  Statements of Income as a
         component  of  Underwriting,   Acquisition  and  Other  Insurance  Expenses.   As  of  December  31,  2001,  the  remaining
         restructuring liability, relating primarily to the December 3, 2001 plan, was approximately $4,104,000.

19.      COMMITMENTS AND CONTINGENT LIABILITIES

         As of the date of this filing,  the Company is not involved in any legal proceedings  outside of the ordinary course of its business  operations.  The Company is involved in pending and threatened  legal  proceedings in the ordinary  course of its
         business   operations.   While  the  outcome  of  these  legal  proceedings  cannot  be  determined  at  this  time,  after consideration  of  the  defenses  available  to the  Company,  applicable  insurance  coverage  and  any  related  reserves established,  these legal  proceedings  are not  expected to result in  liability  for  amounts  material to the  financial condition of the Company, although they may adversely affect results of operations in future periods.

20.      SEGMENT REPORTING

         In recent  years,  in order to complete  the array of products  offered by the  Company and its  affiliates  to meet a wide variety of financial  planning,  the Company  developed  variable  life  insurance and  qualified  retirement  plan annuity products.  Assets under management and sales for products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures  as required by SFAS 131,  "Disclosures  about  Segments of an Enterprise  and Related
         Information,"  and the  Company  does not  anticipate  that they will do so in the future due to a change in the  Company's strategy.  On March 15,  2002,  the  Company  announced  that it will no longer  accept  new  business  for the  funding of qualified  retirement  plans,  effective July 31, 2002 and will not accept  applications for it's flexible premium variable insurance  products that are signed after April 1, 2002 or received after April 15, 2002.  The Company  intends to continue to accept additional  contributions to existing qualified plans, to service and accept additional premiums for its existing flexible  premium  variable  insurance  contracts,  and to  continue  to offer and sell its single  premium  variable  life insurance products.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   131,096   $   128,665    $   114,714    $   117,854
        Net investment income*                           5,381         4,997          5,006          4,742
        Net realized capital gains (losses)              1,902           373            376         (1,723)
                                                  ------------  ------------   ------------   -------------
        Total revenues                                 138,379       134,035        120,096        120,873
        Benefits and expenses*                         122,940       110,644        115,313        124,219
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              15,439        23,391          4,783         (3,346)
        Income taxes                                     4,034         7,451           (480)        (3,837)
                                                  ------------  ------------   -------------  -------------
        Net income                                 $    11,405   $    15,940    $     5,263    $       491
                                                  ============  ============   ============   ============

        *     For the quarters  ended March 31, 2001,  June 30, 2001 and  September  30, 2001,  the Company had reported  investment
              performance   associated  with  its  derivatives  as  net  investment  income.  The  above  presentation   reflects  a
              reclassification of these amounts to benefits and expenses.

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   137,255   $   139,317    $   147,923    $   136,159
        Net investment income                            2,876         3,628          4,186            966
        Net realized capital gains (losses)                729        (1,436)          (858)           877
                                                  ------------  -------------  -------------  ------------
        Total revenues                                 140,860       141,509        151,251        138,002
        Benefits and expenses                          106,641       121,356        137,514        110,515
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              34,219        20,153         13,737         27,487
        Income taxes                                    10,038         5,225          3,167         12,349
                                                  ------------  ------------   ------------   ------------
        Net income                                 $    24,181   $    14,928    $    10,570    $    15,138
                                                  ============  ============   ============   ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          1999                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $    78,509   $    88,435    $    97,955    $   111,443
        Net investment income                            2,654         2,842          2,735          2,210
        Net realized capital gains                         295            25            206             52
        Total revenues                                  81,458        91,302        100,896        113,705
        Benefits and expenses                           64,204        67,803         71,597         77,244
        Pre-tax net income                              17,254        23,499         29,299         36,461
        Income taxes                                     3,844         7,142          7,898         11,460
        Net income                                 $    13,410   $    16,357    $    21,401    $    25,001
                                                  ============  ============   ============   ============

                               APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

The Sub-accounts of Separate Account B were in operation prior to December 31, 2001.  However, no financial information is available for the Sub-accounts reflecting the Insurance Charge and Distribution Charge for this Annuity as it has only been publicly offered since January 23, 2002.

                                        APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000  initial  Purchase  Payment is made. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account  Value is maintained in the variable  investment  options.  The formula for  determining  the Enhanced  Beneficiary
Protection Optional Death Benefit is as follows:

                                  Account Value of variable
                               investment options plus Interim
           Growth =             Value of Fixed Allocations (no                        Purchase Payments - proportional
                                         MVA applies)                   minus                   withdrawals

NOTE: The examples below do not include Credits which may be recovered by American Skandia under certain circumstances.

Example with market increase
Assume that the Owner has made no withdrawals  and that the Account Value has been  increasing due to positive  market  performance.
On the date we receive  due proof of death,  the  Account  Value is  $75,000.  The basic  Death  Benefit is  calculated  as Purchase
Payments minus  proportional  withdrawals,  or Account Value,  less the amount of any Credits  applied within 12 months prior to the date of  death,  which  ever is  greater.  Therefore,  the  basic  Death  Benefit  is equal to  $75,000.  The  Enhanced  Beneficiary
Protection  Optional Death Benefit is equal to the amount  payable under the basic Death Benefit  ($75,000) PLUS 40% of the "Growth"
under the Annuity.

         Growth   =        $75,000 - [$50,000 - $0]
                  =        $25,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $25,000 * 0.40
                  =        $10,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $85,000

Examples with market decline
Assume  that the  Owner  has made no  withdrawals  and that  the  Account  Value  has been  decreasing  due to  declines  in  market performance.  On the date we receive due proof of death,  the Account  Value is $45,000.  The basic Death  Benefit is  calculated as
Purchase Payments minus  proportional  withdrawals,  or Account Value, less the amount of any Credits applied within 12 months prior to the date of death,  which ever is greater.  Therefore,  the basic Death  Benefit is equal to $50,000.  The  Enhanced  Beneficiary
Protection  Optional  Death Benefit is equal to the amount  payable under the basic Death Benefit  ($50,000) PLUS the "Growth" under the Annuity.

         Growth   =        $45,000 - [$50,000 - $0]
                  =        $-5,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  NO BENEFIT IS PAYABLE

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $50,000

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Example with market increase and withdrawals
Assume that the Account Value has been increasing due to positive  market  performance and the Owner made a withdrawal of $15,000 in
Annuity Year 5 when the Account  Value was $75,000.  On the date we receive due proof of death,  the Account  Value is $90,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals,  or Account Value,  less the amount of any
Credits  applied  within 12 months prior to the date of death,  which ever is greater.  Therefore,  the basic Death Benefit is equal to $90,000.  The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit is equal to the amount  payable  under the basic Death
Benefit ($90,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $90,000 - [$50,000 - ($50,000 * $15,000/$75,000)]
                  =        $90,000 - [$50,000 - $10,000]
                  =        $90,000 - $40,000
                  =        $50,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $50,000 * 0.40
                  =        $20,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $110,000

Examples of Highest Anniversary Value Death Benefit Calculation
The  following  are examples of how the Highest  Anniversary  Value Death  Benefit is  calculated.  Each example  assumes an initial
Purchase  Payment of  $50,000.  Each  example  assumes  that there is one Owner who is age 70 on the Issue Date and that all Account
Value is maintained in the variable investment options.

NOTE: The examples below do not include Credits which may be recovered by American Skandia under certain circumstances.

Example with market increase and death before Death Benefit Target Date
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance  and that no withdrawals have been made.  On the date we receive due proof of death,  the Account Value is $75,000;  however,  the  Anniversary  Value on the
5th  anniversary  of the Issue Date was $90,000.  Assume as well that the Owner has died before the Death Benefit  Target Date.  The
Death Benefit is equal to the greater of the Highest  Anniversary  Value or the basic Death Benefit.  The Death Benefit would be the
Highest  Anniversary  Value  ($90,000)  because it is greater  than the amount  that would have been  payable  under the basic Death
Benefit ($75,000).

Example with withdrawals
Assume that the Account Value has been increasing due to positive  market  performance and the Owner made a withdrawal of $15,000 in
Annuity  Year 7 when the  Account  Value was  $75,000.  On the date we receive  due proof of death,  the  Account  Value is $80,000;
however,  the  Anniversary  Value on the 5th  anniversary  of the  Issue  Date was  $90,000.  Assume as well that the Owner has died before the Death  Benefit  Target  Date.  The Death  Benefit is equal to the greater of the Highest  Anniversary  Value or the basic
Death Benefit.

Highest Anniversary Value  = $90,000 - [$90,000 * $15,000/$75,000]
                                    = $90,000 - $18,000
                                    = $72,000

Basic Death Benefit                 = $80,000 - [$80,000 * $15,000/$75,000]
                                    = $80,000 - $16,000
                                    = $64,000

Example with death after Death Benefit Target Date
Assume that the Owner's Account Value has generally been  increasing due to positive market  performance and that no withdrawals had been made prior to the Death  Benefit  Target Date.  Further  assume that the Owner dies after the Death Benefit  Target Date,  when the Account Value is $75,000.  The Highest  Anniversary Value on the Death Benefit Target Date was $80,000;  however,  following the
Death  Benefit  Target  Date,  the Owner made a Purchase  Payment of $15,000 and had taken a  withdrawal  of $5,000 when the Account
Value was  $70,000.  The Death  Benefit is equal to the  greater of the  Highest  Anniversary  Value plus  Purchase  Payments  minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.

Highest Anniversary Value  = $80,000 + $15,000 - [$80,000 * $5,000/$70,000]
                                    = $80,000 + $15,000 - $5,714
                                    = $100,714

Basic Death Benefit                 = $75,000

                              APPENDIX D - SALE OF THE CONTRACTS TO RESIDENTS OF THE STATE OF NEW YORK

Some of the provisions of the Annuity are different for contracts offered to residents of the State of New York.

GLOSSARY OF TERMS

MVA:  The definition for MVA is not applicable.

INVESTMENT OPTIONS

WHAT ARE THE FIXED INVESTMENT OPTIONS?
Fixed  investment  options are not available to residents of the State of New York. All references to Fixed  Allocations  throughout the Prospectus are not applicable.

FEES AND CHARGES

Annual  Maintenance  Fee:  During the  accumulation  period we deduct an Annual  Maintenance  Fee.  The Annual  Maintenance  Fee for
residents of the State of New York is $30.00 or 2% of your Account Value invested in the variable investment  options,  whichever is less.  This fee will be deducted  annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity during the Annuity Year, the fee is deducted at the time of surrender.  We may increase the Annual  Maintenance  Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Tax Charges: For New York contracts a charge for taxes may also be assessed against the Sub-accounts.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial  Purchase  Payment:  You must make a minimum initial Purchase  Payment of $10,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting" program,  we will accept a lower initial Purchase Payment provided that, the first
Purchase Payment is at least $2,000 and within the first Annuity Year, you make at least $10,000 in total Purchase Payments.

Owner,  Annuitant and Beneficiary  Designations:  For contracts issued in the State of New York, the designation of contingent Owner is not allowed.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
Unless  you  indicated  that a prior  choice  was  irrevocable  or your  Annuity is  subject  to  certain  regulatory  or  statutory limitations,  you may request to change  Owner,  Annuitant  and  Beneficiary  designations  by sending a request In  Writing.  Where allowed by law,  such  changes will be subject to our  acceptance.  For New York  contracts,  some of the changes we will not accept include,  but are not  limited  to: (a) a new Owner  subsequent  to the death of the Owner or the first of any joint  Owners to die, except where a  spouse-Beneficiary  has become the Owner as a result of an Owner's death;  (b) a new Annuitant  prior to the Annuity
Date if the annuity option  selected  includes a life  contingency;  and (c) a change in the Beneficiary if the Owner had previously made the designation irrevocable.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
For New York  contracts  you may exercise your right to return the Annuity  within 21 days of receipt of the Annuity.  The amount to be refunded  for New York  contracts  is the Account  Value as of the date we receive  your  request to cancel the  Annuity.  Notice received by mail is effective as of the date of the postmark.  If the Annuity is returned to the agent,  the  effective  date is the date the Annuity is received by the agent.

MANAGING YOUR ACCOUNT VALUE

Credits Applied to Purchase Payments for Designated Class of Annuity Owner
This section does not apply to contracts purchased by residents of the State of New York.

====================================================================================================================================
This Annuity  features the same  Insurance  Charge as many of American  Skandia's  other  variable  annuities and does not charge an additional  amount  for the XTra  CreditSM  feature.  However,  the  amount of any  Credits  applied  to your  Account  Value can be recovered by American Skandia under the following circumstance:
====================================================================================================================================
|X|      if you elect to "free-look" your Annuity, the amount returned to you will not include the amount of any Credits.
====================================================================================================================================
====================================================================================================================================

====================================================================================================================================
The value of the XTra CreditSM  amount will be  substantially  reduced if American  Skandia  recovers the XTra CreditSM amount under this  circumstance.  However,  any  investment  gain on the XTra CreditSM  amount will not be taken back. We do not deduct a CDSC in any situation where we recover the XTra CreditSM amount.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
For New York  contracts we require a minimum  amount of $500 in each  Sub-account  you allocate  Account Value to at the time of any allocation or transfer.  Your transfer request must be In Writing.  For New York contracts,  a specific  authorization  form MUST be completed which authorizes us to accept transfers via phone or through means such as electronic mail.

Guaranteed Return Option (GRO)SM
This benefit is not available to residents of the State of New York.

ACCESS TO ACCOUNT VALUE

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
The Annuity Date must be the first or the fifteenth  day of a calendar  month and may not be less than one year after the Issue Date of the Annuity.  However, for New York contracts,  if the contract's  accumulated value, at the time of annuitization,  is less than
$2,000,  or would  provide an income,  the initial  amount of which is less than $20 per month,  in lieu of  commencing  the annuity payments, we reserve the right to cancel the Annuity and pay you the total of the Account Value.

For New York contracts the Annuity Date may not exceed the first day of the calendar month following the Annuitant's 90th birthday.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
This benefit is not available to residents of the State of New York.

DEATH BENEFIT

Basic Death Benefit:

The basic Death Benefit is the greater of:
|X|      The sum of all Purchase Payments less the sum of all proportional withdrawals.
|X|      Your Account Value.

Optional Death Benefits

====================================================================================================================================
The Enhanced  Beneficiary  Protection  Death Benefit and the  Guaranteed  Minimum Death Benefit  described in the Prospectus are not offered to residents of the State of New York.  However,  the Highest  Anniversary  Value Optional Death Benefit  described below is available to purchasers of the Annuity who are residents of the State of New York at time of purchase.
====================================================================================================================================

If the Annuity has one Owner, the Owner must be age 80 or less at the time the Highest  Anniversary  Value Optional Death Benefit is
purchased.  If the Annuity has joint  Owners,  the oldest  Owner must be age 80 or less.  If the Annuity is owned by an entity,  the
Annuitant must be age 80 or less.

Key Terms Used with the Highest Anniversary Value Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value  equals the highest of all  previous  "Anniversary  Values" on or before the earlier of the
             ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as each anniversary of the Issue Date plus the sum of all Purchase  Payments on
             ------------------
     or after such anniversary less the sum of all "Proportional  Reductions"  since such anniversary.  The Anniversary Value on the
     Issue Date is equal to your Purchase Payment.

|X|      A  Proportional  Reduction is a reduction to the value being  measured  caused by a withdrawal,  equaling the percentage of
            -----------------------
     the  withdrawal  as compared to the Account  Value as of the date of the  withdrawal.  For example,  if your  Account  Value is
     $10,000 and you withdraw  $2,000 (a 20% reduction),  we will reduce both your  Anniversary  Value and the amount  determined by
     Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Highest Anniversary Value Death Benefit
The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

3.       the Account Value in the Sub-accounts as of the date we receive in writing "due proof of death"; and
4.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

3.       the Account Value as of the date we receive in writing "due proof of death"; and
4.       the Highest  Anniversary  Value on the Death Benefit Target Date plus the sum of all Purchase  Payments less the sum of all
              Proportional Reductions since the Death Benefit Target Date.

Charges for Highest Anniversary Value Death Benefit
If you purchase the Highest  Anniversary  Value Optional  Death  Benefit,  an annual charge of 0.15% is deducted from your Annuity's
Account  Value.  The charge will be based on the current Death Benefit under the Highest  Anniversary  Value  Optional Death Benefit
as of the date the charge is  deducted.  The charge is  deducted  in addition  to the  Insurance  Charge.  The charge is deducted in arrears on each  anniversary  of the Issue Date of the Annuity or, if you  terminate the Optional  Death  Benefit or surrender  your
Annuity, on the date the termination or surrender is effective.

Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

This benefit is not available to residents of the State of New York.

TAX CONSIDERATIONS

HOW ARE DISTRIBUTIONS FROM TAX-QUALIFIED RETIREMENT PLANS TAXED?

Minimum  Distributions  after age 70 1/2: For New York  contracts the Minimum  Distribution  provision is only  available for annuities issued under Section 403(b) of the IRS Code or for IRA's where Minimum  Distributions  are required.  Minimum  Distributions are not available for any other contracts.

Modification:  In addition to obtaining  prior approval from the insurance  department of our state of domicile before making such a combination,  substitution,  deletion or addition,  we will also obtain prior approval from the  Superintendent of Insurance for New
York.

Misstatement of Age or Sex:
If there has been a misstatement  of the age and/or sex of any person upon whose life annuity  payments or the minimum death benefit are based, we make  adjustments to conform to the facts. As to annuity  payments:  (a) any  underpayments  by us will be remedied on the next payment  following  correction;  (b) any overpayments by us will be charged against future amounts payable by us under your
Annuity;  and (c) as to any annuity  payments,  we shall credit or charge  interest  using our then current  crediting rate for this purpose,  which is not greater than 6% interest per year,  calculated  from the date of any  underpayment or overpayment to the date actual payment is made.

                                      APPENDIX E - Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

------------------------------------------------------------------------------------------------------------------------------------
The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included as an Appendix to this  Prospectus to help you  understand  the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this  information.  However,  the  information  may be subject to certain  generally  applicable  provisions of the
Federal securities laws regarding accuracy and completeness.
------------------------------------------------------------------------------------------------------------------------------------

The income  tax-free life insurance  payable to your  Beneficiary(ies)  under the Plus40(TM)rider is equal to 40% of the Account Value of your  Annuity  as of the date we  receive  due proof of death,  subject  to certain  adjustments,  restrictions  and  limitations described below.

ELIGIBILITY
The Plus40(TM)rider may be purchased as a rider on your  Annuity.  The Rider must cover those  persons upon whose death the Annuity's death benefit  becomes payable - the Annuity's  owner or owners,  or the Annuitant (in the case of an entity owned Annuity).  If the
Annuity has two Owners,  the Rider's death  benefit is payable upon the first death of such  persons.  If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum  allowable  age to purchase the Plus40(TM)rider is 40; the maximum  allowable age is 75. If the Rider is purchased on two lives,  both persons must meet the age  eligibility  requirements.  The Plus40(TM)rider is not  available to purchasers  who use their
Annuity as a funding  vehicle for a Tax  Sheltered  Annuity (or 403(b)) or as a funding  vehicle for a qualified  plan under Section
401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS
|X|      If you die during the first 24 months  following the  effective  date of the Plus40(TM)rider  (generally,  the Issue Date of your  Annuity),  the death  benefit will be limited to the amount of any charges paid for the Rider while it was in effect.
         While we will return the charges you have paid during the  applicable  period as the death benefit,  your  Beneficiary(ies)
         will receive no  additional  life  insurance  benefit from the Plus40(TM)rider if you die within 24 months of its  effective
                          ----------
         date.

|X|      If you make a Purchase  Payment  within 24 months  prior to the date of death,  the  Account  Value used to  determine  the amount of the death  benefit  will be reduced by the amount of such  Purchase  Payment(s).  If we reduce the death  benefit payable  under the Plus40(TM)rider based on this  provision,  we will return 50% of any charges  paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

|X|      If we apply Credits to your Annuity based on Purchase  Payments,  such Credits are treated as Account Value for purposes of determining  the death  benefit  payable under the Plus40(TM)rider.  However,  if Credits were applied to Purchase  Payments made within 24 months  prior to the date of death,  the Account  Value used to  determine  the amount of the death  benefit will be reduced by the amount of such  Credits.  If we reduce the death  benefit  payable  under the Plus40(TM)rider based on this  provision,  we will  return 50% of any  charges  paid for the Rider  based on such  Credits as an  additional  amount included in the death benefit under the Rider.

|X|      If you become  terminally  ill (as  defined in the Rider)  and elect to  receive a portion  of the  Plus40(TM)rider's  death benefit  under the  Accelerated  Death Benefit  provision,  the amount that will be payable under the Rider upon your death will be reduced.  Please refer to the Accelerated Death Benefit provision described below.

|X|      If  charges  for the  Plus40(TM)rider are due and are  unpaid as of the date the death  benefit  is being  determined,  such charges will be deducted from the amount paid to your Beneficiary(ies).

|X|      If the age of any person  covered  under the Plus40(TM)rider is  misstated,  we will adjust any coverage  under the Rider to conform to the facts. For example,  if, due to the  misstatement,  we overcharged you for coverage under the Rider, we will add any  additional  charges  paid to the  amount  payable  to  your  Beneficiary(ies).  If,  due to the  misstatement,  we undercharged  you for coverage  under the Rider,  we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

|X|

     On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately  after the 95th  birthday),  coverage  will  terminate.  No charge will be made for an Owner  following  the expiry date. If there are two Owners,  the expiry date  applies  separately  to each Owner;  therefore,  coverage  may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT
The Plus40(TM)rider is subject to a Maximum  Death  Benefit  Amount  based on the  Purchase  Payments  applied to your  Annuity.  The
Plus40(TM)rider may also be subject to a Per Life Maximum  Benefit  that is based on all amounts  paid under any annuity  contract we
                                                                                                             ---
issue to you under which you have elected the Plus40(TM)rider or similar life insurance coverage.

|X|      The Maximum  Death  Benefit  Amount is 100% of the Purchase  Payments  increasing  at 5% per year  following  the date each
             -------------------------------
         Purchase  Payment is applied to the  Annuity  until the date of death.  If  Purchase  Payments  are  applied to the Annuity within 24 months prior to the date of death,  the Maximum Death Benefit  Amount is decreased by the amount of such Purchase
         Payments.

|X|      The Per Life Maximum Benefit applies to Purchase  Payments  applied to any such annuity  contracts more than 24 months from
             ------------------------
         the date of death that  exceed  $1,000,000.  If you make  Purchase  Payments  in excess of  $1,000,000,  we will reduce the aggregate death benefit  payable under all Plus40(TM)riders,  or similar riders issued by us, based on the combined amount of
         Purchase  Payments in excess of $1,000,000  multiplied by 40%. If the Per Life Maximum Benefit applies,  we will reduce the amount  payable under each  applicable  Plus40(TM)rider on a pro-rata  basis.  If the Per Life Maximum  Benefit  applies upon your death,  we will return any excess  charges that you paid on the portion of your  Account  Value on which no benefit is payable.  The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION
If you become  terminally  ill,  you may request  that a portion of the death  benefit  payable  under the Plus40(TM)rider be prepaid instead of being paid to your  Beneficiary(ies)  upon your  death.  Subject to our  requirements  and where  allowed by law, we will make a one time, lump sum payment.  Our  requirements  include proof  satisfactory to us, in writing,  of terminal illness after the
Rider's Effective Date.

The maximum we will pay,  before any  reduction,  is the lesser of 50% of the Rider's  death  benefit or  $100,000.  If you elect to accelerate  payment of a portion of the death benefit under the Plus40(TM)rider,  the amount of the remaining death benefit is reduced by the prepaid amount  accumulating at an annualized  interest rate of 6.0%.  Eligibility for an accelerated  payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any  medically-related  surrender  provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER
The Plus40(TM)rider has a current  charge and a guaranteed  maximum  charge.  The current  charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity.  The applicable  percentages  differ based on the attained age,  last birthday of the Owner(s) or Annuitant (in the case of an entity owned  Annuity) as of the date the charge is due. We reserve the right to change the current charge,  at any time,  subject to regulatory  approval where  required.  If there are two Owners,  we calculate  the current  charge that  applies to each Owner  individually  and deduct the combined  amount as the charge for the Rider.  There is no charge  based on a person's  life after  coverage  expires as to that person.  However,  a charge will still apply to the second of two Owners (and  coverage  will  continue for such Owner) if such Owner has not reached the expiry date.

                                           Attained Age                  Percentage of
                                                                         Account Value
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 40-75                       .80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 76-80                       1.60%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 81-85                       3.20%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 86-90                       4.80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 91                         6.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 92                         7.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 93                         8.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 94                         9.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 95                        10.50%
                                   ------------------------------ ----------------------------

The charge for the Plus40(TM)rider may also be subject to a guaranteed  maximum  charge that will apply if the current  charge,  when applied to the Account  Value,  exceeds the  guaranteed  maximum  charge.  The  guaranteed  maximum  charge is based on a charge per
$1,000 of insurance.

We determine the charge for the Rider annually,  in arrears.  We deduct the charge:  (1) upon your death; (2) on each anniversary of the Issue  Date;  (3) on the date that you begin  receiving  annuity  payments;  (4) if you  surrender  your  Annuity  other  than a medically-related  surrender;  or (5) if you  choose to  terminate  the  Rider.  If the Rider  terminates  for any of the  preceding reasons on a date other than the  anniversary  of the  Annuity's  Issue  Date,  the charge will be  prorated.  During the first year after the  Annuity's  Issue Date,  the charge will be prorated  from the Issue Date.  In all  subsequent  years,  the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual  charge  through a redemption  from your  Annuity's  Account Value or through funds other than those within the Annuity.  If you do not elect a method of payment,  we will  automatically  deduct the annual charge from your  Annuity's
Account Value.  The manner in which you elect to pay for the Rider may have tax implications.

|X|      If you elect to pay the charge through a redemption of your Annuity's  Account Value,  the withdrawal  will be treated as a taxable  distribution,  and will  generally  be  subject  to  ordinary  income  tax on the  amount of any  investment  gain withdrawn.  If you are under age 59 1/2,  the  distribution  may also be subject to a 10%  penalty on any gain  withdrawn,  in addition to  ordinary  income  taxes.  We first  deduct the amount of the charge  pro-rata  from the  Account  Value in the variable  investment  options.  We only  deduct the  charge  pro-rata  from the Fixed  Allocations  to the extent  there is insufficient Account Value in the variable investment options to pay the charge.

|X|      If you elect to pay the  charge  through  funds  other  than  those from your  Annuity,  we  require  that  payment be made electronically in U.S. currency through a U.S.  financial  institution.  If you elect to pay the charge through  electronic transfer  of funds and  payment  has not been  received  within 31 days from the due date,  we will  deduct the charge as a redemption from your Annuity, as described above.

TERMINATION
You can terminate  the Plus40(TM)rider at any time.  Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the Rider.  The Plus40(TM)rider will terminate  automatically  on the date your Account Value is applied to begin receiving annuity  payments,  on the date you  surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date.  We may also  terminate  the Plus40(TM)rider,  if  necessary,  to comply  with our  interpretation  of the Code and  applicable regulations.  Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS
Changes in  ownership  and  annuitant  designations  under the Annuity may result in changes in  eligibility  and charges  under the
Plus40(TM)rider.  These changes may include termination of the Rider.  Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION
A spousal  beneficiary  may elect to assume  ownership  of the  Annuity  instead of taking the  Annuity's  Death  Benefit.  However, regardless  of whether a spousal  beneficiary  assumes  ownership of the Annuity,  the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity  will  continue.  The spousal  beneficiary  can apply the death  benefit  proceeds  under the
Plus40(TM)rider to the Annuity as a new Purchase  Payment,  can purchase a new annuity  contract or use the death benefit proceeds for any other  purpose.  Certain  restrictions  may apply to an Annuity that is used as a qualified  investment.  Spousal  beneficiaries may also be eligible to purchase the Plus40(TM)rider,  in which case the Annuity's  Account  Value,  as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION
The  Plus40(TM)rider  was  designed  to  qualify  as a life  insurance  contract  under  the  Code.  As life  insurance,  under  most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual  Retirement  Annuity (IRA),  we consider the Plus40(TM)rider to be outside of your IRA, since  premium for the Rider is paid for either with funds  outside of your Annuity or with  withdrawals  previously  subject to tax and any applicable tax penalty.

We believe  payments under the accelerated  payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free  payments.  To the extent  permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally  ill, or any other  applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

 APPENDIX F - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT AND THE GUARANTEED MINIMUM
                                                           DEATH BENEFIT

If you purchased  your Annuity  before  November 18, 2002 and were not a resident of the State of New York,  the following  optional death benefits were offered:

Enhanced Beneficiary Protection Optional Death Benefit

The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

3.       the basic Death Benefit described above

     PLUS

4.       50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

"Death  Benefit  Amount"  includes your Account  Value and any amounts  added to your Account Value under the Annuity's  basic Death
------------------------
Benefit when the Death  Benefit is  calculated.  Under the basic Death  Benefit,  amounts are added to your  Account  Value when the
Account Value is less than Purchase Payments minus proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal
---------------------------
represented when withdrawn.

The amount calculated in Items 1 & 2 above may be reduced by any Credits under certain circumstances.

------------------------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection  Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Please refer to the section  entitled "Tax  Considerations"  for a discussion of special tax  considerations  for purchasers of this benefit.
------------------------------------------------------------------------------------------------------------------------------------

NOTE:  You may not elect the Enhanced  Beneficiary  Protection  Optional  Death Benefit if you have elected any other Optional Death
Benefit.

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Guaranteed Minimum Death Benefit

If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased.  If the
Annuity has joint Owners, the oldest Owner must be age 80 or less.  If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value  equals the highest of all  previous  "Anniversary  Values" on or before the earlier of the
             ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase  Payments
             ------------------
     on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

|X|      A  Proportional  Reduction is a reduction to the value being  measured  caused by a withdrawal,  equaling the percentage of
            -----------------------
     the  withdrawal  as compared to the Account  Value as of the date of the  withdrawal.  For example,  if your  Account  Value is
     $10,000 and you withdraw  $2,000 (a 20% reduction),  we will reduce both your  Anniversary  Value and the amount  determined by
     Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

5.       the Account Value in the  Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
6.       the sum of all Purchase  Payments minus the sum of all  Proportional  Reductions,  each increasing  daily until the Owner's date of  death  at a rate of  5.0%,  subject  to a limit of 200% of the  difference  between  the sum of all  Purchase
              Payments and the sum of all withdrawals as of the Owner's date of death; and
7.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.  The amount calculated in Items 1 & 3 above may be reduced by any Credits under certain circumstances.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

5.       the Account  Value as of the date we receive in writing  "due proof of death" (an MVA may be  applicable  to amounts in any
              Fixed Allocations); and
6.       the greater of Item 2 & 3 above on the Death  Benefit  Target Date plus the sum of all  Purchase  Payments  less the sum of all Proportional Reductions since the Death Benefit Target Date.

         The amount calculated in Item 1 above may be reduced by any Credits under certain circumstances.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can  terminate the Enhanced  Beneficiary  Protection  Optional  Death  Benefit and the  Guaranteed  Minimum Death Benefit at any
time. Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the benefit.  Both optional Death
Benefits  will  terminate  automatically  on the Annuity  Date.  We may also  terminate  any optional  Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge from your  Account  Value if you elect to purchase  either  optional  Death  Benefit.  The  Enhanced  Beneficiary
Protection  Death  Benefit  costs 0.25% of Account  Value.  The  Guaranteed  Minimum  Death Benefit costs 0.30% of the current Death
Benefit.  The charges for these death  benefits  are  deducted in arrears each Annuity  Year.  No charge  applies  after the Annuity
Date.  We deduct the charge:
1.       on each anniversary of the Issue Date;
2.       when Account Value is transferred to our general account prior to the Annuity Date;
3.       if you surrender your Annuity; and
4.       if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only)

If you  surrender  the  Annuity,  elect to begin  receiving  annuity  payments  or  terminate  the  benefit  on a date other than an anniversary  of the Issue  Date,  the charge  will be  prorated.  During the first year  after the Issue  Date,  the charge  will be prorated from the Issue Date.  In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge  pro-rata from the Account  Value in the variable  investment  options.  We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient  Account Value in the variable  investment options to pay the charge.  If your Annuity's  Account Value is insufficient to pay the charge,  we may deduct your remaining Account Value and terminate  your  Annuity.  We will notify you if your  Account  Value is  insufficient  to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

ADDITIONAL CALCULATIONS
-----------------------

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000 initial  Purchase  Payment is made and that no withdrawals are made prior to the Owner's death.  Each example assumes that  there is one Owner  who is age 50 on the Issue  Date and that all  Account  Value is  maintained  in the  variable  investment options.

NOTE:  The examples below do not include Credits which may be recovered by American Skandia under certain circumstances.

Example with market increase
Assume that the Owner's Account Value has been increasing due to positive  market  performance.  On the date we receive due proof of death,  the Account Value is $75,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals, or Account  Value  less the amount of any  Credits  applied  within  12-months  prior to the date of death,  which ever is  greater.
Therefore,  the basic Death Benefit is equal to $75,000.  The Enhanced  Beneficiary  Protection  Optional  Death Benefit is equal to the amount payable under the basic Death Benefit  ($75,000) PLUS 50% of the "Death Benefit  Amount" less Purchase  Payments  reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $75,000
         Basic Death Benefit =      $75,000
         Death Benefit Amount =     $75,000 - $50,000 = $25,000

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $75,000 + $12,500 = $87,500

Examples with market decline
Assume that the Owner's  Account Value has been decreasing due to declines in market  performance.  On the date we receive due proof of death,  the  Account  Value is  $45,000.  The  basic  Death  Benefit  is  calculated  as  Purchase  Payments  minus  proportional withdrawals,  or Account Value less the amount of any Credits  applied within  12-months  prior to the date of death,  which ever is greater.  Therefore,  the basic Death Benefit is equal to $50,000.  The Enhanced  Beneficiary  Protection  Optional Death Benefit is
equal to the amount payable under the basic Death Benefit  ($50,000) PLUS 50% of the "Death Benefit  Amount" less Purchase  Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $40,000
         Basic Death Benefit =      $50,000
         Death Benefit Amount =     $50,000 - $50,000 = $0

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $50,000 + $0 = $50,000

         In this example you would  receive no additional  benefit from  purchasing  the Enhanced  Beneficiary  Protection  Optional
         Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the Guaranteed  Minimum Death Benefit is calculated.  Each example  assumes that a $50,000 initial
Purchase  Payment is made and that no  withdrawals  are made prior to the Owner's  death.  Each  example  assumes  that there is one
Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

NOTE:  The examples below do not include Credits which may be recovered by American Skandia under certain circumstances.

Example of market increase
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance.  On the date we receive due proof of death, the Account Value is $90,000.  The Highest  Anniversary Value at the end of any previous period is $72,000.  The
Death Benefit would be the Account Value  ($90,000)  because it is greater than the Highest  Anniversary  Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease
Assume that the Owner's Account Value generally  increased until the fifth  anniversary but generally has been decreasing  since the fifth  contract  anniversary.  On the date we receive due proof of death,  the Account  Value is  $48,000.  The Highest  Anniversary
Value at the end of any previous  period is $54,000.  The Death Benefit  would be the sum of prior  Purchase  Payments  increased by
5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's  Account Value  increased  significantly  during the first six years  following the Issue Date. On the sixth anniversary  date the Account  Value is  $90,000.  During the seventh  Annuity  Year,  the  Account  Value  increases  to as high as
$100,000 but then  subsequently  falls to $80,000 on the date we receive due proof of death.  The Death Benefit would be the Highest
Anniversary Value at the end of any previous period ($90,000),  which occurred on the sixth anniversary,  although the Account Value was higher  during the  subsequent  period.  The Account Value on the date we receive due proof of death  ($80,000) is lower,  as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

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                  PLEASE SEND ME A STATEMENT OF  ADDITIONAL  INFORMATION  THAT CONTAINS  FURTHER  DETAILS ABOUT THE
                  AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS ASXT II-SIX-PROS (11/2002).
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Variable Annuity Issued by:                                                                  Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                                                                      AMERICAN SKANDIA
ASSURANCE CORPORATION                                                                               MARKETING, INCORPORATED
One Corporate Drive                                                                                     One Corporate Drive
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-766-4530                                                                           Telephone: 203-926-1888
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                         MAILING ADDRESSES:

                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                           P.O. Box 7040
                                                     Bridgeport, CT 06601-7040

                                                           EXPRESS MAIL:
                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                        One Corporate Drive
                                                         Shelton, CT 06484